Information contained herein is subject to completion or amendment. Offers to buy these securities may not be accepted without the delivery of a final prospectus supplement and prospectus. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED MARCH 11, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 25, 1998)

                           $571,781,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

                                   ----------

The Mortgage Pass-Through Certificates, Series 1998-C1-CTL (the "Certificates") will consist of thirteen classes (each, a "Class") of regular Certificates, including the eight Classes of Certificates offered hereby (collectively, the "Offered Certificates"). The Certificates, in the aggregate, will represent the entire undivided beneficial ownership interest in a trust fund (the "Trust Fund") to be established by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), that is expected to consist primarily of a segregated pool (the "Mortgage Pool") of 105 fixed rate mortgage loans (the "Mortgage Loans") secured by first liens on 142 commercial properties (each, a "Mortgaged Property"). As described herein, all of the Mortgage Loans were underwritten taking into consideration the credit rating or Private Estimated Rating (as defined herein) of the related Tenants or Guarantors (each as defined herein). See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL--Credit Leases" herein. The Depositor will acquire the Mortgage Loans from Daiwa Finance Corp., an affiliate of Daiwa Securities America Inc., one of the Underwriters, who will acquire all but one of such Mortgage Loans on or before the Closing
Date (as defined herein) from Legg Mason Mortgage Capital Corporation, an affiliate of Legg Mason Wood Walker, Incorporated, one of the Underwriters. As of the Cut-Off Date (as defined herein), the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of approximately $646,080,530, after application of all payments of principal due on or before such date, whether or not received. The Offered Certificates bear the Class designations and have the characteristics set forth below. Simultaneously with the issuance of the Offered Certificates, the Private Certificates (as defined herein) will be issued. Only the Offered Certificates are offered hereby.

                                                        (Continued on next page)

                                   ----------

   PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK
      FACTORS" BEGINNING ON PAGE S-27 OF THIS PROSPECTUS SUPPLEMENT AND ON
                           PAGE 16 OF THE PROSPECTUS.

                                   ----------

PROCEEDS OF THE ASSETS IN THE TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON
    THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE UNDERWRITERS, THE MASTER
      SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLER
          OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES
              NOR THE MORTGAGE LOANS WILL BE INSURED OR GUARANTEED
                 BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
            OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

====================================================================================================================================
                                                         PERCENTAGE            INITIAL            RATED FINAL
                                INITIAL CERTIFICATE      OF INITIAL         PASS-THROUGH         DISTRIBUTION          EXPECTED
             CLASS                  BALANCE (1)        POOL BALANCE (1)         RATE               DATE (2)           RATING (3)
------------------------------------------------------------------------------------------------------------------------------------
Class A-1 .............            $134,290,000             20.8%               (4)           November 15, 2026         Aaa/AAA
Class A-2 .............            $ 82,098,000             12.7%               (4)           November 15, 2026         Aaa/AAA
Class A-3 .............            $235,868,000             36.5%               (4)           November 15, 2026         Aaa/AAA
Class B ...............            $ 38,765,000              6.0%               (4)           November 15, 2026         Aa2/AA
Class C ...............            $ 32,304,000              5.0%               (4)           November 15, 2026          A2/A
Class D ...............            $ 38,765,000              6.0%               (4)           November 15, 2026        Baa2/BBB
Class E ...............            $  9,691,000              1.5%               (4)           November 15, 2026        Baa3/BBB-
Class IO ..............                 (5)                N/A                  (5)           November 15, 2026        Aaa/AAAr
====================================================================================================================================

(1)  Subject to a permitted variance of plus or minus 5%.

(2) The Rated Final Distribution Date is the first Distribution Date (as defined herein) that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. See "RATINGS" herein.

(3) By each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(4) The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates will equal the Weighted Average Net Mortgage Rate (as defined herein) minus __%, __%, __%, __%, __%, __% and __%, respectively.

(5) The Class IO Certificates will not have a principal balance nor will they entitle the holders thereof to receive distributions of principal, but will entitle such holders to receive payments of interest equal to the aggregate of the interest accrued on the notional amount, as described herein, of each of its Components (as defined herein). See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amounts" and "--Pass-Through Rates" herein.

     The Offered Certificates will be offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Legg Mason Wood Walker, Incorporated, and Daiwa Securities America Inc. (together, the "Underwriters") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $________ , which includes accrued interest. See "METHOD OF DISTRIBUTION" herein.

     The Offered Certificates are offered by the Underwriters when, as and if issued and delivered to and accepted by the Underwriters, subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about March 26, 1998.
                                   ----------

MERRILL LYNCH & CO.    LEGG MASON WOOD WALKER      DAIWA SECURITIES AMERICA INC.
                            INCORPORATED

                                   ----------
            The date of this Prospectus Supplement is March __, 1998.

(cover continued)

     On or before the date the Certificates are issued, the Depositor will transfer the Mortgage Loans, without recourse, to Norwest Bank Minnesota, National Association, as trustee of the Trust Fund (the "Trustee"), in exchange for the Certificates.

     As and to the extent described herein, the Private Certificates will be subordinate to the Offered Certificates; the Class B, Class C, Class D and Class E Certificates will be subordinate to the Class A-1, Class A-2, Class A-3 and Class IO Certificates; the Class C, Class D and Class E Certificates will be subordinate to the Class B Certificates; the Class D and Class E Certificates will be subordinate to the Class C Certificates; and the Class E Certificates will be subordinate to the Class D Certificates. Distributions of interest on and principal of the Certificates will be made, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day, commencing April 16, 1998 (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date (as defined herein). The holders of the Certificates may also receive portions of any Prepayment Premiums (as defined herein) to the extent described herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

     The yield to maturity on each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans that are applied in reduction of the Certificate Balance of such Class. THE YIELD TO MATURITY ON THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS. The allocation to any Class of Offered Certificates of any Prepayment Premium may be insufficient to offset fully the adverse effects on the reduction to the anticipated yield to maturity resulting from the corresponding principal prepayment. Any delay in collection of a Balloon Payment (as defined herein) due at the maturity of a Mortgage Loan will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amounts" and "--Distributions," "YIELD AND MATURITY CONSIDERATIONS" and "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein, and "YIELD AND MATURITY CONSIDERATIONS" and "RISK FACTORS--Prepayments; Average Life of Certificates; Yields" in the Prospectus.

     As described herein, one or more separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Offered Certificates will constitute "regular interests" in one of such REMICs. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

     There is currently no secondary market for the Offered Certificates and there can be no assurance that any such market will develop or, if it does develop, that it will continue. The Underwriters intend to make a secondary market in the Offered Certificates, but have no obligation to do so. See "RISK FACTORS--The Certificates--Limited Liquidity" herein.

     THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A PAPER COPY OF BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT REGARDLESS OF WHETHER THE PURCHASER HAS RECEIVED SUCH DOCUMENTS ELECTRONICALLY.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE OFFERED CERTIFICATES. SEE "METHOD OF DISTRIBUTION."

                                                 TABLE OF CONTENTS

                                                                                                                        PAGE
                                                                                                                        ----
SUMMARY OF PROSPECTUS SUPPLEMENT ...............................................................................          S-5
RISK FACTORS ...................................................................................................         S-27
     The Certificates ..........................................................................................         S-27
          Limited Liquidity ....................................................................................         S-27
          Certain Yield and Maturity Considerations ............................................................         S-27
          Potential Conflicts of Interest ......................................................................         S-28
     The Mortgage Loans ........................................................................................         S-29
          Risks of Lending on Credit Lease Loans ...............................................................         S-29
          Risks Associated With Appraised Values of the Mortgaged Properties ...................................         S-29
          Risks Affecting Lease Enhancement Policy Proceeds ....................................................         S-29
          Risks Affecting Residual Insurance Policy Proceeds ...................................................         S-30
          Risks Associated with Bankruptcy .....................................................................         S-30
          Risks of Lending on Income-Producing Properties Generally ............................................         S-31
          Risk of Tenant or Guarantor Rating ...................................................................         S-31
          Risks Associated with Construction Loans .............................................................         S-31
          Environmental Law Considerations .....................................................................         S-31
          Risk of Subordinated Debt and Other Financing ........................................................         S-32
          Risk of Tenant Concentration .........................................................................         S-32
          Risk of Geographic Concentration of Properties .......................................................         S-32
          Risks of Different Timing of Mortgage Loan Amortization ..............................................         S-32
          Ground Leases and Other Leasehold Interests ..........................................................         S-32
          Nonrecourse Obligations ..............................................................................         S-33
          Mortgage Loan Seller .................................................................................         S-33
DESCRIPTION OF THE MORTGAGE POOL ...............................................................................         S-34
     General ...................................................................................................         S-34
     Credit Leases .............................................................................................         S-34
          Balloon Loans ........................................................................................         S-35
          Residual Insurance Policy ............................................................................         S-35
          Tenant Lease Termination and Rent Abatement Rights ...................................................         S-35
          Bondable Leases ......................................................................................         S-36
          Triple Net Leases ....................................................................................         S-36
          Double Net Leases ....................................................................................         S-36
     Largest Tenants/Guarantors ................................................................................         S-39
          Rite Aid Loans .......................................................................................         S-31
          Allegheny General Hospital ...........................................................................         S-39
          Circuit City Loans ...................................................................................         S-40
          Nine West Loan .......................................................................................         S-40
          Fred Meyer Loans .....................................................................................         S-40
          Q Club Loan ..........................................................................................         S-40
          Northwestern Loans ...................................................................................         S-40
          Heilig-Meyers Loans ..................................................................................         S-41
SUMMARY OF CONSTRUCTION LOANS ..................................................................................         S-42
          Contruction Loans ....................................................................................         S-41
     Certain Terms and Conditions of the Mortgage Loans ........................................................         S-42
          Mortgage Rates; Calculations of Interest .............................................................         S-42
          Due Dates ............................................................................................         S-42
          Amortization .........................................................................................         S-42
          Nonrecourse Obligations ..............................................................................         S-42
          Defeasance ...........................................................................................         S-43
          Prepayment Provisions ................................................................................         S-43
          "Due-on-Sale" and "Due-on-Encumbrance" Provisions ....................................................         S-43
          Cross-Default and Cross-Collateralization of Certain Mortgage Loans ..................................         S-44
     Underwriting Criteria .....................................................................................         S-44
     Assessments of Property Condition .........................................................................         S-44
     Property Inspection .......................................................................................         S-44
     Appraisals ................................................................................................         S-44

                                                                                                                        PAGE
                                                                                                                        ----
          Environmental Assessments ............................................................................         S-45
          Engineering Assessments ..............................................................................         S-45
          Earthquake Analyses ..................................................................................         S-45
          Zoning Compliance ....................................................................................         S-45
     Additional Mortgage Pool Information ......................................................................         S-46
          The Mortgage Pool ....................................................................................         S-46
     The Mortgage Loan Seller ..................................................................................         S-53
     Assignment of the Mortgage Loans; Repurchases .............................................................         S-53
     Representations and Warranties; Repurchases ...............................................................         S-54
     Changes in Mortgage Pool Characteristics ..................................................................         S-55
SERVICING OF THE MORTGAGE LOANS ................................................................................         S-55
     General ...................................................................................................         S-55
     The Master Servicer .......................................................................................         S-56
     The Special Servicer ......................................................................................         S-56
     Inspections; Collection of Information ....................................................................         S-57
     Servicing and Other Compensation and Payment of Expenses ..................................................         S-58
     Modifications, Waivers and Amendments .....................................................................         S-59
     REO Properties ............................................................................................         S-60
DESCRIPTION OF THE CERTIFICATES ................................................................................         S-61
     General ...................................................................................................         S-61
     Registration and Denominations ............................................................................         S-61
     Certificate Balances and Notional Amounts .................................................................         S-62
     Pass-Through Rates ........................................................................................         S-62
     Distributions .............................................................................................         S-63
          General ..............................................................................................         S-63
          The Available Distribution Amount ....................................................................         S-63
          Application of Available Distribution Amount .........................................................         S-64
          Distributable Certificate Interest ...................................................................         S-67
          Principal Distribution Amount ........................................................................         S-67
          Treatment of REO Properties ..........................................................................         S-68
          Allocation of Prepayment Premiums ....................................................................         S-68
     Subordination; Allocation of Losses and Certain Expenses ..................................................         S-69
     Advances ..................................................................................................         S-70
     Appraisal Reductions ......................................................................................         S-71
     Reports to Certificateholders; Available Information ......................................................         S-72
     Voting Rights .............................................................................................         S-74
     Termination ...............................................................................................         S-74
     The Trustee ...............................................................................................         S-74
YIELD AND MATURITY CONSIDERATIONS ..............................................................................         S-75
     Yield Considerations ......................................................................................         S-75
          General ..............................................................................................         S-75
          Rate and Timing of Principal Payment .................................................................         S-75
          Losses and Shortfalls ................................................................................         S-76
          Strip Rates ..........................................................................................         S-76
          Certain Relevant Factors .............................................................................         S-76
          Delay in Payment of Distributions ....................................................................         S-77
          Unpaid Distributable Certificate Interest ............................................................         S-77
          Yield Sensitivity of the Class IO Certificatess ......................................................         S-77
     Pre-Tax Yield to Maturity (CBE) of the Class IO Certificates ..............................................         S-78
     Weighted Average Life .....................................................................................         S-78
USE OF PROCEEDS ................................................................................................         S-85
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .......................................................................         S-85
ERISA CONSIDERATIONS ...........................................................................................         S-86
LEGAL INVESTMENT ...............................................................................................         S-88
METHOD OF DISTRIBUTION .........................................................................................         S-88
LEGAL MATTERS ..................................................................................................         S-89
RATINGS ........................................................................................................         S-89
INDEX OF PRINCIPAL DEFINITIONS .................................................................................         S-90

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement have the meanings specified in the Prospectus. All numerical information provided herein with respect to the Mortgage Loans is approximate.

                                              PERCENTAGE OF                                            WEIGHTED        CASH FLOW
                                  INITIAL        INITIAL                                      PASS-     AVERAGE           OR
                   EXPECTED     CERTIFICATE       POOL      CREDIT                          THROUGH      LIFE          PRINCIPAL
 CLASS           RATING (1)     BALANCE (2)    BALANCE (2)  SUPPORT    DESCRIPTION            RATE    (YEARS)(3)       WINDOW (3)
 -----           ----------     -----------    -----------  -------    -----------            ----    ----------       ----------
Offered Certificates
--------------------
Class A-1 .......  Aaa/AAA     $134,290,000       20.8%      30.0%     Net WAC                 (4)        5.0         04/98-01/07
Class A-2 .......  Aaa/AAA     $ 82,098,000       12.7%      30.0%     Net WAC                 (4)       10.0         01/07-06/09
Class A-3 .......  Aaa/AAA     $235,868,000       36.5%      30.0%     Net WAC                 (4)       14.7         06/09-01/16
Class B .........  Aa2/AA      $ 38,765,000        6.0%      24.0%     Net WAC                 (4)       18.3         01/16-12/16
Class C .........   A2/A       $ 32,304,000        5.0%      19.0%     Net WAC                 (4)       19.1         12/16-09/17
Class D ......... Baa2/BBB     $ 38,765,000        6.0%      13.0%     Net WAC                 (4)       19.8         09/17-07/18
Class E ......... Baa3/BBB-    $  9,691,000        1.5%      11.5%     Net WAC                 (4)       20.4         07/18-10/18
Class IO ........ Aaa/AAAr              (5)         N/A        N/A     Variable I/O Strip      (6)       N/A          04/98-03/23

Private Certificates
--------------------
Class F .........    (7)       $ 58,147,000        9.0%       2.5%     Fixed Coupon             %        21.3         10/18-12/19
Class G .........    (7)       $  3,230,000        0.5%       2.0%     Fixed Coupon             %        21.8         12/19-03/20
Class H .........    (7)       $  4,846,000        0.8%       1.2%     Fixed Coupon             %        22.2         03/20-10/20
Class J .........    (7)       $  1,615,000        0.2%       1.0%     Fixed Coupon             %        22.7         10/20-02/21
Class K .........    (7)       $  6,461,530        1.0%        N/A     Fixed Coupon             %        23.8         02/21-03/23

(1) By each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(2)  Subject to a permitted variance of plus or minus 5%.

(3)  Based   on   Scenario   (1)   set   forth   under   "YIELD   AND   MATURITY
     CONSIDERATIONS--Weighted  Average Life" herein.

(4) The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates will equal the Weighted Average Net Mortgage Rate (as defined herein) minus __%, __%, __%, __%, __%, __% and __%, respectively.

(5) The Class IO Certificates will not have a principal balance nor will they entitle the holders thereof to receive distributions of principal. See "--Certificate Balances and Notional Amounts" in this Summary.

(6)  Holders  of  the  Class  IO  Certificates   will  be  entitled  to  receive
     distributions of interest in an amount equal to the aggregate of the interest accrued on the notional amount of each of its Components, as described herein. See "--Pass-Through Rates" in this Summary.

(7) Not offered hereby. Accordingly, any information herein regarding the terms of such Class of Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Title of Certificates ..............   Merrill Lynch Mortgage  Investors,  Inc.,
                                        Mortgage   Pass-Through    Certificates,
                                        Series 1998-C1-CTL (the "Certificates"),
                                        to be  issued in the  following  classes
                                        (each,  a "Class") to be designated  as:
                                        (i) the Class A-1, Class A-2, Class A-3,
                                        Class  B,  Class C,  Class  D,  Class E,
                                        Class F,  Class G,  Class H, Class J and
                                        Class K Certificates (collectively,  the
                                        "Sequential  Pay  Certificates  "); (ii)
                                        the Class IO Certificates (together with
                                        the  Sequential  Pay  Certificates,  the
                                        "REMIC Regular Certificates"); and (iii)
                                        one  or   more   classes   of   residual
                                        certificates  (collectively,  the "REMIC
                                        Residual Certificates").  Only the Class
                                        A-1,  Class  A-2,  Class  A-3,  Class B,
                                        Class C,  Class D,  Class E and Class IO
                                        Certificates (collectively, the "Offered
                                        Certificates")  are offered hereby.  The
                                        Class  F,  Class G,  Class  H,  Class J,
                                        Class K and REMIC Residual  Certificates
                                        (collectively,        the       "Private
                                        Certificates") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not offered hereby.

Depositor ..........................   Merrill Lynch Mortgage Investors, Inc., a
                                        Delaware corporation. The Depositor is a
                                        wholly  owned,  limited-purpose  finance
                                        subsidiary  of  Merrill  Lynch  Mortgage
                                        Capital  Inc.,  an  affiliate of Merrill
                                        Lynch,    Pierce,    Fenner    &   Smith
                                        Incorporated ("Merrill Lynch"), one of the Underwriters. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates. See "THE DEPOSITOR" in the Prospectus.

Issuer .............................   The  Trust  Fund  established  under  the
                                        Pooling  and  Servicing   Agreement  (as
                                        defined herein), as described herein under "DESCRIPTION OF THE CERTIFICATES."

Mortgage Loan Seller ...............   Daiwa Finance Corp.  ("Daiwa  Finance" or
                                        the   "Mortgage   Loan   Seller"),    an
                                        affiliate  of Daiwa  Securities  America
                                        Inc. ("Daiwa Securities"), one of the Underwriters. Daiwa Finance will acquire all but one of the Mortgage Loans from Legg Mason Mortgage Capital Corporation ("LMMCC "), an affiliate of Legg Mason Wood Walker, Incorporated, one of the Underwriters, on or before the Closing Date. See "DESCRIPTION OF THE MORTGAGE POOL--The Mortgage Loan Seller" herein.

                                       On or  prior  to the  Closing  Date,  the
                                        Depositor  will cause the Mortgage  Loan
                                        Seller to  assign  the  Mortgage  Loans,
                                        without recourse (except as set forth in
                                        the next  sentence),  to the Trustee for
                                        the   benefit  of  the  holders  of  the
                                        Certificates (the "Certificateholders").
                                        In connection with such assignment,  the
                                        Mortgage  Loan Seller will make  certain
                                        representations and warranties regarding
                                        the   characteristics  of  the  Mortgage
                                        Loans and,  as  described  herein,  will
                                        agree  to  cure  any   material   breach
                                        thereof  or,  in the  absence  of such a
                                        cure,   to   repurchase   the   affected
                                        Mortgage Loan. See  "DESCRIPTION  OF THE
                                        MORTGAGE    POOL--Representations    and
                                        Warranties; Repurchases" herein.

Master Servicer ....................   GMAC  Commercial   Mortgage   Corporation
                                        ("GMACC"), a corporation organized under the laws of the State of California, is a wholly owned direct subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly owned direct subsidary of General

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        Motors   Acceptance   Corporation.   See
                                        "SERVICING  OF THE  MORTGAGE  LOANS--The
                                        Master  Servicer" and  "--Servicing  and
                                        Other   Compensation   and   Payment  of
                                        Expenses" herein.

Special Servicer ...................   GMACC, the Initial Special Servicer, will
                                        be responsible  for  performing  certain
                                        servicing  functions with respect to the
                                        Mortgage Loans that, in general,  are in
                                        default  or  as  to  which   default  is
                                        imminent,   for  administering  any  REO
                                        Property  (as  defined  herein)  and for
                                        performing   certain   other   servicing
                                        functions  with  respect to the Mortgage
                                        Pool  under the  Pooling  and  Servicing
                                        Agreement.   The  Controlling  Class  of
                                        Sequential Pay  Certificates (as defined
                                        herein) will have the right,  subject to
                                        certain conditions  described herein, to
                                        replace  the  Special  Servicer  and  to
                                        select     a     representative     (the
                                        "Controlling Class Representative") from
                                        whom  the  Special  Servicer  will  seek
                                        advice and approval  and take  direction
                                        under    certain    circumstances,    as
                                        described herein. One or more affiliates
                                        of the Special Servicer may purchase the
                                        Class G,  Class H,  Class J and  Class K
                                        Certificates  on or  about  the  Closing
                                        Date.  See  "SERVICING  OF THE  MORTGAGE
                                        LOANS--The   Master   Servicer,"  "--The
                                        SpeciaL  Servicer" and  "--Servicing and
                                        Other   Compensation   and   Payment  of
                                        Expenses" herein.

Trustee ............................   Norwest    Bank    Minnesota,    National
                                        Association,   a  nationally   chartered
                                        bank.

Cut-Off Date .......................   March 1, 1998,  or for each Mortgage Loan
                                        with a Due Date (as defined herein) to occur after the first day of each month, the date of such Due Date in March 1998.

Closing Date .......................   On or about March 26, 1998.

Determination Date .................   The 10th day of each  month  or,  if such
                                        day is not a business day, the next succeeding business day, commencing in April 1998.

Registration of the Offered
    Certificates ...................   The  Offered  Certificates  of each Class
                                        will  initially be represented by one or
                                        more global  Certificates  registered in
                                        the name of Cede & Co.,  as  nominee  of
                                        The Depository Trust Company ("DTC"). No
                                        person  acquiring  an  interest  in  any
                                        Offered  Certificate (any such person, a
                                        "Certificate Owner") will be entitled to
                                        receive   such   Certificate   in  fully
                                        registered,    certificated    form   (a
                                        "Definitive   Offered   Certificate  "),
                                        except  under the limited  circumstances
                                        described  under   "DESCRIPTION  OF  THE
                                        CERTIFICATES--Registration           and
                                        Denominations" herein. Instead, DTC will
                                        effect payments and transfers in respect
                                        of the Offered  Certificates by means of
                                        its electronic  recordkeeping  services,
                                        acting  through  certain   participating
                                        organizations ("Participants"). This may
                                        result in  certain  delays in receipt of
                                        payments by an investor and may restrict
                                        an  investor's  ability  to  pledge  its
                                        Certificates.     Unless    and    until
                                        Definitive  Offered  Certificates of any
                                        Class   are   issued   to  the   related
                                        Certificate   Owners,   all   references
                                        herein to the  rights of holders of such
                                        Class of Offered Certificates are to the
                                        rights  of those  Certificate  Owners as
                                        such rights may be exercised through DTC
                                        and   its   Participants,    except   as
                                        otherwise specified herein.

Denominations ......................   The  Offered  Certificates  of each Class
                                        will   be   issued,    maintained    and
                                        transferred on the book-entry records of
                                        DTC    and    its     Partici-

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                                        pants in denominations  of $1,000 actual
                                        or  notional  principal  amount  and  in
                                        integral   multiples  of  $1  in  excess
                                        thereof.

The Mortgage Pool ..................   The Mortgage  Pool is expected to consist
                                        of 105 fixed rate  Mortgage  Loans which
                                        are   secured  by  first  liens  on  142
                                        Mortgaged  Properties  and that  have an
                                        aggregate   Cut-Off   Date   Balance  of
                                        $646,080,530    (the    "Initial    Pool
                                        Balance").  The Cut-Off Date Balances of
                                        the  Mortgage   Loans  will  range  from
                                        $800,157   to   $67,170,088,   and   the
                                        Mortgage  Loans  will  have  an  average
                                        Cut-Off Date Balance of $6,153,148.  All
                                        loan   balances  and   percentages   are
                                        subject to a  variance  of plus or minus
                                        5%. The  "Cut-Off  Date  Balance" of any
                                        Mortgage  Loan  will  equal  the  unpaid
                                        principal  balance  thereof  as  of  the
                                        Cut-Off  Date,  after  reduction for all
                                        payments of  principal  due on or before
                                        such date, whether or not received.  All
                                        percentages  referred to herein  without
                                        further   description   are  approximate
                                        percentages  by  Initial  Pool  Balance.
                                        References to  percentages  of Mortgaged
                                        Properties   are   references   to   the
                                        percentages  of the Initial Pool Balance
                                        represented   by  the   portion  of  the
                                        Cut-off  Date  Balance  of  the  related
                                        Mortgage   Loans   represented  by  such
                                        Mortgaged Properties.

                                       The proceeds of five (5)  Mortgage  Loans
                                        (18.58%) (the "Construction  Loans") are
                                        being  applied,  in part, to pay for the
                                        cost to construct the improvements  that
                                        are,  in  each  case,   subject  to  the
                                        related  Credit Lease.  Payments on each
                                        of the  Construction  Loans are interest
                                        only  during  all  or a  portion  of the
                                        scheduled    construction   period   and
                                        interest and principal thereafter. Funds
                                        sufficient  to pay interest  during such
                                        scheduled   construction   period   were
                                        advanced  to the related  borrowers  and
                                        were   deposited   in  each  case  in  a
                                        capitalized interest escrow account from
                                        which  monthly  payments  of interest on
                                        the Mortgage  Loans are  disbursed  when
                                        due.  See  "RISK  FACTORS--The  Mortgage
                                        Loans--Risks       Associated       with
                                        Construction Loans".

Security for the Mortgage Loans ....   All of the Mortgage  Loans are  generally
                                        non-recourse    obligations    of    the
                                        respective  borrowers.  No Mortgage Loan
                                        will be  insured  or  guaranteed  by any
                                        governmental  entity or private insurer,
                                        except  with   respect  to  the  Insured
                                        Balloon Payments (as defined herein) relating to certain Mortgage Loans by the Residual Value Insurer (as defined herein).

                                       Each Mortgage  Loan is secured by a first
                                        mortgage  lien  on  the  borrower's  fee
                                        simple  estate,   except  as  set  forth
                                        below,  in one or more  income-producing
                                        real  properties   (each,  a  "Mortgaged
                                        Property").   Thirteen   (13)   of   the
                                        Mortgage  Loans  (15.97%) are secured by
                                        first  mortgage  liens on the respective
                                        borrower's  leasehold estate and the fee
                                        simple    estate   under   the   related
                                        Mortgaged  Property.  Seven  (7)  of the
                                        Mortgage Loans (12.79%) are secured by a
                                        first  mortgage  liens  on  the  related
                                        borrower's   leasehold  estates  in  the
                                        respective  Mortgaged  Properties.   See
                                        "DESCRIPTION     OF     THE     MORTGAGE
                                        POOL--General" herein.

                                       Each  Mortgaged  Property is subject to a
                                        lease  (a  "Credit  Lease")  to a single
                                        tenant    (each    a    "Tenant"    and,
                                        collectively, the "Ten-

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                                        ants") which  meets (or whose  parent or
                                        affiliate,  which  guarantees the Credit
                                        Lease  obligation,   meets)  the  credit
                                        criteria  of  the   originator  of  such
                                        Mortgage Loan. See  "DESCRIPTION  OF THE
                                        MORTGAGE    POOL--Credit   Leases"   and
                                        "--Underwriting     Criteria"    herein.
                                        Scheduled  rental  payments (the "Rental
                                        Payments")  under each Credit  Lease are
                                        sufficient  to  pay  in  full  and  on a
                                        timely basis all interest and  principal
                                        scheduled  to be  paid  on  the  related
                                        Mortgage  Loan  other  than the  Balloon
                                        Payment (as defined herein), if any. See
                                        "RISK FACTORS--The Mortgage Loans--Risks
                                        of  Lending  on  Credit   Lease   Loans"
                                        herein.

                                       The Tenants (or Guarantors)  with respect
                                        to  fifty-four   (54)   Mortgage   Loans
                                        (49.59%)   were   underwritten   by  the
                                        originator    based   upon   an   actual
                                        published  corporate  credit rating (the
                                        "Underwritten Rating "), from Standard &
                                        Poor's of "BBB-" or higher;  the Tenants
                                        (or   Guarantors)    with   respect   to
                                        thirty-one  (31) Mortgage Loans (27.14%)
                                        were   underwritten  by  the  originator
                                        based  upon a  corporate  credit  rating
                                        from  Standard  &  Poor's  of  "BB-"  to
                                        "BB+";  and the Tenants (or  Guarantors)
                                        with respect to the  remaining  Mortgage
                                        Loans (23.27%) were  underwritten by the
                                        originator   based   upon  a   Estimated
                                        Private  Rating (as defined  herein) and
                                        which   may  or  may  not  be  at  least
                                        "investment grade" as defined by such rating agency.

                                       The  Credit   Leases   with   respect  to
                                        ninety-three (93)Mortgage Loans (84.97%)
                                        are Bondable Leases (as defined herein);
                                        the Credit  Leases  with  respect to six
                                        (6)  Mortgage  Loans  (7.61%) are Triple
                                        Net Leases (as  defined  herein) and the
                                        Credit  Leases  with  respect to six (6)
                                        Mortgage  Loans  (7.42%)  are Double Net
                                        Leases (as defined herein).  Each of the
                                        Mortgage  Loans  secured  in  part  by a
                                        Triple  Net Lease or a Double  Net Lease
                                        has the  benefit of a Lease  Enhancement
                                        Policy  (as  defined  herein)  issued by
                                        Chubb  Custom  Insurance  Company.   See
                                        "RISK FACTORS--The Mortgage Loans--Risks
                                        Affecting   LeasE   Enhancement   Policy
                                        Proceeds"  herein.   In  addition,   the
                                        Mortgage  Loans  secured  in  part  by a
                                        Double  Net  Lease  generally  have  the
                                        benefit    of    certain    repair   and
                                        maintenance  reserves  and debt  service
                                        coverage  ratios  in  excess  of 1.0x to
                                        cover   certain   termination   or  rent
                                        abatement  rights of the related Tenant.
                                        See   "DESCRIPTION   OF   THE   MORTGAGE
                                        POOL--Credit Leases" herein.

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 Property Types ....................   Set  forth   below  are  the   number  of
                                        Mortgaged Properties and the approximate
                                        percentage  of the Initial  Pool Balance
                                        represented   by  the   portion  of  the
                                        Mortgage   Loans  that  are  secured  by
                                        Mortgaged Properties operated for each of the indicated purposes:

                                                        NUMBER OF       % OF
                                                        MORTGAGED   INITIAL POOL
                        ROPERTY TYPE                   PROPERTIES      BALANCE
                        ------------                   ----------      -------
                          Retail
                           Drug Store ................      43             19%
                           Electronics Store .........      10             11%
                           Grocery/Department Store ..       3              7%
                           Furniture Store ...........      20              5%
                           Discount Department Store .       4              4%
                           Grocery Store .............       3              3%
                           Other Retail ..............       2              4%
                                                        -----------------------
                                                            85             51%

                          Office .....................       9             31%
                          Health Club ................       6              7%
                          Office/Garage ..............       1              5%
                          Office/Warehouse ...........       1              *
                          Other ......................      40              5%
                                                        -----------------------
                          Total ......................     142            100%
                          ------------
                          * Less than 1%.

Geographic Concentration ...........   The Mortgaged Properties for the Mortgage
                                        Loans are located in  twenty-eight  (28)
                                        states.  Set forth  below are the number
                                        of   Mortgaged    Properties   and   the
                                        approximate  percentage  of the  Initial
                                        Pool   Balance   represented   by   such
                                        Mortgaged Properties that are located in
                                        the  states   with   concentrations   of
                                        Mortgaged Properties above 5%:

                                                      NUMBER OF        % OF
                                                      MORTGAGED     INITIAL POOL
                           STATE                     PROPERTIES       BALANCE
                           -----                     ----------       -------
                           Pennsylvania ..........        44              25%
                           New York ..............        10              15%
                           Washington ............         8               6%
                           Florida ...............         6               6%
                           California ............        11               6%
                           Oregon ................         7               5%


Tenant Concentration ...............   Eighty-seven (87) Mortgage Loans (76.04%)
                                        are secured,  in part,  by Credit Leases
                                        to one of eight  unrelated  Tenants  (or
                                        Guarantors),  each of which are  tenants
                                        with respect to Credit  Leases  securing
                                        Mortgage  Loans (or  groups of  Mortgage
                                        Loans) which  represent  more than 5% of
                                        the Initial Pool Balance. Three separate
                                        groups    of    Mortgage    Loans    are
                                        respectively  secured  in part by Credit
                                        Leases   with   Rite  Aid   Corporation,
                                        Allegheny  General  Hospital and Circuit
                                        City Stores, Inc.,  representing 18.30%,
                                        15.87%  and 10.70% of the  Initial  Pool
                                        Balance,  respectively. No other Tenants
                                        are  tenants   with  respect  to  Credit
                                        Leases   securing   Mortgage  Loans  (or
                                        groups   of   Mortgage    Loans)   which
                                        represent  more  than 5% of the  Initial
                                        Pool Balance.  See  "DESCRIPTION  OF THE
                                        MORTGAGE    POOL--Largest     Affiliated
                                        Tenants/Guarantors" herein.

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Loan Size ..........................   Set  forth   below  are  the   number  of
                                        Mortgage   Loans  and  the   approximate
                                        percentage of the aggregate Cut-Off Date
                                        Balances  represented  by  the  Mortgage
                                        Loans which have Cut-Off Date Balances within the indicated range:

                                                                        % OF
                                  RANGE OF             NUMBER OF     AGGREGATE
                                CUT-OFF DATE           MORTGAGE     CUT-OFF DATE
                                   BALANCE               LOANS         BALANCE
                                   -------               -----         -------
                              800,157-$  999,999 ...        2              *%
                            1,000,000-  1,999,999 ..       25              6%
                            2,000,000-  2,999,999 ..       21              8%
                            3,000,000-  3,999,999 ..       15              8%
                            4,000,000-  4,999,999 ..        7              5%
                            5,000,000-  5,999,999 ..        7              6%
                            6,000,000-  6,999,999 ..        5              5%
                            7,000,000-  7,999,999 ..        4              5%
                            8,000,000-  8,999,999 ..        3              4%
                            9,000,000-  9,999,999 ..        2              3%
                           10,000,000- 14,999,999 ..        4              8%
                           15,000,000- 19,999,999 ..        6             16%
                           20,000,000- 24,999,999 ..        1              3%
                           25,000,000- 39,999,999 ..        1              5%
                           40,000,000- 67,170,088 ..        2             17%
                                                       -------------------------
                               Total ...............      105            100%
                           ----------------
                           * Less than 1%.

Mortgage Loan Payments .............   All of the Mortgage  Loans bear  interest
                                        at annualized rates  ("Mortgage  Rates")
                                        that   will   remain   fixed  for  their
                                        respective    remaining    loan   terms.
                                        Scheduled    payments   (the   "Periodic
                                        Payments") of principal and interest (or
                                        interest  only  payments with respect to
                                        each   Construction   Loan   during  the
                                        scheduled  construction  period)  on all
                                        but three of the Mortgage  Loans are due
                                        monthly.  Periodic  Payments  are due on
                                        the  first,  fifth or  tenth  day of the
                                        month.  See "DESCRIPTION OF THE MORTGAGE
                                        POOL--Certain  Terms and  Conditions  of
                                        the  Mortgage   Loans--Due   Dates"  and
                                        "--Mortgage   Rates;   Calculations   of
                                        Interest"  herein.  With  respect to the
                                        three (3) Mortgage Loans  (17.29%),  the
                                        Periodic Payments are due quarterly (the
                                        "Quarterly Pay Loans").  With respect to
                                        the Quarterly  Pay Loans,  the principal
                                        portion of such payment  received and an
                                        amount  equal  to one  month's  interest
                                        payment   will   be    distributed    to
                                        Certificateholders  on the  Distribution
                                        Date in the month such Periodic  Payment
                                        is  received.   The   remainder  of  the
                                        interest portion of such payment will be
                                        held   in   a   reserve   account   (the
                                        "Quarterly  Interest Reserve  Account"),
                                        subject   to   withdrawal   on  the  two
                                        immediately   subsequent    Distribution
                                        Dates.  See "DESCRIPTION OF THE MORTGAGE
                                        POOL--Certain  Terms and  Conditions  of
                                        the  Mortgage   Loans--DuE   Dates"  and
                                        "--Mortgage   Rates;   Calculations   of
                                        Interest" herein.

Amortization Characteristics .......   Sixty-four  (64) Mortgage  Loans (74.61%)
                                        provide for Periodic Payments that fully
                                        amortize the  principal  balance of each
                                        such  Mortgage Loan by its maturity date
                                        (the  "Fully  Amortizing  Loans"),   and
                                        forty-one (41) Mortgage Loans (25.39%) provide

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                                        for   Periodic    Payments    based   on
                                        amortization   schedules   significantly
                                        longer than their  respective  remaining
                                        terms to maturity (the "Balloon Loans").
                                        The Balloon Loans will have  substantial
                                        principal  amounts due and payable (each
                                        such   amount,    together    with   the
                                        corresponding  payment  of  interest,  a
                                        "Balloon  Payment") on their  respective
                                        scheduled maturity dates, unless prepaid
                                        prior  thereto.   Each  of  the  Balloon
                                        Payments    (the    "Insured     Balloon
                                        Payments")  with respect to thirty-eight
                                        (38)   Mortgage   Loans   (20.11%)  (the
                                        "Insured   Balloon  Loans")  is  insured
                                        through  a  Residual   Value   Insurance
                                        Policy  (as  defined   herein)  and  the
                                        Balloon  Payments  with respect to three
                                        (3) Mortgage  Loans (5.27%) (the "Tenant
                                        Balloon  Loans") are  obligations of the
                                        related Tenant.  See "RISK  FACTORS--The
                                        Mortgage Loans" and  "DESCRIPTION OF THE
                                        MORTGAGE POOL--Credit Leases" herein and
                                        "RISK     FACTORS--Balloon     Payments;
                                        Borrower Default" in the Prospectus.

                                       Set  forth   below  are  the   number  of
                                        Mortgage   Loans  and  the   approximate
                                        percentage of the Initial Pool Balance represented by Fully Amortizing Loans, Insured Balloon Loans and Tenant Balloon
                                        Loans:

                                                               WEIGHTED AVERAGE
                                                                    % OF
                                        NUMBER OF    % OF      ORIGINAL BALANCE
                                        MORTGAGE  INITIAL POOL      DUE AT
         AMORTIZATION TYPE                LOANS     BALANCE     MATURITY DATE
         -----------------                -----     -------     -------------
         Fully Amortizing Loans ...         64         75%            N/A
         Insured Balloon Loans ....         38         20%            26%
         Tenant Balloon Loans .....          3          5%            70%
                                         ------------------------------------
           Total ..................        105        100%


Defeasance .........................   During their  respective  Lockout Periods
                                        (as defined  herein),  but beginning not
                                        earlier than two years after the Closing
                                        Date,  all but one of the Mortgage Loans
                                        provide that, under certain  conditions,
                                        the related  borrower  may  substitute a
                                        pledge  of  "Defeasance  Collateral"  in
                                        exchange for a release of the  Mortgaged
                                        Property  from the  lien of the  related
                                        Mortgage.   In   general,    "Defeasance
                                        Collateral"   is   direct   non-callable
                                        United States Treasury obligations that provide for payments on or prior, but as close as possible, to each successive Due Date with respect to the defeased Mortgage Loan, with each such payment being equal to or greater than the Periodic Payment and Balloon Payment with respect to such defeased Mortgaged Loan.

Prepayment Provisions ..............   As  of  the  Cut-Off  Date,  all  of  the
                                        Mortgage   Loans  restrict  or  prohibit
                                        voluntary  principal  prepayments by the
                                        borrowers  (other  than by  reason  of a
                                        material casualty, condemnation or other
                                        event  not  caused by the  borrower  and
                                        affecting the Mortgaged Property, as set
                                        forth below).  In general,  the Mortgage
                                        Loans prohibit voluntary  prepayments of
                                        principal   for  a  period  (a  "Lockout
                                        Period")  ending on a date  specified in
                                        the  related  Mortgage  Note (as defined
                                        herein)  and,  (in the case of three (3)
                                        Mortgage   Loans   (3.75%),   thereafter
                                        impose  a Yield  Maintenance  Charge  or
                                        Percentage   Premium  (each  as  defined
                                        herein)  for  most of  their  respective
                                        remaining   terms   to   maturity.   See
                                        "DESCRIPTION

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                                        OF    THE    MORTGAGE   POOL--Additional
                                        Mortgage Loan  Information"  herein. The
                                        ability  of the Master  Servicer  or the
                                        Special  Servicer to waive or modify the
                                        terms of any Mortgage  Loan  relating to
                                        the payment of a Prepayment  Premium (as
                                        defined  herein) is limited as described
                                        herein.  See  "SERVICING OF THE MORTGAGE
                                        LOANS--Modifications,     Waivers    and
                                        Amendments"    herein.    Neither    the
                                        Depositor  nor the Mortgage  Loan Seller
                                        makes  any   representation  as  to  the
                                        enforceability  of the  provision of any
                                        Mortgage Note requiring the payment of a
                                        Prepayment    Premium,    or   of    the
                                        collectability    of   any    Prepayment
                                        Premium.

Dates of Origination ...............   Set  forth   below  is  the   approximate
                                        percentage of the Initial Pool Balance represented by the Mortgage Loans that were originated in the indicated year:

                                                                   % OF
                                                                INITIAL POOL
                                 YEAR                              BALANCE
                                 ----                              -------
                                 1996 .....................          15%
                                 1997 .....................          62%
                                 1998 .....................          24%

Additional Mortgage Loan
 Characteristics ...................   Set forth  below is  certain  information
                                        regarding  the  Mortgage  Loans  and the
                                        related  Mortgaged  Properties as of the
                                        Cut-Off  Date  (weighted   averages  set
                                        forth  below  are  based on the  Initial
                                        Pool Balance).  Such information is more
                                        fully    described,    and    additional
                                        information regarding the Mortgage Loans
                                        and the related Mortgaged  Properties is
                                        set   forth,   in   the   tables   under
                                        "DESCRIPTION     OF     THE     MORTGAGE
                                        POOL--Additional      Mortgage      Loan
                                        Information"   herein  and  in  Annex  A
                                        hereto.   All  terms   used   below  are
                                        otherwise defined herein.

         Minimum Cut-off Date Balance ....................    $   800,157
         Maximum Cut-off Date Balance ....................    $67,170,088
         Average Cut-off Date Balance ....................    $ 6,153,148
         Minimum Mortgage Rate ...........................          6.570%
         Maximum Mortgage Rate ...........................          9.000%
         Weighted Average Mortgage Rate ..................          7.489%
         Minimum Remaining Terms (months)(1) .............            112
         Maximum Remaining Terms (months)(1) .............            300
         Weighted Average Remaining Terms (months)(1) ....            244
         ---------------------
         (1) Term to maturity with respect to Balloon Loans and Fully Amortizing Loans.

Description of the Certificates ....   The Certificates  will be issued pursuant
                                        to a Pooling and Servicing Agreement, to
                                        be dated as of March 1, 1998,  among the
                                        Depositor,   the  Master  Servicer,  the
                                        Special  Servicer  and the Trustee  (the
                                        "Pooling and Servicing Agreement"),  and
                                        will  represent  in  the  aggregate  the
                                        entire beneficial  ownership interest in
                                        a  trust   fund   (the   "Trust   Fund")
                                        consisting of the Mortgage Loans and certain related assets.

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Certificate and Component Balances
  and Notional Amounts .............   Upon initial  issuance,  and in each case
                                        subject to a permitted  variance of plus
                                        or minus 5%,  the  Offered  Certificates
                                        (other  than the Class IO  Certificates)
                                        will  have  the   Certificate   Balances
                                        representing the approximate percentage of the Initial Pool Balance set forth in the table at the beginning of this Summary.

                                       The "Certificate Balance" of any Class of
                                        Sequential Pay Certificates  outstanding
                                        at  any  time   represents  the  maximum
                                        amount  that  the  holders  thereof  are
                                        entitled  to  receive  as  distributions
                                        allocable  to  principal  from  the cash
                                        flow on the Mortgage Loans and the other
                                        assets in the Trust Fund.  As  described
                                        herein, the Certificate  Balance of each
                                        Class  of  Sequential  Pay  Certificates
                                        will be  reduced  on  each  Distribution
                                        Date by any  distributions  of principal
                                        actually   made   on   such   Class   of
                                        Certificates on such Distribution  Date,
                                        and further by any  Realized  Losses and
                                        Additional  Trust Fund Expenses (each as
                                        defined  herein)  that are  allocated to
                                        such  Class  of   Certificates  on  such
                                        Distribution Date pursuant to the terms of the Pooling and Servicing Agreement.


                                       The Class IO Certificates will not have a
                                        principal  balance,  but will  represent
                                        the  right  to  receive  the  sum of the
                                        interest  accrued on the notional amount
                                        of each of its respective Components, as
                                        described  herein.  Each such  Component
                                        will  relate to each  separate  Class of
                                        Sequential  Pay  Certificates  with  the
                                        same  Class   designation.   As  of  any
                                        Distribution  Date,  each Component will
                                        have  a  notional  amount  equal  to the
                                        Certificate Balance of the related Class
                                        of  Certificates  immediately  prior  to
                                        such  Distribution  Date. Each Component
                                        will accrue  interest at its  applicable
                                        Strip  Rate (as set forth  below) on its
                                        related notional amount.  The Components
                                        do not  represent  separate  Classes  of
                                        Certificates,    but   rather   separate
                                        components, each of which is a part of the Class IO Certificates.

                                       None of the REMIC  Residual  Certificates
                                        will have a Certificate Balance.

                                       See       "DESCRIPTION       OF       THE
                                        CERTIFICATES--Certificate  Balances  and
                                        Notional Amounts" herein.

Pass-Through Rates .................   The Pass-Through  Rate applicable to each
                                        Class of Sequential Pay Certificates for
                                        each  Distribution  Date is set forth in
                                        the  table  at  the   beginning  of  the
                                        Summary.

                                       The Class IO  Certificates  will  receive
                                        payments  of   interest   equal  to  the
                                        aggregate of the interest accrued on the
                                        notional   amount   of   each   of   its
                                        Components.  Each  Component will accrue
                                        interest  at its  applicable  Strip Rate
                                        (as  set  forth  below)  on its  related
                                        notional   amount.    The   Strip   Rate
                                        applicable to the Class A-1,  Class A-2,
                                        Class A-3, Class B, Class C, Class D and
                                        Class  E  Components  of  the  Class  IO
                                        Certificates for each Distribution Date will equal __%, __%, __%, __%, __%, __%
                                        and  __%,  respectively;  and the  Strip
                                        Rate applicable to the Class F, Class G,
                                        Class H, Class J and Class K Components of the Class IO Certificates for each Distribution Date will each equal the Weighted Average Net Mortgage Rate for such Distribution Date minus ___% (but not less than zero).

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                                       The REMIC Residual  Certificates will not
                                        bear  interest,  but will  represent the
                                        right to receive certain limited amounts
                                        not  otherwise   payable  on  the  REMIC
                                        Regular Certificates.

                                       The "Weighted  Average Net Mortgage Rate"
                                        for  each   Distribution   Date  is  the
                                        weighted  average  of the  Net  Mortgage
                                        Rates for the  Mortgage  Loans as of the
                                        commencement  of the related  Collection
                                        Period (as defined herein),  weighted on
                                        the  basis  of their  respective  Stated
                                        Principal      Balances      outstanding
                                        immediately  prior to such  Distribution
                                        Date.  The "Net Mortgage  Rate" for each
                                        Mortgage   Loan   will   equal  (x)  the
                                        Mortgage   Rate  in   effect   for  such
                                        Mortgage  Loan as of the  Cut-Off  Date,
                                        minus (y) the  Administrative  Cost Rate
                                        (as defined  herein)  for such  Mortgage
                                        Loan;  provided,  that  if any  Mortgage
                                        Loan  does not  accrue  interest  on the
                                        basis of a 360-day  year  consisting  of
                                        twelve 30-day months (which is the basis
                                        on which interest  accrues in respect of
                                        the Sequential Pay Certificates),  then,
                                        solely for the  purpose  of  calculating
                                        the Weighted  Average Net Mortgage Rate,
                                        the Mortgage  Rate referred to in clause
                                        (x) will, to the extent appropriate,  be
                                        adjusted from accrual  period to accrual
                                        period    to    compensate    for   such
                                        difference.    The   "Stated   Principal
                                        Balance"   of   each    Mortgage    Loan
                                        outstanding  at any time  represents the
                                        principal  balance of such Mortgage Loan
                                        ultimately  due and payable  thereon and
                                        generally  will equal the  Cut-Off  Date
                                        Balance   thereof,   reduced   on   each
                                        Distribution  Date  (to  not  less  than
                                        zero)  by  (i)  any  payments  or  other
                                        collections   (or   advances   in   lieu
                                        thereof) of principal  on such  Mortgage
                                        Loan  that are due or  received,  as the
                                        case   may  be,   during   the   related
                                        Collection Period and distributed on the
                                        Certificates on such  Distribution  Date
                                        and (ii) the  principal  portion  of any
                                        Realized  Loss  incurred  in  respect of
                                        such  Mortgage  Loan  during the related
                                        Collection  Period for such Distribution
                                        Date.  Notwithstanding the foregoing, if
                                        any  Mortgage  Loan  is  paid  in  full,
                                        liquidated or otherwise removed from the
                                        Trust Fund,  commencing  as of the first
                                        Distribution    Date    following    the
                                        Collection   Period  during  which  such
                                        event  occurred,  the  Stated  Principal
                                        Balance  of such  Mortgage  Loan will be
                                        zero.    See    "DESCRIPTION    OF   THE
                                        CERTIFICATES--Pass-Through        Rates"
                                        herein.

 Distributions .....................   Distributions on the Certificates will be
                                        made by the  Trustee,  to the  extent of
                                        available funds, on the 15th day of each
                                        month  or, if any such 15th day is not a
                                        business   day,   then   on   the   next
                                        succeeding   business  day,   commencing
                                        April 16,  1998 (each,  a  "Distribution
                                        Date "); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date.

                                       On each Distribution Date, for so long as
                                        the aggregate Certificate Balance of the
                                        Classes    of   the    Sequential    Pay
                                        Certificates  is greater than zero,  the
                                        Trustee   will   (except  as   otherwise
                                        described  under   "DESCRIPTION  OF  THE
                                        CERTIFICATES--Termination"       herein)
                                        distribute the following amounts from the Available Distribution Amount for such date for the following purposes and in the following

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                                        order of priority, in each case to the extent of the Available Distribution
                                        Amount:

                                       (1)  to  distributions of interest to the
                                            holders of the Class A-1, Class A-2,
                                            Class A-3 and Class IO  Certificates
                                            (in each  case,  so long as any such
                                            Class remains outstanding), pro rata
                                            in  accordance  with the  respective
                                            amounts of Distributable Certificate
                                            Interest  (as  defined   herein)  in
                                            respect    of   such    Classes   of
                                            Certificates  on  such  Distribution
                                            Date,  in an  amount  equal  to  all
                                            Distributable  Certificate  Interest
                                            in  respect  of each  such  Class of
                                            Certificates  for such  Distribution
                                            Date   and,   to  the   extent   not
                                            previously   paid,   for  all  prior
                                            Distribution Dates;

                                       (2)  to distributions of principal to the
                                            holders    of    the    Class    A-1
                                            Certificates  in an  amount  (not to
                                            exceed    the    then    outstanding
                                            Certificate Balance of such Class of
                                            Certificates) equal to the Principal
                                            Distribution   Amount  (as   defined
                                            herein) for such Distribution Date;

                                       (3)  after  the  Class  A-1  Certificates
                                            have been retired,  to distributions
                                            of  principal  to the holders of the
                                            Class A-2  Certificates in an amount
                                            (not to exceed the then  outstanding
                                            Certificate Balance of such Class of
                                            Certificates) equal to the Principal
                                            Distribution    Amount    for   such
                                            Distribution  Date, less any portion
                                            thereof  distributed  in  respect of
                                            the  Class  A-1  Certificates;

                                       (4)  after  the  Class  A-1 and Class A-2
                                            Certificates  have been retired,  to
                                            distributions  of  principal  to the
                                            holders    of    the    Class    A-3
                                            Certificates  in an  amount  (not to
                                            exceed    the    then    outstanding
                                            Certificate Balance of such Class of
                                            Certificates) equal to the Principal
                                            Distribution    Amount    for   such
                                            Distribution  Date, less any portion
                                            thereof  distributed  in  respect of
                                            the  Class  A-1  and/or   Class  A-2
                                            Certificates;

                                       (5)  to  distributions  to the holders of
                                            the Class  A-1,  Class A-2 and Class
                                            A-3   Certificates,   pro   rata  in
                                            accordance   with  the   amount   of
                                            Realized Losses and Additional Trust
                                            Fund  Expenses,  if any,  previously
                                            allocated   to   such   Classes   of
                                            Certificates     for     which    no
                                            reimbursement  has  previously  been
                                            received,  to reimburse such holders
                                            for   such   Realized   Losses   and
                                            Additional  Trust Fund Expenses,  if
                                            any;

                                       (6)  to  distributions of interest to the
                                            holders of the Class B  Certificates
                                            in   an   amount    equal   to   all
                                            Distributable  Certificate  Interest
                                            in   respect   of  such   Class   of
                                            Certificates  for such  Distribution
                                            Date   and,   to  the   extent   not
                                            previously   paid,   for  all  prior
                                            Distribution Dates;

                                       (7)  after the Class  A-1,  Class A-2 and
                                            Class  A-3  Certificates  have  been
                                            retired,    to    distributions   of
                                            principal  to  the  holders  of  the
                                            Class B  Certificates  in an  amount
                                            (not to exceed the then  outstanding
                                            Certificate Balance of such Class of
                                            Certificates) equal to the Principal
                                            Distribution    Amount    for   such
                                            Distribution  Date, less any portion
                                            thereof  distributed  in  respect of
                                            the  Class  A-1,  Class  A-2  and/or
                                            Class A-3 Certificates;

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                                       (8)  to  distributions  to the holders of
                                            the   Class   B   Certificates    to
                                            reimburse   such   holders  for  all
                                            Realized Losses and Additional Trust
                                            Fund  Expenses,  if any,  previously
                                            allocated    to   such    Class   of
                                            Certificates   and  for   which   no
                                            reimbursement  has  previously  been
                                            received;

                                       (9)  to  distributions of interest to the
                                            holders of the Class C  Certificates
                                            in   an   amount    equal   to   all
                                            Distributable  Certificate  Interest
                                            in   respect   of  such   Class   of
                                            Certificates  for such  Distribution
                                            Date   and,   to  the   extent   not
                                            previously   paid,   for  all  prior
                                            Distribution Dates;

                                       (10) after  the  Class  A-1,  Class  A-2,
                                            Class A-3 and  Class B  Certificates
                                            have been retired,  to distributions
                                            of  principal  to the holders of the
                                            Class C  Certificates  in an  amount
                                            (not to exceed the then  outstanding
                                            Certificate Balance of such Class of
                                            Certificates) equal to the Principal
                                            Distribution    Amount    for   such
                                            Distribution  Date, less any portion
                                            thereof  distributed  in  respect of
                                            the Class A-1,  Class A-2, Class A-3
                                            and/or Class B Certificates;

                                       (11) to distributions  to the  holders of
                                            the   Class   C   Certificates    to
                                            reimburse   such   holders  for  all
                                            Realized Losses and Additional Trust
                                            Fund  Expenses,  if any,  previously
                                            allocated    to   such    Class   of
                                            Certificates   and  for   which   no
                                            reimbursement  has  previously  been
                                            received;

                                       (12) to  distributions of interest to the
                                            holders of the Class D  Certificates
                                            in   an   amount    equal   to   all
                                            Distributable  Certificate  Interest
                                            in   respect   of  such   Class   of
                                            Certificates  for such  Distribution
                                            Date   and,   to  the   extent   not
                                            previously   paid,   for  all  prior
                                            Distribution Dates;

                                       (13) after  the  Class  A-1,  Class  A-2,
                                            Class  A-3,  Class  B  and  Class  C
                                            Certificates  have been retired,  to
                                            distributions  of  principal  to the
                                            holders of the Class D  Certificates
                                            in an amount (not to exceed the then
                                            outstanding  Certificate  Balance of
                                            such Class of Certificates) equal to
                                            the  Principal  Distribution  Amount
                                            for such Distribution Date, less any
                                            portion   thereof   distributed   in
                                            respect of the Class A-1, Class A-2,
                                            Class  A-3,  Class B and/or  Class C
                                            Certificates;

                                       (14) to  distributions  to the holders of
                                            the   Class   D   Certificates    to
                                            reimburse   such   holders  for  all
                                            Realized Losses and Additional Trust
                                            Fund  Expenses,  if any,  previously
                                            allocated    to   such    Class   of
                                            Certificates   and  for   which   no
                                            reimbursement  has  previously  been
                                            received;

                                       (15) to  distributions of interest to the
                                            holders of the Class E  Certificates
                                            in   an   amount    equal   to   all
                                            Distributable  Certificate  Interest
                                            in   respect   of  such   Class   of
                                            Certificates  for such  Distribution
                                            Date   and,   to  the   extent   not
                                            previously   paid,   for  all  prior
                                            Distribution Dates;

                                       (16) after  the  Class  A-1,  Class  A-2,
                                            Class  A-3,  Class  B,  Class  C and
                                            Class  D   Certificates   have  been
                                            retired,    to    distributions

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                                            of principal  to the  holders of the
                                            Class E  Certificates  in an  amount
                                            (not to exceed the then  outstanding
                                            Certificate Balance of such Class of
                                            Certificates) equal to the Principal
                                            Distribution    Amount    for   such
                                            Distribution  Date, less any portion
                                            thereof  distributed  in  respect of
                                            the Class A-1, Class A-2, Class A-3,
                                            Class  B,  Class  C  and/or  Class D
                                            Certificates;

                                       (17) to  distributions  to the holders of
                                            the   Class   E   Certificates    to
                                            reimburse   such   holders  for  all
                                            Realized Losses and Additional Trust
                                            Fund  Expenses,  if any,  previously
                                            allocated    to   such    Class   of
                                            Certificates   and  for   which   no
                                            reimbursement  has  previously  been
                                            received; and

                                       (18) to  distributions  to the holders of
                                            the  respective  Classes  of Private
                                            Certificates  (other  than the REMIC
                                            Residual  Certificates) as described
                                            herein     (provided     that     no
                                            distributions  of principal  will be
                                            made  in  respect  of any  Class  of
                                            Private   Certificates   until   the
                                            aggregate Certificate Balance of the
                                            Class  A-1,  Class  A-2,  Class A-3,
                                            Class B,  Class C, Class D and Class
                                            E  Certificates  has been reduced to
                                            zero).   See   "DESCRIPTION  OF  THE
                                            CERTIFICATES   --  Distributions --
                                            Application       of       AvailablE
                                            Distribution Amount" herein.

                                       The "Distributable  Certificate Interest"
                                        in respect of any Class of REMIC Regular
                                        Certificates for each  Distribution Date
                                        represents  that  portion of the Accrued
                                        Certificate  Interest in respect of such
                                        Class   of    Certificates    and   such
                                        Distribution  Date  reduced (to not less
                                        than  zero)  by such  Class's  allocable
                                        share (calculated as described below) of
                                        the aggregate of any Prepayment Interest
                                        Shortfalls (as defined herein) resulting
                                        from  voluntary  principal   prepayments
                                        made on the  Mortgage  Loans  during the
                                        related  Collection  Period that are not
                                        covered   by   the   Master   Servicer's
                                        Compensating    Interest   Payment   (as
                                        defined  herein)  for such  Distribution
                                        Date (the  aggregate of such  Prepayment
                                        Interest  Shortfalls  that  are  not  so
                                        covered,  as to such Distribution  Date,
                                        the "Net Aggregate  Prepayment  Interest
                                        Shortfall").   See   "SERVICING  OF  THE
                                        MORTGAGE   LOANS--Servicing   and  Other
                                        Compensation and Payment of Expenses" and "DESCRIPTION OF THE CERTIFICATES --Distributions--Distributable
                                        Certificate Interest" herein.

                                       The  "Accrued  Certificate  Interest"  in
                                        respect of each Class of Sequential  Pay
                                        Certificates for each  Distribution Date
                                        is equal to one month's  interest at the
                                        Pass-Through  Rate  applicable  to  such
                                        Class   of    Certificates    and   such
                                        Distribution  Date  accrued  during  the
                                        immediately  preceding calendar month on
                                        the    related    Certificate    Balance
                                        outstanding  immediately  prior  to such
                                        Distribution    Date.    The    "Accrued
                                        Certificate  Interest" in respect of the
                                        Class   IO    Certificates    for   each
                                        Distribution Date is equal to the sum of
                                        one  month's  interest at the Strip Rate
                                        applicable  to each such  Component  and
                                        such  Distribution  Date accrued  during
                                        the immediately preceding calendar month
                                        on   the   related    notional    amount
                                        outstanding   on  each  such   Component
                                        immediately  prior

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                                        to such   Distribution   Date.   Accrued
                                        Certificate  Interest will be calculated
                                        on a 30/360  day basis.  The  portion of
                                        the Net  Aggregate  Prepayment  Interest
                                        Shortfall for any Distribution Date that
                                        is  allocable  to each  Class  of  REMIC
                                        Regular   Certificates  will  equal  the
                                        product   of  (a)  such  Net   Aggregate
                                        Prepayment Interest Shortfall multiplied
                                        by  (b) a  fraction,  the  numerator  of
                                        which   is   equal   to   the    Accrued
                                        Certificate  Interest in respect of such
                                        Class   of    Certificates    for   such
                                        Distribution  Date, and the  denominator
                                        of  which  is  equal  to  the  aggregate
                                        Accrued Certificate Interest for all the
                                        REMIC  Regular   Certificates  for  such
                                        Distribution Date.

                                       The "Principal  Distribution  Amount" for
                                        each  Distribution  Date will  generally
                                        equal the  aggregate  of the  following:
                                        (a)  the   aggregate  of  the  principal
                                        portions of all  Scheduled  Payments (as
                                        defined   herein)  (other  than  Balloon
                                        Payments)   due,   and   the   principal
                                        portions   of  any   Assumed   Scheduled
                                        Payments (as defined herein) deemed due,
                                        on or in respect of the  Mortgage  Loans
                                        for their respective Due Dates occurring
                                        during the  related  Collection  Period;
                                        (b)  the   aggregate  of  all  principal
                                        prepayments  received  on  the  Mortgage
                                        Loans  during  the  related   Collection
                                        Period; (c) with respect to any Mortgage
                                        Loan  as to  which  the  related  stated
                                        maturity date  occurred  during or prior
                                        to the related  Collection  Period,  any
                                        payment  of  principal  made  by  or  on
                                        behalf of the  related  borrower  during
                                        the related Collection Period (including
                                        any Balloon Payment), net of any portion
                                        of  such  payment   that   represents  a
                                        recovery of the principal portion of any
                                        Scheduled  Payment (other than a Balloon
                                        Payment) due or the principal portion of
                                        any  Assumed  Scheduled  Payment  deemed
                                        due, in respect of such Mortgage Loan on
                                        a  Due  Date  during  or  prior  to  the
                                        related   Collection   Period   and  not
                                        previously recovered;  (d) the aggregate
                                        of   all   Liquidation    Proceeds   and
                                        Insurance  Proceeds  (each as defined in
                                        the Prospectus), condemnation awards and
                                        proceeds  of Mortgage  Loan  repurchases
                                        that were  received  on or in respect of
                                        Mortgage   Loans   during  the   related
                                        Collection    Period   and   that   were
                                        identified  and  applied  by the  Master
                                        Servicer as recoveries of principal,  in
                                        each  case  net of any  portion  of such
                                        amounts  that  represents  a recovery of
                                        the  principal  portion of any Scheduled
                                        Payment  (other than a Balloon  Payment)
                                        due, or of the principal  portion of any
                                        Assumed Scheduled Payment deemed due, in
                                        respect of the related  Mortgage Loan on
                                        a  Due  Date  during  or  prior  to  the
                                        related   Collection   Period   and  not
                                        previously  recovered;  and  (e) if such
                                        Distribution  Date is  subsequent to the
                                        initial  Distribution  Date, the excess,
                                        if any,  of the  Principal  Distribution
                                        Amount  for  the  immediately  preceding
                                        Distribution  Date,  over the  aggregate
                                        distributions  of principal  made on the
                                        Certificates    on   such    immediately
                                        preceding Distribution Date.

                                       Reimbursements  of  Realized  Losses  and
                                        Additional     Trust    Fund    Expenses
                                        previously  allocated to principal  will
                                        not    constitute    distributions    of
                                        principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

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                                       The holders of the  Certificates may also
                                        receive   portions  of  any   Prepayment
                                        Premiums,  to the extent described under
                                        "DESCRIPTION   OF   THE   CERTIFICATES--
                                        Distributions--Allocation  of Prepayment
                                        Premiums"  herein.   Such  distributions
                                        will be in addition to the distributions
                                        of  interest,   if  any,  made  to  such
                                        holders from the Available  Distribution
                                        Amount on each Distribution Date.

Advances ...........................   Subject      to     a      recoverability
                                        determination,  as described herein, and
                                        further subject to the reduced advancing
                                        obligations   in   respect   of  certain
                                        Required  Appraisal  Loans  (as  defined
                                        herein) and certain Mortgage Loans as to
                                        which  the  Periodic  Payment  has  been
                                        reduced  as  part of a  modification  or
                                        otherwise,  the Master Servicer  will be
                                        required to make advances  (each, a "P&I
                                        Advance   ")   with   respect   to  each
                                        Distribution  Date, in an amount that is
                                        generally  equal to the aggregate of all
                                        Scheduled  Payments  (other than Balloon
                                        Payments)  and  any  Assumed   Scheduled
                                        Payments,  net of related Servicing Fees
                                        and any related Principal  Recovery Fees
                                        (each as defined herein),  due or deemed
                                        due,  as  the  case  may  be,  on  or in
                                        respect of the Mortgage Loans during the
                                        related  Collection Period, in each case
                                        to the extent  that such  amount was not
                                        paid  by or on  behalf  of  the  related
                                        borrower or  otherwise  collected  as of
                                        the  close of  business  on the  related
                                        Determination    Date.     Additionally,
                                        pursuant to the  Pooling  and  Servicing
                                        Agreement,  the Master  Servicer will be
                                        required to make certain other advances,
                                        including   but  not   limited  to,  the
                                        Protective  Advances (as defined herein)
                                        subject   to  the   recovery   standards
                                        described herein.  Pursuant to the terms
                                        of the Pooling and Servicing  Agreement,
                                        if the Master  Servicer  fails to make a
                                        required   P&I  Advance  or   Protective
                                        Advance,   the  Trustee  shall  then  be
                                        obligated  to make such P&I  Advance  or
                                        Protective Advance, in each case subject
                                        to a  recoverability  determination,  as
                                        described  herein and further subject to
                                        the  reduced  advancing  obligations  in
                                        respect  of certain  Required  Appraisal
                                        Loans and certain  Mortgage  Loans as to
                                        which  the  Periodic  Payment  has  been
                                        reduced  as  part of a  modification  or
                                        otherwise.   See   "DESCRIPTION  OF  THE
                                        CERTIFICATES--P&I Advances" herein.

                                       As described herein,  the Master Servicer
                                        (or the  Trustee)  will be  entitled  to
                                        interest   on   any   P&I   Advance   or
                                        Protective  Advance made by it, and each
                                        of  the  Master  Servicer,  the  Special
                                        Servicer   and  the   Trustee   will  be
                                        entitled    to   interest   on   certain
                                        reimbursable servicing expenses incurred
                                        by each of them (each such P&I  Advance,
                                        Protective   Advance  or   expense,   an
                                        "Advance").  Such  interest  will accrue
                                        from the date any such  Advance  is made
                                        or such servicing expense is incurred at
                                        a rate per  annum  equal  to the  "prime
                                        rate"  published  in the  "Money  Rates"
                                        section of The Wall Street  Journal,  as
                                        such  "prime  rate" may change from time
                                        to  time  (the  "Reimbursement   Rate"),
                                        compounded  annually,  and will be paid,
                                        first,  out of collections  with respect
                                        to default interest paid with respect to
                                        the related  Mortgage  Loan, and second,
                                        out  of  general   collections   on  the
                                        Mortgage Loans then on deposit in the Certificate Account, contemporaneously with the

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                                        reimbursement of  the  related  Advance;
                                        provided,  however, that with respect to
                                        any  Protective  Advances,  the interest
                                        rate will equal the  Reimbursement  Rate
                                        plus 2.0% per annum. See "DESCRIPTION OF
                                        THE  CERTIFICATES--Advances"  herein and
                                        "DESCRIPTION            OF           THE
                                        CERTIFICATES--Advances   in  Respect  of
                                        Delinquencies"  and  "DESCRIPTION OF THE
                                        POOLING AGREEMENTS--Certificate Account" in the Prospectus.

Compensating Interest Payments .....   With respect to any Distribution Date, to
                                        the  extent  of an  amount  equal to the
                                        Master    Servicing    Fee,   plus   any
                                        Prepayment  Interest  Excesses  (each as
                                        defined  herein)   received  during  the
                                        related  Collection  Period,  the Master
                                        Servicer   is   required   to   make   a
                                        non-reimbursable        payment       (a
                                        "Compensating  Interest  Payment")  with
                                        respect  to  each  Distribution  Date to
                                        cover the  aggregate  of any  Prepayment
                                        Interest Shortfalls incurred during such
                                        Collection    Period.    A   "Prepayment
                                        Interest  Shortfall"  is a shortfall  in
                                        the   collection   of  a  full   month's
                                        interest  (net  of  the  related  Master
                                        Servicing Fee and without  regard to any
                                        Prepayment  Premium actually  collected)
                                        on any Mortgage Loan by reason of a full
                                        or    partial    voluntary     principal
                                        prepayment made prior to its Due Date in
                                        any  Collection  Period.  A  "Prepayment
                                        Interest   Excess"   is  a  payment   of
                                        interest  (net of the related  Servicing
                                        Fees  and  the  Trustee   Fee)  made  in
                                        connection  with  any  full  or  partial
                                        prepayment  of a Mortgage Loan after its
                                        Due Date in any Collection Period, which
                                        payment of interest is intended to cover
                                        the  period on and  after  such Due Date
                                        (exclusive  of  any  Prepayment  Premium
                                        actually collected).  The "Net Aggregate
                                        Prepayment  Interest  Shortfall" for any
                                        Distribution Date will be the amount, if
                                        any, by which (a) the  aggregate  of any
                                        Prepayment  Interest Shortfalls incurred
                                        during  the  related  Collection  Period
                                        exceeds  (b) any  Compensating  Interest
                                        Payment made by the Master Servicer with
                                        respectto  such  Distribution  Date. See
                                        "SERVICING        OF        THE MORTGAGE
                                        LOANS--Servicing  and Other Compensation
                                        and    Payment    of    Expenses"    and
                                        "DESCRIPTION    OF THE    CERTIFICATES--
                                        Distributions--Distributable Certificate
                                        Interest" herein.

 Subordination; Allocation of Losses
  and Certain Expenses .............   The  rights  of  holders  of the Class B,
                                        Class  C,  Class  D,  Class  E  and  the
                                        Private Certificates (collectively,  the
                                        "Subordinate  Certificates")  to receive
                                        distributions  of amounts  collected  or
                                        advanced on the Mortgage  Loans will, in
                                        each  case,  be  subordinated,   to  the
                                        extent described  herein,  to the rights
                                        of holders of the Class A-1,  Class A-2,
                                        Class  A-3  and  Class  IO  Certificates
                                        (collectively,        the        "Senior
                                        Certificates") and each other such Class
                                        of  Subordinate  Certificates,  if  any,
                                        with  an  earlier   alphabetical   class
                                        designation.   This   subordination   is
                                        intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the

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                                        ultimate receipt  by the  holders of the
                                        Senior   Certificates  (other  than  the
                                        Class  IO   Certificates)  of  principal
                                        equal   to   the    entire    respective
                                        Certificate  Balances  of the Class A-1,
                                        Class A-2 and  Class  A-3  Certificates.
                                        Similarly,  but to  decreasing  degrees,
                                        this  subordination  is also intended to
                                        enhance the likelihood of timely receipt
                                        by the  holders of the Class B, Class C,
                                        Class  D and  Class E  Certificates  (in
                                        such   order)  of  the  full  amount  of
                                        Distributable    Certificate    Interest
                                        payable in  respect  of such  Classes of
                                        Certificates on each Distribution  Date,
                                        and the ultimate  receipt by the holders
                                        of such  Certificates of principal equal
                                        to  the  entire  respective  Certificate
                                        Balances    of    such     Classes    of
                                        Certificates. The protection afforded to
                                        the  holders of the Senior  Certificates
                                        and, to an  increasingly  lesser extent,
                                        each  Class  of   Offered   Certificates
                                        subordinate  thereto  by  means  of  the
                                        subordination  referred to above will be
                                        accomplished  by (i) the  application of
                                        the  Available  Distribution  Amount  on
                                        each  Distribution  Date  in  the  order
                                        described  above in this  Summary  under
                                        "--Description           of          the
                                        Certificates-Distributions" and (ii) the
                                        allocation   of   Realized   Losses  and
                                        Additional   Trust  Fund   Expenses   as
                                        described below. No other form of credit
                                        support  will  be   available   for  the
                                        benefit of the  holders  of the  Offered
                                        Certificates.

                                       On each Distribution Date,  following all
                                        distributions  on the Certificates to be
                                        made on such date,  the aggregate of all
                                        Realized  Losses  and  Additional  Trust
                                        Fund   Expenses   (to  the  extent  such
                                        Additional  Trust Fund  Expenses are not
                                        covered  by  interest  received  on  the
                                        Mortgage  Loans) that have been incurred
                                        since the Cut-off  Date  through the end
                                        of the  related  Collection  Period  and
                                        that   have  not   previously   been  so
                                        allocated will be allocated,  subject to
                                        the limitations  described herein, first
                                        to the Private Certificates in the order
                                        described  in the Pooling and  Servicing
                                        Agreement,  and  then  to the  Class  E,
                                        Class   D,   Class   C   and   Class   B
                                        Certificates,  in that order,  until the
                                        Certificate  Balance  of each such Class
                                        has been reduced to zero. Thereafter any
                                        additional     Realized    Losses    and
                                        Additional  Trust Fund  Expenses will be
                                        allocated  to the Class  A-1,  Class A-2
                                        and Class A-3 Certificates,  pro rata in
                                        proportion    to    their    outstanding
                                        Certificate  Balances  (in each  case in
                                        reduction     of    their     respective
                                        Certificate  Balances  as of the related
                                        Distribution Date), but in the aggregate
                                        only to the  extent  that the  aggregate
                                        Certificate  Balance of such  Classes of
                                        Certificates remaining outstanding after
                                        giving  effect to the  distributions  on
                                        such   Distribution   Date  exceeds  the
                                        aggregate  Stated  Principal  Balance of
                                        the   Mortgage   Pool   that   will   be
                                        outstanding  immediately  following such
                                        Distribution  Date. See  "DESCRIPTION OF
                                        THE         CERTIFICATES--Subordination;
                                        Allocation   of   Losses   and   Certain
                                        Expenses" herein.

                                       Any  Realized  Loss or  Additional  Trust
                                        Fund Expenses allocated in reduction of any Class of Sequential Pay Certificates will also result in a corresponding reduction in the notional amount of the related Component.

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Treatment of REO Properties ........   Notwithstanding    that   any   Mortgaged
                                        Property  may be  acquired  on behalf of
                                        the      Certificateholders      through
                                        foreclosure, deed in lieu of foreclosure
                                        or otherwise (such  Mortgaged  Property,
                                        upon  acquisition,  an "REO Property "),
                                        the  related   Mortgage   Loan  will  be
                                        treated, for purposes of (i) determining
                                        distributions on the Certificates,  (ii)
                                        allocating     Realized    Losses    and
                                        Additional  Trust Fund  Expenses  to the
                                        Certificates  and (iii)  determining the
                                        amount of fees  payable to the  Trustee,
                                        the  Master  Servicer  and  the  Special
                                        Servicer under the Pooling and Servicing
                                        Agreement,     as    having     remained
                                        outstanding  until such REO  Property is
                                        liquidated.   In  connection  therewith,
                                        operating  revenues  and other  proceeds
                                        derived from such REO  Property  (net of
                                        related   operating   costs,   including
                                        certain  reimbursements  payable  to the
                                        Master Servicer or the Special  Servicer
                                        in  connection  with the  operation  and
                                        disposition  of such REO Property)  will
                                        be "applied"  by the Master  Servicer as
                                        principal,  interest  and other  amounts
                                        that  would  have  been  "due"  on  such
                                        Mortgage Loan,  and the Master  Servicer
                                        will be required to make P&I Advances in
                                        respect of such  Mortgage  Loan, in each
                                        case  as  if  such   Mortgage  Loan  had
                                        remained outstanding.

Optional Termination ...............   Each  of the  Depositor  and  the  Master
                                        Servicer will have an option to purchase
                                        all of the  Mortgage  Loans  and all REO
                                        Properties,  if any, and thereby  effect
                                        an early  termination  of the Trust Fund
                                        and an  early  retirement  of  the  then
                                        outstanding    Certificates,    on   any
                                        Distribution Date on which the aggregate
                                        Stated Principal Balance of the Mortgage
                                        Pool is less than 1% of the Initial Pool
                                        Balance.   See   "DESCRIPTION   OF   THE
                                        CERTIFICATES--Termination" herein and in the Prospectus.

Risk Factors .......................   There are material risks  associated with
                                        an    investment    in    the    Offered
                                        Certificates. See "RISK FACTORS" herein and in the Prospectus.

Certain Investment Considerations ..   The yield to  maturity  of the Class A-1,
                                        Class A-2,  Class A-3, Class B, Class C,
                                        Class  D  and   Class   E   Certificates
                                        purchased  at a discount or premium will
                                        be  affected  by the rate and  timing of
                                        prepayments   and   other    unscheduled
                                        collections   of   principal  on  or  in
                                        respect  of the  Mortgage  Loans and the
                                        allocation   thereof   to   reduce   the
                                        Certificate Balance of such Certificate.
                                        An investor should consider, in the case
                                        of any such  Certificate  purchased at a
                                        discount,  the risk  that a slower  than
                                        anticipated  rate of  prepayments  could
                                        result in a lower than anticipated yield
                                        and, in the case of any such Certificate
                                        purchased at a premium,  the risk that a
                                        faster   than    anticipated   rate   of
                                        prepayments could result in a lower than
                                        anticipated yield. THE YIELD TO MATURITY
                                        ON THE  CLASS  IO  CERTIFICATES  WILL BE
                                        HIGHLY  SENSITIVE TO THE RATE AND TIMING
                                        OF  PRINCIPAL  PAYMENTS   (INCLUDING  BY
                                        REASON  OF  PREPAYMENTS,   DEFAULTS  AND
                                        LIQUIDATIONS)  ON THE MORTGAGE LOANS AND
                                        INVESTORS  IN THE CLASS IO  CERTIFICATES
                                        SHOULD  FULLY  CONSIDER  THE  ASSOCIATED
                                        RISKS,  INCLUDING  THE RISK THAT A RAPID
                                        RATE OF  PREPAYMENT  OF THE OF  MORTGAGE
                                        LOANS  COULD  RESULT IN THE  FAILURE  OF
                                        SUCH  INVESTORS  TO FULLY  RECOUP  THEIR
                                        INITIAL  INVESTMENTS.   See  "YIELD  AND
                                        MATURITY CONSIDERATIONS" herein and in the Prospectus. The allocation to any Class of Offered Certificates of

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                                        any   Prepayment    Premium    may    be
                                        insufficient to offset fully any adverse
                                        effects   on   the   reduction   to  the
                                        anticipated yield to maturity  resulting
                                        from   the    corresponding    principal
                                        prepayment.    See    "DESCRIPTION    OF
                                        CERTIFICATES-- Distributions--Allocation
                                        of Prepayment Premiums" herein.

                                       In  addition,  insofar  as an  investor's
                                        initial   investment   in  any   Offered
                                        Certificate  (other  than  the  Class IO
                                        Certificates) is returned in the form of
                                        prepayments of principal thereon,  there
                                        can be no  assurance  that such  amounts
                                        can   be    reinvested   in   comparable
                                        alternative  investments with comparable
                                        yields.   Investors   in   the   Offered
                                        Certificates   should   consider   that,
                                        following    a    material     casualty,
                                        condemnation  or other  event  affecting
                                        the Mortgaged Property not caused by the
                                        borrower,  all of the Mortgage Loans may
                                        be  prepaid  at any time and  certain of
                                        the Mortgage Loans may be prepaid at any
                                        time   after  the   expiration   of  the
                                        applicable Lockout Period,  subject,  in
                                        most  cases,  to the  payment of a Yield
                                        Maintenance    Charge   or    Percentage
                                        Premium.   See   "DESCRIPTION   OF   THE
                                        MORTGAGE    POOL--Certain    Terms   and
                                        Conditions      of     the      Mortgage
                                        Loans--Prepayment Provisions" herein and
                                        the prepayment  restrictions  tables set
                                        forth therein.  Accordingly, the rate of
                                        prepayments  on the  Mortgage  Loans  is
                                        likely to be  inversely  related  to the
                                        level  of  prevailing   market  interest
                                        rates (and, presumably, to the yields on comparable alternative investments).

Material Federal Income Tax
 Consequences ......................   One  or  more   separate   "real   estate
                                        mortgage  investment  conduit" ("REMIC")
                                        elections  will be made with  respect to
                                        the Trust  Fund for  federal  income tax
                                        purposes.  The assets of the lowest tier
                                        REMIC  will  generally  consist  of  the
                                        Mortgage   Loans,   any  REO  Properties
                                        acquired     on     behalf     of    the
                                        Certificateholders  and the  Certificate
                                        Account (see "DESCRIPTION OF THE POOLING
                                        AGREEMENTS--Certificate  Account" in the
                                        Prospectus).   For  federal  income  tax
                                        purposes the REMIC Regular  Certificates
                                        (or,   in  the  case  of  the  Class  IO
                                        Certificates, each Component thereof) will represent "regular interests" in a REMIC and generally will be treated as debt instruments of such REMIC.

                                       The Class  A-1,  Class  A-2,  Class  A-3,
                                        Class   B,   Class   C   and   Class   D
                                        Certificates  will not,  and Class E and
                                        Class IO  Certificates  will, be treated
                                        as  having  been  issued  with  original
                                        issue  discount  for federal  income tax
                                        reporting   purposes.   The   prepayment
                                        assumption   that   will  be  used   for
                                        purposes  of  computing  the  accrual of
                                        original issue discount, market discount
                                        and premium,  if any, for federal income
                                        tax purposes  will be equal to a CPR (as
                                        defined  herein)  of  0%.  However,   no
                                        representation is made that the Mortgage
                                        Loans will prepay at that rate or at any other rate.

                                       The Offered  Certificates will be treated
                                        as  "real  estate   assets"  within  the
                                        meaning of Section  856(c)(5)(A)  of the
                                        Internal   Revenue  Code  of  1986,   as
                                        amended  (the   "Code").   In  addition,
                                        interest   (including   original   issue
                                        discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of

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                                        the  Code.    However,    the    Offered
                                        Certificates   will  generally  only  be
                                        considered  assets  described in Section
                                        7701(a)(19)(C) of the Code to the extent
                                        that the  Mortgage  Loans are secured by
                                        residential  property and,  accordingly,
                                        an    investment    in    the    Offered
                                        Certificates may not be suitable for certain thrift institutions.

                                       For  further  information  regarding  the
                                        federal  income  tax   consequences   of
                                        investing  in the Offered  Certificates,
                                        see   "MATERIAL   FEDERAL   INCOME   TAX
                                        CONSEQUENCES"    herein   and   in   the
                                        Prospectus.

ERISA Considerations ...............   Afiduciary of any  employee  benefit plan
                                        or other retirement  arrangement subject
                                        to  the   Employee   Retirement   Income
                                        Security   Act  of   1974,  as   amended
                                        ("ERISA"), or  Section  4975 of the Code
                                        (each, a "Plan") should review carefully
                                        with  its  legal  advisors  whether  the
                                        purchase    or    holding   of   Offered
                                        Certificates   could   give  rise  to  a
                                        transaction that is prohibited or is not
                                        otherwise  permitted  either under ERISA
                                        or  Section  4975 of the Code or whether
                                        there    exists   any    statutory    or
                                        administrative exemption applicable to an investment therein.

                                       The U.S.  Department  of Labor has issued
                                        to   Merrill    Lynch   an    individual
                                        exemption,     Prohibited    Transaction
                                        Exemption 90-29, which generally exempts
                                        from the  application  of certain of the
                                        prohibited   transaction  provisions  of
                                        Section  406 (a) and (b) and  407(a)  of
                                        ERISA and the  excise  taxes  imposed on
                                        such prohibited transactions by Sections
                                        4975(a)  and (b) of the Code and Section
                                        502(i) of ERISA,  transactions  relating
                                        to the  purchase,  sale and  holding  of
                                        pass-through  certificates  underwritten
                                        by Merrill  Lynch and the  servicing and
                                        operation   of  related   asset   pools,
                                        provided that certain conditions are satisfied.

                                       The Depositor expects that the Prohibited
                                        Transaction   Exemption  will  generally
                                        apply to the Class A-1, Class A-2, Class
                                        A-3 and  Class IO  Certificates,  but it
                                        will not apply to the other  Classes  of
                                        Offered    Certificates.    ACCORDINGLY,
                                        EXCEPT AS DESCRIBED HEREIN, THE CLASS B,
                                        CLASS   C,   CLASS   D   AND   CLASS   E
                                        CERTIFICATES  MAY NOT BE  ACQUIRED  BY A
                                        PLAN OR ANY INVESTOR HOLDING ASSETS OF A
                                        PLAN. Purchasers using insurance company
                                        general  account  funds to  effect  such
                                        purchase     should     consider     the
                                        availability  of Prohibited  Transaction
                                        Class Exemption 95-60 issued by the U.S.
                                        Department   of   Labor.    See   "ERISA
                                        CONSIDERATIONS"   herein   and   in  the
                                        Prospectus.

Ratings ............................   It is a condition of their  issuance that
                                        the Class  A-1,  Class  A-2,  Class A-3,
                                        Class B,  Class C,  Class D, Class E and
                                        Class  IO   Certificates   receive   the
                                        ratings from Moody's Investors  Service,
                                        Inc.  ("Moody's")  and Standard & Poor's
                                        Ratings  Services,  a  division  of  The
                                        McGraw-Hill Companies, Inc. ("Standard &
                                        Poor's" and together with  Moody's,  the
                                        "Rating  Agencies")  set  forth  on  the
                                        cover    page   of    this    Prospectus
                                        Supplement.  The  ratings on the Offered
                                        Certificates  address the  likelihood of
                                        the timely receipt by holders thereof of
                                        all  distributions  of interest to which
                                        they are  entitled  and,  except  in the
                                        case  of  each  Class  of the  Class  IO
                                        Certificates, distributions of principal
                                        sufficient  to  reduce  the  Certificate
                                        Balance   of  each   Class  of   Offered

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                                        Certificates  to zero by the Rated Final
                                        Distribution  Date,  which is the  first
                                        Distribution   Date  that   follows  the
                                        second  anniversary  of  the  end of the
                                        amortization  term for the Mortgage Loan
                                        that,  as of the Cut-Off  Date,  has the
                                        longest remaining  amortization  term. A
                                        security rating is not a  recommendation
                                        to buy, sell or hold  securities and may
                                        be subject to revision or  withdrawal at
                                        any   time  by  the   assigning   rating
                                        organization. A security rating does not
                                        represent  any  assessment  of  (i)  the
                                        likelihood  or  frequency  of  principal
                                        prepayments on the Mortgage Loans,  (ii)
                                        the  degree  to which  such  prepayments
                                        might   differ  from  those   originally
                                        anticipated or (iii) whether and to what
                                        extent   Prepayment   Premiums  and  Net
                                        Default Interest will be received. Also,
                                        a security rating does not represent any
                                        assessment of the yield to maturity that
                                        investors   may    experience   or   the
                                        possibility  that  the  holders  of  the
                                        Class IO  Certificates  might  not fully
                                        recover their investment in the event of
                                        rapid  prepayments of the Mortgage Loans
                                        (including     both     voluntary    and
                                        involuntary prepayments). See "RATINGS" herein and "RISK FACTORS--Limited Nature of Ratings" in the Prospectus.

Legal Investment ...................   Any  Offered  Certificates  rated  in the
                                        category   of  "AAA"  or  "AA"  (or  the
                                        equivalent)   by  at  least  one  Rating
                                        Agency will constitute "mortgage related
                                        securities"  pursuant  to the  Secondary
                                        Mortgage Market Enhancement Act of 1984,
                                        as  amended   ("SMMEA").   However,   no
                                        representation can be made as to whether
                                        any of  the  Offered  Certificates  will
                                        constitute  "commercial mortgage related
                                        securities"   and   thus  as   "Type  IV
                                        securities"  for  purposes  of the legal
                                        investment   authority   of   depository
                                        institutions.    All    other    Offered
                                        Certificates ("Non-SMMEA  Certificates")
                                        will not  constitute  "mortgage  related
                                        securities"  for purposes of SMMEA. As a
                                        result, the appropriate characterization
                                        of  the  Non-SMMEA   Certificates  under
                                        various legal  investment  restrictions,
                                        and  thus  the   ability  of   investors
                                        subject   to   these   restrictions   to
                                        purchase the Non-SMMEA  Certificates  of
                                        any Class, may be subject to significant
                                        interpretative     uncertainties.     In
                                        addition,  institutions whose investment
                                        activities  are  subject  to  review  by
                                        federal or state regulatory  authorities
                                        may  be  or  may   become   subject   to
                                        restrictions  on the  investment by such
                                        institutions   in   certain   forms   of
                                        mortgage  backed  securities.  Investors
                                        should  consult their own legal advisors
                                        to determine  whether and to what extent
                                        the  Offered   Certificates   constitute
                                        legal  investments  for them. See "LEGAL
                                        INVESTMENT"    herein    and    in   the
                                        Prospectus.

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                                  RISK FACTORS

     Prospective purchasers of the Offered Certificates of any Class should consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the Prospectus) in connection with an investment therein. Additional risk factors are set forth elsewhere in this Prospectus Supplement under separate headings in connection with discussions regarding particular aspects of the assets of the Trust Fund or the Offered Certificates.

THE CERTIFICATES

     Limited Liquidity. There is currently no secondary market for the Offered Certificates. While each of the Underwriters currently intends to make a secondary market in the Offered Certificates, none is under any obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of the Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans. The Certificates will not be listed on any securities exchange.

     Certain Yield and Maturity Considerations. The yield on any Offered Certificate that is purchased at a discount or premium will be affected by (i) the rate and timing of principal payments and collections on the Mortgage Loans, particularly unscheduled payments or collections in the form of voluntary prepayments of principal or unscheduled recoveries of principal due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the related Mortgage Loans, and (ii) the order of priority of distributions of principal in respect of the Certificates. The rate and timing of unscheduled payments and collections of principal on the Mortgage Loans is impossible to accurately predict and will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates, restrictions on voluntary prepayments contained in the promissory notes (the "Mortgage Notes") the availability of mortgage credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Notes, borrowers under the Mortgage Loans will have an increased incentive to prepay. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in reduction of the Certificate Balance of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero and will thereafter be distributable in its entirety in respect of each remaining Class of Certificates (except for the Class IO Certificates), sequentially in alphabetical and numerical order of Class designation, until the Certificate Balance of each such Class is, in turn, reduced to zero. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of Available Distribution Amount" herein. Accordingly, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective Classes of Offered Certificates. Any payment of principal in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Component. Thus, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, and the faster the rate at which the notional amounts of the Components are reduced, the greater will be the negative effect on the yield of the Class IO Certificates, to the extent such effect is not offset by distributions of a portion of any applicable Prepayment Premiums to the holders thereof, as described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums" herein. In addition, the Mortgage Loans may not require the payment of Prepayment Premiums in the event of involuntary prepayments resulting from casualty or condemnation. Accordingly, prospective investors in the Class IO Certificates should consider the associated risks, including the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments.

     The yield on any Offered Certificate also will be affected by the rate and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of such Certificate or otherwise reduce the amount of funds available for distribution to the holder of such Certificate. To the extent described herein, the Private Certificates are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D and Class E Certificates are subordinate in right and time of payment to the Class A-1, Class A-2, Class A-3, and Class IO Certificates and will bear such shortfalls in collections and losses prior to the Class A-1, Class A-2, Class A-3 and Class IO Certificates, in reverse alphabetical order of Class designation. Even though (i) the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and (ii) the Class A-2 Certificates will receive principal payment only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, the Class A-1, Class A-2 and Class A-3 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in proportion to their outstanding Certificate Balances. On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been allocated to the Certificates will be allocated, subject to the limitations described herein, first to the Private Certificates in the order described in the Pooling and Servicing Agreement, and then to the Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Balance of each such Class has been reduced to zero. Thereafter any additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata in proportion to their outstanding Certificate Balances (in each case in reduction of their respective Certificate Balances as of the related Distribution Date), but in the aggregate only to the extent that the aggregate Certificate Balance of such Classes of Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" herein. Any Realized Losses or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will also result in a corresponding reduction in the notional amount of the related Component. See "DESCRIPTION OF THE CERTIFICATES-- Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein and "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

     The Pass-Through Rate applicable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the Weighted Average Net Mortgage Rate minus __%, __%, __%, %, %, % and __%, respectively (but not less than zero) and the Strip Rate applicable to the Class F, Class G, Class H, Class J and Class K Component for each Distribution Date will each equal the Weighted Average Net Mortgage Rate minus % (but not less than zero). Accordingly, the Pass-Through Rate on such Classes of Certificates and the Strip Rate on such Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and liquidations. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein and "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

     Potential Conflicts of Interest. One or more affiliates of the initial Special Servicer may purchase all of the Class G, Class H, Class J and Class K Certificates shortly after the Closing Date. Subject to certain conditions described herein, the Pooling and Servicing Agreement will permit the Controlling Class of Sequential Certificates to replace the Special Servicer or any successor thereafter appointed and to select the Controlling Class Representative from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. The replacement Special Servicer may be a Certificateholder of such Class or an affiliate of any such Certificateholder. As described herein, the Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein. Although the initial Special Servicer will be obligated to observe the terms of the Pooling and Servicing Agreement and will be governed by the servicing standard described herein, it may, especially if it is, or is an affiliate of a Certificateholder, have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of other Classes of Offered Certificates. For instance, a Special Servicer that is a Certificateholder could seek to mitigate the potential for loss to its Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. To the extent a Controlling Class Representative has been elected with respect to any Specially Serviced Mortgage Loans, the Special Servicer may, at the direction of the Controlling Class Representative, take actions with respect to such Specially Serviced Mortgage Loans that could adversely affect the holders of some or all of the Classes of Offered Certificates. See "SERVICING OF THE MORTGAGE LOANS--The Special Servicer" herein.

THE MORTGAGE LOANS

     Risks of Lending on Credit Lease Loans. Each Mortgaged Property consists of income-producing real estate leased entirely to a Tenant occupying all or substantially all of the related Mortgaged Property. In some instances, the Credit Leases are guaranteed by the parent or another affiliate of the Tenant (each, a "Guarantor"). Each borrower is an entity created solely to own, operate and lease the related Mortgaged Property (or, in certain instances, multiple Mortgaged Properties are owned by the same borrower and secured by Mortgage Loans with the same Tenant). As a result, the borrowers do not have any material assets other than those related to its interest in such Mortgaged Property (or Mortgaged Properties) and pledged to the Trustee for the benefit of the Certificateholders. Consequently, debt service payments on the Mortgage Loans (including any Tenant Balloon Payments), and the resulting payments to the Certificateholders of the principal of and interest on the Certificates, depend principally on the payments made by the respective Tenants or Guarantors under each Credit Lease. In the event of the rejection of a Credit Lease by a Tenant in bankruptcy or possibly upon an event of default by a Tenant and any Guarantor, the related Mortgaged Property is likely to be 100% vacant, generating no cash flow to service payments on the related Mortgage Loan until such Mortgaged Property is re-leased. If a Tenant or Guarantor defaults in its respective obligation to make the Rental Payments under the related Credit Lease or Guaranty, the borrower may be unable to make the required debt service payments with respect to the related Mortgage Loan. Even if the related Mortgaged Property is re-let, not only would the rental payments generated by re-leasing the related Mortgaged Property likely be substantially less than the Rental Payments due under the Credit Lease, but the borrower would also incur expenses related to maintaining and re-leasing or selling the related Mortgaged Property. Moreover, if a payment default on any related Mortgage Loan occurs, then, subject to limitations imposed on the Servicer and Trustee by the related borrower's bankruptcy or insolvency or other similar laws affecting the enforcement of creditors' rights generally, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Mortgaged Property to recover amounts due under the Mortgage Loan and will also be entitled to pursue any available remedies against the defaulting Tenant and any Guarantor. See "DESCRIPTION OF THE MORTGAGE POOL--Credit Leases," and "--Risks of Lending on Income-Producing Properties," "--Lessee Bankruptcy," "Risks Associated With Appraised Values of the Mortgaged Properties" and "--Nonrecourse Financing."

     Risks Associated With Appraised Values of the Mortgaged Properties. In connection with the origination thereof, all of the Mortgage Loans were appraised or reviewed by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Each appraisal determined a value of the related Mortgaged Property taking into account the existence of the related Credit Lease (the "Origination Leased Fee Value"). The Origination Leased Fee Value (i) assumes that the related Tenant (or Guarantor) performs each of its obligations under the Credit Lease, including paying each Rental Payment during the base term of such Credit Lease and (ii) is calculated based on either the value of the stream of Rental Payments, discounted at a rate based upon the Tenant's (or Guarantor's) credit strength and generally a substantially discounted residual value or based upon a direct capitalization rate methodology taking into account the Tenants' (or Guarantors') credit strength. The related Mortgage Loan generally was originated in an amount which would produce an Origination Leased Fee Value ranging from 90% to 100%, and the weighted average Origination Leased Fee Value of the Mortgage Loans as of the Cut-Off Date was 96.3%. In the event of a default by the Tenant and Guarantor, if any, of their obligations under a Credit Lease and particularly in the event such Credit Lease is rejected by the Tenant in connection with a bankruptcy proceeding, the fair market value of the related Mortgaged Property is likely to be substantially less than the Origination Leased Fee Value for such Mortgaged Property. See "--Risks of
Lending on Credit Lease Loans" herein. Because the Mortgage Loans were originated with Origination Leased Fee Values in excess of 90%, in the event such Credit Lease is rejected by the Tenant in connection with its bankruptcy, it is likely that any liquidation proceeds realized by the Trustee upon the foreclosure and subsequent sale of a Mortgaged Property would be substantially less than the outstanding principal balance of the related Mortgage Loan. The resulting Realized Loss will be borne by the Certificateholders in accordance with the allocation of Realized Losses and shortfalls as described herein. See "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" herein and "DESCRIPTION OF THE CERTIFICATES--Allocation of Losses and Shortfalls" in the Prospectus.

     Risks Affecting Lease Enhancement Policy Proceeds. With respect to each Mortgage Loan which is not secured by a Bondable Lease, the Trustee is the beneficiary of a non-cancelable Lease Enhancement Policy obtained to cover certain lease termination (and abatement with respect to losses arising out of a condemnation) events arising out of a casualty to, or condemnation of, the related Mortgaged Property issued by Chubb Custom Insurance Company (the "Enhancement Insurer"), which, as of the Cut-Off Date, was rated "AAA" by Standard & Poor's,

"AAA" by Duff & Phelps Credit Rating Co. ("DCR") and "Aa2" by Moody's. The Lease Enhancement Policy is subject to certain limited exclusions described herein and does not insure interest on Mortgage Loans for a period of greater than 75 days past the date of the occurrence of a Casualty or Condemnation Right (as defined herein). The Enhancement Insurer is not required to pay amounts due on the related Mortgage Loans, other than principal thereof and, subject to the limitation above, accrued interest thereon and, therefore, is not required to pay any Prepayment Premium due thereunder, deliver any Defeasance Collateral with respect to such Mortgage Loans, or to pay interest due thereunder or any amounts the related borrower is obligated to pay thereunder as reimbursement for outstanding P&I Advances. See "DESCRIPTION OF THE MORTGAGE POOL--Credit Leases--Tenant Lease Termination and Rent Abatement Rights" and "--Double Net Leases" herein.

     Certificateholders may be adversely affected by any failure by the Enhancement Insurer to pay under the terms of the Lease Enhancement Policies, and any downgrade of the credit rating of the Enhancement Insurer may adversely affect the ratings of the Offered Certificates.

     Risks Affecting Residual Insurance Policy Proceeds. With respect to each Mortgage Loan which has an Insured Balloon Payment, the Trustee will be named as the loss-payee under a related non-cancelable Residual Value Insurance Policy obtained to cover the Balloon Amount relating to such Mortgaged Property. The Residual Value Insurance Policy will be issued by R.V.I. America Insurance Company (the "Residual Value Insurer"), which, as of the Cut-Off Date, had a claims paying ability of "A" by Standard & Poor's and "AA-" by DCR. The Residual Value Insurance Policy is subject to certain limited exclusions as set forth herein under "DESCRIPTION OF THE MORTGAGE POOL--Credit Leases" herein. The Residual Value Insurance Policy is not required to pay amounts due under the Mortgage Loan other than the related Balloon Amount and, subject to certain limitations set forth in the Residual Value Insurance Policy, accrued interest and, therefore, is not required to pay any Prepayment Premium or interest due thereunder or any amounts the related borrower may be obligated to pay thereunder as reimbursement for outstanding P&I Advances. Certificateholders may be adversely affected by any failure by the Residual Value Insurer to pay under the terms of the Residual Value Insurance Policies, and any downgrade of the credit rating of the Residual Value Insurer may adversely affect the ratings of the Offered Certificates.

     Risks Associated with Bankruptcy. If a bankruptcy proceeding is instituted under Title 11 of the Bankruptcy Code (the "Bankruptcy Code") by or in respect of a Tenant under a Credit Lease, the Tenant would have the right under the Bankruptcy Code, subject to bankruptcy court approval, to affirm or reject the related Credit Lease. Unless the Credit Lease is affirmed by the Tenant, any unpaid rent for the period before the bankruptcy filing generally cannot be paid until the conclusion of the bankruptcy proceeding. If the Credit Lease is rejected, payments due thereunder would terminate, and the borrower may be unable to make the required debt service payments with respect to the Mortgage Loan, even if the related Mortgaged Property is re-let.

     If a Credit Lease is rejected, the related borrower would have a claim for damages against the Tenant but, under Section 502(b)(6) of the Bankruptcy Code, such claim would be limited to a maximum amount equal to the rent reserved under such Credit Lease, without acceleration, for the greater of one year or 15 percent (not to exceed three years) of the remaining term of such Credit Lease (plus rent already due but unpaid). Therefore, except during the final year of the term of a Credit Lease, if a Tenant were the subject of proceedings under the Bankruptcy Code and rejected its Credit Lease, the damages that could be claimed for rejection, even assuming full recovery on such claim, might not alone be sufficient to permit the related borrower to make timely payments of principal of and interest on the related Mortgage Loan. Furthermore, there is a risk that in a bankruptcy of a Tenant, claims against the Tenant (such as those in connection with the rejection of a Credit Lease) will receive less than full payment and may potentially receive no payment. Finally, adverse circumstances relating to a Tenant or an affiliate thereof and affecting one of the related Mortgaged Properties could also affect other Mortgaged Properties of the related Tenant. See "--The Mortgage Loans--Related Tenant Concentration".

     Pending a decision to assume or reject a Credit Lease, virtually all actions are stayed upon the filing of the bankruptcy petition, and generally, a Tenant is not required to make full payments under its Credit Lease, which also may negatively affect the ability of the related borrower to make timely payments of principal and interest on the related Mortgage Loan.

     In connection with certain of the Credit Leases, affiliates of the Tenant have executed Lease Guaranties. If a Tenant on a Credit Lease becomes a debtor under the Bankruptcy Code but the Guarantor is not subject to a bankruptcy proceeding, the Lease Guaranty should generally not be affected, assuming that the separate existence of the Guarantor and Tenant is upheld. It is possible, however, that the automatic stay imposed under the Bankruptcy Code may, under certain circumstances, be extended to cover a Guarantor. Assuming no stay is in place with respect to a Guarantor, payments under the Lease Guaranty may thus be available to pay the Tenant's rental obligation, although the issue of limitations on payments under a Lease Guaranty where the Tenant is in bankruptcy, but not the Guarantor, is not entirely free from doubt. If the Guarantor was also the subject of proceedings under the Bankruptcy Code and the Credit Lease were rejected, the claim under the Lease Guaranty may also be subject to the limitations described above.

     Risks of Lending on Income-Producing Properties Generally. The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Income property lending typically involves larger loans than single-family lending. In addition, and unlike loans made on the security of single-family residences, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project (i) to generate rental income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to repay the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weakness in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance. See "RISK FACTORS" in the Prospectus.

     Risk of Tenant or Guarantor Rating. The credit ratings of a Tenant or Guarantor by the various rating agencies set forth herein have been obtained from public sources and only represent the credit ratings of the rating agencies presented as of the date hereof. None of the Depositor, the Underwriters or the Mortgage Loan Seller makes any representations with respect to any Tenant or Guarantor rating not set forth herein or of the rating of any Tenant or Guarantor which does not have a publicly available rating. Any credit rating set forth herein is subject to being downgraded at any time by the applicable rating agency, particularly if such Tenant or Guarantor is listed on such rating agency's "Review," "Credit Watch" or similar list. A downgrade in the credit rating of the Tenant and/or the Guarantor may have a related adverse effect on the rating of the Offered Certificates.

     Risks Associated with Construction Loans. Five (5) Mortgage Loans (18.58%) are Construction Loans. See "DESCRIPTION OF THE MORTGAGE POOL--Construction Loans" herein. As with all of the Mortgage Loans, the Construction Loans involve risks associated generally with real estate lending. See "--Risks of Lending on Income-Producing Properties" herein. In addition, Certificateholders should consider the added risks associated with construction lending, including the risk that construction will not be completed within the projected budget, in a timely manner, or in accordance with approved plans and specifications, in the event the related Tenants default under the related Credit Leases (in the case of the four Construction Loans which are secured by Bondable Leases) or Fleet National Bank fails to honor a draw against its Letter of Credit (in the case of the Construction Loan not secured by a Bondable Lease). In addition, if construction is not completed by the Completion Date (as defined herein), the related Construction Loan may be prepaid, resulting in a prepayment on the Sequential Pay Certificates. Such prepayment would also reduce the notional amounts of the Components and accordingly will have a material adverse effect on the yield of the Class IO Certificates, which may not be offset by any Prepayment Premium paid in connection with such prepayment. See "--Certain Yield and Maturity Consideration" and "DESCRIPTION OF THE MORTGAGE POOL--Credit Leases--Construction Loans" herein.

     Environmental Law Considerations. Contamination of real property may give rise to a lien senior to the lien of the related mortgage on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender as an "owner" or "operator" to pay the cost of remediating the environmental condition, a risk increased substantially on foreclosure of the related Mortgaged Property. Such contamination may also reduce the value of a property. With respect to each Mortgage Loan which is secured, in part, by an assignment of a Bondable Lease, the related Tenant is responsible for the environmental conditions of the related Mortgaged Property and the payment of the cost of clean-up as required by applicable law. With respect to each Mortgage Loan which is secured, in part, by an assignment of a Triple Net Lease or Double Net Lease, payment of the cost of clean up may reduce funds available to pay debt service. A "Phase I" environmental site assessment was performed at each of the Mortgaged Properties and in certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. See "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Conditions and Environmental and Engineering Assessments" herein.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), which is intended to decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there are no assurances that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans", "RISK FACTORS--Environmental Risks" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Considerations" in the Prospectus.

     Risk of Subordinated Debt and Other Financing. Generally, the Mortgage Loans may permit the related borrower to further encumber its Mortgaged Property upon satisfaction of certain conditions precedent, including the requirements that (i) no debt service payments or other payments shall be required under such subordinate debt while the Mortgage Loan remains outstanding, (ii) the subordinate loan shall only be payable on or after the maturity date of the related Mortgage Loan, and (iii) the Trustee shall have received written confirmation from the Rating Agencies rating the Offered Certificates that such further encumbrance will not result in a negative rating action with respect to the Offered Certificates. In the event a borrower (or the Residual Value Insurer) fails to pay a Balloon Payment, the existence of secured subordinated debt encumbering any Mortgaged Property securing a Balloon Loan may increase the difficulty of refinancing such Balloon Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance on the Mortgaged Property. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the Trust Fund) on the Mortgaged Property could be delayed.

     Risk of Tenant Concentration. Eighty-seven (87) Mortgage Loans (76.04%) are secured, in part, by Credit Leases to one of eight unrelated Tenants (or Guarantors), each securing Mortgage Loans (or groups of Mortgage Loans) which represent more than 5% of the Initial Pool Balance. Three separate groups of Mortgage Loans are respectively secured in part by Credit Leases to Rite Aid Corporation, Allegheny General Hospital and Circuit City Stores, Inc.,
representing 18.30%, 15.87% and 10.70% of the Initial Pool Balance, respectively. See "DESCRIPTION OF THE MORTGAGE POOL--Largest of Affiliated Tenants/Guarantors" herein. In such circumstances, any adverse circumstances relating to a Tenant, Guarantor or an affiliate thereof and affecting one of the related Mortgage Loans or Mortgaged Properties could also affect other Mortgage Loans or Mortgaged Properties subject to a Credit Lease of such Tenant or Guarantor. In particular, the bankruptcy or insolvency of any such Tenant or Guarantor could have an adverse effect on the operation of all of the Mortgaged Properties subject to a Credit Lease of that Tenant or Guarantor and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the Mortgage Loans.

     Risk of Geographic Concentration of Properties. Forty-four (44) Mortgaged Properties (25.06%) are located in Pennsylvania. In general, such concentrations increase the exposure of the Mortgaged Properties to any adverse economic or other developments that may occur in Pennsylvania.

     Risks of Different Timing of Mortgage Loan Amortization. If and as principal payments, property releases, or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool may be subject to more concentrated risk with respect to the diversity of Tenants, of properties, types of properties and property characteristics and with respect to the number of borrowers. See each table entitled "Stated Remaining Terms to Maturity" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" for a description of the respective maturity dates of the Mortgage Loans. Because principal on the Offered Certificates (other than the Class IO Certificates) is payable in sequential order to the extent described herein under "DESCRIPTION OF CERTIFICATES--Distributions." Classes that have a lower priority of distributions are more likely to be exposed to the risk of concentration discussed under "--Risks of Concentration of Mortgage Loans" above than classes with a higher sequential priority.

     Ground Leases and Other Leasehold Interests. Twenty (20) Mortgage Loans (28.76%) are secured in whole by liens on the related Tenants' leasehold estate and interests therein. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the prior approval of the holder of the Mortgage Note. In the event of a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related Mortgage.

     Nonrecourse Obligations. The Mortgage Loans are generally non-recourse obligations of the respective borrowers, and upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property including the assignment of the Credit Lease and the Lease Guaranty, if any, for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, no one has undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse with respect to the borrower. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer, except by the Residual Value Insurer with respect to the Insured Balloon Payments due under certain Mortgage Loans.

     Mortgage Loan Seller. The Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold to the Depositor, and neither the Depositor nor any of its affiliates will be obligated to repurchase any Mortgage Loan in connection with either a breach of the Mortgage Loan Seller's representations and warranties or any document defects, if the Mortgage Loan Seller defaults on its obligation to do so. There can be no assurance that the Mortgage Loan Seller will have the financial ability to effect such repurchases. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans;
Repurchases" and "--Representations and Warranties; Repurchases" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Representations and Warranties; Repurchases" in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool is expected to consist of 105 fixed rate Mortgage Loans which are secured by first liens on 142 commercial properties with an aggregate Cut-Off Date Balance of $646,080,530 (the "Initial Pool Balance"). The Cut-Off Date Balances of the Mortgage Loans will range from $800,157 to $67,170,088, and the Mortgage Loans will have an average Cut-Off Date Balance of $6,153,148. All loan balances and percentages are subject to a variance of plus or minus 5%. The "Cut-Off Date Balance" of any Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. All of the Mortgage Loans were underwritten based upon the credit rating of the related Tenants or Guarantors (each as defined herein). All percentages referred to herein without further description are approximate percentages by Initial Pool Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the portion of the Cut-Off Date Balance of the related Mortgage Loans represented by such Mortgaged Properties.

     All of the Mortgage Loans are generally non-recourse obligations of the respective borrowers. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer, except by the Residual Value Insurer with respect to the Insured Balloon Payments under certain Mortgage Loans.

     Each Mortgage Loan is secured by a first mortgage lien on the borrower's fee simple estate (except as set forth below) in one or more income producing real properties (each, a "Mortgaged Property"). Thirteen (13) of the Mortgage Loans (15.97%) are secured by first mortgage liens on the borrower's respective leasehold estate and the fee simple estate under such Mortgaged Property. Seven
(7) of the Mortgage Loans (12.79%) are secured by a first mortgage lien on the borrower's leasehold estate in the Mortgaged Property.

     The Depositor will acquire all of the Mortgage Loans from the Mortgage Loan Seller on the Closing Date. The Mortgage Loan Seller acquired all but one of the Mortgage Loans from Legg Mason Mortgage Capital Corporation ("LMMCC") an affiliate of Legg Mason Wood Walker, Incorporated, one of the Underwriters. LMMCC originated or acquired in secondary transactions ten (10) Mortgage Loans (14.55%) in 1996, eighty-two (82) Mortgage Loans (61.87%) in 1997 and thirteen
(13) Mortgage Loans (23.59%) in 1998, respectively. See "--Underwriting Criteria" herein.

     None of the Mortgage Loans will be 30 days or more delinquent as of the Cut-Off Date.

CREDIT LEASES

     Each Mortgaged Property is subject to a lease (a "Credit Lease") to a single tenant (each a "Tenant" and, collectively, the "Tenants") which meets (or whose parent or affiliate which guarantees the Credit Lease obligation meets) the credit criteria of the originator of such Mortgage Loan. Ratings for certain of the Tenants are not published and are, therefore, not disclosed herein. See "--Underwriting Criteria" herein. The payment of interest and principal on all of the Mortgage Loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease pursuant to a guaranty, (a "Lease Guaranty"), if any, of rent payments ("Rental Payments") due under the terms of such Credit Lease.

     Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Mortgage Loan, except with respect to certain Mortgage Loans, the Rental Payments of which are due in the calendar month prior to the related Due Date for the Periodic Payment. The Mortgage Loans are scheduled to be fully repaid from (i) Rental Payments made over the Primary Term of the related Credit Lease and (ii) with respect to any Mortgage Loans which are Balloon Loans, Rental Payments and the related Balloon Payments (which Balloon Payments, in the case of Mortgage Loans which have the benefit of Residual Value Insurance Policies, may be repaid from amounts paid by the related insurer pursuant to such policies).

     Each Mortgage Loan is secured in part by an absolute or collateral assignment of the Credit Lease (a "Credit Lease Assignment"), pursuant to which the related borrower has assigned to the mortgagee of such Mortgage Loan, as additional security, such borrower's rights under the related Credit Lease and such borrower's rights to income and profits to be derived for the operation and leasing of the related Mortgaged Property, including but not limited to an assignment of the Lease Guaranty, if applicable, and an assignment of the right to receive all Rental Payments due under the Credit Lease. The related Tenant is obligated under its Credit Lease Assignment to make all Rental

Payments directly to the mortgagee or its designee. Repayment of the Mortgage Loans and other obligations of the borrowers are expected to be funded from such Rental Payments and, with respect to Insured Balloon Payments, from Residual Value Insurance.

     Balloon Loans. Sixty-four (64) Mortgage Loans (74.61%) are Fully Amortizing Loans and forty-one (41) Mortgage Loans (25.39%) are Balloon Loans. Thirty-eight
(38) Mortgage Loans (20.11%) have a Balloon Payment which is insured (an "Insured Balloon Payment") through a Residual Value Insurance Policy. With respect to three Mortgage Loans (5.27%), the related Tenant is obligated to make a rent payment corresponding to such Balloon Payment (a "Tenant Balloon Payment"). If a default occurs under such Balloon Loans with respect to an Insured Balloon Payment and no recovery is available from the related borrower, the Tenant or any Guarantor, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Mortgage Loan through the Residual Value Insurance Policy after the maturity date for such Mortgage Loan. All Balloon Loans require either an Insured Balloon Payment or a Tenant Balloon Payment. In the event a Residual Value Insurer defaults on an Insured Balloon Payment, the Special Servicer will still be able to assert whatever other remedies it has with respect to the related Mortgaged Property and the Residual Value Insurer. See "RISK FACTORS--The Mortgage Loans--Risks of Lending on Income-Producing Properties" herein.

     Residual Insurance Policy. With respect to each Mortgage Loan which has an Insured Balloon Payment, the Trustee will be named as the loss-payee under a related non-cancelable Residual Value Insurance Policy obtained to cover the Balloon Amount relating to such Mortgaged Property. The Residual Value Insurance Policy will be issued by R.V.I. America Insurance Company (the "Residual Value Insurer"), which, as of the Cut-Off Date, had a claims paying ability of "A" by Standard & Poor's and "AA-" by DCR. The Residual Value Insurance Policy is subject to certain limited exclusions. The Residual Value Insurance Policy is not required to pay amounts due under the Mortgage Loan other than the related Balloon Amount and, subject to certain limitations set forth in the Residual Value Insurance Policy, accrued interest, and therefore is not required to pay any Prepayment Premium or interest due thereunder or any amounts the related borrower may be obigated to pay thereunder as reimbursement for outstanding P&I Advances.

     Each Credit Lease generally provides that the related Tenant must pay all real property taxes and assessments levied or assessed against the related Mortgaged Property, and except as discussed below in the case of certain of the Double Net Leases, all charges for maintenance, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

     Generally, each Mortgage Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may, subsequent to any applicable notice, grace and cure periods under such Mortgage Loan, require the related borrower either to (i) terminate such Credit Lease, (ii) exercise its other remedies, or (iii) refrain from the exercise of any of its rights under such Credit Lease.

     In addition, most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the borrower, to make such alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Tenant Lease Termination and Rent Abatement Rights. Generally lease termination rights and rent abatement rights, if any, provided Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty events or condemnations of a material portion of a Mortgaged Property without payment by a related Tenant in an amount sufficient to pay the related Mortgage Loan in full ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a borrower's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a borrower's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the borrower in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). In addition, certain Credit Leases provide that the Tenant may (i) terminate the lease as a result of certain environmental matters upon payment to the Trustee of an amount sufficient to defease the related Mortgage Loan, or (ii) substitute Mortgaged

Property subject to a Credit Lease or replace a Credit Lease with a replacement Credit Lease upon satisfaction of the conditions set forth in such Credit Lease and the related Mortgage Loan, which conditions include (a) the same Tenant (or Guarantor) remains liable on the Credit Lease (or replacement Credit Lease), (b) that rent due under the replacement lease equals or exceeds the rents paid under the Credit Lease, (c) the appraised value of the replacement Mortgaged Property equal or exceed the value of the Mortgaged Property, (d) the remaining term of the replacement Credit Lease must equal or exceed the remaining term of the replaced Credit Lease, (e) the form and content of the replacement Credit Lease, if any, must be substantially similar to the replaced Credit Lease, and (f) such other conditions as may be set forth in such Credit Lease and the related mortgage.

     Bondable Leases. Ninety-three (93) Mortgage Loans (84.97%) are secured in part by Credit Leases ("Bondable Leases") that do not provide for Tenant Casualty or Condemnation Rights, Maintenance Rights or Additional Rights, and the Tenants thereunder are required, at their expense, to maintain the related Mortgaged Properties.

     Triple Net Leases. Six (6) Mortgage Loans (7.61%) are secured in part by Credit Leases ("Triple Net Leases") that provide for Tenant Casualty or Condemnation Rights. The Tenants under Triple Net Leases are required, at their expense, to maintain the related Mortgaged Properties.

     Double Net Leases. Six (6) Credit Leases (7.42%) ("Double Net Leases") provide the Tenant Casualty or Condemnation Rights and Maintenance Rights and may provide Additional Rights. If the Mortgagor defaults in the performance of certain obligations under a Double Net Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Rental Payments available to pay principal and interest on the Mortgage Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x, and, prior to the disbursement of such Mortgage Loan, receipt of Tenant estoppel certificates or other written confirmations with respect to the non-existence of any landlord defaults, from the related Tenant with respect to any existing offset rights.

     Each Mortgage Loan that provides the Tenant with a Casualty or Condemnation Right has the benefit of a noncancelable credit lease enhancement insurance policy (the "Lease Enhancement Policy") issued by the Enhancement Insurer. Each Lease Enhancement Policy provides, subject to customary exclusions (described below), that in the event of a permitted termination by a Tenant of its Credit Lease as a result of a casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "Loss of Rents" (that is a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the Mortgage Loan). The Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. All of the Lease Enhancement Policies were issued by Chubb Custom Insurance Company which, as of the Cut-Off Date, was rated "AAA" by Standard & Poor's, "Aa2" by Moody's and "AAA" by DCR. If the Credit Lease permits the Tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease. The Enhancement Insurer is not required to pay amounts due under the Mortgage Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the borrower is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding servicing advances. See "RISK FACTORS--Risks Affecting Lease Enhancement Policy Proceeds" herein.

     Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation).

     Tenants. Set forth in the table below is the name of the Tenant or Guarantor, if any, the Cut-Off Date balance of the related Mortgage Loan, the rating of the Tenant or Guarantor and the Credit Lease type.

                                                                                    MINIMUM
                                                                                   STABILIZED
                                                           AGGREGATE                  DSCR
                              NUMBER OF     NO. OF          CUT-OFF         % OF     (NET OF
                               MORTGAGE    MORTGAGED         DATE       INITIAL POOL  LENDER          PROPERTY
TENANT /GUARANTOR               LOANS     PROPERTIES        BALANCE        BALANCE   RESERVES)          TYPE
-----------------               -----     ----------        -------        -------   ---------          ----
Rite Aid Corporation                42         42       $118,239,397.85     18.30%    1.00x    Retail--Drug Store
Allegheny General Hospital           2          2        102,510,503.80     15.87     1.03x    Office/Garage, Office
Circuit City Stores, Inc.           10         10         69,148,018.17     10.70     1.00x    Retail--Electronics Store
Nine West Group, Inc.                1          1         45,888,588.25      7.10     1.05x    Office
Fred Meyer, Inc.                     3          3         45,020,588.17      6.97     1.00x    Retail--Grocery/Dept Store
Q Clubs Inc.                         6          6         43,688,077.74      6.76     1.00x    Health Club
Northwestern Human
 Services, Inc.                      3         40         34,068,860.79      5.27     1.00x    Other
Heilig-Meyers Company               20         20         32,692,379.69      5.06     1.00x    Retail--Furniture Store
Baptist Hospital, Inc.               2          2         23,241,483.17      3.60     1.00x    Office
Kmart Corp.                          4          4         22,775,357.98      3.53     1.01x    Retail--Discount Store
Home Depot U.S.A., Inc.              1          1         21,168,826.53      3.28     1.01x    Retail--Other
Federal Insurance Company            1          1         17,912,874.88      2.77     1.04x    Office
County of Monroe, New York           1          1         15,884,013.95      2.46     1.02x    Office
Health Insurance Plan of
 Greater New York                    1          1         15,309,448.71      2.37     1.15x    Office
The Golub Corporation
 (Price Chopper)                     2          2         11,612,598.56      1.80     1.01x    Retail--Grocery Store
Allegheny Hospitals, Centennial      1          1          9,201,195.07      1.42     1.00x    Office
Giant Food, Inc.                     1          1          4,719,750.33      0.73     1.36x    Retail--Grocery Store
Office Depot, Inc.                   1          1          4,488,420.74      0.69     1.01x    Retail--Other
The Times Mirror Company             1          1          3,578,054.58      0.55     1.04x    Office/Warehouse
Time Warner Entertainment, L.P.      1          1          3,055,623.03      0.47     1.07x    Office
Eckerd Corp.                         1          1          1,876,468.15      0.29     1.02x    Retail--Drug Store
                                   ---        ---       ---------------    ------     -----
  Total/Wtd. Avg.                  105        142       $646,080,530.16    100.00%    1.02x


                                                                   CREDIT RATING(1)
                                            LEASE                --------------------
TENANT /GUARANTOR                           TYPE                 S&P          MOODY'S
-----------------                           ----                 ---          -------
Rite Aid Corporation                        (2)                  BBB+          Baa1
Allegheny General Hospital                Bondable                A             A3
Circuit City Stores, Inc.                 Bondable               (3)           (3)
Nine West Group, Inc.                     Bondable               BB            Ba2
Fred Meyer, Inc.                          Bondable               BB+           Ba2
Q Clubs Inc.                              Bondable               (3)           (3)
Northwestern Human
 Services, Inc.                           Bondable               BBB           (3)
Heilig-Meyers Company                     Bondable               BB+          Ba1(5)
Baptist Hospital, Inc.                    Bondable               AA-           Aa1
Kmart Corp.                               Bondable               BB            Ba3
Home Depot U.S.A., Inc.                Double Net Lease          (3)           (3)
Federal Insurance Company              Triple Net Lease          AAA           Aaa
County of Monroe, New York             Triple Net Lease          AA            Aa2
Health Insurance Plan of
 Greater New York                      Double Net Lease          BB-           (3)
The Golub Corporation
 (Price Chopper)                            (4)                  (3)           (3)
Allegheny Hospitals, Centennial           Bondable               BB            (3)
Giant Food, Inc.                       Triple Net Lease          (3)           (3)
Office Depot, Inc.                     Double Net Lease          BB+          Baa2
The Times Mirror Company               Double Net Lease          A+            A2
Time Warner Entertainment, L.P.           Bondable              BBB-           Baa3
Eckerd Corp.                           Triple Net Lease          A             (3)
  Total/Wtd. Avg.

(1) Such ratings are the corporate credit ratings assigned to the related Tenant or Guarantor by Standard & Poor's and the long-term debt rating assigned by Moody's, respectively as of March 1998. The various rating categories of any rating organization, and the ratings presented above, reflect differing analyses depending on the obligation being rated. The ratings presented above do not consistently rate the same type of obligation.

(2) 94.8% Bondable Leases, 2.3% Triple Net Leases and 2.9% Double Net Leases (percentages of Rite-Aid Loans by Cut-Off Date Balance).

(3)  No public rating available.

(4) 47.7% Bondable Leases, 52.3% Triple Net Leases (percentages of The Golub Corporation Loans by Cut-Off Date Balance).

(5) Such rating reflects the rating assigned to MacSaver Financial Services, Inc., a subsidiary of Heilig-Meyers Company, for which Heilig-Meyers Company has guaranteed its long term debt.

                        CREDIT RATING OF TENANT/GUARANTOR

                                                                                     % OF          WEIGHTED AVERAGES
                                                                                    AGGREGATE      (WHERE APPLICABLE)
   TENANT/GUARANTOR CREDIT RATINGS(1)                                     % OF      PUBLICLY      ---------------------
-------------------------------------                  AGGREGATE         INITIAL      RATED                   STATED
STANDARD &                                NUMBER OF   CUT-OFF DATE        POOL    CUT-OFF DATE    MORTGAGE  REMAINING
POOR'S    MOODY'S                           LOANS       BALANCE          BALANCE     BALANCE       RATE      TERM (MO.)
------    -------                           -----       -------          -------     -------       ----      ----------
AAA      Aaa                                   1     $ 17,912,875          2.77%       3.61%       6.900%       172
AA       Aa2                                   1       15,884,014          2.46        3.20        6.640        246
AA-      Aa1                                   2       23,241,483          3.60        4.69        6.979        272
A+       A2                                    1        3,578,055          0.55        0.72        6.630        158
A        A3                                    2      102,510,504         15.87       20.68        6.938        244
A        No Public Rating                      1        1,876,468          0.29        0.38        7.190        220
BBB+     Baa1                                 42      118,239,398         18.30       23.85        6.799        259
BBB      No Public Rating                      3       34,068,861          5.27        6.87        7.320        122
BBB-     Baa3                                  1        3,055,623          0.47        0.62        7.360        180
                                          -------------------------------------------------------------------------
         Investment Grade Subtotal            54      320,367,280         49.59       64.62        6.916        233

BB+      Baa2                                  1        4,488,421          0.69        0.91        8.818        229
BB+      Ba1                                  20       32,692,380          5.06        6.59        7.480        257
BB+      Ba2                                   3       45,020,588          6.97        9.08        7.712        268
BB       Ba2                                   1       45,888,588          7.10        9.26        9.000        228
BB       Ba3                                   4       22,775,358          3.53        4.59        7.770        261
BB       No Public Rating                      1        9,201,195          1.42        1.86        7.870        235
BB-      No Public Rating                      1       15,309,449          2.37        3.09        8.350        299
                                          -------------------------------------------------------------------------
         Non-Investment Grade Subtotal        31      175,375,979         27.14       35.38        8.106        255
PUBLICLY RATED TOTAL/WTD. AVG.                85      495,743,259         76.73      100.00%       7.337        241
                                          =========================================================================
NO AVAILABLE RATING TOTAL/WTD. AVG.           20      150,337,271         23.27       --           7.993%       254
                                          =========================================================================
TOTAL/WTD. AVG.                              105     $646,080,530        100.00%      --           7.489%       244

(1) Such ratings are the corporate credit ratings assigned to the related Tenant or Guarantor, as applicable, by Standard & Poor's and the long-term debt rating assigned by Moody's, respectively as of March 10, 1998. The various rating categories of any rating organization, and the ratings presented above, reflect differing analyses depending on the obligation being rated. The ratings presented above do not consistently rate the same type of obligation.

                          INDUSTRY OF TENANT/GUARANTOR

                                                                                                          WEIGHTED AVERAGES
                                                                                                         (WHERE APPLICABLE)
                                                                           CUMULATIVE                    ----------------------
                                                        AGGREGATE             % OF           % OF                     STATED
                                             NUMBER    CUT-OFF DATE      INITIAL POOL    INITIAL POOL     MORTGAGE   REMAINING
  INDUSTRY (1)                              OF LOANS      BALANCE           BALANCE         BALANCE         RATE     TERM (MO.)
  ------------                              --------      -------           -------         -------         ----     ----------
Non-Profit Hospital                             5      $134,953,182          20.89%          20.89%         7.009%      248
Drug Store                                     43       120,115,866          18.59           39.48          6.805       259
Electronics Retailer                           10        69,148,018          10.70           50.18          7.887       254
Footwear                                        1        45,888,588           7.10           57.28          9.000       228
Grocery/Department Store                        3        45,020,588           6.97           64.25          7.712       268
Health Club                                     6        43,688,078           6.76           71.02          8.760       250
Social Services Provider                        3        34,068,861           5.27           76.29          7.320       122
Retail Furniture                               20        32,692,380           5.06           81.35          7.480       257
Department Store                                4        22,775,358           3.53           84.87          7.770       261
DIY Home Improvement                            1        21,168,827           3.28           88.15          6.960       235
Fire/Marine Insurance                           1        17,912,875           2.77           90.92          6.900       172
Grocery Store                                   3        16,332,349           2.53           93.45          7.726       289
Government                                      1        15,884,014           2.46           95.91          6.640       246
Health Maintenance Organization                 1        15,309,449           2.37           98.28          8.350       299
Retail-Office Supplies                          1         4,488,421           0.69           98.97          8.818       229
Newspaper Publisher                             1         3,578,055           0.55           99.53          6.630       158
Cable/Entertainment                             1         3,055,623           0.47          100.00          7.360       180
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                               105      $646,080,530         100.00%         100.00%         7.489%      244

(1)  LMMCC internal industry designation.

LARGEST TENANTS/GUARANTORS

     Eighty-seven (87) Mortgage Loans (76.04%) are secured, in part, by Credit Leases to one of eight unrelated Tenants, each of which are Tenants with respect to Credit Leases securing Mortgage Loans (or groups of Mortgage Loans) which represent more than 5% of the Initial Pool Balance.

     The following information with respect to the operations of individual Tenants has been prepared on the basis of publicly available information, and no one makes any representation with respect to the accuracy of such information which does not purport to be a complete description of the operations or condition of each respective Tenant.

     Rite Aid Loans.  Forty-two  (42)  Mortgage  Loans  (the "Rite Aid  Loans"),
having an aggregate Cut-Off Date Balance of $118,239,397.85 (18.30%), are secured by 42 separate mortgages encumbering the respective fee simple or fee simple and leasehold interests in 42 separate Mortgaged Properties (the "Rite Aid Properties"), which are leased to various wholly-owned subsidiaries of Rite Aid Corporation (with a Lease Guaranty from Rite Aid Corporation), a publicly-traded company (NYSE: RAD) which operates a national retail chain of approximately 3,900 drug stores in various states through the United States. As of March 10, 1998, the Rite Aid Corporation had a corporate credit rating of "`BBB+" and a long-term credit rating of "Baa1" from Standard & Poor's and Moody's, respectively. The Rite Aid Properties are used for retail purposes, are located in nineteen different states, and have aggregate improvements totaling approximately 672,270 square feet.

     Approximately 94.85% of the Rite Aid Loans (17.36% of the Initial Pool Balance) are secured, in part, by Bondable Leases and Lease Guaranties provided in favor of the borrowers by Rite Aid Corporation. Thirty-seven of the Rite Aid Loans (16.84%) have Insured Balloon Payments.

     One of the Rite Aid Loans (0.42%) is secured, in part, by a Triple Net Lease and a Lease Guaranty provided in favor of the borrower by Rite Aid Corporation. Two Rite Aid Loans (0.53%) are secured, in part, by Double Net Leases and a Lease Guaranty provided in favor of the borrower by Rite Aid Corporation.

     Allegheny General Hospital. Two Mortgage Loans (the "Allegheny General Loans"), having an aggregate Cut-Off Date Balance of $102,510,503.80 (15.87%), are secured by two separate mortgages encumbering the fee simple and leasehold interests (where applicable) in two Mortgaged Properties (the "Allegheny General Properties") which are leased to Allegheny General Hospital ("AGH"), a non-profit hospital located in the "North Area" of Pittsburgh, Pennsylvania. As of March 10, 1998, the Allegheny General Hospital had a corporate credit rating of "A" and a long-term credit rating of "A3" from Standard & Poor's and Moody's, respectively. Both of the Allegheny General Loans are secured, in part, by Bondable Leases.

     One Allegheny General Loan (the "AGH Federal Loan") (10.40%) relates to a Mortgaged Property which is under construction in Pittsburgh, Pennsylvania (the "AGH Federal Property"). The proceeds of the AGH Federal Loan are being used to construct and develop an approximately 200,000 square foot medical research/office building and 500 car parking garage on approximately 2.857 acres of land comprising the AGH Federal Property. Pursuant to the terms of the Credit Lease, Allegheny General Hospital is obligated to cause development of the AGH Federal Property to be completed no later than June 30, 2000 and to commence payments of fixed rent on September 1, 1999, whether or not development of the AGH Federal Property has been completed by such date. Until such date, payments of interest only on the AGH Federal Loan will be paid quarterly out of a capitalized interest account established at closing and held by the Master Servicer. Thereafter, payments of principal and interest on the AGH Federal Loan will be made quarterly out of fixed rent paid under the Credit Lease. Allegheny General Hospital's failure to complete development of the AGH Federal Property on or before June 30, 2000 constitutes an event of default under the Lease and the AGH Federal Loan, permitting the Trustee to accelerate the AGH Federal Loan and the borrower to demand a repurchase of the AGH Federal Property by Allegheny General Hospital for a price equal to 105% of the outstanding balance under the AGH Federal Loan. See "RISK FACTORS--The Mortgage Loans--Risks Associated with Construction Loans" herein.

     The other Allegheny General Loan (the "AGH Main Campus Loan") (5.47%) is secured by one mortgage encumbering a leasehold interest in a medical office building and two parking garages (collectively, the "AGH Main Campus Properties"). All mortgages and notes constituting the AGH Main Campus Loan are crossed-collateralized and cross-defaulted. The AGH Main Campus Properties consist of (a) the Allegheny General Hospital

East Wing Office Building, containing approximately 66,629 square feet and 100% subleased to various physicians' groups affiliated with AGH; (b) the James Street Parking Garage, a seven story parking facility containing approximately 807 spaces originally constructed in 1978 and open to both monthly and daily parkers; and (c) the Hemlock Street Parking Garage, an eight story parking facility containing approximately 1,200 spaces open only to monthly parking patrons associated with AGH.

     Circuit City Loans. Ten (10) Mortgage Loans (the "Circuit City Loans"), having an aggregate Cut-Off Date Balance of $69,148,018.17 (10.70%), are secured by ten (10) separate mortgages encumbering the fee simple in ten (10) separate Mortgaged Properties (the "Circuit City Properties") which are leased to Circuit City Stores, Inc., a publicly-traded company (NYSE: CC) which operates a national chain of approximately 500 retail electronic stores and, through its Car Max affiliate, seven retail used car facilities, in various states throughout the United States. Circuit City Stores, Inc. does not have a publicly available rating.

     All of the Circuit City Loans are secured, in part, by Bondable Leases. The Circuit City Properties are used for retail purposes, are located in eight (8) different states, and have aggregate improvements totaling approximately 422,086 square feet.

     Nine West Loan. One (1) Mortgage Loan (the "Nine West Loan"), having a Cut-Off Date Balance of $45,888,588.25 (7.10%), is secured by a mortgage encumbering the fee simple and leasehold interest in a Mortgaged Property located in Westchester County, New York (the "Nine West Property") which is leased to Nine West Group, Inc., a publicly-traded (NYSE: NIN) international designer, developer and marketer of women's footwear. As of March 10, 1998, the Nine West Group, Inc. had a corporate credit rating of "BB" and a long-term credit rating of "Ba2" from Standard & Poor's and Moody's, respectively. However, Moody's has placed the Nine West Group, Inc. on "Review" for a possible ratings downgrade.

     The Nine West Loan is secured, in part, by a Bondable Lease. The Nine West Property is further subject to a ground lease agreement with the County of Westchester Industrial Development Agency as ground lessor. The ground lease agreement encumbers all of the land under the Nine West Property, all of which land is subject to, and constitutes security for, the Nine West Loan. All ground rent payable under the ground lease for the entire term thereof was prepaid at the closing of the Nine West Loan. Pursuant to the terms of the ground lease agreement, upon any termination of the ground lease, all right, title and interest of ground lessor in the land under the Nine West Property reverts to the borrower subject to the lien of the Nine West Loan.

     The Nine West Property consists of two office buildings with a total of approximately 366,460 square feet and approximately 25.77 acres of land situate in Westchester County, near White Plains, New York.

     Fred Meyer Loans. Three (3) Mortgage Loans (the "Fred Meyer Loans"), having an aggregate Cut-Off Date Balance of $45,020,588.17 (or 6.97%), are secured by three (3) separate mortgages encumbering the fee simple interests in three (3) separate Mortgage Properties (the "Fred Meyer Properties") which are leased to Fred Meyer, Inc. (in the case of two of the Fred Meyer Properties) and a wholly-owned subsidiary of Fred Meyer, Inc. (in the case of the remaining Fred Meyer Properties), a publicly-traded company (NYSE: FMY) which operates a chain of approximately 400 retail stores in different locations, offering food, apparel, general merchandise, home electronics, home improvements and fine jewelry in various states throughout the Western United States. As of March 10, 1998, Fred Meyer, Inc. had a corporate credit rating of "BB+" and a long-term credit rating of "Ba2" from Standard & Poor's and Moody's, respectively.

     All of the Fred Meyer Loans are secured, in part, by Bondable Leases and with respect to the Fred Meyer Property leased to a wholly-owned subsidiary of Fred Meyer, Inc., a Lease Guaranty provided in favor of the related borrower by Fred Meyer, Inc. Two (2) of the Fred Meyer Properties are located in the state of Washington and one (1) of the Fred Meyer Properties is located in the state of Oregon. The Fred Meyer Properties are used for retail purposes and have aggregate improvements totaling approximately 517,352 square feet.

     Q Clubs Loan. Six (6) Mortgage Loans (the "Q Clubs Loans"), having an aggregate Cut-Off Date Balance of $43,688,077.44 (6.76%), are secured by six (6) separate mortgages encumbering the fee simple interests in six (6) separate Mortgage Properties (the "Q Clubs Properties") which are leased to Q Clubs, Inc., a privately-held company which operates a chain of approximately 18 health clubs in various states throughout the United States. Q Clubs, Inc. does not have a publicly available rating.

     All of the Q Clubs Loans are secured, in part, by Bondable Leases. Four (4) of the Q Clubs Properties are located in the State of Texas, and two (2) of the Q Club Properties are located in the State of Florida. The Q Clubs Properties are used as health clubs and have aggregate improvements totaling approximately 282,227 square feet.

     Northwestern Loans. The Three (3) Mortgage Loans (the "Northwestern Loans"), having an aggregate Cut-Off Date Balance of $34,068,860.79 (5.27%), are comprised of forty (40) separate mortgages encumbering the fee simple interests in (a) thirty-nine (39) separate Mortgaged Properties (the "Northwestern I Properties") and (b) a single Mortgaged Property (the "Northwestern II Property"), which are leased to Northwestern Human Services, Inc., a privately-held company which provides private social services and related services under various contracts to state and local governmental agencies in various states in the Eastern United States. As of March 10, 1998, Northwestern Human Services, Inc. had a corporate credit rating of "BBB" from Standarsd & Poor's. Northwestern Human Services, Inc. does not have a publicly available rating for Moody's.

     All of the Northwestern Loans are secured, in part, by Bondable Leases.

     Thirty-six (36) of the Northwestern I Properties are located in the state of Pennsylvania and three (3) of the Northwestern I Properties are located in the state of New Jersey. The Northwestern I Properties include medical office, general office, outpatient facilities and residential facilities used by Northwestern Human Services, Inc. to administer social services programs and (in the case of the residential properties) to house special need patients on behalf of state and local governments. The Northwestern I Properties have aggregate improvements totaling approximately 186,810 square feet. The Northwestern Loans which are secured by the Northwestern I Properties are cross-collateralized and cross-defaulted.

     The Northwestern II Property consists of a 240 bed juvenile detention facility currently under construction in the State of Pennsylvania. Pursuant to the terms of the Bondable Lease related to the Northwestern II Property, Northwestern Human Services, Inc. is obligated to cause development of the Northwestern II Property to be completed not later than May 31, 1999 and to commence payments of fixed rent on June 30, 1999 irrespective of whether development of the Northwestern II Property has been completed by such date. Payments of interest only on the Northwestern II Property loan will be paid monthly out of a capitalized interest escrow account established at closing and held by the Servicer during the construction period. Thereafter, payments of principal and interest on the Northwestern II Property loan will be made monthly out of fixed rent paid under the Northwestern II Property lease. A failure by Northwestern Human Services, Inc. to cause development of the Northwestern II Property to be completed on or before September 30, 1999 constitutes an event of default under the Credit Lease and the Northwestern II Property loan, permitting the Lender to accelerate the Northwestern II Property loan and the borrower to demand a repurchase of the Northwestern II Property by Northwestern Human Services, Inc. for a net price at least equal to 105% of the outstanding principal balance plus accrued interest to fully repay the Northwestern II Property loan.

     Heilig-Meyers Loans. Twenty (20) Mortgage Loans (the "Heilig-Meyers Loans"), having an aggregate Cut-Off Date Balance of $32,692,379.69 (5.06%), are secured by 20 separate Mortgage Loans encumbering the fee simple interests in 20 separate Mortgaged Properties (the "Heilig-Meyers Properties") which are leased to Heilig-Meyers Company and various wholly-owned subsidiaries of Heilig-Meyers Company, a publicly-traded company (NYSE: HMY) which sells furniture, consumer electronics, appliances, beddings, and floor coverings through a chain of approximately 1,100 retail furniture stores in various states throughout the United States. As of March 10, 1998, Heilig-Meyers Company had a corporate credit rating of "BB+" from Standard & Poor's. Heilig-Meyers Company does not have a publicly available rating for Moody's; however, as of March 10, 1998, a subsidiary of Heilig-Meyers Company for which Heilig-Meyers Company guarantees long term debt had a long term credit rating of "Ba1" from Moody's.

     All of the Heilig-Meyers Loans are secured, in part, by Bondable Leases and, in the case of Heilig-Meyers Properties, leased to wholly-owned subsidiaries of Heilig-Meyers Company. Lease Guaranties have been provided in favor of the related borrowers by Heilig-Meyers Company. The Heilig-Meyers Properties are used for retail purposes, are located in eight (8) states, and have aggregate improvements totaling approximately 756,668 square feet.

     Construction Loans. The proceeds of five Mortgage Loans (18.58%) (Control Numbers 3, 4, 53, 57 and 113) (the "Construction Loans") were applied, in part, to pay for the costs to construct the improvements that are, in each case, subject to a Credit Lease. Each of the Construction Loans is secured by the related borrower's interest in the real estate and provides for payment of interest only during some or all of the projected construction period, with amortization of the principal commencing on a date certain by which construction is intended to be complete. Under each of the Credit Leases relating to a Construction Loan, the Rental Payments are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Construction Loans upon commencement of principal amortization. Funds sufficient to pay interest during the construction period were advanced to the respective borrowers and were deposited in each case in a capitalized interest escrow account from which monthly payments of interest on the Construction Loans are disbursed when due. In four of the five Construction Loans (control numbers 3, 4, 57 and 113), the Tenants are required to pay for any construction cost shortfalls and are obligated to purchase the respective Mortgaged Properties for an amount which, together with funds remaining in the related construction escrow account, will be sufficient to pay the principal of and interest on the related Mortgage Loan together with a Prepayment Premium should construction not be completed by a certain date. In the fifth Construction Loan (control number 53) (2.46%), the borrower is required to pay for shortfalls, if any, incurred in connection with completion of construction on the related Mortgaged Property. However, if construction is not completed by a certain date, it is an event of default under such Mortgage Loan and the Trustee for the benefit of the Certificateholders shall be entitled to draw on an irrevocable letter of credit issued by Fleet National Bank (rated "A" by S&P and "A2" by Moody's as of the Cut-Off Date) in the amount sufficient to pay the principal of, and a Prepayment Premium on, the related Mortgage Loan. See "RISK FACTORS--The Mortgage Loans--Risks of Lending on Income Producing Properties Generally" and "--Risks Associated with Construction Loans" herein. Certificateholders may be adversely affected by any failure of Fleet National Bank to pay under the letter of credit, and any downgrade of the credit rating of Fleet National Bank may adversely affect the ratings of the Offered Certificates.

     Set forth below are certain characteristics of the Construction Loans.

                          SUMMARY OF CONSTRUCTION LOANS

                                                                               % OF        SCHEDULED
                                                                 CUT-OFF      INITIAL    CONSTRUCTION    CONSTRUCTION  CONSTRUCTION
CONTROL         TENANT/                                           DATE          POOL      COMPLETION        DEFAULT      DEFAULT
NUMBER      LEASE GUARANTOR               S&P    MOODY'S         BALANCE       BALANCE      DATE (2)        DATE (3)    CALL PRICE
------      ---------------               ---    -------         -------       -------      --------        --------    ----------
  3   Allegheny General Hospital           A       A3       $ 67,170,088.09     10.40%     8/31/1999       9/30/1999      105.0%
  4   Baptist Hospital, Inc               AA-      Aa1        19,791,520.71      3.06%     8/31/1998      12/31/1999      104.6%
 53   County of Monroe                    AA       Aa2        15,884,013.95      2.46%      9/1/1998        9/1/1998      103.0%
 57   Northwestern Human Services, Inc.   BBB      (1)        14,135,554.35      2.19%     5/31/1999       9/30/1999      105.0%
113   Time Warner Entertainment, L.P.     BBB-     Baa3        3,055,623.03      0.47%      4/1/1998       12/1/1999      110.0%(4)
                                                            --------------------------
                                                            $120,036,800.12     18.58%

------------
(1)  Not publicly rated.

(2) The date upon which construction is scheduled to be completed pursuant to the terms of the Credit Lease and related documents.

(3) The date on which the Tenant will be in default under the Credit Lease if construction is incomplete.

(4) Minimum prepayment amounts assuming tenant exercises its option to purchase the mortgage loan from lender following a construction default. In the event the tenant does not exercise such option, the prepayment amount will be based upon a default payment from tenant under the lease which will be equal to or greater than 132% of the mortgage loan balance.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms. All the Mortgage Loans accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months.

     Due Dates. Sixteen (16) Mortgage Loans (31.91%), have "Due Dates" (that is, the dates upon which the related Periodic Payments become due) that occur on the first day of each month that a payment is due. Seventeen (17) Mortgage Loans (19.50%) have Due Dates on the fifth day of each month and seventy-two (72) Mortgage Loans (48.59%) have Due Dates on the 10th day of each month. Periodic Payments are due monthly with respect to all but three of the Mortgage Loans and quarterly with respect to the remainder of the Mortgage Loans. With respect to the three Mortgage Loans (17.29%), the Periodic Payments are due quarterly (the "Quarterly Pay Loans"). With respect to the Quarterly Pay Loans, the principal portion of such payment received and an amount equal to one month's interest payment will be distributed to Certificateholders on the Distribution Date in the month such Periodic Payment is received. The remainder of the interest portion of such payment will be held in a reserve account (the "Quarterly Interest Reserve Account"), subject to withdrawal on the immediately subsequent two Distribution Dates, to the extent of the amount received. On the Closing Date, the Mortgage Loan Seller will cause to be deposited into the Quarterly Interest Reserve Account, an amount, if any, with respect to each Quarterly Pay Loan, sufficient to make distributions to Certificateholders in respect of interest to accrue on such Quarterly Pay Loan from the Cut-Off Date through the Distribution Date immediately preceding the first Due Date to occur after the Closing Date for such Quarterly Pay Loan.

     Amortization. Sixty-four (64) Mortgage Loans (74.61%) provide for Periodic Payments that fully amortize the principal balance of such Mortgage Loan by its maturity date (the "Fully Amortizing Loans") and 41 Mortgage Loans (25.39%) provide for Periodic Payments based on amortization schedules significantly longer than their respective remaining terms to maturity (the "Balloon Loans"). The Balloon Loans will have substantial principal amounts due and payable on their scheduled respective maturity dates, unless prepaid prior thereto, which are in excess of the principal amounts which would have been due and payable had such loans been Fully Amortizing Loans (such excess amount is herein referred to as a "Balloon Payment"). All of the Balloon Payments are either Insured Balloon Payments or Tenant Balloon Payments. See "SUMMARY--Amortization Characteristics," "RISK FACTORS--The Mortgage Loans" and "--Risks Affecting Residual Value Insurance Policy Proceeds" herein.

     Nonrecourse Obligations. The Mortgage Loans are generally non-recourse obligations of the respective borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person (other than the Guarantor of a Credit Lease), and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse (except with respect to a Tenant or Guarantor). No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer, except with respect to Insured Balloon Payments under certain Mortgage Loans.

     Defeasance. During their respective Lockout Periods, but beginning not earlier than two years after the Closing Date, all but one of the Mortgage Loans provide that, in general, the related borrower may substitute a pledge of "Defeasance Collateral" in exchange for a release of the Mortgaged Property from the lien of the related Mortgage. In general, "Defeasance Collateral" is direct, non-callable United States Treasury obligations that provide for payments on or prior, but as close as possible, to each successive Due Date with respect to the defeased Mortgage Loan, with each such payment being equal to or greater than the Periodic Payment and the Balloon Payment with respect to such defeased Mortgage Loan.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment by the borrowers (other than by reason of a material casualty, condemnation or other event not caused by the borrower and affecting the Mortgaged Property, as set forth below). In general, the Mortgage Loans prohibit voluntary prepayments of principal for a period (a "Lockout Period") ending on a date specified in the related Mortgage Note (as defined herein) and, in general, thereafter impose a Yield Maintenance Charge or Percentage Premium (each as defined herein) for most of their respective remaining terms to maturity. The ability of the Master Servicer or a Special Servicer to waive or modify the terms of any Mortgage Loan relating to the payment of a Prepayment Premium is limited as described herein. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium, or as to the collectability of any Prepayment Premium.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Generally, the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in most circumstances, (i) permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property, or (ii) prohibit the borrower from doing so without the consent of the holder of the Mortgage, which consent, in certain cases, may not be unreasonably withheld if certain conditions are met. As provided in the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described herein under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans. One group of Mortgage Loans (3.53%, is cross-collateralized and cross-defaulted with each other (Control Numbers 48, 49, 50 and 51). No Mortgage Loans are cross-collateralized or cross-defaulted with any loans which are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

UNDERWRITING CRITERIA

     One hundred four (104) Mortgage Loans (99.3%) were originated by affiliates of LMMCC. One Mortgage Loan was originated by a third-party originator.

     A variety of factors are considered by LMMCC in originating a Mortgage Loan, the most important of which is the Private Estimated Rating (as defined below) of the Tenant. LMMCC's criteria limits the origination of Mortgage Loans to borrowers possessing Mortgaged Properties that are subject to a Credit Lease to a Tenant having either (i) an actual published corporate, senior debt or claims-paying ability, or (ii) a private confidential rating estimate of not less than "B" or the equivalent, as ascribed by a nationally recognized rating agency, based solely on an analysis of certain financial information including an analysis of certain financial ratios indicating that the Tenant meets certain credit rating parameters (a "Private Estimated Rating"). Such analysis by such rating agency is based solely upon publicly available information and does not include, among other things, a review of projections or interviews with the senior management of the Tenant or Guarantor.

     In addition, the Mortgage Loans were underwritten using criteria that generally meet the "Credit Tenant Loan Guidelines" established by the National Association of Insurance Commissioners for "Schedule D" bond investment treatment.

     Each Mortgage Loan secured by a Bondable Lease or a Triple Net Lease is generally underwritten using a Minimum Stabilized Debt Service Coverage Ratio (as defined herein) of 1.0x. Each Mortgage Loan secured by a Triple Net Lease with Casualty or Condemnation Rights must have the benefit of a Lease Enhancement Policy.

     Each Mortgage Loan secured by a Double Net Lease is generally underwritten using a Minimum Stabilized Debt Service Coverage Ratio of not less than 1.01x, after deducting reserves and any other amounts projected to be required to address any Additional Rights that may exist under such Credit Leases. Reserves established in connection with Mortgage Loans secured by Double Net Leases equal at least 150% of the amounts recommended in the third-party engineering assessments performed in connection with the origination of such Mortgage Loans. In addition, each Mortgage Loan secured by a Double Net Lease with Casualty or Condemnation Rights must have the benefit of a Lease Enhancement Policy.

ASSESSMENT OF PROPERTY CONDITION

     Property Inspection. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgage Loans by or on behalf of the originator or the related Mortgage Loan Seller to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The primary purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property subject to the Credit Lease. There can be no assurance that another appraiser would have arrived at the same opinion of value. See "RISK FACTORS--The Mortgage Loans--Risks Associated with Appraised Values of the Mortgaged Properties" herein.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by an independent environmental consulting firm with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans, and a third-party desktop review (not including an on-site review) of such site environmental assessment was conducted by Environmental Management Group, Inc. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended further action, the originator of the related Mortgage Loan determined that the necessary remediation or testing was being undertaken in a satisfactory manner or that such remediation or testing would be adequately addressed post-closing. In some instances, the originator of the related Mortgage Loan required that reserves be established to cover the estimated cost of such remediation.

     Engineering Assessments. With respect to Nineteen (19) of the Mortgage Loans (23.23%), a licensed engineer or architect inspected the related Mortgaged Property with respect to all the Mortgage Loans to assess those property matters which are the responsibility of the related borrower, as landlord, under the related Credit Lease. Certain of the resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of such Mortgaged Properties. Except with respect to those Mortgage Loans in which the related Tenant is obligated for such costs, and except with respect to Construction Loans, the related borrowers generally deposited with the Lender or its designee at the origination of the related Mortgage Loans an amount equal to approximately 125% of the licensed engineer's or architect's estimated cost of any material recommended repairs, corrections or replacements not completed by closing, to assure their completion.

     Earthquake Analyses. Eleven (11) Mortgage Loans having an aggregate Cut-Off Date Balance of $39,859,678.24 (6.17%) are secured, in part, by mortgages on the fee simple and leasehold interests in eleven separate Mortgaged Properties located in the State of California (the "California Loans").

     Ten (10) of the California Loans are secured, in part, by Bondable Leases. Pursuant to such Leases, the Tenants are obligated to restore the related Mortgaged Property following all events of casualty (including without limitation any casualty arising as a result of an earthquake) and, in the case of condemnation, to provide the related borrowers with irrevocable offers to purchase the affected Mortgaged Properties for amounts sufficient to retire the then-outstanding principal balances of the affected Mortgage Loans. In the case of seven (7) of the California Loans secured by Bondable Leases, the tenants are also obligated to obtain earthquake insurance coverage. In the case of the remaining three (3) of the California Loans secured by Bondable Leases (control numbers 48, 49 and 50), the tenant is not required to obtain earthquake insurance coverage. Earthquake risk assessments obtained at origination of such California Loans indicated that probable maximum losses of 12%, 15% and 14% were associated with such Mortgaged Properties on a 475-year seismic risk basis.

     One California Loan is secured by a Double-Net Lease pursuant to which the Tenant is required to obtain earthquake insurance. An earthquake risk assessment obtained at origination of such California Loan indicated that a probable maximum loss of 20% was associated with such Mortgaged Property on a 475-year seismic risk basis.

     Zoning Compliance. Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and for other reasons, certain improvements thereon may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower or related Tenant, if the Tenant is obligated to restore under the terms of the Credit Lease, to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto. Such limitations may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow or result in a Tenant's determination to terminate its Credit Lease only if permitted by the terms thereof. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur (other than with respect to Mortgage Loans in which the Tenant's obligations are not affected by a casualty), no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or that, if the Mortgaged Property were to be repaired or restored in conformity with current law, whether the value of the related Mortgaged Property or its revenue producing potential would be diminished.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A hereto. Certain additional information regarding the Mortgage Loans is contained herein under "--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."

     For purposes of the following tables, tables set forth in the Summary, and Annex A:

          (i) References to "Remain Amort. Term" are references to the remaining amortization terms.

          (ii) References to "DSCR" are references to "Debt Service Coverage Ratios." With respect to the Mortgage Loans, debt service coverage ratios are used by lenders to measure the ratio of (a) absolute net cash realized by a landlord (as borrower) under a related Credit Lease ("Net Cash Flow") that is available for debt service (that is, cash remaining after deducting any expenses which are either (i) explicitly the responsibility of the landlord under the related Credit Lease (i.e., roof replacements if required under a Double-Net Lease, etc.), and/or (ii) those expenses which could potentially become the responsibility of the landlord under the Credit Lease if and as reasonably forecasted by the Mortgage Loan Seller, based upon either (A) potential expense obligations of the landlord to the Tenant or Mortgaged Property, or (B) expenses which may be incurred in order to comply with Rating Agencies' requirements (i.e., reserves for insurances in the event the Tenant, while currently doing so, is not obligated pursuant to the Credit Lease to maintain insurances meeting the requirements of the Rating Agencies, etc.)) to (b) required debt service payments.

          The "Debt Service Coverage Ratio" for any Mortgage Loan is the ratio of annual Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. Debt Service Coverage Ratios measure the ability of a property to service mortgage debt based upon the existing lease payments due by the Tenant under the Credit Lease. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by, the Mortgage Loan Seller on the basis of a review of (i) the related Credit Lease, (ii) supporting confirmation of the matters set forth in the related Credit Lease (specifically in reliance upon Tenant estoppel certificates and subordination, attornment and non-disturbance agreements), and (iii) a review of third-party professional reports (structural engineering/property site assessments). Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization and generally does not reflect capital expenditures, but does reflect reserves for replacements in those instances in which the landlord under the Credit Lease is responsible for specific repair, maintenance and/or capital items.

          (iii) References to "Loan per Sq ft" refers to the Cut-Off Date Balance of such Mortgage Loan divided by the number of square feet, that comprise the related Mortgaged Property.

          (iv) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the Mortgaged Property was originally constructed or in the event of substantial renovation or rehabilitation of a Mortgaged Property, the year in which such renovation or rehabilitation was completed.

          (v) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vi) References to "Mortgage Rate" are references to the interest rate on a Mortgage Loan set forth in the related Mortgage Note on the Cut-Off Date.

          (vii) References to "Initial Reserves at Closing" represent reserves escrowed at closing for needed maintenance, repairs, replacements and corrections of engineering and environmental issues as outlined in the engineering and environmental reports and for which the borrower may be responsible. Such amounts typically represent 150% of the costs of the work outlined in such reports and not completed by closing. With respect to any amount which was considered to be an obligation of the Tenant pursuant to the terms of the Credit Lease, a reserve was not established.

          (viii)  References  to  "Underwriting   Reserves"   represent  amounts
     underwritten on an annual basis to cover capital costs, as used by the applicable Mortgage Loan Seller in determining net cash flow.

          (ix) References to "Stated Remaining Term" are references to the remaining term to maturity for each Mortgage Loan.

          (x) References to "Capitalized Interest Reserve" represent amounts escrowed by the Mortgage Loan Seller to pay interest only on the Mortgage Loans deemed to be Construction Loans during the period up to the date upon which the Tenant under the related Credit Lease is required to make lease payments which begin to amortize the principal balance of such Mortgage Loan at the Mortgage Rate.

                                                  PROPERTY TYPES

                                                                                     WEIGHTED AVERAGES
                                                                                     -------------------
                                 AGGREGATE     % OF        AVERAGE       HIGHEST                                        AVERAGE
                     NUMBER OF    CUT-OFF     INITIAL      CUT-OFF       CUT-OFF                 STATED                 PROPERTY
                     MORTGAGED     DATE        POOL          DATE          DATE      MORTGAGE   REMAINING   LOAN PER      SIZE
    PROPERTY TYPES   PROPERTIES   BALANCE    BALANCE(1)   BALANCE(1)    BALANCE(1)     RATE    TERM (MO.)   SQ FT       (SQ FT)
    --------------   ----------   -------    ----------   ----------    ----------     ----    ----------   -----       -------
Retail
 Drug Store               43   $120,115,866    18.59%   $  2,793,392   $  6,059,817    6.805%      259        192         18,560
 Electronic Store         10     69,148,018    10.70       6,914,802     12,121,851    7.887       254        170         45,256
 Grocery/
   Department Store        3     45,020,588     6.97      15,006,863     18,109,170    7.712       268         88        173,810
 Furniture Store          20     32,692,380     5.06       1,634,619      3,175,950    7.480       257         47         38,829
 Discount Store            4     22,775,358     3.53       5,693,839      7,525,857    7.770       261         57        117,051
 Grocery Store             3     16,332,349     2.53       5,444,116      6,067,932    7.726       289         94         59,107
 Other                     2     25,657,247     3.97      12,828,624     21,168,827    7.285       234        103        185,954
------------------------------------------------------------------------------------------------------------------------------------
     SubTotal             85    331,741,806    51.35       3,902,845     21,168,827    7.369       259        138         68,895
Office                     9    197,663,315    30.59      21,962,591     67,170,088    7.537       244        211        210,889
Health Club                6     43,688,078     6.76       7,281,346      8,476,308    8.760       250        157         47,066
Office/Garage              1     35,340,416     5.47      35,340,416     35,340,416    7.030       223        530         66,629
Office/Warehouse           1      3,578,055     0.55       3,578,055      3,578,055    6.630       158        178         20,140
Other                     40     34,068,861     5.27         851,722     14,135,554    7.320       122        133         49,343
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/
     WTD. AVGS           142   $646,080,530   100.00%   $  4,549,863   $ 67,170,088    7.489%      244        183        109,436

----------
(1) For Mortgage Loans Control Number 55 and 56, which are secured by more than one Mortgaged Property, the Cut-Off Date Balance for each such Mortgage Loan was allocated by multiplying the Cut-Off Date Balance for each such Mortgage Loan by the quotient of the appraised value of the applicable Mortgaged Property relating to such Mortgage Loan by the appraised value of the Mortgaged Properties, in each case as of origination.

                             GEOGRAPHIC DISTRIBUTION

                                                                                          % OF
                                 NUMBER OF               AGGREGATE                       INITIAL
                                 MORTGAGED              CUT-OFF DATE                      POOL
STATE                           PROPERTIES               BALANCE(1)                     BALANCE(1)
-----                           ----------               ----------                     ----------
Pennsylvania                        44                 $161,935,530                        25.06%
New York                            10                   97,371,340                        15.07
Washington                           8                   41,824,546                         6.47
Florida                              6                   40,839,540                         6.32
California                          11                   39,859,678                         6.17
Oregon                               7                   33,343,431                         5.16
Illinois                             4                   29,430,100                         4.56
Texas                                4                   26,994,299                         4.18
Tennessee                            3                   25,168,704                         3.90
Michigan                             5                   25,160,027                         3.89
New Jersey                           5                   23,451,318                         3.63
Ohio                                 7                   22,619,768                         3.50
Virginia                             4                   12,567,710                         1.95
Vermont                              3                    9,614,416                         1.49
Iowa                                 4                    7,909,216                         1.22
Idaho                                3                    7,254,225                         1.12
Colorado                             1                    6,888,746                         1.07
Kansas                               1                    5,732,593                         0.89
Nevada                               1                    4,967,063                         0.77
New Hampshire                        2                    4,371,015                         0.68
Kentucky                             2                    4,351,148                         0.67
Utah                                 1                    3,377,604                         0.52
South Carolina                       1                    3,343,954                         0.52
Connecticut                          1                    2,880,897                         0.45
Maine                                1                    1,826,133                         0.28
West Virginia                        1                    1,241,766                         0.19
Montana                              1                      955,607                         0.15
Louisiana                            1                      800,157                         0.12
------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                    142                 $646,080,530                       100.00%

Total Number of states is 28.

(1) For Mortgage Loans Control Number 55 and 56, which are secured by more than one Mortgaged Property, the Cut-Off Date Balance for each such Mortgage Loan was allocated by multiplying the Cut-Off Date Balance for each such Mortgage Loan by the quotient of the appraised value of the applicable Mortgaged Property relating to such Mortgage Loan by the appraised value of the Mortgaged Properties, in each case as of origination.

                                   YEARS BUILT

                                                                                                 WEIGHTED AVERAAGES
                                                            % OF         CUMULATIVE      ---------------------------------
                   NUMBER OF        AGGREGATE              INITIAL          % OF                      STATED
 RANGE OF          MORTGAGED      CUT-OFF DATE              POOL        INITIAL POOL     MORTGAGE    REMAINING   SEASONING
YEARS BUILT       PROPERTIES        BALANCE(1)            BALANCE(1)      BALANCE(1)       RATE      TERM (MO.)   (MO.)(1)
-----------       ----------        ----------            ----------      ----------       ----      ----------   --------
1820-1874              1           $   319,038               0.05%           0.05%         7.460%       112           8
1875-1949              9             3,624,205               0.56            0.61          7.433        113           7
1950-1969             20            20,013,842               3.10            3.71          7.431        232           3
1970-1979             12            28,891,889               4.47            8.18          7.960        271           4
1980-1989             16           125,865,384              19.48           27.66          7.758        223          10
1990-1994             22           129,202,358              20.00           47.66          7.365        258           5
1995-1998             62           338,163,815              52.34          100.00          7.401        246           5
------------------------------------------------------------------------------------------------------------------------
TOTAL
 /WTD. AVGS.         142          $646,080,530             100.00%         100.00%         7.489%       244           6

(1)  Number of months elapsed since the first Due Date following organization.

                                 MORTGAGE RATES

                                                                                                 WEIGHTED AVERAGES
                                                                   % OF       CUMULATIVE       -----------------------
 RANGE OF                         NUMBER OF      AGGREGATE       INITIAL     % OF INITIAL                     STATED
 MORTGAGE                         MORTGAGE     CUT-OFF DATE       POOL           POOL          MORTGAGE     REMAINING
  RATES                             LOANS         BALANCE        BALANCE        BALANCE          RATE       TERM (MO.)
 -------                           -------       ---------       -------       ---------        ------     -----------
6.570%-6.999%                         43      $237,942,514         36.83%         36.83%         6.803%       248
7.000%-7.124%                          3        56,821,610          8.79          45.62          7.038        242
7.125%-7.249%                          2        16,012,022          2.48          48.10          7.146        145
7.250%-7.374%                          2         4,630,738          0.72          48.82          7.324        195
7.375%-7.499%                         22        52,625,686          8.15          56.96          7.468        202
7.500%-7.624%                          3        12,090,549          1.87          58.84          7.598        277
7.625%-7.749%                         13       108,432,912         16.78          75.62          7.677        255
7.750%-7.874%                          4        24,450,696          3.78          79.40          7.826        268
7.875%-7.999%                          1         6,067,932          0.94          80.34          7.950        295
8.250%-8.374%                          1        15,309,449          2.37          82.71          8.350        299
8.500%-8.624%                          3        17,631,336          2.73          85.44          8.610        259
8.750%-8.874%                          7        48,176,498          7.46          92.90          8.765        248
9.000%-                                1        45,888,588          7.10         100.00          9.000        228
-----------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVGS.                    105      $646,080,530        100.00%        100.00%         7.489%       244


                                 ORIGINAL TERMS

                                                                                              WEIGHTED AVERAGES
                                                   % OF                                     -------------------------
RANGE OF                          NUMBER OF       INITIAL       AGGREGATE                    STATED
ORIGINAL                           MORTGAGE         POOL       CUT-OFF DATE    MORTGAGE     REMAINING       SEASONING
  TERM                              LOANS         BALANCE        BALANCE        RATE        TERM (MO.)       (MO.)(1)
 ------                            -------        -------       ---------      ------       ----------      ---------
10 Year Balloon                        2      $ 19,933,306          3.0.9%         7.448%      113              7
11 to 14 Year Balloon                  1        14,135,554          2.19           7.140       135              2
16 to 20 Year Balloon                  1        21,168,827          3.28           6.960       235              2
21 to 25 Year Balloon                 37       108,778,693         16.84           6.739       261              3
------------------------------------------------------------------------------------------------------------------
Balloon Sub Total                     41       164,016,381         25.39           6.888       229              3
Fully Amortizing                      64       482,064,149         74.61           7.694       249              7
------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVGS.                    105      $646,080,530        100.00%          7.489%      244              6

(1)  Number of months elapsed since the first Due Date following origination.

                                                        STATED REMAINING TERMS


                                                                                                WEIGHTED AVERAGES
 RANGE OF                                                         % OF        CUMATIVE      -------------------------
 STATED                           NUMBER OF      AGGREGATE       INITIAL    % OF INITIAL                     STATED
REMAINING                         MORTGAGE     CUT-OFF DATE       POOL          POOL        MORTGAGE        REMAINING
TERMS (MO.)                         LOANS         BALANCE        BALANCE       BALANCE        RATE         TERM (MO.)
-----------                        -------       ---------       -------      ---------      ------       -----------
112-120                                2      $ 19,933,306          3.09%          3.09%      7.448%          113
121-228                               10       132,714,684         20.54          23.63       7.754           205
229-240                                4        37,546,980          5.81          29.44       7.456           234
241-300                               89       455,885,560         70.56         100.00       7.417           262
---------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVGS.                    105      $646,080,530        100.00%        100.00%      7.489%          244

                              CUT-OFF DATE BALANCES

                                                                                                      WEIGHTED AVERAGES
        RANGE OF                                                           % OF     CUMULATIVE     -----------------------
         CUT-OFF                      NUMBER OF       AGGREGATE          INITIAL   % OF INITIAL                   STATED
          DATE                         MORTGAGE      CUT-OFF DATE          POOL       POOL         MORTGAGE     REMAINING
        BALANCES                        LOANS          BALANCE            BALANCE    BALANCE         RATE       TERM (MO.)
        --------                       -------        ---------           -------    -------       --------    -----------
$  800,157-$  999,999                      2        $  1,755,763           0.27%      0.27%         7.480%         257
$ 1,000,000-$ 1,999,999                   25          40,596,897           6.28       6.56          7.300          253
$ 2,000,000-$ 2,999,999                   21          51,996,217           8.05      14.60          6.850          259
$ 3,000,000-$ 3,999,999                   15          50,645,938           7.84      22.44          6.978          238
$ 4,000,000-$ 4,999,999                    7          31,361,274           4.85      27.30          7.169          261
$ 5,000,000-$ 5,999,999                    7          38,641,428           5.98      33.28          8.093          265
$ 6,000,000-$ 6,999,999                    5          32,380,042           5.01      38.29          7.994          269
$ 7,000,000-$ 7,999,999                    4          29,223,147           4.52      42.81          8.218          239
$ 8,000,000-$ 8,999,999                    3          24,969,135           3.86      46.68          8.389          251
$ 9,000,000-$ 9,999,999                    2          18,758,716           2.90      49.58          7.753          244
$10,000,000-$14,999,999                    4          53,168,823           8.23      57.81          7.537          229
$15,000,000-$19,999,999                    6         103,015,231          15.94      73.75          7.337          229
$20,000,000-$24,999,999                    1          21,168,827           3.28      77.03          6.960          235
$35,000,000-$39,999,999                    1          35,340,416           5.47      82.50          7.030          223
$40,000,000-$67,170,088                    2         113,058,676          17.50     100.00          7.746          244
-----------------------------------------------------------------------------------------------------------------------
TOTAL /WTD. AVGS.                        105        $646,080,530         100.00%    100.00%         7.489%         244

----------
Average Cut-Off Balance is $6,153,148.

                           YEARS OF SCHEDULED MATURITY

                                                                                                     WEIGHTED AVERAGES
                                                                       % OF       CUMULATIVE      -----------------------
  SCHEDULED                            NUMBER OF      AGGREGATE       INITIAL    % OF INITIAL                    STATED
   MATURITY                             MORTGAGE     CUT-OFF DATE       POOL         POOL         MORTGAGE      REMAINING
     YEAR                                LOANS         BALANCE        BALANCE       BALANCE         RATE       TERM (MO.)
   --------                             -------       ---------       -------       -------        ------     -----------
     2007                                  2        $ 19,933,306        3.09%         3.09%         7.448%     113
     2009                                  1          14,135,554        2.19          5.27          7.140      135
     2011                                  1           3,578,055        0.55          5.83          6.630      158
     2012                                  1          17,912,875        2.77          8.60          6.900      172
     2013                                  1           3,055,623        0.47          9.07          7.360      180
     2015                                  1           7,525,857        1.16         10.24          7.710      207
     2016                                  4          40,618,131        6.29         16.52          7.073      223
     2017                                  4          80,747,031       12.50         29.02          8.326      231
     2018                                  2          18,572,552        2.87         31.90          6.789      245
     2019                                 76         324,848,176       50.28         82.18          7.368      256
     2020                                  4          48,470,551        7.50         89.68          7.631      268
     2021                                  4          35,199,590        5.45         95.13          7.340      277
     2022                                  2          10,787,683        1.67         96.80          7.806      293
     2023                                  2          20,695,546        3.20        100.00          8.209      299
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVGS.                         105        $646,080,530      100.00%       100.00%         7.489%     244

              PREPAYMENT RESTRICTIONS AND DEFEASANCE BY CATEGORIES

                                                                           WEIGHTED   REMAINING LOCKOUT OR
                                                                % OF       AVERAGE    DEFEASANCE TERM (MO.)/   WEIGHTED AVERAGE # OF
                                  NUMBER OF     AGGREGATE      INITIAL     STATED     % OF WEIGHTED AVERAGE        MONTHS OPEN TO
                                   MORTGAGE    CUT-OFF DATE     POOL      REMAINING   STATED REMAINING TERM      PREPAYMENT PRIOR
       PREPAYMENT RESTRICTION)      LOANS        BALANCE      BALANCE     TERM (MO.)        OF LOCKOUT              TO MATURITY
       -----------------------      -----        -------      -------     ----------        ----------              -----------
Lockout, then Lockout
  with Defeasance                    102      $621,872,790     96.25%        246        245        99.69%                1
Lockout, then Lockout
  with Defeasance, then
  Static Prepayment Premiums           1        17,912,875      2.77         172        102        59.30                 0
Lockout, then Lockout
  with Defeasance,  then 5%
  Prepayment Premium (1)               1         4,719,750      0.73         291        171        58.76                 4
Lockout, then Lockout
  with Yield Maintenance               1         1,575,115      0.24         223        103        46.19                 6
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD AVGS.                     105      $646,080,530    100.00%        244        240        98.14%                1

             PREPAYMENT RESTRICTIONS AND DEFEASANCE BY ORIGINAL TERM

                                                                                 % OF
                                                    NUMBER OF    AGGREGATE      INITIAL
                                                     MORTGAGE   CUT-OFF DATE     POOL
   ORIGINAL TERM          PREPAYMENT RESTRICTION      LOANS       BALANCE       BALANCE
   -------------          ----------------------      -----       -------       -------
10 Year Balloon           Lockout, then Lockout
                             with Defeasance             2     $ 19,933,306       3.09%

11 to 14 Year Balloon     Lockout, then Lockout
                             with Defeasance             1       14,135,554       2.19

16 to 20 Year Balloon     Lockout, then Lockout
                             with Defeasance             1       21,168,827       3.28

21 to 25 Year Balloon     Lockout, then Lockout
                             with Defeasance            37      108,778,693      16.84
-------------------------------------------------------------------------------------------
                          Balloon SubTotal              41      164,016,381      25.39
-------------------------------------------------------------------------------------------
Fully Amortizing          Lockout, then Lockout with
                             Defeasance                 61      457,856,410      70.87
                          Lockout, then Defeasance,
                             then Static Prepayment
                             Premiums                    1       17,912,875       2.77
                          Lockout, then Lockout with
                             Defeasance, then
                             5% Prepayment Premium (1)   1        4,719,750       0.73
                          Lockout, then Yield
                             Maintenance                 1        1,575,115       0.24
-------------------------------------------------------------------------------------------
                          SubTotal                      64      482,064,149      74.61
-------------------------------------------------------------------------------------------
                             TOTAL/WTD. AVGS.          105     $646,080,530     100.00%

                                                                                     WEIGHTED AVERAGE
                                                        ----------------------------------------------------------------------------
                                                                                  REMAINING
                                                                     STATED       LOCKOUT OR                                MONTHS
                                                                    REMAINING     DEFEASANCE                                 OPEN
                                                        MORTGAGE      TERM          TERM         MONTHS        MONTHS       PRIOR TO
   ORIGINAL TERM          PREPAYMENT RESTRICTION)         RATE        (MO.)         (MO.)          YM            PP         MATURITY
   -------------          -----------------------         ----        -----         -----          --            --         --------
10 Year Balloon           Lockout, then Lockout
                             with Defeasance              7.448%        113           113            0             0             0

11 to 14 Year Balloon     Lockout, then Lockout
                             with Defeasance              7.140         135           135            0             0             0

16 to 20 Year Balloon     Lockout, then Lockout
                             with Defeasance              6.960         235           232            0             0             2

21 to 25 Year Balloon     Lockout, then Lockout
                             with Defeasance              6.739         261           261            0             0             0
------------------------------------------------------------------------------------------------------------------------------------
                          Balloon SubTotal                6.888         229           228            0             0             0
------------------------------------------------------------------------------------------------------------------------------------
Fully Amortizing          Lockout, then Lockout with
                             Defeasance                   7.727         252           251            0             0             1
                          Lockout, then Defeasance,
                             then Static Prepayment
                             Premiums                     6.900         172           102            0            70             0
                          Lockout, then Lockout with
                             Defeasance, then
                             5% Prepayment Premium (1)    7.620         291           171          116             0             4
                          Lockout, then Yield
                             Maintenance                  7.253         223           103          114             0             6
------------------------------------------------------------------------------------------------------------------------------------
                          SubTotal                        7.694         249           244            2             3             1
------------------------------------------------------------------------------------------------------------------------------------
                             TOTAL/WTD. AVGS.             7.489%        244           240            1             2             1


(1)  The lesser of 5% Prepayment Premium or Yield Maintenance.

                      PREPAYMENT LOCK-OUT/ PREMIUM ANALYSIS

                                      CURRENT    12 MO.      24 MO.     36 MO.    48 MO.     60 MO.     72 MO.     84 MO.      96 MO
     PREPAYMENT                        MARCH     MARCH       MARCH      MARCH     MARCH      MARCH      MARCH      MARCH       MARCH
     RESTRICTION                       1998       1999       2000       2001       2002       2003       2004       2005       2006
     -----------                       ----       ----       ----       ----       ----       ----       ----       ----       ----
Locked Out                            100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%
Yield Maintenance                       0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
Percentage Premium
 5.00% and greater                      0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
 4.00 to 4.99%                          0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
 3.00 to 3.99%                          0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
 2.00 to 2.99%                          0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
 0.99 to 1.99%                          0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
Open                                    0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%
Mortgage Pool
 Balance
 ($millions)                         $646.1     $636.7     $624.4     $612.2     $598.8     $583.7     $567.1     $548.5     $528.2
% of Initial Pool
 Balance                              100.0%      98.5%      96.6%      94.7%      92.7%      90.3%      87.8%      84.9%      81.8%


                                          108 MO.       120 MO.       132 MO.        144 MO.      156 MO.       168 MO.     180 MO.
     PREPAYMENT                            MARCH         MARCH         MARCH         MARCH         MARCH         MARCH       MARCH
     RESTRICTION                           2007          2008          2009          2010          2011          2012         2013
     -----------                           ----          ----          ----          ----          ----          ----         ----
Locked Out                                 97.8%         98.0%         98.3%         98.6%         99.1%         99.6%       98.9%
Yield Maintenance                           0.2           0.2           0.2           0.2           0.2           0.2         0.2
Percentage Premium
 5.00% and greater                          0.0           0.0           0.0           0.0           0.0           0.0         0.9
 4.00 to 4.99%                              0.0           0.0           0.0           0.0           0.0           0.0         0.0
 3.00 to 3.99%                              0.0           0.0           0.0           0.0           0.0           0.0         0.0
 2.00 to 2.99%                              2.0           1.8           0.0           0.0           0.0           0.0         0.0
 0.99 to 1.99%                              0.0           0.0           1.5           1.2           0.8           0.2         0.0
Open                                        0.0           0.0           0.0           0.0           0.0           0.0         0.0
----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                    100.0%        100.0%        100.0%        100.0%        100.0%        100.0%      100.0%
Mortgage Pool
 Balance
 ($millions)                             $506.1        $468.1        $442.1        $404.0        $373.3        $340.5      $306.1
% of Initial Pool
 Balance                                   78.3%         72.4%         68.4%         62.5%         57.8%         52.7%       47.4%

THE MORTGAGE LOAN SELLER

     On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to an agreement (the "Mortgage Loan Purchase Agreement"). The Mortgage Loan Seller acquired or originated the Mortgage Loans as described above under "--General."

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require the Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed, without recourse, to the order of the Trustee; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with an original or a copy of any intervening assignments of any such assignments of leases, in each case with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified; (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; (viii) any file copies of any UCC financing statements in the possession of the Mortgage Loan Seller; (ix) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the Mortgage Loan Seller in the relevant jurisdiction; (x) the Credit Lease; (xi) the Lease Guaranty, if any; (xii) the related tenant estoppels, subordination and other agreements; (xiii) the Lease Enhancement Policy, if any; and (xiv) the Residual Value Insurance Policy, if any.

     The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, the Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan,(ii) unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances; provided, that the Mortgage Loan Seller will have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure, has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period, and such defect does not relate to any Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions; provided, further, that for a period of two years from the Closing Date, the Mortgage Loan Seller will have additional 90-day periods to complete such cure as long as the Mortgage Loan Seller continues to provide officer's certificates as described above. The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. The Mortgage Loan Seller will be solely responsible for such repurchase obligation, and such obligation will not be the responsibility of the Depositor or any of its other affiliates.

     The Pooling and Servicing Agreement will require that each of the assignments described in clauses (iv), (v) and (ix) of the second preceding paragraph be promptly (and in any event within 60 days after the later of the delivery of a complete Mortgage File or the Closing Date) submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "DESCRIPTION OF THE POOLING AGREEMENTS--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will represent and warrant with respect to each related Mortgage Loan (subject to certain exceptions specified in the related Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that: (i) the information set forth in the schedule of Mortgage Loans attached to the Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-Off Date;
(ii) the Mortgage Loan Seller owns the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests; (iii) the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (iv) to the actual knowledge of the Mortgage Loan Seller, each of the related Mortgage Note, related Mortgage and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (v) the assignment of the related Mortgage to the Trustee on behalf of the Certificateholders constitutes the legal, valid and binding assignment of such Mortgage, except as the enforcement of such assignment may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (vi) to the actual knowledge of the Mortgage Loan Seller, the related Mortgage is a valid first priority lien in the outstanding principal amount of the related Mortgage Loan, except for (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record, and (C) the exceptions set forth in the related title insurance policy;
(vii) taxes that would be a lien on the related Mortgaged Property and that prior to the Cut-Off Date have become due and owing were paid, or an escrow of funds sufficient to cover such payment had been established or the payment thereof is the responsibility of the Tenant pursuant to the related Credit Lease; (viii) as of the Cut-Off Date, no scheduled payment of principal or interest was 30 days or more past due; (ix) to the actual knowledge of the Mortgage Loan Seller, there is no proceeding pending for the total or partial condemnation of any material portion of the related Mortgaged Property and to the Mortgage Loan Seller's knowledge, the Mortgaged Property is free and clear of any material damage that would materially and adversely affect its value as security for the Mortgage Loan; (x) the related Mortgaged Property is covered by a lender's title insurance policy insuring that the related Mortgage is a valid first lien on such Mortgaged Property, subject only to the exceptions stated therein; (xi) each Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; (xii) any Prepayment Premium constitutes a "customary prepayment penalty" within the meaning of Treasury Regulations Section 1.860G-l(b)(2); and (xiii) the Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the report of the environmental assessment of the Mortgaged Property performed by, or on behalf of, or otherwise relied upon by, the Mortgage Loan Seller.

     In the  case  of a  breach  of any of  the  foregoing  representations  and warranties that materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, the Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided, that the Mortgage Loan Seller will generally have an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposesto take to effect such cure and which states that it anticipates such cure will be effected within the additional90-day period.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the Mortgage Loan Seller's representations and warranties regarding the applicable Mortgage Loans. The Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor, and neither the Depositor nor any of its affiliates will be obligated to repurchase any such affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. See "DESCRIPTION OF THE POOLING AGREEMENTS--Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates, maturities and certain other characteristics of such Mortgage Loans may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans on behalf of the Trust Fund for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing
Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (a) (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Rate); and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower,
(B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof, (C) the Master Servicer's obligation to make Advances, (D) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Advances, and (E) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction (the conditions set forth in the immediately foregoing clauses (i) and (ii), the "Servicing Standard").

     Set forth below, following the subsection captioned "--The Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally will have all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and the Special Servicer rather than the Master Servicer will perform certain of the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described herein).

     The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer and the Special Servicer, respectively, and neither of the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation ("GMACCM"). a corporation organized under the laws of the State of California, is a wholly-owned direct subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation ("GMAC"), in its capacity as master servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans. The Master Servicer will conduct property inspections, collect financial statements, rent-rolls and other financial data on the Mortgaged Properties, and prepare reports, as set forth in the Pooling and Servicing Agreement. Although the Master Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans that are not Specially Serviced Mortgage Loans, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer's principal servicing offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. As of December 31, 1997, GMACCM was the servicer of a portfolio of multifamily and commercial mortgage loans totaling approximately $40 billion in aggregate outstanding principal amounts.

THE SPECIAL SERVICER

     The initial Special Servicer will be GMACCM. The Special Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, for administering any REO Property and for performing certain other servicing functions with respect to the Mortgage Pool under the Pooling and Servicing Agreement. One or more affiliates of the Special Servicer may purchase all of the Class G, Class H, Class J and Class K Certificates on or about the Closing Date.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to holders of the Controlling Class of Sequential Pay Certificates to replace the Special Servicer or any successor and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. The "Controlling Class of Sequential Pay Certificates" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its original Certificate Balance (or if no Classes of Sequential Pay Certificates has a Certificate Balance that is greater then 20% of its original Certificate Balance, the Class of Sequential Pay Certificates with the latest alphabetical Class designation). The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. Any replacement of a Special Servicer by the Controlling Class of Sequential Pay Certificates will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "DESCRIPTION OF CERTIFICATES--Voting Rights" herein.

     The Special Servicer will be responsible for servicing and administering any Mortgage Loan as to which (a) any Periodic Payment shall be delinquent 45 or more days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined that a default in making a Periodic Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; (e) the related borrower shall have consented to (or be subject to) the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or relating to all or substantially all of its property; (f) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or (h) the borrower shall have been materially delinquent with respect to payment of insurance premiums or property taxes, including making escrow payments for the payment of insurance premiums or property taxes. Notwithstanding the foregoing, if a loan default occurs solely due to the Master Servicer's having made a Protective Advance as described below, such default will not result in a Mortgage Loan becoming a Specially Serviced Mortgage Loan unless such Protective Advance subsequently becomes a Nonrecoverable Advance.

     In the event of any of the foregoing with respect to any Mortgage Loan, the Master Servicer is required to use its reasonable efforts to cause the transfer of its servicing responsibilities with respect thereto to the Special Servicer within five business days. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets."

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (v) with respect to the circumstances described in clause (a) of the second preceding paragraph, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (w) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the second preceding paragraph, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (x) with respect to the circumstances described in clause (c) of the second preceding paragraph, when such default is cured;

          (y) with respect to the circumstances described in clause (g) of the second preceding paragraph, when such proceedings are terminated; and

          (z) with respect to the circumstances described in clause (h) of the second preceding paragraph, when such delinquency is cured;

so long as at that time no  circumstance  identified in such clauses (a) through
(h) exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

INSPECTIONS; COLLECTION OF INFORMATION

     The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgaged Loan. In addition, the Master Servicer will be required to inspect or cause the inspection of each Mortgaged Property once every three (3) calendar years if the related Tenant has a published rating of not less than Baa3/BBB- (Moody's and S&P, respectively), every two (2) years if the related Tenant (or Guarantor) has a published rating between Ba1/BB+ and Ba3-/BB-, and annually if the related Tenant has a published rating of less than Ba3/BB-. If a published rating is not available, such Mortgaged Property will be inspected annually for each Mortgage Loan representing 5% or more of the Initial Pool Balance and every second year for every other such Mortgage Loan. Additionally, should any Tenant (or Guarantor) have its published rating downgraded by either of S&P or Moody's greater than one (1) rating increment (i.e., Aa/AA to A/A, or Baa3/BBB- to Ba3/BB-), then in each such instance, the Master Servicer shall cause all Mortgaged Properties leased to such Tenant to be inspected as soon as reasonably practical. Thereafter, as to each such Mortgaged Property inspected due to such downgrade, the Master Servicer shall inspect the Mortgaged Property in the frequency as set forth in the second sentence of this paragraph as is applicable to such rating. The Master Servicer and the Special Servicer will each be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value that is apparent from such inspection.

     Copies of the inspection reports referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE CERTIFICATES--Reports to
Certificateholders;   Available   Information"   herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The primary compensation to be paid to the Master Servicer in respect of its servicing activities (including fees to be paid to any sub-servicer) will be the Master Servicing Fee (together with the Special Servicing Fee, the "Servicing Fees"). The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan or as otherwise described herein, will accrue at the related Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" will be a per annum rate equal to 0.04%. In addition, as additional servicing compensation, the Master Servicer, in addition to Prepayment Interest Excesses and with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to such Specially Serviced Mortgage Loans, will be entitled to retain all assumption and modification fees, late charges, exit fees or repayment fees collected from borrowers on the related Mortgage Loans. The Master Servicer is authorized to invest or direct the investment of funds held in the Certificate Account in certain short-term United States government securities and other investment grade obligations, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but shall be required to cover any losses from its own fund without any right to reimbursement.

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in a Collection Period, the amount of interest (net of the related Master Servicing Fee and Additional Servicing Fee) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Servicing Fees and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Servicing Fees and the Trustee Fee) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Servicing Fee and the Trustee Fee and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer will be required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of(i) its total servicing compensation for the related Collection Period, including any Prepayment Interest Excesses received during such Collection Period, and (ii) the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein.

     As  and  to  the  extent  described   herein  under   "DESCRIPTION  OF  THE
CERTIFICATES--P&I Advances," the Master Servicer will be entitled to receive interest, at the Reimbursement Rate, on any P&I Advances made by it and each of the Master Servicer and the Special Servicer will be entitled to interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, first, out of collections with respect to default interest paid with respect to the related Mortgage Loan, and second, out of general collections on the Mortgage Pool then on deposit in the Certificate Account, contemporaneously with the reimbursement of the related P&I Advance or servicing expense, from general collections on the Mortgage Loans then on deposit in the Certificate Account.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee and, under the circumstances described herein, Principal Recovery Fees. The "Special Servicing Fee" will accrue at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the Specially Serviced Mortgage Loan or REO Loan is computed. However, earned
Special Servicing Fees will be payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such Mortgage Loan is liquidated or becomes a Corrected Mortgage Loan. The Special Servicer will be entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset and Corrected Mortgage Loan serviced by the Special Servicer, which Principal Recovery Fee generally will be in an amount equal to 0.25% of all amounts received in respect thereof and allocable as a recovery of principal. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset or Corrected Mortgage Loan (i) by the Mortgage Loan Seller (as described herein under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," (ii) by the Master Servicer or the Depositor as described herein under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances set forth in the Pooling and Servicing Agreement. As additional servicing compensation, the Special Servicer will be entitled to retain all assumption fees, modification fees and late payment charges received on or with respect to the Specially Serviced Mortgage Loans.

     The Pooling and Servicing Agreement will provide that each of the Master Servicer and the Special Servicer will comply with the provisions of the Code and the Treasury Regulations thereunder relating to REMICs.

     Each of the Master Servicer and the Special Servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and the Special Servicer will be permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement will permit the Special Servicer or the Master Servicer, as applicable, to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer or the Master Servicer, as applicable, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; provided, however, with respect to any determination to be made by the Master Servicer, the Master Servicer will notify the Special Servicer of its intent to modify, waive or amend any term of any Mortgage Loan no less than five business days prior to taking such action. Notwithstanding the foregoing, the Master Servicer may take any action prior to the expiration of such five business day period if, in the Master Servicer's sole reasonable judgment, a delay in taking such action would be inconsistent with the servicing standard.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, including the extension of the date on which any Balloon Payment is due, and/or (iv) accept a principal prepayment during any Lockout Period; provided, that (x) the related borrower is in default with respect to such Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any of the REMICs created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. However, in no event shall the Special Servicer be permitted to extend the date on which any Balloon Payment is due beyond a date which is two years prior to the Rated Final Distribution Date. See "SERVICING OF THE MORTGAGE LOANS--The Special Servicer" herein.

     The Special Servicer and the Master Servicer, as applicable, will be required to notify the Trustee, the Rating Agencies and, in the case of the Special Servicer, the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be availablefor review during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" herein.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Trust Fund for the benefit of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third taxable year following the taxable year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the taxable year in which the Trust Fund acquires such property will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; provided, however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor's Mortgage Pass Through Certificates, Series 1998-C1-CTL (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of March 1, 1998, among the Depositor, the Master Servicer, the Special Servicer, and the Trustee (the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Seller regarding the Mortgage Loans.

     The Certificates will consist of the following classes (each, a "Class") to be designated as: (i) the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates (collectively, the "Sequential Pay Certificates"); (ii) the Class IO Certificates (together with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iii) one or more classes of residual certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class IO Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J and Class K and REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not offered hereby. Accordingly, information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format through the facilities of The Depository Trust Company ("DTC"). Each Offered Certificate will be issued in denominations of not less than $1,000 actual or notional principal amount and in integral multiples of $1 in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered, certificated form of such Certificate (a "Definitive Offered Certificate"), except under the limited circumstances described in the Prospectus under "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, beneficial ownership interests in such Class will be recorded and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by holders of a Class of Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of a Class of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. None of the Depositor, the Master Servicer, the Special Servicer or the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates" and "RISK FACTORS--Book-Entry Registration" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the Sequential Pay Certificates will have the Certificate Balances, representing the approximate percentage of the Initial Pool Balance as set forth in the following table:

                                      INITIAL                PERCENT OF INITIAL
CLASS OF CERTIFICATE            CERTIFICATE BALANCE             POOL BALANCE
--------------------            -------------------            -------------
  Class A-1                         $134,290,000                    20.8%
  Class A-2                         $ 82,098,000                    12.7%
  Class A-3                         $235,868,000                    36.5%
  Class B                           $ 38,765,000                     6.0%
  Class C                           $ 32,304,000                     5.0%
  Class D                           $ 38,765,000                     6.0%
  Class E                           $  9,691,000                     1.5%
  Class F                           $ 58,147,000                     9.0%
  Class G                           $  3,230,000                     0.5%
  Class H                           $  4,846,000                     0.8%
  Class J                           $  1,615,000                     0.2%
  Class K                           $  6,461,530                     1.0%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses that are allocated to such Class of Certificates on such Distribution Date pursuant to the terms of the Pooling and Servicing Agreement.

     The Class IO Certificates will not have a Certificate Balance, but will represent the right to receive distribution of interest accrued on the respective notional amount of each of its Components (each a "Component"), as described herein. Each such Component will relate to each separate Class of Sequential Pay Certificates with the same Class designation. As of any Distribution Date, each Component will have a notional amount equal to the Certificate Balance of the related Class of Certificates immediately prior to such Distribution Date. Each Component will accrue interest at its applicable Strip Rate on its related notional amount. The Components do not represent separate Classes of Certificates, but rather separate components, each of which is a part of the Class IO Certificates.

     None of the REMIC Residual Certificates will have a Certificate Balance.

PASS-THROUGH RATES

     The   Pass-Through   Rate  applicable  to  each  Class  of  Sequential  Pay
Certificates for each Distribution Date is set forth in the table at the beginning of the Summary.

     The Class IO Certificates will receive payments of interest equal to the aggregate of the interest accrued on the notional amount of each of its Components. Each Component will accrue interest at its applicable Strip Rate on its related notional amount. The Strip Rate applicable to the Class A-1, Class A-2 and Class A-3, Class B, Class C, Class D and Class E Components of the Class IO Certificates for each Distribution Date will equal __%, __%, __%, __%, __%, __% and __%, respectively; and the Strip Rate applicable to the Class F, Class G, Class H, Class J and Class K Components of the Class IO Certificates for each Distribution Date will each equal the Weighted Average Net Mortgage Rate for such Distribution Date minus __% (but not less than zero).

     The REMIC Residual Certificates will not bear interest, but will represent the right to receive certain limited amounts not otherwise payable on the REMIC Regular Certificates.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period (as defined herein), weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the Administrative Cost Rate (as defined herein) for such Mortgage Loan; provided, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the Sequential Pay Certificates), then, solely for the purpose of calculating the Weighted Average Net Mortgage Rate, the Mortgage Rate referred to in clause (x) will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable thereon and generally will equal the Cut-Off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by
(i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period for such Distribution Date. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" herein.

     The "Collection Period" for each Distribution Date will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-Off Date) and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 10th day of each month (or, if not a business day, the next succeeding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day with the same force and effect and no additional interest shall accrue, commencing April 16, 1998 (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date. Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided written wiring instructions to the Trustee no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class.

     The Available Distribution Amount. The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period,

               (ii) any Prepayment Premiums,

               (iii) with respect to each Quarterly Pay Loan and each Distribution Date to occur in a month in which no Periodic Payment was due on such Quarterly Pay Loan, the lesser of (a) an amount equal to one month's interest accrued at the related Mortgage Rate from the second preceeding Due Date to the preceeding Due Date for such Quarterly Pay Loan and (b) the amount on deposit in the Quarterly Interest Reserve Account in respect of such Quarterly Pay Loan; and

               (iv) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees, Trustee Fees and any Additional Trust Fund Expenses;

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" and "--P&I Advances" herein and "DESCRIPTION OF THE POOLING AGREEMENTS --Certificate Account" in the Prospectus.

     Any Prepayment Premiums actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums" herein.

     Application of Available Distribution Amount. On each Distribution Date, for so long as the aggregate Certificate Balance of the Classes of the Sequential Pay Certificates is greater than zero, the Trustee will (except as otherwise described under "--Termination" below) distribute the following amounts from the Available Distribution Amount for such date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

          (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class A-3 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest (as defined herein) in respect of such Classes of Certificates on such Distribution Date in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount (as defined herein) for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

          (4) after the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates;

          (5) to distributions to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata in accordance with the amount of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates for which no reimbursement has previously been received, to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any;

          (6) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (7) after the Class A-1, Class A-2 and Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class A-3 Certificates;

          (8) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (9) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (10) after the Class A-1, Class A-2, Class A-3 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3 and/or Class B Certificates;

          (11) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (12) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (13) after the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B and/or Class C Certificates;

          (14) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (15) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (16) after the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C and/or Class D Certificates;

          (17) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (18) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (19) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates;

          (20) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (21) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (22) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and/or Class F Certificates;

          (23) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (24) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (25) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

          (26) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

          (27) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (28) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

          (29) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

          (30) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (31) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates;

          (32) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received; and

          (33) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (32) above.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for each Distribution Date represents that portion of the Accrued Certificate Interest in respect of such Class of Certificates and such Distribution Date reduced (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates and such Distribution Date accrued during the immediately previous calendar month on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for each Distribution Date is equal to the sum of one month's interest at the Strip Rate applicable to each such Component and such Distribution Date accrued during the immediately preceding calendar month on the related notional amount outstanding on each such Component immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 day basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest for all the REMIC Regular Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) due, and the principal portions of any Assumed Scheduled Payments deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of all Liquidation Proceeds and Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, and assuming that each prior Periodic Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) in respect of any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination

Date that follows its stated maturity date and (ii) in respect of each REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such predecessor Mortgage Loan on such Due Date had it remained outstanding or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding.

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of Realized Losses and Additional Trust Fund Expenses previously allocated to principal will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of (i) determining distributions on the Certificates, (ii) allocating Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) determining the amount of Trustee Fees and Master Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer or the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan").

     Allocation of Prepayment Premiums. In the event a borrower is required to pay any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the REMIC Regular Certificates as set forth below. A "Prepayment Premium" is any Yield Maintenance Charge or any other fees (each such other fee, a "Percentage Premium") paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid. "Yield Maintenance Charges" are payments paid or payable, as the context requires, on a Mortgage Loan as a result of a prepayment of principal not otherwise due thereon, which has been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage Loan for reinvestment losses based on the aggregate payment of interest which would have accrued on such Mortgage Loan on each subsequent due date through the maturity date of such Mortgage Loan, at a rate calculated as the difference between the Mortgage Rateon such Mortgage Loan and the applicable U.S. Treasury rate in effect on the date of prepayment (the "Rate Differential").

     On each Distribution Date, any Prepayment Premium collected on a Mortgage Loan during the related Collection Period will be distributed as follows: the holders of each Class of the Certificates then entitled to distributions of principal with respect to such Mortgage Loan on such Distribution Date will be entitled to an amount equal to the amount of such Prepayment Premium, multiplied by (a) a fraction (which in no event may be greater than one) the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates, over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan, over the relevant Discount Rate, and (b) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Certificates entitled to distributions of such principal on any particular Distribution Date on which a Prepayment Premium is distributable, the aggregate amount of such Prepayment Premium will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the foregoing sentence. The portion, if any, of the Prepayment Premium remaining after any such payments to the holders of such Certificates will be distributed to the holders of the Class IO Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates will be equal to the yield (when compounded monthly) on the non-callable U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two such U.S. Treasury issues
(a) with the same coupon,  the issue with the lower yield will be utilized,  and
(b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earlier maturity date will be utilized.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans-Prepayment Provisions" herein.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Class B, Class C, Class D and Class E Certificates and each Class of the Private Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A-1, Class A-2, Class A-3 and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-1, Class A-2 and Class A-3 Certificates of principal in an amount equal to the entire respective Certificate Balances of such Classes of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D and the Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of each such Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of each such Class of Certificates of, principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Private Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and the Private Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Private
Certificates,  to the  holders  of the  Class B  Certificates  by  means  of the subordination of the Class C, the Class D, the Class E and the Private Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and
(ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. The Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, the Class A-1, Class A-2, Class A-3 and Class IO Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses (to the extent such Additional Trust Fund Expenses are not covered by interest received on the Mortgage Loans) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class C Certificates until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and ninth, to the Class B Certificates, until the Certificate Balance of such Class of Certificates is reduced to zero. Thereafter, additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, in proportion to their outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any Realized Loss or Additional Trust Fund Expense allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will also result in a corresponding reduction in the notional amount for the related Component.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees or Principal Recovery Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnifications to the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, the Special Servicers and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), and certain federal, state and local taxes, and certain tax-related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Prohibited Transactions Tax and Other Taxes" in the Prospectus and the costs of certain opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Fund. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

ADVANCES

     On or about each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make a P&I Advance out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and, if any, Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Master Servicing Fees and, if any, Principal Recovery Fees) in respect of subsequent delinquencies.

     The Master Servicer will be obligated, subject to the recoverability determination described below, to make property advances (each, a "Protective Advance") out of its own funds, with respect to Mortgage Loans subject to Double Net Leases, in the event there exists insufficient monies in any related borrower reserve account or insufficient Net cash flow after debt service to cover certain expenses relating to the Mortgaged Property which are the responsibility of the borrower pursuant to the Credit Lease and which could give rise to an abatement of any rent due under, or a termination of, the related Credit Lease pursuant to any Maintenance Right if not performed by the borrower. The Pooling and Servicing Agreement will restrict the Master Servicer (or Trustee, as applicable) from foreclosing upon a borrower's interest in a Mortgaged Property in the event of a Mortgage Loan default which exists solely (i.e. absent any default in the payment of principal and/or interest under the Mortgage Loan) with respect to a breach of a borrower obligation which would give rise to a Maintenance Right or Additional Right and permit the Tenant to offset rent under, or terminate, the related Credit Lease, unless (a) such Protective Advance is deemed a Nonrecoverable Advance, or (b) the original scheduled maturity of such Mortgage Loan has occurred.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event it is otherwise required by the Pooling and Servicing Agreement to make a P&I Advance. In respect of such Mortgage Loan, the Master Servicer need only advance an amount equal to the product of the amount of the P&I Advance that would otherwise be required without regard to this sentence multiplied by a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I required to be made, the Trustee shall then be required to make such P&I Advance.

     The Master Servicer (or the Trustee) will be entitled to recover any P&I Advance and Protective Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees with respect to collections of principal) as to which such P&I Advance or Protective Advance was made, as applicable, whether such amounts are collected in the form of late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds") or, with respect to any Protective Advance, from any excess cash flow due the borrower after making all scheduled payments and deposits into any reserve accounts arising out of, or under, the Credit Lease. Neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance or Protective Advance that it determines in accordance with the servicing standards described herein, would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer (or the Trustee) will be entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable Advance. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus. For so long as the Trustee has not succeeded to the duties of the Master Servicer pursuant to the terms of the Pooling and Servicing Agreement, the Trustee may conclusively rely upon the Master Servicer's determination of a Nonrecoverable Advance. See "DESCRIPTION OF THE POOLING AGREEMENT--Events of Default" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance or Protective Advance made by it or the recovery by the Master Servicer, the Special Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance, Protective Advance or expense, an "Advance"), the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be paid, first, out of collections with respect to default interest paid with respect to the related Mortgage Loan, and second, out of any amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement; provided, however, that with respect to any Protective Advances, the interest rate will equal the Reimbursement Rate plus 2.0% per annum. To the extent not offset or covered by amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Periodic Payment, (2) any REO Property is acquired on behalf of the Trust Fund,
(3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of a

Mortgaged  Property  securing  any  Mortgage  Loan,  (5) a  borrower,  Tenant or
Guarantor with respect to any Mortgage Loan is subject to any bankruptcy proceeding, or (6) a Balloon Payment with respect to any Mortgage Loan is due and has not been paid on its scheduled maturity date (each such Mortgage Loan, including any REO Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within sixty (60) days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser, unless such an appraisal had been previously obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer, that is a member in good standing of the Appraisal Institute and that is, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such state, and in each such case who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be an Advance by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of related proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account with interest thereon at the Reimbursement Rate and subject to the Master Servicer's determination that such Advance would not be a Nonrecoverable Advance. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which the appraisal is obtained, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer and the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property (net of any amount escrowed therefor), over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal.

     Notwithstanding the foregoing, if any Required Appraisal Loan as to which an Appraisal Reduction Amount has been established in accordance with the preceding paragraph becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, subject to such Mortgage Loan again becoming subject to the appraisal requirement described above; provided, that, in the case of any Required Appraisal Loan that has been modified as described in the immediately preceding paragraph, the Appraisal Reduction Amount will be deemed to exist for so long as the terms of the modification are in effect.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     On each Distribution Date, based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will be required to provide or make available to (i) each holder of an Offered Certificate, (ii) the initial beneficial owners of the Offered Certificates and (iii) subsequent beneficial owners of the Offered Certificates upon their request to the Trustee a statement (a "Distribution Date Statement"), providing various items of information relating to distributions made on such date with respect to the relevant Class and a statement, similar in content to the form of Annex C, setting forth the recent status of the Mortgage Pool based on information provided to it by the Master Servicer and the Special Servicer. Although the form of the Distribution Date Statement may change at the discretion of the Trustee, the content will be consistent with the requirements of the Pooling and Servicing Agreement. For a more detailed discussion of the particular items of information to be provided in each Distribution Date Statement, as well as a discussion of certain annual information reports to be furnished to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" in the Prospectus. It is anticipated that a portion of the Distribution Date Statement may include certain operating information for the respective Mortgaged Properties. See "SERVICING OF THE MORTGAGE LOANS--Inspections; Collection of Information" herein. Such information will generally be obtained from the related borrowers, and none of the Master Servicer, the Special Servicer nor the Trustee will assume any responsibility therefor.

     The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's Internet Website, electronic bulletin board and fax-on-demand service. In addition, the Trustee will also make certain Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file formats available to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties to the Pooling and Servicing Agreement or any other interested party via the Trustee's website. The Trustee's website will be located at "www.securitieslink.net/cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with regard to the above-mentioned services, investors may call (301) 815-6600.

     In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Pooling and Servicing Agreement, the Prospectus and this Prospectus Supplement via the Trustee's Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Except as described above, until such time as Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to Participants, and by Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Trustee and the Depositor may recognize as owner of a Certificate the person in whose name the Certificate is registered on the books and records of the Trustee, as registrar in respect of the Certificates (in such capacity, the "Certificate Registrar").

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any Certificate Owner owning an interest in a Certificate or any person identified to the Trustee as a prospective transferee of such an interest, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Trustee, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and delivered to the Trustee and (h) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's (or the Trustee's) determination that any Advance was or, if made, would not be recoverable from related proceeds. Copies of any and all of the foregoing items will be available from the Trustee upon request; provided, however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to the Certificate Owners, including, without limitation, copy charges and reasonable fees for employee time and for space.

     The Trustee will make available, upon reasonable advance written notice and at the expense of the requesting party, copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of any Class of Certificates, is requesting the information solely for use in evaluating such person's or entity's investment in such Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of any Class of Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing, however, no Certificateholder,

Certificate Owner or prospective purchaser will be required to keep confidential any information received from the Trustee as described above that has previously been made available via the Trustee's Internet Website or has previously been filed with the Securities and Exchange Commission (the "SEC"), and the Trustee will not be required to obtain either of the confirmations referred to in the second preceding sentence in connection with providing any information that has previously been made available via the Trustee's Internet Website or has previously been filed with the SEC.

     Upon written request of any Certificateholder of record made for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement, the Certificate Registrar will furnish such Certificateholder with a list of the other Certificateholders then of record.

     The Master Servicer, the Special Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related
Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate upon the final distribution to the Certificateholders, which shall follow the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto and
(ii) the purchase of all of the Mortgage Loans and all of the REO Properties remaining in the Trust Fund, if any, by the Depositor or the Master Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer or the Depositor of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer or the Depositor to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable (as if such purchase price constituted Liquidation Proceeds) to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described herein under "--Distributions--Application of the Available Distribution Amount," except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

THE TRUSTEE

     Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling and Servicing Agreement. Norwest Bank, a direct, wholly owned subsidiary of Norwest Corporation, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities  typical of a  national  bank.  Norwest  Bank's  principal  office is
located  at  Norwest  Center,  Sixth  and  Marquette,   Minneapolis,   Minnesota

55479-0113.  Certificate  transfer  services  are  conducted  at Norwest  Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct their inquiries to the New York office. The telephone number is (212) 509-7900. See "DESCRIPTION OF THE POOLING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Distribution Date will be equal to one-twelfth of the product of (a) the Trustee Fee Rate and (b) the aggregate of the Certificate Balances of the Sequential Pay Certificates immediately prior to such
Distribution Date. The "Trustee Fee Rate" will be a per annum rate equal to 0.005%.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Reporting and Other Administrative Matters" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor," "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on the price at which such Certificate is purchased by an investor and the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates (or, in the case of the Class IO Certificates, in reduction of the notional amount of one or more of the Components thereof). As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Any reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance or notional amount of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates (other than the Class IO Certificates) of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance (or the notional amount of a Component) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of their Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. Any Realized Loss or Additional Trust Fund Expense allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will also result in a corresponding reduction in the notional amount for the related Component. As more fully described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates on a pro rata basis.

     Strip Rates. The Strip Rate applicable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Components of the Class IO Certificates for each Distribution Date will equal __%, __%, __%, __%, __%, __% and __%, respectively; and the Strip Rate applicable to the Class F, Class G, Class H, Class J and Class K Components of the Class IO Certificates for each Distribution Date will each equal the Weighted Average Net Mortgage Rate for such Distribution Date minus __% (but not less than zero).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lockout Periods, provisions requiring the payment of Prepayment Premiums and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for residential health care facility beds or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" herein and "YIELD AND MATURITY CONSIDERATIONS--Principal Prepayments" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. As of the Cut-off Date, all of the Mortgage Loans may either be voluntarily prepaid or defeased at any time after the expiration of the applicable Lockout Period, subject, in most cases, to the payment of a Yield Maintenance Charge or Percentage Premium. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least five days following the Due Dates for the Mortgage Loans during the related
Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Yield Sensitivity of the Class IO Certificates. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Percentage Premiums or Yield Maintenance Charges to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans. As used in the following table, the column headed "0%" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity. The columns headed "5%" and "10%," respectively, assume that prepayments are made each month at those levels of CPR on each Mortgage Loan whether or not it is then in its Lockout Period, if any.

     The following table indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis ("CBE")) on the Class IO Certificates for the specified CPRs. Such calculations are based on the following assumptions ("Table Assumptions"): (i) no prepayment restrictions apply and each Mortgage Loan is assumed to prepay at the indicated level of CPR, with the CPR in each case being applied on the first day of each month to that portion of the scheduled principal amount of the Mortgage Loan that is outstanding, (ii) the initial Certificate Balances of the Sequential Pay Certificates and the Pass-Through Rates for the REMIC Regular Certificates are as described in the Summary hereof, (iii) there are no delinquencies or Additional Trust Fund Expenses, (iv) scheduled interest and principal payments on the Mortgage Loans are timely received, except as described above, and prepayments are made on the Mortgage Loans on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR set forth in the tables,
(v) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules, (vi) no Prepayment Premiums are collected,
(vii) neither the Master Servicer nor the Depositor exercises its right of optional termination of the Trust Fund described herein, (viii) no Mortgage Loan is required to be purchased from the Trust Fund, (ix) there are no Prepayment Interest Shortfalls or Appraisal Reductions, (x) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in April 1998, (xi) the assumed settlement date for the Certificates is

March 30, 1998, (xii) the Quarterly Pay Loans are assumed to pay principal on a quarterly basis and interest on a monthly basis, (xiii) the Mortgage Rate for Mortgage Loan Control Number 58 is assumed to be 8.8177147914% per annum and
(xiv) for Mortgage Loan Control Number 21, it was assumed that only the Percentage Premium was applicable to such Mortgage Loan and the Yield Maintenance provision was ignored.

          PRE-TAX YIELD TO MATURITY (CBE) OF THE CLASS IO CERTIFICATES

                                        BREAK-EVEN                     PRE-TAX YIELD TO MATURITY AT
       ASSUMED PURCHASE PRICE            CPR% AT                  ------------------------------------
    (INCLUDING ACCRUED INTEREST)       0% YIELD (A)               0% CPR        5% CPR         10% CPR
    ----------------------------       ------------               ------        ------         -------
$
$
$

----------
(A) The Break-Even CPR% is the approximate CPR% for each assumed purchase price where the pre-tax yield to maturity (CBE) is approximately 0%.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flow to be paid on the Class IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price of the Class IO Certificates, which includes accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) on the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IO Certificates (and consequently does not purport to reflect the return on any investment in the Class IO Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans differ in substantial respects from those assumed in preparing the table above, and the table is presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments, and many of the Mortgage Loans are subject to Lockout Periods disregarded in preparing the table. Thus, neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the actual pre-tax yields on the Class IO Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Class IO Certificates will be those assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Class IO Certificates.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. Any delay in collection of a Balloon Payment due at the maturity of a Mortgage Loan will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class IO Certificates) that would be outstanding after each of the dates shown under each of the designated scenarios (each, a "Scenario") and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the assumptions described below.

To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions underlying any of the Scenarios. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the relevant Table Assumptions, except that it was assumed that there are no prepayments on the Mortgage Loans other than in accordance with the designated Scenario. The Scenarios are as follows:

Scenario (1):                     No Mortgage Loan prepays; that is, the CPR for
                                  the Mortgage Pool is 0%.

Scenarios (2), (3), (4) and (5):  No Mortgage  Loan  (including  Mortgage  Loans allowing Defeasance but not voluntary prepayment during the Look-Out Period) prepays during a month in which a Lockout Period is in effect or in which prepayments on such Mortgage Loan are required to be accompanied by a Yield Maintenance Charge. All other Mortgage Loans prepay each month at the rate of 5% CPR in the case of Scenario (2), 10% CPR in the case of Scenario (3), 15% in the case of Scenario (4) and 25% in the case of Scenario (5).

     Based on the above-referenced assumptions, the following seven tables indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and sets forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown under each of the designated Scenarios. For purposes of the following tables, the weighted average life is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                            0% CPR DURING LOCKOUT
                                                                          OR YLD. MAINT.-OTHERWISE
                                                                              AT INDICATED CPR
                                                             ----------------------------------------------------
                                              (0% CPR)       (5% CPR)      (10% CPR)      (15% CPR)     (25% CPR)
  DISTRIBUTION DATE                               1              2             3              4             5
  -----------------                           --------       --------      ---------      ---------     ---------
  Closing Date .........................        100            100            100           100            100
  March 15, 1999 .......................         93             93             93            93             93
  March 15, 2000 .......................         84             84             84            84             84
  March 15, 2001 .......................         75             75             75            75             75
  March 15, 2002 .......................         65             65             65            65             65
  March 15, 2003 .......................         54             54             54            54             54
  March 15, 2004 .......................         41             41             41            41             41
  March 15, 2005 .......................         27             27             27            27             27
  March 15, 2006 .......................         12             12             12            12             12
  March 15, 2007 .......................          0              0              0             0              0
  March 15, 2008 (and thereafter) ......          0              0              0             0              0
  Weighted Average Life (in years) .....        5.0            5.0            5.0           5.0            5.0

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                            0% CPR DURING LOCKOUT
                                                                          OR YLD. MAINT.-OTHERWISE
                                                                              AT INDICATED CPR
                                                             ----------------------------------------------------
                                              (0% CPR)       (5% CPR)      (10% CPR)      (15% CPR)     (25% CPR)
  DISTRIBUTION DATE                               1              2             3              4             5
  -----------------                           --------       --------      ---------      ---------     ---------
  Closing Date .........................        100            100            100           100            100
  March 15, 1999 .......................        100            100            100           100            100
  March 15, 2000 .......................        100            100            100           100            100
  March 15, 2001 .......................        100            100            100           100            100
  March 15, 2002 .......................        100            100            100           100            100
  March 15, 2003 .......................        100            100            100           100            100
  March 15, 2004 .......................        100            100            100           100            100
  March 15, 2005 .......................        100            100            100           100            100
  March 15, 2006 .......................        100            100            100           100            100
  March 15, 2007 .......................         93             93             92            92             91
  March 15, 2008 .......................         47             46             45            44             43
  March 15, 2009 .......................         15             14             13            12             11
  March 15, 2010 (and thereafter) ......          0              0              0             0              0
  Weighted Average Life (in years) .....       10.0           10.0           10.0          10.0            9.9

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                            0% CPR DURING LOCKOUT
                                                                          OR YLD. MAINT.-OTHERWISE
                                                                              AT INDICATED CPR
                                                             ----------------------------------------------------
                                              (0% CPR)       (5% CPR)      (10% CPR)      (15% CPR)     (25% CPR)
  DISTRIBUTION DATE                               1              2             3              4             5
  -----------------                           --------       --------      ---------      ---------     ---------
  Closing Date .........................        100            100            100           100            100
  March 15, 1999 .......................        100            100            100           100            100
  March 15, 2000 .......................        100            100            100           100            100
  March 15, 2001 .......................        100            100            100           100            100
  March 15, 2002 .......................        100            100            100           100            100
  March 15, 2003 .......................        100            100            100           100            100
  March 15, 2004 .......................        100            100            100           100            100
  March 15, 2005 .......................        100            100            100           100            100
  March 15, 2006 .......................        100            100            100           100            100
  March 15, 2007 .......................        100            100            100           100            100
  March 15, 2008 .......................        100            100            100           100            100
  March 15, 2009 .......................        100            100            100           100            100
  March 15, 2010 .......................         89             89             88            88             88
  March 15, 2011 .......................         76             76             76            75             75
  March 15, 2012 .......................         62             62             62            62             62
  March 15, 2013 .......................         48             48             47            47             47
  March 15, 2014 .......................         32             32             32            32             32
  March 15, 2015 .......................         15             15             15            15             15
  March 15, 2016 (and thereafter) ......          0              0              0             0              0
  Weighted Average Life (in years) .....       14.7           14.7           14.7          14.7           14.7

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS B CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                            0% CPR DURING LOCKOUT
                                                                          OR YLD. MAINT.-OTHERWISE
                                                                              AT INDICATED CPR
                                                             ----------------------------------------------------
                                              (0% CPR)       (5% CPR)      (10% CPR)      (15% CPR)     (25% CPR)
  DISTRIBUTION DATE                               1              2             3              4             5
  -----------------                           --------       --------      ---------      ---------     ---------
  Closing Date .........................        100            100            100           100            100
  March 15, 1999 .......................        100            100            100           100            100
  March 15, 2000 .......................        100            100            100           100            100
  March 15, 2001 .......................        100            100            100           100            100
  March 15, 2002 .......................        100            100            100           100            100
  March 15, 2003 .......................        100            100            100           100            100
  March 15, 2004 .......................        100            100            100           100            100
  March 15, 2005 .......................        100            100            100           100            100
  March 15, 2006 .......................        100            100            100           100            100
  March 15, 2007 .......................        100            100            100           100            100
  March 15, 2008 .......................        100            100            100           100            100
  March 15, 2009 .......................        100            100            100           100            100
  March 15, 2010 .......................        100            100            100           100            100
  March 15, 2011 .......................        100            100            100           100            100
  March 15, 2012 .......................        100            100            100           100            100
  March 15, 2013 .......................        100            100            100           100            100
  March 15, 2014 .......................        100            100            100           100            100
  March 15, 2015 .......................        100            100            100           100            100
  March 15, 2016 .......................         81             80             79            79             78
  March 15, 2017 (and thereafter) ......          0              0              0             0              0
  Weighted Average Life (in years) .....       18.3           18.3           18.3          18.3           18.2

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS C CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                            0% CPR DURING LOCKOUT
                                                                          OR YLD. MAINT.-OTHERWISE
                                                                              AT INDICATED CPR
                                                             ----------------------------------------------------
                                              (0% CPR)       (5% CPR)      (10% CPR)      (15% CPR)     (25% CPR)
  DISTRIBUTION DATE                               1              2             3              4             5
  -----------------                           --------       --------      ---------      ---------     ---------
  Closing Date .........................        100            100            100           100            100
  March 15, 1999 .......................        100            100            100           100            100
  March 15, 2000 .......................        100            100            100           100            100
  March 15, 2001 .......................        100            100            100           100            100
  March 15, 2002 .......................        100            100            100           100            100
  March 15, 2003 .......................        100            100            100           100            100
  March 15, 2004 .......................        100            100            100           100            100
  March 15, 2005 .......................        100            100            100           100            100
  March 15, 2006 .......................        100            100            100           100            100
  March 15, 2007 .......................        100            100            100           100            100
  March 15, 2008 .......................        100            100            100           100            100
  March 15, 2009 .......................        100            100            100           100            100
  March 15, 2010 .......................        100            100            100           100            100
  March 15, 2011 .......................        100            100            100           100            100
  March 15, 2012 .......................        100            100            100           100            100
  March 15, 2013 .......................        100            100            100           100            100
  March 15, 2014 .......................        100            100            100           100            100
  March 15, 2015 .......................        100            100            100           100            100
  March 15, 2016 .......................        100            100            100           100            100
  March 15, 2017 .......................         59             57             56            56             54
  March 15, 2018 (and thereafter) ......          0              0              0             0              0
  Weighted Average Life (in years) .....       19.1           19.1           19.1          19.1           19.1

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS D CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                            0% CPR DURING LOCKOUT
                                                                          OR YLD. MAINT.-OTHERWISE
                                                                              AT INDICATED CPR
                                                             ----------------------------------------------------
                                              (0% CPR)       (5% CPR)      (10% CPR)      (15% CPR)     (25% CPR)
  DISTRIBUTION DATE                               1              2             3              4             5
  -----------------                           --------       --------      ---------      ---------     ---------
  Closing Date ........................         100            100            100           100            100
  March 15, 1999 ......................         100            100            100           100            100
  March 15, 2000 ......................         100            100            100           100            100
  March 15, 2001 ......................         100            100            100           100            100
  March 15, 2002 ......................         100            100            100           100            100
  March 15, 2003 ......................         100            100            100           100            100
  March 15, 2004 ......................         100            100            100           100            100
  March 15, 2005 ......................         100            100            100           100            100
  March 15, 2006 ......................         100            100            100           100            100
  March 15, 2007 ......................         100            100            100           100            100
  March 15, 2008 ......................         100            100            100           100            100
  March 15, 2009 ......................         100            100            100           100            100
  March 15, 2010 ......................         100            100            100           100            100
  March 15, 2011 ......................         100            100            100           100            100
  March 15, 2012 ......................         100            100            100           100            100
  March 15, 2013 ......................         100            100            100           100            100
  March 15, 2014 ......................         100            100            100           100            100
  March 15, 2015 ......................         100            100            100           100            100
  March 15, 2016 ......................         100            100            100           100            100
  March 15, 2017 ......................         100            100            100           100            100
  March 15, 2018 ......................          26             25             24            23             23
  March 15, 2019 (and thereafter) .....           0              0              0             0              0
  Weighted Average Life (in years) ....        19.8           19.8           19.8          19.8           19.8

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS E CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                            0% CPR DURING LOCKOUT
                                                                          OR YLD. MAINT.-OTHERWISE
                                                                              AT INDICATED CPR
                                                             ----------------------------------------------------
                                              (0% CPR)       (5% CPR)      (10% CPR)      (15% CPR)     (25% CPR)
  DISTRIBUTION DATE                               1              2             3              4             5
  -----------------                           --------       --------      ---------      ---------     ---------
  Closing Date .........................        100            100            100           100            100
  March 15, 1999 .......................        100            100            100           100            100
  March 15, 2000 .......................        100            100            100           100            100
  March 15, 2001 .......................        100            100            100           100            100
  March 15, 2002 .......................        100            100            100           100            100
  March 15, 2003 .......................        100            100            100           100            100
  March 15, 2004 .......................        100            100            100           100            100
  March 15, 2005 .......................        100            100            100           100            100
  March 15, 2006 .......................        100            100            100           100            100
  March 15, 2007 .......................        100            100            100           100            100
  March 15, 2008 .......................        100            100            100           100            100
  March 15, 2009 .......................        100            100            100           100            100
  March 15, 2010 .......................        100            100            100           100            100
  March 15, 2011 .......................        100            100            100           100            100
  March 15, 2012 .......................        100            100            100           100            100
  March 15, 2013 .......................        100            100            100           100            100
  March 15, 2014 .......................        100            100            100           100            100
  March 15, 2015 .......................        100            100            100           100            100
  March 15, 2016 .......................        100            100            100           100            100
  March 15, 2017 .......................        100            100            100           100            100
  March 15, 2018 .......................        100            100            100           100            100
  March 15, 2019 (and thereafter) ......          0              0              0             0              0
  Weighted Average Life (in years) .....       20.4           20.4           20.4          20.4           20.4


                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Willkie Farr & Gallagher, counsel to the Depositor, will deliver and file with the Commission its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each portion of the Trust Fund designated in the Pooling and Servicing Agreement as a REMIC will qualify as a REMIC under the Code. The assets of one of such REMICs will generally consist of the Mortgage Loans, any REO Properties acquired by the Trust Fund on behalf of the Certificateholders and the Certificate Account. For federal income tax purposes, the REMIC Regular Certificates (or, in the case of the Class IO Certificates, each Component thereof) will represent the "regular interests" in one of such REMICs and generally will be treated as debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     The Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates will not, and the Class E and Class IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder would be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered
Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums actually collected will be distributed to the holders of the Offered Certificates as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium. It appears that Prepayment Premiums, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums. For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The U.S. Department of Labor issued to Merrill Lynch an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Merrill Lynch, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2, Class A-3 and Class IO Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's, DCR, Moody's or Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Because none of the Class A-1, Class A-2, Class A-3 and Class IO Certificates are subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A-1, Class A-2 and Class A-3 Certificates that they be rated not lower than "Aaa" by Moody's and "AAA" by Standard & Poor's and that the Class IO Certificates be rated not lower than "Aaa" by Moody's and "AAAr" by Standard & Poor's; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, Trustee, Master Servicer, Special Servicer, sub-servicer or borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of such Plan's assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by such Plan and (3) the holding of such Certificates by such Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of the Senior Certificates. A purchaser of any such Certificate should be aware, however, that even if the conditions specified in one or more Exemptions are satisfied, the scope of relief provided by an Exemption may not cover all acts that may be considered prohibited transactions.

     Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.

     The characteristics of the Class B, Class C, Class D and Class E Certificates do not meet the requirements of the Exemptions. Accordingly, Certificates of those Classes may not be acquired by a Plan, other than an insurance company general account, which may be able to rely on Section III of PTE 95-60 (discussed below).

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C, Class D and Class E Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     Insurance company general accounts purchasing any Class of Certificates may also be able to rely on relief from certain fiduciary provisions of ERISA provided under Section 401(c) of ERISA. Insurance companies seeking to rely on such relief should independently determine whether, and the extent to which, such relief is available.

                                LEGAL INVESTMENT

     Any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). However, no representation can be made as to whether any of the Offered Certificates will constitute "commercial mortgage related securities" and thus as "Type IV securities" for purposes of the legal investment authority of depository institutions. All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" in the Prospectus.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Depositor and the Underwriters, the Depositor has agreed to sell to Merrill Lynch, Legg Mason Wood Walker, Incorporated, Daiwa Securities and each of Merrill Lynch, Legg Mason Wood Walker, Incorporated and Daiwa Securities has agreed to purchase __%, __%, and __%, respectively, of the respective Certificate Balances of each Class of Offered Certificates.

     In the Underwriting Agreement, the Underwriters have generally agreed to purchase all of the Offered Certificates if any are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $______, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, each Underwriter does not have any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "RISK FACTORS--Limited Liquidity" herein and in the Prospectus.

     The Depositor has agreed to indemnify the Underwriters and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Willkie Farr & Gallagher, New York, New York and for the Underwriters by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania.

                                     RATINGS

     It is a condition of their issuance that the Class A-1, Class A-2 and Class A-3 Certificates be rated not lower than "AAA" by Standard & Poor's and "Aaa" by Moody's, that the Class IO Certificates be rated not lower than "AAAr" by Standard & Poor's and "Aaa" by Moody's, that the Class B Certificates be rated not lower than "AA" by Standard & Poor's and "Aa2" by Moody's, that the Class C Certificates be rated not lower than "A" by Standard and Poor's and "A2" by Moody's, that the Class D Certificates be rated not lower than "BBB" by Standard and Poor's and "Baa2" by Moody's and that the Class E Certificates be rated not lower than "BBB-" by Standard and Poor's and "Baa3" by Moody's.

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of distributions of interest and principal to which they are entitled and, except in the case of each Class of Class IO Certificates, distributions of principal sufficient to reduce the Certificate Balance of each Class of Offered Certificates to zero by the Rated Final Distribution Date, which is the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, Additional Interest and Net Default Interest will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the Mortgage Pools were to prepay in the initial month, with the result that holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     Standard & Poor's assigns the additional symbol of "r" to highlight classes of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a Class will exhibit no volatility or variability in total return.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS--Limited Nature of Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                        PAGE
                                                                        ----

30/360 basis ............................................                   S-42
Accrued Certificate Interest ............................             S-19, S-67
Additional Rights .......................................                   S-36
Additional Trust Fund Expenses ..........................                   S-70
Advance .................................................             S-20, S-71
AGH .....................................................                   S-39
AGH Federal Loan ........................................                   S-39
AGH Federal Property ....................................                   S-39
AGH Main Campus Loan ....................................                   S-39
AGH Main Campus Properties ..............................                   S-39
Allegheny General Loans .................................                   S-39
Allegheny General Properties ............................                   S-39
Appraisal Reduction Amount ..............................                   S-72
Assumed Scheduled Payment ...............................                   S-67
Available Distribution Amount ...........................             S-15, S-63
Balloon Loans ...........................................             S-11, S-43
Balloon Payment .........................................             S-11, S-43
Bankruptcy Code .........................................                   S-30
Bondable Leases .........................................                   S-36
California Loans ........................................                   S-45
Capitalized Interest Reserve ............................                   S-47
Casualty or Condemnation Rights .........................                   S-35
CBE .....................................................                   S-77
Certificateholders ......................................              S-6, S-63
Certificates ............................................       Cover, S-6, S-61
Certificate Balance .....................................             S-13, S-62
Certificate Owner .......................................              S-7, S-61
Certificate Registrar ...................................                   S-73
Circuit City Loans ......................................                   S-40
Circuit City Properties .................................                   S-40
Class ...................................................       Cover, S-6, S-61
Code ....................................................                   S-25
Collection Period .......................................                   S-63
Compensating Interest Payment ...........................             S-21, S-58
Component ...............................................                   S-62
Constant Prepayment Rate ................................                   S-77
Construction Loans ......................................              S-8, S-41
Controlling Class Representative ........................              S-7, S-56
Controlling Class of Sequential Pay Certificates ........                   S-56
Corrected Mortgage Loan .................................                   S-57
CPR Model ...............................................                   S-77
Credit Lease ............................................              S-8, S-34
Credit Lease Assignment .................................                   S-34
Credit Lease Default ....................................                   S-35
Custodian ...............................................                   S-53
Cut-Off Date ............................................                    S-7
Cut-Off Date Balance ....................................              S-8, S-34
Cut-Off Date DSCR .......................................                   S-37
Daiwa Finance ...........................................                    S-6
Daiwa Securities ........................................                    S-6
DCR .....................................................                   S-29

                                                                        PAGE
                                                                        ----
Debt Service Coverage Ratio(s) ..........................                   S-46
Defeasance Collateral ...................................             S-12, S-43
Definitive Offered Certificate ..........................              S-7, S-61
Depositor ...............................................                  Cover
Determination Date ......................................                   S-63
Discount Rate ...........................................                   S-69
Distributable Certificate Interest ......................             S-18, S-67
Distribution Date .......................................        S-2, S-15, S-63
Distribution Date Statement .............................                   S-72
Double Net Leases .......................................                   S-36
Due Dates ...............................................                   S-42
DSCR ....................................................                   S-46
DTC .....................................................              S-7, S-61
Enhancement Insurer .....................................                   S-29
ERISA ...................................................             S-25, S-86
Estimated Private Rating ................................                   S-86
Exemption ...............................................                   S-86
Excluded Plan ...........................................                   S-87
Fitch ...................................................                   S-86
Form 8-K ................................................                   S-55
Fully Amortizing Loans ..................................             S-11, S-42
Fred Meyer Loans ........................................                   S-40
Fred Meyer Properties ...................................                   S-40
GMAC ....................................................         S-6, S-7, S-56
GMACCM ..................................................                   S-56
Guarantor ...............................................                   S-29
Heilig-Meyers Loans .....................................                   S-41
Heilig-Meyers Properties ................................                   S-41
Initial Pool Balance ....................................       Cover, S-8, S-34
Initial Reserves at Closing .............................                   S-46
IRS .....................................................                   S-85
Insured Balloon Loan ....................................                   S-12
Insured Balloon Payment(s) ..............................             S-12, S-35
Lease Enhancement Policy ................................                   S-36
Lease Guaranty ..........................................                   S-34
Lockout Period ..........................................             S-12, S-43
Loan per sq. ft. ........................................                   S-46
Loss of Rents ...........................................                   S-36
LMMCC ...................................................              S-6, S-34
Maintenance Rights ......................................                   S-36
Master Servicer .........................................                   S-56
Master Servicing Fee ....................................                   S-58
Master Servicing Fee Rate ...............................                   S-58
Merrill Lynch ...........................................                    S-6
Moody's .................................................                   S-25
Mortgage File ...........................................                   S-53
Mortgage Loan Purchase Agreements .......................                   S-53
Mortgage Loan Seller ....................................                    S-6
Mortgage Loans ..........................................                  Cover
Mortgage Notes ..........................................                   S-27
Mortgage Pool ...........................................                  Cover
Mortgage Rate(s) ........................................             S-11, S-46
Mortgaged Property ......................................       Cover, S-8, S-34

                                                                        PAGE
                                                                        ----
Net Aggregate Prepayment Interest Shortfall .............       S-18, S-21, S-67
Net Cash Flow ...........................................                   S-45
Net Default Interest ....................................                   S-15
Net Mortgage Rate .......................................             S-15, S-63
Nine West Loan ..........................................                   S-40
Nine West Property ......................................                   S-40
Non-SMMEA Certificates ..................................             S-26, S-88
Northwestern I Properties ...............................                   S-40
Northwestern II Properties ..............................                   S-40
Norwest Bank ............................................                   S-74
Offered Certificates ....................................       Cover, S-6, S-61
OID Regulations .........................................                   S-85
Origination Leased Fee Value ............................                   S-29
P&I Advance .............................................                   S-20
Participants ............................................              S-7, S-61
Party in Interest .......................................                   S-87
Percentage Premium ......................................                   S-68
Periodic Payments .......................................                   S-11
Plan ....................................................             S-25, S-86
Pooling and Servicing Agreement .........................             S-13, S-61
Prepayment Premium ......................................                   S-68
Prepayment Interest Excess ..............................             S-21, S-58
Prepayment Interest Shortfall ...........................             S-21, S-58
Primary Term ............................................                   S-34
Principal Distribution Amount ...........................             S-19, S-67
Principal Recovery Fee ..................................                   S-59
Private Estimated Rating ................................                   S-44
Private Certificates ....................................              S-6, S-61
Protective Advance ......................................                   S-70
PTE 95-60 ...............................................                   S-87
Purchase Price ..........................................                   S-53
Qualified Appraiser .....................................                   S-72
Q Clubs Loans ...........................................                   S-40
Q Clubs Properties ......................................                   S-40
Quarterly Interest Reserve Account ......................             S-11, S-42
Quarterly Pay Loans .....................................             S-11, S-42
Rate Differential .......................................                   S-68
Rating Agencies .........................................                   S-26
Realized Losses .........................................                   S-70
Reimbursement Rate ......................................             S-21, S-71
Related Proceeds ........................................                   S-71
Remain Amort. Term ......................................                   S-46
Remaining Cash Flow .....................................                   S-33
REMIC ...................................................              S-2, S-24
REMIC Administrator .....................................                   S-75
REMIC Regular Certificates ..............................              S-6, S-61
REMIC Residual Certificates .............................              S-6, S-61
Rental Payments .........................................              S-9, S-34
Rental Property .........................................                   S-37
REO Extension ...........................................                   S-60
REO Loan ................................................                   S-68
REO Property ............................................             S-23, S-57
REO Tax .................................................                   S-60
Required Appraisal Date .................................                   S-71

                                                                        PAGE
                                                                        ----
Required Appraisal Loan .................................                   S-72
Required Defeasance Period ..............................                   S-77
Residual Value Insurer ..................................             S-30, S-35
Restricted Group ........................................                   S-86
Rite Aid Loans ..........................................                   S-39
Rite Aid Properties .....................................                   S-39
Scenario ................................................                   S-78
Scheduled Payment .......................................                   S-67
SEC .....................................................                   S-74
Securities Act ..........................................              S-6, S-61
Senior Certificates .....................................             S-22, S-69
Sequential Pay Certificates .............................              S-6, S-61
Servicing Fees ..........................................                   S-58
Servicing Standard ......................................                   S-55
SMMEA ...................................................             S-26, S-88
Special Servicer ........................................              S-7, S-56
Specially Serviced Mortgage Loans .......................                   S-57
Specially Serviced Trust Fund Assets ....................                   S-57
Special Servicing Fee ...................................                   S-59
Special Servicing Fee Rate ..............................                   S-59
Standard & Poor's .......................................                   S-25
Stated Principal Balance ................................             S-15, S-63
Stated Remaining Term ...................................                   S-46
Subordinate Certificates ................................             S-21, S-69
Table Assumptions .......................................                   S-77
Tenant(s) ...............................................              S-8, S-34
Tenant Balloon Loan .....................................                   S-12
Tenant Balloon Payment ..................................                   S-35
Triple Net Leases .......................................                   S-36
Trust Fund ..............................................      Cover, S-13, S-61
Trustee .................................................                    S-2
Trustee Fee .............................................                   S-75
Trustee Fee Rate ........................................                   S-75
Underwriters ............................................                  Cover
Underwriting Agreement ..................................                   S-88
Underwriting Reserves ...................................                   S-46
Underwriting Rating .....................................                    S-9
Voting Rights ...........................................                   S-74
Weighted Averages .......................................                   S-46
Weighted Average Net Mortgage Rate ......................             S-14, S-63
Year Built ..............................................                   S-46
Yield Maintenance Charges ...............................             S-68, S-66
Zoning Laws .............................................                   S-45

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

 Control                                                                                                         Zip
   No.   Tenant Name/Guarantor (if applicable)       Address                     City                    State   Code
-----------------------------------------------------------------------------------------------------------------------
    3    Allegheny General Hospital                Federal St./W.N. Ave         Pittsburgh               PA      15212
   54    Nine West Group, Inc.                     1111-1113 Westchester Ave.   White Plains             NY      10604
    2    Allegheny General Hospital                420 East North St.           Pittsburgh               PA      15212
   45    Home Depot U.S.A., Inc.                   7200 S. Cicero Avenue        Bedford Park             IL      60629
    4    Baptist Hospital, Inc.                    2011 Murphy                  Nashville                TN      37203
   18    Fred Meyer, Inc.                          8955 S/E 82nd Ave.           Portland                 OR      97266
   17    Federal Insurance Company                 12 Vreeland Rd.              Florham Park             NJ      07932

   56    Northwestern Human Services, Inc.
   56a   Northwestern Human Services, Inc.         9425 Stenton Ave             Springfield Township     PA      19038
   56b   Northwestern Human Services, Inc.         5126 Jack Road               St. Thomas Township      PA      17252
   56c   Northwestern Human Services, Inc.         620 Germantown Pike          White Marsh Township     PA      19444
   56d   Northwestern Human Services, Inc.         1134 N. 64th Street          Philadelphia             PA      19151
   56e   Northwestern Human Services, Inc.         Box 9223, Route 209          Stroudsburg              PA      18360
   56f   Northwestern Human Services, Inc.         1700 Freeport Road           Bethel                   PA      17046
   56g   Northwestern Human Services, Inc.         1448 Karen Drive             Harrisburg               PA      17121
   56h   Northwestern Human Services, Inc.         1676 Heilmandale Road        North Lebanon            PA      17046
   56i   Northwestern Human Services, Inc.         7015 Ridge Avenue            Philadelphia             PA      19128
   56j   Northwestern Human Services, Inc.         460 Cinnaminson Street       Philadelphia             PA      19128
   56k   Northwestern Human Services, Inc.         9601 Hayden Street           Philadelphia             PA      19115
   56l   Northwestern Human Services, Inc.         3890 Woodhaven Road          Philadelphia             PA      19154
   56m   Northwestern Human Services, Inc.         5518 Pine Street             Harrisburg               PA      17109
   56n   Northwestern Human Services, Inc.         15020 Worthington Road       Philadelphia             PA      19116
   56o   Northwestern Human Services, Inc.         1043 North 67th Street       Philadelphia             PA      19151
   56p   Northwestern Human Services, Inc.         8401 Rising Sun Ave.         Philadelphia             PA      19111
   56q   Northwestern Human Services, Inc.         Old Route 220 Rd. #2         Bedford Township         PA      15522
   56r   Northwestern Human Services, Inc.         906 Bethlehem Pike           Springfield Township     PA      19038
   56s   Northwestern Human Services, Inc.         243 West Schoolhouse Lane    Philadelphia             PA      19144
   56t   Northwestern Human Services, Inc.         503 Market Street            Sunbury                  PA      17801
   56u   Northwestern Human Services, Inc.         920-22 North 19th Street     Philadelphia             PA      19130
   56v   Northwestern Human Services, Inc.         5542-44 Ridge Avenue         Philadelphia             PA      19128
   56w   Northwestern Human Services, Inc.         Route 3 Box 198a-2           Rockefeller Township     PA      17801
   56x   Northwestern Human Services, Inc.         314 E. Wister Street         Philadelphia             PA      19144
   56y   Northwestern Human Services, Inc.         6100 Newtown Ave.            Philadelphia             PA      19111
   56z   Northwestern Human Services, Inc.         1 Sutherland Road            Montclair                NJ      08817
   56aa  Northwestern Human Services, Inc.         25 Burnt Tavern Road         Millstone                NJ      08510
   56bb  Northwestern Human Services, Inc.         52 Beverly Rancocas Road     Willingboro              NJ      08046
         -------------------------------------------------------------------------------------------------------------

   53    County of Monroe                          50 West Main St.             Rochester                NY      14610
   24    Health Insurance Plan of Greater New York 9610 Metropolitan Ave.       Forest Hills             NY      11375
   57    Northwestern Human Services, Inc.         Coal Township                Northumberland           PA      17866
   19    Fred Meyer, Inc.                          16600 S/E McGillivray Blvd   Vancouver                WA      98683
   20    Fred Meyer, Inc.                          20901 Highway 410            Bonney Lake              WA      98390
    7    Circuit City Stores, Inc.                 6353 S. Semoran Blvd.        Orlando                  FL      32801
   14    Circuit City Stores, Inc.                 3475 William Penn HWY        Wilkins Township         PA      15146
    1    Allegheny Hospitals, Centennial           200 W. Lancaster Ave.        Wayne                    PA      19087
   61    Q Clubs Inc.                              9800 West Atlantic Blvd.     Coral Springs            FL      33071
   11    Circuit City Stores, Inc.                 36300 Warren Rd.             Westland                 MI      48185
   62    Q Clubs Inc.                              700 Pine Island Rd.          Plantation               FL      33324
   66    Q Clubs Inc.                              4600 W. Park Blvd.           Plano                    TX      75093
   49    Kmart Corp.                               Orchard & Clara Aves.        Ukiah                    CA      95482
    8    Circuit City Stores, Inc.                 1901 Okeechobee Blvd.        West Palm Beach          FL      33409
   65    Q Clubs Inc.                              1375 East Campbell Rd.       Richardson               TX      75081
    6    Circuit City Stores, Inc.                 1505 S. Colorado Blvd.       Denver                   CO      80210
   51    Kmart Corp.                               33201 Van Dyke Ave.          Sterling Heights         MI      48312
   64    Q Clubs Inc.                              3600 Emporium Circle         Mesquite                 TX      75150
   60    The Golub Corporation (Price Chopper)     Lot 2, North Main St.        St. Albans               VT      05478
   94    Rite Aid Corporation                      435 Liberty St, N.E.         Salem                    OR      97301
   67    Q Clubs Inc.                              7300 W. Greens Rd            Willow Brook             TX      77064
   10    Circuit City Stores, Inc.                 8405 E. Kellog St.           Wichita                  KS      67207
   12    Circuit City Stores, Inc.                 4600 28th Street SE          Kentwood                 MI      49508
   59    The Golub Corporation (Price Chopper)     101 Dunning Rd.              Wallkill                 NY      10940
   13    Circuit City Stores, Inc.                 7230 Market St.              Boardman                 OH      44512


 Control           Mortgage Loan Seller                          Original         Current       % of Initial
   No.       Internal Industry Designation  Property Type        Balance          Balance       Pool Balance
------------------------------------------------------------------------------------------------------------
    3              Non-Profit Hospital       Office            $67,170,088      $67,170,088 (6)    10.40%
   54                   Footwear             Office             45,888,588       45,888,588         7.10%
    2              Non-Profit Hospital       Office/Garage(16)  35,357,125       35,340,416 (5)     5.47%
   45             DIY Home Improvement       Retail             21,214,165       21,168,827         3.28%
    4              Non-Profit Hospital       Office             19,791,521       19,791,521         3.06%
   18           Grocery/Department Store     Retail             18,306,753       18,109,170         2.80%
   17             Fire/Marine Insurance      Office             18,123,854       17,912,875         2.77%

   56
   56a          Social Services Provider     Other               3,426,890        3,378,050 (13)
   56b          Social Services Provider     Other                 161,825          159,519
   56c          Social Services Provider     Other               4,673,897        4,607,285
   56d          Social Services Provider     Other                  76,153           75,068
   56e          Social Services Provider     Other                 218,940          215,820
   56f          Social Services Provider     Other                 161,825          159,519
   56g          Social Services Provider     Other                 133,268          131,369
   56h          Social Services Provider     Other                 161,825          159,519
   56i          Social Services Provider     Other                  76,153           75,068
   56j          Social Services Provider     Other                 142,787          140,752
   56k          Social Services Provider     Other                 171,344          168,902
   56l          Social Services Provider     Other                 180,864          178,286
   56m          Social Services Provider     Other                 133,268          131,369
   56n          Social Services Provider     Other                 399,804          394,106
   56o          Social Services Provider     Other                  76,153           75,068
   56p          Social Services Provider     Other                 180,864          178,286
   56q          Social Services Provider     Other                 542,591          534,858
   56r          Social Services Provider     Other               1,684,887        1,660,875
   56s          Social Services Provider     Other                 494,995          487,941
   56t          Social Services Provider     Other                 228,459          225,203
   56u          Social Services Provider     Other                 237,978          234,587
   56v          Social Services Provider     Other                 456,919          450,407
   56w          Social Services Provider     Other                 114,230          112,602
   56x          Social Services Provider     Other                 732,974          722,527
   56y          Social Services Provider     Other                  85,672           84,451
   56z          Social Services Provider     Other                 371,246          365,955
  56aa          Social Services Provider     Other                 323,651          319,038
  56bb          Social Services Provider     Other                 590,187          581,775
                --------------------------------------------------------------------------------------------
                                             Other              16,239,650       16,008,203         2.48%

   53                  Government            Office             15,884,014       15,884,014         2.46%
   24        Health Maintenance Organization Office             15,317,704       15,309,449         2.37%
   57           Social Services Provider     Other              14,135,554       14,135,554         2.19%
   19           Grocery/Department Store     Retail             13,672,918       13,524,713         2.09%
   20           Grocery/Department Store     Retail             13,533,399       13,386,706         2.07%
    7             Electronics Retailer       Retail             12,382,779       12,121,851         1.88%
   14             Electronics Retailer       Retail              9,793,252        9,557,521         1.48%
    1              Non-Profit Hospital       Office              9,201,195        9,201,195 (4)     1.42%
   61                  Health Club           Health Club         8,520,606        8,476,308         1.31%
   11             Electronics Retailer       Retail              8,453,488        8,275,356         1.28%
   62                  Health Club           Health Club         8,260,417        8,217,471         1.27%
   66                  Health Club           Health Club         7,628,014        7,588,357         1.17%
   49               Department Store         Retail              7,525,857        7,525,857         1.16%
    8             Electronics Retailer       Retail              7,244,475        7,091,820         1.10%
   65                  Health Club           Health Club         7,053,785        7,017,113         1.09%
    6             Electronics Retailer       Retail              6,985,756        6,888,746         1.07%
   51               Department Store         Retail              6,816,611        6,816,611         1.06%
   64                  Health Club           Health Club         6,581,150        6,546,935         1.01%
   60                 Grocery Store          Retail              6,086,346        6,067,932         0.94%
   94                  Drug Store            Retail              6,083,425        6,059,817         0.94%
   67                  Health Club           Health Club         5,872,425        5,841,894         0.90%
   10             Electronics Retailer       Retail              5,813,321        5,732,593         0.89%
   12             Electronics Retailer       Retail              5,783,590        5,661,718         0.88%
   59                 Grocery Store          Retail              5,599,956        5,544,666         0.86%
   13             Electronics Retailer       Retail              5,582,088        5,464,463         0.85%

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                     ANNEX A

                                                                                                                   Stated   Orig
            Cumulative % of                                                                                Orig     Rem     Amort
Control      Initial Pool          Crossed Collateralized              Interest Accrual     Mortgage       Term     Term    Term
  No.          Balance                Loans Control No.                     Method           Rate(1)      (Mos.)   (Mos.)   (Mos.)
------------------------------------------------------------------------------------------------------------------------------------
    3       10.40%                                                          30/360            6.890%        256      255     256
   54       17.50%                                                          30/360            9.000%        240      228     228
    2       22.97%                                                          30/360            7.030%        235      223     235
   45       26.25%                                                          30/360            6.960%        237      235     322
    4       29.31%                                                          30/360            7.050%        280      274     268
   18       32.11%                                                          30/360            7.730%        276      268     276
   17       34.88%                                                          30/360            6.900%        177      172     177

   56
  56a                          All Control Numbers beginning with 56
  56b                          All Control Numbers beginning with 56
  56c                          All Control Numbers beginning with 56
  56d                          All Control Numbers beginning with 56
  56e                          All Control Numbers beginning with 56
  56f                          All Control Numbers beginning with 56
  56g                          All Control Numbers beginning with 56
  56h                          All Control Numbers beginning with 56
  56i                          All Control Numbers beginning with 56
  56j                          All Control Numbers beginning with 56
  56k                          All Control Numbers beginning with 56
  56l                          All Control Numbers beginning with 56
  56m                          All Control Numbers beginning with 56
  56n                          All Control Numbers beginning with 56
  56o                          All Control Numbers beginning with 56
  56p                          All Control Numbers beginning with 56
  56q                          All Control Numbers beginning with 56
  56r                          All Control Numbers beginning with 56
  56s                          All Control Numbers beginning with 56
  56t                          All Control Numbers beginning with 56
  56u                          All Control Numbers beginning with 56
  56v                          All Control Numbers beginning with 56
  56w                          All Control Numbers beginning with 56
  56x                          All Control Numbers beginning with 56
  56y                          All Control Numbers beginning with 56
  56z                          All Control Numbers beginning with 56
 56aa                          All Control Numbers beginning with 56
 56bb                          All Control Numbers beginning with 56
------------------------------------------------------------------------------------------------------------------------------------
            37.36%                                                          30/360            7.460%        120      112     252


   53       39.82%                                                          30/360            6.640%        248      246     248
   24       42.19%                                                          30/360            8.350%        300      299     300
   57       44.38%                                                          30/360            7.140%        137      135     252
   19       46.47%                                                          30/360            7.700%        276      268     276
   20       48.54%                                                          30/360            7.700%        276      268     276
    7       50.42%                                                          30/360            7.640%        266      252     266
   14       51.90%                                                          30/360            7.640%        266      252     266
    1       53.32%                                                          30/360            7.870%        235      235     235
   61       54.64%                                                          30/360            8.760%        252      250     252
   11       55.92%                                                          30/360            7.640%        266      252     266
   62       57.19%                                                          30/360            8.760%        252      250     252
   66       58.36%                                                          30/360            8.760%        252      250     252
   49       59.53%                            48,50,51                      30/360            7.710%        207      207     207
    8       60.62%                                                          30/360            7.640%        266      252     266
   65       61.71%                                                          30/360            8.760%        252      250     252
    6       62.78%                                                          30/360            8.610%        270      259     270
   51       63.83%                            48,49,50                      30/360            7.790%        279      279     279
   64       64.85%                                                          30/360            8.760%        252      250     252
   60       65.78%                                                          30/360            7.950%        300      295     300
   94       66.72%                                                          30/360            6.739%        264      261     300
   67       67.63%                                                          30/360            8.760%        252      250     252
   10       68.51%                                                          30/360            8.610%        270      259     270
   12       69.39%                                                          30/360            7.640%        266      252     266
   59       70.25%                                                          30/360            7.571%        296      282     296
   13       71.09%                                                          30/360            7.640%        266      252     266



                    Rem
                    Amort
Control             Term             Origination          Repayment          Balloon/Repayment
  No.              (Mos.)               Date                Date                 Balance
-------------------------------------------------------------------------------------------------
    3                255              01/12/98           06/10/2019                    --
   54                216              02/28/97           03/01/2017                    --
    2                223              11/21/96           10/01/2016                    --
   45                320              12/23/97           10/10/2017             9,853,495
    4                262              09/12/97           01/10/2021                    --
   18                268              07/22/97           07/01/2020                    --
   17                172              10/01/97           07/01/2012                    --

   56
  56a                                                                           2,393,672
  56b                                                                             113,035
  56c                                                                           3,264,702
  56d                                                                              53,193
  56e                                                                             152,929
  56f                                                                             113,035
  56g                                                                              93,087
  56h                                                                             113,035
  56i                                                                              53,193
  56j                                                                              99,736
  56k                                                                             119,684
  56l                                                                             126,333
  56m                                                                              93,087
  56n                                                                             279,262
  56o                                                                              53,193
  56p                                                                             126,333
  56q                                                                             378,998
  56r                                                                           1,176,889
  56s                                                                             345,753
  56t                                                                             159,578
  56u                                                                             166,227
  56v                                                                             319,156
  56w                                                                              79,789
  56x                                                                             511,980
  56y                                                                              59,842
  56z                                                                             259,314
 56aa                                                                             226,069
 56bb                                                                             412,243
-------------------------------------------------------------------------------------------------
                     244              06/30/97           07/05/2007            11,343,345

   53                246              12/22/97           09/01/2018                    --
   24                299              01/30/98           02/01/2023                    --
   57                250              12/29/97           06/05/2009             9,895,318
   19                268              06/23/97           07/01/2020                    --
   20                268              06/23/97           07/01/2020                    --
    7                252              12/30/96           03/05/2019                    --
   14                252              12/30/96           03/05/2019                    --
    1                235              12/24/97           10/10/2017                    --
   61                250              01/21/98           01/10/2019                    --
   11                252              12/30/96           03/05/2019                    --
   62                250              01/21/98           01/10/2019                    --
   66                250              01/21/98           01/10/2019                    --
   49                207              02/23/98           06/05/2015                    --
    8                252              12/30/96           03/05/2019                    --
   65                250              01/21/98           01/10/2019                    --
    6                259              03/31/97           10/05/2019                    --
   51                279              02/23/98           06/05/2021                    --
   64                250              01/21/98           01/10/2019                    --
   60                295              09/23/97           10/01/2022                    --
   94                297              11/24/97           12/10/2019             1,365,140
   67                250              01/21/98           01/10/2019                    --
   10                259              03/31/97           10/05/2019                    --
   12                252              12/30/96           03/05/2019                    --
   59                282              12/11/96           09/01/2021                    --
   13                252              12/30/96           03/05/2019                    --


                                                                                             Annual           Annual Net
Control                                                Prepayment                              Debt           Rent (Before
  No.        Amortization Type                         Restrictions(2)                       Service        Lender Reserves)
---------------------------------------------------------------------------------------------------------------------------
    3        Interest Only then Fully Amortizing (8)  L(60),Def(196)                         $ 4,967,050        $ 4,967,050
   54        Fully Amortizing (12)                    L(60),Def(180)                           5,049,012          5,291,682
    2        Fully Amortizing                         L(36),Def(199)                           2,714,459          2,911,773
   45        Balloon (11)                             L(60),Def(174),0(2)                      1,747,748          1,784,051
    4        Interest Only then Fully Amortizing (8)  L(60),Def(220)                           1,761,895          1,761,895
   18        Fully Amortizing                         L(60),Def(216)                           1,704,870          1,704,870
   17        Fully Amortizing                         L(36),Def(71),3(70)(9)                   1,751,107          1,816,750

   56
   56a                                                                                           327,327            327,327
   56b                                                                                            15,457             15,457
   56c                                                                                           446,437            446,437
   56d                                                                                             7,274              7,274
   56e                                                                                            20,913             20,913
   56f                                                                                            15,457             15,457
   56g                                                                                            12,729             12,729
   56h                                                                                            15,457             15,457
   56i                                                                                             7,274              7,274
   56j                                                                                            13,639             13,639
   56k                                                                                            16,366             16,366
   56l                                                                                            17,276             17,276
   56m                                                                                            12,729             12,729
   56n                                                                                            38,188             38,188
   56o                                                                                             7,274              7,274
   56p                                                                                            17,276             17,276
   56q                                                                                            51,827             51,827
   56r                                                                                           160,936            160,936
   56s                                                                                            47,281             47,281
   56t                                                                                            21,822             21,822
   56u                                                                                            22,731             22,731
   56v                                                                                            43,644             43,644
   56w                                                                                            10,911             10,911
   56x                                                                                            70,012             70,012
   56y                                                                                             8,183              8,183
   56z                                                                                            35,460             35,460
  56aa                                                                                            30,914             30,914
  56bb                                                                                            56,373             56,373
------------------------------------------------------------------------------------------------------------------------------
            Balloon (14)                              L(60),Def(60)                            1,551,165          1,551,165

   53       Interest Only then Fully Amortizing (8)   L(60),Def(188)                           1,440,919          1,505,553
   24       Fully Amortizing                          L(60),Def(240)                           1,378,090          1,635,500
   57       Interest Only then Balloon (8) (14)       L(60),Def(77)                            1,308,498          1,308,498
   19       Fully Amortizing                          L(60),Def(216)                           1,270,178          1,270,178
   20       Fully Amortizing                          L(60),Def(216)                           1,257,217          1,257,217
    7       Fully Amortizing                          L(60),Def(200),0(6)                      1,160,589          1,161,489
   14       Fully Amortizing                          L(60),Def(200),0(6)                        915,071            915,971
    1       Interest Only then Fully Amortizing (7)   L(60),Def(175)                             754,400            754,400
   61       Fully Amortizing                          L(36),Def(216)                             886,374            886,374
   11       Fully Amortizing                          L(60),Def(200),0(6)                        792,312            793,212
   62       Fully Amortizing                          L(36),Def(216)                             859,307            859,307
   66       Fully Amortizing                          L(36),Def(216)                             793,520            793,520
   49       Fully Amortizing                          L(36),Def(171)                             790,104            798,108
    8       Fully Amortizing                          L(60),Def(200),0(6)                        678,996            679,896
   65       Fully Amortizing                          L(36),Def(216)                             733,785            733,785
    6       Fully Amortizing                          L(60),Def(204),0(6)                        703,560            703,560
   51       Fully Amortizing                          L(36),Def(243)                             635,505            643,374
   64       Fully Amortizing                          L(36),Def(216)                             684,618            684,618
   60       Fully Amortizing                          L(60),Def(240)                             527,475            527,475
   94       Balloon (11)                              L(60),Def(204)                             503,866            503,866
   67       Fully Amortizing                          L(36),Def(216)                             610,891            610,891
   10       Fully Amortizing                          L(60),Def(204),0(6)                        585,480            585,480
   12       Fully Amortizing                          L(60),Def(200),0(6)                        542,073            542,973
   59       Fully Amortizing                          L(36),Def(260)                             469,451            471,251
   13       Fully Amortizing                          L(60),Def(200),0(6)                        523,187            524,087



             Minimum Stabilized                                            Tenant/Guarantor
Control     Debt Service Coverage       Year      Square   Loan per           Rating(17)         Lease        Lease        Lease
  No.    (Net of Lender Reserves)(3)    Built    Footage    Sq Ft          S&P      Moody's    Start Date    Exp Date       Type
-----------------------------------------------------------------------------------------------------------------------------------
    3               1.00               1998      200,000    335.85         A         A3       01/12/1998    08/31/2019    Bondable
   54               1.05               1985      366,460    125.22         BB        Ba2      02/28/1997    02/28/2022    Bondable
    2               1.07               1986       66,629    530.41         A         A3       11/19/1996    11/30/2016    Bondable
   45               1.01               1992      217,952     97.13                            12/23/1997    09/25/2017   Double Net
    4               1.00               1998      165,920    119.28         AA        Aa1      07/25/1997    12/31/2020    Bondable
   18               1.00               1991      185,612     97.56         BB+       Ba2      06/30/1997    06/30/2020    Bondable
   17               1.04               1985      139,750    128.18         AAA       Aaa      10/23/1996    06/15/2012   Triple Net

   56
   56a                                 1990       23,389    144.43
   56b                                 1932        1,836     86.88
   56c                                 1995       22,621    203.67
   56d                                 1952        1,584     47.39
   56e                                 1961        1,690    127.70
   56f                                 1963        1,134    140.67
   56g                                 1963        1,544     85.08
   56h                                 1978        2,422     65.86
   56i                                 1968        1,008     74.47
   56j                                 1958        1,172    120.10
   56k                                 1968        1,629    103.68
   56l                                 1958        1,653    107.86
   56m                                 1963        1,718     76.47
   56n                                 1996        2,009    196.17
   56o                                 1958        1,244     60.34
   56p                                 1953        1,728    103.17
   56q                                 1972       10,836     49.36
   56r                                 1980       15,900    104.46
   56s                                 1906        5,552     87.89
   56t                                 1997        5,250     42.90
   56u                                 1890        5,268     44.53
   56v                                 1971        4,518     99.69
   56w                                 1993        1,661     67.79
   56x                                 1896        5,806    124.44
   56y                                 1952        1,122     75.27
   56z                                 1919        3,596    101.77
  56aa                                 1820        3,489     91.44
  56bb                                 1975        6,400     90.90
------------------------------------------------------------------------------------------------------------------------------------
                    1.00                N/A      137,779    115.62        BBB                 06/30/1997    06/29/2017    Bondable

   53               1.02               1998      273,737     58.03         AA        Aa2      06/16/1997    06/16/2017   Triple Net
   24               1.15               1971       48,900    313.08         BB                 06/07/1996    06/06/2026   Double Net
   57               1.00               1998       99,825    141.60        BBB                 12/29/1997    05/31/2019    Bondable
   19               1.00               1994      165,602     81.67        BB+        Ba2      06/30/1997    06/30/2020    Bondable
   20               1.00               1994      166,138     80.58        BB+        Ba2      06/30/1997    06/30/2020    Bondable
    7               1.00               1996       59,261    204.55                            12/30/1996    03/31/2019    Bondable
   14               1.00               1996       42,364    225.60                            12/30/1996    03/31/2019    Bondable
    1               1.00               1960       43,394    212.04         BB                 12/23/1997    12/31/2017    Bondable
   61               1.00               1996       47,385    178.88                            01/21/1998    01/31/2019    Bondable
   11               1.00               1996       63,755    129.80                            12/30/1996    03/31/2019    Bondable
   62               1.00               1996       47,385    173.42                            01/21/1998    01/31/2019    Bondable
   66               1.00               1995       46,716    162.44                            01/21/1998    01/31/2019    Bondable
   49               1.01               1997       91,256     82.47         BB        Ba3      02/23/1998    05/31/2015    Bondable
    8               1.00               1996       45,961    154.30                            12/30/1996    03/31/2019    Bondable
   65               1.00               1995       47,310    148.32                            01/21/1998    01/31/2019    Bondable
    6               1.00               1996       39,552    174.17                            03/31/1997    09/30/2019    Bondable
   51               1.01               1996      171,962     39.64         BB        Ba3      02/23/1998    05/31/2021    Bondable
   64               1.00               1995       46,658    140.32                            01/21/1998    01/31/2019    Bondable
   60               1.01               1998       54,100    112.16                            07/14/1997    09/30/2022   Triple Net
   94               1.00               1962       52,383    115.68        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   67               1.00               1994       46,773    124.90                            01/21/1998    01/31/2019    Bondable
   10               1.00               1997       38,987    147.04                            03/31/1997    09/30/2019    Bondable
   12               1.00               1996       39,264    144.20                            12/30/1996    03/31/2019    Bondable
   59               1.01               1993       63,360     87.51                            08/15/1996    08/31/2021    Bondable
   13               1.00               1996       32,937    165.91                            12/30/1996    03/31/2019    Bondable

 Control                                                                                                         Zip
   No.   Tenant Name/Guarantor (if applicable)       Address                     City                    State   Code
-----------------------------------------------------------------------------------------------------------------------
   48    Kmart Corp.                               310 Gardner Field Rd         Taft                     CA      93268
    9    Circuit City Stores, Inc.                 4483 US Route 14             Crystal Lake             IL      60014
   83    Rite Aid Corporation                      8530 W. Lake Mead Blvd.      Las Vegas                NV      89128
   21    Giant Food, Inc.                          11200 Main Street            Fairfax                  VA      22030
   68    Rite Aid Corporation                      1175 Second Street           Brentwood                CA      94513
   58    Office Depot, Inc.                        7420-7444 Brook Park Rd.     Brooklyn                 OH      44134
   82    Rite Aid Corporation                      160 Washington Ave.          Carteret                 NJ      07008
  106    Rite Aid Corporation                      5606 Summitview Ave.         Yakima                   WA      98908
   69    Rite Aid Corporation                      8585 Elk Grove Blvd.         Elk Grove                CA      95624
   76    Rite Aid Corporation                      2809 E. Cleveland Blvd.      Caldwell                 ID      83605

   55    Northwestern Human Services, Inc.
   55a   Northwestern Human Services, Inc.         35 East High Street          Philadelphia             PA      19144
   55b   Northwestern Human Services, Inc.         235-37 West Schoolhouse Lane Philadelphia             PA      19144
   55c   Northwestern Human Services, Inc.         5701 Thomas Ave.             Philadelphia             PA      19143
   55d   Northwestern Human Services, Inc.         3823 Garrett Road            Upper Darby              PA      19026
   55e   Northwestern Human Services, Inc.         26 Red Rowan Lane            Plymouth Meeting         PA      19462
   55f   Northwestern Human Services, Inc.         1237 Tyson Street            Philadelphia             PA      19111
   55g   Northwestern Human Services, Inc.         Road 2, Box 283R             Sunbury                  PA      18360
   55h   Northwestern Human Services, Inc.         Road 2, Box 396              Sunbury                  PA      17801
   55i   Northwestern Human Services, Inc.         9009 Cargill Lane            Philadelphia             PA      19115
   55j   Northwestern Human Services, Inc.         17 North Wayne Street        Lewistown                PA      17044
   55k   Northwestern Human Services, Inc.         1616 Gregg Street            Philadelphia             PA      19115
-----------------------------------------------------------------------------------------------------------------------


   52    The Times Mirror Company                  23252 Moulton Pkwy.          Laguna Hills             CA      92653
   84    Rite Aid Corporation                      400 Suffolk Ave.             Brentwood                NY      11717
    5    Baptist Hospital, Inc.                    360 Wallace Rd.              Nashville                TN      37211
   74    Rite Aid Corporation                      1123 Donner Pass Road        Truckee                  CA      96161
   98    Rite Aid Corporation                      3460 S. 5600 West            West Valley              UT      84120
  104    Rite Aid Corporation                      700 S. Main Street           Ellensburg               WA      98926
   15    Circuit City Stores, Inc.                 3423 Clemson Blvd.           Anderson                 SC      29621
   70    Rite Aid Corporation                      1935 N. Street               Newman                   CA      95360
   28    Heilig-Meyers Company                     415 S. Roosevelt Ave.        Burlington               IA      52601
   85    Rite Aid Corporation                      2532-54 86th St.             Brooklyn                 NY      11214
  113    Time Warner Entertainment, L.P.           US Highway 92                Auburndale               FL      33610
   50    Kmart Corp.                               375 E. Allesandro Blvd.      Riverside                CA      92508
   92    Rite Aid Corporation                      27299 Chagrin Boulevard      Woodmere                 OH      44122
  101    Rite Aid Corporation                      1660 Independence Blvd.      Virginia Beach           VA      23455
   75    Rite Aid Corporation                      1271 Main St.                Watertown                CT      06795
   79    Rite Aid Corporation                      27050 John R. Road           Madison Hgts.            MI      48091
   90    Rite Aid Corporation                      Salem & Grand Ave.           Dayton                   OH      45406
  111    Rite Aid Corporation                      10-20 West Main Street       Landsdale                PA      19446
   95    Rite Aid Corporation                      5100 Library Road            Bethel Park              PA      15102
   89    Rite Aid Corporation                      E. 71st & Harvard            Cleveland                OH      44105
   91    Rite Aid Corporation                      34321 Center Ridge Road      N. Ridgeville            OH      44039
   99    Rite Aid Corporation                      2917 Brandon Ave, S.W.       Roanoke                  VA      24015
  105    Rite Aid Corporation                      1630 Grand Ave.              Pullman                  WA      99163
   96    Rite Aid Corporation                      5400 Rising Sun Avenue       Philadelphia             PA      19120
   86    Rite Aid Corporation                      Rt 9 W. & Cauterskill        Catskill                 NY      12414
   25    Heilig-Meyers Company                     3215 Fairview Dr.            Antioch                  CA      94509
   93    Rite Aid Corporation                      90 "B" Avenue                Lake Oswego              OR      97034
  100    Rite Aid Corporation                      1500 W. Beverly St.          Staunton                 VA      24401
   81    Rite Aid Corporation                      86 Elm St.                   Milford                  NH      03055
   77    Rite Aid Corporation                      204 Park Ave.                Carrolton                KY      41008
   88    Rite Aid Corporation                      2 Central Ave.               Ravena                   NY      12143
   78    Rite Aid Corporation                      308 Parkway Dr.              Salyersville             KY      41465
   80    Rite Aid Corporation                      416 Daniel Webster HWY       Merrimack                NH      03054
   33    Heilig-Meyers Company                     6910 Fairview Ave.           Boise                    ID      83704
   97    Rite Aid Corporation                      507 W. Elk Ave.              Elizbethton              TN      37643
   43    Heilig-Meyers Company                     7520 N Division St.          North Spokane            WA      99208
  102    Rite Aid Corporation                      9 Susie Wilson Rd.           Essex Junction           VT      05451
   87    Rite Aid Corporation                      SEC Rt 9 & 11                Champlain                NY      12919
   16    Eckerd Corp.                              414 Atlantic Blvd.           Neptune Beach            FL      32266
  110    Rite Aid Corporation                      5 Saco Ave.                  Old Orchard Beach        ME      04064
   41    Heilig-Meyers Company                     3540 Commercial St., SE      Salem                    OR      97302
   38    Heilig-Meyers Company                     14255 SW Pacific HWY         Tigard                   OR      97224
   39    Heilig-Meyers Company                     201 Division Avenue          Eugene                   OR      97404
   40    Heilig-Meyers Company                     6101 Tualatin Valley Hwy     Hillsboro                OR      97123
  108    Rite Aid Corporation                      4580 Liberty Ave.            Vermilion                OH      44089


 Control           Mortgage Loan Seller                         Original          Current       % of Initial
   No.       Internal Industry Designation  Property Type       Balance           Balance       Pool Balance
------------------------------------------------------------------------------------------------------------
   48            Department Store            Retail            5,386,097        5,386,097          0.83%
    9          Electronics Retailer          Retail            5,080,549        5,009,997          0.78%
   83               Drug Store               Retail            4,986,414        4,967,063          0.77%
   21             Grocery Store              Retail            4,768,979        4,719,750          0.73%
   68               Drug Store               Retail            4,687,230        4,669,040          0.72%
   58         Retail-Office Supplies         Retail            4,503,933        4,488,421          0.69%
   82               Drug Store               Retail            4,288,316        4,271,674          0.66%
  106               Drug Store               Retail            4,188,588        4,172,333          0.65%
   69               Drug Store               Retail            4,088,860        4,072,992          0.63%
   76               Drug Store               Retail            3,989,132        3,973,651          0.62%

   55
   55a       Social Services Provider        Other               210,924          209,085 (13)
   55b       Social Services Provider        Other             1,227,192        1,216,497
   55c       Social Services Provider        Other               642,358          636,760
   55d       Social Services Provider        Other               834,107          826,838
   55e       Social Services Provider        Other               182,161          180,574
   55f       Social Services Provider        Other               153,399          152,062
   55g       Social Services Provider        Other               124,637          123,550
   55h       Social Services Provider        Other               134,224          133,054
   55i       Social Services Provider        Other               201,336          199,582
   55j       Social Services Provider        Other                76,700           76,031
   55k       Social Services Provider        Other               172,574          171,070
------------------------------------------------------------------------------------------------------------
                                             Other             3,959,612        3,925,104          0.61%

   52          Newspaper Publisher           Office/Warehouse  3,594,669        3,578,055          0.55%
   84               Drug Store               Retail            3,590,218        3,576,286          0.55%
    5          Non-Profit Hospital           Office            3,455,826        3,449,962          0.53%
   74               Drug Store               Retail            3,390,762        3,377,604          0.52%
   98               Drug Store               Retail            3,390,762        3,377,604          0.52%
  104               Drug Store               Retail            3,390,762        3,377,604          0.52%
   15          Electronics Retailer          Retail            3,415,934        3,343,954          0.52%
   70               Drug Store               Retail            3,291,034        3,278,263          0.51%
   28            Retail Furniture            Retail            3,210,277        3,175,950          0.49%
   85               Drug Store               Retail            3,091,577        3,079,579          0.48%
  113          Cable/Entertainment           Office            3,055,623        3,055,623          0.47%
   50            Department Store            Retail            3,046,792        3,046,792          0.47%
   92               Drug Store               Retail            3,041,713        3,029,909          0.47%
  101               Drug Store               Retail            2,888,400        2,880,897          0.45%
   75               Drug Store               Retail            2,892,121        2,880,897          0.45%
   79               Drug Store               Retail            2,842,257        2,831,227          0.44%
   90               Drug Store               Retail            2,742,529        2,731,886          0.42%
  111               Drug Store               Retail            2,695,733        2,688,538          0.42%
   95               Drug Store               Retail            2,637,814        2,627,577          0.41%
   89               Drug Store               Retail            2,617,868        2,607,708          0.40%
   91               Drug Store               Retail            2,617,868        2,607,708          0.40%
   99               Drug Store               Retail            2,592,935        2,582,873          0.40%
  105               Drug Store               Retail            2,592,935        2,582,873          0.40%
   96               Drug Store               Retail            2,558,030        2,548,103          0.39%
   86               Drug Store               Retail            2,443,343        2,433,861          0.38%
   25            Retail Furniture            Retail            2,429,325        2,403,348          0.37%
   93               Drug Store               Retail            2,393,479        2,384,190          0.37%
  100               Drug Store               Retail            2,393,479        2,384,190          0.37%
   81               Drug Store               Retail            2,343,615        2,334,520          0.36%
   77               Drug Store               Retail            2,293,751        2,284,849          0.35%
   88               Drug Store               Retail            2,094,295        2,086,167          0.32%
   78               Drug Store               Retail            2,074,349        2,066,299          0.32%
   80               Drug Store               Retail            2,044,429        2,036,495          0.32%
   33            Retail Furniture            Retail            2,033,757        2,012,010          0.31%
   97               Drug Store               Retail            1,934,729        1,927,221          0.30%
   43            Retail Furniture            Retail            1,935,016        1,914,325          0.30%
  102               Drug Store               Retail            1,914,783        1,907,352          0.30%
   87               Drug Store               Retail            1,894,837        1,887,484          0.29%
   16               Drug Store               Retail            1,887,403        1,876,468          0.29%
  110               Drug Store               Retail            1,873,831        1,826,133          0.28%
   41            Retail Furniture            Retail            1,733,185        1,714,652          0.27%
   38            Retail Furniture            Retail            1,710,154        1,691,867          0.26%
   39            Retail Furniture            Retail            1,710,154        1,691,867          0.26%
   40            Retail Furniture            Retail            1,710,154        1,691,867          0.26%
  108               Drug Store               Retail            1,711,903        1,689,673          0.26%

                                                                                                                   Stated   Orig
            Cumulative % of                                                                                Orig     Rem     Amort
Control      Initial Pool          Crossed Collateralized              Interest Accrual     Mortgage       Term     Term    Term
  No.          Balance                Loans Control No.                     Method           Rate(1)      (Mos.)   (Mos.)   (Mos.)
----------------------------------------------------------------------------------------------------------------------------------
   48       71.93%                          49,50,51                        30/360            7.810%        300      300     300
    9       72.70%                                                          30/360            8.610%        270      259     270
   83       73.47%                                                          30/360            6.739%        264      261     300
   21       74.20%                                                          30/360            7.620%        300      291     300
   68       74.93%                                                          30/360            6.739%        264      261     300
   58       75.62%                                                          30/360            8.818%        238      229     238
   82       76.28%                                                          30/360            6.739%        264      261     300
  106       76.93%                                                          30/360            6.739%        264      261     300
   69       77.56%                                                          30/360            6.739%        264      261     300
   76       78.17%                                                          30/360            6.739%        264      261     300

   55
   55a                         All Control Numbers beginning with 55
   55b                         All Control Numbers beginning with 55
   55c                         All Control Numbers beginning with 55
   55d                         All Control Numbers beginning with 55
   55e                         All Control Numbers beginning with 55
   55f                         All Control Numbers beginning with 55
   55g                         All Control Numbers beginning with 55
   55h                         All Control Numbers beginning with 55
   55i                         All Control Numbers beginning with 55
   55j                         All Control Numbers beginning with 55
   55k                         All Control Numbers beginning with 55
----------------------------------------------------------------------------------------------------------------------------------
            78.78%                                                          30/360            7.400%        120      115     252

   52       79.33%                                                          30/360            6.630%        160      158     160
   84       79.89%                                                          30/360            6.739%        264      261     300
    5       80.42%                                                          30/360            6.570%        264      263     264
   74       80.94%                                                          30/360            6.739%        264      261     300
   98       81.47%                                                          30/360            6.739%        264      261     300
  104       81.99%                                                          30/360            6.739%        264      261     300
   15       82.51%                                                          30/360            7.640%        266      252     266
   70       83.02%                                                          30/360            6.739%        264      261     300
   28       83.51%                                                          30/360            7.480%        264      257     264
   85       83.98%                                                          30/360            6.739%        264      261     300
  113       84.46%                                                          30/360            7.360%        185      180     179
   50       84.93%                          48,49,51                        30/360            7.800%        285      285     285
   92       85.40%                                                          30/360            6.739%        264      261     300
  101       85.84%                                                          30/360            6.739%        263      261     300
   75       86.29%                                                          30/360            6.739%        264      261     300
   79       86.73%                                                          30/360            6.739%        264      261     300
   90       87.15%                                                          30/360            6.739%        264      261     300
  111       87.57%                                                          30/360            7.670%        246      238     240
   95       87.97%                                                          30/360            6.739%        264      261     300
   89       88.38%                                                          30/360            6.739%        264      261     300
   91       88.78%                                                          30/360            6.739%        264      261     300
   99       89.18%                                                          30/360            6.739%        264      261     300
  105       89.58%                                                          30/360            6.739%        264      261     300
   96       89.97%                                                          30/360            6.739%        264      261     300
   86       90.35%                                                          30/360            6.739%        264      261     300
   25       90.72%                                                          30/360            7.480%        264      257     264
   93       91.09%                                                          30/360            6.739%        264      261     300
  100       91.46%                                                          30/360            6.739%        264      261     300
   81       91.82%                                                          30/360            6.739%        264      261     300
   77       92.18%                                                          30/360            6.739%        264      261     300
   88       92.50%                                                          30/360            6.739%        264      261     300
   78       92.82%                                                          30/360            6.739%        264      261     300
   80       93.13%                                                          30/360            6.739%        264      261     300
   33       93.44%                                                          30/360            7.480%        264      257     264
   97       93.74%                                                          30/360            6.739%        264      261     300
   43       94.04%                                                          30/360            7.480%        264      257     264
  102       94.33%                                                          30/360            6.739%        264      261     300
   87       94.63%                                                          30/360            6.739%        264      261     300
   16       94.92%                                                          30/360            7.190%        223      220     223
  110       95.20%                                                          30/360            7.620%        238      225     238
   41       95.47%                                                          30/360            7.480%        264      257     264
   38       95.73%                                                          30/360            7.480%        264      257     264
   39       95.99%                                                          30/360            7.480%        264      257     264
   40       96.25%                                                          30/360            7.480%        264      257     264
  108       96.51%                                                          30/360            7.050%        264      256     264


                    Rem
                    Amort
Control             Term             Origination          Repayment          Balloon/Repayment
  No.              (Mos.)               Date                Date                 Balance
----------------------------------------------------------------------------------------------
   48                300              02/23/98           03/05/2023                    --
    9                259              03/31/97           10/05/2019                    --
   83                297              11/24/97           12/10/2019             1,118,967
   21                291              05/22/97           06/01/2022                    --
   68                297              11/24/97           12/10/2019             1,051,829
   58                229              05/29/97           04/01/2017                    --
   82                297              11/24/97           12/10/2019               962,312
  106                297              11/24/97           12/10/2019               939,932
   69                297              11/24/97           12/10/2019               917,553
   76                297              11/24/97           12/10/2019               895,174

   55
   55a                                                                            148,330
   55b                                                                            863,013
   55c                                                                            451,733
   55d                                                                            586,579
   55e                                                                            128,103
   55f                                                                            107,877
   55g                                                                             87,650
   55h                                                                             94,392
   55i                                                                            141,588
   55j                                                                             53,938
   55k                                                                            121,361
----------------------------------------------------------------------------------------------
                     247              09/30/97           10/05/2007             2,784,564

   52                158              12/04/97           05/01/2011                    --
   84                297              11/24/97           12/10/2019               805,656
    5                263              01/22/98           02/10/2020                    --
   74                297              11/24/97           12/10/2019               760,898
   98                297              11/24/97           12/10/2019               760,898
  104                297              11/24/97           12/10/2019               760,898
   15                252              12/30/96           03/05/2019                    --
   70                297              11/24/97           12/10/2019               738,518
   28                257              08/06/97           08/10/2019                    --
   85                297              11/24/97           12/10/2019               693,760
  113                174              10/24/97           03/10/2013                    --
   50                285              02/23/98           12/05/2021                    --
   92                297              11/24/97           12/10/2019               682,570
  101                298              11/24/97           12/10/2019               649,001
   75                297              11/24/97           12/10/2019               649,001
   79                297              11/24/97           12/10/2019               637,811
   90                297              11/24/97           12/10/2019               615,432
  111                232              06/27/97           01/01/2018                    --
   95                297              11/24/97           12/10/2019               591,934
   89                297              11/24/97           12/10/2019               587,458
   91                297              11/24/97           12/10/2019               587,458
   99                297              11/24/97           12/10/2019               581,863
  105                297              11/24/97           12/10/2019               581,863
   96                297              11/24/97           12/10/2019               574,030
   86                297              11/24/97           12/10/2019               548,294
   25                257              08/25/97           08/10/2019                    --
   93                297              11/24/97           12/10/2019               537,104
  100                297              11/24/97           12/10/2019               537,104
   81                297              11/24/97           12/10/2019               525,915
   77                297              11/24/97           12/10/2019               514,725
   88                297              11/24/97           12/10/2019               469,966
   78                297              11/24/97           12/10/2019               465,490
   80                297              11/24/97           12/10/2019               458,776
   33                257              08/06/97           08/10/2019                    --
   97                297              11/24/97           12/10/2019               434,159
   43                257              08/06/97           08/10/2019                    --
  102                297              11/24/97           12/10/2019               429,683
   87                297              11/24/97           12/10/2019               425,207
   16                220              12/15/97           07/01/2016                    --
  110                225              02/07/97           12/01/2016                    --
   41                257              08/06/97           08/10/2019                    --
   38                257              08/25/97           08/10/2019                    --
   39                257              08/06/97           08/10/2019                    --
   40                257              08/25/97           08/10/2019                    --
  108                256              08/01/97           07/10/2019                    --

                                                                                             Annual           Annual Net
Control                                                Prepayment                              Debt           Rent (Before
  No.        Amortization Type                         Restrictions(2)                       Service        Lender Reserves)
---------------------------------------------------------------------------------------------------------------------------
   48        Fully Amortizing                          L(36),Def(264)                        490,742            497,089
    9        Fully Amortizing                          L(60),Def(204),0(6)                   511,680            511,680
   83        Balloon (11)                              L(60),Def(204)                        413,005            413,005
   21        Fully Amortizing                          L(60),Def(120),<5%(116),0(4)(10)      427,385            580,000
   68        Balloon (11)                              L(60),Def(204)                        388,225            388,225
   58        Fully Amortizing                          L(60),Def(178)                        417,226            434,913
   82        Balloon (11)                              L(60),Def(204)                        355,184            355,184
  106        Balloon (11)                              L(60),Def(204)                        346,924            346,924
   69        Balloon (11)                              L(60),Def(204)                        338,664            338,664
   76        Balloon (11)                              L(60),Def(204)                        330,404            330,404

   55
   55a                                                                                        19,966             19,966
   55b                                                                                       116,166            116,166
   55c                                                                                        60,806             60,806
   55d                                                                                        78,957             78,957
   55e                                                                                        17,243             17,243
   55f                                                                                        14,521             14,521
   55g                                                                                        11,798             11,798
   55h                                                                                        12,706             12,706
   55i                                                                                        19,059             19,059
   55j                                                                                         7,260              7,260
   55k                                                                                        16,336             16,336
---------------------------------------------------------------------------------------------------------------------------
             Balloon (2)                               L(60),Def(60)                         374,817            374,817

   52        Fully Amortizing                          L(60),Def(100)                        337,740            351,202
   84        Balloon (11)                              L(60),Def(204)                        297,364            297,364
    5        Fully Amortizing                          L(60),Def(204)                        297,410            297,410
   74        Balloon (11)                              L(60),Def(204)                        280,843            280,843
   98        Balloon (11)                              L(60),Def(204)                        280,843            280,843
  104        Balloon (11)                              L(60),Def(204)                        280,843            280,843
   15        Fully Amortizing                          L(60),Def(200),0(6)                   320,162            321,062
   70        Balloon (11)                              L(60),Def(204)                        272,583            272,583
   28        Fully Amortizing                          L(60),Def(204)                        297,884            297,884
   85        Balloon (11)                              L(60),Def(204)                        256,063            256,063
  113        Interest Only then Fully Amortizing(8)    L(60),Def(125)                        338,035            361,697
   50        Fully Amortizing                          L(36),Def(249)                        282,173            285,712
   92        Balloon (11)                              L(60),Def(204)                        251,933            251,933
  101        Balloon (11)                              L(60),Def(203)                        239,543            239,543
   75        Balloon (11)                              L(60),Def(204)                        239,543            239,543
   79        Balloon (11)                              L(60),Def(204)                        235,413            235,413
   90        Balloon (11)                              L(60),Def(204)                        227,153            227,153
  111        Fully Amortizing (15)                     L(60),Def(186)                        237,643            245,960
   95        Balloon (11)                              L(60),Def(204)                        218,480            218,480
   89        Balloon (11)                              L(60),Def(204)                        216,828            216,828
   91        Balloon (11)                              L(60),Def(204)                        216,828            216,828
   99        Balloon (11)                              L(60),Def(204)                        214,763            214,763
  105        Balloon (11)                              L(60),Def(204)                        214,763            214,763
   96        Balloon (11)                              L(60),Def(204)                        211,872            211,872
   86        Balloon (11)                              L(60),Def(204)                        202,372            202,372
   25        Fully Amortizing                          L(60),Def(204)                        225,419            225,419
   93        Balloon (11)                              L(60),Def(204)                        198,242            198,242
  100        Balloon (11)                              L(60),Def(204)                        198,242            198,242
   81        Balloon (11)                              L(60),Def(204)                        194,112            194,112
   77        Balloon (11)                              L(60),Def(204)                        189,982            189,982
   88        Balloon (11)                              L(60),Def(204)                        173,462            173,462
   78        Balloon (11)                              L(60),Def(204)                        171,810            171,810
   80        Balloon (11)                              L(60),Def(204)                        169,332            169,332
   33        Fully Amortizing                          L(60),Def(204)                        188,714            188,714
   97        Balloon (11)                              L(60),Def(204)                        160,246            160,246
   43        Fully Amortizing                          L(60),Def(204)                        179,551            179,551
  102        Balloon (11)                              L(60),Def(204)                        158,594            158,594
   87        Balloon (11)                              L(60),Def(204)                        156,942            156,942
   16        Fully Amortizing                          L(60),Def(163)                        178,037            180,986
  110        Fully Amortizing                          L(36),Def(202)                        183,261            193,973
   41        Fully Amortizing                          L(60),Def(204)                        160,823            160,823
   38        Fully Amortizing                          L(60),Def(204)                        158,686            158,686
   39        Fully Amortizing                          L(60),Def(204)                        158,686            158,686
   40        Fully Amortizing                          L(60),Def(204)                        158,686            158,686
  108        Fully Amortizing                          L(60),Def(204)                        153,354            153,352

             Minimum Stabilized                                            Tenant/Guarantor
Control     Debt Service Coverage       Year      Square      Loan per         Rating(17)        Lease        Lease        Lease
  No.    (Net of Lender Reserves)(3)    Built    Footage       Sq Ft       S&P      Moody's    Start Date    Exp Date       Type
------------------------------------------------------------------------------------------------------------------------------------
   48                1.01               1994      90,852      59.28         BB        Ba3      02/23/1998    08/31/2024    Bondable
    9                1.00               1996      32,216     155.51         --        --       03/31/1997    09/30/2019    Bondable
   83                1.00               1992      31,793     156.23        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   21                1.36               1976      60,547      77.95         --        --       07/19/1994    12/31/2025   Triple Net
   68                1.00               1991      31,483     148.30        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   58                1.01               1997      35,040     128.09        BB+       Baa2      03/25/1997    03/31/2017   Double Net
   82                1.00               1997      15,000     284.78        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
  106                1.00               1983      30,074     138.74        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   69                1.00               1986      29,913     136.16        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   76                1.00               1993      28,309     140.37        BBB+      Baa1      11/24/1997    11/30/2019    Bondable

   55
   55a                                  1924       3,524      59.33
   55b                                  1924      12,275      99.10
   55c                                  1997       7,927      80.33
   55d                                  1977      12,536      65.96
   55e                                  1957       2,212      81.63
   55f                                  1932       1,640      92.72
   55g                                  1977       1,248      99.00
   55h                                  1967       1,568      84.86
   55i                                  1957       2,088      95.59
   55j                                  1917       2,298      33.09
   55k                                  1957       1,715      99.75
------------------------------------------------------------------------------------------------------------------------------------
                     1.00                N/A      49,031      80.05        BBB        --       09/30/1997    09/29/2017    Bondable

   52                1.04               1996      20,140     177.66         A+        A2       04/29/1996    04/28/2011   Double Net
   84                1.00               1997      10,752     332.62        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
    5                1.00               1993      14,000     246.43        AA-        Aa1      01/22/1998    01/31/2020    Bondable
   74                1.00               1991      21,870     154.44        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   98                1.00               1993      27,868     121.20        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
  104                1.00               1993      27,704     121.92        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   15                1.00               1996      27,789     120.33         --        --       12/30/1996    03/31/2019    Bondable
   70                1.00               1994      20,162     162.60        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   28                1.00               1991      54,661      58.10        BB+        Ba1      08/06/1997    08/31/2019    Bondable
   85                1.00               1997      10,658     288.95        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
  113                1.07               1998      33,800      90.40        BBB-      Baa3      10/15/1997    03/10/2013    Bondable
   50                1.01               1991     104,231      29.23         BB        Ba3      02/23/1998    11/30/2021    Bondable
   92                1.00               1997      10,752     281.80        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
  101                1.00               1997      11,073     260.17        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   75                1.00               1997      11,325     254.38        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   79                1.00               1997      11,060     255.99        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   90                1.00               1997      10,572     258.41        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
  111                1.04               1997      11,180     240.48        BBB+      Baa1      12/18/1996    01/01/2018   Triple Net
   95                1.00               1997      11,203     234.54        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   89                1.00               1997      10,800     241.45        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   91                1.00               1997      10,752     242.53        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   99                1.00               1997      11,166     231.32        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
  105                1.00               1986      21,255     121.52        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   96                1.00               1997      11,146     228.61        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   86                1.00               1997      11,064     219.98        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   25                1.00               1991      43,722      54.97        BB+        Ba1      08/06/1997    08/31/2019    Bondable
   93                1.00               1992      15,045     158.47        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
  100                1.00               1997      10,662     223.62        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   81                1.00               1997      11,180     208.81        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   77                1.00               1997      10,752     212.50        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   88                1.00               1997      11,050     188.79        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   78                1.00               1997      11,174     184.92        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   80                1.00               1997      11,288     180.41        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   33                1.00               1972      50,070      40.18        BB+        Ba1      08/06/1997    08/31/2019    Bondable
   97                1.00               1997      11,072     174.06        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   43                1.00               1981      40,000      47.86        BB+        Ba1      08/06/1997    08/31/2019    Bondable
  102                1.00               1997      10,980     173.71        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   87                1.00               1997      11,065     170.58        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
   16                1.02               1996      10,882     172.44         A         --       06/28/1996    06/27/2016   Triple Net
  110                1.05               1986      11,058     165.14        BBB+      Baa1      04/18/1996    12/08/2016   Double Net
   41                1.00               1970      41,136      41.68        BB+        Ba1      08/06/1997    08/31/2019    Bondable
   38                1.00               1985      32,911      51.41        BB+        Ba1      08/06/1997    08/31/2019    Bondable
   39                1.00               1984      39,215      43.14        BB+        Ba1      08/06/1997    08/31/2019    Bondable
   40                1.00               1985      40,086      42.21        BB+        Ba1      08/06/1997    08/31/2019    Bondable
  108                1.00               1986      11,335     149.07        BBB+      Baa1      06/30/1997    06/30/2019    Bondable

 Control                                                                                                         Zip
   No.   Tenant Name/Guarantor (if applicable)       Address                     City                    State   Code
-----------------------------------------------------------------------------------------------------------------------
  112    Rite Aid Corporation                      1936 Van Vranken Ave.        Schenectady              NY      12308
   29    Heilig-Meyers Company                     2514 Westdale Dr., SW        Cedar Rapids             IA      52404
  103    Rite Aid Corporation                      US Rt 7                      Middlebury               VT      05753
   42    Heilig-Meyers Company                     7407 NE Vancouver Plaza      Vancouver                WA      98662
   35    Heilig-Meyers Company                     255 South 36th Street        Quincy                   IL      62301
   34    Heilig-Meyers Company                     1900 52nd Ave.               Moline                   IL      61265
  109    Rite Aid Corporation                      939 US 31 South              Traverse City            MI      49684
   31    Heilig-Meyers Company                     4141 Mirage Ridge            Waterloo                 IA      50701
   30    Heilig-Meyers Company                     150 John F. Kennedy Rd.      Dubuque                  IA      52002
   27    Heilig-Meyers Company                     5455 Mountainview Dr.        Redding                  CA      96003
   32    Heilig-Meyers Company                     1763 Filmore St.             Twin Falls               ID      83301
  107    Rite Aid Corporation                      3175 W. DuPont Ave           Belle                    WV      25015
   44    Heilig-Meyers Company                     South 1807 First St.         Yakima                   WA      98901
   26    Heilig-Meyers Company                     700 Sereno Drive             Vallejo                  CA      94589
   37    Heilig-Meyers Company                     1444 Grand Ave               Billings                 MT      59102
   36    Heilig-Meyers Company                     10530 Airline HWY            Baton Rouge              LA      70816
-----------------------------------------------------------------------------------------------------------------------

 Control           Mortgage Loan Seller                         Original         Current       % of Initial
   No.       Internal Industry Designation  Property Type       Balance          Balance       Pool Balance
------------------------------------------------------------------------------------------------------------
  112           Drug Store                   Retail            1,706,228        1,681,246          0.26%
   29        Retail Furniture                Retail            1,685,309        1,667,289          0.26%
  103           Drug Store                   Retail            1,645,517        1,639,131          0.25%
   42        Retail Furniture                Retail            1,654,060        1,636,373          0.25%
   35        Retail Furniture                Retail            1,653,642        1,635,960          0.25%
   34        Retail Furniture                Retail            1,632,776        1,615,317          0.25%
  109           Drug Store                   Retail            1,623,156        1,575,115          0.24%
   31        Retail Furniture                Retail            1,583,928        1,566,991          0.24%
   30        Retail Furniture                Retail            1,515,188        1,498,987          0.23%
   27        Retail Furniture                Retail            1,306,136        1,292,170          0.20%
   32        Retail Furniture                Retail            1,282,274        1,268,563          0.20%
  107           Drug Store                   Retail            1,246,603        1,241,766          0.19%
   44        Retail Furniture                Retail            1,242,910        1,229,619          0.19%
   26        Retail Furniture                Retail            1,242,749        1,229,461          0.19%
   37        Retail Furniture                Retail              965,935          955,607          0.15%
   36        Retail Furniture                Retail              808,805          800,157          0.12%

------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                       649,831,203      646,080,530        100.00%

(1) The Administrative Cost for all loans, which includes Trustee and Servicing Fees, is 4.5 basis points.

(2) L = Lockout, Def = Defeasance, YM = Yield Maintenance, O = Open. Number of months at origination for each penalty type in parenthesis.

(3) Minimum stabilized Debt Service Coverage (net of Lender Reserves) is calculated as 1st Year Stabilized Base Rent due under a lease, less Funded Reserves, divided by Annual Debt Service.

(4)  Quarterly-pay Mortgage Loan; First principal payment date is 7/10/98.

(5)  Quarterly-pay Mortgage Loan.

(6)  Quarterly-pay Mortgage Loan; First principal payment date is 9/10/99.

(7) This Mortgage Loan is interest-only through 4/10/98, fully amortizes thereafter.

(8) Mortgage Loan is a Construction Loan with the Mortgage Loan being interest-only during the construction period then, unless otherwise noted, fully amortizing thereafter.

(9) At origination, lockout for 36 months, defeasance for 71 months, then a penalty of 3% and declining by a unique vector to 1% over 70 months.

(10) At origination, lockout for 60 months, defeasance for 120 months, the lesser of 5% or yield maintenance for 116 months, then open.

(11) Balloon  is  fully  insured  subject  to a  non-cancelable  Residual  Value
     Insurance   Policy   see   "DESCRIPTION   OF  THE   MORTGAGE   POOL--Credit
     Leases--Residual Insurance Policy".

(12) This Mortgage Loan was interest-only through 3/1/98, fully amortizes thereafter.

(13) For Mortgage Loans secured by more than one Mortgaged Property, the Cut-Off Date Balance for each such Mortgage Loan was allocated by multiplying the Cut-Off Date Balance for each Mortgage Loan by the quotient of the appraised value of the applicable Mortgaged Property relating to such Mortgage Loan by the appraised value of the Mortgage Properties; in each case as of origination.

(14) Tenant responsible for making the Balloon Payment.

(15) This Mortgage Loan was interest-only through 1/1/98, fully amortizes thereafter.

(16) The definition of Mortgaged Property for purposes of the Allegheny General Hospitals Loan Control No. 2 includes all three buildings securing the Mortgage Loan.

(17) Represents the Corporate Credit Rating with respect to S&P and the Long Term Credit Rating with respect to Moody's.

                                                                                                                   Stated   Orig
            Cumulative % of                                                                                Orig     Rem     Amort
Control      Initial Pool          Crossed Collateralized              Interest Accrual     Mortgage       Term     Term    Term
  No.          Balance                Loans Control No.                     Method           Rate(1)      (Mos.)   (Mos.)   (Mos.)
-----------------------------------------------------------------------------------------------------------------------------------
  112       96.77%                                                           30/360            7.740%        264      254     264
  29        97.03%                                                           30/360            7.480%        264      257     264
  103       97.28%                                                           30/360            6.739%        264      261     300
  42        97.54%                                                           30/360            7.480%        264      257     264
  35        97.79%                                                           30/360            7.480%        264      257     264
  34        98.04%                                                           30/360            7.480%        264      257     264
  109       98.28%                                                           30/360            7.253%        238      223     238
  31        98.53%                                                           30/360            7.480%        264      257     264
  30        98.76%                                                           30/360            7.480%        264      257     264
  27        98.96%                                                           30/360            7.480%        264      257     264
  32        99.16%                                                           30/360            7.480%        264      257     264
  107       99.35%                                                           30/360            6.739%        264      261     300
  44        99.54%                                                           30/360            7.480%        264      257     264
  26        99.73%                                                           30/360            7.480%        264      257     264
  37        99.88%                                                           30/360            7.480%        264      257     264
  36       100.00%                                                           30/360            7.480%        264      257     264

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                               7.489%        250      244     264



                    Rem
                    Amort
Control             Term             Origination          Repayment          Balloon/Repayment
  No.              (Mos.)               Date                Date                 Balance
----------------------------------------------------------------------------------------------
  112                254              05/02/97           05/10/2019                  --
  29                 257              08/06/97           08/10/2019                  --
  103                297              11/24/97           12/10/2019             369,259
  42                 257              08/25/97           08/10/2019                  --
  35                 257              08/06/97           08/10/2019                  --
  34                 257              08/06/97           08/10/2019                  --
  109                223              11/21/96           10/10/2016                  --
  31                 257              08/06/97           08/10/2019                  --
  30                 257              08/06/97           08/10/2019                  --
  27                 257              08/25/97           08/10/2019                  --
  32                 257              08/06/97           08/10/2019                  --
  107                297              12/08/97           12/10/2019             279,742
  44                 257              08/06/97           08/10/2019                  --
  26                 257              08/25/97           08/10/2019                  --
  37                 257              08/06/97           08/10/2019                  --
  36                 257              08/25/97           08/10/2019                  --

 ----------------------------------------------------------------------------------------------
                     258                                                        961,437

                                                                                             Annual           Annual Net
Control                                                Prepayment                              Debt           Rent (Before
  No.        Amortization Type                         Restrictions(2)                       Service        Lender Reserves)
---------------------------------------------------------------------------------------------------------------------------
  112       Fully Amortizing                           L(60),Def(204)                        161,718            161,718
  29        Fully Amortizing                           L(60),Def(204)                        156,381            156,381
  103       Balloon (11)                               L(60),Def(204)                        136,292            136,292
  42        Fully Amortizing                           L(60),Def(204)                        153,481            153,481
  35        Fully Amortizing                           L(60),Def(204)                        153,443            153,443
  34        Fully Amortizing                           L(60),Def(204)                        151,506            151,506
  109       Fully Amortizing                           L(118),YM(114),0(6)                   155,461            159,538
  31        Fully Amortizing                           L(60),Def(204)                        146,974            146,974
  30        Fully Amortizing                           L(60),Def(204)                        140,595            140,595
  27        Fully Amortizing                           L(60),Def(204)                        121,197            121,197
  32        Fully Amortizing                           L(60),Def(204)                        118,983            118,983
  107       Balloon (11)                               L(60),Def(204)                        103,251            103,251
  44        Fully Amortizing                           L(60),Def(204)                        115,330            115,330
  26        Fully Amortizing                           L(60),Def(204)                        115,316            115,316
  37        Fully Amortizing                           L(60),Def(204)                         89,630             89,630
  36        Fully Amortizing                           L(60),Def(204)                         75,050             75,050




             Minimum Stabilized                                            Tenant/Guarantor
Control     Debt Service Coverage       Year      Square      Loan per         Rating(17)        Lease        Lease        Lease
  No.    (Net of Lender Reserves)(3)    Built    Footage       Sq Ft       S&P      Moody's    Start Date    Exp Date       Type
------------------------------------------------------------------------------------------------------------------------------------
  112                1.00               1997       11,256    149.36        BBB+      Baa1      05/02/1997    05/31/2019    Bondable
  29                 1.00               1995       27,376     60.90        BB+        Ba1      08/06/1997    08/31/2019    Bondable
  103                1.00               1997       11,200    146.35        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
  42                 1.00               1988       32,376     50.54        BB+        Ba1      08/06/1997    08/31/2019    Bondable
  35                 1.00               1996       26,928     60.75        BB+        Ba1      08/06/1997    08/31/2019    Bondable
  34                 1.00               1995       23,803     67.86        BB+        Ba1      08/06/1997    08/31/2019    Bondable
  109                1.02               1995       11,276    139.69        BBB+      Baa1      10/10/1996    10/09/2016   Double Net
  31                 1.00               1995       27,440     57.11        BB+        Ba1      08/06/1997    08/31/2019    Bondable
  30                 1.00               1967       28,880     51.90        BB+        Ba1      08/06/1997    08/31/2019    Bondable
  27                 1.00               1981       40,031     32.28        BB+        Ba1      08/06/1997    08/31/2019    Bondable
  32                 1.00               1994       36,243     35.00        BB+        Ba1      08/06/1997    08/31/2019    Bondable
  107                1.00               1997       10,560    117.59        BBB+      Baa1      11/24/1997    11/30/2019    Bondable
  44                 1.00               1972       50,059     24.56        BB+        Ba1      08/06/1997    08/31/2019    Bondable
  26                 1.00               1973       50,027     24.58        BB+        Ba1      08/06/1997    08/31/2019    Bondable
  37                 1.00               1965       48,135     19.85        BB+        Ba1      08/06/1997    08/31/2019    Bondable
  36                 1.00               1984       23,570     33.95        BB+        Ba1      08/06/1997    08/31/2019    Bondable

------------------------------------------------------------------------------------------------------------------------------------
                     1.02               1989      112,747    182.61

[LOGO] MERRILL LYNCH       [LOGO] LEGG MASON/CAPITAL MARKETS        [LOGO] DAIWA

                               MORTGAGE SECURITY NEW ISSUE TERM SHEET    ANNEX B
                                                                  MARCH 11, 1998
--------------------------------------------------------------------------------

                           $571,781,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1-CTL
          TOTAL POOL SIZE = $646.1 MILLION (105 LOANS / 142 PROPERTIES)

--------------------------------------------------------------------------------------------------------------------------
                                            % OF                                                   WEIGHTED     CASH FLOW
                              INITIAL      INITIAL                                   PASS-          AVERAGE         OR
              EXPECTED      CERTIFICATE     POOL       CREDIT                       THROUGH          LIFE       PRINCIPAL
CLASS         RATING(1)     BALANCE(2)   BALANCE(2)    SUPPORT    DESCRIPTION         RATE        (YEARS)(3)    WINDOW(3)
-----         ---------     ----------   ----------    -------    -----------         ----        ----------    ---------
Publicly Offered Certificates
Class A-1      Aaa/AAA      $134,290,000    20.8%        30.0%    Net WAC              (4)            5.0      04/98-01/07
Class A-2      Aaa/AAA      $ 82,098,000    12.7%        30.0%    Net WAC              (4)           10.0      01/07-06/09
Class A-3      Aaa/AAA      $235,868,000    36.5%        30.0%    Net WAC              (4)           14.7      06/09-01/16
Class B        Aa2/AA       $ 38,765,000     6.0%        24.0%    Net WAC              (4)           18.3      01/16-12/16
Class C         A2/A        $ 32,304,000     5.0%        19.0%    Net WAC              (4)           19.1      12/16-09/17
Class D       Baa2/BBB      $ 38,765,000     6.0%        13.0%    Net WAC              (4)           19.8      09/17-07/18
Class E       Baa3/BBB-     $  9,691,000     1.5%        11.5%    Net WAC              (4)           20.4      07/18-10/18
Class IO      Aaa/AAAr          (5)          N/A         N/A      Variable I/O Strip   (6)            N/A      04/98-03/23

Private Certificates
Class F          (7)        $ 58,147,000     9.0%         2.5%    Fixed Coupon          %            21.3      10/18-12/19
Class G          (7)        $  3,230,000     0.5%         2.0%    Fixed Coupon          %            21.8      12/19-03/20
Class H          (7)        $  4,846,000     0.8%         1.3%    Fixed Coupon          %            22.2      03/20-10/20
Class J          (7)        $  1,615,000     0.2%         1.0%    Fixed Coupon          %            22.7      10/20-02/21
Class K          (7)        $  6,461,530     1.0%          N/A    Fixed Coupon          %            23.8      02/21-03/23

---------------------------
(1) By each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(2)  Subject to a permitted variance of plus or minus 5%.

(3)  Based on Scenario (1) set forth under "YIELD AND MATURITY
     CONSIDERATIONS-Weighted Average Life" herein.

(4) The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates will equal the Weighted Average Net Mortgage Rate (as defined herein) minus %__, __%, __%, __%, __%, __% and __%, respectively.

(5) The Class IO Certificates will not have a principal balance nor will they entitle the holders thereof to receive distributions of principal.

(6)  Holders  of  the  Class  IO  Certificates   will  be  entitled  to  receive
     distributions of interest in an amount equal to the aggregate of the interest accrued on the notional amount of each of its Components.

(7) Not offered publicly. Accordingly, any information herein regarding the terms of such Class of Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

--------------------------------------------------------------------------------
KEY FEATURES:

o PASS-THROUGH STRUCTURE: Senior/subordinated, sequential pay pass-through certificates.

o UNDERWRITERS: Merrill Lynch & Co. (lead), Legg Mason Wood Walker, Incorporated. (co-manager), and Daiwa Securities America Inc. (co-manager).

o TRANSACTION: Collateralized by 105 commercial mortgage loans secured by mortgages on 142 Mortgaged Properties.

o MORTGAGE LOANS: All are secured by Mortgages on Mortgaged Properties subject to a lease (a "Credit Lease") to a single Tenant.

o    CREDIT LEASE TYPES: (a) 85% of the Mortgage Loans are "Bondable Leases",
     (b) 7% are Double Net Leases, and (c) 8% are Triple Net Leases with a Lease Enhancement Policy to mitigate Casualty or Condemnation Rights.

o MORTGAGE LOAN AMORTIZATION: 75% of the Balance of the Mortgage Loans fully amortize, 20% have insurance covering the Balloon Payments, and 5% have a Tenant obligated to make a rent payment corresponding to the Balloon Payment.

o PREPAYMENT PROVISIONS: All of the Mortgage Loans restrict or prohibit voluntary principal prepayments, with 96% of the Initial Pool Balance having Lockout/Defeasance with a weighted average of one month open prepayment prior to maturity.

o TENANT RATINGS: 50% of the Balance of all of the Mortgages Loans are associated with publicly rated investment grade Tenants, 27% are associated with below investment grade Tenants and 23% are associated with Tenants for which no public rating exists.

--------------------------------------------------------------------------------
[LOGO] MERRILL LYNCH            THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY
     (212) 449-3860             PURSUANT TO A DEFINITIVE PROSPECTUS AND
                                PRELIMINARY PROSPECTUS SUPPLEMENT AND
[LOGO]  LEGG MASON/             PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING
      CAPITAL MARKETS           ANY SUCH SECURITIES ARE ADVISED TO CAREFULLY
     (410) 454-4920             READ, AND SHOULD RELY SOLELY ON THE DETAILED
                                INFORMATION APPEARING IN THE PROSPECTUS AND
[LOGO]    DAIWA                 RELIMINARY PROSPECTUS SUPPLEMENT. THIS ANNEX B
     (212) 612-6920             DOES NOT INCLUDE ALL RELEVANT INFORMATION
                                RELATING TO THE SECURITIES AND UNDERLYING ASSETS
                                DESCRIBED HEREIN, PARTICULARLY WITH RESPECT TO
                                THE RISKS AND SPECIAL CONSIDERATIONS INVOLVED
                                WITH AN INVESTMENT IN SUCH SECURITIES AND IS
                                QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE
                                DETAILED INFORMATION SET FORTH IN THE PROSPECTUS
                                AND PRELIMINARY PROSPECTUS SUPPLEMENT. CERTAIN
                                CAPITALIZED TERMS USED HEREIN MAY BE DEFINED IN
                                THE PROSPECTUS OR PRELIMINARY PROSPECTUS
                                SUPPLEMENT.

--------------------------------------------------------------------------------

[LOGO] MERRILL LYNCH       [LOGO] LEGG MASON/CAPITAL MARKETS        [LOGO] DAIWA

                               MORTGAGE SECURITY NEW ISSUE TERM SHEET    ANNEX B
                                                                  MARCH 11, 1998
--------------------------------------------------------------------------------

                           $571,781,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1-CTL
          TOTAL POOL SIZE = $646.1 MILLION (105 LOANS / 142 PROPERTIES)


MORE KEY FEATURES:

o    DEPOSITOR: Merrill Lynch Mortgage Investors, Inc.

o MORTGAGE LOAN SELLERS: Daiwa Finance Corp., ("Daiwa Finance"), who will have acquired all but one of such Mortgage Loans from Legg Mason Mortgage Capital Corporation ("LMMCC").

o    MASTER SERVICER, AND SPECIAL SERVICER: GMAC Commercial Mortgage
     Corporation.

o    TRUSTEE: Norwest Bank Minnesota, National Association.

o INTEREST ACCRUAL PERIOD: The 1st day of the month to the 1st day of the month.

o DISTRIBUTION DATE: The 15th day of each month, or if any such 15th day is not a business day, then on the next suceeding business day (but in no case, no earlier than the fourth business day following the Determination
     Date).

o DETERMINATION DATE: The 10th day of each month or, if any such day is not a business day, the next succeeding business day.

o    DELIVERY: The Depository Trust Company ("DTC") through Cede & Co.

o ERISA: Only Classes A-1, A-2, A-3 and Class IO Certificates are ERISA eligible subject to certain conditions for eligibility.

o SMMEA: Any Offered Certificates rated "AAA" or "AA" will be SMMEA eligible. All other Offered Securities are not SMMEA eligible.

o    TAX TREATMENT: REMIC.

o    OPTIONAL TERMINATION: 1% clean up call.

CREDIT LEASES:   The payment of interest and principal on all of the Mortgage
                 Loans is dependent principally on the payment by each Tenant
                 (or Guarantor of the Tenant's Credit Lease, if any) of rent payments due under the terms of its Credit Lease. Each Credit
                 Lease generally provides that the related Tenant must pay all real property taxes and assessments, and except in the case of certain of the Double Net Leases, all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property. Repair and maintenance reserves or other mitigating arrangements were put in place for these Double Net Leases. The Tenants are obligated to make all payments directly to the lender in a hard "lock-box" type arrangement.

Types of Credit Leases     % of Pool    Description
------------------------------------------------------------------------------------------------------------------------------------
"Bondable Leases"               85      Tenants cover all expenses. Leases can be terminated for Casualty or Condemnation(1).

"Triple Net Leases"              8      Tenants cover all expenses. Leases can be terminated for Casualty or Condemnation; however, the Trustee on behalf of the Certificateholders will be assigned the benefit of certain non-cancelable prepaid Lease Enhancement Policies issued by Chubb Custom Insurance
                                        Company(1).

"Double Net Leases"              7      Tenants do not cover all expenses, but generally Double Net Leases have the benefit of certain additional rights and maintenance rights which are mitigated by repair and maintenance reserves and debt service coverage ratios in excess of 1.0x to cover certain termination or rent abatement rights. Leases can be terminated for Casualty or Condemnation;
                                        however, the Trustee on behalf of the Certificateholders will be assigned the benefit of certain non-cancelable prepaid Lease Enhancement Policies issued by Chubb Custom Insurance
                                        Company(1).

-----------------
(1) As of the Cut-Off Date, Chubb Custom Insurance Company was rated "AAA" by Standard & Poor's, "AAA" by Duff & Phelps, and "Aa2" by Moody's.

[LOGO] MERRILL LYNCH       [LOGO] LEGG MASON/CAPITAL MARKETS        [LOGO] DAIWA

                               MORTGAGE SECURITY NEW ISSUE TERM SHEET    ANNEX B
                                                                  MARCH 11, 1998
--------------------------------------------------------------------------------

                           $571,781,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1-CTL
          TOTAL POOL SIZE = $646.1 MILLION (105 LOANS / 142 PROPERTIES)

----------------------------------------------------------------------------------------------------------------------------

                                                AMORTIZATION OF CREDIT LEASES
                                                                                                      WEIGHTED AVERAGE
                                                                                                  % OF ORIGINAL BALANCE
AMORTIZATION TYPE                   NUMBER OF MORTGAGE LOANS       % OF INITIAL POOL BALANCE       DUE AT BALLOON DATE
----------------------------------------------------------------------------------------------------------------------------
Fully Amortizing Loans                        64                             75%                             N/A
Insured Balloon Loans                         38                             20%                             26%
Tenant Balloon Loans                           3                              5%                             70%
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                        105                            100%
----------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                        TENANTS/GUARANTOR

                                       NO. OF     NO. OF       AGGREGAGE        % OF          DSCR
                                      MORTGAGE   MORTGAGED   CUT-OFF DATE   INITIAL POOL  (NET OF LENDER
TENANT/GUARANTOR (IF APPLICABLE)        LOANS   PROPERTIES      BALANCE        BALANCE      RESERVES)
---------------------------------------------------------------------------------------------------------
Rite Aid Corporation                       42        42      $118,239,397.85      18.30%       1.00x
Allegheny General Hospital                  2         2       102,510,503.80      15.87        1.03x
Circuit City Stores, Inc.                  10        10        69,148,018.17      10.70        1.00x
Nine West Group, Inc.                       1         1        45,888,588.25       7.10        1.05x
Fred Meyer, Inc.                            3         3        45,020,588.17       6.97        1.00x
Q Clubs Inc.                                6         6        43,688,077.74       6.76        1.00x
Northwestern Human Services, Inc.           3        40        34,068,860.79       5.27        1.00x
Heilig-Meyers Company                      20        20        32,692,379.69       5.06        1.00x
Baptist Hospital, Inc.                      2         2        23,241,483.17       3.60        1.00x
Kmart Corp.                                 4         4        22,775,357.98       3.53        1.01x
Home Depot U.S.A., Inc.                     1         1        21,168,826.53       3.28        1.01x
Federal Insurance Company                   1         1        17,912,874.88       2.77        1.04x
County of Monroe                            1         1        15,884,013.95       2.46        1.02x
Health Insurance Plan of Greater New York   1         1        15,309,448.71       2.37        1.15x
The Golub Corporation (Price Chopper)       2         2        11,612,598.56       1.80        1.01x
Allegheny Hospitals, Centennial             1         1         9,201,195.07       1.42        1.00x
Giant Food, Inc.                            1         1         4,719,750.33       0.73        1.36x
Office Depot, Inc.                          1         1         4,488,420.74       0.69        1.01x
The Times Mirror Company                    1         1         3,578,054.58       0.55        1.04x
Time Warner Entertainment, L.P.             1         1         3,055,623.03       0.47        1.07x
Eckerd Corp.                                1         1         1,876,468.15       0.29        1.02x
---------------------------------------------------------------------------------------------------------
TOTAL                                     105       142      $646,080,530.16     100.00        1.02x
---------------------------------------------------------------------------------------------------------

[LOGO] MERRILL LYNCH       [LOGO] LEGG MASON/CAPITAL MARKETS        [LOGO] DAIWA

                               MORTGAGE SECURITY NEW ISSUE TERM SHEET    ANNEX B
                                                                  MARCH 11, 1998
--------------------------------------------------------------------------------

                           $571,781,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1-CTL
          TOTAL POOL SIZE = $646.1 MILLION (105 LOANS / 142 PROPERTIES)

--------------------------------------------------------------------------------------------------------------------
                                                                                                CREDIT RATING (1)
                                               PROPERTY                         LEASE         ----------------------
TENANT/GUARANTOR (IF APPLICABLE)                TYPE                             TYPE          S&P        MOODY'S
--------------------------------------------------------------------------------------------------------------------
Rite Aid Corporation                         Retail - Drug Store                  (2)           BBB+      Baa1
Allegheny General Hospital                   Office/Garage, Office              Bondable         A         A3
Circuit City Stores, Inc.                    Retail - Electronics Store         Bondable        (3)        (3)
Nine West Group, Inc.                        Office                             Bondable        BB        Ba2
Fred Meyer, Inc.                             Retail - Grocery/Dept Store        Bondable        BB+        Ba2
Q Clubs Inc.                                 Health Club                        Bondable        (3)        (3)
Northwestern Human Services, Inc.            Other                              Bondable        BBB        (3)
Heilig-Meyers Company                        Retail - Furniture Store           Bondable        BB+      Ba1(5)
Baptist Hospital, Inc.                       Office                             Bondable        AA-        Aa1
Kmart Corp.                                  Retail - Discount Store            Bondable        BB        Ba3
Home Depot U.S.A., Inc.                      Retail - Other                Double Net Lease     (3)        (3)
Federal Insurance Company                    Office                        Triple Net Lease     AAA        Aaa
County of Monroe                             Office                        Triple Net Lease     AA        Aa2
Health Insurance Plan of Greater New York    Office                        Double Net Lease     BB-        (3)
The Golub Corporation (Price Chopper)        Retail - Grocery Store               (4)           (3)        (3)
Allegheny Hospitals, Centennial              Office                             Bondable        BB         (3)
Giant Food, Inc.                             Retail - Grocery Store        Triple Net Lease     (3)        (3)
Office Depot, Inc.                           Retail - Other                Double Net Lease     BB+       Baa2
The Times Mirror Company                     Office/Warehouse              Double Net Lease     A+        A2
Time Warner Entertainment, L.P.              Office                             Bondable        BBB-       Baa
Eckerd Corp.                                 Retail - Drug Store           Triple Net Lease     A         (3)
--------------------------------------------------------------------------------------------------------------------
TOTAL
--------------------------------------------------------------------------------------------------------------------

(1) Such ratings are the corporate credit rating assigned to the related Tenant or Guarantor by Standard & Poor's and the long-term debt rating assigned by Moody's, respectively as of March 10, 1998. The various rating categories of any rating organization, and the ratings presented above, reflect differing analyses depending on the obligation being rated. The ratings presented above do not consistently rate the same type of obligation.

(2) 94.8% Bondable Lease, 2.3% Triple Net Lease, and 2.9% Double Net Lease (percentages of Rite-Aid Loans by Cut-Off Date Balance).

(3)  No public rating available.

(4) 47.7% Bondable Leases, 52.3% Triple Net Leases (percentages of The Golub Corporation Loans by Cut-Off Date Balance).

(5) Such rating reflects the rating assigned to MacSaver Financial Services, Inc., a subsidiary of Heilig Golub-Meyers Company, for which Heilig-Meyers Company has guaranteed its long term debt.

[LOGO] MERRILL LYNCH       [LOGO] LEGG MASON/CAPITAL MARKETS        [LOGO] DAIWA

                               MORTGAGE SECURITY NEW ISSUE TERM SHEET    ANNEX B
                                                                  MARCH 11, 1998
--------------------------------------------------------------------------------

                           $571,781,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1-CTL
          TOTAL POOL SIZE = $646.1 MILLION (105 LOANS / 142 PROPERTIES)


OVERVIEW:

--------------------------------------------------------------------------------
                                    LOAN INFORMATION
                                    ----------------
INITIAL POOL BALANCE:         $646.1 million (105 loans/142
                              properties)
AVG./MAX BALANCE:             $6.2 million / $67.2 million
LOAN TYPES:                   All fixed rate; 25% balloons, 75% fully amortizing
WAC:                          7.489% (Range = 6.570% - 9.000%)
WTD. AVG. SEASONING:          6 months (85% originated in 1997-98)
WTD. AVG. RTM:                20.33 years
WTD. AVG. REM. AMORT:         21.50 years
CALL PROTECTION:              Currently, all loans are locked out or have
                              defeasance or yield maintenance restrictions.
TENANT CONCENTRATION:         None greater than 18% of the pool
CROSS COLLATERALIZATION:      Four of the Mortgage Loans (4%) are
                              cross-collateralized or cross-defaulted with one or more Mortgage Loans in the Pool.

WAC =  Weighted Average Mortgage Rate
RTM = Remaining Term to Maturity

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           PROPERTY TYPE DISTRIBUTION
                           --------------------------
                                                                            %
                                                            # OF            OF
TYPE                                                       PROPS.          POOL
--------------------------------------------------------------------------------
Retail
 Drug Store                                                  43              19%
 Electronics Store                                           10              11
 Grocery/Dept
 Store                                                        3               7
 Furniture Store                                             20               5
 Disc. Dept. Store                                            4               4
 Grocery Store                                                3               3
 Other                                                        2               4
--------------------------------------------------------------------------------
 Subtotal                                                    85              51%

Office                                                        9              31
Health Club                                                   6               7
Office/Garage                                                 1               5
Office/Warehouse                                              1               1
Other                                                        40               5
--------------------------------------------------------------------------------
Total                                                       142             100%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                               STATE DISTRIBUTION
                               ------------------
                              (TOTAL OF 28 STATES)

                                                         # OF            % OF
      STATE                                             PROPS.            POOL
      -----                                             ------            ----
Pennsylvania:                                              44              25%
New York:                                                  10              15
Washington:                                                 8               7
Florida:                                                    6               6
California:                                                11               6
Oregon:                                                     7               5
All others 5%                                              56              36
--------------------------------------------------------------------------------
   Totals                                                 142             100.0%



--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                                CUT-OFF DATE BALANCES
                                                                                              WEIGHTED AVERAGES
                                                                 % OF        CUMULATIVE    -----------------------
          RANGE OF             NUMBER OF       AGGREGATE        INITIAL     % OF INITIAL                  STATED
        CUT-OFF DATE            MORTGAGE     CUT-OFF DATE        POOL           POOL       MORTGAGE     REMAINING
          BALANCES               LOANS          BALANCE         BALANCE       BALANCE        RATE       TERM (MO.)
          --------               -----          -------         -------       -------      --------     ----------
$   800,157-- $     999,999         2         $1,755,763         0.27%          0.27%      7.480%        257
$ 1,000,000-- $   1,999,999        25         40,596,897         6.28           6.56       7.300         253
$ 2,000,000-- $   2,999,999        21         51,996,217         8.05          14.60       6.850         259
$ 3,000,000-- $   3,999,999        15         50,645,938         7.84          22.44       6.978         238
$ 4,000,000-- $   4,999,999         7         31,361,274         4.85          27.30       7.169         261
$ 5,000,000-- $   5,999,999         7         38,641,428         5.98          33.28       8.093         265
$ 6,000,000-- $   6,999,999         5         32,380,042         5.01          38.29       7.994         269
$ 7,000,000-- $   7,999,999         4         29,223,147         4.52          42.81       8.218         239
$ 8,000,000-- $   8,999,999         3         24,969,135         3.86          46.68       8.389         251
$ 9,000,000-- $   9,999,999         2         18,758,716         2.90          49.58       7.753         244
$10,000,000-- $  14,999,999         4         53,168,823         8.23          57.81       7.537         229
$15,000,000-- $  19,999,999         6        103,015,231        15.94          73.75       7.337         229
$20,000,000-- $  24,999,999         1         21,168,827         3.28          77.03       6.960         235
$25,000,000-- $  39,999,999         1         35,340,416         5.47          82.50       7.030         223
$40,000,000-- $  67,170,088         2        113,058,676        17.50         100.00       7.746         244
-------------------------------------------------------------------------------------------------------------------
           TOTAL/WTD. AVGS.       105       $646,080,530       100.00%        100.00%      7.489%        244
-------------------------------------------------------------------------------------------------------------------

[LOGO] MERRILL LYNCH       [LOGO] LEGG MASON/CAPITAL MARKETS        [LOGO] DAIWA

                               MORTGAGE SECURITY NEW ISSUE TERM SHEET    ANNEX B
                                                                  MARCH 11, 1998
--------------------------------------------------------------------------------

                           $571,781,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1-CTL
          TOTAL POOL SIZE = $646.1 MILLION (105 LOANS / 142 PROPERTIES)


                                            CREDIT RATINGS OF TENANTS/GUARANTORS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  % OF
                                                                                               AGGREGATE
TENANT/GUARANTOR CREDIT RATINGS (1)                                                             PUBLICLY                  WTD. AVG.
-----------------------------------                            AGGREGATE           % OF          RATED      WTD. AVG.      STATED
STANDARD &                                    NUMBER OF       CUT-OFF DATE     INITIAL POOL   CUT-OFF DATE   MORTGAGE     REMAINIG
POOR'S           MOODY'S                        LOANS           BALANCE           BALANCE       BALANCE        RATE      TERM (MO.)
------------------------------------------------------------------------------------------------------------------------------------
AAA              Aaa                                1       $ 17,912,875            2.77%        3.61%        6.900%         172
AA               Aa2                                1         15,884,014            2.46         3.20         6.640          246
AA-              Aa1                                2         23,241,483            3.60         4.69         6.979          272
A+               A2                                 1          3,578,055            0.55         0.72         6.630          158
A                A3                                 2        102,510,504           15.87        20.68         6.938          244
A                No Public Rating                   1          1,876,468            0.29         0.38         7.190          220
BBB+             Baa1                              42        118,239,398           18.30        23.85         6.799          259
BBB              No Public Rating                   3         34,068,861            5.27         6.87         7.320          122
BBB-             Baa3                               1          3,055,623            0.47         0.62         7.360          180
------------------------------------------------------------------------------------------------------------------------------------
                 Investment Grade SubTotal         54        320,367,280           49.59        64.62         6.916          233

BB+              Baa2                               1          4,488,421            0.69         0.91         8.818          229
BB+              Ba1                               20         32,692,380            5.06         6.59         7.480          257
BB+              Ba2                                3         45,020,588            6.97         9.08         7.712          268
BB               Ba2                                1         45,888,588            7.10         9.26         9.000          228
BB               Ba3                                4         22,775,358            3.53         4.59         7.770          261
BB               No Public Rating                   1          9,201,195            1.42         1.86         7.870          235
BB-              No Public Rating                   1         15,309,449            2.37         3.09         8.350          299
------------------------------------------------------------------------------------------------------------------------------------
             Non-Investment Grade SubTotal         31        175,375,979           27.14        35.38         8.106          255
------------------------------------------------------------------------------------------------------------------------------------
PUBLICLY RATED TOTAL/WTD AVG                       85        495,743,259           76.73       100.00         7.337          241
====================================================================================================================================
NO AVAILABLE RATING TOTAL/WTD AVG                  20        150,337,271           23.27         -            7.993          254
====================================================================================================================================
TOTAL/WTD AVG                                     105       $646,080,530          100.00%        -            7.489          244
------------------------------------------------------------------------------------------------------------------------------------


(1) Such ratings are the corporate credit ratings assigned to the related Tenant or Guarantor, as applicable, by Standard & Poor's and the long-term debt rating assigned by Moody's, respectively as of March 10, 1998. The various rating categories of any rating organization, and the ratings presented above, reflect differing analyses depending on the obligation being rated. The ratings presented above do not consistently rate the same type of obligation.


--------------------------------------------------------------------------------
                                  ORIGINAL TERM
                                  -------------
                                            # OF LOANS              % OF POOL
--------------------------------------------------------------------------------
   10-Yr. Balloon                                 2                       3%
   11- to 14-Yr.                                  1                       2
   Balloon
   16- to 20-Yr.                                  1                       3
   Balloon
   21- to 25-Yr.                                 37                      17
   Balloon
   Fully Amortizing                              64                      75
--------------------------------------------------------------------------------
     Totals                                     105                     100.0%

--------------------------------------------------------------------------------

[LOGO] MERRILL LYNCH       [LOGO] LEGG MASON/CAPITAL MARKETS        [LOGO] DAIWA

                               MORTGAGE SECURITY NEW ISSUE TERM SHEET    ANNEX B
                                                                  MARCH 11, 1998
--------------------------------------------------------------------------------

                           $571,781,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1-CTL
          TOTAL POOL SIZE = $646.1 MILLION (105 LOANS / 142 PROPERTIES)

-------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF PROPERTY TYPES

                                                                                  WEIGHTED AVERAGES
                                AGGREGATE     % OF       AVERAGE      HIGHEST    ---------------------
                      NUMBER     CUT-OFF     INITIAL     CUT-OFF      CUT-OFF                 STATED                 AVERAGE
                        OF         DATE       POOL        DATE         DATE      MORTGAGE   REMAINING   LOAN PER    PROPERTY
PROPERTY TYPES       PROPERTIES  BALANCE   BALANCE (1)  BALANCE (1)  BALANCE (1)   RATE     TERM (MO.)   SQ FT    SIZE (SQ FT)
--------------       ----------  -------    --------   -----------  -----------    ----     ----------   -----    ------------
Retail
  Drug Store              43   $120,115,866   18.59%  $ 2,793,392   $ 6,059,817     6.805%     259       192          18,560
  Electronic Store        10     69,148,018   10.70     6,914,802    12,121,851     7.887      254       170          45,256
  Grocery/
    Department Store       3     45,020,588    6.97    15,006,863    18,109,170     7.712      268        88         173,810
  Furniture Store         20     32,692,380    5.06     1,634,619     3,175,950     7.480      257        47          38,829
  Discount Store           4     22,775,358    3.53     5,693,839     7,525,857     7.770      261        57         117,051
  Grocery Store            3     16,332,349    2.53     5,444,116     6,067,932     7.726      289        94          59,107
  Other                    2     25,657,247    3.97    12,828,624    21,168,827     7.285      234       103         185,954
-------------------------------------------------------------------------------------------------------------------------------
  SubTotal                85    331,741,806   51.35     3,902,845    21,168,827     7.369      259       138          68,895

Office                     9    197,663,315   30.59    21,962,591    67,170,088     7.537      244       211         210,889
Health Club                6     43,688,078    6.76     7,281,346     8,476,308     8.760      250       157          47,066
Office/Garage              1     35,340,416    5.47    35,340,416    35,340,416     7.030      223       530          66,629
Office/Warehouse           1      3,578,055    0.55     3,578,055     3,578,055     6.630      158       178          20,140
Other                     40     34,068,861    5.27       851,722    14,135,554     7.320      122       133          49,343
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD AVG            142   $646,080,530  100.00%    4,549,863    67,170,088     7.489%     244       183         109,436
-------------------------------------------------------------------------------------------------------------------------------

(1) For Mortgage Loans Control Numbers 55 and 56, which are secured by more than one Mortgaged Property, the Cut-Off Date Balance for each such Mortgage Loan was allocated by multiplying the Cut-Off Date Balance for each such Mortgage Loan by the quotient of the appraised value of the applicable Mortgaged Property relating to such Mortgage Loan by the appraised value of the Mortgaged Properties, in each case as of origination.


------------------------------------------------------------------------------------------------------------------------------------
                                              INDUSTRY OF TENANT/GUARANTOR

                                                                                                         WEIGHTED AVERAGES
                                             AGGREGATE      % OF INITIAL    CUMULATIVE % OF       ----------------------------------
                                 # OF      CUT-OFF DATE         POOL         INITIAL POOL         MORTGAGE       STATED REMAINING
INDUSTRY (1)                    LOANS         BALANCE          BALANCE          BALANCE             RATE            TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
Non-Profit Hospital                5      $134,953,182          20.89%           20.89%              7.01%              248
Drug Store                        43       120,115,866          18.59            39.48               6.81               259
Electronics Retailer              10        69,148,018          10.70            50.18               7.89               254
Footwear                           1        45,888,588           7.10            57.28               9.00               228
Grocery/Dept. Store                3        45,020,588           6.97            64.25               7.71               268
Health Club                        6        43,688,078           6.76            71.02               8.76               250
Social Services Provider           3        34,068,861           5.27            76.29               7.32               122
Retail Furniture                  20        32,692,380           5.06            81.35               7.48               257
Department Store                   4        22,775,358           3.53            84.87               7.77               261
DIY Home Improvement               1        21,168,827           3.28            88.15               6.96               235
Fire/Marine Insurance              1        17,912,875           2.77            90.92               6.90               172
Grocery Store                      3        16,332,349           2.53            93.45               7.73               289
Government                         1        15,884,014           2.46            95.91               6.64               246
HMO                                1        15,309,449           2.37            98.28               8.35               299
Retail-Office Supplies             1         4,488,421           0.69            98.97               8.82               229
Newspaper Publisher                1         3,578,055           0.55            99.53               6.63               158
Cable/Entertainment                1         3,055,623           0.47           100.00               7.36               180
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTG.AVG.                   105       646,080,530        100.00%           100.00%              7.49%              244
------------------------------------------------------------------------------------------------------------------------------------

(1) LMMCC internal industry designation.

[LOGO] MERRILL LYNCH       [LOGO] LEGG MASON/CAPITAL MARKETS        [LOGO] DAIWA

                               MORTGAGE SECURITY NEW ISSUE TERM SHEET    ANNEX B
                                                                  MARCH 11, 1998
--------------------------------------------------------------------------------

                           $571,781,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1-CTL
          TOTAL POOL SIZE = $646.1 MILLION (105 LOANS / 142 PROPERTIES)


PREPAYMENT PROTECTION


                                    PREPAYMENT RESTRICTIONS AND DEFEASANCE BY CATEGORIES
------------------------------------------------------------------------------------------------------------------------------------
                                            AGGREGATE         % OF          WEIGHTED       WEIGHTED AVERAGE       WEIGHTED AVERAGE #
                               NUMBER OF    CUT-OFF          INITIAL     AVERAGE STATED        REMAINING          OF MONTHS OPEN TO
                                MORTGAGE      DATE            POOL         REM. TERM       LOCKOUT/DEFEASANCE    PREPAYMENT PRIOR TO
   PREPAYMENT RESTRICTION        LOANS      BALANCE          BALANCE         (MOS.)           TERM (MOS.)           MATURITY (MOS.)
   ----------------------        -----      -------          -------         ------           -----------           ---------------
Lockout, then Defeasance          102     $621,872,790       96.25%            246                245                       1

Lockout, then Defeasance,           1       17,912,875        2.77%            172                102                       0
   then Static Prepayment
   Penalties

Lockout, then Defeasance,           1        4,719,750        0.73%            291                171                       4
   then 5% Prepayment
   Premium (1)

Lockout, then Yield                 1        1,575,115        0.24%            223                103                       6
Maintenance
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTG. AVG.                   105     $646,080,530      100.00%            244                240                       1
------------------------------------------------------------------------------------------------------------------------------------

                                    PREPAYMENT RESTRICTIONS AND DEFEASANCE BY ORIGINAL TERM
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              WEIGHTED AVERAGES
                                                                       -------------------------------------------------------------
                                                                % OF                           REM.                         MONTHS
                                         # OF      INITIAL    INITIAL               STATED    LOCKOUT                        OPEN
                       PREPAYMENT       MORTGAGE     POOL      POOL    MORTGAGE  REMAINING   OR DEF.     MONTHS  MONTHS    PRIOR TO
  ORIGINAL TERM        RESTRICTION       LOANS     BALANCE    BALANCE    RATE    TERM (MO.)  TERM (MO.)    YM      PP      MATURITY
  -------------        -----------       -----     -------    -------    ----    ----------  ----------    --      --      --------
10 Year Balloon    Lockout, then
                     Defeasance              2   $19,933,306     3.09%     7.448      113        113          0       0         0

11 to 14 Year      Lockout, then
Balloon              Defeasance              1    14,135,554     2.19%     7.140      135        135          0       0         0

16 to 20 Year      Lockout, then
Balloon              Defeasance              1    21,168,827     3.28%     6.960      235        232          0       0         2

21 to 25 Year      Lockout, then
Balloon              Defeasance             37    108,778,693   16.84%     6.739      261        261          0       0         0
------------------------------------------------------------------------------------------------------------------------------------
                   Balloon Subtotal         41    164,016,381   25.39      6.888      229        228          0       0         0
------------------------------------------------------------------------------------------------------------------------------------
Fully Amortizing   Lockout, then
                     Defeasance             61    457,856,410   70.87%     7.727      252        251          0       0         1
                   Lockout, then
                     Defeasance, then
                     Static
                     Prepayment
                     Penalties               1    17,912,875     2.77%     6.900      172        102          0      70         0
                   Lockout, then
                     Defeasance, then
                     5% Prepayment
                     Penalities (1)          1     4,719,750     0.73%     7.620      291        171        116       0         4
                   Lockout,  then
                     Yield Maintenance       1     1,575,115     0.24%     7.253      223        103        114       0         6
------------------------------------------------------------------------------------------------------------------------------------
                   Fully Amortizing         64   482,064,149    74.61%     7.694      249        244          2       3         1
                   Subtotal
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD AVG                              105  $646,080,530   100.00%     7.489      244        240          1       2         1
------------------------------------------------------------------------------------------------------------------------------------
(1) The lesser of 5% Prepayment Premium or Yield Maintenance
------------------------------------------------------------------------------------------------------------------------------------

[LOGO] MERRILL LYNCH       [LOGO] LEGG MASON/CAPITAL MARKETS        [LOGO] DAIWA

                               MORTGAGE SECURITY NEW ISSUE TERM SHEET    ANNEX B
                                                                  MARCH 11, 1998
--------------------------------------------------------------------------------

                           $571,781,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1-CTL
          TOTAL POOL SIZE = $646.1 MILLION (105 LOANS / 142 PROPERTIES)


ALLOCATION OF PREPAYMENT
PREMIUMS:

          Prepayment premiums will be allocated among the REMIC Regular Certificates as follows:

          o Any yield maintenance charges and percentage prepayment premiums will be allocated among the REMIC Regular Certificates based upon a formula which is based, in part, on the relationship between the Pass-Through Rate of the Class(es) currently receiving principal, the mortgage rate of the loan that has prepaid, and current interest rates.

--------------------------------------------------------------------------------
   % of Prepayment Premium               (Pass-Through  Rate - Discount Rate)
Allocated  to Non-IO Certificates =    -----------------------------------------
                                            (Mortgage Rate - Discount Rate)
--------------------------------------------------------------------------------

          o Any penalties not allocated to non-IO certificates will be allocated to Class IO Certificates.

          o In general, this formula provides for an increase in the allocation of prepayment premiums to the Sequential Pay Certificates as interest rates decrease and a decrease in the allocation to such classes as interest rates rise.

          o The "Discount Rate" applicable to any Class of Offered Certificates will be equal to the yield (when compounded monthly) on the non-callable U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

UNDERWRITING
CRITERIA:

          A variety of factors were considered in originating each Mortgage Loan, the most important of which is the credit rating of the Tenant. Tenants must have either (i) an actual published corporate, senior debt or claims-paying ability of not less than "B" or the equivalent, or (ii) a private confidential rating estimate of not less than "B" or the equivalent, as ascribed by a nationally recognized rating agency, based solely on an analysis of certain financial information including an analysis of certain financial ratios indicating that the Tenant meets certain credit parameters. In all cases, the Mortgage Loans were underwritten using criteria that generally meet the "Credit Tenant Loan Guidelines" established by the National Association of Insurance Commissioners for "Schedule D" bond investment treatment.

          The originators determine whether the Credit Lease is a Bondable Lease, Triple Net Lease, or Double Net Lease. All Mortgage Loans secured by Triple or Double Net Leases which have Casualty or Condemnation Rights must have the benefit of a Lease Enhancement Policy. For Bondable or Triple Net Leases, the Mortgage Loan is generally underwritten using a Minimum Stabilized Debt Service Coverage Ratio of 1.0x. For Double Net Leases, the Mortgage Loan is generally underwritten using a Minimum Stabilized Debt Service Coverage Ratio of not less than 1.01x, after deducting reserves and any other adjustments. Reserves for Mortgage Loans secured by Double Net Leases equal at least 150% of the amounts recommended in the third-party engineering assessments.

[LOGO] MERRILL LYNCH       [LOGO] LEGG MASON/CAPITAL MARKETS        [LOGO] DAIWA

                               MORTGAGE SECURITY NEW ISSUE TERM SHEET    ANNEX B
                                                                  MARCH 11, 1998
--------------------------------------------------------------------------------

                           $571,781,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1-CTL
          TOTAL POOL SIZE = $646.1 MILLION (105 LOANS / 142 PROPERTIES)



CONSTRUCTION LOANS:

          Five of the Mortgage Loans, 18.58% of the Balance of Mortgage Loans, are Construction Loans.


------------------------------------------------------------------------------------------------------------------------------------
                                                 SUMMARY OF CONSTRUCTION LOANS

                                                                                % OF       SCHEDULED
                                           CREDIT RATING                        INITIAL  CONSTRUCTION  CONSTRUCTION   CONSTRUCTION
CONTROL                                   ---------------      CUT-OFF DATE      POOL     COMPLETION     DEFAULT        DEFAULT
NUMBER   TENANT/LEASE GUARANTOR            S&P    MOODY'S        BALANCE        BALANCE     DATE (2)      DATE (3)     CALL PRICE
------   ----------------------            ---    -------        -------        -------     --------      --------     ----------
     3   Allegheny General Hospital         A        A3     $  67,170,088.09    10.40%     8/31/1999    9/30/1999       105.0%
     4   Baptist Hospital, Inc.            AA-      Aa1        19,791,520.71     3.06%     8/31/1998   12/31/1999       104.6%
    53   County of Monroe                   AA      Aa2        15,884,013.95     2.46%     9/01/1998     9/1/1998       103.0%
    57   Northwestern Human Services, Inc. BBB      (1)        14,135,554.35     2.19%     5/31/1999    9/30/1999       105.0%
   113   Time Warner Entertainment, L.P.   BBB-     Baa3        3,055,623.03     0.47%     4/01/1998    12/1/1999       110.0% (4)
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL                                              $ 120,036,800.12    18.58%
------------------------------------------------------------------------------------------------------------------------------------

(1)  Not publicly rated.

(2) The date upon which construction is scheduled to be completed pursuant to the terms of the Credit Lease and related documents.

(3) The date on which the Tenant will be in default under the Credit Lease if construction is incomplete.

(4) Minimum prepayment amounts assuming the Tenant exercises its option to purchase the Mortgage Loan from lender following a construction default. In the event the Tenant does not exercise such option, the prepayment amount will be based upon a default payment from the Tenant under the lease which will be equal to or greater than 132% of the Mortgage Loan balance.

SPECIAL SERVICER/LOAN
MODIFICATIONS:

          The initial Special Servicer will be GMAC Commercial Mortgage Corporation. The Special Servicer will be responsible for servicing loans that, in general, are in default or are in imminent default and for administering REO properties. The Special Servicer may modify such loans, if among other things, such modification, in the sole good faith of the Special Servicer, increases the recovery to Certificateholders on a present value basis.

          The Special Servicer will be permitted to extend the date on which any Balloon Payment is scheduled to be due.


REMOVAL OF THE SPECIAL
SERVICER/CONTROLLING CLASS
REPRESENTATIVE:

          The Pooling and Servicing Agreement permits the holder (or holders) or the majority of the Voting Rights allocated to holders of the Controlling Class of Sequential Pay Certificates to replace the Special Servicer. The "Controlling Class of Sequential Pay Certificates" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its initial Certificate Balance (or if no Class of Sequential Pay Certificates has a certificate Balance that is greater than 20% of its initial Certificate Balance, and the Class of Sequential Pay Certificates with the latest alphabetical class designation). The Class A-1, Class A-2, and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates.

[LOGO] MERRILL LYNCH       [LOGO] LEGG MASON/CAPITAL MARKETS        [LOGO] DAIWA

                               MORTGAGE SECURITY NEW ISSUE TERM SHEET    ANNEX B
                                                                  MARCH 11, 1998
--------------------------------------------------------------------------------

                           $571,781,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1-CTL
          TOTAL POOL SIZE = $646.1 MILLION (105 LOANS / 142 PROPERTIES)


APPRAISAL REDUCTION:

                 Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Monthly Payment, (2) any REO Property is acquired on behalf of the Trust Fund, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan is due and has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgage Property, unless such an appraisal had been previously obtained within the last twelve months.

                 As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal.

                 If any Required Appraisal Loan becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero.

                             COMPUTATIONAL MATERIALS
 MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CTL
--------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                    CLASS A1
                          BOND TYPE - NET WAC (-104BPS)

Settlement Date:       3/30/98                  Current Balance:    $134,290,000
Next Payment:          4/15/98                  Current Coupon:           6.404%

                                ----------------------------------------------------------------------------------------------------
                                                    *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                                 Otherwise at Indicated CPR Percentage
---------  -------------------  ----------------------------------------------------------------------------------------------------
                 0.00 CPR             5.00 CPR            10.00 CPR          15.00 CPR             25.00 CPR          50.00 CPR
 Price        Yield      Dur      Yield      Dur      Yield      Dur      Yield       Dur      Yield       Dur     Yield        Dur
---------  -------------------  ----------------------------------------------------------------------------------------------------
 99-00         6.68     3.99        6.68    3.99        6.68    3.99        6.68     3.99        6.68     3.99       6.68      3.99
 99-04         6.64                 6.64                6.64                6.64                 6.65                6.65
 99-08         6.61                 6.61                6.61                6.61                 6.61                6.62
 99-12         6.58                 6.58                6.58                6.58                 6.58                6.58

 99-16         6.55     4.00        6.55    4.00        6.55    4.00        6.55     4.00        6.55     4.00       6.55      4.00
 99-20         6.52                 6.52                6.52                6.52                 6.52                6.52
 99-24         6.49                 6.49                6.49                6.49                 6.49                6.49
 99-28         6.46                 6.46                6.46                6.46                 6.46                6.46

100-00         6.43     4.01        6.43    4.01        6.43    4.01        6.43     4.01        6.43     4.01       6.43      4.01
100-04         6.39                 6.39                6.40                6.40                 6.40                6.40
100-08         6.36                 6.36                6.36                6.36                 6.36                6.37
100-12         6.33                 6.33                6.33                6.33                 6.33                6.34

100-16         6.30     4.02        6.30    4.02        6.30    4.02        6.30     4.02        6.30     4.02       6.30      4.02
100-20         6.27                 6.27                6.27                6.27                 6.27                6.27
100-24         6.24                 6.24                6.24                6.24                 6.24                6.24
100-28         6.21                 6.21                6.21                6.21                 6.21                6.21

101-00         6.18     4.03        6.18    4.03        6.18    4.03        6.18     4.03        6.18     4.03       6.18      4.03
101-04         6.15                 6.15                6.15                6.15                 6.15                6.15
101-08         6.12                 6.12                6.12                6.12                 6.12                6.12
101-12         6.09                 6.09                6.09                6.09                 6.09                6.09

101-16         6.06     4.04        6.06    4.04        6.06    4.04        6.06     4.04        6.06     4.04       6.06      4.04
101-20         6.03                 6.03                6.03                6.03                 6.03                6.03
101-24         6.00                 6.00                6.00                6.00                 6.00                6.00
101-28         5.97                 5.97                5.97                5.97                 5.97                5.97

102-00         5.94     4.05        5.94    4.05        5.94    4.05        5.94     4.05        5.94     4.05       5.94      4.05

WAL             5.0                  5.0                 5.0                 5.0                  5.0                 5.0

1st Prin    4/15/98              4/15/98             4/15/98             4/15/98              4/15/98             4/15/98
Mat.        1/15/07             12/15/06            12/15/06            12/15/06             12/15/06            12/15/06

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                             COMPUTATIONAL MATERIALS
 MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CTL
--------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                    CLASS A2
                          BOND TYPE - NET WAC (-85BPS)

Settlement Date:       3/30/98              Current Balance:         $82,098,000
Next Payment:          4/15/98              Current Coupon:               6.594%

                                ----------------------------------------------------------------------------------------------------
                                                    *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                                 Otherwise at Indicated CPR Percentage
---------  -------------------  ----------------------------------------------------------------------------------------------------
                 0.00 CPR             5.00 CPR            10.00 CPR          15.00 CPR             25.00 CPR          50.00 CPR
 Price        Yield      Dur      Yield      Dur      Yield      Dur      Yield       Dur      Yield       Dur     Yield        Dur
---------  -------------------  ----------------------------------------------------------------------------------------------------
 99-00         6.79     7.07        6.79    7.06        6.79    7.05        6.79     7.04        6.79     7.03       6.80      7.00
 99-04         6.77                 6.77                6.77                6.77                 6.78                6.78
 99-08         6.75                 6.75                6.75                6.76                 6.76                6.76
 99-12         6.73                 6.73                6.74                6.74                 6.74                6.75

 99-16         6.71     7.08        6.72    7.07        6.72    7.06        6.72     7.05        6.72     7.04       6.73      7.01
 99-20         6.70                 6.70                6.70                6.70                 6.71                6.71
 99-24         6.68                 6.68                6.68                6.68                 6.69                6.69
 99-28         6.66                 6.66                6.67                6.67                 6.67                6.68

100-00         6.64     7.09        6.65    7.08        6.65    7.07        6.65     7.06        6.65     7.05       6.66      7.02
100-04         6.63                 6.63                6.63                6.63                 6.63                6.64
100-08         6.61                 6.61                6.61                6.61                 6.62                6.62
100-12         6.59                 6.59                6.60                6.60                 6.60                6.60

100-16         6.57     7.10        6.58    7.09        6.58    7.08        6.58     7.07        6.58     7.06       6.59      7.03
100-20         6.56                 6.56                6.56                6.56                 6.56                6.57
100-24         6.54                 6.54                6.54                6.54                 6.55                6.55
100-28         6.52                 6.52                6.53                6.53                 6.53                6.53

101-00         6.51     7.11        6.51    7.10        6.51    7.09        6.51     7.08        6.51     7.07       6.52      7.04
101-04         6.49                 6.49                6.49                6.49                 6.49                6.50
101-08         6.47                 6.47                6.47                6.47                 6.48                6.48
101-12         6.45                 6.45                6.46                6.46                 6.46                6.46

101-16         6.44     7.12        6.44    7.11        6.44    7.10        6.44     7.09        6.44     7.08       6.45      7.05
101-20         6.42                 6.42                6.42                6.42                 6.43                6.43
101-24         6.40                 6.40                6.40                6.41                 6.41                6.41
101-28         6.38                 6.39                6.39                6.39                 6.39                6.39

102-00         6.37     7.13        6.37    7.12        6.37    7.11        6.37     7.10        6.37     7.09       6.38      7.06

WAL            10.0                 10.0                10.0                10.0                  9.9                 9.9

1st Prin    1/15/07             12/15/06            12/15/06            12/15/06             12/15/06            12/15/06
Mat.        6/15/09              6/15/09             6/15/09             6/15/09              6/15/09             6/15/09

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                             COMPUTATIONAL MATERIALS
 MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1998-CTL
--------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                    CLASS A3
                          BOND TYPE - NET WAC (-63BPS)

Settlement Date:       3/30/98               Current Balance:       $235,868,000
Next Payment:          4/15/98               Current Coupon:              6.814%

                                ----------------------------------------------------------------------------------------------------
                                                    *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                                 Otherwise at Indicated CPR Percentage
---------  -------------------  ----------------------------------------------------------------------------------------------------
                 0.00 CPR             5.00 CPR            10.00 CPR          15.00 CPR             25.00 CPR          50.00 CPR
 Price        Yield      Dur      Yield      Dur      Yield      Dur      Yield       Dur      Yield       Dur     Yield        Dur
---------  -------------------  ----------------------------------------------------------------------------------------------------
 99-00         6.99     8.92       6.99     8.92        6.99    8.92       6.99      8.91       6.99      8.91       6.99      8.90
 99-04         6.97                6.97                 6.97               6.97                 6.97                 6.98
 99-08         6.96                6.96                 6.96               6.96                 6.96                 6.96
 99-12         6.94                6.95                 6.95               6.95                 6.95                 6.95

 99-16         6.93     8.94       6.93     8.94        6.93    8.93       6.93      8.93       6.93      8.93       6.93      8.92
 99-20         6.92                6.92                 6.92               6.92                 6.92                 6.92
 99-24         6.90                6.90                 6.90               6.90                 6.90                 6.91
 99-28         6.89                6.89                 6.89               6.89                 6.89                 6.89

100-00         6.87     8.96       6.88     8.96        6.88    8.95       6.88      8.95       6.88      8.94       6.88      8.94
100-04         6.86                6.86                 6.86               6.86                 6.86                 6.86
100-08         6.85                6.85                 6.85               6.85                 6.85                 6.85
100-12         6.83                6.83                 6.83               6.83                 6.84                 6.84

100-16         6.82     8.98       6.82     8.97        6.82    8.97       6.82      8.97       6.82      8.96       6.82      8.95
100-20         6.81                6.81                 6.81               6.81                 6.81                 6.81
100-24         6.79                6.79                 6.79               6.79                 6.79                 6.79
100-28         6.78                6.78                 6.78               6.78                 6.78                 6.78

101-00         6.76     8.99       6.77     8.99        6.77    8.99       6.77      8.98       6.77      8.98       6.77      8.97
101-04         6.75                6.75                 6.75               6.75                 6.75                 6.75
101-08         6.74                6.74                 6.74               6.74                 6.74                 6.74
101-12         6.72                6.72                 6.72               6.72                 6.73                 6.73

101-16         6.71     9.01       6.71     9.01        6.71    9.00       6.71      9.00       6.71      8.99       6.71      8.99
101-20         6.70                6.70                 6.70               6.70                 6.70                 6.70
101-24         6.68                6.68                 6.68               6.68                 6.68                 6.69
101-28         6.67                6.67                 6.67               6.67                 6.67                 6.67

102-00         6.66     9.03       6.66     9.02        6.66    9.02       6.66      9.02       6.66      9.01       6.66      9.00

WAL            14.7                14.7                 14.7               14.7                 14.7                 14.7

1st Prin    6/15/09             6/15/09              6/15/09            6/15/09              6/15/09              6/15/09
Mat.        1/15/16             1/15/16              1/15/16            1/15/16              1/15/16              1/15/16

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                             COMPUTATIONAL MATERIALS
 MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1998-CTL
--------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                     CLASS B
                          BOND TYPE - NET WAC (-39BPS)

Settlement Date:      3/30/98               Current Balance:         $38,765,000
Next Payment:         4/15/98               Current Coupon:               7.054%

                                ----------------------------------------------------------------------------------------------------
                                                    *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                                 Otherwise at Indicated CPR Percentage
---------  -------------------  ----------------------------------------------------------------------------------------------------
                 0.00 CPR             5.00 CPR            10.00 CPR          15.00 CPR             25.00 CPR          50.00 CPR
 Price        Yield      Dur      Yield      Dur      Yield      Dur      Yield       Dur      Yield       Dur     Yield        Dur
---------  -------------------  ----------------------------------------------------------------------------------------------------
 99-00          7.22     9.90       7.22     9.90       7.22     9.89       7.22      9.89       7.22      9.89      7.22       9.89
 99-04          7.21                7.21                7.21                7.21                 7.21                7.21
 99-08          7.19                7.19                7.19                7.20                 7.20                7.20
 99-12          7.18                7.18                7.18                7.18                 7.18                7.18

 99-16          7.17     9.92       7.17     9.92       7.17     9.92       7.17      9.91       7.17      9.91      7.17       9.91
 99-20          7.16                7.16                7.16                7.16                 7.16                7.16
 99-24          7.14                7.14                7.14                7.14                 7.15                7.15
 99-28          7.13                7.13                7.13                7.13                 7.13                7.13

100-00          7.12     9.94       7.12     9.94       7.12     9.94       7.12      9.94       7.12      9.93      7.12       9.93
100-04          7.11                7.11                7.11                7.11                 7.11                7.11
100-08          7.09                7.09                7.09                7.09                 7.10                7.10
100-12          7.08                7.08                7.08                7.08                 7.08                7.08

100-16          7.07     9.97       7.07     9.96       7.07     9.96       7.07      9.96       7.07      9.96      7.07       9.95
100-20          7.06                7.06                7.06                7.06                 7.06                7.06
100-24          7.04                7.04                7.04                7.05                 7.05                7.05
100-28          7.03                7.03                7.03                7.03                 7.03                7.03

101-00          7.02     9.99       7.02     9.99       7.02     9.98       7.02      9.98       7.02      9.98      7.02       9.97
101-04          7.01                7.01                7.01                7.01                 7.01                7.01
101-08          6.99                7.00                7.00                7.00                 7.00                7.00
101-12          6.98                6.98                6.98                6.98                 6.98                6.98

101-16          6.97    10.01       6.97    10.01       6.97    10.01       6.97     10.00       6.97     10.00      6.97      10.00
101-20          6.96                6.96                6.96                6.96                 6.96                6.96
101-24          6.95                6.95                6.95                6.95                 6.95                6.95
101-28          6.93                6.93                6.93                6.93                 6.93                6.94

102-00          6.92    10.03       6.92    10.03       6.92    10.03       6.92     10.03       6.92     10.02      6.92      10.02

WAL             18.3                18.3                18.3                18.2                 18.2                18.2

1st Prin     1/15/16             1/15/16             1/15/16             1/15/16              1/15/16             1/15/16
Mat.        12/15/16            12/15/16            12/15/16            12/15/16             12/15/16            11/15/16

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                             COMPUTATIONAL MATERIALS
 MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1998-CTL
--------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                     CLASS C
                          BOND TYPE - NET WAC (-19BPS)

Settlement Date:         3/30/98             Current Balance:        $32,304,000
Next Payment:            4/15/98             Current Coupon:              7.254%

                                ----------------------------------------------------------------------------------------------------
                                                    *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                                 Otherwise at Indicated CPR Percentage
---------  -------------------  ----------------------------------------------------------------------------------------------------
                 0.00 CPR             5.00 CPR            10.00 CPR          15.00 CPR             25.00 CPR          50.00 CPR
 Price        Yield      Dur      Yield      Dur      Yield      Dur      Yield       Dur      Yield       Dur     Yield        Dur
---------  -------------------  ----------------------------------------------------------------------------------------------------
 99-00          7.42     9.95       7.42     9.95       7.42     9.95       7.42      9.94       7.42      9.94      7.42       9.94
 99-04          7.41                7.41                7.41                7.41                 7.41                7.41
 99-08          7.40                7.40                7.40                7.40                 7.40                7.40
 99-12          7.38                7.38                7.38                7.38                 7.39                7.39

 99-16          7.37     9.97       7.37     9.97       7.37     9.97       7.37      9.97       7.37      9.97      7.37       9.96
 99-20          7.36                7.36                7.36                7.36                 7.36                7.36
 99-24          7.35                7.35                7.35                7.35                 7.35                7.35
 99-28          7.33                7.33                7.33                7.33                 7.34                7.34

100-00          7.32    10.00       7.32    10.00       7.32     9.99       7.32      9.99       7.32      9.99      7.32       9.99
100-04          7.31                7.31                7.31                7.31                 7.31                7.31
100-08          7.30                7.30                7.30                7.30                 7.30                7.30
100-12          7.28                7.28                7.28                7.29                 7.29                7.29

100-16          7.27    10.02       7.27    10.02       7.27    10.02       7.27     10.02       7.27     10.01      7.27      10.01
100-20          7.26                7.26                7.26                7.26                 7.26                7.26
100-24          7.25                7.25                7.25                7.25                 7.25                7.25
100-28          7.24                7.24                7.24                7.24                 7.24                7.24

101-00          7.22    10.05       7.22    10.04       7.22    10.04       7.22     10.04       7.22     10.04      7.22      10.03
101-04          7.21                7.21                7.21                7.21                 7.21                7.21
101-08          7.20                7.20                7.20                7.20                 7.20                7.20
101-12          7.19                7.19                7.19                7.19                 7.19                7.19

101-16          7.17    10.07       7.17    10.07       7.17    10.06       7.17     10.06       7.17     10.06      7.18      10.06
101-20          7.16                7.16                7.16                7.16                 7.16                7.16
101-24          7.15                7.15                7.15                7.15                 7.15                7.15
101-28          7.14                7.14                7.14                7.14                 7.14                7.14

102-00          7.13    10.09       7.13    10.09       7.13    10.09       7.13     10.09       7.13     10.08      7.13      10.08

WAL             19.1                19.1                19.1                19.1                 19.1                19.1

1st Prin    12/15/16            12/15/16            12/15/16            12/15/16             12/15/16            11/15/16
Mat.         9/15/17             9/15/17             9/15/17             9/15/17              9/15/17             9/15/17

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                             COMPUTATIONAL MATERIALS
MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1998-CTL
--------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                     CLASS D
                               BOND TYPE - NET WAC

Settlement Date:        3/30/98             Current Balance:         $38,765,000
Next Payment:           4/15/98             Current Coupon:               7.444%

                                ----------------------------------------------------------------------------------------------------
                                                    *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                                 Otherwise at Indicated CPR Percentage
---------  -------------------  ----------------------------------------------------------------------------------------------------
                 0.00 CPR             5.00 CPR            10.00 CPR          15.00 CPR             25.00 CPR          50.00 CPR
 Price        Yield      Dur      Yield      Dur      Yield      Dur      Yield       Dur      Yield       Dur     Yield        Dur
---------  -------------------  ----------------------------------------------------------------------------------------------------
 96-31         7.82      9.86       7.82     9.86      7.82      9.85      7.82       9.85      7.82       9.85     7.82       9.85
 97-03         7.81                 7.81               7.81                7.81                 7.81                7.81
 97-07         7.80                 7.80               7.80                7.80                 7.80                7.80
 97-11         7.78                 7.78               7.78                7.78                 7.78                7.78

 97-15         7.77      9.88       7.77     9.88      7.77      9.88      7.77       9.88      7.77       9.88     7.77       9.88
 97-19         7.76                 7.76               7.76                7.76                 7.76                7.76
 97-23         7.74                 7.74               7.75                7.75                 7.75                7.75
 97-27         7.73                 7.73               7.73                7.73                 7.73                7.73

 97-31         7.72      9.91       7.72     9.91      7.72      9.91      7.72       9.91      7.72       9.90     7.72       9.90
 98-03         7.71                 7.71               7.71                7.71                 7.71                7.71
 98-07         7.69                 7.69               7.69                7.69                 7.69                7.69
 98-11         7.68                 7.68               7.68                7.68                 7.68                7.68

 98-15         7.67      9.94       7.67     9.93      7.67      9.93      7.67       9.93      7.67       9.93     7.67       9.93
 98-19         7.66                 7.66               7.66                7.66                 7.66                7.66
 98-23         7.64                 7.64               7.64                7.64                 7.64                7.64
 98-27         7.63                 7.63               7.63                7.63                 7.63                7.63

 98-31         7.62      9.96       7.62     9.96      7.62      9.96      7.62       9.96      7.62       9.95     7.62       9.95
 99-03         7.60                 7.60               7.61                7.61                 7.61                7.61
 99-07         7.59                 7.59               7.59                7.59                 7.59                7.59
 99-11         7.58                 7.58               7.58                7.58                 7.58                7.58

 99-15         7.57      9.99       7.57     9.98      7.57      9.98      7.57       9.98      7.57       9.98     7.57       9.98
 99-19         7.55                 7.55               7.56                7.56                 7.56                7.56
 99-23         7.54                 7.54               7.54                7.54                 7.54                7.54
 99-27         7.53                 7.53               7.53                7.53                 7.53                7.53

 99-31         7.52     10.01       7.52    10.01      7.52     10.01      7.52      10.01      7.52      10.01     7.52      10.00

WAL            19.8                 19.8               19.8                19.8                 19.8                19.8

1st Prin    9/15/17              9/15/17            9/15/17             9/15/17              9/15/17             9/15/17
Mat.        7/15/18              7/15/18            6/15/18             6/15/18              6/15/18             6/15/18

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                             COMPUTATIONAL MATERIALS
   MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CTL
--------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                     CLASS E
                               BOND TYPE - NET WAC

Settlement Date:       3/30/98              Current Balance:          $9,691,000
Next Payment:          4/15/98              Current Coupon:               7.444%

                                ----------------------------------------------------------------------------------------------------
                                                    *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                                 Otherwise at Indicated CPR Percentage
---------  -------------------  ----------------------------------------------------------------------------------------------------
                 0.00 CPR             5.00 CPR            10.00 CPR          15.00 CPR             25.00 CPR          50.00 CPR
 Price        Yield      Dur      Yield      Dur      Yield      Dur      Yield       Dur      Yield       Dur     Yield        Dur
---------  -------------------  ----------------------------------------------------------------------------------------------------
 93-31          8.13    9.82        8.13    9.82       8.13     9.81       8.13      9.81       8.13       9.81      8.13      9.81
 94-03          8.12                8.12               8.12                8.12                 8.12                 8.12
 94-07          8.10                8.11               8.11                8.11                 8.11                 8.11
 94-11          8.09                8.09               8.09                8.09                 8.09                 8.09

 94-15          8.08    9.85        8.08    9.84       8.08     9.84       8.08      9.84       8.08       9.84      8.08      9.84
 94-19          8.06                8.06               8.07                8.07                 8.07                 8.07
 94-23          8.05                8.05               8.05                8.05                 8.05                 8.05
 94-27          8.04                8.04               8.04                8.04                 8.04                 8.04

 94-31          8.02    9.87        8.03    9.87       8.03     9.87       8.03      9.87       8.03       9.87      8.03      9.87
 95-03          8.01                8.01               8.01                8.01                 8.01                 8.01
 95-07          8.00                8.00               8.00                8.00                 8.00                 8.00
 95-11          7.99                7.99               7.99                7.99                 7.99                 7.99

 95-15          7.97    9.90        7.97    9.90       7.97     9.90       7.97      9.90       7.97       9.89      7.97      9.89
 95-19          7.96                7.96               7.96                7.96                 7.96                 7.96
 95-23          7.95                7.95               7.95                7.95                 7.95                 7.95
 95-27          7.93                7.93               7.93                7.93                 7.93                 7.93

 95-31          7.92    9.93        7.92    9.93       7.92     9.93       7.92      9.92       7.92       9.92      7.92      9.92
 96-03          7.91                7.91               7.91                7.91                 7.91                 7.91
 96-07          7.89                7.89               7.89                7.89                 7.89                 7.89
 96-11          7.88                7.88               7.88                7.88                 7.88                 7.88

 96-15          7.87    9.96        7.87    9.95       7.87     9.95       7.87      9.95       7.87       9.95      7.87      9.95
 96-19          7.85                7.86               7.86                7.86                 7.86                 7.86
 96-23          7.84                7.84               7.84                7.84                 7.84                 7.84
 96-27          7.83                7.83               7.83                7.83                 7.83                 7.83

 96-31          7.82    9.98        7.82    9.98       7.82     9.98       7.82      9.98       7.82       9.98      7.82      9.97

WAL             20.4                20.4               20.4                20.4                 20.4                 20.4

1st Prin     7/15/18             7/15/18            6/15/18             6/15/18              6/15/18              6/15/18
Mat.        10/15/18            10/15/18            9/15/18             9/15/18              9/15/18              9/15/18

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR             Reports Available on the World Wide Web
NEW YORK, NY 10004                           @ www.securitieslink.net/cmbs

                                                           PAYMENT DATE: 4/15/98
                                                           RECORD DATE:  3/31/98
================================================================================

                          DISTRIBUTION DATE STATEMENT

                               Table of Contents

================================================================================

STATEMENT SECTIONS                                                       PAGE(s)
------------------                                                       -------

Certificate Distribution Detail                                              2
Certificate Factor Detail                                                    3
Reconciliation Detail                                                        4
Other Required Information                                                   5
Ratings Detail                                                               6
Current Mortgage Loan and Property Stratification Tables                   7-9
Mortgage Loan Detail                                                        10
Principal Prepayment Detail                                                 11
Historical Detail                                                           12
Delinquency Loan Detail                                                     13
Specially Serviced Loan Detail                                           14-15
Modified Loan Detail                                                        16
Liquidated Loan Detail                                                      17
================================================================================

                                  Underwriter
================================================================================
Merrill Lynch, Pierce, Fenner & Smith Inc.
World Financial Center, North Tower
250 Vesey Street
New York, NY 10281

Contact:
Phone Number:
================================================================================

                                    Servicer
================================================================================
First Union National Bank
First Union Capital Markets Group
One First Union Center
301 South College Street
Charlotte, North Carolina 28288- 1075

Contact: Timothy S. Ryan
Phone Number: (704) 374- 2217
================================================================================

                                Special Servicer
================================================================================
CRIIMI MAE Services Limited Partnership
11200 Rockville Pike
Rockville, MD 20852

Contact:
Phone Number:
================================================================================

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 1 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                        CERTIFICATE DISTRIBUTION DETAIL

===================================================================================================================================
                                                                                          Realized Loss/
              Pass-Through   Original  Beginning    Principal      Interest   Prepayment  Additional Trust      Total      Ending
Class   CUSIP    Rate         Balance   Balance    Distribution  Distribution  Premium     Fund Expenses    Distribution   Balance
===================================================================================================================================
 A-1             0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
 A-2             0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  B              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  C              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  D              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  E              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  F              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  G              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  H              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  J              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  K              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
R-I              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
R-II             0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
R-III            0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
===================================================================================================================================
Totals                           0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
===================================================================================================================================

======================
            Current
        Subordination
Class       Level(1)
======================
 A-1             0.00%
 A-2             0.00%
  B              0.00%
  C              0.00%
  D              0.00%
  E              0.00%
  F              0.00%
  G              0.00%
  H              0.00%
  J              0.00%
  K              0.00%
R-I              0.00%
R-II             0.00%
R-III            0.00%
======================
Totals
======================

====================================================================================================
                             Original   Beginning                                            Ending
              Pass-Through   Notional   Notional    Interest     Prepayment      Total      Notional
Class   CUSIP    Rate         Amount     Amount    Distribution   Premium     Distribution   Amount
====================================================================================================
  IO             0.000000%       0.00        0.00          0.00        0.00           0.00      0.00
====================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 2 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                           CERTIFICATE FACTOR DETAIL

===================================================================================================
                                                                        Realized Loss/
                 Beginning     Principal      Interest      Prepayment    Additional        Ending
Class   CUSIP     Balance     Distribution  Distribution     Premium     Fund Expenses      Balance
====================================================================================================
 A-1            0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
 A-2            0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  B             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  C             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  D             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  E             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  F             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  G             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  H             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  J             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  K             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
 R-I            0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
 R-II           0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
 R-III          0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
====================================================================================================

=================================================================
                Beginning                                Ending
                Notional     Interest     Prepayment     Notional
Class   CUSIP    Amount    Distribution    Premium       Amount
=================================================================
 IO            0.00000000    0.00000000   0.00000000   0.00000000

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 3 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                             RECONCILIATION DETAIL

ADVANCE SUMMARY

P & I Advances Outstanding                             0.00
Servicing Advances Outstanding                         0.00

Reimbursement for Interest on P&I                      0.00
Advances paid from general collections

Reimbursement for Interest on Servicing                0.00
Advances paid from general collections


SERVICING FEE BREAKDOWNS

Current Period Accrued Servicing Fees                  0.00
Less Delinquent Servicing Fees                         0.00
Less Reductions to Servicing Fees                      0.00
Plus Servicing Fees for Delinquent Payments Received   0.00
Plus Adjustments for Prior Servicing Calculation       0.00
Total Servicing Fees Collected                         0.00


                      CERTIFICATE INTEREST RECONCILIATION

=============================================================================================================================
        Accrued        Net Aggregate    Distributable      Distributable     Additional                   Remaining Unpaid
       Certificate      Prepayment       Certificate   Certificate Interest  Trust Fund     Interest        Distributable
Class   Interest    Interest Shortfall    Interest          Adjustment        Expenses    Distribution   Certificate Interest
=============================================================================================================================

A-1
A-2
IO
B
C
D
E
F
G
H
J
K
=============================================================================================================================
Total
=============================================================================================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                      Page 4 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                           OTHER REQUIRED INFORMATION

--------------------------------------------------------------------------------

Available Distribution Amount                0.00


Aggregate Number of Outstanding Loans           0

Aggregate Unpaid Principal Balance of Loans  0.00

Aggregate Stated Principal Balance of Loans  0.00


Aggregate Amount of Servicing Fee            0.00

Aggregate Amount of Special Servicing Fee    0.00

Aggregate Amount of Trustee Fee              0.00

Aggregate Trust Fund Expenses                0.00


Specially Serviced Loans not Delinquent

     Number of Outstanding Loans                0

     Aggregate Unpaid Principal Balance      0.00

--------------------------------------------------------------------------------

           Appraisal Reduction Amount

=================================================
                 Appraisal         Date Appraisal
Loan             Reduction         Reduction
Number           Amount            Effected
=================================================




=================================================
TOTAL
=================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                      Page 5 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                                 RATINGS DETAIL

================================================================================
                         Original Ratings             Current Ratings (1)
                    ------------------------------------------------------------
Class   CUSIP       DCR  Fitch  Moody's  S & P    DCR  Fitch  Moody's  S & P
================================================================================
A- 1
A- 2
IO
B
C
D
E
F
G
H
J
K
================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
26 Broadway
New York, New York 10004
(212) 208-8000

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                      Page 6 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE
================================================================================
                                        % of
Scheduled      # of      Scheduled      Agg.      WAM                Weighted
Balance        Loans     Balance        Bal.      (2)       WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================


                                     STATE (3)
================================================================================
                                        % of
               # of      Scheduled      Agg.      WAM                Weighted
State          Props.    Balance        Bal.      (2)       WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================

See footnotes on last page of this section.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 7 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
================================================================================
  Debt Service     # of     Scheduled    % of       WAM             Weighted
 Coverage Ratio    Loans     Balance      Agg       (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================




================================================================================
Totals
================================================================================


                                    NOTE RATE
================================================================================
       Note        # of     Scheduled    % of       WAM             Weighted
       Rate        Loans     Balance      Agg       (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================




================================================================================
Totals
================================================================================


                               PROPERTY TYPE (3)
================================================================================
      Property     # of     Scheduled    % of       WAM             Weighted
        Type       Props.    Balance      Agg       (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================




================================================================================
Totals
================================================================================

                                    SEASONING
================================================================================
                   # of     Scheduled    % of       WAM             Weighted
  Seasoning        Loans     Balance      Agg       (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================




================================================================================
Totals
================================================================================

See footnotes on last page of this section.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
================================================================================
   Anticipated     # of     Scheduled    % of       WAM             Weighted
    Remaining      Loans     Balance     Agg.       (2)     WAC    Avg DSCR (1)
     Term(2)                             Bal.
================================================================================




================================================================================
Totals
================================================================================


               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================================
    Remaining      # of     Scheduled    % of       WAM             Weighted
   Amortization    Loans     Balance      Agg.      (2)     WAC    Avg DSCR (1)
      Term                                Bal.
================================================================================




================================================================================
Totals
================================================================================


                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================================
    Remaining      # of     Scheduled    % of       WAM             Weighted
     Stated        Loans     Balance      Agg.      (2)     WAC    Avg DSCR (1)
      Term                                Bal.
================================================================================




================================================================================
Totals
================================================================================


                             AGE OF MOST RECENT NOI
================================================================================
  Age of Most      # of     Scheduled    % of       WAM             Weighted
  Recent NOI       Loans     Balance      Agg.      (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================




================================================================================
Totals
================================================================================

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                              Mortgage Loan Detail

====================================================================================================================================
                                                               Anticipated             Neg.   Beginning    Ending    Paid  Appraisal
 Loan  ODCR Property  City  State  Interest  Principal  Gross    Repayment   Maturity  Amort  Scheduled   Scheduled  Thru  Reduction
Number      Type (1)               Payment    Payment   Coupon     Date        Date    (Y/N)   Balance     Balance   Date    Date
====================================================================================================================================




====================================================================================================================================
Totals
====================================================================================================================================

===============================
         Appraisal  Res.   Mod.
 Loan    Reduction Strat.  Code
Number    Amount    (2)    (3)
===============================




===============================
Totals
===============================

(1) Property Type Code  (2) Resolution Strategy Code  (3) Modification Code

  MF - Multi- Family       1  - Modification         1 - Maturity Date Extension
  RT - Retail              2  - Foreclosure          2 - Amortization Change
  HC - Health Care         3  - Bankruptcy           3 - Principal Write-Off
  IN - Industrial          4  - Extension            4 - Combination
  WH - Warehouse           5  - Note Sale
  MH - Mobile Home Park    6  - DPO
  OF - Office              7  - REO
  MU - Mixed Use           8  - Resolved
  LO - Lodging             9  - Pending Return
  SS - Self Storage              to Master Servicer
  OT - Other               10 - Deed In Lieu Of
                                 Foreclosure


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================


                           Principal Prepayment Detail

===============================================================================================================
                                   Principal Prepayment Amount                   Prepayment Premium
             Offering Document  ---------------------------------  --------------------------------------------
Loan Number  Cross-Reference    Payoff Amount  Curtailment Amount  Precentage Premium  Yield Maintenance Charge
===============================================================================================================










===============================================================================================================
Totals
===============================================================================================================

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                               Historical Detail

====================================================================================================================================
                                    Delinquencies                                           Prepayments        Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days 60-89 Days 90 Days or More Foreclosure    REO    Modifications Curtailments  Payoff  Next Weighted Avg.
    Date      # Balance  # Balance    # Balance      # Balance  # Balance   # Balance    #  Amount   # Amount Coupon      Remit  WAM
------------------------------------------------------------------------------------------------------------------------------------









====================================================================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================


                             Delinquency Loan Detail

=============================================================================================================================
                 Offering      # of                  Current   Outstanding  Status of  Resolution
                 Document     Months   Paid Through   P & I       P & I     Mortgage    Strategy     Servicing    Foreclosure
Loan Number  Cross-Reference  Delinq.      Date      Advances  Advances **   Loan (1)   Code (2)   Transfer Date      Date
=============================================================================================================================









=============================================================================================================================
Totals
=============================================================================================================================

                  Delinquency Loan Detail

==========================================================
              Current   Outstanding
             Servicing   Servicing                    REO
Loan Number  Advances     Advances   Bankruptcy Date  Date
==========================================================










==========================================================
Totals
==========================================================

      (1) Status of Mortgage Loan              (2) Resolution Strategy Code
      ---------------------------              ----------------------------

   A - Payment Not Received                           1 - Modification
       But Still in Grace Period                      2 - Foreclosure
   B - Late Payment But Less                          3 - Bankruptcy
       Than 1 Month Delinquent                        4 - Extension
   0 - Current                                        5 - Note Sale
   1 - One Month Delinquent                           6 - DPO
   2 - Two Months Delinquent                          7 - REO
   3 - Three Or More Months Delinquent                8 - Resolved
   4 - Assumed Scheduled Payment                      9 - Pending Return
       (Performing Matured Balloon)                       to Master Servicer
   7 - Foreclosure                                    10- Deed In Lieu Of
   9 - REO                                                Foreclosure

** Outstanding P & I Advances include the current period advance

===============================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                    SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                         Offering       Servicing  Resolution                                                      Net
Distribution   Loan      Document       Transfer    Strategy     Scheduled  Property  State  Interest   Actual   Operating   NOI
   Date       Number  Cross-Reference    Date       Code (1)      Balance   Type (2)           Rate    Balance    Income    Date




====================================================================================================================================

=================================
      Note  Maturity  Remaining
DSCR  Date    Date   Amortization
                        Term





=================================

  (1) Resolution Strategy Code            (2) Property Type Code

   1  - Modification                      MF - Multi-Family
   2  - Foreclosure                       RT - Retail
   3  - Bankruptcy                        HC - Health Care
   4  - Extension                         IN - Industrial
   5  - Note Sale                         WH - Warehouse
   6  - DPO                               MH - Mobile Home Park
   7  - REO                               OF - Office
   8  - Resolved                          MU - Mixed Use
   9  - Pending Return                    LO - Lodging
         to Master Servicer               SS - Self Storage
   10 - Deed In Lieu Of                   OT - Other
         Foreclosure


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================


                     Specially Serviced Loan Detail - Part 2

===================================================================================================================================
                          Offering      Resolution     Site
Distribution   Loan       Document       Strategy   Inspection                Appraisal  Appraisal     Other REO
    Date      Number   Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
===================================================================================================================================






===================================================================================================================================

                      (1) Resolution Strategy Code
                         1  - Modification
                         2  - Foreclosure
                         3  - Bankruptcy
                         4  - Extension
                         5  - Note Sale
                         6  - DPO
                         7  - REO
                         8  - Resolved
                         9  - Pending Return
                              to Master Servicer
                         10 - Deed In Lieu Of
                              Foreclosure

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                           @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================


                              Modified Loan Detail
================================================================================
            Offering
 Loan       Document       Pre-Modification                        Modification
Number   Cross-Reference        Balance        Modification Date   Description
================================================================================





================================================================================
Total
================================================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C1-CTL

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                             Liquidated Loan Detail

===========================================================================================================
           Final Recovery      Offering                                                      Gross Proceeds
 Loan      Determination       Document       Appraisal   Appraisal    Actual     Gross        as a % of
Number         Date         Cross-Reference     Date        Value      Balance   Proceeds    Actual Balance
===========================================================================================================



===========================================================================================================
Current Total
===========================================================================================================
Cumulative Total
===========================================================================================================

=======================================================
Aggregate     Net Proceeds                  Repurchased
Liquidation    as a % of       Realized      by Seller
Number        Actual Balance    Loss          (Y/N)
=======================================================



=======================================================
Current Total
=======================================================
Cumulative Total
=======================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

The information contained in Annex A is contained on an attached diskette. The information set forth below as Annex D is also contained on such diskette.

                                   DISCLAIMER

Prospective investors are advised to read carefully, and should rely solely on, the preliminary prospectus and prospectus supplement (the "Preliminary Prospectus") relating to the Certificates referred to below in making their investment decision.

This diskette accompanies and is a part of the preliminary Prospectus Supplement dated March 11, 1998 to the Prospectus dated February 25, 1998 (collectively, the "Preliminary Prospectus") relating to the Series 1998-C1-CTL Mortgage Pass-Through Certificates (the "Certificates"). The information set forth on this diskette is an electronic copy of the tables entitled "Mortgage Loan Cash flows". This diskette should be reviewed only in conjunction with the entire Preliminary Prospectus. This diskette does not contain all relevant information relating to the Certificates, particularly with respect to the structure of the underlying trust fund and the risks and special considerations associated with an investment in the Certificates. Such information is described elsewhere in the Preliminary Prospectus.

Any information contained on this diskette will be more fully described elsewhere in the Preliminary Prospectus, and such information will be fully superseded by the information set forth in the Preliminary Prospectus.

The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value.

Prior to making any investment decision, a prospective investor shall receive and should carefully review the Preliminary Prospectus. NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES."


                                     Page 1

                                    AGGREGATE

MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
AGGREGATE SCHEDULES


                     BALANCE               CASHFLOW              PRINCIPAL         INTEREST
                     -------               --------              ---------         --------
      Mar-98         646,080,530.14
      Apr-98         645,325,192.55        4,787,581.01          755,337.59        4,032,243.42
      May-98         644,613,488.06        4,739,165.49          711,704.44        4,027,461.05
      Jun-98         643,897,251.78        4,739,165.49          716,236.33        4,022,929.16
      Jul-98         643,110,370.16        4,805,249.72          786,881.63        4,018,368.09
      Aug-98         642,384,982.30        4,738,773.05          725,387.86        4,013,385.19
      Sep-98         641,654,974.51        4,738,773.05          730,007.79        4,008,765.26
      Oct-98         640,790,321.02        4,868,769.05          864,653.47        4,004,115.58
      Nov-98         639,987,892.01        4,801,108.06          802,429.03        3,998,679.03
      Dec-98         639,178,231.98        4,803,269.67          809,659.91        3,993,609.76
      Jan-99         638,294,998.65        4,871,729.54          883,233.49        3,988,496.05
      Feb-99         637,475,078.77        4,802,863.11          819,919.81        3,982,943.30
      Mar-99         636,650,133.01        4,802,709.87          824,945.64        3,977,764.23
      Apr-99         635,750,350.02        4,872,336.10          899,782.95        3,972,553.15
      May-99         634,915,002.73        4,802,242.70          835,347.34        3,966,895.36
      Jun-99         634,074,377.98        4,802,242.70          840,624.81        3,961,617.89
      Jul-99         633,132,586.05        4,898,098.71          941,791.86        3,956,306.85
      Aug-99         632,256,221.88        4,826,756.47          876,364.23        3,950,392.24
      Sep-99         630,132,566.71        6,068,518.97        2,123,655.13        3,944,863.84
      Oct-99         629,172,960.37        4,891,776.74          959,606.30        3,932,170.44
      Nov-99         628,279,939.87        4,819,163.37          893,020.55        3,926,142.82
      Dec-99         627,275,137.66        4,925,310.46        1,004,802.21        3,920,508.25
      Jan-00         626,297,341.26        4,892,024.73          977,796.41        3,914,228.32
      Feb-00         625,387,308.98        4,818,117.54          910,032.23        3,908,085.31
      Mar-00         624,363,719.13        4,925,932.11        1,023,589.94        3,902,342.17
      Apr-00         623,367,602.28        4,892,060.59          996,116.80        3,895,943.79
      May-00         622,440,450.46        4,816,836.51          927,151.86        3,889,684.65
      Jun-00         621,397,611.24        4,926,671.86        1,042,839.20        3,883,832.66
      Jul-00         620,382,605.53        4,892,318.26        1,015,005.67        3,877,312.59
      Aug-00         619,437,785.44        4,815,753.78          944,820.14        3,870,933.64
      Sep-00         618,375,273.22        4,927,481.05        1,062,512.20        3,864,968.85
      Oct-00         617,341,053.30        4,892,544.60        1,034,219.94        3,858,324.66
      Nov-00         616,378,261.12        4,814,615.82          962,792.17        3,851,823.65
      Dec-00         615,295,737.82        4,928,267.59        1,082,523.31        3,845,744.28
      Jan-01         614,241,898.94        4,892,812.36        1,053,838.87        3,838,973.49
      Feb-01         613,260,751.99        4,813,494.91          981,146.92        3,832,347.99
      Mar-01         612,157,968.15        4,928,935.37        1,102,783.79        3,826,151.58
      Apr-01         611,084,363.47        4,892,857.51        1,073,604.69        3,819,252.82
      May-01         610,084,738.80        4,812,126.63          999,624.69        3,812,501.94
      Jun-01         608,958,871.38        4,932,055.09        1,125,867.36        3,806,187.73
      Jul-01         607,862,553.02        4,895,463.39        1,096,318.34        3,799,145.05
      Aug-01         606,841,080.12        4,813,724.71        1,021,472.93        3,792,251.78
      Sep-01         605,693,529.27        4,933,351.18        1,147,550.87        3,785,800.31
      Oct-01         604,574,046.79        4,898,103.27        1,119,482.54        3,778,620.73
      Nov-01         603,531,157.99        4,814,469.38        1,042,888.77        3,771,580.61
      Dec-01         602,359,994.10        4,936,156.41        1,171,163.91        3,764,992.50
      Jan-02         601,090,966.30        5,026,691.54        1,269,027.80        3,757,663.74
      Feb-02         600,028,186.94        4,812,516.38        1,062,779.39        3,749,736.99
      Mar-02         598,835,086.85        4,936,122.07        1,193,100.06        3,743,022.01
      Apr-02         597,542,393.10        5,028,248.31        1,292,693.71        3,735,554.60
      May-02         596,454,184.92        4,815,686.95        1,088,208.17        3,727,478.78
      Jun-02         595,233,179.04        4,941,602.21        1,221,005.83        3,720,596.38
      Jul-02         593,910,648.80        5,035,477.29        1,322,530.31        3,712,946.98
      Aug-02         592,772,928.79        4,842,397.33        1,137,720.05        3,704,677.28
      Sep-02         591,499,936.54        4,970,481.48        1,272,992.24        3,697,489.24
      Oct-02         590,123,424.07        5,066,032.40        1,376,512.48        3,689,519.92
      Nov-02         588,961,800.49        4,842,541.59        1,161,623.53        3,680,918.06
      Dec-02         587,662,545.37        4,972,831.99        1,299,255.12        3,673,576.87
      Jan-03         586,221,981.90        5,106,004.17        1,440,563.47        3,665,440.70
      Feb-03         585,036,213.42        4,842,193.41        1,185,768.41        3,656,425.00
      Mar-03         583,710,601.26        4,974,541.79        1,325,612.22        3,648,929.57
      Apr-03         582,241,094.59        5,110,133.32        1,469,506.60        3,640,626.72
      May-03         581,032,950.27        4,839,572.47        1,208,144.33        3,631,428.14
      Jun-03         579,682,350.25        4,974,390.03        1,350,600.04        3,623,789.99
      Jul-03         578,185,102.29        5,112,576.95        1,497,248.02        3,615,328.93
      Aug-03         576,953,896.82        4,837,160.61        1,231,205.48        3,605,955.13
      Sep-03         575,577,766.08        4,974,300.40        1,376,130.68        3,598,169.72
      Oct-03         574,052,290.11        5,115,023.08        1,525,476.05        3,589,547.03
      Nov-03         572,797,620.98        4,834,663.92        1,254,669.15        3,579,994.77
      Dec-03         571,393,007.89        4,976,672.40        1,404,613.01        3,572,059.39
      Jan-04         569,836,203.21        5,120,063.04        1,556,804.68        3,563,258.36
      Feb-04         568,555,041.04        4,834,672.19        1,281,162.22        3,553,509.97

                                    AGGREGATE


      Mar-04         567,124,067.03        4,976,381.54        1,430,974.09        3,545,407.45
      Apr-04         565,538,127.69        5,122,379.04        1,585,939.29        3,536,439.75
      May-04         564,232,769.08        4,831,865.99        1,305,358.60        3,526,507.39
      Jun-04         562,774,804.17        4,976,215.25        1,457,964.92        3,518,250.33
      Jul-04         561,158,910.23        5,125,005.71        1,615,893.95        3,509,111.76
      Aug-04         559,828,621.95        4,829,278.38        1,330,288.36        3,498,990.02
      Sep-04         558,107,146.66        5,212,048.93        1,721,475.24        3,490,573.69
      Oct-04         556,460,770.96        5,126,281.46        1,646,375.67        3,479,905.79
      Nov-04         555,105,116.15        4,825,246.06        1,355,654.83        3,469,591.23
      Dec-04         553,351,519.05        5,214,609.84        1,753,597.20        3,461,012.64
      Jan-05         551,674,035.87        5,127,626.76        1,677,483.15        3,450,143.61
      Feb-05         550,292,480.37        4,821,187.80        1,381,555.48        3,439,632.32
      Mar-05         548,506,315.38        5,217,053.01        1,786,164.91        3,430,888.10
      Apr-05         546,797,409.65        5,128,721.11        1,708,905.85        3,419,815.26
      May-05         545,389,733.58        4,816,781.44        1,407,676.04        3,409,105.40
      Jun-05         543,570,253.53        5,219,674.32        1,819,479.99        3,400,194.33
      Jul-05         541,829,047.75        5,130,118.70        1,741,205.80        3,388,912.90
      Aug-05         540,394,466.96        4,812,579.35        1,434,580.76        3,377,998.59
      Sep-05         538,540,970.46        5,222,412.06        1,853,496.64        3,368,915.42
      Oct-05         536,766,894.56        5,131,496.84        1,774,075.83        3,357,421.01
      Nov-05         535,304,936.13        4,808,257.10        1,461,958.43        3,346,298.67
      Dec-05         533,416,827.21        5,225,149.18        1,888,108.95        3,337,040.23
      Jan-06         531,609,207.34        5,132,948.74        1,807,619.81        3,325,328.93
      Feb-06         530,119,295.45        4,803,906.07        1,489,911.86        3,313,994.21
      Mar-06         528,196,088.78        5,227,763.49        1,923,206.59        3,304,556.90
      Apr-06         526,354,576.65        5,134,137.90        1,841,512.18        3,292,625.72
      May-06         524,836,465.44        4,799,187.92        1,518,111.16        3,281,076.76
      Jun-06         522,874,659.96        5,233,264.60        1,961,805.56        3,271,459.04
      Jul-06         520,995,602.84        5,138,345.22        1,879,057.12        3,259,288.10
      Aug-06         519,445,293.93        4,797,812.52        1,550,309.00        3,247,503.52
      Sep-06         517,446,355.49        5,236,620.71        1,998,938.42        3,237,682.29
      Oct-06         515,529,307.70        5,142,326.50        1,917,047.74        3,225,278.76
      Nov-06         513,947,320.22        4,795,241.16        1,581,987.46        3,213,253.70
      Dec-06         511,908,942.29        5,241,607.82        2,038,378.01        3,203,229.81
      Jan-07         509,802,951.76        5,296,569.40        2,105,990.53        3,190,578.87
      Feb-07         508,190,699.72        4,789,681.77        1,612,251.97        3,177,429.80
      Mar-07         506,114,401.07        5,243,510.67        2,076,298.59        3,167,212.08
      Apr-07         503,969,074.53        5,299,650.12        2,145,326.56        3,154,323.56
      May-07         502,320,109.70        4,789,891.49        1,648,964.83        3,140,926.66
      Jun-07         500,198,810.06        5,251,767.92        2,121,299.71        3,130,468.21
      Jul-07         486,792,749.79       16,523,351.14       13,406,060.26        3,117,290.89
      Aug-07         485,142,691.84        4,683,937.05        1,650,057.85        3,033,879.20
      Sep-07         483,012,336.04        5,153,769.30        2,130,355.88        3,023,413.42
      Oct-07         478,056,657.25        7,965,861.71        4,955,678.77        3,010,182.94
      Nov-07         476,387,065.89        4,649,035.31        1,669,591.38        2,979,443.93
      Dec-07         474,228,954.38        5,126,960.42        2,158,111.51        2,968,848.91
      Jan-08         471,954,638.11        5,229,758.02        2,274,316.22        2,955,441.80
      Feb-08         470,250,878.98        4,644,973.45        1,703,759.20        2,941,214.25
      Mar-08         468,050,385.85        5,130,893.08        2,200,493.07        2,930,400.01
      Apr-08         465,731,295.84        5,235,816.79        2,319,090.04        2,916,726.75
      May-08         463,995,209.67        4,638,302.49        1,736,086.10        2,902,216.39
      Jun-08         461,753,570.71        5,132,833.92        2,241,638.94        2,891,194.98
      Jul-08         459,390,738.47        5,240,095.59        2,362,832.32        2,877,263.27
      Aug-08         457,621,375.35        4,631,839.82        1,769,363.16        2,862,476.66
      Sep-08         455,337,727.34        5,134,889.55        2,283,647.95        2,851,241.60
      Oct-08         452,930,373.41        5,244,400.06        2,407,353.99        2,837,046.07
      Nov-08         451,127,142.14        4,625,209.33        1,803,231.29        2,821,978.04
      Dec-08         448,797,837.32        5,139,830.40        2,329,304.87        2,810,525.53
      Jan-09         446,342,137.20        5,251,745.28        2,455,700.04        2,796,045.24
      Feb-09         444,501,388.71        4,621,422.59        1,840,748.59        2,780,674.00
      Mar-09         442,128,669.89        5,141,702.02        2,372,718.83        2,768,983.19
      Apr-09         439,626,970.22        5,255,929.98        2,501,699.59        2,754,230.39
      May-09         437,751,264.16        4,614,274.76        1,875,706.08        2,738,568.68
      Jun-09         425,547,870.16       14,930,047.52       12,203,393.91        2,726,653.61
      Jul-09         423,049,770.00        5,151,493.48        2,498,100.14        2,653,393.34
      Aug-09         421,189,204.02        4,498,301.58        1,860,566.01        2,637,735.57
      Sep-09         418,497,417.73        5,317,679.80        2,691,786.29        2,625,893.51
      Oct-09         415,952,172.91        5,154,515.51        2,545,244.80        2,609,270.71
      Nov-09         414,055,908.17        4,489,579.04        1,896,264.67        2,593,314.37
      Dec-09         411,314,079.70        5,323,071.05        2,741,828.54        2,581,242.51
      Jan-10         408,720,733.91        5,157,653.08        2,593,345.77        2,564,307.31
      Feb-10         406,788,020.03        4,480,760.43        1,932,713.92        2,548,046.51
      Mar-10         403,995,412.77        5,328,347.24        2,792,607.26        2,535,739.98
      Apr-10         401,353,403.10        5,160,497.66        2,642,009.64        2,518,488.02
      May-10         399,383,889.11        4,471,433.37        1,969,514.04        2,501,919.33
      Jun-10         396,539,378.56        5,333,886.47        2,844,510.45        2,489,376.02
      Jul-10         393,847,421.59        5,163,757.04        2,691,956.95        2,471,800.09
      Aug-10         391,840,034.77        4,462,301.82        2,007,386.81        2,454,915.01

                                   AGGREGATE

      Sep-10         388,942,551.96        5,339,610.68        2,897,482.85        2,442,127.83
      Oct-10         386,199,753.03        5,167,019.96        2,742,798.93        2,424,221.03
      Nov-10         384,153,816.51        4,452,950.49        2,045,936.58        2,407,013.91
      Dec-10         381,202,423.75        5,345,370.99        2,951,392.63        2,393,978.36
      Jan-11         378,407,752.66        5,170,405.91        2,794,671.17        2,375,734.74
      Feb-11         376,322,456.72        4,443,494.86        2,085,295.86        2,358,199.00
      Mar-11         373,316,354.45        5,351,012.10        3,006,102.33        2,344,909.77
      Apr-11         370,469,193.03        5,173,485.95        2,847,161.39        2,326,324.56
      May-11         368,345,505.61        4,432,143.92        2,123,687.46        2,308,456.45
      Jun-11         365,324,239.40        5,316,185.01        3,021,266.21        2,294,918.80
      Jul-11         362,464,191.59        5,136,257.30        2,860,047.85        2,276,209.45
      Aug-11         360,339,022.39        4,383,395.50        2,125,169.16        2,258,226.34
      Sep-11         357,260,934.32        5,322,730.74        3,078,088.10        2,244,642.64
      Oct-11         354,344,136.10        5,142,375.91        2,916,798.15        2,225,577.76
      Nov-11         352,175,835.91        4,375,534.75        2,168,300.26        2,207,234.49
      Dec-11         349,038,158.16        5,331,050.04        3,137,677.71        2,193,372.33
      Jan-12         345,884,377.90        5,327,714.46        3,153,780.25        2,173,934.21
      Feb-12         343,674,221.74        4,364,331.65        2,210,156.29        2,154,175.36
      Mar-12         340,478,247.54        5,336,016.72        3,195,974.06        2,140,042.66
      Apr-12         337,265,309.56        5,333,177.84        3,212,938.11        2,120,239.73
      May-12         335,005,755.19        4,359,661.28        2,259,554.26        2,100,107.02
      Jun-12         331,743,026.50        5,348,377.57        3,262,728.72        2,085,648.85
      Jul-12         328,565,849.68        5,242,596.99        3,177,176.76        2,065,420.23
      Aug-12         326,447,097.09        4,164,199.15        2,118,752.63        2,045,446.52
      Sep-12         323,308,909.05        5,169,946.08        3,138,188.04        2,031,758.04
      Oct-12         320,152,709.19        5,168,405.50        3,156,199.85        2,012,205.65
      Nov-12         317,990,446.20        4,154,570.91        2,162,262.94        1,992,307.97
      Dec-12         314,791,139.54        5,177,641.83        3,199,306.71        1,978,335.12
      Jan-13         311,521,958.42        5,227,577.92        3,269,181.14        1,958,396.78
      Feb-13         309,315,106.13        4,144,621.87        2,206,852.21        1,937,769.66
      Mar-13         306,053,600.32        5,185,011.71        3,261,505.93        1,923,505.78
      Apr-13         302,748,413.45        5,208,362.45        3,305,186.84        1,903,175.61
      May-13         300,527,245.86        4,103,480.14        2,221,167.49        1,882,312.65
      Jun-13         297,233,090.63        5,162,099.40        3,294,155.25        1,867,944.15
      Jul-13         293,865,034.20        5,215,459.85        3,368,056.41        1,847,403.44
      Aug-13         291,600,478.65        4,090,695.28        2,264,555.58        1,826,139.70
      Sep-13         288,244,416.81        5,167,549.26        3,356,061.80        1,811,487.46
      Oct-13         284,812,351.58        5,222,621.67        3,432,065.26        1,790,556.41
      Nov-13         282,503,619.92        4,077,616.29        2,308,731.68        1,768,884.61
      Dec-13         279,084,544.24        5,173,019.08        3,419,075.74        1,753,943.34
      Jan-14         275,587,171.65        5,229,987.37        3,497,372.47        1,732,614.90
      Feb-14         273,233,322.27        4,064,376.13        2,353,849.50        1,710,526.63
      Mar-14         269,750,283.87        5,178,328.64        3,483,038.45        1,695,290.19
      Apr-14         266,186,780.73        5,237,061.53        3,563,503.09        1,673,558.44
      May-14         263,787,356.72        4,050,472.81        2,399,424.01        1,651,048.80
      Jun-14         260,238,933.85        5,183,937.23        3,548,422.87        1,635,514.36
      Jul-14         256,607,598.34        5,244,705.70        3,631,335.55        1,613,370.15
      Aug-14         254,161,265.03        4,036,761.13        2,446,333.21        1,590,427.92
      Sep-14         250,211,994.51        5,523,856.84        3,949,270.48        1,574,586.36
      Oct-14         246,511,594.36        5,250,502.80        3,700,400.16        1,550,102.64
      Nov-14         244,017,497.00        4,020,817.19        2,494,097.42        1,526,719.77
      Dec-14         239,994,534.32        5,533,528.13        4,022,962.71        1,510,565.42
      Jan-15         236,223,669.57        5,256,484.60        3,770,864.77        1,485,619.83
      Feb-15         233,680,791.10        4,004,665.78        2,542,878.43        1,461,787.35
      Mar-15         229,583,006.06        5,543,098.64        4,097,785.07        1,445,313.57
      Apr-15         225,740,774.70        5,262,130.40        3,842,231.26        1,419,899.14
      May-15         223,148,607.14        3,987,779.13        2,592,167.65        1,395,611.48
      Jun-15         218,974,368.81        5,553,053.41        4,174,238.30        1,378,815.10
      Jul-15         215,124,788.05        5,202,502.30        3,849,580.86        1,352,921.44
      Aug-15         212,548,165.55        3,905,212.10        2,576,622.39        1,328,589.71
      Sep-15         208,362,605.79        5,497,446.57        4,185,559.86        1,311,886.71
      Oct-15         204,439,778.03        5,208,760.15        3,922,827.77        1,285,932.38
      Nov-15         201,812,793.69        3,888,117.22        2,626,984.33        1,261,132.89
      Dec-15         197,549,115.61        5,507,777.93        4,263,678.10        1,244,099.83
      Jan-16         193,551,555.84        5,215,215.23        3,997,559.70        1,217,655.53
      Feb-16         190,873,136.51        3,870,798.23        2,678,419.31        1,192,378.92
      Mar-16         186,530,138.71        5,518,006.36        4,342,997.81        1,175,008.55
      Apr-16         182,456,884.86        5,221,320.84        4,073,253.87        1,148,066.97
      May-16         179,726,491.34        3,852,700.88        2,730,393.59        1,122,307.29
      Jun-16         175,302,448.21        5,528,639.46        4,424,043.11        1,104,596.35
      Jul-16         171,152,639.62        5,226,955.15        4,149,808.59        1,077,146.55
      Aug-16         168,384,899.33        3,818,637.79        2,767,740.35        1,050,897.44
      Sep-16         163,894,387.32        5,523,444.41        4,490,512.08        1,032,932.33
      Oct-16         159,678,521.37        5,220,926.86        4,215,865.85        1,005,061.01
      Nov-16         156,867,203.62        3,789,701.67        2,811,317.78          978,383.89
      Dec-16         152,303,458.55        5,523,871.55        4,563,745.01          960,126.54
      Jan-17         149,176,785.94        4,058,464.87        3,126,672.59          931,792.28
      Feb-17         146,325,704.33        3,762,544.78        2,851,081.55          911,463.23

                                   AGGREGATE

      Mar-17         141,692,428.82        5,526,216.85        4,633,275.58          892,941.28
      Apr-17         138,925,656.35        3,630,944.35        2,766,772.54          864,171.81
      May-17         136,494,830.59        3,277,424.71        2,430,825.79          846,598.92
      Jun-17         132,254,250.10        5,071,853.38        4,240,580.41          831,272.97
      Jul-17         129,487,000.49        3,572,796.08        2,767,249.62          805,546.46
      Aug-17         127,002,570.38        3,272,450.32        2,484,430.14          788,020.18
      Sep-17         122,677,131.24        5,097,788.02        4,325,439.13          772,348.89
      Oct-17         110,084,653.72       13,338,574.98       12,592,477.55          746,097.42
      Nov-17         107,639,760.57        3,116,438.56        2,444,893.12          671,545.44
      Dec-17         103,322,617.82        4,973,217.70        4,317,142.77          656,074.93
      Jan-18         100,846,684.82        3,105,777.70        2,475,932.94          629,844.77
      Feb-18          98,381,441.91        3,079,419.10        2,465,242.94          614,176.16
      Mar-18          94,012,223.90        4,967,794.02        4,369,218.00          598,576.02
      Apr-18          91,516,071.14        3,068,187.22        2,496,152.72          572,034.50
      May-18          89,004,121.24        3,068,187.22        2,511,949.93          556,237.29
      Jun-18          84,554,977.18        4,989,483.31        4,449,144.07          540,339.24
      Jul-18          82,011,129.73        3,057,155.77        2,543,847.48          513,308.29
      Aug-18          79,451,180.59        3,057,155.77        2,559,949.11          497,206.66
      Sep-18          74,920,636.59        5,011,546.20        4,530,544.01          481,002.20
      Oct-18          72,447,195.36        2,926,913.99        2,473,441.21          453,472.78
      Nov-18          69,958,000.73        2,926,913.99        2,489,194.67          437,719.32
      Dec-18          65,464,896.63        4,914,968.78        4,493,104.10          421,864.68
      Jan-19          62,943,890.81        2,915,499.27        2,521,005.78          394,493.48
      Feb-19          60,787,534.14        2,534,791.20        2,156,356.67          378,434.53
      Mar-19          56,595,904.21        4,556,681.56        4,191,629.91          365,051.65
      Apr-19          54,824,140.20        2,111,740.71        1,771,763.99          339,976.72
      May-19          53,041,445.48        2,111,740.71        1,782,694.70          329,046.01
      Jun-19          49,204,095.70        4,155,397.09        3,837,349.66          318,047.43
      Jul-19          47,412,900.94        2,086,450.88        1,791,194.82          295,256.06
      Aug-19          45,623,435.45        2,073,673.39        1,789,465.42          284,207.96
      Sep-19          44,078,456.27        1,818,145.42        1,544,979.23          273,166.19
      Oct-19          42,523,959.56        1,818,145.45        1,554,496.69          263,648.74
      Nov-19          41,109,946.28        1,668,085.42        1,414,013.26          254,072.16
      Dec-19          15,181,992.43       26,173,466.65       25,927,953.84          245,512.79
      Jan-20          14,366,924.32          914,351.27          815,068.08           99,283.19
      Feb-20          13,546,654.44          914,349.21          820,269.90           94,079.30
      Mar-20          12,746,356.32          889,140.18          800,298.10           88,842.08
      Apr-20          11,940,926.12          889,140.18          805,430.19           83,709.99
      May-20          11,130,330.88          889,140.18          810,595.25           78,544.93
      Jun-20          10,314,537.36          889,140.18          815,793.52           73,346.66
      Jul-20           9,493,512.19          889,140.18          821,025.17           68,115.00
      Aug-20           9,019,910.42          536,451.43          473,601.75           62,849.68
      Sep-20           8,543,276.14          536,451.43          476,634.28           59,817.15
      Oct-20           8,063,589.87          536,451.43          479,686.28           56,765.15
      Nov-20           7,580,831.97          536,451.43          482,757.92           53,693.51
      Dec-20           7,094,982.68          536,451.43          485,849.28           50,602.15
      Jan-21           6,606,024.35          536,449.24          488,958.33           47,490.91
      Feb-21           6,260,757.20          389,626.82          345,267.15           44,359.67
      Mar-21           5,913,649.55          389,178.54          347,107.67           42,070.87
      Apr-21           5,564,241.01          389,178.54          349,408.51           39,770.03
      May-21           5,212,516.36          389,178.54          351,724.67           37,453.87
      Jun-21           4,858,463.05          389,175.67          354,053.29           35,122.38
      Jul-21           4,555,018.63          336,219.81          303,444.41           32,775.40
      Aug-21           4,249,555.47          336,219.81          305,463.17           30,756.64
      Sep-21           3,942,060.04          336,219.83          307,495.43           28,724.40
      Oct-21           3,680,102.92          288,635.77          261,957.14           26,678.63
      Nov-21           3,416,386.59          288,635.77          263,716.32           24,919.45
      Dec-21           3,150,896.47          288,638.56          265,490.13           23,148.43
      Jan-22           2,907,140.61          265,121.34          243,755.85           21,365.49
      Feb-22           2,661,742.71          265,121.34          245,397.91           19,723.43
      Mar-22           2,415,162.37          264,650.64          246,580.35           18,070.29
      Apr-22           2,166,921.01          264,650.64          248,241.36           16,409.28
      May-22           1,917,007.42          264,650.64          249,913.59           14,737.05
      Jun-22           1,665,411.80          264,649.18          251,595.62           13,053.56
      Jul-22           1,447,735.30          229,035.22          217,676.50           11,358.72
      Aug-22           1,220,861.28          236,752.61          226,874.02            9,878.59
      Sep-22             992,443.36          236,752.61          228,417.91            8,334.70
      Oct-22             762,471.01          236,752.63          229,972.35            6,780.28
      Nov-22             583,857.01          183,829.28          178,614.00            5,215.28
      Dec-22             404,017.98          183,829.28          179,839.03            3,990.25
      Jan-23             222,945.49          183,829.28          181,072.48            2,756.80
      Feb-23              40,630.60          183,829.77          182,314.89            1,514.88
      Mar-23                   0.00           40,895.04           40,630.60              264.44

                                    BALANCE

MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
BALANCE SCHEDULES

       POOL ID          1                     2                     3                   4                  5
                        -                     -                     -                   -                  -
        TENANT       ALLEGHENY             ALLEGHENY            ALLEGHENY
                     CENTENNIAL             GENERAL              GENERAL             BAPTIST             BAPTIST
                       GROUP                HOSPITAL             HOSPITAL            HOSPITAL            HOSPITAL
                -----------------------------------------------------------------------------------------------------
                       WAYNE               PITTSBURGH           PITTSBURGH           NASHVILLE           NASHVILLE
                        PA                 PA (NORTH)           PA (FEDERAL)          TN (#1)             TN (#2)
                -----------------------------------------------------------------------------------------------------
MAR-98 BALANCE         9,201,195.07        35,340,415.71        67,170,088.09        19,791,520.71       3,449,962.45
                -----------------------------------------------------------------------------------------------------
   GROSS COUPON        7.870%              7.030%               6.890%               7.050%              6.570%
                -----------------------------------------------------------------------------------------------------
    PAYMENT DAY          10TH                1ST                  10TH                 10TH                10TH
                -----------------------------------------------------------------------------------------------------
       Apr-98          9,201,195.07        35,282,908.66        67,170,088.09        19,791,520.71       3,444,066.84
       May-98          9,201,195.07        35,282,908.66        67,170,088.09        19,791,520.71       3,438,138.96
       Jun-98          9,201,195.07        35,282,908.66        67,170,088.09        19,791,520.71       3,432,178.62
       Jul-98          9,193,628.58        35,224,390.92        67,170,088.09        19,791,520.71       3,426,185.65
       Aug-98          9,193,628.58        35,224,390.92        67,170,088.09        19,791,520.71       3,420,159.87
       Sep-98          9,193,628.58        35,224,390.92        67,170,088.09        19,791,520.71       3,414,101.09
       Oct-98          9,185,913.22        35,164,844.73        67,170,088.09        19,760,971.28       3,408,009.14
       Nov-98          9,185,913.22        35,164,844.73        67,170,088.09        19,730,242.38       3,401,883.84
       Dec-98          9,185,913.22        35,164,844.73        67,170,088.09        19,699,332.94       3,395,725.01
       Jan-99          9,178,046.06        35,104,252.02        67,170,088.09        19,668,241.92       3,389,532.45
       Feb-99          9,178,046.06        35,104,252.02        67,170,088.09        19,636,968.23       3,383,305.99
       Mar-99          9,178,046.06        35,104,252.02        67,170,088.09        19,605,510.81       3,377,045.44
       Apr-99          9,170,024.12        35,042,594.39        67,170,088.09        19,573,868.57       3,370,750.62
       May-99          9,170,024.12        35,042,594.39        67,170,088.09        19,542,040.44       3,364,421.33
       Jun-99          9,170,024.12        35,042,594.39        67,170,088.09        19,510,025.32       3,358,057.38
       Jul-99          9,161,844.34        34,979,853.13        67,170,088.09        19,477,822.11       3,351,658.60
       Aug-99          9,161,844.34        34,979,853.13        67,170,088.09        19,445,429.70       3,345,224.78
       Sep-99          9,161,844.34        34,979,853.13        65,928,325.59        19,412,846.99       3,338,755.73
       Oct-99          9,153,503.63        34,916,009.19        65,928,325.59        19,380,072.86       3,332,251.27
       Nov-99          9,153,503.63        34,916,009.19        65,928,325.59        19,347,106.17       3,325,711.20
       Dec-99          9,153,503.63        34,916,009.19        65,822,178.50        19,313,945.81       3,319,135.32
       Jan-00          9,144,998.81        34,851,043.19        65,822,178.50        19,280,590.63       3,312,523.43
       Feb-00          9,144,998.81        34,851,043.19        65,822,178.50        19,247,039.49       3,305,875.35
       Mar-00          9,144,998.81        34,851,043.19        65,714,203.02        19,213,291.24       3,299,190.87
       Apr-00          9,136,326.66        34,784,935.41        65,714,203.02        19,179,344.72       3,292,469.79
       May-00          9,136,326.66        34,784,935.41        65,714,203.02        19,145,198.76       3,285,711.91
       Jun-00          9,136,326.66        34,784,935.41        65,604,367.67        19,110,852.19       3,278,917.03
       Jul-00          9,127,483.89        34,717,665.79        65,604,367.67        19,076,303.84       3,272,084.95
       Aug-00          9,127,483.89        34,717,665.79        65,604,367.67        19,041,552.51       3,265,215.47
       Sep-00          9,127,483.89        34,717,665.79        65,492,640.40        19,006,597.02       3,258,308.37
       Oct-00          9,118,467.14        34,649,213.91        65,492,640.40        18,971,436.17       3,251,363.46
       Nov-00          9,118,467.14        34,649,213.91        65,492,640.40        18,936,068.75       3,244,380.52
       Dec-00          9,118,467.14        34,649,213.91        65,378,988.63        18,900,493.54       3,237,359.36
       Jan-01          9,109,272.98        34,579,558.98        65,378,988.63        18,864,709.33       3,230,299.75
       Feb-01          9,109,272.98        34,579,558.98        65,378,988.63        18,828,714.89       3,223,201.49
       Mar-01          9,109,272.98        34,579,558.98        65,263,379.21        18,792,508.98       3,216,064.37
       Apr-01          9,099,897.93        34,508,679.87        65,263,379.21        18,756,090.36       3,208,888.17
       May-01          9,099,897.93        34,508,679.87        65,263,379.21        18,719,457.78       3,201,672.68
       Jun-01          9,099,897.93        34,508,679.87        65,145,778.42        18,682,609.98       3,194,417.69
       Jul-01          9,090,338.42        34,436,555.06        65,145,778.42        18,645,545.71       3,187,122.98
       Aug-01          9,090,338.42        34,436,555.06        65,145,778.42        18,608,263.68       3,179,788.33
       Sep-01          9,090,338.42        34,436,555.06        65,026,151.95        18,570,762.62       3,172,413.52
       Oct-01          9,080,590.83        34,363,162.65        65,026,151.95        18,533,041.24       3,164,998.33
       Nov-01          9,080,590.83        34,363,162.65        65,026,151.95        18,495,098.25       3,157,542.55

       POOL ID       6                   7                     8                   9                  10                  11
                     -                   -                     -                   -                  --                  --
        TENANT
                   CIRCUIT             CIRCUIT               CIRCUIT             CIRCUIT             CIRCUIT            CIRCUIT
                    CITY                CITY                  CITY                CITY                CITY               CITY
                   -----------------------------------------------------------------------------------------------------------------
                   DENVER              ORLANDO           WEST PALM BEACH       CRYSTAL LAKE        WITCHITA           WESTLAND
                     CO                  FL                    FL                   IL                KS                 MI
                   -----------------------------------------------------------------------------------------------------------------
MAR-98 BALANCE     6,888,745.84        12,121,850.51          7,091,819.77       5,009,996.97        5,732,592.69       8,275,356.41
                   -----------------------------------------------------------------------------------------------------------------
   GROSS COUPON    8.610%               7.640%                7.640%             8.610%              8.610%             7.640%
                   -----------------------------------------------------------------------------------------------------------------
    PAYMENT DAY      5TH                  5TH                   5TH                 5TH                 5TH                5TH
                   -----------------------------------------------------------------------------------------------------------------
       Apr-98      6,879,542.59        12,102,310.54          7,080,388.02       5,003,303.70        5,724,934.04       8,262,016.85
       May-98      6,870,273.31        12,082,646.17          7,068,883.49       4,996,562.40        5,717,220.44       8,248,592.35
       Jun-98      6,860,937.52        12,062,856.60          7,057,305.72       4,989,772.74        5,709,451.50       8,235,082.39
       Jul-98      6,851,534.75        12,042,941.04          7,045,654.23       4,982,934.36        5,701,626.82       8,221,486.42
       Aug-98      6,842,064.51        12,022,898.68          7,033,928.56       4,976,046.91        5,693,745.99       8,207,803.88
       Sep-98      6,832,526.32        12,002,728.72          7,022,128.24       4,969,110.05        5,685,808.62       8,194,034.23
       Oct-98      6,822,919.70        11,982,430.34          7,010,252.79       4,962,123.41        5,677,814.29       8,180,176.92
       Nov-98      6,813,244.15        11,962,002.73          6,998,301.73       4,955,086.65        5,669,762.61       8,166,231.37
       Dec-98      6,803,499.17        11,941,445.06          6,986,274.59       4,947,999.39        5,661,653.16       8,152,197.05
       Jan-99      6,793,684.28        11,920,756.51          6,974,170.87       4,940,861.29        5,653,485.52       8,138,073.37
       Feb-99      6,783,798.97        11,899,936.25          6,961,990.09       4,933,671.97        5,645,259.28       8,123,859.77
       Mar-99      6,773,842.72        11,878,983.42          6,949,731.76       4,926,431.07        5,636,974.01       8,109,555.68
       Apr-99      6,763,815.04        11,857,897.20          6,937,395.39       4,919,138.21        5,628,629.30       8,095,160.51
       May-99      6,753,715.42        11,836,676.73          6,924,980.47       4,911,793.03        5,620,224.72       8,080,673.70
       Jun-99      6,743,543.33        11,815,321.16          6,912,486.51       4,904,395.14        5,611,759.83       8,066,094.66
       Jul-99      6,733,298.25        11,793,829.62          6,899,913.01       4,896,944.18        5,603,234.20       8,051,422.80
       Aug-99      6,722,979.66        11,772,201.25          6,887,259.46       4,889,439.75        5,594,647.41       8,036,657.52
       Sep-99      6,712,587.04        11,750,435.18          6,874,525.34       4,881,881.48        5,585,999.01       8,021,798.24
       Oct-99      6,702,119.85        11,728,530.53          6,861,710.15       4,874,268.98        5,577,288.55       8,006,844.36
       Nov-99      6,691,577.56        11,706,486.43          6,848,813.37       4,866,601.86        5,568,515.59       7,991,795.26
       Dec-99      6,680,959.63        11,684,301.97          6,835,834.49       4,858,879.73        5,559,679.69       7,976,650.36
       Jan-00      6,670,265.52        11,661,976.28          6,822,772.97       4,851,102.19        5,550,780.39       7,961,409.03
       Feb-00      6,659,494.67        11,639,508.45          6,809,628.29       4,843,268.85        5,541,817.24       7,946,070.67
       Mar-00      6,648,646.55        11,616,897.57          6,796,399.92       4,835,379.30        5,532,789.78       7,930,634.66
       Apr-00      6,637,720.59        11,594,142.73          6,783,087.33       4,827,433.15        5,523,697.55       7,915,100.36
       May-00      6,626,716.23        11,571,243.02          6,769,689.99       4,819,429.98        5,514,540.08       7,899,467.17
       Jun-00      6,615,632.92        11,548,197.52          6,756,207.35       4,811,369.39        5,505,316.90       7,883,734.44
       Jul-00      6,604,470.09        11,525,005.29          6,742,638.87       4,803,250.97        5,496,027.55       7,867,901.55
       Aug-00      6,593,227.16        11,501,665.41          6,728,984.00       4,795,074.29        5,486,671.55       7,851,967.86
       Sep-00      6,581,903.57        11,478,176.93          6,715,242.20       4,786,838.95        5,477,248.42       7,835,932.72
       Oct-00      6,570,498.72        11,454,538.91          6,701,412.91       4,778,544.52        5,467,757.68       7,819,795.49
       Nov-00      6,559,012.05        11,430,750.39          6,687,495.57       4,770,190.58        5,458,198.84       7,803,555.52
       Dec-00      6,547,442.96        11,406,810.42          6,673,489.63       4,761,776.69        5,448,571.41       7,787,212.16
       Jan-01      6,535,790.87        11,382,718.03          6,659,394.51       4,753,302.44        5,438,874.91       7,770,764.74
       Feb-01      6,524,055.17        11,358,472.25          6,645,209.66       4,744,767.39        5,429,108.84       7,754,212.61
       Mar-01      6,512,235.26        11,334,072.10          6,630,934.49       4,736,171.09        5,419,272.70       7,737,555.10
       Apr-01      6,500,330.55        11,309,516.61          6,616,568.44       4,727,513.12        5,409,365.98       7,720,791.53
       May-01      6,488,340.42        11,284,804.79          6,602,110.93       4,718,793.03        5,399,388.18       7,703,921.24
       Jun-01      6,476,264.26        11,259,935.63          6,587,561.37       4,710,010.37        5,389,338.79       7,686,943.54
       Jul-01      6,464,101.46        11,234,908.13          6,572,919.17       4,701,164.69        5,379,217.30       7,669,857.75
       Aug-01      6,451,851.39        11,209,721.30          6,558,183.76       4,692,255.55        5,369,023.18       7,652,663.17
       Sep-01      6,439,513.42        11,184,374.11          6,543,354.53       4,683,282.48        5,358,755.92       7,635,359.13
       Oct-01      6,427,086.93        11,158,865.54          6,528,430.89       4,674,245.03        5,348,415.00       7,617,944.92
       Nov-01      6,414,571.28        11,133,194.57          6,513,412.23       4,665,142.74        5,337,999.87       7,600,419.83


       POOL ID                12                 13                  14
                              --                 --                  --
        TENANT
                            CIRCUIT             CIRCUIT            CIRCUIT
                             CITY                CITY               CITY
                     ----------------------------------------------------------
                            KENTWOOD           BOARDMAN         MONROEVILLE
                              MI                  OH                 PA
                     ----------------------------------------------------------
MAR-98 BALANCE              5,661,718.21        5,464,462.52       9,557,521.11
                     ----------------------------------------------------------
   GROSS COUPON             7.640%              7.640%             7.640%
                     ----------------------------------------------------------
    PAYMENT DAY                5TH                 5TH                5TH
                     ----------------------------------------------------------
       Apr-98               5,652,591.73        5,455,654.01       9,542,114.74
       May-98               5,643,407.15        5,446,789.42       9,526,610.28
       Jun-98               5,634,164.09        5,437,868.39       9,511,007.12
       Jul-98               5,624,862.19        5,428,890.57       9,495,304.61
       Aug-98               5,615,501.06        5,419,855.59       9,479,502.13
       Sep-98               5,606,080.33        5,410,763.08       9,463,599.04
       Oct-98               5,596,599.63        5,401,612.69       9,447,594.70
       Nov-98               5,587,058.56        5,392,404.03       9,431,488.47
       Dec-98               5,577,456.75        5,383,136.75       9,415,279.69
       Jan-99               5,567,793.81        5,373,810.47       9,398,967.72
       Feb-99               5,558,069.35        5,364,424.81       9,382,551.89
       Mar-99               5,548,282.97        5,354,979.39       9,366,031.55
       Apr-99               5,538,434.29        5,345,473.84       9,349,406.03
       May-99               5,528,522.90        5,335,907.77       9,332,674.66
       Jun-99               5,518,548.42        5,326,280.80       9,315,836.77
       Jul-99               5,508,510.43        5,316,592.53       9,298,891.68
       Aug-99               5,498,408.53        5,306,842.59       9,281,838.70
       Sep-99               5,488,242.31        5,297,030.56       9,264,677.16
       Oct-99               5,478,011.37        5,287,156.07       9,247,406.35
       Nov-99               5,467,715.29        5,277,218.71       9,230,025.58
       Dec-99               5,457,353.66        5,267,218.08       9,212,534.16
       Jan-00               5,446,926.06        5,257,153.79       9,194,931.37
       Feb-00               5,436,432.08        5,247,025.41       9,177,216.51
       Mar-00               5,425,871.28        5,236,832.55       9,159,388.87
       Apr-00               5,415,243.24        5,226,574.80       9,141,447.73
       May-00               5,404,547.54        5,216,251.74       9,123,392.36
       Jun-00               5,393,783.74        5,205,862.96       9,105,222.04
       Jul-00               5,382,951.42        5,195,408.03       9,086,936.03
       Aug-00               5,372,050.12        5,184,886.54       9,068,533.60
       Sep-00               5,361,079.43        5,174,298.07       9,050,014.01
       Oct-00               5,350,038.88        5,163,642.18       9,031,376.52
       Nov-00               5,338,928.05        5,152,918.45       9,012,620.36
       Dec-00               5,327,746.47        5,142,126.44       8,993,744.79
       Jan-01               5,316,493.71        5,131,265.72       8,974,749.05
       Feb-01               5,305,169.30        5,120,335.86       8,955,632.36
       Mar-01               5,293,772.79        5,109,336.41       8,936,393.97
       Apr-01               5,282,303.73        5,098,266.94       8,917,033.09
       May-01               5,270,761.65        5,087,126.98       8,897,548.95
       Jun-01               5,259,146.08        5,075,916.10       8,877,940.75
       Jul-01               5,247,456.56        5,064,633.85       8,858,207.72
       Aug-01               5,235,692.62        5,053,279.77       8,838,349.06
       Sep-01               5,223,853.78        5,041,853.39       8,818,363.96
       Oct-01               5,211,939.56        5,030,354.27       8,798,251.63
       Nov-01               5,199,949.49        5,018,781.94       8,778,011.24

                                    BALANCE

       POOL ID          1                     2                     3                   4                  5
                        -                     -                     -                   -                  -
        TENANT       ALLEGHENY             ALLEGHENY            ALLEGHENY
                     CENTENNIAL             GENERAL              GENERAL             BAPTIST             BAPTIST
                       GROUP                HOSPITAL             HOSPITAL            HOSPITAL            HOSPITAL
                ------------------------------------------------------------------------------------------------------------
                       WAYNE               PITTSBURGH           PITTSBURGH           NASHVILLE           NASHVILLE
                        PA                 PA (NORTH)           PA (FEDERAL)          TN (#1)             TN (#2)
                ------------------------------------------------------------------------------------------------------------
MAR-98 BALANCE         9,201,195.07        35,340,415.71        67,170,088.09        19,791,520.71       3,449,962.45
                ------------------------------------------------------------------------------------------------------------
   GROSS COUPON        7.870%              7.030%               6.890%               7.050%              6.570%
                ------------------------------------------------------------------------------------------------------------
    PAYMENT DAY          10TH                1ST                  10TH                 10TH                10TH
                ------------------------------------------------------------------------------------------------------------
       Dec-01          9,080,590.83        34,363,162.65        64,904,464.92        18,456,932.34       3,150,045.94
       Jan-02          9,070,651.45        34,160,181.18        64,904,464.92        18,418,542.21       3,142,508.30
       Feb-02          9,070,651.45        34,160,181.18        64,904,464.92        18,379,926.53       3,134,929.38
       Mar-02          9,070,651.45        34,160,181.18        64,780,681.83        18,341,083.99       3,127,308.97
       Apr-02          9,060,516.52        33,953,632.31        64,780,681.83        18,302,013.25       3,119,646.83
       May-02          9,060,516.52        33,953,632.31        64,780,681.83        18,262,712.97       3,111,942.75
       Jun-02          9,060,516.52        33,953,632.31        64,654,766.57        18,223,181.79       3,104,196.49
       Jul-02          9,050,182.18        33,743,453.35        64,654,766.57        18,183,418.38       3,096,407.81
       Aug-02          9,050,182.18        33,743,453.35        64,654,766.57        18,143,421.35       3,088,576.49
       Sep-02          9,050,182.18        33,743,453.35        64,526,682.42        18,103,189.34       3,080,702.30
       Oct-02          9,039,644.51        33,529,580.49        64,526,682.42        18,062,720.97       3,072,785.00
       Nov-02          9,039,644.51        33,529,580.49        64,526,682.42        18,022,014.84       3,064,824.34
       Dec-02          9,039,644.51        33,529,580.49        64,396,392.02        17,981,069.57       3,056,820.11
       Jan-03          8,993,065.52        33,311,948.82        64,396,392.02        17,939,883.74       3,048,772.05
       Feb-03          8,993,065.52        33,311,948.82        64,396,392.02        17,898,455.95       3,040,679.92
       Mar-03          8,993,065.52        33,311,948.82        64,263,857.37        17,856,784.77       3,032,543.50
       Apr-03          8,945,570.08        33,090,492.27        64,263,857.37        17,814,868.77       3,024,362.52
       May-03          8,945,570.08        33,090,492.27        64,263,857.37        17,772,706.51       3,016,136.76
       Jun-03          8,945,570.08        33,090,492.27        64,129,039.81        17,730,296.56       3,007,865.96
       Jul-03          8,897,140.17        32,865,143.62        64,129,039.81        17,687,637.44       2,999,549.87
       Aug-03          8,897,140.17        32,865,143.62        64,129,039.81        17,644,727.70       2,991,188.26
       Sep-03          8,897,140.17        32,865,143.62        63,991,900.02        17,601,565.86       2,982,780.86
       Oct-03          8,847,757.40        32,635,834.47        63,991,900.02        17,558,150.45       2,974,327.44
       Nov-03          8,847,757.40        32,635,834.47        63,991,900.02        17,514,479.98       2,965,827.73
       Dec-03          8,847,757.40        32,635,834.47        63,852,398.00        17,470,552.94       2,957,281.49
       Jan-04          8,797,403.03        32,402,495.21        63,852,398.00        17,426,367.82       2,948,688.45
       Feb-04          8,797,403.03        32,402,495.21        63,852,398.00        17,381,923.13       2,940,048.37
       Mar-04          8,797,403.03        32,402,495.21        63,710,493.06        17,337,217.31       2,931,360.99
       Apr-04          8,746,057.93        32,165,055.01        63,710,493.06        17,292,248.86       2,922,626.04
       May-04          8,746,057.93        32,165,055.01        63,710,493.06        17,247,016.21       2,913,843.27
       Jun-04          8,746,057.93        32,165,055.01        63,566,143.80        17,201,517.82       2,905,012.41
       Jul-04          8,693,702.62        31,923,441.80        63,566,143.80        17,155,752.13       2,896,133.20
       Aug-04          8,693,702.62        31,923,441.80        63,566,143.80        17,109,717.56       2,887,205.38
       Sep-04          8,693,702.62        31,923,441.80        63,183,373.25        17,063,412.54       2,878,228.68
       Oct-04          8,640,317.22        31,677,582.24        63,183,373.25        17,016,835.48       2,869,202.83
       Nov-04          8,640,317.22        31,677,582.24        63,183,373.25        16,969,984.78       2,860,127.57
       Dec-04          8,640,317.22        31,677,582.24        62,794,009.47        16,922,858.83       2,851,002.62
       Jan-05          8,585,881.46        31,427,401.70        62,794,009.47        16,875,456.01       2,841,827.71
       Feb-05          8,585,881.46        31,427,401.70        62,794,009.47        16,827,774.71       2,832,602.56
       Mar-05          8,585,881.46        31,427,401.70        62,397,938.90        16,779,813.27       2,823,326.91
       Apr-05          8,530,374.68        31,172,824.23        62,397,938.90        16,731,570.07       2,814,000.48
       May-05          8,530,374.68        31,172,824.23        62,397,938.90        16,683,043.43       2,804,622.98
       Jun-05          8,530,374.68        31,172,824.23        61,995,046.02        16,634,231.70       2,795,194.14
       Jul-05          8,473,775.80        30,913,772.57        61,995,046.02        16,585,133.20       2,785,713.68
       Aug-05          8,473,775.80        30,913,772.57        61,995,046.02        16,535,746.25       2,776,181.31
       Sep-05          8,473,775.80        30,913,772.57        61,585,213.31        16,486,069.15       2,766,596.75
       Oct-05          8,416,063.34        30,650,168.07        61,585,213.31        16,436,100.19       2,756,959.72
       Nov-05          8,416,063.34        30,650,168.07        61,585,213.31        16,385,837.67       2,747,269.93
       Dec-05          8,416,063.34        30,650,168.07        61,168,321.23        16,335,279.86       2,737,527.08
       Jan-06          8,357,215.39        30,381,930.72        61,168,321.23        16,284,425.02       2,727,730.89
       Feb-06          8,357,215.39        30,381,930.72        61,168,321.23        16,233,271.41       2,717,881.07
       Mar-06          8,357,215.39        30,381,930.72        60,744,248.18        16,181,817.27       2,707,977.31
       Apr-06          8,297,209.60        30,108,979.10        60,744,248.18        16,130,060.83       2,698,019.34
       May-06          8,297,209.60        30,108,979.10        60,744,248.18        16,078,000.33       2,688,006.85
       Jun-06          8,297,209.60        30,108,979.10        60,312,870.48        16,025,633.97       2,677,939.53
       Jul-06          8,236,023.20        29,831,230.36        60,312,870.48        15,972,959.96       2,667,817.10
       Aug-06          8,236,023.20        29,831,230.36        60,312,870.48        15,919,976.49       2,657,639.25
       Sep-06          8,236,023.20        29,831,230.36        59,874,062.29        15,866,681.74       2,647,405.68
       Oct-06          8,173,632.96        29,548,600.18        59,874,062.29        15,813,073.89       2,637,116.07

       POOL ID       6                   7                     8                   9                  10                  11
                     -                   -                     -                   -                  --                  --
        TENANT
                   CIRCUIT            CIRCUIT               CIRCUIT              CIRCUIT             CIRCUIT             CIRCUIT
                    CITY               CITY                  CITY                 CITY                CITY                CITY
                  ------------------------------------------------------------------------------------------------------------------
                   DENVER              ORLANDO            WEST PALM BEACH      CRYSTAL LAKE         WITCHITA            WESTLAND
                     CO                  FL                    FL                  IL                  KS                  MI
                  ------------------------------------------------------------------------------------------------------------------
MAR-98 BALANCE     6,888,745.84        12,121,850.51          7,091,819.77       5,009,996.97        5,732,592.69       8,275,356.41
                  ------------------------------------------------------------------------------------------------------------------
   GROSS COUPON    8.610%               7.640%                7.640%             8.610%              8.610%             7.640%
                  ------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY      5TH                  5TH                   5TH                 5TH                 5TH                5TH
                  ------------------------------------------------------------------------------------------------------------------
       Dec-01      6,401,965.83        11,107,360.16          6,498,297.95       4,655,975.14        5,327,510.02       7,582,783.17
       Jan-02      6,389,269.93        11,081,361.26          6,483,087.45       4,646,741.76        5,316,944.91       7,565,034.22
       Feb-02      6,376,482.95        11,055,196.85          6,467,780.11       4,637,442.14        5,306,303.99       7,547,172.28
       Mar-02      6,363,604.21        11,028,865.85          6,452,375.31       4,628,075.78        5,295,586.72       7,529,196.61
       Apr-02      6,350,633.07        11,002,367.21          6,436,872.43       4,618,642.23        5,284,792.55       7,511,106.49
       May-02      6,337,568.86        10,975,699.87          6,421,270.85       4,609,140.98        5,273,920.94       7,492,901.20
       Jun-02      6,324,410.92        10,948,862.74          6,405,569.94       4,599,571.57        5,262,971.32       7,474,580.01
       Jul-02      6,311,158.57        10,921,854.75          6,389,769.07       4,589,933.50        5,251,943.14       7,456,142.17
       Aug-02      6,297,811.13        10,894,674.81          6,373,867.60       4,580,226.27        5,240,835.83       7,437,586.94
       Sep-02      6,284,367.93        10,867,321.82          6,357,864.89       4,570,449.39        5,229,648.83       7,418,913.57
       Oct-02      6,270,828.27        10,839,794.69          6,341,760.30       4,560,602.37        5,218,381.56       7,400,121.32
       Nov-02      6,257,191.46        10,812,092.30          6,325,553.17       4,550,684.69        5,207,033.45       7,381,209.43
       Dec-02      6,243,456.81        10,784,213.53          6,309,242.86       4,540,695.85        5,195,603.91       7,362,177.13
       Jan-03      6,229,623.61        10,756,157.28          6,292,828.71       4,530,635.35        5,184,092.37       7,343,023.66
       Feb-03      6,215,691.16        10,727,922.40          6,276,310.05       4,520,502.65        5,172,498.23       7,323,748.24
       Mar-03      6,201,658.74        10,699,507.75          6,259,686.22       4,510,297.26        5,160,820.91       7,304,350.11
       Apr-03      6,187,525.64        10,670,912.20          6,242,956.56       4,500,018.64        5,149,059.80       7,284,828.47
       May-03      6,173,291.14        10,642,134.59          6,226,120.38       4,489,666.28        5,137,214.30       7,265,182.54
       Jun-03      6,158,954.50        10,613,173.77          6,209,177.02       4,479,239.63        5,125,283.82       7,245,411.54
       Jul-03      6,144,515.00        10,584,028.56          6,192,125.78       4,468,738.18        5,113,267.73       7,225,514.66
       Aug-03      6,129,971.90        10,554,697.79          6,174,965.98       4,458,161.37        5,101,165.42       7,205,491.10
       Sep-03      6,115,324.45        10,525,180.28          6,157,696.93       4,447,508.68        5,088,976.28       7,185,340.06
       Oct-03      6,100,571.90        10,495,474.84          6,140,317.93       4,436,779.56        5,076,699.69       7,165,060.73
       Nov-03      6,085,713.50        10,465,580.28          6,122,828.29       4,425,973.45        5,064,335.01       7,144,652.28
       Dec-03      6,070,748.50        10,435,495.40          6,105,227.29       4,415,089.81        5,051,881.61       7,124,113.90
       Jan-04      6,055,676.12        10,405,218.97          6,087,514.24       4,404,128.08        5,039,338.86       7,103,444.76
       Feb-04      6,040,495.59        10,374,749.78          6,069,688.42       4,393,087.70        5,026,706.12       7,082,644.02
       Mar-04      6,025,206.15        10,344,086.60          6,051,749.10       4,381,968.10        5,013,982.74       7,061,710.86
       Apr-04      6,009,807.00        10,313,228.20          6,033,695.57       4,370,768.72        5,001,168.06       7,040,644.42
       May-04      5,994,297.37        10,282,173.34          6,015,527.10       4,359,488.99        4,988,261.44       7,019,443.85
       Jun-04      5,978,676.45        10,250,920.76          5,997,242.95       4,348,128.32        4,975,262.22       6,998,108.31
       Jul-04      5,962,943.46        10,219,469.20          5,978,842.40       4,336,686.14        4,962,169.73       6,976,636.93
       Aug-04      5,947,097.58        10,187,817.41          5,960,324.70       4,325,161.87        4,948,983.29       6,955,028.86
       Sep-04      5,931,138.00        10,155,964.09          5,941,689.10       4,313,554.90        4,935,702.25       6,933,283.21
       Oct-04      5,915,063.92        10,123,907.98          5,922,934.85       4,301,864.66        4,922,325.91       6,911,399.11
       Nov-04      5,898,874.50        10,091,647.78          5,904,061.20       4,290,090.54        4,908,853.60       6,889,375.68
       Dec-04      5,882,568.92        10,059,182.19          5,885,067.39       4,278,231.94        4,895,284.63       6,867,212.04
       Jan-05      5,866,146.36        10,026,509.90          5,865,952.65       4,266,288.25        4,881,618.29       6,844,907.29
       Feb-05      5,849,605.96         9,993,629.59          5,846,716.22       4,254,258.87        4,867,853.90       6,822,460.53
       Mar-05      5,832,946.88         9,960,539.95          5,827,357.31       4,242,143.18        4,853,990.76       6,799,870.87
       Apr-05      5,816,168.27         9,927,239.64          5,807,875.15       4,229,940.55        4,840,028.14       6,777,137.38
       May-05      5,799,269.28         9,893,727.32          5,788,268.96       4,217,650.38        4,825,965.34       6,754,259.15
       Jun-05      5,782,249.04         9,860,001.63          5,768,537.94       4,205,272.02        4,811,801.64       6,731,235.27
       Jul-05      5,765,106.67         9,826,061.22          5,748,681.30       4,192,804.85        4,797,536.32       6,708,064.80
       Aug-05      5,747,841.31         9,791,904.73          5,728,698.23       4,180,248.22        4,783,168.64       6,684,746.81
       Sep-05      5,730,452.08         9,757,530.77          5,708,587.95       4,167,601.50        4,768,697.88       6,661,280.37
       Oct-05      5,712,938.07         9,722,937.97          5,688,349.62       4,154,864.04        4,754,123.28       6,637,664.52
       Nov-05      5,695,298.40         9,688,124.92          5,667,982.45       4,142,035.19        4,739,444.12       6,613,898.32
       Dec-05      5,677,532.17         9,653,090.24          5,647,485.60       4,129,114.29        4,724,659.63       6,589,980.80
       Jan-06      5,659,638.46         9,617,832.49          5,626,858.26       4,116,100.69        4,709,769.06       6,565,911.01
       Feb-06      5,641,616.37         9,582,350.28          5,606,099.59       4,102,993.71        4,694,771.66       6,541,687.98
       Mar-06      5,623,464.96         9,546,642.16          5,585,208.76       4,089,792.69        4,679,666.64       6,517,310.73
       Apr-06      5,605,183.32         9,510,706.70          5,564,184.92       4,076,496.95        4,664,453.25       6,492,778.27
       May-06      5,586,770.51         9,474,542.45          5,543,027.23       4,063,105.82        4,649,130.70       6,468,089.63
       Jun-06      5,568,225.59         9,438,147.95          5,521,734.84       4,049,618.60        4,633,698.22       6,443,243.80
       Jul-06      5,549,547.61         9,401,521.74          5,500,306.89       4,036,034.62        4,618,155.00       6,418,239.78
       Aug-06      5,530,735.62         9,364,662.35          5,478,742.51       4,022,353.17        4,602,500.26       6,393,076.58
       Sep-06      5,511,788.64         9,327,568.28          5,457,040.83       4,008,573.55        4,586,733.20       6,367,753.16
       Oct-06      5,492,705.73         9,290,238.05          5,435,200.99       3,994,695.06        4,570,853.01       6,342,268.53

       POOL ID               12                 13                  14
                             --                 --                  --
        TENANT
                           CIRCUIT             CIRCUIT            CIRCUIT
                            CITY                CITY               CITY
                    ----------------------------------------------------------
                           KENTWOOD            BOARDMAN          MONROEVILLE
                              MI                  OH                 PA
                    ----------------------------------------------------------
MAR-98 BALANCE             5,661,718.21        5,464,462.52       9,557,521.11
                    ----------------------------------------------------------
   GROSS COUPON            7.640%              7.640%             7.640%
                    ----------------------------------------------------------
    PAYMENT DAY               5TH                 5TH                5TH
                    ----------------------------------------------------------
       Dec-01              5,187,883.09        5,007,135.93       8,757,641.99
       Jan-02              5,175,739.86        4,995,415.78       8,737,143.06
       Feb-02              5,163,519.32        4,983,621.01       8,716,513.62
       Mar-02              5,151,220.98        4,971,751.14       8,695,752.83
       Apr-02              5,138,844.34        4,959,805.70       8,674,859.87
       May-02              5,126,388.89        4,947,784.21       8,653,833.90
       Jun-02              5,113,854.15        4,935,686.19       8,632,674.05
       Jul-02              5,101,239.61        4,923,511.13       8,611,379.49
       Aug-02              5,088,544.75        4,911,258.57       8,589,949.35
       Sep-02              5,075,769.07        4,898,927.99       8,568,382.78
       Oct-02              5,062,912.05        4,886,518.92       8,546,678.89
       Nov-02              5,049,973.17        4,874,030.83       8,524,836.83
       Dec-02              5,036,951.92        4,861,463.24       8,502,855.70
       Jan-03              5,023,847.76        4,848,815.64       8,480,734.63
       Feb-03              5,010,660.18        4,836,087.51       8,458,472.72
       Mar-03              4,997,388.63        4,823,278.35       8,436,069.08
       Apr-03              4,984,032.59        4,810,387.63       8,413,522.80
       May-03              4,970,591.51        4,797,414.85       8,390,832.97
       Jun-03              4,957,064.86        4,784,359.47       8,367,998.69
       Jul-03              4,943,452.09        4,771,220.97       8,345,019.03
       Aug-03              4,929,752.65        4,757,998.83       8,321,893.06
       Sep-03              4,915,965.99        4,744,692.50       8,298,619.86
       Oct-03              4,902,091.56        4,731,301.45       8,275,198.49
       Nov-03              4,888,128.79        4,717,825.15       8,251,628.00
       Dec-03              4,874,077.13        4,704,263.05       8,227,907.44
       Jan-04              4,859,936.00        4,690,614.61       8,204,035.87
       Feb-04              4,845,704.85        4,676,879.27       8,180,012.31
       Mar-04              4,831,383.08        4,663,056.48       8,155,835.80
       Apr-04              4,816,970.14        4,649,145.69       8,131,505.37
       May-04              4,802,465.43        4,635,146.33       8,107,020.03
       Jun-04              4,787,868.38        4,621,057.84       8,082,378.81
       Jul-04              4,773,178.39        4,606,879.65       8,057,580.70
       Aug-04              4,758,394.88        4,592,611.20       8,032,624.71
       Sep-04              4,743,517.24        4,578,251.90       8,007,509.83
       Oct-04              4,728,544.88        4,563,801.19       7,982,235.06
       Nov-04              4,713,477.20        4,549,258.47       7,956,799.37
       Dec-04              4,698,313.59        4,534,623.16       7,931,201.74
       Jan-05              4,683,053.44        4,519,894.68       7,905,441.14
       Feb-05              4,667,696.13        4,505,072.42       7,879,516.52
       Mar-05              4,652,241.04        4,490,155.79       7,853,426.86
       Apr-05              4,636,687.56        4,475,144.20       7,827,171.09
       May-05              4,621,035.06        4,460,037.03       7,800,748.16
       Jun-05              4,605,282.90        4,444,833.68       7,774,157.00
       Jul-05              4,589,430.45        4,429,533.53       7,747,396.55
       Aug-05              4,573,477.07        4,414,135.98       7,720,465.72
       Sep-05              4,557,422.12        4,398,640.39       7,693,363.43
       Oct-05              4,541,264.96        4,383,046.15       7,666,088.59
       Nov-05              4,525,004.93        4,367,352.62       7,638,640.10
       Dec-05              4,508,641.38        4,351,559.18       7,611,016.86
       Jan-06              4,492,173.65        4,335,665.18       7,583,217.75
       Feb-06              4,475,601.07        4,319,670.00       7,555,241.65
       Mar-06              4,458,922.98        4,303,572.98       7,527,087.43
       Apr-06              4,442,138.71        4,287,373.47       7,498,753.97
       May-06              4,425,247.57        4,271,070.83       7,470,240.12
       Jun-06              4,408,248.90        4,254,664.40       7,441,544.72
       Jul-06              4,391,142.00        4,238,153.51       7,412,666.64
       Aug-06              4,373,926.19        4,221,537.50       7,383,604.70
       Sep-06              4,356,600.77        4,204,815.70       7,354,357.73
       Oct-06              4,339,165.04        4,187,987.44       7,324,924.55

                                    BALANCE

       POOL ID          1                     2                     3                   4                  5
                        -                     -                     -                   -                  -
        TENANT       ALLEGHENY             ALLEGHENY            ALLEGHENY
                     CENTENNIAL             GENERAL              GENERAL             BAPTIST             BAPTIST
                       GROUP                HOSPITAL             HOSPITAL            HOSPITAL            HOSPITAL
                -----------------------------------------------------------------------------------------------------------
                       WAYNE               PITTSBURGH           PITTSBURGH           NASHVILLE           NASHVILLE
                        PA                 PA (NORTH)           PA (FEDERAL)          TN (#1)             TN (#2)
                -----------------------------------------------------------------------------------------------------------
MAR-98 BALANCE         9,201,195.07        35,340,415.71        67,170,088.09        19,791,520.71       3,449,962.45
                -----------------------------------------------------------------------------------------------------------
   GROSS COUPON        7.870%              7.030%               6.890%               7.050%              6.570%
                -----------------------------------------------------------------------------------------------------------
    PAYMENT DAY          10TH                1ST                  10TH                 10TH                10TH
                -----------------------------------------------------------------------------------------------------------
       Nov-06          8,173,632.96        29,548,600.18        59,874,062.29        15,759,151.09       2,626,770.13
       Dec-06          8,173,632.96        29,548,600.18        59,427,695.63        15,704,911.49       2,616,367.55
       Jan-07          8,110,015.19        29,108,326.82        59,427,695.63        15,650,353.23       2,605,908.01
       Feb-07          8,110,015.19        29,108,326.82        59,427,695.63        15,595,474.45       2,595,391.21
       Mar-07          8,110,015.19        29,108,326.82        58,973,640.31        15,540,273.25       2,584,816.82
       Apr-07          8,045,145.74        28,660,315.65        58,973,640.31        15,484,747.75       2,574,184.55
       May-07          8,045,145.74        28,660,315.65        58,973,640.31        15,428,896.03       2,563,494.06
       Jun-07          8,045,145.74        28,660,315.65        58,511,763.88        15,372,716.18       2,552,745.04
       Jul-07          7,978,999.98        28,204,430.69        58,511,763.88        15,316,206.28       2,541,937.17
       Aug-07          7,978,999.98        28,204,430.69        58,511,763.88        15,259,364.38       2,531,070.12
       Sep-07          7,978,999.98        28,204,430.69        58,041,931.63        15,202,188.54       2,520,143.58
       Oct-07          7,911,552.80        27,740,533.55        58,041,931.63        15,144,676.79       2,509,157.22
       Nov-07          7,911,552.80        27,740,533.55        58,041,931.63        15,086,827.15       2,498,110.70
       Dec-07          7,911,552.80        27,740,533.55        57,564,006.52        15,028,637.65       2,487,003.71
       Jan-08          7,800,136.14        27,268,483.42        57,564,006.52        14,970,106.29       2,475,835.90
       Feb-08          7,800,136.14        27,268,483.42        57,564,006.52        14,911,231.05       2,464,606.96
       Mar-08          7,800,136.14        27,268,483.42        57,077,849.15        14,852,009.93       2,453,316.53
       Apr-08          7,686,527.36        26,788,137.01        57,077,849.15        14,792,440.87       2,441,964.29
       May-08          7,686,527.36        26,788,137.01        57,077,849.15        14,732,521.85       2,430,549.89
       Jun-08          7,686,527.36        26,788,137.01        56,583,317.72        14,672,250.81       2,419,073.00
       Jul-08          7,570,683.33        26,299,348.51        56,583,317.72        14,611,625.67       2,407,533.28
       Aug-08          7,570,683.33        26,299,348.51        56,583,317.72        14,550,644.36       2,395,930.37
       Sep-08          7,570,683.33        26,299,348.51        56,080,267.99        14,489,304.79       2,384,263.94
       Oct-08          7,452,560.06        25,801,969.55        56,080,267.99        14,427,604.85       2,372,533.64
       Nov-08          7,452,560.06        25,801,969.55        56,080,267.99        14,365,542.41       2,360,739.11
       Dec-08          7,452,560.06        25,801,969.55        55,568,553.23        14,303,115.37       2,348,880.00
       Jan-09          7,332,112.72        25,295,849.15        55,568,553.23        14,240,321.56       2,336,955.97
       Feb-09          7,332,112.72        25,295,849.15        55,568,553.23        14,177,158.84       2,324,966.66
       Mar-09          7,332,112.72        25,295,849.15        55,048,024.18        14,113,625.04       2,312,911.70
       Apr-09          7,209,295.58        24,780,833.69        55,048,024.18        14,049,717.97       2,300,790.74
       May-09          7,209,295.58        24,780,833.69        55,048,024.18        13,985,435.46       2,288,603.42
       Jun-09          7,209,295.58        24,780,833.69        54,518,529.02        13,920,775.28       2,276,349.37
       Jul-09          7,084,062.01        24,256,766.83        54,518,529.02        13,855,735.22       2,264,028.24
       Aug-09          7,084,062.01        24,256,766.83        54,518,529.02        13,790,313.06       2,251,639.64
       Sep-09          7,084,062.01        24,256,766.83        53,699,150.80        13,724,506.54       2,239,183.22
       Oct-09          6,956,364.47        23,723,489.50        53,699,150.80        13,658,313.40       2,226,658.60
       Nov-09          6,956,364.47        23,723,489.50        53,699,150.80        13,591,731.39       2,214,065.40
       Dec-09          6,956,364.47        23,723,489.50        52,865,658.79        13,524,758.20       2,201,403.26
       Jan-10          6,826,154.48        23,180,839.82        52,865,658.79        13,457,391.54       2,188,671.79
       Feb-10          6,826,154.48        23,180,839.82        52,865,658.79        13,389,629.11       2,175,870.62
       Mar-10          6,826,154.48        23,180,839.82        52,017,809.88        13,321,468.57       2,162,999.36
       Apr-10          6,693,382.61        22,628,653.07        52,017,809.88        13,252,907.59       2,150,057.63
       May-10          6,693,382.61        22,628,653.07        52,017,809.88        13,183,943.81       2,137,045.05
       Jun-10          6,693,382.61        22,628,653.07        51,155,356.78        13,114,574.87       2,123,961.22
       Jul-10          6,557,998.45        22,066,761.64        51,155,356.78        13,044,798.39       2,110,805.76
       Aug-10          6,557,998.45        22,066,761.64        51,155,356.78        12,974,611.97       2,097,578.27
       Sep-10          6,557,998.45        22,066,761.64        50,278,047.92        12,904,013.20       2,084,278.36
       Oct-10          6,419,950.61        21,494,994.97        50,278,047.92        12,832,999.67       2,070,905.63
       Nov-10          6,419,950.61        21,494,994.97        50,278,047.92        12,761,568.93       2,057,459.69
       Dec-10          6,419,950.61        21,494,994.97        49,385,627.42        12,689,718.54       2,043,940.13
       Jan-11          6,279,186.68        20,913,179.50        49,385,627.42        12,617,446.03       2,030,346.56
       Feb-11          6,279,186.68        20,913,179.50        49,385,627.42        12,544,748.91       2,016,678.55
       Mar-11          6,279,186.68        20,913,179.50        48,477,834.97        12,471,624.70       2,002,935.72
       Apr-11          6,135,653.22        20,321,138.62        48,477,834.97        12,398,070.89       1,989,117.64
       May-11          6,135,653.22        20,321,138.62        48,477,834.97        12,324,084.94       1,975,223.91
       Jun-11          6,135,653.22        20,321,138.62        47,554,405.80        12,249,664.33       1,961,254.11
       Jul-11          5,989,295.74        19,718,692.62        47,554,405.80        12,174,806.50       1,947,207.83
       Aug-11          5,989,295.74        19,718,692.62        47,554,405.80        12,099,508.88       1,933,084.64
       Sep-11          5,989,295.74        19,718,692.62        46,615,070.56        12,023,768.88       1,918,884.13

       POOL ID       6                   7                     8                   9                  10                  11
                     -                   -                     -                   -                  --                  --
        TENANT
                   CIRCUIT             CIRCUIT               CIRCUIT             CIRCUIT             CIRCUIT            CIRCUIT
                    CITY                CITY                  CITY                CITY                CITY               CITY
                 -------------------------------------------------------------------------------------------------------------------
                   DENVER              ORLANDO           WEST PALM BEACH      CRYSTAL LAKE          WITCHITA           WESTLAND
                     CO                  FL                    FL                  IL                  KS                  MI
                 -------------------------------------------------------------------------------------------------------------------
MAR-98 BALANCE     6,888,745.84        12,121,850.51          7,091,819.77       5,009,996.97        5,732,592.69       8,275,356.41
                 -------------------------------------------------------------------------------------------------------------------
   GROSS COUPON    8.610%               7.640%                7.640%             8.610%              8.610%             7.640%
                 -------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY      5TH                  5TH                   5TH                 5TH                 5TH                5TH
                 -------------------------------------------------------------------------------------------------------------------
       Nov-06      5,473,485.89         9,252,670.15          5,413,222.11       3,980,717.00        4,554,858.88       6,316,621.64
       Dec-06      5,454,128.15         9,214,863.06          5,391,103.29       3,966,638.65        4,538,750.00       6,290,811.46
       Jan-07      5,434,631.52         9,176,815.28          5,368,843.64       3,952,459.28        4,522,525.53       6,264,836.96
       Feb-07      5,414,995.00         9,138,525.25          5,346,442.28       3,938,178.17        4,506,184.65       6,238,697.09
       Mar-07      5,395,217.59         9,099,991.44          5,323,898.30       3,923,794.60        4,489,726.52       6,212,390.79
       Apr-07      5,375,298.28         9,061,212.31          5,301,210.78       3,909,307.83        4,473,150.31       6,185,917.01
       May-07      5,355,236.04         9,022,186.27          5,278,378.83       3,894,717.11        4,456,455.16       6,159,274.69
       Jun-07      5,335,029.86         8,982,911.78          5,255,401.50       3,880,021.71        4,439,640.23       6,132,462.74
       Jul-07      5,314,678.70         8,943,387.23          5,232,277.89       3,865,220.86        4,422,704.65       6,105,480.08
       Aug-07      5,294,181.52         8,903,611.05          5,209,007.06       3,850,313.82        4,405,647.55       6,078,325.64
       Sep-07      5,273,537.27         8,863,581.62          5,185,588.08       3,835,299.82        4,388,468.08       6,050,998.31
       Oct-07      5,252,744.90         8,823,297.34          5,162,019.99       3,820,178.10        4,371,165.33       6,023,497.00
       Nov-07      5,231,803.35         8,782,756.58          5,138,301.85       3,804,947.88        4,353,738.45       5,995,820.60
       Dec-07      5,210,711.54         8,741,957.72          5,114,432.70       3,789,608.38        4,336,186.52       5,967,967.99
       Jan-08      5,189,468.39         8,700,899.10          5,090,411.59       3,774,158.82        4,318,508.66       5,939,938.05
       Feb-08      5,168,072.83         8,659,579.07          5,066,237.54       3,758,598.41        4,300,703.96       5,911,729.66
       Mar-08      5,146,523.75         8,617,995.97          5,041,909.59       3,742,926.35        4,282,771.51       5,883,341.67
       Apr-08      5,124,820.06         8,576,148.13          5,017,426.75       3,727,141.85        4,264,710.39       5,854,772.95
       May-08      5,102,960.64         8,534,033.86          4,992,788.03       3,711,244.09        4,246,519.69       5,826,022.33
       Jun-08      5,080,944.38         8,491,651.46          4,967,992.45       3,695,232.27        4,228,198.47       5,797,088.68
       Jul-08      5,058,770.16         8,448,999.22          4,943,039.00       3,679,105.56        4,209,745.79       5,767,970.81
       Aug-08      5,036,436.84         8,406,075.43          4,917,926.68       3,662,863.14        4,191,160.72       5,738,667.55
       Sep-08      5,013,943.27         8,362,878.36          4,892,654.48       3,646,504.19        4,172,442.30       5,709,177.74
       Oct-08      4,991,288.31         8,319,406.27          4,867,221.38       3,630,027.85        4,153,589.57       5,679,500.17
       Nov-08      4,968,470.81         8,275,657.41          4,841,626.36       3,613,433.30        4,134,601.58       5,649,633.65
       Dec-08      4,945,489.59         8,231,630.01          4,815,868.38       3,596,719.69        4,115,477.34       5,619,576.99
       Jan-09      4,922,343.47         8,187,322.31          4,789,946.41       3,579,886.15        4,096,215.89       5,589,328.96
       Feb-09      4,899,031.29         8,142,732.51          4,763,859.40       3,562,931.83        4,076,816.24       5,558,888.36
       Mar-09      4,875,551.84         8,097,858.82          4,737,606.30       3,545,855.87        4,057,277.40       5,528,253.94
       Apr-09      4,851,903.92         8,052,699.44          4,711,186.06       3,528,657.39        4,037,598.36       5,497,424.49
       May-09      4,828,086.33         8,007,252.54          4,684,597.62       3,511,335.50        4,017,778.13       5,466,398.76
       Jun-09      4,804,097.85         7,961,516.30          4,657,839.89       3,493,889.33        3,997,815.69       5,435,175.50
       Jul-09      4,779,937.25         7,915,488.87          4,630,911.80       3,476,317.99        3,977,710.02       5,403,753.45
       Aug-09      4,755,603.30         7,869,168.40          4,603,812.27       3,458,620.57        3,957,460.09       5,372,131.35
       Sep-09      4,731,094.76         7,822,553.02          4,576,540.21       3,440,796.17        3,937,064.86       5,340,307.92
       Oct-09      4,706,410.36         7,775,640.86          4,549,094.52       3,422,843.89        3,916,523.30       5,308,281.88
       Nov-09      4,681,548.86         7,728,430.02          4,521,474.09       3,404,762.79        3,895,834.36       5,276,051.94
       Dec-09      4,656,508.97         7,680,918.61          4,493,677.80       3,386,551.97        3,874,996.97       5,243,616.81
       Jan-10      4,631,289.42         7,633,104.71          4,465,704.55       3,368,210.48        3,854,010.07       5,210,975.17
       Feb-10      4,605,888.92         7,584,986.39          4,437,553.20       3,349,737.39        3,832,872.59       5,178,125.71
       Mar-10      4,580,306.18         7,536,561.72          4,409,222.63       3,331,131.75        3,811,583.46       5,145,067.11
       Apr-10      4,554,539.87         7,487,828.75          4,380,711.68       3,312,392.62        3,790,141.57       5,111,798.04
       May-10      4,528,588.70         7,438,785.51          4,352,019.21       3,293,519.04        3,768,545.83       5,078,317.15
       Jun-10      4,502,451.32         7,389,430.03          4,323,144.06       3,274,510.04        3,746,795.15       5,044,623.10
       Jul-10      4,476,126.41         7,339,760.31          4,294,085.08       3,255,364.65        3,724,888.40       5,010,714.54
       Aug-10      4,449,612.62         7,289,774.37          4,264,841.09       3,236,081.89        3,702,824.48       4,976,590.09
       Sep-10      4,422,908.59         7,239,470.19          4,235,410.91       3,216,660.78        3,680,602.24       4,942,248.38
       Oct-10      4,396,012.96         7,188,845.73          4,205,793.36       3,197,100.32        3,658,220.57       4,907,688.02
       Nov-10      4,368,924.35         7,137,898.96          4,175,987.25       3,177,399.51        3,635,678.30       4,872,907.64
       Dec-10      4,341,641.38         7,086,627.84          4,145,991.36       3,157,557.35        3,612,974.29       4,837,905.82
       Jan-11      4,314,162.66         7,035,030.28          4,115,804.51       3,137,572.83        3,590,107.38       4,802,681.15
       Feb-11      4,286,486.77         6,983,104.23          4,085,425.46       3,117,444.91        3,567,076.40       4,767,232.22
       Mar-11      4,258,612.32         6,930,847.57          4,054,853.01       3,097,172.58        3,543,880.17       4,731,557.60
       Apr-11      4,230,537.86         6,878,258.22          4,024,085.90       3,076,754.79        3,520,517.51       4,695,655.85
       May-11      4,202,261.97         6,825,334.05          3,993,122.92       3,056,190.51        3,496,987.23       4,659,525.52
       Jun-11      4,173,783.20         6,772,072.92          3,961,962.80       3,035,478.68        3,473,288.11       4,623,165.17
       Jul-11      4,145,100.09         6,718,472.71          3,930,604.30       3,014,618.24        3,449,418.95       4,586,573.32
       Aug-11      4,116,211.19         6,664,531.23          3,899,046.14       2,993,608.12        3,425,378.53       4,549,748.50
       Sep-11      4,087,115.00         6,610,246.33          3,867,287.07       2,972,447.26        3,401,165.62       4,512,689.24

       POOL ID             12                 13                  14
                           --                 --                  --
        TENANT
                         CIRCUIT             CIRCUIT            CIRCUIT
                          CITY                CITY               CITY
                  ----------------------------------------------------------
                         KENTWOOD           BOARDMAN           MONROEVILLE
                           MI                  OH                  PA
                  ----------------------------------------------------------
MAR-98 BALANCE           5,661,718.21        5,464,462.52       9,557,521.11
                  ----------------------------------------------------------
   GROSS COUPON          7.640%              7.640%             7.640%
                  ----------------------------------------------------------
    PAYMENT DAY             5TH                 5TH                5TH
                  ----------------------------------------------------------
       Nov-06            4,321,618.31        4,171,052.04       7,295,303.98
       Dec-06            4,303,959.86        4,154,008.82       7,265,494.83
       Jan-07            4,286,188.99        4,136,857.09       7,235,495.90
       Feb-07            4,268,304.98        4,119,596.16       7,205,305.97
       Mar-07            4,250,307.10        4,102,225.33       7,174,923.83
       Apr-07            4,232,194.64        4,084,743.91       7,144,348.26
       May-07            4,213,966.86        4,067,151.20       7,113,578.02
       Jun-07            4,195,623.04        4,049,446.47       7,082,611.88
       Jul-07            4,177,162.42        4,031,629.03       7,051,448.59
       Aug-07            4,158,584.27        4,013,698.15       7,020,086.89
       Sep-07            4,139,887.84        3,995,653.10       6,988,525.53
       Oct-07            4,121,072.38        3,977,493.18       6,956,763.22
       Nov-07            4,102,137.12        3,959,217.63       6,924,798.69
       Dec-07            4,083,081.31        3,940,825.73       6,892,630.66
       Jan-08            4,063,904.18        3,922,316.73       6,860,257.82
       Feb-08            4,044,604.95        3,903,689.89       6,827,678.87
       Mar-08            4,025,182.85        3,884,944.47       6,794,892.51
       Apr-08            4,005,637.10        3,866,079.69       6,761,897.40
       May-08            3,985,966.91        3,847,094.81       6,728,692.23
       Jun-08            3,966,171.48        3,827,989.06       6,695,275.65
       Jul-08            3,946,250.02        3,808,761.67       6,661,646.32
       Aug-08            3,926,201.73        3,789,411.87       6,627,802.88
       Sep-08            3,906,025.80        3,769,938.87       6,593,743.97
       Oct-08            3,885,721.41        3,750,341.90       6,559,468.22
       Nov-08            3,865,287.75        3,730,620.15       6,524,974.25
       Dec-08            3,844,724.00        3,710,772.85       6,490,260.67
       Jan-09            3,824,029.33        3,690,799.18       6,455,326.07
       Feb-09            3,803,202.90        3,670,698.35       6,420,169.06
       Mar-09            3,782,243.87        3,650,469.54       6,384,788.22
       Apr-09            3,761,151.41        3,630,111.95       6,349,182.12
       May-09            3,739,924.66        3,609,624.74       6,313,349.32
       Jun-09            3,718,562.76        3,589,007.10       6,277,288.39
       Jul-09            3,697,064.86        3,568,258.19       6,240,997.88
       Aug-09            3,675,430.09        3,547,377.18       6,204,476.31
       Sep-09            3,653,657.58        3,526,363.23       6,167,722.22
       Oct-09            3,631,746.45        3,505,215.49       6,130,734.13
       Nov-09            3,609,695.82        3,483,933.10       6,093,510.55
       Dec-09            3,587,504.80        3,462,515.23       6,056,049.98
       Jan-10            3,565,172.49        3,440,960.99       6,018,350.91
       Feb-10            3,542,698.01        3,419,269.52       5,980,411.83
       Mar-10            3,520,080.44        3,397,439.95       5,942,231.20
       Apr-10            3,497,318.86        3,375,471.39       5,903,807.48
       May-10            3,474,412.38        3,353,362.98       5,865,139.14
       Jun-10            3,451,360.05        3,331,113.80       5,826,224.60
       Jul-10            3,428,160.96        3,308,722.97       5,787,062.31
       Aug-10            3,404,814.17        3,286,189.59       5,747,650.69
       Sep-10            3,381,318.74        3,263,512.74       5,707,988.15
       Oct-10            3,357,673.72        3,240,691.52       5,668,073.08
       Nov-10            3,333,878.16        3,217,725.00       5,627,903.90
       Dec-10            3,309,931.10        3,194,612.26       5,587,478.96
       Jan-11            3,285,831.58        3,171,352.37       5,546,796.66
       Feb-11            3,261,578.62        3,147,944.40       5,505,855.35
       Mar-11            3,237,171.25        3,124,387.39       5,464,653.37
       Apr-11            3,212,608.49        3,100,680.40       5,423,189.08
       May-11            3,187,889.35        3,076,822.48       5,381,460.79
       Jun-11            3,163,012.83        3,052,812.67       5,339,466.84
       Jul-11            3,137,977.93        3,028,649.99       5,297,205.53
       Aug-11            3,112,783.64        3,004,333.47       5,254,675.15
       Sep-11            3,087,428.94        2,979,862.14       5,211,873.99

                                    BALANCE

       POOL ID          1                     2                     3                   4                  5
                        -                     -                     -                   -                  -
        TENANT       ALLEGHENY             ALLEGHENY            ALLEGHENY
                     CENTENNIAL             GENERAL              GENERAL             BAPTIST             BAPTIST
                       GROUP                HOSPITAL             HOSPITAL            HOSPITAL            HOSPITAL
                ------------------------------------------------------------------------------------------------------------
                       WAYNE               PITTSBURGH           PITTSBURGH           NASHVILLE           NASHVILLE
                        PA                 PA (NORTH)           PA (FEDERAL)          TN (#1)             TN (#2)
                ------------------------------------------------------------------------------------------------------------
MAR-98 BALANCE         9,201,195.07        35,340,415.71        67,170,088.09        19,791,520.71       3,449,962.45
                ------------------------------------------------------------------------------------------------------------
   GROSS COUPON        7.870%              7.030%               6.890%               7.050%              6.570%
                ------------------------------------------------------------------------------------------------------------
    PAYMENT DAY          10TH                1ST                  10TH                 10TH                10TH
                ------------------------------------------------------------------------------------------------------------
       Oct-11          5,840,058.67        19,105,658.63        46,615,070.56        11,947,583.91       1,904,605.87
       Nov-11          5,840,058.67        19,105,658.63        46,615,070.56        11,870,951.36       1,890,249.44
       Dec-11          5,840,058.67        19,105,658.63        45,659,555.27        11,793,868.59       1,875,814.40
       Jan-12          5,687,885.36        18,300,165.98        45,659,555.27        11,716,332.96       1,861,300.34
       Feb-12          5,687,885.36        18,300,165.98        45,659,555.27        11,638,341.80       1,846,706.81
       Mar-12          5,687,885.36        18,300,165.98        44,687,581.23        11,559,892.45       1,832,033.38
       Apr-12          5,532,718.05        17,480,516.80        44,687,581.23        11,480,982.21       1,817,279.61
       May-12          5,532,718.05        17,480,516.80        44,687,581.23        11,401,608.37       1,802,445.06
       Jun-12          5,532,718.05        17,480,516.80        43,698,864.94        11,321,768.21       1,787,529.30
       Jul-12          5,374,497.82        16,646,462.28        43,698,864.94        11,241,458.99       1,772,531.87
       Aug-12          5,374,497.82        16,646,462.28        43,698,864.94        11,160,677.95       1,757,452.34
       Sep-12          5,374,497.82        16,646,462.28        42,693,118.01        11,079,422.32       1,742,290.24
       Oct-12          5,213,164.61        15,797,749.25        42,693,118.01        10,997,689.32       1,727,045.13
       Nov-12          5,213,164.61        15,797,749.25        42,693,118.01        10,915,476.13       1,711,716.55
       Dec-12          5,213,164.61        15,797,749.25        41,670,047.09        10,832,779.94       1,696,304.05
       Jan-13          4,997,912.63        14,934,120.09        41,670,047.09        10,749,597.92       1,680,807.16
       Feb-13          4,997,912.63        14,934,120.09        41,670,047.09        10,665,927.19       1,665,225.43
       Mar-13          4,997,912.63        14,934,120.09        40,629,353.77        10,581,764.91       1,649,558.39
       Apr-13          4,778,425.57        14,055,312.65        40,629,353.77        10,497,108.17       1,633,805.57
       May-13          4,778,425.57        14,055,312.65        40,629,353.77        10,411,954.07       1,617,966.51
       Jun-13          4,778,425.57        14,055,312.65        39,570,734.51        10,326,299.69       1,602,040.72
       Jul-13          4,554,620.10        13,161,060.17        39,570,734.51        10,240,142.09       1,586,027.75
       Aug-13          4,554,620.10        13,161,060.17        39,570,734.51        10,153,478.31       1,569,927.10
       Sep-13          4,554,620.10        13,161,060.17        38,493,880.53        10,066,305.39       1,553,738.30
       Oct-13          4,326,411.26        12,251,091.20        38,493,880.53         9,978,620.32       1,537,460.87
       Nov-13          4,326,411.26        12,251,091.20        38,493,880.53         9,890,420.11       1,521,094.32
       Dec-13          4,326,411.26        12,251,091.20        37,398,477.74         9,801,701.71       1,504,638.16
       Jan-14          4,093,712.41        11,325,129.53        37,398,477.74         9,712,462.10       1,488,091.90
       Feb-14          4,093,712.41        11,325,129.53        37,398,477.74         9,622,698.21       1,471,455.05
       Mar-14          4,093,712.41        11,325,129.53        36,284,206.64         9,532,406.95       1,454,727.12
       Apr-14          3,856,435.21        10,382,894.08        36,284,206.64         9,441,585.23       1,437,907.60
       May-14          3,856,435.21        10,382,894.08        36,284,206.64         9,350,229.93       1,420,996.00
       Jun-14          3,856,435.21        10,382,894.08        35,150,742.22         9,258,337.92       1,403,991.80
       Jul-14          3,614,489.58         9,424,098.84        35,150,742.22         9,165,906.05       1,386,894.50
       Aug-14          3,614,489.58         9,424,098.84        35,150,742.22         9,072,931.14       1,369,703.60
       Sep-14          3,614,489.58         9,424,098.84        33,663,646.51         8,979,410.00       1,352,418.58
       Oct-14          3,367,783.67         8,448,452.78        33,663,646.51         8,885,339.42       1,335,038.92
       Nov-14          3,367,783.67         8,448,452.78        33,663,646.51         8,790,716.18       1,317,564.11
       Dec-14          3,367,783.67         8,448,452.78        32,150,935.57         8,695,537.03       1,299,993.62
       Jan-15          3,116,223.82         7,455,659.74        32,150,935.57         8,599,798.70       1,282,326.94
       Feb-15          3,116,223.82         7,455,659.74        32,150,935.57         8,503,497.90       1,264,563.53
       Mar-15          3,116,223.82         7,455,659.74        30,612,168.19         8,406,631.34       1,246,702.86
       Apr-15          2,859,714.53         6,445,418.36        30,612,168.19         8,309,195.69       1,228,744.41
       May-15          2,859,714.53         6,445,418.36        30,612,168.19         8,211,187.61       1,210,687.64
       Jun-15          2,859,714.53         6,445,418.36        29,046,895.54         8,112,603.73       1,192,532.00
       Jul-15          2,598,158.42         5,417,421.99        29,046,895.54         8,013,440.66       1,174,276.96
       Aug-15          2,598,158.42         5,417,421.99        29,046,895.54         7,913,695.02       1,155,921.98
       Sep-15          2,598,158.42         5,417,421.99        27,454,661.07         7,813,363.36       1,137,466.50
       Oct-15          2,331,456.20         4,371,358.58        27,454,661.07         7,712,442.26       1,118,909.98
       Nov-15          2,331,456.20         4,371,358.58        27,454,661.07         7,610,928.25       1,100,251.86
       Dec-15          2,331,456.20         4,371,358.58        25,835,000.36         7,508,817.85       1,081,491.59
       Jan-16          2,059,506.61         3,306,910.61        25,835,000.36         7,406,107.54       1,062,628.61
       Feb-16          2,059,506.61         3,306,910.61        25,835,000.36         7,302,793.81       1,043,662.35
       Mar-16          2,059,506.61         3,306,910.61        24,187,440.99         7,198,873.12       1,024,592.25
       Apr-16          1,782,206.41         2,223,754.96        24,187,440.99         7,094,341.89       1,005,417.75
       May-16          1,782,206.41         2,223,754.96        24,187,440.99         6,989,196.53         986,138.26
       Jun-16          1,782,206.41         2,223,754.96        22,511,502.41         6,883,433.45         966,753.21
       Jul-16          1,499,450.33         1,121,562.85        22,511,502.41         6,777,049.02         947,262.04
       Aug-16          1,499,450.33         1,121,562.85        22,511,502.41         6,670,039.57         927,664.15

       POOL ID       6                   7                     8                   9                  10                  11
                     -                   -                     -                   -                  --                  --
        TENANT
                   CIRCUIT             CIRCUIT               CIRCUIT             CIRCUIT             CIRCUIT            CIRCUIT
                    CITY                CITY                  CITY                CITY                CITY                CITY
                  ------------------------------------------------------------------------------------------------------------------
                   DENVER              ORLANDO            WEST PALM BEACH      CRYSTAL LAKE         WITCHITA            WESTLAND
                     CO                  FL                     FL                 IL                  KS                  MI
                  ------------------------------------------------------------------------------------------------------------------
MAR-98 BALANCE     6,888,745.84        12,121,850.51          7,091,819.77       5,009,996.97        5,732,592.69       8,275,356.41
                  ------------------------------------------------------------------------------------------------------------------
   GROSS COUPON    8.610%               7.640%                7.640%             8.610%              8.610%             7.640%
                  ------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY      5TH                  5TH                   5TH                 5TH                 5TH                5TH
                  ------------------------------------------------------------------------------------------------------------------
       Oct-11      4,057,810.05         6,555,615.82          3,835,325.80       2,951,134.57        3,376,778.99       4,475,394.02
       Nov-11      4,028,294.84         6,500,637.49          3,803,161.04       2,929,668.96        3,352,217.38       4,437,861.37
       Dec-11      3,998,567.85         6,445,309.13          3,770,791.50       2,908,049.33        3,327,479.54       4,400,089.75
       Jan-12      3,968,627.58         6,389,628.51          3,738,215.87       2,886,274.59        3,302,564.20       4,362,077.66
       Feb-12      3,938,472.48         6,333,593.40          3,705,432.85       2,864,343.61        3,277,470.10       4,323,823.55
       Mar-12      3,908,101.02         6,277,201.53          3,672,441.10       2,842,255.27        3,252,195.95       4,285,325.89
       Apr-12      3,877,511.65         6,220,450.63          3,639,239.31       2,820,008.46        3,226,740.45       4,246,583.13
       May-12      3,846,702.79         6,163,338.41          3,605,826.13       2,797,602.02        3,201,102.32       4,207,593.71
       Jun-12      3,815,672.89         6,105,862.58          3,572,200.23       2,775,034.81        3,175,280.23       4,168,356.06
       Jul-12      3,784,420.34         6,048,020.82          3,538,360.23       2,752,305.68        3,149,272.86       4,128,868.59
       Aug-12      3,752,943.55         5,989,810.81          3,504,304.79       2,729,413.48        3,123,078.89       4,089,129.72
       Sep-12      3,721,240.92         5,931,230.19          3,470,032.53       2,706,357.02        3,096,696.99       4,049,137.85
       Oct-12      3,689,310.83         5,872,276.60          3,435,542.08       2,683,135.13        3,070,125.79       4,008,891.36
       Nov-12      3,657,151.63         5,812,947.68          3,400,832.03       2,659,746.63        3,043,363.94       3,968,388.64
       Dec-12      3,624,761.70         5,753,241.03          3,365,900.99       2,636,190.31        3,016,410.08       3,927,628.04
       Jan-13      3,592,139.36         5,693,154.25          3,330,747.56       2,612,464.97        2,989,262.82       3,886,607.94
       Feb-13      3,559,282.96         5,632,684.91          3,295,370.32       2,588,569.41        2,961,920.78       3,845,326.68
       Mar-13      3,526,190.82         5,571,830.59          3,259,767.84       2,564,502.40        2,934,382.56       3,803,782.59
       Apr-13      3,492,861.24         5,510,588.83          3,223,938.70       2,540,262.70        2,906,646.75       3,761,974.01
       May-13      3,459,292.51         5,448,957.16          3,187,881.44       2,515,849.08        2,878,711.95       3,719,899.24
       Jun-13      3,425,482.94         5,386,933.10          3,151,594.62       2,491,260.30        2,850,576.70       3,677,556.60
       Jul-13      3,391,430.78         5,324,514.16          3,115,076.77       2,466,495.09        2,822,239.59       3,634,944.38
       Aug-13      3,357,134.29         5,261,697.82          3,078,326.43       2,441,552.20        2,793,699.16       3,592,060.86
       Sep-13      3,322,591.73         5,198,481.54          3,041,342.11       2,416,430.33        2,764,953.95       3,548,904.31
       Oct-13      3,287,801.33         5,134,862.79          3,004,122.32       2,391,128.22        2,736,002.50       3,505,473.00
       Nov-13      3,252,761.30         5,070,839.00          2,966,665.56       2,365,644.57        2,706,843.31       3,461,765.18
       Dec-13      3,217,469.87         5,006,407.59          2,928,970.33       2,339,978.07        2,677,474.92       3,417,779.09
       Jan-14      3,181,925.21         4,941,565.97          2,891,035.11       2,314,127.41        2,647,895.80       3,373,512.95
       Feb-14      3,146,125.53         4,876,311.53          2,852,858.37       2,288,091.27        2,618,104.45       3,328,964.98
       Mar-14      3,110,068.98         4,810,641.63          2,814,438.57       2,261,868.33        2,588,099.35       3,284,133.39
       Apr-14      3,073,753.72         4,744,553.63          2,775,774.16       2,235,457.23        2,557,878.96       3,239,016.37
       May-14      3,037,177.90         4,678,044.87          2,736,863.59       2,208,856.64        2,527,441.74       3,193,612.11
       Jun-14      3,000,339.66         4,611,112.67          2,697,705.29       2,182,065.19        2,496,786.14       3,147,918.77
       Jul-14      2,963,237.09         4,543,754.34          2,658,297.68       2,155,081.50        2,465,910.58       3,101,934.52
       Aug-14      2,925,868.32         4,475,967.16          2,618,639.17       2,127,904.21        2,434,813.49       3,055,657.51
       Sep-14      2,888,231.42         4,407,748.40          2,578,728.17       2,100,531.93        2,403,493.27       3,009,085.86
       Oct-14      2,850,324.48         4,339,095.31          2,538,563.08       2,072,963.24        2,371,948.34       2,962,217.70
       Nov-14      2,812,145.56         4,270,005.14          2,498,142.26       2,045,196.75        2,340,177.07       2,915,051.16
       Dec-14      2,773,692.71         4,200,475.09          2,457,464.10       2,017,231.04        2,308,177.84       2,867,584.32
       Jan-15      2,734,963.95         4,130,502.36          2,416,526.96       1,989,064.67        2,275,949.01       2,819,815.27
       Feb-15      2,695,957.32         4,060,084.14          2,375,329.18       1,960,696.21        2,243,488.95       2,771,742.09
       Mar-15      2,656,670.81         3,989,217.60          2,333,869.11       1,932,124.21        2,210,795.98       2,723,362.85
       Apr-15      2,617,102.42         3,917,899.86          2,292,145.07       1,903,347.20        2,177,868.44       2,674,675.60
       May-15      2,577,250.13         3,846,128.08          2,250,155.40       1,874,363.71        2,144,704.65       2,625,678.36
       Jun-15      2,537,111.90         3,773,899.34          2,207,898.39       1,845,172.27        2,111,302.90       2,576,369.18
       Jul-15      2,496,685.68         3,701,210.75          2,165,372.34       1,815,771.39        2,077,661.50       2,526,746.07
       Aug-15      2,455,969.40         3,628,059.38          2,122,575.54       1,786,159.55        2,043,778.72       2,476,807.02
       Sep-15      2,414,960.98         3,554,442.27          2,079,506.27       1,756,335.24        2,009,652.84       2,426,550.02
       Oct-15      2,373,658.33         3,480,356.47          2,036,162.80       1,726,296.95        1,975,282.10       2,375,973.06
       Nov-15      2,332,059.33         3,405,798.99          1,992,543.37       1,696,043.13        1,940,664.74       2,325,074.08
       Dec-15      2,290,161.85         3,330,766.83          1,948,646.23       1,665,572.24        1,905,799.01       2,273,851.06
       Jan-16      2,247,963.76         3,255,256.96          1,904,469.61       1,634,882.72        1,870,683.12       2,222,301.91
       Feb-16      2,205,462.90         3,179,266.35          1,860,011.73       1,603,973.00        1,835,315.27       2,170,424.56
       Mar-16      2,162,657.10         3,102,791.92          1,815,270.81       1,572,841.51        1,799,693.66       2,118,216.93
       Apr-16      2,119,544.16         3,025,830.62          1,770,245.03       1,541,486.64        1,763,816.46       2,065,676.91
       May-16      2,076,121.89         2,948,379.32          1,724,932.59       1,509,906.81        1,727,681.85       2,012,802.39
       Jun-16      2,032,388.07         2,870,434.92          1,679,331.66       1,478,100.39        1,691,287.96       1,959,591.23
       Jul-16      1,988,340.45         2,791,994.27          1,633,440.41       1,446,065.76        1,654,632.95       1,906,041.30
       Aug-16      1,943,976.80         2,713,054.22          1,587,256.98       1,413,801.28        1,617,714.95       1,852,150.43

       POOL ID             12                 13                  14
                           --                 --                  --
        TENANT
                         CIRCUIT             CIRCUIT            CIRCUIT
                          CITY                CITY               CITY
                  ----------------------------------------------------------
                         KENTWOOD           BOARDMAN          MONROEVILLE
                           MI                  OH                 PA
                  ----------------------------------------------------------
MAR-98 BALANCE          5,661,718.21        5,464,462.52       9,557,521.11
                  ----------------------------------------------------------
   GROSS COUPON          7.640%              7.640%             7.640%
                  ----------------------------------------------------------
    PAYMENT DAY             5TH                 5TH                5TH
                  ----------------------------------------------------------
       Oct-11            3,061,912.82        2,955,235.01       5,168,800.34
       Nov-11            3,036,234.25        2,930,451.09       5,125,452.45
       Dec-11            3,010,392.19        2,905,509.37       5,081,828.57
       Jan-12            2,984,385.61        2,880,408.86       5,037,926.96
       Feb-12            2,958,213.45        2,855,148.54       4,993,745.85
       Mar-12            2,931,874.66        2,829,727.40       4,949,283.44
       Apr-12            2,905,368.17        2,804,144.41       4,904,537.96
       May-12            2,878,692.93        2,778,398.55       4,859,507.60
       Jun-12            2,851,847.86        2,752,488.76       4,814,190.54
       Jul-12            2,824,831.88        2,726,414.02       4,768,584.97
       Aug-12            2,797,643.89        2,700,173.27       4,722,689.04
       Sep-12            2,770,282.81        2,673,765.46       4,676,500.91
       Oct-12            2,742,747.52        2,647,189.51       4,630,018.71
       Nov-12            2,715,036.93        2,620,444.36       4,583,240.57
       Dec-12            2,687,149.92        2,593,528.94       4,536,164.62
       Jan-13            2,659,085.36        2,566,442.15       4,488,788.95
       Feb-13            2,630,842.12        2,539,182.91       4,441,111.65
       Mar-13            2,602,419.06        2,511,750.13       4,393,130.81
       Apr-13            2,573,815.05        2,484,142.68       4,344,844.49
       May-13            2,545,028.92        2,456,359.47       4,296,250.74
       Jun-13            2,516,059.52        2,428,399.37       4,247,347.62
       Jul-13            2,486,905.68        2,400,261.26       4,198,133.15
       Aug-13            2,457,566.23        2,371,944.00       4,148,605.34
       Sep-13            2,428,039.99        2,343,446.46       4,098,762.21
       Oct-13            2,398,325.76        2,314,767.48       4,048,601.74
       Nov-13            2,368,422.35        2,285,905.92       3,998,121.92
       Dec-13            2,338,328.55        2,256,860.60       3,947,320.71
       Jan-14            2,308,043.16        2,227,630.36       3,896,196.06
       Feb-14            2,277,564.95        2,198,214.02       3,844,745.93
       Mar-14            2,246,892.70        2,168,610.39       3,792,968.22
       Apr-14            2,216,025.17        2,138,818.29       3,740,860.87
       May-14            2,184,961.11        2,108,836.51       3,688,421.76
       Jun-14            2,153,699.28        2,078,663.85       3,635,648.79
       Jul-14            2,122,238.42        2,048,299.09       3,582,539.84
       Aug-14            2,090,577.25        2,017,741.01       3,529,092.75
       Sep-14            2,058,714.51        1,986,988.38       3,475,305.39
       Oct-14            2,026,648.91        1,956,039.95       3,421,175.58
       Nov-14            1,994,379.16        1,924,894.48       3,366,701.14
       Dec-14            1,961,903.95        1,893,550.72       3,311,879.89
       Jan-15            1,929,221.99        1,862,007.41       3,256,709.60
       Feb-15            1,896,331.95        1,830,263.27       3,201,188.07
       Mar-15            1,863,232.52        1,798,317.03       3,145,313.05
       Apr-15            1,829,922.35        1,766,167.39       3,089,082.29
       May-15            1,796,400.10        1,733,813.07       3,032,493.52
       Jun-15            1,762,664.43        1,701,252.76       2,975,544.48
       Jul-15            1,728,713.98        1,668,485.15       2,918,232.86
       Aug-15            1,694,547.38        1,635,508.92       2,860,556.35
       Sep-15            1,660,163.25        1,602,322.74       2,802,512.64
       Oct-15            1,625,560.20        1,568,925.27       2,744,099.39
       Nov-15            1,590,736.85        1,535,315.18       2,685,314.23
       Dec-15            1,555,691.79        1,501,491.10       2,626,154.81
       Jan-16            1,520,423.61        1,467,451.67       2,566,618.75
       Feb-16            1,484,930.89        1,433,195.53       2,506,703.63
       Mar-16            1,449,212.20        1,398,721.29       2,446,407.06
       Apr-16            1,413,266.11        1,364,027.56       2,385,726.60
       May-16            1,377,091.15        1,329,112.95       2,324,659.80
       Jun-16            1,340,685.88        1,293,976.05       2,263,204.22
       Jul-16            1,304,048.83        1,258,615.44       2,201,357.36
       Aug-16            1,267,178.52        1,223,029.70       2,139,116.75

                                    BALANCE


       POOL ID          1                     2                     3                   4                  5
                        -                     -                     -                   -                  -
        TENANT       ALLEGHENY             ALLEGHENY            ALLEGHENY
                     CENTENNIAL             GENERAL              GENERAL             BAPTIST             BAPTIST
                       GROUP                HOSPITAL             HOSPITAL            HOSPITAL            HOSPITAL
                -----------------------------------------------------------------------------------------------------------
                       WAYNE               PITTSBURGH           PITTSBURGH           NASHVILLE           NASHVILLE
                        PA                 PA (NORTH)           PA (FEDERAL)          TN (#1)             TN (#2)
                -----------------------------------------------------------------------------------------------------------
MAR-98 BALANCE         9,201,195.07        35,340,415.71        67,170,088.09        19,791,520.71       3,449,962.45
                -----------------------------------------------------------------------------------------------------------
   GROSS COUPON        7.870%              7.030%               6.890%               7.050%              6.570%
                -----------------------------------------------------------------------------------------------------------
    PAYMENT DAY          10TH                1ST                  10TH                 10TH                10TH
                -----------------------------------------------------------------------------------------------------------
       Sep-16          1,499,450.33         1,121,562.85        20,806,695.79         6,562,401.44         907,958.96
       Oct-16          1,211,131.03                 0.00        20,806,695.79         6,454,130.94         888,145.88
       Nov-16          1,211,131.03                 0.00        20,806,695.79         6,345,224.35         868,224.33
       Dec-16          1,211,131.03                 0.00        19,072,523.88         6,235,677.93         848,193.71
       Jan-17            917,139.04                 0.00        19,072,523.88         6,125,487.93         828,053.42
       Feb-17            917,139.04                 0.00        19,072,523.88         6,014,650.56         807,802.86
       Mar-17            917,139.04                 0.00        17,308,480.85         5,903,162.02         787,441.44
       Apr-17            617,362.76                 0.00        17,308,480.85         5,791,018.49         766,968.53
       May-17            617,362.76                 0.00        17,308,480.85         5,678,216.11         746,383.53
       Jun-17            617,362.76                 0.00        15,514,052.18         5,564,751.02         725,685.83
       Jul-17            311,688.38                 0.00        15,514,052.18         5,450,619.33         704,874.81
       Aug-17            311,688.38                 0.00        15,514,052.18         5,335,817.10         683,949.85
       Sep-17            311,688.38                 0.00        13,688,714.48         5,220,340.42         662,910.32
       Oct-17                  0.00                 0.00        13,688,714.48         5,104,185.31         641,755.61
       Nov-17                  0.00                 0.00        13,688,714.48         4,987,347.79         620,485.07
       Dec-17                  0.00                 0.00        11,831,935.34         4,869,823.85         599,098.08
       Jan-18                  0.00                 0.00        11,831,935.34         4,751,609.45         577,593.99
       Feb-18                  0.00                 0.00        11,831,935.34         4,632,700.55         555,972.17
       Mar-18                  0.00                 0.00         9,943,173.18         4,513,093.05         534,231.96
       Apr-18                  0.00                 0.00         9,943,173.18         4,392,782.87         512,372.73
       May-18                  0.00                 0.00         9,943,173.18         4,271,765.85         490,393.82
       Jun-18                  0.00                 0.00         8,021,877.09         4,150,037.87         468,294.58
       Jul-18                  0.00                 0.00         8,021,877.09         4,027,594.73         446,074.34
       Aug-18                  0.00                 0.00         8,021,877.09         3,904,432.24         423,732.45
       Sep-18                  0.00                 0.00         6,067,486.67         3,780,546.17         401,268.23
       Oct-18                  0.00                 0.00         6,067,486.67         3,655,932.27         378,681.03
       Nov-18                  0.00                 0.00         6,067,486.67         3,530,586.26         355,970.16
       Dec-18                  0.00                 0.00         4,079,431.88         3,404,503.84         333,134.94
       Jan-19                  0.00                 0.00         4,079,431.88         3,277,680.70         310,174.71
       Feb-19                  0.00                 0.00         4,079,431.88         3,150,112.46         287,088.76
       Mar-19                  0.00                 0.00         2,057,132.84         3,021,794.76         263,876.42
       Apr-19                  0.00                 0.00         2,057,132.84         2,892,723.19         240,537.00
       May-19                  0.00                 0.00         2,057,132.84         2,762,893.33         217,069.79
       Jun-19                  0.00                 0.00                 0.00         2,632,300.72         193,474.10
       Jul-19                  0.00                 0.00                 0.00         2,500,940.88         169,749.22
       Aug-19                  0.00                 0.00                 0.00         2,368,809.30         145,894.44
       Sep-19                  0.00                 0.00                 0.00         2,235,901.44         121,909.07
       Oct-19                  0.00                 0.00                 0.00         2,102,212.75          97,792.37
       Nov-19                  0.00                 0.00                 0.00         1,967,738.64          73,543.63
       Dec-19                  0.00                 0.00                 0.00         1,832,474.50          49,162.13
       Jan-20                  0.00                 0.00                 0.00         1,696,415.67          24,647.14
       Feb-20                  0.00                 0.00                 0.00         1,559,557.51               0.00
       Mar-20                  0.00                 0.00                 0.00         1,421,895.30               0.00
       Apr-20                  0.00                 0.00                 0.00         1,283,424.32               0.00
       May-20                  0.00                 0.00                 0.00         1,144,139.83               0.00
       Jun-20                  0.00                 0.00                 0.00         1,004,037.04               0.00
       Jul-20                  0.00                 0.00                 0.00           863,111.15               0.00
       Aug-20                  0.00                 0.00                 0.00           721,357.32               0.00
       Sep-20                  0.00                 0.00                 0.00           578,770.68               0.00
       Oct-20                  0.00                 0.00                 0.00           435,346.35               0.00
       Nov-20                  0.00                 0.00                 0.00           291,079.40               0.00
       Dec-20                  0.00                 0.00                 0.00           145,964.88               0.00
       Jan-21                  0.00                 0.00                 0.00                 0.00               0.00
       Feb-21                  0.00                 0.00                 0.00                 0.00               0.00
       Mar-21                  0.00                 0.00                 0.00                 0.00               0.00
       Apr-21                  0.00                 0.00                 0.00                 0.00               0.00
       May-21                  0.00                 0.00                 0.00                 0.00               0.00
       Jun-21                  0.00                 0.00                 0.00                 0.00               0.00
       Jul-21                  0.00                 0.00                 0.00                 0.00               0.00

       POOL ID       6                   7                     8                   9                  10                  11
                     -                   -                     -                   -                  --                  --
        TENANT
                   CIRCUIT             CIRCUIT               CIRCUIT             CIRCUIT             CIRCUIT            CIRCUIT
                    CITY                CITY                  CITY                CITY                CITY               CITY
                 -------------------------------------------------------------------------------------------------------------------
                   DENVER              ORLANDO            WEST PALM BEACH      CRYSTAL LAKE         WITCHITA           WESTLAND
                     CO                  FL                      FL                 IL                 KS                 MI
                 -------------------------------------------------------------------------------------------------------------------
MAR-98 BALANCE     6,888,745.84        12,121,850.51          7,091,819.77       5,009,996.97        5,732,592.69       8,275,356.41
                 -------------------------------------------------------------------------------------------------------------------
   GROSS COUPON    8.610%               7.640%                7.640%             8.610%              8.610%             7.640%
                 -------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY      5TH                  5TH                   5TH                 5TH                 5TH                5TH
                 -------------------------------------------------------------------------------------------------------------------
       Sep-16      1,899,294.83         2,633,611.58          1,540,779.51       1,381,305.31        1,580,532.05       1,797,916.45
       Oct-16      1,854,292.27         2,553,663.16          1,494,006.14       1,348,576.17        1,543,082.37       1,743,337.19
       Nov-16      1,808,966.82         2,473,205.73          1,446,934.98       1,315,612.21        1,505,363.98       1,688,410.43
       Dec-16      1,763,316.15         2,392,236.06          1,399,564.13       1,282,411.73        1,467,374.97       1,633,133.98
       Jan-17      1,717,337.95         2,310,750.88          1,351,891.69       1,248,973.03        1,429,113.39       1,577,505.60
       Feb-17      1,671,029.85         2,228,746.91          1,303,915.74       1,215,294.41        1,390,577.27       1,521,523.05
       Mar-17      1,624,389.49         2,146,220.84          1,255,634.33       1,181,374.15        1,351,764.67       1,465,184.08
       Apr-17      1,577,414.48         2,063,169.37          1,207,045.54       1,147,210.51        1,312,673.58       1,408,486.42
       May-17      1,530,102.43         1,979,589.13          1,158,147.39       1,112,801.74        1,273,302.01       1,351,427.78
       Jun-17      1,482,450.91         1,895,476.76          1,108,937.93       1,078,146.10        1,233,647.95       1,294,005.87
       Jul-17      1,434,457.50         1,810,828.88          1,059,415.17       1,043,241.79        1,193,709.38       1,236,218.38
       Aug-17      1,386,119.73         1,725,642.08          1,009,577.11       1,008,087.05        1,153,484.24       1,178,062.97
       Sep-17      1,337,435.14         1,639,912.91            959,421.76         972,680.08        1,112,970.49       1,119,537.30
       Oct-17      1,288,401.24         1,553,637.94            908,947.07         937,019.06        1,072,166.05       1,060,639.02
       Nov-17      1,239,015.52         1,466,813.69            858,151.04         901,102.17        1,031,068.85       1,001,365.76
       Dec-17      1,189,275.45         1,379,436.65            807,031.60         864,927.58          989,676.76         941,715.12
       Jan-18      1,139,178.50         1,291,503.31            755,586.70         828,493.43          947,987.70         881,684.71
       Feb-18      1,088,722.11         1,203,010.14            703,814.27         791,797.87          905,999.51         821,272.10
       Mar-18      1,037,903.69         1,113,953.55            651,712.22         754,839.02          863,710.05         760,474.86
       Apr-18        986,720.65         1,024,329.97            599,278.45         717,614.99          821,117.17         699,290.55
       May-18        935,170.37           934,135.79            546,510.86         680,123.88          778,218.69         637,716.70
       Jun-18        883,250.22           843,367.37            493,407.31         642,363.77          735,012.41         575,750.83
       Jul-18        830,957.54           752,021.06            439,965.67         604,332.73          691,496.12         513,390.45
       Aug-18        778,289.66           660,093.18            386,183.79         566,028.82          647,667.61         450,633.03
       Sep-18        725,243.89           567,580.02            332,059.49         527,450.07          603,524.62         387,476.06
       Oct-18        671,817.51           474,477.86            277,590.60         488,594.53          559,064.91         323,916.99
       Nov-18        618,007.80           380,782.95            222,774.93         449,460.19          514,286.20         259,953.27
       Dec-18        563,812.01           286,491.52            167,610.26         410,045.07          469,186.21         195,582.30
       Jan-19        509,227.36           191,599.77            112,094.38         370,347.14          423,762.62         130,801.51
       Feb-19        454,251.07            96,103.87             56,225.05         330,364.38          378,013.11          65,608.28
       Mar-19        398,880.32                 0.00                  0.00         290,094.75          331,935.36               0.00
       Apr-19        343,112.28                 0.00                  0.00         249,536.18          285,526.99               0.00
       May-19        286,944.11                 0.00                  0.00         208,686.60          238,785.65               0.00
       Jun-19        230,372.94                 0.00                  0.00         167,543.93          191,708.94               0.00
       Jul-19        173,395.86                 0.00                  0.00         126,106.06          144,294.45               0.00
       Aug-19        116,009.98                 0.00                  0.00          84,370.87           96,539.76               0.00
       Sep-19         58,212.35                 0.00                  0.00          42,336.23           48,442.43               0.00
       Oct-19              0.00                 0.00                  0.00               0.00                0.00               0.00
       Nov-19              0.00                 0.00                  0.00               0.00                0.00               0.00
       Dec-19              0.00                 0.00                  0.00               0.00                0.00               0.00
       Jan-20              0.00                 0.00                  0.00               0.00                0.00               0.00
       Feb-20              0.00                 0.00                  0.00               0.00                0.00               0.00
       Mar-20              0.00                 0.00                  0.00               0.00                0.00               0.00
       Apr-20              0.00                 0.00                  0.00               0.00                0.00               0.00
       May-20              0.00                 0.00                  0.00               0.00                0.00               0.00
       Jun-20              0.00                 0.00                  0.00               0.00                0.00               0.00
       Jul-20              0.00                 0.00                  0.00               0.00                0.00               0.00
       Aug-20              0.00                 0.00                  0.00               0.00                0.00               0.00
       Sep-20              0.00                 0.00                  0.00               0.00                0.00               0.00
       Oct-20              0.00                 0.00                  0.00               0.00                0.00               0.00
       Nov-20              0.00                 0.00                  0.00               0.00                0.00               0.00
       Dec-20              0.00                 0.00                  0.00               0.00                0.00               0.00
       Jan-21              0.00                 0.00                  0.00               0.00                0.00               0.00
       Feb-21              0.00                 0.00                  0.00               0.00                0.00               0.00
       Mar-21              0.00                 0.00                  0.00               0.00                0.00               0.00
       Apr-21              0.00                 0.00                  0.00               0.00                0.00               0.00
       May-21              0.00                 0.00                  0.00               0.00                0.00               0.00
       Jun-21              0.00                 0.00                  0.00               0.00                0.00               0.00
       Jul-21              0.00                 0.00                  0.00               0.00                0.00               0.00

       POOL ID            12                 13                  14
                          --                 --                  --
        TENANT
                        CIRCUIT             CIRCUIT            CIRCUIT
                         CITY                CITY               CITY
                 ----------------------------------------------------------
                        KENTWOOD           BOARDMAN           MONROEVILLE
                          MI                  OH                  PA
                 ----------------------------------------------------------
MAR-98 BALANCE          5,661,718.21        5,464,462.52       9,557,521.11
                 ----------------------------------------------------------
   GROSS COUPON         7.640%              7.640%             7.640%
                 ----------------------------------------------------------
    PAYMENT DAY            5TH                 5TH                5TH
                 ----------------------------------------------------------
       Sep-16           1,230,073.48        1,187,217.41       2,076,479.88
       Oct-16           1,192,732.20        1,151,177.10       2,013,444.21
       Nov-16           1,155,153.17        1,114,907.35       1,950,007.22
       Dec-16           1,117,334.90        1,078,406.67       1,886,166.34
       Jan-17           1,079,275.85        1,041,673.60       1,821,919.02
       Feb-17           1,040,974.49        1,004,706.67       1,757,262.65
       Mar-17           1,002,429.27          967,504.39       1,692,194.63
       Apr-17             963,638.66          930,065.24       1,626,712.35
       May-17             924,601.07          892,387.74       1,560,813.17
       Jun-17             885,314.95          854,470.35       1,494,494.43
       Jul-17             845,778.71          816,311.56       1,427,753.45
       Aug-17             805,990.75          777,909.83       1,360,587.56
       Sep-17             765,949.47          739,263.60       1,292,994.05
       Oct-17             725,653.27          700,371.32       1,224,970.19
       Nov-17             685,100.51          661,231.43       1,156,513.25
       Dec-17             644,289.57          621,842.35       1,087,620.46
       Jan-18             603,218.79          582,202.50       1,018,289.06
       Feb-18             561,886.54          542,310.27         948,516.25
       Mar-18             520,291.13          502,164.06         878,299.21
       Apr-18             478,430.90          461,762.25         807,635.13
       May-18             436,304.16          421,103.21         736,521.16
       Jun-18             393,909.21          380,185.32         664,954.42
       Jul-18             351,244.35          339,006.91         592,932.04
       Aug-18             308,307.86          297,566.33         520,451.13
       Sep-18             265,098.00          255,861.92         447,508.74
       Oct-18             221,613.04          213,891.99         374,101.96
       Nov-18             177,851.23          171,654.85         300,227.83
       Dec-18             133,810.80          129,148.80         225,883.36
       Jan-19              89,489.98           86,372.12         151,065.56
       Feb-19              44,886.98           43,323.11          75,771.42
       Mar-19                   0.00                0.00               0.00
       Apr-19                   0.00                0.00               0.00
       May-19                   0.00                0.00               0.00
       Jun-19                   0.00                0.00               0.00
       Jul-19                   0.00                0.00               0.00
       Aug-19                   0.00                0.00               0.00
       Sep-19                   0.00                0.00               0.00
       Oct-19                   0.00                0.00               0.00
       Nov-19                   0.00                0.00               0.00
       Dec-19                   0.00                0.00               0.00
       Jan-20                   0.00                0.00               0.00
       Feb-20                   0.00                0.00               0.00
       Mar-20                   0.00                0.00               0.00
       Apr-20                   0.00                0.00               0.00
       May-20                   0.00                0.00               0.00
       Jun-20                   0.00                0.00               0.00
       Jul-20                   0.00                0.00               0.00
       Aug-20                   0.00                0.00               0.00
       Sep-20                   0.00                0.00               0.00
       Oct-20                   0.00                0.00               0.00
       Nov-20                   0.00                0.00               0.00
       Dec-20                   0.00                0.00               0.00
       Jan-21                   0.00                0.00               0.00
       Feb-21                   0.00                0.00               0.00
       Mar-21                   0.00                0.00               0.00
       Apr-21                   0.00                0.00               0.00
       May-21                   0.00                0.00               0.00
       Jun-21                   0.00                0.00               0.00
       Jul-21                   0.00                0.00               0.00

                                    BALANCE


       POOL ID          1                     2                     3                   4                  5
                        -                     -                     -                   -                  -
        TENANT       ALLEGHENY             ALLEGHENY            ALLEGHENY
                     CENTENNIAL             GENERAL              GENERAL             BAPTIST             BAPTIST
                       GROUP                HOSPITAL             HOSPITAL            HOSPITAL            HOSPITAL
                ------------------------------------------------------------------------------------------------------------
                       WAYNE               PITTSBURGH           PITTSBURGH           NASHVILLE           NASHVILLE
                        PA                 PA (NORTH)           PA (FEDERAL)          TN (#1)             TN (#2)
                ------------------------------------------------------------------------------------------------------------
MAR-98 BALANCE         9,201,195.07        35,340,415.71        67,170,088.09        19,791,520.71       3,449,962.45
                ------------------------------------------------------------------------------------------------------------
   GROSS COUPON        7.870%              7.030%               6.890%               7.050%              6.570%
                ------------------------------------------------------------------------------------------------------------
    PAYMENT DAY          10TH                1ST                  10TH                 10TH                10TH
                ------------------------------------------------------------------------------------------------------------
       Aug-21                  0.00                 0.00                 0.00                 0.00               0.00
       Sep-21                  0.00                 0.00                 0.00                 0.00               0.00
       Oct-21                  0.00                 0.00                 0.00                 0.00               0.00
       Nov-21                  0.00                 0.00                 0.00                 0.00               0.00
       Dec-21                  0.00                 0.00                 0.00                 0.00               0.00
       Jan-22                  0.00                 0.00                 0.00                 0.00               0.00
       Feb-22                  0.00                 0.00                 0.00                 0.00               0.00
       Mar-22                  0.00                 0.00                 0.00                 0.00               0.00
       Apr-22                  0.00                 0.00                 0.00                 0.00               0.00
       May-22                  0.00                 0.00                 0.00                 0.00               0.00
       Jun-22                  0.00                 0.00                 0.00                 0.00               0.00
       Jul-22                  0.00                 0.00                 0.00                 0.00               0.00
       Aug-22                  0.00                 0.00                 0.00                 0.00               0.00
       Sep-22                  0.00                 0.00                 0.00                 0.00               0.00
       Oct-22                  0.00                 0.00                 0.00                 0.00               0.00
       Nov-22                  0.00                 0.00                 0.00                 0.00               0.00
       Dec-22                  0.00                 0.00                 0.00                 0.00               0.00
       Jan-23                  0.00                 0.00                 0.00                 0.00               0.00
       Feb-23                  0.00                 0.00                 0.00                 0.00               0.00
       Mar-23                  0.00                 0.00                 0.00                 0.00               0.00

       POOL ID       6                   7                     8                   9                  10                  11
                     -                   -                     -                   -                  --                  --
        TENANT
                   CIRCUIT             CIRCUIT               CIRCUIT             CIRCUIT             CIRCUIT            CIRCUIT
                    CITY                CITY                  CITY                CITY                CITY               CITY
                  ------------------------------------------------------------------------------------------------------------------
                   DENVER              ORLANDO           WEST PALM BEACH       CRYSTAL LAKE         WITCHITA            WESTLAND
                     CO                  FL                    FL                   IL                 KS                  MI
                  ------------------------------------------------------------------------------------------------------------------
MAR-98 BALANCE     6,888,745.84        12,121,850.51          7,091,819.77       5,009,996.97        5,732,592.69       8,275,356.41
                  ------------------------------------------------------------------------------------------------------------------
   GROSS COUPON    8.610%               7.640%                7.640%             8.610%              8.610%             7.640%
                  ------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY      5TH                  5TH                   5TH                 5TH                 5TH                5TH
                  ------------------------------------------------------------------------------------------------------------------
       Aug-21              0.00                 0.00                  0.00               0.00                0.00               0.00
       Sep-21              0.00                 0.00                  0.00               0.00                0.00               0.00
       Oct-21              0.00                 0.00                  0.00               0.00                0.00               0.00
       Nov-21              0.00                 0.00                  0.00               0.00                0.00               0.00
       Dec-21              0.00                 0.00                  0.00               0.00                0.00               0.00
       Jan-22              0.00                 0.00                  0.00               0.00                0.00               0.00
       Feb-22              0.00                 0.00                  0.00               0.00                0.00               0.00
       Mar-22              0.00                 0.00                  0.00               0.00                0.00               0.00
       Apr-22              0.00                 0.00                  0.00               0.00                0.00               0.00
       May-22              0.00                 0.00                  0.00               0.00                0.00               0.00
       Jun-22              0.00                 0.00                  0.00               0.00                0.00               0.00
       Jul-22              0.00                 0.00                  0.00               0.00                0.00               0.00
       Aug-22              0.00                 0.00                  0.00               0.00                0.00               0.00
       Sep-22              0.00                 0.00                  0.00               0.00                0.00               0.00
       Oct-22              0.00                 0.00                  0.00               0.00                0.00               0.00
       Nov-22              0.00                 0.00                  0.00               0.00                0.00               0.00
       Dec-22              0.00                 0.00                  0.00               0.00                0.00               0.00
       Jan-23              0.00                 0.00                  0.00               0.00                0.00               0.00
       Feb-23              0.00                 0.00                  0.00               0.00                0.00               0.00
       Mar-23              0.00                 0.00                  0.00               0.00                0.00               0.00

       POOL ID             12                 13                  14
                           --                 --                  --
        TENANT
                         CIRCUIT             CIRCUIT            CIRCUIT
                          CITY                CITY               CITY
                  ----------------------------------------------------------
                          KENTWOOD           BOARDMAN         MONROEVILLE
                            MI                  OH                PA
                  ----------------------------------------------------------
MAR-98 BALANCE           5,661,718.21        5,464,462.52       9,557,521.11
                  ----------------------------------------------------------
   GROSS COUPON          7.640%              7.640%             7.640%
                  ----------------------------------------------------------
    PAYMENT DAY             5TH                 5TH                5TH
                  ----------------------------------------------------------
       Aug-21                    0.00                0.00               0.00
       Sep-21                    0.00                0.00               0.00
       Oct-21                    0.00                0.00               0.00
       Nov-21                    0.00                0.00               0.00
       Dec-21                    0.00                0.00               0.00
       Jan-22                    0.00                0.00               0.00
       Feb-22                    0.00                0.00               0.00
       Mar-22                    0.00                0.00               0.00
       Apr-22                    0.00                0.00               0.00
       May-22                    0.00                0.00               0.00
       Jun-22                    0.00                0.00               0.00
       Jul-22                    0.00                0.00               0.00
       Aug-22                    0.00                0.00               0.00
       Sep-22                    0.00                0.00               0.00
       Oct-22                    0.00                0.00               0.00
       Nov-22                    0.00                0.00               0.00
       Dec-22                    0.00                0.00               0.00
       Jan-23                    0.00                0.00               0.00
       Feb-23                    0.00                0.00               0.00
       Mar-23                    0.00                0.00               0.00



                                    BALANCE

        15                  16                   17                   18                   19                   20
        --                  --                   --                   --                   --                   --

      CIRCUIT             ECKERD              FEDERAL                FRED                 FRED                 FRED
       CITY             CORPORATION          INSURANCE              MEYER                MEYER                MEYER
-----------------------------------------------------------------------------------------------------------------------------
     ANDERSEN          NEPTUNE BEACH        FLORHAM PARK        JOHNSON CREEK        EAST VANCOUVER        BONNEY LAKE
        SC                  FL                   NJ                   OR                   WA                   WA
-----------------------------------------------------------------------------------------------------------------------------
    3,343,954.14        1,876,468.15        17,912,874.88        18,109,169.54        13,524,712.95        13,386,705.68
-----------------------------------------------------------------------------------------------------------------------------
    7.640%              7.190%               6.900%               7.730%               7.700%               7.700%
-----------------------------------------------------------------------------------------------------------------------------
      5TH                 1ST                 1ST                  1ST                  1ST                  1ST
-----------------------------------------------------------------------------------------------------------------------------
    3,338,563.81        1,872,874.92        17,869,948.34        18,083,750.27        13,505,648.35        13,367,835.63
    3,333,139.16        1,869,260.16        17,826,774.97        18,058,167.27        13,486,461.43        13,348,844.49
    3,327,679.98        1,865,623.75        17,783,353.36        18,032,419.46        13,467,151.39        13,329,731.50
    3,322,186.04        1,861,965.54        17,739,682.07        18,006,505.79        13,447,717.44        13,310,495.86
    3,316,657.12        1,858,285.42        17,695,759.67        17,980,425.20        13,428,158.79        13,291,136.80
    3,311,093.00        1,854,583.25        17,651,584.72        17,954,176.61        13,408,474.64        13,271,653.51
    3,305,493.46        1,850,858.89        17,607,155.76        17,927,758.93        13,388,664.18        13,252,045.21
    3,299,858.26        1,847,112.22        17,562,471.34        17,901,171.08        13,368,726.60        13,232,311.09
    3,294,187.19        1,843,343.10        17,517,529.98        17,874,411.95        13,348,661.10        13,212,450.34
    3,288,480.01        1,839,551.40        17,472,330.21        17,847,480.46        13,328,466.83        13,192,462.14
    3,282,736.50        1,835,736.98        17,426,870.54        17,820,375.48        13,308,142.99        13,172,345.70
    3,276,956.42        1,831,899.70        17,381,149.47        17,793,095.90        13,287,688.74        13,152,100.17
    3,271,139.54        1,828,039.43        17,335,165.51        17,765,640.59        13,267,103.24        13,131,724.73
    3,265,285.62        1,824,156.04        17,288,917.14        17,738,008.42        13,246,385.65        13,111,218.55
    3,259,394.44        1,820,249.37        17,242,402.85        17,710,198.26        13,225,535.12        13,090,580.79
    3,253,465.74        1,816,319.30        17,195,621.09        17,682,208.95        13,204,550.80        13,069,810.60
    3,247,499.31        1,812,365.68        17,148,570.34        17,654,039.35        13,183,431.83        13,048,907.14
    3,241,494.88        1,808,388.37        17,101,249.05        17,625,688.29        13,162,177.35        13,027,869.55
    3,235,452.23        1,804,387.23        17,053,655.66        17,597,154.60        13,140,786.48        13,006,696.97
    3,229,371.10        1,800,362.12        17,005,788.62        17,568,437.10        13,119,258.36        12,985,388.52
    3,223,251.26        1,796,312.89        16,957,646.33        17,539,534.62        13,097,592.10        12,963,943.35
    3,217,092.46        1,792,239.40        16,909,227.23        17,510,445.95        13,075,786.81        12,942,360.58
    3,210,894.44        1,788,141.50        16,860,529.71        17,481,169.91        13,053,841.61        12,920,639.31
    3,204,656.97        1,784,019.04        16,811,552.19        17,451,705.28        13,031,755.59        12,898,778.67
    3,198,379.78        1,779,871.89        16,762,293.04        17,422,050.85        13,009,527.85        12,876,777.75
    3,192,062.63        1,775,699.89        16,712,750.66        17,392,205.39        12,987,157.48        12,854,635.66
    3,185,705.26        1,771,502.89        16,662,923.40        17,362,167.68        12,964,643.57        12,832,351.49
    3,179,307.41        1,767,280.75        16,612,809.64        17,331,936.48        12,941,985.20        12,809,924.33
    3,172,868.83        1,763,033.30        16,562,407.73        17,301,510.53        12,919,181.43        12,787,353.27
    3,166,389.26        1,758,760.41        16,511,716.00        17,270,888.60        12,896,231.35        12,764,637.37
    3,159,868.44        1,754,461.92        16,460,732.80        17,240,069.40        12,873,133.99        12,741,775.72
    3,153,306.10        1,750,137.67        16,409,456.44        17,209,051.68        12,849,888.43        12,718,767.36
    3,146,701.97        1,745,787.51        16,357,885.25        17,177,834.16        12,826,493.71        12,695,611.37
    3,140,055.81        1,741,411.29        16,306,017.52        17,146,415.54        12,802,948.88        12,672,306.80
    3,133,367.33        1,737,008.84        16,253,851.55        17,114,794.53        12,779,252.96        12,648,852.69
    3,126,636.26        1,732,580.02        16,201,385.63        17,082,969.84        12,755,405.00        12,625,248.08
    3,119,862.34        1,728,124.66        16,148,618.02        17,050,940.13        12,731,404.01        12,601,492.01
    3,113,045.29        1,723,642.61        16,095,547.01        17,018,704.11        12,707,249.02        12,577,583.50
    3,106,184.85        1,719,133.70        16,042,170.83        16,986,260.43        12,682,939.03        12,553,521.58
    3,099,280.72        1,714,597.78        15,988,487.75        16,953,607.75        12,658,473.05        12,529,305.27
    3,092,332.64        1,709,603.82        15,934,495.98        16,920,744.74        12,633,850.08        12,504,933.56
    3,085,340.32        1,704,579.93        15,880,193.76        16,887,670.04        12,609,069.12        12,480,405.47
    3,078,303.48        1,699,525.95        15,825,579.31        16,854,382.28        12,584,129.14        12,455,719.99
    3,071,221.84        1,694,441.68        15,770,650.82        16,820,880.09        12,559,029.13        12,430,876.12

      21                  24                  25                 26                  27                 28                 29
      --                  --                  --                 --                  --                 --                 --
                     HEALTH INS.
    GIANT              PLAN OF             HEILIG-             HEILIG-            HEILIG-            HEILIG-             HEILIG-
     FOOD             GREATER NY           MEYERS              MEYERS             MEYERS             MEYERS              MEYERS
------------------------------------------------------------------------------------------------------------------------------------
  ARLINGTON          FOREST HILLS          ANTIOCH             VALLEJO            REDDING           BURLINGTON        CEDAR RAPIDS
      VA                  NY                  CA                 CA                  CA                 IA                 IA
------------------------------------------------------------------------------------------------------------------------------------
 4,719,750.33        15,309,448.71       2,403,348.19        1,229,460.85       1,292,169.61       3,175,950.15        1,667,288.59
------------------------------------------------------------------------------------------------------------------------------------
  7.620%              8.350%              7.480%             7.480%              7.480%             7.480%             7.480%
------------------------------------------------------------------------------------------------------------------------------------
   1ST                 1ST                 10TH               10TH                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
 4,714,105.32        15,301,136.10       2,399,544.17        1,227,514.86       1,290,124.36       3,170,923.26        1,664,649.61
 4,708,424.47        15,292,765.64       2,395,716.44        1,225,556.74       1,288,066.37       3,165,865.03        1,661,994.17
 4,702,707.55        15,284,336.94       2,391,864.85        1,223,586.41       1,285,995.55       3,160,775.27        1,659,322.19
 4,696,954.32        15,275,849.59       2,387,989.25        1,221,603.80       1,283,911.82       3,155,653.79        1,656,633.54
 4,691,164.56        15,267,303.19       2,384,089.49        1,219,608.84       1,281,815.10       3,150,500.38        1,653,928.14
 4,685,338.04        15,258,697.31       2,380,165.43        1,217,601.44       1,279,705.31       3,145,314.85        1,651,205.88
 4,679,474.51        15,250,031.56       2,376,216.90        1,215,581.52       1,277,582.37       3,140,096.99        1,648,466.64
 4,673,573.76        15,241,305.50       2,372,243.76        1,213,549.02       1,275,446.19       3,134,846.61        1,645,710.34
 4,667,635.53        15,232,518.72       2,368,245.86        1,211,503.84       1,273,296.70       3,129,563.51        1,642,936.85
 4,661,659.60        15,223,670.80       2,364,223.04        1,209,445.92       1,271,133.82       3,124,247.47        1,640,146.07
 4,655,645.71        15,214,761.32       2,360,175.14        1,207,375.17       1,268,957.45       3,118,898.30        1,637,337.90
 4,649,593.64        15,205,943.08       2,356,102.00        1,205,291.51       1,266,767.51       3,113,515.78        1,634,512.22
 4,643,503.14        15,197,063.48       2,352,003.48        1,203,194.86       1,264,563.93       3,108,099.71        1,631,668.93
 4,637,373.97        15,188,122.10       2,347,879.41        1,201,085.15       1,262,346.60       3,102,649.88        1,628,807.92
 4,631,205.87        15,179,118.49       2,343,729.64        1,198,962.28       1,260,115.46       3,097,166.08        1,625,929.07
 4,624,998.61        15,170,052.24       2,339,554.00        1,196,826.19       1,257,870.41       3,091,648.10        1,623,032.28
 4,618,751.93        15,160,922.90       2,335,352.33        1,194,676.77       1,255,611.37       3,086,095.72        1,620,117.43
 4,612,465.59        15,151,730.03       2,331,124.47        1,192,513.96       1,253,338.24       3,080,508.74        1,617,184.41
 4,606,139.32        15,142,473.20       2,326,870.25        1,190,337.67       1,251,050.95       3,074,886.93        1,614,233.11
 4,599,772.89        15,133,151.96       2,322,589.52        1,188,147.81       1,248,749.39       3,069,230.07        1,611,263.41
 4,593,366.03        15,123,765.85       2,318,282.11        1,185,944.30       1,246,433.50       3,063,537.95        1,608,275.20
 4,586,918.48        15,114,314.44       2,313,947.84        1,183,727.06       1,244,103.16       3,057,810.36        1,605,268.37
 4,580,429.99        15,104,797.26       2,309,586.56        1,181,495.99       1,241,758.30       3,052,047.06        1,602,242.79
 4,573,900.30        15,095,374.76       2,305,198.09        1,179,251.02       1,239,398.82       3,046,247.84        1,599,198.36
 4,567,329.15        15,085,886.70       2,300,782.27        1,176,992.05       1,237,024.64       3,040,412.46        1,596,134.94
 4,560,716.27        15,076,332.62       2,296,338.92        1,174,719.01       1,234,635.66       3,034,540.72        1,593,052.43
 4,554,061.40        15,066,712.06       2,291,867.88        1,172,431.79       1,232,231.78       3,028,632.37        1,589,950.71
 4,547,364.27        15,057,024.55       2,287,368.96        1,170,130.32       1,229,812.92       3,022,687.20        1,586,829.65
 4,540,624.61        15,047,269.64       2,282,842.01        1,167,814.50       1,227,378.99       3,016,704.96        1,583,689.14
 4,533,842.16        15,037,446.84       2,278,286.83        1,165,484.25       1,224,929.88       3,010,685.44        1,580,529.05
 4,527,016.63        15,027,555.70       2,273,703.26        1,163,139.47       1,222,465.51       3,004,628.40        1,577,349.27
 4,520,147.77        15,017,595.73       2,269,091.13        1,160,780.08       1,219,985.77       2,998,533.60        1,574,149.66
 4,513,235.29        15,007,566.46       2,264,450.24        1,158,405.98       1,217,490.58       2,992,400.81        1,570,930.11
 4,506,278.91        14,997,467.40       2,259,780.42        1,156,017.08       1,214,979.83       2,986,229.79        1,567,690.49
 4,499,278.36        14,987,298.07       2,255,081.49        1,153,613.29       1,212,453.44       2,980,020.31        1,564,430.68
 4,492,233.36        14,977,226.93       2,250,353.28        1,151,194.51       1,209,911.29       2,973,772.11        1,561,150.55
 4,485,143.62        14,967,085.72       2,245,595.59        1,148,760.66       1,207,353.31       2,967,484.98        1,557,849.97
 4,478,008.87        14,956,873.94       2,240,808.25        1,146,311.64       1,204,779.37       2,961,158.65        1,554,528.82
 4,470,828.80        14,946,591.11       2,235,991.06        1,143,847.35       1,202,189.39       2,954,792.89        1,551,186.96
 4,463,603.14        14,936,236.72       2,231,143.85        1,141,367.71       1,199,583.27       2,948,387.45        1,547,824.28
 4,456,331.60        14,925,810.28       2,226,266.42        1,138,872.60       1,196,960.90       2,941,942.08        1,544,440.63
 4,449,013.89        14,915,311.30       2,221,358.59        1,136,361.94       1,194,322.19       2,935,456.54        1,541,035.90
 4,441,649.71        14,904,739.25       2,216,420.17        1,133,835.64       1,191,667.03       2,928,930.57        1,537,609.94
 4,434,238.76        14,894,093.65       2,211,450.97        1,131,293.58       1,188,995.31       2,922,363.92        1,534,162.62

           30                 31                  32
           --                 --                  --

         HEILIG-            HEILIG-            HEILIG-
         MEYERS             MEYERS             MEYERS
-------------------------------------------------------------
        DUBUQUE            WATERLOO           TWIN FALLS
           IA                 IA                  ID
-------------------------------------------------------------
      1,498,986.70        1,566,990.92       1,268,563.31
-------------------------------------------------------------
       7.480%             7.480%              7.480%
-------------------------------------------------------------
        10TH               10TH                10TH
-------------------------------------------------------------
      1,496,614.10        1,564,510.69       1,266,555.43
      1,494,226.72        1,562,014.99       1,264,535.03
      1,491,824.45        1,559,503.74       1,262,502.04
      1,489,407.21        1,556,976.84       1,260,456.37
      1,486,974.90        1,554,434.19       1,258,397.96
      1,484,527.43        1,551,875.68       1,256,326.71
      1,482,064.71        1,549,301.23       1,254,242.56
      1,479,586.63        1,546,710.73       1,252,145.41
      1,477,093.11        1,544,104.09       1,250,035.19
      1,474,584.04        1,541,481.19       1,247,911.81
      1,472,059.33        1,538,841.95       1,245,775.20
      1,469,518.89        1,536,186.25       1,243,625.28
      1,466,962.61        1,533,514.00       1,241,461.95
      1,464,390.40        1,530,825.10       1,239,285.13
      1,461,802.15        1,528,119.43       1,237,094.75
      1,459,197.77        1,525,396.90       1,234,890.71
      1,456,577.16        1,522,657.39       1,232,672.94
      1,453,940.21        1,519,900.82       1,230,441.34
      1,451,286.82        1,517,127.05       1,228,195.83
      1,448,616.90        1,514,336.00       1,225,936.33
      1,445,930.33        1,511,527.55       1,223,662.74
      1,443,227.02        1,508,701.60       1,221,374.97
      1,440,506.85        1,505,858.03       1,219,072.95
      1,437,769.73        1,502,996.73       1,216,756.58
      1,435,015.55        1,500,117.60       1,214,425.77
      1,432,244.20        1,497,220.53       1,212,080.43
      1,429,455.57        1,494,305.39       1,209,720.47
      1,426,649.57        1,491,372.08       1,207,345.80
      1,423,826.07        1,488,420.49       1,204,956.33
      1,420,984.97        1,485,450.51       1,202,551.97
      1,418,126.16        1,482,462.00       1,200,132.61
      1,415,249.54        1,479,454.87       1,197,698.18
      1,412,354.98        1,476,429.00       1,195,248.57
      1,409,442.38        1,473,384.26       1,192,783.69
      1,406,511.62        1,470,320.55       1,190,303.45
      1,403,562.60        1,467,237.74       1,187,807.75
      1,400,595.19        1,464,135.71       1,185,296.49
      1,397,609.29        1,461,014.34       1,182,769.58
      1,394,604.77        1,457,873.52       1,180,226.92
      1,391,581.53        1,454,713.12       1,177,668.40
      1,388,539.44        1,451,533.03       1,175,093.94
      1,385,478.39        1,448,333.11       1,172,503.44
      1,382,398.26        1,445,113.24       1,169,896.78
      1,379,298.93        1,441,873.30       1,167,273.88

                                    BALANCE

        15                  16                   17                   18                   19                   20
        --                  --                   --                   --                   --                   --

      CIRCUIT             ECKERD              FEDERAL                FRED                 FRED                 FRED
       CITY             CORPORATION          INSURANCE              MEYER                MEYER                MEYER
------------------------------------------------------------------------------------------------------------------------------
     ANDERSEN          NEPTUNE BEACH        FLORHAM PARK        JOHNSON CREEK        EAST VANCOUVER        BONNEY LAKE
        SC                  FL                   NJ                   OR                   WA                   WA
------------------------------------------------------------------------------------------------------------------------------
    3,343,954.14        1,876,468.15        17,912,874.88        18,109,169.54        13,524,712.95        13,386,705.68
------------------------------------------------------------------------------------------------------------------------------
    7.640%              7.190%               6.900%               7.730%               7.700%               7.700%
------------------------------------------------------------------------------------------------------------------------------
      5TH                 1ST                 1ST                  1ST                  1ST                  1ST
------------------------------------------------------------------------------------------------------------------------------
    3,064,095.12        1,689,326.95        15,715,406.49        16,787,162.10        12,533,768.07        12,405,872.83
    3,056,923.02        1,684,181.58        15,659,844.51        16,753,226.90        12,508,344.91        12,380,709.10
    3,049,705.26        1,679,005.37        15,603,963.04        16,719,073.10        12,482,758.62        12,355,383.90
    3,042,441.55        1,673,798.15        15,547,760.26        16,684,699.30        12,457,008.15        12,329,896.20
    3,035,131.59        1,668,559.73        15,491,234.31        16,650,104.07        12,431,092.45        12,304,244.95
    3,027,775.09        1,663,289.92        15,434,383.34        16,615,285.99        12,405,010.46        12,278,429.11
    3,020,371.76        1,657,988.54        15,377,205.47        16,580,243.62        12,378,761.10        12,252,447.62
    3,012,921.29        1,652,655.40        15,319,698.83        16,544,975.53        12,352,343.32        12,226,299.41
    3,005,423.38        1,647,290.30        15,239,411.72        16,509,480.24        12,325,756.02        12,199,983.42
    2,997,877.74        1,641,893.05        15,158,662.96        16,473,756.31        12,298,998.11        12,173,498.57
    2,990,284.06        1,636,463.47        15,077,449.89        16,437,802.26        12,272,068.52        12,146,843.77
    2,982,642.03        1,631,001.35        14,995,769.85        16,401,616.60        12,244,966.12        12,120,017.94
    2,974,951.35        1,625,506.51        14,913,620.15        16,365,197.85        12,217,689.81        12,093,019.97
    2,967,211.70        1,619,978.74        14,830,998.08        16,328,544.50        12,190,238.49        12,065,848.77
    2,959,422.78        1,614,417.85        14,747,900.94        16,291,655.04        12,162,611.01        12,038,503.22
    2,951,584.27        1,608,823.65        14,664,325.99        16,254,527.95        12,134,806.26        12,010,982.20
    2,943,695.85        1,603,195.92        14,580,270.49        16,217,161.70        12,106,823.10        11,983,284.59
    2,935,757.21        1,597,534.48        14,495,731.66        16,179,554.75        12,078,660.38        11,955,409.25
    2,927,768.03        1,591,839.11        14,410,706.74        16,141,705.55        12,050,316.95        11,927,355.05
    2,919,727.98        1,586,109.62        14,325,192.92        16,103,612.54        12,021,791.64        11,899,120.83
    2,911,636.75        1,580,345.80        14,239,187.40        16,065,274.14        11,993,083.30        11,870,705.44
    2,903,494.00        1,574,547.45        14,152,687.35        16,026,688.78        11,964,190.75        11,842,107.72
    2,895,299.41        1,568,714.35        14,065,689.92        15,987,854.87        11,935,112.81        11,813,326.50
    2,887,052.64        1,562,846.30        13,978,192.26        15,948,770.80        11,905,848.28        11,784,360.60
    2,878,753.37        1,556,943.10        13,890,191.48        15,909,434.97        11,876,395.97        11,755,208.83
    2,870,401.27        1,551,004.52        13,801,684.70        15,869,845.74        11,846,754.67        11,725,870.01
    2,861,995.99        1,545,030.36        13,712,669.01        15,830,001.50        11,816,923.18        11,696,342.93
    2,853,537.19        1,539,020.41        13,623,141.48        15,789,900.59        11,786,900.26        11,666,626.38
    2,845,024.54        1,532,974.45        13,533,099.16        15,749,541.37        11,756,684.70        11,636,719.16
    2,836,457.69        1,526,892.26        13,442,539.10        15,708,922.16        11,726,275.26        11,606,620.02
    2,827,836.30        1,520,773.63        13,351,458.32        15,668,041.30        11,695,670.69        11,576,327.76
    2,819,160.02        1,514,618.34        13,259,853.83        15,626,897.10        11,664,869.74        11,545,841.11
    2,810,428.51        1,508,426.17        13,167,722.61        15,585,487.87        11,633,871.15        11,515,158.85
    2,801,641.40        1,502,196.89        13,075,061.63        15,543,811.88        11,602,673.65        11,484,279.70
    2,792,798.34        1,495,930.30        12,981,867.86        15,501,867.44        11,571,275.97        11,453,202.42
    2,783,898.99        1,489,626.15        12,888,138.22        15,459,652.80        11,539,676.82        11,421,925.72
    2,774,942.98        1,483,284.24        12,793,869.63        15,417,166.23        11,507,874.91        11,390,448.33
    2,765,929.94        1,476,904.32        12,699,059.00        15,374,405.98        11,475,868.94        11,358,768.96
    2,756,859.53        1,470,486.18        12,603,703.21        15,331,370.28        11,443,657.60        11,326,886.31
    2,747,731.36        1,464,029.58        12,507,799.12        15,288,057.35        11,411,239.56        11,294,799.09
    2,738,545.08        1,457,534.30        12,411,343.59        15,244,465.42        11,378,613.51        11,262,505.97
    2,729,300.32        1,451,000.10        12,314,333.43        15,200,592.69        11,345,778.11        11,230,005.63
    2,719,996.69        1,444,426.75        12,216,765.47        15,156,437.34        11,312,732.02        11,197,296.76
    2,710,633.84        1,437,814.01        12,118,636.49        15,111,997.55        11,279,473.88        11,164,378.00
    2,701,211.37        1,431,161.65        12,019,943.27        15,067,271.51        11,246,002.33        11,131,248.01
    2,691,728.91        1,424,469.44        11,920,682.57        15,022,257.35        11,212,316.01        11,097,905.44
    2,682,186.08        1,417,737.12        11,820,851.11        14,976,953.22        11,178,413.54        11,064,348.92
    2,672,582.50        1,410,964.47        11,720,445.63        14,931,357.26        11,144,293.52        11,030,577.08
    2,662,917.77        1,404,151.24        11,619,462.81        14,885,467.59        11,109,954.57        10,996,588.53
    2,653,191.51        1,397,297.19        11,517,899.34        14,839,282.31        11,075,395.27        10,962,381.90
    2,643,403.32        1,390,402.07        11,415,751.88        14,792,799.52        11,040,614.22        10,927,955.77
    2,633,552.82        1,383,465.63        11,313,017.07        14,746,017.30        11,005,609.99        10,893,308.74
    2,623,639.60        1,376,487.64        11,209,691.54        14,698,933.73        10,970,381.15        10,858,439.39
    2,613,663.27        1,369,467.83        11,105,771.89        14,651,546.86        10,934,926.26        10,823,346.29
    2,603,623.43        1,362,405.97        11,001,254.70        14,603,854.74        10,899,243.87        10,788,028.02
    2,593,519.66        1,355,301.79        10,896,136.53        14,555,855.41        10,863,332.51        10,752,483.12
    2,583,351.56        1,347,724.18        10,790,413.94        14,507,546.87        10,827,190.73        10,716,710.14
    2,573,118.73        1,340,101.16        10,684,083.44        14,458,927.16        10,790,817.03        10,680,707.61
    2,562,820.75        1,332,432.47        10,577,141.54        14,409,994.25        10,754,209.94        10,644,474.08

      21                  24                  25                 26                  27                 28                 29
      --                  --                  --                 --                  --                 --                 --
                     HEALTH INS.
    GIANT              PLAN OF             HEILIG-             HEILIG-            HEILIG-            HEILIG-             HEILIG-
     FOOD             GREATER NY           MEYERS              MEYERS             MEYERS             MEYERS              MEYERS
------------------------------------------------------------------------------------------------------------------------------------
  ARLINGTON          FOREST HILLS          ANTIOCH             VALLEJO            REDDING           BURLINGTON        CEDAR RAPIDS
      VA                  NY                  CA                 CA                  CA                 IA                 IA
------------------------------------------------------------------------------------------------------------------------------------
 4,719,750.33        15,309,448.71       2,403,348.19        1,229,460.85       1,292,169.61       3,175,950.15        1,667,288.59
------------------------------------------------------------------------------------------------------------------------------------
  7.620%              8.350%              7.480%             7.480%              7.480%             7.480%             7.480%
------------------------------------------------------------------------------------------------------------------------------------
   1ST                 1ST                 10TH               10TH                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
 4,426,780.76        14,883,373.97       2,206,450.79        1,128,735.68       1,186,306.95       2,915,756.33        1,530,693.82
 4,419,275.40        14,872,579.69       2,201,419.44        1,126,161.84       1,183,601.82       2,909,107.57        1,527,203.40
 4,411,722.38        14,861,710.31       2,196,356.73        1,123,571.95       1,180,879.84       2,902,417.35        1,523,691.21
 4,404,121.39        14,850,942.69       2,191,262.47        1,120,965.92       1,178,140.89       2,895,685.44        1,520,157.14
 4,396,472.14        14,840,100.15       2,186,136.45        1,118,343.64       1,175,384.86       2,888,911.56        1,516,601.03
 4,388,774.32        14,829,182.17       2,180,978.47        1,115,705.02       1,172,611.66       2,882,095.46        1,513,022.76
 4,381,027.62        14,818,188.21       2,175,788.35        1,113,049.95       1,169,821.17       2,875,236.87        1,509,422.19
 4,373,231.73        14,807,117.75       2,170,565.87        1,110,378.33       1,167,013.28       2,868,335.53        1,505,799.17
 4,365,386.33        14,789,687.65       2,165,310.84        1,107,690.06       1,164,187.90       2,861,391.17        1,502,153.57
 4,357,491.11        14,772,136.27       2,160,023.06        1,104,985.03       1,161,344.90       2,854,403.53        1,498,485.24
 4,349,545.76        14,754,462.76       2,154,702.31        1,102,263.14       1,158,484.18       2,847,372.33        1,494,794.05
 4,341,549.95        14,736,666.27       2,149,348.40        1,099,524.29       1,155,605.62       2,840,297.30        1,491,079.85
 4,333,503.38        14,718,745.95       2,143,961.11        1,096,768.36       1,152,709.13       2,833,178.17        1,487,342.50
 4,325,405.70        14,700,700.93       2,138,540.25        1,093,995.25       1,149,794.58       2,826,014.66        1,483,581.85
 4,317,256.61        14,682,530.34       2,133,085.59        1,091,204.86       1,146,861.86       2,818,806.50        1,479,797.76
 4,309,055.77        14,664,419.59       2,127,596.94        1,088,397.07       1,143,910.86       2,811,553.41        1,475,990.08
 4,300,802.85        14,646,182.82       2,122,074.07        1,085,571.78       1,140,941.47       2,804,255.11        1,472,158.67
 4,292,497.53        14,627,819.16       2,116,516.77        1,082,728.89       1,137,953.57       2,796,911.32        1,468,303.38
 4,284,139.47        14,609,327.71       2,110,924.84        1,079,868.27       1,134,947.04       2,789,521.75        1,464,424.05
 4,275,728.34        14,590,707.59       2,105,298.04        1,076,989.81       1,131,921.78       2,782,086.12        1,460,520.54
 4,267,263.79        14,571,957.91       2,099,636.18        1,074,093.42       1,128,877.65       2,774,604.14        1,456,592.71
 4,258,745.50        14,553,077.76       2,093,939.02        1,071,178.97       1,125,814.55       2,767,075.52        1,452,640.38
 4,250,173.11        14,534,066.23       2,088,206.35        1,068,246.36       1,122,732.36       2,759,499.97        1,448,663.43
 4,241,546.29        14,514,922.42       2,082,437.95        1,065,295.46       1,119,630.96       2,751,877.21        1,444,661.68
 4,232,864.69        14,495,645.40       2,076,633.59        1,062,326.18       1,116,510.22       2,744,206.93        1,440,634.99
 4,224,127.96        14,476,234.24       2,070,793.05        1,059,338.38       1,113,370.03       2,736,488.83        1,436,583.19
 4,215,335.75        14,456,688.01       2,064,916.10        1,056,331.96       1,110,210.27       2,728,722.63        1,432,506.15
 4,206,487.71        14,437,201.37       2,059,002.52        1,053,306.80       1,107,030.81       2,720,908.02        1,428,403.68
 4,197,583.49        14,417,579.13       2,053,052.08        1,050,262.78       1,103,831.53       2,713,044.69        1,424,275.65
 4,188,622.73        14,397,820.35       2,047,064.55        1,047,199.79       1,100,612.31       2,705,132.36        1,420,121.89
 4,179,605.06        14,377,924.08       2,041,039.69        1,044,117.70       1,097,373.02       2,697,170.70        1,415,942.23
 4,170,530.13        14,357,889.37       2,034,977.28        1,041,016.41       1,094,113.54       2,689,159.41        1,411,736.52
 4,161,397.58        14,337,715.25       2,028,877.09        1,037,895.78       1,090,833.75       2,681,098.19        1,407,504.59
 4,152,207.03        14,317,400.75       2,022,738.86        1,034,755.70       1,087,533.51       2,672,986.72        1,403,246.29
 4,142,958.13        14,296,944.90       2,016,562.38        1,031,596.05       1,084,212.70       2,664,824.68        1,398,961.44
 4,133,650.49        14,276,346.71       2,010,347.39        1,028,416.70       1,080,871.19       2,656,611.77        1,394,649.88
 4,124,283.75        14,255,605.19       2,004,093.67        1,025,217.53       1,077,508.85       2,648,347.67        1,390,311.45
 4,114,857.53        14,234,719.34       1,997,800.96        1,021,998.43       1,074,125.55       2,640,032.05        1,385,945.97
 4,105,371.46        14,213,688.16       1,991,469.03        1,018,759.25       1,070,721.16       2,631,664.60        1,381,553.29
 4,095,825.15        14,192,716.00       1,985,097.63        1,015,499.89       1,067,295.55       2,623,245.00        1,377,133.22
 4,086,218.22        14,171,597.91       1,978,686.52        1,012,220.21       1,063,848.59       2,614,772.91        1,372,685.60
 4,076,550.28        14,150,332.87       1,972,235.44        1,008,920.08       1,060,380.15       2,606,248.01        1,368,210.26
 4,066,820.96        14,128,919.87       1,965,744.15        1,005,599.39       1,056,890.08       2,597,669.97        1,363,707.02
 4,057,029.85        14,107,357.86       1,959,212.40        1,002,258.00       1,053,378.26       2,589,038.46        1,359,175.71
 4,047,176.57        14,085,645.82       1,952,639.93          998,895.77       1,049,844.54       2,580,353.15        1,354,616.15
 4,037,260.72        14,063,782.70       1,946,026.50          995,512.59       1,046,288.81       2,571,613.71        1,350,028.18
 4,027,281.91        14,041,767.45       1,939,371.84          992,108.33       1,042,710.90       2,562,819.78        1,345,411.60
 4,017,239.73        14,019,599.00       1,932,675.70          988,682.84       1,039,110.70       2,553,971.04        1,340,766.25
 4,007,133.78        13,997,276.31       1,925,937.82          985,236.00       1,035,488.05       2,545,067.14        1,336,091.95
 3,996,963.66        13,974,798.28       1,919,157.95          981,767.67       1,031,842.82       2,536,107.75        1,331,388.50
 3,986,728.96        13,952,163.85       1,912,335.81          978,277.73       1,028,174.87       2,527,092.50        1,326,655.74
 3,976,429.27        13,929,587.54       1,905,471.14          974,766.03       1,024,484.06       2,518,021.06        1,321,893.48
 3,966,064.17        13,906,854.15       1,898,563.69          971,232.44       1,020,770.24       2,508,893.07        1,317,101.53
 3,955,633.26        13,883,962.56       1,891,613.18          967,676.82       1,017,033.27       2,499,708.19        1,312,279.71
 3,945,136.11        13,860,911.69       1,884,619.35          964,099.05       1,013,273.01       2,490,466.06        1,307,427.84
 3,934,572.31        13,837,700.43       1,877,581.92          960,498.97       1,009,489.31       2,481,166.31        1,302,545.72
 3,923,941.42        13,814,327.65       1,870,500.62          956,876.45       1,005,682.02       2,471,808.60        1,297,633.18
 3,913,243.03        13,790,792.24       1,863,375.19          953,231.35       1,001,851.00       2,462,392.55        1,292,690.01
 3,902,476.70        13,767,093.05       1,856,205.33          949,563.53         997,996.10       2,452,917.82        1,287,716.02

           30                 31                  32
           --                 --                  --

         HEILIG-            HEILIG-            HEILIG-
         MEYERS             MEYERS             MEYERS
-------------------------------------------------------------
        DUBUQUE            WATERLOO           TWIN FALLS
           IA                 IA                  ID
-------------------------------------------------------------
      1,498,986.70        1,566,990.92       1,268,563.31
-------------------------------------------------------------
       7.480%             7.480%              7.480%
-------------------------------------------------------------
        10TH               10TH                10TH
-------------------------------------------------------------
      1,376,180.28        1,438,613.17       1,164,634.63
      1,373,042.19        1,435,332.71       1,161,978.92
      1,369,884.54        1,432,031.81       1,159,306.66
      1,366,707.21        1,428,710.33       1,156,617.75
      1,363,510.07        1,425,368.15       1,153,912.07
      1,360,293.00        1,422,005.14       1,151,189.53
      1,357,055.88        1,418,621.16       1,148,450.02
      1,353,798.58        1,415,216.09       1,145,693.43
      1,350,520.98        1,411,789.79       1,142,919.66
      1,347,222.95        1,408,342.14       1,140,128.60
      1,343,904.36        1,404,872.99       1,137,320.14
      1,340,565.08        1,401,382.22       1,134,494.18
      1,337,204.99        1,397,869.70       1,131,650.60
      1,333,823.95        1,394,335.27       1,128,789.29
      1,330,421.84        1,390,778.82       1,125,910.15
      1,326,998.53        1,387,200.20       1,123,013.06
      1,323,553.87        1,383,599.27       1,120,097.92
      1,320,087.74        1,379,975.89       1,117,164.60
      1,316,600.01        1,376,329.93       1,114,213.00
      1,313,090.54        1,372,661.25       1,111,243.00
      1,309,559.19        1,368,969.69       1,108,254.49
      1,306,005.83        1,365,255.13       1,105,247.35
      1,302,430.32        1,361,517.41       1,102,221.47
      1,298,832.52        1,357,756.39       1,099,176.72
      1,295,212.29        1,353,971.93       1,096,113.00
      1,291,569.50        1,350,163.88       1,093,030.17
      1,287,904.01        1,346,332.09       1,089,928.13
      1,284,215.66        1,342,476.41       1,086,806.76
      1,280,504.33        1,338,596.71       1,083,665.93
      1,276,769.86        1,334,692.82       1,080,505.52
      1,273,012.11        1,330,764.59       1,077,325.41
      1,269,230.94        1,326,811.88       1,074,125.48
      1,265,426.20        1,322,834.53       1,070,905.60
      1,261,597.74        1,318,832.39       1,067,665.65
      1,257,745.42        1,314,805.30       1,064,405.51
      1,253,869.09        1,310,753.11       1,061,125.04
      1,249,968.59        1,306,675.66       1,057,824.13
      1,246,043.78        1,302,572.80       1,054,502.64
      1,242,094.51        1,298,444.36       1,051,160.45
      1,238,120.62        1,294,290.19       1,047,797.42
      1,234,121.96        1,290,110.12       1,044,413.43
      1,230,098.37        1,285,903.99       1,041,008.35
      1,226,049.70        1,281,671.65       1,037,582.04
      1,221,975.80        1,277,412.93       1,034,134.37
      1,217,876.50        1,273,127.66       1,030,665.22
      1,213,751.65        1,268,815.68       1,027,174.44
      1,209,601.09        1,264,476.82       1,023,661.90
      1,205,424.66        1,260,110.91       1,020,127.46
      1,201,222.19        1,255,717.80       1,016,571.00
      1,196,993.53        1,251,297.29       1,012,992.36
      1,192,738.51        1,246,849.24       1,009,391.42
      1,188,456.96        1,242,373.45       1,005,768.04
      1,184,148.73        1,237,869.77       1,002,122.06
      1,179,813.65        1,233,338.02         998,453.37
      1,175,451.54        1,228,778.01         994,761.80
      1,171,062.24        1,224,189.59         991,047.22
      1,166,645.58        1,219,572.56         987,309.49
      1,162,201.39        1,214,926.75         983,548.46
      1,157,729.50        1,210,251.98         979,763.98

                                    BALANCE


        15                  16                   17                   18                   19                   20
        --                  --                   --                   --                   --                   --

      CIRCUIT             ECKERD              FEDERAL                FRED                 FRED                 FRED
       CITY             CORPORATION          INSURANCE              MEYER                MEYER                MEYER
------------------------------------------------------------------------------------------------------------------------------
     ANDERSEN          NEPTUNE BEACH        FLORHAM PARK        JOHNSON CREEK        EAST VANCOUVER        BONNEY LAKE
        SC                  FL                   NJ                   OR                   WA                   WA
------------------------------------------------------------------------------------------------------------------------------
    3,343,954.14        1,876,468.15        17,912,874.88        18,109,169.54        13,524,712.95        13,386,705.68
------------------------------------------------------------------------------------------------------------------------------
    7.640%              7.190%               6.900%               7.730%               7.700%               7.700%
------------------------------------------------------------------------------------------------------------------------------
      5TH                 1ST                 1ST                  1ST                  1ST                  1ST
------------------------------------------------------------------------------------------------------------------------------
    2,552,457.21        1,324,717.83        10,469,584.72        14,360,746.12        10,717,367.95        10,608,008.04
    2,542,027.68        1,316,956.97        10,361,409.45        14,311,180.76        10,680,289.56        10,571,308.01
    2,531,531.75        1,309,149.60        10,252,612.18        14,261,296.12        10,642,973.24        10,534,372.49
    2,520,969.00        1,301,295.46        10,143,189.32        14,211,090.14        10,605,417.49        10,497,199.97
    2,510,339.00        1,293,394.26        10,033,137.27        14,160,560.74        10,567,620.74        10,459,788.92
    2,499,641.32        1,285,445.72         9,922,452.43        14,109,705.85        10,529,581.47        10,422,137.82
    2,488,875.54        1,277,449.55         9,811,131.16        14,058,523.38        10,491,298.12        10,384,245.12
    2,478,041.21        1,269,405.47         9,699,169.78        14,007,011.20        10,452,769.11        10,346,109.28
    2,467,137.90        1,261,313.20         9,586,564.63        13,955,167.19        10,413,992.88        10,307,728.74
    2,456,165.17        1,253,172.44         9,450,862.18        13,902,989.23        10,374,967.83        10,269,101.92
    2,445,122.59        1,244,982.90         9,314,379.45        13,850,475.15        10,335,692.37        10,230,227.24
    2,434,009.70        1,236,744.29         9,177,111.94        13,797,622.80        10,296,164.89        10,191,103.12
    2,422,826.06        1,228,456.32         9,039,055.15        13,744,429.98        10,256,383.78        10,151,727.95
    2,411,571.21        1,220,118.69         8,900,204.52        13,690,894.52        10,216,347.40        10,112,100.12
    2,400,244.71        1,211,731.10         8,760,555.51        13,637,014.20        10,176,054.13        10,072,218.02
    2,388,846.10        1,203,293.26         8,620,103.51        13,582,786.80        10,135,502.31        10,032,080.00
    2,377,374.92        1,194,804.87         8,478,843.92        13,528,210.08        10,094,690.28         9,991,684.44
    2,365,830.70        1,186,265.61         8,336,772.08        13,473,281.80        10,053,616.37         9,951,029.67
    2,354,212.99        1,177,675.19         8,193,883.33        13,417,999.69        10,012,278.91         9,910,114.03
    2,342,521.31        1,169,033.29         8,050,172.97        13,362,361.47         9,970,676.19         9,868,935.85
    2,330,755.19        1,160,339.62         7,905,636.27        13,306,364.85         9,928,806.53         9,827,493.44
    2,318,914.16        1,151,593.86         7,760,268.49        13,250,007.52         9,886,668.20         9,785,785.11
    2,306,997.74        1,142,795.70         7,614,064.85        13,193,287.15         9,844,259.48         9,743,809.15
    2,295,005.46        1,133,944.82         7,467,020.53        13,136,201.41         9,801,578.65         9,701,563.84
    2,282,936.82        1,125,040.91         7,319,130.71        13,078,747.94         9,758,623.94         9,659,047.46
    2,270,791.35        1,116,083.65         7,170,390.52        13,020,924.38         9,715,393.61         9,616,258.27
    2,258,568.55        1,107,072.72         7,020,795.07        12,962,728.33         9,671,885.88         9,573,194.52
    2,246,267.94        1,098,007.80         6,870,339.46        12,904,157.40         9,628,098.98         9,529,854.43
    2,233,889.01        1,088,888.56         6,719,018.72        12,845,209.19         9,584,031.11         9,486,236.25
    2,221,431.26        1,079,714.69         6,566,827.88        12,785,881.24         9,539,680.47         9,442,338.19
    2,208,894.21        1,070,485.85         6,413,761.96        12,726,171.13         9,495,045.25         9,398,158.45
    2,196,277.33        1,061,201.72         6,259,815.90        12,666,076.38         9,450,123.62         9,353,695.22
    2,183,580.12        1,051,861.95         6,104,984.65        12,605,594.52         9,404,913.74         9,308,946.68
    2,170,802.08        1,042,466.23         5,949,263.12        12,544,723.06         9,359,413.77         9,263,911.01
    2,157,942.68        1,033,014.21         5,792,646.19        12,483,459.48         9,313,621.84         9,218,586.36
    2,145,001.42        1,023,505.56         5,635,128.72        12,421,801.27         9,267,536.07         9,172,970.87
    2,131,977.76        1,013,939.93         5,476,705.52        12,359,745.87         9,221,154.59         9,127,062.69
    2,118,871.18        1,004,316.99         5,317,371.38        12,297,290.73         9,174,475.50         9,080,859.93
    2,105,681.15          994,636.39         5,157,121.08        12,234,433.28         9,127,496.88         9,034,360.70
    2,092,407.15          984,897.79         4,995,949.34        12,171,170.92         9,080,216.82         8,987,563.10
    2,079,048.64          975,100.84         4,833,850.86        12,107,501.05         9,032,633.37         8,940,465.22
    2,065,605.08          965,245.19         4,670,820.31        12,043,421.03         8,984,744.60         8,893,065.12
    2,052,075.93          955,330.49         4,506,852.33        11,978,928.24         8,936,548.54         8,845,360.88
    2,038,460.64          945,356.38         4,341,941.55        11,914,020.00         8,888,043.22         8,797,350.53
    2,024,758.67          935,322.51         4,176,082.52        11,848,693.65         8,839,226.66         8,749,032.12
    2,010,969.47          925,228.52         4,009,269.80        11,782,946.48         8,790,096.86         8,700,403.66
    1,997,092.47          915,074.05         3,841,497.92        11,716,775.80         8,740,651.82         8,651,463.17
    1,983,127.12          904,858.74         3,672,761.34        11,650,178.86         8,690,889.49         8,602,208.64
    1,969,072.86          894,582.22         3,503,054.53        11,583,152.93         8,640,807.87         8,552,638.07
    1,954,929.12          884,244.13         3,332,371.90        11,515,695.24         8,590,404.88         8,502,749.42
    1,940,695.33          873,844.10         3,160,707.85        11,447,803.01         8,539,678.47         8,452,540.65
    1,926,370.92          863,381.75         2,988,056.73        11,379,473.44         8,488,626.57         8,402,009.70
    1,911,955.32          852,856.72         2,814,412.86        11,310,703.71         8,437,247.09         8,351,154.52
    1,897,447.93          842,268.62         2,639,770.55        11,241,491.00         8,385,537.92         8,299,973.01
    1,882,848.18          831,617.08         2,464,124.04        11,171,832.44         8,333,496.96         8,248,463.09
    1,868,155.47          820,901.73         2,287,467.56        11,101,725.16         8,281,122.06         8,196,622.65
    1,853,369.23          810,122.16         2,109,795.31        11,031,166.27         8,228,411.09         8,144,449.57
    1,838,488.84          798,847.15         1,931,101.44        10,960,152.86         8,175,361.89         8,091,941.70
    1,823,513.72          787,504.57         1,751,380.09        10,888,682.02         8,121,972.29         8,039,096.92

      21                  24                  25                 26                  27                 28                 29
      --                  --                  --                 --                  --                 --                 --
                     HEALTH INS.
    GIANT              PLAN OF             HEILIG-             HEILIG-            HEILIG-            HEILIG-             HEILIG-
     FOOD             GREATER NY           MEYERS              MEYERS             MEYERS             MEYERS              MEYERS
------------------------------------------------------------------------------------------------------------------------------------
  ARLINGTON          FOREST HILLS          ANTIOCH             VALLEJO            REDDING           BURLINGTON        CEDAR RAPIDS
      VA                  NY                  CA                 CA                  CA                 IA                 IA
------------------------------------------------------------------------------------------------------------------------------------
 4,719,750.33        15,309,448.71       2,403,348.19        1,229,460.85       1,292,169.61       3,175,950.15        1,667,288.59
------------------------------------------------------------------------------------------------------------------------------------
  7.620%              8.350%              7.480%             7.480%              7.480%             7.480%             7.480%
------------------------------------------------------------------------------------------------------------------------------------
   1ST                 1ST                 10TH               10TH                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
 3,891,642.01        13,743,228.97       1,848,990.79          945,872.84         994,117.18       2,443,384.02        1,282,711.04
 3,880,738.52        13,719,198.83       1,841,731.28          942,159.15         990,214.07       2,433,790.80        1,277,674.85
 3,869,765.78        13,695,001.47       1,834,426.51          938,422.32         986,286.63       2,424,137.78        1,272,607.27
 3,858,723.38        13,670,635.75       1,827,076.21          934,662.18         982,334.72       2,414,424.59        1,267,508.11
 3,847,610.85        13,646,326.90       1,819,680.10          930,878.62         978,358.17       2,404,650.85        1,262,377.16
 3,836,427.76        13,621,848.90       1,812,237.88          927,071.46         974,356.83       2,394,816.19        1,257,214.23
 3,825,173.66        13,597,200.58       1,804,749.27          923,240.58         970,330.55       2,384,920.23        1,252,019.11
 3,813,848.09        13,572,380.74       1,797,213.99          919,385.81         966,279.17       2,374,962.58        1,246,791.62
 3,802,450.60        13,547,388.20       1,789,631.73          915,507.02         962,202.54       2,364,942.87        1,241,531.53
 3,790,980.75        13,515,605.80       1,782,002.21          911,604.05         958,100.50       2,354,860.69        1,236,238.66
 3,779,438.05        13,483,602.25       1,774,325.14          907,676.75         953,972.89       2,344,715.67        1,230,912.80
 3,767,822.06        13,451,376.01       1,766,600.21          903,724.98         949,819.55       2,334,507.42        1,225,553.74
 3,756,132.31        13,418,925.53       1,758,827.13          899,748.57         945,640.33       2,324,235.53        1,220,161.28
 3,744,368.34        13,386,249.25       1,751,005.59          895,747.37         941,435.05       2,313,899.62        1,214,735.20
 3,732,529.65        13,353,345.59       1,743,135.30          891,721.23         937,203.56       2,303,499.27        1,209,275.30
 3,720,615.80        13,320,212.98       1,735,215.96          887,670.00         932,945.69       2,293,034.10        1,203,781.36
 3,708,626.29        13,287,087.56       1,727,247.25          883,593.51         928,661.28       2,282,503.70        1,198,253.18
 3,696,560.64        13,253,731.65       1,719,228.86          879,491.61         924,350.17       2,271,907.66        1,192,690.55
 3,684,418.38        13,220,143.63       1,711,160.50          875,364.15         920,012.18       2,261,245.56        1,187,093.23
 3,672,199.02        13,186,321.90       1,703,041.84          871,210.95         915,647.15       2,250,517.01        1,181,461.03
 3,659,902.07        13,152,264.82       1,694,872.58          867,031.87         911,254.91       2,239,721.58        1,175,793.72
 3,647,527.02        13,117,970.76       1,686,652.40          862,826.74         906,835.30       2,228,858.86        1,170,091.09
 3,635,073.40        13,083,438.07       1,678,380.97          858,595.40         902,388.14       2,217,928.43        1,164,352.90
 3,622,540.70        13,048,665.10       1,670,057.99          854,337.68         897,913.25       2,206,929.87        1,158,578.95
 3,609,928.41        13,013,650.16       1,661,683.13          850,053.42         893,410.48       2,195,862.75        1,152,769.01
 3,597,236.03        12,978,391.58       1,653,256.06          845,742.45         888,879.63       2,184,726.65        1,146,922.86
 3,584,463.06        12,942,887.65       1,644,776.47          841,404.62         884,320.54       2,173,521.12        1,141,040.26
 3,571,608.98        12,907,136.68       1,636,244.02          837,039.74         879,733.04       2,162,245.76        1,135,120.99
 3,558,673.28        12,871,386.56       1,627,658.38          832,647.66         875,116.94       2,150,900.11        1,129,164.83
 3,545,655.44        12,835,387.67       1,619,019.23          828,228.20         870,472.06       2,139,483.73        1,123,171.54
 3,532,554.93        12,799,138.30       1,610,326.23          823,781.20         865,798.24       2,127,996.20        1,117,140.89
 3,519,371.23        12,762,636.69       1,601,579.04          819,306.47         861,095.27       2,116,437.06        1,111,072.66
 3,506,103.82        12,725,881.09       1,592,777.32          814,803.85         856,363.00       2,104,805.87        1,104,966.59
 3,492,752.16        12,688,869.73       1,583,920.75          810,273.16         851,601.22       2,093,102.17        1,098,822.47
 3,479,315.72        12,651,600.84       1,575,008.96          805,714.24         846,809.77       2,081,325.53        1,092,640.04
 3,465,793.95        12,614,072.61       1,566,041.63          801,126.89         841,988.45       2,069,475.47        1,086,419.08
 3,452,186.32        12,576,283.26       1,557,018.40          796,510.95         837,137.07       2,057,551.55        1,080,159.35
 3,438,492.28        12,538,230.95       1,547,938.92          791,866.24         832,255.46       2,045,553.31        1,073,860.59
 3,424,711.29        12,499,913.86       1,538,802.85          787,192.58         827,343.41       2,033,480.27        1,067,522.57
 3,410,842.79        12,461,330.14       1,529,609.83          782,489.78         822,400.75       2,021,331.98        1,061,145.04
 3,396,886.22        12,422,740.05       1,520,359.51          777,757.67         817,427.28       2,009,107.97        1,054,727.76
 3,382,841.03        12,383,881.44       1,511,051.53          772,996.06         812,422.80       1,996,807.76        1,048,270.48
 3,368,706.65        12,344,752.44       1,501,685.53          768,204.77         807,387.14       1,984,430.88        1,041,772.95
 3,354,482.51        12,305,351.16       1,492,261.14          763,383.62         802,320.08       1,971,976.85        1,035,234.92
 3,340,168.06        12,265,675.71       1,482,778.01          758,532.42         797,221.44       1,959,445.18        1,028,656.14
 3,325,762.71        12,225,724.19       1,473,235.77          753,650.97         792,091.01       1,946,835.41        1,022,036.34
 3,311,265.88        12,185,494.68       1,463,634.05          748,739.10         786,928.61       1,934,147.03        1,015,375.29
 3,296,677.00        12,144,985.23       1,453,972.48          743,796.61         781,734.03       1,921,379.57        1,008,672.71
 3,281,995.48        12,104,193.91       1,444,250.69          738,823.31         776,507.07       1,908,532.52        1,001,928.35
 3,267,220.73        12,063,118.74       1,434,468.29          733,819.01         771,247.53       1,895,605.39          995,141.95
 3,252,352.16        12,021,757.76       1,424,624.92          728,783.52         765,955.20       1,882,597.68          988,313.26
 3,237,389.17        11,980,108.98       1,414,720.19          723,716.64         760,629.88       1,869,508.88          981,441.99
 3,222,331.18        11,938,445.60       1,404,753.73          718,618.18         755,271.37       1,856,338.51          974,527.90
 3,207,177.56        11,896,492.32       1,394,725.14          713,487.94         749,879.46       1,843,086.03          967,570.70
 3,191,927.72        11,854,247.11       1,384,634.03          708,325.71         744,453.94       1,829,750.95          960,570.15
 3,176,581.04        11,811,707.94       1,374,480.03          703,131.31         738,994.60       1,816,332.75          953,525.95
 3,161,136.91        11,768,872.77       1,364,262.73          697,904.54         733,501.23       1,802,830.91          946,437.84
 3,145,594.71        11,725,739.54       1,353,981.74          692,645.18         727,973.62       1,789,244.90          939,305.56
 3,129,953.81        11,682,306.17       1,343,636.67          687,353.04         722,411.55       1,775,574.21          932,128.81

           30                 31                  32
           --                 --                  --

         HEILIG-            HEILIG-            HEILIG-
         MEYERS             MEYERS             MEYERS
-------------------------------------------------------------
        DUBUQUE            WATERLOO           TWIN FALLS
           IA                 IA                  ID
-------------------------------------------------------------
      1,498,986.70        1,566,990.92       1,268,563.31
-------------------------------------------------------------
       7.480%             7.480%              7.480%
-------------------------------------------------------------
        10TH               10TH                10TH
-------------------------------------------------------------
      1,153,229.73        1,205,548.08         975,955.92
      1,148,701.92        1,200,814.85         972,124.12
      1,144,145.88        1,196,052.12         968,268.43
      1,139,561.44        1,191,259.70         964,388.71
      1,134,948.43        1,186,437.41         960,484.81
      1,130,306.66        1,181,585.06         956,556.57
      1,125,635.96        1,176,702.46         952,603.84
      1,120,936.15        1,171,789.43         948,626.48
      1,116,207.03        1,166,845.78         944,624.33
      1,111,448.44        1,161,871.31         940,597.22
      1,106,660.19        1,156,865.83         936,545.02
      1,101,842.09        1,151,829.15         932,467.56
      1,096,993.96        1,146,761.07         928,364.68
      1,092,115.61        1,141,661.41         924,236.23
      1,087,206.85        1,136,529.95         920,082.04
      1,082,267.50        1,131,366.51         915,901.96
      1,077,297.35        1,126,170.89         911,695.82
      1,072,296.22        1,120,942.88         907,463.46
      1,067,263.92        1,115,682.28         903,204.72
      1,062,200.26        1,110,388.89         898,919.44
      1,057,105.02        1,105,062.50         894,607.44
      1,051,978.03        1,099,702.91         890,268.57
      1,046,819.08        1,094,309.92         885,902.65
      1,041,627.97        1,088,883.31         881,509.52
      1,036,404.51        1,083,422.87         877,089.00
      1,031,148.48        1,077,928.39         872,640.93
      1,025,859.70        1,072,399.67         868,165.13
      1,020,537.94        1,066,836.49         863,661.43
      1,015,183.01        1,061,238.62         859,129.66
      1,009,794.71        1,055,605.87         854,569.64
      1,004,372.81        1,049,938.00         849,981.20
        998,917.13        1,044,234.80         845,364.16
        993,427.43        1,038,496.06         840,718.33
        987,903.51        1,032,721.54         836,043.55
        982,345.17        1,026,911.03         831,339.63
        976,752.17        1,021,064.30         826,606.39
        971,124.31        1,015,181.12         821,843.64
        965,461.37        1,009,261.27         817,051.21
        959,763.14        1,003,304.52         812,228.90
        954,029.38          997,310.65         807,376.53
        948,259.88          991,279.41         802,493.92
        942,454.42          985,210.57         797,580.87
        936,612.78          979,103.91         792,637.20
        930,734.71          972,959.18         787,662.71
        924,820.01          966,776.15         782,657.21
        918,868.45          960,554.57         777,620.52
        912,879.78          954,294.22         772,552.43
        906,853.78          947,994.85         767,452.74
        900,790.23          941,656.20         762,321.27
        894,688.87          935,278.05         757,157.81
        888,549.48          928,860.14         751,962.17
        882,371.83          922,402.22         746,734.14
        876,155.67          915,904.06         741,473.52
        869,900.76          909,365.38         736,180.12
        863,606.86          902,785.95         730,853.71
        857,273.73          896,165.50         725,494.11
        850,901.12          889,503.79         720,101.09
        844,488.79          882,800.56         714,674.46
        838,036.49          876,055.54         709,214.01

                                    BALANCE

        15                  16                   17                   18                   19                   20
        --                  --                   --                   --                   --                   --

      CIRCUIT             ECKERD              FEDERAL                FRED                 FRED                 FRED
       CITY             CORPORATION          INSURANCE              MEYER                MEYER                MEYER
-------------------------------------------------------------------------------------------------------------------------------
     ANDERSEN          NEPTUNE BEACH        FLORHAM PARK        JOHNSON CREEK        EAST VANCOUVER        BONNEY LAKE
        SC                  FL                   NJ                   OR                   WA                   WA
-------------------------------------------------------------------------------------------------------------------------------
    3,343,954.14        1,876,468.15        17,912,874.88        18,109,169.54        13,524,712.95        13,386,705.68
-------------------------------------------------------------------------------------------------------------------------------
    7.640%              7.190%               6.900%               7.730%               7.700%               7.700%
-------------------------------------------------------------------------------------------------------------------------------
      5TH                 1ST                 1ST                  1ST                  1ST                  1ST
-------------------------------------------------------------------------------------------------------------------------------
    1,808,443.25          776,094.04         1,570,625.33        10,816,750.78         8,068,240.11         7,985,913.04
    1,793,276.84          764,615.13         1,388,831.24        10,744,356.18         8,014,163.15         7,932,387.90
    1,778,013.86          753,067.45         1,205,991.83        10,671,495.24         7,959,739.19         7,878,519.31
    1,762,653.71          741,450.58         1,022,101.09        10,598,164.96         7,904,966.01         7,824,305.06
    1,747,195.77          729,764.11           837,152.98        10,524,362.30         7,849,841.38         7,769,742.94
    1,731,639.41          718,007.61           651,141.42        10,450,084.24         7,794,363.02         7,714,830.71
    1,715,984.02          706,180.67           464,060.29        10,375,327.69         7,738,528.68         7,659,566.13
    1,700,228.94          694,282.87           275,903.45        10,300,089.60         7,682,336.07         7,603,946.93
    1,684,373.56          682,313.78            86,664.71        10,224,366.84         7,625,782.89         7,547,970.85
    1,668,417.24          670,272.98                 0.00        10,148,156.30         7,568,866.83         7,491,635.58
    1,652,359.33          658,160.03                 0.00        10,071,454.84         7,511,585.55         7,434,938.83
    1,636,199.18          645,974.51                 0.00         9,994,259.30         7,453,936.72         7,377,878.27
    1,619,936.14          633,715.97                 0.00         9,916,566.49         7,395,917.98         7,320,451.58
    1,603,569.57          621,383.99                 0.00         9,838,373.20         7,337,526.95         7,262,656.39
    1,587,098.79          608,978.11                 0.00         9,759,676.22         7,278,761.24         7,204,490.36
    1,570,523.15          596,497.91                 0.00         9,680,472.30         7,219,618.46         7,145,951.09
    1,553,841.97          583,942.92                 0.00         9,600,758.18         7,160,096.17         7,087,036.20
    1,537,054.60          571,312.71                 0.00         9,520,530.56         7,100,191.95         7,027,743.27
    1,520,160.34          558,606.83                 0.00         9,439,786.15         7,039,903.35         6,968,069.87
    1,503,158.53          545,824.82                 0.00         9,358,521.60         6,979,227.89         6,908,013.57
    1,486,048.47          532,966.22                 0.00         9,276,733.58         6,918,163.10         6,847,571.92
    1,468,829.47          520,030.57                 0.00         9,194,418.71         6,856,706.48         6,786,742.42
    1,451,500.85          507,017.42                 0.00         9,111,573.59         6,794,855.51         6,725,522.61
    1,434,061.90          493,926.30                 0.00         9,028,194.81         6,732,607.66         6,663,909.96
    1,416,511.93          480,756.74                 0.00         8,944,278.93         6,669,960.39         6,601,901.97
    1,398,850.21          467,508.28                 0.00         8,859,822.49         6,606,911.13         6,539,496.10
    1,381,076.06          454,180.43                 0.00         8,774,822.01         6,543,457.31         6,476,689.78
    1,363,188.74          440,772.73                 0.00         8,689,273.99         6,479,596.32         6,413,480.46
    1,345,187.54          427,284.69                 0.00         8,603,174.90         6,415,325.56         6,349,865.55
    1,327,071.73          413,715.84                 0.00         8,516,521.18         6,350,642.40         6,285,842.44
    1,308,840.58          400,065.69                 0.00         8,429,309.27         6,285,544.18         6,221,408.51
    1,290,493.36          386,333.75                 0.00         8,341,535.58         6,220,028.26         6,156,561.14
    1,272,029.33          372,519.53                 0.00         8,253,196.47         6,154,091.93         6,091,297.66
    1,253,447.75          358,622.54                 0.00         8,164,288.31         6,087,732.52         6,025,615.41
    1,234,747.86          344,642.29                 0.00         8,074,807.43         6,020,947.30         5,959,511.69
    1,215,928.92          330,578.27                 0.00         7,984,750.15         5,953,733.54         5,892,983.81
    1,196,990.17          316,429.99                 0.00         7,894,112.75         5,886,088.50         5,826,029.04
    1,177,930.83          302,196.93                 0.00         7,802,891.49         5,818,009.39         5,758,644.65
    1,158,750.16          287,878.59                 0.00         7,711,082.62         5,749,493.45         5,690,827.87
    1,139,447.36          273,474.46                 0.00         7,618,682.34         5,680,537.86         5,622,575.94
    1,120,021.67          258,984.03                 0.00         7,525,686.85         5,611,139.81         5,553,886.06
    1,100,472.31          244,406.78                 0.00         7,432,092.32         5,541,296.46         5,484,755.41
    1,080,798.48          229,742.18                 0.00         7,337,894.88         5,471,004.94         5,415,181.18
    1,060,999.39          214,989.72                 0.00         7,243,090.65         5,400,262.38         5,345,160.51
    1,041,074.25          200,148.87                 0.00         7,147,675.73         5,329,065.90         5,274,690.54
    1,021,022.25          185,219.09                 0.00         7,051,646.17         5,257,412.57         5,203,768.39
    1,000,842.59          170,199.86                 0.00         6,954,998.03         5,185,299.46         5,132,391.16
      980,534.45          155,090.65                 0.00         6,857,727.31         5,112,723.63         5,060,555.93
      960,097.02          139,890.90                 0.00         6,759,830.00         5,039,682.10         4,988,259.75
      939,529.47          124,600.08                 0.00         6,661,302.07         4,966,171.89         4,915,499.67
      918,830.97          109,217.64                 0.00         6,562,139.46         4,892,189.99         4,842,272.71
      898,000.69           93,743.03                 0.00         6,462,338.07         4,817,733.37         4,768,575.88
      877,037.79           78,175.71                 0.00         6,361,893.80         4,742,798.99         4,694,406.16
      855,941.43           62,515.11                 0.00         6,260,802.50         4,667,383.78         4,619,760.52
      834,710.75           46,760.68                 0.00         6,159,060.00         4,591,484.66         4,544,635.90
      813,344.91           30,911.86                 0.00         6,056,662.12         4,515,098.52         4,469,029.24
      791,843.03           14,968.07                 0.00         5,953,604.61         4,438,222.23         4,392,937.43
      770,204.26                0.00                 0.00         5,849,883.25         4,360,852.65         4,316,357.36
      748,427.73                0.00                 0.00         5,745,493.75         4,282,986.62         4,239,285.91

     21                  24                  25                 26                  27                 28                 29
     --                  --                  --                 --                  --                 --                 --
                    HEALTH INS.
   GIANT              PLAN OF             HEILIG-             HEILIG-            HEILIG-            HEILIG-             HEILIG-
    FOOD             GREATER NY           MEYERS              MEYERS             MEYERS             MEYERS              MEYERS
------------------------------------------------------------------------------------------------------------------------------------
 ARLINGTON          FOREST HILLS          ANTIOCH             VALLEJO            REDDING           BURLINGTON        CEDAR RAPIDS
     VA                  NY                  CA                 CA                  CA                 IA                 IA
------------------------------------------------------------------------------------------------------------------------------------
4,719,750.33        15,309,448.71       2,403,348.19        1,229,460.85       1,292,169.61       3,175,950.15        1,667,288.59
------------------------------------------------------------------------------------------------------------------------------------
 7.620%              8.350%              7.480%             7.480%              7.480%             7.480%             7.480%
------------------------------------------------------------------------------------------------------------------------------------
  1ST                 1ST                 10TH               10TH                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
3,114,213.60        11,638,570.58       1,333,227.12          682,027.91         716,814.81       1,761,818.31          924,907.33
3,098,373.44        11,594,530.67       1,322,752.68          676,669.58         711,183.19       1,747,976.66          917,640.84
3,082,432.69        11,550,184.31       1,312,212.95          671,277.86         705,516.46       1,734,048.73          910,329.05
3,066,390.71        11,505,529.37       1,301,607.52          665,852.53         699,814.41       1,720,033.99          902,971.68
3,050,246.88        11,460,563.71       1,290,935.98          660,393.38         694,076.81       1,705,931.88          895,568.46
3,034,000.52        11,415,574.13       1,280,197.92          654,900.20         688,303.46       1,691,741.87          888,119.08
3,017,651.01        11,370,271.50       1,269,392.94          649,372.78         682,494.11       1,677,463.41          880,623.27
3,001,197.67        11,324,653.64       1,258,520.59          643,810.91         676,648.55       1,663,095.95          873,080.74
2,984,639.86        11,278,718.35       1,247,580.48          638,214.37         670,766.56       1,648,638.93          865,491.20
2,967,976.90        11,232,463.44       1,236,572.18          632,582.94         664,847.90       1,634,091.80          857,854.34
2,951,208.13        11,178,922.89       1,225,495.25          626,916.41         658,892.35       1,619,453.99          850,169.88
2,934,332.88        11,125,009.79       1,214,349.28          621,214.56         652,899.68       1,604,724.93          842,437.53
2,917,350.48        11,070,721.55       1,203,133.84          615,477.17         646,869.65       1,589,904.07          834,656.97
2,900,260.23        11,016,055.55       1,191,848.48          609,704.01         640,802.03       1,574,990.82          826,827.91
2,883,061.47        10,961,009.17       1,180,492.78          603,894.87         634,696.59       1,559,984.62          818,950.06
2,865,753.49        10,905,579.75       1,169,066.30          598,049.52         628,553.10       1,544,884.87          811,023.10
2,848,335.60        10,849,764.64       1,157,568.59          592,167.73         622,371.31       1,529,691.00          803,046.72
2,830,807.11        10,793,864.57       1,145,999.21          586,249.28         616,150.99       1,514,402.43          795,020.63
2,813,167.32        10,737,575.53       1,134,357.71          580,293.94         609,891.89       1,499,018.55          786,944.51
2,795,415.51        10,680,894.81       1,122,643.65          574,301.47         603,593.78       1,483,538.78          778,818.05
2,777,550.98        10,623,819.68       1,110,856.57          568,271.66         597,256.41       1,467,962.52          770,640.93
2,759,573.01        10,566,347.41       1,098,996.02          562,204.25         590,879.54       1,452,289.17          762,412.84
2,741,480.88        10,508,475.23       1,087,061.54          556,099.03         584,462.92       1,436,518.13          754,133.47
2,723,273.86        10,450,200.35       1,075,052.67          549,955.75         578,006.30       1,420,648.77          745,802.48
2,704,951.23        10,391,519.98       1,062,968.94          543,774.18         571,509.44       1,404,680.50          737,419.57
2,686,512.25        10,332,431.29       1,050,809.89          537,554.07         564,972.08       1,388,612.69          728,984.40
2,667,956.18        10,272,931.44       1,038,575.05          531,295.20         558,393.97       1,372,444.73          720,496.65
2,649,282.28        10,213,017.57       1,026,263.94          524,997.31         551,774.85       1,356,175.98          711,956.00
2,630,489.81        10,152,686.80       1,013,876.10          518,660.16         545,114.48       1,339,805.83          703,362.11
2,611,578.00        10,092,254.82       1,001,411.04          512,283.51         538,412.59       1,323,333.64          694,714.65
2,592,546.10        10,031,402.34         988,868.28          505,867.11         531,668.92       1,306,758.77          686,013.29
2,573,393.34         9,970,126.42         976,247.33          499,410.72         524,883.22       1,290,080.58          677,257.68
2,554,118.97         9,908,424.12         963,547.72          492,914.09         518,055.23       1,273,298.43          668,447.51
2,534,722.21         9,846,292.48         950,768.94          486,376.95         511,184.67       1,256,411.68          659,582.41
2,515,202.27         9,783,728.50         937,910.51          479,799.07         504,271.28       1,239,419.66          650,662.06
2,495,558.39         9,720,729.19         924,971.93          473,180.19         497,314.80       1,222,321.72          641,686.10
2,475,789.76         9,657,291.50         911,952.70          466,520.05         490,314.96       1,205,117.21          632,654.20
2,455,895.61         9,593,412.39         898,852.31          459,818.40         483,271.49       1,187,805.46          623,565.99
2,435,875.12         9,529,088.80         885,670.27          453,074.97         476,184.11       1,170,385.80          614,421.14
2,415,727.51         9,464,317.61         872,406.06          446,289.51         469,052.55       1,152,857.55          605,219.28
2,395,451.96         9,399,095.73         859,059.16          439,461.75         461,876.55       1,135,220.05          595,960.06
2,375,047.66         9,333,754.53         845,629.08          432,591.43         454,655.81       1,117,472.60          586,643.13
2,354,513.79         9,267,958.67         832,115.27          425,678.28         447,390.06       1,099,614.53          577,268.12
2,333,849.54         9,201,704.97         818,517.24          418,722.05         440,079.02       1,081,645.15          567,834.68
2,313,054.06         9,134,990.26         804,834.44          411,722.45         432,722.41       1,063,563.75          558,342.43
2,292,126.53         9,067,811.33         791,066.35          404,679.23         425,319.94       1,045,369.65          548,791.01
2,271,066.12         9,000,164.94         777,212.44          397,592.10         417,871.33       1,027,062.14          539,180.06
2,249,871.97         8,932,047.85         763,272.17          390,460.79         410,376.29       1,008,640.51          529,509.20
2,228,543.24         8,863,456.78         749,245.01          383,285.03         402,834.54         990,104.05          519,778.06
2,207,079.06         8,794,388.42         735,130.42          376,064.55         395,245.77         971,452.05          509,986.26
2,185,478.60         8,724,839.47         720,927.84          368,799.05         387,609.70         952,683.78          500,133.42
2,163,740.97         8,654,806.57         706,636.73          361,488.27         379,926.03         933,798.53          490,219.17
2,141,865.30         8,584,286.36         692,256.54          354,131.92         372,194.46         914,795.55          480,243.12
2,119,850.73         8,513,626.69         677,786.72          346,729.71         364,414.70         895,674.13          470,204.89
2,097,696.36         8,442,475.34         663,226.70          339,281.36         356,586.45         876,433.52          460,104.08
2,075,401.31         8,370,828.90         648,575.92          331,786.58         348,709.40         857,072.97          449,940.31
2,052,964.69         8,298,683.91         633,833.82          324,245.09         340,783.26         837,591.74          439,713.19
2,030,385.59         8,226,036.92         618,999.83          316,656.59         332,807.70         817,989.08          429,422.32
2,007,663.12         8,152,884.43         604,073.37          309,020.79         324,782.43         798,264.23          419,067.30

          30                 31                  32
          --                 --                  --

        HEILIG-            HEILIG-            HEILIG-
        MEYERS             MEYERS             MEYERS
------------------------------------------------------------
       DUBUQUE            WATERLOO           TWIN FALLS
          IA                 IA                  ID
------------------------------------------------------------
     1,498,986.70        1,566,990.92       1,268,563.31
------------------------------------------------------------
      7.480%             7.480%              7.480%
------------------------------------------------------------
       10TH               10TH                10TH
------------------------------------------------------------
       831,543.97          869,268.47         703,719.52
       825,010.98          862,439.10         698,190.77
       818,437.27          855,567.16         692,627.57
       811,822.58          848,652.39         687,029.69
       805,166.67          841,694.51         681,396.91
       798,469.26          834,693.26         675,729.03
       791,730.10          827,648.37         670,025.81
       784,948.94          820,559.57         664,287.05
       778,125.51          813,426.58         658,512.51
       771,259.54          806,249.13         652,701.98
       764,350.78          799,026.94         646,855.23
       757,398.96          791,759.73         640,972.03
       750,403.80          784,447.23         635,052.16
       743,365.03          777,089.14         629,095.39
       736,282.39          769,685.18         623,101.50
       729,155.61          762,235.08         617,070.23
       721,984.40          754,738.53         611,001.38
       714,768.49          747,195.26         604,894.69
       707,507.60          739,604.97         598,749.94
       700,201.45          731,967.36         592,566.89
       692,849.76          724,282.15         586,345.30
       685,452.24          716,549.03         580,084.93
       678,008.61          708,767.71         573,785.53
       670,518.59          700,937.88         567,446.86
       662,981.87          693,059.25         561,068.69
       655,398.18          685,131.51         554,650.76
       647,767.22          677,154.36         548,192.82
       640,088.68          669,127.47         541,694.63
       632,362.29          661,050.56         535,155.93
       624,587.74          652,923.30         528,576.48
       616,764.72          644,745.38         521,956.01
       608,892.94          636,516.48         515,294.28
       600,972.09          628,236.29         508,591.02
       593,001.87          619,904.49         501,845.98
       584,981.97          611,520.75         495,058.89
       576,912.08          603,084.75         488,229.50
       568,791.88          594,596.17         481,357.53
       560,621.07          586,054.67         474,442.74
       552,399.33          577,459.94         467,484.83
       544,126.34          568,811.63         460,483.56
       535,801.78          560,109.41         453,438.65
       527,425.33          551,352.95         446,349.83
       518,996.67          542,541.91         439,216.81
       510,515.47          533,675.94         432,039.34
       501,981.40          524,754.71         424,817.12
       493,394.14          515,777.87         417,549.89
       484,753.35          506,745.08         410,237.36
       476,058.70          497,655.98         402,879.24
       467,309.85          488,510.22         395,475.26
       458,506.47          479,307.46         388,025.13
       449,648.21          470,047.33         380,528.56
       440,734.74          460,729.49         372,985.26
       431,765.71          451,353.56         365,394.95
       422,740.76          441,919.18         357,757.31
       413,659.57          432,426.00         350,072.07
       404,521.77          422,873.65         342,338.93
       395,327.01          413,261.75         334,557.58
       386,074.93          403,589.94         326,727.73
       376,765.18          393,857.84         318,849.08

                                    BALANCE

        15                  16                   17                   18                   19                   20
        --                  --                   --                   --                   --                   --

      CIRCUIT             ECKERD              FEDERAL                FRED                 FRED                 FRED
       CITY             CORPORATION          INSURANCE              MEYER                MEYER                MEYER
-------------------------------------------------------------------------------------------------------------------------------
     ANDERSEN          NEPTUNE BEACH        FLORHAM PARK        JOHNSON CREEK        EAST VANCOUVER        BONNEY LAKE
        SC                  FL                   NJ                   OR                   WA                   WA
-------------------------------------------------------------------------------------------------------------------------------
    3,343,954.14        1,876,468.15        17,912,874.88        18,109,169.54        13,524,712.95        13,386,705.68
-------------------------------------------------------------------------------------------------------------------------------
    7.640%              7.190%               6.900%               7.730%               7.700%               7.700%
-------------------------------------------------------------------------------------------------------------------------------
      5TH                 1ST                 1ST                  1ST                  1ST                  1ST
-------------------------------------------------------------------------------------------------------------------------------
      726,512.55                0.00                 0.00         5,640,431.80         4,204,620.95         4,161,719.91
      704,457.84                0.00                 0.00         5,534,693.09         4,125,752.43         4,083,656.20
      682,262.72                0.00                 0.00         5,428,273.23         4,046,377.84         4,005,091.58
      659,926.29                0.00                 0.00         5,321,167.86         3,966,493.92         3,926,022.84
      637,447.65                0.00                 0.00         5,213,372.55         3,886,097.42         3,846,446.74
      614,825.90                0.00                 0.00         5,104,882.86         3,805,185.04         3,766,360.03
      592,060.12                0.00                 0.00         4,995,694.31         3,723,753.48         3,685,759.43
      569,149.40                0.00                 0.00         4,885,802.41         3,641,799.39         3,604,641.63
      546,092.81                0.00                 0.00         4,775,202.62         3,559,319.44         3,523,003.34
      522,889.43                0.00                 0.00         4,663,890.38         3,476,310.23         3,440,841.20
      499,538.32                0.00                 0.00         4,551,861.11         3,392,768.39         3,358,151.85
      476,038.55                0.00                 0.00         4,439,110.18         3,308,690.48         3,274,931.91
      452,389.16                0.00                 0.00         4,325,632.95         3,224,073.07         3,191,177.98
      428,589.20                0.00                 0.00         4,211,424.74         3,138,912.71         3,106,886.62
      404,637.71                0.00                 0.00         4,096,480.83         3,053,205.89         3,022,054.40
      380,533.74                0.00                 0.00         3,980,796.49         2,966,949.13         2,936,677.83
      356,276.30                0.00                 0.00         3,864,366.96         2,880,138.88         2,850,753.43
      331,864.42                0.00                 0.00         3,747,187.42         2,792,771.60         2,764,277.69
      307,297.12                0.00                 0.00         3,629,253.05         2,704,843.72         2,677,247.06
      282,573.41                0.00                 0.00         3,510,558.99         2,616,351.63         2,589,657.98
      257,692.29                0.00                 0.00         3,391,100.34         2,527,291.71         2,501,506.87
      232,652.76                0.00                 0.00         3,270,872.18         2,437,660.33         2,412,790.13
      207,453.81                0.00                 0.00         3,149,869.55         2,347,453.82         2,323,504.12
      182,094.43                0.00                 0.00         3,028,087.46         2,256,668.47         2,233,645.19
      156,573.60                0.00                 0.00         2,905,520.89         2,165,300.59         2,143,209.67
      130,890.28                0.00                 0.00         2,782,164.79         2,073,346.44         2,052,193.85
      105,043.44                0.00                 0.00         2,658,014.06         1,980,802.24         1,960,594.01
       79,032.05                0.00                 0.00         2,533,063.61         1,887,664.22         1,868,406.41
       52,855.05                0.00                 0.00         2,407,308.26         1,793,928.56         1,775,627.27
       26,511.39                0.00                 0.00         2,280,742.83         1,699,591.43         1,682,252.80
            0.00                0.00                 0.00         2,153,362.12         1,604,648.97         1,588,279.17
            0.00                0.00                 0.00         2,025,160.86         1,509,097.30         1,493,702.55
            0.00                0.00                 0.00         1,896,133.77         1,412,932.50         1,398,519.06
            0.00                0.00                 0.00         1,766,275.53         1,316,150.65         1,302,724.81
            0.00                0.00                 0.00         1,635,580.79         1,218,747.78         1,206,315.89
            0.00                0.00                 0.00         1,504,044.16         1,120,719.91         1,109,288.33
            0.00                0.00                 0.00         1,371,660.21         1,022,063.02         1,011,638.19
            0.00                0.00                 0.00         1,238,423.49           922,773.09           913,361.45
            0.00                0.00                 0.00         1,104,328.50           822,846.05           814,454.11
            0.00                0.00                 0.00           969,369.71           722,277.81           714,912.11
            0.00                0.00                 0.00           833,541.57           621,064.25           614,731.38
            0.00                0.00                 0.00           696,838.47           519,201.25           513,907.83
            0.00                0.00                 0.00           559,254.77           416,684.62           412,437.32
            0.00                0.00                 0.00           420,784.80           313,510.17           310,315.71
            0.00                0.00                 0.00           281,422.86           209,673.69           207,538.83
            0.00                0.00                 0.00           141,163.19           105,170.93           104,102.45
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00

     21                  24                  25                 26                  27                 28                 29
     --                  --                  --                 --                  --                 --                 --
                    HEALTH INS.
   GIANT              PLAN OF             HEILIG-             HEILIG-            HEILIG-            HEILIG-             HEILIG-
    FOOD             GREATER NY           MEYERS              MEYERS             MEYERS             MEYERS              MEYERS
------------------------------------------------------------------------------------------------------------------------------------
 ARLINGTON          FOREST HILLS          ANTIOCH             VALLEJO            REDDING           BURLINGTON        CEDAR RAPIDS
     VA                  NY                  CA                 CA                  CA                 IA                 IA
------------------------------------------------------------------------------------------------------------------------------------
4,719,750.33        15,309,448.71       2,403,348.19        1,229,460.85       1,292,169.61       3,175,950.15        1,667,288.59
------------------------------------------------------------------------------------------------------------------------------------
 7.620%              8.350%              7.480%             7.480%              7.480%             7.480%             7.480%
------------------------------------------------------------------------------------------------------------------------------------
  1ST                 1ST                 10TH               10TH                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
1,984,796.36         8,079,222.92         589,053.87          301,337.38         316,707.14         778,416.42          408,647.74
1,961,784.40         8,005,048.84         573,940.75          293,606.09         308,581.51         758,444.90          398,163.22
1,938,626.31         7,930,358.64         558,733.43          285,826.61         300,405.23         738,348.89          387,613.36
1,915,321.17         7,855,148.72         543,431.31          277,998.63         292,177.99         718,127.62          376,997.73
1,891,868.04         7,779,415.46         528,033.81          270,121.86         283,899.46         697,780.30          366,315.93
1,868,265.98         7,703,155.23         512,540.33          262,195.99         275,569.33         677,306.14          355,567.55
1,844,514.05         7,626,733.16         496,950.27          254,220.71         267,187.28         656,704.37          344,752.17
1,820,611.29         7,549,779.32         481,263.04          246,195.72         258,752.97         635,974.18          333,869.38
1,796,556.75         7,472,290.01         465,478.02          238,120.71         250,266.10         615,114.76          322,918.75
1,772,349.47         7,394,261.51         449,594.61          229,995.37         241,726.32         594,125.33          311,899.86
1,747,988.47         7,315,690.05         433,612.20          221,819.38         233,133.31         573,005.06          300,812.28
1,723,472.78         7,229,238.54         417,530.16          213,592.42         224,486.74         551,753.14          289,655.60
1,698,801.41         7,142,185.48         401,347.87          205,314.18         215,786.27         530,368.75          278,429.37
1,673,973.38         7,054,526.66         385,064.72          196,984.35         207,031.57         508,851.07          267,133.16
1,648,987.69         6,966,257.89         368,680.06          188,602.58         198,222.29         487,199.26          255,766.54
1,623,843.34         6,877,374.92         352,193.28          180,168.58         189,358.11         465,412.48          244,329.07
1,598,539.32         6,787,873.46         335,603.73          171,682.00         180,438.67         443,489.90          232,820.30
1,573,074.63         6,697,749.23         318,910.77          163,142.52         171,463.64         421,430.67          221,239.80
1,547,448.23         6,607,385.12         302,113.75          154,549.81         162,432.66         399,233.94          209,587.11
1,521,659.11         6,516,392.23         285,212.04          145,903.54         153,345.38         376,898.85          197,861.79
1,495,706.22         6,424,766.18         268,204.97          137,203.38         144,201.47         354,424.54          186,063.38
1,469,588.54         6,332,502.56         251,091.89          128,448.98         135,000.55         331,810.13          174,191.42
1,443,305.01         6,239,596.95         233,872.14          119,640.02         125,742.29         309,054.77          162,245.46
1,416,854.57         6,146,044.86         216,545.05          110,776.14         116,426.31         286,157.56          150,225.04
1,390,236.18         6,051,841.81         199,109.96          101,857.02         107,052.26         263,117.62          138,129.70
1,363,448.76         5,956,983.26         181,566.19           92,882.30          97,619.79         239,934.07          125,958.96
1,336,491.24         5,861,464.66         163,913.06           83,851.63          88,128.51         216,606.01          113,712.35
1,309,362.54         5,765,281.40         146,149.90           74,764.68          78,578.08         193,132.54          101,389.41
1,282,061.57         5,668,428.87         128,276.01           65,621.08          68,968.11         169,512.75           88,989.65
1,254,587.24         5,570,902.41         110,290.71           56,420.49          59,298.24         145,745.73           76,512.60
1,226,938.45         5,473,103.94          92,193.29           47,162.55          49,568.10         121,830.56           63,957.78
1,199,114.09         5,374,624.95          73,983.08           37,846.90          39,777.30          97,766.32           51,324.70
1,171,113.04         5,275,460.71          55,659.35           28,473.18          29,925.48          73,552.08           38,612.88
1,142,934.19         5,175,606.45          37,221.40           19,041.03          20,012.24          49,186.90           25,821.81
1,114,576.40         5,075,057.38          18,668.52            9,550.09          10,037.21          24,669.85           12,951.02
1,086,038.54         4,973,808.65               0.00                0.00               0.00               0.00                0.00
1,057,319.47         4,871,855.40               0.00                0.00               0.00               0.00                0.00
1,028,418.03         4,769,192.72               0.00                0.00               0.00               0.00                0.00
  999,333.06         4,665,815.69               0.00                0.00               0.00               0.00                0.00
  970,063.41         4,561,719.32               0.00                0.00               0.00               0.00                0.00
  940,607.89         4,456,898.61               0.00                0.00               0.00               0.00                0.00
  910,965.33         4,351,348.53               0.00                0.00               0.00               0.00                0.00
  881,134.54         4,245,490.93               0.00                0.00               0.00               0.00                0.00
  851,114.32         4,138,896.74               0.00                0.00               0.00               0.00                0.00
  820,903.48         4,031,560.83               0.00                0.00               0.00               0.00                0.00
  790,500.80         3,923,478.05               0.00                0.00               0.00               0.00                0.00
  759,905.06         3,814,643.19               0.00                0.00               0.00               0.00                0.00
  729,115.03         3,705,051.01               0.00                0.00               0.00               0.00                0.00
  698,129.49         3,594,696.26               0.00                0.00               0.00               0.00                0.00
  666,947.20         3,483,573.63               0.00                0.00               0.00               0.00                0.00
  635,566.89         3,371,677.77               0.00                0.00               0.00               0.00                0.00
  603,987.32         3,259,003.29               0.00                0.00               0.00               0.00                0.00
  572,207.22         3,145,544.79               0.00                0.00               0.00               0.00                0.00
  540,225.32         3,031,296.81               0.00                0.00               0.00               0.00                0.00
  508,040.33         2,916,702.14               0.00                0.00               0.00               0.00                0.00
  475,650.96         2,801,310.07               0.00                0.00               0.00               0.00                0.00
  443,055.93         2,685,115.07               0.00                0.00               0.00               0.00                0.00
  410,253.91         2,568,111.55               0.00                0.00               0.00               0.00                0.00
  377,243.60         2,450,293.87               0.00                0.00               0.00               0.00                0.00

          30                 31                  32
          --                 --                  --

        HEILIG-            HEILIG-            HEILIG-
        MEYERS             MEYERS             MEYERS
------------------------------------------------------------
       DUBUQUE            WATERLOO           TWIN FALLS
          IA                 IA                  ID
------------------------------------------------------------
     1,498,986.70        1,566,990.92       1,268,563.31
------------------------------------------------------------
      7.480%             7.480%              7.480%
------------------------------------------------------------
       10TH               10TH                10TH
------------------------------------------------------------
       367,397.41          384,065.08         310,921.31
       357,971.24          374,211.27         302,944.12
       348,486.31          364,296.05         294,917.22
       338,942.26          354,319.01         286,840.27
       329,338.72          344,279.79         278,712.98
       319,675.32          334,177.99         270,535.04
       309,951.68          324,013.23         262,306.11
       300,167.44          313,785.10         254,025.89
       290,322.20          303,493.22         245,694.06
       280,415.60          293,137.18         237,310.29
       270,447.24          282,716.59         228,874.27
       260,416.75          272,231.05         220,385.66
       250,323.73          261,680.15         211,844.13
       240,167.80          251,063.48         203,249.37
       229,948.57          240,380.63         194,601.03
       219,665.63          229,631.19         185,898.78
       209,318.60          218,814.75         177,142.29
       198,907.08          207,930.88         168,331.22
       188,430.65          196,979.18         159,465.22
       177,888.92          185,959.20         150,543.96
       167,281.48          174,870.54         141,567.09
       156,607.92          163,712.75         132,534.27
       145,867.83          152,485.42         123,445.14
       135,060.80          141,188.10         114,299.35
       124,186.40          129,820.37         105,096.56
       113,244.21          118,381.77          95,836.40
       102,233.82          106,871.87          86,518.52
        91,154.80           95,290.23          77,142.56
        80,006.72           83,636.40          67,708.16
        68,789.14           71,909.92          58,214.94
        57,501.65           60,110.35          48,662.56
        46,143.80           48,237.23          39,050.63
        34,715.15           36,290.09          29,378.78
        23,215.26           24,268.49          19,646.65
        11,643.69           12,171.96           9,853.85
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00
             0.00                0.00               0.00

                                    BALANCE

        15                  16                   17                   18                   19                   20
        --                  --                   --                   --                   --                   --

      CIRCUIT             ECKERD              FEDERAL                FRED                 FRED                 FRED
       CITY             CORPORATION          INSURANCE              MEYER                MEYER                MEYER
------------------------------------------------------------------------------------------------------------------------------
     ANDERSEN          NEPTUNE BEACH        FLORHAM PARK        JOHNSON CREEK        EAST VANCOUVER        BONNEY LAKE
        SC                  FL                   NJ                   OR                   WA                   WA
------------------------------------------------------------------------------------------------------------------------------
    3,343,954.14        1,876,468.15        17,912,874.88        18,109,169.54        13,524,712.95        13,386,705.68
------------------------------------------------------------------------------------------------------------------------------
    7.640%              7.190%               6.900%               7.730%               7.700%               7.700%
------------------------------------------------------------------------------------------------------------------------------
      5TH                 1ST                 1ST                  1ST                  1ST                  1ST
------------------------------------------------------------------------------------------------------------------------------
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00
            0.00                0.00                 0.00                 0.00                 0.00                 0.00

      21                  24                  25                 26                  27                 28                 29
      --                  --                  --                 --                  --                 --                 --
                     HEALTH INS.
    GIANT              PLAN OF             HEILIG-             HEILIG-            HEILIG-            HEILIG-             HEILIG-
     FOOD             GREATER NY           MEYERS              MEYERS             MEYERS             MEYERS              MEYERS
------------------------------------------------------------------------------------------------------------------------------------
  ARLINGTON          FOREST HILLS          ANTIOCH             VALLEJO            REDDING           BURLINGTON        CEDAR RAPIDS
      VA                  NY                  CA                 CA                  CA                 IA                 IA
------------------------------------------------------------------------------------------------------------------------------------
 4,719,750.33        15,309,448.71       2,403,348.19        1,229,460.85       1,292,169.61       3,175,950.15        1,667,288.59
------------------------------------------------------------------------------------------------------------------------------------
  7.620%              8.350%              7.480%             7.480%              7.480%             7.480%             7.480%
------------------------------------------------------------------------------------------------------------------------------------
   1ST                 1ST                 10TH               10TH                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
   344,023.68         2,331,656.39               0.00                0.00               0.00               0.00                0.00
   310,592.81         2,212,193.38               0.00                0.00               0.00               0.00                0.00
   276,949.66         2,091,899.11               0.00                0.00               0.00               0.00                0.00
   243,092.87         1,970,767.79               0.00                0.00               0.00               0.00                0.00
   209,021.09         1,848,793.60               0.00                0.00               0.00               0.00                0.00
   174,732.95         1,725,970.67               0.00                0.00               0.00               0.00                0.00
   140,227.08         1,602,293.10               0.00                0.00               0.00               0.00                0.00
   105,502.11         1,478,225.64               0.00                0.00               0.00               0.00                0.00
    70,556.63         1,353,294.88               0.00                0.00               0.00               0.00                0.00
    35,389.24         1,227,494.80               0.00                0.00               0.00               0.00                0.00
         0.00         1,100,819.37               0.00                0.00               0.00               0.00                0.00
         0.00           973,262.49               0.00                0.00               0.00               0.00                0.00
         0.00           837,100.63               0.00                0.00               0.00               0.00                0.00
         0.00           699,991.32               0.00                0.00               0.00               0.00                0.00
         0.00           561,927.95               0.00                0.00               0.00               0.00                0.00
         0.00           422,903.89               0.00                0.00               0.00               0.00                0.00
         0.00           282,912.46               0.00                0.00               0.00               0.00                0.00
         0.00           141,946.92               0.00                0.00               0.00               0.00                0.00
         0.00                 0.00               0.00                0.00               0.00               0.00                0.00
         0.00                 0.00               0.00                0.00               0.00               0.00                0.00

           30                 31                  32
           --                 --                  --

         HEILIG-            HEILIG-            HEILIG-
         MEYERS             MEYERS             MEYERS
-------------------------------------------------------------
        DUBUQUE            WATERLOO           TWIN FALLS
           IA                 IA                  ID
-------------------------------------------------------------
      1,498,986.70        1,566,990.92       1,268,563.31
-------------------------------------------------------------
       7.480%             7.480%              7.480%
-------------------------------------------------------------
        10TH               10TH                10TH
-------------------------------------------------------------
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00


                                    BALANCE

        33                  34                  35                36               37                38                 39
        --                  --                  --                --               --                --                 --

      HEILIG-             HEILIG-            HEILIG-           HEILIG-          HEILIG-           HEILIG-            HEILIG-
      MEYERS              MEYERS             MEYERS            MEYERS           MEYERS            MEYERS             MEYERS
------------------------------------------------------------------------------------------------------------------------------------
       BOISE              MOLINE              QUINCY         BATON ROUGE        BILLINGS          TIGARD              EUGENE
        ID                  IL                  IL                LA               MT               OR                  OR
------------------------------------------------------------------------------------------------------------------------------------
    2,012,010.19         1,615,316.60       1,635,959.80       800,156.51       955,606.77       1,691,867.24       1,691,867.24
------------------------------------------------------------------------------------------------------------------------------------
    7.480%               7.480%             7.480%             7.480%           7.480%           7.480%              7.480%
------------------------------------------------------------------------------------------------------------------------------------
     10TH                 10TH                10TH              10TH             10TH            10TH                10TH
------------------------------------------------------------------------------------------------------------------------------------
    2,008,825.58        1,612,759.88       1,633,370.40       798,890.02       954,094.24        1,689,189.35       1,689,189.35
    2,005,621.12        1,610,187.22       1,630,764.86       797,615.64       952,572.27        1,686,494.77       1,686,494.77
    2,002,396.68        1,607,598.52       1,628,143.09       796,333.31       951,040.82        1,683,783.40       1,683,783.40
    1,999,152.15        1,604,993.69       1,625,504.96       795,043.00       949,499.83        1,681,055.12       1,681,055.12
    1,995,887.39        1,602,372.62       1,622,850.40       793,744.63       947,949.23        1,678,309.84       1,678,309.84
    1,992,602.28        1,599,735.21       1,620,179.29       792,438.18       946,388.96        1,675,547.44       1,675,547.44
    1,989,296.70        1,597,081.36       1,617,491.52       791,123.58       944,818.97        1,672,767.83       1,672,767.83
    1,985,970.51        1,594,410.97       1,614,787.01       789,800.79       943,239.19        1,669,970.89       1,669,970.89
    1,982,623.58        1,591,723.94       1,612,065.63       788,469.75       941,649.56        1,667,156.51       1,667,156.51
    1,979,255.80        1,589,020.16       1,609,327.30       787,130.41       940,050.03        1,664,324.59       1,664,324.59
    1,975,867.02        1,586,299.52       1,606,571.89       785,782.73       938,440.52        1,661,475.02       1,661,475.02
    1,972,457.12        1,583,561.92       1,603,799.31       784,426.64       936,820.99        1,658,607.69       1,658,607.69
    1,969,025.96        1,580,807.26       1,601,009.44       783,062.11       935,191.35        1,655,722.49       1,655,722.49
    1,965,573.41        1,578,035.43       1,598,202.19       781,689.06       933,551.56        1,652,819.30       1,652,819.30
    1,962,099.35        1,575,246.32       1,595,377.44       780,307.46       931,901.55        1,649,898.01       1,649,898.01
    1,958,603.63        1,572,439.83       1,592,535.07       778,917.25       930,241.26        1,646,958.51       1,646,958.51
    1,955,086.12        1,569,615.84       1,589,675.00       777,518.37       928,570.61        1,644,000.70       1,644,000.70
    1,951,546.68        1,566,774.25       1,586,797.09       776,110.77       926,889.55        1,641,024.44       1,641,024.44
    1,947,985.18        1,563,914.94       1,583,901.25       774,694.40       925,198.01        1,638,029.63       1,638,029.63
    1,944,401.48        1,561,037.82       1,580,987.35       773,269.20       923,495.93        1,635,016.16       1,635,016.16
    1,940,795.44        1,558,142.75       1,578,055.29       771,835.11       921,783.24        1,631,983.90       1,631,983.90
    1,937,166.93        1,555,229.65       1,575,104.96       770,392.09       920,059.87        1,628,932.74       1,628,932.74
    1,933,515.80        1,552,298.38       1,572,136.23       768,940.07       918,325.76        1,625,862.56       1,625,862.56
    1,929,841.91        1,549,348.85       1,569,149.00       767,479.00       916,580.84        1,622,773.24       1,622,773.24
    1,926,145.11        1,546,380.92       1,566,143.15       766,008.82       914,825.04        1,619,664.67       1,619,664.67
    1,922,425.28        1,543,394.50       1,563,118.56       764,529.48       913,058.30        1,616,536.72       1,616,536.72
    1,918,682.26        1,540,389.46       1,560,075.12       763,040.92       911,280.55        1,613,389.27       1,613,389.27
    1,914,915.90        1,537,365.69       1,557,012.71       761,543.07       909,491.71        1,610,222.20       1,610,222.20
    1,911,126.07        1,534,323.08       1,553,931.21       760,035.90       907,691.73        1,607,035.40       1,607,035.40
    1,907,312.62        1,531,261.49       1,550,830.50       758,519.32       905,880.52        1,603,828.72       1,603,828.72
    1,903,475.39        1,528,180.83       1,547,710.46       756,993.30       904,058.03        1,600,602.06       1,600,602.06
    1,899,614.25        1,525,080.96       1,544,570.98       755,457.76       902,224.18        1,597,355.29       1,597,355.29
    1,895,729.04        1,521,961.77       1,541,411.92       753,912.65       900,378.89        1,594,088.28       1,594,088.28
    1,891,819.61        1,518,823.13       1,538,233.18       752,357.91       898,522.10        1,590,800.90       1,590,800.90
    1,887,885.81        1,515,664.93       1,535,034.62       750,793.47       896,653.74        1,587,493.03       1,587,493.03
    1,883,927.49        1,512,487.05       1,531,816.12       749,219.29       894,773.73        1,584,164.54       1,584,164.54
    1,879,944.50        1,509,289.35       1,528,577.56       747,635.29       892,882.00        1,580,815.31       1,580,815.31
    1,875,936.68        1,506,071.73       1,525,318.81       746,041.42       890,978.48        1,577,445.20       1,577,445.20
    1,871,903.88        1,502,834.04       1,522,039.75       744,437.62       889,063.10        1,574,054.08       1,574,054.08
    1,867,845.94        1,499,576.18       1,518,740.26       742,823.82       887,135.78        1,570,641.82       1,570,641.82
    1,863,762.71        1,496,298.01       1,515,420.19       741,199.96       885,196.44        1,567,208.30       1,567,208.30
    1,859,654.02        1,492,999.40       1,512,079.43       739,565.97       883,245.01        1,563,753.37       1,563,753.37
    1,855,519.72        1,489,680.23       1,508,717.84       737,921.80       881,281.42        1,560,276.91       1,560,276.91
    1,851,359.66        1,486,340.38       1,505,335.31       736,267.39       879,305.60        1,556,778.77       1,556,778.77

     40                 41                  42                 43                  44                  45                  48
     --                 --                  --                 --                  --                  --                  --

   HEILIG-             HEILIG-             HEILIG-             HEILIG-            HEILIG-               HOME
   MEYERS              MEYERS              MEYERS             MEYERS              MEYERS              DEPOT               KMART
------------------------------------------------------------------------------------------------------------------------------------
  HILLSBORO             SALEM            VANCOUVER          N. SPOKANE            YAKIMA             CHICAGO               TAFT
      OR                 OR                  WA                 WA                  WA                  IL                  CA
------------------------------------------------------------------------------------------------------------------------------------
  1,691,867.24        1,714,652.16       1,636,373.05        1,914,325.06       1,229,619.50        21,168,826.53       5,386,097.27
------------------------------------------------------------------------------------------------------------------------------------
   7.480%             7.480%              7.480%             7.480%              7.480%              6.960%              7.810%
------------------------------------------------------------------------------------------------------------------------------------
   10TH               10TH                10TH               10TH                10TH                10TH                5TH
------------------------------------------------------------------------------------------------------------------------------------
  1,689,189.35        1,711,938.21       1,633,783.00        1,911,295.07       1,227,673.26        21,145,960.07       5,380,256.65
  1,686,494.77        1,709,207.34       1,631,176.80        1,908,246.19       1,225,714.88        21,122,960.99       5,374,378.01
  1,683,783.40        1,706,459.45       1,628,554.36        1,905,178.30       1,223,744.30        21,099,828.52       5,368,461.11
  1,681,055.12        1,703,694.43       1,625,915.57        1,902,091.29       1,221,761.44        21,076,561.87       5,362,505.71
  1,678,309.84        1,700,912.17       1,623,260.34        1,898,985.04       1,219,766.22        21,053,160.28       5,356,511.54
  1,675,547.44        1,698,112.58       1,620,588.55        1,895,859.43       1,217,758.56        21,029,622.96       5,350,478.37
  1,672,767.83        1,695,295.53       1,617,900.11        1,892,714.33       1,215,738.38        21,005,949.12       5,344,405.92
  1,669,970.89        1,692,460.92       1,615,194.91        1,889,549.63       1,213,705.61        20,982,137.98       5,338,293.96
  1,667,156.51        1,689,608.64       1,612,472.85        1,886,365.20       1,211,660.18        20,958,188.73       5,332,142.21
  1,664,324.59        1,686,738.59       1,609,733.82        1,883,160.93       1,209,601.99        20,934,100.57       5,325,950.43
  1,661,475.02        1,683,850.64       1,606,977.72        1,879,936.68       1,207,530.97        20,909,872.71       5,319,718.35
  1,658,607.69        1,680,944.69       1,604,204.43        1,876,692.33       1,205,447.04        20,885,504.32       5,313,445.71
  1,655,722.49        1,678,020.63       1,601,413.86        1,873,427.76       1,203,350.13        20,860,994.59       5,307,132.25
  1,652,819.30        1,675,078.35       1,598,605.90        1,870,142.84       1,201,240.14        20,836,342.71       5,300,777.70
  1,649,898.01        1,672,117.72       1,595,780.43        1,866,837.44       1,199,117.00        20,811,547.85       5,294,381.78
  1,646,958.51        1,669,138.63       1,592,937.36        1,863,511.44       1,196,980.62        20,786,609.18       5,287,944.24
  1,644,000.70        1,666,140.98       1,590,076.56        1,860,164.71       1,194,830.93        20,761,525.86       5,281,464.81
  1,641,024.44        1,663,124.64       1,587,197.92        1,856,797.11       1,192,667.84        20,736,297.06       5,274,943.20
  1,638,029.63        1,660,089.50       1,584,301.35        1,853,408.53       1,190,491.27        20,710,921.93       5,268,379.15
  1,635,016.16        1,657,035.44       1,581,386.71        1,849,998.82       1,188,301.13        20,685,399.63       5,261,772.38
  1,631,983.90        1,653,962.35       1,578,453.92        1,846,567.86       1,186,097.34        20,659,729.30       5,255,122.61
  1,628,932.74        1,650,870.10       1,575,502.83        1,843,115.52       1,183,879.81        20,633,910.08       5,248,429.56
  1,625,862.56        1,647,758.57       1,572,533.36        1,839,641.65       1,181,648.45        20,607,941.11       5,241,692.95
  1,622,773.24        1,644,627.65       1,569,545.37        1,836,146.13       1,179,403.19        20,581,821.51       5,234,912.49
  1,619,664.67        1,641,477.21       1,566,538.76        1,832,628.82       1,177,143.93        20,555,550.43       5,228,087.91
  1,616,536.72        1,638,307.14       1,563,513.41        1,829,089.59       1,174,870.60        20,529,126.97       5,221,218.90
  1,613,389.27        1,635,117.30       1,560,469.20        1,825,528.29       1,172,583.09        20,502,550.26       5,214,305.20
  1,610,222.20        1,631,907.58       1,557,406.02        1,821,944.80       1,170,281.32        20,475,819.40       5,207,346.49
  1,607,035.40        1,628,677.86       1,554,323.74        1,818,338.97       1,167,965.20        20,448,933.50       5,200,342.50
  1,603,828.72        1,625,428.00       1,551,222.25        1,814,710.66       1,165,634.65        20,421,891.67       5,193,292.92
  1,600,602.06        1,622,157.88       1,548,101.42        1,811,059.74       1,163,289.57        20,394,692.99       5,186,197.46
  1,597,355.29        1,618,867.38       1,544,961.14        1,807,386.05       1,160,929.87        20,367,336.56       5,179,055.83
  1,594,088.28        1,615,556.37       1,541,801.29        1,803,689.47       1,158,555.46        20,339,821.46       5,171,867.71
  1,590,800.90        1,612,224.73       1,538,621.74        1,799,969.85       1,156,166.25        20,312,146.77       5,164,632.81
  1,587,493.03        1,608,872.31       1,535,422.37        1,796,227.04       1,153,762.15        20,284,311.58       5,157,350.82
  1,584,164.54        1,605,499.00       1,532,203.06        1,792,460.91       1,151,343.07        20,256,314.93       5,150,021.44
  1,580,815.31        1,602,104.66       1,528,963.69        1,788,671.29       1,148,908.90        20,228,155.91       5,142,644.35
  1,577,445.20        1,598,689.16       1,525,704.12        1,784,858.06       1,146,459.56        20,199,833.56       5,135,219.26
  1,574,054.08        1,595,252.37       1,522,424.23        1,781,021.05       1,143,994.96        20,171,346.95       5,127,745.84
  1,570,641.82        1,591,794.16       1,519,123.90        1,777,160.13       1,141,514.99        20,142,695.11       5,120,223.78
  1,567,208.30        1,588,314.40       1,515,802.99        1,773,275.14       1,139,019.56        20,113,877.09       5,112,652.76
  1,563,753.37        1,584,812.94       1,512,461.39        1,769,365.94       1,136,508.58        20,084,891.93       5,105,032.47
  1,560,276.91        1,581,289.66       1,509,098.95        1,765,432.36       1,133,981.95        20,055,738.65       5,097,362.58
  1,556,778.77        1,577,744.41       1,505,715.56        1,761,474.27       1,131,439.57        20,026,416.29       5,089,642.77

          49                  50
          --                  --


          KMART              KMART
-------------------------------------------
          UKIAH            WOODCREST
           CA                  CA
-------------------------------------------
        7,525,857.47       3,046,791.84
-------------------------------------------
        7.710%              7.800%
-------------------------------------------
         5TH                5TH
-------------------------------------------
        7,508,369.07       3,043,081.56
        7,490,768.32       3,039,347.16
        7,473,054.47       3,035,588.48
        7,455,226.82       3,031,805.38
        7,437,284.62       3,027,997.68
        7,419,227.14       3,024,165.24
        7,401,053.65       3,020,307.88
        7,382,763.39       3,016,425.45
        7,364,355.61       3,012,517.79
        7,345,829.57       3,008,584.73
        7,327,184.49       3,004,626.10
        7,308,419.62       3,000,641.74
        7,289,534.19       2,996,631.48
        7,270,527.42       2,992,595.15
        7,251,398.52       2,988,532.59
        7,232,146.73       2,984,443.62
        7,212,771.24       2,980,328.08
        7,193,271.27       2,976,185.78
        7,173,646.01       2,972,016.56
        7,153,894.65       2,967,820.23
        7,134,016.39       2,963,596.63
        7,114,010.42       2,959,345.58
        7,093,875.91       2,955,066.90
        7,073,612.03       2,950,760.40
        7,053,217.96       2,946,425.92
        7,032,692.85       2,942,063.25
        7,012,035.87       2,937,672.24
        6,991,246.17       2,933,252.68
        6,970,322.90       2,928,804.39
        6,949,265.19       2,924,327.19
        6,928,072.19       2,919,820.88
        6,906,743.03       2,915,285.29
        6,885,276.82       2,910,720.21
        6,863,672.70       2,906,125.46
        6,841,929.76       2,901,500.85
        6,820,047.13       2,896,846.18
        6,798,023.90       2,892,161.25
        6,775,859.18       2,887,445.86
        6,753,552.04       2,882,699.83
        6,731,101.58       2,877,922.95
        6,708,506.88       2,873,115.02
        6,685,767.01       2,868,275.84
        6,662,881.03       2,863,405.20
        6,639,848.01       2,858,502.90

                                    BALANCE

        33                  34                  35                36               37                38                 39
        --                  --                  --                --               --                --                 --

      HEILIG-             HEILIG-            HEILIG-           HEILIG-          HEILIG-           HEILIG-            HEILIG-
      MEYERS              MEYERS             MEYERS            MEYERS           MEYERS            MEYERS             MEYERS
------------------------------------------------------------------------------------------------------------------------------------
       BOISE              MOLINE              QUINCY         BATON ROUGE        BILLINGS          TIGARD              EUGENE
        ID                  IL                  IL                LA               MT               OR                  OR
------------------------------------------------------------------------------------------------------------------------------------
    2,012,010.19         1,615,316.60       1,635,959.80       800,156.51       955,606.77       1,691,867.24       1,691,867.24
------------------------------------------------------------------------------------------------------------------------------------
    7.480%               7.480%             7.480%             7.480%           7.480%           7.480%              7.480%
------------------------------------------------------------------------------------------------------------------------------------
     10TH                 10TH                10TH              10TH             10TH            10TH                10TH
------------------------------------------------------------------------------------------------------------------------------------
    1,847,173.66        1,482,979.70       1,501,931.68       734,602.66       877,317.45        1,553,258.83       1,553,258.83
    1,842,961.57        1,479,598.08       1,498,506.84       732,927.55       875,316.91        1,549,716.95       1,549,716.95
    1,838,723.22        1,476,195.38       1,495,060.66       731,242.00       873,303.90        1,546,153.00       1,546,153.00
    1,834,458.46        1,472,771.47       1,491,592.99       729,545.95       871,278.35        1,542,566.82       1,542,566.82
    1,830,167.11        1,469,326.21       1,488,103.70       727,839.32       869,240.17        1,538,958.30       1,538,958.30
    1,825,849.01        1,465,859.48       1,484,592.67       726,122.05       867,189.28        1,535,327.28       1,535,327.28
    1,821,503.99        1,462,371.14       1,481,059.75       724,394.08       865,125.61        1,531,673.62       1,531,673.62
    1,817,131.90        1,458,861.06       1,477,504.81       722,655.34       863,049.08        1,527,997.19       1,527,997.19
    1,812,732.55        1,455,329.10       1,473,927.71       720,905.77       860,959.60        1,524,297.85       1,524,297.85
    1,808,305.77        1,451,775.12       1,470,328.31       719,145.28       858,857.10        1,520,575.45       1,520,575.45
    1,803,851.40        1,448,198.99       1,466,706.48       717,373.82       856,741.49        1,516,829.84       1,516,829.84
    1,799,369.27        1,444,600.56       1,463,062.07       715,591.32       854,612.70        1,513,060.89       1,513,060.89
    1,794,859.20        1,440,979.71       1,459,394.94       713,797.71       852,470.63        1,509,268.44       1,509,268.44
    1,790,321.02        1,437,336.29       1,455,704.96       711,992.92       850,315.22        1,505,452.35       1,505,452.35
    1,785,754.54        1,433,670.15       1,451,991.97       710,176.88       848,146.36        1,501,612.48       1,501,612.48
    1,781,159.61        1,429,981.17       1,448,255.84       708,349.52       845,963.99        1,497,748.67       1,497,748.67
    1,776,536.03        1,426,269.19       1,444,496.42       706,510.77       843,768.02        1,493,860.78       1,493,860.78
    1,771,883.63        1,422,534.07       1,440,713.57       704,660.56       841,558.36        1,489,948.65       1,489,948.65
    1,767,202.23        1,418,775.67       1,436,907.14       702,798.81       839,334.92        1,486,012.14       1,486,012.14
    1,762,491.65        1,414,993.84       1,433,076.98       700,925.46       837,097.62        1,482,051.09       1,482,051.09
    1,757,751.71        1,411,188.44       1,429,222.95       699,040.43       834,846.38        1,478,065.34       1,478,065.34
    1,752,982.22        1,407,359.31       1,425,344.89       697,143.65       832,581.11        1,474,054.76       1,474,054.76
    1,748,183.00        1,403,506.32       1,421,442.66       695,235.05       830,301.71        1,470,019.17       1,470,019.17
    1,743,353.87        1,399,629.32       1,417,516.11       693,314.56       828,008.11        1,465,958.43       1,465,958.43
    1,738,494.64        1,395,728.14       1,413,565.08       691,382.09       825,700.21        1,461,872.38       1,461,872.38
    1,733,605.11        1,391,802.65       1,409,589.42       689,437.57       823,377.93        1,457,760.86       1,457,760.86
    1,728,685.11        1,387,852.69       1,405,588.98       687,480.94       821,041.17        1,453,623.71       1,453,623.71
    1,723,734.44        1,383,878.11       1,401,563.60       685,512.10       818,689.84        1,449,460.77       1,449,460.77
    1,718,752.91        1,379,878.75       1,397,513.14       683,531.00       816,323.86        1,445,271.88       1,445,271.88
    1,713,740.33        1,375,854.47       1,393,437.42       681,537.54       813,943.12        1,441,056.88       1,441,056.88
    1,708,696.51        1,371,805.10       1,389,336.30       679,531.67       811,547.55        1,436,815.61       1,436,815.61
    1,703,621.24        1,367,730.48       1,385,209.62       677,513.28       809,137.05        1,432,547.90       1,432,547.90
    1,698,514.34        1,363,630.47       1,381,057.21       675,482.32       806,711.52        1,428,253.59       1,428,253.59
    1,693,375.61        1,359,504.91       1,376,878.92       673,438.70       804,270.87        1,423,932.51       1,423,932.51
    1,688,204.84        1,355,353.63       1,372,674.59       671,382.33       801,815.01        1,419,584.49       1,419,584.49
    1,683,001.85        1,351,176.47       1,368,444.05       669,313.15       799,343.84        1,415,209.38       1,415,209.38
    1,677,766.42        1,346,973.27       1,364,187.13       667,231.08       796,857.27        1,410,806.99       1,410,806.99
    1,672,498.36        1,342,743.87       1,359,903.69       665,136.02       794,355.19        1,406,377.16       1,406,377.16
    1,667,197.46        1,338,488.11       1,355,593.54       663,027.90       791,837.52        1,401,919.72       1,401,919.72
    1,661,863.51        1,334,205.83       1,351,256.53       660,906.65       789,304.16        1,397,434.49       1,397,434.49
    1,656,496.32        1,329,896.85       1,346,892.48       658,772.17       786,755.01        1,392,921.31       1,392,921.31
    1,651,095.68        1,325,561.01       1,342,501.23       656,624.39       784,189.96        1,388,379.99       1,388,379.99
    1,645,661.37        1,321,198.14       1,338,082.61       654,463.21       781,608.93        1,383,810.36       1,383,810.36
    1,640,193.18        1,316,808.08       1,333,636.44       652,288.57       779,011.81        1,379,212.25       1,379,212.25
    1,634,690.91        1,312,390.65       1,329,162.56       650,100.37       776,398.50        1,374,585.48       1,374,585.48
    1,629,154.35        1,307,945.69       1,324,660.79       647,898.54       773,768.90        1,369,929.87       1,369,929.87
    1,623,583.27        1,303,473.02       1,320,130.97       645,682.97       771,122.91        1,365,245.24       1,365,245.24
    1,617,977.46        1,298,972.47       1,315,572.90       643,453.60       768,460.43        1,360,531.41       1,360,531.41
    1,612,336.72        1,294,443.87       1,310,986.43       641,210.33       765,781.35        1,355,788.20       1,355,788.20
    1,606,660.81        1,289,887.04       1,306,371.36       638,953.08       763,085.57        1,351,015.42       1,351,015.42
    1,600,949.52        1,285,301.81       1,301,727.53       636,681.76       760,372.98        1,346,212.89       1,346,212.89
    1,595,202.63        1,280,687.99       1,297,054.75       634,396.28       757,643.49        1,341,380.42       1,341,380.42
    1,589,419.92        1,276,045.42       1,292,352.85       632,096.55       754,896.99        1,336,517.83       1,336,517.83
    1,583,601.17        1,271,373.90       1,287,621.63       629,782.49       752,133.36        1,331,624.93       1,331,624.93
    1,577,746.14        1,266,673.27       1,282,860.93       627,454.00       749,352.51        1,326,701.54       1,326,701.54
    1,571,854.62        1,261,943.34       1,278,070.55       625,111.00       746,554.32        1,321,747.45       1,321,747.45
    1,565,926.37        1,257,183.92       1,273,250.31       622,753.40       743,738.70        1,316,762.48       1,316,762.48
    1,559,961.17        1,252,394.84       1,268,400.02       620,381.10       740,905.52        1,311,746.44       1,311,746.44
    1,553,958.79        1,247,575.90       1,263,519.50       617,994.01       738,054.68        1,306,699.13       1,306,699.13

      40                 41                  42                 43                  44                  45                 48
      --                 --                  --                 --                  --                  --                 --

    HEILIG-             HEILIG-             HEILIG-             HEILIG-            HEILIG-               HOME
    MEYERS              MEYERS              MEYERS             MEYERS              MEYERS              DEPOT              KMART
------------------------------------------------------------------------------------------------------------------------------------
   HILLSBORO             SALEM            VANCOUVER          N. SPOKANE            YAKIMA             CHICAGO              TAFT
       OR                 OR                  WA                 WA                  WA                  IL                 CA
------------------------------------------------------------------------------------------------------------------------------------
   1,691,867.24        1,714,652.16       1,636,373.05        1,914,325.06       1,229,619.50        21,168,826.53      5,386,097.27
------------------------------------------------------------------------------------------------------------------------------------
    7.480%             7.480%              7.480%             7.480%              7.480%              6.960%             7.810%
------------------------------------------------------------------------------------------------------------------------------------
    10TH               10TH                10TH               10TH                10TH                10TH               5TH
------------------------------------------------------------------------------------------------------------------------------------
   1,553,258.83        1,574,177.07       1,502,311.08        1,757,491.51       1,128,881.34        19,996,923.85      5,081,872.73
   1,549,716.95        1,570,587.49       1,498,885.37        1,753,483.92       1,126,307.16        19,967,260.36      5,074,052.11
   1,546,153.00        1,566,975.53       1,495,438.31        1,749,451.35       1,123,716.94        19,937,424.82      5,066,180.59
   1,542,566.82        1,563,341.06       1,491,969.77        1,745,393.64       1,121,110.57        19,907,416.23      5,058,257.84
   1,538,958.30        1,559,683.94       1,488,479.61        1,741,310.64       1,118,487.96        19,877,233.60      5,050,283.53
   1,535,327.28        1,556,004.02       1,484,967.68        1,737,202.19       1,115,848.99        19,846,875.90      5,042,257.32
   1,531,673.62        1,552,301.16       1,481,433.87        1,733,068.13       1,113,193.58        19,816,342.13      5,034,178.87
   1,527,997.19        1,548,575.22       1,477,878.03        1,728,908.30       1,110,521.62        19,785,631.27      5,026,047.84
   1,524,297.85        1,544,826.06       1,474,300.03        1,724,722.55       1,107,833.00        19,754,742.28      5,017,863.90
   1,520,575.45        1,541,053.52       1,470,699.72        1,720,510.70       1,105,127.62        19,723,674.13      5,009,626.69
   1,516,829.84        1,537,257.47       1,467,076.98        1,716,272.59       1,102,405.38        19,692,425.79      5,001,335.87
   1,513,060.89        1,533,437.76       1,463,431.65        1,712,008.07       1,099,666.17        19,660,996.21      4,992,991.09
   1,509,268.44        1,529,594.24       1,459,763.59        1,707,716.97       1,096,909.89        19,629,384.34      4,984,592.00
   1,505,452.35        1,525,726.76       1,456,072.68        1,703,399.12       1,094,136.42        19,597,589.12      4,976,138.25
   1,501,612.48        1,521,835.18       1,452,358.75        1,699,054.35       1,091,345.67        19,565,609.49      4,967,629.47
   1,497,748.67        1,517,919.33       1,448,621.68        1,694,682.51       1,088,537.52        19,533,444.37      4,959,065.32
   1,493,860.78        1,513,979.08       1,444,861.31        1,690,283.41       1,085,711.87        19,501,092.70      4,950,445.43
   1,489,948.65        1,510,014.26       1,441,077.50        1,685,856.89       1,082,868.60        19,468,553.39      4,941,769.44
   1,486,012.14        1,506,024.74       1,437,270.11        1,681,402.77       1,080,007.61        19,435,825.35      4,933,036.98
   1,482,051.09        1,502,010.34       1,433,438.98        1,676,920.90       1,077,128.79        19,402,907.48      4,924,247.69
   1,478,065.34        1,497,970.92       1,429,583.98        1,672,411.08       1,074,232.02        19,369,798.70      4,915,401.20
   1,474,054.76        1,493,906.32       1,425,704.94        1,667,873.16       1,071,317.20        19,336,497.88      4,906,497.13
   1,470,019.17        1,489,816.39       1,421,801.72        1,663,306.95       1,068,384.21        19,303,003.92      4,897,535.11
   1,465,958.43        1,485,700.96       1,417,874.18        1,658,712.28       1,065,432.93        19,269,315.69      4,888,514.76
   1,461,872.38        1,481,559.88       1,413,922.15        1,654,088.96       1,062,463.26        19,235,432.07      4,879,435.70
   1,457,760.86        1,477,392.99       1,409,945.49        1,649,436.83       1,059,475.08        19,201,351.93      4,870,297.56
   1,453,623.71        1,473,200.12       1,405,944.04        1,644,755.70       1,056,468.27        19,167,074.12      4,861,099.94
   1,449,460.77        1,468,981.12       1,401,917.65        1,640,045.39       1,053,442.72        19,132,597.50      4,851,842.45
   1,445,271.88        1,464,735.82       1,397,866.16        1,635,305.72       1,050,398.31        19,097,920.91      4,842,524.72
   1,441,056.88        1,460,464.05       1,393,789.41        1,630,536.51       1,047,334.92        19,063,043.21      4,833,146.35
   1,436,815.61        1,456,165.66       1,389,687.26        1,625,737.56       1,044,252.44        19,027,963.21      4,823,706.94
   1,432,547.90        1,451,840.48       1,385,559.53        1,620,908.71       1,041,150.74        18,992,679.74      4,814,206.09
   1,428,253.59        1,447,488.34       1,381,406.07        1,616,049.75       1,038,029.71        18,957,191.64      4,804,643.41
   1,423,932.51        1,443,109.06       1,377,226.73        1,611,160.51       1,034,889.23        18,921,497.70      4,795,018.49
   1,419,584.49        1,438,702.49       1,373,021.33        1,606,240.79       1,031,729.17        18,885,596.73      4,785,330.93
   1,415,209.38        1,434,268.45       1,368,789.72        1,601,290.40       1,028,549.41        18,849,487.54      4,775,580.31
   1,410,806.99        1,429,806.78       1,364,531.73        1,596,309.16       1,025,349.83        18,813,168.92      4,765,766.24
   1,406,377.16        1,425,317.29       1,360,247.21        1,591,296.87       1,022,130.31        18,776,639.65      4,755,888.30
   1,401,919.72        1,420,799.82       1,355,935.97        1,586,253.33       1,018,890.72        18,739,898.51      4,745,946.06
   1,397,434.49        1,416,254.19       1,351,597.86        1,581,178.36       1,015,630.93        18,702,944.27      4,735,939.12
   1,392,921.31        1,411,680.22       1,347,232.71        1,576,071.75       1,012,350.83        18,665,775.70      4,725,867.05
   1,388,379.99        1,407,077.75       1,342,840.35        1,570,933.31       1,009,050.28        18,628,391.55      4,715,729.43
   1,383,810.36        1,402,446.58       1,338,420.61        1,565,762.84       1,005,729.16        18,590,790.57      4,705,525.83
   1,379,212.25        1,397,786.55       1,333,973.32        1,560,560.14       1,002,387.33        18,552,971.51      4,695,255.82
   1,374,585.48        1,393,097.47       1,329,498.31        1,555,325.01         999,024.67        18,514,933.09      4,684,918.97
   1,369,929.87        1,388,379.16       1,324,995.41        1,550,057.25         995,641.06        18,476,674.05      4,674,514.85
   1,365,245.24        1,383,631.44       1,320,464.44        1,544,756.66         992,236.35        18,438,193.11      4,664,043.01
   1,360,531.41        1,378,854.12       1,315,905.22        1,539,423.02         988,810.42        18,399,488.98      4,653,503.01
   1,355,788.20        1,374,047.03       1,311,317.59        1,534,056.14         985,363.14        18,360,560.37      4,642,894.42
   1,351,015.42        1,369,209.97       1,306,701.36        1,528,655.80         981,894.36        18,321,405.97      4,632,216.79
   1,346,212.89        1,364,342.77       1,302,056.35        1,523,221.80         978,403.97        18,282,024.47      4,621,469.66
   1,341,380.42        1,359,445.22       1,297,382.40        1,517,753.93         974,891.82        18,242,414.56      4,610,652.58
   1,336,517.83        1,354,517.14       1,292,679.30        1,512,251.98         971,357.77        18,202,574.92      4,599,765.11
   1,331,624.93        1,349,558.35       1,287,946.89        1,506,715.73         967,801.70        18,162,504.20      4,588,806.77
   1,326,701.54        1,344,568.65       1,283,184.99        1,501,144.97         964,223.46        18,122,201.08      4,577,777.12
   1,321,747.45        1,339,547.84       1,278,393.40        1,495,539.49         960,622.91        18,081,664.19      4,566,675.67
   1,316,762.48        1,334,495.74       1,273,571.94        1,489,899.06         956,999.93        18,040,892.20      4,555,501.98
   1,311,746.44        1,329,412.15       1,268,720.43        1,484,223.48         953,354.36        17,999,883.72      4,544,255.57
   1,306,699.13        1,324,296.87       1,263,838.67        1,478,512.52         949,686.06        17,958,637.40      4,532,935.96

          49                  50
          --                  --


          KMART              KMART
-------------------------------------------
          UKIAH            WOODCREST
           CA                  CA
-------------------------------------------
        7,525,857.47       3,046,791.84
-------------------------------------------
        7.710%              7.800%
-------------------------------------------
         5TH                5TH
-------------------------------------------
        6,616,667.01       2,853,568.74
        6,593,337.06       2,848,602.51
        6,569,857.22       2,843,604.00
        6,546,226.52       2,838,572.99
        6,522,444.00       2,833,509.29
        6,498,508.67       2,828,412.67
        6,474,419.56       2,823,282.92
        6,450,175.68       2,818,119.83
        6,425,776.03       2,812,923.18
        6,401,219.61       2,807,692.75
        6,376,505.41       2,802,428.32
        6,351,632.43       2,797,129.67
        6,326,599.64       2,791,796.59
        6,301,406.01       2,786,428.84
        6,276,050.51       2,781,026.19
        6,250,532.11       2,775,588.43
        6,224,849.75       2,770,115.33
        6,199,002.38       2,764,606.65
        6,172,988.94       2,759,062.16
        6,146,808.36       2,753,481.63
        6,120,459.58       2,747,864.84
        6,093,941.50       2,742,211.53
        6,067,253.04       2,736,521.47
        6,040,393.11       2,730,794.43
        6,013,360.61       2,725,030.17
        5,986,154.42       2,719,228.43
        5,958,773.43       2,713,388.99
        5,931,216.52       2,707,511.58
        5,903,482.56       2,701,595.98
        5,875,570.40       2,695,641.92
        5,847,478.91       2,689,649.17
        5,819,206.94       2,683,617.46
        5,790,753.31       2,677,546.54
        5,762,116.87       2,671,436.16
        5,733,296.44       2,665,286.07
        5,704,290.84       2,659,096.00
        5,675,098.88       2,652,865.69
        5,645,719.36       2,646,594.89
        5,616,151.08       2,640,283.32
        5,586,392.82       2,633,930.74
        5,556,443.36       2,627,536.86
        5,526,301.48       2,621,101.41
        5,495,965.94       2,614,624.14
        5,465,435.49       2,608,104.77
        5,434,708.88       2,601,543.02
        5,403,784.86       2,594,938.62
        5,372,662.14       2,588,291.29
        5,341,339.47       2,581,600.76
        5,309,815.54       2,574,866.73
        5,278,089.08       2,568,088.93
        5,246,158.77       2,561,267.08
        5,214,023.31       2,554,400.89
        5,181,681.38       2,547,490.06
        5,149,131.65       2,540,534.32
        5,116,372.79       2,533,533.36
        5,083,403.46       2,526,486.90
        5,050,222.30       2,519,394.63
        5,016,827.94       2,512,256.27
        4,983,219.03       2,505,071.51

                                    BALANCE

        33                  34                  35                36               37                38                 39
        --                  --                  --                --               --                --                 --

      HEILIG-             HEILIG-            HEILIG-           HEILIG-          HEILIG-           HEILIG-            HEILIG-
      MEYERS              MEYERS             MEYERS            MEYERS           MEYERS            MEYERS             MEYERS
------------------------------------------------------------------------------------------------------------------------------------
       BOISE              MOLINE              QUINCY         BATON ROUGE        BILLINGS          TIGARD              EUGENE
        ID                  IL                  IL                LA               MT               OR                  OR
------------------------------------------------------------------------------------------------------------------------------------
    2,012,010.19         1,615,316.60       1,635,959.80       800,156.51       955,606.77       1,691,867.24       1,691,867.24
------------------------------------------------------------------------------------------------------------------------------------
    7.480%               7.480%             7.480%             7.480%           7.480%           7.480%              7.480%
------------------------------------------------------------------------------------------------------------------------------------
     10TH                 10TH                10TH              10TH             10TH            10TH                10TH
------------------------------------------------------------------------------------------------------------------------------------
    1,547,918.99        1,242,726.93       1,258,608.56       615,592.04       735,186.07        1,301,620.36       1,301,620.36
    1,541,841.55        1,237,847.73       1,253,667.01       613,175.10       732,299.58        1,296,509.94       1,296,509.94
    1,535,726.22        1,232,938.12       1,248,694.65       610,743.10       729,395.10        1,291,367.66       1,291,367.66
    1,529,572.77        1,227,997.90       1,243,691.30       608,295.93       726,472.51        1,286,193.32       1,286,193.32
    1,523,380.97        1,223,026.89       1,238,656.76       605,833.51       723,531.70        1,280,986.73       1,280,986.73
    1,517,150.57        1,218,024.90       1,233,590.84       603,355.75       720,572.57        1,275,747.69       1,275,747.69
    1,510,881.34        1,212,991.72       1,228,493.35       600,862.53       717,594.99        1,270,475.99       1,270,475.99
    1,504,573.03        1,207,927.17       1,223,364.07       598,353.78       714,598.85        1,265,171.43       1,265,171.43
    1,498,225.39        1,202,831.06       1,218,202.83       595,829.39       711,584.03        1,259,833.81       1,259,833.81
    1,491,838.19        1,197,703.17       1,213,009.41       593,289.26       708,550.42        1,254,462.91       1,254,462.91
    1,485,411.17        1,192,543.33       1,207,783.63       590,733.30       705,497.90        1,249,058.54       1,249,058.54
    1,478,944.10        1,187,351.32       1,202,525.26       588,161.41       702,426.35        1,243,620.47       1,243,620.47
    1,472,436.71        1,182,126.94       1,197,234.13       585,573.49       699,335.66        1,238,148.52       1,238,148.52
    1,465,888.76        1,176,870.00       1,191,910.01       582,969.43       696,225.70        1,232,642.45       1,232,642.45
    1,459,299.99        1,171,580.30       1,186,552.70       580,349.14       693,096.36        1,227,102.06       1,227,102.06
    1,452,670.15        1,166,257.62       1,181,162.00       577,712.52       689,947.51        1,221,527.14       1,221,527.14
    1,445,998.99        1,160,901.76       1,175,737.69       575,059.47       686,779.03        1,215,917.46       1,215,917.46
    1,439,286.24        1,155,512.52       1,170,279.58       572,389.87       683,590.81        1,210,272.82       1,210,272.82
    1,432,531.66        1,150,089.68       1,164,787.44       569,703.64       680,382.71        1,204,592.99       1,204,592.99
    1,425,734.96        1,144,633.04       1,159,261.07       567,000.66       677,154.61        1,198,877.76       1,198,877.76
    1,418,895.90        1,139,142.39       1,153,700.25       564,280.84       673,906.39        1,193,126.91       1,193,126.91
    1,412,014.22        1,133,617.52       1,148,104.77       561,544.06       670,637.92        1,187,340.21       1,187,340.21
    1,405,089.63        1,128,058.20       1,142,474.41       558,790.22       667,349.08        1,181,517.43       1,181,517.43
    1,398,121.88        1,122,464.24       1,136,808.95       556,019.22       664,039.74        1,175,658.37       1,175,658.37
    1,391,110.70        1,116,835.40       1,131,108.18       553,230.94       660,709.77        1,169,762.78       1,169,762.78
    1,384,055.82        1,111,171.48       1,125,371.87       550,425.28       657,359.05        1,163,830.44       1,163,830.44
    1,376,956.96        1,105,472.25       1,119,599.81       547,602.14       653,987.43        1,157,861.12       1,157,861.12
    1,369,813.85        1,099,737.50       1,113,791.77       544,761.39       650,594.81        1,151,854.59       1,151,854.59
    1,362,626.22        1,093,967.00       1,107,947.53       541,902.94       647,181.03        1,145,810.63       1,145,810.63
    1,355,393.78        1,088,160.53       1,102,066.85       539,026.67       643,745.97        1,139,728.99       1,139,728.99
    1,348,116.26        1,082,317.87       1,096,149.52       536,132.48       640,289.51        1,133,609.44       1,133,609.44
    1,340,793.38        1,076,438.78       1,090,195.31       533,220.24       636,811.50        1,127,451.74       1,127,451.74
    1,333,424.85        1,070,523.06       1,084,203.98       530,289.85       633,311.80        1,121,255.67       1,121,255.67
    1,326,010.39        1,064,570.45       1,078,175.30       527,341.19       629,790.30        1,115,020.97       1,115,020.97
    1,318,549.72        1,058,580.74       1,072,109.05       524,374.16       626,246.84        1,108,747.40       1,108,747.40
    1,311,042.54        1,052,553.70       1,066,004.98       521,388.62       622,681.30        1,102,434.74       1,102,434.74
    1,303,488.56        1,046,489.09       1,059,862.87       518,384.48       619,093.53        1,096,082.72       1,096,082.72
    1,295,887.50        1,040,386.67       1,053,682.47       515,361.62       615,483.39        1,089,691.11       1,089,691.11
    1,288,239.06        1,034,246.22       1,047,463.54       512,319.91       611,850.76        1,083,259.66       1,083,259.66
    1,280,542.95        1,028,067.49       1,041,205.85       509,259.24       608,195.48        1,076,788.12       1,076,788.12
    1,272,798.86        1,021,850.25       1,034,909.15       506,179.49       604,517.41        1,070,276.23       1,070,276.23
    1,265,006.50        1,015,594.25       1,028,573.21       503,080.55       600,816.42        1,063,723.76       1,063,723.76
    1,257,165.56        1,009,299.26       1,022,197.77       499,962.28       597,092.36        1,057,130.45       1,057,130.45
    1,249,275.76        1,002,965.03       1,015,782.59       496,824.59       593,345.08        1,050,496.03       1,050,496.03
    1,241,336.77          996,591.32       1,009,327.42       493,667.33       589,574.45        1,043,820.27       1,043,820.27
    1,233,348.29          990,177.87       1,002,832.01       490,490.39       585,780.32        1,037,102.89       1,037,102.89
    1,225,310.02          983,724.45         996,296.12       487,293.65       581,962.53        1,030,343.63       1,030,343.63
    1,217,221.65          977,230.80         989,719.48       484,076.99       578,120.95        1,023,542.25       1,023,542.25
    1,209,082.86          970,696.68         983,101.85       480,840.27       574,255.42        1,016,698.47       1,016,698.47
    1,200,893.33          964,121.82         976,442.98       477,583.38       570,365.79        1,009,812.03       1,009,812.03
    1,192,652.76          957,505.99         969,742.59       474,306.18       566,451.92        1,002,882.66       1,002,882.66
    1,184,360.83          950,848.91         963,000.44       471,008.56       562,513.66          995,910.11         995,910.11
    1,176,017.20          944,150.34         956,216.26       467,690.39       558,550.84          988,894.09         988,894.09
    1,167,621.57          937,410.01         949,389.80       464,351.53       554,563.32          981,834.33         981,834.33
    1,159,173.60          930,627.67         942,520.78       460,991.85       550,550.95          974,730.57         974,730.57
    1,150,672.98          923,803.05         935,608.95       457,611.24       546,513.57          967,582.53         967,582.53
    1,142,119.37          916,935.90         928,654.03       454,209.55       542,451.02          960,389.94         960,389.94
    1,133,512.44          910,025.93         921,655.76       450,786.66       538,363.15          953,152.51         953,152.51
    1,124,851.86          903,072.90         914,613.87       447,342.44       534,249.80          945,869.97         945,869.97

    40                 41                  42                 43                  44                  45                  48
    --                 --                  --                 --                  --                  --                  --

  HEILIG-             HEILIG-             HEILIG-             HEILIG-            HEILIG-               HOME
  MEYERS              MEYERS              MEYERS             MEYERS              MEYERS              DEPOT               KMART
------------------------------------------------------------------------------------------------------------------------------------
 HILLSBORO             SALEM            VANCOUVER          N. SPOKANE            YAKIMA             CHICAGO               TAFT
     OR                 OR                  WA                 WA                  WA                  IL                  CA
------------------------------------------------------------------------------------------------------------------------------------
 1,691,867.24        1,714,652.16       1,636,373.05        1,914,325.06       1,229,619.50        21,168,826.53       5,386,097.27
------------------------------------------------------------------------------------------------------------------------------------
  7.480%             7.480%              7.480%             7.480%              7.480%              6.960%              7.810%
------------------------------------------------------------------------------------------------------------------------------------
  10TH               10TH                10TH               10TH                10TH                10TH                5TH
------------------------------------------------------------------------------------------------------------------------------------
 1,301,620.36        1,319,149.70       1,258,926.49        1,472,765.96         945,994.90        17,917,151.84       4,521,542.68
 1,296,509.94        1,313,970.45       1,253,983.69        1,466,983.58         942,280.73        17,875,425.67       4,510,075.24
 1,291,367.66        1,308,758.92       1,249,010.08        1,461,165.16         938,543.41        17,833,457.49       4,498,533.18
 1,286,193.32        1,303,514.90       1,244,005.46        1,455,310.47         934,782.80        17,791,245.90       4,486,915.99
 1,280,986.73        1,298,238.19       1,238,969.65        1,449,419.28         930,998.74        17,748,789.47       4,475,223.19
 1,275,747.69        1,292,928.59       1,233,902.46        1,443,491.38         927,191.10        17,706,086.80       4,463,454.30
 1,270,475.99        1,287,585.90       1,228,803.67        1,437,526.52         923,359.72        17,663,136.46       4,451,608.81
 1,265,171.43        1,282,209.90       1,223,673.10        1,431,524.48         919,504.46        17,619,937.00       4,439,686.22
 1,259,833.81        1,276,800.39       1,218,510.56        1,425,485.03         915,625.16        17,576,486.98       4,427,686.04
 1,254,462.91        1,271,357.16       1,213,315.83        1,419,407.93         911,721.69        17,532,784.96       4,415,607.75
 1,249,058.54        1,265,880.01       1,208,088.72        1,413,292.96         907,793.89        17,488,829.46       4,403,450.86
 1,243,620.47        1,260,368.71       1,202,829.03        1,407,139.86         903,841.60        17,444,619.02       4,391,214.85
 1,238,148.52        1,254,823.06       1,197,536.55        1,400,948.42         899,864.67        17,400,152.16       4,378,899.20
 1,232,642.45        1,249,242.84       1,192,211.09        1,394,718.37         895,862.96        17,355,427.39       4,366,503.39
 1,227,102.06        1,243,627.83       1,186,852.43        1,388,449.50         891,836.30        17,310,443.22       4,354,026.91
 1,221,527.14        1,237,977.83       1,181,460.37        1,382,141.55         887,784.55        17,265,198.14       4,341,469.23
 1,215,917.46        1,232,292.61       1,176,034.69        1,375,794.28         883,707.53        17,219,690.64       4,328,829.82
 1,210,272.82        1,226,571.95       1,170,575.20        1,369,407.44         879,605.11        17,173,919.20       4,316,108.15
 1,204,592.99        1,220,815.63       1,165,081.67        1,362,980.79         875,477.11        17,127,882.28       4,303,303.68
 1,198,877.76        1,215,023.43       1,159,553.91        1,356,514.09         871,323.38        17,081,578.35       4,290,415.87
 1,193,126.91        1,209,195.13       1,153,991.68        1,350,007.07         867,143.76        17,035,005.85       4,277,444.19
 1,187,340.21        1,203,330.49       1,148,394.79        1,343,459.50         862,938.08        16,988,163.23       4,264,388.08
 1,181,517.43        1,197,429.30       1,142,763.00        1,336,871.11         858,706.19        16,941,048.93       4,251,247.00
 1,175,658.37        1,191,491.33       1,137,096.12        1,330,241.65         854,447.93        16,893,661.36       4,238,020.39
 1,169,762.78        1,185,516.34       1,131,393.91        1,323,570.87         850,163.12        16,845,998.95       4,224,707.70
 1,163,830.44        1,179,504.11       1,125,656.15        1,316,858.51         845,851.60        16,798,060.09       4,211,308.37
 1,157,861.12        1,173,454.40       1,119,882.63        1,310,104.31         841,513.20        16,749,843.19       4,197,821.83
 1,151,854.59        1,167,366.99       1,114,073.12        1,303,308.00         837,147.76        16,701,346.63       4,184,247.51
 1,145,810.63        1,161,241.62       1,108,227.40        1,296,469.34         832,755.11        16,652,568.79       4,170,584.85
 1,139,728.99        1,155,078.08       1,102,345.24        1,289,588.04         828,335.08        16,603,508.04       4,156,833.27
 1,133,609.44        1,148,876.12       1,096,426.42        1,282,663.85         823,887.50        16,554,162.74       4,142,992.18
 1,127,451.74        1,142,635.49       1,090,470.70        1,275,696.50         819,412.20        16,504,531.23       4,129,061.02
 1,121,255.67        1,136,355.97       1,084,477.86        1,268,685.73         814,909.00        16,454,611.86       4,115,039.18
 1,115,020.97        1,130,037.31       1,078,447.66        1,261,631.25         810,377.73        16,404,402.96       4,100,926.09
 1,108,747.40        1,123,679.26       1,072,379.87        1,254,532.80         805,818.21        16,353,902.85       4,086,721.14
 1,102,434.74        1,117,281.57       1,066,274.26        1,247,390.10         801,230.28        16,303,109.84       4,072,423.75
 1,096,082.72        1,110,844.01       1,060,130.60        1,240,202.87         796,613.74        16,252,022.22       4,058,033.30
 1,089,691.11        1,104,366.32       1,053,948.63        1,232,970.85         791,968.43        16,200,638.30       4,043,549.19
 1,083,259.66        1,097,848.26       1,047,728.14        1,225,693.75         787,294.16        16,148,956.35       4,028,970.82
 1,076,788.12        1,091,289.56       1,041,468.87        1,218,371.29         782,590.76        16,096,974.65       4,014,297.56
 1,070,276.23        1,084,689.98       1,035,170.58        1,211,003.18         777,858.04        16,044,691.45       3,999,528.81
 1,063,723.76        1,078,049.27       1,028,833.03        1,203,589.15         773,095.82        15,992,105.02       3,984,663.94
 1,057,130.45        1,071,367.16       1,022,455.98        1,196,128.90         768,303.91        15,939,213.57       3,969,702.32
 1,050,496.03        1,064,643.40       1,016,039.18        1,188,622.15         763,482.14        15,886,015.36       3,954,643.32
 1,043,820.27        1,057,877.72       1,009,582.38        1,181,068.61         758,630.30        15,832,508.60       3,939,486.32
 1,037,102.89        1,051,069.88       1,003,085.33        1,173,467.98         753,748.23        15,778,691.50       3,924,230.67
 1,030,343.63        1,044,219.60         996,547.79        1,165,819.98         748,835.72        15,724,562.26       3,908,875.73
 1,023,542.25        1,037,326.61         989,969.49        1,158,124.31         743,892.60        15,670,119.07       3,893,420.86
 1,016,698.47        1,030,390.67         983,350.19        1,150,380.66         738,918.66        15,615,360.11       3,877,865.40
 1,009,812.03        1,023,411.49         976,689.63        1,142,588.75         733,913.71        15,560,283.55       3,862,208.70
 1,002,882.66        1,016,388.80         969,987.56        1,134,748.26         728,877.57        15,504,887.55       3,846,450.10
   995,910.11        1,009,322.34         963,243.70        1,126,858.91         723,810.04        15,449,170.25       3,830,588.94
   988,894.09        1,002,211.83         956,457.81        1,118,920.38         718,710.92        15,393,129.78       3,814,624.55
   981,834.33          995,057.00         949,629.62        1,110,932.36         713,580.01        15,336,764.29       3,798,556.26
   974,730.57          987,857.58         942,758.87        1,102,894.55         708,417.12        15,280,071.87       3,782,383.39
   967,582.53          980,613.27         935,845.29        1,094,806.64         703,222.05        15,223,050.64       3,766,105.26
   960,389.94          973,323.81         928,888.61        1,086,668.31         697,994.60        15,165,698.68       3,749,721.19
   953,152.51          965,988.91         921,888.58        1,078,479.26         692,734.57        15,108,014.08       3,733,230.48
   945,869.97          958,608.29         914,844.91        1,070,239.16         687,441.74        15,049,994.91       3,716,632.45

         49                  50
         --                  --


         KMART              KMART
------------------------------------------
         UKIAH            WOODCREST
          CA                  CA
------------------------------------------
       7,525,857.47       3,046,791.84
------------------------------------------
       7.710%              7.800%
------------------------------------------
        5TH                5TH
------------------------------------------
       4,949,394.19       2,497,840.04
       4,915,352.01       2,490,561.57
       4,881,091.12       2,483,235.79
       4,846,610.10       2,475,862.39
       4,811,907.54       2,468,441.07
       4,776,982.02       2,460,971.51
       4,741,832.10       2,453,453.39
       4,706,456.34       2,445,886.41
       4,670,853.29       2,438,270.24
       4,635,021.49       2,430,604.57
       4,598,959.48       2,422,889.07
       4,562,665.76       2,415,123.41
       4,526,138.86       2,407,307.29
       4,489,377.27       2,399,440.35
       4,452,379.49       2,391,522.29
       4,415,144.00       2,383,552.75
       4,377,669.27       2,375,531.41
       4,339,953.76       2,367,457.94
       4,301,995.93       2,359,331.99
       4,263,794.23       2,351,153.21
       4,225,347.08       2,342,921.28
       4,186,652.90       2,334,635.84
       4,147,710.12       2,326,296.54
       4,108,517.12       2,317,903.04
       4,069,072.32       2,309,454.98
       4,029,374.08       2,300,952.01
       3,989,420.77       2,292,393.76
       3,949,210.77       2,283,779.89
       3,908,742.42       2,275,110.03
       3,868,014.06       2,266,383.82
       3,827,024.02       2,257,600.88
       3,785,770.62       2,248,760.86
       3,744,252.17       2,239,863.37
       3,702,466.96       2,230,908.06
       3,660,413.28       2,221,894.53
       3,618,089.40       2,212,822.41
       3,575,493.60       2,203,691.33
       3,532,624.11       2,194,500.89
       3,489,479.19       2,185,250.72
       3,446,057.07       2,175,940.42
       3,402,355.96       2,166,569.60
       3,358,374.06       2,157,137.87
       3,314,109.59       2,147,644.84
       3,269,560.71       2,138,090.10
       3,224,725.61       2,128,473.25
       3,179,602.44       2,118,793.90
       3,134,189.36       2,109,051.63
       3,088,484.49       2,099,246.04
       3,042,485.97       2,089,376.71
       2,996,191.92       2,079,443.22
       2,949,600.42       2,069,445.18
       2,902,709.57       2,059,382.14
       2,855,517.45       2,049,253.69
       2,808,022.12       2,039,059.41
       2,760,221.63       2,028,798.87
       2,712,114.03       2,018,471.63
       2,663,697.33       2,008,077.27
       2,614,969.56       1,997,615.34
       2,565,928.70       1,987,085.41

                                    BALANCE

        33                  34                  35                36               37                38                 39
        --                  --                  --                --               --                --                 --

      HEILIG-             HEILIG-            HEILIG-           HEILIG-          HEILIG-           HEILIG-            HEILIG-
      MEYERS              MEYERS             MEYERS            MEYERS           MEYERS            MEYERS             MEYERS
------------------------------------------------------------------------------------------------------------------------------------
       BOISE              MOLINE              QUINCY         BATON ROUGE        BILLINGS          TIGARD              EUGENE
        ID                  IL                  IL                LA               MT               OR                  OR
------------------------------------------------------------------------------------------------------------------------------------
    2,012,010.19         1,615,316.60       1,635,959.80       800,156.51       955,606.77       1,691,867.24       1,691,867.24
------------------------------------------------------------------------------------------------------------------------------------
    7.480%               7.480%             7.480%             7.480%           7.480%           7.480%              7.480%
------------------------------------------------------------------------------------------------------------------------------------
     10TH                 10TH                10TH              10TH             10TH            10TH                10TH
------------------------------------------------------------------------------------------------------------------------------------
    1,116,137.29          896,076.52         907,528.08       443,876.74       530,110.80          938,542.03         938,542.03
    1,107,368.41          889,036.54         900,398.12       440,389.44       525,946.01          931,168.41         931,168.41
    1,098,544.87          881,952.67         893,223.73       436,880.41       521,755.26          923,748.84         923,748.84
    1,089,666.32          874,824.64         886,004.61       433,349.50       517,538.38          916,283.01         916,283.01
    1,080,732.44          867,652.19         878,740.49       429,796.58       513,295.22          908,770.65         908,770.65
    1,071,742.86          860,435.02         871,431.09       426,221.51       509,025.61          901,211.46         901,211.46
    1,062,697.25          853,172.87         864,076.13       422,624.17       504,729.39          893,605.15         893,605.15
    1,053,595.26          845,865.45         856,675.33       419,004.39       500,406.38          885,951.43         885,951.43
    1,044,436.53          838,512.48         849,228.39       415,362.06       496,056.43          878,250.00         878,250.00
    1,035,220.71          831,113.68         841,735.03       411,697.02       491,679.37          870,500.57         870,500.57
    1,025,947.45          823,668.76         834,194.97       408,009.13       487,275.02          862,702.83         862,702.83
    1,016,616.38          816,177.43         826,607.90       404,298.26       482,843.22          854,856.48         854,856.48
    1,007,227.15          808,639.41         818,973.55       400,564.25       478,383.79          846,961.23         846,961.23
      997,779.39          801,054.40         811,291.60       396,806.97       473,896.57          839,016.76         839,016.76
      988,272.74          793,422.10         803,561.77       393,026.28       469,381.37          831,022.77         831,022.77
      978,706.83          785,742.24         795,783.76       389,222.01       464,838.03          822,978.95         822,978.95
      969,081.30          778,014.50         787,957.27       385,394.03       460,266.37          814,884.99         814,884.99
      959,395.77          770,238.60         780,081.99       381,542.19       455,666.22          806,740.58         806,740.58
      949,649.86          762,414.22         772,157.62       377,666.34       451,037.39          798,545.40         798,545.40
      939,843.21          754,541.07         764,183.85       373,766.33       446,379.70          790,299.14         790,299.14
      929,975.42          746,618.85         756,160.39       369,842.01       441,692.99          782,001.48         782,001.48
      920,046.13          738,647.24         748,086.91       365,893.23       436,977.06          773,652.10         773,652.10
      910,054.94          730,625.95         739,963.10       361,919.83       432,231.73          765,250.67         765,250.67
      900,001.48          722,554.65         731,788.66       357,921.67       427,456.82          756,796.87         756,796.87
      889,885.35          714,433.05         723,563.26       353,898.58       422,652.15          748,290.38         748,290.38
      879,706.16          706,260.81         715,286.59       349,850.42       417,817.54          739,730.86         739,730.86
      869,463.52          698,037.64         706,958.33       345,777.03       412,952.78          731,117.99         731,117.99
      859,157.04          689,763.21         698,578.16       341,678.24       408,057.70          722,451.43         722,451.43
      848,786.31          681,437.21         690,145.75       337,553.90       403,132.11          713,730.85         713,730.85
      838,350.94          673,059.30         681,660.78       333,403.86       398,175.82          704,955.92         704,955.92
      827,850.52          664,629.18         673,122.92       329,227.95       393,188.63          696,126.28         696,126.28
      817,284.65          656,146.50         664,531.83       325,026.00       388,170.36          687,241.61         687,241.61
      806,652.91          647,610.95         655,887.20       320,797.87       383,120.80          678,301.56         678,301.56
      795,954.91          639,022.20         647,188.69       316,543.38       378,039.77          669,305.78         669,305.78
      785,190.22          630,379.91         638,435.95       312,262.37       372,927.07          660,253.92         660,253.92
      774,358.43          621,683.74         629,628.65       307,954.68       367,782.50          651,145.64         651,145.64
      763,459.13          612,933.38         620,766.46       303,620.13       362,605.86          641,980.59         641,980.59
      752,491.88          604,128.46         611,849.02       299,258.57       357,396.95          632,758.41         632,758.41
      741,456.28          595,268.67         602,876.00       294,869.81       352,155.58          623,478.74         623,478.74
      730,351.88          586,353.65         593,847.05       290,453.71       346,881.53          614,141.24         614,141.24
      719,178.27          577,383.05         584,761.82       286,010.07       341,574.61          604,745.52         604,745.52
      707,935.01          568,356.54         575,619.95       281,538.74       336,234.61          595,291.24         595,291.24
      696,621.66          559,273.77         566,421.10       277,039.53       330,861.32          585,778.03         585,778.03
      685,237.80          550,134.38         557,164.91       272,512.28       325,454.54          576,205.52         576,205.52
      673,782.97          540,938.02         547,851.03       267,956.81       320,014.06          566,573.34         566,573.34
      662,256.75          531,684.34         538,479.09       263,372.95       314,539.66          556,881.12         556,881.12
      650,658.67          522,372.97         529,048.73       258,760.51       309,031.14          547,128.49         547,128.49
      638,988.30          513,003.57         519,559.58       254,119.32       303,488.29          537,315.06         537,315.06
      627,245.19          503,575.76         510,011.29       249,449.20       297,910.88          527,440.47         527,440.47
      615,428.88          494,089.19         500,403.48       244,749.97       292,298.71          517,504.32         517,504.32
      603,538.91          484,543.48         490,735.78       240,021.45       286,651.55          507,506.24         507,506.24
      591,574.83          474,938.27         481,007.82       235,263.45       280,969.20          497,445.83         497,445.83
      579,536.18          465,273.19         471,219.22       230,475.79       275,251.42          487,322.72         487,322.72
      567,422.48          455,547.86         461,369.61       225,658.30       269,498.01          477,136.50         477,136.50
      555,233.27          445,761.91         451,458.60       220,810.77       263,708.73          466,886.79         466,886.79
      542,968.09          435,914.97         441,485.81       215,933.03       257,883.36          456,573.19         456,573.19
      530,626.45          426,006.64         431,450.86       211,024.88       252,021.68          446,195.31         446,195.31
      518,207.88          416,036.55         421,353.36       206,086.14       246,123.47          435,752.73         435,752.73
      505,711.90          406,004.32         411,192.92       201,116.61       240,188.49          425,245.06         425,245.06

    40                 41                  42                 43                  44                  45                  48
    --                 --                  --                 --                  --                  --                  --

  HEILIG-             HEILIG-             HEILIG-             HEILIG-            HEILIG-               HOME
  MEYERS              MEYERS              MEYERS             MEYERS              MEYERS              DEPOT               KMART
------------------------------------------------------------------------------------------------------------------------------------
 HILLSBORO             SALEM            VANCOUVER          N. SPOKANE            YAKIMA             CHICAGO               TAFT
     OR                 OR                  WA                 WA                  WA                  IL                  CA
------------------------------------------------------------------------------------------------------------------------------------
 1,691,867.24        1,714,652.16       1,636,373.05        1,914,325.06       1,229,619.50        21,168,826.53       5,386,097.27
------------------------------------------------------------------------------------------------------------------------------------
  7.480%             7.480%              7.480%             7.480%              7.480%              6.960%              7.810%
------------------------------------------------------------------------------------------------------------------------------------
  10TH               10TH                10TH               10TH                10TH                10TH                5TH
------------------------------------------------------------------------------------------------------------------------------------
   938,542.03          951,181.67         907,757.33        1,061,947.70         682,115.92        14,991,639.23       3,699,926.39
   931,168.41          943,708.75         900,625.57        1,053,604.55         676,756.91        14,932,945.09       3,683,111.61
   923,748.84          936,189.25         893,449.36        1,045,209.40         671,364.49        14,873,910.52       3,666,187.39
   916,283.01          928,622.88         886,228.42        1,036,761.92         665,938.46        14,814,533.55       3,649,153.02
   908,770.65          921,009.35         878,962.47        1,028,261.78         660,478.61        14,754,812.20       3,632,007.78
   901,211.46          913,348.36         871,651.22        1,019,708.66         654,984.72        14,694,744.46       3,614,750.96
   893,605.15          905,639.61         864,294.41        1,011,102.22         649,456.59        14,634,328.33       3,597,381.82
   885,951.43          897,882.81         856,891.73        1,002,442.14         643,894.00        14,573,561.78       3,579,899.64
   878,250.00          890,077.67         849,442.91          993,728.08         638,296.73        14,512,442.79       3,562,303.68
   870,500.57          882,223.87         841,947.66          984,959.70         632,664.58        14,450,969.31       3,544,593.20
   862,702.83          874,321.11         834,405.69          976,136.66         626,997.32        14,389,139.28       3,526,767.46
   854,856.48          866,369.10         826,816.71          967,258.62         621,294.73        14,326,950.64       3,508,825.69
   846,961.23          858,367.52         819,180.43          958,325.25         615,556.60        14,264,401.30       3,490,767.16
   839,016.76          850,316.06         811,496.54          949,336.19         609,782.70        14,201,489.18       3,472,591.10
   831,022.77          842,214.41         803,764.76          940,291.10         603,972.81        14,138,212.17       3,454,296.74
   822,978.95          834,062.26         795,984.78          931,189.63         598,126.70        14,074,568.15       3,435,883.31
   814,884.99          825,859.30         788,156.31          922,031.42         592,244.15        14,010,554.99       3,417,350.05
   806,740.58          817,605.21         780,279.04          912,816.13         586,324.94        13,946,170.56       3,398,696.16
   798,545.40          809,299.66         772,352.67          903,543.40         580,368.83        13,881,412.70       3,379,920.87
   790,299.14          800,942.35         764,376.89          894,212.87         574,375.59        13,816,279.24       3,361,023.38
   782,001.48          792,532.94         756,351.40          884,824.17         568,345.00        13,750,768.01       3,342,002.90
   773,652.10          784,071.11         748,275.88          875,376.96         562,276.81        13,684,876.82       3,322,858.63
   765,250.67          775,556.54         740,150.02          865,870.85         556,170.80        13,618,603.45       3,303,589.76
   756,796.87          766,988.89         731,973.52          856,305.49         550,026.73        13,551,945.70       3,284,195.48
   748,290.38          758,367.84         723,746.04          846,680.51         543,844.36        13,484,901.34       3,264,674.98
   739,730.86          749,693.05         715,467.28          836,995.53         537,623.45        13,417,468.12       3,245,027.43
   731,117.99          740,964.18         707,136.92          827,250.19         531,363.77        13,349,643.78       3,225,252.02
   722,451.43          732,180.91         698,754.63          817,444.09         525,065.06        13,281,426.06       3,205,347.89
   713,730.85          723,342.89         690,320.09          807,576.87         518,727.10        13,212,812.69       3,185,314.22
   704,955.92          714,449.78         681,832.97          797,648.15         512,349.63        13,143,801.35       3,165,150.17
   696,126.28          705,501.23         673,292.96          787,657.54         505,932.40        13,074,389.75       3,144,854.88
   687,241.61          696,496.90         664,699.70          777,604.65         499,475.18        13,004,575.56       3,124,427.51
   678,301.56          687,436.45         656,052.89          767,489.10         492,977.70        12,934,356.45       3,103,867.18
   669,305.78          678,319.52         647,352.18          757,310.49         486,439.73        12,863,730.06       3,083,173.04
   660,253.92          669,145.76         638,597.23          747,068.44         479,861.00        12,792,694.05       3,062,344.22
   651,145.64          659,914.82         629,787.71          736,762.55         473,241.26        12,721,246.02       3,041,379.84
   641,980.59          650,626.34         620,923.27          726,392.41         466,580.26        12,649,383.60       3,020,279.01
   632,758.41          641,279.96         612,003.59          715,957.64         459,877.74        12,577,104.38       2,999,040.85
   623,478.74          631,875.32         603,028.30          705,457.82         453,133.44        12,504,405.93       2,977,664.47
   614,141.24          622,412.06         593,997.06          694,892.56         446,347.11        12,431,285.84       2,956,148.97
   604,745.52          612,889.81         584,909.54          684,261.43         439,518.47        12,357,741.64       2,934,493.43
   595,291.24          603,308.21         575,765.36          673,564.04         432,647.26        12,283,770.89       2,912,696.95
   585,778.03          593,666.88         566,564.19          662,799.97         425,733.23        12,209,371.12       2,890,758.61
   576,205.52          583,965.46         557,305.66          651,968.81         418,776.09        12,134,539.82       2,868,677.49
   566,573.34          574,203.56         547,989.42          641,070.12         411,775.59        12,059,274.50       2,846,452.66
   556,881.12          564,380.81         538,615.12          630,103.51         404,731.46        11,983,572.64       2,824,083.18
   547,128.49          554,496.83         529,182.37          619,068.53         397,643.42        11,907,431.71       2,801,568.12
   537,315.06          544,551.25         519,690.83          607,964.77         390,511.19        11,830,849.17       2,778,906.52
   527,440.47          534,543.67         510,140.13          596,791.80         383,334.51        11,753,822.44       2,756,097.43
   517,504.32          524,473.70         500,529.89          585,549.18         376,113.09        11,676,348.96       2,733,139.89
   507,506.24          514,340.97         490,859.75          574,236.49         368,846.66        11,598,426.14       2,710,032.93
   497,445.83          504,145.08         481,129.33          562,853.27         361,534.93        11,520,051.36       2,686,775.59
   487,322.72          493,885.64         471,338.26          551,399.11         354,177.63        11,441,222.01       2,663,366.88
   477,136.50          483,562.24         461,486.16          539,873.54         346,774.46        11,361,935.44       2,639,805.82
   466,886.79          473,174.50         451,572.65          528,276.13         339,325.16        11,282,189.02       2,616,091.42
   456,573.19          462,722.00         441,597.34          516,606.43         331,829.41        11,201,980.06       2,592,222.67
   446,195.31          452,204.35         431,559.86          504,863.99         324,286.95        11,121,305.90       2,568,198.58
   435,752.73          441,621.14         421,459.80          493,048.36         316,697.46        11,040,163.82       2,544,018.14
   425,245.06          430,971.96         411,296.79          481,159.07         309,060.68        10,958,551.12       2,519,680.31

         49                  50
         --                  --


         KMART              KMART
------------------------------------------
         UKIAH            WOODCREST
          CA                  CA
------------------------------------------
       7,525,857.47       3,046,791.84
------------------------------------------
       7.710%              7.800%
------------------------------------------
        5TH                5TH
------------------------------------------
       2,516,572.77       1,976,487.03
       2,466,899.72       1,965,819.77
       2,416,907.52       1,955,083.17
       2,366,594.12       1,944,276.78
       2,315,957.46       1,933,400.15
       2,264,995.45       1,922,452.82
       2,213,706.02       1,911,434.33
       2,162,087.05       1,900,344.23
       2,110,136.43       1,889,182.03
       2,057,852.02       1,877,947.29
       2,005,231.69       1,866,639.51
       1,952,273.28       1,855,258.24
       1,898,974.60       1,843,802.99
       1,845,333.49       1,832,273.28
       1,791,347.72       1,820,668.62
       1,737,015.10       1,808,988.54
       1,682,333.39       1,797,232.54
       1,627,300.36       1,785,400.12
       1,571,913.73       1,773,490.79
       1,516,171.25       1,761,504.05
       1,460,070.62       1,749,439.39
       1,403,609.54       1,737,296.32
       1,346,785.70       1,725,074.32
       1,289,596.77       1,712,772.87
       1,232,040.40       1,700,391.46
       1,174,114.23       1,687,929.58
       1,115,815.88       1,675,386.69
       1,057,142.97       1,662,762.27
         998,093.08       1,650,055.80
         938,663.80       1,637,266.73
         878,852.69       1,624,394.54
         818,657.29       1,611,438.67
         758,075.13       1,598,398.59
         697,103.73       1,585,273.75
         635,740.59       1,572,063.60
         573,983.20       1,558,767.58
         511,829.01       1,545,385.14
         449,275.48       1,531,915.72
         386,320.04       1,518,358.74
         322,960.12       1,504,713.64
         259,193.11       1,490,979.85
         195,016.39       1,477,156.79
         130,427.35       1,463,243.88
          65,423.31       1,449,240.53
               0.00       1,435,146.17
               0.00       1,420,960.19
               0.00       1,406,682.00
               0.00       1,392,311.00
               0.00       1,377,846.59
               0.00       1,363,288.17
               0.00       1,348,635.11
               0.00       1,333,886.81
               0.00       1,319,042.64
               0.00       1,304,101.99
               0.00       1,289,064.22
               0.00       1,273,928.71
               0.00       1,258,694.82
               0.00       1,243,361.90
               0.00       1,227,929.32

                                    BALANCE

        33                  34                  35                36               37                38                 39
        --                  --                  --                --               --                --                 --

      HEILIG-             HEILIG-            HEILIG-           HEILIG-          HEILIG-           HEILIG-            HEILIG-
      MEYERS              MEYERS             MEYERS            MEYERS           MEYERS            MEYERS             MEYERS
------------------------------------------------------------------------------------------------------------------------------------
       BOISE              MOLINE              QUINCY         BATON ROUGE        BILLINGS          TIGARD              EUGENE
        ID                  IL                  IL                LA               MT               OR                  OR
------------------------------------------------------------------------------------------------------------------------------------
    2,012,010.19         1,615,316.60       1,635,959.80       800,156.51       955,606.77       1,691,867.24       1,691,867.24
------------------------------------------------------------------------------------------------------------------------------------
    7.480%               7.480%             7.480%             7.480%           7.480%           7.480%              7.480%
------------------------------------------------------------------------------------------------------------------------------------
     10TH                 10TH                10TH              10TH             10TH            10TH                10TH
------------------------------------------------------------------------------------------------------------------------------------
      493,138.03          395,909.55         400,969.14       196,116.11       234,216.51          414,671.90         414,671.90
      480,485.79          385,751.85         390,681.63       191,084.44       228,207.31          404,032.83         404,032.83
      467,754.67          375,530.84         380,330.00       186,021.40       222,160.66          393,327.44         393,327.44
      454,944.20          365,246.12         369,913.84       180,926.80       216,076.31          382,555.32         382,555.32
      442,053.88          354,897.29         359,432.76       175,800.45       209,954.03          371,716.05         371,716.05
      429,083.21          344,483.95         348,886.35       170,642.14       203,793.60          360,809.22         360,809.22
      416,031.69          334,005.71         338,274.19       165,451.68       197,594.76          349,834.41         349,834.41
      402,898.81          323,462.15         327,595.89       160,228.87       191,357.28          338,791.18         338,791.18
      389,684.08          312,852.86         316,851.02       154,973.50       185,080.93          327,679.12         327,679.12
      376,386.97          302,177.45         306,039.18       149,685.37       178,765.45          316,497.79         316,497.79
      363,006.97          291,435.49         295,159.94       144,364.28       172,410.60          305,246.77         305,246.77
      349,543.58          280,626.58         284,212.89       139,010.02       166,016.15          293,925.61         293,925.61
      335,996.26          269,750.29         273,197.61       133,622.38       159,581.83          282,533.89         282,533.89
      322,364.50          258,806.20         262,113.66       128,201.17       153,107.41          271,071.16         271,071.16
      308,647.76          247,793.90         250,960.62       122,746.16       146,592.63          259,536.98         259,536.98
      294,845.53          236,712.95         239,738.06       117,257.15       140,037.24          247,930.90         247,930.90
      280,957.26          225,562.93         228,445.55       111,733.92       133,440.99          236,252.47         236,252.47
      266,982.42          214,343.41         217,082.65       106,176.26       126,803.62          224,501.25         224,501.25
      252,920.47          203,053.95         205,648.91       100,583.96       120,124.88          212,676.78         212,676.78
      238,770.86          191,694.12         194,143.91        94,956.81       113,404.51          200,778.61         200,778.61
      224,533.06          180,263.49         182,567.20        89,294.58       106,642.24          188,806.27         188,806.27
      210,206.51          168,761.60         170,918.32        83,597.05        99,837.83          176,759.30         176,759.30
      195,790.66          157,188.02         159,196.83        77,864.01        92,991.00          164,637.24         164,637.24
      181,284.95          145,542.29         147,402.28        72,095.23        86,101.50          152,439.62         152,439.62
      166,688.82          133,823.98         135,534.20        66,290.49        79,169.05          140,165.97         140,165.97
      152,001.70          122,032.62         123,592.15        60,449.57        72,193.38          127,815.81         127,815.81
      137,223.04          110,167.75         111,575.66        54,572.25        65,174.24          115,388.67         115,388.67
      122,352.26           98,228.94          99,484.27        48,658.28        58,111.34          102,884.06         102,884.06
      107,388.78           86,215.70          87,317.51        42,707.46        51,004.42           90,301.51          90,301.51
       92,332.03           74,127.58          75,074.91        36,719.54        43,853.20           77,640.53          77,640.53
       77,181.43           61,964.11          62,756.00        30,694.29        36,657.40           64,900.63          64,900.63
       61,936.38           49,724.83          50,360.30        24,631.49        29,416.75           52,081.32          52,081.32
       46,596.31           37,409.25          37,887.33        18,530.90        22,130.96           39,182.10          39,182.10
       31,160.62           25,016.90          25,336.61        12,392.27        14,799.76           26,202.47          26,202.47
       15,628.72           12,547.31          12,707.66         6,215.39         7,422.86           13,141.94          13,141.94
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00

    40                 41                  42                 43                  44                  45                  48
    --                 --                  --                 --                  --                  --                  --

  HEILIG-             HEILIG-             HEILIG-             HEILIG-            HEILIG-               HOME
  MEYERS              MEYERS              MEYERS             MEYERS              MEYERS              DEPOT               KMART
------------------------------------------------------------------------------------------------------------------------------------
 HILLSBORO             SALEM            VANCOUVER          N. SPOKANE            YAKIMA             CHICAGO               TAFT
     OR                 OR                  WA                 WA                  WA                  IL                  CA
------------------------------------------------------------------------------------------------------------------------------------
 1,691,867.24        1,714,652.16       1,636,373.05        1,914,325.06       1,229,619.50        21,168,826.53       5,386,097.27
------------------------------------------------------------------------------------------------------------------------------------
  7.480%             7.480%              7.480%             7.480%              7.480%              6.960%              7.810%
------------------------------------------------------------------------------------------------------------------------------------
  10TH               10TH                10TH               10TH                10TH                10TH                5TH
------------------------------------------------------------------------------------------------------------------------------------
   414,671.90          420,256.40         401,070.43          469,195.68         301,376.28        10,876,465.07       2,495,184.09
   404,032.83          409,474.05         390,780.33          457,157.71         293,643.99        10,793,902.92       2,470,528.44
   393,327.44          398,624.49         380,426.08          445,044.71         285,863.50        10,710,861.90       2,445,712.33
   382,555.32          387,707.30         370,007.29          432,856.20         278,034.52        10,627,339.25       2,420,734.70
   371,716.05          376,722.06         359,523.56          420,591.72         270,156.73        10,543,332.17       2,395,594.51
   360,809.22          365,668.34         348,974.48          408,250.79         262,229.83        10,458,837.85       2,370,290.69
   349,834.41          354,545.73         338,359.65          395,832.93         254,253.53        10,373,853.46       2,344,822.19
   338,791.18          343,353.78         327,678.65          383,337.67         246,227.51        10,288,376.16       2,319,187.94
   327,679.12          332,092.07         316,931.07          370,764.52         238,151.46        10,202,403.09       2,293,386.85
   316,497.79          320,760.16         306,116.49          358,113.00         230,025.06        10,115,931.38       2,267,417.83
   305,246.77          309,357.61         295,234.51          345,382.62         221,848.02        10,028,958.13       2,241,279.80
   293,925.61          297,883.99         284,284.69          332,572.88         213,620.00         9,941,480.44       2,214,971.66
   282,533.89          286,338.85         273,266.63          319,683.30         205,340.69         9,853,495.37       2,188,492.29
   271,071.16          274,721.75         262,179.88          306,713.37         197,009.78                 0.00       2,161,840.59
   259,536.98          263,032.23         251,024.02          293,662.60         188,626.94                 0.00       2,135,015.43
   247,930.90          251,269.85         239,798.63          280,530.47         180,191.84                 0.00       2,108,015.68
   236,252.47          239,434.15         228,503.26          267,316.49         171,704.17                 0.00       2,080,840.21
   224,501.25          227,524.67         217,137.49          254,020.15         163,163.59                 0.00       2,053,487.87
   212,676.78          215,540.96         205,700.87          240,640.92         154,569.77                 0.00       2,025,957.52
   200,778.61          203,482.54         194,192.96          227,178.29         145,922.39                 0.00       1,998,247.98
   188,806.27          191,348.97         182,613.32          213,631.75         137,221.10                 0.00       1,970,358.11
   176,759.30          179,139.76         170,961.50          200,000.77         128,465.57                 0.00       1,942,286.72
   164,637.24          166,854.45         159,237.05          186,284.82         119,655.47                 0.00       1,914,032.62
   152,439.62          154,492.56         147,439.52          172,483.38         110,790.45                 0.00       1,885,594.65
   140,165.97          142,053.61         135,568.45          158,595.90         101,870.18                 0.00       1,856,971.59
   127,815.81          129,537.13         123,623.38          144,621.86          92,894.30                 0.00       1,828,162.24
   115,388.67          116,942.63         111,603.86          130,560.72          83,862.47                 0.00       1,799,165.38
   102,884.06          104,269.62          99,509.41          116,411.93          74,774.34                 0.00       1,769,979.81
    90,301.51           91,517.62          87,339.58          102,174.94          65,629.57                 0.00       1,740,604.29
    77,640.53           78,686.13          75,093.88           87,849.21          56,427.79                 0.00       1,711,037.58
    64,900.63           65,774.65          62,771.86           73,434.19          47,168.65                 0.00       1,681,278.45
    52,081.32           52,782.70          50,373.03           58,929.31          37,851.80                 0.00       1,651,325.63
    39,182.10           39,709.76          37,896.91           44,334.01          28,476.87                 0.00       1,621,177.87
    26,202.47           26,555.33          25,343.02           29,647.74          19,043.51                 0.00       1,590,833.89
    13,141.94           13,318.91          12,710.89           14,869.93           9,551.34                 0.00       1,560,292.43
         0.00                0.00               0.00                0.00               0.00                 0.00       1,529,552.19
         0.00                0.00               0.00                0.00               0.00                 0.00       1,498,611.89
         0.00                0.00               0.00                0.00               0.00                 0.00       1,467,470.21
         0.00                0.00               0.00                0.00               0.00                 0.00       1,436,125.86
         0.00                0.00               0.00                0.00               0.00                 0.00       1,404,577.50
         0.00                0.00               0.00                0.00               0.00                 0.00       1,372,823.82
         0.00                0.00               0.00                0.00               0.00                 0.00       1,340,863.48
         0.00                0.00               0.00                0.00               0.00                 0.00       1,308,695.12
         0.00                0.00               0.00                0.00               0.00                 0.00       1,276,317.41
         0.00                0.00               0.00                0.00               0.00                 0.00       1,243,728.97
         0.00                0.00               0.00                0.00               0.00                 0.00       1,210,928.43
         0.00                0.00               0.00                0.00               0.00                 0.00       1,177,914.42
         0.00                0.00               0.00                0.00               0.00                 0.00       1,144,685.54
         0.00                0.00               0.00                0.00               0.00                 0.00       1,111,240.39
         0.00                0.00               0.00                0.00               0.00                 0.00       1,077,577.57
         0.00                0.00               0.00                0.00               0.00                 0.00       1,043,695.67
         0.00                0.00               0.00                0.00               0.00                 0.00       1,009,593.25
         0.00                0.00               0.00                0.00               0.00                 0.00         975,268.88
         0.00                0.00               0.00                0.00               0.00                 0.00         940,721.11
         0.00                0.00               0.00                0.00               0.00                 0.00         905,948.50
         0.00                0.00               0.00                0.00               0.00                 0.00         870,949.57
         0.00                0.00               0.00                0.00               0.00                 0.00         835,722.86
         0.00                0.00               0.00                0.00               0.00                 0.00         800,266.89
         0.00                0.00               0.00                0.00               0.00                 0.00         764,580.15

       49                  50
       --                  --


       KMART              KMART
----------------------------------------
       UKIAH            WOODCREST
        CA                  CA
----------------------------------------
     7,525,857.47       3,046,791.84
----------------------------------------
     7.710%              7.800%
----------------------------------------
      5TH                5TH
----------------------------------------
             0.00       1,212,396.43
             0.00       1,196,762.58
             0.00       1,181,027.11
             0.00       1,165,189.35
             0.00       1,149,248.65
             0.00       1,133,204.34
             0.00       1,117,055.74
             0.00       1,100,802.17
             0.00       1,084,442.96
             0.00       1,067,977.40
             0.00       1,051,404.83
             0.00       1,034,724.53
             0.00       1,017,935.81
             0.00       1,001,037.96
             0.00         984,030.28
             0.00         966,912.05
             0.00         949,682.54
             0.00         932,341.05
             0.00         914,886.84
             0.00         897,319.17
             0.00         879,637.32
             0.00         861,840.53
             0.00         843,928.06
             0.00         825,899.16
             0.00         807,753.08
             0.00         789,489.04
             0.00         771,106.29
             0.00         752,604.05
             0.00         733,981.55
             0.00         715,238.00
             0.00         696,372.62
             0.00         677,384.61
             0.00         658,273.18
             0.00         639,037.52
             0.00         619,676.84
             0.00         600,190.31
             0.00         580,577.12
             0.00         560,836.44
             0.00         540,967.44
             0.00         520,969.30
             0.00         500,841.17
             0.00         480,582.21
             0.00         460,191.56
             0.00         439,668.38
             0.00         419,011.79
             0.00         398,220.94
             0.00         377,294.95
             0.00         356,232.93
             0.00         335,034.02
             0.00         313,697.31
             0.00         292,221.91
             0.00         270,606.92
             0.00         248,851.44
             0.00         226,954.54
             0.00         204,915.32
             0.00         182,732.84
             0.00         160,406.17
             0.00         137,934.38
             0.00         115,316.52

                                    BALANCE

        33                  34                  35                36               37                38                 39
        --                  --                  --                --               --                --                 --

      HEILIG-             HEILIG-            HEILIG-           HEILIG-          HEILIG-           HEILIG-            HEILIG-
      MEYERS              MEYERS             MEYERS            MEYERS           MEYERS            MEYERS             MEYERS
------------------------------------------------------------------------------------------------------------------------------------
       BOISE              MOLINE              QUINCY         BATON ROUGE        BILLINGS          TIGARD              EUGENE
        ID                  IL                  IL                LA               MT               OR                  OR
------------------------------------------------------------------------------------------------------------------------------------
    2,012,010.19         1,615,316.60       1,635,959.80       800,156.51       955,606.77       1,691,867.24       1,691,867.24
------------------------------------------------------------------------------------------------------------------------------------
    7.480%               7.480%             7.480%             7.480%           7.480%           7.480%              7.480%
------------------------------------------------------------------------------------------------------------------------------------
     10TH                 10TH                10TH              10TH             10TH            10TH                10TH
------------------------------------------------------------------------------------------------------------------------------------
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00
            0.00                0.00               0.00             0.00             0.00                0.00               0.00

    40                 41                  42                 43                  44                  45                  48
    --                 --                  --                 --                  --                  --                  --

  HEILIG-             HEILIG-             HEILIG-             HEILIG-            HEILIG-               HOME
  MEYERS              MEYERS              MEYERS             MEYERS              MEYERS              DEPOT               KMART
------------------------------------------------------------------------------------------------------------------------------------
 HILLSBORO             SALEM            VANCOUVER          N. SPOKANE            YAKIMA             CHICAGO               TAFT
     OR                 OR                  WA                 WA                  WA                  IL                  CA
------------------------------------------------------------------------------------------------------------------------------------
 1,691,867.24        1,714,652.16       1,636,373.05        1,914,325.06       1,229,619.50        21,168,826.53       5,386,097.27
------------------------------------------------------------------------------------------------------------------------------------
  7.480%             7.480%              7.480%             7.480%              7.480%              6.960%              7.810%
------------------------------------------------------------------------------------------------------------------------------------
  10TH               10TH                10TH               10TH                10TH                10TH                5TH
------------------------------------------------------------------------------------------------------------------------------------
         0.00                0.00               0.00                0.00               0.00                 0.00         728,661.15
         0.00                0.00               0.00                0.00               0.00                 0.00         692,508.38
         0.00                0.00               0.00                0.00               0.00                 0.00         656,120.32
         0.00                0.00               0.00                0.00               0.00                 0.00         619,495.43
         0.00                0.00               0.00                0.00               0.00                 0.00         582,632.17
         0.00                0.00               0.00                0.00               0.00                 0.00         545,528.99
         0.00                0.00               0.00                0.00               0.00                 0.00         508,184.34
         0.00                0.00               0.00                0.00               0.00                 0.00         470,596.63
         0.00                0.00               0.00                0.00               0.00                 0.00         432,764.29
         0.00                0.00               0.00                0.00               0.00                 0.00         394,685.73
         0.00                0.00               0.00                0.00               0.00                 0.00         356,359.33
         0.00                0.00               0.00                0.00               0.00                 0.00         317,783.50
         0.00                0.00               0.00                0.00               0.00                 0.00         278,956.60
         0.00                0.00               0.00                0.00               0.00                 0.00         239,877.00
         0.00                0.00               0.00                0.00               0.00                 0.00         200,543.06
         0.00                0.00               0.00                0.00               0.00                 0.00         160,953.12
         0.00                0.00               0.00                0.00               0.00                 0.00         121,105.52
         0.00                0.00               0.00                0.00               0.00                 0.00          80,998.57
         0.00                0.00               0.00                0.00               0.00                 0.00          40,630.60
         0.00                0.00               0.00                0.00               0.00                 0.00               0.00

         49                  50
         --                  --


         KMART              KMART
------------------------------------------
         UKIAH            WOODCREST
          CA                  CA
------------------------------------------
       7,525,857.47       3,046,791.84
------------------------------------------
       7.710%              7.800%
------------------------------------------
        5TH                5TH
------------------------------------------
               0.00          92,551.65
               0.00          69,638.81
               0.00          46,577.03
               0.00          23,365.35
               0.00               0.00
               0.00               0.00
               0.00               0.00
               0.00               0.00
               0.00               0.00
               0.00               0.00
               0.00               0.00
               0.00               0.00
               0.00               0.00
               0.00               0.00
               0.00               0.00
               0.00               0.00
               0.00               0.00
               0.00               0.00
               0.00               0.00
               0.00               0.00


                                    BALANCE

         51                   52                   53                   54                  55                  56
         --                   --                   --                   --                  --                  --

                             TIMES               MONROE                NINE            NORTHWESTERN        NORTHWESTERN
        KMART               MIRROR             COUNTY, NY              WEST            HUMAN SERV.         HUMAN SERV.
-------------------------------------------------------------------------------------------------------------------------------
  STERLING HEIGHTS       LAGUNA HILLS          ROCHESTER           WHITE PLAINS       (11 LOCATIONS)      (28 LOCATIONS)
         MI                   CA                   NY                   NY                  NJ                  PA
-------------------------------------------------------------------------------------------------------------------------------
     6,816,611.39        3,578,054.58        15,884,013.95        45,888,588.25       3,925,103.61        16,008,202.83
-------------------------------------------------------------------------------------------------------------------------------
        7.790%               6.630%              6.640%               9.000%             7.400%              7.460%
-------------------------------------------------------------------------------------------------------------------------------
         5TH                  1ST                 1ST                  1ST                5TH                 5TH
-------------------------------------------------------------------------------------------------------------------------------

     6,807,903.83        3,569,678.31        15,884,013.95        45,812,001.67       3,918,073.64        15,978,456.76
     6,799,139.74        3,561,255.76        15,884,013.95        45,734,840.69       3,911,000.31        15,948,525.77
     6,790,318.76        3,552,786.68        15,884,013.95        45,657,101.01       3,903,883.36        15,918,408.71
     6,781,440.52        3,544,270.81        15,884,013.95        45,578,778.28       3,896,722.53        15,888,104.42
     6,772,504.64        3,535,707.88        15,884,013.95        45,499,868.12       3,889,517.54        15,857,611.74
     6,763,510.75        3,527,097.65        15,884,013.95        45,420,366.15       3,882,268.12        15,826,929.50
     6,754,458.48        3,518,439.85        15,851,828.93        45,340,267.90       3,874,973.99        15,796,056.51
     6,745,347.44        3,509,734.21        15,819,465.83        45,259,568.92       3,867,634.89        15,764,991.60
     6,736,177.26        3,498,818.86        15,786,923.64        45,178,264.70       3,860,250.52        15,733,733.57
     6,726,947.54        3,487,843.20        15,754,201.40        45,096,350.69       3,852,820.62        15,702,281.21
     6,717,657.92        3,476,806.91        15,721,298.08        45,013,822.33       3,845,344.90        15,670,633.33
     6,708,307.98        3,465,709.63        15,688,212.71        44,930,675.01       3,837,823.08        15,638,788.71
     6,698,897.35        3,454,551.05        15,654,944.26        44,846,904.08       3,830,254.88        15,606,746.11
     6,689,425.63        3,443,330.81        15,621,491.72        44,762,504.87       3,822,640.00        15,574,504.32
     6,679,892.42        3,432,048.59        15,587,854.08        44,677,472.67       3,814,978.17        15,542,062.09
     6,670,297.33        3,420,704.02        15,554,030.31        44,591,802.73       3,807,269.09        15,509,418.18
     6,660,639.94        3,409,296.78        15,520,019.39        44,505,490.26       3,799,512.47        15,476,571.33
     6,650,919.87        3,397,826.52        15,485,820.27        44,418,530.44       3,791,708.01        15,443,520.29
     6,641,136.69        3,386,292.88        15,451,466.51        44,330,918.43       3,783,855.43        15,410,263.78
     6,631,290.01        3,374,695.52        15,416,922.65        44,242,649.33       3,775,954.43        15,376,800.52
     6,621,379.40        3,363,034.08        15,382,187.65        44,153,718.21       3,768,004.70        15,343,129.23
     6,611,404.46        3,351,308.21        15,347,260.45        44,064,120.11       3,760,005.95        15,309,248.62
     6,601,364.76        3,339,517.56        15,312,139.99        43,973,850.02       3,751,957.87        15,275,157.39
     6,591,259.89        3,327,661.77        15,276,825.20        43,882,902.90       3,743,860.16        15,240,854.22
     6,581,089.43        3,315,740.47        15,241,314.99        43,791,273.68       3,735,712.52        15,206,337.80
     6,570,852.93        3,303,753.30        15,205,608.30        43,698,957.25       3,727,514.64        15,171,606.80
     6,560,549.99        3,291,699.91        15,169,704.03        43,605,948.44       3,719,266.20        15,136,659.90
     6,550,180.17        3,279,579.92        15,133,601.09        43,512,242.06       3,710,966.89        15,101,495.74
     6,539,743.02        3,267,392.97        15,097,298.38        43,417,832.88       3,702,616.41        15,066,112.97
     6,529,238.12        3,255,138.69        15,060,794.79        43,322,715.64       3,694,214.43        15,030,510.24
     6,518,665.03        3,242,816.70        15,024,125.53        43,226,885.02       3,685,760.64        14,994,686.19
     6,508,023.30        3,230,426.63        14,987,253.36        43,130,335.67       3,677,254.71        14,958,639.42
     6,497,312.49        3,217,968.11        14,950,177.17        43,033,062.19       3,668,696.34        14,922,368.57
     6,486,532.15        3,205,440.75        14,912,895.83        42,935,059.17       3,660,085.19        14,885,872.23
     6,475,681.82        3,192,844.18        14,875,408.19        42,836,321.12       3,651,420.93        14,849,149.00
     6,464,761.06        3,180,178.02        14,837,713.12        42,736,842.54       3,642,703.25        14,812,197.48
     6,453,769.40        3,167,441.87        14,799,809.47        42,636,617.87       3,633,931.80        14,775,016.25
     6,442,706.39        3,154,635.36        14,761,696.09        42,535,641.51       3,625,106.27        14,737,603.87
     6,431,571.56        3,139,430.42        14,723,371.82        42,433,907.84       3,616,226.31        14,699,958.91
     6,420,364.45        3,124,141.47        14,684,835.48        42,331,411.15       3,607,291.59        14,662,079.92
     6,409,084.59        3,108,768.05        14,646,085.91        42,228,145.75       3,598,301.78        14,623,965.46
     6,397,731.50        3,093,309.70        14,607,121.93        42,124,105.85       3,589,256.53        14,585,614.05
     6,386,304.71        3,077,765.93        14,567,980.47        42,019,285.66       3,580,155.50        14,547,024.22
     6,374,803.74        3,062,136.29        14,528,622.43        41,913,679.31       3,570,998.34        14,508,194.49

      57                  58                 59                  60                 61                  62                 64
      --                  --                 --                  --                 --                  --                 --

 NORTHWESTERN           OFFICE              PRICE              PRICE
 HUMAN SERV.            DEPOT              CHOPPER            CHOPPER             Q CLUBS            Q CLUBS            Q CLUBS
------------------------------------------------------------------------------------------------------------------------------------
NORTHUMBERLAND         BROOKLYN           WALLKILL          ST. ALBAN'S        CORAL SPRINGS        PLANTATION          MESQUITE
      PA                  OH                 NY                  VT                 FL                  FL                 TX
------------------------------------------------------------------------------------------------------------------------------------
14,135,554.35       4,488,420.74        5,544,666.27       6,067,932.30        8,476,307.61       8,217,471.25       6,546,935.03
------------------------------------------------------------------------------------------------------------------------------------
    7.140%            8.817715%            7.571%              7.950%             8.760%             8.760%             8.760%
------------------------------------------------------------------------------------------------------------------------------------
     5TH                 1ST                 1ST                1ST                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------

14,135,554.35       4,486,684.06        5,540,527.57       6,064,176.10        8,464,320.15       8,205,849.84       6,537,676.15
14,135,554.35       4,484,934.63        5,536,362.77       6,060,395.02        8,452,245.17       8,194,143.59       6,528,349.67
14,135,554.35       4,483,172.34        5,532,171.68       6,056,588.89        8,440,082.05       8,182,351.89       6,518,955.11
14,135,554.35       4,481,397.10        5,527,954.15       6,052,757.54        8,427,830.14       8,170,474.11       6,509,491.98
14,135,554.35       4,479,608.81        5,523,710.02       6,048,900.81        8,415,488.79       8,158,509.62       6,499,959.76
14,135,554.35       4,477,807.39        5,519,439.11       6,045,018.52        8,403,057.35       8,146,457.79       6,490,357.95
14,135,554.35       4,475,992.72        5,515,141.25       6,041,110.52        8,390,535.16       8,134,317.98       6,480,686.06
14,135,554.35       4,474,164.72        5,510,816.27       6,037,176.63        8,377,921.55       8,122,089.56       6,470,943.56
14,135,554.35       4,472,323.30        5,506,464.01       6,033,216.67        8,365,215.87       8,109,771.86       6,461,129.93
14,135,554.35       4,470,468.33        5,502,084.29       6,029,230.48        8,352,417.44       8,097,364.24       6,451,244.67
14,135,554.35       4,468,599.74        5,497,676.94       6,025,217.89        8,339,525.58       8,084,866.05       6,441,287.25
14,135,554.35       4,466,717.42        5,493,241.78       6,021,178.70        8,326,539.60       8,072,276.62       6,431,257.13
14,135,554.35       4,464,874.61        5,488,778.63       6,017,112.76        8,313,458.83       8,059,595.29       6,421,153.80
14,135,554.35       4,463,018.25        5,484,287.33       6,013,019.88        8,300,282.57       8,046,821.39       6,410,976.71
14,135,554.35       4,461,148.26        5,479,767.70       6,008,899.89        8,287,010.12       8,033,954.24       6,400,725.33
14,110,619.38       4,459,264.52        5,475,219.54       6,004,752.60        8,273,640.79       8,020,993.15       6,390,399.12
14,085,536.04       4,457,366.95        5,470,642.70       6,000,577.84        8,260,173.86       8,007,937.45       6,379,997.52
14,060,303.46       4,455,455.42        5,466,036.97       5,996,375.42        8,246,608.61       7,994,786.45       6,369,520.00
14,034,920.75       4,453,529.86        5,461,402.19       5,992,145.15        8,232,944.35       7,981,539.44       6,358,965.98
14,009,387.01       4,451,590.14        5,456,738.17       5,987,886.87        8,219,180.33       7,968,195.72       6,348,334.92
13,983,701.34       4,449,636.17        5,452,044.72       5,983,600.37        8,205,315.84       7,954,754.60       6,337,626.26
13,957,862.84       4,447,667.84        5,447,321.66       5,979,285.47        8,191,350.13       7,941,215.36       6,326,839.42
13,931,870.61       4,445,685.05        5,442,568.80       5,974,941.99        8,177,282.48       7,927,577.28       6,315,973.84
13,905,723.72       4,443,687.69        5,437,785.95       5,970,569.73        8,163,112.13       7,913,839.65       6,305,028.94
13,879,421.25       4,441,731.66        5,432,972.93       5,966,168.50        8,148,838.34       7,900,001.73       6,294,004.14
13,852,962.29       4,439,761.26        5,428,129.54       5,961,738.12        8,134,460.35       7,886,062.79       6,282,898.86
13,826,345.90       4,437,776.38        5,423,255.59       5,957,278.38        8,119,977.40       7,872,022.10       6,271,712.51
13,799,571.13       4,435,776.92        5,418,350.90       5,952,789.10        8,105,388.72       7,857,878.91       6,260,444.50
13,772,637.06       4,433,762.76        5,413,415.26       5,948,270.08        8,090,693.55       7,843,632.48       6,249,094.24
13,745,542.73       4,431,733.80        5,408,448.48       5,943,721.12        8,075,891.11       7,829,282.04       6,237,661.11
13,718,287.19       4,429,689.94        5,403,450.36       5,939,142.02        8,060,980.60       7,814,826.85       6,226,144.53
13,690,869.48       4,427,631.05        5,398,420.71       5,934,532.59        8,045,961.25       7,800,266.14       6,214,543.87
13,663,288.63       4,425,557.04        5,393,359.32       5,929,892.62        8,030,832.26       7,785,599.13       6,202,858.53
13,635,543.68       4,423,467.79        5,388,266.01       5,925,221.90        8,015,592.82       7,770,825.05       6,191,087.89
13,607,633.65       4,421,363.18        5,383,140.55       5,920,520.25        8,000,242.14       7,755,943.13       6,179,231.32
13,579,557.55       4,419,243.11        5,377,982.77       5,915,787.45        7,984,779.40       7,740,952.56       6,167,288.20
13,551,314.39       4,417,166.27        5,372,792.44       5,911,023.29        7,969,203.78       7,725,852.57       6,155,257.90
13,522,903.19       4,415,074.17        5,367,569.36       5,906,227.57        7,953,514.45       7,710,642.34       6,143,139.77
13,494,322.95       4,412,966.70        5,362,313.33       5,901,400.07        7,937,710.60       7,695,321.08       6,130,933.18
13,465,572.65       4,410,843.74        5,357,024.14       5,896,540.60        7,921,791.38       7,679,887.97       6,118,637.48
13,436,651.29       4,408,705.18        5,351,701.57       5,891,648.93        7,905,755.94       7,664,342.20       6,106,252.03
13,407,557.84       4,406,550.91        5,346,345.43       5,886,724.86        7,889,603.45       7,648,682.95       6,093,776.15
13,378,291.29       4,404,380.81        5,338,991.96       5,881,768.16        7,873,333.05       7,632,909.39       6,081,209.21
13,348,850.60       4,402,194.76        5,331,592.09       5,876,778.62        7,856,943.87       7,617,020.68       6,068,550.53

          65                  66                 67
          --                  --                 --


        Q CLUBS            Q CLUBS            Q CLUBS
------------------------------------------------------------
      RICHARDSON            PLANO           WILLOW BROOK
          TX                  TX                 TX
------------------------------------------------------------
     7,017,113.02       7,588,356.71       5,841,894.12
------------------------------------------------------------
        8.760%              8.760%             8.760%
------------------------------------------------------------
         10TH                10TH               10TH
------------------------------------------------------------

     7,007,189.20       7,577,625.01       5,833,632.33
     6,997,192.93       7,566,814.98       5,825,310.22
     6,987,123.68       7,555,926.03       5,816,927.37
     6,976,980.94       7,544,957.59       5,808,483.32
     6,966,764.15       7,533,909.08       5,799,977.63
     6,956,472.78       7,522,779.91       5,791,409.84
     6,946,106.28       7,511,569.51       5,782,779.51
     6,935,664.10       7,500,277.26       5,774,086.18
     6,925,145.70       7,488,902.59       5,765,329.39
     6,914,550.52       7,477,444.88       5,756,508.68
     6,903,877.98       7,465,903.52       5,747,623.57
     6,893,127.54       7,454,277.92       5,738,673.60
     6,882,298.62       7,442,567.45       5,729,658.30
     6,871,390.65       7,430,771.49       5,720,577.19
     6,860,403.06       7,418,889.42       5,711,429.78
     6,849,335.25       7,406,920.62       5,702,215.60
     6,838,186.65       7,394,864.44       5,692,934.15
     6,826,956.66       7,382,720.25       5,683,584.95
     6,815,644.69       7,370,487.40       5,674,167.50
     6,804,250.15       7,358,165.26       5,664,681.30
     6,792,772.42       7,345,753.17       5,655,125.86
     6,781,210.91       7,333,250.47       5,645,500.66
     6,769,565.00       7,320,656.50       5,635,805.19
     6,757,834.08       7,307,970.59       5,626,038.95
     6,746,017.52       7,295,192.07       5,616,201.41
     6,734,114.69       7,282,320.27       5,606,292.06
     6,722,124.98       7,269,354.51       5,596,310.38
     6,710,047.74       7,256,294.10       5,586,255.82
     6,697,882.34       7,243,138.35       5,576,127.87
     6,685,628.13       7,229,886.56       5,565,925.98
     6,673,284.47       7,216,538.03       5,555,649.62
     6,660,850.69       7,203,092.06       5,545,298.24
     6,648,326.15       7,189,547.93       5,534,871.30
     6,635,710.19       7,175,904.93       5,524,368.24
     6,623,002.12       7,162,162.34       5,513,788.51
     6,610,201.29       7,148,319.42       5,503,131.55
     6,597,307.01       7,134,375.45       5,492,396.79
     6,584,318.60       7,120,329.69       5,481,583.66
     6,571,235.37       7,106,181.40       5,470,691.60
     6,558,056.64       7,091,929.82       5,459,720.03
     6,544,781.70       7,077,574.21       5,448,668.37
     6,531,409.86       7,063,113.80       5,437,536.03
     6,517,940.40       7,048,547.83       5,426,322.42
     6,504,372.62       7,033,875.53       5,415,026.95

                                    BALANCE

         51                   52                   53                   54                  55                  56
         --                   --                   --                   --                  --                  --

                             TIMES               MONROE                NINE            NORTHWESTERN        NORTHWESTERN
        KMART               MIRROR             COUNTY, NY              WEST            HUMAN SERV.         HUMAN SERV.
-------------------------------------------------------------------------------------------------------------------------------
  STERLING HEIGHTS       LAGUNA HILLS          ROCHESTER           WHITE PLAINS       (11 LOCATIONS)      (28 LOCATIONS)
         MI                   CA                   NY                   NY                  NJ                  PA
-------------------------------------------------------------------------------------------------------------------------------
     6,816,611.39        3,578,054.58        15,884,013.95        45,888,588.25       3,925,103.61        16,008,202.83
-------------------------------------------------------------------------------------------------------------------------------
        7.790%               6.630%              6.640%               9.000%             7.400%              7.460%
-------------------------------------------------------------------------------------------------------------------------------
         5TH                  1ST                 1ST                  1ST                5TH                 5TH
-------------------------------------------------------------------------------------------------------------------------------

     6,363,228.11        3,046,420.29        14,489,046.61        41,807,280.91       3,561,784.72        14,469,123.37
     6,351,577.34        3,030,617.46        14,449,251.81        41,700,084.53       3,552,514.28        14,429,809.35
     6,339,850.93        3,014,727.33        14,409,236.81        41,592,084.17       3,543,186.67        14,390,250.94
     6,328,048.40        2,998,749.39        14,369,000.39        41,483,273.81       3,533,801.54        14,350,446.60
     6,316,169.25        2,982,683.18        14,328,541.32        41,373,647.38       3,524,358.54        14,310,394.81
     6,304,212.99        2,966,528.21        14,287,858.39        41,263,198.74       3,514,857.30        14,270,094.04
     6,292,179.11        2,950,283.98        14,246,950.34        41,151,921.74       3,505,297.47        14,229,542.73
     6,280,067.11        2,933,950.00        14,205,815.94        41,039,810.17       3,495,678.69        14,188,739.32
     6,267,876.48        2,917,525.77        14,164,453.92        40,926,857.75       3,486,000.60        14,147,682.25
     6,255,606.71        2,901,010.80        14,122,863.04        40,813,058.20       3,476,262.82        14,106,369.95
     6,243,257.30        2,884,404.58        14,081,082.06        40,698,405.14       3,466,465.00        14,064,800.82
     6,230,827.71        2,867,706.62        14,039,069.89        40,582,892.19       3,456,606.75        14,022,973.27
     6,218,317.44        2,850,916.40        13,996,825.25        40,466,512.89       3,446,687.71        13,980,885.69
     6,205,725.95        2,834,033.41        13,954,346.86        40,349,260.75       3,436,707.51        13,938,536.46
     6,193,052.73        2,817,057.15        13,911,633.42        40,231,129.22       3,426,665.76        13,895,923.97
     6,180,297.23        2,799,987.09        13,868,683.64        40,112,111.69       3,416,562.08        13,853,046.56
     6,167,458.93        2,782,822.72        13,825,496.20        39,992,201.54       3,406,396.10        13,809,902.61
     6,154,537.29        2,765,563.51        13,782,069.79        39,871,392.06       3,396,167.43        13,766,490.44
     6,141,531.76        2,748,208.95        13,738,403.08        39,749,676.51       3,385,875.68        13,722,808.39
     6,128,441.81        2,730,758.50        13,694,494.76        39,627,048.10       3,375,520.47        13,678,854.79
     6,115,266.88        2,713,211.65        13,650,343.47        39,503,499.97       3,365,101.40        13,634,627.94
     6,102,006.42        2,695,567.84        13,605,947.88        39,379,025.23       3,354,618.08        13,590,126.14
     6,088,659.89        2,677,826.55        13,561,348.68        39,253,616.93       3,344,070.11        13,545,347.70
     6,075,226.71        2,659,987.24        13,516,502.69        39,127,268.07       3,333,457.10        13,500,290.88
     6,061,706.32        2,639,542.91        13,471,408.55        38,999,971.59       3,322,778.63        13,454,953.96
     6,048,098.17        2,618,985.63        13,426,064.90        38,871,720.38       3,312,034.32        13,409,335.19
     6,034,401.68        2,598,314.76        13,380,470.34        38,742,507.30       3,301,223.75        13,363,432.83
     6,020,616.27        2,577,529.69        13,334,623.49        38,612,325.11       3,290,346.52        13,317,245.11
     6,006,741.38        2,556,629.78        13,288,522.96        38,481,166.56       3,279,402.21        13,270,770.25
     5,992,776.41        2,535,614.40        13,242,167.34        38,349,024.32       3,268,390.41        13,224,006.48
     5,978,720.78        2,514,482.91        13,195,555.21        38,215,891.01       3,257,310.71        13,176,951.99
     5,964,573.92        2,493,234.67        13,148,685.17        38,081,759.20       3,246,162.67        13,129,604.97
     5,950,335.21        2,471,869.03        13,101,555.78        37,946,621.41       3,234,945.90        13,081,963.62
     5,936,004.08        2,450,385.35        13,054,165.60        37,810,470.08       3,223,659.95        13,034,026.10
     5,921,579.91        2,428,782.97        13,006,557.34        37,673,297.61       3,212,304.41        12,985,790.56
     5,907,062.10        2,407,061.23        12,958,685.65        37,535,096.35       3,200,878.84        12,937,255.17
     5,892,450.05        2,385,219.49        12,910,549.07        37,395,858.59       3,189,382.81        12,888,418.04
     5,877,743.14        2,363,257.06        12,862,146.13        37,255,576.54       3,177,815.89        12,839,277.31
     5,862,940.76        2,341,173.30        12,813,475.36        37,114,242.37       3,166,177.64        12,789,831.08
     5,848,042.28        2,318,967.52        12,764,535.28        36,971,848.20       3,154,467.62        12,740,077.47
     5,833,047.10        2,296,639.06        12,715,324.40        36,828,386.07       3,142,685.40        12,690,014.56
     5,817,954.56        2,274,187.23        12,665,841.22        36,683,847.98       3,130,830.51        12,639,640.42
     5,802,764.05        2,251,611.35        12,616,084.23        36,538,225.85       3,118,902.52        12,588,953.12
     5,787,474.93        2,228,910.75        12,566,051.92        36,391,511.55       3,106,900.97        12,537,950.71
     5,772,086.56        2,206,084.72        12,515,742.76        36,243,696.90       3,094,825.41        12,486,631.24
     5,756,598.29        2,183,132.58        12,465,155.23        36,094,773.63       3,082,675.39        12,434,992.74
     5,741,009.48        2,160,053.62        12,414,334.13        35,944,733.44       3,070,450.44        12,383,033.21
     5,725,319.47        2,136,847.16        12,363,231.81        35,793,567.96       3,058,150.10        12,330,750.67
     5,709,527.61        2,113,512.48        12,311,846.74        35,641,268.73       3,045,773.92        12,278,143.11
     5,693,633.23        2,090,048.88        12,260,177.33        35,487,827.25       3,033,321.41        12,225,208.50
     5,677,635.67        2,066,455.64        12,208,222.02        35,333,234.97       3,020,792.11        12,171,944.82
     5,661,534.25        2,042,732.04        12,155,979.22        35,177,483.24       3,008,185.55        12,118,350.01
     5,645,328.32        2,018,877.38        12,103,447.34        35,020,563.37       2,995,501.25        12,064,422.02
     5,629,017.18        1,994,890.92        12,050,624.79        34,862,466.61       2,982,738.72        12,010,158.78
     5,612,600.15        1,968,072.95        11,997,509.96        34,703,184.12       2,969,897.50        11,955,558.21
     5,596,076.55        1,941,106.81        11,944,101.22        34,542,707.01       2,956,977.09        11,900,618.20
     5,579,445.68        1,913,991.69        11,890,396.95        34,381,026.32       2,943,977.00        11,845,336.64
     5,562,706.86        1,886,726.75        11,836,395.52        34,218,133.03       2,930,896.74        11,789,711.42
     5,545,859.36        1,859,311.18        11,782,143.95        34,054,018.04       2,917,735.83        11,733,740.40

      57                  58                 59                  60                 61                  62                 64
      --                  --                 --                  --                 --                  --                 --

 NORTHWESTERN           OFFICE              PRICE              PRICE
 HUMAN SERV.            DEPOT              CHOPPER            CHOPPER             Q CLUBS            Q CLUBS            Q CLUBS
------------------------------------------------------------------------------------------------------------------------------------
NORTHUMBERLAND         BROOKLYN           WALLKILL          ST. ALBAN'S        CORAL SPRINGS        PLANTATION          MESQUITE
      PA                  OH                 NY                  VT                 FL                  FL                 TX
------------------------------------------------------------------------------------------------------------------------------------
14,135,554.35       4,488,420.74        5,544,666.27       6,067,932.30        8,476,307.61       8,217,471.25       6,546,935.03
------------------------------------------------------------------------------------------------------------------------------------
    7.140%            8.817715%            7.571%              7.950%             8.760%             8.760%             8.760%
------------------------------------------------------------------------------------------------------------------------------------
     5TH                 1ST                 1ST                1ST                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------

13,319,234.75       4,399,992.65        5,324,145.53       5,871,756.03        7,840,435.05       7,601,015.98       6,055,799.44
13,289,442.67       4,397,774.35        5,316,651.99       5,866,700.16        7,823,805.71       7,584,894.44       6,042,955.26
13,259,473.34       4,395,539.76        5,309,111.17       5,861,610.80        7,807,054.99       7,568,655.22       6,030,017.33
13,229,325.68       4,393,288.75        5,301,522.78       5,856,487.72        7,790,181.98       7,552,297.46       6,016,984.94
13,198,998.65       4,391,084.94        5,293,886.51       5,851,330.70        7,773,185.80       7,535,820.28       6,003,857.42
13,168,491.17       4,383,466.01        5,286,202.06       5,846,139.52        7,756,065.54       7,519,222.82       5,990,634.07
13,137,802.17       4,375,791.08        5,278,469.13       5,840,913.95        7,738,820.31       7,502,504.19       5,977,314.19
13,106,930.58       4,368,059.76        5,270,687.42       5,835,653.75        7,721,449.19       7,485,663.52       5,963,897.07
13,075,875.29       4,360,271.64        5,262,856.60       5,830,358.71        7,703,951.26       7,468,699.92       5,950,382.01
13,044,635.23       4,352,426.28        5,254,976.38       5,825,028.58        7,686,325.59       7,451,612.48       5,936,768.29
13,013,209.29       4,344,523.27        5,247,046.44       5,819,663.15        7,668,571.26       7,434,400.30       5,923,055.19
12,981,596.37       4,336,562.20        5,239,066.47       5,812,020.40        7,650,687.32       7,417,062.47       5,909,241.98
12,949,795.35       4,328,542.62        5,231,036.16       5,804,327.01        7,632,672.83       7,399,598.08       5,895,327.94
12,917,805.11       4,320,464.12        5,222,955.18       5,796,582.66        7,614,526.83       7,382,006.19       5,881,312.32
12,885,624.53       4,312,326.25        5,214,823.21       5,788,787.00        7,596,248.36       7,364,285.89       5,867,194.39
12,853,252.47       4,304,128.58        5,206,639.94       5,780,939.69        7,577,836.47       7,346,436.22       5,852,973.40
12,820,687.81       4,295,935.52        5,198,405.04       5,773,040.40        7,559,290.16       7,328,456.26       5,838,648.60
12,787,929.38       4,287,682.26        5,190,118.18       5,765,088.77        7,540,608.47       7,310,345.04       5,824,219.22
12,754,976.04       4,279,368.35        5,181,779.04       5,757,084.46        7,521,790.40       7,292,101.61       5,809,684.51
12,721,826.63       4,270,993.35        5,173,387.29       5,749,027.13        7,502,834.96       7,273,725.00       5,795,043.70
12,688,479.97       4,262,556.80        5,164,942.59       5,740,916.41        7,483,741.15       7,255,214.24       5,780,296.01
12,654,934.91       4,254,058.27        5,156,444.62       5,732,751.96        7,464,507.95       7,236,568.36       5,765,440.66
12,621,190.25       4,245,497.29        5,147,893.03       5,724,533.42        7,445,134.35       7,217,786.36       5,750,476.87
12,587,244.82       4,236,873.40        5,139,287.48       5,716,260.44        7,425,619.32       7,198,867.25       5,735,403.84
12,553,097.40       4,228,186.14        5,130,627.64       5,707,932.64        7,405,961.83       7,179,810.03       5,720,220.78
12,518,746.81       4,219,435.04        5,121,913.17       5,699,549.68        7,386,160.84       7,160,613.69       5,704,926.88
12,484,191.83       4,210,619.65        5,113,143.71       5,691,111.17        7,366,215.30       7,141,277.22       5,689,521.33
12,449,431.26       4,201,739.47        5,104,318.93       5,682,616.77        7,346,124.17       7,121,799.59       5,674,003.33
12,414,463.85       4,192,862.12        5,095,438.47       5,674,066.08        7,325,886.36       7,102,179.78       5,658,372.04
12,379,288.39       4,183,919.55        5,086,501.98       5,665,458.75        7,305,500.82       7,082,416.74       5,642,626.65
12,343,903.64       4,174,911.26        5,077,509.10       5,656,794.39        7,284,966.47       7,062,509.43       5,626,766.31
12,308,308.34       4,165,836.78        5,068,459.50       5,648,072.64        7,264,282.21       7,042,456.80       5,610,790.20
12,272,501.26       4,156,695.61        5,059,352.79       5,639,293.10        7,243,446.96       7,022,257.79       5,594,697.46
12,236,481.12       4,147,487.28        5,050,188.63       5,630,455.39        7,222,459.62       7,001,911.32       5,578,487.24
12,200,246.66       4,138,211.28        5,040,966.65       5,621,559.14        7,201,319.06       6,981,416.32       5,562,158.69
12,163,796.61       4,128,867.13        5,031,686.49       5,612,603.95        7,180,024.18       6,960,771.71       5,545,710.93
12,127,129.68       4,119,454.31        5,022,347.78       5,603,589.43        7,158,573.85       6,939,976.40       5,529,143.11
12,090,244.58       4,109,972.32        5,012,950.15       5,594,515.19        7,136,966.93       6,919,029.27       5,512,454.35
12,053,140.02       4,100,420.66        5,003,493.23       5,585,380.83        7,115,202.28       6,897,929.24       5,495,643.76
12,015,814.68       4,090,798.81        4,993,976.64       5,576,185.96        7,093,278.74       6,876,675.17       5,478,710.44
11,978,267.26       4,081,177.74        4,984,400.01       5,566,930.18        7,071,195.17       6,855,265.95       5,461,653.52
11,940,496.43       4,071,485.98        4,974,762.96       5,557,613.07        7,048,950.38       6,833,700.44       5,444,472.08
11,902,500.86       4,061,723.00        4,965,065.11       5,548,234.23        7,026,543.21       6,811,977.50       5,427,165.22
11,864,279.22       4,051,888.28        4,955,306.07       5,538,793.27        7,003,972.47       6,790,095.99       5,409,732.01
11,825,830.16       4,041,981.29        4,945,485.47       5,529,289.75        6,981,236.95       6,768,054.74       5,392,171.55
11,787,152.33       4,032,001.50        4,935,602.90       5,519,723.28        6,958,335.47       6,745,852.59       5,374,482.89
11,748,244.37       4,021,948.39        4,925,657.98       5,510,093.42        6,935,266.81       6,723,488.36       5,356,665.11
11,709,104.90       4,011,821.40        4,915,650.32       5,500,399.77        6,912,029.75       6,700,960.88       5,338,717.25
11,669,732.56       4,001,620.00        4,905,579.51       5,490,641.90        6,888,623.06       6,678,268.94       5,320,638.38
11,630,125.95       3,991,343.63        4,895,445.17       5,480,819.38        6,865,045.50       6,655,411.36       5,302,427.53
11,590,283.68       3,980,991.76        4,885,246.89       5,470,931.79        6,841,295.82       6,632,386.91       5,284,083.74
11,550,204.35       3,970,563.82        4,874,984.27       5,460,978.69        6,817,372.77       6,609,194.38       5,265,606.04
11,509,886.54       3,960,134.31        4,864,656.90       5,450,959.66        6,793,275.08       6,585,832.55       5,246,993.45
11,469,328.85       3,949,628.16        4,854,264.37       5,440,874.25        6,769,001.48       6,562,300.18       5,228,244.99
11,428,529.83       3,939,044.82        4,843,806.27       5,430,722.02        6,744,550.68       6,538,596.02       5,209,359.67
11,387,488.06       3,928,383.71        4,833,282.19       5,420,502.53        6,719,921.39       6,514,718.82       5,190,336.49
11,346,202.10       3,917,644.26        4,822,691.71       5,410,215.34        6,695,112.30       6,490,667.32       5,171,174.44
11,304,670.48       3,906,825.89        4,812,034.42       5,399,860.00        6,670,122.11       6,466,440.24       5,151,872.50
11,262,891.75       3,895,928.03        4,799,248.17       5,389,436.05        6,644,949.50       6,442,036.31       5,132,429.66

          65                  66                 67
          --                  --                 --


        Q CLUBS            Q CLUBS            Q CLUBS
------------------------------------------------------------
      RICHARDSON            PLANO           WILLOW BROOK
          TX                  TX                 TX
------------------------------------------------------------
     7,017,113.02       7,588,356.71       5,841,894.12
------------------------------------------------------------
        8.760%              8.760%             8.760%
------------------------------------------------------------
         10TH                10TH               10TH
------------------------------------------------------------

     6,490,705.79       7,019,096.12       5,403,649.03
     6,476,939.19       7,004,208.83       5,392,188.05
     6,463,072.10       6,989,212.85       5,380,643.40
     6,449,103.77       6,974,107.40       5,369,014.48
     6,435,033.48       6,958,891.69       5,357,300.66
     6,420,860.47       6,943,564.90       5,345,501.34
     6,406,584.01       6,928,126.22       5,333,615.88
     6,392,203.32       6,912,574.84       5,321,643.65
     6,377,717.65       6,896,909.94       5,309,584.03
     6,363,126.24       6,881,130.68       5,297,436.38
     6,348,428.31       6,865,236.24       5,285,200.04
     6,333,623.09       6,849,225.76       5,272,874.38
     6,318,709.79       6,833,098.41       5,260,458.75
     6,303,687.62       6,816,853.33       5,247,952.47
     6,288,555.79       6,800,489.66       5,235,354.91
     6,273,313.50       6,784,006.53       5,222,665.38
     6,257,959.94       6,767,403.08       5,209,883.22
     6,242,494.29       6,750,678.42       5,197,007.74
     6,226,915.75       6,733,831.67       5,184,038.28
     6,211,223.49       6,716,861.94       5,170,974.14
     6,195,416.67       6,699,768.34       5,157,814.63
     6,179,494.46       6,682,549.95       5,144,559.06
     6,163,456.02       6,665,205.86       5,131,206.72
     6,147,300.50       6,647,735.16       5,117,756.91
     6,131,027.04       6,630,136.93       5,104,208.91
     6,114,634.79       6,612,410.23       5,090,562.02
     6,098,122.87       6,594,554.12       5,076,815.50
     6,081,490.42       6,576,567.67       5,062,968.63
     6,064,736.55       6,558,449.91       5,049,020.68
     6,047,860.38       6,540,199.90       5,034,970.92
     6,030,861.01       6,521,816.66       5,020,818.58
     6,013,737.54       6,503,299.22       5,006,562.94
     5,996,489.08       6,484,646.60       4,992,203.23
     5,979,114.70       6,465,857.82       4,977,738.69
     5,961,613.48       6,446,931.88       4,963,168.56
     5,943,984.51       6,427,867.79       4,948,492.07
     5,926,226.85       6,408,664.52       4,933,708.45
     5,908,339.56       6,389,321.07       4,918,816.90
     5,890,321.68       6,369,836.42       4,903,816.64
     5,872,172.28       6,350,209.52       4,888,706.88
     5,853,890.39       6,330,439.35       4,873,486.82
     5,835,475.04       6,310,524.86       4,858,155.66
     5,816,925.26       6,290,464.99       4,842,712.57
     5,798,240.06       6,270,258.69       4,827,156.76
     5,779,418.46       6,249,904.87       4,811,487.38
     5,760,459.47       6,229,402.48       4,795,703.62
     5,741,362.07       6,208,750.42       4,779,804.63
     5,722,125.27       6,187,947.60       4,763,789.59
     5,702,748.03       6,166,992.91       4,747,657.63
     5,683,229.34       6,145,885.26       4,731,407.91
     5,663,568.17       6,124,623.52       4,715,039.57
     5,643,763.46       6,103,206.58       4,698,551.74
     5,623,814.19       6,081,633.28       4,681,943.55
     5,603,719.28       6,059,902.51       4,665,214.12
     5,583,477.68       6,038,013.09       4,648,362.56
     5,563,088.32       6,015,963.89       4,631,387.98
     5,542,550.11       5,993,753.73       4,614,289.50
     5,521,861.98       5,971,381.43       4,597,066.19
     5,501,022.82       5,948,845.81       4,579,717.15

                                    BALANCE

         51                   52                   53                   54                  55                  56
         --                   --                   --                   --                  --                  --

                             TIMES               MONROE                NINE            NORTHWESTERN        NORTHWESTERN
        KMART               MIRROR             COUNTY, NY              WEST            HUMAN SERV.         HUMAN SERV.
-------------------------------------------------------------------------------------------------------------------------------
  STERLING HEIGHTS       LAGUNA HILLS          ROCHESTER           WHITE PLAINS       (11 LOCATIONS)      (28 LOCATIONS)
         MI                   CA                   NY                   NY                  NJ                  PA
-------------------------------------------------------------------------------------------------------------------------------
     6,816,611.39        3,578,054.58        15,884,013.95        45,888,588.25       3,925,103.61        16,008,202.83
-------------------------------------------------------------------------------------------------------------------------------
        7.790%               6.630%              6.640%               9.000%             7.400%              7.460%
-------------------------------------------------------------------------------------------------------------------------------
         5TH                  1ST                 1ST                  1ST                5TH                 5TH
-------------------------------------------------------------------------------------------------------------------------------

     5,528,902.50        1,831,744.13        11,727,592.19        33,888,672.18       2,904,493.75        11,677,421.42
     5,511,835.57        1,804,024.78        11,672,738.58        33,722,086.23       2,891,170.02        11,620,752.33
     5,494,657.84        1,776,152.27        11,617,581.44        33,554,250.89       2,877,764.12        11,563,730.94
     5,477,368.59        1,748,125.78        11,562,119.10        33,385,156.78       2,864,275.55        11,506,355.07
     5,459,967.11        1,719,944.43        11,506,349.87        33,214,794.47       2,850,703.80        11,448,622.52
     5,442,452.67        1,691,607.38        11,450,272.05        33,043,154.43       2,837,048.36        11,390,531.06
     5,424,824.53        1,663,113.77        11,393,883.93        32,870,227.10       2,823,308.71        11,332,078.46
     5,407,081.95        1,634,462.74        11,337,183.80        32,696,002.82       2,809,484.34        11,273,262.49
     5,389,224.20        1,605,653.40        11,280,169.93        32,520,471.85       2,795,574.71                 0.00
     5,371,250.51        1,576,684.90        11,222,840.58        32,343,624.40       2,781,579.31                 0.00
     5,353,160.15        1,547,556.34        11,165,194.01        32,165,450.59       2,767,497.60                 0.00
     5,334,952.35        1,518,266.85        11,107,279.56        31,985,940.48               0.00                 0.00
     5,316,626.35        1,488,815.54        11,049,044.65        31,805,084.04               0.00                 0.00
     5,298,181.39        1,459,201.50        10,990,487.51        31,622,871.18               0.00                 0.00
     5,279,616.69        1,429,423.85        10,931,606.35        31,439,291.73               0.00                 0.00
     5,260,931.47        1,399,481.68        10,872,399.38        31,254,335.42               0.00                 0.00
     5,242,124.95        1,369,374.07        10,812,864.80        31,067,991.95               0.00                 0.00
     5,223,196.35        1,339,100.13        10,753,000.79        30,880,250.90               0.00                 0.00
     5,204,144.87        1,308,658.91        10,692,805.54        30,691,101.79               0.00                 0.00
     5,184,969.71        1,278,049.51        10,632,277.21        30,500,534.06               0.00                 0.00
     5,165,670.08        1,247,271.00        10,571,413.95        30,308,537.08               0.00                 0.00
     5,146,245.16        1,216,322.43        10,510,213.92        30,115,100.12               0.00                 0.00
     5,126,694.14        1,185,202.87        10,448,675.25        29,920,212.38               0.00                 0.00
     5,107,016.19        1,153,911.38        10,386,849.71        29,723,862.98               0.00                 0.00
     5,087,210.51        1,122,447.00        10,324,682.07        29,526,040.96               0.00                 0.00
     5,067,276.26        1,087,902.47        10,262,170.44        29,326,735.28               0.00                 0.00
     5,047,212.59        1,053,167.08        10,199,312.91        29,125,934.81               0.00                 0.00
     5,027,018.69        1,018,239.78        10,136,107.57        28,923,628.33               0.00                 0.00
     5,006,693.69          983,119.50        10,072,552.49        28,719,804.55               0.00                 0.00
     4,986,236.74          947,805.19        10,008,645.74        28,514,452.09               0.00                 0.00
     4,965,647.00          912,295.76         9,944,385.37        28,307,559.49               0.00                 0.00
     4,944,923.59          876,590.14         9,879,769.43        28,099,115.20               0.00                 0.00
     4,924,065.66          840,687.25         9,814,795.95        27,889,107.57               0.00                 0.00
     4,903,072.32          804,586.00         9,749,462.95        27,677,524.89               0.00                 0.00
     4,881,942.70          768,285.29         9,683,768.43        27,464,355.34               0.00                 0.00
     4,860,675.92          731,784.02         9,617,766.75        27,249,587.01               0.00                 0.00
     4,839,271.08          695,081.07         9,551,399.86        27,033,207.93               0.00                 0.00
     4,817,727.28          658,175.35         9,484,665.74        26,815,206.00               0.00                 0.00
     4,796,043.63          621,065.71         9,417,562.36        26,595,569.05               0.00                 0.00
     4,774,219.22          583,751.05         9,350,087.67        26,374,284.83               0.00                 0.00
     4,752,253.13          546,230.23         9,282,239.62        26,151,340.97               0.00                 0.00
     4,730,144.44          508,502.10         9,214,016.15        25,926,725.04               0.00                 0.00
     4,707,892.23          470,565.52         9,145,415.17        25,700,424.49               0.00                 0.00
     4,685,495.57          432,419.35         9,076,434.60        25,472,426.68               0.00                 0.00
     4,662,953.51          394,062.41         9,007,072.34        25,242,718.89               0.00                 0.00
     4,640,265.12          355,493.56         8,937,326.27        25,011,288.29               0.00                 0.00
     4,617,429.45          316,711.61         8,867,194.28        24,778,121.97               0.00                 0.00
     4,594,445.53          277,715.39         8,796,733.37        24,543,206.89               0.00                 0.00
     4,571,312.41          238,503.72         8,725,882.58        24,306,529.95               0.00                 0.00
     4,548,029.12          199,075.40         8,654,639.74        24,068,077.94               0.00                 0.00
     4,524,594.68          159,429.24         8,583,002.70        23,827,837.53               0.00                 0.00
     4,501,008.11          119,564.04         8,510,969.27        23,585,795.32               0.00                 0.00
     4,477,268.42           79,478.58         8,438,537.25        23,341,937.80               0.00                 0.00
     4,453,374.62           39,171.65         8,365,704.44        23,096,251.34               0.00                 0.00
     4,429,325.72                0.00         8,292,468.62        22,848,722.24               0.00                 0.00
     4,405,120.69                0.00         8,218,827.56        22,599,336.66               0.00                 0.00
     4,380,758.54                0.00         8,144,779.02        22,348,080.70               0.00                 0.00
     4,356,238.23                0.00         8,070,320.75        22,094,940.31               0.00                 0.00
     4,331,558.75                0.00         7,995,450.47        21,839,901.38               0.00                 0.00

      57                  58                 59                  60                 61                  62                 64
      --                  --                 --                  --                 --                  --                 --

 NORTHWESTERN           OFFICE              PRICE              PRICE
 HUMAN SERV.            DEPOT              CHOPPER            CHOPPER             Q CLUBS            Q CLUBS            Q CLUBS
------------------------------------------------------------------------------------------------------------------------------------
NORTHUMBERLAND         BROOKLYN           WALLKILL          ST. ALBAN'S        CORAL SPRINGS        PLANTATION          MESQUITE
      PA                  OH                 NY                  VT                 FL                  FL                 TX
------------------------------------------------------------------------------------------------------------------------------------
14,135,554.35       4,488,420.74        5,544,666.27       6,067,932.30        8,476,307.61       8,217,471.25       6,546,935.03
------------------------------------------------------------------------------------------------------------------------------------
    7.140%            8.817715%            7.571%              7.950%             8.760%             8.760%             8.760%
------------------------------------------------------------------------------------------------------------------------------------
     5TH                 1ST                 1ST                1ST                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------

11,220,864.44       3,884,950.09        4,786,381.24       5,378,943.04        6,619,593.12       6,417,454.22       5,112,844.88
11,178,587.06       3,873,891.49        4,773,433.14       5,368,380.52        6,594,051.64       6,392,692.69       5,093,117.14
11,136,058.13       3,862,751.62        4,760,403.35       5,357,748.02        6,568,323.70       6,367,750.39       5,073,245.39
11,093,276.16       3,851,529.90        4,747,291.34       5,347,045.08        6,542,407.96       6,342,626.02       5,053,228.57
11,050,239.63       3,840,225.72        4,734,096.62       5,336,271.24        6,516,303.02       6,317,318.24       5,033,065.63
11,006,947.04       3,828,917.29        4,720,818.64       5,325,426.01        6,490,007.53       6,291,825.71       5,012,755.50
10,963,396.85       3,811,353.74        4,707,456.89       5,314,508.94        6,463,520.07       6,266,147.09       4,992,297.10
10,919,587.54       3,793,661.13        4,694,010.84       5,303,519.54        6,436,839.26       6,240,281.02       4,971,689.36
10,875,517.57       3,775,838.52        4,680,479.96       5,292,457.34        6,409,963.67       6,214,226.12       4,950,931.18
10,831,185.38       3,757,884.94        4,666,863.71       5,281,321.85        6,382,891.90       6,187,981.02       4,930,021.47
10,786,589.41       3,739,799.44        4,653,161.55       5,270,112.59        6,355,622.50       6,161,544.33       4,908,959.12
10,741,728.10       3,721,581.04        4,639,372.94       5,258,829.06        6,328,154.03       6,134,914.65       4,887,743.01
10,696,599.86       3,703,228.77        4,625,497.34       5,245,229.01        6,300,485.05       6,108,090.58       4,866,372.02
10,651,203.11       3,684,741.65        4,611,534.19       5,231,538.87        6,272,614.08       6,081,070.69       4,844,845.03
10,605,536.25       3,666,118.69        4,597,482.95       5,217,758.02        6,244,539.65       6,053,853.56       4,823,160.89
10,559,597.67       3,647,358.88        4,583,343.06       5,203,885.88        6,216,260.28       6,026,437.74       4,801,318.45
10,513,385.76       3,628,461.22        4,569,113.95       5,189,921.83        6,187,774.47       5,998,821.78       4,779,316.57
10,466,898.88       3,609,507.45        4,554,795.07       5,175,865.27        6,159,080.72       5,971,004.23       4,757,154.07
10,420,135.41       3,590,414.41        4,540,385.85       5,161,715.59        6,130,177.50       5,942,983.61       4,734,829.78
10,373,093.70       3,571,181.06        4,525,885.72       5,147,472.17        6,101,063.28       5,914,758.44       4,712,342.53
10,325,772.08       3,551,806.39        4,511,294.11       5,133,134.38        6,071,736.53       5,886,327.23       4,689,691.12
10,278,168.91       3,532,289.36        4,496,610.44       5,118,701.61        6,042,195.70       5,857,688.47       4,666,874.35
10,230,282.49       3,512,628.91        4,481,834.12       5,104,173.21        6,012,439.22       5,828,840.64       4,643,891.03
10,182,111.15       3,492,823.99        4,466,964.58       5,089,548.57        5,982,465.51       5,799,782.23       4,620,739.92
10,133,653.19       3,472,873.55        4,452,001.23       5,074,827.04        5,952,273.00       5,770,511.69       4,597,419.81
10,084,906.91       3,452,776.50        4,436,943.46       5,060,007.98        5,921,860.09       5,741,027.48       4,573,929.47
10,035,870.59       3,432,531.78        4,421,790.70       5,045,090.74        5,891,225.15       5,711,328.03       4,550,267.64
 9,986,542.50       3,412,138.31        4,406,542.33       5,030,074.68        5,860,366.59       5,681,411.77       4,526,433.09
 9,936,920.90       3,391,594.98        4,391,197.76       5,014,959.13        5,829,282.75       5,651,277.13       4,502,424.54
 9,887,004.06       3,370,987.58        4,375,756.38       4,999,743.45        5,797,972.01       5,620,922.50       4,478,240.73
 9,836,790.22       3,350,228.76        4,360,217.58       4,984,426.96        5,766,432.69       5,590,346.29       4,453,880.37
         0.00       3,329,317.40        4,344,580.74       4,969,009.00        5,734,663.14       5,559,546.86       4,429,342.19
         0.00       3,308,252.38        4,328,845.24       4,953,488.89        5,702,661.67       5,528,522.61       4,404,624.88
         0.00       3,287,032.58        4,313,010.47       4,937,865.97        5,670,426.59       5,497,271.87       4,379,727.13
         0.00       3,265,656.85        4,297,075.79       4,922,139.54        5,637,956.20       5,465,793.01       4,354,647.63
         0.00       3,244,124.05        4,281,040.58       4,906,308.92        5,605,248.77       5,434,084.34       4,329,385.05
         0.00       3,222,433.02        4,264,904.20       4,890,373.43        5,572,302.57       5,402,144.21       4,303,938.05
         0.00       3,200,582.61        4,248,666.01       4,874,332.36        5,539,115.87       5,369,970.91       4,278,305.29
         0.00       3,178,571.63        4,232,325.37       4,858,185.02        5,505,686.91       5,337,562.75       4,252,485.40
         0.00       3,156,398.92        4,215,881.63       4,841,930.71        5,472,013.91       5,304,918.01       4,226,477.04
         0.00       3,134,063.28        4,199,334.15       4,825,568.71        5,438,095.10       5,272,034.96       4,200,278.81
         0.00       3,111,654.75        4,182,682.27       4,809,098.31        5,403,928.69       5,238,911.86       4,173,889.34
         0.00       3,089,081.56        4,165,925.33       4,792,518.80        5,369,512.86       5,205,546.97       4,147,307.22
         0.00       3,066,342.49        4,149,062.67       4,775,829.45        5,334,845.79       5,171,938.51       4,120,531.05
         0.00       3,043,436.34        4,132,093.62       4,759,029.53        5,299,925.66       5,138,084.72       4,093,559.42
         0.00       3,020,361.87        4,115,017.51       4,742,118.31        5,264,750.60       5,103,983.78       4,066,390.89
         0.00       2,997,117.85        4,097,833.66       4,725,095.05        5,229,318.77       5,069,633.92       4,039,024.03
         0.00       2,973,703.03        4,080,541.39       4,707,959.02        5,193,628.29       5,035,033.29       4,011,457.40
         0.00       2,950,116.15        4,063,140.03       4,690,709.46        5,157,677.27       5,000,180.09       3,983,689.53
         0.00       2,926,355.96        4,045,628.88       4,673,345.62        5,121,463.80       4,965,072.45       3,955,718.95
         0.00       2,902,421.17        4,028,007.24       4,655,866.74        5,084,985.98       4,929,708.53       3,927,544.19
         0.00       2,878,310.51        4,010,274.43       4,638,272.07        5,048,241.86       4,894,086.45       3,899,163.75
         0.00       2,854,022.68        3,992,429.74       4,620,560.83        5,011,229.52       4,858,204.33       3,870,576.14
         0.00       2,829,652.18        3,974,472.47       4,602,732.26        4,973,946.99       4,822,060.27       3,841,779.83
         0.00       2,805,102.61        3,956,401.90       4,584,785.57        4,936,392.29       4,785,652.36       3,812,773.32
         0.00       2,780,372.64        3,938,217.31       4,566,719.98        4,898,563.44       4,748,978.68       3,783,555.05
         0.00       2,755,460.96        3,919,918.00       4,548,534.71        4,860,458.45       4,712,037.27       3,754,123.49
         0.00       2,730,366.22        3,901,503.24       4,530,228.96        4,822,075.28       4,674,826.19       3,724,477.09
         0.00       2,705,087.08        3,882,972.29       4,511,801.94        4,783,411.92       4,637,343.47       3,694,614.26

          65                  66                 67
          --                  --                 --


        Q CLUBS            Q CLUBS            Q CLUBS
------------------------------------------------------------
      RICHARDSON            PLANO           WILLOW BROOK
          TX                  TX                 TX
------------------------------------------------------------
     7,017,113.02       7,588,356.71       5,841,894.12
------------------------------------------------------------
        8.760%              8.760%             8.760%
------------------------------------------------------------
         10TH                10TH               10TH
------------------------------------------------------------

     5,480,031.54       5,926,145.69       4,562,241.47
     5,458,887.02       5,903,279.85       4,544,638.21
     5,437,588.14       5,880,247.09       4,526,906.45
     5,416,133.79       5,857,046.20       4,509,045.25
     5,394,522.81       5,833,675.94       4,491,053.66
     5,372,754.08       5,810,135.07       4,472,930.73
     5,350,826.43       5,786,422.36       4,454,675.50
     5,328,738.72       5,762,536.54       4,436,287.02
     5,306,489.76       5,738,476.36       4,417,764.29
     5,284,078.39       5,714,240.53       4,399,106.35
     5,261,503.41       5,689,827.79       4,380,312.21
     5,238,763.63       5,665,236.83       4,361,380.87
     5,215,857.86       5,640,466.36       4,342,311.33
     5,192,784.87       5,615,515.07       4,323,102.58
     5,169,543.45       5,590,381.63       4,303,753.61
     5,146,132.37       5,565,064.71       4,284,263.39
     5,122,550.38       5,539,562.98       4,264,630.89
     5,098,796.25       5,513,875.09       4,244,855.08
     5,074,868.71       5,487,999.68       4,224,934.90
     5,050,766.50       5,461,935.38       4,204,869.30
     5,026,488.35       5,435,680.81       4,184,657.23
     5,002,032.97       5,409,234.58       4,164,297.61
     4,977,399.06       5,382,595.29       4,143,789.36
     4,952,585.32       5,355,761.54       4,123,131.40
     4,927,590.44       5,328,731.89       4,102,322.64
     4,902,413.10       5,301,504.94       4,081,361.98
     4,877,051.97       5,274,079.22       4,060,248.30
     4,851,505.70       5,246,453.30       4,038,980.49
     4,825,772.94       5,218,625.71       4,017,557.43
     4,799,852.33       5,190,594.98       3,995,977.98
     4,773,742.50       5,162,359.62       3,974,241.00
     4,747,442.07       5,133,918.15       3,952,345.34
     4,720,949.65       5,105,269.05       3,930,289.84
     4,694,263.83       5,076,410.81       3,908,073.33
     4,667,383.21       5,047,341.91       3,885,694.65
     4,640,306.36       5,018,060.81       3,863,152.60
     4,613,031.84       4,988,565.95       3,840,445.99
     4,585,558.23       4,958,855.78       3,817,573.63
     4,557,884.05       4,928,928.73       3,794,534.30
     4,530,007.85       4,898,783.21       3,771,326.78
     4,501,928.16       4,868,417.63       3,747,949.84
     4,473,643.49       4,837,830.38       3,724,402.26
     4,445,152.33       4,807,019.84       3,700,682.77
     4,416,453.20       4,775,984.38       3,676,790.14
     4,387,544.55       4,744,722.37       3,652,723.09
     4,358,424.88       4,713,232.14       3,628,480.34
     4,329,092.63       4,681,512.04       3,604,060.63
     4,299,546.26       4,649,560.38       3,579,462.65
     4,269,784.20       4,617,375.47       3,554,685.11
     4,239,804.87       4,584,955.61       3,529,726.69
     4,209,606.70       4,552,299.08       3,504,586.08
     4,179,188.07       4,519,404.17       3,479,261.93
     4,148,547.40       4,486,269.12       3,453,752.93
     4,117,683.04       4,452,892.18       3,428,057.70
     4,086,593.38       4,419,271.59       3,402,174.90
     4,055,276.76       4,385,405.58       3,376,103.16
     4,023,731.53       4,351,292.34       3,349,841.09
     3,991,956.02       4,316,930.07       3,323,387.31
     3,959,948.55       4,282,316.96       3,296,740.42

                                    BALANCE

         51                   52                   53                   54                  55                  56
         --                   --                   --                   --                  --                  --

                             TIMES               MONROE                NINE            NORTHWESTERN        NORTHWESTERN
        KMART               MIRROR             COUNTY, NY              WEST            HUMAN SERV.         HUMAN SERV.
-------------------------------------------------------------------------------------------------------------------------------
  STERLING HEIGHTS       LAGUNA HILLS          ROCHESTER           WHITE PLAINS       (11 LOCATIONS)      (28 LOCATIONS)
         MI                   CA                   NY                   NY                  NJ                  PA
-------------------------------------------------------------------------------------------------------------------------------
     6,816,611.39        3,578,054.58        15,884,013.95        45,888,588.25       3,925,103.61        16,008,202.83
-------------------------------------------------------------------------------------------------------------------------------
        7.790%               6.630%              6.640%               9.000%             7.400%              7.460%
-------------------------------------------------------------------------------------------------------------------------------
         5TH                  1ST                 1ST                  1ST                5TH                 5TH
-------------------------------------------------------------------------------------------------------------------------------

     4,306,719.06                0.00         7,920,228.03        21,582,949.65               0.00                 0.00
     4,281,718.11                0.00         7,844,589.35        21,324,070.78               0.00                 0.00
     4,256,554.87                0.00         7,768,532.14        21,063,250.32               0.00                 0.00
     4,231,228.27                0.00         7,692,054.07        20,800,473.71               0.00                 0.00
     4,205,737.27                0.00         7,615,152.83        20,535,726.27               0.00                 0.00
     4,180,080.78                0.00         7,537,826.07        20,268,993.23               0.00                 0.00
     4,154,257.74                0.00         7,460,071.44        20,000,259.69               0.00                 0.00
     4,128,267.07                0.00         7,381,886.56        19,729,510.64               0.00                 0.00
     4,102,107.67                0.00         7,303,269.06        19,456,730.98               0.00                 0.00
     4,075,778.46                0.00         7,224,216.54        19,181,905.48               0.00                 0.00
     4,049,278.32                0.00         7,144,726.60        18,905,018.78               0.00                 0.00
     4,022,606.16                0.00         7,064,796.81        18,626,055.43               0.00                 0.00
     3,995,760.85                0.00         6,984,489.97        18,344,999.85               0.00                 0.00
     3,968,741.26                0.00         6,903,738.76        18,061,836.36               0.00                 0.00
     3,941,546.28                0.00         6,822,540.73        17,776,549.15               0.00                 0.00
     3,914,174.75                0.00         6,740,893.40        17,489,122.27               0.00                 0.00
     3,886,625.54                0.00         6,658,794.29        17,199,539.70               0.00                 0.00
     3,858,897.49                0.00         6,576,240.90        16,907,785.26               0.00                 0.00
     3,830,989.43                0.00         6,493,230.71        16,613,842.66               0.00                 0.00
     3,802,900.21                0.00         6,409,761.20        16,317,695.49               0.00                 0.00
     3,774,628.64                0.00         6,325,829.83        16,019,327.22               0.00                 0.00
     3,746,173.54                0.00         6,241,434.03        15,718,721.18               0.00                 0.00
     3,717,533.72                0.00         6,156,571.25        15,415,860.60               0.00                 0.00
     3,688,707.98                0.00         6,071,238.89        15,110,728.56               0.00                 0.00
     3,659,695.11                0.00         5,985,502.83        14,803,308.04               0.00                 0.00
     3,630,493.91                0.00         5,899,292.38        14,493,581.86               0.00                 0.00
     3,601,103.13                0.00         5,812,604.89        14,181,532.73               0.00                 0.00
     3,571,521.56                0.00         5,725,437.73        13,867,143.24               0.00                 0.00
     3,541,747.96                0.00         5,637,788.24        13,550,395.82               0.00                 0.00
     3,511,781.08                0.00         5,549,653.77        13,231,272.80               0.00                 0.00
     3,481,619.66                0.00         5,461,031.61        12,909,756.36               0.00                 0.00
     3,451,262.44                0.00         5,371,919.08        12,585,828.54               0.00                 0.00
     3,420,708.16                0.00         5,282,313.46        12,259,471.26               0.00                 0.00
     3,389,955.53                0.00         5,192,212.02        11,930,666.31               0.00                 0.00
     3,359,003.26                0.00         5,101,612.02        11,599,395.31               0.00                 0.00
     3,327,850.06                0.00         5,010,510.70        11,265,639.79               0.00                 0.00
     3,296,494.62                0.00         4,918,977.18        10,929,381.10               0.00                 0.00
     3,264,935.63                0.00         4,826,937.18        10,590,600.47               0.00                 0.00
     3,233,171.78                0.00         4,734,387.90        10,249,278.98               0.00                 0.00
     3,201,201.72                0.00         4,641,326.50         9,905,397.58               0.00                 0.00
     3,169,024.13                0.00         4,547,750.17         9,558,937.07               0.00                 0.00
     3,136,637.64                0.00         4,453,656.05         9,209,878.11               0.00                 0.00
     3,104,040.92                0.00         4,359,041.27         8,858,201.21               0.00                 0.00
     3,071,232.59                0.00         4,263,902.96         8,503,886.73               0.00                 0.00
     3,038,211.28                0.00         4,168,238.22         8,146,914.89               0.00                 0.00
     3,004,975.60                0.00         4,072,044.13         7,787,265.76               0.00                 0.00
     2,971,524.17                0.00         3,975,317.76         7,424,919.26               0.00                 0.00
     2,937,855.59                0.00         3,878,056.18         7,059,855.17               0.00                 0.00
     2,903,968.44                0.00         3,780,331.92         6,692,053.09               0.00                 0.00
     2,869,861.30                0.00         3,682,066.92         6,321,492.50               0.00                 0.00
     2,835,532.75                0.00         3,583,258.18         5,948,152.70               0.00                 0.00
     2,800,981.36                0.00         3,483,902.70         5,572,012.86               0.00                 0.00
     2,766,205.67                0.00         3,383,997.46         5,193,051.96               0.00                 0.00
     2,731,204.22                0.00         3,283,539.40         4,811,248.86               0.00                 0.00
     2,695,975.56                0.00         3,182,525.48         4,426,582.24               0.00                 0.00
     2,660,518.20                0.00         3,080,952.62         4,039,030.62               0.00                 0.00
     2,624,830.67                0.00         2,978,817.71         3,648,572.36               0.00                 0.00
     2,588,911.47                0.00         2,876,117.66         3,255,185.66               0.00                 0.00
     2,552,759.09                0.00         2,772,849.34         2,858,848.56               0.00                 0.00

      57                  58                 59                  60                 61                  62                 64
      --                  --                 --                  --                 --                  --                 --

 NORTHWESTERN           OFFICE              PRICE              PRICE
 HUMAN SERV.            DEPOT              CHOPPER            CHOPPER             Q CLUBS            Q CLUBS            Q CLUBS
------------------------------------------------------------------------------------------------------------------------------------
NORTHUMBERLAND         BROOKLYN           WALLKILL          ST. ALBAN'S        CORAL SPRINGS        PLANTATION          MESQUITE
      PA                  OH                 NY                  VT                 FL                  FL                 TX
------------------------------------------------------------------------------------------------------------------------------------
14,135,554.35       4,488,420.74        5,544,666.27       6,067,932.30        8,476,307.61       8,217,471.25       6,546,935.03
------------------------------------------------------------------------------------------------------------------------------------
    7.140%            8.817715%            7.571%              7.950%             8.760%             8.760%             8.760%
------------------------------------------------------------------------------------------------------------------------------------
     5TH                 1ST                 1ST                1ST                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------

         0.00       2,679,622.19        3,862,159.62       4,493,252.84        4,744,466.32       4,599,587.13       3,664,533.43
         0.00       2,653,970.18        3,841,215.64       4,474,580.85        4,705,236.41       4,561,555.17       3,634,233.02
         0.00       2,628,129.67        3,820,139.52       4,455,785.16        4,665,720.13       4,523,245.57       3,603,711.41
         0.00       2,602,099.29        3,798,930.43       4,436,864.94        4,625,915.38       4,484,656.31       3,572,966.99
         0.00       2,575,877.64        3,777,587.52       4,417,819.38        4,585,820.05       4,445,785.35       3,541,998.14
         0.00       2,549,463.30        3,756,109.96       4,398,647.65        4,545,432.02       4,406,630.64       3,510,803.22
         0.00       2,522,955.45        3,734,496.90       4,379,348.90        4,504,749.17       4,367,190.09       3,479,380.57
         0.00       2,489,133.47        3,712,747.47       4,359,922.29        4,463,769.33       4,327,461.63       3,447,728.54
         0.00       2,455,062.96        3,690,860.82       4,340,366.99        4,422,490.33       4,287,443.15       3,415,845.45
         0.00       2,420,742.10        3,668,836.09       4,320,682.13        4,380,910.00       4,247,132.53       3,383,729.61
         0.00       2,386,169.04        3,646,672.40       4,300,866.86        4,339,026.14       4,206,527.65       3,351,379.32
         0.00       2,351,341.94        3,624,368.87       4,280,920.31        4,296,836.52       4,165,626.35       3,318,792.88
         0.00       2,316,258.93        3,601,924.63       4,260,841.62        4,254,338.91       4,124,426.48       3,285,968.56
         0.00       2,280,918.12        3,579,338.78       4,238,388.13        4,211,531.08       4,082,925.84       3,252,904.62
         0.00       2,245,317.62        3,556,610.44       4,215,785.90        4,168,410.74       4,041,122.25       3,219,599.32
         0.00       2,209,455.53        3,533,738.69       4,193,033.92        4,124,975.63       3,999,013.49       3,186,050.88
         0.00       2,173,329.92        3,510,722.65       4,170,131.21        4,081,223.44       3,956,597.34       3,152,257.54
         0.00       2,136,938.86        3,487,561.39       4,147,076.77        4,037,151.87       3,913,871.55       3,118,217.51
         0.00       2,100,386.00        3,464,254.01       4,123,869.59        3,992,758.56       3,870,833.86       3,083,928.99
         0.00       2,063,564.55        3,440,799.58       4,100,508.67        3,948,041.19       3,827,482.00       3,049,390.16
         0.00       2,026,472.53        3,417,197.16       4,076,992.98        3,902,997.38       3,783,813.67       3,014,599.20
         0.00       1,989,107.95        3,393,445.84       4,053,321.49        3,857,624.75       3,739,826.56       2,979,554.26
         0.00       1,951,468.82        3,369,544.67       4,029,493.19        3,811,920.90       3,695,518.34       2,944,253.50
         0.00       1,913,553.11        3,345,492.70       4,005,507.02        3,765,883.42       3,650,886.67       2,908,695.04
         0.00       1,875,358.79        3,321,288.98       3,981,361.95        3,719,509.86       3,605,929.20       2,872,877.00
         0.00       1,836,883.81        3,296,932.55       3,957,056.91        3,672,797.77       3,560,643.53       2,836,797.50
         0.00       1,798,126.12        3,272,422.46       3,932,590.85        3,625,744.68       3,515,027.28       2,800,454.61
         0.00       1,759,083.63        3,247,757.73       3,907,962.71        3,578,348.11       3,469,078.03       2,763,846.42
         0.00       1,719,754.26        3,222,937.38       3,883,171.40        3,530,605.54       3,422,793.35       2,726,970.99
         0.00       1,680,135.89        3,197,960.44       3,858,215.85        3,482,514.45       3,376,170.79       2,689,826.36
         0.00       1,640,337.29        3,172,825.92       3,833,094.97        3,434,072.29       3,329,207.89       2,652,410.59
         0.00       1,600,246.24        3,147,532.81       3,807,807.66        3,385,276.51       3,281,902.15       2,614,721.67
         0.00       1,559,860.61        3,122,080.13       3,782,352.83        3,336,124.52       3,234,251.09       2,576,757.63
         0.00       1,519,178.21        3,096,466.87       3,756,729.36        3,286,613.72       3,186,252.17       2,538,516.45
         0.00       1,478,196.88        3,070,692.00       3,730,936.13        3,236,741.49       3,137,902.86       2,499,996.11
         0.00       1,436,914.41        3,044,754.52       3,704,972.02        3,186,505.19       3,089,200.60       2,461,194.57
         0.00       1,395,328.59        3,018,653.39       3,678,835.90        3,135,902.17       3,040,142.82       2,422,109.78
         0.00       1,353,437.20        2,992,387.59       3,652,526.63        3,084,929.75       2,990,726.91       2,382,739.68
         0.00       1,311,237.99        2,965,956.07       3,626,043.06        3,033,585.22       2,940,950.27       2,343,082.17
         0.00       1,268,728.69        2,939,357.80       3,599,384.03        2,981,865.89       2,890,810.25       2,303,135.16
         0.00       1,225,907.03        2,912,591.70       3,572,548.39        2,929,769.00       2,840,304.22       2,262,896.53
         0.00       1,182,770.71        2,885,656.74       3,545,534.96        2,877,291.80       2,789,429.49       2,222,364.17
         0.00       1,139,433.86        2,858,551.84       3,518,342.57        2,824,431.52       2,738,183.37       2,181,535.92
         0.00       1,095,778.57        2,831,275.93       3,490,970.03        2,771,185.36       2,686,563.16       2,140,409.62
         0.00       1,051,802.50        2,803,827.93       3,463,416.15        2,717,550.50       2,634,566.12       2,098,983.10
         0.00       1,007,503.28        2,776,206.76       3,435,679.72        2,663,524.11       2,582,189.51       2,057,254.16
         0.00         962,878.55        2,748,411.32       3,407,759.54        2,609,103.33       2,529,430.54       2,015,220.61
         0.00         917,925.92        2,720,440.52       3,379,654.39        2,554,285.27       2,476,286.43       1,972,880.21
         0.00         872,642.97        2,692,293.24       3,351,363.04        2,499,067.04       2,422,754.37       1,930,230.73
         0.00         827,027.27        2,663,968.37       3,322,884.26        2,443,445.72       2,368,831.53       1,887,269.90
         0.00         781,076.39        2,635,464.80       3,294,216.80        2,387,418.37       2,314,515.05       1,843,995.46
         0.00         734,787.85        2,606,781.40       3,265,359.43        2,330,982.01       2,259,802.06       1,800,405.12
         0.00         688,159.18        2,577,917.03       3,236,310.88        2,274,133.67       2,204,689.67       1,756,496.56
         0.00         641,187.88        2,548,870.55       3,207,069.88        2,216,870.34       2,149,174.95       1,712,267.48
         0.00         593,993.69        2,519,640.81       3,177,635.16        2,159,188.98       2,093,254.98       1,667,715.52
         0.00         546,452.71        2,490,226.65       3,148,005.43        2,101,086.55       2,036,926.79       1,622,838.34
         0.00         498,562.40        2,460,626.92       3,118,179.40        2,042,559.97       1,980,187.40       1,577,633.54
         0.00         450,320.18        2,430,840.43       3,088,155.78        1,983,606.15       1,923,033.82       1,532,098.76
         0.00         401,723.48        2,400,866.02       3,057,933.25        1,924,221.96       1,865,463.02       1,486,231.57

          65                  66                 67
          --                  --                 --


        Q CLUBS            Q CLUBS            Q CLUBS
------------------------------------------------------------
      RICHARDSON            PLANO           WILLOW BROOK
          TX                  TX                 TX
------------------------------------------------------------
     7,017,113.02       7,588,356.71       5,841,894.12
------------------------------------------------------------
        8.760%              8.760%             8.760%
------------------------------------------------------------
         10TH                10TH               10TH
------------------------------------------------------------

     3,927,707.42       4,247,451.17       3,269,899.01
     3,895,230.94       4,212,330.87       3,242,861.65
     3,862,517.38       4,176,954.18       3,215,626.92
     3,829,565.00       4,141,319.25       3,188,193.38
     3,796,372.08       4,105,424.18       3,160,559.57
     3,762,936.84       4,069,267.08       3,132,724.03
     3,729,257.53       4,032,846.03       3,104,685.30
     3,695,332.36       3,996,159.10       3,076,441.88
     3,661,159.54       3,959,204.36       3,047,992.29
     3,626,737.25       3,921,979.86       3,019,335.01
     3,592,063.68       3,884,483.61       2,990,468.54
     3,557,137.00       3,846,713.64       2,961,391.34
     3,521,955.35       3,808,667.95       2,932,101.87
     3,486,516.87       3,770,344.52       2,902,598.60
     3,450,819.70       3,731,741.34       2,872,879.95
     3,414,861.93       3,692,856.35       2,842,944.35
     3,378,641.67       3,653,687.50       2,812,790.22
     3,342,157.01       3,614,232.72       2,782,415.97
     3,305,406.00       3,574,489.92       2,751,819.99
     3,268,386.72       3,534,457.00       2,721,000.65
     3,231,097.19       3,494,131.83       2,689,956.34
     3,193,535.45       3,453,512.29       2,658,685.40
     3,155,699.51       3,412,596.23       2,627,186.18
     3,117,587.36       3,371,381.49       2,595,457.02
     3,079,197.00       3,329,865.87       2,563,496.24
     3,040,526.39       3,288,047.19       2,531,302.14
     3,001,573.48       3,245,923.24       2,498,873.03
     2,962,336.22       3,203,491.78       2,466,207.18
     2,922,812.52       3,160,750.57       2,433,302.87
     2,883,000.30       3,117,697.35       2,400,158.36
     2,842,897.46       3,074,329.84       2,366,771.90
     2,802,501.86       3,030,645.74       2,333,141.72
     2,761,811.37       2,986,642.76       2,299,266.03
     2,720,823.85       2,942,318.55       2,265,143.05
     2,679,537.11       2,897,670.78       2,230,770.98
     2,637,948.98       2,852,697.07       2,196,147.98
     2,596,057.26       2,807,395.06       2,161,272.24
     2,553,859.73       2,761,762.35       2,126,141.91
     2,511,354.15       2,715,796.51       2,090,755.13
     2,468,538.29       2,669,495.12       2,055,110.02
     2,425,409.87       2,622,855.74       2,019,204.70
     2,381,966.61       2,575,875.89       1,983,037.28
     2,338,206.21       2,528,553.08       1,946,605.83
     2,294,126.37       2,480,884.82       1,909,908.43
     2,249,724.74       2,432,868.58       1,872,943.14
     2,204,998.98       2,384,501.82       1,835,708.01
     2,159,946.73       2,335,781.98       1,798,201.06
     2,114,565.59       2,286,706.49       1,760,420.31
     2,068,853.17       2,237,272.75       1,722,363.75
     2,022,807.04       2,187,478.14       1,684,029.39
     1,976,424.79       2,137,320.03       1,645,415.18
     1,929,703.94       2,086,795.76       1,606,519.09
     1,882,642.02       2,035,902.67       1,567,339.06
     1,835,236.56       1,984,638.06       1,527,873.02
     1,787,485.04       1,932,999.22       1,488,118.87
     1,739,384.93       1,880,983.41       1,448,074.52
     1,690,933.69       1,828,587.89       1,407,737.84
     1,642,128.76       1,775,809.89       1,367,106.71
     1,592,967.55       1,722,646.60       1,326,178.97

                                    BALANCE

         51                   52                   53                   54                  55                  56
         --                   --                   --                   --                  --                  --

                             TIMES               MONROE                NINE            NORTHWESTERN        NORTHWESTERN
        KMART               MIRROR             COUNTY, NY              WEST            HUMAN SERV.         HUMAN SERV.
-------------------------------------------------------------------------------------------------------------------------------
  STERLING HEIGHTS       LAGUNA HILLS          ROCHESTER           WHITE PLAINS       (11 LOCATIONS)      (28 LOCATIONS)
         MI                   CA                   NY                   NY                  NJ                  PA
-------------------------------------------------------------------------------------------------------------------------------
     6,816,611.39        3,578,054.58        15,884,013.95        45,888,588.25       3,925,103.61        16,008,202.83
-------------------------------------------------------------------------------------------------------------------------------
        7.790%               6.630%              6.640%               9.000%             7.400%              7.460%
-------------------------------------------------------------------------------------------------------------------------------
         5TH                  1ST                 1ST                  1ST                5TH                 5TH
-------------------------------------------------------------------------------------------------------------------------------


     2,516,372.02                0.00         2,669,009.60         2,459,538.94               0.00                 0.00
     2,479,748.74                0.00         2,564,674.55         2,057,234.49               0.00                 0.00
     2,442,887.71                0.00         2,459,762.18         1,651,912.76               0.00                 0.00
     2,405,787.39                0.00         2,354,269.30         1,243,551.11               0.00                 0.00
     2,368,446.23                0.00         2,248,192.68           832,126.75               0.00                 0.00
     2,330,862.66                0.00         2,141,529.11           417,616.72               0.00                 0.00
     2,293,035.12                0.00         2,034,275.34                 0.00               0.00                 0.00
     2,254,962.01                0.00         1,926,428.09                 0.00               0.00                 0.00
     2,216,641.74                0.00         1,817,984.09                 0.00               0.00                 0.00
     2,178,072.71                0.00         1,708,940.03                 0.00               0.00                 0.00
     2,139,253.30                0.00         1,599,292.59                 0.00               0.00                 0.00
     2,100,181.89                0.00         1,489,038.44                 0.00               0.00                 0.00
     2,060,856.84                0.00         1,378,174.22                 0.00               0.00                 0.00
     2,021,276.51                0.00         1,266,779.79                 0.00               0.00                 0.00
     1,981,439.23                0.00         1,154,768.97                 0.00               0.00                 0.00
     1,941,343.34                0.00         1,042,138.36                 0.00               0.00                 0.00
     1,900,987.17                0.00           928,884.53                 0.00               0.00                 0.00
     1,860,369.01                0.00           815,004.03                 0.00               0.00                 0.00
     1,819,487.18                0.00           700,493.39                 0.00               0.00                 0.00
     1,778,339.95                0.00           585,349.12                 0.00               0.00                 0.00
     1,736,925.61                0.00           469,567.72                 0.00               0.00                 0.00
     1,695,242.42                0.00           353,145.67                 0.00               0.00                 0.00
     1,653,288.64                0.00           236,079.41                 0.00               0.00                 0.00
     1,611,062.51                0.00           118,365.39                 0.00               0.00                 0.00
     1,568,562.26                0.00                 0.00                 0.00               0.00                 0.00
     1,525,786.11                0.00                 0.00                 0.00               0.00                 0.00
     1,482,732.28                0.00                 0.00                 0.00               0.00                 0.00
     1,439,398.95                0.00                 0.00                 0.00               0.00                 0.00
     1,395,784.32                0.00                 0.00                 0.00               0.00                 0.00
     1,351,886.56                0.00                 0.00                 0.00               0.00                 0.00
     1,307,703.82                0.00                 0.00                 0.00               0.00                 0.00
     1,263,234.27                0.00                 0.00                 0.00               0.00                 0.00
     1,218,476.04                0.00                 0.00                 0.00               0.00                 0.00
     1,173,427.25                0.00                 0.00                 0.00               0.00                 0.00
     1,128,086.02                0.00                 0.00                 0.00               0.00                 0.00
     1,082,450.44                0.00                 0.00                 0.00               0.00                 0.00
     1,036,518.62                0.00                 0.00                 0.00               0.00                 0.00
       990,288.63                0.00                 0.00                 0.00               0.00                 0.00
       943,758.52                0.00                 0.00                 0.00               0.00                 0.00
       896,926.36                0.00                 0.00                 0.00               0.00                 0.00
       849,790.17                0.00                 0.00                 0.00               0.00                 0.00
       802,348.00                0.00                 0.00                 0.00               0.00                 0.00
       754,597.84                0.00                 0.00                 0.00               0.00                 0.00
       706,537.71                0.00                 0.00                 0.00               0.00                 0.00
       658,165.59                0.00                 0.00                 0.00               0.00                 0.00
       609,479.45                0.00                 0.00                 0.00               0.00                 0.00
       560,477.26                0.00                 0.00                 0.00               0.00                 0.00
       511,156.96                0.00                 0.00                 0.00               0.00                 0.00
       461,516.49                0.00                 0.00                 0.00               0.00                 0.00
       411,553.77                0.00                 0.00                 0.00               0.00                 0.00
       361,266.71                0.00                 0.00                 0.00               0.00                 0.00
       310,653.20                0.00                 0.00                 0.00               0.00                 0.00
       259,711.13                0.00                 0.00                 0.00               0.00                 0.00
       208,438.36                0.00                 0.00                 0.00               0.00                 0.00
       156,832.74                0.00                 0.00                 0.00               0.00                 0.00
       104,892.12                0.00                 0.00                 0.00               0.00                 0.00
        52,614.31                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00

      57                  58                 59                  60                 61                  62                 64
      --                  --                 --                  --                 --                  --                 --

 NORTHWESTERN           OFFICE              PRICE              PRICE
 HUMAN SERV.            DEPOT              CHOPPER            CHOPPER             Q CLUBS            Q CLUBS            Q CLUBS
------------------------------------------------------------------------------------------------------------------------------------
NORTHUMBERLAND         BROOKLYN           WALLKILL          ST. ALBAN'S        CORAL SPRINGS        PLANTATION          MESQUITE
      PA                  OH                 NY                  VT                 FL                  FL                 TX
------------------------------------------------------------------------------------------------------------------------------------
14,135,554.35       4,488,420.74        5,544,666.27       6,067,932.30        8,476,307.61       8,217,471.25       6,546,935.03
------------------------------------------------------------------------------------------------------------------------------------
    7.140%            8.817715%            7.571%              7.950%             8.760%             8.760%             8.760%
------------------------------------------------------------------------------------------------------------------------------------
     5TH                 1ST                 1ST                1ST                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------


         0.00         352,769.68        2,370,702.49       3,027,510.50        1,864,404.27       1,807,471.95       1,440,029.55
         0.00         303,456.17        2,338,075.61       2,996,886.20        1,804,149.92       1,749,057.55       1,393,490.26
         0.00         253,780.29        2,305,242.88       2,966,059.01        1,743,455.70       1,690,216.72       1,346,611.23
         0.00         203,739.39        2,272,203.00       2,935,027.59        1,682,318.42       1,630,946.35       1,299,389.98
         0.00         153,330.79        2,238,954.67       2,903,790.59        1,620,734.83       1,571,243.31       1,251,824.01
         0.00         102,551.78        2,205,496.57       2,872,346.64        1,558,701.69       1,511,104.43       1,203,910.82
         0.00          51,399.64        2,171,827.37       2,840,694.38        1,496,215.70       1,450,526.54       1,155,647.86
         0.00               0.00        2,137,945.75       2,808,832.42        1,433,273.56       1,389,506.44       1,107,032.58
         0.00               0.00        2,103,850.37       2,776,759.37        1,369,871.95       1,328,040.88       1,058,062.41
         0.00               0.00        2,069,539.87       2,744,473.84        1,306,007.50       1,266,126.63       1,008,734.75
         0.00               0.00        2,035,012.90       2,711,974.42        1,241,676.85       1,203,760.41         959,047.01
         0.00               0.00        2,000,268.10       2,679,259.69        1,176,876.58       1,140,938.91         908,996.54
         0.00               0.00        1,965,304.08       2,646,328.23        1,111,603.27       1,077,658.81         858,580.70
         0.00               0.00        1,930,119.47       2,613,178.59        1,045,853.46       1,013,916.77         807,796.83
         0.00               0.00        1,894,712.88       2,577,567.57          979,623.68         949,709.41         756,642.24
         0.00               0.00        1,859,082.90       2,541,720.63          912,910.43         885,033.34         705,114.22
         0.00               0.00        1,823,228.12       2,505,636.20          845,710.16         819,885.14         653,210.04
         0.00               0.00        1,787,147.13       2,469,312.71          778,019.34         754,261.35         600,926.96
         0.00               0.00        1,750,838.50       2,432,748.57          709,834.37         688,158.51         548,262.22
         0.00               0.00        1,714,300.79       2,395,942.20          641,151.65         621,573.11         495,213.03
         0.00               0.00        1,677,532.56       2,358,891.99          571,967.55         554,501.65         441,776.57
         0.00               0.00        1,640,532.36       2,321,596.32          502,278.40         486,940.56         387,950.03
         0.00               0.00        1,603,298.71       2,284,053.56          432,080.52         418,886.27         333,730.55
         0.00               0.00        1,565,830.15       2,246,262.09          361,370.20         350,335.19         279,115.28
         0.00               0.00        1,528,125.19       2,208,220.25          290,143.69         281,283.69         224,101.31
         0.00               0.00        1,490,182.35       2,169,926.37          218,397.23         211,728.11         168,685.74
         0.00               0.00        1,452,000.12       2,131,378.81          146,127.02         141,664.78         112,865.63
         0.00               0.00        1,413,576.99       2,092,575.86           73,329.24          71,089.98          56,638.04
         0.00               0.00        1,374,911.44       2,053,515.85                0.00               0.00               0.00
         0.00               0.00        1,336,001.94       2,014,197.06                0.00               0.00               0.00
         0.00               0.00        1,296,846.96       1,974,617.78                0.00               0.00               0.00
         0.00               0.00        1,257,444.95       1,934,776.30                0.00               0.00               0.00
         0.00               0.00        1,217,794.34       1,894,670.86                0.00               0.00               0.00
         0.00               0.00        1,177,893.56       1,854,299.72                0.00               0.00               0.00
         0.00               0.00        1,137,741.05       1,813,661.13                0.00               0.00               0.00
         0.00               0.00        1,097,335.21       1,772,753.31                0.00               0.00               0.00
         0.00               0.00        1,056,674.44       1,731,574.47                0.00               0.00               0.00
         0.00               0.00        1,015,757.13       1,690,122.82                0.00               0.00               0.00
         0.00               0.00          974,581.68       1,648,396.55                0.00               0.00               0.00
         0.00               0.00          933,146.43       1,606,393.85                0.00               0.00               0.00
         0.00               0.00          891,449.77       1,564,112.88                0.00               0.00               0.00
         0.00               0.00          849,490.04       1,521,551.79                0.00               0.00               0.00
         0.00               0.00          807,265.57       1,478,708.75                0.00               0.00               0.00
         0.00               0.00          764,774.70       1,435,581.86                0.00               0.00               0.00
         0.00               0.00          722,015.75       1,392,169.26                0.00               0.00               0.00
         0.00               0.00          678,987.03       1,348,469.05                0.00               0.00               0.00
         0.00               0.00          635,686.83       1,304,479.33                0.00               0.00               0.00
         0.00               0.00          592,113.45       1,260,198.18                0.00               0.00               0.00
         0.00               0.00          548,265.15       1,215,623.66                0.00               0.00               0.00
         0.00               0.00          504,140.21       1,170,753.83                0.00               0.00               0.00
         0.00               0.00          459,736.87       1,125,586.75                0.00               0.00               0.00
         0.00               0.00          415,053.39       1,080,120.43                0.00               0.00               0.00
         0.00               0.00          370,087.99       1,034,352.90                0.00               0.00               0.00
         0.00               0.00          324,838.90         988,282.16                0.00               0.00               0.00
         0.00               0.00          279,304.32         941,906.20                0.00               0.00               0.00
         0.00               0.00          233,482.46         895,222.99                0.00               0.00               0.00
         0.00               0.00          187,371.50         848,230.52                0.00               0.00               0.00
         0.00               0.00          140,969.61         800,926.71                0.00               0.00               0.00
         0.00               0.00           94,274.97         753,309.52                0.00               0.00               0.00

          65                  66                 67
          --                  --                 --


        Q CLUBS            Q CLUBS            Q CLUBS
------------------------------------------------------------
      RICHARDSON            PLANO           WILLOW BROOK
          TX                  TX                 TX
------------------------------------------------------------
     7,017,113.02       7,588,356.71       5,841,894.12
------------------------------------------------------------
        8.760%              8.760%             8.760%
------------------------------------------------------------
         10TH                10TH               10TH
------------------------------------------------------------


     1,543,447.46       1,669,095.22       1,284,952.46
     1,493,565.87       1,615,152.91       1,243,424.99
     1,443,320.16       1,560,816.83       1,201,594.37
     1,392,707.64       1,506,084.09       1,159,458.39
     1,341,725.66       1,450,951.81       1,117,014.82
     1,290,371.51       1,395,417.05       1,074,261.40
     1,238,642.47       1,339,476.90       1,031,195.89
     1,186,535.81       1,283,128.38         987,816.00
     1,134,048.77       1,226,368.52         944,119.44
     1,081,178.58       1,169,194.31         900,103.89
     1,027,922.43       1,111,602.73         855,767.03
       974,277.51       1,053,590.73         811,106.51
       920,240.99         995,155.24         766,119.97
       865,810.00         936,293.17         720,805.02
       810,981.66         877,001.41         675,159.28
       755,753.08         817,276.82         629,180.32
       700,121.32         757,116.24         582,865.72
       644,083.46         696,516.49         536,213.02
       587,636.52         635,474.36         489,219.75
       530,777.52         573,986.62         441,883.44
       473,503.44         512,050.03         394,201.57
       415,811.27         449,661.29         346,171.62
       357,697.94         386,817.12         297,791.05
       299,160.38         323,514.18         249,057.30
       240,195.50         259,749.14         199,967.80
       180,800.18         195,518.61         150,519.95
       120,971.27         130,819.19         100,711.12
        60,705.61          65,647.47          50,538.69
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00

                                    BALANCE

         51                   52                   53                   54                  55                  56
         --                   --                   --                   --                  --                  --

                             TIMES               MONROE                NINE            NORTHWESTERN        NORTHWESTERN
        KMART               MIRROR             COUNTY, NY              WEST            HUMAN SERV.         HUMAN SERV.
-------------------------------------------------------------------------------------------------------------------------------
  STERLING HEIGHTS       LAGUNA HILLS          ROCHESTER           WHITE PLAINS       (11 LOCATIONS)      (28 LOCATIONS)
         MI                   CA                   NY                   NY                  NJ                  PA
-------------------------------------------------------------------------------------------------------------------------------
     6,816,611.39        3,578,054.58        15,884,013.95        45,888,588.25       3,925,103.61        16,008,202.83
-------------------------------------------------------------------------------------------------------------------------------
        7.790%               6.630%              6.640%               9.000%             7.400%              7.460%
-------------------------------------------------------------------------------------------------------------------------------
         5TH                  1ST                 1ST                  1ST                5TH                 5TH
-------------------------------------------------------------------------------------------------------------------------------

             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00
             0.00                0.00                 0.00                 0.00               0.00                 0.00

      57                  58                 59                  60                 61                  62                 64
      --                  --                 --                  --                 --                  --                 --

 NORTHWESTERN           OFFICE              PRICE              PRICE
 HUMAN SERV.            DEPOT              CHOPPER            CHOPPER             Q CLUBS            Q CLUBS            Q CLUBS
------------------------------------------------------------------------------------------------------------------------------------
NORTHUMBERLAND         BROOKLYN           WALLKILL          ST. ALBAN'S        CORAL SPRINGS        PLANTATION          MESQUITE
      PA                  OH                 NY                  VT                 FL                  FL                 TX
------------------------------------------------------------------------------------------------------------------------------------
14,135,554.35       4,488,420.74        5,544,666.27       6,067,932.30        8,476,307.61       8,217,471.25       6,546,935.03
------------------------------------------------------------------------------------------------------------------------------------
    7.140%            8.817715%            7.571%              7.950%             8.760%             8.760%             8.760%
------------------------------------------------------------------------------------------------------------------------------------
     5TH                 1ST                 1ST                1ST                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------

         0.00               0.00           47,285.73         705,376.87                0.00               0.00               0.00
         0.00               0.00                0.00         657,126.66                0.00               0.00               0.00
         0.00               0.00                0.00         608,556.80                0.00               0.00               0.00
         0.00               0.00                0.00         559,665.15                0.00               0.00               0.00
         0.00               0.00                0.00         510,449.61                0.00               0.00               0.00
         0.00               0.00                0.00         460,908.00                0.00               0.00               0.00
         0.00               0.00                0.00         411,038.19                0.00               0.00               0.00
         0.00               0.00                0.00         360,837.99                0.00               0.00               0.00
         0.00               0.00                0.00         310,305.21                0.00               0.00               0.00
         0.00               0.00                0.00         259,437.65                0.00               0.00               0.00
         0.00               0.00                0.00         208,233.10                0.00               0.00               0.00
         0.00               0.00                0.00         156,689.31                0.00               0.00               0.00
         0.00               0.00                0.00         104,804.05                0.00               0.00               0.00
         0.00               0.00                0.00          52,575.04                0.00               0.00               0.00
         0.00               0.00                0.00               0.00                0.00               0.00               0.00
         0.00               0.00                0.00               0.00                0.00               0.00               0.00
         0.00               0.00                0.00               0.00                0.00               0.00               0.00
         0.00               0.00                0.00               0.00                0.00               0.00               0.00
         0.00               0.00                0.00               0.00                0.00               0.00               0.00
         0.00               0.00                0.00               0.00                0.00               0.00               0.00


          65                  66                 67
          --                  --                 --


        Q CLUBS            Q CLUBS            Q CLUBS
------------------------------------------------------------
      RICHARDSON            PLANO           WILLOW BROOK
          TX                  TX                 TX
------------------------------------------------------------
     7,017,113.02       7,588,356.71       5,841,894.12
------------------------------------------------------------
        8.760%              8.760%             8.760%
------------------------------------------------------------
         10TH                10TH               10TH
------------------------------------------------------------

             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00
             0.00               0.00               0.00


                                     BALANCE

     68                  69                  70                 74                  75                   76               77
     --                  --                  --                 --                  --                   --               --

   RITE AID            RITE AID            RITE AID           RITE AID            RITE AID            RITE AID          RITE AID
-----------------------------------------------------------------------------------------------------------------    ---------------
   BRENTWOOD           ELK GROVE            NEWMAN             TRUCKEE           WATERTOWN            CALDWELL          CARROLTON
     CA                  CA                  CA                 CA                  CT                  ID                KY
-----------------------------------------------------------------------------------------------------------------    ---------------
   4,669,039.90        4,072,992.28       3,278,262.61        3,377,603.64       2,880,897.05        3,973,651.25       2,284,849.43
-----------------------------------------------------------------------------------------------------------------    ---------------
   6.739%              6.739%              6.739%             6.739%              6.739%              6.739%            6.739%
-----------------------------------------------------------------------------------------------------------------    ---------------
    10TH                10TH                10TH               10TH                10TH                10TH              10TH
-----------------------------------------------------------------------------------------------------------------    ---------------
   4,662,908.39        4,067,643.52       3,273,957.51        3,373,168.08       2,877,113.78        3,968,432.94       2,281,848.90
   4,656,742.45        4,062,264.71       3,269,628.23        3,368,707.61       2,873,309.26        3,963,185.33       2,278,831.53
   4,650,541.88        4,056,855.71       3,265,274.63        3,364,222.09       2,869,483.38        3,957,908.25       2,275,797.20
   4,644,306.48        4,051,416.32       3,260,896.59        3,359,711.38       2,865,636.01        3,952,601.53       2,272,745.84
   4,638,036.07        4,045,946.39       3,256,493.96        3,355,175.34       2,861,767.03        3,947,265.01       2,269,677.34
   4,631,730.45        4,040,445.74       3,252,066.61        3,350,613.82       2,857,876.33        3,941,898.53       2,266,591.61
   4,625,389.42        4,034,914.20       3,247,614.39        3,346,026.69       2,853,963.77        3,936,501.90       2,263,488.55
   4,619,012.77        4,029,351.60       3,243,137.18        3,341,413.80       2,850,029.25        3,931,074.97       2,260,368.07
   4,612,600.32        4,023,757.75       3,238,634.81        3,336,775.00       2,846,072.63        3,925,617.56       2,257,230.06
   4,606,151.86        4,018,132.50       3,234,107.17        3,332,110.16       2,842,093.79        3,920,129.51       2,254,074.43
   4,599,667.18        4,012,475.65       3,229,554.09        3,327,419.11       2,838,092.60        3,914,610.63       2,250,901.07
   4,593,146.08        4,006,787.03       3,224,975.45        3,322,701.72       2,834,068.95        3,909,060.76       2,247,709.90
   4,586,588.36        4,001,066.47       3,220,371.10        3,317,957.84       2,830,022.70        3,903,479.72       2,244,500.80
   4,579,993.82        3,995,313.78       3,215,740.88        3,313,187.32       2,825,953.72        3,897,867.35       2,241,273.69
   4,573,362.24        3,989,528.79       3,211,084.67        3,308,390.01       2,821,861.90        3,892,223.45       2,238,028.45
   4,566,693.42        3,983,711.31       3,206,402.30        3,303,565.76       2,817,747.09        3,886,547.86       2,234,764.98
   4,559,987.15        3,977,861.16       3,201,693.65        3,298,714.41       2,813,609.18        3,880,840.39       2,231,483.19
   4,553,243.22        3,971,978.15       3,196,958.54        3,293,835.82       2,809,448.03        3,875,100.88       2,228,182.97
   4,546,461.41        3,966,062.11       3,192,196.85        3,288,929.83       2,805,263.51        3,869,329.13       2,224,864.21
   4,539,641.52        3,960,112.84       3,187,408.42        3,283,996.30       2,801,055.50        3,863,524.96       2,221,526.82
   4,532,783.33        3,954,130.17       3,182,593.09        3,279,035.05       2,796,823.85        3,857,688.21       2,218,170.68
   4,525,886.63        3,948,113.89       3,177,750.72        3,274,045.95       2,792,568.43        3,851,818.67       2,214,795.70
   4,518,951.19        3,942,063.83       3,172,881.16        3,269,028.82       2,788,289.12        3,845,916.17       2,211,401.76
   4,511,976.81        3,935,979.80       3,167,984.25        3,263,983.52       2,783,985.78        3,839,980.53       2,207,988.76
   4,504,963.26        3,929,861.59       3,163,059.84        3,258,909.89       2,779,658.27        3,834,011.55       2,204,556.60
   4,497,910.32        3,923,709.03       3,158,107.78        3,253,807.77       2,775,306.46        3,828,009.05       2,201,105.16
   4,490,817.78        3,917,521.92       3,153,127.91        3,248,676.99       2,770,930.21        3,821,972.84       2,197,634.34
   4,483,685.40        3,911,300.06       3,148,120.07        3,243,517.40       2,766,529.38        3,815,902.73       2,194,144.03
   4,476,512.97        3,905,043.26       3,143,084.11        3,238,328.83       2,762,103.84        3,809,798.53       2,190,634.12
   4,469,300.26        3,898,751.32       3,138,019.86        3,233,111.12       2,757,653.44        3,803,660.06       2,187,104.50
   4,462,047.05        3,892,424.05       3,132,927.18        3,227,864.12       2,753,178.05        3,797,487.11       2,183,555.05
   4,454,753.10        3,886,061.24       3,127,805.90        3,222,587.64       2,748,677.53        3,791,279.49       2,179,985.67
   4,447,418.19        3,879,662.70       3,122,655.85        3,217,281.54       2,744,151.74        3,785,037.02       2,176,396.25
   4,440,042.09        3,873,228.23       3,117,476.89        3,211,945.64       2,739,600.52        3,778,759.48       2,172,786.67
   4,432,624.57        3,866,757.63       3,112,268.84        3,206,579.77       2,735,023.75        3,772,446.70       2,169,156.81
   4,425,165.39        3,860,250.68       3,107,031.54        3,201,183.76       2,730,421.28        3,766,098.46       2,165,506.58
   4,417,664.32        3,853,707.20       3,101,764.83        3,195,757.46       2,725,792.96        3,759,714.57       2,161,835.84
   4,410,121.13        3,847,126.96       3,096,468.55        3,190,300.68       2,721,138.65        3,753,294.83       2,158,144.49
   4,402,535.57        3,840,509.78       3,091,142.52        3,184,813.26       2,716,458.20        3,746,839.04       2,154,432.41
   4,394,907.42        3,833,855.43       3,085,786.58        3,179,295.02       2,711,751.47        3,740,346.99       2,150,699.48
   4,387,236.43        3,827,163.71       3,080,400.56        3,173,745.79       2,707,018.30        3,733,818.49       2,146,945.59
   4,379,522.35        3,820,434.42       3,074,984.30        3,168,165.40       2,702,258.56        3,727,253.32       2,143,170.62
   4,371,764.96        3,813,667.33       3,069,537.62        3,162,553.67       2,697,472.08        3,720,651.28       2,139,374.45
   4,363,964.00        3,806,862.24       3,064,060.35        3,156,910.42       2,692,658.73        3,714,012.17       2,135,556.96


      78                  79                 80                  81                 82                  83                 84
      --                  --                 --                  --                 --                  --                 --

    RITE AID            RITE AID           RITE AID            RITE AID           RITE AID            RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
  SALYERSVILLE       MADISON HGTS.         MERRIMACK           MILFORD            CARTERET           LAS VEGAS          BRENTWOOD
      KY                  MI                 NH                  NH                 NJ                  NV                 NY
------------------- ----------------------------------------------------------------------------------------------------------------
   2,066,298.88        2,831,226.53        2,036,495.42       2,334,519.95        4,271,674.34       4,967,062.98       3,576,285.69
------------------- ----------------------------------------------------------------------------------------------------------------
    6.739%              6.739%             6.739%              6.739%             6.739%              6.739%             6.739%
------------------- ----------------------------------------------------------------------------------------------------------------
     10TH                10TH               10TH                10TH               10TH                10TH               10TH
------------------- ----------------------------------------------------------------------------------------------------------------
   2,063,585.36        2,827,508.49        2,033,821.04       2,331,454.19        4,266,064.66       4,960,540.10       3,571,589.21
   2,060,856.60        2,823,769.56        2,031,131.64       2,328,371.22        4,260,423.48       4,953,980.58       3,566,866.36
   2,058,112.52        2,820,009.64        2,028,427.14       2,325,270.94        4,254,750.62       4,947,384.23       3,562,116.99
   2,055,353.03        2,816,228.61        2,025,707.44       2,322,153.24        4,249,045.90       4,940,750.84       3,557,340.95
   2,052,578.04        2,812,426.34        2,022,972.48       2,319,018.04        4,243,309.14       4,934,080.19       3,552,538.08
   2,049,787.46        2,808,602.71        2,020,222.16       2,315,865.23        4,237,540.17       4,927,372.08       3,547,708.24
   2,046,981.22        2,804,757.62        2,017,456.39       2,312,694.71        4,231,738.80       4,920,626.30       3,542,851.28
   2,044,159.21        2,800,890.93        2,014,675.09       2,309,506.39        4,225,904.85       4,913,842.64       3,537,967.04
   2,041,321.36        2,797,002.53        2,011,878.17       2,306,300.16        4,220,038.13       4,907,020.88       3,533,055.38
   2,038,467.57        2,793,092.29        2,009,065.54       2,303,075.93        4,214,138.48       4,900,160.81       3,528,116.13
   2,035,597.75        2,789,160.09        2,006,237.11       2,299,833.59        4,208,205.68       4,893,262.22       3,523,149.14
   2,032,711.82        2,785,205.81        2,003,392.81       2,296,573.04        4,202,239.58       4,886,324.89       3,518,154.26
   2,029,809.68        2,781,229.32        2,000,532.53       2,293,294.18        4,196,239.96       4,879,348.59       3,513,131.32
   2,026,891.25        2,777,230.50        1,997,656.19       2,289,996.91        4,190,206.66       4,872,333.12       3,508,080.18
   2,023,956.42        2,773,209.22        1,994,763.69       2,286,681.12        4,184,139.47       4,865,278.25       3,503,000.68
   2,021,005.11        2,769,165.36        1,991,854.95       2,283,346.71        4,178,038.21       4,858,183.76       3,497,892.65
   2,018,037.23        2,765,098.79        1,988,929.88       2,279,993.58        4,171,902.69       4,851,049.43       3,492,755.93
   2,015,052.68        2,761,009.39        1,985,988.37       2,276,621.61        4,165,732.71       4,843,875.04       3,487,590.36
   2,012,051.37        2,756,897.02        1,983,030.35       2,273,230.71        4,159,528.08       4,836,660.35       3,482,395.79
   2,009,033.20        2,752,761.55        1,980,055.72       2,269,820.76        4,153,288.60       4,829,405.15       3,477,172.04
   2,005,998.09        2,748,602.86        1,977,064.38       2,266,391.67        4,147,014.09       4,822,109.21       3,471,918.96
   2,002,945.93        2,744,420.82        1,974,056.25       2,262,943.31        4,140,704.34       4,814,772.29       3,466,636.38
   1,999,876.63        2,740,215.29        1,971,031.22       2,259,475.60        4,134,359.16       4,807,394.17       3,461,324.13
   1,996,790.10        2,735,986.14        1,967,989.20       2,255,988.41        4,127,978.34       4,799,974.61       3,455,982.05
   1,993,686.23        2,731,733.24        1,964,930.10       2,252,481.63        4,121,561.69       4,792,513.39       3,450,609.97
   1,990,564.93        2,727,456.46        1,961,853.82       2,248,955.16        4,115,109.00       4,785,010.26       3,445,207.72
   1,987,426.10        2,723,155.66        1,958,760.27       2,245,408.89        4,108,620.08       4,777,465.01       3,439,775.13
   1,984,269.64        2,718,830.71        1,955,649.34       2,241,842.70        4,102,094.71       4,769,877.37       3,434,312.04
   1,981,095.46        2,714,481.47        1,952,520.94       2,238,256.49        4,095,532.70       4,762,247.13       3,428,818.26
   1,977,903.45        2,710,107.80        1,949,374.97       2,234,650.13        4,088,933.84       4,754,574.03       3,423,293.63
   1,974,693.52        2,705,709.58        1,946,211.34       2,231,023.52        4,082,297.92       4,746,857.85       3,417,737.98
   1,971,465.56        2,701,286.65        1,943,029.93       2,227,376.55        4,075,624.74       4,739,098.33       3,412,151.13
   1,968,219.47        2,696,838.89        1,939,830.67       2,223,709.10        4,068,914.08       4,731,295.24       3,406,532.90
   1,964,955.15        2,692,366.14        1,936,613.43       2,220,021.05        4,062,165.73       4,723,448.32       3,400,883.12
   1,961,672.50        2,687,868.28        1,933,378.13       2,216,312.28        4,055,379.48       4,715,557.34       3,395,201.61
   1,958,371.42        2,683,345.16        1,930,124.66       2,212,582.69        4,048,555.13       4,707,622.05       3,389,488.20
   1,955,051.79        2,678,796.64        1,926,852.92       2,208,832.16        4,041,692.45       4,699,642.19       3,383,742.70
   1,951,713.53        2,674,222.58        1,923,562.80       2,205,060.56        4,034,791.23       4,691,617.52       3,377,964.94
   1,948,356.52        2,669,622.83        1,920,254.21       2,201,267.79        4,027,851.26       4,683,547.78       3,372,154.72
   1,944,980.65        2,664,997.24        1,916,927.04       2,197,453.71        4,020,872.31       4,675,432.72       3,366,311.88
   1,941,585.83        2,660,345.68        1,913,581.18       2,193,618.21        4,013,854.17       4,667,272.09       3,360,436.23
   1,938,171.94        2,655,668.00        1,910,216.53       2,189,761.18        4,006,796.61       4,659,065.63       3,354,527.58
   1,934,738.88        2,650,964.05        1,906,832.99       2,185,882.48        3,999,699.42       4,650,813.09       3,348,585.75
   1,931,286.54        2,646,233.68        1,903,430.45       2,181,982.00        3,992,562.38       4,642,514.20       3,342,610.55

     85                  86
     --                  --

   RITE AID            RITE AID
----------------------------------
   BROOKLYN            CATSKILL
     NY                  NY
----------------------------------
   3,079,579.11       2,433,860.98
----------------------------------
   6.739%              6.739%
----------------------------------
    10TH                10TH
----------------------------------
   3,075,534.92       2,430,664.77
   3,071,468.02       2,427,450.61
   3,067,378.29       2,424,218.39
   3,063,265.58       2,420,968.03
   3,059,129.78       2,417,699.41
   3,054,970.75       2,414,412.44
   3,050,788.37       2,411,107.01
   3,046,582.50       2,407,783.01
   3,042,353.01       2,404,440.35
   3,038,099.77       2,401,078.92
   3,033,822.64       2,397,698.61
   3,029,521.49       2,394,299.31
   3,025,196.19       2,390,880.93
   3,020,846.60       2,387,443.35
   3,016,472.58       2,383,986.46
   3,012,073.99       2,380,510.16
   3,007,650.71       2,377,014.34
   3,003,202.59       2,373,498.89
   2,998,729.48       2,369,963.69
   2,994,231.26       2,366,408.64
   2,989,707.77       2,362,833.63
   2,985,158.88       2,359,238.54
   2,980,584.44       2,355,623.26
   2,975,984.32       2,351,987.68
   2,971,358.36       2,348,331.68
   2,966,706.43       2,344,655.15
   2,962,028.36       2,340,957.97
   2,957,324.03       2,337,240.03
   2,952,593.28       2,333,501.21
   2,947,835.96       2,329,741.39
   2,943,051.93       2,325,960.46
   2,938,241.03       2,322,158.30
   2,933,403.11       2,318,334.78
   2,928,538.02       2,314,489.79
   2,923,645.61       2,310,623.21
   2,918,725.73       2,306,734.92
   2,913,778.22       2,302,824.79
   2,908,802.92       2,298,892.70
   2,903,799.68       2,294,938.53
   2,898,768.35       2,290,962.15
   2,893,708.76       2,286,963.44
   2,888,620.75       2,282,942.27
   2,883,504.18       2,278,898.53
   2,878,358.86       2,274,832.07

                                                                       BALANCE

      68                     69                       70                  74                        75                       76
      --                     --                       --                  --                        --                       --

     RITE AID              RITE AID                RITE AID            RITE AID                  RITE AID                 RITE AID
------------------------------------------------------------------------------------------------------------------------------------
    BRENTWOOD             ELK GROVE                 NEWMAN              TRUCKEE                 WATERTOWN                 CALDWELL
       CA                    CA                       CA                  CA                        CT                       ID
------------------------------------------------------------------------------------------------------------------------------------
   4,669,039.90          4,072,992.28            3,278,262.61         3,377,603.64             2,880,897.05             3,973,651.25
------------------------------------------------------------------------------------------------------------------------------------
   6.739%                6.739%                   6.739%              6.739%                    6.739%                   6.739%
------------------------------------------------------------------------------------------------------------------------------------
    10TH                  10TH                     10TH                10TH                      10TH                     10TH
------------------------------------------------------------------------------------------------------------------------------------
   4,356,119.24          3,800,018.93            3,058,552.32         3,151,235.48             2,687,818.34             3,707,335.77
   4,348,230.42          3,793,137.20            3,053,013.36         3,145,528.68             2,682,950.77             3,700,621.88
   4,340,297.30          3,786,216.81            3,047,443.30         3,139,789.82             2,678,055.86             3,693,870.29
   4,332,319.62          3,779,257.57            3,041,841.95         3,134,018.74             2,673,133.47             3,687,080.78
   4,324,297.15          3,772,259.24            3,036,209.15         3,128,215.24             2,668,183.43             3,680,253.14
   4,316,229.62          3,765,221.61            3,030,544.71         3,122,379.16             2,663,205.59             3,673,387.16
   4,308,116.79          3,758,144.45            3,024,848.47         3,116,510.30             2,658,199.80             3,666,482.62
   4,299,958.39          3,751,027.56            3,019,120.23         3,110,608.48             2,653,165.90             3,659,539.30
   4,291,754.18          3,743,870.69            3,013,359.83         3,104,673.52             2,648,103.73             3,652,557.00
   4,283,503.90          3,736,673.64            3,007,567.07         3,098,705.23             2,643,013.13             3,645,535.48
   4,275,207.28          3,729,436.16            3,001,741.79         3,092,703.42             2,637,893.94             3,638,474.53
   4,266,864.07          3,722,158.04            2,995,883.79         3,086,667.91             2,632,746.00             3,631,373.92
   4,258,474.01          3,714,839.05            2,989,992.89         3,080,598.50             2,627,569.15             3,624,233.45
   4,250,036.83          3,707,478.96            2,984,068.92         3,074,495.01             2,622,363.23             3,617,052.87
   4,241,552.27          3,700,077.53            2,978,111.67         3,068,357.24             2,617,128.08             3,609,831.96
   4,233,020.06          3,692,634.54            2,972,120.97         3,062,185.00             2,611,863.52             3,602,570.51
   4,224,439.93          3,685,149.75            2,966,096.62         3,055,978.10             2,606,569.40             3,595,268.27
   4,215,811.63          3,677,622.93            2,960,038.45         3,049,736.35             2,601,245.55             3,587,925.03
   4,207,134.86          3,670,053.84            2,953,946.25         3,043,459.54             2,595,891.80             3,580,540.55
   4,198,409.37          3,662,442.24            2,947,819.84         3,037,147.48             2,590,507.99             3,573,114.60
   4,189,634.88          3,654,787.89            2,941,659.03         3,030,799.97             2,585,093.94             3,565,646.94
   4,180,811.11          3,647,090.56            2,935,463.61         3,024,416.82             2,579,649.49             3,558,137.35
   4,171,937.79          3,639,350.01            2,929,233.41         3,017,997.82             2,574,174.46             3,550,585.59
   4,163,014.63          3,631,565.98            2,922,968.21         3,011,542.78             2,568,668.68             3,542,991.42
   4,154,041.37          3,623,738.24            2,916,667.84         3,005,051.48             2,563,131.99             3,535,354.60
   4,145,017.71          3,615,866.54            2,910,332.08         2,998,523.73             2,557,564.20             3,527,674.89
   4,135,943.38          3,607,950.63            2,903,960.74         2,991,959.32             2,551,965.14             3,519,952.05
   4,126,818.09          3,599,990.27            2,897,553.62         2,985,358.04             2,546,334.65             3,512,185.85
   4,117,641.55          3,591,985.21            2,891,110.51         2,978,719.69             2,540,672.53             3,504,376.03
   4,108,413.48          3,583,935.19            2,884,631.23         2,972,044.07             2,534,978.61             3,496,522.35
   4,099,133.59          3,575,839.96            2,878,115.56         2,965,330.95             2,529,252.72             3,488,624.56
   4,089,801.58          3,567,699.27            2,871,563.29         2,958,580.14             2,523,494.67             3,480,682.43
   4,080,417.16          3,559,512.86            2,864,974.24         2,951,791.41             2,517,704.28             3,472,695.69
   4,070,980.05          3,551,280.49            2,858,348.17         2,944,964.56             2,511,881.38             3,464,664.10
   4,061,489.93          3,543,001.88            2,851,684.90         2,938,099.37             2,506,025.78             3,456,587.41
   4,051,946.52          3,534,676.77            2,844,984.21         2,931,195.62             2,500,137.29             3,448,465.36
   4,042,349.52          3,526,304.92            2,838,245.88         2,924,253.11             2,494,215.74             3,440,297.69
   4,032,698.62          3,517,886.05            2,831,469.72         2,917,271.61             2,488,260.93             3,432,084.16
   4,022,993.52          3,509,419.90            2,824,655.50         2,910,250.90             2,482,272.68             3,423,824.50
   4,013,233.92          3,500,906.21            2,817,803.02         2,903,190.76             2,476,250.80             3,415,518.46
   4,003,419.52          3,492,344.70            2,810,912.05         2,896,090.98             2,470,195.10             3,407,165.77
   3,993,549.99          3,483,735.12            2,803,982.38         2,888,951.32             2,464,105.39             3,398,766.18
   3,983,625.04          3,475,077.19            2,797,013.80         2,881,771.57             2,457,981.49             3,390,319.41
   3,973,644.36          3,466,370.63            2,790,006.08         2,874,551.50             2,451,823.19             3,381,825.21
   3,963,607.62          3,457,615.18            2,782,959.01         2,867,290.88             2,445,630.31             3,373,283.31
   3,953,514.52          3,448,810.56            2,775,872.37         2,859,989.49             2,439,402.65             3,364,693.44
   3,943,364.74          3,439,956.50            2,768,745.92         2,852,647.10             2,433,140.02             3,356,055.32
   3,933,157.96          3,431,052.71            2,761,579.46         2,845,263.47             2,426,842.22             3,347,368.70
   3,922,893.86          3,422,098.92            2,754,372.75         2,837,838.37             2,420,509.05             3,338,633.30
   3,912,572.12          3,413,094.85            2,747,125.57         2,830,371.58             2,414,140.32             3,329,848.83
   3,902,192.41          3,404,040.21            2,739,837.69         2,822,862.85             2,407,735.82             3,321,015.04
   3,891,754.41          3,394,934.72            2,732,508.88         2,815,311.96             2,401,295.35             3,312,131.64
   3,881,257.80          3,385,778.10            2,725,138.91         2,807,718.66             2,394,818.71             3,303,198.35
   3,870,702.23          3,376,570.05            2,717,727.56         2,800,082.72             2,388,305.71             3,294,214.89
   3,860,087.39          3,367,310.30            2,710,274.58         2,792,403.90             2,381,756.12             3,285,180.98
   3,849,412.94          3,357,998.54            2,702,779.75         2,784,681.96             2,375,169.76             3,276,096.34
   3,838,678.54          3,348,634.49            2,695,242.83         2,776,916.65             2,368,546.41             3,266,960.68
   3,827,883.86          3,339,217.85            2,687,663.59         2,769,107.73             2,361,885.86             3,257,773.72
   3,817,028.56          3,329,748.34            2,680,041.78         2,761,254.95             2,355,187.91             3,248,535.16

       77                  78                 79                 80                  81                 82                  83
       --                  --                 --                 --                  --                 --                  --

    RITE AID            RITE AID           RITE AID           RITE AID            RITE AID           RITE AID            RITE AID
------------------------------------------------------------------------------------------------------------------------------------
    CARROLTON         SALYERSVILLE      MADISON HGTS.         MERRIMACK           MILFORD            CARTERET           LAS VEGAS
       KY                  KY                 MI                 NH                  NH                 NJ                  NV
------------------------------------------------------------------------------------------------------------------------------------
   2,284,849.43       2,066,298.88       2,831,226.53        2,036,495.42       2,334,519.95        4,271,674.34       4,967,062.98
------------------------------------------------------------------------------------------------------------------------------------
   6.739%              6.739%             6.739%             6.739%              6.739%             6.739%              6.739%
------------------------------------------------------------------------------------------------------------------------------------
    10TH                10TH               10TH               10TH                10TH               10TH                10TH
------------------------------------------------------------------------------------------------------------------------------------
   2,131,718.03       1,927,814.82       2,641,476.75        1,900,008.80       2,178,059.62        3,985,385.26       4,634,168.71
   2,127,857.55       1,924,323.59       2,636,693.10        1,896,567.93       2,174,115.21        3,978,167.82       4,625,776.35
   2,123,975.38       1,920,812.76       2,631,882.59        1,893,107.74       2,170,148.65        3,970,909.86       4,617,336.86
   2,120,071.41       1,917,282.22       2,627,045.07        1,889,628.12       2,166,159.81        3,963,611.14       4,608,849.97
   2,116,145.52       1,913,731.85       2,622,180.37        1,886,128.95       2,162,148.57        3,956,271.43       4,600,315.42
   2,112,197.58       1,910,161.53       2,617,288.36        1,882,610.14       2,158,114.81        3,948,890.50       4,591,732.95
   2,108,227.47       1,906,571.17       2,612,368.88        1,879,071.56       2,154,058.39        3,941,468.12       4,583,102.27
   2,104,235.06       1,902,960.65       2,607,421.77        1,875,513.12       2,149,979.20        3,934,004.06       4,574,423.13
   2,100,220.24       1,899,329.85       2,602,446.87        1,871,934.68       2,145,877.09        3,926,498.08       4,565,695.25
   2,096,182.86       1,895,678.66       2,597,444.04        1,868,336.16       2,141,751.95        3,918,949.95       4,556,918.35
   2,092,122.82       1,892,006.96       2,592,413.11        1,864,717.42       2,137,603.64        3,911,359.43       4,548,092.17
   2,088,039.97       1,888,314.65       2,587,353.93        1,861,078.36       2,133,432.04        3,903,726.28       4,539,216.42
   2,083,934.19       1,884,601.60       2,582,266.34        1,857,418.87       2,129,237.01        3,896,050.27       4,530,290.82
   2,079,805.36       1,880,867.70       2,577,150.18        1,853,738.83       2,125,018.42        3,888,331.15       4,521,315.10
   2,075,653.34       1,877,112.83       2,572,005.28        1,850,038.11       2,120,776.13        3,880,568.68       4,512,288.97
   2,071,478.01       1,873,336.87       2,566,831.50        1,846,316.62       2,116,510.03        3,872,762.61       4,503,212.15
   2,067,279.22       1,869,539.71       2,561,628.66        1,842,574.23       2,112,219.97        3,864,912.71       4,494,084.36
   2,063,056.86       1,865,721.22       2,556,396.59        1,838,810.82       2,107,905.81        3,857,018.73       4,484,905.31
   2,058,810.78       1,861,881.29       2,551,135.15        1,835,026.27       2,103,567.43        3,849,080.41       4,475,674.71
   2,054,540.86       1,858,019.80       2,545,844.16        1,831,220.47       2,099,204.68        3,841,097.52       4,466,392.27
   2,050,246.96       1,854,136.62       2,540,523.46        1,827,393.30       2,094,817.44        3,833,069.79       4,457,057.71
   2,045,928.94       1,850,231.63       2,535,172.87        1,823,544.64       2,090,405.55        3,824,996.98       4,447,670.72
   2,041,586.68       1,846,304.71       2,529,792.24        1,819,674.36       2,085,968.89        3,816,878.84       4,438,231.02
   2,037,220.03       1,842,355.74       2,524,381.39        1,815,782.35       2,081,507.32        3,808,715.10       4,428,738.31
   2,032,828.86       1,838,384.59       2,518,940.16        1,811,868.48       2,077,020.68        3,800,505.52       4,419,192.28
   2,028,413.02       1,834,391.15       2,513,468.37        1,807,932.63       2,072,508.86        3,792,249.84       4,409,592.65
   2,023,972.39       1,830,375.27       2,507,965.85        1,803,974.68       2,067,971.69        3,783,947.79       4,399,939.11
   2,019,506.83       1,826,336.84       2,502,432.43        1,799,994.50       2,063,409.05        3,775,599.12       4,390,231.35
   2,015,016.18       1,822,275.74       2,496,867.93        1,795,991.97       2,058,820.78        3,767,203.57       4,380,469.08
   2,010,500.31       1,818,191.82       2,491,272.18        1,791,966.96       2,054,206.74        3,758,760.86       4,370,651.98
   2,005,959.09       1,814,084.98       2,485,645.01        1,787,919.35       2,049,566.79        3,750,270.75       4,360,779.76
   2,001,392.36       1,809,955.06       2,479,986.24        1,783,849.01       2,044,900.79        3,741,732.95       4,350,852.09
   1,996,799.99       1,805,801.96       2,474,295.69        1,779,755.80       2,040,208.58        3,733,147.21       4,340,868.67
   1,992,181.82       1,801,625.53       2,468,573.18        1,775,639.62       2,035,490.02        3,724,513.25       4,330,829.18
   1,987,537.72       1,797,425.65       2,462,818.54        1,771,500.31       2,030,744.97        3,715,830.81       4,320,733.32
   1,982,867.54       1,793,202.18       2,457,031.58        1,767,337.76       2,025,973.26        3,707,099.61       4,310,580.76
   1,978,171.14       1,788,955.00       2,451,212.12        1,763,151.84       2,021,174.76        3,698,319.37       4,300,371.18
   1,973,448.36       1,784,683.96       2,445,359.97        1,758,942.40       2,016,349.31        3,689,489.83       4,290,104.27
   1,968,699.05       1,780,388.94       2,439,474.97        1,754,709.33       2,011,496.76        3,680,610.70       4,279,779.70
   1,963,923.08       1,776,069.80       2,433,556.91        1,750,452.49       2,006,616.96        3,671,681.70       4,269,397.15
   1,959,120.29       1,771,726.40       2,427,605.62        1,746,171.74       2,001,709.76        3,662,702.56       4,258,956.29
   1,954,290.52       1,767,358.61       2,421,620.91        1,741,866.95       1,996,775.00        3,653,673.00       4,248,456.80
   1,949,433.63       1,762,966.29       2,415,602.59        1,737,537.98       1,991,812.52        3,644,592.73       4,237,898.34
   1,944,549.46       1,758,549.31       2,409,550.47        1,733,184.70       1,986,822.18        3,635,461.47       4,227,280.59
   1,939,637.87       1,754,107.52       2,403,464.37        1,728,806.98       1,981,803.81        3,626,278.92       4,216,603.22
   1,934,698.69       1,749,640.78       2,397,344.08        1,724,404.67       1,976,757.26        3,617,044.81       4,205,865.88
   1,929,731.78       1,745,148.96       2,391,189.43        1,719,977.64       1,971,682.37        3,607,758.84       4,195,068.24
   1,924,736.97       1,740,631.92       2,385,000.21        1,715,525.75       1,966,578.98        3,598,420.72       4,184,209.96
   1,919,714.11       1,736,089.51       2,378,776.23        1,711,048.86       1,961,446.93        3,589,030.16       4,173,290.71
   1,914,663.04       1,731,521.59       2,372,517.30        1,706,546.82       1,956,286.06        3,579,586.87       4,162,310.14
   1,909,583.61       1,726,928.01       2,366,223.23        1,702,019.50       1,951,096.21        3,570,090.54       4,151,267.90
   1,904,475.66       1,722,308.64       2,359,893.80        1,697,466.76       1,945,877.21        3,560,540.89       4,140,163.64
   1,899,339.01       1,717,663.33       2,353,528.83        1,692,888.45       1,940,628.90        3,550,937.60       4,128,997.03
   1,894,173.53       1,712,991.93       2,347,128.12        1,688,284.43       1,935,351.12        3,541,280.38       4,117,767.71
   1,888,979.03       1,708,294.30       2,340,691.46        1,683,654.55       1,930,043.70        3,531,568.93       4,106,475.33
   1,883,755.36       1,703,570.28       2,334,218.65        1,678,998.68       1,924,706.47        3,521,802.95       4,095,119.53
   1,878,502.36       1,698,819.74       2,327,709.49        1,674,316.66       1,919,339.27        3,511,982.11       4,083,699.96
   1,873,219.85       1,694,042.52       2,321,163.78        1,669,608.34       1,913,941.93        3,502,106.13       4,072,216.26
   1,867,907.68       1,689,238.47       2,314,581.31        1,664,873.58       1,908,514.28        3,492,174.68       4,060,668.07

           84                 85                  86
           --                 --                  --

        RITE AID           RITE AID            RITE AID
-------------------------------------------------------
       BRENTWOOD           BROOKLYN            CATSKILL
           NY                 NY                  NY
-------------------------------------------------------
      3,576,285.69        3,079,579.11       2,433,860.98
-------------------------------------------------------
       6.739%             6.739%              6.739%
-------------------------------------------------------
        10TH               10TH                10TH
-------------------------------------------------------
      3,336,601.79        2,873,184.66       2,270,742.78
      3,330,559.29        2,867,981.39       2,266,630.52
      3,324,482.86        2,862,748.91       2,262,495.17
      3,318,372.30        2,857,487.04       2,258,336.60
      3,312,227.42        2,852,195.62       2,254,154.67
      3,306,048.04        2,846,874.49       2,249,949.26
      3,299,833.95        2,841,523.47       2,245,720.23
      3,293,584.97        2,836,142.40       2,241,467.45
      3,287,300.90        2,830,731.12       2,237,190.79
      3,280,981.53        2,825,289.44       2,232,890.11
      3,274,626.68        2,819,817.20       2,228,565.27
      3,268,236.13        2,814,314.24       2,224,216.16
      3,261,809.70        2,808,780.37       2,219,842.61
      3,255,347.18        2,803,215.42       2,215,444.51
      3,248,848.37        2,797,619.22       2,211,021.71
      3,242,313.06        2,791,991.59       2,206,574.07
      3,235,741.05        2,786,332.36       2,202,101.45
      3,229,132.13        2,780,641.35       2,197,603.71
      3,222,486.10        2,774,918.38       2,193,080.72
      3,215,802.75        2,769,163.27       2,188,532.32
      3,209,081.86        2,763,375.84       2,183,958.39
      3,202,323.23        2,757,555.91       2,179,358.76
      3,195,526.64        2,751,703.29       2,174,733.31
      3,188,691.89        2,745,817.81       2,170,081.88
      3,181,818.75        2,739,899.27       2,165,404.33
      3,174,907.01        2,733,947.50       2,160,700.51
      3,167,956.46        2,727,962.30       2,155,970.27
      3,160,966.88        2,721,943.50       2,151,213.47
      3,153,938.04        2,715,890.89       2,146,429.96
      3,146,869.73        2,709,804.29       2,141,619.58
      3,139,761.73        2,703,683.51       2,136,782.19
      3,132,613.80        2,697,528.35       2,131,917.63
      3,125,425.74        2,691,338.63       2,127,025.75
      3,118,197.31        2,685,114.15       2,122,106.41
      3,110,928.29        2,678,854.71       2,117,159.43
      3,103,618.44        2,672,560.13       2,112,184.68
      3,096,267.55        2,666,230.19       2,107,181.98
      3,088,875.37        2,659,864.70       2,102,151.20
      3,081,441.68        2,653,463.47       2,097,092.16
      3,073,966.24        2,647,026.29       2,092,004.71
      3,066,448.82        2,640,552.96       2,086,888.69
      3,058,889.19        2,634,043.27       2,081,743.94
      3,051,287.10        2,627,497.03       2,076,570.29
      3,043,642.32        2,620,914.03       2,071,367.60
      3,035,954.61        2,614,294.05       2,066,135.68
      3,028,223.72        2,607,636.90       2,060,874.39
      3,020,449.42        2,600,942.37       2,055,583.54
      3,012,631.46        2,594,210.23       2,050,262.99
      3,004,769.60        2,587,440.30       2,044,912.55
      2,996,863.58        2,580,632.34       2,039,532.07
      2,988,913.17        2,573,786.15       2,034,121.37
      2,980,918.11        2,566,901.52       2,028,680.29
      2,972,878.15        2,559,978.22       2,023,208.65
      2,964,793.04        2,553,016.04       2,017,706.28
      2,956,662.52        2,546,014.76       2,012,173.01
      2,948,486.34        2,538,974.16       2,006,608.67
      2,940,264.25        2,531,894.03       2,001,013.08
      2,931,995.99        2,524,774.14       1,995,386.07
      2,923,681.29        2,517,614.26       1,989,727.45

                                                                       BALANCE

     68                    69                       70                  74                        75                       76
     --                    --                       --                  --                        --                       --

   RITE AID              RITE AID                 RITE AID            RITE AID                  RITE AID                 RITE AID
------------------------------------------------------------------------------------------------------------------------------------
   BRENTWOOD             ELK GROVE                 NEWMAN              TRUCKEE                 WATERTOWN                 CALDWELL
     CA                    CA                       CA                  CA                        CT                       ID
------------------------------------------------------------------------------------------------------------------------------------
   4,669,039.90          4,072,992.28            3,278,262.61         3,377,603.64             2,880,897.05             3,973,651.25
------------------------------------------------------------------------------------------------------------------------------------
   6.739%                6.739%                   6.739%              6.739%                    6.739%                   6.739%
------------------------------------------------------------------------------------------------------------------------------------
    10TH                  10TH                     10TH                10TH                      10TH                     10TH
------------------------------------------------------------------------------------------------------------------------------------
   3,806,112.29          3,320,225.64            2,672,377.17         2,753,358.08             2,348,452.34             3,239,244.72
   3,795,134.73          3,310,649.46            2,664,669.51         2,745,416.86             2,341,678.95             3,229,902.11
   3,784,095.51          3,301,019.51            2,656,918.57         2,737,431.05             2,334,867.51             3,220,507.03
   3,772,994.30          3,291,335.47            2,649,124.10         2,729,400.38             2,328,017.83             3,211,059.19
   3,761,830.75          3,281,597.05            2,641,285.86         2,721,324.62             2,321,129.68             3,201,558.30
   3,750,604.50          3,271,803.95            2,633,403.61         2,713,203.51             2,314,202.85             3,192,004.04
   3,739,315.21          3,261,955.84            2,625,477.08         2,705,036.78             2,307,237.12             3,182,396.14
   3,727,962.52          3,252,052.43            2,617,506.04         2,696,824.20             2,300,232.27             3,172,734.27
   3,716,546.08          3,242,093.41            2,609,490.24         2,688,565.50             2,293,188.08             3,163,018.15
   3,705,065.52          3,232,078.45            2,601,429.42         2,680,260.41             2,286,104.33             3,153,247.46
   3,693,520.49          3,222,007.26            2,593,323.34         2,671,908.69             2,278,980.80             3,143,421.91
   3,681,910.63          3,211,879.50            2,585,171.73         2,663,510.06             2,271,817.27             3,133,541.17
   3,670,235.57          3,201,694.87            2,576,974.34         2,655,064.27             2,264,613.50             3,123,604.94
   3,658,494.94          3,191,453.05            2,568,730.92         2,646,571.05             2,257,369.29             3,113,612.92
   3,646,688.37          3,181,153.70            2,560,441.20         2,638,030.13             2,250,084.38             3,103,564.78
   3,634,815.51          3,170,796.52            2,552,104.94         2,629,441.25             2,242,758.57             3,093,460.21
   3,622,875.97          3,160,381.18            2,543,721.85         2,620,804.13             2,235,391.62             3,083,298.90
   3,610,869.37          3,149,907.34            2,535,291.69         2,612,118.51             2,227,983.30             3,073,080.52
   3,598,795.35          3,139,374.69            2,526,814.19         2,603,384.11             2,220,533.37             3,062,804.76
   3,586,653.53          3,128,782.88            2,518,289.07         2,594,600.66             2,213,041.61             3,052,471.29
   3,574,443.52          3,118,131.60            2,509,716.08         2,585,767.89             2,205,507.77             3,042,079.79
   3,562,164.94          3,107,420.49            2,501,094.95         2,576,885.51             2,197,931.62             3,031,629.93
   3,549,817.40          3,096,649.24            2,492,425.40         2,567,953.25             2,190,312.93             3,021,121.39
   3,537,400.52          3,085,817.49            2,483,707.17         2,558,970.83             2,182,651.45             3,010,553.84
   3,524,913.92          3,074,924.92            2,474,939.98         2,549,937.96             2,174,946.95             2,999,926.94
   3,512,357.19          3,063,971.18            2,466,123.55         2,540,854.37             2,167,199.18             2,989,240.36
   3,499,729.94          3,052,955.92            2,457,257.60         2,531,719.76             2,159,407.90             2,978,493.76
   3,487,031.78          3,041,878.80            2,448,341.87         2,522,533.86             2,151,572.86             2,967,686.82
   3,474,262.31          3,030,739.47            2,439,376.07         2,513,296.37             2,143,693.83             2,956,819.18
   3,461,421.13          3,019,537.59            2,430,359.92         2,504,007.00             2,135,770.55             2,945,890.51
   3,448,507.83          3,008,272.80            2,421,293.14         2,494,665.47             2,127,802.77             2,934,900.47
   3,435,522.01          2,996,944.75            2,412,175.44         2,485,271.47             2,119,790.24             2,923,848.72
   3,422,463.27          2,985,553.08            2,403,006.53         2,475,824.72             2,111,732.72             2,912,734.89
   3,409,331.20          2,974,097.44            2,393,786.14         2,466,324.92             2,103,629.95             2,901,558.66
   3,396,125.37          2,962,577.47            2,384,513.96         2,456,771.77             2,095,481.68             2,890,319.66
   3,382,845.39          2,950,992.80            2,375,189.71         2,447,164.97             2,087,287.64             2,879,017.54
   3,369,490.82          2,939,343.07            2,365,813.10         2,437,504.22             2,079,047.59             2,867,651.95
   3,356,061.26          2,927,627.92            2,356,383.84         2,427,789.22             2,070,761.27             2,856,222.54
   3,342,556.28          2,915,846.98            2,346,901.62         2,418,019.66             2,062,428.41             2,844,728.94
   3,328,975.46          2,903,999.88            2,337,366.14         2,408,195.24             2,054,048.75             2,833,170.79
   3,315,318.37          2,892,086.25            2,327,777.12         2,398,315.64             2,045,622.04             2,821,547.74
   3,301,584.59          2,880,105.72            2,318,134.25         2,388,380.56             2,037,148.00             2,809,859.41
   3,287,773.68          2,868,057.90            2,308,437.23         2,378,389.69             2,028,626.37             2,798,105.44
   3,273,885.21          2,855,942.43            2,298,685.74         2,368,342.71             2,020,056.89             2,786,285.46
   3,259,918.74          2,843,758.91            2,288,879.50         2,358,239.31             2,011,439.28             2,774,399.11
   3,245,873.84          2,831,506.98            2,279,018.19         2,348,079.16             2,002,773.28             2,762,446.00
   3,231,750.07          2,819,186.24            2,269,101.49         2,337,861.97             1,994,058.61             2,750,425.77
   3,217,546.98          2,806,796.31            2,259,129.11         2,327,587.39             1,985,295.00             2,738,338.03
   3,203,264.12          2,794,336.80            2,249,100.72         2,317,255.11             1,976,482.18             2,726,182.41
   3,188,901.06          2,781,807.32            2,239,016.02         2,306,864.81             1,967,619.86             2,713,958.53
   3,174,457.34          2,769,207.48            2,228,874.68         2,296,416.16             1,958,707.78             2,701,666.00
   3,159,932.50          2,756,536.87            2,218,676.39         2,285,908.83             1,949,745.64             2,689,304.43
   3,145,326.10          2,743,795.12            2,208,420.82         2,275,342.49             1,940,733.18             2,676,873.45
   3,130,637.66          2,730,981.80            2,198,107.67         2,264,716.82             1,931,670.11             2,664,372.65
   3,115,866.74          2,718,096.53            2,187,736.59         2,254,031.47             1,922,556.13             2,651,801.66
   3,101,012.87          2,705,138.90            2,177,307.28         2,243,286.11             1,913,390.98             2,639,160.06
   3,086,075.58          2,692,108.50            2,166,819.39         2,232,480.41             1,904,174.35             2,626,447.47
   3,071,054.41          2,679,004.92            2,156,272.61         2,221,614.03             1,894,905.97             2,613,663.50
   3,055,948.88          2,665,827.76            2,145,666.59         2,210,686.63             1,885,585.53             2,600,807.72

     77                  78                 79                 80                  81                 82                  83
     --                  --                 --                 --                  --                 --                  --

   RITE AID            RITE AID           RITE AID           RITE AID            RITE AID           RITE AID            RITE AID
------------------------------------------------------------------------------------------------------------------------------------
   CARROLTON         SALYERSVILLE      MADISON HGTS.         MERRIMACK           MILFORD            CARTERET           LAS VEGAS
     KY                  KY                 MI                 NH                  NH                 NJ                  NV
------------------------------------------------------------------------------------------------------------------------------------
   2,284,849.43       2,066,298.88       2,831,226.53        2,036,495.42       2,334,519.95        4,271,674.34       4,967,062.98
------------------------------------------------------------------------------------------------------------------------------------
   6.739%              6.739%             6.739%             6.739%              6.739%             6.739%              6.739%
------------------------------------------------------------------------------------------------------------------------------------
    10TH                10TH               10TH               10TH                10TH               10TH                10TH
------------------------------------------------------------------------------------------------------------------------------------
   1,862,565.68       1,684,407.44       2,307,961.87        1,660,112.23       1,903,056.15        3,482,187.47       4,049,055.02
   1,857,193.68       1,679,549.28       2,301,305.26        1,655,324.15       1,897,567.36        3,472,144.16       4,037,376.76
   1,851,791.51       1,674,663.84       2,294,611.27        1,650,509.17       1,892,047.76        3,462,044.45       4,025,632.91
   1,846,359.00       1,669,750.97       2,287,879.68        1,645,667.16       1,886,497.15        3,451,888.03       4,013,823.12
   1,840,895.99       1,664,810.50       2,281,110.29        1,640,797.95       1,880,915.37        3,441,674.57       4,001,947.00
   1,835,402.29       1,659,842.29       2,274,302.89        1,635,901.40       1,875,302.25        3,431,403.75       3,990,004.19
   1,829,877.75       1,654,846.17       2,267,457.26        1,630,977.35       1,869,657.61        3,421,075.25       3,977,994.30
   1,824,322.17       1,649,822.00       2,260,573.18        1,626,025.64       1,863,981.26        3,410,688.75       3,965,916.98
   1,818,735.40       1,644,769.62       2,253,650.44        1,621,046.13       1,858,273.04        3,400,243.92       3,953,771.83
   1,813,117.26       1,639,688.86       2,246,688.83        1,616,038.66       1,852,532.76        3,389,740.43       3,941,558.47
   1,807,467.56       1,634,579.57       2,239,688.12        1,611,003.06       1,846,760.25        3,379,177.96       3,929,276.53
   1,801,786.14       1,629,441.59       2,232,648.09        1,605,939.18       1,840,955.31        3,368,556.17       3,916,925.61
   1,796,072.81       1,624,274.75       2,225,568.53        1,600,846.87       1,835,117.78        3,357,874.73       3,904,505.33
   1,790,327.39       1,619,078.90       2,218,449.21        1,595,725.96       1,829,247.47        3,347,133.30       3,892,015.30
   1,784,549.72       1,613,853.86       2,211,289.91        1,590,576.29       1,823,344.19        3,336,331.55       3,879,455.13
   1,778,739.59       1,608,599.49       2,204,090.41        1,585,397.70       1,817,407.75        3,325,469.15       3,866,824.42
   1,772,896.83       1,603,315.61       2,196,850.47        1,580,190.03       1,811,437.98        3,314,545.74       3,854,122.78
   1,767,021.27       1,598,002.05       2,189,569.88        1,574,953.12       1,805,434.69        3,303,560.98       3,841,349.82
   1,761,112.70       1,592,658.65       2,182,248.40        1,569,686.79       1,799,397.68        3,292,514.54       3,828,505.12
   1,755,170.96       1,587,285.25       2,174,885.80        1,564,390.89       1,793,326.76        3,281,406.06       3,815,588.28
   1,749,195.85       1,581,881.67       2,167,481.86        1,559,065.25       1,787,221.76        3,270,235.20       3,802,598.91
   1,743,187.18       1,576,447.74       2,160,036.33        1,553,709.70       1,781,082.47        3,259,001.61       3,789,536.59
   1,737,144.77       1,570,983.30       2,152,549.00        1,548,324.07       1,774,908.70        3,247,704.93       3,776,400.92
   1,731,068.42       1,565,488.17       2,145,019.62        1,542,908.20       1,768,700.26        3,236,344.81       3,763,191.48
   1,724,957.96       1,559,962.18       2,137,447.95        1,537,461.92       1,762,456.96        3,224,920.89       3,749,907.85
   1,718,813.17       1,554,405.16       2,129,833.76        1,531,985.05       1,756,178.59        3,213,432.82       3,736,549.63
   1,712,633.88       1,548,816.93       2,122,176.81        1,526,477.42       1,749,864.97        3,201,880.23       3,723,116.39
   1,706,419.89       1,543,197.31       2,114,476.86        1,520,938.86       1,743,515.89        3,190,262.77       3,709,607.71
   1,700,171.00       1,537,546.14       2,106,733.67        1,515,369.20       1,737,131.15        3,178,580.06       3,696,023.17
   1,693,887.01       1,531,863.24       2,098,947.00        1,509,768.26       1,730,710.56        3,166,831.75       3,682,362.34
   1,687,567.74       1,526,148.42       2,091,116.59        1,504,135.87       1,724,253.91        3,155,017.46       3,668,624.79
   1,681,212.98       1,520,401.50       2,083,242.22        1,498,471.85       1,717,761.01        3,143,136.82       3,654,810.10
   1,674,822.53       1,514,622.31       2,075,323.62        1,492,776.02       1,711,231.64        3,131,189.46       3,640,917.82
   1,668,396.20       1,508,810.67       2,067,360.55        1,487,048.20       1,704,665.60        3,119,175.01       3,626,947.53
   1,661,933.77       1,502,966.39       2,059,352.76        1,481,288.21       1,698,062.69        3,107,093.09       3,612,898.78
   1,655,435.05       1,497,089.29       2,051,300.00        1,475,495.88       1,691,422.69        3,094,943.32       3,598,771.14
   1,648,899.84       1,491,179.18       2,043,202.02        1,469,671.02       1,684,745.41        3,082,725.31       3,584,564.16
   1,642,327.93       1,485,235.88       2,035,058.56        1,463,813.45       1,678,030.63        3,070,438.69       3,570,277.39
   1,635,719.11       1,479,259.21       2,026,869.37        1,457,922.98       1,671,278.14        3,058,083.07       3,555,910.40
   1,629,073.17       1,473,248.97       2,018,634.19        1,451,999.43       1,664,487.73        3,045,658.07       3,541,462.72
   1,622,389.92       1,467,204.98       2,010,352.77        1,446,042.62       1,657,659.19        3,033,163.29       3,526,933.90
   1,615,669.13       1,461,127.05       2,002,024.83        1,440,052.35       1,650,792.29        3,020,598.34       3,512,323.49
   1,608,910.60       1,455,014.99       1,993,650.13        1,434,028.45       1,643,886.84        3,007,962.82       3,497,631.04
   1,602,114.11       1,448,868.60       1,985,228.40        1,427,970.71       1,636,942.60        2,995,256.35       3,482,856.07
   1,595,279.46       1,442,687.70       1,976,759.37        1,421,878.96       1,629,959.37        2,982,478.52       3,467,998.13
   1,588,406.42       1,436,472.08       1,968,242.78        1,415,752.99       1,622,936.92        2,969,628.93       3,453,056.75
   1,581,494.79       1,430,221.56       1,959,678.36        1,409,592.62       1,615,875.03        2,956,707.19       3,438,031.46
   1,574,544.34       1,423,935.93       1,951,065.85        1,403,397.66       1,608,773.49        2,943,712.87       3,422,921.79
   1,567,554.86       1,417,615.01       1,942,404.97        1,397,167.91       1,601,632.06        2,930,645.58       3,407,727.27
   1,560,526.12       1,411,258.59       1,933,695.45        1,390,903.17       1,594,450.53        2,917,504.91       3,392,447.42
   1,553,457.92       1,404,866.47       1,924,937.03        1,384,603.25       1,587,228.67        2,904,290.44       3,377,081.76
   1,546,350.02       1,398,438.46       1,916,129.41        1,378,267.95       1,579,966.25        2,891,001.76       3,361,629.81
   1,539,202.20       1,391,974.35       1,907,272.33        1,371,897.08       1,572,663.05        2,877,638.45       3,346,091.08
   1,532,014.24       1,385,473.93       1,898,365.52        1,365,490.42       1,565,318.83        2,864,200.10       3,330,465.09
   1,524,785.92       1,378,937.01       1,889,408.68        1,359,047.79       1,557,933.37        2,850,686.28       3,314,751.35
   1,517,517.00       1,372,363.38       1,880,401.55        1,352,568.97       1,550,506.44        2,837,096.57       3,298,949.36
   1,510,207.27       1,365,752.84       1,871,343.83        1,346,053.78       1,543,037.79        2,823,430.54       3,283,058.63
   1,502,856.48       1,359,105.17       1,862,235.24        1,339,501.99       1,535,527.20        2,809,687.77       3,267,078.66
   1,495,464.41       1,352,420.17       1,853,075.51        1,332,913.41       1,527,974.44        2,795,867.82       3,251,008.95

         84                 85                  86
         --                 --                  --

       RITE AID           RITE AID            RITE AID
---------------------------------------------------------
      BRENTWOOD           BROOKLYN            CATSKILL
         NY                 NY                  NY
---------------------------------------------------------
      3,576,285.69        3,079,579.11       2,433,860.98
---------------------------------------------------------
       6.739%             6.739%              6.739%
---------------------------------------------------------
        10TH               10TH                10TH
---------------------------------------------------------
      2,915,319.89        2,510,414.17       1,984,037.06
      2,906,911.54        2,503,173.65       1,978,314.71
      2,898,455.97        2,495,892.46       1,972,560.23
      2,889,952.92        2,488,570.39       1,966,773.43
      2,881,402.11        2,481,207.19       1,960,954.13
      2,872,803.29        2,473,802.65       1,955,102.15
      2,864,156.17        2,466,356.52       1,949,217.31
      2,855,460.50        2,458,868.58       1,943,299.42
      2,846,715.99        2,451,338.59       1,937,348.29
      2,837,922.37        2,443,766.31       1,931,363.75
      2,829,079.37        2,436,151.50       1,925,345.60
      2,820,186.71        2,428,493.93       1,919,293.65
      2,811,244.11        2,420,793.36       1,913,207.71
      2,802,251.28        2,413,049.54       1,907,087.60
      2,793,207.96        2,405,262.23       1,900,933.11
      2,784,113.85        2,397,431.20       1,894,744.07
      2,774,968.67        2,389,556.18       1,888,520.26
      2,765,772.13        2,381,636.94       1,882,261.51
      2,756,523.95        2,373,673.23       1,875,967.60
      2,747,223.83        2,365,664.79       1,869,638.36
      2,737,871.48        2,357,611.38       1,863,273.56
      2,728,466.61        2,349,512.74       1,856,873.03
      2,719,008.92        2,341,368.62       1,850,436.55
      2,709,498.12        2,333,178.77       1,843,963.92
      2,699,933.91        2,324,942.92       1,837,454.94
      2,690,315.99        2,316,660.82       1,830,909.41
      2,680,644.06        2,308,332.21       1,824,327.13
      2,670,917.81        2,299,956.83       1,817,707.87
      2,661,136.94        2,291,534.42       1,811,051.45
      2,651,301.14        2,283,064.70       1,804,357.64
      2,641,410.10        2,274,547.42       1,797,626.24
      2,631,463.52        2,265,982.31       1,790,857.04
      2,621,461.08        2,257,369.10       1,784,049.83
      2,611,402.47        2,248,707.52       1,777,204.38
      2,601,287.37        2,239,997.30       1,770,320.50
      2,591,115.47        2,231,238.16       1,763,397.95
      2,580,886.44        2,222,429.83       1,756,436.53
      2,570,599.97        2,213,572.04       1,749,436.02
      2,560,255.73        2,204,664.50       1,742,396.19
      2,549,853.40        2,195,706.94       1,735,316.82
      2,539,392.65        2,186,699.07       1,728,197.70
      2,528,873.16        2,177,640.62       1,721,038.60
      2,518,294.59        2,168,531.29       1,713,839.30
      2,507,656.61        2,159,370.82       1,706,599.57
      2,496,958.89        2,150,158.89       1,699,319.17
      2,486,201.10        2,140,895.24       1,691,997.90
      2,475,382.89        2,131,579.56       1,684,635.51
      2,464,503.92        2,122,211.56       1,677,231.77
      2,453,563.87        2,112,790.96       1,669,786.45
      2,442,562.37        2,103,317.45       1,662,299.32
      2,431,499.10        2,093,790.74       1,654,770.15
      2,420,373.69        2,084,210.53       1,647,198.69
      2,409,185.81        2,074,576.52       1,639,584.72
      2,397,935.09        2,064,888.41       1,631,927.98
      2,386,621.20        2,055,145.88       1,624,228.25
      2,375,243.76        2,045,348.65       1,616,485.27
      2,363,802.44        2,035,496.40       1,608,698.81
      2,352,296.86        2,025,588.82       1,600,868.63
      2,340,726.66        2,015,625.60       1,592,994.47


                                                                       BALANCE

     68                    69                       70                  74                        75                       76
     --                    --                       --                  --                        --                       --

   RITE AID              RITE AID                 RITE AID            RITE AID                  RITE AID                 RITE AID
------------------------------------------------------------------------------------------------------------------------------------
   BRENTWOOD             ELK GROVE                 NEWMAN              TRUCKEE                 WATERTOWN                 CALDWELL
     CA                    CA                       CA                  CA                        CT                       ID
------------------------------------------------------------------------------------------------------------------------------------
   4,669,039.90          4,072,992.28            3,278,262.61         3,377,603.64             2,880,897.05             3,973,651.25
------------------------------------------------------------------------------------------------------------------------------------
   6.739%                6.739%                   6.739%              6.739%                    6.739%                   6.739%
------------------------------------------------------------------------------------------------------------------------------------
    10TH                  10TH                     10TH                10TH                      10TH                     10TH
------------------------------------------------------------------------------------------------------------------------------------
   3,040,758.52          2,652,576.59            2,135,001.02         2,199,697.85             1,876,212.76             2,587,879.76
   3,025,482.85          2,639,251.01            2,124,275.55         2,188,647.37             1,866,787.35             2,574,879.19
   3,010,121.40          2,625,850.59            2,113,489.85         2,177,534.83             1,857,309.00             2,561,805.61
   2,994,673.68          2,612,374.92            2,102,643.57         2,166,359.88             1,847,777.43             2,548,658.61
   2,979,139.21          2,598,823.57            2,091,736.39         2,155,122.18             1,838,192.33             2,535,437.79
   2,963,517.50          2,585,196.12            2,080,767.95         2,143,821.36             1,828,553.40             2,522,142.71
   2,947,808.06          2,571,492.14            2,069,737.92         2,132,457.09             1,818,860.34             2,508,772.98
   2,932,010.39          2,557,711.20            2,058,645.94         2,121,028.99             1,809,112.85             2,495,328.16
   2,916,124.02          2,543,852.87            2,047,491.68         2,109,536.72             1,799,310.62             2,481,807.83
   2,900,148.42          2,529,916.72            2,036,274.77         2,097,979.90             1,789,453.34             2,468,211.58
   2,884,083.11          2,515,902.30            2,024,994.87         2,086,358.19             1,779,540.70             2,454,538.98
   2,867,927.58          2,501,809.18            2,013,651.62         2,074,671.21             1,769,572.39             2,440,789.59
   2,851,681.33          2,487,636.91            2,002,244.67         2,062,918.60             1,759,548.10             2,426,962.99
   2,835,343.83          2,473,385.05            1,990,773.67         2,051,099.98             1,749,467.52             2,413,058.74
   2,818,914.59          2,459,053.16            1,979,238.24         2,039,215.00             1,739,330.33             2,399,076.40
   2,802,393.09          2,444,640.79            1,967,638.03         2,027,263.27             1,729,136.21             2,385,015.54
   2,785,778.80          2,430,147.47            1,955,972.68         2,015,244.42             1,718,884.84             2,370,875.72
   2,769,071.21          2,415,572.76            1,944,241.81         2,003,158.08             1,708,575.90             2,356,656.50
   2,752,269.79          2,400,916.21            1,932,445.07         1,991,003.86             1,698,209.07             2,342,357.42
   2,735,374.02          2,386,177.34            1,920,582.08         1,978,781.39             1,687,784.02             2,327,978.04
   2,718,383.36          2,371,355.71            1,908,652.47         1,966,490.27             1,677,300.42             2,313,517.90
   2,701,297.29          2,356,450.84            1,896,655.86         1,954,130.14             1,666,757.95             2,298,976.56
   2,684,115.27          2,341,462.26            1,884,591.89         1,941,700.59             1,656,156.28             2,284,353.56
   2,666,836.75          2,326,389.51            1,872,460.16         1,929,201.23             1,645,495.06             2,269,648.44
   2,649,461.20          2,311,232.12            1,860,260.31         1,916,631.68             1,634,773.98             2,254,860.74
   2,631,988.07          2,295,989.60            1,847,991.94         1,903,991.55             1,623,992.69             2,239,989.99
   2,614,416.82          2,280,661.49            1,835,654.67         1,891,280.43             1,613,150.85             2,225,035.73
   2,596,746.89          2,265,247.29            1,823,248.12         1,878,497.92             1,602,248.13             2,209,997.49
   2,578,977.73          2,249,746.53            1,810,771.90         1,865,643.64             1,591,284.18             2,194,874.80
   2,561,108.78          2,234,158.73            1,798,225.61         1,852,717.16             1,580,258.65             2,179,667.18
   2,543,139.48          2,218,483.38            1,785,608.87         1,839,718.09             1,569,171.21             2,164,374.16
   2,525,069.26          2,202,720.00            1,772,921.27         1,826,646.02             1,558,021.51             2,148,995.25
   2,506,897.57          2,186,868.10            1,760,162.42         1,813,500.54             1,546,809.18             2,133,529.98
   2,488,623.83          2,170,927.18            1,747,331.92         1,800,281.24             1,535,533.90             2,117,977.86
   2,470,247.47          2,154,896.73            1,734,429.37         1,786,987.70             1,524,195.29             2,102,338.40
   2,451,767.91          2,138,776.26            1,721,454.35         1,773,619.50             1,512,793.01             2,086,611.11
   2,433,184.57          2,122,565.26            1,708,406.47         1,760,176.23             1,501,326.69             2,070,795.50
   2,414,496.87          2,106,263.23            1,695,285.32         1,746,657.47             1,489,795.98             2,054,891.08
   2,395,704.22          2,089,869.64            1,682,090.48         1,733,062.79             1,478,200.52             2,038,897.33
   2,376,806.03          2,073,383.99            1,668,821.54         1,719,391.76             1,466,539.93             2,022,813.77
   2,357,801.72          2,056,805.76            1,655,478.08         1,705,643.96             1,454,813.87             2,006,639.88
   2,338,690.68          2,040,134.43            1,642,059.69         1,691,818.95             1,443,021.95             1,990,375.17
   2,319,472.32          2,023,369.47            1,628,565.94         1,677,916.30             1,431,163.81             1,974,019.12
   2,300,146.03          2,006,510.37            1,614,996.42         1,663,935.58             1,419,239.08             1,957,571.21
   2,280,711.20          1,989,556.59            1,601,350.69         1,649,876.34             1,407,247.38             1,941,030.93
   2,261,167.24          1,972,507.59            1,587,628.33         1,635,738.15             1,395,188.34             1,924,397.77
   2,241,513.52          1,955,362.86            1,573,828.90         1,621,520.57             1,383,061.57             1,907,671.19
   2,221,749.42          1,938,121.84            1,559,951.99         1,607,223.14             1,370,866.70             1,890,850.69
   2,201,874.34          1,920,784.00            1,545,997.14         1,592,845.41             1,358,603.35             1,873,935.72
   2,181,887.64          1,903,348.79            1,531,963.92         1,578,386.95             1,346,271.13             1,856,925.76
   2,161,788.69          1,885,815.67            1,517,851.89         1,563,847.29             1,333,869.66             1,839,820.28
   2,141,576.88          1,868,184.09            1,503,660.61         1,549,225.97             1,321,398.54             1,822,618.73
   2,121,251.56          1,850,453.49            1,489,389.64         1,534,522.55             1,308,857.38             1,805,320.58
   2,100,812.09          1,832,623.32            1,475,038.53         1,519,736.55             1,296,245.80             1,787,925.29
   2,080,257.84          1,814,693.01            1,460,606.82         1,504,867.52             1,283,563.39             1,770,432.31
   2,059,588.17          1,796,662.02            1,446,094.06         1,489,914.98             1,270,809.75             1,752,841.10
   2,038,802.41          1,778,529.76            1,431,499.80         1,474,878.48             1,257,984.50             1,735,151.09
   2,017,899.92          1,760,295.68            1,416,823.59         1,459,757.53             1,245,087.22             1,717,361.74
   1,996,880.05          1,741,959.20            1,402,064.95         1,444,551.66             1,232,117.51             1,699,472.49

     77                  78                 79                 80                  81                 82                  83
     --                  --                 --                 --                  --                 --                  --

   RITE AID            RITE AID           RITE AID           RITE AID            RITE AID           RITE AID            RITE AID
------------------------------------------------------------------------------------------------------------------------------------
   CARROLTON         SALYERSVILLE      MADISON HGTS.         MERRIMACK           MILFORD            CARTERET           LAS VEGAS
     KY                  KY                 MI                 NH                  NH                 NJ                  NV
------------------------------------------------------------------------------------------------------------------------------------
   2,284,849.43       2,066,298.88       2,831,226.53        2,036,495.42       2,334,519.95        4,271,674.34       4,967,062.98
------------------------------------------------------------------------------------------------------------------------------------
   6.739%              6.739%             6.739%             6.739%              6.739%             6.739%              6.739%
------------------------------------------------------------------------------------------------------------------------------------
    10TH                10TH               10TH               10TH                10TH               10TH                10TH
------------------------------------------------------------------------------------------------------------------------------------
   1,488,030.83       1,345,697.62       1,843,864.33        1,326,287.83       1,520,379.26        2,781,970.25       3,234,848.99
   1,480,555.50       1,338,937.33       1,834,601.42        1,319,625.04       1,512,741.43        2,767,994.65       3,218,598.28
   1,473,038.20       1,332,139.06       1,825,286.50        1,312,924.83       1,505,060.70        2,753,940.55       3,202,256.32
   1,465,478.67       1,325,302.63       1,815,919.26        1,306,187.00       1,497,336.84        2,739,807.53       3,185,822.57
   1,457,876.70       1,318,427.79       1,806,499.42        1,299,411.33       1,489,569.60        2,725,595.15       3,169,296.54
   1,450,232.03       1,311,514.35       1,797,026.68        1,292,597.61       1,481,758.75        2,711,302.94       3,152,677.70
   1,442,544.43       1,304,562.09       1,787,500.75        1,285,745.62       1,473,904.03        2,696,930.48       3,135,965.54
   1,434,813.66       1,297,570.78       1,777,921.31        1,278,855.15       1,466,005.20        2,682,477.30       3,119,159.51
   1,427,039.47       1,290,540.22       1,768,288.08        1,271,925.99       1,458,062.01        2,667,942.96       3,102,259.11
   1,419,221.63       1,283,470.16       1,758,600.75        1,264,957.92       1,450,074.21        2,653,326.99       3,085,263.81
   1,411,359.88       1,276,360.41       1,748,859.02        1,257,950.71       1,442,041.56        2,638,628.94       3,068,173.05
   1,403,453.98       1,269,210.73       1,739,062.58        1,250,904.15       1,433,963.79        2,623,848.35       3,050,986.32
   1,395,503.69       1,262,020.89       1,729,211.13        1,243,818.02       1,425,840.66        2,608,984.76       3,033,703.07
   1,387,508.74       1,254,790.68       1,719,304.35        1,236,692.09       1,417,671.92        2,594,037.69       3,016,322.76
   1,379,468.90       1,247,519.87       1,709,341.94        1,229,526.15       1,409,457.30        2,579,006.68       2,998,844.85
   1,371,383.91       1,240,208.22       1,699,323.58        1,222,319.96       1,401,196.54        2,563,891.27       2,981,268.78
   1,363,253.51       1,232,855.51       1,689,248.95        1,215,073.31       1,392,889.40        2,548,690.96       2,963,594.01
   1,355,077.46       1,225,461.51       1,679,117.76        1,207,785.96       1,384,535.60        2,533,405.30       2,945,819.98
   1,346,855.49       1,218,025.99       1,668,929.66        1,200,457.68       1,376,134.90        2,518,033.79       2,927,946.13
   1,338,587.34       1,210,548.71       1,658,684.35        1,193,088.25       1,367,687.01        2,502,575.96       2,909,971.91
   1,330,272.77       1,203,029.44       1,648,381.51        1,185,677.44       1,359,191.68        2,487,031.32       2,891,896.75
   1,321,911.50       1,195,467.94       1,638,020.80        1,178,225.00       1,350,648.65        2,471,399.38       2,873,720.08
   1,313,503.27       1,187,863.98       1,627,601.91        1,170,730.72       1,342,057.63        2,455,679.66       2,855,441.33
   1,305,047.83       1,180,217.32       1,617,124.52        1,163,194.35       1,333,418.38        2,439,871.65       2,837,059.93
   1,296,544.90       1,172,527.71       1,606,588.28        1,155,615.65       1,324,730.60        2,423,974.88       2,818,575.31
   1,287,994.22       1,164,794.92       1,595,992.87        1,147,994.40       1,315,994.04        2,407,988.83       2,799,986.88
   1,279,395.52       1,157,018.71       1,585,337.96        1,140,330.34       1,307,208.41        2,391,913.00       2,781,294.06
   1,270,748.53       1,149,198.82       1,574,623.21        1,132,623.25       1,298,373.44        2,375,746.89       2,762,496.26
   1,262,052.98       1,141,335.02       1,563,848.29        1,124,872.87       1,289,488.86        2,359,490.00       2,743,592.90
   1,253,308.60       1,133,427.06       1,553,012.87        1,117,078.97       1,280,554.39        2,343,141.82       2,724,583.38
   1,244,515.11       1,125,474.69       1,542,116.59        1,109,241.30       1,271,569.74        2,326,701.82       2,705,467.11
   1,235,672.24       1,117,477.65       1,531,159.12        1,101,359.62       1,262,534.63        2,310,169.50       2,686,243.48
   1,226,779.71       1,109,435.71       1,520,140.11        1,093,433.67       1,253,448.79        2,293,544.34       2,666,911.90
   1,217,837.24       1,101,348.61       1,509,059.22        1,085,463.21       1,244,311.92        2,276,825.81       2,647,471.75
   1,208,844.55       1,093,216.09       1,497,916.11        1,077,447.99       1,235,123.73        2,260,013.39       2,627,922.43
   1,199,801.36       1,085,037.90       1,486,710.42        1,069,387.76       1,225,883.95        2,243,106.56       2,608,263.32
   1,190,707.39       1,076,813.78       1,475,441.79        1,061,282.26       1,216,592.28        2,226,104.78       2,588,493.82
   1,181,562.34       1,068,543.48       1,464,109.89        1,053,131.25       1,207,248.43        2,209,007.53       2,568,613.29
   1,172,365.94       1,060,226.73       1,452,714.35        1,044,934.45       1,197,852.11        2,191,814.26       2,548,621.11
   1,163,117.89       1,051,863.27       1,441,254.81        1,036,691.63       1,188,403.02        2,174,524.43       2,528,516.66
   1,153,817.91       1,043,452.85       1,429,730.92        1,028,402.52       1,178,900.86        2,157,137.51       2,508,299.31
   1,144,465.70       1,034,995.20       1,418,142.31        1,020,066.86       1,169,345.34        2,139,652.94       2,487,968.42
   1,135,060.96       1,026,490.05       1,406,488.62        1,011,684.38       1,159,736.16        2,122,070.18       2,467,523.36
   1,125,603.42       1,017,937.14       1,394,769.48        1,003,254.83       1,150,073.01        2,104,388.69       2,446,963.48
   1,116,092.76       1,009,336.19       1,382,984.54          994,777.95       1,140,355.60        2,086,607.89       2,426,288.13
   1,106,528.69       1,000,686.95       1,371,133.41          986,253.45       1,130,583.62        2,068,727.25       2,405,496.68
   1,096,910.91         991,989.13       1,359,215.72          977,681.09       1,120,756.76        2,050,746.18       2,384,588.47
   1,087,239.12         983,242.46       1,347,231.11          969,060.58       1,110,874.71        2,032,664.14       2,363,562.84
   1,077,513.01         974,446.68       1,335,179.20          960,391.66       1,100,937.17        2,014,480.55       2,342,419.14
   1,067,732.29         965,601.50       1,323,059.60          951,674.06       1,090,943.82        1,996,194.85       2,321,156.69
   1,057,896.63         956,706.65       1,310,871.94          942,907.51       1,080,894.35        1,977,806.46       2,299,774.84
   1,048,005.74         947,761.84       1,298,615.84          934,091.72       1,070,788.44        1,959,314.80       2,278,272.92
   1,038,059.31         938,766.81       1,286,290.91          925,226.42       1,060,625.78        1,940,719.30       2,256,650.24
   1,028,057.02         929,721.25       1,273,896.77          916,311.34       1,050,406.05        1,922,019.36       2,234,906.13
   1,017,998.56         920,624.90       1,261,433.02          907,346.19       1,040,128.92        1,903,214.41       2,213,039.91
   1,007,883.61         911,477.47       1,248,899.28          898,330.70       1,029,794.08        1,884,303.86       2,191,050.89
     997,711.85         902,278.66       1,236,295.15          889,264.57       1,019,401.20        1,865,287.10       2,168,938.39
     987,482.98         893,028.20       1,223,620.23          880,147.53       1,008,949.96        1,846,163.56       2,146,701.71
     977,196.66         883,725.79       1,210,874.14          870,979.29         998,440.03        1,826,932.61       2,124,340.14

         84                 85                  86
         --                 --                  --

       RITE AID           RITE AID            RITE AID
---------------------------------------------------------
      BRENTWOOD           BROOKLYN            CATSKILL
         NY                 NY                  NY
---------------------------------------------------------
      3,576,285.69        3,079,579.11       2,433,860.98
---------------------------------------------------------
       6.739%             6.739%              6.739%
---------------------------------------------------------
        10TH               10TH                10TH
---------------------------------------------------------
      2,329,091.49        2,005,606.42       1,585,076.09
      2,317,390.98        1,995,530.98       1,577,113.24
      2,305,624.77        1,985,398.96       1,569,105.68
      2,293,792.47        1,975,210.04       1,561,053.15
      2,281,893.73        1,964,963.90       1,552,955.39
      2,269,928.16        1,954,660.22       1,544,812.16
      2,257,895.40        1,944,298.68       1,536,623.20
      2,245,795.06        1,933,878.95       1,528,388.25
      2,233,626.77        1,923,400.70       1,520,107.05
      2,221,390.15        1,912,863.61       1,511,779.35
      2,209,084.81        1,902,267.34       1,503,404.88
      2,196,710.36        1,891,611.57       1,494,983.38
      2,184,266.42        1,880,895.95       1,486,514.59
      2,171,752.59        1,870,120.16       1,477,998.24
      2,159,168.49        1,859,283.85       1,469,434.06
      2,146,513.73        1,848,386.69       1,460,821.78
      2,133,787.89        1,837,428.33       1,452,161.15
      2,120,990.59        1,826,408.43       1,443,451.87
      2,108,121.42        1,815,326.65       1,434,693.69
      2,095,179.97        1,804,182.63       1,425,886.32
      2,082,165.86        1,792,976.03       1,417,029.49
      2,069,078.65        1,781,706.50       1,408,122.92
      2,055,917.95        1,770,373.67       1,399,166.33
      2,042,683.35        1,758,977.21       1,390,159.45
      2,029,374.41        1,747,516.74       1,381,101.98
      2,015,990.74        1,735,991.91       1,371,993.65
      2,002,531.91        1,724,402.36       1,362,834.17
      1,988,997.50        1,712,747.73       1,353,623.25
      1,975,387.07        1,701,027.64       1,344,360.60
      1,961,700.22        1,689,241.74       1,335,045.93
      1,947,936.50        1,677,389.65       1,325,678.96
      1,934,095.49        1,665,471.00       1,316,259.38
      1,920,176.75        1,653,485.42       1,306,786.90
      1,906,179.84        1,641,432.53       1,297,261.23
      1,892,104.33        1,629,311.95       1,287,682.06
      1,877,949.77        1,617,123.30       1,278,049.10
      1,863,715.72        1,604,866.21       1,268,362.04
      1,849,401.74        1,592,540.28       1,258,620.58
      1,835,007.37        1,580,145.13       1,248,824.42
      1,820,532.17        1,567,680.37       1,238,973.24
      1,805,975.67        1,555,145.62       1,229,066.73
      1,791,337.43        1,542,540.46       1,219,104.60
      1,776,616.98        1,529,864.52       1,209,086.52
      1,761,813.87        1,517,117.40       1,199,012.17
      1,746,927.62        1,504,298.69       1,188,881.26
      1,731,957.77        1,491,407.99       1,178,693.45
      1,716,903.86        1,478,444.90       1,168,448.42
      1,701,765.41        1,465,409.01       1,158,145.86
      1,686,541.94        1,452,299.91       1,147,785.45
      1,671,232.98        1,439,117.19       1,137,366.85
      1,655,838.04        1,425,860.45       1,126,889.74
      1,640,356.65        1,412,529.25       1,116,353.80
      1,624,788.32        1,399,123.19       1,105,758.68
      1,609,132.56        1,385,641.84       1,095,104.07
      1,593,388.88        1,372,084.79       1,084,389.62
      1,577,556.79        1,358,451.59       1,073,615.00
      1,561,635.78        1,344,741.84       1,062,779.88
      1,545,625.37        1,330,955.10       1,051,883.90
      1,529,525.05        1,317,090.93       1,040,926.74


                                                                       BALANCE

     68                    69                       70                  74                        75                       76
     --                    --                       --                  --                        --                       --

   RITE AID              RITE AID                 RITE AID            RITE AID                  RITE AID                 RITE AID
------------------------------------------------------------------------------------------------------------------------------------
   BRENTWOOD             ELK GROVE                 NEWMAN              TRUCKEE                 WATERTOWN                 CALDWELL
     CA                    CA                       CA                  CA                        CT                       ID
------------------------------------------------------------------------------------------------------------------------------------
   4,669,039.90          4,072,992.28            3,278,262.61         3,377,603.64             2,880,897.05             3,973,651.25
------------------------------------------------------------------------------------------------------------------------------------
   6.739%                6.739%                   6.739%              6.739%                    6.739%                   6.739%
------------------------------------------------------------------------------------------------------------------------------------
    10TH                  10TH                     10TH                10TH                      10TH                     10TH
------------------------------------------------------------------------------------------------------------------------------------
   1,975,742.14          1,723,519.74            1,387,223.44         1,429,260.40             1,219,074.97             1,681,482.77
   1,954,485.52          1,704,976.73            1,372,298.57         1,413,883.27             1,205,959.18             1,663,392.03
   1,933,109.52          1,686,329.58            1,357,289.89         1,398,419.79             1,192,769.74             1,645,199.69
   1,911,613.48          1,667,577.72            1,342,196.93         1,382,869.46             1,179,506.22             1,626,905.19
   1,889,996.73          1,648,720.55            1,327,019.20         1,367,231.80             1,166,168.22             1,608,507.95
   1,868,258.57          1,629,757.48            1,311,756.24         1,351,506.33             1,152,755.32             1,590,007.39
   1,846,398.34          1,610,687.91            1,296,407.56         1,335,692.54             1,139,267.09             1,571,402.93
   1,824,415.35          1,591,511.26            1,280,972.69         1,319,789.95             1,125,703.12             1,552,694.00
   1,802,308.90          1,572,226.91            1,265,451.14         1,303,798.05             1,112,062.97             1,533,880.00
   1,780,078.31          1,552,834.26            1,249,842.42         1,287,716.34             1,098,346.22             1,514,960.35
   1,757,722.87          1,533,332.71            1,234,146.05         1,271,544.32             1,084,552.44             1,495,934.44
   1,735,241.89          1,513,721.64            1,218,361.53         1,255,281.48             1,070,681.19             1,476,801.69
   1,712,634.66          1,494,000.44            1,202,488.37         1,238,927.31             1,056,732.05             1,457,561.49
   1,689,900.47          1,474,168.49            1,186,526.06         1,222,481.30             1,042,704.57             1,438,213.24
   1,667,038.61          1,454,225.16            1,170,474.11         1,205,942.94             1,028,598.32             1,418,756.34
   1,644,048.36          1,434,169.84            1,154,332.02         1,189,311.69             1,014,412.84             1,399,190.17
   1,620,929.00          1,414,001.89            1,138,099.28         1,172,587.05             1,000,147.71             1,379,514.12
   1,597,679.81          1,393,720.68            1,121,775.37         1,155,768.48               985,802.46             1,359,727.57
   1,574,300.05          1,373,325.57            1,105,359.80         1,138,855.46               971,376.65             1,339,829.90
   1,550,789.00          1,352,815.93            1,088,852.03         1,121,847.47               956,869.83             1,319,820.49
   1,527,145.91          1,332,191.11            1,072,251.56         1,104,743.95               942,281.54             1,299,698.72
   1,503,370.05          1,311,450.46            1,055,557.87         1,087,544.39               927,611.33             1,279,463.94
   1,479,460.66          1,290,593.34            1,038,770.43         1,070,248.24               912,858.73             1,259,115.52
   1,455,417.01          1,269,619.08            1,021,888.71         1,052,854.96               898,023.28             1,238,652.84
   1,431,238.33          1,248,527.04            1,004,912.18         1,035,363.99               883,104.52             1,218,075.24
   1,406,923.86          1,227,316.55              987,840.32         1,017,774.80               868,101.98             1,197,382.07
   1,382,472.85          1,205,986.95              970,672.59         1,000,086.84               853,015.18             1,176,572.70
   1,357,884.53          1,184,537.56              953,408.45           982,299.54               837,843.67             1,155,646.47
   1,333,158.12          1,162,967.72              936,047.35           964,412.35               822,586.95             1,134,602.71
   1,308,292.86          1,141,276.74              918,588.75           946,424.71               807,244.55             1,113,440.78
   1,283,287.95          1,119,463.95              901,032.12           928,336.05               791,815.99             1,092,160.01
   1,258,142.62          1,097,528.66              883,376.88           910,145.81               776,300.78             1,070,759.73
   1,232,856.08          1,075,470.19              865,622.50           891,853.42               760,698.45             1,049,239.27
   1,207,427.53          1,053,287.84              847,768.41           873,458.30               745,008.50             1,027,597.95
   1,181,856.19          1,030,980.92              829,814.06           854,959.88               729,230.43             1,005,835.10
   1,156,141.23          1,008,548.73              811,758.87           836,357.57               713,363.76               983,950.03
   1,130,281.87            985,990.56              793,602.30           817,650.79               697,407.98               961,942.06
   1,104,277.29            963,305.71              775,343.76           798,838.96               681,362.59               939,810.50
   1,078,126.66            940,493.46              756,982.68           779,921.49               665,227.10               917,554.65
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00

     77                  78                 79                 80                  81                 82                  83
     --                  --                 --                 --                  --                 --                  --

   RITE AID            RITE AID           RITE AID           RITE AID            RITE AID           RITE AID            RITE AID
------------------------------------------------------------------------------------------------------------------------------------
   CARROLTON         SALYERSVILLE      MADISON HGTS.         MERRIMACK           MILFORD            CARTERET           LAS VEGAS
     KY                  KY                 MI                 NH                  NH                 NJ                  NV
------------------------------------------------------------------------------------------------------------------------------------
   2,284,849.43       2,066,298.88       2,831,226.53        2,036,495.42       2,334,519.95        4,271,674.34       4,967,062.98
------------------------------------------------------------------------------------------------------------------------------------
   6.739%              6.739%             6.739%             6.739%              6.739%             6.739%              6.739%
------------------------------------------------------------------------------------------------------------------------------------
    10TH                10TH               10TH               10TH                10TH               10TH                10TH
------------------------------------------------------------------------------------------------------------------------------------
     966,852.57         874,371.14       1,198,056.47          861,759.57         987,871.07        1,807,593.67       2,101,853.00
     956,450.39         864,963.95       1,185,166.81          852,488.07         977,242.76        1,788,146.13       2,079,239.58
     945,989.80         855,503.93       1,172,204.77          843,164.50         966,554.76        1,768,589.37       2,056,499.16
     935,470.46         845,990.79       1,159,169.94          833,788.57         955,806.74        1,748,922.78       2,033,631.04
     924,892.04         836,424.22       1,146,061.91          824,359.99         944,998.36        1,729,145.75       2,010,634.49
     914,254.22         826,803.93       1,132,880.26          814,878.46         934,129.29        1,709,257.65       1,987,508.80
     903,556.66         817,129.61       1,119,624.58          805,343.68         923,199.17        1,689,257.87       1,964,253.24
     892,799.03         807,400.97       1,106,294.47          795,755.35         912,207.67        1,669,145.77       1,940,867.08
     881,980.98         797,617.69       1,092,889.50          786,113.18         901,154.45        1,648,920.72       1,917,349.58
     871,102.18         787,779.47       1,079,409.24          776,416.86         890,039.15        1,628,582.10       1,893,700.02
     860,162.28         777,885.99       1,065,853.28          766,666.09         878,861.43        1,608,129.25       1,869,917.64
     849,160.95         767,936.96       1,052,221.20          756,860.56         867,620.94        1,587,561.55       1,846,001.71
     838,097.83         757,932.06       1,038,512.56          746,999.96         856,317.33        1,566,878.34       1,821,951.47
     826,972.59         747,870.97       1,024,726.93          737,083.99         844,950.23        1,546,078.98       1,797,766.16
     815,784.87         737,753.38       1,010,863.89          727,112.33         833,519.30        1,525,162.81       1,773,445.04
     804,534.32         727,578.97         996,922.99          717,084.67         822,024.18        1,504,129.18       1,748,987.33
     793,220.60         717,347.42         982,903.80          707,000.70         810,464.50        1,482,977.43       1,724,392.27
     781,843.33         707,058.41         968,805.89          696,860.10         798,839.90        1,461,706.89       1,699,659.09
     770,402.17         696,711.62         954,628.80          686,662.55         787,150.02        1,440,316.91       1,674,787.01
     758,896.76         686,306.73         940,372.09          676,407.73         775,394.50        1,418,806.80       1,649,775.26
     747,326.74         675,843.40         926,035.33          666,095.32         763,572.95        1,397,175.89       1,624,623.04
     735,691.74         665,321.32         911,618.05          655,725.00         751,685.02        1,375,423.50       1,599,329.57
     723,991.40         654,740.14         897,119.80          645,296.45         739,730.33        1,353,548.96       1,573,894.06
     712,225.36         644,099.54         882,540.14          634,809.32         727,708.50        1,331,551.58       1,548,315.71
     700,393.24         633,399.19         867,878.60          624,263.31         715,619.16        1,309,430.66       1,522,593.71
     688,494.67         622,638.74         853,134.72          613,658.07         703,461.93        1,287,185.52       1,496,727.26
     676,529.28         611,817.87         838,308.04          602,993.27         691,236.43        1,264,815.44       1,470,715.56
     664,496.70         600,936.23         823,398.10          592,268.58         678,942.26        1,242,319.75       1,444,557.77
     652,396.54         589,993.47         808,404.42          581,483.66         666,579.06        1,219,697.72       1,418,253.08
     640,228.43         578,989.27         793,326.55          570,638.17         654,146.43        1,196,948.65       1,391,800.68
     627,991.99         567,923.27         778,164.00          559,731.78         641,643.97        1,174,071.82       1,365,199.72
     615,686.82         556,795.12         762,916.30          548,764.14         629,071.31        1,151,066.52       1,338,449.37
     603,312.56         545,604.48         747,582.97          537,734.91         616,428.04        1,127,932.03       1,311,548.80
     590,868.80         534,350.99         732,163.53          526,643.74         603,713.77        1,104,667.62       1,284,497.16
     578,355.16         523,034.31         716,657.50          515,490.28         590,928.09        1,081,272.56       1,257,293.60
     565,771.25         511,654.07         701,064.39          504,274.19         578,070.62        1,057,746.11       1,229,937.27
     553,116.67         500,209.92         685,383.71          492,995.11         565,140.94        1,034,087.55       1,202,427.32
     540,391.02         488,701.51         669,614.97          481,652.69         552,138.64        1,010,296.12       1,174,762.87
     527,593.90         477,128.47         653,757.68          470,246.57         539,063.33          986,371.09       1,146,943.06
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00

         84                 85                  86
         --                 --                  --

       RITE AID           RITE AID            RITE AID
---------------------------------------------------------
      BRENTWOOD           BROOKLYN            CATSKILL
         NY                 NY                  NY
---------------------------------------------------------
      3,576,285.69        3,079,579.11       2,433,860.98
---------------------------------------------------------
       6.739%             6.739%              6.739%
---------------------------------------------------------
        10TH               10TH                10TH
---------------------------------------------------------
      1,513,334.30        1,303,148.90       1,029,908.04
      1,497,052.64        1,289,128.58       1,018,827.46
      1,480,679.53        1,275,029.52       1,007,684.65
      1,464,214.48        1,260,851.29         996,479.27
      1,447,656.97        1,246,593.43         985,210.96
      1,431,006.47        1,232,255.50         973,879.37
      1,414,262.46        1,217,837.05         962,484.15
      1,397,424.42        1,203,337.63         951,024.93
      1,380,491.83        1,188,756.78         939,501.36
      1,363,464.14        1,174,094.05         927,913.07
      1,346,340.83        1,159,348.98         916,259.71
      1,329,121.35        1,144,521.10         904,540.90
      1,311,805.18        1,129,609.95         892,756.28
      1,294,391.76        1,114,615.06         880,905.48
      1,276,880.54        1,099,535.96         868,988.13
      1,259,270.99        1,084,372.18         857,003.85
      1,241,562.55        1,069,123.25         844,952.27
      1,223,754.66        1,053,788.67         832,833.01
      1,205,846.76        1,038,367.99         820,645.69
      1,187,838.29        1,022,860.70         808,389.93
      1,169,728.70        1,007,266.32         796,065.34
      1,151,517.40          991,584.37         783,671.55
      1,133,203.83          975,814.36         771,208.14
      1,114,787.41          959,955.78         758,674.75
      1,096,267.57          944,008.14         746,070.97
      1,077,643.73          927,970.94         733,396.41
      1,058,915.29          911,843.68         720,650.67
      1,040,081.69          895,625.85         707,833.36
      1,021,142.31          879,316.95         694,944.06
      1,002,096.58          862,916.46         681,982.38
        982,943.88          846,423.86         668,947.91
        963,683.63          829,838.65         655,840.24
        944,315.22          813,160.29         642,658.96
        924,838.04          796,388.27         629,403.66
        905,251.47          779,522.07         616,073.91
        885,554.91          762,561.14         602,669.31
        865,747.74          745,504.97         589,189.43
        845,829.34          728,353.01         575,633.85
        825,799.07          711,104.73         562,002.14
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00


                                                                       BALANCE

     68                    69                       70                  74                        75                       76
     --                    --                       --                  --                        --                       --

   RITE AID              RITE AID                 RITE AID            RITE AID                  RITE AID                 RITE AID
------------------------------------------------------------------------------------------------------------------------------------
   BRENTWOOD             ELK GROVE                 NEWMAN              TRUCKEE                 WATERTOWN                 CALDWELL
     CA                    CA                       CA                  CA                        CT                       ID
------------------------------------------------------------------------------------------------------------------------------------
   4,669,039.90          4,072,992.28            3,278,262.61         3,377,603.64             2,880,897.05             3,973,651.25
------------------------------------------------------------------------------------------------------------------------------------
   6.739%                6.739%                   6.739%              6.739%                    6.739%                   6.739%
------------------------------------------------------------------------------------------------------------------------------------
    10TH                  10TH                     10TH                10TH                      10TH                     10TH
------------------------------------------------------------------------------------------------------------------------------------
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00
           0.00                  0.00                    0.00                 0.00                     0.00                     0.00

     77                  78                 79                 80                  81                 82                  83
     --                  --                 --                 --                  --                 --                  --

   RITE AID            RITE AID           RITE AID           RITE AID            RITE AID           RITE AID            RITE AID
------------------------------------------------------------------------------------------------------------------------------------
   CARROLTON         SALYERSVILLE      MADISON HGTS.         MERRIMACK           MILFORD            CARTERET           LAS VEGAS
     KY                  KY                 MI                 NH                  NH                 NJ                  NV
------------------------------------------------------------------------------------------------------------------------------------
   2,284,849.43       2,066,298.88       2,831,226.53        2,036,495.42       2,334,519.95        4,271,674.34       4,967,062.98
------------------------------------------------------------------------------------------------------------------------------------
   6.739%              6.739%             6.739%             6.739%              6.739%             6.739%              6.739%
------------------------------------------------------------------------------------------------------------------------------------
    10TH                10TH               10TH               10TH                10TH               10TH                10TH
------------------------------------------------------------------------------------------------------------------------------------
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00
           0.00               0.00               0.00                0.00               0.00                0.00               0.00



         84                 85                  86
         --                 --                  --

       RITE AID           RITE AID            RITE AID
---------------------------------------------------------
      BRENTWOOD           BROOKLYN            CATSKILL
         NY                 NY                  NY
---------------------------------------------------------
      3,576,285.69        3,079,579.11       2,433,860.98
---------------------------------------------------------
       6.739%             6.739%              6.739%
---------------------------------------------------------
        10TH               10TH                10TH
---------------------------------------------------------
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00
              0.00                0.00               0.00


                                    BALANCE

        87                  88                  89                 90                  91                 92                 93
        --                  --                  --                 --                  --                 --                 --

     RITE AID            RITE AID            RITE AID           RITE AID            RITE AID           RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
     CHAMPLAIN            RAVENA            CLEVELAND            DAYTON          N. RIDGEVILLE         WOODMERE          LAKE OSWEGO
        NY                  NY                  OH                 OH                  OH                 OH                 OR
------------------------------------------------------------------------------------------------------------------------------------
   1,887,483.88        2,086,167.38       2,607,708.50        2,731,885.51       2,607,708.50       3,029,908.59        2,384,190.46
------------------------------------------------------------------------------------------------------------------------------------
      6.739%              6.739%              6.739%             6.739%              6.739%             6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
       10TH                10TH                10TH               10TH                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
   1,885,005.18        2,083,427.77       2,604,283.99        2,728,297.92       2,604,283.99       3,025,929.63        2,381,059.48
   1,882,512.57        2,080,672.77       2,600,840.24        2,724,690.19       2,600,840.24       3,021,928.33        2,377,910.91
   1,880,005.96        2,077,902.30       2,597,377.16        2,721,062.20       2,597,377.16       3,017,904.55        2,374,744.66
   1,877,485.27        2,075,116.28       2,593,894.62        2,717,413.83       2,593,894.62       3,013,858.18        2,371,560.63
   1,874,950.42        2,072,314.60       2,590,392.53        2,713,744.97       2,590,392.53       3,009,789.09        2,368,358.72
   1,872,401.34        2,069,497.20       2,586,870.78        2,710,055.51       2,586,870.78       3,005,697.14        2,365,138.83
   1,869,837.94        2,066,663.97       2,583,329.24        2,706,345.33       2,583,329.24       3,001,582.22        2,361,900.85
   1,867,260.15        2,063,814.83       2,579,767.82        2,702,614.31       2,579,767.82       2,997,444.18        2,358,644.70
   1,864,667.88        2,060,949.69       2,576,186.39        2,698,862.35       2,576,186.39       2,993,282.91        2,355,370.25
   1,862,061.06        2,058,068.46       2,572,584.86        2,695,089.31       2,572,584.86       2,989,098.27        2,352,077.42
   1,859,439.59        2,055,171.05       2,568,963.10        2,691,295.08       2,568,963.10       2,984,890.12        2,348,766.09
   1,856,803.41        2,052,257.37       2,565,320.99        2,687,479.54       2,565,320.99       2,980,658.35        2,345,436.17
   1,854,152.41        2,049,327.32       2,561,658.44        2,683,642.58       2,561,658.44       2,976,402.81        2,342,087.55
   1,851,486.53        2,046,380.82       2,557,975.32        2,679,784.07       2,557,975.32       2,972,123.37        2,338,720.12
   1,848,805.68        2,043,417.78       2,554,271.51        2,675,903.89       2,554,271.51       2,967,819.90        2,335,333.79
   1,846,109.78        2,040,438.09       2,550,546.90        2,672,001.92       2,550,546.90       2,963,492.26        2,331,928.43
   1,843,398.73        2,037,441.67       2,546,801.38        2,668,078.04       2,546,801.38       2,959,140.32        2,328,503.95
   1,840,672.46        2,034,428.42       2,543,034.82        2,664,132.12       2,543,034.82       2,954,763.94        2,325,060.24
   1,837,930.88        2,031,398.25       2,539,247.11        2,660,164.04       2,539,247.11       2,950,362.98        2,321,597.19
   1,835,173.91        2,028,351.07       2,535,438.13        2,656,173.68       2,535,438.13       2,945,937.31        2,318,114.70
   1,832,401.45        2,025,286.77       2,531,607.76        2,652,160.91       2,531,607.76       2,941,486.78        2,314,612.64
   1,829,613.42        2,022,205.26       2,527,755.87        2,648,125.60       2,527,755.87       2,937,011.26        2,311,090.92
   1,826,809.73        2,019,106.45       2,523,882.36        2,644,067.64       2,523,882.36       2,932,510.61        2,307,549.42
   1,823,990.30        2,015,990.23       2,519,987.09        2,639,986.88       2,519,987.09       2,927,984.68        2,303,988.03
   1,821,155.04        2,012,856.52       2,516,069.95        2,635,883.21       2,516,069.95       2,923,433.33        2,300,406.65
   1,818,303.85        2,009,705.21       2,512,130.81        2,631,756.49       2,512,130.81       2,918,856.43        2,296,805.15
   1,815,436.65        2,006,536.20       2,508,169.55        2,627,606.59       2,508,169.55       2,914,253.82        2,293,183.42
   1,812,553.35        2,003,349.39       2,504,186.04        2,623,433.39       2,504,186.04       2,909,625.36        2,289,541.36
   1,809,653.86        2,000,144.69       2,500,180.16        2,619,236.76       2,500,180.16       2,904,970.91        2,285,878.84
   1,806,738.08        1,996,921.98       2,496,151.79        2,615,016.55       2,496,151.79       2,900,290.33        2,282,195.76
   1,803,805.93        1,993,681.19       2,492,100.79        2,610,772.65       2,492,100.79       2,895,583.45        2,278,491.99
   1,800,857.32        1,990,422.19       2,488,027.04        2,606,504.92       2,488,027.04       2,890,850.15        2,274,767.42
   1,797,892.14        1,987,144.89       2,483,930.42        2,602,213.21       2,483,930.42       2,886,090.26        2,271,021.93
   1,794,910.31        1,983,849.18       2,479,810.79        2,597,897.41       2,479,810.79       2,881,303.64        2,267,255.41
   1,791,911.74        1,980,534.97       2,475,668.02        2,593,557.37       2,475,668.02       2,876,490.14        2,263,467.74
   1,788,896.33        1,977,202.14       2,471,501.99        2,589,192.95       2,471,501.99       2,871,649.61        2,259,658.80
   1,785,863.98        1,973,850.60       2,467,312.56        2,584,804.03       2,467,312.56       2,866,781.90        2,255,828.47
   1,782,814.61        1,970,480.23       2,463,099.61        2,580,390.46       2,463,099.61       2,861,886.85        2,251,976.62
   1,779,748.11        1,967,090.94       2,458,862.99        2,575,952.10       2,458,862.99       2,856,964.31        2,248,103.15
   1,776,664.39        1,963,682.62       2,454,602.59        2,571,488.82       2,454,602.59       2,852,014.12        2,244,207.92
   1,773,563.35        1,960,255.15       2,450,318.26        2,567,000.47       2,450,318.26       2,847,036.14        2,240,290.82
   1,770,444.89        1,956,808.44       2,446,009.87        2,562,486.92       2,446,009.87       2,842,030.20        2,236,351.72
   1,767,308.93        1,953,342.37       2,441,677.28        2,557,948.02       2,441,677.28       2,836,996.15        2,232,390.50
   1,764,155.35        1,949,856.83       2,437,320.36        2,553,383.63       2,437,320.36       2,831,933.82        2,228,407.03


          94                 95                 96                  97                 98                  99                100
          --                 --                 --                  --                 --                  --                ---

       RITE AID           RITE AID           RITE AID            RITE AID           RITE AID            RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
        SALEM           BETHEL PARK        PHILADELPHIA        ELIZBETHTON         WEST VALLEY          ROANOKE            STAUNTON
          OR                 PA                 PA                  TN                 UT                  VA                 VA
------------------------------------------------------------------------------------------------------------------------------------
    6,059,817.18       2,627,576.99        2,548,103.02       1,927,220.86        3,377,603.64       2,582,872.52       2,384,190.46
------------------------------------------------------------------------------------------------------------------------------------
        6.739%             6.739%             6.739%              6.739%             6.739%              6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
         10TH               10TH               10TH                10TH               10TH                10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
    6,051,859.26       2,624,126.38        2,544,756.78       1,924,689.98        3,373,168.08       2,579,480.62       2,381,059.48
    6,043,856.66       2,620,656.40        2,541,391.75       1,922,144.89        3,368,707.61       2,576,069.67       2,377,910.91
    6,035,809.11       2,617,166.93        2,538,007.82       1,919,585.50        3,364,222.09       2,572,639.57       2,374,744.66
    6,027,716.37       2,613,657.86        2,534,604.89       1,917,011.75        3,359,711.38       2,569,190.21       2,371,560.63
    6,019,578.18       2,610,129.09        2,531,182.85       1,914,423.54        3,355,175.34       2,565,721.47       2,368,358.72
    6,011,394.28       2,606,580.50        2,527,741.59       1,911,820.79        3,350,613.82       2,562,233.26       2,365,138.83
    6,003,164.43       2,603,011.98        2,524,281.01       1,909,203.43        3,346,026.69       2,558,725.45       2,361,900.85
    5,994,888.36       2,599,423.42        2,520,800.99       1,906,571.36        3,341,413.80       2,555,197.95       2,358,644.70
    5,986,565.82       2,595,814.71        2,517,301.43       1,903,924.52        3,336,775.00       2,551,650.63       2,355,370.25
    5,978,196.53       2,592,185.74        2,513,782.21       1,901,262.81        3,332,110.16       2,548,083.40       2,352,077.42
    5,969,780.25       2,588,536.38        2,510,243.24       1,898,586.16        3,327,419.11       2,544,496.13       2,348,766.09
    5,961,316.70       2,584,866.53        2,506,684.38       1,895,894.47        3,322,701.72       2,540,888.71       2,345,436.17
    5,952,805.62       2,581,176.07        2,503,105.54       1,893,187.67        3,317,957.84       2,537,261.04       2,342,087.55
    5,944,246.74       2,577,464.88        2,499,506.61       1,890,465.67        3,313,187.32       2,533,613.00       2,338,720.12
    5,935,639.80       2,573,732.85        2,495,887.46       1,887,728.38        3,308,390.01       2,529,944.47       2,335,333.79
    5,926,984.53       2,569,979.87        2,492,247.99       1,884,975.71        3,303,565.76       2,526,255.33       2,331,928.43
    5,918,280.65       2,566,205.81        2,488,588.08       1,882,207.59        3,298,714.41       2,522,545.48       2,328,503.95
    5,909,527.88       2,562,410.55        2,484,907.61       1,879,423.93        3,293,835.82       2,518,814.80       2,325,060.24
    5,900,725.97       2,558,593.98        2,481,206.48       1,876,624.63        3,288,929.83       2,515,063.16       2,321,597.19
    5,891,874.62       2,554,755.98        2,477,484.56       1,873,809.61        3,283,996.30       2,511,290.46       2,318,114.70
    5,882,973.57       2,550,896.42        2,473,741.74       1,870,978.78        3,279,035.05       2,507,496.56       2,314,612.64
    5,874,022.52       2,547,015.19        2,469,977.90       1,868,132.06        3,274,045.95       2,503,681.37       2,311,090.92
    5,865,021.22       2,543,112.17        2,466,192.93       1,865,269.35        3,269,028.82       2,499,844.74       2,307,549.42
    5,855,969.36       2,539,187.22        2,462,386.70       1,862,390.56        3,263,983.52       2,495,986.58       2,303,988.03
    5,846,866.67       2,535,240.23        2,458,559.09       1,859,495.60        3,258,909.89       2,492,106.74       2,300,406.65
    5,837,712.85       2,531,271.08        2,454,709.99       1,856,584.39        3,253,807.77       2,488,205.12       2,296,805.15
    5,828,507.64       2,527,279.64        2,450,839.27       1,853,656.83        3,248,676.99       2,484,281.58       2,293,183.42
    5,819,250.72       2,523,265.78        2,446,946.82       1,850,712.83        3,243,517.40       2,480,336.01       2,289,541.36
    5,809,941.83       2,519,229.38        2,443,032.50       1,847,752.29        3,238,328.83       2,476,368.29       2,285,878.84
    5,800,580.65       2,515,170.31        2,439,096.20       1,844,775.13        3,233,111.12       2,472,378.28       2,282,195.76
    5,791,166.91       2,511,088.45        2,435,137.80       1,841,781.25        3,227,864.12       2,468,365.86       2,278,491.99
    5,781,700.29       2,506,983.66        2,431,157.17       1,838,770.56        3,222,587.64       2,464,330.91       2,274,767.42
    5,772,180.52       2,502,855.82        2,427,154.18       1,835,742.96        3,217,281.54       2,460,273.31       2,271,021.93
    5,762,607.28       2,498,704.80        2,423,128.72       1,832,698.35        3,211,945.64       2,456,192.91       2,267,255.41
    5,752,980.29       2,494,530.47        2,419,080.64       1,829,636.65        3,206,579.77       2,452,089.60       2,263,467.74
    5,743,299.22       2,490,332.70        2,415,009.84       1,826,557.76        3,201,183.76       2,447,963.25       2,259,658.80
    5,733,563.79       2,486,111.35        2,410,916.17       1,823,461.57        3,195,757.46       2,443,813.72       2,255,828.47
    5,723,773.69       2,481,866.30        2,406,799.51       1,820,348.00        3,190,300.68       2,439,640.89       2,251,976.62
    5,713,928.61       2,477,597.41        2,402,659.74       1,817,216.94        3,184,813.26       2,435,444.63       2,248,103.15
    5,704,028.24       2,473,304.54        2,398,496.72       1,814,068.29        3,179,295.02       2,431,224.80       2,244,207.92
    5,694,072.28       2,468,987.57        2,394,310.31       1,810,901.97        3,173,745.79       2,426,981.27       2,240,290.82
    5,684,060.40       2,464,646.35        2,390,100.40       1,807,717.86        3,168,165.40       2,422,713.91       2,236,351.72
    5,673,992.29       2,460,280.75        2,385,866.85       1,804,515.87        3,162,553.67       2,418,422.59       2,232,390.50
    5,663,867.65       2,455,890.64        2,381,609.52       1,801,295.91        3,156,910.42       2,414,107.17       2,228,407.03


             101                 102
             ---                 ---

          RITE AID            RITE AID
---------------------------------------------
       VIRGINIA BEACH           ESSEX
             VA                  VT
---------------------------------------------
        2,880,897.05        1,907,352.37
---------------------------------------------
           6.739%              6.739%
---------------------------------------------
            10TH                10TH
---------------------------------------------
        2,877,113.78        1,904,847.58
        2,873,309.26        1,902,328.73
        2,869,483.38        1,899,795.73
        2,865,636.01        1,897,248.51
        2,861,767.03        1,894,686.98
        2,857,876.33        1,892,111.06
        2,853,963.77        1,889,520.68
        2,850,029.25        1,886,915.76
        2,846,072.63        1,884,296.20
        2,842,093.79        1,881,661.94
        2,838,092.60        1,879,012.88
        2,834,068.95        1,876,348.94
        2,830,022.70        1,873,670.04
        2,825,953.72        1,870,976.10
        2,821,861.90        1,868,267.03
        2,817,747.09        1,865,542.75
        2,813,609.18        1,862,803.16
        2,809,448.03        1,860,048.20
        2,805,263.51        1,857,277.76
        2,801,055.50        1,854,491.76
        2,796,823.85        1,851,690.12
        2,792,568.43        1,848,872.74
        2,788,289.12        1,846,039.54
        2,783,985.78        1,843,190.43
        2,779,658.27        1,840,325.32
        2,775,306.46        1,837,444.12
        2,770,930.21        1,834,546.74
        2,766,529.38        1,831,633.09
        2,762,103.84        1,828,703.08
        2,757,653.44        1,825,756.61
        2,753,178.05        1,822,793.59
        2,748,677.53        1,819,813.94
        2,744,151.74        1,816,817.55
        2,739,600.52        1,813,804.33
        2,735,023.75        1,810,774.20
        2,730,421.28        1,807,727.04
        2,725,792.96        1,804,662.78
        2,721,138.65        1,801,581.30
        2,716,458.20        1,798,482.52
        2,711,751.47        1,795,366.34
        2,707,018.30        1,792,232.66
        2,702,258.56        1,789,081.38
        2,697,472.08        1,785,912.40
        2,692,658.73        1,782,725.63

                                    BALANCE

        87                  88                  89                 90                  91                 92                 93
        --                  --                  --                 --                  --                 --                 --

     RITE AID            RITE AID            RITE AID           RITE AID            RITE AID           RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
     CHAMPLAIN            RAVENA            CLEVELAND            DAYTON          N. RIDGEVILLE         WOODMERE          LAKE OSWEGO
        NY                  NY                  OH                 OH                  OH                 OH                 OR
------------------------------------------------------------------------------------------------------------------------------------
   1,887,483.88        2,086,167.38       2,607,708.50        2,731,885.51       2,607,708.50       3,029,908.59        2,384,190.46
------------------------------------------------------------------------------------------------------------------------------------
      6.739%              6.739%              6.739%             6.739%              6.739%             6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
       10TH                10TH                10TH               10TH                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
   1,760,984.06        1,946,351.73       2,432,938.98        2,548,793.60       2,432,938.98       2,826,843.07        2,224,401.19
   1,757,794.96        1,942,826.93       2,428,532.99        2,544,177.80       2,428,532.99       2,821,723.73        2,220,372.86
   1,754,587.96        1,939,282.34       2,424,102.25        2,539,536.08       2,424,102.25       2,816,575.64        2,216,321.90
   1,751,362.94        1,935,717.85       2,419,646.64        2,534,868.29       2,419,646.64       2,811,398.64        2,212,248.20
   1,748,119.81        1,932,133.34       2,415,166.00        2,530,174.29       2,415,166.00       2,806,192.57        2,208,151.62
   1,744,858.47        1,928,528.70       2,410,660.20        2,525,453.93       2,410,660.20       2,800,957.26        2,204,032.03
   1,741,578.82        1,924,903.81       2,406,129.10        2,520,707.06       2,406,129.10       2,795,692.55        2,199,889.30
   1,738,280.74        1,921,258.57       2,401,572.55        2,515,933.53       2,401,572.55       2,790,398.27        2,195,723.31
   1,734,964.15        1,917,592.86       2,396,990.41        2,511,133.19       2,396,990.41       2,785,074.26        2,191,533.93
   1,731,628.93        1,913,906.56       2,392,382.54        2,506,305.90       2,392,382.54       2,779,720.35        2,187,321.02
   1,728,274.98        1,910,199.56       2,387,748.79        2,501,451.49       2,387,748.79       2,774,336.38        2,183,084.45
   1,724,902.19        1,906,471.75       2,383,089.02        2,496,569.83       2,383,089.02       2,768,922.17        2,178,824.09
   1,721,510.47        1,902,722.99       2,378,403.08        2,491,660.75       2,378,403.08       2,763,477.56        2,174,539.80
   1,718,099.69        1,898,953.19       2,373,690.82        2,486,724.10       2,373,690.82       2,758,002.37        2,170,231.46
   1,714,669.76        1,895,162.21       2,368,952.11        2,481,759.73       2,368,952.11       2,752,496.43        2,165,898.91
   1,711,220.57        1,891,349.95       2,364,186.78        2,476,767.48       2,364,186.78       2,746,959.57        2,161,542.04
   1,707,752.01        1,887,516.27       2,359,394.68        2,471,747.19       2,359,394.68       2,741,391.62        2,157,160.70
   1,704,263.97        1,883,661.07       2,354,575.68        2,466,698.71       2,354,575.68       2,735,792.39        2,152,754.76
   1,700,756.35        1,879,784.22       2,349,729.62        2,461,621.88       2,349,729.62       2,730,161.73        2,148,324.07
   1,697,229.02        1,875,885.59       2,344,856.34        2,456,516.54       2,344,856.34       2,724,499.44        2,143,868.50
   1,693,681.89        1,871,965.07       2,339,955.69        2,451,382.52       2,339,955.69       2,718,805.36        2,139,387.91
   1,690,114.83        1,868,022.54       2,335,027.52        2,446,219.68       2,335,027.52       2,713,079.29        2,134,882.15
   1,686,527.74        1,864,057.86       2,330,071.68        2,441,027.84       2,330,071.68       2,707,321.08        2,130,351.09
   1,682,920.51        1,860,070.92       2,325,088.00        2,435,806.85       2,325,088.00       2,701,530.52        2,125,794.59
   1,679,293.02        1,856,061.59       2,320,076.34        2,430,556.53       2,320,076.34       2,695,707.44        2,121,212.50
   1,675,645.16        1,852,029.74       2,315,036.53        2,425,276.73       2,315,036.53       2,689,851.67        2,116,604.67
   1,671,976.82        1,847,975.25       2,309,968.42        2,419,967.28       2,309,968.42       2,683,963.01        2,111,970.97
   1,668,287.87        1,843,897.99       2,304,871.85        2,414,628.02       2,304,871.85       2,678,041.28        2,107,311.25
   1,664,578.21        1,839,797.83       2,299,746.65        2,409,258.76       2,299,746.65       2,672,086.29        2,102,625.36
   1,660,847.71        1,835,674.65       2,294,592.68        2,403,859.36       2,294,592.68       2,666,097.86        2,097,913.15
   1,657,096.26        1,831,528.32       2,289,409.76        2,398,429.63       2,289,409.76       2,660,075.80        2,093,174.48
   1,653,323.75        1,827,358.69       2,284,197.73        2,392,969.41       2,284,197.73       2,654,019.92        2,088,409.20
   1,649,530.05        1,823,165.66       2,278,956.43        2,387,478.53       2,278,956.43       2,647,930.04        2,083,617.16
   1,645,715.05        1,818,949.07       2,273,685.70        2,381,956.81       2,273,685.70       2,641,805.95        2,078,798.21
   1,641,878.62        1,814,708.80       2,268,385.37        2,376,404.09       2,268,385.37       2,635,647.47        2,073,952.19
   1,638,020.65        1,810,444.73       2,263,055.28        2,370,820.18       2,263,055.28       2,629,454.41        2,069,078.96
   1,634,141.01        1,806,156.70       2,257,695.25        2,365,204.91       2,257,695.25       2,623,226.57        2,064,178.36
   1,630,239.58        1,801,844.60       2,252,305.12        2,359,558.10       2,252,305.12       2,616,963.75        2,059,250.25
   1,626,316.24        1,797,508.28       2,246,884.72        2,353,879.59       2,246,884.72       2,610,665.76        2,054,294.45
   1,622,370.87        1,793,147.60       2,241,433.88        2,348,169.18       2,241,433.88       2,604,332.41        2,049,310.83
   1,618,403.35        1,788,762.44       2,235,952.43        2,342,426.71       2,235,952.43       2,597,963.48        2,044,299.21
   1,614,413.54        1,784,352.65       2,230,440.19        2,336,651.99       2,230,440.19       2,591,558.79        2,039,259.46
   1,610,401.33        1,779,918.10       2,224,897.00        2,330,844.84       2,224,897.00       2,585,118.14        2,034,191.40
   1,606,366.59        1,775,458.64       2,219,322.68        2,325,005.07       2,219,322.68       2,578,641.31        2,029,094.88
   1,602,309.18        1,770,974.14       2,213,717.06        2,319,132.51       2,213,717.06       2,572,128.11        2,023,969.74
   1,598,228.99        1,766,464.46       2,208,079.96        2,313,226.97       2,208,079.96       2,565,578.33        2,018,815.82
   1,594,125.89        1,761,929.45       2,202,411.20        2,307,288.27       2,202,411.20       2,558,991.77        2,013,632.95
   1,589,999.75        1,757,368.97       2,196,710.60        2,301,316.22       2,196,710.60       2,552,368.22        2,008,420.98
   1,585,850.43        1,752,782.88       2,190,977.99        2,295,310.63       2,190,977.99       2,545,707.48        2,003,179.73
   1,581,677.81        1,748,171.04       2,185,213.19        2,289,271.31       2,185,213.19       2,539,009.33        1,997,909.06
   1,577,481.76        1,743,533.30       2,179,416.01        2,283,198.07       2,179,416.01       2,532,273.56        1,992,608.78
   1,573,262.15        1,738,869.51       2,173,586.28        2,277,090.73       2,173,586.28       2,525,499.97        1,987,278.74
   1,569,018.83        1,734,179.53       2,167,723.81        2,270,949.10       2,167,723.81       2,518,688.33        1,981,918.77
   1,564,751.69        1,729,463.21       2,161,828.41        2,264,772.97       2,161,828.41       2,511,838.45        1,976,528.69
   1,560,460.59        1,724,720.41       2,155,899.91        2,258,562.16       2,155,899.91       2,504,950.09        1,971,108.35
   1,556,145.38        1,719,950.97       2,149,938.11        2,252,316.46       2,149,938.11       2,498,023.05        1,965,657.56
   1,551,805.95        1,715,154.75       2,143,942.84        2,246,035.70       2,143,942.84       2,491,057.12        1,960,176.17
   1,547,442.14        1,710,331.59       2,137,913.89        2,239,719.66       2,137,913.89       2,484,052.06        1,954,663.99
   1,543,053.83        1,705,481.35       2,131,851.09        2,233,368.15       2,131,851.09       2,477,007.66        1,949,120.86


         94                 95                 96                  97                 98                  99                100
         --                 --                 --                  --                 --                  --                ---

      RITE AID           RITE AID           RITE AID            RITE AID           RITE AID            RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
       SALEM           BETHEL PARK        PHILADELPHIA        ELIZBETHTON         WEST VALLEY          ROANOKE            STAUNTON
         OR                 PA                 PA                  TN                 UT                  VA                 VA
------------------------------------------------------------------------------------------------------------------------------------
   6,059,817.18       2,627,576.99        2,548,103.02       1,927,220.86        3,377,603.64       2,582,872.52       2,384,190.46
------------------------------------------------------------------------------------------------------------------------------------
       6.739%             6.739%             6.739%              6.739%             6.739%              6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
        10TH               10TH               10TH                10TH               10TH                10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
   5,653,686.14       2,451,475.87        2,377,328.28       1,798,057.85        3,151,235.48       2,409,767.51       2,224,401.19
   5,643,447.46       2,447,036.31        2,373,023.00       1,794,801.62        3,145,528.68       2,405,403.49       2,220,372.86
   5,633,151.28       2,442,571.82        2,368,693.54       1,791,527.09        3,139,789.82       2,401,014.95       2,216,321.90
   5,622,797.28       2,438,082.26        2,364,339.77       1,788,234.18        3,134,018.74       2,396,601.77       2,212,248.20
   5,612,385.13       2,433,567.48        2,359,961.55       1,784,922.78        3,128,215.24       2,392,163.81       2,208,151.62
   5,601,914.51       2,429,027.35        2,355,558.74       1,781,592.77        3,122,379.16       2,387,700.92       2,204,032.03
   5,591,385.09       2,424,461.72        2,351,131.20       1,778,244.07        3,116,510.30       2,383,212.97       2,199,889.30
   5,580,796.54       2,419,870.46        2,346,678.80       1,774,876.56        3,110,608.48       2,378,699.82       2,195,723.31
   5,570,148.52       2,415,253.41        2,342,201.40       1,771,490.15        3,104,673.52       2,374,161.32       2,191,533.93
   5,559,440.71       2,410,610.43        2,337,698.85       1,768,084.71        3,098,705.23       2,369,597.33       2,187,321.02
   5,548,672.76       2,405,941.37        2,333,171.02       1,764,660.15        3,092,703.42       2,365,007.72       2,183,084.45
   5,537,844.34       2,401,246.10        2,328,617.76       1,761,216.36        3,086,667.91       2,360,392.33       2,178,824.09
   5,526,955.11       2,396,524.46        2,324,038.93       1,757,753.22        3,080,598.50       2,355,751.02       2,174,539.80
   5,516,004.73       2,391,776.30        2,319,434.38       1,754,270.64        3,074,495.01       2,351,083.64       2,170,231.46
   5,504,992.85       2,387,001.48        2,314,803.98       1,750,768.50        3,068,357.24       2,346,390.06       2,165,898.91
   5,493,919.14       2,382,199.84        2,310,147.58       1,747,246.70        3,062,185.00       2,341,670.11       2,161,542.04
   5,482,783.23       2,377,371.24        2,305,465.02       1,743,705.11        3,055,978.10       2,336,923.66       2,157,160.70
   5,471,584.79       2,372,515.52        2,300,756.17       1,740,143.64        3,049,736.35       2,332,150.55       2,152,754.76
   5,460,323.46       2,367,632.53        2,296,020.87       1,736,562.17        3,043,459.54       2,327,350.64       2,148,324.07
   5,448,998.88       2,362,722.12        2,291,258.98       1,732,960.58        3,037,147.48       2,322,523.78       2,143,868.50
   5,437,610.71       2,357,784.13        2,286,470.35       1,729,338.77        3,030,799.97       2,317,669.80       2,139,387.91
   5,426,158.59       2,352,818.41        2,281,654.82       1,725,696.62        3,024,416.82       2,312,788.57       2,134,882.15
   5,414,642.15       2,347,824.81        2,276,812.26       1,722,034.01        3,017,997.82       2,307,879.93       2,130,351.09
   5,403,061.04       2,342,803.16        2,271,942.50       1,718,350.84        3,011,542.78       2,302,943.71       2,125,794.59
   5,391,414.89       2,337,753.31        2,267,045.39       1,714,646.98        3,005,051.48       2,297,979.78       2,121,212.50
   5,379,703.34       2,332,675.11        2,262,120.78       1,710,922.32        2,998,523.73       2,292,987.97       2,116,604.67
   5,367,926.01       2,327,568.38        2,257,168.51       1,707,176.75        2,991,959.32       2,287,968.13       2,111,970.97
   5,356,082.55       2,322,432.98        2,252,188.43       1,703,410.14        2,985,358.04       2,282,920.10       2,107,311.25
   5,344,172.58       2,317,268.74        2,247,180.39       1,699,622.37        2,978,719.69       2,277,843.72       2,102,625.36
   5,332,195.72       2,312,075.49        2,242,144.22       1,695,813.34        2,972,044.07       2,272,738.83       2,097,913.15
   5,320,151.60       2,306,853.08        2,237,079.76       1,691,982.91        2,965,330.95       2,267,605.27       2,093,174.48
   5,308,039.85       2,301,601.34        2,231,986.87       1,688,130.98        2,958,580.14       2,262,442.89       2,088,409.20
   5,295,860.07       2,296,320.11        2,226,865.38       1,684,257.41        2,951,791.41       2,257,251.51       2,083,617.16
   5,283,611.90       2,291,009.22        2,221,715.12       1,680,362.09        2,944,964.56       2,252,030.98       2,078,798.21
   5,271,294.95       2,285,668.51        2,216,535.94       1,676,444.89        2,938,099.37       2,246,781.13       2,073,952.19
   5,258,908.82       2,280,297.80        2,211,327.68       1,672,505.70        2,931,195.62       2,241,501.79       2,069,078.96
   5,246,453.14       2,274,896.94        2,206,090.17       1,668,544.38        2,924,253.11       2,236,192.82       2,064,178.36
   5,233,927.50       2,269,465.74        2,200,823.24       1,664,560.82        2,917,271.61       2,230,854.02       2,059,250.25
   5,221,331.53       2,264,004.04        2,195,526.74       1,660,554.89        2,910,250.90       2,225,485.25       2,054,294.45
   5,208,664.81       2,258,511.67        2,190,200.49       1,656,526.45        2,903,190.76       2,220,086.32       2,049,310.83
   5,195,926.97       2,252,988.45        2,184,844.33       1,652,475.40        2,896,090.98       2,214,657.07       2,044,299.21
   5,183,117.59       2,247,434.22        2,179,458.09       1,648,401.60        2,888,951.32       2,209,197.34       2,039,259.46
   5,170,236.27       2,241,848.80        2,174,041.61       1,644,304.92        2,881,771.57       2,203,706.94       2,034,191.40
   5,157,282.62       2,236,232.01        2,168,594.70       1,640,185.23        2,874,551.50       2,198,185.71       2,029,094.88
   5,144,256.22       2,230,583.67        2,163,117.21       1,636,042.41        2,867,290.88       2,192,633.48       2,023,969.74
   5,131,156.66       2,224,903.62        2,157,608.96       1,631,876.32        2,859,989.49       2,187,050.06       2,018,815.82
   5,117,983.54       2,219,191.67        2,152,069.77       1,627,686.83        2,852,647.10       2,181,435.29       2,013,632.95
   5,104,736.45       2,213,447.64        2,146,499.47       1,623,473.82        2,845,263.47       2,175,788.99       2,008,420.98
   5,091,414.95       2,207,671.35        2,140,897.90       1,619,237.15        2,837,838.37       2,170,110.98       2,003,179.73
   5,078,018.65       2,201,862.62        2,135,264.86       1,614,976.68        2,830,371.58       2,164,401.08       1,997,909.06
   5,064,547.12       2,196,021.28        2,129,600.19       1,610,692.29        2,822,862.85       2,158,659.11       1,992,608.78
   5,050,999.93       2,190,147.13        2,123,903.71       1,606,383.84        2,815,311.96       2,152,884.90       1,987,278.74
   5,037,376.66       2,184,239.99        2,118,175.24       1,602,051.20        2,807,718.66       2,147,078.27       1,981,918.77
   5,023,676.89       2,178,299.68        2,112,414.60       1,597,694.22        2,800,082.72       2,141,239.02       1,976,528.69
   5,009,900.18       2,172,326.00        2,106,621.61       1,593,312.78        2,792,403.90       2,135,366.98       1,971,108.35
   4,996,046.11       2,166,318.79        2,100,796.09       1,588,906.72        2,784,681.96       2,129,461.97       1,965,657.56
   4,982,114.23       2,160,277.83        2,094,937.85       1,584,475.93        2,776,916.65       2,123,523.79       1,960,176.17
   4,968,104.11       2,154,202.95        2,089,046.71       1,580,020.25        2,769,107.73       2,117,552.27       1,954,663.99
   4,954,015.32       2,148,093.96        2,083,122.49       1,575,539.55        2,761,254.95       2,111,547.21       1,949,120.86


            101                 102
            ---                 ---

         RITE AID            RITE AID
--------------------------------------------
      VIRGINIA BEACH           ESSEX
            VA                  VT
--------------------------------------------
       2,880,897.05        1,907,352.37
--------------------------------------------
          6.739%              6.739%
--------------------------------------------
           10TH                10TH
--------------------------------------------
       2,687,818.34        1,779,520.96
       2,682,950.77        1,776,298.29
       2,678,055.86        1,773,057.53
       2,673,133.47        1,769,798.56
       2,668,183.43        1,766,521.29
       2,663,205.59        1,763,225.62
       2,658,199.80        1,759,911.45
       2,653,165.90        1,756,578.65
       2,648,103.73        1,753,227.15
       2,643,013.13        1,749,856.82
       2,637,893.94        1,746,467.56
       2,632,746.00        1,743,059.27
       2,627,569.15        1,739,631.84
       2,622,363.23        1,736,185.17
       2,617,128.08        1,732,719.13
       2,611,863.52        1,729,233.64
       2,606,569.40        1,725,728.56
       2,601,245.55        1,722,203.81
       2,595,891.80        1,718,659.26
       2,590,507.99        1,715,094.80
       2,585,093.94        1,711,510.33
       2,579,649.49        1,707,905.72
       2,574,174.46        1,704,280.88
       2,568,668.68        1,700,635.68
       2,563,131.99        1,696,970.00
       2,557,564.20        1,693,283.74
       2,551,965.14        1,689,576.78
       2,546,334.65        1,685,849.00
       2,540,672.53        1,682,100.29
       2,534,978.61        1,678,330.53
       2,529,252.72        1,674,539.59
       2,523,494.67        1,670,727.36
       2,517,704.28        1,666,893.73
       2,511,881.38        1,663,038.57
       2,506,025.78        1,659,161.76
       2,500,137.29        1,655,263.17
       2,494,215.74        1,651,342.69
       2,488,260.93        1,647,400.20
       2,482,272.68        1,643,435.56
       2,476,250.80        1,639,448.66
       2,470,195.10        1,635,439.38
       2,464,105.39        1,631,407.57
       2,457,981.49        1,627,353.12
       2,451,823.19        1,623,275.91
       2,445,630.31        1,619,175.79
       2,439,402.65        1,615,052.66
       2,433,140.02        1,610,906.36
       2,426,842.22        1,606,736.78
       2,420,509.05        1,602,543.79
       2,414,140.32        1,598,327.25
       2,407,735.82        1,594,087.03
       2,401,295.35        1,589,822.99
       2,394,818.71        1,585,535.02
       2,388,305.71        1,581,222.96
       2,381,756.12        1,576,886.68
       2,375,169.76        1,572,526.05
       2,368,546.41        1,568,140.94
       2,361,885.86        1,563,731.20
       2,355,187.91        1,559,296.69

                                    BALANCE

        87                  88                  89                 90                  91                 92                 93
        --                  --                  --                 --                  --                 --                 --

     RITE AID            RITE AID            RITE AID           RITE AID            RITE AID           RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
     CHAMPLAIN            RAVENA            CLEVELAND            DAYTON          N. RIDGEVILLE         WOODMERE          LAKE OSWEGO
        NY                  NY                  OH                 OH                  OH                 OH                 OR
------------------------------------------------------------------------------------------------------------------------------------
   1,887,483.88        2,086,167.38       2,607,708.50        2,731,885.51       2,607,708.50       3,029,908.59        2,384,190.46
------------------------------------------------------------------------------------------------------------------------------------
      6.739%              6.739%              6.739%             6.739%              6.739%             6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
       10TH                10TH                10TH               10TH                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------

   1,538,640.87        1,700,603.87       2,125,754.24        2,226,980.98       2,125,754.24       2,469,923.70        1,943,546.60
   1,534,203.13        1,695,699.00       2,119,623.15        2,220,557.93       2,119,623.15       2,462,799.96        1,937,941.03
   1,529,740.47        1,690,766.58       2,113,457.64        2,214,098.81       2,113,457.64       2,455,636.22        1,932,303.98
   1,525,252.75        1,685,806.46       2,107,257.49        2,207,603.42       2,107,257.49       2,448,432.24        1,926,635.28
   1,520,739.82        1,680,818.49       2,101,022.53        2,201,071.56       2,101,022.53       2,441,187.81        1,920,934.74
   1,516,201.55        1,675,802.51       2,094,752.55        2,194,503.01       2,094,752.55       2,433,902.69        1,915,202.19
   1,511,637.80        1,670,758.36       2,088,447.36        2,187,897.57       2,088,447.36       2,426,576.66        1,909,437.45
   1,507,048.42        1,665,685.88       2,082,106.76        2,181,255.04       2,082,106.76       2,419,209.49        1,903,640.33
   1,502,433.26        1,660,584.91       2,075,730.56        2,174,575.20       2,075,730.56       2,411,800.95        1,897,810.66
   1,497,792.18        1,655,455.30       2,069,318.55        2,167,857.86       2,069,318.55       2,404,350.80        1,891,948.25
   1,493,125.04        1,650,296.88       2,062,870.52        2,161,102.78       2,062,870.52       2,396,858.82        1,886,052.91
   1,488,431.70        1,645,109.49       2,056,386.29        2,154,309.78       2,056,386.29       2,389,324.76        1,880,124.47
   1,483,711.99        1,639,892.97       2,049,865.64        2,147,478.62       2,049,865.64       2,381,748.38        1,874,162.74
   1,478,965.78        1,634,647.16       2,043,308.38        2,140,609.10       2,043,308.38       2,374,129.47        1,868,167.52
   1,474,192.91        1,629,371.88       2,036,714.29        2,133,701.01       2,036,714.29       2,366,467.76        1,862,138.64
   1,469,393.25        1,624,066.99       2,030,083.16        2,126,754.12       2,030,083.16       2,358,763.03        1,856,075.90
   1,464,566.62        1,618,732.30       2,023,414.80        2,119,768.21       2,023,414.80       2,351,015.03        1,849,979.11
   1,459,712.90        1,613,367.65       2,016,708.99        2,112,743.08       2,016,708.99       2,343,223.52        1,843,848.09
   1,454,831.91        1,607,972.87       2,009,965.52        2,105,678.49       2,009,965.52       2,335,388.25        1,837,682.63
   1,449,923.51        1,602,547.80       2,003,184.19        2,098,574.23       2,003,184.19       2,327,508.98        1,831,482.55
   1,444,987.55        1,597,092.26       1,996,364.76        2,091,430.07       1,996,364.76       2,319,585.47        1,825,247.65
   1,440,023.87        1,591,606.08       1,989,507.05        2,084,245.80       1,989,507.05       2,311,617.45        1,818,977.74
   1,435,032.32        1,586,089.10       1,982,610.82        2,077,021.17       1,982,610.82       2,303,604.69        1,812,672.61
   1,430,012.73        1,580,541.13       1,975,675.86        2,069,755.98       1,975,675.86       2,295,546.93        1,806,332.08
   1,424,964.95        1,574,962.01       1,968,701.95        2,062,449.98       1,968,701.95       2,287,443.92        1,799,955.94
   1,419,888.83        1,569,351.55       1,961,688.89        2,055,102.96       1,961,688.89       2,279,295.40        1,793,543.99
   1,414,784.20        1,563,709.59       1,954,636.43        2,047,714.67       1,954,636.43       2,271,101.13        1,787,096.04
   1,409,650.90        1,558,035.94       1,947,544.38        2,040,284.90       1,947,544.38       2,262,860.83        1,780,611.87
   1,404,488.77        1,552,330.43       1,940,412.49        2,032,813.40       1,940,412.49       2,254,574.26        1,774,091.29
   1,399,297.66        1,546,592.88       1,933,240.55        2,025,299.94       1,933,240.55       2,246,241.15        1,767,534.09
   1,394,077.39        1,540,823.11       1,926,028.34        2,017,744.29       1,926,028.34       2,237,861.25        1,760,940.07
   1,388,827.81        1,535,020.93       1,918,775.63        2,010,146.20       1,918,775.63       2,229,434.29        1,754,309.01
   1,383,548.74        1,529,186.17       1,911,482.18        2,002,505.45       1,911,482.18       2,220,960.00        1,747,640.72
   1,378,240.03        1,523,318.65       1,904,147.78        1,994,821.78       1,904,147.78       2,212,438.12        1,740,934.98
   1,372,901.51        1,517,418.17       1,896,772.18        1,987,094.97       1,896,772.18       2,203,868.38        1,734,191.58
   1,367,533.00        1,511,484.56       1,889,355.17        1,979,324.77       1,889,355.17       2,195,250.52        1,727,410.31
   1,362,134.35        1,505,517.62       1,881,896.50        1,971,510.92       1,881,896.50       2,186,584.26        1,720,590.96
   1,356,705.38        1,499,517.18       1,874,395.95        1,963,653.20       1,874,395.95       2,177,869.33        1,713,733.31
   1,351,245.92        1,493,483.04       1,866,853.27        1,955,751.35       1,866,853.27       2,169,105.46        1,706,837.15
   1,345,755.80        1,487,415.01       1,859,268.24        1,947,805.12       1,859,268.24       2,160,292.38        1,699,902.27
   1,340,234.85        1,481,312.91       1,851,640.61        1,939,814.27       1,851,640.61       2,151,429.80        1,692,928.43
   1,334,682.90        1,475,176.53       1,843,970.15        1,931,778.55       1,843,970.15       2,142,517.45        1,685,915.44
   1,329,099.77        1,469,005.70       1,836,256.61        1,923,697.69       1,836,256.61       2,133,555.05        1,678,863.06
   1,323,485.28        1,462,800.21       1,828,499.75        1,915,571.46       1,828,499.75       2,124,542.32        1,671,771.07
   1,317,839.26        1,456,559.87       1,820,699.33        1,907,399.59       1,820,699.33       2,115,478.98        1,664,639.26
   1,312,161.54        1,450,284.49       1,812,855.10        1,899,181.83       1,812,855.10       2,106,364.74        1,657,467.40
   1,306,451.93        1,443,973.86       1,804,966.82        1,890,917.91       1,804,966.82       2,097,199.31        1,650,255.26
   1,300,710.25        1,437,627.80       1,797,034.25        1,882,607.59       1,797,034.25       2,087,982.41        1,643,002.62
   1,294,936.34        1,431,246.10       1,789,057.12        1,874,250.60       1,789,057.12       2,078,713.75        1,635,709.25
   1,289,129.99        1,424,828.56       1,781,035.20        1,865,846.68       1,781,035.20       2,069,393.04        1,628,374.92
   1,283,291.04        1,418,374.98       1,772,968.22        1,857,395.57       1,772,968.22       2,060,019.99        1,620,999.40
   1,277,419.30        1,411,885.16       1,764,855.95        1,848,896.99       1,764,855.95       2,050,594.30        1,613,582.46
   1,271,514.58        1,405,358.89       1,756,698.11        1,840,350.69       1,756,698.11       2,041,115.67        1,606,123.87
   1,265,576.71        1,398,795.97       1,748,494.47        1,831,756.39       1,748,494.47       2,031,583.82        1,598,623.39
   1,259,605.49        1,392,196.19       1,740,244.75        1,823,113.83       1,740,244.75       2,021,998.43        1,591,080.80
   1,253,600.73        1,385,559.36       1,731,948.71        1,814,422.73       1,731,948.71       2,012,359.22        1,583,495.84
   1,247,562.25        1,378,885.25       1,723,606.07        1,805,682.83       1,723,606.07       2,002,665.87        1,575,868.29
   1,241,489.86        1,372,173.66       1,715,216.59        1,796,893.84       1,715,216.59       1,992,918.09        1,568,197.90
   1,235,383.38        1,365,424.37       1,706,779.99        1,788,055.50       1,706,779.99       1,983,115.57        1,560,484.44


         94                 95                 96                  97                 98                  99                100
         --                 --                 --                  --                 --                  --                ---

      RITE AID           RITE AID           RITE AID            RITE AID           RITE AID            RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
       SALEM           BETHEL PARK        PHILADELPHIA        ELIZBETHTON         WEST VALLEY          ROANOKE            STAUNTON
         OR                 PA                 PA                  TN                 UT                  VA                 VA
------------------------------------------------------------------------------------------------------------------------------------
   6,059,817.18       2,627,576.99        2,548,103.02       1,927,220.86        3,377,603.64       2,582,872.52       2,384,190.46
------------------------------------------------------------------------------------------------------------------------------------
       6.739%             6.739%             6.739%              6.739%             6.739%              6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
        10TH               10TH               10TH                10TH               10TH                10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------

   4,939,847.40       2,141,950.65        2,077,165.00       1,571,033.69        2,753,358.08       2,105,508.42       1,943,546.60
   4,925,599.92       2,135,772.85        2,071,174.05       1,566,502.52        2,745,416.86       2,099,435.73       1,937,941.03
   4,911,272.43       2,129,560.36        2,065,149.46       1,561,945.91        2,737,431.05       2,093,328.93       1,932,303.98
   4,896,864.48       2,123,312.97        2,059,091.03       1,557,363.71        2,729,400.38       2,087,187.84       1,926,635.28
   4,882,375.61       2,117,030.50        2,052,998.58       1,552,755.77        2,721,324.62       2,081,012.26       1,920,934.74
   4,867,805.38       2,110,712.75        2,046,871.92       1,548,121.96        2,713,203.51       2,074,801.99       1,915,202.19
   4,853,153.33       2,104,359.52        2,040,710.85       1,543,462.13        2,705,036.78       2,068,556.86       1,909,437.45
   4,838,418.99       2,097,970.62        2,034,515.19       1,538,776.12        2,696,824.20       2,062,276.65       1,903,640.33
   4,823,601.90       2,091,545.83        2,028,284.72       1,534,063.80        2,688,565.50       2,055,961.17       1,897,810.66
   4,808,701.60       2,085,084.96        2,022,019.27       1,529,325.02        2,680,260.41       2,049,610.22       1,891,948.25
   4,793,717.63       2,078,587.81        2,015,718.64       1,524,559.62        2,671,908.69       2,043,223.61       1,886,052.91
   4,778,649.51       2,072,054.18        2,009,382.62       1,519,767.47        2,663,510.06       2,036,801.14       1,880,124.47
   4,763,496.77       2,065,483.85        2,003,011.01       1,514,948.40        2,655,064.27       2,030,342.59       1,874,162.74
   4,748,258.93       2,058,876.62        1,996,603.63       1,510,102.26        2,646,571.05       2,023,847.78       1,868,167.52
   4,732,935.52       2,052,232.29        1,990,160.26       1,505,228.92        2,638,030.13       2,017,316.49       1,862,138.64
   4,717,526.06       2,045,550.64        1,983,680.71       1,500,328.20        2,629,441.25       2,010,748.52       1,856,075.90
   4,702,030.06       2,038,831.47        1,977,164.77       1,495,399.97        2,620,804.13       2,004,143.67       1,849,979.11
   4,686,447.04       2,032,074.57        1,970,612.24       1,490,444.05        2,612,118.51       1,997,501.73       1,843,848.09
   4,670,776.50       2,025,279.72        1,964,022.91       1,485,460.31        2,603,384.11       1,990,822.48       1,837,682.63
   4,655,017.97       2,018,446.72        1,957,396.57       1,480,448.57        2,594,600.66       1,984,105.73       1,831,482.55
   4,639,170.93       2,011,575.34        1,950,733.03       1,475,408.70        2,585,767.89       1,977,351.26       1,825,247.65
   4,623,234.90       2,004,665.37        1,944,032.06       1,470,340.52        2,576,885.51       1,970,558.85       1,818,977.74
   4,607,209.38       1,997,716.60        1,937,293.46       1,465,243.87        2,567,953.25       1,963,728.30       1,812,672.61
   4,591,093.86       1,990,728.80        1,930,517.02       1,460,118.61        2,558,970.83       1,956,859.40       1,806,332.08
   4,574,887.84       1,983,701.76        1,923,702.52       1,454,964.56        2,549,937.96       1,949,951.91       1,799,955.94
   4,558,590.80       1,976,635.26        1,916,849.75       1,449,781.57        2,540,854.37       1,943,005.64       1,793,543.99
   4,542,202.25       1,969,529.07        1,909,958.50       1,444,569.47        2,531,719.76       1,936,020.35       1,787,096.04
   4,525,721.66       1,962,382.98        1,903,028.55       1,439,328.10        2,522,533.86       1,928,995.84       1,780,611.87
   4,509,148.52       1,955,196.76        1,896,059.68       1,434,057.30        2,513,296.37       1,921,931.88       1,774,091.29
   4,492,482.31       1,947,970.17        1,889,051.67       1,428,756.90        2,504,007.00       1,914,828.25       1,767,534.09
   4,475,722.50       1,940,703.01        1,882,004.31       1,423,426.73        2,494,665.47       1,907,684.72       1,760,940.07
   4,458,868.57       1,933,395.04        1,874,917.38       1,418,066.63        2,485,271.47       1,900,501.08       1,754,309.01
   4,441,919.99       1,926,046.02        1,867,790.64       1,412,676.42        2,475,824.72       1,893,277.10       1,747,640.72
   4,424,876.24       1,918,655.73        1,860,623.88       1,407,255.95        2,466,324.92       1,886,012.55       1,740,934.98
   4,407,736.76       1,911,223.94        1,853,416.87       1,401,805.03        2,456,771.77       1,878,707.20       1,734,191.58
   4,390,501.04       1,903,750.42        1,846,169.39       1,396,323.50        2,447,164.97       1,871,360.83       1,727,410.31
   4,373,168.52       1,896,234.92        1,838,881.21       1,390,811.19        2,437,504.22       1,863,973.20       1,720,590.96
   4,355,738.67       1,888,677.22        1,831,552.10       1,385,267.93        2,427,789.22       1,856,544.08       1,713,733.31
   4,338,210.93       1,881,077.08        1,824,181.84       1,379,693.53        2,418,019.66       1,849,073.24       1,706,837.15
   4,320,584.76       1,873,434.25        1,816,770.18       1,374,087.83        2,408,195.24       1,841,560.45       1,699,902.27
   4,302,859.60       1,865,748.51        1,809,316.90       1,368,450.65        2,398,315.64       1,834,005.47       1,692,928.43
   4,285,034.90       1,858,019.60        1,801,821.76       1,362,781.81        2,388,380.56       1,826,408.06       1,685,915.44
   4,267,110.11       1,850,247.29        1,794,284.53       1,357,081.14        2,378,389.69       1,818,767.98       1,678,863.06
   4,249,084.64       1,842,431.33        1,786,704.97       1,351,348.45        2,368,342.71       1,811,085.00       1,671,771.07
   4,230,957.96       1,834,571.48        1,779,082.85       1,345,583.56        2,358,239.31       1,803,358.87       1,664,639.26
   4,212,729.47       1,826,667.49        1,771,417.92       1,339,786.31        2,348,079.16       1,795,589.35       1,657,467.40
   4,194,398.62       1,818,719.11        1,763,709.95       1,333,956.49        2,337,861.97       1,787,776.20       1,650,255.26
   4,175,964.82       1,810,726.09        1,755,958.69       1,328,093.94        2,327,587.39       1,779,919.18       1,643,002.62
   4,157,427.50       1,802,688.19        1,748,163.90       1,322,198.47        2,317,255.11       1,772,018.03       1,635,709.25
   4,138,786.08       1,794,605.14        1,740,325.34       1,316,269.88        2,306,864.81       1,764,072.50       1,628,374.92
   4,120,039.98       1,786,476.71        1,732,442.76       1,310,308.00        2,296,416.16       1,756,082.36       1,620,999.40
   4,101,188.59       1,778,302.62        1,724,515.91       1,304,312.65        2,285,908.83       1,748,047.35       1,613,582.46
   4,082,231.35       1,770,082.63        1,716,544.54       1,298,283.62        2,275,342.49       1,739,967.21       1,606,123.87
   4,063,167.64       1,761,816.48        1,708,528.41       1,292,220.73        2,264,716.82       1,731,841.69       1,598,623.39
   4,043,996.87       1,753,503.91        1,700,467.26       1,286,123.80        2,254,031.47       1,723,670.55       1,591,080.80
   4,024,718.44       1,745,144.65        1,692,360.84       1,279,992.63        2,243,286.11       1,715,453.52       1,583,495.84
   4,005,331.75       1,736,738.46        1,684,208.90       1,273,827.02        2,232,480.41       1,707,190.34       1,575,868.29
   3,985,836.18       1,728,285.05        1,676,011.17       1,267,626.79        2,221,614.03       1,698,880.75       1,568,197.90
   3,966,231.14       1,719,784.17        1,667,767.41       1,261,391.74        2,210,686.63       1,690,524.50       1,560,484.44


            101                 102
            ---                 ---

         RITE AID            RITE AID
--------------------------------------------
      VIRGINIA BEACH           ESSEX
            VA                  VT
--------------------------------------------
       2,880,897.05        1,907,352.37
--------------------------------------------
          6.739%              6.739%
--------------------------------------------
           10TH                10TH
--------------------------------------------

       2,348,452.34        1,554,837.28
       2,341,678.95        1,550,352.83
       2,334,867.51        1,545,843.19
       2,328,017.83        1,541,308.23
       2,321,129.68        1,536,747.80
       2,314,202.85        1,532,161.76
       2,307,237.12        1,527,549.96
       2,300,232.27        1,522,912.27
       2,293,188.08        1,518,248.53
       2,286,104.33        1,513,558.60
       2,278,980.80        1,508,842.33
       2,271,817.27        1,504,099.58
       2,264,613.50        1,499,330.19
       2,257,369.29        1,494,534.02
       2,250,084.38        1,489,710.92
       2,242,758.57        1,484,860.72
       2,235,391.62        1,479,983.29
       2,227,983.30        1,475,078.47
       2,220,533.37        1,470,146.11
       2,213,041.61        1,465,186.04
       2,205,507.77        1,460,198.12
       2,197,931.62        1,455,182.19
       2,190,312.93        1,450,138.09
       2,182,651.45        1,445,065.67
       2,174,946.95        1,439,964.76
       2,167,199.18        1,434,835.20
       2,159,407.90        1,429,676.83
       2,151,572.86        1,424,489.50
       2,143,693.83        1,419,273.04
       2,135,770.55        1,414,027.28
       2,127,802.77        1,408,752.06
       2,119,790.24        1,403,447.22
       2,111,732.72        1,398,112.58
       2,103,629.95        1,392,747.99
       2,095,481.68        1,387,353.27
       2,087,287.64        1,381,928.25
       2,079,047.59        1,376,472.77
       2,070,761.27        1,370,986.65
       2,062,428.41        1,365,469.73
       2,054,048.75        1,359,921.82
       2,045,622.04        1,354,342.75
       2,037,148.00        1,348,732.35
       2,028,626.37        1,343,090.45
       2,020,056.89        1,337,416.86
       2,011,439.28        1,331,711.41
       2,002,773.28        1,325,973.92
       1,994,058.61        1,320,204.21
       1,985,295.00        1,314,402.10
       1,976,482.18        1,308,567.40
       1,967,619.86        1,302,699.94
       1,958,707.78        1,296,799.52
       1,949,745.64        1,290,865.97
       1,940,733.18        1,284,899.10
       1,931,670.11        1,278,898.72
       1,922,556.13        1,272,864.64
       1,913,390.98        1,266,796.68
       1,904,174.35        1,260,694.64
       1,894,905.97        1,254,558.33
       1,885,585.53        1,248,387.56

                                    BALANCE

        87                  88                  89                 90                  91                 92                 93
        --                  --                  --                 --                  --                 --                 --

     RITE AID            RITE AID            RITE AID           RITE AID            RITE AID           RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
     CHAMPLAIN            RAVENA            CLEVELAND            DAYTON          N. RIDGEVILLE         WOODMERE          LAKE OSWEGO
        NY                  NY                  OH                 OH                  OH                 OH                 OR
------------------------------------------------------------------------------------------------------------------------------------
   1,887,483.88        2,086,167.38       2,607,708.50        2,731,885.51       2,607,708.50       3,029,908.59        2,384,190.46
------------------------------------------------------------------------------------------------------------------------------------
      6.739%              6.739%              6.739%             6.739%              6.739%             6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
       10TH                10TH                10TH               10TH                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
   1,229,242.59        1,358,637.19       1,698,296.01        1,779,167.52       1,698,296.01       1,973,257.99        1,552,727.66
   1,223,067.32        1,351,811.89       1,689,764.39        1,770,229.63       1,689,764.39       1,963,345.06        1,544,927.32
   1,216,857.38        1,344,948.26       1,681,184.85        1,761,241.54       1,681,184.85       1,953,376.46        1,537,083.18
   1,210,612.55        1,338,046.09       1,672,557.13        1,752,202.98       1,672,557.13       1,943,351.88        1,529,194.98
   1,204,332.66        1,331,105.15       1,663,880.97        1,743,113.66       1,663,880.97       1,933,271.00        1,521,262.48
   1,198,017.50        1,324,125.23       1,655,156.08        1,733,973.30       1,655,156.08       1,923,133.51        1,513,285.44
   1,191,666.88        1,317,106.12       1,646,382.19        1,724,781.60       1,646,382.19       1,912,939.08        1,505,263.60
   1,185,280.59        1,310,047.59       1,637,559.02        1,715,538.29       1,637,559.02       1,902,687.41        1,497,196.71
   1,178,858.44        1,302,949.42       1,628,686.31        1,706,243.07       1,628,686.31       1,892,378.17        1,489,084.52
   1,172,400.22        1,295,811.38       1,619,763.77        1,696,895.64       1,619,763.77       1,882,011.03        1,480,926.77
   1,165,905.74        1,288,633.27       1,610,791.13        1,687,495.73       1,610,791.13       1,871,585.67        1,472,723.20
   1,159,374.78        1,281,414.83       1,601,768.09        1,678,043.02       1,601,768.09       1,861,101.76        1,464,473.57
   1,152,807.15        1,274,155.87       1,592,694.38        1,668,537.23       1,592,694.38       1,850,558.98        1,456,177.61
   1,146,202.63        1,266,856.13       1,583,569.72        1,658,978.06       1,583,569.72       1,839,956.99        1,447,835.06
   1,139,561.02        1,259,515.41       1,574,393.81        1,649,365.20       1,574,393.81       1,829,295.46        1,439,445.66
   1,132,882.12        1,252,133.46       1,565,166.38        1,639,698.36       1,565,166.38       1,818,574.06        1,431,009.15
   1,126,165.70        1,244,710.05       1,555,887.12        1,629,977.24       1,555,887.12       1,807,792.45        1,422,525.26
   1,119,411.57        1,237,244.95       1,546,555.75        1,620,201.52       1,546,555.75       1,796,950.29        1,413,993.72
   1,112,619.51        1,229,737.93       1,537,171.98        1,610,370.90       1,537,171.98       1,786,047.24        1,405,414.28
   1,105,789.31        1,222,188.76       1,527,735.51        1,600,485.07       1,527,735.51       1,775,082.96        1,396,786.65
   1,098,920.75        1,214,597.19       1,518,246.05        1,590,543.73       1,518,246.05       1,764,057.11        1,388,110.57
   1,092,013.61        1,206,962.98       1,508,703.30        1,580,546.56       1,508,703.30       1,752,969.35        1,379,385.77
   1,085,067.69        1,199,285.90       1,499,106.96        1,570,493.24       1,499,106.96       1,741,819.31        1,370,611.97
   1,078,082.76        1,191,565.71       1,489,456.72        1,560,383.47       1,489,456.72       1,730,606.66        1,361,788.90
   1,071,058.60        1,183,802.17       1,479,752.29        1,550,216.93       1,479,752.29       1,719,331.03        1,352,916.28
   1,063,995.00        1,175,995.02       1,469,993.36        1,539,993.29       1,469,993.36       1,707,992.09        1,343,993.83
   1,056,891.73        1,168,144.04       1,460,179.63        1,529,712.23       1,460,179.63       1,696,589.47        1,335,021.27
   1,049,748.56        1,160,248.96       1,450,310.79        1,519,373.44       1,450,310.79       1,685,122.81        1,325,998.33
   1,042,565.29        1,152,309.54       1,440,386.52        1,508,976.59       1,440,386.52       1,673,591.76        1,316,924.72
   1,035,341.67        1,144,325.54       1,430,406.52        1,498,521.35       1,430,406.52       1,661,995.96        1,307,800.15
   1,028,077.49        1,136,296.70       1,420,370.48        1,488,007.40       1,420,370.48       1,650,335.03        1,298,624.33
   1,020,772.51        1,128,222.78       1,410,278.07        1,477,434.40       1,410,278.07       1,638,608.61        1,289,396.99
   1,013,426.51        1,120,103.51       1,400,128.99        1,466,802.02       1,400,128.99       1,626,816.35        1,280,117.83
   1,006,039.25        1,111,938.64       1,389,922.91        1,456,109.94       1,389,922.91       1,614,957.86        1,270,786.56
     998,610.51        1,103,727.92       1,379,659.51        1,445,357.81       1,379,659.51       1,603,032.77        1,261,402.88
     991,140.05        1,095,471.10       1,369,338.48        1,434,545.30       1,369,338.48       1,591,040.72        1,251,966.51
     983,627.64        1,087,167.90       1,358,959.49        1,423,672.07       1,358,959.49       1,578,981.31        1,242,477.15
     976,073.03        1,078,818.07       1,348,522.21        1,412,737.77       1,348,522.21       1,566,854.19        1,232,934.49
     968,476.01        1,070,421.35       1,338,026.31        1,401,742.07       1,338,026.31       1,554,658.96        1,223,338.25
     960,836.32        1,061,977.48       1,327,471.48        1,390,684.62       1,327,471.48       1,542,395.25        1,213,688.11
     953,153.72        1,053,486.19       1,316,857.36        1,379,565.07       1,316,857.36       1,530,062.66        1,203,983.78
     945,427.99        1,044,947.21       1,306,183.65        1,368,383.08       1,306,183.65       1,517,660.82        1,194,224.95
     937,658.86        1,036,360.28       1,295,449.98        1,357,138.29       1,295,449.98       1,505,189.33        1,184,411.32
     929,846.11        1,027,725.13       1,284,656.05        1,345,830.35       1,284,656.05       1,492,647.80        1,174,542.58
     921,989.48        1,019,041.48       1,273,801.49        1,334,458.91       1,273,801.49       1,480,035.84        1,164,618.41
     914,088.73        1,010,309.07       1,262,885.98        1,323,023.61       1,262,885.98       1,467,353.06        1,154,638.52
     906,143.61        1,001,527.62       1,251,909.16        1,311,524.09       1,251,909.16       1,454,599.05        1,144,602.57
     898,153.87          992,696.85       1,240,870.71        1,299,959.99       1,240,870.71       1,441,773.41        1,134,510.27
     890,119.26          983,816.49       1,229,770.26        1,288,330.95       1,229,770.26       1,428,875.75        1,124,361.29
     882,039.53          974,886.26       1,218,607.48        1,276,636.60       1,218,607.48       1,415,905.66        1,114,155.32
     873,914.43          965,905.88       1,207,382.00        1,264,876.58       1,207,382.00       1,402,862.73        1,103,892.03
     865,743.70          956,875.06       1,196,093.49        1,253,050.52       1,196,093.49       1,389,746.56        1,093,571.10
     857,527.08          947,793.54       1,184,741.58        1,241,158.04       1,184,741.58       1,376,556.72        1,083,192.21
     849,264.32          938,661.01       1,173,325.92        1,229,198.78       1,173,325.92       1,363,292.81        1,072,755.04
     840,955.16          929,477.19       1,161,846.15        1,217,172.35       1,161,846.15       1,349,954.42        1,062,259.25
     832,599.33          920,241.80       1,150,301.92        1,205,078.39       1,150,301.92       1,336,541.12        1,051,704.53
     824,196.58          910,954.54       1,138,692.85        1,192,916.51       1,138,692.85       1,323,052.49        1,041,090.52
     815,746.64          901,615.13       1,127,018.59        1,180,686.33       1,127,018.59       1,309,488.11        1,030,416.91
     807,249.25          892,223.27       1,115,278.77        1,168,387.47       1,115,278.77       1,295,847.56        1,019,683.36


         94                 95                 96                  97                 98                  99                100
         --                 --                 --                  --                 --                  --                ---

      RITE AID           RITE AID           RITE AID            RITE AID           RITE AID            RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
       SALEM           BETHEL PARK        PHILADELPHIA        ELIZBETHTON         WEST VALLEY          ROANOKE            STAUNTON
         OR                 PA                 PA                  TN                 UT                  VA                 VA
------------------------------------------------------------------------------------------------------------------------------------
   6,059,817.18       2,627,576.99        2,548,103.02       1,927,220.86        3,377,603.64       2,582,872.52       2,384,190.46
------------------------------------------------------------------------------------------------------------------------------------
       6.739%             6.739%             6.739%              6.739%             6.739%              6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
        10TH               10TH               10TH                10TH               10TH                10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
   3,946,515.99       1,711,235.55        1,659,477.35       1,255,121.68        2,199,697.85       1,682,121.33       1,552,727.66
   3,926,690.13       1,702,638.93        1,651,140.74       1,248,816.40        2,188,647.37       1,673,670.96       1,544,927.32
   3,906,752.92       1,693,994.02        1,642,757.31       1,242,475.72        2,177,534.83       1,665,173.14       1,537,083.18
   3,886,703.76       1,685,300.57        1,634,326.81       1,236,099.42        2,166,359.88       1,656,627.59       1,529,194.98
   3,866,542.00       1,676,558.30        1,625,848.95       1,229,687.32        2,155,122.18       1,648,034.06       1,521,262.48
   3,846,267.01       1,667,766.93        1,617,323.49       1,223,239.21        2,143,821.36       1,639,392.26       1,513,285.44
   3,825,878.17       1,658,926.19        1,608,750.15       1,216,754.89        2,132,457.09       1,630,701.94       1,505,263.60
   3,805,374.82       1,650,035.80        1,600,128.66       1,210,234.15        2,121,028.99       1,621,962.81       1,497,196.71
   3,784,756.33       1,641,095.49        1,591,458.76       1,203,676.79        2,109,536.72       1,613,174.60       1,489,084.52
   3,764,022.05       1,632,104.97        1,582,740.16       1,197,082.61        2,097,979.90       1,604,337.04       1,480,926.77
   3,743,171.33       1,623,063.96        1,573,972.61       1,190,451.40        2,086,358.19       1,595,449.85       1,472,723.20
   3,722,203.52       1,613,972.17        1,565,155.82       1,183,782.95        2,074,671.21       1,586,512.75       1,464,473.57
   3,701,117.95       1,604,829.33        1,556,289.51       1,177,077.04        2,062,918.60       1,577,525.46       1,456,177.61
   3,679,913.98       1,595,635.15        1,547,373.41       1,170,333.48        2,051,099.98       1,568,487.70       1,447,835.06
   3,658,590.92       1,586,389.33        1,538,407.24       1,163,552.05        2,039,215.00       1,559,399.19       1,439,445.66
   3,637,148.12       1,577,091.59        1,529,390.72       1,156,732.53        2,027,263.27       1,550,259.63       1,431,009.15
   3,615,584.89       1,567,741.63        1,520,323.57       1,149,874.72        2,015,244.42       1,541,068.75       1,422,525.26
   3,593,900.58       1,558,339.16        1,511,205.49       1,142,978.40        2,003,158.08       1,531,826.26       1,413,993.72
   3,572,094.48       1,548,883.90        1,502,036.21       1,136,043.34        1,991,003.86       1,522,531.86       1,405,414.28
   3,550,165.93       1,539,375.53        1,492,815.43       1,129,069.34        1,978,781.39       1,513,185.26       1,396,786.65
   3,528,114.23       1,529,813.77        1,483,542.88       1,122,056.18        1,966,490.27       1,503,786.18       1,388,110.57
   3,505,938.69       1,520,198.31        1,474,218.25       1,115,003.63        1,954,130.14       1,494,334.31       1,379,385.77
   3,483,638.62       1,510,528.85        1,464,841.25       1,107,911.47        1,941,700.59       1,484,829.36       1,370,611.97
   3,461,213.31       1,500,805.09        1,455,411.59       1,100,779.49        1,929,201.23       1,475,271.04       1,361,788.90
   3,438,662.07       1,491,026.72        1,445,928.98       1,093,607.45        1,916,631.68       1,465,659.03       1,352,916.28
   3,415,984.18       1,481,193.43        1,436,393.12       1,086,395.14        1,903,991.55       1,455,993.05       1,343,993.83
   3,393,178.94       1,471,304.93        1,426,803.70       1,079,142.32        1,891,280.43       1,446,272.79       1,335,021.27
   3,370,245.63       1,461,360.89        1,417,160.44       1,071,848.78        1,878,497.92       1,436,497.93       1,325,998.33
   3,347,183.53       1,451,361.01        1,407,463.01       1,064,514.27        1,865,643.64       1,426,668.19       1,316,924.72
   3,323,991.91       1,441,304.97        1,397,711.13       1,057,138.58        1,852,717.16       1,416,783.24       1,307,800.15
   3,300,670.05       1,431,192.46        1,387,904.48       1,049,721.46        1,839,718.09       1,406,842.77       1,298,624.33
   3,277,217.23       1,421,023.16        1,378,042.76       1,042,262.69        1,826,646.02       1,396,846.49       1,289,396.99
   3,253,632.69       1,410,796.75        1,368,125.66       1,034,762.03        1,813,500.54       1,386,794.07       1,280,117.83
   3,229,915.71       1,400,512.91        1,358,152.87       1,027,219.26        1,800,281.24       1,376,685.19       1,270,786.56
   3,206,065.54       1,390,171.32        1,348,124.07       1,019,634.12        1,786,987.70       1,366,519.54       1,261,402.88
   3,182,081.43       1,379,771.65        1,338,038.95       1,012,006.38        1,773,619.50       1,356,296.81       1,251,966.51
   3,157,962.63       1,369,313.57        1,327,897.19       1,004,335.81        1,760,176.23       1,346,016.67       1,242,477.15
   3,133,708.38       1,358,796.77        1,317,698.48         996,622.17        1,746,657.47       1,335,678.79       1,232,934.49
   3,109,317.93       1,348,220.91        1,307,442.50         988,865.20        1,733,062.79       1,325,282.86       1,223,338.25
   3,084,790.50       1,337,585.65        1,297,128.91         981,064.67        1,719,391.76       1,314,828.55       1,213,688.11
   3,060,125.33       1,326,890.67        1,286,757.41         973,220.34        1,705,643.96       1,304,315.53       1,203,983.78
   3,035,321.64       1,316,135.63        1,276,327.67         965,331.95        1,691,818.95       1,293,743.47       1,194,224.95
   3,010,378.66       1,305,320.18        1,265,839.35         957,399.26        1,677,916.30       1,283,112.03       1,184,411.32
   2,985,295.60       1,294,444.01        1,255,292.14         949,422.03        1,663,935.58       1,272,420.90       1,174,542.58
   2,960,071.69       1,283,506.75        1,244,685.69         941,399.99        1,649,876.34       1,261,669.72       1,164,618.41
   2,934,706.12       1,272,508.07        1,234,019.67         933,332.91        1,635,738.15       1,250,858.17       1,154,638.52
   2,909,198.10       1,261,447.62        1,223,293.76         925,220.52        1,621,520.57       1,239,985.90       1,144,602.57
   2,883,546.83       1,250,325.06        1,212,507.62         917,062.58        1,607,223.14       1,229,052.57       1,134,510.27
   2,857,751.51       1,239,140.04        1,201,660.90         908,858.82        1,592,845.41       1,218,057.85       1,124,361.29
   2,831,811.32       1,227,892.20        1,190,753.27         900,608.99        1,578,386.95       1,207,001.38       1,114,155.32
   2,805,725.46       1,216,581.20        1,179,784.38         892,312.83        1,563,847.29       1,195,882.82       1,103,892.03
   2,779,493.11       1,205,206.68        1,168,753.89         883,970.08        1,549,225.97       1,184,701.81       1,093,571.10
   2,753,113.44       1,193,768.28        1,157,661.46         875,580.47        1,534,522.55       1,173,458.02       1,083,192.21
   2,726,585.63       1,182,265.64        1,146,506.73         867,143.76        1,519,736.55       1,162,151.09       1,072,755.04
   2,699,908.84       1,170,698.41        1,135,289.36         858,659.66        1,504,867.52       1,150,780.65       1,062,259.25
   2,673,082.24       1,159,066.21        1,124,009.00         850,127.92        1,489,914.98       1,139,346.37       1,051,704.53
   2,646,104.98       1,147,368.70        1,112,665.28         841,548.27        1,474,878.48       1,127,847.87       1,041,090.52
   2,618,976.22       1,135,605.49        1,101,257.87         832,920.43        1,459,757.53       1,116,284.79       1,030,416.91
   2,591,695.12       1,123,776.22        1,089,786.39         824,244.15        1,444,551.66       1,104,656.78       1,019,683.36


            101                 102
            ---                 ---

         RITE AID            RITE AID
--------------------------------------------
      VIRGINIA BEACH           ESSEX
            VA                  VT
--------------------------------------------
       2,880,897.05        1,907,352.37
--------------------------------------------
          6.739%              6.739%
--------------------------------------------
           10TH                10TH
--------------------------------------------
       1,876,212.76        1,242,182.14
       1,866,787.35        1,235,941.86
       1,857,309.00        1,229,666.55
       1,847,777.43        1,223,355.99
       1,838,192.33        1,217,009.99
       1,828,553.40        1,210,628.36
       1,818,860.34        1,204,210.88
       1,809,112.85        1,197,757.37
       1,799,310.62        1,191,267.62
       1,789,453.34        1,184,741.42
       1,779,540.70        1,178,178.57
       1,769,572.39        1,171,578.86
       1,759,548.10        1,164,942.09
       1,749,467.52        1,158,268.06
       1,739,330.33        1,151,556.54
       1,729,136.21        1,144,807.33
       1,718,884.84        1,138,020.21
       1,708,575.90        1,131,194.98
       1,698,209.07        1,124,331.43
       1,687,784.02        1,117,429.32
       1,677,300.42        1,110,488.46
       1,666,757.95        1,103,508.62
       1,656,156.28        1,096,489.58
       1,645,495.06        1,089,431.12
       1,634,773.98        1,082,333.03
       1,623,992.69        1,075,195.07
       1,613,150.85        1,068,017.02
       1,602,248.13        1,060,798.67
       1,591,284.18        1,053,539.78
       1,580,258.65        1,046,240.12
       1,569,171.21        1,038,899.47
       1,558,021.51        1,031,517.60
       1,546,809.18        1,024,094.27
       1,535,533.90        1,016,629.25
       1,524,195.29        1,009,122.31
       1,512,793.01        1,001,573.22
       1,501,326.69          993,981.72
       1,489,795.98          986,347.60
       1,478,200.52          978,670.60
       1,466,539.93          970,950.49
       1,454,813.87          963,187.03
       1,443,021.95          955,379.97
       1,431,163.81          947,529.06
       1,419,239.08          939,634.07
       1,407,247.38          931,694.74
       1,395,188.34          923,710.82
       1,383,061.57          915,682.07
       1,370,866.70          907,608.22
       1,358,603.35          899,489.04
       1,346,271.13          891,324.26
       1,333,869.66          883,113.63
       1,321,398.54          874,856.89
       1,308,857.38          866,553.78
       1,296,245.80          858,204.04
       1,283,563.39          849,807.41
       1,270,809.75          841,363.63
       1,257,984.50          832,872.43
       1,245,087.22          824,333.54
       1,232,117.51          815,746.70

                                    BALANCE

        87                  88                  89                 90                  91                 92                 93
        --                  --                  --                 --                  --                 --                 --

     RITE AID            RITE AID            RITE AID           RITE AID            RITE AID           RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
     CHAMPLAIN            RAVENA            CLEVELAND            DAYTON          N. RIDGEVILLE         WOODMERE          LAKE OSWEGO
        NY                  NY                  OH                 OH                  OH                 OH                 OR
------------------------------------------------------------------------------------------------------------------------------------
   1,887,483.88        2,086,167.38       2,607,708.50        2,731,885.51       2,607,708.50       3,029,908.59        2,384,190.46
------------------------------------------------------------------------------------------------------------------------------------
      6.739%              6.739%              6.739%             6.739%              6.739%             6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
       10TH                10TH                10TH               10TH                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
     798,704.14          882,778.67       1,103,473.02        1,156,019.54       1,103,473.02       1,282,130.40        1,008,889.54
     790,111.04          873,281.03       1,091,600.97        1,143,582.15       1,091,600.97       1,268,336.21          998,035.09
     781,469.68          863,730.05       1,079,662.25        1,131,074.92       1,079,662.25       1,254,464.56          987,119.69
     772,779.79          854,125.43       1,067,656.48        1,118,497.44       1,067,656.48       1,240,515.00          976,142.99
     764,041.10          844,466.88       1,055,583.29        1,105,849.34       1,055,583.29       1,226,487.11          965,104.65
     755,253.34          834,754.08       1,043,442.30        1,093,130.21       1,043,442.30       1,212,380.43          954,004.31
     746,416.23          824,986.74       1,031,233.13        1,080,339.64       1,031,233.13       1,198,194.54          942,841.64
     737,529.49          815,164.55       1,018,955.39        1,067,477.25       1,018,955.39       1,183,928.98          931,616.28
     728,592.84          805,287.20       1,006,608.71        1,054,542.62       1,006,608.71       1,169,583.31          920,327.89
     719,606.01          795,354.38         994,192.69        1,041,535.36         994,192.69       1,155,157.07          908,976.09
     710,568.70          785,365.78         981,706.94        1,028,455.05         981,706.94       1,140,649.82          897,560.55
     701,480.65          775,321.08         969,151.07        1,015,301.28         969,151.07       1,126,061.10          886,080.90
     692,341.56          765,219.97         956,524.69        1,002,073.64         956,524.69       1,111,390.46          874,536.78
     683,151.14          755,062.14         943,827.40          988,771.72         943,827.40       1,096,637.42          862,927.84
     673,909.11          744,847.26         931,058.81          975,395.10         931,058.81       1,081,801.53          851,253.70
     664,615.19          734,575.02         918,218.51          961,943.36         918,218.51       1,066,882.33          839,514.00
     655,269.06          724,245.09         905,306.10          948,416.07         905,306.10       1,051,879.34          827,708.37
     645,870.46          713,857.15         892,321.18          934,812.82         892,321.18       1,036,792.10          815,836.44
     636,419.07          703,410.88         879,263.34          921,133.17         879,263.34       1,021,620.13          803,897.84
     626,914.60          692,905.93         866,132.16          907,376.70         866,132.16       1,006,362.96          791,892.20
     617,356.76          682,342.00         852,927.25          893,542.98         852,927.25         991,020.11          779,819.13
     607,745.24          671,718.74         839,648.18          879,631.56         839,648.18         975,591.09          767,678.26
     598,079.75          661,035.82         826,294.53          865,642.03         826,294.53         960,075.43          755,469.22
     588,359.97          650,292.90         812,865.89          851,573.93         812,865.89         944,472.63          743,191.61
     578,585.61          639,489.66         799,361.84          837,426.83         799,361.84         928,782.21          730,845.05
     568,756.36          628,625.75         785,781.95          823,200.28         785,781.95         913,003.68          718,429.15
     558,871.92          617,700.83         772,125.80          808,893.83         772,125.80         897,136.54          705,943.53
     548,931.96          606,714.55         758,392.96          794,507.05         758,392.96         881,180.29          693,387.79
     538,936.18          595,666.58         744,583.00          780,039.46         744,583.00         865,134.43          680,761.54
     528,884.26          584,556.56         730,695.49          765,490.64         730,695.49         848,998.46          668,064.38
     518,775.90          573,384.15         716,729.98          750,860.10         716,729.98         832,771.87          655,295.92
     508,610.77          562,149.00         702,686.05          736,147.41         702,686.05         816,454.16          642,455.76
     498,388.55          550,850.76         688,563.25          721,352.09         688,563.25         800,044.81          629,543.48
     488,108.93          539,489.07         674,361.13          706,473.68         674,361.13         783,543.31          616,558.69
     477,771.58          528,063.57         660,079.26          691,511.72         660,079.26         766,949.14          603,500.98
     467,376.17          516,573.90         645,717.19          676,465.74         645,717.19         750,261.78          590,369.94
     456,922.39          505,019.72         631,274.46          661,335.25         631,274.46         733,480.70          577,165.16
     446,409.90          493,400.64         616,750.62          646,119.80         616,750.62         716,605.39          563,886.23
     435,838.37          481,716.32         602,145.22          630,818.90         602,145.22         699,635.30          550,532.72
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00


         94                 95                 96                  97                 98                  99                100
         --                 --                 --                  --                 --                  --                ---

      RITE AID           RITE AID           RITE AID            RITE AID           RITE AID            RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
       SALEM           BETHEL PARK        PHILADELPHIA        ELIZBETHTON         WEST VALLEY          ROANOKE            STAUNTON
         OR                 PA                 PA                  TN                 UT                  VA                 VA
------------------------------------------------------------------------------------------------------------------------------------
   6,059,817.18       2,627,576.99        2,548,103.02       1,927,220.86        3,377,603.64       2,582,872.52       2,384,190.46
------------------------------------------------------------------------------------------------------------------------------------
       6.739%             6.739%             6.739%              6.739%             6.739%              6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
        10TH               10TH               10TH                10TH               10TH                10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
   2,564,260.81       1,111,880.52        1,078,250.49         815,519.13        1,429,260.40       1,092,963.47       1,008,889.54
   2,536,672.43       1,099,918.01        1,066,649.80         806,745.12        1,413,883.27       1,081,204.49         998,035.09
   2,508,929.12       1,087,888.33        1,054,983.97         797,921.84        1,398,419.79       1,069,379.47         987,119.69
   2,481,030.00       1,075,791.09        1,043,252.62         789,049.01        1,382,869.46       1,057,488.05         976,142.99
   2,452,974.22       1,063,625.91        1,031,455.40         780,126.34        1,367,231.80       1,045,529.85         965,104.65
   2,424,760.87       1,051,392.42        1,019,591.92         771,153.57        1,351,506.33       1,033,504.49         954,004.31
   2,396,389.08       1,039,090.22        1,007,661.82         762,130.41        1,335,692.54       1,021,411.60         942,841.64
   2,367,857.96       1,026,718.94          995,664.72         753,056.58        1,319,789.95       1,009,250.80         931,616.28
   2,339,166.62       1,014,278.18          983,600.24         743,931.79        1,303,798.05         997,021.70         920,327.89
   2,310,314.15       1,001,767.56          971,468.02         734,755.76        1,287,716.34         984,723.93         908,976.09
   2,281,299.65         989,186.68          959,267.66         725,528.19        1,271,544.32         972,357.09         897,560.55
   2,252,122.21         976,535.15          946,998.79         716,248.81        1,255,281.48         959,920.81         886,080.90
   2,222,780.91         963,812.57          934,661.02         706,917.31        1,238,927.31         947,414.68         874,536.78
   2,193,274.84         951,018.54          922,253.96         697,533.41        1,222,481.30         934,838.33         862,927.84
   2,163,603.06         938,152.66          909,777.22         688,096.81        1,205,942.94         922,191.34         851,253.70
   2,133,764.66         925,214.53          897,230.42         678,607.22        1,189,311.69         909,473.34         839,514.00
   2,103,758.68         912,203.74          884,613.15         669,064.34        1,172,587.05         896,683.91         827,708.37
   2,073,584.20         899,119.88          871,925.03         659,467.86        1,155,768.48         883,822.65         815,836.44
   2,043,240.27         885,962.55          859,165.66         649,817.49        1,138,855.46         870,889.17         803,897.84
   2,012,725.92         872,731.33          846,334.63         640,112.93        1,121,847.47         857,883.06         791,892.20
   1,982,040.22         859,425.80          833,431.55         630,353.87        1,104,743.95         844,803.91         779,819.13
   1,951,182.18         846,045.55          820,456.00         620,540.00        1,087,544.39         831,651.31         767,678.26
   1,920,150.86         832,590.17          807,407.58         610,671.02        1,070,248.24         818,424.84         755,469.22
   1,888,945.26         819,059.21          794,285.89         600,746.61        1,052,854.96         805,124.10         743,191.61
   1,857,564.43         805,452.27          781,090.51         590,766.48        1,035,363.99         791,748.66         730,845.05
   1,826,007.36         791,768.92          767,821.02         580,730.29        1,017,774.80         778,298.11         718,429.15
   1,794,273.07         778,008.72          754,477.02         570,637.75        1,000,086.84         764,772.03         705,943.53
   1,762,360.57         764,171.25          741,058.07         560,488.52          982,299.54         751,169.98         693,387.79
   1,730,268.85         750,256.07          727,563.77         550,282.30          964,412.35         737,491.54         680,761.54
   1,697,996.92         736,262.74          713,993.69         540,018.77          946,424.71         723,736.29         668,064.38
   1,665,543.74         722,190.83          700,347.40         529,697.59          928,336.05         709,903.80         655,295.92
   1,632,908.32         708,039.89          686,624.47         519,318.46          910,145.81         695,993.62         642,455.76
   1,600,089.62         693,809.49          672,824.48         508,881.03          891,853.42         682,005.32         629,543.48
   1,567,086.62         679,499.16          658,946.99         498,384.99          873,458.30         667,938.47         616,558.69
   1,533,898.27         665,108.48          644,991.57         487,830.01          854,959.88         653,792.62         603,500.98
   1,500,523.55         650,636.98          630,957.77         477,215.75          836,357.57         639,567.33         590,369.94
   1,466,961.40         636,084.21          616,845.17         466,541.89          817,650.79         625,262.15         577,165.16
   1,433,210.77         621,449.71          602,653.31         455,808.08          798,838.96         610,876.64         563,886.23
   1,399,270.60         606,733.03          588,381.75         445,013.99          779,921.49         596,410.34         550,532.72
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00


            101                 102
            ---                 ---

         RITE AID            RITE AID
--------------------------------------------
      VIRGINIA BEACH           ESSEX
            VA                  VT
--------------------------------------------
       2,880,897.05        1,907,352.37
--------------------------------------------
          6.739%              6.739%
--------------------------------------------
           10TH                10TH
--------------------------------------------
       1,219,074.97          807,111.64
       1,205,959.18          798,428.08
       1,192,769.74          789,695.76
       1,179,506.22          780,914.40
       1,166,168.22          772,083.72
       1,152,755.32          763,203.46
       1,139,267.09          754,273.32
       1,125,703.12          745,293.03
       1,112,062.97          736,262.32
       1,098,346.22          727,180.88
       1,084,552.44          718,048.45
       1,070,681.19          708,864.73
       1,056,732.05          699,629.43
       1,042,704.57          690,342.28
       1,028,598.32          681,002.96
       1,014,412.84          671,611.20
       1,000,147.71          662,166.70
         985,802.46          652,669.16
         971,376.65          643,118.28
         956,869.83          633,513.76
         942,281.54          623,855.31
         927,611.33          614,142.62
         912,858.73          604,375.38
         898,023.28          594,553.29
         883,104.52          584,676.05
         868,101.98          574,743.33
         853,015.18          564,754.83
         837,843.67          554,710.24
         822,586.95          544,609.24
         807,244.55          534,451.52
         791,815.99          524,236.75
         776,300.78          513,964.61
         760,698.45          503,634.79
         745,008.50          493,246.96
         729,230.43          482,800.79
         713,363.76          472,295.96
         697,407.98          461,732.14
         681,362.59          451,108.99
         665,227.10          440,426.18
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00

                                    BALANCE

        87                  88                  89                 90                  91                 92                 93
        --                  --                  --                 --                  --                 --                 --

     RITE AID            RITE AID            RITE AID           RITE AID            RITE AID           RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
     CHAMPLAIN            RAVENA            CLEVELAND            DAYTON          N. RIDGEVILLE         WOODMERE          LAKE OSWEGO
        NY                  NY                  OH                 OH                  OH                 OH                 OR
------------------------------------------------------------------------------------------------------------------------------------
   1,887,483.88        2,086,167.38       2,607,708.50        2,731,885.51       2,607,708.50       3,029,908.59        2,384,190.46
------------------------------------------------------------------------------------------------------------------------------------
      6.739%              6.739%              6.739%             6.739%              6.739%             6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
       10TH                10TH                10TH               10TH                10TH               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00
           0.00                0.00               0.00                0.00               0.00               0.00                0.00


         94                 95                 96                  97                 98                  99                100
         --                 --                 --                  --                 --                  --                ---

      RITE AID           RITE AID           RITE AID            RITE AID           RITE AID            RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
       SALEM           BETHEL PARK        PHILADELPHIA        ELIZBETHTON         WEST VALLEY          ROANOKE            STAUNTON
         OR                 PA                 PA                  TN                 UT                  VA                 VA
------------------------------------------------------------------------------------------------------------------------------------
   6,059,817.18       2,627,576.99        2,548,103.02       1,927,220.86        3,377,603.64       2,582,872.52       2,384,190.46
------------------------------------------------------------------------------------------------------------------------------------
       6.739%             6.739%             6.739%              6.739%             6.739%              6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
        10TH               10TH               10TH                10TH               10TH                10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00
           0.00               0.00                0.00               0.00                0.00               0.00               0.00


            101                 102
            ---                 ---

         RITE AID            RITE AID
--------------------------------------------
      VIRGINIA BEACH           ESSEX
            VA                  VT
--------------------------------------------
       2,880,897.05        1,907,352.37
--------------------------------------------
          6.739%              6.739%
--------------------------------------------
           10TH                10TH
--------------------------------------------
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00
               0.00                0.00

                                    BALANCE

        103                  104                105                 106                107                108
        ---                  ---                ---                 ---                ---                ---


      RITE AID             RITE AID            RITE AID           RITE AID            RITE AID           RITE AID
--------------------------------------------------------------------------------------------------------------------------
     MIDDLEBURY           ELLENSBURG           PULLMAN             YAKIMA              BELLE            VERMILLION
         VT                   WA                  WA                 WA                  WV                 OH

--------------------------------------------------------------------------------------------------------------------------
    1,639,131.30         3,377,603.64       2,582,872.52        4,172,333.31       1,241,765.75       1,689,673.43
--------------------------------------------------------------------------------------------------------------------------
       6.739%              6.739%              6.739%             6.739%              6.739%             7.050%
--------------------------------------------------------------------------------------------------------------------------
        10TH                10TH                10TH               10TH                10TH               10TH
--------------------------------------------------------------------------------------------------------------------------
     1,636,978.75        3,373,168.08       2,579,480.62        4,166,854.09       1,240,135.03       1,686,820.80
     1,634,814.11        3,368,707.61       2,576,069.67        4,161,344.10       1,238,495.15       1,683,951.41
     1,632,637.31        3,364,222.09       2,572,639.57        4,155,803.16       1,236,846.06       1,681,065.17
     1,630,448.29        3,359,711.38       2,569,190.21        4,150,231.11       1,235,187.71       1,678,161.97
     1,628,246.98        3,355,175.34       2,565,721.47        4,144,627.77       1,233,520.05       1,675,241.71
     1,626,033.30        3,350,613.82       2,562,233.26        4,138,992.95       1,231,843.03       1,672,304.29
     1,623,807.19        3,346,026.69       2,558,725.45        4,133,326.50       1,230,156.58       1,669,349.62
     1,621,568.58        3,341,413.80       2,555,197.95        4,127,628.22       1,228,460.67       1,666,377.59
     1,619,317.40        3,336,775.00       2,551,650.63        4,121,897.94       1,226,755.23       1,663,388.10
     1,617,053.58        3,332,110.16       2,548,083.40        4,116,135.49       1,225,040.21       1,660,381.04
     1,614,777.04        3,327,419.11       2,544,496.13        4,110,340.67       1,223,315.56       1,657,356.32
     1,612,487.72        3,322,701.72       2,540,888.71        4,104,513.30       1,221,581.23       1,654,313.83
     1,610,185.54        3,317,957.84       2,537,261.04        4,098,653.22       1,219,837.15       1,651,253.46
     1,607,870.44        3,313,187.32       2,533,613.00        4,092,760.22       1,218,083.29       1,648,175.12
     1,605,542.33        3,308,390.01       2,529,944.47        4,086,834.13       1,216,319.57       1,645,078.69
     1,603,201.15        3,303,565.76       2,526,255.33        4,080,874.76       1,214,545.95       1,641,964.06
     1,600,846.82        3,298,714.41       2,522,545.48        4,074,881.92       1,212,762.36       1,638,831.14
     1,598,479.27        3,293,835.82       2,518,814.80        4,068,855.43       1,210,968.77       1,635,679.82
     1,596,098.42        3,288,929.83       2,515,063.16        4,062,795.09       1,209,165.09       1,632,509.97
     1,593,704.20        3,283,996.30       2,511,290.46        4,056,700.72       1,207,351.29       1,629,321.51
     1,591,296.54        3,279,035.05       2,507,496.56        4,050,572.13       1,205,527.31       1,626,114.31
     1,588,875.36        3,274,045.95       2,503,681.37        4,044,409.12       1,203,693.08       1,622,888.28
     1,586,440.57        3,269,028.82       2,499,844.74        4,038,211.49       1,201,848.55       1,619,643.28
     1,583,992.12        3,263,983.52       2,495,986.58        4,031,979.07       1,199,993.66       1,616,379.23
     1,581,529.92        3,258,909.89       2,492,106.74        4,025,711.64       1,198,128.35       1,613,096.00
     1,579,053.88        3,253,807.77       2,488,205.12        4,019,409.02       1,196,252.57       1,609,793.48
     1,576,563.95        3,248,676.99       2,484,281.58        4,013,071.00       1,194,366.26       1,606,471.55
     1,574,060.03        3,243,517.40       2,480,336.01        4,006,697.38       1,192,469.35       1,603,130.11
     1,571,542.05        3,238,328.83       2,476,368.29        4,000,287.98       1,190,561.79       1,599,769.04
     1,569,009.93        3,233,111.12       2,472,378.28        3,993,842.58       1,188,643.51       1,596,388.23
     1,566,463.58        3,227,864.12       2,468,365.86        3,987,360.98       1,186,714.47       1,592,987.55
     1,563,902.94        3,222,587.64       2,464,330.91        3,980,842.99       1,184,774.59       1,589,566.89
     1,561,327.92        3,217,281.54       2,460,273.31        3,974,288.39       1,182,823.82       1,586,126.13
     1,558,738.44        3,211,945.64       2,456,192.91        3,967,696.98       1,180,862.09       1,582,665.16
     1,556,134.41        3,206,579.77       2,452,089.60        3,961,068.56       1,178,889.34       1,579,183.86
     1,553,515.76        3,201,183.76       2,447,963.25        3,954,402.91       1,176,905.52       1,575,682.11
     1,550,882.41        3,195,757.46       2,443,813.72        3,947,699.82       1,174,910.55       1,572,159.78
     1,548,234.27        3,190,300.68       2,439,640.89        3,940,959.10       1,172,904.39       1,568,616.76
     1,545,571.25        3,184,813.26       2,435,444.63        3,934,180.52       1,170,886.95       1,565,052.92
     1,542,893.28        3,179,295.02       2,431,224.80        3,927,363.87       1,168,858.19       1,561,468.15
     1,540,200.27        3,173,745.79       2,426,981.27        3,920,508.94       1,166,818.03       1,557,862.31
     1,537,492.14        3,168,165.40       2,422,713.91        3,913,615.52       1,164,766.41       1,554,235.29
     1,534,768.80        3,162,553.67       2,418,422.59        3,906,683.38       1,162,703.28       1,550,586.97
     1,532,030.17        3,156,910.42       2,414,107.17        3,899,712.31       1,160,628.56       1,546,917.21

    109                110                   111                   112                113
    ---                ---                   ---                   ---                ---

                                                                                     TIME
  RITE AID            RITE AID              RITE AID              RITE AID           WARNER
-------------------------------------------------------------------------------------------------
TRAVERSE CITY    OLD ORCHARD BEACH          LANSDALE            SCHENECTADY          TAMPA
     MI                  ME                    PA                   NY                 FL                  TOTAL
                                                                                                           -----
-------------------------------------------------------------------------------------------------
1,575,114.51       1,826,132.74             2,688,537.94       1,681,245.78       3,055,623.03        646,080,530.14
-------------------------------------------------------------------------------------------------
  7.253%              7.620%                7.670%                7.740%             7.360%
-------------------------------------------------------------------------------------------------
   10TH                1ST                   1ST                   10TH               10TH
-------------------------------------------------------------------------------------------------
1,571,754.68       1,822,456.93             2,685,918.63       1,678,613.36       3,055,623.03        645,325,192.55
1,568,374.55       1,818,757.78             2,683,282.57       1,675,963.95       3,046,194.60        644,613,488.06
1,564,973.99       1,815,035.15             2,680,629.67       1,673,297.46       3,036,708.35        643,897,251.78
1,561,552.87       1,811,288.87             2,677,959.81       1,670,613.77       3,027,163.92        643,110,370.16
1,558,111.08       1,807,518.80             2,675,272.89       1,667,912.77       3,017,560.94        642,384,982.30
1,554,648.48       1,803,724.80             2,672,568.79       1,665,194.34       3,007,899.07        641,654,974.51
1,551,164.96       1,799,906.70             2,669,847.41       1,662,458.39       2,998,177.94        640,790,321.02
1,547,660.38       1,796,064.36             2,667,108.64       1,659,704.78       2,988,397.18        639,987,892.01
1,544,134.61       1,792,197.62             2,664,352.36       1,656,933.42       2,978,556.44        639,178,231.98
1,540,587.54       1,788,306.32             2,661,578.46       1,654,144.18       2,968,655.34        638,294,998.65
1,537,019.03       1,784,390.32             2,658,786.83       1,651,336.95       2,958,693.51        637,475,078.77
1,533,428.95       1,780,449.45             2,655,977.36       1,648,511.61       2,948,670.58        636,650,133.01
1,529,817.17       1,776,483.55             2,653,149.93       1,645,668.05       2,938,586.18        635,750,350.02
1,526,183.56       1,772,492.47             2,650,304.43       1,642,806.15       2,928,439.93        634,915,002.73
1,522,527.98       1,768,476.05             2,647,440.74       1,639,925.79       2,918,231.45        634,074,377.98
1,518,850.32       1,764,434.12             2,644,558.75       1,637,026.85       2,907,960.36        633,132,586.05
1,515,150.42       1,760,366.53             2,641,658.34       1,634,109.22       2,897,626.27        632,256,221.88
1,511,428.16       1,756,273.10             2,638,739.39       1,631,172.76       2,887,228.79        630,132,566.71
1,507,683.41       1,752,153.69             2,635,801.78       1,628,217.37       2,876,767.55        629,172,960.37
1,503,916.02       1,748,008.11             2,632,845.40       1,625,242.91       2,866,242.14        628,279,939.87
1,500,125.86       1,743,836.22             2,629,870.12       1,622,249.26       2,855,652.18        627,275,137.66
1,496,312.79       1,739,637.83             2,626,875.82       1,619,236.31       2,844,997.27        626,297,341.26
1,492,476.67       1,735,412.78             2,623,862.39       1,616,203.93       2,834,277.01        625,387,308.98
1,488,617.37       1,731,160.90             2,620,829.69       1,613,151.98       2,823,490.99        624,363,719.13
1,484,734.74       1,726,882.02             2,617,777.61       1,610,080.35       2,812,638.82        623,367,602.28
1,480,828.64       1,722,575.97             2,614,706.02       1,606,988.91       2,801,720.09        622,440,450.46
1,476,898.94       1,718,242.58             2,611,614.80       1,603,877.53       2,790,734.40        621,397,611.24
1,472,945.48       1,713,881.67             2,608,503.82       1,600,746.08       2,779,681.32        620,382,605.53
1,468,968.13       1,709,493.07             2,605,372.96       1,597,594.43       2,768,560.45        619,437,785.44
1,464,966.74       1,705,076.60             2,602,222.09       1,594,422.45       2,757,371.38        618,375,273.22
1,460,941.16       1,700,632.08             2,599,051.07       1,591,230.02       2,746,113.68        617,341,053.30
1,456,891.25       1,696,159.35             2,595,859.79       1,588,016.99       2,734,786.93        616,378,261.12
1,452,816.87       1,691,658.21             2,592,648.11       1,584,783.24       2,723,390.71        615,295,737.82
1,448,717.85       1,687,128.49             2,589,415.90       1,581,528.63       2,711,924.59        614,241,898.94
1,444,594.07       1,682,570.00             2,586,163.04       1,578,253.03       2,700,388.15        613,260,751.99
1,440,445.35       1,677,982.57             2,582,889.38       1,574,956.31       2,688,780.95        612,157,968.15
1,436,271.57       1,673,366.01             2,579,594.80       1,571,638.31       2,677,102.56        611,084,363.47
1,432,072.55       1,668,720.14             2,576,279.16       1,568,298.92       2,665,352.54        610,084,738.80
1,427,848.16       1,664,044.76             2,572,942.32       1,564,937.99       2,653,530.46        608,958,871.38
1,423,598.23       1,659,339.69             2,569,584.16       1,561,555.38       2,641,635.86        607,862,553.02
1,419,322.61       1,654,604.75             2,566,204.54       1,558,150.95       2,629,668.32        606,841,080.12
1,415,021.16       1,649,839.74             2,562,803.31       1,554,724.57       2,617,627.37        605,693,529.27
1,410,693.70       1,645,044.47             2,559,380.35       1,551,276.08       2,605,512.57        604,574,046.79
1,406,340.09       1,640,218.76             2,555,935.50       1,547,805.35       2,593,323.47        603,531,157.99

                                    BALANCE

        103                  104                105                 106                107                108
        ---                  ---                ---                 ---                ---                ---


      RITE AID             RITE AID            RITE AID           RITE AID            RITE AID           RITE AID
-------------------------------------------------------------------------------------------------------------------------
     MIDDLEBURY           ELLENSBURG           PULLMAN             YAKIMA              BELLE            VERMILLION
         VT                   WA                  WA                 WA                  WV                 OH

-------------------------------------------------------------------------------------------------------------------------
    1,639,131.30         3,377,603.64       2,582,872.52        4,172,333.31       1,241,765.75       1,689,673.43
-------------------------------------------------------------------------------------------------------------------------
       6.739%              6.739%              6.739%             6.739%              6.739%             7.050%
-------------------------------------------------------------------------------------------------------------------------
        10TH                10TH                10TH               10TH                10TH               10TH
-------------------------------------------------------------------------------------------------------------------------
     1,529,276.15        3,151,235.48       2,409,767.51        3,892,702.09       1,158,542.18       1,543,225.88
     1,526,506.67        3,145,528.68       2,405,403.49        3,885,652.51       1,156,444.09       1,539,512.88
     1,523,721.64        3,139,789.82       2,401,014.95        3,878,563.34       1,154,334.22       1,535,778.05
     1,520,920.97        3,134,018.74       2,396,601.77        3,871,434.35       1,152,212.50       1,532,021.29
     1,518,104.57        3,128,215.24       2,392,163.81        3,864,265.33       1,150,078.86       1,528,242.46
     1,515,272.35        3,122,379.16       2,387,700.92        3,857,056.05       1,147,933.24       1,524,441.42
     1,512,424.23        3,116,510.30       2,383,212.97        3,849,806.29       1,145,775.58       1,520,618.05
     1,509,560.11        3,110,608.48       2,378,699.82        3,842,515.81       1,143,605.79       1,516,772.22
     1,506,679.91        3,104,673.52       2,374,161.32        3,835,184.39       1,141,423.82       1,512,903.80
     1,503,783.53        3,098,705.23       2,369,597.33        3,827,811.79       1,139,229.60       1,509,012.65
     1,500,870.89        3,092,703.42       2,365,007.72        3,820,397.80       1,137,023.05       1,505,098.64
     1,497,941.89        3,086,667.91       2,360,392.33        3,812,942.16       1,134,804.11       1,501,161.63
     1,494,996.44        3,080,598.50       2,355,751.02        3,805,444.66       1,132,572.71       1,497,201.50
     1,492,034.45        3,074,495.01       2,351,083.64        3,797,905.05       1,130,328.78       1,493,218.10
     1,489,055.83        3,068,357.24       2,346,390.06        3,790,323.11       1,128,072.25       1,489,211.29
     1,486,060.48        3,062,185.00       2,341,670.11        3,782,698.58       1,125,803.05       1,485,180.95
     1,483,048.31        3,055,978.10       2,336,923.66        3,775,031.23       1,123,521.10       1,481,126.93
     1,480,019.22        3,049,736.35       2,332,150.55        3,767,320.83       1,121,226.33       1,477,049.09
     1,476,973.12        3,043,459.54       2,327,350.64        3,759,567.12       1,118,918.68       1,472,947.29
     1,473,909.91        3,037,147.48       2,322,523.78        3,751,769.88       1,116,598.08       1,468,821.40
     1,470,829.51        3,030,799.97       2,317,669.80        3,743,928.84       1,114,264.43       1,464,671.26
     1,467,731.80        3,024,416.82       2,312,788.57        3,736,043.77       1,111,917.69       1,460,496.75
     1,464,616.70        3,017,997.82       2,307,879.93        3,728,114.42       1,109,557.76       1,456,297.71
     1,461,484.10        3,011,542.78       2,302,943.71        3,720,140.54       1,107,184.58       1,452,074.00
     1,458,333.91        3,005,051.48       2,297,979.78        3,712,121.88       1,104,798.08       1,447,825.47
     1,455,166.03        2,998,523.73       2,292,987.97        3,704,058.19       1,102,398.17       1,443,551.98
     1,451,980.36        2,991,959.32       2,287,968.13        3,695,949.21       1,099,984.78       1,439,253.39
     1,448,776.80        2,985,358.04       2,282,920.10        3,687,794.70       1,097,557.85       1,434,929.55
     1,445,555.25        2,978,719.69       2,277,843.72        3,679,594.39       1,095,117.28       1,430,580.30
     1,442,315.61        2,972,044.07       2,272,738.83        3,671,348.02       1,092,663.00       1,426,205.50
     1,439,057.77        2,965,330.95       2,267,605.27        3,663,055.35       1,090,194.95       1,421,804.99
     1,435,781.64        2,958,580.14       2,262,442.89        3,654,716.11       1,087,713.03       1,417,378.64
     1,432,487.11        2,951,791.41       2,257,251.51        3,646,330.04       1,085,217.17       1,412,926.28
     1,429,174.08        2,944,964.56       2,252,030.98        3,637,896.87       1,082,707.30       1,408,447.76
     1,425,842.44        2,938,099.37       2,246,781.13        3,629,416.34       1,080,183.34       1,403,942.93
     1,422,492.10        2,931,195.62       2,241,501.79        3,620,888.19       1,077,645.20       1,399,411.63
     1,419,122.93        2,924,253.11       2,236,192.82        3,612,312.14       1,075,092.80       1,394,853.72
     1,415,734.85        2,917,271.61       2,230,854.02        3,603,687.94       1,072,526.07       1,390,269.02
     1,412,327.74        2,910,250.90       2,225,485.25        3,595,015.30       1,069,944.93       1,385,657.39
     1,408,901.50        2,903,190.76       2,220,086.32        3,586,293.96       1,067,349.29       1,381,018.67
     1,405,456.02        2,896,090.98       2,214,657.07        3,577,523.63       1,064,739.08       1,376,352.70
     1,401,991.18        2,888,951.32       2,209,197.34        3,568,704.06       1,062,114.21       1,371,659.31
     1,398,506.89        2,881,771.57       2,203,706.94        3,559,834.96       1,059,474.59       1,366,938.35
     1,395,003.03        2,874,551.50       2,198,185.71        3,550,916.05       1,056,820.16       1,362,189.65
     1,391,479.50        2,867,290.88       2,192,633.48        3,541,947.05       1,054,150.81       1,357,413.05
     1,387,936.18        2,859,989.49       2,187,050.06        3,532,927.68       1,051,466.48       1,352,608.40
     1,384,372.95        2,852,647.10       2,181,435.29        3,523,857.67       1,048,767.07       1,347,775.51
     1,380,789.72        2,845,263.47       2,175,788.99        3,514,736.72       1,046,052.50       1,342,914.23
     1,377,186.37        2,837,838.37       2,170,110.98        3,505,564.54       1,043,322.69       1,338,024.39
     1,373,562.78        2,830,371.58       2,164,401.08        3,496,340.86       1,040,577.54       1,333,105.83
     1,369,918.83        2,822,862.85       2,158,659.11        3,487,065.37       1,037,816.98       1,328,158.36
     1,366,254.43        2,815,311.96       2,152,884.90        3,477,737.80       1,035,040.92       1,323,181.83
     1,362,569.45        2,807,718.66       2,147,078.27        3,468,357.85       1,032,249.27       1,318,176.07
     1,358,863.77        2,800,082.72       2,141,239.02        3,458,925.22       1,029,441.94       1,313,140.89
     1,355,137.28        2,792,403.90       2,135,366.98        3,449,439.62       1,026,618.84       1,308,076.13
     1,351,389.87        2,784,681.96       2,129,461.97        3,439,900.74       1,023,779.89       1,302,981.62
     1,347,621.41        2,776,916.65       2,123,523.79        3,430,308.30       1,020,925.00       1,297,857.18
     1,343,831.79        2,769,107.73       2,117,552.27        3,420,661.99       1,018,054.07       1,292,702.63
     1,340,020.88        2,761,254.95       2,111,547.21        3,410,961.51       1,015,167.03       1,287,517.80

     109                110                   111                   112                113
     ---                ---                   ---                   ---                ---

                                                                                       TIME
   RITE AID            RITE AID              RITE AID              RITE AID           WARNER
--------------------------------------------------------------------------------------------------
 TRAVERSE CITY    OLD ORCHARD BEACH          LANSDALE            SCHENECTADY           TAMPA
      MI                  ME                    PA                   NY                 FL                 TOTAL
                                                                                                           -----
--------------------------------------------------------------------------------------------------
 1,575,114.51       1,826,132.74             2,688,537.94       1,681,245.78       3,055,623.03        646,080,530.14
--------------------------------------------------------------------------------------------------
   7.253%              7.620%                7.670%                7.740%             7.360%
--------------------------------------------------------------------------------------------------
    10TH                1ST                   1ST                   10TH               10TH
--------------------------------------------------------------------------------------------------
 1,401,960.16       1,635,362.40             2,552,468.64       1,544,312.23       2,581,059.60        602,359,994.10
 1,397,553.76       1,630,475.20             2,548,979.62       1,540,796.59       2,568,720.52        601,090,966.30
 1,393,120.73       1,625,556.96             2,545,468.30       1,537,258.27       2,556,305.76        600,028,186.94
 1,388,660.90       1,620,607.50             2,541,934.53       1,533,697.12       2,543,814.86        598,835,086.85
 1,384,174.12       1,615,626.61             2,538,378.18       1,530,113.01       2,531,247.34        597,542,393.10
 1,379,660.22       1,610,614.09             2,534,799.10       1,526,505.78       2,518,602.74        596,454,184.92
 1,375,119.04       1,605,569.74             2,531,197.14       1,522,875.28       2,505,880.59        595,233,179.04
 1,370,550.41       1,600,493.36             2,527,572.16       1,519,221.37       2,493,080.42        593,910,648.80
 1,365,954.16       1,595,384.74             2,523,924.01       1,515,543.88       2,480,201.73        592,772,928.79
 1,361,330.14       1,590,243.68             2,520,252.54       1,511,842.68       2,467,244.05        591,499,936.54
 1,356,678.16       1,585,069.98             2,516,557.60       1,508,117.61       2,454,206.90        590,123,424.07
 1,351,998.07       1,579,863.42             2,512,839.05       1,504,368.50       2,441,089.79        588,961,800.49
 1,347,289.69       1,574,623.81             2,509,096.73       1,500,595.22       2,427,892.23        587,662,545.37
 1,342,552.86       1,569,350.92             2,505,330.49       1,496,797.60       2,414,613.72        586,221,981.90
 1,337,787.39       1,564,044.54             2,499,559.84       1,492,975.49       2,401,253.77        585,036,213.42
 1,332,993.12       1,558,704.48             2,493,752.30       1,489,128.72       2,387,811.88        583,710,601.26
 1,328,169.87       1,553,330.50             2,487,907.64       1,485,257.14       2,374,287.55        582,241,094.59
 1,323,317.47       1,547,922.40             2,482,025.63       1,481,360.59       2,360,680.27        581,032,950.27
 1,318,435.74       1,542,479.96             2,476,106.02       1,477,438.90       2,346,989.52        579,682,350.25
 1,313,524.51       1,537,002.95             2,470,148.57       1,473,491.92       2,333,214.81        578,185,102.29
 1,308,583.59       1,531,491.17             2,464,153.05       1,469,519.49       2,319,355.62        576,953,896.82
 1,303,612.81       1,525,944.39             2,458,119.21       1,465,521.43       2,305,411.42        575,577,766.08
 1,298,611.98       1,520,362.39             2,452,046.79       1,461,497.58       2,291,381.70        574,052,290.11
 1,293,580.93       1,514,744.94             2,445,935.57       1,457,447.78       2,277,265.92        572,797,620.98
 1,288,519.47       1,509,091.82             2,439,785.28       1,453,371.86       2,263,063.57        571,393,007.89
 1,283,427.41       1,503,402.80             2,433,595.69       1,449,269.65       2,248,774.12        569,836,203.21
 1,278,304.58       1,497,677.66             2,427,366.53       1,445,140.97       2,234,397.02        568,555,041.04
 1,273,150.79       1,491,916.17             2,421,097.56       1,440,985.67       2,219,931.74        567,124,067.03
 1,267,965.84       1,486,118.08             2,414,788.52       1,436,803.57       2,205,377.74        565,538,127.69
 1,262,749.56       1,480,283.18             2,408,439.15       1,432,594.49       2,190,734.48        564,232,769.08
 1,257,501.75       1,474,411.23             2,402,049.20       1,428,358.27       2,176,001.40        562,774,804.17
 1,252,222.22       1,468,501.99             2,395,618.41       1,424,094.72       2,161,177.97        561,158,910.23
 1,246,910.78       1,462,555.23             2,389,146.51       1,419,803.67       2,146,263.61        559,828,621.95
 1,241,567.23       1,456,570.71             2,382,633.25       1,415,484.94       2,131,257.78        558,107,146.66
 1,236,191.39       1,450,548.18             2,376,078.36       1,411,138.36       2,116,159.91        556,460,770.96
 1,230,783.06       1,444,487.41             2,369,481.57       1,406,763.75       2,100,969.45        555,105,116.15
 1,225,342.04       1,438,388.16             2,362,842.62       1,402,360.91       2,085,685.82        553,351,519.05
 1,219,868.13       1,432,250.17             2,356,161.23       1,397,929.68       2,070,308.44        551,674,035.87
 1,214,361.14       1,426,073.21             2,349,437.14       1,393,469.87       2,054,836.75        550,292,480.37
 1,208,820.86       1,419,857.02             2,342,670.06       1,388,981.29       2,039,270.17        548,506,315.38
 1,203,247.09       1,413,601.37             2,335,859.74       1,384,463.76       2,023,608.12        546,797,409.65
 1,197,639.64       1,407,305.98             2,329,005.89       1,379,917.09       2,007,850.00        545,389,733.58
 1,191,998.29       1,400,970.63             2,322,108.23       1,375,341.09       1,991,995.23        543,570,253.53
 1,186,322.85       1,394,595.04             2,315,166.48       1,370,735.58       1,976,043.22        541,829,047.75
 1,180,613.10       1,388,178.97             2,308,180.36       1,366,100.37       1,959,993.37        540,394,466.96
 1,174,868.84       1,381,722.16             2,301,149.59       1,361,435.25       1,943,845.09        538,540,970.46
 1,169,089.87       1,375,224.34             2,294,073.88       1,356,740.05       1,927,597.76        536,766,894.56
 1,163,275.96       1,368,685.27             2,286,952.95       1,352,014.56       1,911,250.78        535,304,936.13
 1,157,426.91       1,362,104.67             2,279,786.50       1,347,258.60       1,894,803.53        533,416,827.21
 1,151,542.52       1,355,482.28             2,272,574.24       1,342,471.96       1,878,255.42        531,609,207.34
 1,145,622.55       1,348,817.84             2,265,315.89       1,337,654.44       1,861,605.80        530,119,295.45
 1,139,666.80       1,342,111.09             2,258,011.14       1,332,805.85       1,844,854.07        528,196,088.78
 1,133,675.06       1,335,361.74             2,250,659.71       1,327,925.99       1,827,999.60        526,354,576.65
 1,127,647.10       1,328,569.54             2,243,261.29       1,323,014.65       1,811,041.75        524,836,465.44
 1,121,582.71       1,321,734.21             2,235,815.57       1,318,071.64       1,793,979.89        522,874,659.96
 1,115,481.66       1,314,855.47             2,228,322.27       1,313,096.74       1,776,813.39        520,995,602.84
 1,109,343.74       1,307,933.05             2,220,781.08       1,308,089.75       1,759,541.60        519,445,293.93
 1,103,168.72       1,300,966.68             2,213,191.68       1,303,050.47       1,742,163.87        517,446,355.49
 1,096,956.37       1,293,956.06             2,205,553.77       1,297,978.69       1,724,679.56        515,529,307.70

                                    BALANCE

        103                  104                105                 106                107                108
        ---                  ---                ---                 ---                ---                ---


      RITE AID             RITE AID            RITE AID           RITE AID            RITE AID           RITE AID
--------------------------------------------------------------------------------------------------------------------------
     MIDDLEBURY           ELLENSBURG           PULLMAN             YAKIMA              BELLE            VERMILLION
         VT                   WA                  WA                 WA                  WV                 OH

--------------------------------------------------------------------------------------------------------------------------
    1,639,131.30         3,377,603.64       2,582,872.52        4,172,333.31       1,241,765.75       1,689,673.43
--------------------------------------------------------------------------------------------------------------------------
       6.739%              6.739%              6.739%             6.739%              6.739%             7.050%
--------------------------------------------------------------------------------------------------------------------------
        10TH                10TH                10TH               10TH                10TH               10TH
--------------------------------------------------------------------------------------------------------------------------
     1,336,188.58        2,753,358.08       2,105,508.42        3,401,206.55       1,012,263.76       1,282,302.50
     1,332,334.75        2,745,416.86       2,099,435.73        3,391,396.81       1,009,344.20       1,277,056.57
     1,328,459.28        2,737,431.05       2,093,328.93        3,381,531.98       1,006,408.24       1,271,779.82
     1,324,562.04        2,729,400.38       2,087,187.84        3,371,611.75       1,003,455.79       1,266,472.06
     1,320,642.92        2,721,324.62       2,081,012.26        3,361,635.81       1,000,486.76       1,261,133.13
     1,316,701.79        2,713,203.51       2,074,801.99        3,351,603.85         997,501.06       1,255,762.82
     1,312,738.53        2,705,036.78       2,068,556.86        3,341,515.54         994,498.59       1,250,360.97
     1,308,753.01        2,696,824.20       2,062,276.65        3,331,370.59         991,479.25       1,244,927.38
     1,304,745.11        2,688,565.50       2,055,961.17        3,321,168.66         988,442.97       1,239,461.87
     1,300,714.70        2,680,260.41       2,049,610.22        3,310,909.44         985,389.63       1,233,964.25
     1,296,661.66        2,671,908.69       2,043,223.61        3,300,592.61         982,319.14       1,228,434.33
     1,292,585.85        2,663,510.06       2,036,801.14        3,290,217.83         979,231.41       1,222,871.92
     1,288,487.16        2,655,064.27       2,030,342.59        3,279,784.80         976,126.34       1,217,276.83
     1,284,365.45        2,646,571.05       2,023,847.78        3,269,293.17         973,003.83       1,211,648.87
     1,280,220.59        2,638,030.13       2,017,316.49        3,258,742.63         969,863.79       1,205,987.85
     1,276,052.46        2,629,441.25       2,010,748.52        3,248,132.84         966,706.12       1,200,293.57
     1,271,860.92        2,620,804.13       2,004,143.67        3,237,463.46         963,530.71       1,194,565.83
     1,267,645.84        2,612,118.51       1,997,501.73        3,226,734.16         960,337.46       1,188,804.45
     1,263,407.08        2,603,384.11       1,990,822.48        3,215,944.61         957,126.29       1,183,009.21
     1,259,144.53        2,594,600.66       1,984,105.73        3,205,094.47         953,897.08       1,177,179.93
     1,254,858.03        2,585,767.89       1,977,351.26        3,194,183.40         950,649.74       1,171,316.41
     1,250,547.47        2,576,885.51       1,970,558.85        3,183,211.05         947,384.16       1,165,418.43
     1,246,212.69        2,567,953.25       1,963,728.30        3,172,177.08         944,100.24       1,159,485.80
     1,241,853.57        2,558,970.83       1,956,859.40        3,161,081.15         940,797.88       1,153,518.32
     1,237,469.98        2,549,937.96       1,949,951.91        3,149,922.91         937,476.97       1,147,515.78
     1,233,061.76        2,540,854.37       1,943,005.64        3,138,702.00         934,137.42       1,141,477.98
     1,228,628.79        2,531,719.76       1,936,020.35        3,127,418.08         930,779.11       1,135,404.70
     1,224,170.93        2,522,533.86       1,928,995.84        3,116,070.78         927,401.94       1,129,295.74
     1,219,688.03        2,513,296.37       1,921,931.88        3,104,659.77         924,005.80       1,123,150.90
     1,215,179.95        2,504,007.00       1,914,828.25        3,093,184.67         920,590.60       1,116,969.95
     1,210,646.56        2,494,665.47       1,907,684.72        3,081,645.13         917,156.21       1,110,752.69
     1,206,087.71        2,485,271.47       1,900,501.08        3,070,040.79         913,702.54       1,104,498.90
     1,201,503.26        2,475,824.72       1,893,277.10        3,058,371.27         910,229.47       1,098,208.37
     1,196,893.06        2,466,324.92       1,886,012.55        3,046,636.23         906,736.89       1,091,880.88
     1,192,256.97        2,456,771.77       1,878,707.20        3,034,835.28         903,224.71       1,085,516.22
     1,187,594.85        2,447,164.97       1,871,360.83        3,022,968.06         899,692.80       1,079,114.17
     1,182,906.54        2,437,504.22       1,863,973.20        3,011,034.19         896,141.05       1,072,674.51
     1,178,191.91        2,427,789.22       1,856,544.08        2,999,033.31         892,569.36       1,066,197.01
     1,173,450.80        2,418,019.66       1,849,073.24        2,986,965.03         888,977.61       1,059,681.46
     1,168,683.06        2,408,195.24       1,841,560.45        2,974,828.98         885,365.69       1,053,127.63
     1,163,888.55        2,398,315.64       1,834,005.47        2,962,624.77         881,733.49       1,046,535.29
     1,159,067.11        2,388,380.56       1,826,408.06        2,950,352.03         878,080.88       1,039,904.23
     1,154,218.60        2,378,389.69       1,818,767.98        2,938,010.36         874,407.77       1,033,234.20
     1,149,342.86        2,368,342.71       1,811,085.00        2,925,599.39         870,714.03       1,026,524.99
     1,144,439.74        2,358,239.31       1,803,358.87        2,913,118.72         866,999.54       1,019,776.37
     1,139,509.08        2,348,079.16       1,795,589.35        2,900,567.96         863,264.20       1,012,988.09
     1,134,550.73        2,337,861.97       1,787,776.20        2,887,946.71         859,507.88       1,006,159.94
     1,129,564.54        2,327,587.39       1,779,919.18        2,875,254.59         855,730.46         999,291.67
     1,124,550.35        2,317,255.11       1,772,018.03        2,862,491.19         851,931.83         992,383.05
     1,119,508.00        2,306,864.81       1,764,072.50        2,849,656.11         848,111.87         985,433.84
     1,114,437.33        2,296,416.16       1,756,082.36        2,836,748.96         844,270.45         978,443.80
     1,109,338.18        2,285,908.83       1,748,047.35        2,823,769.32         840,407.46         971,412.70
     1,104,210.40        2,275,342.49       1,739,967.21        2,810,716.79         836,522.78         964,340.29
     1,099,053.82        2,264,716.82       1,731,841.69        2,797,590.95         832,616.28         957,226.33
     1,093,868.28        2,254,031.47       1,723,670.55        2,784,391.41         828,687.85         950,070.57
     1,088,653.63        2,243,286.11       1,715,453.52        2,771,117.74         824,737.35         942,872.78
     1,083,409.68        2,232,480.41       1,707,190.34        2,757,769.52         820,764.67         935,632.69
     1,078,136.29        2,221,614.03       1,698,880.75        2,744,346.34         816,769.68         928,350.08
     1,072,833.29        2,210,686.63       1,690,524.50        2,730,847.79         812,752.25         921,024.67

    109                110                    111                   112                113
    ---                ---                    ---                   ---                ---

                                                                                      TIME
  RITE AID            RITE AID               RITE AID             RITE AID           WARNER
-------------------------------------------------------------------------------------------------
TRAVERSE CITY    OLD ORCHARD BEACH           LANSDALE           SCHENECTADY           TAMPA
     MI                  ME                     PA                   NY                FL                 TOTAL
                                                                                                          -----
-------------------------------------------------------------------------------------------------
1,575,114.51       1,826,132.74             2,688,537.94       1,681,245.78       3,055,623.03        646,080,530.14
-------------------------------------------------------------------------------------------------
  7.253%              7.620%                7.670%                7.740%             7.360%
-------------------------------------------------------------------------------------------------
   10TH                1ST                   1ST                   10TH               10TH
-------------------------------------------------------------------------------------------------
1,090,706.48       1,286,900.94             2,197,867.05       1,292,874.19       1,707,088.02        513,947,320.22
1,084,418.81       1,279,801.01             2,190,131.19       1,287,736.77       1,689,388.58        511,908,942.29
1,078,093.14       1,272,655.99             2,182,345.89       1,282,566.21       1,671,580.58        509,802,951.76
1,071,729.23       1,265,465.61             2,174,510.82       1,277,362.30       1,653,663.36        508,190,699.72
1,065,326.86       1,258,229.57             2,166,625.68       1,272,124.83       1,635,636.25        506,114,401.07
1,058,885.80       1,250,947.57             2,158,690.14       1,266,853.57       1,617,498.57        503,969,074.53
1,052,405.80       1,243,619.34             2,150,703.88       1,261,548.32       1,599,249.65        502,320,109.70
1,045,886.64       1,236,244.57             2,142,666.57       1,256,208.85       1,580,888.80        500,198,810.06
1,039,328.07       1,228,822.98             2,134,577.89       1,250,834.93       1,562,415.34        486,792,749.79
1,032,729.86       1,221,354.25             2,126,437.51       1,245,426.36       1,543,828.57        485,142,691.84
1,026,091.77       1,213,838.10             2,118,245.10       1,239,982.90       1,525,127.81        483,012,336.04
1,019,413.56       1,206,274.22             2,110,000.33       1,234,504.33       1,506,312.35        478,056,657.25
1,012,694.99       1,198,662.31             2,101,702.86       1,228,990.42       1,487,381.48        476,387,065.89
1,005,935.80       1,191,002.07             2,093,352.35       1,223,440.95       1,468,334.51        474,228,954.38
  999,135.77       1,183,293.18             2,084,948.47       1,217,855.68       1,449,170.71        471,954,638.11
  992,294.63       1,175,535.35             2,074,312.53       1,212,234.39       1,429,889.38        470,250,878.98
  985,412.15       1,167,728.24             2,063,608.60       1,206,576.84       1,410,489.79        468,050,385.85
  978,488.06       1,159,871.57             2,052,836.26       1,200,882.81       1,390,971.21        465,731,295.84
  971,522.13       1,151,965.00             2,041,995.07       1,195,152.04       1,371,332.92        463,995,209.67
  964,514.09       1,144,008.23             2,031,084.58       1,189,384.31       1,351,574.18        461,753,570.71
  957,463.69       1,136,000.93             2,020,104.35       1,183,579.38       1,331,694.26        459,390,738.47
  950,370.68       1,127,942.79             2,009,053.95       1,177,737.01       1,311,692.40        457,621,375.35
  943,234.80       1,119,833.48             1,997,932.91       1,171,856.95       1,291,567.87        455,337,727.34
  936,055.79       1,111,672.67             1,986,740.79       1,165,938.97       1,271,319.91        452,930,373.41
  928,833.39       1,103,460.04             1,975,477.14       1,159,982.81       1,250,947.76        451,127,142.14
  921,567.33       1,095,195.26             1,964,141.49       1,153,988.24       1,230,450.66        448,797,837.32
  914,257.36       1,086,878.00             1,952,733.39       1,147,955.01       1,209,827.84        446,342,137.20
  906,903.20       1,078,507.93             1,941,252.37       1,141,882.86       1,189,078.54        444,501,388.71
  899,504.59       1,070,084.70             1,929,697.96       1,135,771.54       1,168,201.97        442,128,669.89
  892,061.27       1,061,607.99             1,918,069.71       1,129,620.81       1,147,197.36        439,626,970.22
  884,572.96       1,053,077.45             1,906,367.13       1,123,430.40       1,126,063.93        437,751,264.16
  877,039.38       1,044,492.74             1,894,589.76       1,117,200.07       1,104,800.87        425,547,870.16
  869,460.28       1,035,853.52             1,882,737.10       1,110,929.55       1,083,407.41        423,049,770.00
  861,835.36       1,027,159.44             1,870,808.69       1,104,618.58       1,061,882.72        421,189,204.02
  854,164.35       1,018,410.15             1,858,804.04       1,098,266.91       1,040,226.03        418,497,417.73
  846,446.99       1,009,605.31             1,846,722.65       1,091,874.28       1,018,436.50        415,952,172.91
  838,682.97       1,000,744.55             1,834,564.05       1,085,440.40         996,513.33        414,055,908.17
  830,872.03         991,827.53             1,822,327.73       1,078,965.03         974,455.70        411,314,079.70
  823,013.88         982,853.88             1,810,013.20       1,072,447.90         952,262.78        408,720,733.91
  815,108.23         973,823.26             1,797,619.96       1,065,888.73         929,933.74        406,788,020.03
  807,154.80         964,735.28             1,785,147.51       1,059,287.25         907,467.76        403,995,412.77
  799,153.30         955,589.60             1,772,595.34       1,052,643.19         884,863.98        401,353,403.10
  791,103.44         946,385.85             1,759,962.94       1,045,956.28         862,121.57        399,383,889.11
  783,004.92         937,123.65             1,747,249.79       1,039,226.24         839,239.66        396,539,378.56
  774,857.45         927,802.63             1,734,455.39       1,032,452.79         816,217.42        393,847,421.59
  766,660.74         918,422.43             1,721,579.21       1,025,635.65         793,053.97        391,840,034.77
  758,414.48         908,982.66             1,708,620.73       1,018,774.54         769,748.46        388,942,551.96
  750,118.39         899,482.95             1,695,579.43       1,011,869.18         746,300.00        386,199,753.03
  741,772.15         889,922.92             1,682,454.76       1,004,919.27         722,707.73        384,153,816.51
  733,375.46         880,302.18             1,669,246.21         997,924.54         698,970.76        381,202,423.75
  724,928.03         870,620.35             1,655,953.24         990,884.69         675,088.20        378,407,752.66
  716,429.53         860,877.04             1,642,575.30         983,799.44         651,059.16        376,322,456.72
  707,879.67         851,071.86             1,629,111.85         976,668.49         626,882.74        373,316,354.45
  699,278.13         841,204.41             1,615,562.35         969,491.54         602,558.04        370,469,193.03
  690,624.61         831,274.31             1,601,926.25         962,268.30         578,084.15        368,345,505.61
  681,918.78         821,281.15             1,588,202.99         954,998.47         553,460.15        365,324,239.40
  673,160.33         811,224.54             1,574,392.01         947,681.75         528,685.13        362,464,191.59
  664,348.94         801,104.06             1,560,492.76         940,317.84         503,758.15        360,339,022.39
  655,484.30         790,919.32             1,546,504.67         932,906.43         478,678.29        357,260,934.32

                                    BALANCE

        103                  104                105                 106                107                108
        ---                  ---                ---                 ---                ---                ---


      RITE AID             RITE AID            RITE AID           RITE AID            RITE AID           RITE AID
--------------------------------------------------------------------------------------------------------------------------
     MIDDLEBURY           ELLENSBURG           PULLMAN             YAKIMA              BELLE            VERMILLION
         VT                   WA                  WA                 WA                  WV                 OH

--------------------------------------------------------------------------------------------------------------------------
    1,639,131.30         3,377,603.64       2,582,872.52        4,172,333.31       1,241,765.75       1,689,673.43
--------------------------------------------------------------------------------------------------------------------------
       6.739%              6.739%              6.739%             6.739%              6.739%             7.050%
--------------------------------------------------------------------------------------------------------------------------
        10TH                10TH                10TH               10TH                10TH               10TH
--------------------------------------------------------------------------------------------------------------------------
     1,067,500.50        2,199,697.85       1,682,121.33        2,717,273.42         808,712.26         913,656.23
     1,062,137.76        2,188,647.37       1,673,670.96        2,703,622.83         804,649.58         906,244.50
     1,056,744.91        2,177,534.83       1,665,173.14        2,689,895.57         800,564.09         898,789.23
     1,051,321.77        2,166,359.88       1,656,627.59        2,676,091.23         796,455.66         891,290.16
     1,045,868.18        2,155,122.18       1,648,034.06        2,662,209.36         792,324.15         883,747.03
     1,040,383.96        2,143,821.36       1,639,392.26        2,648,249.53         788,169.44         876,159.58
     1,034,868.95        2,132,457.09       1,630,701.94        2,634,211.31         783,991.40         868,527.56
     1,029,322.96        2,121,028.99       1,621,962.81        2,620,094.25         779,789.89         860,850.70
     1,023,745.82        2,109,536.72       1,613,174.60        2,605,897.92         775,564.79         853,128.73
     1,018,137.37        2,097,979.90       1,604,337.04        2,591,621.85         771,315.96         845,361.41
     1,012,497.42        2,086,358.19       1,595,449.85        2,577,265.62         767,043.28         837,548.44
     1,006,825.80        2,074,671.21       1,586,512.75        2,562,828.76         762,746.59         829,689.58
     1,001,122.32        2,062,918.60       1,577,525.46        2,548,310.83         758,425.78         821,784.55
       995,386.82        2,051,099.98       1,568,487.70        2,533,711.37         754,080.70         813,833.07
       989,619.11        2,039,215.00       1,559,399.19        2,519,029.92         749,711.23         805,834.88
       983,819.00        2,027,263.27       1,550,259.63        2,504,266.03         745,317.21         797,789.70
       977,986.33        2,015,244.42       1,541,068.75        2,489,419.22         740,898.52         789,697.26
       972,120.89        2,003,158.08       1,531,826.26        2,474,489.03         736,455.01         781,557.27
       966,222.52        1,991,003.86       1,522,531.86        2,459,475.00         731,986.55         773,369.46
       960,291.03        1,978,781.39       1,513,185.26        2,444,376.65         727,492.99         765,133.54
       954,326.22        1,966,490.27       1,503,786.18        2,429,193.51         722,974.20         756,849.24
       948,327.92        1,954,130.14       1,494,334.31        2,413,925.11         718,430.03         748,516.27
       942,295.93        1,941,700.59       1,484,829.36        2,398,570.96         713,860.35         740,134.34
       936,230.07        1,929,201.23       1,475,271.04        2,383,130.58         709,265.00         731,703.17
       930,130.14        1,916,631.68       1,465,659.03        2,367,603.50         704,643.84         723,222.47
       923,995.95        1,903,991.55       1,455,993.05        2,351,989.21         699,996.73         714,691.94
       917,827.32        1,891,280.43       1,446,272.79        2,336,287.24         695,323.53         706,111.30
       911,624.05        1,878,497.92       1,436,497.93        2,320,497.09         690,624.08         697,480.24
       905,385.94        1,865,643.64       1,426,668.19        2,304,618.27         685,898.24         688,798.48
       899,112.79        1,852,717.16       1,416,783.24        2,288,650.27         681,145.86         680,065.71
       892,804.42        1,839,718.09       1,406,842.77        2,272,592.60         676,366.79         671,281.63
       886,460.62        1,826,646.02       1,396,846.49        2,256,444.75         671,560.88         662,445.95
       880,081.20        1,813,500.54       1,386,794.07        2,240,206.22         666,727.99         653,558.36
       873,665.95        1,800,281.24       1,376,685.19        2,223,876.49         661,867.95         644,618.56
       867,214.67        1,786,987.70       1,366,519.54        2,207,455.06         656,980.62         635,626.23
       860,727.16        1,773,619.50       1,356,296.81        2,190,941.41         652,065.85         626,581.08
       854,203.22        1,760,176.23       1,346,016.67        2,174,335.02         647,123.47         617,482.78
       847,642.64        1,746,657.47       1,335,678.79        2,157,635.38         642,153.34         608,331.03
       841,045.22        1,733,062.79       1,325,282.86        2,140,841.95         637,155.29         599,125.52
       834,410.75        1,719,391.76       1,314,828.55        2,123,954.21         632,129.18         589,865.92
       827,739.03        1,705,643.96       1,304,315.53        2,106,971.63         627,074.84         580,551.92
       821,029.83        1,691,818.95       1,293,743.47        2,089,893.68         621,992.12         571,183.20
       814,282.96        1,677,916.30       1,283,112.03        2,072,719.83         616,880.85         561,759.45
       807,498.19        1,663,935.58       1,272,420.90        2,055,449.53         611,740.88         552,280.32
       800,675.33        1,649,876.34       1,261,669.72        2,038,082.24         606,572.05         542,745.51
       793,814.15        1,635,738.15       1,250,858.17        2,020,617.42         601,374.19         533,154.68
       786,914.44        1,621,520.57       1,239,985.90        2,003,054.52         596,147.13         523,507.50
       779,975.98        1,607,223.14       1,229,052.57        1,985,392.99         590,890.73         513,803.65
       772,998.55        1,592,845.41       1,218,057.85        1,967,632.28         585,604.80         504,042.79
       765,981.94        1,578,386.95       1,207,001.38        1,949,771.82         580,289.19         494,224.58
       758,925.93        1,563,847.29       1,195,882.82        1,931,811.07         574,943.73         484,348.69
       751,830.29        1,549,225.97       1,184,701.81        1,913,749.44         569,568.25         474,414.77
       744,694.80        1,534,522.55       1,173,458.02        1,895,586.39         564,162.58         464,422.50
       737,519.25        1,519,736.55       1,162,151.09        1,877,321.34         558,726.55         454,371.52
       730,303.39        1,504,867.52       1,150,780.65        1,858,953.71         553,259.99         444,261.50
       723,047.01        1,489,914.98       1,139,346.37        1,840,482.94         547,762.74         434,092.07
       715,749.89        1,474,878.48       1,127,847.87        1,821,908.43         542,234.61         423,862.90
       708,411.78        1,459,757.53       1,116,284.79        1,803,229.62         536,675.44         413,573.64
       701,032.46        1,444,551.66       1,104,656.78        1,784,445.90         531,085.05         403,223.92

    109                110                   111                   112                113
    ---                ---                   ---                   ---                ---

                                                                                      TIME
  RITE AID            RITE AID               RITE AID            RITE AID            WARNER
-------------------------------------------------------------------------------------------------
TRAVERSE CITY    OLD ORCHARD BEACH           LANSDALE           SCHENECTADY           TAMPA
     MI                  ME                     PA                  NY                 FL                 TOTAL
                                                                                                          -----
-------------------------------------------------------------------------------------------------
1,575,114.51       1,826,132.74             2,688,537.94       1,681,245.78       3,055,623.03        646,080,530.14
-------------------------------------------------------------------------------------------------
  7.253%              7.620%                7.670%                7.740%             7.360%
-------------------------------------------------------------------------------------------------
   10TH                1ST                   1ST                   10TH               10TH
-------------------------------------------------------------------------------------------------
  646,566.07         780,669.91             1,532,427.17         925,447.21         453,444.60        354,344,136.10
  637,593.95         770,355.42             1,518,259.70         917,939.89         428,056.15        352,175,835.91
  628,567.59         759,975.42             1,504,001.67         910,384.14         402,511.98        349,038,158.16
  619,486.68         749,529.52             1,489,652.51         902,779.66         376,811.14        345,884,377.90
  610,350.88         739,017.28             1,475,211.63         895,126.13         350,952.67        343,674,221.74
  601,159.86         728,438.29             1,460,678.45         887,423.23         324,935.60        340,478,247.54
  591,913.29         717,792.12             1,446,052.38         879,670.65         298,758.96        337,265,309.56
  582,610.84         707,078.35             1,431,332.82         871,868.07         272,421.76        335,005,755.19
  573,252.15         696,296.55             1,416,519.19         864,015.15         245,923.04        331,743,026.50
  563,836.90         685,446.28             1,401,610.86         856,111.59         219,261.79        328,565,849.68
  554,364.75         674,527.12             1,386,607.25         848,157.05         192,437.01        326,447,097.09
  544,835.34         663,538.61             1,371,507.74         840,151.21         165,447.71        323,308,909.05
  535,248.34         652,480.33             1,356,311.72         832,093.72         138,292.88        320,152,709.19
  525,603.39         641,351.83             1,341,018.58         823,984.27         110,971.49        317,990,446.20
  515,900.14         630,152.67             1,325,627.68         815,822.50          83,482.54        314,791,139.54
  506,138.25         618,882.39             1,310,138.41         807,608.10          55,824.99        311,521,958.42
  496,317.35         607,540.54             1,292,153.93         799,340.71          27,997.80        309,315,106.13
  486,437.10         596,126.67             1,274,054.50         791,020.00               0.00        306,053,600.32
  476,497.12         584,640.33             1,255,839.38         782,645.62               0.00        302,748,413.45
  466,497.07         573,081.04             1,237,507.83         774,217.22               0.00        300,527,245.86
  456,436.58         561,448.36             1,219,059.12         765,734.46               0.00        297,233,090.63
  446,315.28         549,741.81             1,200,492.49         757,196.99               0.00        293,865,034.20
  436,132.80         537,960.92             1,181,807.19         748,604.45               0.00        291,600,478.65
  425,888.78         526,105.22             1,163,002.46         739,956.49               0.00        288,244,416.81
  415,582.84         514,174.24             1,144,077.53         731,252.75               0.00        284,812,351.58
  405,214.61         502,167.49             1,125,031.64         722,492.87               0.00        282,503,619.92
  394,783.72         490,084.51             1,105,864.02         713,676.49               0.00        279,084,544.24
  384,289.78         477,924.79             1,086,573.89         704,803.24               0.00        275,587,171.65
  373,732.41         465,687.86             1,067,160.45         695,872.76               0.00        273,233,322.27
  363,111.23         453,373.23             1,047,622.94         686,884.68               0.00        269,750,283.87
  352,425.85         440,980.40             1,027,960.54         677,838.63               0.00        266,186,780.73
  341,675.90         428,508.88             1,008,172.48         668,734.23               0.00        263,787,356.72
  330,860.96         415,958.16               988,257.93         659,571.10               0.00        260,238,933.85
  319,980.66         403,327.74               968,216.09         650,348.88               0.00        256,607,598.34
  309,034.60         390,617.13               948,046.16         641,067.17               0.00        254,161,265.03
  298,022.37         377,825.79               927,747.30         631,725.59               0.00        250,211,994.51
  286,943.59         364,953.24               907,318.70         622,323.76               0.00        246,511,594.36
  275,797.84         351,998.94               886,759.53         612,861.29               0.00        244,017,497.00
  264,584.73         338,962.38               866,068.95         603,337.78               0.00        239,994,534.32
  253,303.85         325,843.05               845,246.13         593,752.85               0.00        236,223,669.57
  241,954.78         312,640.40               824,290.21         584,106.10               0.00        233,680,791.10
  230,537.11         299,353.92               803,200.35         574,397.12               0.00        229,583,006.06
  219,050.44         285,983.06               781,975.69         564,625.52               0.00        225,740,774.70
  207,494.33         272,527.30               760,615.36         554,790.90               0.00        223,148,607.14
  195,868.39         258,986.10               739,118.51         544,892.84               0.00        218,974,368.81
  184,172.17         245,358.92               717,484.26         534,930.94               0.00        215,124,788.05
  172,405.25         231,645.19               695,711.73         524,904.78               0.00        212,548,165.55
  160,567.22         217,844.39               673,800.04         514,813.96               0.00        208,362,605.79
  148,657.63         203,955.95               651,748.30         504,658.05               0.00        204,439,778.03
  136,676.07         189,979.32               629,555.60         494,436.63               0.00        201,812,793.69
  124,622.08         175,913.94               607,221.06         484,149.29               0.00        197,549,115.61
  112,495.24         161,759.25               584,743.77         473,795.59               0.00        193,551,555.84
  100,295.10         147,514.67               562,122.81         463,375.11               0.00        190,873,136.51
   88,021.22         133,179.63               539,357.26         452,887.42               0.00        186,530,138.71
   75,673.15         118,753.58               516,446.20         442,332.09               0.00        182,456,884.86
   63,250.45         104,235.91               493,388.70         431,708.67               0.00        179,726,491.34
   50,752.67          89,626.06               470,183.83         421,016.73               0.00        175,302,448.21
   38,179.35          74,923.43               446,830.64         410,255.83               0.00        171,152,639.62
   25,530.03          60,127.45               423,328.18         399,425.52               0.00        168,384,899.33

                                    BALANCE

        103                  104                105                 106                107                108
        ---                  ---                ---                 ---                ---                ---


      RITE AID             RITE AID            RITE AID           RITE AID            RITE AID           RITE AID
--------------------------------------------------------------------------------------------------------------------------
     MIDDLEBURY           ELLENSBURG           PULLMAN             YAKIMA              BELLE            VERMILLION
         VT                   WA                  WA                 WA                  WV                 OH

--------------------------------------------------------------------------------------------------------------------------
    1,639,131.30         3,377,603.64       2,582,872.52        4,172,333.31       1,241,765.75       1,689,673.43
--------------------------------------------------------------------------------------------------------------------------
       6.739%              6.739%              6.739%             6.739%              6.739%             7.050%
--------------------------------------------------------------------------------------------------------------------------
        10TH                10TH                10TH               10TH                10TH               10TH
--------------------------------------------------------------------------------------------------------------------------
       693,611.70        1,429,260.40       1,092,963.47        1,765,556.70         525,463.27         392,813.40
       686,149.27        1,413,883.27       1,081,204.49        1,746,561.43         519,809.91         382,341.72
       678,644.93        1,398,419.79       1,069,379.47        1,727,459.47         514,124.81         371,808.52
       671,098.45        1,382,869.46       1,057,488.05        1,708,250.25         508,407.78         361,213.44
       663,509.58        1,367,231.80       1,045,529.85        1,688,933.15         502,658.64         350,556.10
       655,878.10        1,351,506.33       1,033,504.49        1,669,507.56         496,877.22         339,836.16
       648,203.76        1,335,692.54       1,021,411.60        1,649,972.89         491,063.33         329,053.24
       640,486.33        1,319,789.95       1,009,250.80        1,630,328.51         485,216.79         318,206.97
       632,725.55        1,303,798.05         997,021.70        1,610,573.82         479,337.41         307,296.97
       624,921.19        1,287,716.34         984,723.93        1,590,708.18         473,425.02         296,322.88
       617,073.01        1,271,544.32         972,357.09        1,570,730.98         467,479.43         285,284.32
       609,180.75        1,255,281.48         959,920.81        1,550,641.60         461,500.45         274,180.90
       601,244.16        1,238,927.31         947,414.68        1,530,439.39         455,487.89         263,012.26
       593,263.01        1,222,481.30         934,838.33        1,510,123.73         449,441.56         251,777.99
       585,237.04        1,205,942.94         922,191.34        1,489,693.99         443,361.28         240,477.73
       577,165.99        1,189,311.69         909,473.34        1,469,149.51         437,246.85         229,111.08
       569,049.62        1,172,587.05         896,683.91        1,448,489.66         431,098.09         217,677.64
       560,887.67        1,155,768.48         883,822.65        1,427,713.79         424,914.79         206,177.04
       552,679.88        1,138,855.46         870,889.17        1,406,821.24         418,696.77         194,608.87
       544,426.00        1,121,847.47         857,883.06        1,385,811.36         412,443.83         182,972.74
       536,125.76        1,104,743.95         844,803.91        1,364,683.50         406,155.78         171,268.24
       527,778.92        1,087,544.39         831,651.31        1,343,436.98         399,832.41         159,494.98
       519,385.19        1,070,248.24         818,424.84        1,322,071.15         393,473.54         147,652.56
       510,944.33        1,052,854.96         805,124.10        1,300,585.33         387,078.95         135,740.56
       502,456.07        1,035,363.99         791,748.66        1,278,978.85         380,648.45         123,758.57
       493,920.14        1,017,774.80         778,298.11        1,257,251.03         374,181.84         111,706.19
       485,336.28        1,000,086.84         764,772.03        1,235,401.20         367,678.91          99,583.01
       476,704.20          982,299.54         751,169.98        1,213,428.65         361,139.46          87,388.60
       468,023.65          964,412.35         737,491.54        1,191,332.72         354,563.29          75,122.54
       459,294.36          946,424.71         723,736.29        1,169,112.69         347,950.19          62,784.43
       450,516.04          928,336.05         709,903.80        1,146,767.89         341,299.95          50,373.83
       441,688.42          910,145.81         695,993.62        1,124,297.59         334,612.36          37,890.31
       432,811.23          891,853.42         682,005.32        1,101,701.11         327,887.22          25,333.46
       423,884.18          873,458.30         667,938.47        1,078,977.73         321,124.31          12,702.83
       414,907.01          854,959.88         653,792.62        1,056,126.74         314,323.42               0.00
       405,879.42          836,357.57         639,567.33        1,033,147.42         307,484.34               0.00
       396,801.13          817,650.79         625,262.15        1,010,039.05         300,606.85               0.00
       387,671.86          798,838.96         610,876.64          986,800.92         293,690.74               0.00
       378,491.32          779,921.49         596,410.34          963,432.28         286,735.79               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00

    109                110                    111                  112                113
    ---                ---                    ---                  ---                ---

                                                                                      TIME
  RITE AID            RITE AID               RITE AID             RITE AID           WARNER
-------------------------------------------------------------------------------------------------
TRAVERSE CITY    OLD ORCHARD BEACH           LANSDALE           SCHENECTADY           TAMPA
     MI                  ME                    PA                    NY                FL                 TOTAL
                                                                                                          -----
-------------------------------------------------------------------------------------------------
1,575,114.51       1,826,132.74             2,688,537.94       1,681,245.78       3,055,623.03        646,080,530.14
-------------------------------------------------------------------------------------------------
  7.253%              7.620%                7.670%                7.740%             7.360%
-------------------------------------------------------------------------------------------------
   10TH                1ST                   1ST                   10TH               10TH
-------------------------------------------------------------------------------------------------
   12,804.26          45,237.51               399,675.50         388,525.35               0.00        163,894,387.32
        0.00          30,253.02               375,871.64         377,554.88               0.00        159,678,521.37
        0.00          15,173.37               351,915.64         366,513.65               0.00        156,867,203.62
        0.00               0.00               327,806.52         355,401.20               0.00        152,303,458.55
        0.00               0.00               303,543.30         344,217.08               0.00        149,176,785.94
        0.00               0.00               279,124.99         332,960.82               0.00        146,325,704.33
        0.00               0.00               254,550.62         321,631.96               0.00        141,692,428.82
        0.00               0.00               229,819.17         310,230.03               0.00        138,925,656.35
        0.00               0.00               204,929.65         298,754.55               0.00        136,494,830.59
        0.00               0.00               179,881.04         287,205.06               0.00        132,254,250.10
        0.00               0.00               154,672.33         275,581.07               0.00        129,487,000.49
        0.00               0.00               129,302.49         263,882.11               0.00        127,002,570.38
        0.00               0.00               103,770.50         252,107.69               0.00        122,677,131.24
        0.00               0.00                78,075.32         240,257.32               0.00        110,084,653.72
        0.00               0.00                52,215.90         228,330.52               0.00        107,639,760.57
        0.00               0.00                26,191.20         216,326.79               0.00        103,322,617.82
        0.00               0.00                     0.00         204,245.64               0.00        100,846,684.82
        0.00               0.00                     0.00         192,086.56               0.00         98,381,441.91
        0.00               0.00                     0.00         179,849.06               0.00         94,012,223.90
        0.00               0.00                     0.00         167,532.63               0.00         91,516,071.14
        0.00               0.00                     0.00         155,136.75               0.00         89,004,121.24
        0.00               0.00                     0.00         142,660.93               0.00         84,554,977.18
        0.00               0.00                     0.00         130,104.63               0.00         82,011,129.73
        0.00               0.00                     0.00         117,467.34               0.00         79,451,180.59
        0.00               0.00                     0.00         104,748.55               0.00         74,920,636.59
        0.00               0.00                     0.00          91,947.72               0.00         72,447,195.36
        0.00               0.00                     0.00          79,064.32               0.00         69,958,000.73
        0.00               0.00                     0.00          66,097.82               0.00         65,464,896.63
        0.00               0.00                     0.00          53,047.70               0.00         62,943,890.81
        0.00               0.00                     0.00          39,913.39               0.00         60,787,534.14
        0.00               0.00                     0.00          26,694.37               0.00         56,595,904.21
        0.00               0.00                     0.00          13,390.09               0.00         54,824,140.20
        0.00               0.00                     0.00               0.00               0.00         53,041,445.48
        0.00               0.00                     0.00               0.00               0.00         49,204,095.70
        0.00               0.00                     0.00               0.00               0.00         47,412,900.94
        0.00               0.00                     0.00               0.00               0.00         45,623,435.45
        0.00               0.00                     0.00               0.00               0.00         44,078,456.27
        0.00               0.00                     0.00               0.00               0.00         42,523,959.56
        0.00               0.00                     0.00               0.00               0.00         41,109,946.28
        0.00               0.00                     0.00               0.00               0.00         15,181,992.43
        0.00               0.00                     0.00               0.00               0.00         14,366,924.32
        0.00               0.00                     0.00               0.00               0.00         13,546,654.44
        0.00               0.00                     0.00               0.00               0.00         12,746,356.32
        0.00               0.00                     0.00               0.00               0.00         11,940,926.12
        0.00               0.00                     0.00               0.00               0.00         11,130,330.88
        0.00               0.00                     0.00               0.00               0.00         10,314,537.36
        0.00               0.00                     0.00               0.00               0.00          9,493,512.19
        0.00               0.00                     0.00               0.00               0.00          9,019,910.42
        0.00               0.00                     0.00               0.00               0.00          8,543,276.14
        0.00               0.00                     0.00               0.00               0.00          8,063,589.87
        0.00               0.00                     0.00               0.00               0.00          7,580,831.97
        0.00               0.00                     0.00               0.00               0.00          7,094,982.68
        0.00               0.00                     0.00               0.00               0.00          6,606,024.35
        0.00               0.00                     0.00               0.00               0.00          6,260,757.20
        0.00               0.00                     0.00               0.00               0.00          5,913,649.55
        0.00               0.00                     0.00               0.00               0.00          5,564,241.01
        0.00               0.00                     0.00               0.00               0.00          5,212,516.36
        0.00               0.00                     0.00               0.00               0.00          4,858,463.05
        0.00               0.00                     0.00               0.00               0.00          4,555,018.63

                                    BALANCE


        103                  104                105                 106                107                108
        ---                  ---                ---                 ---                ---                ---


      RITE AID             RITE AID            RITE AID           RITE AID            RITE AID           RITE AID
-------------------------------------------------------------------------------------------------------------------------
     MIDDLEBURY           ELLENSBURG           PULLMAN             YAKIMA              BELLE            VERMILLION
         VT                   WA                  WA                 WA                  WV                 OH

-------------------------------------------------------------------------------------------------------------------------
    1,639,131.30         3,377,603.64       2,582,872.52        4,172,333.31       1,241,765.75       1,689,673.43
-------------------------------------------------------------------------------------------------------------------------
       6.739%              6.739%              6.739%             6.739%              6.739%             7.050%
-------------------------------------------------------------------------------------------------------------------------
        10TH                10TH                10TH               10TH                10TH               10TH
-------------------------------------------------------------------------------------------------------------------------
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00
             0.00                0.00               0.00                0.00               0.00               0.00

     109                110                     111                   112                113
     ---                ---                     ---                   ---                ---

                                                                                        TIME
   RITE AID            RITE AID               RITE AID              RITE AID            WARNER
--------------------------------------------------------------------------------------------------
 TRAVERSE CITY    OLD ORCHARD BEACH           LANSDALE            SCHENECTADY           TAMPA
      MI                  ME                     PA                    NY                 FL                TOTAL
                                                                                                            -----
--------------------------------------------------------------------------------------------------
 1,575,114.51       1,826,132.74             2,688,537.94         1,681,245.78       3,055,623.03        646,080,530.14
--------------------------------------------------------------------------------------------------
   7.253%              7.620%                  7.670%                7.740%             7.360%
--------------------------------------------------------------------------------------------------
    10TH                1ST                   1ST                   10TH               10TH
--------------------------------------------------------------------------------------------------
         0.00               0.00                     0.00               0.00               0.00          4,249,555.47
         0.00               0.00                     0.00               0.00               0.00          3,942,060.04
         0.00               0.00                     0.00               0.00               0.00          3,680,102.92
         0.00               0.00                     0.00               0.00               0.00          3,416,386.59
         0.00               0.00                     0.00               0.00               0.00          3,150,896.47
         0.00               0.00                     0.00               0.00               0.00          2,907,140.61
         0.00               0.00                     0.00               0.00               0.00          2,661,742.71
         0.00               0.00                     0.00               0.00               0.00          2,415,162.37
         0.00               0.00                     0.00               0.00               0.00          2,166,921.01
         0.00               0.00                     0.00               0.00               0.00          1,917,007.42
         0.00               0.00                     0.00               0.00               0.00          1,665,411.80
         0.00               0.00                     0.00               0.00               0.00          1,447,735.30
         0.00               0.00                     0.00               0.00               0.00          1,220,861.28
         0.00               0.00                     0.00               0.00               0.00            992,443.36
         0.00               0.00                     0.00               0.00               0.00            762,471.01
         0.00               0.00                     0.00               0.00               0.00            583,857.01
         0.00               0.00                     0.00               0.00               0.00            404,017.98
         0.00               0.00                     0.00               0.00               0.00            222,945.49
         0.00               0.00                     0.00               0.00               0.00             40,630.60
         0.00               0.00                     0.00               0.00               0.00                  0.00


                                                                           PRINCIPAL
MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
PRINCIPAL SCHEDULES

        POOL ID         1             2              3              4             5             6             7             8
                        -             -              -              -             -             -             -             -
         TENANT     ALLEGHENY     ALLEGHENY      ALLEGHENY
                   CENTENNIAL      GENERAL        GENERAL        BAPTIST       BAPTIST       CIRCUIT       CIRCUIT       CIRCUIT
                      GROUP       HOSPITAL       HOSPITAL       HOSPITAL       HOSPITAL       CITY          CITY           CITY
                --------------------------------------------------------------------------------------------------------------------
                      WAYNE      PITTSBURGH     PITTSBURGH      NASHVILLE     NASHVILLE      DENVER        ORLANDO   WEST PALM BEACH
                       PA        PA (NORTH)    PA (FEDERAL)      TN (#1)       TN (#2)         CO            FL             FL
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE  9,201,195.07  35,340,415.71  67,170,088.09  19,791,520.71  3,449,962.45  6,888,745.84  12,121,850.51  7,091,819.77
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON      7.870%        7.030%         6.890%         7.050%         6.570%        8.610%        7.640%         7.640%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY       10TH           1ST           10TH           10TH           10TH           5TH           5TH           5TH
                --------------------------------------------------------------------------------------------------------------------
         Apr-98          0.00      57,507.05           0.00           0.00      5,895.61      9,203.25      19,539.97     11,431.75
         May-98          0.00           0.00           0.00           0.00      5,927.88      9,269.28      19,664.37     11,504.53
         Jun-98          0.00           0.00           0.00           0.00      5,960.34      9,335.79      19,789.57     11,577.78
         Jul-98      7,566.49      58,517.74           0.00           0.00      5,992.97      9,402.77      19,915.56     11,651.49
         Aug-98          0.00           0.00           0.00           0.00      6,025.78      9,470.24      20,042.36     11,725.67
         Sep-98          0.00           0.00           0.00           0.00      6,058.77      9,538.19      20,169.96     11,800.32
         Oct-98      7,715.36      59,546.19           0.00      30,549.43      6,091.95      9,606.62      20,298.38     11,875.45
         Nov-98          0.00           0.00           0.00      30,728.90      6,125.30      9,675.55      20,427.61     11,951.06
         Dec-98          0.00           0.00           0.00      30,909.44      6,158.84      9,744.97      20,557.67     12,027.15
         Jan-99      7,867.16      60,592.71           0.00      31,091.03      6,192.56      9,814.89      20,688.55     12,103.72
         Feb-99          0.00           0.00           0.00      31,273.69      6,226.46      9,885.32      20,820.27     12,180.78
         Mar-99          0.00           0.00           0.00      31,457.42      6,260.55      9,956.24      20,952.82     12,258.33
         Apr-99      8,021.94      61,657.63           0.00      31,642.23      6,294.83     10,027.68      21,086.22     12,336.37
         May-99          0.00           0.00           0.00      31,828.13      6,329.29     10,099.63      21,220.47     12,414.92
         Jun-99          0.00           0.00           0.00      32,015.12      6,363.94     10,172.09      21,355.57     12,493.96
         Jul-99      8,179.78      62,741.26           0.00      32,203.21      6,398.79     10,245.08      21,491.54     12,573.50
         Aug-99          0.00           0.00           0.00      32,392.41      6,433.82     10,318.59      21,628.37     12,653.55
         Sep-99          0.00           0.00   1,241,762.50      32,582.71      6,469.04     10,392.62      21,766.07     12,734.11
         Oct-99      8,340.71      63,843.94           0.00      32,774.13      6,504.46     10,467.19      21,904.65     12,815.19
         Nov-99          0.00           0.00           0.00      32,966.68      6,540.07     10,542.29      22,044.11     12,896.78
         Dec-99          0.00           0.00     106,147.09      33,160.36      6,575.88     10,617.93      22,184.45     12,978.89
         Jan-00      8,504.82      64,966.00           0.00      33,355.18      6,611.88     10,694.11      22,325.69     13,061.52
         Feb-00          0.00           0.00           0.00      33,551.14      6,648.08     10,770.84      22,467.83     13,144.68
         Mar-00          0.00           0.00     107,975.48      33,748.25      6,684.48     10,848.13      22,610.88     13,228.37
         Apr-00      8,672.15      66,107.78           0.00      33,946.52      6,721.08     10,925.96      22,754.84     13,312.59
         May-00          0.00           0.00           0.00      34,145.96      6,757.88     11,004.35      22,899.71     13,397.34
         Jun-00          0.00           0.00     109,835.35      34,346.57      6,794.88     11,083.31      23,045.50     13,482.64
         Jul-00      8,842.77      67,269.62           0.00      34,548.35      6,832.08     11,162.83      23,192.23     13,568.48
         Aug-00          0.00           0.00           0.00      34,751.32      6,869.48     11,242.93      23,339.88     13,654.87
         Sep-00          0.00           0.00     111,727.27      34,955.49      6,907.10     11,323.60      23,488.48     13,741.80
         Oct-00      9,016.75      68,451.88           0.00      35,160.85      6,944.91     11,404.84      23,638.02     13,829.29
         Nov-00          0.00           0.00           0.00      35,367.42      6,982.94     11,486.67      23,788.52     13,917.34
         Dec-00          0.00           0.00     113,651.77      35,575.21      7,021.17     11,569.09      23,939.97     14,005.94
         Jan-01      9,194.16      69,654.93           0.00      35,784.21      7,059.61     11,652.10      24,092.39     14,095.12
         Feb-01          0.00           0.00           0.00      35,994.44      7,098.26     11,735.70      24,245.78     14,184.85
         Mar-01          0.00           0.00     115,609.42      36,205.91      7,137.12     11,819.90      24,400.14     14,275.17
         Apr-01      9,375.05      70,879.11           0.00      36,418.62      7,176.20     11,904.71      24,555.49     14,366.05
         May-01          0.00           0.00           0.00      36,632.58      7,215.49     11,990.13      24,711.83     14,457.51
         Jun-01          0.00           0.00     117,600.79      36,847.80      7,254.99     12,076.16      24,869.16     14,549.56
         Jul-01      9,559.51      72,124.81           0.00      37,064.28      7,294.71     12,162.80      25,027.49     14,642.19
         Aug-01          0.00           0.00           0.00      37,282.03      7,334.65     12,250.07      25,186.83     14,735.41
         Sep-01          0.00           0.00     119,626.47      37,501.06      7,374.81     12,337.97      25,347.19     14,829.23
         Oct-01      9,747.59      73,392.41           0.00      37,721.38      7,415.19     12,426.49      25,508.57     14,923.64
         Nov-01          0.00           0.00           0.00      37,942.99      7,455.78     12,515.65      25,670.97     15,018.66
         Dec-01          0.00           0.00     121,687.03      38,165.91      7,496.60     12,605.45      25,834.41     15,114.28
         Jan-02      9,939.38     202,981.47           0.00      38,390.13      7,537.65     12,695.90      25,998.89     15,210.50
         Feb-02          0.00           0.00           0.00      38,615.67      7,578.92     12,786.99      26,164.42     15,307.34

                                                                           PRINCIPAL
MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
PRINCIPAL SCHEDULES

        POOL ID         9            10            11            12            13            14            15
                        -            --            --            --            --            --            --
         TENANT
                     CIRCUIT      CIRCUIT        CIRCUIT      CIRCUIT        CIRCUIT      CIRCUIT        CIRCUIT
                      CITY          CITY          CITY          CITY          CITY          CITY          CITY
                --------------------------------------------------------------------------------------------------
                  CRYSTAL LAKE    WITCHITA      WESTLAND      KENTWOOD      BOARDMAN    MONROEVILLE     ANDERSEN
                       IL            KS            MI            MI            OH            PA            SC
                --------------------------------------------------------------------------------------------------
MAR -98 BALANCE   5,009,996.97  5,732,592.69  8,275,356.41  5,661,718.21  5,464,462.52  9,557,521.11  3,343,954.14
                --------------------------------------------------------------------------------------------------
   GROSS COUPON       8.610%        8.610%        7.640%        7.640%        7.640%        7.640%        7.640%
                --------------------------------------------------------------------------------------------------
    PAYMENT DAY         5TH          5TH            5TH          5TH            5TH          5TH            5TH
                --------------------------------------------------------------------------------------------------
         Apr-98       6,693.27      7,658.65     13,339.56      9,126.48      8,808.51     15,406.37      5,390.33
         May-98       6,741.30      7,713.60     13,424.49      9,184.58      8,864.59     15,504.46      5,424.65
         Jun-98       6,789.66      7,768.94     13,509.96      9,243.06      8,921.03     15,603.17      5,459.18
         Jul-98       6,838.38      7,824.69     13,595.98      9,301.91      8,977.82     15,702.51      5,493.94
         Aug-98       6,887.45      7,880.83     13,682.54      9,361.13      9,034.98     15,802.48      5,528.92
         Sep-98       6,936.86      7,937.37     13,769.65      9,420.73      9,092.51     15,903.09      5,564.12
         Oct-98       6,986.64      7,994.32     13,857.32      9,480.71      9,150.40     16,004.34      5,599.54
         Nov-98       7,036.76      8,051.68     13,945.54      9,541.07      9,208.65     16,106.23      5,635.19
         Dec-98       7,087.25      8,109.45     14,034.33      9,601.81      9,267.28     16,208.78      5,671.07
         Jan-99       7,138.10      8,167.64     14,123.68      9,662.94      9,326.28     16,311.97      5,707.18
         Feb-99       7,189.32      8,226.24     14,213.60      9,724.46      9,385.66     16,415.83      5,743.51
         Mar-99       7,240.90      8,285.26     14,304.09      9,786.38      9,445.42     16,520.34      5,780.08
         Apr-99       7,292.86      8,344.71     14,395.16      9,848.68      9,505.55     16,625.52      5,816.88
         May-99       7,345.18      8,404.58     14,486.81      9,911.39      9,566.07     16,731.37      5,853.91
         Jun-99       7,397.89      8,464.89     14,579.04      9,974.49      9,626.97     16,837.89      5,891.18
         Jul-99       7,450.96      8,525.62     14,671.86     10,037.99      9,688.27     16,945.09      5,928.69
         Aug-99       7,504.43      8,586.79     14,765.27     10,101.90      9,749.95     17,052.98      5,966.44
         Sep-99       7,558.27      8,648.40     14,859.28     10,166.22      9,812.02     17,161.55      6,004.42
         Oct-99       7,612.50      8,710.46     14,953.88     10,230.94      9,874.49     17,270.81      6,042.65
         Nov-99       7,667.12      8,772.95     15,049.09     10,296.08      9,937.36     17,380.77      6,081.12
         Dec-99       7,722.13      8,835.90     15,144.90     10,361.63     10,000.63     17,491.42      6,119.84
         Jan-00       7,777.54      8,899.30     15,241.33     10,427.60     10,064.30     17,602.79      6,158.80
         Feb-00       7,833.34      8,963.15     15,338.36     10,493.99     10,128.37     17,714.86      6,198.01
         Mar-00       7,889.55      9,027.46     15,436.02     10,560.80     10,192.86     17,827.64      6,237.48
         Apr-00       7,946.15      9,092.23     15,534.29     10,628.04     10,257.75     17,941.14      6,277.19
         May-00       8,003.17      9,157.47     15,633.19     10,695.70     10,323.06     18,055.37      6,317.15
         Jun-00       8,060.59      9,223.17     15,732.73     10,763.80     10,388.78     18,170.32      6,357.37
         Jul-00       8,118.42      9,289.35     15,832.89     10,832.33     10,454.93     18,286.01      6,397.85
         Aug-00       8,176.67      9,356.00     15,933.69     10,901.29     10,521.49     18,402.43      6,438.58
         Sep-00       8,235.34      9,423.13     16,035.14     10,970.70     10,588.48     18,519.59      6,479.57
         Oct-00       8,294.43      9,490.74     16,137.23     11,040.54     10,655.89     18,637.50      6,520.83
         Nov-00       8,353.94      9,558.84     16,239.97     11,110.84     10,723.73     18,756.16      6,562.34
         Dec-00       8,413.88      9,627.42     16,343.36     11,181.57     10,792.01     18,875.57      6,604.12
         Jan-01       8,474.25      9,696.50     16,447.42     11,252.76     10,860.71     18,995.74      6,646.17
         Feb-01       8,535.05      9,766.07     16,552.13     11,324.41     10,929.86     19,116.68      6,688.48
         Mar-01       8,596.29      9,836.14     16,657.51     11,396.51     10,999.45     19,238.39      6,731.06
         Apr-01       8,657.97      9,906.72     16,763.57     11,469.06     11,069.48     19,360.88      6,773.92
         May-01       8,720.09      9,977.80     16,870.29     11,542.08     11,139.95     19,484.14      6,817.05
         Jun-01       8,782.66     10,049.39     16,977.70     11,615.57     11,210.88     19,608.19      6,860.45
         Jul-01       8,845.68     10,121.49     17,085.79     11,689.52     11,282.25     19,733.03      6,904.13
         Aug-01       8,909.14     10,194.12     17,194.57     11,763.94     11,354.08     19,858.66      6,948.08
         Sep-01       8,973.07     10,267.26     17,304.04     11,838.84     11,426.37     19,985.10      6,992.32
         Oct-01       9,037.45     10,340.93     17,414.21     11,914.21     11,499.12     20,112.34      7,036.84
         Nov-01       9,102.29     10,415.12     17,525.08     11,990.07     11,572.33     20,240.38      7,081.64
         Dec-01       9,167.60     10,489.85     17,636.66     12,066.40     11,646.01     20,369.25      7,126.72
         Jan-02       9,233.38     10,565.12     17,748.95     12,143.23     11,720.15     20,498.93      7,172.10
         Feb-02       9,299.63     10,640.92     17,861.95     12,220.54     11,794.77     20,629.44      7,217.76

                                                                           PRINCIPAL
MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
PRINCIPAL SCHEDULES

        POOL ID         1             2              3              4             5             6             7             8
                        -             -              -              -             -             -             -             -
         TENANT     ALLEGHENY     ALLEGHENY      ALLEGHENY
                   CENTENNIAL      GENERAL        GENERAL        BAPTIST       BAPTIST       CIRCUIT       CIRCUIT       CIRCUIT
                      GROUP       HOSPITAL       HOSPITAL       HOSPITAL       HOSPITAL       CITY          CITY           CITY
                --------------------------------------------------------------------------------------------------------------------
                      WAYNE      PITTSBURGH     PITTSBURGH      NASHVILLE     NASHVILLE      DENVER        ORLANDO   WEST PALM BEACH
                       PA        PA (NORTH)    PA (FEDERAL)      TN (#1)       TN (#2)         CO            FL             FL
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE  9,201,195.07  35,340,415.71  67,170,088.09  19,791,520.71  3,449,962.45  6,888,745.84  12,121,850.51  7,091,819.77
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON      7.870%        7.030%         6.890%         7.050%         6.570%        8.610%        7.640%         7.640%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY       10TH           1ST           10TH           10TH           10TH           5TH           5TH           5TH
                --------------------------------------------------------------------------------------------------------------------
         Mar-02          0.00           0.00     123,783.09      38,842.54      7,620.41     12,878.73      26,331.00     15,404.80
         Apr-02     10,134.93     206,548.87           0.00      39,070.74      7,662.13     12,971.14      26,498.64     15,502.88
         May-02          0.00           0.00           0.00      39,300.28      7,704.08     13,064.21      26,667.35     15,601.58
         Jun-02          0.00           0.00     125,915.26      39,531.17      7,746.26     13,157.94      26,837.13     15,700.91
         Jul-02     10,334.34     210,178.96           0.00      39,763.42      7,788.67     13,252.35      27,007.99     15,800.87
         Aug-02          0.00           0.00           0.00      39,997.03      7,831.32     13,347.44      27,179.94     15,901.47
         Sep-02          0.00           0.00     128,084.15      40,232.01      7,874.19     13,443.21      27,352.99     16,002.71
         Oct-02     10,537.67     213,872.86           0.00      40,468.37      7,917.30     13,539.66      27,527.13     16,104.59
         Nov-02          0.00           0.00           0.00      40,706.12      7,960.65     13,636.81      27,702.39     16,207.13
         Dec-02          0.00           0.00     130,290.40      40,945.27      8,004.24     13,734.65      27,878.76     16,310.31
         Jan-03     46,578.99     217,631.67           0.00      41,185.83      8,048.06     13,833.20      28,056.26     16,414.15
         Feb-03          0.00           0.00           0.00      41,427.79      8,092.12     13,932.45      28,234.88     16,518.66
         Mar-03          0.00           0.00     132,534.65      41,671.18      8,136.43     14,032.42      28,414.64     16,623.83
         Apr-03     47,495.44     221,456.55           0.00      41,916.00      8,180.97     14,133.10      28,595.55     16,729.66
         May-03          0.00           0.00           0.00      42,162.26      8,225.77     14,234.50      28,777.61     16,836.18
         Jun-03          0.00           0.00     134,817.56      42,409.96      8,270.80     14,336.64      28,960.83     16,943.37
         Jul-03     48,429.91     225,348.65           0.00      42,659.12      8,316.08     14,439.50      29,145.21     17,051.24
         Aug-03          0.00           0.00           0.00      42,909.74      8,361.61     14,543.10      29,330.77     17,159.80
         Sep-03          0.00           0.00     137,139.79      43,161.83      8,407.39     14,647.45      29,517.51     17,269.05
         Oct-03     49,382.77     229,309.15           0.00      43,415.41      8,453.42     14,752.55      29,705.44     17,379.00
         Nov-03          0.00           0.00           0.00      43,670.48      8,499.71     14,858.40      29,894.56     17,489.64
         Dec-03          0.00           0.00     139,502.02      43,927.04      8,546.24     14,965.01      30,084.89     17,600.99
         Jan-04     50,354.37     233,339.26           0.00      44,185.11      8,593.03     15,072.38      30,276.43     17,713.05
         Feb-04          0.00           0.00           0.00      44,444.70      8,640.08     15,180.52      30,469.19     17,825.83
         Mar-04          0.00           0.00     141,904.94      44,705.81      8,687.39     15,289.44      30,663.18     17,939.32
         Apr-04     51,345.10     237,440.20           0.00      44,968.46      8,734.95     15,399.15      30,858.40     18,053.53
         May-04          0.00           0.00           0.00      45,232.65      8,782.77     15,509.63      31,054.86     18,168.47
         Jun-04          0.00           0.00     144,349.26      45,498.39      8,830.86     15,620.92      31,252.58     18,284.14
         Jul-04     52,355.31     241,613.21           0.00      45,765.69      8,879.21     15,733.00      31,451.55     18,400.55
         Aug-04          0.00           0.00           0.00      46,034.57      8,927.82     15,845.88      31,651.80     18,517.70
         Sep-04          0.00           0.00     382,770.55      46,305.02      8,976.70     15,959.57      31,853.31     18,635.60
         Oct-04     53,385.40     245,859.56           0.00      46,577.06      9,025.85     16,074.08      32,056.11     18,754.25
         Nov-04          0.00           0.00           0.00      46,850.70      9,075.26     16,189.42      32,260.20     18,873.65
         Dec-04          0.00           0.00     389,363.78      47,125.95      9,124.95     16,305.58      32,465.59     18,993.81
         Jan-05     54,435.76     250,180.54           0.00      47,402.81      9,174.91     16,422.57      32,672.29     19,114.74
         Feb-05          0.00           0.00           0.00      47,681.31      9,225.14     16,540.40      32,880.30     19,236.43
         Mar-05          0.00           0.00     396,070.57      47,961.43      9,275.65     16,659.08      33,089.64     19,358.91
         Apr-05     55,506.78     254,577.47           0.00      48,243.21      9,326.44     16,778.61      33,300.31     19,482.16
         May-05          0.00           0.00           0.00      48,526.64      9,377.50     16,898.99      33,512.32     19,606.19
         Jun-05          0.00           0.00     402,892.88      48,811.73      9,428.84     17,020.24      33,725.69     19,731.02
         Jul-05     56,598.88     259,051.66           0.00      49,098.50      9,480.46     17,142.36      33,940.41     19,856.64
         Aug-05          0.00           0.00           0.00      49,386.95      9,532.37     17,265.36      34,156.49     19,983.06
         Sep-05          0.00           0.00     409,832.71      49,677.10      9,584.56     17,389.24      34,373.96     20,110.29
         Oct-05     57,712.46     263,604.50           0.00      49,968.95      9,637.03     17,514.01      34,592.80     20,238.32
         Nov-05          0.00           0.00           0.00      50,262.52      9,689.80     17,639.67      34,813.04     20,367.17
         Dec-05          0.00           0.00     416,892.08      50,557.81      9,742.85     17,766.23      35,034.69     20,496.85
         Jan-06     58,847.95     268,237.35           0.00      50,854.84      9,796.19     17,893.71      35,257.74     20,627.34
         Feb-06          0.00           0.00           0.00      51,153.61      9,849.82     18,022.09      35,482.22     20,758.67
         Mar-06          0.00           0.00     424,073.05      51,454.14      9,903.75     18,151.40      35,708.12     20,890.83
         Apr-06     60,005.79     272,951.62           0.00      51,756.43      9,957.97     18,281.64      35,935.46     21,023.84
         May-06          0.00           0.00           0.00      52,060.50     10,012.49     18,412.81      36,164.25     21,157.69
         Jun-06          0.00           0.00     431,377.70      52,366.36     10,067.31     18,544.92      36,394.50     21,292.39
         Jul-06     61,186.40     277,748.74           0.00      52,674.01     10,122.43     18,677.98      36,626.21     21,427.95
         Aug-06          0.00           0.00           0.00      52,983.47     10,177.85     18,812.00      36,859.39     21,564.38
         Sep-06          0.00           0.00     438,808.19      53,294.75     10,233.58     18,946.97      37,094.07     21,701.67
         Oct-06     62,390.24     282,630.18           0.00      53,607.85     10,289.60     19,082.92      37,330.23     21,839.84
         Nov-06          0.00           0.00           0.00      53,922.80     10,345.94     19,219.84      37,567.90     21,978.89
         Dec-06          0.00           0.00     446,366.66      54,239.60     10,402.58     19,357.74      37,807.08     22,118.82
         Jan-07     63,617.77     440,273.36           0.00      54,558.26     10,459.54     19,496.63      38,047.79     22,259.64
         Feb-07          0.00           0.00           0.00      54,878.78     10,516.80     19,636.52      38,290.03     22,401.36
         Mar-07          0.00           0.00     454,055.32      55,201.20     10,574.38     19,777.41      38,533.81     22,543.98
         Apr-07     64,869.45     448,011.17           0.00      55,525.50     10,632.28     19,919.31      38,779.14     22,687.51
         May-07          0.00           0.00           0.00      55,851.72     10,690.49     20,062.23      39,026.03     22,831.96

                                                                           PRINCIPAL
MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
PRINCIPAL SCHEDULES

        POOL ID         9            10            11            12            13            14            15
                        -            --            --            --            --            --            --
         TENANT
                     CIRCUIT      CIRCUIT        CIRCUIT      CIRCUIT        CIRCUIT      CIRCUIT        CIRCUIT
                      CITY          CITY          CITY          CITY          CITY          CITY          CITY
                --------------------------------------------------------------------------------------------------
                  CRYSTAL LAKE    WITCHITA      WESTLAND      KENTWOOD      BOARDMAN    MONROEVILLE     ANDERSEN
                       IL            KS            MI            MI            OH            PA            SC
                --------------------------------------------------------------------------------------------------
MAR -98 BALANCE   5,009,996.97  5,732,592.69  8,275,356.41  5,661,718.21  5,464,462.52  9,557,521.11  3,343,954.14
                --------------------------------------------------------------------------------------------------
   GROSS COUPON       8.610%        8.610%        7.640%        7.640%        7.640%        7.640%        7.640%
                --------------------------------------------------------------------------------------------------
    PAYMENT DAY         5TH          5TH            5TH          5TH            5TH          5TH            5TH
                --------------------------------------------------------------------------------------------------
         Mar-02       9,366.35     10,717.27     17,975.67     12,298.34     11,869.87     20,760.78      7,263.71
         Apr-02       9,433.56     10,794.17     18,090.11     12,376.64     11,945.44     20,892.96      7,309.96
         May-02       9,501.24     10,871.61     18,205.29     12,455.44     12,021.49     21,025.98      7,356.50
         Jun-02       9,569.41     10,949.62     18,321.20     12,534.74     12,098.03     21,159.84      7,403.34
         Jul-02       9,638.07     11,028.18     18,437.84     12,614.55     12,175.05     21,294.56      7,450.47
         Aug-02       9,707.23     11,107.31     18,555.23     12,694.86     12,252.57     21,430.14      7,497.90
         Sep-02       9,776.88     11,187.00     18,673.36     12,775.68     12,330.57     21,566.58      7,545.64
         Oct-02       9,847.03     11,267.27     18,792.25     12,857.02     12,409.08     21,703.88      7,593.68
         Nov-02       9,917.68     11,348.11     18,911.89     12,938.88     12,488.08     21,842.06      7,642.03
         Dec-02       9,988.84     11,429.54     19,032.30     13,021.25     12,567.59     21,981.13      7,690.68
         Jan-03      10,060.51     11,511.54     19,153.47     13,104.16     12,647.60     22,121.07      7,739.65
         Feb-03      10,132.69     11,594.14     19,275.42     13,187.59     12,728.13     22,261.91      7,788.92
         Mar-03      10,205.39     11,677.33     19,398.14     13,271.55     12,809.16     22,403.64      7,838.51
         Apr-03      10,278.62     11,761.11     19,521.64     13,356.04     12,890.71     22,546.28      7,888.42
         May-03      10,352.37     11,845.50     19,645.93     13,441.08     12,972.79     22,689.82      7,938.64
         Jun-03      10,426.64     11,930.49     19,771.00     13,526.65     13,055.38     22,834.28      7,989.18
         Jul-03      10,501.46     12,016.09     19,896.88     13,612.77     13,138.50     22,979.66      8,040.05
         Aug-03      10,576.80     12,102.30     20,023.56     13,699.44     13,222.15     23,125.97      8,091.24
         Sep-03      10,652.69     12,189.14     20,151.04     13,786.66     13,306.33     23,273.20      8,142.75
         Oct-03      10,729.13     12,276.60     20,279.33     13,874.43     13,391.04     23,421.37      8,194.59
         Nov-03      10,806.11     12,364.68     20,408.45     13,962.77     13,476.30     23,570.49      8,246.76
         Dec-03      10,883.64     12,453.40     20,538.38     14,051.66     13,562.10     23,720.56      8,299.27
         Jan-04      10,961.73     12,542.75     20,669.14     14,141.13     13,648.45     23,871.58      8,352.11
         Feb-04      11,040.38     12,632.74     20,800.74     14,231.16     13,735.34     24,023.56      8,405.28
         Mar-04      11,119.60     12,723.38     20,933.17     14,321.76     13,822.79     24,176.51      8,458.80
         Apr-04      11,199.38     12,814.67     21,066.44     14,412.94     13,910.79     24,330.43      8,512.65
         May-04      11,279.73     12,906.62     21,200.56     14,504.71     13,999.36     24,485.34      8,566.85
         Jun-04      11,360.67     12,999.22     21,335.54     14,597.05     14,088.49     24,641.23      8,621.39
         Jul-04      11,442.18     13,092.49     21,471.38     14,689.99     14,178.19     24,798.11      8,676.28
         Aug-04      11,524.28     13,186.43     21,608.08     14,783.51     14,268.45     24,955.99      8,731.52
         Sep-04      11,606.96     13,281.04     21,745.65     14,877.64     14,359.30     25,114.88      8,787.11
         Oct-04      11,690.24     13,376.34     21,884.10     14,972.36     14,450.72     25,274.77      8,843.05
         Nov-04      11,774.12     13,472.31     22,023.43     15,067.68     14,542.72     25,435.69      8,899.35
         Dec-04      11,858.60     13,568.98     22,163.64     15,163.61     14,635.31     25,597.63      8,956.01
         Jan-05      11,943.69     13,666.33     22,304.75     15,260.15     14,728.49     25,760.60      9,013.03
         Feb-05      12,029.38     13,764.39     22,446.76     15,357.31     14,822.26     25,924.61      9,070.42
         Mar-05      12,115.69     13,863.15     22,589.67     15,455.08     14,916.63     26,089.66      9,128.16
         Apr-05      12,202.62     13,962.62     22,733.49     15,553.48     15,011.59     26,255.77      9,186.28
         May-05      12,290.18     14,062.80     22,878.23     15,652.51     15,107.17     26,422.93      9,244.77
         Jun-05      12,378.36     14,163.70     23,023.88     15,752.16     15,203.35     26,591.16      9,303.62
         Jul-05      12,467.17     14,265.32     23,170.47     15,852.45     15,300.15     26,760.45      9,362.86
         Aug-05      12,556.63     14,367.68     23,317.99     15,953.38     15,397.56     26,930.83      9,422.47
         Sep-05      12,646.72     14,470.76     23,466.45     16,054.95     15,495.59     27,102.29      9,482.46
         Oct-05      12,737.46     14,574.59     23,615.85     16,157.16     15,594.24     27,274.84      9,542.83
         Nov-05      12,828.85     14,679.17     23,766.20     16,260.03     15,693.53     27,448.49      9,603.59
         Dec-05      12,920.90     14,784.49     23,917.51     16,363.55     15,793.44     27,623.24      9,664.73
         Jan-06      13,013.60     14,890.57     24,069.79     16,467.73     15,893.99     27,799.11      9,726.26
         Feb-06      13,106.98     14,997.41     24,223.03     16,572.58     15,995.18     27,976.10      9,788.18
         Mar-06      13,201.02     15,105.01     24,377.25     16,678.09     16,097.02     28,154.21      9,850.50
         Apr-06      13,295.74     15,213.39     24,532.46     16,784.27     16,199.51     28,333.46      9,913.22
         May-06      13,391.13     15,322.55     24,688.64     16,891.13     16,302.64     28,513.85      9,976.33
         Jun-06      13,487.22     15,432.49     24,845.83     16,998.67     16,406.44     28,695.39     10,039.85
         Jul-06      13,583.99     15,543.22     25,004.01     17,106.90     16,510.89     28,878.09     10,103.77
         Aug-06      13,681.45     15,654.74     25,163.21     17,215.81     16,616.01     29,061.94     10,168.09
         Sep-06      13,779.62     15,767.06     25,323.41     17,325.42     16,721.80     29,246.97     10,232.83
         Oct-06      13,878.48     15,880.19     25,484.64     17,435.73     16,828.26     29,433.18     10,297.98
         Nov-06      13,978.06     15,994.13     25,646.89     17,546.73     16,935.40     29,620.57     10,363.54
         Dec-06      14,078.36     16,108.89     25,810.18     17,658.45     17,043.22     29,809.15     10,429.53
         Jan-07      14,179.37     16,224.47     25,974.50     17,770.87     17,151.73     29,998.94     10,495.93
         Feb-07      14,281.10     16,340.88     26,139.87     17,884.01     17,260.93     30,189.93     10,562.75
         Mar-07      14,383.57     16,458.13     26,306.30     17,997.87     17,370.82     30,382.14     10,630.00
         Apr-07      14,486.77     16,576.21     26,473.78     18,112.46     17,481.42     30,575.57     10,697.68
         May-07      14,590.72     16,695.15     26,642.33     18,227.78     17,592.72     30,770.24     10,765.79

                                                                           PRINCIPAL
MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
PRINCIPAL SCHEDULES

        POOL ID         1             2              3              4             5             6             7             8
                        -             -              -              -             -             -             -             -
         TENANT     ALLEGHENY     ALLEGHENY      ALLEGHENY
                   CENTENNIAL      GENERAL        GENERAL        BAPTIST       BAPTIST       CIRCUIT       CIRCUIT       CIRCUIT
                      GROUP       HOSPITAL       HOSPITAL       HOSPITAL       HOSPITAL       CITY          CITY           CITY
                --------------------------------------------------------------------------------------------------------------------
                      WAYNE      PITTSBURGH     PITTSBURGH      NASHVILLE     NASHVILLE      DENVER        ORLANDO   WEST PALM BEACH
                       PA        PA (NORTH)    PA (FEDERAL)      TN (#1)       TN (#2)         CO            FL             FL
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE  9,201,195.07  35,340,415.71  67,170,088.09  19,791,520.71  3,449,962.45  6,888,745.84  12,121,850.51  7,091,819.77
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON      7.870%        7.030%         6.890%         7.050%         6.570%        8.610%        7.640%         7.640%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY       10TH           1ST           10TH           10TH           10TH           5TH           5TH           5TH
                --------------------------------------------------------------------------------------------------------------------
         Jun-07          0.00           0.00     461,876.43      56,179.85     10,749.02     20,206.18      39,274.50     22,977.32
         Jul-07     66,145.76     455,884.96           0.00      56,509.90     10,807.87     20,351.16      39,524.55     23,123.61
         Aug-07          0.00           0.00           0.00      56,841.90     10,867.04     20,497.18      39,776.18     23,270.83
         Sep-07          0.00           0.00     469,832.25      57,175.84     10,926.54     20,644.25      40,029.43     23,418.99
         Oct-07     67,447.18     463,897.14           0.00      57,511.75     10,986.36     20,792.37      40,284.28     23,568.09
         Nov-07          0.00           0.00           0.00      57,849.63     11,046.51     20,941.56      40,540.76     23,718.14
         Dec-07          0.00           0.00     477,925.11      58,189.50     11,106.99     21,091.81      40,798.87     23,869.14
         Jan-08    111,416.66     472,050.13           0.00      58,531.36     11,167.80     21,243.14      41,058.62     24,021.11
         Feb-08          0.00           0.00           0.00      58,875.24     11,228.95     21,395.56      41,320.03     24,174.05
         Mar-08          0.00           0.00     486,157.37      59,221.13     11,290.43     21,549.08      41,583.10     24,327.95
         Apr-08    113,608.78     480,346.41           0.00      59,569.05     11,352.24     21,703.69      41,847.84     24,482.84
         May-08          0.00           0.00           0.00      59,919.02     11,414.40     21,859.42      42,114.27     24,638.72
         Jun-08          0.00           0.00     494,531.43      60,271.04     11,476.89     22,016.26      42,382.40     24,795.58
         Jul-08    115,844.03     488,788.50           0.00      60,625.14     11,539.73     22,174.22      42,652.24     24,953.45
         Aug-08          0.00           0.00           0.00      60,981.31     11,602.91     22,333.32      42,923.79     25,112.32
         Sep-08          0.00           0.00     503,049.73      61,339.57     11,666.43     22,493.57      43,197.07     25,272.20
         Oct-08    118,123.27     497,378.96           0.00      61,699.94     11,730.30     22,654.96      43,472.09     25,433.10
         Nov-08          0.00           0.00           0.00      62,062.43     11,794.53     22,817.51      43,748.86     25,595.02
         Dec-08          0.00           0.00     511,714.76      62,427.05     11,859.10     22,981.22      44,027.40     25,757.98
         Jan-09    120,447.34     506,120.40           0.00      62,793.81     11,924.03     23,146.11      44,307.71     25,921.97
         Feb-09          0.00           0.00           0.00      63,162.72     11,989.32     23,312.19      44,589.80     26,087.01
         Mar-09          0.00           0.00     520,529.05      63,533.80     12,054.96     23,479.45      44,873.69     26,253.10
         Apr-09    122,817.14     515,015.46           0.00      63,907.06     12,120.96     23,647.92      45,159.38     26,420.24
         May-09          0.00           0.00           0.00      64,282.52     12,187.32     23,817.59      45,446.90     26,588.45
         Jun-09          0.00           0.00     529,495.16      64,660.18     12,254.05     23,988.48      45,736.24     26,757.73
         Jul-09    125,233.57     524,066.86           0.00      65,040.06     12,321.14     24,160.60      46,027.43     26,928.09
         Aug-09          0.00           0.00           0.00      65,422.17     12,388.60     24,333.95      46,320.47     27,099.53
         Sep-09          0.00           0.00     819,378.22      65,806.52     12,456.42     24,508.55      46,615.38     27,272.06
         Oct-09    127,697.54     533,277.33           0.00      66,193.13     12,524.62     24,684.40      46,912.16     27,445.69
         Nov-09          0.00           0.00           0.00      66,582.02     12,593.19     24,861.51      47,210.84     27,620.43
         Dec-09          0.00           0.00     833,492.01      66,973.19     12,662.14     25,039.89      47,511.41     27,796.28
         Jan-10    130,209.99     542,649.68           0.00      67,366.66     12,731.47     25,219.55      47,813.90     27,973.25
         Feb-10          0.00           0.00           0.00      67,762.43     12,801.17     25,400.50      48,118.32     28,151.35
         Mar-10          0.00           0.00     847,848.91      68,160.54     12,871.26     25,582.75      48,424.67     28,330.58
         Apr-10    132,771.87     552,186.75           0.00      68,560.98     12,941.73     25,766.30      48,732.97     28,510.95
         May-10          0.00           0.00           0.00      68,963.78     13,012.58     25,951.18      49,043.24     28,692.47
         Jun-10          0.00           0.00     862,453.10      69,368.94     13,083.83     26,137.38      49,355.48     28,875.14
         Jul-10    135,384.16     561,891.43           0.00      69,776.48     13,155.46     26,324.91      49,669.71     29,058.98
         Aug-10          0.00           0.00           0.00      70,186.42     13,227.49     26,513.79      49,985.94     29,243.99
         Sep-10          0.00           0.00     877,308.86      70,598.76     13,299.91     26,704.03      50,304.19     29,430.18
         Oct-10    138,047.84     571,766.67           0.00      71,013.53     13,372.73     26,895.63      50,624.46     29,617.55
         Nov-10          0.00           0.00           0.00      71,430.74     13,445.94     27,088.61      50,946.77     29,806.12
         Dec-10          0.00           0.00     892,420.50      71,850.39     13,519.56     27,282.97      51,271.13     29,995.88
         Jan-11    140,763.93     581,815.47           0.00      72,272.51     13,593.58     27,478.72      51,597.55     30,186.85
         Feb-11          0.00           0.00           0.00      72,697.11     13,668.00     27,675.88      51,926.06     30,379.04
         Mar-11          0.00           0.00     907,792.45      73,124.21     13,742.83     27,874.46      52,256.65     30,572.46
         Apr-11    143,533.46     592,040.88           0.00      73,553.81     13,818.08     28,074.46      52,589.35     30,767.10
         May-11          0.00           0.00           0.00      73,985.94     13,893.73     28,275.89      52,924.17     30,962.99
         Jun-11          0.00           0.00     923,429.17      74,420.61     13,969.80     28,478.77      53,261.12     31,160.12
         Jul-11    146,357.48     602,446.00           0.00      74,857.83     14,046.28     28,683.11      53,600.22     31,358.50
         Aug-11          0.00           0.00           0.00      75,297.62     14,123.19     28,888.91      53,941.47     31,558.15
         Sep-11          0.00           0.00     939,335.24      75,740.00     14,200.51     29,096.18      54,284.90     31,759.07
         Oct-11    149,237.07     613,033.99           0.00      76,184.97     14,278.26     29,304.95      54,630.52     31,961.27
         Nov-11          0.00           0.00           0.00      76,632.55     14,356.43     29,515.21      54,978.33     32,164.76
         Dec-11          0.00           0.00     955,515.29      77,082.77     14,435.03     29,726.98      55,328.36     32,369.54
         Jan-12    152,173.31     805,492.65           0.00      77,535.63     14,514.07     29,940.28      55,680.62     32,575.63
         Feb-12          0.00           0.00           0.00      77,991.15     14,593.53     30,155.10      56,035.12     32,783.03
         Mar-12          0.00           0.00     971,974.04      78,449.35     14,673.43     30,371.46      56,391.87     32,991.74
         Apr-12    155,167.31     819,649.18           0.00      78,910.24     14,753.77     30,589.38      56,750.90     33,201.79
         May-12          0.00           0.00           0.00      79,373.84     14,834.54     30,808.85      57,112.21     33,413.18
         Jun-12          0.00           0.00     988,716.29      79,840.16     14,915.76     31,029.91      57,475.83     33,625.91
         Jul-12    158,220.23     834,054.52           0.00      80,309.22     14,997.43     31,252.55      57,841.76     33,839.99
         Aug-12          0.00           0.00           0.00      80,781.04     15,079.54     31,476.78      58,210.02     34,055.44

                                                                           PRINCIPAL
MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
PRINCIPAL SCHEDULES

        POOL ID         9            10            11            12            13            14            15
                        -            --            --            --            --            --            --
         TENANT
                     CIRCUIT      CIRCUIT        CIRCUIT      CIRCUIT        CIRCUIT      CIRCUIT        CIRCUIT
                      CITY          CITY          CITY          CITY          CITY          CITY          CITY
                --------------------------------------------------------------------------------------------------
                  CRYSTAL LAKE    WITCHITA      WESTLAND      KENTWOOD      BOARDMAN    MONROEVILLE     ANDERSEN
                       IL            KS            MI            MI            OH            PA            SC
                --------------------------------------------------------------------------------------------------
MAR -98 BALANCE   5,009,996.97  5,732,592.69  8,275,356.41  5,661,718.21  5,464,462.52  9,557,521.11  3,343,954.14
                --------------------------------------------------------------------------------------------------
   GROSS COUPON       8.610%        8.610%        7.640%        7.640%        7.640%        7.640%        7.640%
                --------------------------------------------------------------------------------------------------
    PAYMENT DAY         5TH          5TH            5TH          5TH            5TH          5TH            5TH
                --------------------------------------------------------------------------------------------------
         Jun-07      14,695.40     16,814.93     26,811.95     18,343.83     17,704.72     30,966.14     10,834.33
         Jul-07      14,800.84     16,935.58     26,982.65     18,460.62     17,817.44     31,163.29     10,903.31
         Aug-07      14,907.04     17,057.09     27,154.44     18,578.15     17,930.88     31,361.70     10,972.73
         Sep-07      15,014.00     17,179.48     27,327.33     18,696.43     18,045.04     31,561.37     11,042.59
         Oct-07      15,121.72     17,302.74     27,501.31     18,815.46     18,159.93     31,762.31     11,112.89
         Nov-07      15,230.22     17,426.89     27,676.40     18,935.26     18,275.55     31,964.53     11,183.64
         Dec-07      15,339.50     17,551.93     27,852.61     19,055.81     18,391.90     32,168.04     11,254.84
         Jan-08      15,449.56     17,677.86     28,029.94     19,177.13     18,509.00     32,372.84     11,326.50
         Feb-08      15,560.41     17,804.70     28,208.39     19,299.23     18,626.84     32,578.95     11,398.61
         Mar-08      15,672.06     17,932.45     28,387.99     19,422.10     18,745.43     32,786.36     11,471.18
         Apr-08      15,784.50     18,061.11     28,568.72     19,545.75     18,864.77     32,995.10     11,544.22
         May-08      15,897.76     18,190.70     28,750.61     19,670.19     18,984.88     33,205.17     11,617.71
         Jun-08      16,011.82     18,321.22     28,933.66     19,795.43     19,105.75     33,416.58     11,691.68
         Jul-08      16,126.71     18,452.68     29,117.87     19,921.46     19,227.39     33,629.33     11,766.12
         Aug-08      16,242.42     18,585.07     29,303.25     20,048.29     19,349.80     33,843.44     11,841.03
         Sep-08      16,358.96     18,718.42     29,489.82     20,175.93     19,473.00     34,058.91     11,916.42
         Oct-08      16,476.33     18,852.73     29,677.57     20,304.39     19,596.98     34,275.75     11,992.28
         Nov-08      16,594.55     18,987.99     29,866.52     20,433.66     19,721.74     34,493.97     12,068.64
         Dec-08      16,713.62     19,124.23     30,056.67     20,563.75     19,847.31     34,713.58     12,145.47
         Jan-09      16,833.54     19,261.45     30,248.03     20,694.67     19,973.67     34,934.59     12,222.80
         Feb-09      16,954.32     19,399.65     30,440.61     20,826.43     20,100.83     35,157.01     12,300.62
         Mar-09      17,075.96     19,538.84     30,634.41     20,959.02     20,228.81     35,380.84     12,378.93
         Apr-09      17,198.48     19,679.03     30,829.45     21,092.46     20,357.60     35,606.10     12,457.74
         May-09      17,321.88     19,820.23     31,025.73     21,226.75     20,487.21     35,832.79     12,537.06
         Jun-09      17,446.17     19,962.44     31,223.26     21,361.90     20,617.64     36,060.93     12,616.88
         Jul-09      17,571.34     20,105.67     31,422.05     21,497.90     20,748.91     36,290.52     12,697.20
         Aug-09      17,697.42     20,249.93     31,622.10     21,634.77     20,881.01     36,521.57     12,778.04
         Sep-09      17,824.40     20,395.22     31,823.43     21,772.51     21,013.95     36,754.09     12,859.40
         Oct-09      17,952.29     20,541.56     32,026.04     21,911.13     21,147.74     36,988.09     12,941.27
         Nov-09      18,081.10     20,688.95     32,229.94     22,050.63     21,282.38     37,223.58     13,023.66
         Dec-09      18,210.83     20,837.39     32,435.14     22,191.02     21,417.88     37,460.57     13,106.58
         Jan-10      18,341.49     20,986.90     32,641.64     22,332.30     21,554.24     37,699.07     13,190.02
         Feb-10      18,473.09     21,137.48     32,849.46     22,474.49     21,691.47     37,939.09     13,274.00
         Mar-10      18,605.63     21,289.14     33,058.60     22,617.57     21,829.57     38,180.63     13,358.51
         Apr-10      18,739.13     21,441.89     33,269.07     22,761.57     21,968.55     38,423.71     13,443.56
         May-10      18,873.58     21,595.73     33,480.89     22,906.49     22,108.42     38,668.35     13,529.15
         Jun-10      19,009.00     21,750.68     33,694.05     23,052.32     22,249.18     38,914.53     13,615.29
         Jul-10      19,145.39     21,906.74     33,908.57     23,199.09     22,390.83     39,162.29     13,701.97
         Aug-10      19,282.76     22,063.93     34,124.45     23,346.79     22,533.38     39,411.62     13,789.21
         Sep-10      19,421.11     22,222.23     34,341.71     23,495.43     22,676.85     39,662.54     13,877.00
         Oct-10      19,560.46     22,381.68     34,560.35     23,645.02     22,821.22     39,915.06     13,965.35
         Nov-10      19,700.81     22,542.27     34,780.39     23,795.56     22,966.52     40,169.19     14,054.26
         Dec-10      19,842.16     22,704.01     35,001.82     23,947.06     23,112.74     40,424.93     14,143.74
         Jan-11      19,984.53     22,866.91     35,224.67     24,099.52     23,259.89     40,682.30     14,233.79
         Feb-11      20,127.91     23,030.98     35,448.93     24,252.96     23,407.98     40,941.31     14,324.41
         Mar-11      20,272.33     23,196.23     35,674.62     24,407.37     23,557.01     41,201.97     14,415.61
         Apr-11      20,417.79     23,362.66     35,901.75     24,562.76     23,706.99     41,464.29     14,507.39
         May-11      20,564.28     23,530.29     36,130.32     24,719.14     23,857.92     41,728.28     14,599.75
         Jun-11      20,711.83     23,699.12     36,360.35     24,876.52     24,009.82     41,993.95     14,692.70
         Jul-11      20,860.44     23,869.16     36,591.85     25,034.90     24,162.68     42,261.31     14,786.25
         Aug-11      21,010.11     24,040.42     36,824.82     25,194.29     24,316.52     42,530.38     14,880.39
         Sep-11      21,160.86     24,212.91     37,059.27     25,354.69     24,471.33     42,801.15     14,975.12
         Oct-11      21,312.69     24,386.64     37,295.21     25,516.12     24,627.13     43,073.66     15,070.47
         Nov-11      21,465.61     24,561.61     37,532.66     25,678.57     24,783.92     43,347.89     15,166.41
         Dec-11      21,619.63     24,737.84     37,771.62     25,842.06     24,941.71     43,623.87     15,262.97
         Jan-12      21,774.75     24,915.33     38,012.10     26,006.59     25,100.51     43,901.61     15,360.15
         Feb-12      21,930.98     25,094.10     38,254.11     26,172.16     25,260.32     44,181.12     15,457.94
         Mar-12      22,088.33     25,274.15     38,497.66     26,338.79     25,421.14     44,462.40     15,556.36
         Apr-12      22,246.82     25,455.49     38,742.76     26,506.48     25,582.99     44,745.48     15,655.40
         May-12      22,406.44     25,638.14     38,989.42     26,675.24     25,745.87     45,030.36     15,755.07
         Jun-12      22,567.21     25,822.09     39,237.65     26,845.07     25,909.78     45,317.05     15,855.38
         Jul-12      22,729.13     26,007.36     39,487.47     27,015.99     26,074.74     45,605.57     15,956.32
         Aug-12      22,892.21     26,193.97     39,738.87     27,187.99     26,240.75     45,895.93     16,057.91

                                                                           PRINCIPAL
MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
PRINCIPAL SCHEDULES

        POOL ID         1             2              3              4             5             6             7             8
                        -             -              -              -             -             -             -             -
         TENANT     ALLEGHENY     ALLEGHENY      ALLEGHENY
                   CENTENNIAL      GENERAL        GENERAL        BAPTIST       BAPTIST       CIRCUIT       CIRCUIT       CIRCUIT
                      GROUP       HOSPITAL       HOSPITAL       HOSPITAL       HOSPITAL       CITY          CITY           CITY
                --------------------------------------------------------------------------------------------------------------------
                      WAYNE      PITTSBURGH     PITTSBURGH      NASHVILLE     NASHVILLE      DENVER        ORLANDO   WEST PALM BEACH
                       PA        PA (NORTH)    PA (FEDERAL)      TN (#1)       TN (#2)         CO            FL             FL
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE  9,201,195.07  35,340,415.71  67,170,088.09  19,791,520.71  3,449,962.45  6,888,745.84  12,121,850.51  7,091,819.77
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON      7.870%        7.030%         6.890%         7.050%         6.570%        8.610%        7.640%         7.640%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY       10TH           1ST           10TH           10TH           10TH           5TH           5TH           5TH
                --------------------------------------------------------------------------------------------------------------------
         Sep-12          0.00           0.00   1,005,746.93      81,255.63     15,162.10     31,702.63      58,580.62     34,272.26
         Oct-12    161,333.21     848,713.03           0.00      81,733.00     15,245.11     31,930.10      58,953.58     34,490.46
         Nov-12          0.00           0.00           0.00      82,213.19     15,328.58     32,159.19      59,328.92     34,710.05
         Dec-12          0.00           0.00   1,023,070.92      82,696.19     15,412.50     32,389.94      59,706.65     34,931.04
         Jan-13    215,251.98     863,629.16           0.00      83,182.03     15,496.89     32,622.33      60,086.78     35,153.43
         Feb-13          0.00           0.00           0.00      83,670.72     15,581.73     32,856.40      60,469.33     35,377.24
         Mar-13          0.00           0.00   1,040,693.32      84,162.29     15,667.04     33,092.14      60,854.32     35,602.48
         Apr-13    219,487.06     878,807.44           0.00      84,656.74     15,752.82     33,329.58      61,241.76     35,829.14
         May-13          0.00           0.00           0.00      85,154.10     15,839.06     33,568.72      61,631.67     36,057.26
         Jun-13          0.00           0.00   1,058,619.26      85,654.38     15,925.78     33,809.58      62,024.06     36,286.82
         Jul-13    223,805.47     894,252.48           0.00      86,157.60     16,012.98     34,052.16      62,418.94     36,517.85
         Aug-13          0.00           0.00           0.00      86,663.78     16,100.65     34,296.48      62,816.34     36,750.34
         Sep-13          0.00           0.00   1,076,853.98      87,172.92     16,188.80     34,542.56      63,216.27     36,984.32
         Oct-13    228,208.84     909,968.97           0.00      87,685.07     16,277.43     34,790.40      63,618.75     37,219.79
         Nov-13          0.00           0.00           0.00      88,200.22     16,366.55     35,040.03      64,023.79     37,456.75
         Dec-13          0.00           0.00   1,095,402.79      88,718.39     16,456.16     35,291.44      64,431.41     37,695.23
         Jan-14    232,698.85     925,961.67           0.00      89,239.61     16,546.26     35,544.65      64,841.62     37,935.22
         Feb-14          0.00           0.00           0.00      89,763.90     16,636.85     35,799.69      65,254.45     38,176.74
         Mar-14          0.00           0.00   1,114,271.10      90,291.26     16,727.93     36,056.55      65,669.90     38,419.80
         Apr-14    237,277.20     942,235.45           0.00      90,821.72     16,819.52     36,315.26      66,088.00     38,664.41
         May-14          0.00           0.00           0.00      91,355.30     16,911.61     36,575.82      66,508.76     38,910.57
         Jun-14          0.00           0.00   1,133,464.42      91,892.01     17,004.20     36,838.25      66,932.20     39,158.30
         Jul-14    241,945.63     958,795.24           0.00      92,431.87     17,097.29     37,102.56      67,358.33     39,407.61
         Aug-14          0.00           0.00           0.00      92,974.91     17,190.90     37,368.77      67,787.18     39,658.50
         Sep-14          0.00           0.00   1,487,095.71      93,521.14     17,285.02     37,636.89      68,218.76     39,911.00
         Oct-14    246,705.91     975,646.06           0.00      94,070.58     17,379.66     37,906.94      68,653.09     40,165.10
         Nov-14          0.00           0.00           0.00      94,623.24     17,474.81     38,178.92      69,090.18     40,420.82
         Dec-14          0.00           0.00   1,512,710.94      95,179.15     17,570.49     38,452.86      69,530.05     40,678.16
         Jan-15    251,559.85     992,793.04           0.00      95,738.33     17,666.68     38,728.75      69,972.73     40,937.15
         Feb-15          0.00           0.00           0.00      96,300.79     17,763.41     39,006.63      70,418.22     41,197.78
         Mar-15          0.00           0.00   1,538,767.38      96,866.56     17,860.66     39,286.51      70,866.55     41,460.07
         Apr-15    256,509.29   1,010,241.38           0.00      97,435.65     17,958.45     39,568.39      71,317.73     41,724.03
         May-15          0.00           0.00           0.00      98,008.09     18,056.77     39,852.29      71,771.79     41,989.68
         Jun-15          0.00           0.00   1,565,272.65      98,583.88     18,155.64     40,138.23      72,228.73     42,257.01
         Jul-15    261,556.11   1,027,996.37           0.00      99,163.06     18,255.04     40,426.22      72,688.59     42,526.05
         Aug-15          0.00           0.00           0.00      99,745.65     18,354.98     40,716.28      73,151.37     42,796.80
         Sep-15          0.00           0.00   1,592,234.47     100,331.65     18,455.48     41,008.42      73,617.11     43,069.27
         Oct-15    266,702.22   1,046,063.41           0.00     100,921.10     18,556.52     41,302.65      74,085.80     43,343.48
         Nov-15          0.00           0.00           0.00     101,514.01     18,658.12     41,599.00      74,557.48     43,619.43
         Dec-15          0.00           0.00   1,619,660.71     102,110.41     18,760.27     41,897.47      75,032.16     43,897.14
         Jan-16    271,949.59   1,064,447.97           0.00     102,710.31     18,862.98     42,198.09      75,509.87     44,176.62
         Feb-16          0.00           0.00           0.00     103,313.73     18,966.26     42,500.86      75,990.61     44,457.88
         Mar-16          0.00           0.00   1,647,559.37     103,920.70     19,070.10     42,805.80      76,474.42     44,740.93
         Apr-16    277,300.20   1,083,155.65           0.00     104,531.23     19,174.51     43,112.94      76,961.31     45,025.78
         May-16          0.00           0.00           0.00     105,145.35     19,279.49     43,422.27      77,451.30     45,312.44
         Jun-16          0.00           0.00   1,675,938.58     105,763.08     19,385.04     43,733.83      77,944.40     45,600.93
         Jul-16    282,756.08   1,102,192.11           0.00     106,384.44     19,491.18     44,047.62      78,440.65     45,891.26
         Aug-16          0.00           0.00           0.00     107,009.45     19,597.89     44,363.66      78,940.05     46,183.43
         Sep-16          0.00           0.00   1,704,806.62     107,638.13     19,705.19     44,681.97      79,442.64     46,477.46
         Oct-16    288,319.30   1,121,562.85           0.00     108,270.50     19,813.07     45,002.56      79,948.42     46,773.37
         Nov-16          0.00           0.00           0.00     108,906.59     19,921.55     45,325.45      80,457.43     47,071.16
         Dec-16          0.00           0.00   1,734,171.91     109,546.42     20,030.62     45,650.66      80,969.67     47,370.85
         Jan-17    293,991.99           0.00           0.00     110,190.00     20,140.29     45,978.21      81,485.18     47,672.44
         Feb-17          0.00           0.00           0.00     110,837.37     20,250.56     46,308.10      82,003.97     47,975.96
         Mar-17          0.00           0.00   1,764,043.03     111,488.54     20,361.43     46,640.36      82,526.06     48,281.40
         Apr-17    299,776.28           0.00           0.00     112,143.53     20,472.91     46,975.01      83,051.48     48,588.79
         May-17          0.00           0.00           0.00     112,802.38     20,585.00     47,312.05      83,580.24     48,898.14
         Jun-17          0.00           0.00   1,794,428.67     113,465.09     20,697.70     47,651.52      84,112.37     49,209.46
         Jul-17    305,674.38           0.00           0.00     114,131.70     20,811.02     47,993.41      84,647.88     49,522.76
         Aug-17          0.00           0.00           0.00     114,802.22     20,924.96     48,337.77      85,186.81     49,838.06
         Sep-17          0.00           0.00   1,825,337.70     115,476.68     21,039.52     48,684.59      85,729.16     50,155.36
         Oct-17    311,688.38           0.00           0.00     116,155.11     21,154.72     49,033.90      86,274.97     50,474.68
         Nov-17          0.00           0.00           0.00     116,837.52     21,270.54     49,385.72      86,824.26     50,796.04

                                                                           PRINCIPAL
MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
PRINCIPAL SCHEDULES

        POOL ID         9            10            11            12            13            14            15
                        -            --            --            --            --            --            --
         TENANT
                     CIRCUIT      CIRCUIT        CIRCUIT      CIRCUIT        CIRCUIT      CIRCUIT        CIRCUIT
                      CITY          CITY          CITY          CITY          CITY          CITY          CITY
                --------------------------------------------------------------------------------------------------
                  CRYSTAL LAKE    WITCHITA      WESTLAND      KENTWOOD      BOARDMAN    MONROEVILLE     ANDERSEN
                       IL            KS            MI            MI            OH            PA            SC
                --------------------------------------------------------------------------------------------------
MAR -98 BALANCE   5,009,996.97  5,732,592.69  8,275,356.41  5,661,718.21  5,464,462.52  9,557,521.11  3,343,954.14
                --------------------------------------------------------------------------------------------------
   GROSS COUPON       8.610%        8.610%        7.640%        7.640%        7.640%        7.640%        7.640%
                --------------------------------------------------------------------------------------------------
    PAYMENT DAY         5TH          5TH            5TH          5TH            5TH          5TH            5TH
                --------------------------------------------------------------------------------------------------
         Sep-12      23,056.46     26,381.91     39,991.87     27,361.08     26,407.82     46,188.13     16,160.15
         Oct-12      23,221.89     26,571.20     40,246.49     27,535.28     26,575.95     46,482.20     16,263.04
         Nov-12      23,388.51     26,761.85     40,502.73     27,710.59     26,745.15     46,778.13     16,366.58
         Dec-12      23,556.32     26,953.86     40,760.59     27,887.01     26,915.42     47,075.96     16,470.78
         Jan-13      23,725.33     27,147.26     41,020.10     28,064.56     27,086.79     47,375.67     16,575.64
         Feb-13      23,895.56     27,342.04     41,281.26     28,243.24     27,259.24     47,677.30     16,681.17
         Mar-13      24,067.01     27,538.22     41,544.09     28,423.06     27,432.79     47,980.84     16,787.38
         Apr-13      24,239.70     27,735.81     41,808.58     28,604.02     27,607.44     48,286.32     16,894.26
         May-13      24,413.62     27,934.81     42,074.77     28,786.13     27,783.21     48,593.74     17,001.82
         Jun-13      24,588.78     28,135.24     42,342.64     28,969.40     27,960.10     48,903.12     17,110.06
         Jul-13      24,765.21     28,337.11     42,612.22     29,153.84     28,138.11     49,214.47     17,218.99
         Aug-13      24,942.90     28,540.43     42,883.52     29,339.45     28,317.26     49,527.81     17,328.62
         Sep-13      25,121.86     28,745.21     43,156.55     29,526.24     28,497.54     49,843.13     17,438.95
         Oct-13      25,302.11     28,951.46     43,431.31     29,714.23     28,678.98     50,160.47     17,549.98
         Nov-13      25,483.66     29,159.18     43,707.82     29,903.41     28,861.57     50,479.82     17,661.71
         Dec-13      25,666.50     29,368.40     43,986.10     30,093.79     29,045.32     50,801.21     17,774.16
         Jan-14      25,850.66     29,579.12     44,266.14     30,285.39     29,230.24     51,124.64     17,887.32
         Feb-14      26,036.14     29,791.35     44,547.97     30,478.21     29,416.34     51,450.14     18,001.20
         Mar-14      26,222.95     30,005.10     44,831.59     30,672.25     29,603.62     51,777.70     18,115.81
         Apr-14      26,411.09     30,220.39     45,117.02     30,867.53     29,792.10     52,107.36     18,231.15
         May-14      26,600.59     30,437.22     45,404.26     31,064.06     29,981.78     52,439.11     18,347.22
         Jun-14      26,791.45     30,655.61     45,693.34     31,261.83     30,172.66     52,772.97     18,464.03
         Jul-14      26,983.68     30,875.56     45,984.25     31,460.86     30,364.76     53,108.96     18,581.58
         Aug-14      27,177.29     31,097.09     46,277.02     31,661.17     30,558.08     53,447.08     18,699.89
         Sep-14      27,372.29     31,320.21     46,571.65     31,862.74     30,752.64     53,787.36     18,818.94
         Oct-14      27,568.68     31,544.94     46,868.15     32,065.60     30,948.43     54,129.81     18,938.76
         Nov-14      27,766.49     31,771.27     47,166.55     32,269.75     31,145.47     54,474.44     19,059.33
         Dec-14      27,965.71     31,999.23     47,466.84     32,475.20     31,343.76     54,821.26     19,180.68
         Jan-15      28,166.37     32,228.82     47,769.05     32,681.96     31,543.31     55,170.28     19,302.79
         Feb-15      28,368.46     32,460.07     48,073.18     32,890.04     31,744.14     55,521.54     19,425.69
         Mar-15      28,572.00     32,692.97     48,379.24     33,099.44     31,946.24     55,875.02     19,549.37
         Apr-15      28,777.01     32,927.54     48,687.26     33,310.17     32,149.63     56,230.76     19,673.83
         May-15      28,983.48     33,163.79     48,997.23     33,522.24     32,354.32     56,588.76     19,799.09
         Jun-15      29,191.44     33,401.74     49,309.18     33,735.67     32,560.31     56,949.04     19,925.14
         Jul-15      29,400.89     33,641.40     49,623.12     33,950.45     32,767.61     57,311.62     20,052.00
         Aug-15      29,611.84     33,882.78     49,939.05     34,166.60     32,976.23     57,676.50     20,179.66
         Sep-15      29,824.31     34,125.89     50,257.00     34,384.13     33,186.18     58,043.71     20,308.14
         Oct-15      30,038.29     34,370.74     50,576.96     34,603.04     33,397.47     58,413.26     20,437.43
         Nov-15      30,253.82     34,617.35     50,898.97     34,823.35     33,610.10     58,785.15     20,567.55
         Dec-15      30,470.89     34,865.73     51,223.03     35,045.06     33,824.08     59,159.42     20,698.50
         Jan-16      30,689.52     35,115.89     51,549.15     35,268.18     34,039.43     59,536.07     20,830.28
         Feb-16      30,909.72     35,367.85     51,877.34     35,492.72     34,256.14     59,915.11     20,962.90
         Mar-16      31,131.49     35,621.61     52,207.63     35,718.69     34,474.24     60,296.57     21,096.36
         Apr-16      31,354.86     35,877.20     52,540.02     35,946.10     34,693.73     60,680.46     21,230.68
         May-16      31,579.83     36,134.62     52,874.52     36,174.96     34,914.61     61,066.79     21,365.84
         Jun-16      31,806.42     36,393.88     53,211.16     36,405.27     35,136.90     61,455.59     21,501.87
         Jul-16      32,034.63     36,655.01     53,549.94     36,637.05     35,360.61     61,846.85     21,638.77
         Aug-16      32,264.48     36,918.01     53,890.87     36,870.31     35,585.74     62,240.61     21,776.54
         Sep-16      32,495.98     37,182.90     54,233.98     37,105.05     35,812.30     62,636.88     21,915.18
         Oct-16      32,729.13     37,449.68     54,579.27     37,341.28     36,040.30     63,035.66     22,054.71
         Nov-16      32,963.97     37,718.38     54,926.75     37,579.02     36,269.76     63,436.99     22,195.12
         Dec-16      33,200.48     37,989.01     55,276.45     37,818.27     36,500.68     63,840.87     22,336.43
         Jan-17      33,438.70     38,261.58     55,628.38     38,059.05     36,733.06     64,247.33     22,478.64
         Feb-17      33,678.62     38,536.11     55,982.55     38,301.36     36,966.93     64,656.37     22,621.75
         Mar-17      33,920.26     38,812.61     56,338.97     38,545.21     37,202.29     65,068.01     22,765.78
         Apr-17      34,163.64     39,091.09     56,697.66     38,790.62     37,439.14     65,482.28     22,910.72
         May-17      34,408.76     39,371.57     57,058.64     39,037.58     37,677.50     65,899.18     23,056.59
         Jun-17      34,655.65     39,654.06     57,421.91     39,286.12     37,917.38     66,318.74     23,203.38
         Jul-17      34,904.30     39,938.58     57,787.50     39,536.24     38,158.79     66,740.97     23,351.11
         Aug-17      35,154.74     40,225.14     58,155.41     39,787.96     38,401.74     67,165.89     23,499.78
         Sep-17      35,406.98     40,513.75     58,525.67     40,041.28     38,646.23     67,593.51     23,649.39
         Oct-17      35,661.02     40,804.44     58,898.28     40,296.21     38,892.28     68,023.86     23,799.96
         Nov-17      35,916.89     41,097.21     59,273.26     40,552.76     39,139.89     68,456.94     23,951.49

                                                                           PRINCIPAL
MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
PRINCIPAL SCHEDULES

        POOL ID         1             2              3              4             5             6             7             8
                        -             -              -              -             -             -             -             -
         TENANT     ALLEGHENY     ALLEGHENY      ALLEGHENY
                   CENTENNIAL      GENERAL        GENERAL        BAPTIST       BAPTIST       CIRCUIT       CIRCUIT       CIRCUIT
                      GROUP       HOSPITAL       HOSPITAL       HOSPITAL       HOSPITAL       CITY          CITY           CITY
                --------------------------------------------------------------------------------------------------------------------
                      WAYNE      PITTSBURGH     PITTSBURGH      NASHVILLE     NASHVILLE      DENVER        ORLANDO   WEST PALM BEACH
                       PA        PA (NORTH)    PA (FEDERAL)      TN (#1)       TN (#2)         CO            FL             FL
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE  9,201,195.07  35,340,415.71  67,170,088.09  19,791,520.71  3,449,962.45  6,888,745.84  12,121,850.51  7,091,819.77
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON      7.870%        7.030%         6.890%         7.050%         6.570%        8.610%        7.640%         7.640%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY       10TH           1ST           10TH           10TH           10TH           5TH           5TH           5TH
                --------------------------------------------------------------------------------------------------------------------
         Dec-17          0.00           0.00   1,856,779.14     117,523.94     21,386.99     49,740.06      87,377.04     51,119.44
         Jan-18          0.00           0.00           0.00     118,214.39     21,504.09     50,096.95      87,933.34     51,444.90
         Feb-18          0.00           0.00           0.00     118,908.90     21,621.82     50,456.39      88,493.18     51,772.43
         Mar-18          0.00           0.00   1,888,762.16     119,607.49     21,740.20     50,818.42      89,056.59     52,102.05
         Apr-18          0.00           0.00           0.00     120,310.19     21,859.23     51,183.04      89,623.58     52,433.77
         May-18          0.00           0.00           0.00     121,017.01     21,978.91     51,550.28      90,194.18     52,767.59
         Jun-18          0.00           0.00   1,921,296.09     121,727.99     22,099.24     51,920.15      90,768.42     53,103.55
         Jul-18          0.00           0.00           0.00     122,443.14     22,220.24     52,292.68      91,346.31     53,441.64
         Aug-18          0.00           0.00           0.00     123,162.49     22,341.89     52,667.88      91,927.88     53,781.89
         Sep-18          0.00           0.00   1,954,390.42     123,886.07     22,464.21     53,045.77      92,513.16     54,124.30
         Oct-18          0.00           0.00           0.00     124,613.90     22,587.21     53,426.38      93,102.16     54,468.89
         Nov-18          0.00           0.00           0.00     125,346.01     22,710.87     53,809.71      93,694.91     54,815.67
         Dec-18          0.00           0.00   1,988,054.79     126,082.42     22,835.21     54,195.79      94,291.43     55,164.67
         Jan-19          0.00           0.00           0.00     126,823.15     22,960.24     54,584.65      94,891.75     55,515.88
         Feb-19          0.00           0.00           0.00     127,568.24     23,085.94     54,976.29      95,495.90     55,869.33
         Mar-19          0.00           0.00   2,022,299.04     128,317.70     23,212.34     55,370.75      96,103.87     56,225.05
         Apr-19          0.00           0.00           0.00     129,071.57     23,339.43     55,768.03           0.00          0.00
         May-19          0.00           0.00           0.00     129,829.86     23,467.21     56,168.17           0.00          0.00
         Jun-19          0.00           0.00   2,057,132.84     130,592.61     23,595.69     56,571.18           0.00          0.00
         Jul-19          0.00           0.00           0.00     131,359.84     23,724.88     56,977.07           0.00          0.00
         Aug-19          0.00           0.00           0.00     132,131.58     23,854.77     57,385.88           0.00          0.00
         Sep-19          0.00           0.00           0.00     132,907.86     23,985.38     57,797.63           0.00          0.00
         Oct-19          0.00           0.00           0.00     133,688.69     24,116.70     58,212.35           0.00          0.00
         Nov-19          0.00           0.00           0.00     134,474.11     24,248.74          0.00           0.00          0.00
         Dec-19          0.00           0.00           0.00     135,264.15     24,381.50          0.00           0.00          0.00
         Jan-20          0.00           0.00           0.00     136,058.82     24,514.99          0.00           0.00          0.00
         Feb-20          0.00           0.00           0.00     136,858.17     24,647.14          0.00           0.00          0.00
         Mar-20          0.00           0.00           0.00     137,662.21          0.00          0.00           0.00          0.00
         Apr-20          0.00           0.00           0.00     138,470.98          0.00          0.00           0.00          0.00
         May-20          0.00           0.00           0.00     139,284.49          0.00          0.00           0.00          0.00
         Jun-20          0.00           0.00           0.00     140,102.79          0.00          0.00           0.00          0.00
         Jul-20          0.00           0.00           0.00     140,925.89          0.00          0.00           0.00          0.00
         Aug-20          0.00           0.00           0.00     141,753.83          0.00          0.00           0.00          0.00
         Sep-20          0.00           0.00           0.00     142,586.64          0.00          0.00           0.00          0.00
         Oct-20          0.00           0.00           0.00     143,424.33          0.00          0.00           0.00          0.00
         Nov-20          0.00           0.00           0.00     144,266.95          0.00          0.00           0.00          0.00
         Dec-20          0.00           0.00           0.00     145,114.52          0.00          0.00           0.00          0.00
         Jan-21          0.00           0.00           0.00     145,964.88          0.00          0.00           0.00          0.00
         Feb-21          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Mar-21          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Apr-21          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         May-21          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Jun-21          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Jul-21          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Aug-21          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Sep-21          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Oct-21          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Nov-21          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Dec-21          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Jan-22          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Feb-22          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Mar-22          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Apr-22          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         May-22          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Jun-22          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Jul-22          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Aug-22          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Sep-22          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Oct-22          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Nov-22          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Dec-22          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Jan-23          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00
         Feb-23          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00

                                                                           PRINCIPAL
MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
PRINCIPAL SCHEDULES

        POOL ID         9            10            11            12            13            14            15
                        -            --            --            --            --            --            --
         TENANT
                     CIRCUIT      CIRCUIT        CIRCUIT      CIRCUIT        CIRCUIT      CIRCUIT        CIRCUIT
                      CITY          CITY          CITY          CITY          CITY          CITY          CITY
                --------------------------------------------------------------------------------------------------
                  CRYSTAL LAKE    WITCHITA      WESTLAND      KENTWOOD      BOARDMAN    MONROEVILLE     ANDERSEN
                       IL            KS            MI            MI            OH            PA            SC
                --------------------------------------------------------------------------------------------------
MAR -98 BALANCE   5,009,996.97  5,732,592.69  8,275,356.41  5,661,718.21  5,464,462.52  9,557,521.11  3,343,954.14
                --------------------------------------------------------------------------------------------------
   GROSS COUPON       8.610%        8.610%        7.640%        7.640%        7.640%        7.640%        7.640%
                --------------------------------------------------------------------------------------------------
    PAYMENT DAY         5TH          5TH            5TH          5TH            5TH          5TH            5TH
                --------------------------------------------------------------------------------------------------
         Dec-17      36,174.59     41,392.08     59,650.64     40,810.94     39,389.08     68,892.79     24,103.98
         Jan-18      36,434.14     41,689.07     60,030.41     41,070.77     39,639.86     69,331.40     24,257.44
         Feb-18      36,695.56     41,988.19     60,412.61     41,332.26     39,892.23     69,772.81     24,411.88
         Mar-18      36,958.85     42,289.45     60,797.23     41,595.41     40,146.21     70,217.03     24,567.30
         Apr-18      37,224.03     42,592.88     61,184.31     41,860.23     40,401.81     70,664.08     24,723.71
         May-18      37,491.11     42,898.48     61,573.85     42,126.74     40,659.03     71,113.98     24,881.12
         Jun-18      37,760.11     43,206.28     61,965.87     42,394.95     40,917.90     71,566.74     25,039.53
         Jul-18      38,031.04     43,516.29     62,360.39     42,664.86     41,178.41     72,022.38     25,198.95
         Aug-18      38,303.91     43,828.52     62,757.41     42,936.49     41,440.58     72,480.92     25,359.38
         Sep-18      38,578.74     44,142.98     63,156.97     43,209.86     41,704.41     72,942.38     25,520.84
         Oct-18      38,855.55     44,459.71     63,559.07     43,484.96     41,969.93     73,406.78     25,683.32
         Nov-18      39,134.33     44,778.71     63,963.73     43,761.81     42,237.14     73,874.14     25,846.84
         Dec-18      39,415.12     45,100.00     64,370.96     44,040.43     42,506.05     74,344.47     26,011.39
         Jan-19      39,697.93     45,423.59     64,780.79     44,320.82     42,776.67     74,817.80     26,177.00
         Feb-19      39,982.76     45,749.50     65,193.23     44,603.00     43,049.02     75,294.14     26,343.66
         Mar-19      40,269.64     46,077.76     65,608.28     44,886.98     43,323.11     75,771.42     26,511.39
         Apr-19      40,558.57     46,408.36          0.00          0.00          0.00          0.00          0.00
         May-19      40,849.58     46,741.34          0.00          0.00          0.00          0.00          0.00
         Jun-19      41,142.67     47,076.71          0.00          0.00          0.00          0.00          0.00
         Jul-19      41,437.87     47,414.49          0.00          0.00          0.00          0.00          0.00
         Aug-19      41,735.19     47,754.69          0.00          0.00          0.00          0.00          0.00
         Sep-19      42,034.64     48,097.33          0.00          0.00          0.00          0.00          0.00
         Oct-19      42,336.23     48,442.43          0.00          0.00          0.00          0.00          0.00
         Nov-19           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Dec-19           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Jan-20           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Feb-20           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Mar-20           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Apr-20           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         May-20           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Jun-20           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Jul-20           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Aug-20           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Sep-20           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Oct-20           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Nov-20           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Dec-20           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Jan-21           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Feb-21           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Mar-21           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Apr-21           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         May-21           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Jun-21           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Jul-21           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Aug-21           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Sep-21           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Oct-21           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Nov-21           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Dec-21           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Jan-22           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Feb-22           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Mar-22           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Apr-22           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         May-22           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Jun-22           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Jul-22           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Aug-22           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Sep-22           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Oct-22           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Nov-22           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Dec-22           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Jan-23           0.00          0.00          0.00          0.00          0.00          0.00          0.00
         Feb-23           0.00          0.00          0.00          0.00          0.00          0.00          0.00

                                                                           PRINCIPAL
MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
PRINCIPAL SCHEDULES

        POOL ID         1             2              3              4             5             6             7             8
                        -             -              -              -             -             -             -             -
         TENANT     ALLEGHENY     ALLEGHENY      ALLEGHENY
                   CENTENNIAL      GENERAL        GENERAL        BAPTIST       BAPTIST       CIRCUIT       CIRCUIT       CIRCUIT
                      GROUP       HOSPITAL       HOSPITAL       HOSPITAL       HOSPITAL       CITY          CITY           CITY
                --------------------------------------------------------------------------------------------------------------------
                      WAYNE      PITTSBURGH     PITTSBURGH      NASHVILLE     NASHVILLE      DENVER        ORLANDO   WEST PALM BEACH
                       PA        PA (NORTH)    PA (FEDERAL)      TN (#1)       TN (#2)         CO            FL             FL
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE  9,201,195.07  35,340,415.71  67,170,088.09  19,791,520.71  3,449,962.45  6,888,745.84  12,121,850.51  7,091,819.77
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON      7.870%        7.030%         6.890%         7.050%         6.570%        8.610%        7.640%         7.640%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY       10TH           1ST           10TH           10TH           10TH           5TH           5TH           5TH
                --------------------------------------------------------------------------------------------------------------------
         Mar-23          0.00           0.00           0.00           0.00          0.00          0.00           0.00          0.00


                                                                           PRINCIPAL
MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
PRINCIPAL SCHEDULES

        POOL ID         9            10            11            12            13            14            15
                        -            --            --            --            --            --            --
         TENANT
                     CIRCUIT      CIRCUIT        CIRCUIT      CIRCUIT        CIRCUIT      CIRCUIT        CIRCUIT
                      CITY          CITY          CITY          CITY          CITY          CITY          CITY
                --------------------------------------------------------------------------------------------------
                  CRYSTAL LAKE    WITCHITA      WESTLAND      KENTWOOD      BOARDMAN    MONROEVILLE     ANDERSEN
                       IL            KS            MI            MI            OH            PA            SC
                --------------------------------------------------------------------------------------------------
MAR -98 BALANCE   5,009,996.97  5,732,592.69  8,275,356.41  5,661,718.21  5,464,462.52  9,557,521.11  3,343,954.14
                --------------------------------------------------------------------------------------------------
   GROSS COUPON       8.610%        8.610%        7.640%        7.640%        7.640%        7.640%        7.640%
                --------------------------------------------------------------------------------------------------
    PAYMENT DAY         5TH          5TH            5TH          5TH            5TH          5TH            5TH
                --------------------------------------------------------------------------------------------------
         Mar-23           0.00          0.00          0.00          0.00          0.00          0.00          0.00

                                   PRINCIPAL


        16                  17                  18                  19                  20                 21               24
        --                  --                  --                  --                  --                 --               --
                                                                                                                        HEALTH INS.
      ECKERD              FEDERAL              FRED                FRED                FRED              GIANT           PLAN OF
    CORPORATION          INSURANCE             MEYER               MEYER               MEYER              FOOD          GREATER NY
------------------------------------------------------------------------------------------------------------------------------------
   NEPTUNE BEACH       FLORHAM PARK        JOHNSON CREEK      EAST VANCOUVER        BONNEY LAKE         ARLINGTON      FOREST HILLS
        FL                  NJ                  OR                  WA                  WA                 VA               NY
------------------------------------------------------------------------------------------------------------------------------------
    1,876,468.15       17,912,874.88       18,109,169.54       13,524,712.95       13,386,705.68      4,719,750.33     15,309,448.71
------------------------------------------------------------------------------------------------------------------------------------
      7.190%              6.900%              7.730%              7.700%              7.700%             7.620%           8.350%
------------------------------------------------------------------------------------------------------------------------------------
        1ST                 1ST                 1ST                 1ST                 1ST                1ST              1ST
------------------------------------------------------------------------------------------------------------------------------------
      3,593.23           42,926.54           25,419.27           19,064.60           18,870.05          5,645.01          8,312.61
      3,614.76           43,173.37           25,583.01           19,186.93           18,991.13          5,680.85          8,370.45
      3,636.42           43,421.61           25,747.81           19,310.04           19,112.99          5,716.92          8,428.70
      3,658.20           43,671.29           25,913.66           19,433.95           19,235.64          5,753.23          8,487.35
      3,680.12           43,922.40           26,080.59           19,558.65           19,359.06          5,789.76          8,546.41
      3,702.17           44,174.95           26,248.59           19,684.15           19,483.29          5,826.53          8,605.88
      3,724.36           44,428.96           26,417.68           19,810.46           19,608.30          5,863.52          8,665.76
      3,746.67           44,684.42           26,587.85           19,937.57           19,734.12          5,900.76          8,726.06
      3,769.12           44,941.36           26,759.12           20,065.51           19,860.75          5,938.23          8,786.78
      3,791.70           45,199.77           26,931.50           20,194.26           19,988.19          5,975.93          8,847.92
      3,814.42           45,459.67           27,104.98           20,323.84           20,116.45          6,013.88          8,909.48
      3,837.28           45,721.06           27,279.58           20,454.25           20,245.53          6,052.07          8,818.24
      3,860.27           45,983.96           27,455.31           20,585.50           20,375.44          6,090.50          8,879.60
      3,883.40           46,248.37           27,632.17           20,717.59           20,506.18          6,129.18          8,941.39
      3,906.67           46,514.30           27,810.16           20,850.53           20,637.76          6,168.10          9,003.60
      3,930.07           46,781.75           27,989.31           20,984.32           20,770.19          6,207.26          9,066.25
      3,953.62           47,050.75           28,169.60           21,118.97           20,903.46          6,246.68          9,129.34
      3,977.31           47,321.29           28,351.06           21,254.48           21,037.59          6,286.35          9,192.86
      4,001.14           47,593.39           28,533.69           21,390.87           21,172.58          6,326.26          9,256.83
      4,025.11           47,867.05           28,717.50           21,528.12           21,308.44          6,366.44          9,321.24
      4,049.23           48,142.29           28,902.48           21,666.26           21,445.17          6,406.86          9,386.10
      4,073.49           48,419.10           29,088.66           21,805.29           21,582.78          6,447.55          9,451.42
      4,097.90           48,697.51           29,276.04           21,945.20           21,721.27          6,488.49          9,517.18
      4,122.45           48,977.52           29,464.63           22,086.02           21,860.64          6,529.69          9,422.50
      4,147.15           49,259.14           29,654.43           22,227.74           22,000.92          6,571.15          9,488.06
      4,172.00           49,542.39           29,845.46           22,370.37           22,142.09          6,612.88          9,554.08
      4,197.00           49,827.25           30,037.71           22,513.91           22,284.17          6,654.87          9,620.56
      4,222.15           50,113.76           30,231.20           22,658.37           22,427.16          6,697.13          9,687.51
      4,247.44           50,401.91           30,425.94           22,803.76           22,571.07          6,739.66          9,754.91
      4,272.89           50,691.73           30,621.94           22,950.09           22,715.90          6,782.45          9,822.79
      4,298.49           50,983.20           30,819.19           23,097.35           22,861.66          6,825.52          9,891.14
      4,324.25           51,276.36           31,017.72           23,245.56           23,008.35          6,868.86          9,959.97
      4,350.16           51,571.20           31,217.53           23,394.72           23,155.99          6,912.48         10,029.27
      4,376.22           51,867.73           31,418.62           23,544.84           23,304.57          6,956.38         10,099.06
      4,402.44           52,165.97           31,621.01           23,695.91           23,454.11          7,000.55         10,169.33
      4,428.82           52,465.92           31,824.70           23,847.96           23,604.61          7,045.00         10,071.13
      4,455.36           52,767.60           32,029.70           24,000.99           23,756.07          7,089.74         10,141.21
      4,482.05           53,071.02           32,236.03           24,154.99           23,908.51          7,134.76         10,211.78
      4,508.91           53,376.17           32,443.68           24,309.99           24,061.92          7,180.06         10,282.84
      4,535.92           53,683.09           32,652.67           24,465.98           24,216.32          7,225.66         10,354.39
      4,993.96           53,991.77           32,863.01           24,622.97           24,371.70          7,271.54         10,426.44
      5,023.88           54,302.22           33,074.70           24,780.97           24,528.09          7,317.71         10,498.99
      5,053.99           54,614.46           33,287.76           24,939.98           24,685.48          7,364.18         10,572.04
      5,084.27           54,928.49           33,502.19           25,100.01           24,843.88          7,410.94         10,645.61
      5,114.73           55,244.33           33,718.00           25,261.07           25,003.29          7,458.00         10,719.68
      5,145.38           55,561.98           33,935.20           25,423.16           25,163.73          7,505.36         10,794.27
      5,176.21           55,881.46           34,153.80           25,586.29           25,325.20          7,553.02         10,869.38

      25                26                 27                28                 29                30                 31
      --                --                 --                --                 --                --                 --

    HEILIG-           HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-            HEILIG-
    MEYERS            MEYERS             MEYERS            MEYERS             MEYERS            MEYERS             MEYERS
---------------------------------------------------------------------------------------------------------------------------------
   ANTIOCH            VALLEJO           REDDING          BURLINGTON        CEDAR RAPIDS         DUBUQUE           WATERLOO
      CA                CA                 CA                IA                 IA                IA                 IA
---------------------------------------------------------------------------------------------------------------------------------
 2,403,348.19      1,229,460.85       1,292,169.61      3,175,950.15       1,667,288.59      1,498,986.70       1,566,990.92
---------------------------------------------------------------------------------------------------------------------------------
    7.480%            7.480%             7.480%            7.480%             7.480%            7.480%             7.480%
---------------------------------------------------------------------------------------------------------------------------------
     10TH              10TH               10TH              10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------------------------------------------
   3,804.02          1,945.99           2,045.25          5,026.89           2,638.98          2,372.60           2,480.23
   3,827.73          1,958.12           2,057.99          5,058.23           2,655.43          2,387.39           2,495.69
   3,851.59          1,970.33           2,070.82          5,089.76           2,671.99          2,402.27           2,511.25
   3,875.60          1,982.61           2,083.73          5,121.48           2,688.64          2,417.24           2,526.90
   3,899.76          1,994.97           2,096.72          5,153.41           2,705.40          2,432.31           2,542.65
   3,924.07          2,007.40           2,109.79          5,185.53           2,722.26          2,447.47           2,558.50
   3,948.53          2,019.91           2,122.94          5,217.85           2,739.23          2,462.73           2,574.45
   3,973.14          2,032.51           2,136.17          5,250.38           2,756.31          2,478.08           2,590.50
   3,997.90          2,045.17           2,149.49          5,283.11           2,773.49          2,493.52           2,606.65
   4,022.82          2,057.92           2,162.89          5,316.04           2,790.78          2,509.07           2,622.89
   4,047.90          2,070.75           2,176.37          5,349.17           2,808.17          2,524.71           2,639.24
   4,073.13          2,083.66           2,189.94          5,382.52           2,825.68          2,540.44           2,655.70
   4,098.52          2,096.65           2,203.59          5,416.07           2,843.29          2,556.28           2,672.25
   4,124.07          2,109.72           2,217.32          5,449.83           2,861.01          2,572.21           2,688.91
   4,149.77          2,122.87           2,231.14          5,483.80           2,878.85          2,588.25           2,705.67
   4,175.64          2,136.10           2,245.05          5,517.98           2,896.79          2,604.38           2,722.53
   4,201.67          2,149.41           2,259.04          5,552.38           2,914.85          2,620.61           2,739.50
   4,227.86          2,162.81           2,273.13          5,586.99           2,933.02          2,636.95           2,756.58
   4,254.21          2,176.29           2,287.29          5,621.81           2,951.30          2,653.39           2,773.76
   4,280.73          2,189.86           2,301.55          5,656.85           2,969.70          2,669.93           2,791.05
   4,307.42          2,203.51           2,315.90          5,692.12           2,988.21          2,686.57           2,808.45
   4,334.26          2,217.24           2,330.33          5,727.60           3,006.83          2,703.31           2,825.95
   4,361.28          2,231.06           2,344.86          5,763.30           3,025.58          2,720.16           2,843.57
   4,388.47          2,244.97           2,359.48          5,799.22           3,044.44          2,737.12           2,861.29
   4,415.82          2,258.97           2,374.18          5,835.37           3,063.41          2,754.18           2,879.13
   4,443.35          2,273.05           2,388.98          5,871.75           3,082.51          2,771.35           2,897.08
   4,471.04          2,287.21           2,403.87          5,908.35           3,101.72          2,788.62           2,915.14
   4,498.91          2,301.47           2,418.86          5,945.17           3,121.06          2,806.01           2,933.31
   4,526.96          2,315.82           2,433.94          5,982.23           3,140.51          2,823.50           2,951.59
   4,555.17          2,330.25           2,449.11          6,019.52           3,160.09          2,841.10           2,969.99
   4,583.57          2,344.78           2,464.37          6,057.04           3,179.79          2,858.81           2,988.50
   4,612.14          2,359.39           2,479.74          6,094.80           3,199.61          2,876.63           3,007.13
   4,640.89          2,374.10           2,495.19          6,132.79           3,219.55          2,894.56           3,025.87
   4,669.82          2,388.90           2,510.75          6,171.02           3,239.62          2,912.60           3,044.74
   4,698.93          2,403.79           2,526.40          6,209.48           3,259.81          2,930.76           3,063.71
   4,728.22          2,418.77           2,542.14          6,248.19           3,280.13          2,949.02           3,082.81
   4,757.69          2,433.85           2,557.99          6,287.14           3,300.58          2,967.41           3,102.03
   4,787.34          2,449.02           2,573.93          6,326.33           3,321.15          2,985.90           3,121.36
   4,817.19          2,464.29           2,589.98          6,365.76           3,341.85          3,004.52           3,140.82
   4,847.21          2,479.65           2,606.12          6,405.44           3,362.68          3,023.24           3,160.40
   4,877.43          2,495.10           2,622.37          6,445.37           3,383.65          3,042.09           3,180.10
   4,907.83          2,510.66           2,638.71          6,485.54           3,404.74          3,061.05           3,199.92
   4,938.42          2,526.31           2,655.16          6,525.97           3,425.96          3,080.13           3,219.87
   4,969.20          2,542.05           2,671.71          6,566.65           3,447.31          3,099.33           3,239.94
   5,000.18          2,557.90           2,688.37          6,607.58           3,468.80          3,118.65           3,260.13
   5,031.35          2,573.84           2,705.12          6,648.77           3,490.43          3,138.09           3,280.45
   5,062.71          2,589.89           2,721.99          6,690.21           3,512.18          3,157.65           3,300.90

      32                 33
      --                 --

    HEILIG-            HEILIG-
    MEYERS             MEYERS
------------------------------------
  TWIN FALLS           BOISE
      ID                 ID
------------------------------------
 1,268,563.31       2,012,010.19
------------------------------------
    7.480%             7.480%
------------------------------------
     10TH               10TH
------------------------------------
   2,007.88           3,184.61
   2,020.40           3,204.46
   2,032.99           3,224.44
   2,045.66           3,244.53
   2,058.42           3,264.76
   2,071.25           3,285.11
   2,084.16           3,305.59
   2,097.15           3,326.19
   2,110.22           3,346.92
   2,123.37           3,367.79
   2,136.61           3,388.78
   2,149.93           3,409.90
   2,163.33           3,431.16
   2,176.81           3,452.54
   2,190.38           3,474.07
   2,204.04           3,495.72
   2,217.77           3,517.51
   2,231.60           3,539.44
   2,245.51           3,561.50
   2,259.51           3,583.70
   2,273.59           3,606.04
   2,287.76           3,628.52
   2,302.02           3,651.13
   2,316.37           3,673.89
   2,330.81           3,696.79
   2,345.34           3,719.84
   2,359.96           3,743.02
   2,374.67           3,766.35
   2,389.47           3,789.83
   2,404.37           3,813.45
   2,419.35           3,837.22
   2,434.43           3,861.14
   2,449.61           3,885.21
   2,464.88           3,909.43
   2,480.24           3,933.80
   2,495.70           3,958.32
   2,511.26           3,982.99
   2,526.91           4,007.82
   2,542.66           4,032.80
   2,558.51           4,057.94
   2,574.46           4,083.23
   2,590.51           4,108.69
   2,606.66           4,134.30
   2,622.90           4,160.07
   2,639.25           4,186.00
   2,655.70           4,212.09
   2,672.26           4,238.35

                                   PRINCIPAL


        16                  17                  18                  19                  20                 21               24
        --                  --                  --                  --                  --                 --               --
                                                                                                                        HEALTH INS.
      ECKERD              FEDERAL              FRED                FRED                FRED              GIANT           PLAN OF
    CORPORATION          INSURANCE             MEYER               MEYER               MEYER              FOOD          GREATER NY
------------------------------------------------------------------------------------------------------------------------------------
   NEPTUNE BEACH       FLORHAM PARK        JOHNSON CREEK      EAST VANCOUVER        BONNEY LAKE         ARLINGTON      FOREST HILLS
        FL                  NJ                  OR                  WA                  WA                 VA               NY
------------------------------------------------------------------------------------------------------------------------------------
    1,876,468.15       17,912,874.88       18,109,169.54       13,524,712.95       13,386,705.68      4,719,750.33     15,309,448.71
------------------------------------------------------------------------------------------------------------------------------------
      7.190%              6.900%              7.730%              7.700%              7.700%             7.620%           8.350%
------------------------------------------------------------------------------------------------------------------------------------
        1ST                 1ST                 1ST                 1ST                 1ST                1ST              1ST
------------------------------------------------------------------------------------------------------------------------------------
      5,207.22           56,202.78           34,373.80           25,750.47           25,487.70          7,600.98         10,767.62
      5,238.42           56,525.95           34,595.23           25,915.70           25,651.25          7,649.25         10,842.54
      5,269.81           56,850.97           34,818.08           26,081.99           25,815.84          7,697.82         10,917.99
      5,301.38           57,177.87           35,042.37           26,249.35           25,981.49          7,746.70         10,993.96
      5,333.15           57,506.64           35,268.10           26,417.79           26,148.21          7,795.89         11,070.46
      5,365.10           80,287.11           35,495.28           26,587.30           26,315.99          7,845.40         17,430.10
      5,397.25           80,748.76           35,723.93           26,757.90           26,484.85          7,895.22         17,551.38
      5,429.58           81,213.07           35,954.05           26,929.60           26,654.80          7,945.35         17,673.51
      5,462.12           81,680.04           36,185.66           27,102.40           26,825.83          7,995.80         17,796.49
      5,494.84           82,149.70           36,418.75           27,276.30           26,997.96          8,046.58         17,920.32
      5,527.77           82,622.06           36,653.35           27,451.33           27,171.20          8,097.67         18,045.02
      5,560.89           83,097.14           36,889.46           27,627.47           27,345.55          8,149.09         18,170.58
      5,594.21           83,574.95           37,127.09           27,804.75           27,521.02          8,200.84         18,110.75
      5,627.72           84,055.51           37,366.25           27,983.16           27,697.61          8,252.92         18,236.77
      5,661.44           84,538.82           37,606.95           28,162.72           27,875.34          8,305.32         18,363.67
      5,695.37           85,024.92           37,849.20           28,343.43           28,054.20          8,358.06         18,491.45
      5,729.49           85,513.82           38,093.01           28,525.30           28,234.22          8,411.13         18,620.12
      5,763.82           86,005.52           38,338.40           28,708.34           28,415.39          8,464.55         18,749.68
      5,798.35           86,500.05           38,585.36           28,892.55           28,597.72          8,518.29         18,880.15
      5,833.10           86,997.43           38,833.91           29,077.95           28,781.22          8,572.39         19,011.52
      5,868.05           87,497.66           39,084.07           29,264.53           28,965.90          8,626.82         19,143.81
      5,903.21           88,000.77           39,335.83           29,452.31           29,151.77          8,681.60         19,277.02
      5,938.58           88,506.78           39,589.22           29,641.30           29,338.82          8,736.73         19,411.16
      5,974.16           89,015.69           39,844.24           29,831.49           29,527.08          8,792.21         19,546.23
      6,009.95           89,527.53           40,100.91           30,022.91           29,716.55          8,848.04         19,486.65
      6,045.96           90,042.32           40,359.22           30,215.56           29,907.23          8,904.22         19,622.24
      6,082.19           90,560.06           40,619.20           30,409.44           30,099.13          8,960.76         19,758.78
      6,118.63           91,080.78           40,880.86           30,604.57           30,292.27          9,017.67         19,896.27
      6,155.29           91,604.49           41,144.20           30,800.95           30,486.64          9,074.93         20,034.71
      6,192.17           92,131.22           41,409.24           30,998.59           30,682.27          9,132.55         20,174.12
      6,229.27           92,660.98           41,675.98           31,197.50           30,879.14          9,190.55         20,314.50
      6,266.60           93,193.78           41,944.45           31,397.68           31,077.29          9,248.91         20,455.85
      6,304.14           93,729.64           42,214.64           31,599.15           31,276.70          9,307.64         20,598.19
      6,341.92           94,268.59           42,486.57           31,801.91           31,477.39          9,366.74         20,741.52
      6,379.92           94,810.63           42,760.25           32,005.97           31,679.37          9,426.22         20,885.85
      6,418.14           95,355.79           43,035.70           32,211.34           31,882.65          9,486.07         21,031.18
      6,456.60           95,904.09           43,312.92           32,418.03           32,087.23          9,546.31         20,972.16
      6,495.28           96,455.54           43,591.93           32,626.05           32,293.12          9,606.93         21,118.09
      6,534.20           97,010.15           43,872.74           32,835.40           32,500.33          9,667.93         21,265.04
      6,573.35           97,567.96           44,155.35           33,046.09           32,708.88          9,729.33         21,413.01
      6,612.74           98,128.98           44,439.78           33,258.14           32,918.76          9,791.11         21,562.01
      6,652.36           98,693.22           44,726.05           33,471.55           33,129.99          9,853.28         21,712.04
      6,692.22           99,260.71           45,014.16           33,686.32           33,342.57          9,915.85         21,863.12
      6,732.31           99,831.46           45,304.13           33,902.48           33,556.52          9,978.81         22,015.25
      6,772.65          100,405.49           45,595.96           34,120.02           33,771.84         10,042.18         22,168.44
      6,813.23          100,982.82           45,889.67           34,338.95           33,988.54         10,105.95         22,322.70
      6,854.05          101,563.47           46,185.28           34,559.29           34,206.64         10,170.12         22,478.03
      6,895.12          102,147.46           46,482.79           34,781.05           34,426.13         10,234.70         22,634.44
      6,936.43          102,734.81           46,782.22           35,004.23           34,647.03         10,299.69         22,576.30
      6,978.00          103,325.53           47,083.57           35,228.84           34,869.35         10,365.09         22,733.40
      7,019.80          103,919.65           47,386.87           35,454.89           35,093.09         10,430.91         22,891.58
      7,061.87          104,517.19           47,692.12           35,682.39           35,318.27         10,497.15         23,050.87
      7,104.18          105,118.17           47,999.34           35,911.36           35,544.90         10,563.81         23,211.27
      7,577.61          105,722.59           48,308.53           36,141.79           35,772.98         10,630.89         23,372.78
      7,623.02          106,330.50           48,619.72           36,373.70           36,002.52         10,698.39         23,535.41
      7,668.69          106,941.90           48,932.91           36,607.09           36,233.54         10,766.33         23,699.18
      7,714.64          107,556.82           49,248.12           36,841.99           36,466.04         10,834.69         23,864.09
      7,760.86          108,175.27           49,565.36           37,078.39           36,700.03         10,903.49         24,030.14
      7,807.36          108,797.28           49,884.64           37,316.31           36,935.52         10,972.73         24,197.35
      7,854.14          109,422.86           50,205.98           37,555.76           37,172.52         11,042.41         24,365.72
      7,901.20          110,052.04           50,529.39           37,796.74           37,411.05         11,112.53         24,308.85
      7,948.54          110,684.84           50,854.89           38,039.27           37,651.10         11,183.09         24,478.00
      7,996.17          111,321.28           51,182.48           38,283.36           37,892.70         11,254.10         24,648.32

       25                26                 27                28                 29                30                 31
       --                --                 --                --                 --                --                 --

     HEILIG-           HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-            HEILIG-
     MEYERS            MEYERS             MEYERS            MEYERS             MEYERS            MEYERS             MEYERS
-----------------------------------------------------------------------------------------------------------------------------------
    ANTIOCH            VALLEJO           REDDING          BURLINGTON        CEDAR RAPIDS         DUBUQUE           WATERLOO
       CA                CA                 CA                IA                 IA                IA                 IA
-----------------------------------------------------------------------------------------------------------------------------------
  2,403,348.19      1,229,460.85       1,292,169.61      3,175,950.15       1,667,288.59      1,498,986.70       1,566,990.92
-----------------------------------------------------------------------------------------------------------------------------------
     7.480%            7.480%             7.480%            7.480%             7.480%            7.480%             7.480%
-----------------------------------------------------------------------------------------------------------------------------------
      10TH              10TH               10TH              10TH               10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
    5,094.27          2,606.03           2,738.95          6,731.92           3,534.07          3,177.33           3,321.48
    5,126.02          2,622.28           2,756.03          6,773.88           3,556.10          3,197.14           3,342.18
    5,157.97          2,638.62           2,773.20          6,816.10           3,578.27          3,217.07           3,363.02
    5,190.12          2,655.07           2,790.49          6,858.59           3,600.57          3,237.12           3,383.98
    5,222.48          2,671.62           2,807.88          6,901.34           3,623.02          3,257.30           3,405.07
    5,255.03          2,688.27           2,825.39          6,944.36           3,645.60          3,277.60           3,426.30
    5,287.79          2,705.03           2,843.00          6,987.65           3,668.33          3,298.03           3,447.65
    5,320.75          2,721.89           2,860.72          7,031.20           3,691.19          3,318.59           3,469.14
    5,353.91          2,738.86           2,878.55          7,075.03           3,714.20          3,339.28           3,490.77
    5,387.28          2,755.93           2,896.49          7,119.13           3,737.35          3,360.09           3,512.53
    5,420.87          2,773.11           2,914.55          7,163.51           3,760.65          3,381.04           3,534.42
    5,454.66          2,790.39           2,932.72          7,208.16           3,784.09          3,402.11           3,556.45
    5,488.66          2,807.79           2,951.00          7,253.09           3,807.68          3,423.32           3,578.62
    5,522.87          2,825.29           2,969.39          7,298.30           3,831.41          3,444.66           3,600.93
    5,557.29          2,842.90           2,987.90          7,343.79           3,855.29          3,466.13           3,623.37
    5,591.94          2,860.62           3,006.53          7,389.57           3,879.33          3,487.73           3,645.96
    5,626.79          2,878.45           3,025.27          7,435.63           3,903.51          3,509.47           3,668.69
    5,661.87          2,896.39           3,044.12          7,481.98           3,927.84          3,531.35           3,691.55
    5,697.16          2,914.45           3,063.10          7,528.62           3,952.32          3,553.36           3,714.57
    5,732.67          2,932.61           3,082.19          7,575.55           3,976.96          3,575.51           3,737.72
    5,768.40          2,950.89           3,101.40          7,622.77           4,001.75          3,597.80           3,761.02
    5,804.36          2,969.29           3,120.74          7,670.28           4,026.69          3,620.22           3,784.46
    5,840.54          2,987.80           3,140.19          7,718.09           4,051.79          3,642.79           3,808.05
    5,876.95          3,006.42           3,159.76          7,766.20           4,077.05          3,665.50           3,831.79
    5,913.58          3,025.16           3,179.46          7,814.61           4,102.46          3,688.35           3,855.67
    5,950.44          3,044.02           3,199.28          7,863.32           4,128.03          3,711.34           3,879.71
    5,987.53          3,062.99           3,219.22          7,912.34           4,153.77          3,734.47           3,903.89
    6,024.85          3,082.08           3,239.29          7,961.66           4,179.66          3,757.75           3,928.22
    6,062.41          3,101.30           3,259.48          8,011.29           4,205.71          3,781.17           3,952.71
    6,100.20          3,120.63           3,279.80          8,061.22           4,231.93          3,804.74           3,977.35
    6,138.22          3,140.08           3,300.24          8,111.47           4,258.30          3,828.46           4,002.14
    6,176.48          3,159.65           3,320.81          8,162.03           4,284.85          3,852.32           4,027.09
    6,214.98          3,179.35           3,341.51          8,212.91           4,311.56          3,876.33           4,052.19
    6,253.72          3,199.17           3,362.34          8,264.10           4,338.43          3,900.50           4,077.45
    6,292.71          3,219.11           3,383.30          8,315.62           4,365.48          3,924.81           4,102.87
    6,331.93          3,239.17           3,404.39          8,367.45           4,392.69          3,949.27           4,128.44
    6,371.40          3,259.36           3,425.61          8,419.61           4,420.07          3,973.89           4,154.17
    6,411.11          3,279.68           3,446.96          8,472.09           4,447.62          3,998.66           4,180.07
    6,451.08          3,300.12           3,468.45          8,524.90           4,475.34          4,023.59           4,206.12
    6,491.29          3,320.69           3,490.07          8,578.04           4,503.24          4,048.67           4,232.34
    6,531.75          3,341.39           3,511.82          8,631.51           4,531.31          4,073.90           4,258.72
    6,572.47          3,362.22           3,533.71          8,685.31           4,559.55          4,099.30           4,285.27
    6,613.43          3,383.18           3,555.74          8,739.45           4,587.98          4,124.85           4,311.98
    6,654.66          3,404.27           3,577.90          8,793.92           4,616.57          4,150.56           4,338.86
    6,696.14          3,425.49           3,600.21          8,848.74           4,645.35          4,176.43           4,365.90
    6,737.88          3,446.84           3,622.65          8,903.90           4,674.31          4,202.47           4,393.12
    6,779.88          3,468.33           3,645.23          8,959.40           4,703.44          4,228.66           4,420.50
    6,822.14          3,489.94           3,667.95          9,015.25           4,732.76          4,255.02           4,448.06
    6,864.66          3,511.70           3,690.81          9,071.44           4,762.26          4,281.54           4,475.78
    6,907.45          3,533.59           3,713.82          9,127.99           4,791.95          4,308.23           4,503.68
    6,950.51          3,555.61           3,736.97          9,184.88           4,821.82          4,335.09           4,531.76
    6,993.83          3,577.78           3,760.26          9,242.14           4,851.87          4,362.11           4,560.00
    7,037.43          3,600.08           3,783.70          9,299.74           4,882.12          4,389.30           4,588.43
    7,081.30          3,622.52           3,807.29          9,357.71           4,912.55          4,416.66           4,617.03
    7,125.44          3,645.10           3,831.02          9,416.04           4,943.17          4,444.19           4,645.81
    7,169.85          3,667.82           3,854.90          9,474.74           4,973.98          4,471.89           4,674.77
    7,214.54          3,690.68           3,878.93          9,533.80           5,004.99          4,499.77           4,703.91
    7,259.51          3,713.69           3,903.11          9,593.22           5,036.18          4,527.81           4,733.23
    7,304.77          3,736.84           3,927.44          9,653.02           5,067.58          4,556.04           4,762.73
    7,350.30          3,760.13           3,951.92          9,713.19           5,099.16          4,584.44           4,792.42
    7,396.11          3,783.57           3,976.55          9,773.74           5,130.95          4,613.01           4,822.29
    7,442.22          3,807.15           4,001.34          9,834.66           5,162.93          4,641.77           4,852.35
    7,488.61          3,830.88           4,026.28          9,895.96           5,195.11          4,670.70           4,882.60

     32                 33
     --                 --

   HEILIG-            HEILIG-
   MEYERS             MEYERS
-----------------------------------
 TWIN FALLS           BOISE
     ID                 ID
-----------------------------------
1,268,563.31       2,012,010.19
-----------------------------------
   7.480%             7.480%
-----------------------------------
    10TH               10TH
-----------------------------------
  2,688.92           4,264.77
  2,705.68           4,291.35
  2,722.54           4,318.10
  2,739.51           4,345.01
  2,756.59           4,372.10
  2,773.77           4,399.35
  2,791.06           4,426.77
  2,808.46           4,454.37
  2,825.96           4,482.13
  2,843.58           4,510.07
  2,861.30           4,538.18
  2,879.14           4,566.47
  2,897.09           4,594.94
  2,915.15           4,623.58
  2,933.32           4,652.40
  2,951.60           4,681.40
  2,970.00           4,710.58
  2,988.51           4,739.94
  3,007.14           4,769.49
  3,025.88           4,799.22
  3,044.75           4,829.13
  3,063.73           4,859.23
  3,082.82           4,889.52
  3,102.04           4,920.00
  3,121.37           4,950.67
  3,140.83           4,981.53
  3,160.41           5,012.58
  3,180.11           5,043.83
  3,199.93           5,075.27
  3,219.88           5,106.90
  3,239.95           5,138.73
  3,260.14           5,170.77
  3,280.47           5,203.00
  3,300.91           5,235.43
  3,321.49           5,268.06
  3,342.19           5,300.90
  3,363.03           5,333.94
  3,383.99           5,367.19
  3,405.08           5,400.65
  3,426.31           5,434.31
  3,447.67           5,468.18
  3,469.16           5,502.27
  3,490.78           5,536.57
  3,512.54           5,571.08
  3,534.43           5,605.80
  3,556.47           5,640.75
  3,578.63           5,675.91
  3,600.94           5,711.29
  3,623.39           5,746.89
  3,645.97           5,782.71
  3,668.70           5,818.76
  3,691.57           5,855.03
  3,714.58           5,891.52
  3,737.73           5,928.25
  3,761.03           5,965.20
  3,784.47           6,002.38
  3,808.06           6,039.80
  3,831.80           6,077.44
  3,855.69           6,115.33
  3,879.72           6,153.45
  3,903.90           6,191.80
  3,928.24           6,230.40
  3,952.72           6,269.23

                                   PRINCIPAL


        16                  17                  18                  19                  20                 21               24
        --                  --                  --                  --                  --                 --               --
                                                                                                                        HEALTH INS.
      ECKERD              FEDERAL              FRED                FRED                FRED              GIANT           PLAN OF
    CORPORATION          INSURANCE             MEYER               MEYER               MEYER              FOOD          GREATER NY
------------------------------------------------------------------------------------------------------------------------------------
   NEPTUNE BEACH       FLORHAM PARK        JOHNSON CREEK      EAST VANCOUVER        BONNEY LAKE         ARLINGTON      FOREST HILLS
        FL                  NJ                  OR                  WA                  WA                 VA               NY
------------------------------------------------------------------------------------------------------------------------------------
    1,876,468.15       17,912,874.88       18,109,169.54       13,524,712.95       13,386,705.68      4,719,750.33     15,309,448.71
------------------------------------------------------------------------------------------------------------------------------------
      7.190%              6.900%              7.730%              7.700%              7.700%             7.620%           8.350%
------------------------------------------------------------------------------------------------------------------------------------
        1ST                 1ST                 1ST                 1ST                 1ST                1ST              1ST
------------------------------------------------------------------------------------------------------------------------------------
      8,044.08          111,961.38           51,512.18           38,529.01           38,135.84         11,325.57         24,819.84
      8,092.28          112,605.15           51,844.00           38,776.23           38,380.55         11,397.48         24,992.54
      8,140.76          135,702.44           52,177.96           39,025.05           38,626.82         11,469.86         31,782.40
      8,189.54          136,482.73           52,514.08           39,275.46           38,874.68         11,542.69         32,003.55
      8,238.61          137,267.51           52,852.36           39,527.48           39,124.12         11,615.99         32,226.24
      8,287.97          138,056.80           53,192.81           39,781.11           39,375.17         11,689.75         32,450.48
      8,337.63          138,850.62           53,535.46           40,036.37           39,627.83         11,763.98         32,676.28
      8,387.59          139,649.01           53,880.32           40,293.27           39,882.10         11,838.68         32,903.66
      8,437.84          140,452.00           54,227.40           40,551.82           40,138.01         11,913.86         33,132.61
      8,488.40          141,259.59           54,576.72           40,812.03           40,395.57         11,989.51         33,125.42
      8,539.26          142,071.84           54,928.28           41,073.91           40,654.77         12,065.64         33,355.92
      8,590.42          142,888.75           55,282.11           41,337.46           40,915.64         12,142.26         33,588.02
      8,641.89          143,710.36           55,638.22           41,602.71           41,178.18         12,219.36         33,821.73
      8,693.67          144,536.70           55,996.62           41,869.66           41,442.41         12,296.96         34,057.08
      8,745.76          145,367.78           56,357.33           42,138.33           41,708.33         12,375.04         34,294.06
      8,798.16          146,203.65           56,720.37           42,408.72           41,975.96         12,453.62         34,532.69
      8,850.88          147,044.32           57,085.74           42,680.84           42,245.30         12,532.70         34,772.98
      8,903.91          147,889.82           57,453.47           42,954.71           42,516.38         12,612.29         35,014.94
      8,957.26          148,740.19           57,823.57           43,230.33           42,789.19         12,692.37         35,258.58
      9,010.93          149,595.44           58,196.05           43,507.73           43,063.76         12,772.97         35,503.93
      9,064.92          150,455.62           58,570.93           43,786.90           43,340.08         12,854.08         35,750.97
      9,119.23          151,320.74           58,948.22           44,067.87           43,618.18         12,935.70         35,750.12
      9,173.87          152,190.83           59,327.94           44,350.64           43,898.06         13,017.84         35,998.88
      9,228.84          153,065.93           59,710.12           44,635.22           44,179.74         13,100.51         36,249.37
      9,284.14          153,946.06           60,094.75           44,921.63           44,463.23         13,183.70         36,501.61
      9,339.76          154,831.25           60,481.86           45,209.88           44,748.54         13,267.41         36,755.60
      9,395.72          155,721.53           60,871.46           45,499.97           45,035.67         13,351.66         37,011.36
      9,452.02          156,616.93           61,263.58           45,791.93           45,324.65         13,436.44         37,268.89
      9,508.65          157,517.47           61,658.22           46,085.76           45,615.48         13,521.77         37,528.22
      9,565.63          158,423.20           62,055.40           46,381.48           45,908.18         13,607.63         37,789.36
      9,622.94          159,334.13           62,455.14           46,679.09           46,202.76         13,694.04         38,052.31
      9,680.60          160,250.30           62,857.45           46,978.62           46,499.23         13,780.99         38,317.09
      9,738.60          161,171.74           63,262.36           47,280.07           46,797.60         13,868.50         38,583.71
      9,796.95          162,098.48           63,669.87           47,583.45           47,097.88         13,956.57         38,590.09
      9,855.65          163,030.55           64,080.01           47,888.77           47,400.09         14,045.19         38,858.61
      9,914.70          163,967.97           64,492.80           48,196.06           47,704.25         14,134.38         39,129.00
      9,974.11          164,910.79           64,908.24           48,505.32           48,010.35         14,224.13         39,401.28
     10,033.87          165,859.03           65,326.35           48,816.56           48,318.41         14,314.46         39,675.44
     10,093.99          166,812.72           65,747.17           49,129.80           48,628.46         14,405.35         39,951.52
     10,154.47          167,771.89           66,170.69           49,445.05           48,940.49         14,496.83         40,229.52
     10,215.31          168,736.58           66,596.94           49,762.32           49,254.52         14,588.88         40,509.45
     10,276.52          169,706.81           67,025.93           50,081.63           49,570.57         14,681.52         40,791.32
     10,338.09          170,682.63           67,457.69           50,402.99           49,888.65         14,774.75         41,075.16
     10,400.03          171,664.05           67,892.23           50,726.41           50,208.77         14,868.57         41,360.98
     10,462.35          172,651.12           68,329.57           51,051.90           50,530.94         14,962.98         41,648.78
     10,525.03          173,643.86           68,769.73           51,379.48           50,855.18         15,058.00         41,663.38
     10,588.10          174,642.32           69,212.72           51,709.17           51,181.51         15,153.62         41,953.29
     10,651.54          175,646.51           69,658.56           52,040.97           51,509.92         15,249.84         42,245.21
     10,715.36          176,656.48           70,107.28           52,374.90           51,840.44         15,346.68         42,539.17
     10,779.56          177,672.25           70,558.89           52,710.97           52,173.08         15,444.13         42,835.17
     11,275.02          178,693.87           71,013.40           53,049.20           52,507.86         15,542.20         43,133.23
     11,342.57          179,721.36           71,470.85           53,389.60           52,844.79         15,640.89         43,433.37
     11,410.54          180,754.75           71,931.24           53,732.18           53,183.87         15,740.21         43,735.59
     11,478.90          181,794.09           72,394.60           54,076.96           53,525.14         15,840.16         44,039.92
     11,547.68          182,839.41           72,860.94           54,423.96           53,868.59         15,940.75         44,346.36
     11,616.87          183,890.74           73,330.28           54,773.18           54,214.25         16,041.97         44,654.94
     11,686.48          184,948.11           73,802.65           55,124.64           54,562.12         16,143.84         44,965.66
     11,756.50          186,011.56           74,278.07           55,478.35           54,912.23         16,246.35         44,989.58
     11,826.94          187,081.13           74,756.54           55,834.34           55,264.58         16,349.52         45,302.63
     11,897.80          188,156.84           75,238.10           56,192.61           55,619.20         16,453.34         45,617.86
     11,969.09          189,238.75           75,722.76           56,553.18           55,976.09         16,557.81         45,935.29
     12,040.80           86,664.71           76,210.54           56,916.06           56,335.27         16,662.96         46,254.92
     12,112.95                0.00           76,701.46           57,281.27           56,696.75         16,768.77         53,540.55

       25                26                 27                28                 29                30                 31
       --                --                 --                --                 --                --                 --

     HEILIG-           HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-            HEILIG-
     MEYERS            MEYERS             MEYERS            MEYERS             MEYERS            MEYERS             MEYERS
-----------------------------------------------------------------------------------------------------------------------------------
    ANTIOCH            VALLEJO           REDDING          BURLINGTON        CEDAR RAPIDS         DUBUQUE           WATERLOO
       CA                CA                 CA                IA                 IA                IA                 IA
-----------------------------------------------------------------------------------------------------------------------------------
  2,403,348.19      1,229,460.85       1,292,169.61      3,175,950.15       1,667,288.59      1,498,986.70       1,566,990.92
-----------------------------------------------------------------------------------------------------------------------------------
     7.480%            7.480%             7.480%            7.480%             7.480%            7.480%             7.480%
-----------------------------------------------------------------------------------------------------------------------------------
      10TH              10TH               10TH              10TH               10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
    7,535.29          3,854.76           4,051.38          9,957.65           5,227.50          4,699.82           4,913.03
    7,582.26          3,878.79           4,076.63         10,019.72           5,260.08          4,729.11           4,943.66
    7,629.52          3,902.97           4,102.04         10,082.17           5,292.87          4,758.59           4,974.47
    7,677.08          3,927.30           4,127.61         10,145.02           5,325.86          4,788.25           5,005.48
    7,724.93          3,951.78           4,153.34         10,208.26           5,359.06          4,818.10           5,036.68
    7,773.08          3,976.41           4,179.23         10,271.89           5,392.47          4,848.13           5,068.07
    7,821.53          4,001.20           4,205.28         10,335.92           5,426.08          4,878.35           5,099.67
    7,870.29          4,026.14           4,231.49         10,400.34           5,459.90          4,908.76           5,131.45
    7,919.35          4,051.23           4,257.87         10,465.17           5,493.93          4,939.36           5,163.44
    7,968.71          4,076.49           4,284.41         10,530.40           5,528.18          4,970.15           5,195.63
    8,018.38          4,101.90           4,311.11         10,596.04           5,562.64          5,001.13           5,228.01
    8,068.36          4,127.47           4,337.99         10,662.09           5,597.31          5,032.30           5,260.60
    8,118.66          4,153.19           4,365.03         10,728.55           5,632.20          5,063.67           5,293.39
    8,169.26          4,179.08           4,392.24         10,795.43           5,667.31          5,095.23           5,326.39
    8,220.18          4,205.13           4,419.61         10,862.72           5,702.64          5,126.99           5,359.59
    8,271.42          4,231.34           4,447.16         10,930.43           5,738.18          5,158.95           5,393.00
    8,322.98          4,257.72           4,474.88         10,998.56           5,773.95          5,191.11           5,426.61
    8,374.86          4,284.26           4,502.78         11,067.12           5,809.94          5,223.47           5,460.44
    8,427.07          4,310.96           4,530.84         11,136.11           5,846.16          5,256.03           5,494.47
    8,479.59          4,337.84           4,559.09         11,205.52           5,882.60          5,288.79           5,528.72
    8,532.45          4,364.87           4,587.51         11,275.37           5,919.27          5,321.75           5,563.19
    8,585.64          4,392.08           4,616.10         11,345.65           5,956.16          5,354.93           5,597.86
    8,639.15          4,419.46           4,644.87         11,416.37           5,993.29          5,388.31           5,632.76
    8,693.00          4,447.01           4,673.83         11,487.53           6,030.65          5,421.89           5,667.87
    8,747.19          4,474.73           4,702.96         11,559.14           6,068.24          5,455.69           5,703.20
    8,801.71          4,502.62           4,732.28         11,631.19           6,106.06          5,489.70           5,738.75
    8,856.58          4,530.69           4,761.77         11,703.69           6,144.12          5,523.92           5,774.52
    8,911.78          4,558.93           4,791.46         11,776.65           6,182.42          5,558.35           5,810.51
    8,967.33          4,587.34           4,821.32         11,850.05           6,220.96          5,593.00           5,846.73
    9,023.23          4,615.94           4,851.38         11,923.92           6,259.74          5,627.86           5,883.18
    9,079.48          4,644.71           4,881.62         11,998.25           6,298.76          5,662.94           5,919.85
    9,136.07          4,673.66           4,912.04         12,073.03           6,338.02          5,698.24           5,956.75
    9,193.02          4,702.80           4,942.66         12,148.29           6,377.53          5,733.76           5,993.88
    9,250.32          4,732.11           4,973.47         12,224.01           6,417.28          5,769.50           6,031.24
    9,307.98          4,761.61           5,004.47         12,300.21           6,457.28          5,805.46           6,068.84
    9,366.00          4,791.29           5,035.67         12,376.88           6,497.53          5,841.65           6,106.66
    9,424.38          4,821.15           5,067.06         12,454.03           6,538.03          5,878.06           6,144.73
    9,483.13          4,851.21           5,098.64         12,531.66           6,578.79          5,914.70           6,183.03
    9,542.24          4,881.44           5,130.42         12,609.78           6,619.79          5,951.57           6,221.57
    9,601.72          4,911.87           5,162.40         12,688.38           6,661.06          5,988.67           6,260.35
    9,661.57          4,942.49           5,194.58         12,767.47           6,702.58          6,026.00           6,299.38
    9,721.79          4,973.30           5,226.96         12,847.05           6,744.36          6,063.56           6,338.64
    9,782.39          5,004.30           5,259.54         12,927.13           6,786.40          6,101.35           6,378.15
    9,843.37          5,035.49           5,292.33         13,007.71           6,828.70          6,139.39           6,417.91
    9,904.73          5,066.88           5,325.32         13,088.79           6,871.26          6,177.65           6,457.92
    9,966.47          5,098.46           5,358.51         13,170.38           6,914.09          6,216.16           6,498.17
   10,028.59          5,130.24           5,391.91         13,252.47           6,957.19          6,254.91           6,538.67
   10,091.10          5,162.22           5,425.52         13,335.08           7,000.56          6,293.90           6,579.43
   10,154.00          5,194.40           5,459.34         13,418.20           7,044.20          6,333.13           6,620.44
   10,217.30          5,226.78           5,493.37         13,501.84           7,088.10          6,372.61           6,661.71
   10,280.99          5,259.36           5,527.61         13,586.00           7,132.29          6,412.33           6,703.24
   10,345.07          5,292.14           5,562.07         13,670.69           7,176.75          6,452.30           6,745.02
   10,409.55          5,325.13           5,596.74         13,755.90           7,221.48          6,492.52           6,787.06
   10,474.44          5,358.32           5,631.62         13,841.65           7,266.49          6,532.99           6,829.37
   10,539.73          5,391.72           5,666.73         13,927.93           7,311.79          6,573.71           6,871.94
   10,605.43          5,425.33           5,702.05         14,014.75           7,357.37          6,614.69           6,914.77
   10,671.54          5,459.15           5,737.59         14,102.10           7,403.23          6,655.92           6,957.88
   10,738.06          5,493.18           5,773.36         14,190.01           7,449.37          6,697.41           7,001.25
   10,804.99          5,527.42           5,809.35         14,278.46           7,495.81          6,739.15           7,044.89
   10,872.34          5,561.87           5,845.56         14,367.46           7,542.53          6,781.16           7,088.80
   10,940.11          5,596.54           5,881.99         14,457.02           7,589.55          6,823.43           7,132.99
   11,008.30          5,631.43           5,918.66         14,547.13           7,636.85          6,865.96           7,177.45
   11,076.92          5,666.53           5,955.55         14,637.81           7,684.46          6,908.76           7,222.19

     32                 33
     --                 --

   HEILIG-            HEILIG-
   MEYERS             MEYERS
-----------------------------------
 TWIN FALLS           BOISE
     ID                 ID
-----------------------------------
1,268,563.31       2,012,010.19
-----------------------------------
   7.480%             7.480%
-----------------------------------
    10TH               10TH
-----------------------------------
  3,977.36           6,308.31
  4,002.15           6,347.63
  4,027.10           6,387.20
  4,052.20           6,427.02
  4,077.46           6,467.08
  4,102.88           6,507.39
  4,128.45           6,547.95
  4,154.19           6,588.77
  4,180.08           6,629.84
  4,206.14           6,671.16
  4,232.36           6,712.75
  4,258.74           6,754.59
  4,285.28           6,796.69
  4,312.00           6,839.06
  4,338.87           6,881.69
  4,365.92           6,924.58
  4,393.13           6,967.75
  4,420.52           7,011.18
  4,448.07           7,054.88
  4,475.80           7,098.86
  4,503.70           7,143.11
  4,531.77           7,187.63
  4,560.02           7,232.44
  4,588.44           7,277.52
  4,617.04           7,322.88
  4,645.82           7,368.53
  4,674.78           7,414.46
  4,703.92           7,460.68
  4,733.24           7,507.18
  4,762.75           7,553.97
  4,792.43           7,601.06
  4,822.31           7,648.44
  4,852.37           7,696.12
  4,882.61           7,744.09
  4,913.05           7,792.36
  4,943.67           7,840.93
  4,974.49           7,889.81
  5,005.50           7,938.99
  5,036.70           7,988.47
  5,068.09           8,038.27
  5,099.68           8,088.37
  5,131.47           8,138.79
  5,163.46           8,189.52
  5,195.64           8,240.57
  5,228.03           8,291.94
  5,260.62           8,343.62
  5,293.41           8,395.63
  5,326.40           8,447.97
  5,359.61           8,500.62
  5,393.01           8,553.61
  5,426.63           8,606.93
  5,460.46           8,660.58
  5,494.49           8,714.56
  5,528.74           8,768.88
  5,563.20           8,823.54
  5,597.88           8,878.54
  5,632.77           8,933.89
  5,667.89           8,989.57
  5,703.22           9,045.61
  5,738.77           9,101.99
  5,774.54           9,158.73
  5,810.53           9,215.82
  5,846.75           9,273.26

                                   PRINCIPAL


        16                  17                  18                  19                  20                 21               24
        --                  --                  --                  --                  --                 --               --
                                                                                                                        HEALTH INS.
      ECKERD              FEDERAL              FRED                FRED                FRED              GIANT           PLAN OF
    CORPORATION          INSURANCE             MEYER               MEYER               MEYER              FOOD          GREATER NY
------------------------------------------------------------------------------------------------------------------------------------
   NEPTUNE BEACH       FLORHAM PARK        JOHNSON CREEK      EAST VANCOUVER        BONNEY LAKE         ARLINGTON      FOREST HILLS
        FL                  NJ                  OR                  WA                  WA                 VA               NY
------------------------------------------------------------------------------------------------------------------------------------
    1,876,468.15       17,912,874.88       18,109,169.54       13,524,712.95       13,386,705.68      4,719,750.33     15,309,448.71
------------------------------------------------------------------------------------------------------------------------------------
      7.190%              6.900%              7.730%              7.700%              7.700%             7.620%           8.350%
------------------------------------------------------------------------------------------------------------------------------------
        1ST                 1ST                 1ST                 1ST                 1ST                1ST              1ST
------------------------------------------------------------------------------------------------------------------------------------
     12,185.52                0.00           77,195.55           57,648.83           57,060.56         16,875.25         53,913.10
     12,258.54                0.00           77,692.81           58,018.74           57,426.69         16,982.41         54,288.24
     12,331.99                0.00           78,193.28           58,391.03           57,795.18         17,090.24         54,666.00
     12,405.87                0.00           78,696.98           58,765.71           58,166.03         17,198.77         55,046.38
     12,480.21                0.00           79,203.92           59,142.79           58,539.27         17,307.98         55,429.41
     12,554.98                0.00           79,714.12           59,522.28           58,914.89         17,417.89         55,815.11
     12,630.21                0.00           80,227.62           59,904.22           59,292.93         17,528.49         55,900.07
     12,705.88                0.00           80,744.42           60,288.60           59,673.39         17,639.79         56,289.04
     12,782.01                0.00           81,264.54           60,675.46           60,056.30         17,751.81         56,680.72
     12,858.60                0.00           81,788.02           61,064.79           60,441.66         17,864.53         57,075.12
     12,935.64                0.00           82,314.87           61,456.62           60,829.49         17,977.97         57,472.27
     13,013.15                0.00           82,845.12           61,850.97           61,219.82         18,092.13         57,872.18
     13,091.12                0.00           83,378.78           62,247.85           61,612.64         18,207.02         58,274.88
     13,169.56                0.00           83,915.88           62,647.27           62,007.99         18,322.63         58,680.37
     13,248.47                0.00           84,456.44           63,049.26           62,405.88         18,438.98         59,088.69
     13,327.85                0.00           85,000.48           63,453.82           62,806.31         18,556.07         59,499.85
     13,407.70                0.00           85,548.02           63,860.99           63,209.32         18,673.90         59,913.87
     13,488.04                0.00           86,099.09           64,270.76           63,614.91         18,792.48         60,330.77
     13,568.85                0.00           86,653.72           64,683.16           64,023.11         18,911.81         60,431.98
     13,650.15                0.00           87,211.91           65,098.21           64,433.92         19,031.90         60,852.49
     13,731.94                0.00           87,773.70           65,515.93           64,847.38         19,152.75         61,275.92
     13,814.22                0.00           88,339.11           65,936.32           65,263.48         19,274.37         61,702.30
     13,896.99                0.00           88,908.16           66,359.41           65,682.25         19,396.76         62,131.64
     13,980.25                0.00           89,480.88           66,785.22           66,103.71         19,519.93         62,563.97
     14,064.02                0.00           90,057.28           67,213.76           66,527.88         19,643.89         62,999.32
     14,148.29                0.00           90,637.40           67,645.05           66,954.77         19,768.62         63,437.69
     14,233.06                0.00           91,221.26           68,079.10           67,384.39         19,894.16         63,879.11
     14,318.34                0.00           91,808.87           68,515.94           67,816.78         20,020.48         64,323.60
     14,404.13                0.00           92,400.28           68,955.59           68,251.93         20,147.61         64,771.18
     14,490.43                0.00           92,995.49           69,398.05           68,689.88         20,275.55         65,221.88
     14,577.25                0.00           93,594.53           69,843.36           69,130.64         20,404.30         65,341.20
     14,664.60                0.00           94,197.44           70,291.52           69,574.23         20,533.87         65,795.86
     14,752.46                0.00           94,804.23           70,742.55           70,020.67         20,664.26         66,253.69
     14,840.85                0.00           95,414.92           71,196.49           70,469.97         20,795.48         66,714.71
     14,929.77                0.00           96,029.56           71,653.33           70,922.15         20,927.53         67,178.93
     15,019.23                0.00           96,648.15           72,113.11           71,377.23         21,060.42         67,646.39
     15,109.22                0.00           97,270.72           72,575.83           71,835.24         21,194.15         68,117.09
     15,199.75                0.00           97,897.31           73,041.53           72,296.18         21,328.73         68,591.07
     15,290.82                0.00           98,527.93           73,510.21           72,760.08         21,464.17         69,068.35
     15,382.44                0.00           99,162.61           73,981.90           73,226.96         21,600.47         69,548.95
     15,474.60                0.00           99,801.38           74,456.62           73,696.83         21,737.63         70,032.90
     15,567.32                0.00          100,444.27           74,934.38           74,169.72         21,875.66         70,520.21
     15,660.60                0.00          101,091.30           75,415.21           74,645.64         22,014.58         70,659.67
     15,754.43                0.00          101,742.50           75,899.12           75,124.62         22,154.37         71,151.35
     15,848.83                0.00          102,397.89           76,386.14           75,606.67         22,295.05         71,646.44
     15,943.79                0.00          103,057.50           76,876.29           76,091.81         22,436.62         72,144.98
     14,968.07                0.00          103,721.36           77,369.58           76,580.06         22,579.09         72,646.99
          0.00                0.00          104,389.50           77,866.03           77,071.45         22,722.47         73,152.49
          0.00                0.00          105,061.94           78,365.67           77,566.00         22,866.76         73,661.51
          0.00                0.00          105,738.72           78,868.52           78,063.71         23,011.96         74,174.07
          0.00                0.00          106,419.85           79,374.59           78,564.62         23,158.09         74,690.20
          0.00                0.00          107,105.37           79,883.91           79,068.74         23,305.14         75,209.92
          0.00                0.00          107,795.31           80,396.50           79,576.10         23,453.13         75,733.26
          0.00                0.00          108,489.69           80,912.38           80,086.71         23,602.06         76,260.23
          0.00                0.00          109,188.55           81,431.57           80,600.60         23,751.93         76,422.07
          0.00                0.00          109,891.90           81,954.09           81,117.79         23,902.76         76,953.84
          0.00                0.00          110,599.79           82,479.96           81,638.30         24,054.54         77,489.31
          0.00                0.00          111,312.24           83,009.20           82,162.14         24,207.28         78,028.51
          0.00                0.00          112,029.27           83,541.85           82,689.35         24,361.00         78,571.45
          0.00                0.00          112,750.93           84,077.91           83,219.94         24,515.69         86,451.51
          0.00                0.00          113,477.23           84,617.41           83,753.93         24,671.37         87,053.07
          0.00                0.00          114,208.21           85,160.37           84,291.35         24,828.03         87,658.81
          0.00                0.00          114,943.91           85,706.81           84,832.22         24,985.69         88,268.77

            25                26                 27                28                 29                30                 31
            --                --                 --                --                 --                --                 --

          HEILIG-           HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-            HEILIG-
          MEYERS            MEYERS             MEYERS            MEYERS             MEYERS            MEYERS             MEYERS
------------------------------------------------------------------------------------------------------------------------------------
         ANTIOCH            VALLEJO           REDDING          BURLINGTON        CEDAR RAPIDS         DUBUQUE           WATERLOO
            CA                CA                 CA                IA                 IA                IA                 IA
------------------------------------------------------------------------------------------------------------------------------------
       2,403,348.19      1,229,460.85       1,292,169.61      3,175,950.15       1,667,288.59      1,498,986.70       1,566,990.92
------------------------------------------------------------------------------------------------------------------------------------
          7.480%            7.480%             7.480%            7.480%             7.480%            7.480%             7.480%
------------------------------------------------------------------------------------------------------------------------------------
           10TH              10TH               10TH              10TH               10TH              10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
        11,145.97          5,701.85           5,992.67         14,729.05           7,732.36          6,951.83           7,267.21
        11,215.45          5,737.39           6,030.03         14,820.86           7,780.56          6,995.16           7,312.51
        11,285.36          5,773.16           6,067.62         14,913.25           7,829.05          7,038.76           7,358.09
        11,355.70          5,809.14           6,105.44         15,006.21           7,877.86          7,082.64           7,403.95
        11,426.48          5,845.35           6,143.49         15,099.75           7,926.96          7,126.79           7,450.11
        11,497.71          5,881.79           6,181.79         15,193.87           7,976.37          7,171.21           7,496.54
        11,569.38          5,918.45           6,220.32         15,288.58           8,026.09          7,215.91           7,543.27
        11,641.49          5,955.34           6,259.10         15,383.87           8,076.12          7,260.89           7,590.29
        11,714.06          5,992.46           6,298.11         15,479.77           8,126.46          7,306.15           7,637.61
        11,787.08          6,029.82           6,337.37         15,576.26           8,177.12          7,351.69           7,685.21
        11,860.55          6,067.40           6,376.87         15,673.35           8,228.09          7,397.52           7,733.12
        11,934.48          6,105.22           6,416.62         15,771.05           8,279.38          7,443.63           7,781.32
        12,008.87          6,143.28           6,456.62         15,869.35           8,330.98          7,490.03           7,829.82
        12,083.73          6,181.57           6,496.86         15,968.27           8,382.91          7,536.71           7,878.63
        12,159.05          6,220.10           6,537.36         16,067.81           8,435.17          7,583.69           7,927.74
        12,234.84          6,258.88           6,578.11         16,167.96           8,487.75          7,630.96           7,977.16
        12,311.11          6,297.89           6,619.11         16,268.74           8,540.65          7,678.53           8,026.88
        12,387.84          6,337.15           6,660.37         16,370.15           8,593.89          7,726.39           8,076.92
        12,465.06          6,376.65           6,701.89         16,472.19           8,647.46          7,774.56           8,127.26
        12,542.76          6,416.40           6,743.66         16,574.87           8,701.36          7,823.02           8,177.92
        12,620.94          6,456.39           6,785.70         16,678.19           8,755.60          7,871.78           8,228.90
        12,699.61          6,496.64           6,828.00         16,782.15           8,810.18          7,920.85           8,280.19
        12,778.78          6,537.13           6,870.56         16,886.76           8,865.09          7,970.22           8,331.80
        12,858.43          6,577.88           6,913.39         16,992.02           8,920.35          8,019.90           8,383.74
        12,938.58          6,618.88           6,956.48         17,097.93           8,975.96          8,069.89           8,436.00
        13,019.23          6,660.14           6,999.84         17,204.51           9,031.91          8,120.19           8,488.58
        13,100.38          6,701.66           7,043.47         17,311.75           9,088.21          8,170.81           8,541.49
        13,182.04          6,743.43           7,087.38         17,419.66           9,144.86          8,221.74           8,594.74
        13,264.21          6,785.46           7,131.56         17,528.25           9,201.86          8,272.99           8,648.31
        13,346.89          6,827.76           7,176.01         17,637.50           9,259.22          8,324.56           8,702.22
        13,430.09          6,870.32           7,220.74         17,747.45           9,316.93          8,376.45           8,756.46
        13,513.80          6,913.14           7,265.75         17,858.07           9,375.01          8,428.66           8,811.04
        13,598.04          6,956.24           7,311.04         17,969.39           9,433.45          8,481.20           8,865.97
        13,682.80          6,999.60           7,356.61         18,081.40           9,492.25          8,534.07           8,921.23
        13,768.09          7,043.23           7,402.47         18,194.10           9,551.42          8,587.26           8,976.84
        13,853.91          7,087.13           7,448.61         18,307.51           9,610.95          8,640.79           9,032.79
        13,940.27          7,131.31           7,495.04         18,421.63           9,670.86          8,694.65           9,089.10
        14,027.16          7,175.76           7,541.76         18,536.46           9,731.14          8,748.85           9,145.75
        14,114.60          7,220.49           7,588.77         18,652.00           9,791.80          8,803.38           9,202.76
        14,202.58          7,265.49           7,636.07         18,768.27           9,852.84          8,858.26           9,260.13
        14,291.11          7,310.78           7,683.67         18,885.25           9,914.25          8,913.47           9,317.85
        14,380.19          7,356.35           7,731.56         19,002.97           9,976.05          8,969.03           9,375.93
        14,469.82          7,402.21           7,779.76         19,121.42          10,038.23          9,024.94           9,434.37
        14,560.02          7,448.35           7,828.25         19,240.61          10,100.81          9,081.20           9,493.18
        14,650.78          7,494.78           7,877.05         19,360.55          10,163.77          9,137.80           9,552.35
        14,742.10          7,541.49           7,926.15         19,481.23          10,227.12          9,194.76           9,611.90
        14,833.99          7,588.50           7,975.55         19,602.66          10,290.87          9,252.07           9,671.81
        14,926.46          7,635.80           8,025.27         19,724.85          10,355.02          9,309.75           9,732.10
        15,019.50          7,683.40           8,075.29         19,847.80          10,419.56          9,367.78           9,792.76
        15,113.12          7,731.29           8,125.63         19,971.52          10,484.51          9,426.17           9,853.80
        15,207.33          7,779.49           8,176.28         20,096.01          10,549.87          9,484.93           9,915.23
        15,302.12          7,827.98           8,227.24         20,221.28          10,615.63          9,544.05           9,977.03
        15,397.50          7,876.77           8,278.53         20,347.32          10,681.80          9,603.54          10,039.22
        15,493.48          7,925.87           8,330.13         20,474.15          10,748.38          9,663.40          10,101.80
        15,590.06          7,975.28           8,382.05         20,601.78          10,815.38          9,723.64          10,164.77
        15,687.23          8,024.99           8,434.30         20,730.19          10,882.79          9,784.25          10,228.13
        15,785.02          8,075.01           8,486.88         20,859.41          10,950.63          9,845.24          10,291.88
        15,883.41          8,125.34           8,539.78         20,989.43          11,018.89          9,906.60          10,356.04
        15,982.42          8,175.99           8,593.01         21,120.27          11,087.57          9,968.36          10,420.59
        16,082.04          8,226.96           8,646.57         21,251.92          11,156.69         10,030.49          10,485.54
        16,182.29          8,278.24           8,700.47         21,384.39          11,226.23         10,093.02          10,550.90
        16,283.15          8,329.84           8,754.70         21,517.68          11,296.21         10,155.93          10,616.67
        16,384.65          8,381.76           8,809.27         21,651.81          11,366.62         10,219.23          10,682.85

         32                 33
         --                 --

       HEILIG-            HEILIG-
       MEYERS             MEYERS
---------------------------------------
     TWIN FALLS           BOISE
         ID                 ID
---------------------------------------
    1,268,563.31       2,012,010.19
---------------------------------------
       7.480%             7.480%
---------------------------------------
        10TH               10TH
---------------------------------------
      5,883.20           9,331.07
      5,919.87           9,389.23
      5,956.77           9,447.76
      5,993.90           9,506.65
      6,031.26           9,565.91
      6,068.86           9,625.53
      6,106.68           9,685.53
      6,144.75           9,745.91
      6,183.05           9,806.66
      6,221.59           9,867.78
      6,260.37           9,929.29
      6,299.40           9,991.19
      6,338.66          10,053.46
      6,378.17          10,116.13
      6,417.93          10,179.19
      6,457.94          10,242.64
      6,498.19          10,306.48
      6,538.70          10,370.73
      6,579.45          10,435.37
      6,620.47          10,500.42
      6,661.73          10,565.87
      6,703.26          10,631.73
      6,745.04          10,698.00
      6,787.09          10,764.69
      6,829.39          10,831.79
      6,871.96          10,899.31
      6,914.80          10,967.24
      6,957.90          11,035.61
      7,001.27          11,104.40
      7,044.91          11,173.61
      7,088.83          11,243.26
      7,133.01          11,313.35
      7,177.48          11,383.86
      7,222.21          11,454.82
      7,267.23          11,526.23
      7,312.53          11,598.07
      7,358.11          11,670.37
      7,403.98          11,743.11
      7,450.13          11,816.31
      7,496.57          11,889.97
      7,543.30          11,964.08
      7,590.32          12,038.66
      7,637.63          12,113.70
      7,685.24          12,189.21
      7,733.14          12,265.19
      7,781.35          12,341.64
      7,829.85          12,418.57
      7,878.66          12,495.98
      7,927.77          12,573.87
      7,977.18          12,652.25
      8,026.91          12,731.11
      8,076.94          12,810.47
      8,127.29          12,890.32
      8,177.95          12,970.67
      8,228.92          13,051.52
      8,280.22          13,132.88
      8,331.83          13,214.74
      8,383.77          13,297.11
      8,436.03          13,379.99
      8,488.61          13,463.40
      8,541.52          13,547.32
      8,594.76          13,631.76
      8,648.34          13,716.73

                                   PRINCIPAL


        16                  17                  18                  19                  20                 21               24
        --                  --                  --                  --                  --                 --               --
                                                                                                                        HEALTH INS.
      ECKERD              FEDERAL              FRED                FRED                FRED              GIANT           PLAN OF
    CORPORATION          INSURANCE             MEYER               MEYER               MEYER              FOOD          GREATER NY
------------------------------------------------------------------------------------------------------------------------------------
   NEPTUNE BEACH       FLORHAM PARK        JOHNSON CREEK      EAST VANCOUVER        BONNEY LAKE         ARLINGTON      FOREST HILLS
        FL                  NJ                  OR                  WA                  WA                 VA               NY
------------------------------------------------------------------------------------------------------------------------------------
    1,876,468.15       17,912,874.88       18,109,169.54       13,524,712.95       13,386,705.68      4,719,750.33     15,309,448.71
------------------------------------------------------------------------------------------------------------------------------------
      7.190%              6.900%              7.730%              7.700%              7.700%             7.620%           8.350%
------------------------------------------------------------------------------------------------------------------------------------
        1ST                 1ST                 1ST                 1ST                 1ST                1ST              1ST
------------------------------------------------------------------------------------------------------------------------------------
          0.00                0.00          115,684.34           86,256.77           85,376.56         25,144.35         88,882.98
          0.00                0.00          116,429.54           86,810.25           85,924.40         25,304.01         89,501.45
          0.00                0.00          117,179.54           87,367.28           86,475.75         25,464.70         90,124.23
          0.00                0.00          117,934.37           87,927.89           87,030.63         25,626.40         90,364.11
          0.00                0.00          118,694.06           88,492.09           87,589.08         25,789.12         90,992.89
          0.00                0.00          119,458.65           89,059.91           88,151.11         25,952.88         91,626.05
          0.00                0.00          120,228.16           89,631.38           88,716.74         26,117.69         92,263.62
          0.00                0.00          121,002.63           90,206.52           89,286.01         26,283.53         92,905.62
          0.00                0.00          121,782.09           90,785.34           89,858.93         26,450.43         93,552.08
          0.00                0.00          122,566.57           91,367.88           90,435.52         26,618.39         94,203.05
          0.00                0.00          123,356.10           91,954.16           91,015.82         26,787.42         94,858.55
          0.00                0.00          124,150.72           92,544.20           91,599.84         26,957.52         95,518.60
          0.00                0.00          124,950.46           93,138.02           92,187.60         27,128.70         96,183.26
          0.00                0.00          125,755.35           93,735.66           92,779.14         27,300.97         96,852.53
          0.00                0.00          126,565.42           94,337.13           93,374.47         27,474.33         97,526.46
          0.00                0.00          127,380.71           94,942.46           93,973.62         27,648.79         97,798.47
          0.00                0.00          128,201.26           95,551.67           94,576.62         27,824.36         98,478.99
          0.00                0.00          129,027.09           96,164.80           95,183.49         28,001.05         99,164.24
          0.00                0.00          129,858.24           96,781.85           95,794.25         28,178.85         99,854.26
          0.00                0.00          130,694.74           97,402.87           96,408.93         28,357.79        100,549.08
          0.00                0.00          131,536.63           98,027.87           97,027.55         28,537.86        101,248.73
          0.00                0.00          132,383.95           98,656.88           97,650.15         28,719.08        101,953.25
          0.00                0.00          133,236.72           99,289.93           98,276.73         28,901.44        102,662.68
          0.00                0.00          134,094.99           99,927.04           98,907.34         29,084.97        103,377.04
          0.00                0.00          134,958.78          100,568.24           99,542.00         29,269.66        104,096.37
          0.00                0.00          135,828.14          101,213.55          100,180.73         29,455.52        104,820.71
          0.00                0.00          136,703.10          101,863.01          100,823.55         29,642.56        105,550.08
          0.00                0.00          137,583.70          102,516.63          101,470.50         29,830.79        105,857.60
          0.00                0.00          138,469.97          103,174.44          102,121.61         30,020.22        106,594.19
          0.00                0.00          139,361.94          103,836.48          102,776.89         30,210.84        107,335.91
          0.00                0.00          140,259.67          104,502.76          103,436.37         30,402.68        108,082.79
          0.00                0.00          141,163.19          105,170.93          104,102.45         30,595.74        108,834.86
          0.00                0.00                0.00                0.00                0.00         30,790.02        109,592.17
          0.00                0.00                0.00                0.00                0.00         30,985.54        110,354.75
          0.00                0.00                0.00                0.00                0.00         31,182.30        111,122.64
          0.00                0.00                0.00                0.00                0.00         31,380.31        111,895.86
          0.00                0.00                0.00                0.00                0.00         31,579.57        112,674.47
          0.00                0.00                0.00                0.00                0.00         31,780.10        113,458.50
          0.00                0.00                0.00                0.00                0.00         31,981.90        114,247.98
          0.00                0.00                0.00                0.00                0.00         32,184.99        114,594.68
          0.00                0.00                0.00                0.00                0.00         32,389.36        115,392.06
          0.00                0.00                0.00                0.00                0.00         32,595.04        116,195.00
          0.00                0.00                0.00                0.00                0.00         32,802.01        117,003.52
          0.00                0.00                0.00                0.00                0.00         33,010.31        117,817.67
          0.00                0.00                0.00                0.00                0.00         33,219.92        118,637.49
          0.00                0.00                0.00                0.00                0.00         33,430.87        119,463.01
          0.00                0.00                0.00                0.00                0.00         33,643.16        120,294.27
          0.00                0.00                0.00                0.00                0.00         33,856.79        121,131.32
          0.00                0.00                0.00                0.00                0.00         34,071.78        121,974.19
          0.00                0.00                0.00                0.00                0.00         34,288.14        122,822.93
          0.00                0.00                0.00                0.00                0.00         34,505.87        123,677.57
          0.00                0.00                0.00                0.00                0.00         34,724.98        124,067.46
          0.00                0.00                0.00                0.00                0.00         34,945.48        124,930.76
          0.00                0.00                0.00                0.00                0.00         35,167.39        125,800.07
          0.00                0.00                0.00                0.00                0.00         35,389.24        126,675.43
          0.00                0.00                0.00                0.00                0.00              0.00        127,556.88
          0.00                0.00                0.00                0.00                0.00              0.00        136,161.86
          0.00                0.00                0.00                0.00                0.00              0.00        137,109.31
          0.00                0.00                0.00                0.00                0.00              0.00        138,063.37
          0.00                0.00                0.00                0.00                0.00              0.00        139,024.06
          0.00                0.00                0.00                0.00                0.00              0.00        139,991.43
          0.00                0.00                0.00                0.00                0.00              0.00        140,965.54
          0.00                0.00                0.00                0.00                0.00              0.00        141,946.92

       25                26                 27                28                 29                30                 31
       --                --                 --                --                 --                --                 --

     HEILIG-           HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-            HEILIG-
     MEYERS            MEYERS             MEYERS            MEYERS             MEYERS            MEYERS             MEYERS
-----------------------------------------------------------------------------------------------------------------------------------
    ANTIOCH            VALLEJO           REDDING          BURLINGTON        CEDAR RAPIDS         DUBUQUE           WATERLOO
       CA                CA                 CA                IA                 IA                IA                 IA
-----------------------------------------------------------------------------------------------------------------------------------
  2,403,348.19      1,229,460.85       1,292,169.61      3,175,950.15       1,667,288.59      1,498,986.70       1,566,990.92
-----------------------------------------------------------------------------------------------------------------------------------
     7.480%            7.480%             7.480%            7.480%             7.480%            7.480%             7.480%
-----------------------------------------------------------------------------------------------------------------------------------
      10TH              10TH               10TH              10TH               10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
   16,486.78          8,434.01           8,864.18         21,786.77          11,437.47         10,282.93          10,749.44
   16,589.55          8,486.58           8,919.44         21,922.58          11,508.77         10,347.03          10,816.44
   16,692.96          8,539.48           8,975.04         22,059.23          11,580.50         10,411.53          10,883.86
   16,797.01          8,592.71           9,030.98         22,196.73          11,652.69         10,476.43          10,951.71
   16,901.71          8,646.27           9,087.27         22,335.09          11,725.32         10,541.73          11,019.97
   17,007.07          8,700.16           9,143.92         22,474.31          11,798.41         10,607.44          11,088.66
   17,113.08          8,754.40           9,200.91         22,614.40          11,871.95         10,673.56          11,157.78
   17,219.75          8,808.96           9,258.27         22,755.37          11,945.96         10,740.09          11,227.33
   17,327.09          8,863.87           9,315.98         22,897.21          12,020.42         10,807.04          11,297.32
   17,435.09          8,919.13           9,374.05         23,039.93          12,095.35         10,874.40          11,367.74
   17,543.77          8,974.72           9,432.48         23,183.55          12,170.74         10,942.18          11,438.60
   17,653.13          9,030.66           9,491.27         23,328.06          12,246.61         11,010.39          11,509.90
   17,763.17          9,086.95           9,550.44         23,473.47          12,322.94         11,079.02          11,581.64
   17,873.89          9,143.60           9,609.97         23,619.79          12,399.76         11,148.08          11,653.83
   17,985.30          9,200.59           9,669.87         23,767.02          12,477.05         11,217.57          11,726.48
   18,097.41          9,257.94           9,730.14         23,915.17          12,554.82         11,287.49          11,799.57
   18,210.22          9,315.65           9,790.80         24,064.24          12,633.08         11,357.85          11,873.12
   18,323.73          9,373.72           9,851.82         24,214.24          12,711.83         11,428.65          11,947.13
   18,437.95          9,432.15           9,913.23         24,365.18          12,791.06         11,499.89          12,021.60
   18,552.88          9,490.94           9,975.03         24,517.05          12,870.79         11,571.57          12,096.54
   18,668.52          9,550.09          10,037.21         24,669.85          12,951.02         11,643.69          12,171.96
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00
        0.00              0.00               0.00              0.00               0.00              0.00               0.00

     32                 33
     --                 --

   HEILIG-            HEILIG-
   MEYERS             MEYERS
-----------------------------------
 TWIN FALLS           BOISE
     ID                 ID
-----------------------------------
1,268,563.31       2,012,010.19
-----------------------------------
   7.480%             7.480%
-----------------------------------
    10TH               10TH
-----------------------------------
  8,702.25          13,802.24
  8,756.49          13,888.27
  8,811.07          13,974.84
  8,866.00          14,061.95
  8,921.26          14,149.60
  8,976.87          14,237.80
  9,032.83          14,326.55
  9,089.13          14,415.85
  9,145.79          14,505.71
  9,202.79          14,596.13
  9,260.16          14,687.11
  9,317.88          14,778.66
  9,375.96          14,870.78
  9,434.40          14,963.48
  9,493.21          15,056.75
  9,552.39          15,150.60
  9,611.93          15,245.04
  9,671.84          15,340.07
  9,732.13          15,435.69
  9,792.80          15,531.91
  9,853.85          15,628.72
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00
      0.00               0.00

                                   PRINCIPAL


        16                  17                  18                  19                  20                 21               24
        --                  --                  --                  --                  --                 --               --
                                                                                                                        HEALTH INS.
      ECKERD              FEDERAL              FRED                FRED                FRED              GIANT           PLAN OF
    CORPORATION          INSURANCE             MEYER               MEYER               MEYER              FOOD          GREATER NY
------------------------------------------------------------------------------------------------------------------------------------
   NEPTUNE BEACH       FLORHAM PARK        JOHNSON CREEK      EAST VANCOUVER        BONNEY LAKE         ARLINGTON      FOREST HILLS
        FL                  NJ                  OR                  WA                  WA                 VA               NY
------------------------------------------------------------------------------------------------------------------------------------
    1,876,468.15       17,912,874.88       18,109,169.54       13,524,712.95       13,386,705.68      4,719,750.33     15,309,448.71
------------------------------------------------------------------------------------------------------------------------------------
      7.190%              6.900%              7.730%              7.700%              7.700%             7.620%           8.350%
------------------------------------------------------------------------------------------------------------------------------------
        1ST                 1ST                 1ST                 1ST                 1ST                1ST              1ST
------------------------------------------------------------------------------------------------------------------------------------
          0.00                0.00                0.00                0.00                0.00              0.00              0.00

       25                26                 27                28                 29                30                 31
       --                --                 --                --                 --                --                 --

     HEILIG-           HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-            HEILIG-
     MEYERS            MEYERS             MEYERS            MEYERS             MEYERS            MEYERS             MEYERS
-----------------------------------------------------------------------------------------------------------------------------------
    ANTIOCH            VALLEJO           REDDING          BURLINGTON        CEDAR RAPIDS         DUBUQUE           WATERLOO
       CA                CA                 CA                IA                 IA                IA                 IA
-----------------------------------------------------------------------------------------------------------------------------------
  2,403,348.19      1,229,460.85       1,292,169.61      3,175,950.15       1,667,288.59      1,498,986.70       1,566,990.92
-----------------------------------------------------------------------------------------------------------------------------------
     7.480%            7.480%             7.480%            7.480%             7.480%            7.480%             7.480%
-----------------------------------------------------------------------------------------------------------------------------------
      10TH              10TH               10TH              10TH               10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
        0.00              0.00               0.00              0.00               0.00              0.00               0.00


     32                 33
     --                 --

   HEILIG-            HEILIG-
   MEYERS             MEYERS
-----------------------------------
 TWIN FALLS           BOISE
     ID                 ID
-----------------------------------
1,268,563.31       2,012,010.19
-----------------------------------
   7.480%             7.480%
-----------------------------------
    10TH               10TH
-----------------------------------
      0.00               0.00


                                                              PRINCIPAL


        34                 35               36              37                38                39                40
        --                 --               --              --                --                --                --

      HEILIG-            HEILIG-          HEILIG-         HEILIG-           HEILIG-           HEILIG-           HEILIG-
      MEYERS             MEYERS           MEYERS          MEYERS            MEYERS            MEYERS            MEYERS
-----------------------------------------------------------------------------------------------------------------------------
      MOLINE             QUINCY         BATON ROUGE      BILLINGS           TIGARD            EUGENE           HILLSBORO
        IL                 IL               LA              MT                OR                OR                OR
-----------------------------------------------------------------------------------------------------------------------------
    1,615,316.60      1,635,959.80      800,156.51      955,606.77       1,691,867.24      1,691,867.24      1,691,867.24
-----------------------------------------------------------------------------------------------------------------------------
      7.480%             7.480%           7.480%          7.480%            7.480%            7.480%            7.480%
-----------------------------------------------------------------------------------------------------------------------------
       10TH               10TH            10TH            10TH               10TH              10TH              10TH
-----------------------------------------------------------------------------------------------------------------------------
      2,556.72          2,589.40        1,266.49        1,512.53           2,677.89          2,677.89          2,677.89
      2,572.66          2,605.54        1,274.38        1,521.96           2,694.58          2,694.58          2,694.58
      2,588.70          2,621.78        1,282.33        1,531.45           2,711.38          2,711.38          2,711.38
      2,604.83          2,638.12        1,290.32        1,541.00           2,728.28          2,728.28          2,728.28
      2,621.07          2,654.57        1,298.36        1,550.60           2,745.28          2,745.28          2,745.28
      2,637.41          2,671.11        1,306.46        1,560.27           2,762.40          2,762.40          2,762.40
      2,653.85          2,687.76        1,314.60        1,569.99           2,779.61          2,779.61          2,779.61
      2,670.39          2,704.52        1,322.79        1,579.78           2,796.94          2,796.94          2,796.94
      2,687.03          2,721.37        1,331.04        1,589.63           2,814.37          2,814.37          2,814.37
      2,703.78          2,738.34        1,339.34        1,599.53           2,831.92          2,831.92          2,831.92
      2,720.64          2,755.41        1,347.68        1,609.50           2,849.57          2,849.57          2,849.57
      2,737.60          2,772.58        1,356.08        1,619.54           2,867.33          2,867.33          2,867.33
      2,754.66          2,789.86        1,364.54        1,629.63           2,885.21          2,885.21          2,885.21
      2,771.83          2,807.25        1,373.04        1,639.79           2,903.19          2,903.19          2,903.19
      2,789.11          2,824.75        1,381.60        1,650.01           2,921.29          2,921.29          2,921.29
      2,806.49          2,842.36        1,390.21        1,660.30           2,939.50          2,939.50          2,939.50
      2,823.99          2,860.08        1,398.88        1,670.65           2,957.82          2,957.82          2,957.82
      2,841.59          2,877.91        1,407.60        1,681.06           2,976.26          2,976.26          2,976.26
      2,859.30          2,895.84        1,416.37        1,691.54           2,994.81          2,994.81          2,994.81
      2,877.13          2,913.90        1,425.20        1,702.08           3,013.48          3,013.48          3,013.48
      2,895.06          2,932.06        1,434.09        1,712.69           3,032.26          3,032.26          3,032.26
      2,913.11          2,950.34        1,443.02        1,723.37           3,051.16          3,051.16          3,051.16
      2,931.27          2,968.73        1,452.02        1,734.11           3,070.18          3,070.18          3,070.18
      2,949.54          2,987.23        1,461.07        1,744.92           3,089.32          3,089.32          3,089.32
      2,967.92          3,005.85        1,470.18        1,755.80           3,108.57          3,108.57          3,108.57
      2,986.42          3,024.59        1,479.34        1,766.74           3,127.95          3,127.95          3,127.95
      3,005.04          3,043.44        1,488.56        1,777.75           3,147.45          3,147.45          3,147.45
      3,023.77          3,062.41        1,497.84        1,788.83           3,167.07          3,167.07          3,167.07
      3,042.62          3,081.50        1,507.18        1,799.98           3,186.81          3,186.81          3,186.81
      3,061.58          3,100.71        1,516.57        1,811.20           3,206.67          3,206.67          3,206.67
      3,080.67          3,120.04        1,526.03        1,822.49           3,226.66          3,226.66          3,226.66
      3,099.87          3,139.48        1,535.54        1,833.85           3,246.77          3,246.77          3,246.77
      3,119.19          3,159.05        1,545.11        1,845.29           3,267.01          3,267.01          3,267.01
      3,138.63          3,178.75        1,554.74        1,856.79           3,287.38          3,287.38          3,287.38
      3,158.20          3,198.56        1,564.43        1,868.36           3,307.87          3,307.87          3,307.87
      3,177.89          3,218.50        1,574.18        1,880.01           3,328.49          3,328.49          3,328.49
      3,197.69          3,238.56        1,584.00        1,891.73           3,349.23          3,349.23          3,349.23
      3,217.63          3,258.75        1,593.87        1,903.52           3,370.11          3,370.11          3,370.11
      3,237.68          3,279.06        1,603.81        1,915.38           3,391.12          3,391.12          3,391.12
      3,257.86          3,299.50        1,613.80        1,927.32           3,412.26          3,412.26          3,412.26
      3,278.17          3,320.07        1,623.86        1,939.34           3,433.53          3,433.53          3,433.53
      3,298.61          3,340.76        1,633.98        1,951.43           3,454.93          3,454.93          3,454.93
      3,319.17          3,361.58        1,644.17        1,963.59           3,476.46          3,476.46          3,476.46
      3,339.86          3,382.54        1,654.42        1,975.83           3,498.13          3,498.13          3,498.13
      3,360.67          3,403.62        1,664.73        1,988.15           3,519.94          3,519.94          3,519.94
      3,381.62          3,424.84        1,675.11        2,000.54           3,541.88          3,541.88          3,541.88
      3,402.70          3,446.19        1,685.55        2,013.01           3,563.96          3,563.96          3,563.96

        41                42                 43                44                 45                  48                49
        --                --                 --                --                 --                  --                --

      HEILIG-           HEILIG-            HEILIG-           HEILIG-             HOME
      MEYERS            MEYERS             MEYERS            MEYERS              DEPOT              KMART              KMART
------------------------------------------------------------------------------------------------------------------------------------
      SALEM            VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO              TAFT              UKIAH
        OR                WA                 WA                WA                 IL                  CA                CA
------------------------------------------------------------------------------------------------------------------------------------
   1,714,652.16      1,636,373.05       1,914,325.06      1,229,619.50       21,168,826.53       5,386,097.27      7,525,857.47
------------------------------------------------------------------------------------------------------------------------------------
      7.480%            7.480%             7.480%            7.480%             6.960%              7.810%            7.710%
------------------------------------------------------------------------------------------------------------------------------------
       10TH              10TH               10TH              10TH               10TH                5TH                5TH
------------------------------------------------------------------------------------------------------------------------------------
     2,713.95          2,590.05           3,029.99          1,946.24           22,866.46           5,840.62         17,488.40
     2,730.87          2,606.20           3,048.88          1,958.37           22,999.08           5,878.64         17,600.76
     2,747.89          2,622.44           3,067.89          1,970.58           23,132.48           5,916.90         17,713.84
     2,765.02          2,638.79           3,087.01          1,982.86           23,266.64           5,955.41         17,827.66
     2,782.25          2,655.24           3,106.25          1,995.22           23,401.59           5,994.17         17,942.20
     2,799.60          2,671.79           3,125.61          2,007.66           23,537.32           6,033.18         18,057.48
     2,817.05          2,688.44           3,145.10          2,020.17           23,673.84           6,072.44         18,173.50
     2,834.61          2,705.20           3,164.70          2,032.77           23,811.15           6,111.96         18,290.26
     2,852.28          2,722.06           3,184.43          2,045.44           23,949.25           6,151.74         18,407.78
     2,870.06          2,739.03           3,204.28          2,058.19           24,088.16           6,191.78         18,526.05
     2,887.95          2,756.10           3,224.25          2,071.02           24,227.87           6,232.08         18,645.08
     2,905.95          2,773.28           3,244.35          2,083.93           24,368.39           6,272.64         18,764.87
     2,924.06          2,790.57           3,264.57          2,096.92           24,509.72           6,313.46         18,885.43
     2,942.29          2,807.96           3,284.92          2,109.99           24,651.88           6,354.55         19,006.77
     2,960.63          2,825.47           3,305.40          2,123.14           24,794.86           6,395.91         19,128.89
     2,979.08          2,843.08           3,326.00          2,136.37           24,938.67           6,437.54         19,251.79
     2,997.65          2,860.80           3,346.73          2,149.69           25,083.32           6,479.44         19,375.49
     3,016.34          2,878.63           3,367.59          2,163.09           25,228.80           6,521.61         19,499.97
     3,035.14          2,896.58           3,388.58          2,176.57           25,375.13           6,564.05         19,625.26
     3,054.06          2,914.63           3,409.71          2,190.14           25,522.30           6,606.77         19,751.35
     3,073.10          2,932.80           3,430.96          2,203.79           25,670.33           6,649.77         19,878.26
     3,092.25          2,951.08           3,452.35          2,217.53           25,819.22           6,693.05         20,005.97
     3,111.53          2,969.48           3,473.87          2,231.35           25,968.97           6,736.61         20,134.51
     3,130.92          2,987.99           3,495.52          2,245.26           26,119.59           6,780.46         20,263.88
     3,150.44          3,006.61           3,517.31          2,259.26           26,271.09           6,824.58         20,394.07
     3,170.08          3,025.35           3,539.23          2,273.34           26,423.46           6,869.00         20,525.10
     3,189.84          3,044.21           3,561.29          2,287.51           26,576.71           6,913.71         20,656.98
     3,209.72          3,063.19           3,583.49          2,301.77           26,730.86           6,958.70         20,789.70
     3,229.73          3,082.28           3,605.83          2,316.12           26,885.90           7,003.99         20,923.27
     3,249.86          3,101.49           3,628.31          2,330.55           27,041.84           7,049.58         21,057.71
     3,270.12          3,120.82           3,650.92          2,345.08           27,198.68           7,095.46         21,193.00
     3,290.50          3,140.28           3,673.68          2,359.70           27,356.43           7,141.64         21,329.17
     3,311.01          3,159.85           3,696.58          2,374.41           27,515.10           7,188.12         21,466.21
     3,331.65          3,179.55           3,719.62          2,389.21           27,674.69           7,234.90         21,604.13
     3,352.42          3,199.37           3,742.81          2,404.10           27,835.20           7,281.99         21,742.93
     3,373.31          3,219.31           3,766.14          2,419.09           27,996.64           7,329.38         21,882.63
     3,394.34          3,239.38           3,789.61          2,434.16           28,159.02           7,377.08         22,023.23
     3,415.50          3,259.57           3,813.24          2,449.34           28,322.35           7,425.10         22,164.73
     3,436.79          3,279.89           3,837.00          2,464.61           28,486.62           7,473.42         22,307.13
     3,458.21          3,300.33           3,860.92          2,479.97           28,651.84           7,522.06         22,450.46
     3,479.77          3,320.90           3,884.99          2,495.43           28,818.02           7,571.02         22,594.70
     3,501.46          3,341.60           3,909.20          2,510.98           28,985.16           7,620.29         22,739.87
     3,523.28          3,362.43           3,933.57          2,526.63           29,153.28           7,669.89         22,885.98
     3,545.24          3,383.39           3,958.09          2,542.38           29,322.37           7,719.81         23,033.02
     3,567.34          3,404.48           3,982.76          2,558.23           29,492.44           7,770.05         23,181.01
     3,589.58          3,425.70           4,007.59          2,574.18           29,663.49           7,820.62         23,329.94
     3,611.95          3,447.06           4,032.57          2,590.22           29,835.54           7,871.52         23,479.84


       50                51                 52
       --                --                 --

                                          TIMES
     KMART              KMART             MIRROR
-------------------------------------------------------
   WOODCREST      STERLING HEIGHTS     LAGUNA HILLS
       CA                MI                 CA
-------------------------------------------------------
  3,046,791.84      6,816,611.39       3,578,054.58
-------------------------------------------------------
     7.800%            7.790%             6.630%
-------------------------------------------------------
      5TH                5TH               1ST
-------------------------------------------------------
    3,710.28          8,707.56           8,376.27
    3,734.40          8,764.09           8,422.55
    3,758.67          8,820.98           8,469.08
    3,783.10          8,878.24           8,515.87
    3,807.70          8,935.88           8,562.92
    3,832.45          8,993.89           8,610.23
    3,857.36          9,052.27           8,657.81
    3,882.43          9,111.04           8,705.64
    3,907.66          9,170.18          10,915.35
    3,933.06          9,229.71          10,975.66
    3,958.63          9,289.63          11,036.30
    3,984.36          9,349.93          11,097.27
    4,010.26          9,410.63          11,158.58
    4,036.33          9,471.72          11,220.24
    4,062.56          9,533.21          11,282.23
    4,088.97          9,595.10          11,344.56
    4,115.55          9,657.38          11,407.24
    4,142.30          9,720.08          11,470.27
    4,169.22          9,783.18          11,533.64
    4,196.32          9,846.68          11,597.36
    4,223.60          9,910.61          11,661.44
    4,251.05          9,974.94          11,725.87
    4,278.68         10,039.70          11,790.65
    4,306.50         10,104.87          11,855.80
    4,334.49         10,170.47          11,921.30
    4,362.66         10,236.49          11,987.16
    4,391.02         10,302.94          12,053.39
    4,419.56         10,369.83          12,119.99
    4,448.29         10,437.14          12,186.95
    4,477.20         10,504.90          12,254.28
    4,506.30         10,573.09          12,321.99
    4,535.59         10,641.73          12,390.07
    4,565.08         10,710.81          12,458.52
    4,594.75         10,780.34          12,527.36
    4,624.61         10,850.33          12,596.57
    4,654.67         10,920.76          12,666.17
    4,684.93         10,991.66          12,736.15
    4,715.38         11,063.01          12,806.51
    4,746.03         11,134.83          15,204.94
    4,776.88         11,207.11          15,288.95
    4,807.93         11,279.86          15,373.42
    4,839.18         11,353.09          15,458.36
    4,870.64         11,426.79          15,543.76
    4,902.30         11,500.97          15,629.64
    4,934.16         11,575.63          15,716.00
    4,966.23         11,650.77          15,802.83
    4,998.51         11,726.41          15,890.14

                                                              PRINCIPAL


        34                 35               36              37                38                39                40
        --                 --               --              --                --                --                --

      HEILIG-            HEILIG-          HEILIG-         HEILIG-           HEILIG-           HEILIG-           HEILIG-
      MEYERS             MEYERS           MEYERS          MEYERS            MEYERS            MEYERS            MEYERS
-----------------------------------------------------------------------------------------------------------------------------
      MOLINE             QUINCY         BATON ROUGE      BILLINGS           TIGARD            EUGENE           HILLSBORO
        IL                 IL               LA              MT                OR                OR                OR
-----------------------------------------------------------------------------------------------------------------------------
    1,615,316.60      1,635,959.80      800,156.51      955,606.77       1,691,867.24      1,691,867.24      1,691,867.24
-----------------------------------------------------------------------------------------------------------------------------
      7.480%             7.480%           7.480%          7.480%            7.480%            7.480%            7.480%
-----------------------------------------------------------------------------------------------------------------------------
       10TH               10TH            10TH            10TH               10TH              10TH              10TH
-----------------------------------------------------------------------------------------------------------------------------
      3,423.91          3,467.67        1,696.05        2,025.56           3,586.17          3,586.17          3,586.17
      3,445.25          3,489.28        1,706.63        2,038.18           3,608.53          3,608.53          3,608.53
      3,466.73          3,511.03        1,717.26        2,050.89           3,631.02          3,631.02          3,631.02
      3,488.34          3,532.92        1,727.97        2,063.67           3,653.65          3,653.65          3,653.65
      3,510.08          3,554.94        1,738.74        2,076.53           3,676.43          3,676.43          3,676.43
      3,531.96          3,577.10        1,749.58        2,089.48           3,699.34          3,699.34          3,699.34
      3,553.98          3,599.40        1,760.48        2,102.50           3,722.40          3,722.40          3,722.40
      3,576.13          3,621.83        1,771.46        2,115.61           3,745.61          3,745.61          3,745.61
      3,598.42          3,644.41        1,782.50        2,128.79           3,768.95          3,768.95          3,768.95
      3,620.85          3,667.13        1,793.61        2,142.06           3,792.45          3,792.45          3,792.45
      3,643.42          3,689.98        1,804.79        2,155.42           3,816.09          3,816.09          3,816.09
      3,666.13          3,712.99        1,816.04        2,168.85           3,839.87          3,839.87          3,839.87
      3,688.99          3,736.13        1,827.36        2,182.37           3,863.81          3,863.81          3,863.81
      3,711.98          3,759.42        1,838.75        2,195.97           3,887.89          3,887.89          3,887.89
      3,735.12          3,782.85        1,850.21        2,209.66           3,912.13          3,912.13          3,912.13
      3,758.40          3,806.43        1,861.75        2,223.44           3,936.51          3,936.51          3,936.51
      3,781.83          3,830.16        1,873.35        2,237.30           3,961.05          3,961.05          3,961.05
      3,805.40          3,854.03        1,885.03        2,251.24           3,985.74          3,985.74          3,985.74
      3,829.12          3,878.06        1,896.78        2,265.27           4,010.59          4,010.59          4,010.59
      3,852.99          3,902.23        1,908.60        2,279.39           4,035.59          4,035.59          4,035.59
      3,877.01          3,926.55        1,920.50        2,293.60           4,060.74          4,060.74          4,060.74
      3,901.17          3,951.03        1,932.47        2,307.90           4,086.05          4,086.05          4,086.05
      3,925.49          3,975.66        1,944.51        2,322.29           4,111.52          4,111.52          4,111.52
      3,949.96          4,000.44        1,956.64        2,336.76           4,137.15          4,137.15          4,137.15
      3,974.58          4,025.38        1,968.83        2,351.33           4,162.94          4,162.94          4,162.94
      3,999.36          4,050.47        1,981.10        2,365.98           4,188.89          4,188.89          4,188.89
      4,024.29          4,075.71        1,993.45        2,380.73           4,215.00          4,215.00          4,215.00
      4,049.37          4,101.12        2,005.88        2,395.57           4,241.27          4,241.27          4,241.27
      4,074.61          4,126.68        2,018.38        2,410.50           4,267.71          4,267.71          4,267.71
      4,100.01          4,152.41        2,030.96        2,425.53           4,294.31          4,294.31          4,294.31
      4,125.57          4,178.29        2,043.62        2,440.65           4,321.08          4,321.08          4,321.08
      4,151.28          4,204.33        2,056.36        2,455.86           4,348.01          4,348.01          4,348.01
      4,177.16          4,230.54        2,069.18        2,471.17           4,375.12          4,375.12          4,375.12
      4,203.20          4,256.91        2,082.08        2,486.57           4,402.39          4,402.39          4,402.39
      4,229.40          4,283.45        2,095.06        2,502.07           4,429.83          4,429.83          4,429.83
      4,255.76          4,310.15        2,108.12        2,517.67           4,457.44          4,457.44          4,457.44
      4,282.29          4,337.01        2,121.26        2,533.36           4,485.23          4,485.23          4,485.23
      4,308.98          4,364.05        2,134.48        2,549.15           4,513.19          4,513.19          4,513.19
      4,335.84          4,391.25        2,147.78        2,565.04           4,541.32          4,541.32          4,541.32
      4,362.87          4,418.62        2,161.17        2,581.03           4,569.62          4,569.62          4,569.62
      4,390.06          4,446.17        2,174.64        2,597.12           4,598.11          4,598.11          4,598.11
      4,417.43          4,473.88        2,188.20        2,613.31           4,626.77          4,626.77          4,626.77
      4,444.96          4,501.77        2,201.84        2,629.60           4,655.61          4,655.61          4,655.61
      4,472.67          4,529.83        2,215.56        2,645.99           4,684.63          4,684.63          4,684.63
      4,500.55          4,558.06        2,229.37        2,662.48           4,713.83          4,713.83          4,713.83
      4,528.60          4,586.48        2,243.27        2,679.08           4,743.21          4,743.21          4,743.21
      4,556.83          4,615.06        2,257.25        2,695.78           4,772.78          4,772.78          4,772.78
      4,585.23          4,643.83        2,271.32        2,712.58           4,802.53          4,802.53          4,802.53
      4,613.82          4,672.78        2,285.48        2,729.49           4,832.47          4,832.47          4,832.47
      4,642.57          4,701.91        2,299.73        2,746.51           4,862.59          4,862.59          4,862.59
      4,671.51          4,731.21        2,314.06        2,763.63           4,892.90          4,892.90          4,892.90
      4,700.63          4,760.71        2,328.49        2,780.85           4,923.40          4,923.40          4,923.40
      4,729.93          4,790.38        2,343.00        2,798.19           4,954.09          4,954.09          4,954.09
      4,759.42          4,820.24        2,357.60        2,815.63           4,984.97          4,984.97          4,984.97
      4,789.08          4,850.29        2,372.30        2,833.18           5,016.04          5,016.04          5,016.04
      4,818.94          4,880.52        2,387.09        2,850.84           5,047.31          5,047.31          5,047.31
      4,848.97          4,910.94        2,401.97        2,868.61           5,078.77          5,078.77          5,078.77
      4,879.20          4,941.55        2,416.94        2,886.49           5,110.43          5,110.43          5,110.43
      4,909.61          4,972.36        2,432.01        2,904.48           5,142.28          5,142.28          5,142.28
      4,940.22          5,003.35        2,447.16        2,922.59           5,174.33          5,174.33          5,174.33
      4,971.01          5,034.54        2,462.42        2,940.80           5,206.59          5,206.59          5,206.59
      5,002.00          5,065.92        2,477.77        2,959.14           5,239.04          5,239.04          5,239.04
      5,033.17          5,097.50        2,493.21        2,977.58           5,271.70          5,271.70          5,271.70


        41                42                 43                44                 45                  48                49
        --                --                 --                --                 --                  --                --

      HEILIG-           HEILIG-            HEILIG-           HEILIG-             HOME
      MEYERS            MEYERS             MEYERS            MEYERS              DEPOT              KMART              KMART
------------------------------------------------------------------------------------------------------------------------------------
      SALEM            VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO              TAFT              UKIAH
        OR                WA                 WA                WA                 IL                  CA                CA
------------------------------------------------------------------------------------------------------------------------------------
   1,714,652.16      1,636,373.05       1,914,325.06      1,229,619.50       21,168,826.53       5,386,097.27      7,525,857.47
------------------------------------------------------------------------------------------------------------------------------------
      7.480%            7.480%             7.480%            7.480%             6.960%              7.810%            7.710%
------------------------------------------------------------------------------------------------------------------------------------
       10TH              10TH               10TH              10TH               10TH                5TH                5TH
------------------------------------------------------------------------------------------------------------------------------------
     3,634.47          3,468.54           4,057.71          2,606.37           30,008.59           7,922.75         23,630.70
     3,657.12          3,490.17           4,083.00          2,622.61           30,182.64           7,974.31         23,782.52
     3,679.92          3,511.92           4,108.45          2,638.96           30,357.70           8,026.21         23,935.33
     3,702.86          3,533.81           4,134.06          2,655.41           30,533.77           8,078.45         24,089.11
     3,725.94          3,555.84           4,159.83          2,671.96           30,710.87           8,131.03         24,243.88
     3,749.16          3,578.00           4,185.76          2,688.62           30,888.99           8,183.95         24,399.65
     3,772.53          3,600.31           4,211.85          2,705.38           31,068.14           8,237.21         24,556.42
     3,796.05          3,622.75           4,238.10          2,722.24           31,248.34           8,290.82         24,714.19
     3,819.71          3,645.33           4,264.52          2,739.21           31,429.58           8,344.78         24,872.98
     3,843.52          3,668.05           4,291.10          2,756.28           31,611.87           8,399.09         25,032.79
     3,867.48          3,690.92           4,317.85          2,773.47           31,795.22           8,453.75         25,193.63
     3,891.59          3,713.92           4,344.77          2,790.75           31,979.63           8,508.77         25,355.50
     3,915.84          3,737.07           4,371.85          2,808.15           32,165.11           8,564.15         25,518.41
     3,940.25          3,760.37           4,399.10          2,825.65           32,351.67           8,619.89         25,682.36
     3,964.81          3,783.81           4,426.52          2,843.27           32,539.31           8,675.99         25,847.37
     3,989.53          3,807.39           4,454.11          2,860.99           32,728.04           8,732.46         26,013.44
     4,014.40          3,831.13           4,481.88          2,878.82           32,917.86           8,789.29         26,180.58
     4,039.42          3,855.01           4,509.81          2,896.77           33,108.79           8,846.49         26,348.79
     4,064.60          3,879.04           4,537.92          2,914.82           33,300.82           8,904.07         26,518.08
     4,089.93          3,903.22           4,566.21          2,932.99           33,493.96           8,962.02         26,688.46
     4,115.43          3,927.55           4,594.67          2,951.28           33,688.23           9,020.35         26,859.93
     4,141.08          3,952.03           4,623.31          2,969.67           33,883.62           9,079.06         27,032.50
     4,166.89          3,976.66           4,652.13          2,988.18           34,080.14           9,138.15         27,206.19
     4,192.87          4,001.45           4,681.13          3,006.81           34,277.81           9,197.62         27,380.99
     4,219.00          4,026.39           4,710.31          3,025.55           34,476.62           9,257.48         27,556.91
     4,245.30          4,051.49           4,739.67          3,044.41           34,676.58           9,317.73         27,733.96
     4,271.76          4,076.74           4,769.21          3,063.39           34,877.71           9,378.37         27,912.15
     4,298.39          4,102.16           4,798.94          3,082.48           35,080.00           9,439.41         28,091.49
     4,325.18          4,127.73           4,828.86          3,101.70           35,283.46           9,500.85         28,271.98
     4,352.14          4,153.46           4,858.96          3,121.03           35,488.11           9,562.68         28,453.63
     4,379.27          4,179.35           4,889.24          3,140.48           35,693.94           9,624.92         28,636.44
     4,406.57          4,205.40           4,919.72          3,160.06           35,900.96           9,687.56         28,820.43
     4,434.04          4,231.61           4,950.39          3,179.76           36,109.19           9,750.61         29,005.60
     4,461.68          4,257.99           4,981.24          3,199.58           36,318.62           9,814.07         29,191.96
     4,489.49          4,284.53           5,012.29          3,219.52           36,529.27           9,877.94         29,379.52
     4,517.47          4,311.24           5,043.54          3,239.59           36,741.14           9,942.23         29,568.28
     4,545.63          4,338.11           5,074.97          3,259.78           36,954.24          10,006.94         29,758.26
     4,573.97          4,365.15           5,106.61          3,280.10           37,168.57          10,072.07         29,949.46
     4,602.48          4,392.36           5,138.44          3,300.55           37,384.15          10,137.62         30,141.88
     4,631.17          4,419.74           5,170.47          3,321.12           37,600.98          10,203.60         30,335.54
     4,660.03          4,447.29           5,202.70          3,341.82           37,819.06          10,270.01         30,530.45
     4,689.08          4,475.01           5,235.13          3,362.66           38,038.42          10,336.85         30,726.61
     4,718.31          4,502.90           5,267.76          3,383.62           38,259.04          10,404.13         30,924.03
     4,747.72          4,530.97           5,300.60          3,404.71           38,480.94          10,471.84         31,122.71
     4,777.31          4,559.21           5,333.64          3,425.93           38,704.13          10,539.99         31,322.68
     4,807.09          4,587.63           5,366.88          3,447.29           38,928.61          10,608.59         31,523.92
     4,837.06          4,616.23           5,400.34          3,468.77           39,154.40          10,677.64         31,726.47
     4,867.21          4,645.00           5,434.00          3,490.40           39,381.50          10,747.13         31,930.31
     4,897.55          4,673.96           5,467.87          3,512.15           39,609.91          10,817.07         32,135.46
     4,928.07          4,703.09           5,501.95          3,534.04           39,839.65          10,887.48         32,341.93
     4,958.79          4,732.41           5,536.25          3,556.07           40,070.72          10,958.34         32,549.73
     4,989.70          4,761.91           5,570.76          3,578.24           40,303.13          11,029.66         32,758.86
     5,020.81          4,791.59           5,605.48          3,600.54           40,536.88          11,101.44         32,969.33
     5,052.10          4,821.46           5,640.42          3,622.99           40,772.00          11,173.69         33,181.16
     5,083.59          4,851.51           5,675.58          3,645.57           41,008.48          11,246.41         33,394.35
     5,115.28          4,881.75           5,710.96          3,668.29           41,246.32          11,319.61         33,608.91
     5,147.17          4,912.18           5,746.56          3,691.16           41,485.55          11,393.28         33,824.85
     5,179.25          4,942.80           5,782.38          3,714.17           41,726.17          11,467.43         34,042.17
     5,211.53          4,973.61           5,818.42          3,737.32           41,968.18          11,542.07         34,260.89
     5,244.02          5,004.61           5,854.69          3,760.62           42,211.60          11,617.19         34,481.02
     5,276.71          5,035.81           5,891.18          3,784.06           42,456.42          11,692.80         34,702.56
     5,309.60          5,067.20           5,927.91          3,807.64           42,702.67          11,768.90         34,925.52
     5,342.70          5,098.78           5,964.86          3,831.38           42,950.35          11,845.49         35,149.92


       50                51                 52
       --                --                 --

                                          TIMES
     KMART              KMART             MIRROR
-------------------------------------------------------
   WOODCREST      STERLING HEIGHTS     LAGUNA HILLS
       CA                MI                 CA
-------------------------------------------------------
  3,046,791.84      6,816,611.39       3,578,054.58
-------------------------------------------------------
     7.800%            7.790%             6.630%
-------------------------------------------------------
      5TH                5TH               1ST
-------------------------------------------------------
    5,031.00         11,802.53          15,977.93
    5,063.71         11,879.15          16,066.21
    5,096.62         11,956.26          16,154.98
    5,129.75         12,033.88          16,244.23
    5,163.09         12,112.00          16,333.98
    5,196.65         12,190.63          16,424.23
    5,230.43         12,269.77          16,514.97
    5,264.43         12,349.42          16,606.22
    5,298.65         12,429.58          16,697.96
    5,333.09         12,510.27          16,790.22
    5,367.75         12,591.49          16,882.99
    5,402.64         12,673.23          16,976.27
    5,437.76         12,755.50          17,070.06
    5,473.11         12,838.30          17,164.37
    5,508.68         12,921.64          17,259.20
    5,544.49         13,005.53          17,354.56
    5,580.53         13,089.95          17,450.45
    5,616.80         13,174.93          17,546.86
    5,653.31         13,260.46          17,643.81
    5,690.06         13,346.54          17,741.29
    5,727.04         13,433.18          17,839.31
    5,764.27         13,520.38          20,444.33
    5,801.73         13,608.15          20,557.29
    5,839.45         13,696.49          20,670.86
    5,877.40         13,785.41          20,785.07
    5,915.60         13,874.90          20,899.91
    5,954.06         13,964.97          21,015.38
    5,992.76         14,055.62          21,131.49
    6,031.71         14,146.87          21,248.24
    6,070.92         14,238.70          21,365.64
    6,110.38         14,331.14          21,483.68
    6,150.09         14,424.17          21,602.38
    6,190.07         14,517.81          21,721.73
    6,230.31         14,612.05          21,841.75
    6,270.80         14,706.91          21,962.42
    6,311.56         14,802.38          22,083.76
    6,352.59         14,898.47          22,205.78
    6,393.88         14,995.19          22,328.46
    6,435.44         15,092.53          22,451.83
    6,477.27         15,190.51          22,575.88
    6,519.37         15,289.12          22,700.61
    6,561.75         15,388.37          22,826.03
    6,604.40         15,488.27          22,952.14
    6,647.33         15,588.81          23,078.95
    6,690.54         15,690.01          23,206.46
    6,734.03         15,791.86          23,334.68
    6,777.80         15,894.38          23,463.60
    6,821.85         15,997.56          23,593.24
    6,866.19         16,101.41          23,723.59
    6,910.82         16,205.94          23,854.67
    6,955.74         16,311.14          23,986.46
    7,000.96         16,417.03          26,817.97
    7,046.46         16,523.60          26,966.14
    7,092.27         16,630.87          27,115.12
    7,138.36         16,738.83          27,264.94
    7,184.76         16,847.49          27,415.57
    7,231.47         16,956.86          27,567.05
    7,278.47         17,066.94          27,719.35
    7,325.78         17,177.73          27,872.50
    7,373.40         17,289.24          28,026.50
    7,421.32         17,401.48          28,181.35
    7,469.56         17,514.44          28,337.05
    7,518.12         17,628.14          28,493.61

                                                              PRINCIPAL


        34                 35               36              37                38                39                40
        --                 --               --              --                --                --                --

      HEILIG-            HEILIG-          HEILIG-         HEILIG-           HEILIG-           HEILIG-           HEILIG-
      MEYERS             MEYERS           MEYERS          MEYERS            MEYERS            MEYERS            MEYERS
-----------------------------------------------------------------------------------------------------------------------------
      MOLINE             QUINCY         BATON ROUGE      BILLINGS           TIGARD            EUGENE           HILLSBORO
        IL                 IL               LA              MT                OR                OR                OR
-----------------------------------------------------------------------------------------------------------------------------
    1,615,316.60      1,635,959.80      800,156.51      955,606.77       1,691,867.24      1,691,867.24      1,691,867.24
-----------------------------------------------------------------------------------------------------------------------------
      7.480%             7.480%           7.480%          7.480%            7.480%            7.480%            7.480%
-----------------------------------------------------------------------------------------------------------------------------
       10TH               10TH            10TH            10TH               10TH              10TH              10TH
-----------------------------------------------------------------------------------------------------------------------------
      5,064.55          5,129.27        2,508.75        2,996.14           5,304.56          5,304.56          5,304.56
      5,096.12          5,161.24        2,524.39        3,014.82           5,337.62          5,337.62          5,337.62
      5,127.88          5,193.42        2,540.13        3,033.61           5,370.90          5,370.90          5,370.90
      5,159.85          5,225.79        2,555.96        3,052.52           5,404.37          5,404.37          5,404.37
      5,192.01          5,258.36        2,571.89        3,071.55           5,438.06          5,438.06          5,438.06
      5,224.37          5,291.14        2,587.92        3,090.69           5,471.96          5,471.96          5,471.96
      5,256.94          5,324.12        2,604.06        3,109.96           5,506.07          5,506.07          5,506.07
      5,289.71          5,357.31        2,620.29        3,129.34           5,540.39          5,540.39          5,540.39
      5,322.68          5,390.70        2,636.62        3,148.85           5,574.92          5,574.92          5,574.92
      5,355.86          5,424.30        2,653.06        3,168.48           5,609.67          5,609.67          5,609.67
      5,389.24          5,458.12        2,669.59        3,188.23           5,644.64          5,644.64          5,644.64
      5,422.84          5,492.14        2,686.23        3,208.10           5,679.83          5,679.83          5,679.83
      5,456.64          5,526.37        2,702.98        3,228.10           5,715.23          5,715.23          5,715.23
      5,490.65          5,560.82        2,719.83        3,248.22           5,750.86          5,750.86          5,750.86
      5,524.88          5,595.48        2,736.78        3,268.47           5,786.70          5,786.70          5,786.70
      5,559.31          5,630.36        2,753.84        3,288.84           5,822.77          5,822.77          5,822.77
      5,593.97          5,665.46        2,771.00        3,309.34           5,859.07          5,859.07          5,859.07
      5,628.84          5,700.77        2,788.28        3,329.97           5,895.59          5,895.59          5,895.59
      5,663.92          5,736.31        2,805.66        3,350.73           5,932.34          5,932.34          5,932.34
      5,699.23          5,772.06        2,823.15        3,371.61           5,969.32          5,969.32          5,969.32
      5,734.75          5,808.04        2,840.74        3,392.63           6,006.53          6,006.53          6,006.53
      5,770.50          5,844.24        2,858.45        3,413.78           6,043.97          6,043.97          6,043.97
      5,806.47          5,880.67        2,876.27        3,435.05           6,081.64          6,081.64          6,081.64
      5,842.66          5,917.33        2,894.20        3,456.47           6,119.55          6,119.55          6,119.55
      5,879.08          5,954.21        2,912.24        3,478.01           6,157.69          6,157.69          6,157.69
      5,915.73          5,991.33        2,930.39        3,499.69           6,196.08          6,196.08          6,196.08
      5,952.60          6,028.68        2,948.66        3,521.51           6,234.70          6,234.70          6,234.70
      5,989.71          6,066.25        2,967.04        3,543.46           6,273.56          6,273.56          6,273.56
      6,027.04          6,104.07        2,985.53        3,565.54           6,312.67          6,312.67          6,312.67
      6,064.61          6,142.12        3,004.14        3,587.77           6,352.02          6,352.02          6,352.02
      6,102.41          6,180.40        3,022.87        3,610.13           6,391.61          6,391.61          6,391.61
      6,140.45          6,218.93        3,041.71        3,632.64           6,431.45          6,431.45          6,431.45
      6,178.73          6,257.69        3,060.67        3,655.28           6,471.54          6,471.54          6,471.54
      6,217.24          6,296.70        3,079.75        3,678.06           6,511.88          6,511.88          6,511.88
      6,256.00          6,335.95        3,098.94        3,700.99           6,552.47          6,552.47          6,552.47
      6,294.99          6,375.44        3,118.26        3,724.06           6,593.32          6,593.32          6,593.32
      6,334.23          6,415.18        3,137.70        3,747.27           6,634.41          6,634.41          6,634.41
      6,373.71          6,455.17        3,157.26        3,770.63           6,675.77          6,675.77          6,675.77
      6,413.44          6,495.41        3,176.94        3,794.14           6,717.38          6,717.38          6,717.38
      6,453.42          6,535.89        3,196.74        3,817.79           6,759.25          6,759.25          6,759.25
      6,493.65          6,576.63        3,216.67        3,841.58           6,801.38          6,801.38          6,801.38
      6,534.12          6,617.63        3,236.72        3,865.53           6,843.78          6,843.78          6,843.78
      6,574.85          6,658.88        3,256.89        3,889.62           6,886.44          6,886.44          6,886.44
      6,615.84          6,700.39        3,277.19        3,913.87           6,929.37          6,929.37          6,929.37
      6,657.08          6,742.15        3,297.62        3,938.27           6,972.56          6,972.56          6,972.56
      6,698.57          6,784.18        3,318.18        3,962.81           7,016.02          7,016.02          7,016.02
      6,740.33          6,826.47        3,338.86        3,987.52           7,059.75          7,059.75          7,059.75
      6,782.34          6,869.02        3,359.67        4,012.37           7,103.76          7,103.76          7,103.76
      6,824.62          6,911.83        3,380.61        4,037.38           7,148.04          7,148.04          7,148.04
      6,867.16          6,954.92        3,401.69        4,062.55           7,192.60          7,192.60          7,192.60
      6,909.96          6,998.27        3,422.89        4,087.87           7,237.43          7,237.43          7,237.43
      6,953.04          7,041.89        3,444.23        4,113.35           7,282.54          7,282.54          7,282.54
      6,996.38          7,085.79        3,465.70        4,138.99           7,327.94          7,327.94          7,327.94
      7,039.99          7,129.95        3,487.30        4,164.79           7,373.61          7,373.61          7,373.61
      7,083.87          7,174.40        3,509.04        4,190.75           7,419.58          7,419.58          7,419.58
      7,128.03          7,219.12        3,530.91        4,216.88           7,465.83          7,465.83          7,465.83
      7,172.46          7,264.12        3,552.92        4,243.16           7,512.36          7,512.36          7,512.36
      7,217.16          7,309.40        3,575.06        4,269.61           7,559.19          7,559.19          7,559.19
      7,262.15          7,354.96        3,597.35        4,296.22           7,606.31          7,606.31          7,606.31
      7,307.42          7,400.81        3,619.77        4,323.00           7,653.72          7,653.72          7,653.72
      7,352.97          7,446.94        3,642.34        4,349.95           7,701.43          7,701.43          7,701.43
      7,398.80          7,493.36        3,665.04        4,377.06           7,749.43          7,749.43          7,749.43
      7,444.92          7,540.06        3,687.89        4,404.35           7,797.74          7,797.74          7,797.74


        41                42                 43                44                 45                  48                49
        --                --                 --                --                 --                  --                --

      HEILIG-           HEILIG-            HEILIG-           HEILIG-             HOME
      MEYERS            MEYERS             MEYERS            MEYERS              DEPOT              KMART              KMART
------------------------------------------------------------------------------------------------------------------------------------
      SALEM            VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO              TAFT              UKIAH
        OR                WA                 WA                WA                 IL                  CA                CA
------------------------------------------------------------------------------------------------------------------------------------
   1,714,652.16      1,636,373.05       1,914,325.06      1,229,619.50       21,168,826.53       5,386,097.27      7,525,857.47
------------------------------------------------------------------------------------------------------------------------------------
      7.480%            7.480%             7.480%            7.480%             6.960%              7.810%            7.710%
------------------------------------------------------------------------------------------------------------------------------------
       10TH              10TH               10TH              10TH               10TH                5TH                5TH
------------------------------------------------------------------------------------------------------------------------------------
     5,376.00          5,130.57           6,002.04          3,855.26           43,199.46          11,922.59         35,375.76
     5,409.51          5,162.55           6,039.45          3,879.29           43,450.02          12,000.18         35,603.05
     5,443.23          5,194.73           6,077.10          3,903.47           43,702.03          12,078.28         35,831.80
     5,477.16          5,227.11           6,114.98          3,927.80           43,955.50          12,156.89         36,062.02
     5,511.30          5,259.69           6,153.09          3,952.29           44,210.44          12,236.01         36,293.72
     5,545.65          5,292.48           6,191.45          3,976.92           44,466.86          12,315.65         36,526.90
     5,580.22          5,325.47           6,230.04          4,001.71           44,724.77          12,395.80         36,761.59
     5,615.00          5,358.66           6,268.88          4,026.66           44,984.17          12,476.48         36,997.78
     5,650.00          5,392.06           6,307.95          4,051.76           45,245.08          12,557.68         37,235.49
     5,685.22          5,425.67           6,347.27          4,077.01           45,507.50          12,639.41         37,474.73
     5,720.66          5,459.49           6,386.84          4,102.43           45,771.44          12,721.67         37,715.50
     5,756.32          5,493.52           6,426.65          4,128.00           46,036.92          12,804.47         37,957.83
     5,792.20          5,527.77           6,466.71          4,153.73           46,303.93          12,887.81         38,201.71
     5,828.30          5,562.22           6,507.02          4,179.62           46,572.50          12,971.68         38,447.15
     5,864.63          5,596.90           6,547.58          4,205.67           46,842.62          13,056.11         38,694.18
     5,901.19          5,631.78           6,588.39          4,231.89           47,114.30          13,141.08         38,942.79
     5,937.97          5,666.89           6,629.46          4,258.27           47,387.57          13,226.61         39,192.99
     5,974.99          5,702.21           6,670.78          4,284.81           47,662.41          13,312.69         39,444.81
     6,012.23          5,737.75           6,712.36          4,311.52           47,938.86          13,399.33         39,698.24
     6,049.71          5,773.52           6,754.20          4,338.40           48,216.90          13,486.54         39,953.30
     6,087.42          5,809.51           6,796.30          4,365.44           48,496.56          13,574.32         40,210.00
     6,125.36          5,845.72           6,838.67          4,392.65           48,777.84          13,662.66         40,468.35
     6,163.54          5,882.16           6,881.29          4,420.03           49,060.75          13,751.58         40,728.36
     6,201.96          5,918.82           6,924.19          4,447.58           49,345.30          13,841.08         40,990.04
     6,240.62          5,955.72           6,967.35          4,475.30           49,631.51          13,931.17         41,253.40
     6,279.52          5,992.84           7,010.78          4,503.20           49,919.37          14,021.83         41,518.45
     6,318.66          6,030.20           7,054.48          4,531.27           50,208.90          14,113.09         41,785.21
     6,358.05          6,067.79           7,098.45          4,559.52           50,500.11          14,204.95         42,053.68
     6,397.68          6,105.61           7,142.70          4,587.94           50,793.01          14,297.40         42,323.87
     6,437.56          6,143.67           7,187.22          4,616.53           51,087.61          14,390.45         42,595.81
     6,477.69          6,181.96           7,232.02          4,645.31           51,383.92          14,484.11         42,869.48
     6,518.07          6,220.50           7,277.10          4,674.27           51,681.95          14,578.37         43,144.92
     6,558.70          6,259.27           7,322.46          4,703.40           51,981.70          14,673.25         43,422.13
     6,599.58          6,298.29           7,368.11          4,732.72           52,283.20          14,768.75         43,701.11
     6,640.72          6,337.55           7,414.03          4,762.22           52,586.44          14,864.87         43,981.89
     6,682.11          6,377.05           7,460.25          4,791.91           52,891.44          14,961.62         44,264.48
     6,723.76          6,416.80           7,506.75          4,821.78           53,198.21          15,058.99         44,548.88
     6,765.67          6,456.80           7,553.54          4,851.83           53,506.76          15,157.00         44,835.10
     6,807.85          6,497.05           7,600.63          4,882.07           53,817.10          15,255.65         45,123.17
     6,850.28          6,537.54           7,648.00          4,912.51           54,129.24          15,354.94         45,413.08
     6,892.98          6,578.30           7,695.68          4,943.13           54,443.19          15,454.87         45,704.86
     6,935.95          6,619.30           7,743.65          4,973.94           54,758.96          15,555.46         45,998.52
     6,979.18          6,660.56           7,791.91          5,004.94           55,076.56          15,656.70         46,294.06
     7,022.69          6,702.08           7,840.48          5,036.14           55,396.01          15,758.60         46,591.50
     7,066.46          6,743.85           7,889.36          5,067.53           55,717.30          15,861.16         46,890.85
     7,110.51          6,785.89           7,938.53          5,099.12           56,040.46          15,964.39         47,192.12
     7,154.83          6,828.19           7,988.02          5,130.91           56,365.50          16,068.29         47,495.33
     7,199.43          6,870.75           8,037.81          5,162.89           56,692.42          16,172.87         47,800.49
     7,244.30          6,913.58           8,087.91          5,195.07           57,021.23          16,278.13         48,107.61
     7,289.46          6,956.67           8,138.33          5,227.45           57,351.96          16,384.07         48,416.70
     7,334.90          7,000.04           8,189.05          5,260.04           57,684.60          16,490.70         48,727.77
     7,380.62          7,043.67           8,240.10          5,292.82           58,019.17          16,598.03         49,040.85
     7,426.62          7,087.58           8,291.46          5,325.82           58,355.68          16,706.06         49,355.94
     7,472.92          7,131.76           8,343.15          5,359.01           58,694.14          16,814.79         49,673.05
     7,519.50          7,176.21           8,395.15          5,392.42           59,034.57          16,924.22         49,992.20
     7,566.37          7,220.94           8,447.48          5,426.03           59,376.97          17,034.37         50,313.40
     7,613.53          7,265.95           8,500.14          5,459.85           59,721.36          17,145.24         50,636.66
     7,660.99          7,311.24           8,553.12          5,493.89           60,067.74          17,256.82         50,962.00
     7,708.75          7,356.82           8,606.44          5,528.13           60,416.13          17,369.14         51,289.43
     7,756.80          7,402.67           8,660.08          5,562.59           60,766.55          17,482.18         51,618.97
     7,805.15          7,448.82           8,714.06          5,597.26           61,118.99          17,595.96         51,950.62
     7,853.80          7,495.25           8,768.38          5,632.15           61,473.48          17,710.48         52,284.40
     7,902.75          7,541.97           8,823.04          5,667.26           61,830.03          17,825.75         52,620.33


       50                51                 52
       --                --                 --

                                          TIMES
     KMART              KMART             MIRROR
-------------------------------------------------------
   WOODCREST      STERLING HEIGHTS     LAGUNA HILLS
       CA                MI                 CA
-------------------------------------------------------
  3,046,791.84      6,816,611.39       3,578,054.58
-------------------------------------------------------
     7.800%            7.790%             6.630%
-------------------------------------------------------
      5TH                5TH               1ST
-------------------------------------------------------
    7,566.98         17,742.58          28,651.04
    7,616.17         17,857.76          28,809.33
    7,665.67         17,973.68          28,968.50
    7,715.50         18,090.36          29,128.56
    7,765.65         18,207.80          29,289.49
    7,816.13         18,326.00          29,451.32
    7,866.93         18,444.96          29,614.03
    7,918.07         18,564.70          29,777.65
    7,969.54         18,685.22          29,942.17
    8,021.34         18,806.52          30,107.60
    8,073.48         18,928.60          30,273.95
    8,125.95         19,051.48          30,441.21
    8,178.77         19,175.16          30,609.40
    8,231.93         19,299.63          30,778.52
    8,285.44         19,424.92          30,948.57
    8,339.30         19,551.02          31,119.56
    8,393.50         19,677.94          31,291.49
    8,448.06         19,805.68          31,464.38
    8,502.97         19,934.26          34,544.53
    8,558.24         20,063.66          34,735.39
    8,613.87         20,193.91          34,927.30
    8,669.86         20,325.00          35,120.28
    8,726.21         20,456.94          35,314.31
    8,782.94         20,589.74          35,509.43
    8,840.02         20,723.40          35,705.62
    8,897.48         20,857.93          35,902.89
    8,955.32         20,993.34          36,101.25
    9,013.53         21,129.62          36,300.71
    9,072.12         21,266.79          36,501.27
    9,131.08         21,404.84          36,702.94
    9,190.44         21,543.80          36,905.73
    9,250.17         21,683.65          37,109.63
    9,310.30         21,824.41          37,314.66
    9,370.82         21,966.09          37,520.83
    9,431.73         22,108.69          37,728.13
    9,493.03         22,252.21          37,936.58
    9,554.74         22,396.66          38,146.18
    9,616.84         22,542.05          38,356.93
    9,679.35         22,688.39          38,568.86
    9,742.27         22,835.68          38,781.95
    9,805.59         22,983.92          38,996.22
    9,869.33         23,133.12          39,211.67
    9,933.48         23,283.29          39,428.32
    9,998.05         23,434.44          39,646.16
   10,063.04         23,586.57          39,865.20
   10,128.45         23,739.69          40,085.46
   10,194.28         23,893.80          40,306.93
   10,260.54         24,048.91          39,171.65
   10,327.24         24,205.02               0.00
   10,394.36         24,362.15               0.00
   10,461.93         24,520.31               0.00
   10,529.93         24,679.48               0.00
   10,598.37         24,839.69               0.00
   10,667.26         25,000.95               0.00
   10,736.60         25,163.24               0.00
   10,806.39         25,326.59               0.00
   10,876.63         25,491.01               0.00
   10,947.33         25,656.49               0.00
   11,018.49         25,823.04               0.00
   11,090.11         25,990.67               0.00
   11,162.19         26,159.40               0.00
   11,234.75         26,329.21               0.00
   11,307.77         26,500.13               0.00

                                                              PRINCIPAL


        34                 35               36              37                38                39                40
        --                 --               --              --                --                --                --

      HEILIG-            HEILIG-          HEILIG-         HEILIG-           HEILIG-           HEILIG-           HEILIG-
      MEYERS             MEYERS           MEYERS          MEYERS            MEYERS            MEYERS            MEYERS
-----------------------------------------------------------------------------------------------------------------------------
      MOLINE             QUINCY         BATON ROUGE      BILLINGS           TIGARD            EUGENE           HILLSBORO
        IL                 IL               LA              MT                OR                OR                OR
-----------------------------------------------------------------------------------------------------------------------------
    1,615,316.60      1,635,959.80      800,156.51      955,606.77       1,691,867.24      1,691,867.24      1,691,867.24
-----------------------------------------------------------------------------------------------------------------------------
      7.480%             7.480%           7.480%          7.480%            7.480%            7.480%            7.480%
-----------------------------------------------------------------------------------------------------------------------------
       10TH               10TH            10TH            10TH               10TH              10TH              10TH
-----------------------------------------------------------------------------------------------------------------------------
      7,491.33          7,587.06        3,710.87        4,431.80           7,846.35          7,846.35          7,846.35
      7,538.02          7,634.36        3,734.00        4,459.43           7,895.25          7,895.25          7,895.25
      7,585.01          7,681.94        3,757.28        4,487.22           7,944.47          7,944.47          7,944.47
      7,632.29          7,729.83        3,780.70        4,515.19           7,993.99          7,993.99          7,993.99
      7,679.87          7,778.01        3,804.27        4,543.34           8,043.82          8,043.82          8,043.82
      7,727.74          7,826.49        3,827.98        4,571.66           8,093.96          8,093.96          8,093.96
      7,775.91          7,875.28        3,851.84        4,600.16           8,144.41          8,144.41          8,144.41
      7,824.38          7,924.37        3,875.85        4,628.83           8,195.18          8,195.18          8,195.18
      7,873.15          7,973.76        3,900.01        4,657.68           8,246.26          8,246.26          8,246.26
      7,922.22          8,023.47        3,924.32        4,686.72           8,297.66          8,297.66          8,297.66
      7,971.61          8,073.48        3,948.78        4,715.93           8,349.38          8,349.38          8,349.38
      8,021.30          8,123.80        3,973.40        4,745.33           8,401.43          8,401.43          8,401.43
      8,071.29          8,174.44        3,998.16        4,774.91           8,453.80          8,453.80          8,453.80
      8,121.61          8,225.40        4,023.08        4,804.67           8,506.49          8,506.49          8,506.49
      8,172.23          8,276.67        4,048.16        4,834.62           8,559.52          8,559.52          8,559.52
      8,223.17          8,328.26        4,073.40        4,864.75           8,612.87          8,612.87          8,612.87
      8,274.43          8,380.17        4,098.79        4,895.08           8,666.56          8,666.56          8,666.56
      8,326.01          8,432.41        4,124.34        4,925.59           8,720.58          8,720.58          8,720.58
      8,377.90          8,484.97        4,150.04        4,956.29           8,774.94          8,774.94          8,774.94
      8,430.13          8,537.86        4,175.91        4,987.19           8,829.63          8,829.63          8,829.63
      8,482.67          8,591.08        4,201.94        5,018.27           8,884.67          8,884.67          8,884.67
      8,535.55          8,644.63        4,228.13        5,049.55           8,940.05          8,940.05          8,940.05
      8,588.76          8,698.52        4,254.49        5,081.03           8,995.78          8,995.78          8,995.78
      8,642.29          8,752.74        4,281.01        5,112.70           9,051.85          9,051.85          9,051.85
      8,696.16          8,807.30        4,307.69        5,144.57           9,108.28          9,108.28          9,108.28
      8,750.37          8,862.19        4,334.55        5,176.64           9,165.05          9,165.05          9,165.05
      8,804.91          8,917.44        4,361.56        5,208.91           9,222.18          9,222.18          9,222.18
      8,859.80          8,973.02        4,388.75        5,241.38           9,279.67          9,279.67          9,279.67
      8,915.02          9,028.95        4,416.11        5,274.05           9,337.51          9,337.51          9,337.51
      8,970.59          9,085.23        4,443.64        5,306.92           9,395.71          9,395.71          9,395.71
      9,026.51          9,141.86        4,471.33        5,340.00           9,454.28          9,454.28          9,454.28
      9,082.77          9,198.85        4,499.21        5,373.29           9,513.21          9,513.21          9,513.21
      9,139.39          9,256.19        4,527.25        5,406.78           9,572.51          9,572.51          9,572.51
      9,196.36          9,313.89        4,555.47        5,440.48           9,632.18          9,632.18          9,632.18
      9,253.68          9,371.94        4,583.87        5,474.40           9,692.22          9,692.22          9,692.22
      9,311.36          9,430.36        4,612.44        5,508.52           9,752.63          9,752.63          9,752.63
      9,369.41          9,489.14        4,641.19        5,542.86           9,813.43          9,813.43          9,813.43
      9,427.81          9,548.29        4,670.12        5,577.41           9,874.60          9,874.60          9,874.60
      9,486.57          9,607.81        4,699.23        5,612.17           9,936.15          9,936.15          9,936.15
      9,545.71          9,667.70        4,728.52        5,647.15           9,998.08          9,998.08          9,998.08
      9,605.21          9,727.96        4,758.00        5,682.36          10,060.40         10,060.40         10,060.40
      9,665.08          9,788.60        4,787.65        5,717.78          10,123.11         10,123.11         10,123.11
      9,725.33          9,849.61        4,817.50        5,753.42          10,186.22         10,186.22         10,186.22
      9,785.95          9,911.01        4,847.53        5,789.28          10,249.71         10,249.71         10,249.71
      9,846.95          9,972.79        4,877.74        5,825.37          10,313.60         10,313.60         10,313.60
      9,908.33         10,034.95        4,908.15        5,861.68          10,377.89         10,377.89         10,377.89
      9,970.09         10,097.50        4,938.74        5,898.21          10,442.58         10,442.58         10,442.58
     10,032.24         10,160.44        4,969.53        5,934.98          10,507.67         10,507.67         10,507.67
     10,094.77         10,223.78        5,000.50        5,971.98          10,573.17         10,573.17         10,573.17
     10,157.69         10,287.51        5,031.67        6,009.20          10,639.07         10,639.07         10,639.07
     10,221.01         10,351.63        5,063.04        6,046.66          10,705.39         10,705.39         10,705.39
     10,284.72         10,416.16        5,094.60        6,084.35          10,772.12         10,772.12         10,772.12
     10,348.83         10,481.08        5,126.35        6,122.27          10,839.27         10,839.27         10,839.27
     10,413.34         10,546.42        5,158.31        6,160.44          10,906.83         10,906.83         10,906.83
     10,478.25         10,612.16        5,190.46        6,198.84          10,974.82         10,974.82         10,974.82
     10,543.56         10,678.30        5,222.81        6,237.48          11,043.23         11,043.23         11,043.23
     10,609.28         10,744.87        5,255.37        6,276.36          11,112.06         11,112.06         11,112.06
     10,675.41         10,811.84        5,288.13        6,315.48          11,181.33         11,181.33         11,181.33
     10,741.96         10,879.24        5,321.09        6,354.85          11,251.02         11,251.02         11,251.02
     10,808.92         10,947.05        5,354.26        6,394.46          11,321.16         11,321.16         11,321.16
     10,876.29         11,015.29        5,387.63        6,434.32          11,391.72         11,391.72         11,391.72
     10,944.09         11,083.95        5,421.22        6,474.42          11,462.73         11,462.73         11,462.73
     11,012.30         11,153.04        5,455.01        6,514.78          11,534.18         11,534.18         11,534.18


        41                42                 43                44                 45                  48                49
        --                --                 --                --                 --                  --                --

      HEILIG-           HEILIG-            HEILIG-           HEILIG-             HOME
      MEYERS            MEYERS             MEYERS            MEYERS              DEPOT              KMART              KMART
------------------------------------------------------------------------------------------------------------------------------------
      SALEM            VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO              TAFT              UKIAH
        OR                WA                 WA                WA                 IL                  CA                CA
------------------------------------------------------------------------------------------------------------------------------------
   1,714,652.16      1,636,373.05       1,914,325.06      1,229,619.50       21,168,826.53       5,386,097.27      7,525,857.47
------------------------------------------------------------------------------------------------------------------------------------
      7.480%            7.480%             7.480%            7.480%             6.960%              7.810%            7.710%
------------------------------------------------------------------------------------------------------------------------------------
       10TH              10TH               10TH              10TH               10TH                5TH                5TH
------------------------------------------------------------------------------------------------------------------------------------
     7,952.02          7,588.98           8,878.03          5,702.59           62,188.64          17,941.76         52,958.42
     8,001.58          7,636.29           8,933.37          5,738.13           62,549.34          18,058.53         53,298.67
     8,051.46          7,683.89           8,989.06          5,773.90           62,912.12          18,176.06         53,641.12
     8,101.65          7,731.78           9,045.09          5,809.89           63,277.01          18,294.36         53,985.76
     8,152.15          7,779.98           9,101.47          5,846.11           63,644.02          18,413.43         54,332.62
     8,202.96          7,828.47           9,158.20          5,882.55           64,013.15          18,533.27         54,681.71
     8,254.09          7,877.27           9,215.29          5,919.21           64,384.43          18,653.89         55,033.04
     8,305.54          7,926.37           9,272.73          5,956.11           64,757.86          18,775.29         55,386.63
     8,357.32          7,975.78           9,330.53          5,993.24           65,133.46          18,897.49         55,742.48
     8,409.41          8,025.49           9,388.69          6,030.60           65,511.23          19,020.48         56,100.63
     8,461.83          8,075.52           9,447.22          6,068.19           65,891.20          19,144.27         56,461.08
     8,514.57          8,125.86           9,506.10          6,106.01           66,273.36          19,268.87         56,823.84
     8,567.65          8,176.51           9,565.36          6,144.07           66,657.75          19,394.28         57,188.93
     8,621.05          8,227.48           9,624.98          6,182.37           67,044.36          19,520.50         57,556.37
     8,674.79          8,278.76           9,684.98          6,220.91           67,433.22          19,647.55         57,926.17
     8,728.86          8,330.36           9,745.35          6,259.68           67,824.33          19,775.42         58,298.35
     8,783.27          8,382.29           9,806.09          6,298.70           68,217.72          19,904.12         58,672.91
     8,838.02          8,434.54           9,867.22          6,337.96           68,613.38          20,033.67         59,049.89
     8,893.11          8,487.11           9,928.72          6,377.47           69,011.34          20,164.05         59,429.28
     8,948.55          8,540.02           9,990.61          6,417.22           69,411.60          20,295.29         59,811.12
     9,004.33          8,593.25          10,052.89          6,457.22           69,814.19          20,427.38         60,195.40
     9,060.45          8,646.82          10,115.55          6,497.47           70,219.11          20,560.32         60,582.16
     9,116.93          8,700.71          10,178.60          6,537.98           70,626.38          20,694.14         60,971.40
     9,173.76          8,754.95          10,242.05          6,578.73           71,036.02          20,828.82         61,363.14
     9,230.94          8,809.52          10,305.89          6,619.74           71,448.02          20,964.38         61,757.40
     9,288.48          8,864.43          10,370.13          6,661.00           71,862.42          21,100.83         62,154.19
     9,346.38          8,919.69          10,434.77          6,702.52           72,279.23          21,238.16         62,553.53
     9,404.64          8,975.29          10,499.82          6,744.30           72,698.44          21,376.38         62,955.44
     9,463.26          9,031.23          10,565.27          6,786.34           73,120.10          21,515.51         63,359.92
     9,522.25          9,087.53          10,631.12          6,828.64           73,544.19          21,655.54         63,767.01
     9,581.60          9,144.17          10,697.39          6,871.20           73,970.75          21,796.48         64,176.71
     9,641.33          9,201.17          10,764.07          6,914.04           74,399.78          21,938.34         64,589.05
     9,701.43          9,258.53          10,831.17          6,957.13           74,831.30          22,081.12         65,004.03
     9,761.90          9,316.24          10,898.68          7,000.50           75,265.32          22,224.83         65,423.31
     9,822.75          9,374.31          10,966.62          7,044.14           75,701.86          22,369.48              0.00
     9,883.98          9,432.74          11,034.97          7,088.04           76,140.93          22,515.07              0.00
     9,945.59          9,491.54          11,103.76          7,132.23           76,582.55          22,661.60              0.00
    10,007.58          9,550.70          11,172.97          7,176.68           77,026.72          22,809.09              0.00
    10,069.96          9,610.24          11,242.62          7,221.42           77,473.48          22,957.54              0.00
    10,132.73          9,670.14          11,312.70          7,266.43           77,922.83          23,106.95              0.00
    10,195.89          9,730.42          11,383.21          7,311.73           78,374.78          23,257.34              0.00
    10,259.45          9,791.07          11,454.17          7,357.30           78,829.35          23,408.71              0.00
    10,323.40          9,852.10          11,525.57          7,403.16           79,286.56          23,561.06              0.00
    10,387.75          9,913.51          11,597.41          7,449.31           79,746.42          23,714.40              0.00
    10,452.50          9,975.31          11,669.70          7,495.74           80,208.95          23,868.75              0.00
    10,517.65         10,037.49          11,742.44          7,542.47           80,674.17          24,024.09              0.00
    10,583.21         10,100.05          11,815.63          7,589.48           81,142.08          24,180.45              0.00
    10,649.18         10,163.01          11,889.29          7,636.79           81,612.70          24,337.82              0.00
    10,715.56         10,226.36          11,963.40          7,684.39           82,086.05          24,496.22              0.00
    10,782.35         10,290.10          12,037.97          7,732.29           82,562.15          24,655.65              0.00
    10,849.56         10,354.25          12,113.00          7,780.49           83,041.01          24,816.12              0.00
    10,917.19         10,418.79          12,188.51          7,828.99           83,522.65          24,977.63              0.00
    10,985.24         10,483.73          12,264.48          7,877.79           84,007.08          25,140.19              0.00
    11,053.72         10,549.08          12,340.93          7,926.89           84,494.32          25,303.81              0.00
    11,122.62         10,614.84          12,417.86          7,976.30           84,984.39          25,468.50              0.00
    11,191.95         10,681.00          12,495.26          8,026.02           85,477.30          25,634.26              0.00
    11,261.71         10,747.58          12,573.15          8,076.05           85,973.07          25,801.09              0.00
    11,331.91         10,814.57          12,651.52          8,126.39           86,471.71          25,969.01              0.00
    11,402.55         10,881.98          12,730.38          8,177.05           86,973.25          26,138.03              0.00
    11,473.62         10,949.81          12,809.74          8,228.02           87,477.69          26,308.14              0.00
    11,545.14         11,018.07          12,889.58          8,279.31           87,985.06          26,479.37              0.00
    11,617.10         11,086.75          12,969.93          8,330.91        9,853,495.37          26,651.70              0.00
    11,689.52         11,155.86          13,050.77          8,382.84                0.00          26,825.16              0.00


       50                51                 52
       --                --                 --

                                          TIMES
     KMART              KMART             MIRROR
-------------------------------------------------------
   WOODCREST      STERLING HEIGHTS     LAGUNA HILLS
       CA                MI                 CA
-------------------------------------------------------
  3,046,791.84      6,816,611.39       3,578,054.58
-------------------------------------------------------
     7.800%            7.790%             6.630%
-------------------------------------------------------
      5TH                5TH               1ST
-------------------------------------------------------
   11,381.27         26,672.16               0.00
   11,455.25         26,845.31               0.00
   11,529.71         27,019.58               0.00
   11,604.65         27,194.98               0.00
   11,680.08         27,371.53               0.00
   11,756.00         27,549.21               0.00
   11,832.42         27,728.05               0.00
   11,909.33         27,908.05               0.00
   11,986.74         28,089.22               0.00
   12,064.65         28,271.57               0.00
   12,143.07         28,455.10               0.00
   12,222.00         28,639.82               0.00
   12,301.45         28,825.74               0.00
   12,381.41         29,012.87               0.00
   12,461.89         29,201.21               0.00
   12,542.89         29,390.77               0.00
   12,624.42         29,581.57               0.00
   12,706.48         29,773.60               0.00
   12,789.07         29,966.88               0.00
   12,872.20         30,161.42               0.00
   12,955.87         30,357.22               0.00
   13,040.08         30,554.28               0.00
   13,124.84         30,752.63               0.00
   13,210.15         30,952.27               0.00
   13,296.02         31,153.20               0.00
   13,382.44         31,355.44               0.00
   13,469.43         31,558.99               0.00
   13,556.98         31,763.86               0.00
   13,645.10         31,970.06               0.00
   13,733.79         32,177.60               0.00
   13,823.06         32,386.48               0.00
   13,912.91         32,596.72               0.00
   14,003.34         32,808.33               0.00
   14,094.37         33,021.31               0.00
   14,185.98         33,235.68               0.00
   14,278.19         33,451.43               0.00
   14,371.00         33,668.59               0.00
   14,464.41         33,887.15               0.00
   14,558.43         34,107.13               0.00
   14,653.06         34,328.55               0.00
   14,748.30         34,551.40               0.00
   14,844.17         34,775.69               0.00
   14,940.65         35,001.44               0.00
   15,037.77         35,228.66               0.00
   15,135.51         35,457.36               0.00
   15,233.89         35,687.53               0.00
   15,332.91         35,919.20               0.00
   15,432.58         36,152.38               0.00
   15,532.89         36,387.07               0.00
   15,633.85         36,623.28               0.00
   15,735.47         36,861.03               0.00
   15,837.75         37,100.32               0.00
   15,940.70         37,341.16               0.00
   16,044.31         37,583.57               0.00
   16,148.60         37,827.55               0.00
   16,253.57         38,073.11               0.00
   16,359.22         38,320.27               0.00
   16,465.55         38,569.03               0.00
   16,572.58         38,819.41               0.00
   16,680.30         39,071.41               0.00
   16,788.72         39,325.05               0.00
   16,897.85         39,580.33               0.00
   17,007.68         39,837.28               0.00

                                                              PRINCIPAL


        34                 35               36              37                38                39                40
        --                 --               --              --                --                --                --

      HEILIG-            HEILIG-          HEILIG-         HEILIG-           HEILIG-           HEILIG-           HEILIG-
      MEYERS             MEYERS           MEYERS          MEYERS            MEYERS            MEYERS            MEYERS
-----------------------------------------------------------------------------------------------------------------------------
      MOLINE             QUINCY         BATON ROUGE      BILLINGS           TIGARD            EUGENE           HILLSBORO
        IL                 IL               LA              MT                OR                OR                OR
-----------------------------------------------------------------------------------------------------------------------------
    1,615,316.60      1,635,959.80      800,156.51      955,606.77       1,691,867.24      1,691,867.24      1,691,867.24
-----------------------------------------------------------------------------------------------------------------------------
      7.480%             7.480%           7.480%          7.480%            7.480%            7.480%            7.480%
-----------------------------------------------------------------------------------------------------------------------------
       10TH               10TH            10TH            10TH               10TH              10TH              10TH
-----------------------------------------------------------------------------------------------------------------------------
     11,080.95         11,222.56        5,489.01        6,555.39          11,606.08         11,606.08         11,606.08
     11,150.02         11,292.51        5,523.23        6,596.25          11,678.42         11,678.42         11,678.42
     11,219.52         11,362.90        5,557.66        6,637.37          11,751.22         11,751.22         11,751.22
     11,289.46         11,433.73        5,592.30        6,678.74          11,824.47         11,824.47         11,824.47
     11,359.83         11,505.00        5,627.16        6,720.37          11,898.17         11,898.17         11,898.17
     11,430.64         11,576.72        5,662.23        6,762.26          11,972.34         11,972.34         11,972.34
     11,501.89         11,648.88        5,697.53        6,804.41          12,046.97         12,046.97         12,046.97
     11,573.58         11,721.49        5,733.04        6,846.83          12,122.06         12,122.06         12,122.06
     11,645.72         11,794.55        5,768.78        6,889.51          12,197.62         12,197.62         12,197.62
     11,718.32         11,868.07        5,804.74        6,932.45          12,273.65         12,273.65         12,273.65
     11,791.36         11,942.05        5,840.92        6,975.66          12,350.16         12,350.16         12,350.16
     11,864.86         12,016.49        5,877.33        7,019.14          12,427.14         12,427.14         12,427.14
     11,938.82         12,091.39        5,913.96        7,062.90          12,504.60         12,504.60         12,504.60
     12,013.24         12,166.76        5,950.83        7,106.92          12,582.55         12,582.55         12,582.55
     12,088.12         12,242.60        5,987.92        7,151.22          12,660.98         12,660.98         12,660.98
     12,163.47         12,318.91        6,025.24        7,195.80          12,739.90         12,739.90         12,739.90
     12,239.29         12,395.70        6,062.80        7,240.65          12,819.31         12,819.31         12,819.31
     12,315.58         12,472.97        6,100.59        7,285.79          12,899.22         12,899.22         12,899.22
     12,392.35         12,550.72        6,138.62        7,331.20          12,979.62         12,979.62         12,979.62
     12,469.59         12,628.95        6,176.88        7,376.90          13,060.53         13,060.53         13,060.53
     12,547.31         12,707.66        6,215.39        7,422.86          13,141.94         13,141.94         13,141.94
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00
          0.00              0.00            0.00            0.00               0.00              0.00              0.00


        41                42                 43                44                 45                  48                49
        --                --                 --                --                 --                  --                --

      HEILIG-           HEILIG-            HEILIG-           HEILIG-             HOME
      MEYERS            MEYERS             MEYERS            MEYERS              DEPOT              KMART              KMART
------------------------------------------------------------------------------------------------------------------------------------
      SALEM            VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO              TAFT              UKIAH
        OR                WA                 WA                WA                 IL                  CA                CA
------------------------------------------------------------------------------------------------------------------------------------
   1,714,652.16      1,636,373.05       1,914,325.06      1,229,619.50       21,168,826.53       5,386,097.27      7,525,857.47
------------------------------------------------------------------------------------------------------------------------------------
      7.480%            7.480%             7.480%            7.480%             6.960%              7.810%            7.710%
------------------------------------------------------------------------------------------------------------------------------------
       10TH              10TH               10TH              10TH               10TH                5TH                5TH
------------------------------------------------------------------------------------------------------------------------------------
    11,762.38         11,225.39          13,132.12          8,435.10                0.00          26,999.75              0.00
    11,835.70         11,295.37          13,213.98          8,487.67                0.00          27,175.47              0.00
    11,909.48         11,365.77          13,296.35          8,540.58                0.00          27,352.34              0.00
    11,983.71         11,436.62          13,379.23          8,593.82                0.00          27,530.36              0.00
    12,058.41         11,507.91          13,462.62          8,647.39                0.00          27,709.53              0.00
    12,133.58         11,579.64          13,546.54          8,701.29                0.00          27,889.88              0.00
    12,209.21         11,651.82          13,630.98          8,755.53                0.00          28,071.39              0.00
    12,285.31         11,724.45          13,715.95          8,810.10                0.00          28,254.09              0.00
    12,361.89         11,797.53          13,801.44          8,865.02                0.00          28,437.98              0.00
    12,438.95         11,871.07          13,887.47          8,920.28                0.00          28,623.06              0.00
    12,516.48         11,945.07          13,974.04          8,975.88                0.00          28,809.35              0.00
    12,594.50         12,019.52          14,061.14          9,031.83                0.00          28,996.85              0.00
    12,673.01         12,094.45          14,148.79          9,088.13                0.00          29,185.57              0.00
    12,752.00         12,169.83          14,236.99          9,144.78                0.00          29,375.52              0.00
    12,831.49         12,245.69          14,325.73          9,201.78                0.00          29,566.71              0.00
    12,911.47         12,322.02          14,415.03          9,259.14                0.00          29,759.14              0.00
    12,991.95         12,398.83          14,504.88          9,316.85                0.00          29,952.82              0.00
    13,072.94         12,476.12          14,595.29          9,374.93                0.00          30,147.76              0.00
    13,154.43         12,553.89          14,686.27          9,433.36                0.00          30,343.97              0.00
    13,236.42         12,632.14          14,777.82          9,492.17                0.00          30,541.46              0.00
    13,318.91         12,710.89          14,869.93          9,551.34                0.00          30,740.24              0.00
         0.00              0.00               0.00              0.00                0.00          30,940.30              0.00
         0.00              0.00               0.00              0.00                0.00          31,141.67              0.00
         0.00              0.00               0.00              0.00                0.00          31,344.35              0.00
         0.00              0.00               0.00              0.00                0.00          31,548.35              0.00
         0.00              0.00               0.00              0.00                0.00          31,753.68              0.00
         0.00              0.00               0.00              0.00                0.00          31,960.34              0.00
         0.00              0.00               0.00              0.00                0.00          32,168.35              0.00
         0.00              0.00               0.00              0.00                0.00          32,377.72              0.00
         0.00              0.00               0.00              0.00                0.00          32,588.44              0.00
         0.00              0.00               0.00              0.00                0.00          32,800.54              0.00
         0.00              0.00               0.00              0.00                0.00          33,014.01              0.00
         0.00              0.00               0.00              0.00                0.00          33,228.88              0.00
         0.00              0.00               0.00              0.00                0.00          33,445.14              0.00
         0.00              0.00               0.00              0.00                0.00          33,662.82              0.00
         0.00              0.00               0.00              0.00                0.00          33,881.91              0.00
         0.00              0.00               0.00              0.00                0.00          34,102.42              0.00
         0.00              0.00               0.00              0.00                0.00          34,324.37              0.00
         0.00              0.00               0.00              0.00                0.00          34,547.77              0.00
         0.00              0.00               0.00              0.00                0.00          34,772.61              0.00
         0.00              0.00               0.00              0.00                0.00          34,998.93              0.00
         0.00              0.00               0.00              0.00                0.00          35,226.71              0.00
         0.00              0.00               0.00              0.00                0.00          35,455.98              0.00
         0.00              0.00               0.00              0.00                0.00          35,686.74              0.00
         0.00              0.00               0.00              0.00                0.00          35,919.00              0.00
         0.00              0.00               0.00              0.00                0.00          36,152.77              0.00
         0.00              0.00               0.00              0.00                0.00          36,388.06              0.00
         0.00              0.00               0.00              0.00                0.00          36,624.89              0.00
         0.00              0.00               0.00              0.00                0.00          36,863.26              0.00
         0.00              0.00               0.00              0.00                0.00          37,103.18              0.00
         0.00              0.00               0.00              0.00                0.00          37,344.66              0.00
         0.00              0.00               0.00              0.00                0.00          37,587.71              0.00
         0.00              0.00               0.00              0.00                0.00          37,832.34              0.00
         0.00              0.00               0.00              0.00                0.00          38,078.57              0.00
         0.00              0.00               0.00              0.00                0.00          38,326.39              0.00
         0.00              0.00               0.00              0.00                0.00          38,575.83              0.00
         0.00              0.00               0.00              0.00                0.00          38,826.90              0.00
         0.00              0.00               0.00              0.00                0.00          39,079.60              0.00
         0.00              0.00               0.00              0.00                0.00          39,333.94              0.00
         0.00              0.00               0.00              0.00                0.00          39,589.94              0.00
         0.00              0.00               0.00              0.00                0.00          39,847.60              0.00
         0.00              0.00               0.00              0.00                0.00          40,106.94              0.00
         0.00              0.00               0.00              0.00                0.00          40,367.97              0.00


       50                51                 52
       --                --                 --

                                          TIMES
     KMART              KMART             MIRROR
-------------------------------------------------------
   WOODCREST      STERLING HEIGHTS     LAGUNA HILLS
       CA                MI                 CA
-------------------------------------------------------
  3,046,791.84      6,816,611.39       3,578,054.58
-------------------------------------------------------
     7.800%            7.790%             6.630%
-------------------------------------------------------
      5TH                5TH               1ST
-------------------------------------------------------
   17,118.23         40,095.89               0.00
   17,229.50         40,356.18               0.00
   17,341.49         40,618.15               0.00
   17,454.21         40,881.83               0.00
   17,567.67         41,147.23               0.00
   17,681.86         41,414.34               0.00
   17,796.79         41,683.19               0.00
   17,912.47         41,953.78               0.00
   18,028.90         42,226.13               0.00
   18,146.09         42,500.25               0.00
   18,264.03         42,776.15               0.00
   18,382.75         43,053.84               0.00
   18,502.24         43,333.33               0.00
   18,622.50         43,614.63               0.00
   18,743.55         43,897.76               0.00
   18,865.38         44,182.73               0.00
   18,988.01         44,469.55               0.00
   19,111.43         44,758.23               0.00
   19,235.65         45,048.79               0.00
   19,360.69         45,341.23               0.00
   19,486.53         45,635.57               0.00
   19,613.19         45,931.82               0.00
   19,740.68         46,230.00               0.00
   19,868.99         46,530.11               0.00
   19,998.14         46,832.16               0.00
   20,128.13         47,136.18               0.00
   20,258.96         47,442.18               0.00
   20,390.65         47,750.15               0.00
   20,523.18         48,060.13               0.00
   20,656.59         48,372.12               0.00
   20,790.85         48,686.14               0.00
   20,925.99         49,002.19               0.00
   21,062.01         49,320.30               0.00
   21,198.92         49,640.47               0.00
   21,336.71         49,962.72               0.00
   21,475.40         50,287.06               0.00
   21,614.99         50,613.51               0.00
   21,755.48         50,942.07               0.00
   21,896.90         51,272.77               0.00
   22,039.23         51,605.62               0.00
   22,182.48         51,940.62               0.00
   22,326.67         52,277.81               0.00
   22,471.79         52,614.31               0.00
   22,617.86              0.00               0.00
   22,764.87              0.00               0.00
   22,912.84              0.00               0.00
   23,061.78              0.00               0.00
   23,211.68              0.00               0.00
   23,365.35              0.00               0.00
        0.00              0.00               0.00
        0.00              0.00               0.00
        0.00              0.00               0.00
        0.00              0.00               0.00
        0.00              0.00               0.00
        0.00              0.00               0.00
        0.00              0.00               0.00
        0.00              0.00               0.00
        0.00              0.00               0.00
        0.00              0.00               0.00
        0.00              0.00               0.00
        0.00              0.00               0.00
        0.00              0.00               0.00
        0.00              0.00               0.00

                                                              PRINCIPAL


        34                 35               36              37                38                39                40
        --                 --               --              --                --                --                --

      HEILIG-            HEILIG-          HEILIG-         HEILIG-           HEILIG-           HEILIG-           HEILIG-
      MEYERS             MEYERS           MEYERS          MEYERS            MEYERS            MEYERS            MEYERS
-----------------------------------------------------------------------------------------------------------------------------
      MOLINE             QUINCY         BATON ROUGE      BILLINGS           TIGARD            EUGENE           HILLSBORO
        IL                 IL               LA              MT                OR                OR                OR
-----------------------------------------------------------------------------------------------------------------------------
    1,615,316.60      1,635,959.80      800,156.51      955,606.77       1,691,867.24      1,691,867.24      1,691,867.24
-----------------------------------------------------------------------------------------------------------------------------
      7.480%             7.480%           7.480%          7.480%            7.480%            7.480%            7.480%
-----------------------------------------------------------------------------------------------------------------------------
       10TH               10TH            10TH            10TH               10TH              10TH              10TH
-----------------------------------------------------------------------------------------------------------------------------
          0.00              0.00            0.00            0.00               0.00              0.00              0.00


        41                42                 43                44                 45                  48                49
        --                --                 --                --                 --                  --                --

      HEILIG-           HEILIG-            HEILIG-           HEILIG-             HOME
      MEYERS            MEYERS             MEYERS            MEYERS              DEPOT              KMART              KMART
------------------------------------------------------------------------------------------------------------------------------------
      SALEM            VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO              TAFT              UKIAH
        OR                WA                 WA                WA                 IL                  CA                CA
------------------------------------------------------------------------------------------------------------------------------------
   1,714,652.16      1,636,373.05       1,914,325.06      1,229,619.50       21,168,826.53       5,386,097.27      7,525,857.47
------------------------------------------------------------------------------------------------------------------------------------
      7.480%            7.480%             7.480%            7.480%             6.960%              7.810%            7.710%
------------------------------------------------------------------------------------------------------------------------------------
       10TH              10TH               10TH              10TH               10TH                5TH                5TH
------------------------------------------------------------------------------------------------------------------------------------
         0.00              0.00               0.00              0.00                0.00          40,630.60              0.00


       50                51                 52
       --                --                 --

                                          TIMES
     KMART              KMART             MIRROR
-------------------------------------------------------
   WOODCREST      STERLING HEIGHTS     LAGUNA HILLS
       CA                MI                 CA
-------------------------------------------------------
  3,046,791.84      6,816,611.39       3,578,054.58
-------------------------------------------------------
     7.800%            7.790%             6.630%
-------------------------------------------------------
      5TH                5TH               1ST
-------------------------------------------------------
        0.00              0.00               0.00

                                                             PRINCIPAL

         53                  54                  55                 56                  57                 58                59
         --                  --                  --                 --                  --                 --                --

       MONROE               NINE            NORTHWESTERN       NORTHWESTERN        NORTHWESTERN          OFFICE            PRICE
     COUNTY, NY             WEST             HUMAN SERV.        HUMAN SERV.         HUMAN SERV.           DEPOT           CHOPPER
------------------------------------------------------------------------------------------------------------------------------------
     ROCHESTER          WHITE PLAINS       (11 LOCATIONS)     (28 LOCATIONS)      NORTHUMBERLAND        BROOKLYN          WALLKILL
         NY                  NY                  NJ                 PA                  PA                 OH                NY
------------------------------------------------------------------------------------------------------------------------------------
   15,884,013.95       45,888,588.25       3,925,103.61       16,008,202.83       14,135,554.35       4,488,420.74      5,544,666.27
------------------------------------------------------------------------------------------------------------------------------------
       6.640%              9.000%              7.400%             7.460%              7.140%            8.817715%          7.571%
------------------------------------------------------------------------------------------------------------------------------------
        1ST                  1ST                5TH                 5TH                 5TH                1ST              1ST
------------------------------------------------------------------------------------------------------------------------------------
           0.00           76,586.58           7,029.97           29,746.07                0.00          1,736.68          4,138.70
           0.00           77,160.98           7,073.33           29,930.99                0.00          1,749.44          4,164.81
           0.00           77,739.68           7,116.94           30,117.06                0.00          1,762.29          4,191.08
           0.00           78,322.73           7,160.83           30,304.29                0.00          1,775.24          4,217.53
           0.00           78,910.15           7,204.99           30,492.68                0.00          1,788.29          4,244.14
           0.00           79,501.98           7,249.42           30,682.24                0.00          1,801.43          4,270.91
      32,185.02           80,098.24           7,294.13           30,872.98                0.00          1,814.66          4,297.86
      32,363.11           80,698.98           7,339.11           31,064.91                0.00          1,828.00          4,324.97
      32,542.18           81,304.22           7,384.36           31,258.03                0.00          1,841.43          4,352.26
      32,722.25           81,914.00           7,429.90           31,452.35                0.00          1,854.96          4,379.72
      32,903.31           82,528.36           7,475.72           31,647.88                0.00          1,868.59          4,407.35
      33,085.38           83,147.32           7,521.82           31,844.63                0.00          1,882.32          4,435.16
      33,268.45           83,770.93           7,568.20           32,042.59                0.00          1,842.81          4,463.14
      33,452.54           84,399.21           7,614.87           32,241.79                0.00          1,856.35          4,491.30
      33,637.64           85,032.20           7,661.83           32,442.23                0.00          1,869.99          4,519.64
      33,823.77           85,669.94           7,709.08           32,643.91           24,934.97          1,883.74          4,548.15
      34,010.93           86,312.47           7,756.62           32,846.85           25,083.33          1,897.58          4,576.85
      34,199.12           86,959.81           7,804.45           33,051.04           25,232.58          1,911.52          4,605.72
      34,353.76           87,612.01           7,852.58           33,256.51           25,382.71          1,925.57          4,634.78
      34,543.86           88,269.10           7,901.00           33,463.26           25,533.74          1,939.72          4,664.02
      34,735.00           88,931.12           7,949.73           33,671.29           25,685.67          1,953.97          4,693.45
      34,927.20           89,598.10           7,998.75           33,880.61           25,838.50          1,968.33          4,723.06
      35,120.46           90,270.09           8,048.08           34,091.23           25,992.24          1,982.79          4,752.86
      35,314.80           90,947.11           8,097.71           34,303.17           26,146.89          1,997.36          4,782.85
      35,510.20           91,629.22           8,147.64           34,516.42           26,302.46          1,956.03          4,813.02
      35,706.69           92,316.44           8,197.89           34,731.00           26,458.96          1,970.40          4,843.39
      35,904.27           93,008.81           8,248.44           34,946.91           26,616.39          1,984.88          4,873.95
      36,102.94           93,706.38           8,299.31           35,164.16           26,774.76          1,999.46          4,904.70
      36,302.71           94,409.17           8,350.48           35,382.76           26,934.07          2,014.16          4,935.64
      36,503.59           95,117.24           8,401.98           35,602.73           27,094.33          2,028.96          4,966.78
      36,669.26           95,830.62           8,453.79           35,824.06           27,255.54          2,043.87          4,998.12
      36,872.17           96,549.35           8,505.92           36,046.76           27,417.71          2,058.88          5,029.65
      37,076.19           97,273.47           8,558.38           36,270.85           27,580.85          2,074.01          5,061.38
      37,281.35           98,003.02           8,611.15           36,496.34           27,744.95          2,089.25          5,093.32
      37,487.64           98,738.05           8,664.25           36,723.22           27,910.04          2,104.61          5,125.45
      37,695.07           99,478.58           8,717.68           36,951.52           28,076.10          2,120.07          5,157.79
      37,903.65          100,224.67           8,771.44           37,181.24           28,243.15          2,076.84          5,190.33
      38,113.38          100,976.36           8,825.53           37,412.38           28,411.20          2,092.10          5,223.08
      38,324.27          101,733.68           8,879.96           37,644.96           28,580.25          2,107.47          5,256.03
      38,536.34          102,496.68           8,934.72           37,878.99           28,750.30          2,122.96          5,289.19
      38,749.57          103,265.41           8,989.82           38,114.47           28,921.36          2,138.56          5,322.56
      38,963.98          104,039.90           9,045.25           38,351.41           29,093.44          2,154.27          5,356.14
      39,141.46          104,820.20           9,101.03           38,589.83           29,266.55          2,170.10          7,353.48
      39,358.04          105,606.35           9,157.15           38,829.73           29,440.69          2,186.05          7,399.87
      39,575.82          106,398.40           9,213.62           39,071.12           29,615.86          2,202.11          7,446.56
      39,794.81          107,196.38           9,270.44           39,314.01           29,792.07          2,218.29          7,493.54
      40,015.00          108,000.36           9,327.61           39,558.42           29,969.34          2,234.59          7,540.82


           60                 61                62                 64                65                 66                67
           --                 --                --                 --                --                 --                --

          PRICE
         CHOPPER           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS
------------------------------------------------------------------------------------------------------------------------------------
       ST. ALBAN'S      CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO          WILLOW BROOK
           VT                 FL                FL                 TX                TX                 TX                TX
------------------------------------------------------------------------------------------------------------------------------------
      6,067,932.30       8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02       7,588,356.71      5,841,894.12
------------------------------------------------------------------------------------------------------------------------------------
         7.950%             8.760%            8.760%             8.760%            8.760%             8.760%            8.760%
------------------------------------------------------------------------------------------------------------------------------------
           1ST               10TH              10TH               10TH              10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
        3,756.20          11,987.46         11,621.41           9,258.88          9,923.82          10,731.70          8,261.79
        3,781.08          12,074.97         11,706.25           9,326.47          9,996.27          10,810.04          8,322.10
        3,806.13          12,163.12         11,791.70           9,394.56         10,069.24          10,888.95          8,382.86
        3,831.35          12,251.91         11,877.78           9,463.14         10,142.75          10,968.44          8,444.05
        3,856.73          12,341.35         11,964.49           9,532.22         10,216.79          11,048.51          8,505.69
        3,882.28          12,431.44         12,051.83           9,601.80         10,291.37          11,129.16          8,567.78
        3,908.00          12,522.19         12,139.81           9,671.90         10,366.50          11,210.41          8,630.33
        3,933.89          12,613.60         12,228.43           9,742.50         10,442.17          11,292.24          8,693.33
        3,959.95          12,705.68         12,317.70           9,813.62         10,518.40          11,374.68          8,756.79
        3,986.19          12,798.43         12,407.62           9,885.26         10,595.19          11,457.71          8,820.72
        4,012.60          12,891.86         12,498.19           9,957.42         10,672.53          11,541.35          8,885.11
        4,039.18          12,985.97         12,589.43          10,030.11         10,750.44          11,625.60          8,949.97
        4,065.94          13,080.77         12,681.33          10,103.33         10,828.92          11,710.47          9,015.30
        4,092.88          13,176.26         12,773.90          10,177.09         10,907.97          11,795.96          9,081.11
        4,119.99          13,272.45         12,867.15          10,251.38         10,987.60          11,882.07          9,147.41
        4,147.29          13,369.34         12,961.08          10,326.22         11,067.81          11,968.81          9,214.18
        4,174.76          13,466.93         13,055.70          10,401.60         11,148.60          12,056.18          9,281.45
        4,202.42          13,565.24         13,151.01          10,477.53         11,229.99          12,144.19          9,349.20
        4,230.26          13,664.27         13,247.01          10,554.01         11,311.97          12,232.84          9,417.45
        4,258.29          13,764.02         13,343.71          10,631.06         11,394.54          12,322.14          9,486.20
        4,286.50          13,864.49         13,441.12          10,708.67         11,477.72          12,412.09          9,555.45
        4,314.90          13,965.70         13,539.24          10,786.84         11,561.51          12,502.70          9,625.20
        4,343.48          14,067.65         13,638.08          10,865.58         11,645.91          12,593.97          9,695.47
        4,372.26          14,170.35         13,737.64          10,944.90         11,730.93          12,685.91          9,766.24
        4,401.23          14,273.79         13,837.92          11,024.80         11,816.56          12,778.51          9,837.54
        4,430.38          14,377.99         13,938.94          11,105.28         11,902.82          12,871.80          9,909.35
        4,459.73          14,482.95         14,040.69          11,186.35         11,989.71          12,965.76          9,981.69
        4,489.28          14,588.67         14,143.19          11,268.01         12,077.24          13,060.41         10,054.55
        4,519.02          14,695.17         14,246.43          11,350.27         12,165.40          13,155.75         10,127.95
        4,548.96          14,802.45         14,350.43          11,433.12         12,254.21          13,251.79         10,201.89
        4,579.10          14,910.50         14,455.19          11,516.58         12,343.66          13,348.53         10,276.36
        4,609.43          15,019.35         14,560.71          11,600.65         12,433.77          13,445.97         10,351.38
        4,639.97          15,128.99         14,667.01          11,685.34         12,524.54          13,544.13         10,426.94
        4,670.71          15,239.43         14,774.08          11,770.64         12,615.97          13,643.00         10,503.06
        4,701.65          15,350.68         14,881.93          11,856.57         12,708.07          13,742.59         10,579.73
        4,732.80          15,462.74         14,990.57          11,943.12         12,800.83          13,842.91         10,656.96
        4,764.16          15,575.62         15,100.00          12,030.31         12,894.28          13,943.97         10,734.76
        4,795.72          15,689.32         15,210.23          12,118.13         12,988.41          14,045.76         10,813.12
        4,827.49          15,803.85         15,321.26          12,206.59         13,083.22          14,148.29         10,892.06
        4,859.47          15,919.22         15,433.11          12,295.70         13,178.73          14,251.58         10,971.57
        4,891.67          16,035.43         15,545.77          12,385.46         13,274.94          14,355.61         11,051.66
        4,924.08          16,152.49         15,659.25          12,475.87         13,371.84          14,460.41         11,132.34
        4,956.70          16,270.40         15,773.56          12,566.94         13,469.46          14,565.97         11,213.61
        4,989.54          16,389.18         15,888.71          12,658.68         13,567.79          14,672.30         11,295.47
        5,022.59          16,508.82         16,004.70          12,751.09         13,666.83          14,779.41         11,377.92
        5,055.87          16,629.33         16,121.53          12,844.17         13,766.60          14,887.30         11,460.98
        5,089.36          16,750.73         16,239.22          12,937.94         13,867.09          14,995.98         11,544.65


         68                69
         --                --


      RITE AID          RITE AID
--------------------------------------
     BRENTWOOD          ELK GROVE
         CA                CA
--------------------------------------
    4,669,039.90      4,072,992.28
--------------------------------------
       6.739%            6.739%
--------------------------------------
        10TH              10TH
--------------------------------------
      6,131.51          5,348.76
      6,165.94          5,378.80
      6,200.57          5,409.01
      6,235.39          5,439.38
      6,270.41          5,469.93
      6,305.62          5,500.65
      6,341.03          5,531.54
      6,376.64          5,562.60
      6,412.45          5,593.84
      6,448.47          5,625.26
      6,484.68          5,656.85
      6,521.10          5,688.62
      6,557.72          5,720.56
      6,594.54          5,752.69
      6,631.58          5,784.99
      6,668.82          5,817.48
      6,706.27          5,850.15
      6,743.93          5,883.00
      6,781.80          5,916.04
      6,819.89          5,949.27
      6,858.19          5,982.68
      6,896.70          6,016.27
      6,935.44          6,050.06
      6,974.38          6,084.04
      7,013.55          6,118.20
      7,052.94          6,152.56
      7,092.55          6,187.11
      7,132.38          6,221.86
      7,172.43          6,256.80
      7,212.71          6,291.94
      7,253.21          6,327.27
      7,293.95          6,362.81
      7,334.91          6,398.54
      7,376.10          6,434.47
      7,417.52          6,470.61
      7,459.18          6,506.94
      7,501.07          6,543.49
      7,543.19          6,580.23
      7,585.55          6,617.19
      7,628.15          6,654.35
      7,670.99          6,691.72
      7,714.07          6,729.30
      7,757.39          6,767.09
      7,800.96          6,805.09
      7,844.77          6,843.31
      7,888.82          6,881.74
      7,933.12          6,920.38

                                                             PRINCIPAL

         53                  54                  55                 56                  57                 58                59
         --                  --                  --                 --                  --                 --                --

       MONROE               NINE            NORTHWESTERN       NORTHWESTERN        NORTHWESTERN          OFFICE            PRICE
     COUNTY, NY             WEST             HUMAN SERV.        HUMAN SERV.         HUMAN SERV.           DEPOT           CHOPPER
------------------------------------------------------------------------------------------------------------------------------------
     ROCHESTER          WHITE PLAINS       (11 LOCATIONS)     (28 LOCATIONS)      NORTHUMBERLAND        BROOKLYN          WALLKILL
         NY                  NY                  NJ                 PA                  PA                 OH                NY
------------------------------------------------------------------------------------------------------------------------------------
   15,884,013.95       45,888,588.25       3,925,103.61       16,008,202.83       14,135,554.35       4,488,420.74      5,544,666.27
------------------------------------------------------------------------------------------------------------------------------------
       6.640%              9.000%              7.400%             7.460%              7.140%            8.817715%          7.571%
------------------------------------------------------------------------------------------------------------------------------------
        1ST                  1ST                5TH                 5TH                 5TH                1ST              1ST
------------------------------------------------------------------------------------------------------------------------------------
      40,236.42          108,810.36           9,385.13           39,804.34           30,147.65          2,251.01          7,588.39
      40,459.06          109,626.44           9,443.00           40,051.79           30,327.03          2,203.80          7,636.27
      40,682.93          110,448.63           9,501.24           40,300.78           30,507.48          7,618.94          7,684.45
      40,908.05          111,277.00           9,559.83           40,551.31           30,689.00          7,674.92          7,732.93
      41,134.40          112,111.58           9,618.78           40,803.41           30,871.60          7,731.32          7,781.72
      41,362.02          112,952.41           9,678.09           41,057.07           31,055.28          7,788.13          7,830.81
      41,590.88          113,799.56           9,737.78           41,312.31           31,240.06          7,845.36          7,880.22
      41,780.98          114,653.05           9,797.83           41,569.13           31,425.94          7,903.01          7,929.94
      42,012.17          115,512.95           9,858.25           41,827.55           31,612.92          7,961.08          7,979.97
      42,244.64          116,379.30           9,919.04           42,087.58           31,801.02          8,019.58          8,030.32
      42,478.39          117,252.14           9,980.21           42,349.22           31,990.24          8,078.50          8,080.98
      42,713.44          118,131.53          10,041.75           42,612.49           32,180.58          8,137.87          8,131.97
      42,949.79          119,017.52          10,103.67           42,877.40           32,372.05          8,197.66          8,183.27
      43,187.44          119,910.15          10,165.98           43,143.96           32,564.67          8,193.06          8,234.90
      43,426.41          120,809.48          10,228.67           43,412.17           32,758.43          8,253.26          8,286.86
      43,666.70          121,715.55          10,291.75           43,682.05           32,953.34          8,313.91          8,339.14
      43,908.33          122,628.42          10,355.21           43,953.60           33,149.41          8,375.00          8,391.75
      44,151.29          123,548.13          10,419.07           44,226.85           33,346.65          8,436.54          8,444.70
      44,395.59          124,474.74          10,483.32           44,501.79           33,545.06          8,498.53          8,497.98
      44,599.21          125,408.30          10,547.97           44,778.45           33,744.66          8,560.98          8,551.59
      44,845.99          126,348.86          10,613.01           45,056.82           33,945.44          8,623.89          8,605.54
      45,094.14          127,296.48          10,678.46           45,336.92           34,147.41          8,687.26          8,659.84
      45,343.66          128,251.20          10,744.31           45,618.77           34,350.59          8,751.09          8,714.48
      45,594.56          129,213.09          10,810.57           45,902.36           34,554.98          8,815.40          8,769.46
      45,846.85          130,182.19          10,877.23           46,187.72           34,760.58          8,880.17          8,824.78
      46,100.53          131,158.55          10,944.31           46,474.86           34,967.40          8,877.35          8,880.46
      46,355.62          132,142.24          11,011.80           46,763.77           35,175.46          8,942.58          8,936.49
      46,612.12          133,133.31          11,079.71           47,054.49           35,384.75          9,008.29          8,992.87
      46,870.04          134,131.81          11,148.03           47,347.01           35,595.29          9,074.48          9,049.61
      47,129.39          135,137.80          11,216.78           47,641.35           35,807.09          9,141.16          9,106.70
      47,390.17          136,151.33          11,285.95           47,937.52           36,020.14          9,208.33          9,164.16
      47,608.26          137,172.46          11,355.54           48,235.53           36,234.46          9,276.00          9,221.98
      47,871.69          138,201.26          11,425.57           48,535.40           36,450.05          9,344.16          9,280.16
      48,136.58          139,237.77          11,496.03           48,837.13           36,666.93          9,412.82          9,338.71
      48,402.94          140,282.05          11,566.92           49,140.73           36,885.10          9,481.99          9,397.63
      48,670.77          141,334.17          11,638.25           49,446.22           37,104.56          9,551.66          9,456.92
      48,940.08          142,394.17          11,710.02           49,753.61           37,325.34          9,621.85          9,516.59
      49,210.88          143,462.13          11,782.23           50,062.92           37,547.42          9,621.07          9,576.63
      49,483.18          144,538.09          11,854.89           50,374.14           37,770.83          9,691.77          9,637.05
      49,756.99          145,622.13          11,927.99           50,687.30           37,995.57          9,762.98          9,697.85
      50,032.31          146,714.30          12,001.55           51,002.40           38,221.64          9,834.72          9,759.04
      50,309.16          147,814.65          12,075.56           51,319.47           38,449.06          9,906.99          9,820.61
      50,587.53          148,923.26          12,150.02           51,638.51           38,677.83          9,979.78          9,882.57
      50,821.10          150,040.19          12,224.95           51,959.53           38,907.96         10,053.12          9,944.92
      51,102.31          151,165.49          12,300.34           52,282.54           39,139.47         10,126.99         10,007.66
      51,385.08          152,299.23          12,376.19           52,607.56           39,372.35         10,201.40         10,070.80
      51,669.41          153,441.47          12,452.51           52,934.61           39,606.61         10,276.36         10,134.34
      51,955.31          154,592.29          12,529.30           53,263.68           39,842.27         10,351.88         10,198.28
      52,242.80          155,751.73          12,606.56           53,594.81           40,079.33         10,427.94         10,262.62
      52,531.87          156,919.87          12,684.30           53,927.99           40,317.80         10,429.51         10,327.37
      52,822.55          158,096.76          12,762.52           54,263.24           40,557.70         10,506.14         10,392.53
      53,114.84          159,282.49          12,841.22           54,600.58           40,799.01         10,583.34         10,458.10
      53,408.74          160,477.11          12,920.41           54,940.01           41,041.77         10,661.11         10,524.08
      53,704.27          161,680.69          13,000.09           55,281.55           41,285.97         10,739.45         10,590.48
      54,001.43          162,893.29          13,080.26           55,625.22           41,531.62         10,818.37         10,657.29
      54,251.57          164,114.99          13,160.92           55,971.02           41,778.73         10,897.86         12,786.25
      54,551.76          165,345.85          13,242.08           56,318.98           42,027.31         10,977.94         12,866.92
      54,853.61          166,585.95          13,323.74           56,669.09           42,277.38         11,058.61         12,948.10
      55,157.14          167,835.34          13,405.90           57,021.39           42,528.93         11,139.86         13,029.79
      55,462.34          169,094.11          13,488.57           57,375.87           42,781.97         11,221.72         13,112.00
      55,769.23          170,362.31          13,571.75           57,732.56           43,036.53         11,304.18         13,194.73
      56,077.82          171,640.03          13,655.44           58,091.46           43,292.59         11,308.43         13,277.98
      56,388.12          172,927.33          13,739.65           58,452.60           43,550.19         17,563.55         13,361.75


           60                 61                62                 64                65                 66                67
           --                 --                --                 --                --                 --                --

          PRICE
         CHOPPER           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS
------------------------------------------------------------------------------------------------------------------------------------
       ST. ALBAN'S      CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO          WILLOW BROOK
           VT                 FL                FL                 TX                TX                 TX                TX
------------------------------------------------------------------------------------------------------------------------------------
      6,067,932.30       8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02       7,588,356.71      5,841,894.12
------------------------------------------------------------------------------------------------------------------------------------
         7.950%             8.760%            8.760%             8.760%            8.760%             8.760%            8.760%
------------------------------------------------------------------------------------------------------------------------------------
           1ST               10TH              10TH               10TH              10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
        5,123.08          16,873.01         16,357.77          13,032.38         13,968.32          15,105.45         11,628.92
        5,157.02          16,996.18         16,477.18          13,127.52         14,070.29          15,215.72         11,713.81
        5,191.18          17,120.25         16,597.46          13,223.35         14,173.01          15,326.79         11,799.33
        5,225.58          17,245.23         16,718.62          13,319.88         14,276.47          15,438.68         11,885.46
        5,260.20          17,371.12         16,840.67          13,417.12         14,380.69          15,551.38         11,972.22
        5,295.04          17,497.93         16,963.61          13,515.06         14,485.67          15,664.90         12,059.62
        5,330.12          17,625.67         17,087.44          13,613.72         14,591.41          15,779.26         12,147.66
        5,365.44          17,754.33         17,212.18          13,713.10         14,697.93          15,894.45         12,236.33
        7,642.75          17,883.94         17,337.83          13,813.21         14,805.22          16,010.48         12,325.66
        7,693.38          18,014.49         17,464.39          13,914.04         14,913.30          16,127.35         12,415.64
        7,744.35          18,146.00         17,591.88          14,015.62         15,022.17          16,245.08         12,506.27
        7,795.66          18,278.46         17,720.30          14,117.93         15,131.83          16,363.67         12,597.57
        7,847.31          18,411.90         17,849.66          14,220.99         15,242.29          16,483.13         12,689.53
        7,899.29          18,546.30         17,979.97          14,324.80         15,353.56          16,603.45         12,782.16
        7,951.63          18,681.69         18,111.22          14,429.38         15,465.64          16,724.66         12,875.47
        8,004.31          18,818.07         18,243.43          14,534.71         15,578.54          16,846.75         12,969.46
        8,057.34          18,955.44         18,376.61          14,640.81         15,692.27          16,969.73         13,064.14
        8,110.72          19,093.81         18,510.76          14,747.69         15,806.82          17,093.61         13,159.51
        8,164.45          19,233.20         18,645.89          14,855.35         15,922.21          17,218.39         13,255.57
        8,218.54          19,373.60         18,782.00          14,963.79         16,038.44          17,344.09         13,352.34
        8,272.99          19,515.03         18,919.11          15,073.03         16,155.52          17,470.70         13,449.81
        8,327.79          19,657.49         19,057.22          15,183.06         16,273.46          17,598.23         13,547.99
        8,382.97          19,800.99         19,196.34          15,293.90         16,392.25          17,726.70         13,646.89
        8,438.50          19,945.54         19,336.47          15,405.54         16,511.92          17,856.11         13,746.52
        8,494.41          20,091.14         19,477.63          15,518.00         16,632.45          17,986.45         13,846.87
        8,550.68          20,237.80         19,619.81          15,631.29         16,753.87          18,117.76         13,947.95
        8,607.33          20,385.54         19,763.04          15,745.39         16,876.17          18,250.02         14,049.77
        8,664.36          20,534.35         19,907.31          15,860.34         16,999.37          18,383.24         14,152.33
        8,721.76          20,684.25         20,052.63          15,976.12         17,123.46          18,517.44         14,255.64
        8,779.54          20,835.25         20,199.02          16,092.74         17,248.47          18,652.62         14,359.71
        8,837.70          20,987.35         20,346.47          16,210.22         17,374.38          18,788.78         14,464.54
        8,896.25          21,140.55         20,495.00          16,328.55         17,501.21          18,925.94         14,570.13
        8,955.19          21,294.88         20,644.61          16,447.75         17,628.97          19,064.10         14,676.49
        9,014.52          21,450.33         20,795.32          16,567.82         17,757.66          19,203.27         14,783.63
        9,074.24          21,606.92         20,947.12          16,688.77         17,887.29          19,343.45         14,891.55
        9,134.36          21,764.65         21,100.04          16,810.59         18,017.87          19,484.66         15,000.26
        9,194.87          21,923.53         21,254.07          16,933.31         18,149.40          19,626.89         15,109.76
        9,255.79          22,083.58         21,409.22          17,056.92         18,281.89          19,770.17         15,220.06
        9,317.11          22,244.79         21,565.51          17,181.44         18,415.35          19,914.49         15,331.17
        9,378.83          22,407.17         21,722.94          17,306.86         18,549.78          20,059.87         15,443.08
        9,440.97          22,570.74         21,881.51          17,433.20         18,685.20          20,206.31         15,555.82
        9,503.51          22,735.51         22,041.25          17,560.47         18,821.60          20,353.81         15,669.38
        9,566.48          22,901.48         22,202.15          17,688.66         18,959.00          20,502.39         15,783.76
        9,629.85          23,068.66         22,364.23          17,817.78         19,097.40          20,652.06         15,898.98
        9,693.65          23,237.06         22,527.48          17,947.85         19,236.81          20,802.82         16,015.05
        9,757.87          23,406.69         22,691.94          18,078.87         19,377.24          20,954.68         16,131.96
        9,822.52          23,577.56         22,857.59          18,210.85         19,518.69          21,107.65         16,249.72
        9,887.59          23,749.68         23,024.45          18,343.79         19,661.18          21,261.74         16,368.34
        9,953.10          23,923.05         23,192.53          18,477.70         19,804.70          21,416.95         16,487.83
       10,019.04          24,097.69         23,361.83          18,612.59         19,949.28          21,573.29         16,608.19
       10,085.41          24,273.60         23,532.37          18,748.46         20,094.91          21,730.78         16,729.43
       10,152.23          24,450.80         23,704.16          18,885.32         20,241.60          21,889.41         16,851.56
       10,219.49          24,629.29         23,877.20          19,023.18         20,389.36          22,049.20         16,974.57
       10,287.19          24,809.08         24,051.50          19,162.05         20,538.21          22,210.16         17,098.49
       10,355.34          24,990.19         24,227.08          19,301.94         20,688.13          22,372.30         17,223.31
       10,423.95          25,172.62         24,403.94          19,442.84         20,839.16          22,535.62         17,349.04
       10,493.01          25,356.38         24,582.08          19,584.77         20,991.28          22,700.13         17,475.68
       10,562.52          25,541.48         24,761.53          19,727.74         21,144.52          22,865.84         17,603.26
       10,632.50          25,727.93         24,942.29          19,871.75         21,298.87          23,032.76         17,731.76
       10,702.94          25,915.75         25,124.37          20,016.82         21,454.36          23,200.90         17,861.20
       10,773.85          26,104.93         25,307.78          20,162.94         21,610.97          23,370.26         17,991.59
       10,845.22          26,295.50         25,492.53          20,310.13         21,768.73          23,540.87         18,122.93
       10,917.07          26,487.46         25,678.62          20,458.39         21,927.65          23,712.71         18,255.23


         68                69
         --                --


      RITE AID          RITE AID
--------------------------------------
     BRENTWOOD          ELK GROVE
         CA                CA
--------------------------------------
    4,669,039.90      4,072,992.28
--------------------------------------
       6.739%            6.739%
--------------------------------------
        10TH              10TH
--------------------------------------
      7,977.67          6,959.25
      8,022.48          6,998.33
      8,067.53          7,037.63
      8,112.83          7,077.15
      8,158.39          7,116.90
      8,204.21          7,156.86
      8,250.28          7,197.06
      8,296.62          7,237.47
      8,343.21          7,278.12
      8,390.06          7,318.99
      8,437.18          7,360.09
      8,484.56          7,401.43
      8,532.21          7,442.99
      8,580.12          7,484.79
      8,628.31          7,526.82
      8,676.76          7,569.09
      8,725.49          7,611.60
      8,774.49          7,654.34
      8,823.77          7,697.33
      8,873.32          7,740.56
      8,923.15          7,784.03
      8,973.26          7,827.74
      9,023.66          7,871.70
      9,074.33          7,915.91
      9,125.29          7,960.36
      9,176.54          8,005.06
      9,228.07          8,050.02
      9,279.89          8,095.23
      9,332.01          8,140.69
      9,384.42          8,186.41
      9,437.12          8,232.38
      9,490.11          8,278.61
      9,543.41          8,325.10
      9,597.00          8,371.85
      9,650.90          8,418.87
      9,705.10          8,466.15
      9,759.60          8,513.69
      9,814.41          8,561.50
      9,869.52          8,609.58
      9,924.95          8,657.93
      9,980.69          8,706.56
     10,036.74          8,755.45
     10,093.10          8,804.62
     10,149.78          8,854.06
     10,206.78          8,903.79
     10,264.10          8,953.79
     10,321.74          9,004.07
     10,379.71          9,054.64
     10,438.00          9,105.49
     10,496.62          9,156.62
     10,555.56          9,208.04
     10,614.84          9,259.76
     10,674.45          9,311.76
     10,734.40          9,364.05
     10,794.68          9,416.64
     10,855.30          9,469.52
     10,916.26          9,522.70
     10,977.57          9,576.18
     11,039.22          9,629.95
     11,101.21          9,684.03
     11,163.55          9,738.42
     11,226.25          9,793.11
     11,289.29          9,848.10

                                                             PRINCIPAL

         53                  54                  55                 56                  57                 58                59
         --                  --                  --                 --                  --                 --                --

       MONROE               NINE            NORTHWESTERN       NORTHWESTERN        NORTHWESTERN          OFFICE            PRICE
     COUNTY, NY             WEST             HUMAN SERV.        HUMAN SERV.         HUMAN SERV.           DEPOT           CHOPPER
------------------------------------------------------------------------------------------------------------------------------------
     ROCHESTER          WHITE PLAINS       (11 LOCATIONS)     (28 LOCATIONS)      NORTHUMBERLAND        BROOKLYN          WALLKILL
         NY                  NY                  NJ                 PA                  PA                 OH                NY
------------------------------------------------------------------------------------------------------------------------------------
   15,884,013.95       45,888,588.25       3,925,103.61       16,008,202.83       14,135,554.35       4,488,420.74      5,544,666.27
------------------------------------------------------------------------------------------------------------------------------------
       6.640%              9.000%              7.400%             7.460%              7.140%            8.817715%          7.571%
------------------------------------------------------------------------------------------------------------------------------------
        1ST                  1ST                5TH                 5TH                 5TH                1ST              1ST
------------------------------------------------------------------------------------------------------------------------------------
      56,700.13          174,224.29          13,824.38           58,815.98           43,809.31         17,692.61         13,446.05
      57,013.87          175,530.97          13,909.63       11,273,262.49           44,069.97         17,822.62         13,530.88
      57,329.35          176,847.45          13,995.40                0.00           44,332.19         17,953.58         13,616.25
      57,646.57          178,173.81          14,081.71                0.00           44,595.97         18,085.50         13,702.16
      57,914.45          179,510.11       2,767,497.60                0.00           44,861.31         18,218.40         13,788.61
      58,234.91          180,856.44               0.00                0.00           45,128.24         18,352.27         13,875.60
      58,557.14          182,212.86               0.00                0.00           45,396.75         18,487.12         13,963.15
      58,881.16          183,579.46               0.00                0.00           45,666.86         18,622.97         14,051.24
      59,206.97          184,956.30               0.00                0.00           45,938.58         18,759.81         14,139.89
      59,534.58          186,343.47               0.00                0.00           46,211.91         18,897.66         14,229.10
      59,864.00          187,741.05               0.00                0.00           46,486.87         18,953.77         14,318.88
      60,195.25          189,149.11               0.00                0.00           46,763.47         19,093.04         14,409.22
      60,528.33          190,567.73               0.00                0.00           47,041.71         19,233.34         14,500.13
      60,863.26          191,996.98               0.00                0.00           47,321.61         19,374.67         14,591.61
      61,200.03          193,436.96               0.00                0.00           47,603.18         19,517.04         14,683.67
      61,538.67          194,887.74               0.00                0.00           47,886.42         19,660.45         14,776.32
      61,825.54          196,349.40               0.00                0.00           48,171.34         19,804.92         14,869.54
      62,167.64          197,822.02               0.00                0.00           48,457.96         19,950.45         14,963.36
      62,511.63          199,305.68               0.00                0.00           48,746.28         20,097.04         15,057.76
      62,857.53          200,800.48               0.00                0.00           49,036.32         20,244.72         15,152.76
      63,205.34          202,306.48               0.00                0.00           49,328.09         20,393.48         15,248.37
      63,555.08          203,823.78               0.00                0.00           49,621.59         20,543.33         15,344.57
      63,906.75          205,352.46               0.00                0.00           49,916.84         20,607.40         15,441.38
      64,260.37          206,892.60               0.00                0.00           50,213.85         20,758.82         15,538.80
      64,615.94          208,444.29               0.00                0.00        9,836,790.22         20,911.36         15,636.84
      64,973.48          210,007.63               0.00                0.00                0.00         21,065.02         15,735.50
      65,333.00          211,582.68               0.00                0.00                0.00         21,219.81         15,834.77
      65,694.51          213,169.55               0.00                0.00                0.00         21,375.73         15,934.68
      66,001.68          214,768.32               0.00                0.00                0.00         21,532.80         16,035.21
      66,366.89          216,379.09               0.00                0.00                0.00         21,691.03         16,136.38
      66,734.12          218,001.93               0.00                0.00                0.00         21,850.41         16,238.19
      67,103.38          219,636.95               0.00                0.00                0.00         22,010.97         16,340.64
      67,474.69          221,284.22               0.00                0.00                0.00         22,172.71         16,443.73
      67,848.05          222,943.85               0.00                0.00                0.00         22,335.64         16,547.48
      68,223.47          224,615.93               0.00                0.00                0.00         22,408.53         16,651.88
      68,600.98          226,300.55               0.00                0.00                0.00         22,573.19         16,756.94
      68,980.57          227,997.81               0.00                0.00                0.00         22,739.06         16,862.66
      69,362.26          229,707.79               0.00                0.00                0.00         22,906.15         16,969.05
      69,746.07          231,430.60               0.00                0.00                0.00         23,074.47         17,076.11
      70,131.99          233,166.33               0.00                0.00                0.00         23,244.02         17,183.85
      70,460.91          234,915.08               0.00                0.00                0.00         23,414.82         17,292.26
      70,850.79          236,676.94               0.00                0.00                0.00         23,586.88         17,401.36
      71,242.83          238,452.02               0.00                0.00                0.00         23,760.19         17,511.15
      71,637.04          240,240.41               0.00                0.00                0.00         23,934.79         17,621.63
      72,033.44          242,042.21               0.00                0.00                0.00         24,110.66         17,732.81
      72,432.02          243,857.53               0.00                0.00                0.00         24,287.83         17,844.69
      72,832.81          245,686.46               0.00                0.00                0.00         24,370.50         17,957.28
      73,235.82          247,529.10               0.00                0.00                0.00         24,549.58         18,070.57
      73,641.06          249,385.57               0.00                0.00                0.00         24,729.97         18,184.58
      74,048.54          251,255.97               0.00                0.00                0.00         24,911.69         18,299.31
      74,458.27          253,140.38               0.00                0.00                0.00         25,094.74         18,414.76
      74,870.28          255,038.94               0.00                0.00                0.00         25,279.14         18,530.95
      75,222.45          256,951.73               0.00                0.00                0.00         25,464.89         20,812.67
      75,638.68          258,878.87               0.00                0.00                0.00         25,652.01         20,943.98
      76,057.21          260,820.46               0.00                0.00                0.00         25,840.50         21,076.12
      76,478.06          262,776.61               0.00                0.00                0.00         26,030.38         21,209.09
      76,901.24          264,747.44               0.00                0.00                0.00         26,221.66         21,342.90
      77,326.76          266,733.04               0.00                0.00                0.00         26,414.33         21,477.56
      77,754.64          268,733.54               0.00                0.00                0.00         26,507.85         21,613.07
      78,184.88          270,749.04               0.00                0.00                0.00         33,821.98         21,749.43
      78,617.50          272,779.66               0.00                0.00                0.00         34,070.51         21,886.65
      79,052.52          274,825.51               0.00                0.00                0.00         34,320.86         22,024.73
      79,489.94          276,886.70               0.00                0.00                0.00         34,573.06         22,163.69


           60                 61                62                 64                65                 66                67
           --                 --                --                 --                --                 --                --

          PRICE
         CHOPPER           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS
------------------------------------------------------------------------------------------------------------------------------------
       ST. ALBAN'S      CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO          WILLOW BROOK
           VT                 FL                FL                 TX                TX                 TX                TX
------------------------------------------------------------------------------------------------------------------------------------
      6,067,932.30       8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02       7,588,356.71      5,841,894.12
------------------------------------------------------------------------------------------------------------------------------------
         7.950%             8.760%            8.760%             8.760%            8.760%             8.760%            8.760%
------------------------------------------------------------------------------------------------------------------------------------
           1ST               10TH              10TH               10TH              10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
       10,989.40          26,680.81         25,866.08          20,607.74         22,087.72          23,885.82         18,388.49
       11,062.20          26,875.58         26,054.90          20,758.18         22,248.96          24,060.18         18,522.72
       11,135.49          27,071.78         26,245.10          20,909.71         22,411.37          24,235.82         18,657.94
       11,209.26          27,269.40         26,436.69          21,062.35         22,574.98          24,412.74         18,794.14
       11,283.52          27,468.47         26,629.68          21,216.11         22,739.78          24,590.96         18,931.34
       13,600.05          27,668.99         26,824.07          21,370.99         22,905.78          24,770.47         19,069.54
       13,690.15          27,870.97         27,019.89          21,526.99         23,072.99          24,951.30         19,208.75
       13,780.85          28,074.43         27,217.13          21,684.14         23,241.42          25,133.44         19,348.97
       13,872.14          28,279.37         27,415.82          21,842.44         23,411.08          25,316.91         19,490.22
       13,964.05          28,485.81         27,615.95          22,001.89         23,581.98          25,501.73         19,632.50
       14,056.56          28,693.76         27,817.55          22,162.50         23,754.13          25,687.89         19,775.81
       14,149.68          28,903.22         28,020.62          22,324.29         23,927.54          25,875.41         19,920.18
       14,243.42          29,114.21         28,225.17          22,487.25         24,102.21          26,064.30         20,065.60
       14,337.79          29,326.75         28,431.21          22,651.41         24,278.15          26,254.57         20,212.07
       14,432.77          29,540.83         28,638.76          22,816.76         24,455.39          26,446.23         20,359.62
       14,528.39          29,756.48         28,847.82          22,983.33         24,633.91          26,639.29         20,508.25
       14,624.64          29,973.70         29,058.41          23,151.11         24,813.74          26,833.75         20,657.96
       14,721.53          30,192.51         29,270.54          23,320.11         24,994.88          27,029.64         20,808.76
       14,819.06          30,412.92         29,484.21          23,490.35         25,177.34          27,226.96         20,960.66
       14,917.24          30,634.93         29,699.45          23,661.82         25,361.13          27,425.71         21,113.68
       15,016.06          30,858.57         29,916.26          23,834.56         25,546.27          27,625.92         21,267.81
       15,115.55          31,083.83         30,134.64          24,008.55         25,732.76          27,827.59         21,423.06
       15,215.69          31,310.75         30,354.63          24,183.81         25,920.61          28,030.73         21,579.45
       15,316.49          31,539.31         30,576.22          24,360.35         26,109.83          28,235.36         21,736.98
       15,417.96          31,769.55         30,799.42          24,538.18         26,300.43          28,441.47         21,895.66
       15,520.11          32,001.47         31,024.26          24,717.31         26,492.42          28,649.10         22,055.50
       15,622.93          32,235.08         31,250.73          24,897.75         26,685.82          28,858.24         22,216.50
       15,726.43          32,470.40         31,478.87          25,079.50         26,880.62          29,068.90         22,378.68
       15,830.62          32,707.43         31,708.66          25,262.58         27,076.85          29,281.10         22,542.05
       15,935.49          32,946.19         31,940.13          25,447.00         27,274.51          29,494.86         22,706.61
       16,041.07          33,186.70         32,173.30          25,632.76         27,473.62          29,710.17         22,872.36
       16,147.34          33,428.96         32,408.16          25,819.88         27,674.17          29,927.05         23,039.33
       16,254.31          33,673.00         32,644.74          26,008.37         27,876.20          30,145.52         23,207.52
       16,362.00          33,918.81         32,883.05          26,198.23         28,079.69          30,365.58         23,376.93
       16,470.40          34,166.42         33,123.09          26,389.47         28,284.67          30,587.25         23,547.59
       16,579.51          34,415.83         33,364.89          26,582.12         28,491.15          30,810.54         23,719.48
       16,689.35          34,667.07         33,608.46          26,776.17         28,699.14          31,035.46         23,892.64
       16,799.92          34,920.14         33,853.80          26,971.63         28,908.64          31,262.01         24,067.05
       16,911.22          35,175.05         34,100.93          27,168.53         29,119.67          31,490.23         24,242.74
       17,023.26          35,431.83         34,349.87          27,366.86         29,332.25          31,720.11         24,419.71
       17,136.04          35,690.48         34,600.62          27,566.63         29,546.37          31,951.66         24,597.98
       17,249.56          35,951.02         34,853.21          27,767.87         29,762.06          32,184.91         24,777.54
       17,363.84          36,213.47         35,107.64          27,970.58         29,979.33          32,419.86         24,958.42
       17,478.88          36,477.82         35,363.92          28,174.76         30,198.17          32,656.52         25,140.62
       17,594.67          36,744.11         35,622.08          28,380.44         30,418.62          32,894.92         25,324.14
       17,711.24          37,012.34         35,882.12          28,587.61         30,640.68          33,135.05         25,509.01
       17,828.57          37,282.53         36,144.06          28,796.30         30,864.35          33,376.94         25,695.22
       17,946.69          37,554.70         36,407.91          29,006.52         31,089.66          33,620.59         25,882.80
       18,065.59          37,828.85         36,673.69          29,218.26         31,316.62          33,866.02         26,071.74
       18,185.27          38,105.00         36,941.41          29,431.56         31,545.23          34,113.24         26,262.07
       18,305.75          38,383.16         37,211.08          29,646.41         31,775.51          34,362.27         26,453.78
       18,427.02          38,663.36         37,482.72          29,862.83         32,007.47          34,613.11         26,646.89
       18,549.10          38,945.60         37,756.34          30,080.83         32,241.13          34,865.79         26,841.41
       18,671.99          39,229.91         38,031.96          30,300.42         32,476.49          35,120.31         27,037.36
       18,795.69          39,516.28         38,309.60          30,521.61         32,713.56          35,376.68         27,234.73
       18,920.21          39,804.75         38,589.26          30,744.42         32,952.37          35,634.93         27,433.54
       19,045.56          40,095.33         38,870.96          30,968.85         33,192.93          35,895.07         27,633.81
       19,171.74          40,388.02         39,154.72          31,194.92         33,435.23          36,157.10         27,835.54
       19,298.75          40,682.86         39,440.55          31,422.65         33,679.31          36,421.05         28,038.73
       19,426.60          40,979.84         39,728.46          31,652.03         33,925.17          36,686.92         28,243.42
       19,555.30          41,278.99         40,018.48          31,883.09         34,172.82          36,954.74         28,449.59
       19,684.86          41,580.33         40,310.62          32,115.84         34,422.29          37,224.51         28,657.28
       19,815.27          41,883.87         40,604.88          32,350.28         34,673.57          37,496.25         28,866.47


         68                69
         --                --


      RITE AID          RITE AID
--------------------------------------
     BRENTWOOD          ELK GROVE
         CA                CA
--------------------------------------
    4,669,039.90      4,072,992.28
--------------------------------------
       6.739%            6.739%
--------------------------------------
        10TH              10TH
--------------------------------------
     11,352.69          9,903.41
     11,416.44          9,959.03
     11,480.56         10,014.95
     11,545.03         10,071.20
     11,609.86         10,127.75
     11,675.06         10,184.63
     11,740.63         10,241.83
     11,806.56         10,299.34
     11,872.87         10,357.18
     11,939.54         10,415.35
     12,006.59         10,473.84
     12,074.02         10,532.66
     12,141.83         10,591.80
     12,210.01         10,651.29
     12,278.58         10,711.10
     12,347.54         10,771.25
     12,416.88         10,831.74
     12,486.61         10,892.57
     12,556.73         10,953.74
     12,627.25         11,015.26
     12,698.16         11,077.12
     12,769.47         11,139.33
     12,841.18         11,201.88
     12,913.30         11,264.79
     12,985.81         11,328.05
     13,058.74         11,391.67
     13,132.08         11,455.64
     13,205.82         11,519.97
     13,279.99         11,584.67
     13,354.56         11,649.73
     13,429.56         11,715.15
     13,504.98         11,780.94
     13,580.82         11,847.10
     13,657.09         11,913.63
     13,733.78         11,980.54
     13,810.91         12,047.82
     13,888.47         12,115.47
     13,966.47         12,183.51
     14,044.90         12,251.93
     14,123.77         12,320.74
     14,203.09         12,389.93
     14,282.85         12,459.51
     14,363.06         12,529.48
     14,443.72         12,599.84
     14,524.84         12,670.60
     14,606.41         12,741.76
     14,688.43         12,813.31
     14,770.92         12,885.27
     14,853.87         12,957.63
     14,937.29         13,030.40
     15,021.17         13,103.58
     15,105.53         13,177.16
     15,190.36         13,251.17
     15,275.67         13,325.58
     15,361.45         13,400.42
     15,447.72         13,475.67
     15,534.47         13,551.35
     15,621.71         13,627.45
     15,709.44         13,703.98
     15,797.66         13,780.94
     15,886.38         13,858.33
     15,975.59         13,936.16
     16,065.31         14,014.42

                                                             PRINCIPAL

         53                  54                  55                 56                  57                 58                59
         --                  --                  --                 --                  --                 --                --

       MONROE               NINE            NORTHWESTERN       NORTHWESTERN        NORTHWESTERN          OFFICE            PRICE
     COUNTY, NY             WEST             HUMAN SERV.        HUMAN SERV.         HUMAN SERV.           DEPOT           CHOPPER
------------------------------------------------------------------------------------------------------------------------------------
     ROCHESTER          WHITE PLAINS       (11 LOCATIONS)     (28 LOCATIONS)      NORTHUMBERLAND        BROOKLYN          WALLKILL
         NY                  NY                  NJ                 PA                  PA                 OH                NY
------------------------------------------------------------------------------------------------------------------------------------
   15,884,013.95       45,888,588.25       3,925,103.61       16,008,202.83       14,135,554.35       4,488,420.74      5,544,666.27
------------------------------------------------------------------------------------------------------------------------------------
       6.640%              9.000%              7.400%             7.460%              7.140%            8.817715%          7.571%
------------------------------------------------------------------------------------------------------------------------------------
        1ST                  1ST                5TH                 5TH                 5TH                1ST              1ST
------------------------------------------------------------------------------------------------------------------------------------
      79,929.79          278,963.35               0.00                0.00                0.00         34,827.10         22,303.53
      80,306.84          281,055.57               0.00                0.00                0.00         35,083.01         22,444.24
      80,751.21          283,163.49               0.00                0.00                0.00         35,340.81         22,585.85
      81,198.03          285,287.22               0.00                0.00                0.00         35,600.50         22,728.35
      81,647.33          287,426.87               0.00                0.00                0.00         35,862.09         22,871.74
      82,099.11          289,582.57               0.00                0.00                0.00         36,125.61         23,016.04
      82,553.39          291,754.44               0.00                0.00                0.00         36,391.06         23,161.26
      83,010.19          293,942.60               0.00                0.00                0.00         36,552.86         23,307.38
      83,469.51          296,147.17               0.00                0.00                0.00         36,821.45         23,454.43
      83,931.37          298,368.27               0.00                0.00                0.00         37,092.02         23,602.41
      84,395.79          300,606.04               0.00                0.00                0.00         37,364.58         23,751.32
      84,862.79          302,860.58               0.00                0.00                0.00         37,639.13         23,901.17
      85,332.36          305,132.04               0.00                0.00                0.00         37,915.71         24,051.97
      85,736.05          307,420.53               0.00                0.00                0.00         38,194.32         24,203.72
      86,210.46          309,726.18               0.00                0.00                0.00         38,474.97         24,356.42
      86,687.49          312,049.13               0.00                0.00                0.00         38,757.69         24,510.09
      87,167.16          314,389.49               0.00                0.00                0.00         39,042.49         24,664.73
      87,649.48          316,747.42               0.00                0.00                0.00         39,329.38         24,820.35
      88,134.48          319,123.02               0.00                0.00                0.00         39,618.37         24,976.94
      88,622.16          321,516.44               0.00                0.00                0.00         39,798.60         25,134.52
      89,112.53          323,927.82               0.00                0.00                0.00         40,091.04         25,293.10
      89,605.62          326,357.28               0.00                0.00                0.00         40,385.64         25,452.68
      90,101.44          328,804.96               0.00                0.00                0.00         40,682.40         25,613.27
      90,600.00          331,270.99               0.00                0.00                0.00         40,981.33         25,774.86
      91,101.32          333,755.53               0.00                0.00                0.00         41,282.47         25,937.48
      91,533.51          336,258.69               0.00                0.00                0.00         41,585.82         26,101.13
      92,040.00          338,780.63               0.00                0.00                0.00         41,891.39         26,265.80
      92,549.29          341,321.49               0.00                0.00                0.00         42,199.21         26,431.52
      93,061.39          343,881.40               0.00                0.00                0.00         42,509.30         26,598.28
      93,576.33          346,460.51               0.00                0.00                0.00         42,821.66         26,766.09
      94,094.12          349,058.96               0.00                0.00                0.00         43,136.32         26,934.96
      94,614.78          351,676.90               0.00                0.00                0.00         43,336.85         27,104.90
      95,138.31          354,314.48               0.00                0.00                0.00         43,655.29         27,275.91
      95,664.74          356,971.84               0.00                0.00                0.00         43,976.07         27,448.00
      96,194.09          359,649.13               0.00                0.00                0.00         44,299.21         27,621.17
      96,726.36          362,346.50               0.00                0.00                0.00         44,624.73         27,795.44
      97,261.58          365,064.10               0.00                0.00                0.00         44,952.64         27,970.80
      97,724.26          367,802.08               0.00                0.00                0.00         45,282.95         28,147.28
      98,265.00          370,560.59               0.00                0.00                0.00         45,615.70         28,324.86
      98,808.74          373,339.80               0.00                0.00                0.00         45,950.88         28,503.57
      99,355.48          376,139.84               0.00                0.00                0.00         46,288.54         28,683.40
      99,905.25          378,960.89               0.00                0.00                0.00         46,628.67         28,864.37
     100,458.05          381,803.10               0.00                0.00                0.00         46,971.30         29,046.48
     101,013.92          384,666.62               0.00                0.00                0.00         47,194.19         29,229.74
     101,572.87          387,551.62               0.00                0.00                0.00         47,540.98         29,414.16
     102,134.90          390,458.26               0.00                0.00                0.00         47,890.31         29,599.74
     102,700.05          393,386.70               0.00                0.00                0.00         48,242.22         29,786.48
     103,268.32          396,337.10               0.00                0.00                0.00         48,596.70         29,974.41
     103,839.74          399,309.63               0.00                0.00                0.00         48,953.80         30,163.53
     104,335.05          402,304.45               0.00                0.00                0.00         49,313.51         32,626.88
     104,912.37          405,321.73               0.00                0.00                0.00         49,675.88         32,832.73
     105,492.89          408,361.64               0.00                0.00                0.00         50,040.90         33,039.88
     106,076.61          411,424.36               0.00                0.00                0.00         50,408.60         33,248.33
     106,663.57          414,510.04               0.00                0.00                0.00         50,779.01         33,458.10
     107,253.78          417,616.72               0.00                0.00                0.00         51,152.14         33,669.19
     107,847.25                0.00               0.00                0.00                0.00         51,399.64         33,881.62
     108,444.00                0.00               0.00                0.00                0.00              0.00         34,095.38
     109,044.06                0.00               0.00                0.00                0.00              0.00         34,310.50
     109,647.44                0.00               0.00                0.00                0.00              0.00         34,526.97
     110,254.15                0.00               0.00                0.00                0.00              0.00         34,744.80
     110,864.22                0.00               0.00                0.00                0.00              0.00         34,964.02
     111,394.43                0.00               0.00                0.00                0.00              0.00         35,184.61
     112,010.82                0.00               0.00                0.00                0.00              0.00         35,406.59


           60                 61                62                 64                65                 66                67
           --                 --                --                 --                --                 --                --

          PRICE
         CHOPPER           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS
------------------------------------------------------------------------------------------------------------------------------------
       ST. ALBAN'S      CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO          WILLOW BROOK
           VT                 FL                FL                 TX                TX                 TX                TX
------------------------------------------------------------------------------------------------------------------------------------
      6,067,932.30       8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02       7,588,356.71      5,841,894.12
------------------------------------------------------------------------------------------------------------------------------------
         7.950%             8.760%            8.760%             8.760%            8.760%             8.760%            8.760%
------------------------------------------------------------------------------------------------------------------------------------
           1ST               10TH              10TH               10TH              10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
       19,946.55          42,189.62         40,901.30          32,586.44         34,926.69          37,769.97         29,077.20
       20,078.69          42,497.60         41,199.88          32,824.32         35,181.65          38,045.69         29,289.46
       22,453.48          42,807.84         41,500.64          33,063.94         35,438.48          38,323.42         29,503.28
       22,602.24          43,120.33         41,803.59          33,305.31         35,697.18          38,603.18         29,718.65
       22,751.98          43,435.11         42,108.76          33,548.43         35,957.77          38,884.99         29,935.60
       22,902.71          43,752.19         42,416.15          33,793.34         36,220.26          39,168.85         30,154.13
       23,054.44          44,071.58         42,725.79          34,040.03         36,484.67          39,454.78         30,374.25
       23,207.18          44,393.30         43,037.69          34,288.52         36,751.00          39,742.80         30,595.98
       23,360.92          44,717.37         43,351.86          34,538.83         37,019.29          40,032.92         30,819.33
       23,515.69          45,043.81         43,668.33          34,790.96         37,289.53          40,325.16         31,044.32
       23,671.48          45,372.63         43,987.11          35,044.94         37,561.74          40,619.54         31,270.94
       23,828.31          45,703.85         44,308.22          35,300.76         37,835.94          40,916.06         31,499.22
       23,986.17          46,037.49         44,631.67          35,558.46         38,112.14          41,214.75         31,729.16
       24,145.08          46,373.56         44,957.48          35,818.04         38,390.36          41,515.62         31,960.78
       24,305.04          46,712.09         45,285.67          36,079.51         38,670.61          41,818.68         32,194.10
       24,466.06          47,053.09         45,616.25          36,342.89         38,952.91          42,123.96         32,429.11
       24,628.15          47,396.57         45,949.25          36,608.19         39,237.26          42,431.46         32,665.85
       24,791.31          47,742.57         46,284.68          36,875.43         39,523.70          42,741.21         32,904.31
       24,955.55          48,091.09         46,622.56          37,144.62         39,812.22          43,053.22         33,144.51
       25,120.88          48,442.15         46,962.90          37,415.78         40,102.85          43,367.51         33,386.46
       25,287.31          48,795.78         47,305.73          37,688.91         40,395.60          43,684.09         33,630.19
       25,454.83          49,151.99         47,651.06          37,964.04         40,690.49          44,002.99         33,875.69
       25,623.47          49,510.80         47,998.92          38,241.18         40,987.53          44,324.21         34,122.98
       25,793.23          49,872.23         48,349.31          38,520.34         41,286.74          44,647.77         34,372.08
       25,964.11          50,236.30         48,702.26          38,801.54         41,588.13          44,973.70         34,622.99
       26,136.12          50,603.02         49,057.79          39,084.79         41,891.72          45,302.01         34,875.74
       26,309.27          50,972.42         49,415.91          39,370.11         42,197.53          45,632.72         35,130.33
       26,483.57          51,344.52         49,776.64          39,657.51         42,505.57          45,965.83         35,386.78
       26,659.02          51,719.34         50,140.01          39,947.01         42,815.86          46,301.39         35,645.11
       26,835.64          52,096.89         50,506.04          40,238.62         43,128.42          46,639.39         35,905.32
       27,013.43          52,477.20         50,874.73          40,532.37         43,443.26          46,979.85         36,167.43
       27,192.39          52,860.28         51,246.11          40,828.25         43,760.39          47,322.81         36,431.45
       27,372.54          53,246.16         51,620.21          41,126.30         44,079.84          47,668.26         36,697.40
       27,553.88          53,634.86         51,997.04          41,426.52         44,401.63          48,016.24         36,965.29
       27,736.43          54,026.39         52,376.62          41,728.93         44,725.76          48,366.76         37,235.14
       27,920.18          54,420.78         52,758.97          42,033.55         45,052.26          48,719.84         37,506.95
       28,105.15          54,818.06         53,144.11          42,340.40         45,381.14          49,075.49         37,780.75
       28,291.35          55,218.23         53,532.06          42,649.48         45,712.42          49,433.74         38,056.55
       28,478.78          55,621.32         53,922.84          42,960.83         46,046.12          49,794.61         38,334.36
       28,667.45          56,027.36         54,316.48          43,274.44         46,382.26          50,158.11         38,614.21
       28,857.37          56,436.36         54,712.99          43,590.34         46,720.85          50,524.26         38,896.09
       29,048.55          56,848.34         55,112.39          43,908.55         47,061.91          50,893.09         39,180.03
       29,241.00          57,263.33         55,514.72          44,229.09         47,405.46          51,264.61         39,466.04
       29,434.72          57,681.36         55,919.97          44,551.96         47,751.52          51,638.84         39,754.15
       29,629.73          58,102.43         56,328.19          44,877.19         48,100.11          52,015.81         40,044.35
       29,826.02          58,526.58         56,739.38          45,204.79         48,451.24          52,395.52         40,336.68
       30,023.62          58,953.82         57,153.58          45,534.79         48,804.93          52,778.01         40,631.13
       30,222.53          59,384.19         57,570.80          45,867.19         49,161.21          53,163.29         40,927.74
       30,422.75          59,817.69         57,991.07          46,202.02         49,520.09          53,551.38         41,226.51
       30,624.30          60,254.36         58,414.40          46,539.29         49,881.58          53,942.30         41,527.47
       30,827.19          60,694.22         58,840.83          46,879.03         50,245.72          54,336.08         41,830.62
       31,031.42          61,137.28         59,270.37          47,221.25         50,612.51          54,732.74         42,135.98
       31,237.00          61,583.59         59,703.04          47,565.96         50,981.98          55,132.29         42,443.57
       31,443.95          62,033.15         60,138.87          47,913.19         51,354.15          55,534.75         42,753.41
       31,652.26          62,485.99         60,577.89          48,262.96         51,729.04          55,940.16         43,065.51
       31,861.96          62,942.14         61,020.11          48,615.28         52,106.66          56,348.52         43,379.89
       32,073.05          63,401.61         61,465.55          48,970.17         52,487.04          56,759.86         43,696.56
       32,285.53          63,864.44         61,914.25          49,327.65         52,870.19          57,174.21         44,015.55
       32,499.42          64,330.66         62,366.23          49,687.75         53,256.15          57,591.58         44,336.86
       32,714.73          64,800.27         62,821.50          50,050.47         53,644.92          58,012.00         44,660.52
       32,931.46          65,273.31         63,280.10          50,415.84         54,036.52          58,435.49         44,986.54
       33,149.64          65,749.81         63,742.04          50,783.87         54,430.99          58,862.07         45,314.94
       35,611.02          66,229.78         64,207.36          51,154.59         54,828.34          59,291.76         45,645.74


         68                69
         --                --


      RITE AID          RITE AID
--------------------------------------
     BRENTWOOD          ELK GROVE
         CA                CA
--------------------------------------
    4,669,039.90      4,072,992.28
--------------------------------------
       6.739%            6.739%
--------------------------------------
        10TH              10TH
--------------------------------------
     16,155.53         14,093.12
     16,246.26         14,172.27
     16,337.49         14,251.86
     16,429.24         14,331.89
     16,521.51         14,412.38
     16,614.29         14,493.31
     16,707.59         14,574.71
     16,801.42         14,656.56
     16,895.77         14,738.86
     16,990.66         14,821.64
     17,086.07         14,904.87
     17,182.02         14,988.57
     17,278.52         15,072.75
     17,375.55         15,157.39
     17,473.13         15,242.52
     17,571.25         15,328.12
     17,669.93         15,414.20
     17,769.16         15,500.76
     17,868.95         15,587.81
     17,969.30         15,675.35
     18,070.21         15,763.38
     18,171.69         15,851.90
     18,273.74         15,940.92
     18,376.36         16,030.44
     18,479.56         16,120.47
     18,583.34         16,211.00
     18,687.70         16,302.04
     18,792.65         16,393.59
     18,898.18         16,485.65
     19,004.31         16,578.23
     19,111.04         16,671.33
     19,218.36         16,764.96
     19,326.29         16,859.10
     19,434.82         16,953.78
     19,543.97         17,048.99
     19,653.72         17,144.74
     19,764.09         17,241.02
     19,875.09         17,337.84
     19,986.70         17,435.21
     20,098.94         17,533.12
     20,211.81         17,631.58
     20,325.32         17,730.60
     20,439.46         17,830.17
     20,554.25         17,930.30
     20,669.68         18,031.00
     20,785.76         18,132.26
     20,902.49         18,234.08
     21,019.87         18,336.48
     21,137.91         18,439.46
     21,256.62         18,543.01
     21,376.00         18,647.14
     21,496.04         18,751.86
     21,616.76         18,857.17
     21,738.15         18,963.07
     21,860.23         19,069.56
     21,982.99         19,176.66
     22,106.45         19,284.35
     22,230.59         19,392.65
     22,355.44         19,501.55
     22,480.98         19,611.07
     22,607.23         19,721.20
     22,734.19         19,831.95
     22,861.86         19,943.33

                                                             PRINCIPAL

         53                  54                  55                 56                  57                 58                59
         --                  --                  --                 --                  --                 --                --

       MONROE               NINE            NORTHWESTERN       NORTHWESTERN        NORTHWESTERN          OFFICE            PRICE
     COUNTY, NY             WEST             HUMAN SERV.        HUMAN SERV.         HUMAN SERV.           DEPOT           CHOPPER
------------------------------------------------------------------------------------------------------------------------------------
     ROCHESTER          WHITE PLAINS       (11 LOCATIONS)     (28 LOCATIONS)      NORTHUMBERLAND        BROOKLYN          WALLKILL
         NY                  NY                  NJ                 PA                  PA                 OH                NY
------------------------------------------------------------------------------------------------------------------------------------
   15,884,013.95       45,888,588.25       3,925,103.61       16,008,202.83       14,135,554.35       4,488,420.74      5,544,666.27
------------------------------------------------------------------------------------------------------------------------------------
       6.640%              9.000%              7.400%             7.460%              7.140%            8.817715%          7.571%
------------------------------------------------------------------------------------------------------------------------------------
        1ST                  1ST                5TH                 5TH                 5TH                1ST              1ST
------------------------------------------------------------------------------------------------------------------------------------
     112,630.61                0.00               0.00                0.00                0.00              0.00         35,629.98
     113,253.83                0.00               0.00                0.00                0.00              0.00         35,854.78
     113,880.50                0.00               0.00                0.00                0.00              0.00         36,080.99
     114,510.64                0.00               0.00                0.00                0.00              0.00         36,308.63
     115,144.27                0.00               0.00                0.00                0.00              0.00         36,537.71
     115,781.40                0.00               0.00                0.00                0.00              0.00         36,768.23
     116,422.06                0.00               0.00                0.00                0.00              0.00         37,000.21
     117,066.26                0.00               0.00                0.00                0.00              0.00         37,233.65
     117,714.02                0.00               0.00                0.00                0.00              0.00         37,468.56
     118,365.39                0.00               0.00                0.00                0.00              0.00         37,704.96
           0.00                0.00               0.00                0.00                0.00              0.00         37,942.84
           0.00                0.00               0.00                0.00                0.00              0.00         38,182.23
           0.00                0.00               0.00                0.00                0.00              0.00         38,423.13
           0.00                0.00               0.00                0.00                0.00              0.00         38,665.55
           0.00                0.00               0.00                0.00                0.00              0.00         38,909.49
           0.00                0.00               0.00                0.00                0.00              0.00         39,154.98
           0.00                0.00               0.00                0.00                0.00              0.00         39,402.02
           0.00                0.00               0.00                0.00                0.00              0.00         39,650.61
           0.00                0.00               0.00                0.00                0.00              0.00         39,900.77
           0.00                0.00               0.00                0.00                0.00              0.00         40,152.51
           0.00                0.00               0.00                0.00                0.00              0.00         40,405.84
           0.00                0.00               0.00                0.00                0.00              0.00         40,660.77
           0.00                0.00               0.00                0.00                0.00              0.00         40,917.30
           0.00                0.00               0.00                0.00                0.00              0.00         41,175.46
           0.00                0.00               0.00                0.00                0.00              0.00         41,435.24
           0.00                0.00               0.00                0.00                0.00              0.00         41,696.66
           0.00                0.00               0.00                0.00                0.00              0.00         41,959.73
           0.00                0.00               0.00                0.00                0.00              0.00         42,224.47
           0.00                0.00               0.00                0.00                0.00              0.00         42,490.87
           0.00                0.00               0.00                0.00                0.00              0.00         42,758.95
           0.00                0.00               0.00                0.00                0.00              0.00         43,028.72
           0.00                0.00               0.00                0.00                0.00              0.00         43,300.20
           0.00                0.00               0.00                0.00                0.00              0.00         43,573.39
           0.00                0.00               0.00                0.00                0.00              0.00         43,848.30
           0.00                0.00               0.00                0.00                0.00              0.00         44,124.94
           0.00                0.00               0.00                0.00                0.00              0.00         44,403.34
           0.00                0.00               0.00                0.00                0.00              0.00         44,683.48
           0.00                0.00               0.00                0.00                0.00              0.00         44,965.40
           0.00                0.00               0.00                0.00                0.00              0.00         45,249.09
           0.00                0.00               0.00                0.00                0.00              0.00         45,534.58
           0.00                0.00               0.00                0.00                0.00              0.00         45,821.86
           0.00                0.00               0.00                0.00                0.00              0.00         46,110.96
           0.00                0.00               0.00                0.00                0.00              0.00         46,401.88
           0.00                0.00               0.00                0.00                0.00              0.00         46,694.64
           0.00                0.00               0.00                0.00                0.00              0.00         46,989.24
           0.00                0.00               0.00                0.00                0.00              0.00         47,285.73
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00
           0.00                0.00               0.00                0.00                0.00              0.00              0.00


           60                 61                62                 64                65                 66                67
           --                 --                --                 --                --                 --                --

          PRICE
         CHOPPER           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS
------------------------------------------------------------------------------------------------------------------------------------
       ST. ALBAN'S      CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO          WILLOW BROOK
           VT                 FL                FL                 TX                TX                 TX                TX
------------------------------------------------------------------------------------------------------------------------------------
      6,067,932.30       8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02       7,588,356.71      5,841,894.12
------------------------------------------------------------------------------------------------------------------------------------
         7.950%             8.760%            8.760%             8.760%            8.760%             8.760%            8.760%
------------------------------------------------------------------------------------------------------------------------------------
           1ST               10TH              10TH               10TH              10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
       35,846.94          66,713.26         64,676.07          51,528.02         55,228.58          59,724.59         45,978.96
       36,084.43          67,200.26         65,148.21          51,904.18         55,631.75          60,160.58         46,314.60
       36,323.49          67,690.83         65,623.79          52,283.08         56,037.86          60,599.75         46,652.70
       36,564.13          68,184.97         66,102.84          52,664.74         56,446.94          61,042.13         46,993.26
       36,806.37          68,682.72         66,585.39          53,049.20         56,859.00          61,487.74         47,336.32
       37,050.21          69,184.10         67,071.47          53,436.45         57,274.07          61,936.60         47,681.87
       37,295.67          69,689.15         67,561.09          53,826.54         57,692.17          62,388.73         48,029.95
       37,542.75          70,197.88         68,054.28          54,219.47         58,113.33          62,844.17         48,380.57
       37,791.48          70,710.32         68,551.08          54,615.28         58,537.56          63,302.94         48,733.75
       38,041.84          71,226.51         69,051.50          55,013.97         58,964.88          63,765.05         49,089.50
       38,293.87          71,746.46         69,555.58          55,415.57         59,395.32          64,230.53         49,447.86
       38,547.57          72,270.21         70,063.33          55,820.10         59,828.91          64,699.41         49,808.82
       38,802.95          72,797.78         70,574.80          56,227.59         60,265.66          65,171.72         50,172.43
       39,060.01          73,329.24         71,089.98          56,638.04         60,705.61          65,647.47         50,538.69
       39,318.79               0.00              0.00               0.00              0.00               0.00              0.00
       39,579.27               0.00              0.00               0.00              0.00               0.00              0.00
       39,841.49               0.00              0.00               0.00              0.00               0.00              0.00
       40,105.44               0.00              0.00               0.00              0.00               0.00              0.00
       40,371.14               0.00              0.00               0.00              0.00               0.00              0.00
       40,638.59               0.00              0.00               0.00              0.00               0.00              0.00
       40,907.83               0.00              0.00               0.00              0.00               0.00              0.00
       41,178.84               0.00              0.00               0.00              0.00               0.00              0.00
       41,451.65               0.00              0.00               0.00              0.00               0.00              0.00
       41,726.27               0.00              0.00               0.00              0.00               0.00              0.00
       42,002.70               0.00              0.00               0.00              0.00               0.00              0.00
       42,280.97               0.00              0.00               0.00              0.00               0.00              0.00
       42,561.08               0.00              0.00               0.00              0.00               0.00              0.00
       42,843.05               0.00              0.00               0.00              0.00               0.00              0.00
       43,126.88               0.00              0.00               0.00              0.00               0.00              0.00
       43,412.60               0.00              0.00               0.00              0.00               0.00              0.00
       43,700.21               0.00              0.00               0.00              0.00               0.00              0.00
       43,989.72               0.00              0.00               0.00              0.00               0.00              0.00
       44,281.15               0.00              0.00               0.00              0.00               0.00              0.00
       44,574.52               0.00              0.00               0.00              0.00               0.00              0.00
       44,869.82               0.00              0.00               0.00              0.00               0.00              0.00
       45,167.09               0.00              0.00               0.00              0.00               0.00              0.00
       45,466.32               0.00              0.00               0.00              0.00               0.00              0.00
       45,767.53               0.00              0.00               0.00              0.00               0.00              0.00
       46,070.74               0.00              0.00               0.00              0.00               0.00              0.00
       46,375.96               0.00              0.00               0.00              0.00               0.00              0.00
       46,683.20               0.00              0.00               0.00              0.00               0.00              0.00
       46,992.48               0.00              0.00               0.00              0.00               0.00              0.00
       47,303.80               0.00              0.00               0.00              0.00               0.00              0.00
       47,617.19               0.00              0.00               0.00              0.00               0.00              0.00
       47,932.65               0.00              0.00               0.00              0.00               0.00              0.00
       48,250.21               0.00              0.00               0.00              0.00               0.00              0.00
       48,569.87               0.00              0.00               0.00              0.00               0.00              0.00
       48,891.64               0.00              0.00               0.00              0.00               0.00              0.00
       49,215.55               0.00              0.00               0.00              0.00               0.00              0.00
       49,541.60               0.00              0.00               0.00              0.00               0.00              0.00
       49,869.81               0.00              0.00               0.00              0.00               0.00              0.00
       50,200.20               0.00              0.00               0.00              0.00               0.00              0.00
       50,532.78               0.00              0.00               0.00              0.00               0.00              0.00
       50,867.56               0.00              0.00               0.00              0.00               0.00              0.00
       51,204.56               0.00              0.00               0.00              0.00               0.00              0.00
       51,543.79               0.00              0.00               0.00              0.00               0.00              0.00
       51,885.26               0.00              0.00               0.00              0.00               0.00              0.00
       52,229.00               0.00              0.00               0.00              0.00               0.00              0.00
       52,575.04               0.00              0.00               0.00              0.00               0.00              0.00
            0.00               0.00              0.00               0.00              0.00               0.00              0.00
            0.00               0.00              0.00               0.00              0.00               0.00              0.00
            0.00               0.00              0.00               0.00              0.00               0.00              0.00
            0.00               0.00              0.00               0.00              0.00               0.00              0.00


         68                69
         --                --


      RITE AID          RITE AID
--------------------------------------
     BRENTWOOD          ELK GROVE
         CA                CA
--------------------------------------
    4,669,039.90      4,072,992.28
--------------------------------------
       6.739%            6.739%
--------------------------------------
        10TH              10TH
--------------------------------------
     22,990.25         20,055.32
     23,119.36         20,167.95
     23,249.19         20,281.21
     23,379.76         20,395.11
     23,511.05         20,509.64
     23,643.09         20,624.82
     23,775.86         20,740.65
     23,909.38         20,857.12
     24,043.66         20,974.25
     24,178.68         21,092.04
     24,314.46         21,210.49
     24,451.01         21,329.60
     24,588.32         21,449.39
     24,726.41         21,569.84
     24,865.27         21,690.98
     25,004.91         21,812.79
     25,145.33         21,935.29
     25,286.54         22,058.47
     25,428.55         22,182.35
     25,571.35         22,306.92
     25,714.95         22,432.19
     25,859.36         22,558.17
     26,004.59         22,684.85
     26,150.62         22,812.25
  1,078,126.66        940,493.46
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00
          0.00              0.00


                                                             PRINCIPAL

         53                  54                  55                 56                  57                 58                59
         --                  --                  --                 --                  --                 --                --

       MONROE               NINE            NORTHWESTERN       NORTHWESTERN        NORTHWESTERN          OFFICE            PRICE
     COUNTY, NY             WEST             HUMAN SERV.        HUMAN SERV.         HUMAN SERV.           DEPOT           CHOPPER
------------------------------------------------------------------------------------------------------------------------------------
     ROCHESTER          WHITE PLAINS       (11 LOCATIONS)     (28 LOCATIONS)      NORTHUMBERLAND        BROOKLYN          WALLKILL
         NY                  NY                  NJ                 PA                  PA                 OH                NY
------------------------------------------------------------------------------------------------------------------------------------
   15,884,013.95       45,888,588.25       3,925,103.61       16,008,202.83       14,135,554.35       4,488,420.74      5,544,666.27
------------------------------------------------------------------------------------------------------------------------------------
       6.640%              9.000%              7.400%             7.460%              7.140%            8.817715%          7.571%
------------------------------------------------------------------------------------------------------------------------------------
        1ST                  1ST                5TH                 5TH                 5TH                1ST              1ST
------------------------------------------------------------------------------------------------------------------------------------
           0.00                0.00               0.00                0.00                0.00              0.00              0.00


           60                 61                62                 64                65                 66                67
           --                 --                --                 --                --                 --                --

          PRICE
         CHOPPER           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS
------------------------------------------------------------------------------------------------------------------------------------
       ST. ALBAN'S      CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO          WILLOW BROOK
           VT                 FL                FL                 TX                TX                 TX                TX
------------------------------------------------------------------------------------------------------------------------------------
      6,067,932.30       8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02       7,588,356.71      5,841,894.12
------------------------------------------------------------------------------------------------------------------------------------
         7.950%             8.760%            8.760%             8.760%            8.760%             8.760%            8.760%
------------------------------------------------------------------------------------------------------------------------------------
           1ST               10TH              10TH               10TH              10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
            0.00               0.00              0.00               0.00              0.00               0.00              0.00


         68                69
         --                --


      RITE AID          RITE AID
--------------------------------------
     BRENTWOOD          ELK GROVE
         CA                CA
--------------------------------------
    4,669,039.90      4,072,992.28
--------------------------------------
       6.739%            6.739%
--------------------------------------
        10TH              10TH
--------------------------------------
          0.00              0.00

                                   PRINCIPAL

        70                 74                75                 76                77                 78                79
        --                 --                --                 --                --                 --                --


     RITE AID           RITE AID          RITE AID           RITE AID          RITE AID           RITE AID          RITE AID
-----------------------------------------------------------------------------------------------------------------------------------
      NEWMAN             TRUCKEE          WATERTOWN          CALDWELL          CARROLTON        SALYERSVILLE      MADISON HGTS.
        CA                 CA                CT                 ID                KY                 KY                MI
-----------------------------------------------------------------------------------------------------------------------------------
    3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25      2,284,849.43       2,066,298.88      2,831,226.53
-----------------------------------------------------------------------------------------------------------------------------------
      6.739%             6.739%            6.739%             6.739%            6.739%             6.739%            6.739%
-----------------------------------------------------------------------------------------------------------------------------------
       10TH               10TH              10TH               10TH              10TH               10TH              10TH
-----------------------------------------------------------------------------------------------------------------------------------

        4,305.10          4,435.56          3,783.27           5,218.31          3,000.53           2,713.52          3,718.04
        4,329.28          4,460.47          3,804.52           5,247.61          3,017.38           2,728.76          3,738.92
        4,353.59          4,485.52          3,825.88           5,277.08          3,034.32           2,744.08          3,759.92
        4,378.04          4,510.71          3,847.37           5,306.72          3,051.36           2,759.49          3,781.04
        4,402.63          4,536.04          3,868.98           5,336.52          3,068.50           2,774.99          3,802.27
        4,427.35          4,561.51          3,890.70           5,366.49          3,085.73           2,790.57          3,823.62
        4,452.22          4,587.13          3,912.55           5,396.62          3,103.06           2,806.25          3,845.10
        4,477.22          4,612.89          3,934.53           5,426.93          3,120.49           2,822.00          3,866.69
        4,502.36          4,638.80          3,956.62           5,457.41          3,138.01           2,837.85          3,888.40
        4,527.65          4,664.85          3,978.84           5,488.06          3,155.63           2,853.79          3,910.24
        4,553.07          4,691.04          4,001.18           5,518.88          3,173.35           2,869.82          3,932.20
        4,578.64          4,717.39          4,023.65           5,549.87          3,191.17           2,885.93          3,954.28
        4,604.36          4,743.88          4,046.25           5,581.04          3,209.10           2,902.14          3,976.49
        4,630.21          4,770.52          4,068.97           5,612.38          3,227.12           2,918.44          3,998.82
        4,656.22          4,797.31          4,091.82           5,643.90          3,245.24           2,934.83          4,021.28
        4,682.36          4,824.25          4,114.80           5,675.59          3,263.47           2,951.31          4,043.86
        4,708.66          4,851.35          4,137.91           5,707.46          3,281.79           2,967.88          4,066.57
        4,735.10          4,878.59          4,161.15           5,739.52          3,300.22           2,984.55          4,089.41
        4,761.69          4,905.99          4,184.52           5,771.75          3,318.76           3,001.31          4,112.37
        4,788.43          4,933.54          4,208.02           5,804.16          3,337.39           3,018.16          4,135.47
        4,815.33          4,961.24          4,231.65           5,836.76          3,356.14           3,035.11          4,158.69
        4,842.37          4,989.11          4,255.41           5,869.54          3,374.98           3,052.16          4,182.04
        4,869.56          5,017.12          4,279.31           5,902.50          3,393.94           3,069.30          4,205.53
        4,896.91          5,045.30          4,303.34           5,935.65          3,413.00           3,086.54          4,229.15
        4,924.41          5,073.63          4,327.51           5,968.98          3,432.16           3,103.87          4,252.90
        4,952.06          5,102.13          4,351.81           6,002.50          3,451.44           3,121.30          4,276.78
        4,979.87          5,130.78          4,376.25           6,036.21          3,470.82           3,138.83          4,300.80
        5,007.84          5,159.59          4,400.83           6,070.11          3,490.31           3,156.46          4,324.95
        5,035.96          5,188.57          4,425.54           6,104.20          3,509.91           3,174.18          4,349.24
        5,064.24          5,217.71          4,450.40           6,138.48          3,529.62           3,192.01          4,373.66
        5,092.68          5,247.01          4,475.39           6,172.95          3,549.45           3,209.93          4,398.23
        5,121.28          5,276.47          4,500.52           6,207.62          3,569.38           3,227.96          4,422.93
        5,150.04          5,306.10          4,525.80           6,242.48          3,589.42           3,246.09          4,447.76
        5,178.97          5,335.90          4,551.21           6,277.53          3,609.58           3,264.32          4,472.74
        5,208.05          5,365.87          4,576.77           6,312.79          3,629.85           3,282.65          4,497.86
        5,237.30          5,396.00          4,602.47           6,348.24          3,650.24           3,301.08          4,523.12
        5,266.71          5,426.31          4,628.32           6,383.89          3,670.74           3,319.62          4,548.52
        5,296.29          5,456.78          4,654.31           6,419.74          3,691.35           3,338.26          4,574.06
        5,326.03          5,487.42          4,680.45           6,455.79          3,712.08           3,357.01          4,599.75
        5,355.94          5,518.24          4,706.73           6,492.05          3,732.93           3,375.86          4,625.58
        5,386.02          5,549.23          4,733.17           6,528.50          3,753.89           3,394.82          4,651.56
        5,416.26          5,580.39          4,759.75           6,565.17          3,774.97           3,413.89          4,677.68
        5,446.68          5,611.73          4,786.48           6,602.04          3,796.17           3,433.06          4,703.95
        5,477.27          5,643.25          4,813.36           6,639.11          3,817.49           3,452.34          4,730.37
        5,508.03          5,674.94          4,840.39           6,676.40          3,838.93           3,471.73          4,756.93
        5,538.96          5,706.81          4,867.57           6,713.89          3,860.49           3,491.22          4,783.65
        5,570.07          5,738.86          4,894.91           6,751.59          3,882.17           3,510.83          4,810.51


       80                81                 82                83                 84                85                 86
       --                --                 --                --                 --                --                 --


    RITE AID          RITE AID           RITE AID          RITE AID           RITE AID          RITE AID           RITE AID
-------------------------------------------------------------------------------------------------------------------------------
   MERRIMACK           MILFORD           CARTERET          LAS VEGAS         BRENTWOOD          BROOKLYN           CATSKILL
       NH                NH                 NJ                NV                 NY                NY                 NY
-------------------------------------------------------------------------------------------------------------------------------
  2,036,495.42      2,334,519.95       4,271,674.34      4,967,062.98       3,576,285.69      3,079,579.11       2,433,860.98
-------------------------------------------------------------------------------------------------------------------------------
     6.739%            6.739%             6.739%            6.739%             6.739%            6.739%             6.739%
-------------------------------------------------------------------------------------------------------------------------------
      10TH              10TH               10TH              10TH               10TH              10TH               10TH
-------------------------------------------------------------------------------------------------------------------------------

      2,674.38          3,065.76           5,609.68          6,522.88           4,696.48          4,044.19           3,196.21
      2,689.40          3,082.97           5,641.18          6,559.51           4,722.85          4,066.90           3,214.16
      2,704.50          3,100.29           5,672.86          6,596.35           4,749.37          4,089.74           3,232.21
      2,719.69          3,117.70           5,704.72          6,633.39           4,776.04          4,112.70           3,250.36
      2,734.96          3,135.20           5,736.76          6,670.65           4,802.87          4,135.80           3,268.62
      2,750.32          3,152.81           5,768.97          6,708.11           4,829.84          4,159.03           3,286.97
      2,765.77          3,170.52           5,801.37          6,745.78           4,856.96          4,182.38           3,305.43
      2,781.30          3,188.32           5,833.95          6,783.66           4,884.24          4,205.87           3,323.99
      2,796.92          3,206.23           5,866.71          6,821.76           4,911.67          4,229.49           3,342.66
      2,812.63          3,224.23           5,899.66          6,860.07           4,939.25          4,253.24           3,361.43
      2,828.42          3,242.34           5,932.79          6,898.59           4,966.99          4,277.13           3,380.31
      2,844.31          3,260.55           5,966.11          6,937.33           4,994.88          4,301.15           3,399.29
      2,860.28          3,278.86           5,999.61          6,976.29           5,022.93          4,325.30           3,418.38
      2,876.34          3,297.27           6,033.31          7,015.47           5,051.14          4,349.59           3,437.58
      2,892.50          3,315.79           6,067.19          7,054.87           5,079.51          4,374.02           3,456.89
      2,908.74          3,334.41           6,101.26          7,094.49           5,108.03          4,398.58           3,476.30
      2,925.07          3,353.14           6,135.52          7,134.33           5,136.72          4,423.28           3,495.82
      2,941.50          3,371.97           6,169.98          7,174.39           5,165.56          4,448.12           3,515.45
      2,958.02          3,390.90           6,204.63          7,214.69           5,194.57          4,473.10           3,535.20
      2,974.63          3,409.95           6,239.47          7,255.20           5,223.75          4,498.23           3,555.05
      2,991.34          3,429.09           6,274.51          7,295.95           5,253.08          4,523.49           3,575.01
      3,008.14          3,448.35           6,309.75          7,336.92           5,282.58          4,548.89           3,595.09
      3,025.03          3,467.72           6,345.18          7,378.12           5,312.25          4,574.44           3,615.28
      3,042.02          3,487.19           6,380.82          7,419.56           5,342.08          4,600.12           3,635.58
      3,059.10          3,506.78           6,416.65          7,461.22           5,372.08          4,625.96           3,656.00
      3,076.28          3,526.47           6,452.69          7,503.12           5,402.25          4,651.94           3,676.53
      3,093.56          3,546.27           6,488.92          7,545.26           5,432.59          4,678.06           3,697.18
      3,110.93          3,566.19           6,525.36          7,587.63           5,463.10          4,704.33           3,717.94
      3,128.40          3,586.22           6,562.01          7,630.24           5,493.78          4,730.75           3,738.82
      3,145.97          3,606.35           6,598.86          7,673.09           5,524.63          4,757.32           3,759.82
      3,163.64          3,626.61           6,635.92          7,716.18           5,555.65          4,784.03           3,780.93
      3,181.40          3,646.97           6,673.19          7,759.52           5,586.85          4,810.90           3,802.16
      3,199.27          3,667.45           6,710.66          7,803.09           5,618.23          4,837.92           3,823.52
      3,217.23          3,688.05           6,748.35          7,846.91           5,649.78          4,865.09           3,844.99
      3,235.30          3,708.76           6,786.24          7,890.98           5,681.51          4,892.41           3,866.58
      3,253.47          3,729.59           6,824.35          7,935.30           5,713.41          4,919.88           3,888.30
      3,271.74          3,750.53           6,862.68          7,979.86           5,745.50          4,947.51           3,910.13
      3,290.12          3,771.60           6,901.22          8,024.67           5,777.76          4,975.30           3,932.09
      3,308.59          3,792.78           6,939.97          8,069.74           5,810.21          5,003.24           3,954.17
      3,327.17          3,814.08           6,978.95          8,115.06           5,842.84          5,031.33           3,976.38
      3,345.86          3,835.50           7,018.14          8,160.63           5,875.65          5,059.59           3,998.71
      3,364.65          3,857.04           7,057.55          8,206.46           5,908.65          5,088.00           4,021.16
      3,383.54          3,878.70           7,097.19          8,252.54           5,941.83          5,116.58           4,043.75
      3,402.54          3,900.48           7,137.04          8,298.89           5,975.20          5,145.31           4,066.46
      3,421.65          3,922.38           7,177.13          8,345.49           6,008.76          5,174.21           4,089.29
      3,440.87          3,944.41           7,217.43          8,392.36           6,042.50          5,203.26           4,112.26
      3,460.19          3,966.56           7,257.96          8,439.49           6,076.43          5,232.48           4,135.35


         87                 88                89
         --                 --                --


      RITE AID           RITE AID          RITE AID
---------------------------------------------------------
      CHAMPLAIN           RAVENA           CLEVELAND
         NY                 NY                OH
---------------------------------------------------------
    1,887,483.88       2,086,167.38      2,607,708.50
---------------------------------------------------------
       6.739%             6.739%            6.739%
---------------------------------------------------------
        10TH               10TH              10TH
---------------------------------------------------------

        2,478.70           2,739.61          3,424.51
        2,492.62           2,755.00          3,443.75
        2,506.61           2,770.47          3,463.08
        2,520.69           2,786.03          3,482.53
        2,534.85           2,801.67          3,502.09
        2,549.08           2,817.41          3,521.76
        2,563.40           2,833.23          3,541.53
        2,577.79           2,849.14          3,561.42
        2,592.27           2,865.14          3,581.42
        2,606.83           2,881.23          3,601.54
        2,621.47           2,897.41          3,621.76
        2,636.19           2,913.68          3,642.10
        2,650.99           2,930.04          3,662.55
        2,665.88           2,946.50          3,683.12
        2,680.85           2,963.05          3,703.81
        2,695.91           2,979.69          3,724.61
        2,711.05           2,996.42          3,745.52
        2,726.27           3,013.25          3,766.56
        2,741.58           3,030.17          3,787.71
        2,756.98           3,047.19          3,808.98
        2,772.46           3,064.30          3,830.37
        2,788.03           3,081.51          3,851.88
        2,803.69           3,098.81          3,873.51
        2,819.43           3,116.21          3,895.27
        2,835.26           3,133.71          3,917.14
        2,851.19           3,151.31          3,939.14
        2,867.20           3,169.01          3,961.26
        2,883.30           3,186.81          3,983.51
        2,899.49           3,204.70          4,005.88
        2,915.78           3,222.70          4,028.37
        2,932.15           3,240.80          4,051.00
        2,948.62           3,259.00          4,073.75
        2,965.18           3,277.30          4,096.62
        2,981.83           3,295.71          4,119.63
        2,998.57           3,314.21          4,142.77
        3,015.41           3,332.83          4,166.03
        3,032.35           3,351.54          4,189.43
        3,049.38           3,370.36          4,212.95
        3,066.50           3,389.29          4,236.61
        3,083.72           3,408.33          4,260.41
        3,101.04           3,427.47          4,284.33
        3,118.45           3,446.71          4,308.39
        3,135.97           3,466.07          4,332.59
        3,153.58           3,485.53          4,356.92
        3,171.29           3,505.11          4,381.39
        3,189.10           3,524.79          4,405.99
        3,207.01           3,544.59          4,430.73

                                   PRINCIPAL

        70                 74                75                 76                77                 78                79
        --                 --                --                 --                --                 --                --


     RITE AID           RITE AID          RITE AID           RITE AID          RITE AID           RITE AID          RITE AID
---------------------------------------------------------------------------------------------------------------------------------
      NEWMAN             TRUCKEE          WATERTOWN          CALDWELL          CARROLTON        SALYERSVILLE      MADISON HGTS.
        CA                 CA                CT                 ID                KY                 KY                MI
---------------------------------------------------------------------------------------------------------------------------------
    3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25      2,284,849.43       2,066,298.88      2,831,226.53
---------------------------------------------------------------------------------------------------------------------------------
      6.739%             6.739%            6.739%             6.739%            6.739%             6.739%            6.739%
---------------------------------------------------------------------------------------------------------------------------------
       10TH               10TH              10TH               10TH              10TH               10TH              10TH
---------------------------------------------------------------------------------------------------------------------------------

        5,601.35          5,771.08          4,922.39           6,789.51          3,903.97           3,530.55          4,837.53
        5,632.80          5,803.49          4,950.04           6,827.64          3,925.89           3,550.37          4,864.69
        5,664.44          5,836.08          4,977.84           6,865.98          3,947.94           3,570.31          4,892.01
        5,696.25          5,868.86          5,005.79           6,904.54          3,970.11           3,590.36          4,919.48
        5,728.24          5,901.82          5,033.90           6,943.31          3,992.41           3,610.52          4,947.11
        5,760.40          5,934.96          5,062.17           6,982.31          4,014.83           3,630.80          4,974.89
        5,792.75          5,968.29          5,090.60           7,021.52          4,037.37           3,651.19          5,002.83
        5,825.28          6,001.81          5,119.19           7,060.95          4,060.05           3,671.69          5,030.93
        5,858.00          6,035.51          5,147.94           7,100.60          4,082.85           3,692.31          5,059.18
        5,890.90          6,069.41          5,176.85           7,140.48          4,105.78           3,713.05          5,087.59
        5,923.98          6,103.49          5,205.92           7,180.58          4,128.83           3,733.90          5,116.16
        5,957.25          6,137.77          5,235.16           7,220.90          4,152.02           3,754.87          5,144.89
        5,990.70          6,172.24          5,264.55           7,261.46          4,175.34           3,775.96          5,173.79
        6,024.34          6,206.90          5,294.12           7,302.23          4,198.78           3,797.16          5,202.84
        6,058.18          6,241.76          5,323.85           7,343.24          4,222.36           3,818.49          5,232.06
        6,092.20          6,276.81          5,353.75           7,384.48          4,246.08           3,839.93          5,261.44
        6,126.41          6,312.06          5,383.81           7,425.95          4,269.92           3,861.49          5,290.99
        6,160.82          6,347.51          5,414.05           7,467.65          4,293.90           3,883.18          5,320.70
        6,195.41          6,383.15          5,444.45           7,509.59          4,318.01           3,904.99          5,350.58
        6,230.21          6,419.00          5,475.03           7,551.76          4,342.26           3,926.92          5,380.63
        6,265.19          6,455.05          5,505.78           7,594.17          4,366.65           3,948.97          5,410.85
        6,300.38          6,491.30          5,536.69           7,636.82          4,391.17           3,971.15          5,441.23
        6,335.76          6,527.75          5,567.79           7,679.71          4,415.83           3,993.45          5,471.79
        6,371.34          6,564.41          5,599.06           7,722.84          4,440.63           4,015.88          5,502.52
        6,407.12          6,601.28          5,630.50           7,766.21          4,465.57           4,038.43          5,533.42
        6,443.10          6,638.35          5,662.12           7,809.82          4,490.65           4,061.11          5,564.50
        6,479.29          6,675.63          5,693.92           7,853.68          4,515.86           4,083.91          5,595.75
        6,515.67          6,713.12          5,725.89           7,897.78          4,541.23           4,106.85          5,627.17
        6,552.26          6,750.82          5,758.05           7,942.14          4,566.73           4,129.91          5,658.77
        6,589.06          6,788.73          5,790.38           7,986.74          4,592.37           4,153.10          5,690.55
        6,626.06          6,826.85          5,822.90           8,031.59          4,618.16           4,176.43          5,722.51
        6,663.27          6,865.19          5,855.60           8,076.69          4,644.10           4,199.88          5,754.64
        6,700.69          6,903.74          5,888.49           8,122.05          4,670.18           4,223.47          5,786.96
        6,738.32          6,942.51          5,921.56           8,167.66          4,696.41           4,247.19          5,819.46
        6,776.16          6,981.50          5,954.81           8,213.53          4,722.78           4,271.04          5,852.14
        6,814.22          7,020.71          5,988.25           8,259.66          4,749.30           4,295.02          5,885.01
        6,852.49          7,060.14          6,021.88           8,306.04          4,775.97           4,319.14          5,918.06
        6,890.97          7,099.78          6,055.70           8,352.69          4,802.80           4,343.40          5,951.29
        6,929.67          7,139.66          6,089.71           8,399.59          4,829.77           4,367.79          5,984.71
        6,968.58          7,179.75          6,123.90           8,446.77          4,856.89           4,392.32          6,018.32
        7,007.72          7,220.07          6,158.30           8,494.20          4,884.17           4,416.99          6,052.12
        7,047.07          7,260.62          6,192.88           8,541.90          4,911.59           4,441.79          6,086.11
        7,086.65          7,301.39          6,227.66           8,589.87          4,939.18           4,466.73          6,120.28
        7,126.44          7,342.40          6,262.63           8,638.11          4,966.91           4,491.82          6,154.66
        7,166.46          7,383.63          6,297.80           8,686.62          4,994.81           4,517.04          6,189.22
        7,206.71          7,425.09          6,333.17           8,735.41          5,022.86           4,542.41          6,223.98
        7,247.18          7,466.79          6,368.73           8,784.46          5,051.07           4,567.92          6,258.93
        7,287.88          7,508.72          6,404.50           8,833.79          5,079.43           4,593.57          6,294.08
        7,328.81          7,550.89          6,440.47           8,883.40          5,107.96           4,619.37          6,329.42
        7,369.97          7,593.30          6,476.64           8,933.29          5,136.64           4,645.31          6,364.97
        7,411.35          7,635.94          6,513.01           8,983.46          5,165.49           4,671.40          6,400.71
        7,452.97          7,678.82          6,549.58           9,033.91          5,194.50           4,697.63          6,436.66
        7,494.83          7,721.95          6,586.36           9,084.64          5,223.67           4,724.01          6,472.81
        7,536.92          7,765.31          6,623.35           9,135.66          5,253.00           4,750.54          6,509.16
        7,579.25          7,808.92          6,660.55           9,186.96          5,282.50           4,777.22          6,545.71
        7,621.81          7,852.77          6,697.95           9,238.56          5,312.17           4,804.05          6,582.47
        7,664.61          7,896.87          6,735.57           9,290.44          5,342.00           4,831.03          6,619.44
        7,707.66          7,941.22          6,773.39           9,342.61          5,372.00           4,858.16          6,656.61
        7,750.94          7,985.82          6,811.43           9,395.08          5,402.17           4,885.44          6,693.99
        7,794.47          8,030.66          6,849.68           9,447.84          5,432.51           4,912.88          6,731.59
        7,838.24          8,075.76          6,888.15           9,500.90          5,463.02           4,940.47          6,769.39
        7,882.26          8,121.11          6,926.83           9,554.25          5,493.69           4,968.21          6,807.40
        7,926.52          8,166.72          6,965.73           9,607.91          5,524.55           4,996.11          6,845.63


         80                81                 82                83                 84                85                 86
         --                --                 --                --                 --                --                 --


      RITE AID          RITE AID           RITE AID          RITE AID           RITE AID          RITE AID           RITE AID
----------------------------------------------------------------------------------------------------------------------------------
     MERRIMACK           MILFORD           CARTERET          LAS VEGAS         BRENTWOOD          BROOKLYN           CATSKILL
         NH                NH                 NJ                NV                 NY                NY                 NY
----------------------------------------------------------------------------------------------------------------------------------
    2,036,495.42      2,334,519.95       4,271,674.34      4,967,062.98       3,576,285.69      3,079,579.11       2,433,860.98
----------------------------------------------------------------------------------------------------------------------------------
       6.739%            6.739%             6.739%            6.739%             6.739%            6.739%             6.739%
----------------------------------------------------------------------------------------------------------------------------------
        10TH              10TH               10TH              10TH               10TH              10TH               10TH
----------------------------------------------------------------------------------------------------------------------------------

        3,479.62          3,988.84           7,298.72          8,486.89           6,110.56          5,261.87           4,158.57
        3,499.16          4,011.24           7,339.71          8,534.55           6,144.87          5,291.42           4,181.93
        3,518.81          4,033.76           7,380.93          8,582.48           6,179.38          5,321.13           4,205.41
        3,538.58          4,056.42           7,422.38          8,630.67           6,214.09          5,351.02           4,229.03
        3,558.45          4,079.20           7,464.06          8,679.14           6,248.98          5,381.07           4,252.78
        3,578.43          4,102.11           7,505.98          8,727.88           6,284.08          5,411.29           4,276.66
        3,598.53          4,125.14           7,548.13          8,776.90           6,319.37          5,441.68           4,300.68
        3,618.74          4,148.31           7,590.52          8,826.19           6,354.85          5,472.24           4,324.83
        3,639.06          4,171.60           7,633.15          8,875.75           6,390.54          5,502.97           4,349.12
        3,659.49          4,195.03           7,676.01          8,925.60           6,426.43          5,533.87           4,373.54
        3,680.05          4,218.59           7,719.12          8,975.72           6,462.52          5,564.95           4,398.10
        3,700.71          4,242.28           7,762.47          9,026.13           6,498.81          5,596.20           4,422.80
        3,721.49          4,266.10           7,806.06          9,076.82           6,535.31          5,627.63           4,447.64
        3,742.39          4,290.06           7,849.90          9,127.79           6,572.01          5,659.23           4,472.62
        3,763.41          4,314.15           7,893.98          9,179.05           6,608.92          5,691.01           4,497.74
        3,784.54          4,338.38           7,938.32          9,230.60           6,646.03          5,722.97           4,522.99
        3,805.80          4,362.75           7,982.90          9,282.44           6,683.36          5,755.11           4,548.39
        3,827.17          4,387.25           8,027.73          9,334.57           6,720.89          5,787.43           4,573.94
        3,848.66          4,411.88           8,072.81          9,386.99           6,758.63          5,819.93           4,599.62
        3,870.28          4,436.66           8,118.14          9,439.70           6,796.59          5,852.62           4,625.45
        3,892.01          4,461.58           8,163.73          9,492.71           6,834.75          5,885.48           4,651.43
        3,913.87          4,486.63           8,209.58          9,546.02           6,873.14          5,918.53           4,677.55
        3,935.85          4,511.83           8,255.68          9,599.63           6,911.74          5,951.77           4,703.82
        3,957.95          4,537.17           8,302.05          9,653.54           6,950.55          5,985.20           4,730.24
        3,980.18          4,562.65           8,348.67          9,707.76           6,989.58          6,018.81           4,756.80
        4,002.53          4,588.27           8,395.55          9,762.27           7,028.84          6,052.61           4,783.51
        4,025.01          4,614.04           8,442.70          9,817.10           7,068.31          6,086.60           4,810.38
        4,047.61          4,639.95           8,490.12          9,872.23           7,108.00          6,120.78           4,837.39
        4,070.34          4,666.00           8,537.79          9,927.67           7,147.92          6,155.15           4,864.56
        4,093.20          4,692.21           8,585.74          9,983.42           7,188.06          6,189.72           4,891.88
        4,116.19          4,718.56           8,633.96         10,039.49           7,228.43          6,224.48           4,919.35
        4,139.30          4,745.06           8,682.44         10,095.87           7,269.02          6,259.44           4,946.97
        4,162.55          4,771.70           8,731.20         10,152.56           7,309.85          6,294.59           4,974.76
        4,185.93          4,798.50           8,780.24         10,209.58           7,350.90          6,329.94           5,002.69
        4,209.43          4,825.45           8,829.54         10,266.91           7,392.18          6,365.49           5,030.79
        4,233.07          4,852.55           8,879.13         10,324.57           7,433.69          6,401.23           5,059.04
        4,256.84          4,879.80           8,928.99         10,382.55           7,475.44          6,437.18           5,087.45
        4,280.75          4,907.20           8,979.14         10,440.86           7,517.42          6,473.33           5,116.02
        4,304.79          4,934.76           9,029.56         10,499.49           7,559.63          6,509.68           5,144.75
        4,328.97          4,962.47           9,080.27         10,558.45           7,602.09          6,546.24           5,173.64
        4,353.28          4,990.34           9,131.26         10,617.75           7,644.78          6,583.00           5,202.70
        4,377.72          5,018.37           9,182.54         10,677.38           7,687.71          6,619.97           5,231.91
        4,402.31          5,046.55           9,234.11         10,737.34           7,730.88          6,657.15           5,261.30
        4,427.03          5,074.89           9,285.97         10,797.64           7,774.30          6,694.54           5,290.84
        4,451.89          5,103.39           9,338.12         10,858.28           7,817.96          6,732.13           5,320.56
        4,476.89          5,132.05           9,390.56         10,919.25           7,861.86          6,769.94           5,350.43
        4,502.03          5,160.87           9,443.29         10,980.57           7,906.01          6,807.96           5,380.48
        4,527.32          5,189.85           9,496.33         11,042.24           7,950.41          6,846.19           5,410.70
        4,552.74          5,219.00           9,549.66         11,104.25           7,995.06          6,884.64           5,441.08
        4,578.31          5,248.31           9,603.29         11,166.61           8,039.96          6,923.30           5,471.64
        4,604.02          5,277.78           9,657.22         11,229.32           8,085.11          6,962.18           5,502.37
        4,629.88          5,307.42           9,711.45         11,292.38           8,130.52          7,001.28           5,533.27
        4,655.88          5,337.23           9,765.99         11,355.80           8,176.18          7,040.60           5,564.34
        4,682.02          5,367.20           9,820.83         11,419.57           8,222.09          7,080.13           5,595.59
        4,708.32          5,397.34           9,875.98         11,483.70           8,268.27          7,119.90           5,627.01
        4,734.76          5,427.65           9,931.45         11,548.19           8,314.70          7,159.88           5,658.61
        4,761.35          5,458.13           9,987.22         11,613.04           8,361.39          7,200.09           5,690.39
        4,788.09          5,488.78          10,043.31         11,678.26           8,408.35          7,240.52           5,722.35
        4,814.98          5,519.61          10,099.71         11,743.85           8,455.57          7,281.18           5,754.48
        4,842.02          5,550.61          10,156.43         11,809.80           8,503.05          7,322.07           5,786.80
        4,869.21          5,581.78          10,213.46         11,876.12           8,550.81          7,363.19           5,819.30
        4,896.55          5,613.12          10,270.82         11,942.81           8,598.83          7,404.54           5,851.98
        4,924.05          5,644.65          10,328.50         12,009.88           8,647.12          7,446.13           5,884.84


        87                 88                89
        --                 --                --


     RITE AID           RITE AID          RITE AID
--------------------------------------------------------
     CHAMPLAIN           RAVENA           CLEVELAND
        NY                 NY                OH
--------------------------------------------------------
   1,887,483.88       2,086,167.38      2,607,708.50
--------------------------------------------------------
      6.739%             6.739%            6.739%
--------------------------------------------------------
       10TH               10TH              10TH
--------------------------------------------------------

       3,225.02           3,564.49          4,455.62
       3,243.13           3,584.51          4,480.64
       3,261.34           3,604.64          4,505.80
       3,279.66           3,624.88          4,531.10
       3,298.07           3,645.24          4,556.55
       3,316.60           3,665.71          4,582.14
       3,335.22           3,686.30          4,607.87
       3,353.95           3,707.00          4,633.75
       3,372.79           3,727.82          4,659.77
       3,391.73           3,748.75          4,685.94
       3,410.77           3,769.80          4,712.25
       3,429.93           3,790.98          4,738.72
       3,449.19           3,812.26          4,765.33
       3,468.56           3,833.67          4,792.09
       3,488.04           3,855.20          4,819.00
       3,507.63           3,876.85          4,846.07
       3,527.33           3,898.63          4,873.28
       3,547.13           3,920.52          4,900.65
       3,567.05           3,942.54          4,928.17
       3,587.09           3,964.68          4,955.84
       3,607.23           3,986.94          4,983.68
       3,627.49           4,009.33          5,011.66
       3,647.86           4,031.85          5,039.81
       3,668.35           4,054.49          5,068.11
       3,688.95           4,077.26          5,096.57
       3,709.66           4,100.16          5,125.19
       3,730.50           4,123.18          5,153.98
       3,751.45           4,146.34          5,182.92
       3,772.51           4,169.62          5,212.03
       3,793.70           4,193.04          5,241.30
       3,815.00           4,216.59          5,270.73
       3,836.43           4,240.27          5,300.33
       3,857.97           4,264.08          5,330.10
       3,879.64           4,288.02          5,360.03
       3,901.43           4,312.10          5,390.13
       3,923.34           4,336.32          5,420.40
       3,945.37           4,360.67          5,450.84
       3,967.53           4,385.16          5,481.45
       3,989.81           4,409.79          5,512.23
       4,012.21           4,434.55          5,543.19
       4,034.74           4,459.46          5,574.32
       4,057.40           4,484.50          5,605.62
       4,080.19           4,509.68          5,637.10
       4,103.10           4,535.01          5,668.76
       4,126.14           4,560.48          5,700.60
       4,149.32           4,586.09          5,732.61
       4,172.62           4,611.84          5,764.80
       4,196.05           4,637.74          5,797.18
       4,219.62           4,663.79          5,829.73
       4,243.31           4,689.98          5,862.47
       4,267.14           4,716.32          5,895.39
       4,291.11           4,742.80          5,928.50
       4,315.20           4,769.44          5,961.80
       4,339.44           4,796.22          5,995.28
       4,363.81           4,823.16          6,028.94
       4,388.31           4,850.24          6,062.80
       4,412.96           4,877.48          6,096.85
       4,437.74           4,904.87          6,131.09
       4,462.66           4,932.42          6,165.52
       4,487.72           4,960.12          6,200.14
       4,512.92           4,987.97          6,234.96
       4,538.27           5,015.98          6,269.98
       4,563.75           5,044.15          6,305.19

                                   PRINCIPAL

        70                 74                75                 76                77                 78                79
        --                 --                --                 --                --                 --                --


     RITE AID           RITE AID          RITE AID           RITE AID          RITE AID           RITE AID          RITE AID
----------------------------------------------------------------------------------------------------------------------------------
      NEWMAN             TRUCKEE          WATERTOWN          CALDWELL          CARROLTON        SALYERSVILLE      MADISON HGTS.
        CA                 CA                CT                 ID                KY                 KY                MI
----------------------------------------------------------------------------------------------------------------------------------
    3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25      2,284,849.43       2,066,298.88      2,831,226.53
----------------------------------------------------------------------------------------------------------------------------------
      6.739%             6.739%            6.739%             6.739%            6.739%             6.739%            6.739%
----------------------------------------------------------------------------------------------------------------------------------
       10TH               10TH              10TH               10TH              10TH               10TH              10TH
----------------------------------------------------------------------------------------------------------------------------------

        7,971.04          8,212.58          7,004.85           9,661.86          5,555.57           5,024.17          6,884.08
        8,015.80          8,258.70          7,044.19           9,716.12          5,586.77           5,052.38          6,922.74
        8,060.82          8,305.08          7,083.75           9,770.69          5,618.15           5,080.76          6,961.61
        8,106.09          8,351.72          7,123.53           9,825.56          5,649.70           5,109.29          7,000.71
        8,151.61          8,398.63          7,163.53           9,880.74          5,681.42           5,137.98          7,040.02
        8,197.39          8,445.79          7,203.76           9,936.23          5,713.33           5,166.84          7,079.56
        8,243.42          8,493.22          7,244.22           9,992.03          5,745.41           5,195.85          7,119.32
        8,289.72          8,540.92          7,284.90          10,048.14          5,777.68           5,225.03          7,159.30
        8,336.27          8,588.88          7,325.81          10,104.57          5,810.13           5,254.38          7,199.50
        8,383.08          8,637.12          7,366.95          10,161.31          5,842.75           5,283.88          7,239.94
        8,430.16          8,685.62          7,408.32          10,218.38          5,875.57           5,313.56          7,280.59
        8,477.50          8,734.40          7,449.93          10,275.76          5,908.56           5,343.40          7,321.48
        8,525.11          8,783.45          7,491.76          10,333.47          5,941.74           5,373.40          7,362.60
        8,572.99          8,832.78          7,533.84          10,391.50          5,975.11           5,403.58          7,403.94
        8,621.13          8,882.38          7,576.15          10,449.86          6,008.67           5,433.93          7,445.52
        8,669.55          8,932.26          7,618.69          10,508.54          6,042.41           5,464.44          7,487.34
        8,718.23          8,982.42          7,661.48          10,567.56          6,076.34           5,495.13          7,529.38
        8,767.19          9,032.87          7,704.50          10,626.90          6,110.47           5,525.99          7,571.67
        8,816.43          9,083.59          7,747.77          10,686.58          6,144.78           5,557.02          7,614.19
        8,865.94          9,134.61          7,791.28          10,746.59          6,179.29           5,588.23          7,656.95
        8,915.73          9,185.90          7,835.04          10,806.95          6,213.99           5,619.61          7,699.95
        8,965.80          9,237.49          7,879.04          10,867.64          6,248.89           5,651.17          7,743.19
        9,016.15          9,289.37          7,923.28          10,928.67          6,283.98           5,682.91          7,786.67
        9,066.78          9,341.53          7,967.78          10,990.04          6,319.27           5,714.82          7,830.40
        9,117.70          9,393.99          8,012.52          11,051.76          6,354.76           5,746.91          7,874.38
        9,168.90          9,446.75          8,057.52          11,113.82          6,390.45           5,779.19          7,918.60
        9,220.40          9,499.80          8,102.77          11,176.24          6,426.34           5,811.64          7,963.07
        9,272.18          9,553.15          8,148.27          11,239.00          6,462.43           5,844.28          8,007.79
        9,324.25          9,606.80          8,194.03          11,302.12          6,498.72           5,877.10          8,052.76
        9,376.61          9,660.75          8,240.05          11,365.59          6,535.21           5,910.11          8,097.98
        9,429.27          9,715.00          8,286.33          11,429.41          6,571.91           5,943.30          8,143.46
        9,482.22          9,769.56          8,332.86          11,493.60          6,608.82           5,976.67          8,189.19
        9,535.47          9,824.42          8,379.66          11,558.15          6,645.93           6,010.24          8,235.18
        9,589.02          9,879.60          8,426.71          11,623.06          6,683.26           6,043.99          8,281.43
        9,642.87          9,935.08          8,474.04          11,688.33          6,720.79           6,077.93          8,327.93
        9,697.02          9,990.87          8,521.63          11,753.97          6,758.53           6,112.06          8,374.70
        9,751.48         10,046.98          8,569.48          11,819.98          6,796.49           6,146.39          8,421.73
        9,806.24         10,103.40          8,617.61          11,886.36          6,834.65           6,180.91          8,469.03
        9,861.31         10,160.14          8,666.00          11,953.11          6,873.04           6,215.62          8,516.59
        9,916.69         10,217.20          8,714.67          12,020.23          6,911.63           6,250.52          8,564.42
        9,972.38         10,274.58          8,763.61          12,087.74          6,950.45           6,285.62          8,612.51
       10,028.39         10,332.28          8,812.82          12,155.62          6,989.48           6,320.92          8,660.88
       10,084.71         10,390.30          8,862.32          12,223.88          7,028.73           6,356.42          8,709.52
       10,141.34         10,448.65          8,912.08          12,292.53          7,068.21           6,392.12          8,758.43
       10,198.29         10,507.33          8,962.13          12,361.56          7,107.90           6,428.01          8,807.61
       10,255.56         10,566.34          9,012.46          12,430.98          7,147.82           6,464.11          8,857.08
       10,313.16         10,625.68          9,063.08          12,500.79          7,187.96           6,500.41          8,906.82
       10,371.07         10,685.35          9,113.97          12,571.00          7,228.32           6,536.92          8,956.84
       10,429.32         10,745.35          9,165.16          12,641.59          7,268.92           6,573.63          9,007.14
       10,487.89         10,805.70          9,216.63          12,712.59          7,309.74           6,610.55          9,057.72
       10,546.78         10,866.38          9,268.38          12,783.98          7,350.79           6,647.67          9,108.58
       10,606.01         10,927.41          9,320.43          12,855.77          7,392.07           6,685.00          9,159.74
       10,665.57         10,988.77          9,372.78          12,927.97          7,433.58           6,722.54          9,211.18
       10,725.47         11,050.48          9,425.41          13,000.57          7,475.33           6,760.30          9,262.91
       10,785.70         11,112.54          9,478.34          13,073.58          7,517.31           6,798.26          9,314.92
       10,846.27         11,174.95          9,531.57          13,147.00          7,559.52           6,836.44          9,367.24
       10,907.18         11,237.70          9,585.10          13,220.83          7,601.98           6,874.83          9,419.84
       10,968.44         11,300.81          9,638.93          13,295.07          7,644.67           6,913.44          9,472.74
       11,030.03         11,364.28          9,693.06          13,369.74          7,687.60           6,952.26          9,525.94
       11,091.98         11,428.10          9,747.49          13,444.82          7,730.77           6,991.31          9,579.43
       11,154.27         11,492.27          9,802.23          13,520.32          7,774.19           7,030.57          9,633.23
       11,216.91         11,556.81          9,857.28          13,596.25          7,817.84           7,070.05          9,687.33
       11,279.90         11,621.71          9,912.64          13,672.61          7,861.75           7,109.76          9,741.73


        80                81                 82                83                 84                85                 86
        --                --                 --                --                 --                --                 --


     RITE AID          RITE AID           RITE AID          RITE AID           RITE AID          RITE AID           RITE AID
---------------------------------------------------------------------------------------------------------------------------------
    MERRIMACK           MILFORD           CARTERET          LAS VEGAS         BRENTWOOD          BROOKLYN           CATSKILL
        NH                NH                 NJ                NV                 NY                NY                 NY
---------------------------------------------------------------------------------------------------------------------------------
   2,036,495.42      2,334,519.95       4,271,674.34      4,967,062.98       3,576,285.69      3,079,579.11       2,433,860.98
---------------------------------------------------------------------------------------------------------------------------------
      6.739%            6.739%             6.739%            6.739%             6.739%            6.739%             6.739%
---------------------------------------------------------------------------------------------------------------------------------
       10TH              10TH               10TH              10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------------------------------------------

       4,951.70          5,676.34          10,386.50         12,077.33           8,695.68          7,487.94           5,917.89
       4,979.51          5,708.22          10,444.83         12,145.15           8,744.51          7,529.99           5,951.12
       5,007.48          5,740.28          10,503.49         12,213.36           8,793.62          7,572.28           5,984.54
       5,035.60          5,772.51          10,562.47         12,281.94           8,843.00          7,614.81           6,018.15
       5,063.88          5,804.93          10,621.79         12,350.92           8,892.66          7,657.57           6,051.95
       5,092.31          5,837.53          10,681.44         12,420.28           8,942.60          7,700.57           6,085.94
       5,120.91          5,870.31          10,741.43         12,490.03           8,992.82          7,743.82           6,120.11
       5,149.67          5,903.28          10,801.75         12,560.17           9,043.32          7,787.31           6,154.48
       5,178.59          5,936.43          10,862.41         12,630.71           9,094.11          7,831.04           6,189.05
       5,207.67          5,969.77          10,923.41         12,701.64           9,145.18          7,875.02           6,223.80
       5,236.92          6,003.30          10,984.75         12,772.97           9,196.54          7,919.24           6,258.75
       5,266.33          6,037.01          11,046.44         12,844.70           9,248.18          7,963.71           6,293.90
       5,295.90          6,070.91          11,108.48         12,916.83           9,300.12          8,008.44           6,329.25
       5,325.64          6,105.01          11,170.86         12,989.37           9,352.35          8,053.41           6,364.79
       5,355.55          6,139.29          11,233.59         13,062.32           9,404.87          8,098.64           6,400.54
       5,385.63          6,173.77          11,296.68         13,135.67           9,457.69          8,144.12           6,436.48
       5,415.87          6,208.44          11,360.12         13,209.44           9,510.80          8,189.85           6,472.63
       5,446.28          6,243.30          11,423.92         13,283.62           9,564.21          8,235.85           6,508.98
       5,476.87          6,278.37          11,488.07         13,358.22           9,617.92          8,282.10           6,545.53
       5,507.63          6,313.62          11,552.59         13,433.24           9,671.93          8,328.61           6,582.29
       5,538.56          6,349.08          11,617.46         13,508.68           9,726.25          8,375.38           6,619.25
       5,569.66          6,384.74          11,682.71         13,584.54           9,780.87          8,422.42           6,656.43
       5,600.94          6,420.59          11,748.31         13,660.83           9,835.80          8,469.71           6,693.81
       5,632.39          6,456.65          11,814.29         13,737.55           9,891.03          8,517.28           6,731.40
       5,664.02          6,492.91          11,880.64         13,814.69           9,946.58          8,565.11           6,769.20
       5,695.83          6,529.37          11,947.36         13,892.28          10,002.44          8,613.21           6,807.22
       5,727.82          6,566.04          12,014.45         13,970.29          10,058.61          8,661.58           6,845.44
       5,759.99          6,602.91          12,081.92         14,048.75          10,115.10          8,710.22           6,883.89
       5,792.33          6,639.99          12,149.77         14,127.64          10,171.90          8,759.14           6,922.55
       5,824.86          6,677.28          12,218.00         14,206.98          10,229.03          8,808.33           6,961.42
       5,857.57          6,714.78          12,286.62         14,286.77          10,286.47          8,857.79           7,000.52
       5,890.47          6,752.49          12,355.62         14,367.00          10,344.24          8,907.54           7,039.83
       5,923.55          6,790.41          12,425.01         14,447.68          10,402.33          8,957.56           7,079.36
       5,956.81          6,828.54          12,494.78         14,528.82          10,460.75          9,007.87           7,119.12
       5,990.27          6,866.89          12,564.95         14,610.41          10,519.49          9,058.45           7,159.10
       6,023.91          6,905.46          12,635.51         14,692.46          10,578.57          9,109.32           7,199.30
       6,057.74          6,944.24          12,706.47         14,774.97          10,637.98          9,160.48           7,239.73
       6,091.75          6,983.23          12,777.83         14,857.94          10,697.72          9,211.92           7,280.39
       6,125.96          7,022.45          12,849.59         14,941.38          10,757.80          9,263.66           7,321.28
       6,160.37          7,061.89          12,921.75         15,025.29          10,818.21          9,315.68           7,362.39
       6,194.96          7,101.55          12,994.32         15,109.67          10,878.96          9,367.99           7,403.74
       6,229.75          7,141.43          13,067.29         15,194.52          10,940.06          9,420.60           7,445.32
       6,264.74          7,181.53          13,140.67         15,279.85          11,001.49          9,473.51           7,487.13
       6,299.92          7,221.86          13,214.47         15,365.66          11,063.28          9,526.71           7,529.17
       6,335.30          7,262.42          13,288.68         15,451.95          11,125.41          9,580.21           7,571.46
       6,370.88          7,303.20          13,363.31         15,538.73          11,187.88          9,634.01           7,613.98
       6,406.65          7,344.22          13,438.35         15,625.99          11,250.71          9,688.11           7,656.74
       6,442.63          7,385.46          13,513.82         15,713.74          11,313.90          9,742.52           7,699.73
       6,478.81          7,426.94          13,589.71         15,801.99          11,377.43          9,797.23           7,742.97
       6,515.20          7,468.64          13,666.03         15,890.73          11,441.33          9,852.25           7,786.46
       6,551.79          7,510.59          13,742.77         15,979.97          11,505.58          9,907.58           7,830.19
       6,588.58          7,552.77          13,819.95         16,069.71          11,570.19          9,963.22           7,874.16
       6,625.58          7,595.18          13,897.56         16,159.96          11,635.17         10,019.17           7,918.38
       6,662.79          7,637.83          13,975.61         16,250.71          11,700.51         10,075.44           7,962.85
       6,700.21          7,680.73          14,054.09         16,341.97          11,766.22         10,132.02           8,007.56
       6,737.83          7,723.86          14,133.02         16,433.74          11,832.30         10,188.92           8,052.53
       6,775.67          7,767.24          14,212.39         16,526.03          11,898.74         10,246.14           8,097.76
       6,813.72          7,810.86          14,292.20         16,618.84          11,965.57         10,303.68           8,143.23
       6,851.99          7,854.72          14,372.46         16,712.17          12,032.76         10,361.54           8,188.96
       6,890.47          7,898.83          14,453.18         16,806.02          12,100.34         10,419.73           8,234.95
       6,929.16          7,943.19          14,534.34         16,900.40          12,168.29         10,478.25           8,281.20
       6,968.08          7,987.80          14,615.97         16,995.31          12,236.62         10,537.09           8,327.70
       7,007.21          8,032.65          14,698.05         17,090.75          12,305.34         10,596.27           8,374.47


        87                 88                89
        --                 --                --


     RITE AID           RITE AID          RITE AID
--------------------------------------------------------
     CHAMPLAIN           RAVENA           CLEVELAND
        NY                 NY                OH
--------------------------------------------------------
   1,887,483.88       2,086,167.38      2,607,708.50
--------------------------------------------------------
      6.739%             6.739%            6.739%
--------------------------------------------------------
       10TH               10TH              10TH
--------------------------------------------------------

       4,589.38           5,072.48          6,340.60
       4,615.16           5,100.97          6,376.21
       4,641.08           5,129.61          6,412.01
       4,667.14           5,158.42          6,448.02
       4,693.35           5,187.39          6,484.23
       4,719.71           5,216.52          6,520.65
       4,746.21           5,245.81          6,557.27
       4,772.86           5,275.27          6,594.09
       4,799.67           5,304.90          6,631.12
       4,826.62           5,334.69          6,668.36
       4,853.73           5,364.65          6,705.81
       4,880.99           5,394.78          6,743.47
       4,908.40           5,425.07          6,781.34
       4,935.96           5,455.54          6,819.42
       4,963.68           5,486.18          6,857.72
       4,991.56           5,516.99          6,896.23
       5,019.59           5,547.97          6,934.96
       5,047.78           5,579.12          6,973.90
       5,076.12           5,610.46          7,013.07
       5,104.63           5,641.96          7,052.45
       5,133.30           5,673.65          7,092.06
       5,162.13           5,705.51          7,131.89
       5,191.12           5,737.55          7,171.94
       5,220.27           5,769.77          7,212.21
       5,249.58           5,802.17          7,252.72
       5,279.06           5,834.76          7,293.45
       5,308.71           5,867.53          7,334.40
       5,338.52           5,900.48          7,375.59
       5,368.50           5,933.61          7,417.01
       5,398.65           5,966.93          7,458.67
       5,428.97           6,000.44          7,500.55
       5,459.46           6,034.14          7,542.67
       5,490.12           6,068.03          7,585.03
       5,520.95           6,102.11          7,627.63
       5,551.95           6,136.37          7,670.46
       5,583.13           6,170.83          7,713.54
       5,614.49           6,205.49          7,756.86
       5,646.02           6,240.34          7,800.42
       5,677.72           6,275.38          7,844.23
       5,709.61           6,310.62          7,888.28
       5,741.67           6,346.06          7,932.58
       5,773.92           6,381.70          7,977.13
       5,806.34           6,417.54          8,021.92
       5,838.95           6,453.58          8,066.97
       5,871.74           6,489.82          8,112.28
       5,904.72           6,526.27          8,157.83
       5,937.88           6,562.92          8,203.65
       5,971.22           6,599.77          8,249.72
       6,004.76           6,636.84          8,296.05
       6,038.48           6,674.11          8,342.63
       6,072.39           6,711.59          8,389.49
       6,106.49           6,749.28          8,436.60
       6,140.78           6,787.18          8,483.98
       6,175.27           6,825.30          8,531.62
       6,209.95           6,863.63          8,579.53
       6,244.82           6,902.17          8,627.72
       6,279.89           6,940.94          8,676.17
       6,315.16           6,979.92          8,724.89
       6,350.62           7,019.11          8,773.89
       6,386.29           7,058.53          8,823.16
       6,422.15           7,098.17          8,872.71
       6,458.22           7,138.03          8,922.54
       6,494.49           7,178.12          8,972.65

                                   PRINCIPAL

        70                 74                75                 76                77                 78                79
        --                 --                --                 --                --                 --                --


     RITE AID           RITE AID          RITE AID           RITE AID          RITE AID           RITE AID          RITE AID
----------------------------------------------------------------------------------------------------------------------------------
      NEWMAN             TRUCKEE          WATERTOWN          CALDWELL          CARROLTON        SALYERSVILLE      MADISON HGTS.
        CA                 CA                CT                 ID                KY                 KY                MI
----------------------------------------------------------------------------------------------------------------------------------
    3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25      2,284,849.43       2,066,298.88      2,831,226.53
----------------------------------------------------------------------------------------------------------------------------------
      6.739%             6.739%            6.739%             6.739%            6.739%             6.739%            6.739%
----------------------------------------------------------------------------------------------------------------------------------
       10TH               10TH              10TH               10TH              10TH               10TH              10TH
----------------------------------------------------------------------------------------------------------------------------------

       11,343.25         11,686.98          9,968.31          13,749.39          7,905.90           7,149.68          9,796.44
       11,406.95         11,752.61         10,024.29          13,826.60          7,950.30           7,189.83          9,851.45
       11,471.01         11,818.61         10,080.58          13,904.25          7,994.94           7,230.21          9,906.78
       11,535.43         11,884.98         10,137.19          13,982.33          8,039.84           7,270.81          9,962.41
       11,600.21         11,951.73         10,194.12          14,060.86          8,084.99           7,311.65         10,018.36
       11,665.35         12,018.85         10,251.37          14,139.82          8,130.40           7,352.71         10,074.62
       11,730.86         12,086.34         10,308.94          14,219.23          8,176.06           7,394.00         10,131.20
       11,796.74         12,154.22         10,366.83          14,299.08          8,221.97           7,435.52         10,188.09
       11,862.99         12,222.47         10,425.05          14,379.38          8,268.14           7,477.28         10,245.31
       11,929.61         12,291.11         10,483.60          14,460.13          8,314.58           7,519.27         10,302.85
       11,996.61         12,360.14         10,542.47          14,541.34          8,361.27           7,561.50         10,360.70
       12,063.98         12,429.55         10,601.68          14,623.00          8,408.23           7,603.96         10,418.89
       12,131.73         12,499.35         10,661.21          14,705.12          8,455.44           7,646.66         10,477.40
       12,199.86         12,569.55         10,721.08          14,787.70          8,502.93           7,689.61         10,536.24
       12,268.37         12,640.14         10,781.29          14,870.75          8,550.68           7,732.79         10,595.41
       12,337.27         12,711.12         10,841.84          14,954.26          8,598.70           7,776.22         10,654.91
       12,406.55         12,782.50         10,902.72          15,038.24          8,646.99           7,819.89         10,714.75
       12,476.22         12,854.29         10,963.95          15,122.69          8,695.55           7,863.80         10,774.92
       12,546.29         12,926.48         11,025.52          15,207.62          8,744.38           7,907.96         10,835.43
       12,616.74         12,999.07         11,087.44          15,293.02          8,793.49           7,952.37         10,896.28
       12,687.60         13,072.07         11,149.71          15,378.91          8,842.87           7,997.03         10,957.47
       12,758.85         13,145.48         11,212.32          15,465.27          8,892.53           8,041.94         11,019.01
       12,830.50         13,219.30         11,275.29          15,552.12          8,942.47           8,087.10         11,080.89
       12,902.56         13,293.54         11,338.61          15,639.46          8,992.69           8,132.52         11,143.11
       12,975.01         13,368.19         11,402.28          15,727.29          9,043.19           8,178.19         11,205.69
       13,047.88         13,443.27         11,466.32          15,815.61          9,093.98           8,224.12         11,268.62
       13,121.15         13,518.76         11,530.71          15,904.43          9,145.05           8,270.30         11,331.90
       13,194.84         13,594.68         11,595.46          15,993.74          9,196.40           8,316.75         11,395.54
       13,268.94         13,671.03         11,660.58          16,083.56          9,248.05           8,363.45         11,459.54
       13,343.46         13,747.80         11,726.07          16,173.89          9,299.98           8,410.42         11,523.89
       13,418.39         13,825.01         11,791.92          16,264.71          9,352.21           8,457.65         11,588.61
       13,493.75         13,902.65         11,858.14          16,356.05          9,404.73           8,505.15         11,653.69
       13,569.53         13,980.72         11,924.73          16,447.91          9,457.55           8,552.91         11,719.13
       13,645.73         14,059.24         11,991.70          16,540.28          9,510.66           8,600.94         11,784.95
       13,722.36         14,138.19         12,059.04          16,633.16          9,564.07           8,649.25         11,851.13
       13,799.42         14,217.59         12,126.76          16,726.57          9,617.78           8,697.82         11,917.68
       13,876.92         14,297.43         12,194.87          16,820.51          9,671.79           8,746.66         11,984.61
       13,954.85         14,377.72         12,263.35          16,914.97          9,726.11           8,795.78         12,051.91
       14,033.22         14,458.47         12,332.22          17,009.96          9,780.73           8,845.18         12,119.60
       14,112.03         14,539.66         12,401.48          17,105.48          9,835.65           8,894.85         12,187.66
       14,191.28         14,621.31         12,471.12          17,201.55          9,890.89           8,944.80         12,256.10
       14,270.97         14,703.43         12,541.16          17,298.15          9,946.43           8,995.04         12,324.93
       14,351.12         14,786.00         12,611.59          17,395.29         10,002.29           9,045.55         12,394.14
       14,431.71         14,869.03         12,682.41          17,492.98         10,058.46           9,096.35         12,463.75
       14,512.76         14,952.53         12,753.63          17,591.22         10,114.95           9,147.43         12,533.74
       14,594.26         15,036.51         12,825.25          17,690.01         10,171.75           9,198.80         12,604.13
       14,676.22         15,120.95         12,897.28          17,789.35         10,228.88           9,250.46         12,674.91
       14,758.63         15,205.87         12,969.71          17,889.25         10,286.32           9,302.41         12,746.09
       14,841.52         15,291.26         13,042.54          17,989.72         10,344.09           9,354.65         12,817.67
       14,924.86         15,377.13         13,115.79          18,090.74         10,402.18           9,407.19         12,889.65
       15,008.68         15,463.49         13,189.44          18,192.34         10,460.59           9,460.02         12,962.04
       15,092.97         15,550.33         13,263.51          18,294.50         10,519.34           9,513.14         13,034.83
       15,177.73         15,637.66         13,338.00          18,397.24         10,578.41           9,566.57         13,108.03
       15,262.96         15,725.47         13,412.90          18,500.56         10,637.82           9,620.29         13,181.65
       15,348.68         15,813.79         13,488.23          18,604.45         10,697.56           9,674.32         13,255.67
       15,434.87         15,902.59         13,563.98          18,708.93         10,757.64           9,728.65         13,330.11
       15,521.55         15,991.90         13,640.15          18,814.00         10,818.05           9,783.28         13,404.97
       15,608.72         16,081.71         13,716.75          18,919.66         10,878.80           9,838.22         13,480.25
       15,696.37         16,172.02         13,793.78          19,025.91         10,939.90           9,893.47         13,555.96
       15,784.52         16,262.84         13,871.24          19,132.75         11,001.33           9,949.03         13,632.09
       15,873.16         16,354.17         13,949.14          19,240.20         11,063.11          10,004.90         13,708.64
       15,962.31         16,446.01         14,027.48          19,348.25         11,125.24          10,061.09         13,785.63
       16,051.95         16,538.37         14,106.25          19,456.90         11,187.72          10,117.59         13,863.04


        80                81                 82                83                 84                85                 86
        --                --                 --                --                 --                --                 --


     RITE AID          RITE AID           RITE AID          RITE AID           RITE AID          RITE AID           RITE AID
---------------------------------------------------------------------------------------------------------------------------------
    MERRIMACK           MILFORD           CARTERET          LAS VEGAS         BRENTWOOD          BROOKLYN           CATSKILL
        NH                NH                 NJ                NV                 NY                NY                 NY
---------------------------------------------------------------------------------------------------------------------------------
   2,036,495.42      2,334,519.95       4,271,674.34      4,967,062.98       3,576,285.69      3,079,579.11       2,433,860.98
---------------------------------------------------------------------------------------------------------------------------------
      6.739%            6.739%             6.739%            6.739%             6.739%            6.739%             6.739%
---------------------------------------------------------------------------------------------------------------------------------
       10TH              10TH               10TH              10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------------------------------------------

       7,046.56          8,077.76          14,780.59         17,186.73          12,374.45         10,655.77           8,421.50
       7,086.13          8,123.13          14,863.59         17,283.25          12,443.94         10,715.61           8,468.79
       7,125.93          8,168.75          14,947.07         17,380.31          12,513.82         10,775.79           8,516.35
       7,165.94          8,214.62          15,031.01         17,477.91          12,584.10         10,836.31           8,564.18
       7,206.19          8,260.75          15,115.42         17,576.07          12,654.77         10,897.16           8,612.27
       7,246.65          8,307.14          15,200.30         17,674.77          12,725.84         10,958.36           8,660.64
       7,287.35          8,353.80          15,285.67         17,774.03          12,797.30         11,019.90           8,709.28
       7,328.28          8,400.71          15,371.51         17,873.85          12,869.17         11,081.78           8,758.18
       7,369.43          8,447.89          15,457.83         17,974.22          12,941.44         11,144.02           8,807.37
       7,410.82          8,495.33          15,544.64         18,075.16          13,014.12         11,206.60           8,856.83
       7,452.43          8,543.04          15,631.94         18,176.67          13,087.20         11,269.54           8,906.57
       7,494.28          8,591.01          15,719.72         18,278.75          13,160.70         11,332.82           8,956.59
       7,536.37          8,639.26          15,808.00         18,381.40          13,234.61         11,396.47           9,006.89
       7,578.69          8,687.77          15,896.78         18,484.62          13,308.93         11,460.47           9,057.47
       7,621.26          8,736.56          15,986.05         18,588.43          13,383.67         11,524.83           9,108.33
       7,664.05          8,785.63          16,075.83         18,692.82          13,458.83         11,589.55           9,159.48
       7,707.09          8,834.97          16,166.11         18,797.80          13,534.41         11,654.63           9,210.92
       7,750.38          8,884.58          16,256.89         18,903.36          13,610.42         11,720.08           9,262.65
       7,793.90          8,934.48          16,348.19         19,009.52          13,686.86         11,785.90           9,314.66
       7,837.67          8,984.65          16,440.00         19,116.27          13,763.72         11,852.09           9,366.97
       7,881.69          9,035.11          16,532.32         19,223.63          13,841.01         11,918.65           9,419.58
       7,925.95          9,085.85          16,625.16         19,331.58          13,918.74         11,985.58           9,472.48
       7,970.46          9,136.87          16,718.53         19,440.15          13,996.91         12,052.89           9,525.67
       8,015.22          9,188.18          16,812.42         19,549.32          14,075.51         12,120.58           9,579.17
       8,060.23          9,239.78          16,906.83         19,659.11          14,154.56         12,188.65           9,632.96
       8,105.50          9,291.67          17,001.78         19,769.51          14,234.05         12,257.10           9,687.06
       8,151.02          9,343.85          17,097.26         19,880.53          14,313.98         12,325.93           9,741.46
       8,196.79          9,396.32          17,193.27         19,992.18          14,394.37         12,395.15           9,796.17
       8,242.82          9,449.09          17,289.83         20,104.45          14,475.20         12,464.76           9,851.18
       8,289.11          9,502.16          17,386.92         20,217.35          14,556.49         12,534.76           9,906.50
       8,335.66          9,555.52          17,484.57         20,330.89          14,638.24         12,605.15           9,962.14
       8,382.47          9,609.18          17,582.76         20,445.06          14,720.45         12,675.94          10,018.08
       8,429.55          9,663.15          17,681.50         20,559.88          14,803.12         12,747.13          10,074.34
       8,476.89          9,717.41          17,780.79         20,675.34          14,886.25         12,818.71          10,130.92
       8,524.49          9,771.98          17,880.65         20,791.45          14,969.85         12,890.70          10,187.81
       8,572.36          9,826.86          17,981.06         20,908.21          15,053.91         12,963.09          10,245.02
       8,620.51          9,882.05          18,082.04         21,025.63          15,138.45         13,035.89          10,302.56
       8,668.92          9,937.54          18,183.59         21,143.70          15,223.47         13,109.10          10,360.42
       8,717.60          9,993.35          18,285.70         21,262.44          15,308.96         13,182.72          10,418.60
       8,766.56         10,049.47          18,388.39         21,381.85          15,394.93         13,256.75          10,477.11
       8,815.79         10,105.91          18,491.66         21,501.93          15,481.39         13,331.20          10,535.95
       8,865.30         10,162.66          18,595.50         21,622.68          15,568.33         13,406.06          10,595.11
       8,915.08         10,219.73          18,699.93         21,744.11          15,655.76         13,481.35          10,654.61
       8,965.15         10,277.12          18,804.95         21,866.22          15,743.68         13,557.06          10,714.45
       9,015.50         10,334.84          18,910.56         21,989.02          15,832.09         13,633.19          10,774.62
       9,066.12         10,392.88          19,016.75         22,112.50          15,921.00         13,709.75          10,835.13
       9,117.04         10,451.24          19,123.55         22,236.68          16,010.41         13,786.74          10,895.98
       9,168.24         10,509.94          19,230.94         22,361.56          16,100.33         13,864.17          10,957.17
       9,219.73         10,568.96          19,338.94         22,487.14          16,190.74         13,942.03          11,018.70
       9,271.50         10,628.31          19,447.55         22,613.42          16,281.67         14,020.32          11,080.58
       9,323.57         10,688.00          19,556.76         22,740.42          16,373.10         14,099.06          11,142.80
       9,375.93         10,748.02          19,666.59         22,868.12          16,465.05         14,178.24          11,205.38
       9,428.58         10,808.38          19,777.03         22,996.55          16,557.52         14,257.86          11,268.31
       9,481.53         10,869.08          19,888.10         23,125.69          16,650.50         14,337.93          11,331.59
       9,534.78         10,930.12          19,999.78         23,255.56          16,744.01         14,418.45          11,395.23
       9,588.32         10,991.50          20,112.10         23,386.16          16,838.04         14,499.42          11,459.22
       9,642.17         11,053.22          20,225.05         23,517.49          16,932.60         14,580.85          11,523.57
       9,696.32         11,115.30          20,338.63         23,649.56          17,027.69         14,662.73          11,588.29
       9,750.77         11,177.72          20,452.84         23,782.38          17,123.31         14,745.07          11,653.36
       9,805.53         11,240.49          20,567.70         23,915.93          17,219.47         14,827.88          11,718.81
       9,860.60         11,303.62          20,683.21         24,050.24          17,316.18         14,911.15          11,784.62
       9,915.97         11,367.09          20,799.36         24,185.30          17,413.42         14,994.89          11,850.80
       9,971.66         11,430.93          20,916.17         24,321.12          17,511.21         15,079.10          11,917.35


        87                 88                89
        --                 --                --


     RITE AID           RITE AID          RITE AID
--------------------------------------------------------
     CHAMPLAIN           RAVENA           CLEVELAND
        NY                 NY                OH
--------------------------------------------------------
   1,887,483.88       2,086,167.38      2,607,708.50
--------------------------------------------------------
      6.739%             6.739%            6.739%
--------------------------------------------------------
       10TH               10TH              10TH
--------------------------------------------------------

       6,530.96           7,218.43          9,023.04
       6,567.63           7,258.97          9,073.71
       6,604.52           7,299.73          9,124.66
       6,641.61           7,340.73          9,175.91
       6,678.91           7,381.95          9,227.44
       6,716.41           7,423.41          9,279.26
       6,754.13           7,465.10          9,331.37
       6,792.06           7,507.02          9,383.77
       6,830.20           7,549.18          9,436.47
       6,868.56           7,591.57          9,489.46
       6,907.13           7,634.20          9,542.75
       6,945.92           7,677.08          9,596.34
       6,984.93           7,720.19          9,650.24
       7,024.16           7,763.55          9,704.43
       7,063.60           7,807.14          9,758.93
       7,103.27           7,850.99          9,813.73
       7,143.16           7,895.08          9,868.84
       7,183.28           7,939.42          9,924.27
       7,223.62           7,984.00          9,980.00
       7,264.18           8,028.84         10,036.05
       7,304.98           8,073.93         10,092.41
       7,346.00           8,119.27         10,149.08
       7,387.26           8,164.87         10,206.08
       7,428.74           8,210.72         10,263.39
       7,470.46           8,256.83         10,321.03
       7,512.41           8,303.20         10,378.99
       7,554.60           8,349.83         10,437.28
       7,597.03           8,396.72         10,495.89
       7,639.69           8,443.87         10,554.84
       7,682.59           8,491.29         10,614.11
       7,725.74           8,538.98         10,673.72
       7,769.12           8,586.93         10,733.66
       7,812.75           8,635.15         10,793.94
       7,856.63           8,683.65         10,854.56
       7,900.75           8,732.41         10,915.51
       7,945.12           8,781.45         10,976.81
       7,989.74           8,830.77         11,038.46
       8,034.61           8,880.36         11,100.45
       8,079.73           8,930.23         11,162.79
       8,125.10           8,980.38         11,225.47
       8,170.73           9,030.81         11,288.51
       8,216.62           9,081.53         11,351.91
       8,262.76           9,132.53         11,415.66
       8,309.16           9,183.82         11,479.77
       8,355.83           9,235.39         11,544.24
       8,402.75           9,287.26         11,609.07
       8,449.94           9,339.41         11,674.26
       8,497.39           9,391.86         11,739.82
       8,545.11           9,444.60         11,805.75
       8,593.10           9,497.64         11,872.05
       8,641.36           9,550.98         11,938.72
       8,689.89           9,604.62         12,005.77
       8,738.69           9,658.55         12,073.19
       8,787.76           9,712.79         12,140.99
       8,837.11           9,767.34         12,209.17
       8,886.74           9,822.19         12,277.74
       8,936.65           9,877.35         12,346.69
       8,986.83           9,932.82         12,416.02
       9,037.30           9,988.60         12,485.75
       9,088.05          10,044.70         12,555.87
       9,139.09          10,101.11         12,626.38
       9,190.42          10,157.83         12,697.29
       9,242.03          10,214.88         12,768.59

                                   PRINCIPAL

        70                 74                75                 76                77                 78                79
        --                 --                --                 --                --                 --                --


     RITE AID           RITE AID          RITE AID           RITE AID          RITE AID           RITE AID          RITE AID
---------------------------------------------------------------------------------------------------------------------------------
      NEWMAN             TRUCKEE          WATERTOWN          CALDWELL          CARROLTON        SALYERSVILLE      MADISON HGTS.
        CA                 CA                CT                 ID                KY                 KY                MI
---------------------------------------------------------------------------------------------------------------------------------
    3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25      2,284,849.43       2,066,298.88      2,831,226.53
---------------------------------------------------------------------------------------------------------------------------------
      6.739%             6.739%            6.739%             6.739%            6.739%             6.739%            6.739%
---------------------------------------------------------------------------------------------------------------------------------
       10TH               10TH              10TH               10TH              10TH               10TH              10TH
---------------------------------------------------------------------------------------------------------------------------------

       16,142.09         16,631.25         14,185.47          19,566.17         11,250.55          10,174.41         13,940.90
       16,232.74         16,724.64         14,265.14          19,676.05         11,313.73          10,231.55         14,019.19
       16,323.90         16,818.57         14,345.25          19,786.55         11,377.27          10,289.01         14,097.92
       16,415.58         16,913.02         14,425.81          19,897.67         11,441.16          10,346.79         14,177.09
       16,507.76         17,008.00         14,506.82          20,009.41         11,505.41          10,404.89         14,256.70
       16,600.47         17,103.51         14,588.29          20,121.78         11,570.02          10,463.33         14,336.77
       16,693.69         17,199.56         14,670.21          20,234.78         11,635.00          10,522.09         14,417.28
       16,787.44         17,296.15         14,752.60          20,348.41         11,700.34          10,581.18         14,498.24
       16,881.72         17,393.28         14,835.45          20,462.69         11,766.04          10,640.60         14,579.66
       16,976.52         17,490.96         14,918.76          20,577.60         11,832.12          10,700.35         14,661.54
       17,071.86         17,589.19         15,002.54          20,693.16         11,898.57          10,760.45         14,743.88
       17,167.73         17,687.97         15,086.79          20,809.37         11,965.39          10,820.87         14,826.68
       17,264.14         17,787.30         15,171.52          20,926.23         12,032.58          10,881.64         14,909.94
       17,361.10         17,887.19         15,256.72          21,043.75         12,100.16          10,942.75         14,993.67
       17,458.59         17,987.64         15,342.40          21,161.93         12,168.11          11,004.20         15,077.88
       17,556.64         18,088.66         15,428.56          21,280.77         12,236.44          11,066.00         15,162.55
       17,655.23         18,190.24         15,515.20          21,400.28         12,305.16          11,128.15         15,247.70
       17,754.38         18,292.39         15,602.33          21,520.46         12,374.27          11,190.64         15,333.33
       17,854.09         18,395.12         15,689.95          21,641.32         12,443.76          11,253.49         15,419.44
       17,954.35         18,498.42         15,778.07          21,762.85         12,513.64          11,316.68         15,506.03
       18,055.18         18,602.31         15,866.67          21,885.07         12,583.91          11,380.24         15,593.11
       18,156.58         18,706.78         15,955.78          22,007.97         12,654.58          11,444.15         15,680.68
       18,258.54         18,811.83         16,045.38          22,131.56         12,725.65          11,508.41         15,768.74
       18,361.08         18,917.47         16,135.49          22,255.85         12,797.11          11,573.04         15,857.29
      756,982.68        779,921.49        665,227.10         917,554.65        527,593.90         477,128.47        653,757.68
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00
            0.00              0.00              0.00               0.00              0.00               0.00              0.00


         80                81                 82                83                 84                85                 86
         --                --                 --                --                 --                --                 --


      RITE AID          RITE AID           RITE AID          RITE AID           RITE AID          RITE AID           RITE AID
----------------------------------------------------------------------------------------------------------------------------------
     MERRIMACK           MILFORD           CARTERET          LAS VEGAS         BRENTWOOD          BROOKLYN           CATSKILL
         NH                NH                 NJ                NV                 NY                NY                 NY
----------------------------------------------------------------------------------------------------------------------------------
    2,036,495.42      2,334,519.95       4,271,674.34      4,967,062.98       3,576,285.69      3,079,579.11       2,433,860.98
----------------------------------------------------------------------------------------------------------------------------------
       6.739%            6.739%             6.739%            6.739%             6.739%            6.739%             6.739%
----------------------------------------------------------------------------------------------------------------------------------
        10TH              10TH               10TH              10TH               10TH              10TH               10TH
----------------------------------------------------------------------------------------------------------------------------------

       10,027.66         11,495.12          21,033.63         24,457.71          17,609.55         15,163.78          11,984.28
       10,083.97         11,559.68          21,151.75         24,595.06          17,708.44         15,248.94          12,051.58
       10,140.60         11,624.60          21,270.54         24,733.18          17,807.89         15,334.57          12,119.26
       10,197.55         11,689.88          21,389.99         24,872.08          17,907.90         15,420.69          12,187.32
       10,254.82         11,755.53          21,510.11         25,011.76          18,008.47         15,507.29          12,255.76
       10,312.41         11,821.54          21,630.91         25,152.22          18,109.60         15,594.37          12,324.59
       10,370.32         11,887.93          21,752.38         25,293.47          18,211.30         15,681.95          12,393.80
       10,428.56         11,954.69          21,874.54         25,435.51          18,313.57         15,770.02          12,463.40
       10,487.12         12,021.83          21,997.38         25,578.35          18,416.42         15,858.58          12,533.39
       10,546.02         12,089.34          22,120.92         25,722.00          18,519.84         15,947.64          12,603.78
       10,605.24         12,157.23          22,245.15         25,866.45          18,623.84         16,037.20          12,674.56
       10,664.80         12,225.51          22,370.07         26,011.71          18,728.43         16,127.26          12,745.74
       10,724.69         12,294.16          22,495.70         26,157.79          18,833.61         16,217.83          12,817.32
       10,784.92         12,363.20          22,622.03         26,304.68          18,939.37         16,308.90          12,889.30
       10,845.48         12,432.63          22,749.07         26,452.41          19,045.73         16,400.49          12,961.68
       10,906.39         12,502.45          22,876.83         26,600.96          19,152.69         16,492.60          13,034.47
       10,967.64         12,572.66          23,005.30         26,750.35          19,260.25         16,585.21          13,107.67
       11,029.23         12,643.27          23,134.49         26,900.57          19,368.41         16,678.35          13,181.28
       11,091.17         12,714.27          23,264.41         27,051.64          19,477.18         16,772.02          13,255.30
       11,153.46         12,785.67          23,395.06         27,203.56          19,586.56         16,866.21          13,329.74
       11,216.09         12,857.48          23,526.44         27,356.33          19,696.56         16,960.92          13,404.60
       11,279.08         12,929.68          23,658.56         27,509.96          19,807.17         17,056.17          13,479.88
       11,342.42         13,002.29          23,791.43         27,664.45          19,918.40         17,151.96          13,555.58
       11,406.12         13,075.31          23,925.04         27,819.81          20,030.26         17,248.28          13,631.71
      470,246.57        539,063.33         986,371.09      1,146,943.06         825,799.07        711,104.73         562,002.14
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00
            0.00              0.00               0.00              0.00               0.00              0.00               0.00


        87                 88                89
        --                 --                --


     RITE AID           RITE AID          RITE AID
--------------------------------------------------------
     CHAMPLAIN           RAVENA           CLEVELAND
        NY                 NY                OH
--------------------------------------------------------
   1,887,483.88       2,086,167.38      2,607,708.50
--------------------------------------------------------
      6.739%             6.739%            6.739%
--------------------------------------------------------
       10TH               10TH              10TH
--------------------------------------------------------

       9,293.93          10,272.24         12,840.30
       9,346.12          10,329.93         12,912.41
       9,398.61          10,387.94         12,984.92
       9,451.39          10,446.28         13,057.84
       9,504.47          10,504.94         13,131.17
       9,557.84          10,563.94         13,204.92
       9,611.52          10,623.26         13,279.07
       9,665.49          10,682.92         13,353.65
       9,719.77          10,742.91         13,428.64
       9,774.36          10,803.24         13,504.05
       9,829.25          10,863.91         13,579.89
       9,884.45          10,924.92         13,656.15
       9,939.96          10,986.28         13,732.84
       9,995.78          11,047.97         13,809.96
      10,051.91          11,110.02         13,887.52
      10,108.36          11,172.41         13,965.51
      10,165.13          11,235.15         14,043.93
      10,222.22          11,298.24         14,122.80
      10,279.62          11,361.69         14,202.11
      10,337.35          11,425.50         14,281.87
      10,395.40          11,489.66         14,362.07
      10,453.78          11,554.19         14,442.73
      10,512.49          11,619.07         14,523.84
      10,571.53          11,684.32         14,605.40
     435,838.37         481,716.32        602,145.22
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00
           0.00               0.00              0.00

                                   PRINCIPAL

        70                 74                75                 76                77                 78                79
        --                 --                --                 --                --                 --                --


     RITE AID           RITE AID          RITE AID           RITE AID          RITE AID           RITE AID          RITE AID
----------------------------------------------------------------------------------------------------------------------------------
      NEWMAN             TRUCKEE          WATERTOWN          CALDWELL          CARROLTON        SALYERSVILLE      MADISON HGTS.
        CA                 CA                CT                 ID                KY                 KY                MI
----------------------------------------------------------------------------------------------------------------------------------
    3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25      2,284,849.43       2,066,298.88      2,831,226.53
----------------------------------------------------------------------------------------------------------------------------------
      6.739%             6.739%            6.739%             6.739%            6.739%             6.739%            6.739%
----------------------------------------------------------------------------------------------------------------------------------
       10TH               10TH              10TH               10TH              10TH               10TH              10TH
----------------------------------------------------------------------------------------------------------------------------------

            0.00              0.00              0.00               0.00              0.00               0.00              0.00


        80                81                 82                83                 84                85                 86
        --                --                 --                --                 --                --                 --


     RITE AID          RITE AID           RITE AID          RITE AID           RITE AID          RITE AID           RITE AID
--------------------------------------------------------------------------------------------------------------------------------
    MERRIMACK           MILFORD           CARTERET          LAS VEGAS         BRENTWOOD          BROOKLYN           CATSKILL
        NH                NH                 NJ                NV                 NY                NY                 NY
--------------------------------------------------------------------------------------------------------------------------------
   2,036,495.42      2,334,519.95       4,271,674.34      4,967,062.98       3,576,285.69      3,079,579.11       2,433,860.98
--------------------------------------------------------------------------------------------------------------------------------
      6.739%            6.739%             6.739%            6.739%             6.739%            6.739%             6.739%
--------------------------------------------------------------------------------------------------------------------------------
       10TH              10TH               10TH              10TH               10TH              10TH               10TH
--------------------------------------------------------------------------------------------------------------------------------

           0.00              0.00               0.00              0.00               0.00              0.00               0.00


         87                 88                89
         --                 --                --


      RITE AID           RITE AID          RITE AID
---------------------------------------------------------
      CHAMPLAIN           RAVENA           CLEVELAND
         NY                 NY                OH
---------------------------------------------------------
    1,887,483.88       2,086,167.38      2,607,708.50
---------------------------------------------------------
       6.739%             6.739%            6.739%
---------------------------------------------------------
        10TH               10TH              10TH
---------------------------------------------------------

            0.00               0.00              0.00

                                                             PRINCIPAL

       90              91              92             93              94              95              96              97
       --              --              --             --              --              --              --              --

    RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID        RITE AID        RITE AID
------------------------------------------------------------------------------------------------------------------------------
     DAYTON       N. RIDGEVILLE     WOODMERE      LAKE OSWEGO        SALEM        BETHEL PARK    PHILADELPHIA    ELIZBETHTON
       OH              OH              OH             OR              OR              PA              PA              TN
------------------------------------------------------------------------------------------------------------------------------
  2,731,885.51    2,607,708.50    3,029,908.59   2,384,190.46    6,059,817.18    2,627,576.99    2,548,103.02   1,927,220.86
------------------------------------------------------------------------------------------------------------------------------
     6.739%          6.739%          6.739%         6.739%          6.739%          6.739%          6.739%          6.739%
------------------------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH           10TH            10TH            10TH            10TH            10TH
------------------------------------------------------------------------------------------------------------------------------
    3,587.59        3,424.51       3,978.96        3,130.98        7,957.92        3,450.61        3,346.24       2,530.88
    3,607.73        3,443.75       4,001.30        3,148.57        8,002.61        3,469.98        3,365.03       2,545.09
    3,627.99        3,463.08       4,023.77        3,166.25        8,047.55        3,489.47        3,383.93       2,559.38
    3,648.37        3,482.53       4,046.37        3,184.03        8,092.74        3,509.07        3,402.93       2,573.76
    3,668.86        3,502.09       4,069.09        3,201.91        8,138.19        3,528.77        3,422.04       2,588.21
    3,689.46        3,521.76       4,091.95        3,219.89        8,183.89        3,548.59        3,441.26       2,602.75
    3,710.18        3,541.53       4,114.93        3,237.97        8,229.85        3,568.52        3,460.58       2,617.36
    3,731.02        3,561.42       4,138.03        3,256.16        8,276.07        3,588.56        3,480.02       2,632.06
    3,751.97        3,581.42       4,161.27        3,274.44        8,322.55        3,608.71        3,499.56       2,646.84
    3,773.04        3,601.54       4,184.64        3,292.83        8,369.28        3,628.98        3,519.21       2,661.71
    3,794.23        3,621.76       4,208.14        3,311.33        8,416.28        3,649.36        3,538.98       2,676.65
    3,815.54        3,642.10       4,231.77        3,329.92        8,463.55        3,669.85        3,558.85       2,691.69
    3,836.96        3,662.55       4,255.54        3,348.62        8,511.08        3,690.46        3,578.84       2,706.80
    3,858.51        3,683.12       4,279.44        3,367.43        8,558.88        3,711.19        3,598.94       2,722.00
    3,880.18        3,703.81       4,303.47        3,386.34        8,606.94        3,732.03        3,619.15       2,737.29
    3,901.97        3,724.61       4,327.64        3,405.35        8,655.28        3,752.99        3,639.47       2,752.66
    3,923.88        3,745.52       4,351.94        3,424.48        8,703.88        3,774.06        3,659.91       2,768.12
    3,945.92        3,766.56       4,376.38        3,443.71        8,752.76        3,795.26        3,680.46       2,783.67
    3,968.08        3,787.71       4,400.96        3,463.05        8,801.92        3,816.57        3,701.13       2,799.30
    3,990.36        3,808.98       4,425.67        3,482.50        8,851.35        3,838.00        3,721.92       2,815.02
    4,012.77        3,830.37       4,450.53        3,502.05        8,901.05        3,859.56        3,742.82       2,830.83
    4,035.31        3,851.88       4,475.52        3,521.72        8,951.04        3,881.23        3,763.84       2,846.72
    4,057.97        3,873.51       4,500.65        3,541.50        9,001.31        3,903.03        3,784.98       2,862.71
    4,080.76        3,895.27       4,525.93        3,561.39        9,051.86        3,924.95        3,806.23       2,878.79
    4,103.67        3,917.14       4,551.35        3,581.39        9,102.69        3,946.99        3,827.61       2,894.96
    4,126.72        3,939.14       4,576.91        3,601.50        9,153.81        3,969.15        3,849.10       2,911.21
    4,149.89        3,961.26       4,602.61        3,621.73        9,205.22        3,991.44        3,870.72       2,927.56
    4,173.20        3,983.51       4,628.46        3,642.06        9,256.91        4,013.86        3,892.46       2,944.00
    4,196.64        4,005.88       4,654.45        3,662.52        9,308.90        4,036.40        3,914.31       2,960.54
    4,220.20        4,028.37       4,680.59        3,683.09        9,361.18        4,059.07        3,936.30       2,977.16
    4,243.90        4,051.00       4,706.87        3,703.77        9,413.75        4,081.86        3,958.40       2,993.88
    4,267.74        4,073.75       4,733.31        3,724.57        9,466.61        4,104.79        3,980.63       3,010.69
    4,291.70        4,096.62       4,759.89        3,745.49        9,519.77        4,127.84        4,002.99       3,027.60
    4,315.80        4,119.63       4,786.62        3,766.52        9,573.24        4,151.02        4,025.47       3,044.60
    4,340.04        4,142.77       4,813.50        3,787.67        9,627.00        4,174.33        4,048.07       3,061.70
    4,364.41        4,166.03       4,840.53        3,808.94        9,681.06        4,197.77        4,070.81       3,078.90
    4,388.92        4,189.43       4,867.71        3,830.33        9,735.43        4,221.35        4,093.67       3,096.19
    4,413.57        4,212.95       4,895.05        3,851.84        9,790.10        4,245.05        4,116.66       3,113.57
    4,438.36        4,236.61       4,922.54        3,873.47        9,845.08        4,268.89        4,139.78       3,131.06
    4,463.28        4,260.41       4,950.18        3,895.23        9,900.37        4,292.87        4,163.02       3,148.64
    4,488.35        4,284.33       4,977.98        3,917.10        9,955.97        4,316.97        4,186.40       3,166.32
    4,513.55        4,308.39       5,005.94        3,939.10       10,011.88        4,341.22        4,209.91       3,184.11
    4,538.90        4,332.59       5,034.05        3,961.22       10,068.10        4,365.60        4,233.55       3,201.99
    4,564.39        4,356.92       5,062.32        3,983.47       10,124.64        4,390.11        4,257.33       3,219.97
    4,590.02        4,381.39       5,090.75        4,005.84       10,181.50        4,414.77        4,281.24       3,238.05
    4,615.80        4,405.99       5,119.34        4,028.33       10,238.68        4,439.56        4,305.28       3,256.24
    4,641.72        4,430.73       5,148.09        4,050.96       10,296.18        4,464.49        4,329.46       3,274.52


       98              99              100            101             102             103             104             105
       --              --              ---            ---             ---             ---             ---             ---

    RITE AID        RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID        RITE AID
------------------------------------------------------------------------------------------------------------------------------
   WEST VALLEY       ROANOKE        STAUNTON     VIRGINIA BEACH      ESSEX        MIDDLEBURY      ELLENSBURG        PULLMAN
       UT              VA              VA              VA             VT              VT              WA              WA
------------------------------------------------------------------------------------------------------------------------------
  3,377,603.64    2,582,872.52    2,384,190.46   2,880,897.05    1,907,352.37    1,639,131.30    3,377,603.64    2,582,872.52
------------------------------------------------------------------------------------------------------------------------------
     6.739%          6.739%          6.739%          6.739%         6.739%          6.739%          6.739%          6.739%
------------------------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH            10TH           10TH            10TH            10TH            10TH
------------------------------------------------------------------------------------------------------------------------------
    4,435.56        3,391.90        3,130.98       3,783.27        2,504.79        2,152.55        4,435.56        3,391.90
    4,460.47        3,410.95        3,148.57       3,804.52        2,518.85        2,164.64        4,460.47        3,410.95
    4,485.52        3,430.10        3,166.25       3,825.88        2,533.00        2,176.80        4,485.52        3,430.10
    4,510.71        3,449.36        3,184.03       3,847.37        2,547.22        2,189.02        4,510.71        3,449.36
    4,536.04        3,468.74        3,201.91       3,868.98        2,561.53        2,201.31        4,536.04        3,468.74
    4,561.51        3,488.22        3,219.89       3,890.70        2,575.91        2,213.68        4,561.51        3,488.22
    4,587.13        3,507.81        3,237.97       3,912.55        2,590.38        2,226.11        4,587.13        3,507.81
    4,612.89        3,527.50        3,256.16       3,934.53        2,604.93        2,238.61        4,612.89        3,527.50
    4,638.80        3,547.31        3,274.44       3,956.62        2,619.56        2,251.18        4,638.80        3,547.31
    4,664.85        3,567.24        3,292.83       3,978.84        2,634.27        2,263.82        4,664.85        3,567.24
    4,691.04        3,587.27        3,311.33       4,001.18        2,649.06        2,276.54        4,691.04        3,587.27
    4,717.39        3,607.41        3,329.92       4,023.65        2,663.94        2,289.32        4,717.39        3,607.41
    4,743.88        3,627.67        3,348.62       4,046.25        2,678.90        2,302.18        4,743.88        3,627.67
    4,770.52        3,648.04        3,367.43       4,068.97        2,693.94        2,315.11        4,770.52        3,648.04
    4,797.31        3,668.53        3,386.34       4,091.82        2,709.07        2,328.11        4,797.31        3,668.53
    4,824.25        3,689.13        3,405.35       4,114.80        2,724.28        2,341.18        4,824.25        3,689.13
    4,851.35        3,709.85        3,424.48       4,137.91        2,739.58        2,354.33        4,851.35        3,709.85
    4,878.59        3,730.69        3,443.71       4,161.15        2,754.97        2,367.55        4,878.59        3,730.69
    4,905.99        3,751.64        3,463.05       4,184.52        2,770.44        2,380.85        4,905.99        3,751.64
    4,933.54        3,772.70        3,482.50       4,208.02        2,786.00        2,394.22        4,933.54        3,772.70
    4,961.24        3,793.89        3,502.05       4,231.65        2,801.64        2,407.66        4,961.24        3,793.89
    4,989.11        3,815.20        3,521.72       4,255.41        2,817.38        2,421.18        4,989.11        3,815.20
    5,017.12        3,836.62        3,541.50       4,279.31        2,833.20        2,434.78        5,017.12        3,836.62
    5,045.30        3,858.17        3,561.39       4,303.34        2,849.11        2,448.45        5,045.30        3,858.17
    5,073.63        3,879.84        3,581.39       4,327.51        2,865.11        2,462.20        5,073.63        3,879.84
    5,102.13        3,901.62        3,601.50       4,351.81        2,881.20        2,476.03        5,102.13        3,901.62
    5,130.78        3,923.53        3,621.73       4,376.25        2,897.38        2,489.94        5,130.78        3,923.53
    5,159.59        3,945.57        3,642.06       4,400.83        2,913.65        2,503.92        5,159.59        3,945.57
    5,188.57        3,967.73        3,662.52       4,425.54        2,930.01        2,517.98        5,188.57        3,967.73
    5,217.71        3,990.01        3,683.09       4,450.40        2,946.47        2,532.12        5,217.71        3,990.01
    5,247.01        4,012.42        3,703.77       4,475.39        2,963.02        2,546.34        5,247.01        4,012.42
    5,276.47        4,034.95        3,724.57       4,500.52        2,979.65        2,560.64        5,276.47        4,034.95
    5,306.10        4,057.61        3,745.49       4,525.80        2,996.39        2,575.02        5,306.10        4,057.61
    5,335.90        4,080.40        3,766.52       4,551.21        3,013.22        2,589.48        5,335.90        4,080.40
    5,365.87        4,103.31        3,787.67       4,576.77        3,030.14        2,604.02        5,365.87        4,103.31
    5,396.00        4,126.35        3,808.94       4,602.47        3,047.15        2,618.65        5,396.00        4,126.35
    5,426.31        4,149.53        3,830.33       4,628.32        3,064.27        2,633.35        5,426.31        4,149.53
    5,456.78        4,172.83        3,851.84       4,654.31        3,081.47        2,648.14        5,456.78        4,172.83
    5,487.42        4,196.26        3,873.47       4,680.45        3,098.78        2,663.01        5,487.42        4,196.26
    5,518.24        4,219.83        3,895.23       4,706.73        3,116.18        2,677.97        5,518.24        4,219.83
    5,549.23        4,243.53        3,917.10       4,733.17        3,133.68        2,693.01        5,549.23        4,243.53
    5,580.39        4,267.36        3,939.10       4,759.75        3,151.28        2,708.13        5,580.39        4,267.36
    5,611.73        4,291.32        3,961.22       4,786.48        3,168.98        2,723.34        5,611.73        4,291.32
    5,643.25        4,315.42        3,983.47       4,813.36        3,186.77        2,738.63        5,643.25        4,315.42
    5,674.94        4,339.66        4,005.84       4,840.39        3,204.67        2,754.01        5,674.94        4,339.66
    5,706.81        4,364.03        4,028.33       4,867.57        3,222.67        2,769.48        5,706.81        4,364.03
    5,738.86        4,388.53        4,050.96       4,894.91        3,240.76        2,785.03        5,738.86        4,388.53


       106
       ---

     RITE AID
-----------------
      YAKIMA
        WA
-----------------
  4,172,333.31
-----------------
      6.739%
-----------------
       10TH
-----------------
    5,479.22
    5,509.99
    5,540.94
    5,572.05
    5,603.34
    5,634.81
    5,666.46
    5,698.28
    5,730.28
    5,762.46
    5,794.82
    5,827.36
    5,860.09
    5,893.00
    5,926.09
    5,959.37
    5,992.84
    6,026.49
    6,060.34
    6,094.37
    6,128.59
    6,163.01
    6,197.62
    6,232.43
    6,267.43
    6,302.62
    6,338.02
    6,373.61
    6,409.41
    6,445.40
    6,481.60
    6,518.00
    6,554.60
    6,591.41
    6,628.43
    6,665.65
    6,703.08
    6,740.73
    6,778.58
    6,816.65
    6,854.93
    6,893.43
    6,932.14
    6,971.07
    7,010.22
    7,049.58
    7,089.17

                                                             PRINCIPAL

       90              91              92             93              94              95              96              97
       --              --              --             --              --              --              --              --

    RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID        RITE AID        RITE AID
------------------------------------------------------------------------------------------------------------------------------
     DAYTON       N. RIDGEVILLE     WOODMERE      LAKE OSWEGO        SALEM        BETHEL PARK    PHILADELPHIA    ELIZBETHTON
       OH              OH              OH             OR              OR              PA              PA              TN
------------------------------------------------------------------------------------------------------------------------------
  2,731,885.51    2,607,708.50    3,029,908.59   2,384,190.46    6,059,817.18    2,627,576.99    2,548,103.02   1,927,220.86
------------------------------------------------------------------------------------------------------------------------------
     6.739%          6.739%          6.739%         6.739%          6.739%          6.739%          6.739%          6.739%
------------------------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH           10TH            10TH            10TH            10TH            10TH
------------------------------------------------------------------------------------------------------------------------------
    4,667.79        4,455.62       5,177.00        4,073.71       10,354.00        4,489.56        4,353.77       3,292.91
    4,694.00        4,480.64       5,206.07        4,096.58       10,412.15        4,514.78        4,378.22       3,311.40
    4,720.36        4,505.80       5,235.31        4,119.59       10,470.62        4,540.13        4,402.81       3,330.00
    4,746.87        4,531.10       5,264.71        4,142.72       10,529.42        4,565.63        4,427.53       3,348.70
    4,773.53        4,556.55       5,294.28        4,165.99       10,588.55        4,591.27        4,452.40       3,367.51
    4,800.34        4,582.14       5,324.01        4,189.38       10,648.02        4,617.05        4,477.40       3,386.42
    4,827.29        4,607.87       5,353.91        4,212.91       10,707.81        4,642.98        4,502.55       3,405.44
    4,854.40        4,633.75       5,383.97        4,236.57       10,767.95        4,669.05        4,527.83       3,424.56
    4,881.67        4,659.77       5,414.21        4,260.36       10,828.42        4,695.27        4,553.26       3,443.79
    4,909.08        4,685.94       5,444.61        4,284.29       10,889.23        4,721.64        4,578.83       3,463.13
    4,936.65        4,712.25       5,475.19        4,308.35       10,950.38        4,748.16        4,604.54       3,482.58
    4,964.37        4,738.72       5,505.94        4,332.54       11,011.88        4,774.82        4,630.40       3,502.14
    4,992.25        4,765.33       5,536.86        4,356.87       11,073.72        4,801.64        4,656.41       3,521.81
    5,020.29        4,792.09       5,567.95        4,381.34       11,135.91        4,828.60        4,682.56       3,541.58
    5,048.48        4,819.00       5,599.22        4,405.95       11,198.44        4,855.72        4,708.85       3,561.47
    5,076.83        4,846.07       5,630.67        4,430.69       11,261.33        4,882.99        4,735.30       3,581.47
    5,105.34        4,873.28       5,662.29        4,455.57       11,324.57        4,910.41        4,761.89       3,601.59
    5,134.01        4,900.65       5,694.09        4,480.59       11,388.17        4,937.99        4,788.63       3,621.81
    5,162.84        4,928.17       5,726.06        4,505.75       11,452.12        4,965.72        4,815.52       3,642.15
    5,191.84        4,955.84       5,758.22        4,531.06       11,516.44        4,993.60        4,842.57       3,662.61
    5,220.99        4,983.68       5,790.56        4,556.50       11,581.11        5,021.65        4,869.76       3,683.17
    5,250.31        5,011.66       5,823.07        4,582.09       11,646.15        5,049.85        4,897.11       3,703.86
    5,279.80        5,039.81       5,855.78        4,607.82       11,711.55        5,078.21        4,924.61       3,724.66
    5,309.45        5,068.11       5,888.66        4,633.70       11,777.32        5,106.73        4,952.27       3,745.58
    5,339.27        5,096.57       5,921.73        4,659.72       11,843.46        5,135.40        4,980.08       3,766.61
    5,369.25        5,125.19       5,954.99        4,685.89       11,909.97        5,164.24        5,008.05       3,787.76
    5,399.40        5,153.98       5,988.43        4,712.21       11,976.86        5,193.24        5,036.17       3,809.03
    5,429.73        5,182.92       6,022.06        4,738.67       12,044.12        5,222.41        5,064.45       3,830.42
    5,460.22        5,212.03       6,055.88        4,765.28       12,111.76        5,251.74        5,092.89       3,851.94
    5,490.88        5,241.30       6,089.89        4,792.04       12,179.77        5,281.23        5,121.49       3,873.57
    5,521.72        5,270.73       6,124.09        4,818.95       12,248.17        5,310.89        5,150.26       3,895.32
    5,552.73        5,300.33       6,158.48        4,846.02       12,316.96        5,340.71        5,179.18       3,917.20
    5,583.91        5,330.10       6,193.06        4,873.23       12,386.13        5,370.71        5,208.26       3,939.19
    5,615.27        5,360.03       6,227.84        4,900.60       12,455.68        5,400.87        5,237.51       3,961.32
    5,646.80        5,390.13       6,262.82        4,928.12       12,525.63        5,431.20        5,266.93       3,983.56
    5,678.51        5,420.40       6,297.99        4,955.79       12,595.98        5,461.70        5,296.50       4,005.93
    5,710.40        5,450.84       6,333.36        4,983.62       12,666.71        5,492.37        5,326.25       4,028.43
    5,742.47        5,481.45       6,368.92        5,011.61       12,737.85        5,523.21        5,356.16       4,051.05
    5,774.72        5,512.23       6,404.69        5,039.76       12,809.38        5,554.23        5,386.24       4,073.80
    5,807.15        5,543.19       6,440.66        5,068.06       12,881.32        5,585.42        5,416.49       4,096.68
    5,839.76        5,574.32       6,476.83        5,096.52       12,953.65        5,616.79        5,446.90       4,119.69
    5,872.56        5,605.62       6,513.20        5,125.14       13,026.40        5,648.33        5,477.49       4,142.82
    5,905.54        5,637.10       6,549.78        5,153.92       13,099.55        5,680.05        5,508.25       4,166.09
    5,938.70        5,668.76       6,586.56        5,182.87       13,173.12        5,711.95        5,539.19       4,189.48
    5,972.05        5,700.60       6,623.55        5,211.97       13,247.10        5,744.03        5,570.29       4,213.01
    6,005.59        5,732.61       6,660.75        5,241.24       13,321.49        5,776.29        5,601.58       4,236.67
    6,039.32        5,764.80       6,698.15        5,270.68       13,396.30        5,808.73        5,633.03       4,260.46
    6,073.23        5,797.18       6,735.77        5,300.28       13,471.53        5,841.35        5,664.67       4,284.39
    6,107.34        5,829.73       6,773.59        5,330.04       13,547.19        5,874.15        5,696.48       4,308.45
    6,141.64        5,862.47       6,811.63        5,359.97       13,623.27        5,907.14        5,728.47       4,332.65
    6,176.13        5,895.39       6,849.89        5,390.07       13,699.77        5,940.31        5,760.64       4,356.98
    6,210.81        5,928.50       6,888.35        5,420.34       13,776.71        5,973.67        5,792.99       4,381.45
    6,245.69        5,961.80       6,927.04        5,450.78       13,854.08        6,007.22        5,825.52       4,406.05
    6,280.77        5,995.28       6,965.94        5,481.39       13,931.88        6,040.95        5,858.24       4,430.79
    6,316.04        6,028.94       7,005.06        5,512.18       14,010.12        6,074.88        5,891.14       4,455.68
    6,351.51        6,062.80       7,044.40        5,543.13       14,088.80        6,109.00        5,924.22       4,480.70
    6,387.18        6,096.85       7,083.96        5,574.26       14,167.92        6,143.30        5,957.49       4,505.86
    6,423.05        6,131.09       7,123.74        5,605.57       14,247.48        6,177.80        5,990.95       4,531.17
    6,459.12        6,165.52       7,163.75        5,637.05       14,327.49        6,212.50        6,024.59       4,556.61
    6,495.39        6,200.14       7,203.98        5,668.70       14,407.95        6,247.38        6,058.42       4,582.20
    6,531.87        6,234.96       7,244.43        5,700.54       14,488.87        6,282.47        6,092.45       4,607.93
    6,568.55        6,269.98       7,285.12        5,732.55       14,570.23        6,317.75        6,126.66       4,633.81
    6,605.44        6,305.19       7,326.03        5,764.74       14,652.06        6,353.23        6,161.07       4,659.84


       98              99              100            101             102             103             104             105
       --              --              ---            ---             ---             ---             ---             ---

    RITE AID        RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID        RITE AID
------------------------------------------------------------------------------------------------------------------------------
   WEST VALLEY       ROANOKE        STAUNTON     VIRGINIA BEACH      ESSEX        MIDDLEBURY      ELLENSBURG        PULLMAN
       UT              VA              VA              VA             VT              VT              WA              WA
------------------------------------------------------------------------------------------------------------------------------
  3,377,603.64    2,582,872.52    2,384,190.46   2,880,897.05    1,907,352.37    1,639,131.30    3,377,603.64    2,582,872.52
------------------------------------------------------------------------------------------------------------------------------
     6.739%          6.739%          6.739%          6.739%         6.739%          6.739%          6.739%          6.739%
------------------------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH            10TH           10TH            10TH            10TH            10TH
------------------------------------------------------------------------------------------------------------------------------
    5,771.08        4,413.18        4,073.71       4,922.39        3,258.96        2,800.67        5,771.08        4,413.18
    5,803.49        4,437.96        4,096.58       4,950.04        3,277.27        2,816.40        5,803.49        4,437.96
    5,836.08        4,462.89        4,119.59       4,977.84        3,295.67        2,832.22        5,836.08        4,462.89
    5,868.86        4,487.95        4,142.72       5,005.79        3,314.18        2,848.12        5,868.86        4,487.95
    5,901.82        4,513.15        4,165.99       5,033.90        3,332.79        2,864.12        5,901.82        4,513.15
    5,934.96        4,538.50        4,189.38       5,062.17        3,351.51        2,880.20        5,934.96        4,538.50
    5,968.29        4,563.99        4,212.91       5,090.60        3,370.33        2,896.38        5,968.29        4,563.99
    6,001.81        4,589.62        4,236.57       5,119.19        3,389.26        2,912.64        6,001.81        4,589.62
    6,035.51        4,615.39        4,260.36       5,147.94        3,408.29        2,929.00        6,035.51        4,615.39
    6,069.41        4,641.31        4,284.29       5,176.85        3,427.43        2,945.45        6,069.41        4,641.31
    6,103.49        4,667.37        4,308.35       5,205.92        3,446.68        2,961.99        6,103.49        4,667.37
    6,137.77        4,693.59        4,332.54       5,235.16        3,466.03        2,978.62        6,137.77        4,693.59
    6,172.24        4,719.94        4,356.87       5,264.55        3,485.50        2,995.35        6,172.24        4,719.94
    6,206.90        4,746.45        4,381.34       5,294.12        3,505.07        3,012.17        6,206.90        4,746.45
    6,241.76        4,773.11        4,405.95       5,323.85        3,524.76        3,029.09        6,241.76        4,773.11
    6,276.81        4,799.91        4,430.69       5,353.75        3,544.55        3,046.10        6,276.81        4,799.91
    6,312.06        4,826.87        4,455.57       5,383.81        3,564.46        3,063.21        6,312.06        4,826.87
    6,347.51        4,853.97        4,480.59       5,414.05        3,584.47        3,080.41        6,347.51        4,853.97
    6,383.15        4,881.23        4,505.75       5,444.45        3,604.60        3,097.71        6,383.15        4,881.23
    6,419.00        4,908.64        4,531.06       5,475.03        3,624.85        3,115.10        6,419.00        4,908.64
    6,455.05        4,936.21        4,556.50       5,505.78        3,645.20        3,132.60        6,455.05        4,936.21
    6,491.30        4,963.93        4,582.09       5,536.69        3,665.67        3,150.19        6,491.30        4,963.93
    6,527.75        4,991.81        4,607.82       5,567.79        3,686.26        3,167.88        6,527.75        4,991.81
    6,564.41        5,019.84        4,633.70       5,599.06        3,706.96        3,185.67        6,564.41        5,019.84
    6,601.28        5,048.03        4,659.72       5,630.50        3,727.78        3,203.56        6,601.28        5,048.03
    6,638.35        5,076.38        4,685.89       5,662.12        3,748.71        3,221.55        6,638.35        5,076.38
    6,675.63        5,104.89        4,712.21       5,693.92        3,769.77        3,239.64        6,675.63        5,104.89
    6,713.12        5,133.56        4,738.67       5,725.89        3,790.94        3,257.84        6,713.12        5,133.56
    6,750.82        5,162.39        4,765.28       5,758.05        3,812.22        3,276.13        6,750.82        5,162.39
    6,788.73        5,191.38        4,792.04       5,790.38        3,833.63        3,294.53        6,788.73        5,191.38
    6,826.85        5,220.53        4,818.95       5,822.90        3,855.16        3,313.03        6,826.85        5,220.53
    6,865.19        5,249.85        4,846.02       5,855.60        3,876.81        3,331.64        6,865.19        5,249.85
    6,903.74        5,279.33        4,873.23       5,888.49        3,898.58        3,350.35        6,903.74        5,279.33
    6,942.51        5,308.98        4,900.60       5,921.56        3,920.48        3,369.16        6,942.51        5,308.98
    6,981.50        5,338.79        4,928.12       5,954.81        3,942.49        3,388.08        6,981.50        5,338.79
    7,020.71        5,368.78        4,955.79       5,988.25        3,964.64        3,407.11        7,020.71        5,368.78
    7,060.14        5,398.93        4,983.62       6,021.88        3,986.90        3,426.24        7,060.14        5,398.93
    7,099.78        5,429.25        5,011.61       6,055.70        4,009.29        3,445.48        7,099.78        5,429.25
    7,139.66        5,459.73        5,039.76       6,089.71        4,031.81        3,464.83        7,139.66        5,459.73
    7,179.75        5,490.40        5,068.06       6,123.90        4,054.45        3,484.29        7,179.75        5,490.40
    7,220.07        5,521.23        5,096.52       6,158.30        4,077.22        3,503.86        7,220.07        5,521.23
    7,260.62        5,552.24        5,125.14       6,192.88        4,100.11        3,523.54        7,260.62        5,552.24
    7,301.39        5,583.42        5,153.92       6,227.66        4,123.14        3,543.32        7,301.39        5,583.42
    7,342.40        5,614.77        5,182.87       6,262.63        4,146.29        3,563.22        7,342.40        5,614.77
    7,383.63        5,646.30        5,211.97       6,297.80        4,169.58        3,583.23        7,383.63        5,646.30
    7,425.09        5,678.01        5,241.24       6,333.17        4,192.99        3,603.36        7,425.09        5,678.01
    7,466.79        5,709.90        5,270.68       6,368.73        4,216.54        3,623.59        7,466.79        5,709.90
    7,508.72        5,741.96        5,300.28       6,404.50        4,240.22        3,643.94        7,508.72        5,741.96
    7,550.89        5,774.21        5,330.04       6,440.47        4,264.03        3,664.40        7,550.89        5,774.21
    7,593.30        5,806.64        5,359.97       6,476.64        4,287.98        3,684.98        7,593.30        5,806.64
    7,635.94        5,839.25        5,390.07       6,513.01        4,312.06        3,705.68        7,635.94        5,839.25
    7,678.82        5,872.04        5,420.34       6,549.58        4,336.28        3,726.49        7,678.82        5,872.04
    7,721.95        5,905.01        5,450.78       6,586.36        4,360.63        3,747.41        7,721.95        5,905.01
    7,765.31        5,938.18        5,481.39       6,623.35        4,385.12        3,768.46        7,765.31        5,938.18
    7,808.92        5,971.52        5,512.18       6,660.55        4,409.74        3,789.62        7,808.92        5,971.52
    7,852.77        6,005.06        5,543.13       6,697.95        4,434.51        3,810.90        7,852.77        6,005.06
    7,896.87        6,038.78        5,574.26       6,735.57        4,459.41        3,832.31        7,896.87        6,038.78
    7,941.22        6,072.70        5,605.57       6,773.39        4,484.45        3,853.83        7,941.22        6,072.70
    7,985.82        6,106.80        5,637.05       6,811.43        4,509.64        3,875.47        7,985.82        6,106.80
    8,030.66        6,141.09        5,668.70       6,849.68        4,534.96        3,897.23        8,030.66        6,141.09
    8,075.76        6,175.58        5,700.54       6,888.15        4,560.43        3,919.12        8,075.76        6,175.58
    8,121.11        6,210.26        5,732.55       6,926.83        4,586.04        3,941.13        8,121.11        6,210.26
    8,166.72        6,245.14        5,764.74       6,965.73        4,611.79        3,963.26        8,166.72        6,245.14


       106
       ---

     RITE AID
-----------------
      YAKIMA
        WA
-----------------
  4,172,333.31
-----------------
      6.739%
-----------------
       10TH
-----------------
    7,128.98
    7,169.02
    7,209.28
    7,249.77
    7,290.48
    7,331.42
    7,372.59
    7,414.00
    7,455.63
    7,497.50
    7,539.61
    7,581.95
    7,624.53
    7,667.35
    7,710.40
    7,753.70
    7,797.25
    7,841.04
    7,885.07
    7,929.35
    7,973.88
    8,018.66
    8,063.69
    8,108.98
    8,154.52
    8,200.31
    8,246.36
    8,292.67
    8,339.24
    8,386.07
    8,433.17
    8,480.53
    8,528.15
    8,576.05
    8,624.21
    8,672.64
    8,721.34
    8,770.32
    8,819.57
    8,869.10
    8,918.91
    8,969.00
    9,019.37
    9,070.02
    9,120.95
    9,172.17
    9,223.68
    9,275.48
    9,327.57
    9,379.95
    9,432.63
    9,485.60
    9,538.87
    9,592.44
    9,646.31
    9,700.48
    9,754.96
    9,809.74
    9,864.83
    9,920.23
    9,975.94
   10,031.96
   10,088.30

                                                             PRINCIPAL

       90              91              92             93              94              95              96              97
       --              --              --             --              --              --              --              --

    RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID        RITE AID        RITE AID
------------------------------------------------------------------------------------------------------------------------------
     DAYTON       N. RIDGEVILLE     WOODMERE      LAKE OSWEGO        SALEM        BETHEL PARK    PHILADELPHIA    ELIZBETHTON
       OH              OH              OH             OR              OR              PA              PA              TN
------------------------------------------------------------------------------------------------------------------------------
  2,731,885.51    2,607,708.50    3,029,908.59   2,384,190.46    6,059,817.18    2,627,576.99    2,548,103.02   1,927,220.86
------------------------------------------------------------------------------------------------------------------------------
     6.739%          6.739%          6.739%         6.739%          6.739%          6.739%          6.739%          6.739%
------------------------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH           10TH            10TH            10TH            10TH            10TH
------------------------------------------------------------------------------------------------------------------------------
    6,642.53        6,340.60       7,367.17        5,797.12       14,734.34        6,388.91        6,195.67       4,686.00
    6,679.84        6,376.21       7,408.54        5,829.67       14,817.09        6,424.79        6,230.46       4,712.32
    6,717.35        6,412.01       7,450.15        5,862.41       14,900.30        6,460.87        6,265.45       4,738.78
    6,755.07        6,448.02       7,491.99        5,895.33       14,983.97        6,497.15        6,300.64       4,765.40
    6,793.01        6,484.23       7,534.06        5,928.44       15,068.12        6,533.64        6,336.02       4,792.16
    6,831.16        6,520.65       7,576.37        5,961.73       15,152.74        6,570.33        6,371.60       4,819.07
    6,869.52        6,557.27       7,618.92        5,995.21       15,237.84        6,607.23        6,407.38       4,846.13
    6,908.10        6,594.09       7,661.70        6,028.88       15,323.41        6,644.33        6,443.37       4,873.35
    6,946.89        6,631.12       7,704.73        6,062.74       15,409.46        6,681.65        6,479.55       4,900.72
    6,985.90        6,668.36       7,748.00        6,096.79       15,496.00        6,719.17        6,515.94       4,928.24
    7,025.14        6,705.81       7,791.51        6,131.03       15,583.02        6,756.90        6,552.53       4,955.91
    7,064.59        6,743.47       7,835.27        6,165.46       15,670.53        6,794.85        6,589.33       4,983.74
    7,104.26        6,781.34       7,879.27        6,200.08       15,758.54        6,833.01        6,626.33       5,011.73
    7,144.16        6,819.42       7,923.52        6,234.90       15,847.03        6,871.38        6,663.55       5,039.88
    7,184.28        6,857.72       7,968.01        6,269.91       15,936.03        6,909.97        6,700.97       5,068.18
    7,224.62        6,896.23       8,012.76        6,305.12       16,025.52        6,948.77        6,738.60       5,096.64
    7,265.20        6,934.96       8,057.76        6,340.53       16,115.52        6,987.80        6,776.44       5,125.26
    7,306.00        6,973.90       8,103.01        6,376.14       16,206.02        7,027.04        6,814.50       5,154.05
    7,347.02        7,013.07       8,148.52        6,411.95       16,297.03        7,066.50        6,852.77       5,182.99
    7,388.28        7,052.45       8,194.28        6,447.96       16,388.55        7,106.19        6,891.25       5,212.10
    7,429.78        7,092.06       8,240.29        6,484.17       16,480.59        7,146.09        6,929.95       5,241.37
    7,471.50        7,131.89       8,286.57        6,520.58       16,573.14        7,186.22        6,968.87       5,270.80
    7,513.46        7,171.94       8,333.11        6,557.20       16,666.21        7,226.58        7,008.00       5,300.40
    7,555.65        7,212.21       8,379.90        6,594.02       16,759.81        7,267.16        7,047.36       5,330.17
    7,598.08        7,252.72       8,426.96        6,631.05       16,853.93        7,307.98        7,086.94       5,360.10
    7,640.75        7,293.45       8,474.29        6,668.29       16,948.58        7,349.02        7,126.74       5,390.20
    7,683.66        7,334.40       8,521.88        6,705.74       17,043.76        7,390.29        7,166.76       5,420.47
    7,726.81        7,375.59       8,569.74        6,743.40       17,139.47        7,431.79        7,207.01       5,450.92
    7,770.21        7,417.01       8,617.86        6,781.27       17,235.72        7,473.52        7,247.48       5,481.53
    7,813.84        7,458.67       8,666.26        6,819.35       17,332.52        7,515.49        7,288.18       5,512.31
    7,857.72        7,500.55       8,714.93        6,857.65       17,429.85        7,557.70        7,329.11       5,543.27
    7,901.85        7,542.67       8,763.87        6,896.16       17,527.74        7,600.14        7,370.27       5,574.40
    7,946.23        7,585.03       8,813.09        6,934.89       17,626.17        7,642.82        7,411.66       5,605.70
    7,990.85        7,627.63       8,862.58        6,973.83       17,725.16        7,685.75        7,453.28       5,637.18
    8,035.73        7,670.46       8,912.35        7,013.00       17,824.70        7,728.91        7,495.14       5,668.84
    8,080.85        7,713.54       8,962.40        7,052.38       17,924.80        7,772.31        7,537.23       5,700.67
    8,126.23        7,756.86       9,012.73        7,091.98       18,025.46        7,815.96        7,579.56       5,732.69
    8,171.87        7,800.42       9,063.34        7,131.81       18,126.69        7,859.85        7,622.12       5,764.88
    8,217.76        7,844.23       9,114.24        7,171.86       18,228.49        7,903.99        7,664.93       5,797.26
    8,263.91        7,888.28       9,165.43        7,212.14       18,330.85        7,948.38        7,707.97       5,829.81
    8,310.32        7,932.58       9,216.90        7,252.64       18,433.80        7,993.02        7,751.26       5,862.55
    8,356.99        7,977.13       9,268.66        7,293.37       18,537.32        8,037.90        7,794.79       5,895.48
    8,403.92        8,021.92       9,320.71        7,334.33       18,641.42        8,083.04        7,838.56       5,928.58
    8,451.12        8,066.97       9,373.05        7,375.52       18,746.11        8,128.44        7,882.58       5,961.88
    8,498.58        8,112.28       9,425.69        7,416.94       18,851.38        8,174.08        7,926.85       5,995.36
    8,546.30        8,157.83       9,478.62        7,458.59       18,957.25        8,219.99        7,971.37       6,029.03
    8,594.30        8,203.65       9,531.85        7,500.48       19,063.71        8,266.15        8,016.13       6,062.89
    8,642.56        8,249.72       9,585.38        7,542.60       19,170.77        8,312.57        8,061.15       6,096.93
    8,691.10        8,296.05       9,639.21        7,584.96       19,278.43        8,359.25        8,106.42       6,131.17
    8,739.90        8,342.63       9,693.35        7,627.55       19,386.69        8,406.20        8,151.94       6,165.60
    8,788.99        8,389.49       9,747.78        7,670.39       19,495.56        8,453.41        8,197.72       6,200.23
    8,838.34        8,436.60       9,802.52        7,713.46       19,605.05        8,500.88        8,243.76       6,235.05
    8,887.98        8,483.98       9,857.57        7,756.78       19,715.15        8,548.62        8,290.06       6,270.06
    8,937.89        8,531.62       9,912.93        7,800.34       19,825.86        8,596.63        8,336.61       6,305.28
    8,988.09        8,579.53       9,968.60        7,844.15       19,937.20        8,644.90        8,383.43       6,340.69
    9,038.56        8,627.72      10,024.58        7,888.20       20,049.17        8,693.45        8,430.51       6,376.29
    9,089.32        8,676.17      10,080.88        7,932.50       20,161.76        8,742.27        8,477.85       6,412.10
    9,140.36        8,724.89      10,137.49        7,977.04       20,274.98        8,791.37        8,525.46       6,448.11
    9,191.69        8,773.89      10,194.42        8,021.84       20,388.85        8,840.74        8,573.34       6,484.32
    9,243.31        8,823.16      10,251.67        8,066.89       20,503.35        8,890.39        8,621.49       6,520.74
    9,295.22        8,872.71      10,309.24        8,112.19       20,618.49        8,940.31        8,669.90       6,557.36
    9,347.42        8,922.54      10,367.14        8,157.75       20,734.28        8,990.52        8,718.59       6,594.18
    9,399.92        8,972.65      10,425.36        8,203.56       20,850.72        9,041.01        8,767.56       6,631.21


       98              99              100            101             102             103             104             105
       --              --              ---            ---             ---             ---             ---             ---

    RITE AID        RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID        RITE AID
------------------------------------------------------------------------------------------------------------------------------
   WEST VALLEY       ROANOKE        STAUNTON     VIRGINIA BEACH      ESSEX        MIDDLEBURY      ELLENSBURG        PULLMAN
       UT              VA              VA              VA             VT              VT              WA              WA
------------------------------------------------------------------------------------------------------------------------------
  3,377,603.64    2,582,872.52    2,384,190.46   2,880,897.05    1,907,352.37    1,639,131.30    3,377,603.64    2,582,872.52
------------------------------------------------------------------------------------------------------------------------------
     6.739%          6.739%          6.739%          6.739%         6.739%          6.739%          6.739%          6.739%
------------------------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH            10TH           10TH            10TH            10TH            10TH
------------------------------------------------------------------------------------------------------------------------------
    8,212.58        6,280.21        5,797.12       7,004.85        4,637.69        3,985.52        8,212.58        6,280.21
    8,258.70        6,315.48        5,829.67       7,044.19        4,663.74        4,007.90        8,258.70        6,315.48
    8,305.08        6,350.94        5,862.41       7,083.75        4,689.93        4,030.41        8,305.08        6,350.94
    8,351.72        6,386.61        5,895.33       7,123.53        4,716.27        4,053.04        8,351.72        6,386.61
    8,398.63        6,422.48        5,928.44       7,163.53        4,742.75        4,075.80        8,398.63        6,422.48
    8,445.79        6,458.54        5,961.73       7,203.76        4,769.39        4,098.69        8,445.79        6,458.54
    8,493.22        6,494.81        5,995.21       7,244.22        4,796.17        4,121.71        8,493.22        6,494.81
    8,540.92        6,531.29        6,028.88       7,284.90        4,823.11        4,144.86        8,540.92        6,531.29
    8,588.88        6,567.97        6,062.74       7,325.81        4,850.19        4,168.13        8,588.88        6,567.97
    8,637.12        6,604.85        6,096.79       7,366.95        4,877.43        4,191.54        8,637.12        6,604.85
    8,685.62        6,641.94        6,131.03       7,408.32        4,904.82        4,215.08        8,685.62        6,641.94
    8,734.40        6,679.24        6,165.46       7,449.93        4,932.37        4,238.75        8,734.40        6,679.24
    8,783.45        6,716.75        6,200.08       7,491.76        4,960.06        4,262.56        8,783.45        6,716.75
    8,832.78        6,754.47        6,234.90       7,533.84        4,987.92        4,286.49        8,832.78        6,754.47
    8,882.38        6,792.40        6,269.91       7,576.15        5,015.93        4,310.57        8,882.38        6,792.40
    8,932.26        6,830.55        6,305.12       7,618.69        5,044.10        4,334.77        8,932.26        6,830.55
    8,982.42        6,868.91        6,340.53       7,661.48        5,072.43        4,359.12        8,982.42        6,868.91
    9,032.87        6,907.48        6,376.14       7,704.50        5,100.91        4,383.60        9,032.87        6,907.48
    9,083.59        6,946.28        6,411.95       7,747.77        5,129.56        4,408.21        9,083.59        6,946.28
    9,134.61        6,985.28        6,447.96       7,791.28        5,158.36        4,432.97        9,134.61        6,985.28
    9,185.90        7,024.51        6,484.17       7,835.04        5,187.33        4,457.87        9,185.90        7,024.51
    9,237.49        7,063.96        6,520.58       7,879.04        5,216.46        4,482.90        9,237.49        7,063.96
    9,289.37        7,103.63        6,557.20       7,923.28        5,245.76        4,508.08        9,289.37        7,103.63
    9,341.53        7,143.52        6,594.02       7,967.78        5,275.22        4,533.39        9,341.53        7,143.52
    9,393.99        7,183.64        6,631.05       8,012.52        5,304.84        4,558.85        9,393.99        7,183.64
    9,446.75        7,223.98        6,668.29       8,057.52        5,334.63        4,584.45        9,446.75        7,223.98
    9,499.80        7,264.55        6,705.74       8,102.77        5,364.59        4,610.20        9,499.80        7,264.55
    9,553.15        7,305.35        6,743.40       8,148.27        5,394.72        4,636.09        9,553.15        7,305.35
    9,606.80        7,346.37        6,781.27       8,194.03        5,425.02        4,662.12        9,606.80        7,346.37
    9,660.75        7,387.63        6,819.35       8,240.05        5,455.48        4,688.31        9,660.75        7,387.63
    9,715.00        7,429.12        6,857.65       8,286.33        5,486.12        4,714.63        9,715.00        7,429.12
    9,769.56        7,470.84        6,896.16       8,332.86        5,516.93        4,741.11        9,769.56        7,470.84
    9,824.42        7,512.79        6,934.89       8,379.66        5,547.91        4,767.74        9,824.42        7,512.79
    9,879.60        7,554.98        6,973.83       8,426.71        5,579.07        4,794.51        9,879.60        7,554.98
    9,935.08        7,597.41        7,013.00       8,474.04        5,610.40        4,821.44        9,935.08        7,597.41
    9,990.87        7,640.08        7,052.38       8,521.63        5,641.90        4,848.51        9,990.87        7,640.08
   10,046.98        7,682.98        7,091.98       8,569.48        5,673.59        4,875.74       10,046.98        7,682.98
   10,103.40        7,726.13        7,131.81       8,617.61        5,705.45        4,903.12       10,103.40        7,726.13
   10,160.14        7,769.52        7,171.86       8,666.00        5,737.49        4,930.66       10,160.14        7,769.52
   10,217.20        7,813.15        7,212.14       8,714.67        5,769.71        4,958.35       10,217.20        7,813.15
   10,274.58        7,857.03        7,252.64       8,763.61        5,802.11        4,986.19       10,274.58        7,857.03
   10,332.28        7,901.15        7,293.37       8,812.82        5,834.70        5,014.19       10,332.28        7,901.15
   10,390.30        7,945.52        7,334.33       8,862.32        5,867.46        5,042.35       10,390.30        7,945.52
   10,448.65        7,990.14        7,375.52       8,912.08        5,900.41        5,070.67       10,448.65        7,990.14
   10,507.33        8,035.01        7,416.94       8,962.13        5,933.55        5,099.15       10,507.33        8,035.01
   10,566.34        8,080.14        7,458.59       9,012.46        5,966.87        5,127.78       10,566.34        8,080.14
   10,625.68        8,125.51        7,500.48       9,063.08        6,000.38        5,156.58       10,625.68        8,125.51
   10,685.35        8,171.15        7,542.60       9,113.97        6,034.08        5,185.54       10,685.35        8,171.15
   10,745.35        8,217.03        7,584.96       9,165.16        6,067.96        5,214.66       10,745.35        8,217.03
   10,805.70        8,263.18        7,627.55       9,216.63        6,102.04        5,243.94       10,805.70        8,263.18
   10,866.38        8,309.58        7,670.39       9,268.38        6,136.31        5,273.39       10,866.38        8,309.58
   10,927.41        8,356.25        7,713.46       9,320.43        6,170.77        5,303.01       10,927.41        8,356.25
   10,988.77        8,403.18        7,756.78       9,372.78        6,205.42        5,332.79       10,988.77        8,403.18
   11,050.48        8,450.37        7,800.34       9,425.41        6,240.27        5,362.74       11,050.48        8,450.37
   11,112.54        8,497.82        7,844.15       9,478.34        6,275.32        5,392.85       11,112.54        8,497.82
   11,174.95        8,545.55        7,888.20       9,531.57        6,310.56        5,423.14       11,174.95        8,545.55
   11,237.70        8,593.54        7,932.50       9,585.10        6,346.00        5,453.59       11,237.70        8,593.54
   11,300.81        8,641.80        7,977.04       9,638.93        6,381.63        5,484.22       11,300.81        8,641.80
   11,364.28        8,690.33        8,021.84       9,693.06        6,417.47        5,515.02       11,364.28        8,690.33
   11,428.10        8,739.13        8,066.89       9,747.49        6,453.51        5,545.99       11,428.10        8,739.13
   11,492.27        8,788.21        8,112.19       9,802.23        6,489.75        5,577.13       11,492.27        8,788.21
   11,556.81        8,837.56        8,157.75       9,857.28        6,526.20        5,608.45       11,556.81        8,837.56
   11,621.71        8,887.19        8,203.56       9,912.64        6,562.85        5,639.95       11,621.71        8,887.19


       106
       ---

     RITE AID
-----------------
      YAKIMA
        WA
-----------------
  4,172,333.31
-----------------
      6.739%
-----------------
       10TH
-----------------
   10,144.96
   10,201.93
   10,259.22
   10,316.83
   10,374.77
   10,433.04
   10,491.63
   10,550.54
   10,609.79
   10,669.38
   10,729.29
   10,789.55
   10,850.14
   10,911.07
   10,972.35
   11,033.97
   11,095.93
   11,158.25
   11,220.91
   11,283.92
   11,347.29
   11,411.02
   11,475.10
   11,539.54
   11,604.34
   11,669.51
   11,735.05
   11,800.95
   11,867.22
   11,933.87
   12,000.88
   12,068.28
   12,136.05
   12,204.21
   12,272.74
   12,341.66
   12,410.97
   12,480.67
   12,550.76
   12,621.24
   12,692.12
   12,763.40
   12,835.08
   12,907.16
   12,979.64
   13,052.53
   13,125.83
   13,199.55
   13,273.67
   13,348.21
   13,423.18
   13,498.56
   13,574.36
   13,650.60
   13,727.25
   13,804.34
   13,881.87
   13,959.83
   14,038.22
   14,117.06
   14,196.34
   14,276.06
   14,356.23

                                                             PRINCIPAL

       90              91              92             93              94              95              96              97
       --              --              --             --              --              --              --              --

    RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID        RITE AID        RITE AID
------------------------------------------------------------------------------------------------------------------------------
     DAYTON       N. RIDGEVILLE     WOODMERE      LAKE OSWEGO        SALEM        BETHEL PARK    PHILADELPHIA    ELIZBETHTON
       OH              OH              OH             OR              OR              PA              PA              TN
------------------------------------------------------------------------------------------------------------------------------
  2,731,885.51    2,607,708.50    3,029,908.59   2,384,190.46    6,059,817.18    2,627,576.99    2,548,103.02   1,927,220.86
------------------------------------------------------------------------------------------------------------------------------
     6.739%          6.739%          6.739%         6.739%          6.739%          6.739%          6.739%          6.739%
------------------------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH           10TH            10TH            10TH            10TH            10TH
------------------------------------------------------------------------------------------------------------------------------
    9,452.71        9,023.04      10,483.91        8,249.63       20,967.81        9,091.78        8,816.79       6,668.45
    9,505.79        9,073.71      10,542.78        8,295.96       21,085.57        9,142.84        8,866.31       6,705.90
    9,559.17        9,124.66      10,601.99        8,342.55       21,203.98        9,194.19        8,916.10       6,743.56
    9,612.86        9,175.91      10,661.53        8,389.40       21,323.06        9,245.82        8,966.17       6,781.43
    9,666.84        9,227.44      10,721.40        8,436.51       21,442.80        9,297.74        9,016.52       6,819.52
    9,721.13        9,279.26      10,781.61        8,483.89       21,563.22        9,349.96        9,067.16       6,857.81
    9,775.72        9,331.37      10,842.16        8,531.54       21,684.32        9,402.46        9,118.08       6,896.33
    9,830.62        9,383.77      10,903.05        8,579.45       21,806.09        9,455.27        9,169.28       6,935.05
    9,885.83        9,436.47      10,964.28        8,627.63       21,928.55        9,508.37        9,220.77       6,974.00
    9,941.34        9,489.46      11,025.85        8,676.08       22,051.70        9,561.76        9,272.56       7,013.16
    9,997.17        9,542.75      11,087.77        8,724.80       22,175.54        9,615.46        9,324.63       7,052.55
   10,053.31        9,596.34      11,150.04        8,773.80       22,300.07        9,669.46        9,377.00       7,092.16
   10,109.77        9,650.24      11,212.65        8,823.07       22,425.31        9,723.76        9,429.66       7,131.98
   10,166.55        9,704.43      11,275.62        8,872.62       22,551.24        9,778.37        9,482.61       7,172.04
   10,223.64        9,758.93      11,338.94        8,922.45       22,677.89        9,833.28        9,535.86       7,212.31
   10,281.05        9,813.73      11,402.62        8,972.55       22,805.24        9,888.50        9,589.42       7,252.82
   10,338.79        9,868.84      11,466.66        9,022.94       22,933.31        9,944.04        9,643.27       7,293.55
   10,396.85        9,924.27      11,531.05        9,073.61       23,062.10        9,999.88        9,697.42       7,334.51
   10,455.24        9,980.00      11,595.81        9,124.57       23,191.62       10,056.04        9,751.88       7,375.70
   10,513.95       10,036.05      11,660.93        9,175.81       23,321.86       10,112.51        9,806.65       7,417.12
   10,573.00       10,092.41      11,726.41        9,227.34       23,452.83       10,169.30        9,861.72       7,458.77
   10,632.37       10,149.08      11,792.27        9,279.16       23,584.53       10,226.41        9,917.10       7,500.66
   10,692.08       10,206.08      11,858.49        9,331.27       23,716.98       10,283.84        9,972.79       7,542.78
   10,752.13       10,263.39      11,925.09        9,383.67       23,850.17       10,341.59       10,028.80       7,585.14
   10,812.51       10,321.03      11,992.06        9,436.37       23,984.11       10,399.67       10,085.12       7,627.73
   10,873.23       10,378.99      12,059.40        9,489.36       24,118.80       10,458.07       10,141.76       7,670.57
   10,934.29       10,437.28      12,127.12        9,542.66       24,254.25       10,516.80       10,198.71       7,713.65
   10,995.70       10,495.89      12,195.23        9,596.25       24,390.46       10,575.86       10,255.98       7,756.97
   11,057.45       10,554.84      12,263.71        9,650.14       24,527.43       10,635.26       10,313.58       7,800.53
   11,119.55       10,614.11      12,332.59        9,704.33       24,665.17       10,694.98       10,371.50       7,844.33
   11,181.99       10,673.72      12,401.84        9,758.83       24,803.69       10,755.04       10,429.74       7,888.39
   11,244.79       10,733.66      12,471.49        9,813.63       24,942.98       10,815.44       10,488.32       7,932.69
   11,307.94       10,793.94      12,541.53        9,868.74       25,083.06       10,876.18       10,547.22       7,977.24
   11,371.44       10,854.56      12,611.96        9,924.16       25,223.92       10,937.26       10,606.45       8,022.03
   11,435.30       10,915.51      12,682.79        9,979.90       25,365.57       10,998.68       10,666.01       8,067.08
   11,499.52       10,976.81      12,754.01       10,035.94       25,508.02       11,060.45       10,725.91       8,112.39
   11,564.10       11,038.46      12,825.63       10,092.30       25,651.27       11,122.56       10,786.15       8,157.95
   11,629.04       11,100.45      12,897.66       10,148.98       25,795.32       11,185.02       10,846.72       8,203.76
   11,694.35       11,162.79      12,970.09       10,205.97       25,940.18       11,247.84       10,907.63       8,249.83
   11,760.02       11,225.47      13,042.93       10,263.29       26,085.86       11,311.00       10,968.89       8,296.16
   11,826.06       11,288.51      13,116.18       10,320.93       26,232.35       11,374.52       11,030.49       8,342.75
   11,892.48       11,351.91      13,189.83       10,378.89       26,379.67       11,438.40       11,092.43       8,389.60
   11,959.26       11,415.66      13,263.91       10,437.17       26,527.81       11,502.64       11,154.73       8,436.72
   12,026.42       11,479.77      13,338.39       10,495.79       26,676.79       11,567.23       11,217.37       8,484.10
   12,093.96       11,544.24      13,413.30       10,554.73       26,826.60       11,632.19       11,280.36       8,531.74
   12,161.88       11,609.07      13,488.63       10,614.00       26,977.26       11,697.52       11,343.71       8,579.65
   12,230.18       11,674.26      13,564.38       10,673.61       27,128.76       11,763.21       11,407.42       8,627.84
   12,298.86       11,739.82      13,640.55       10,733.55       27,281.11       11,829.27       11,471.48       8,676.29
   12,367.93       11,805.75      13,717.16       10,793.83       27,434.31       11,895.70       11,535.90       8,725.01
   12,437.39       11,872.05      13,794.19       10,854.44       27,588.38       11,962.50       11,600.68       8,774.01
   12,507.23       11,938.72      13,871.66       10,915.40       27,743.31       12,029.68       11,665.83       8,823.28
   12,577.47       12,005.77      13,949.56       10,976.70       27,899.11       12,097.24       11,731.35       8,872.83
   12,648.10       12,073.19      14,027.89       11,038.34       28,055.79       12,165.18       11,797.23       8,922.66
   12,719.13       12,140.99      14,106.67       11,100.33       28,213.35       12,233.49       11,863.48       8,972.77
   12,790.56       12,209.17      14,185.89       11,162.67       28,371.79       12,302.20       11,930.10       9,023.16
   12,862.39       12,277.74      14,265.56       11,225.36       28,531.12       12,371.28       11,997.10       9,073.83
   12,934.63       12,346.69      14,345.67       11,288.40       28,691.34       12,440.76       12,064.47       9,124.79
   13,007.26       12,416.02      14,426.24       11,351.79       28,852.47       12,510.62       12,132.22       9,176.03
   13,080.31       12,485.75      14,507.25       11,415.54       29,014.50       12,580.88       12,200.36       9,227.56
   13,153.77       12,555.87      14,588.72       11,479.65       29,177.44       12,651.53       12,268.87       9,279.38
   13,227.64       12,626.38      14,670.65       11,544.12       29,341.30       12,722.58       12,337.77       9,331.50
   13,301.92       12,697.29      14,753.04       11,608.95       29,506.07       12,794.03       12,407.06       9,383.90
   13,376.62       12,768.59      14,835.89       11,674.14       29,671.77       12,865.88       12,476.74       9,436.60


       98              99              100            101             102             103             104             105
       --              --              ---            ---             ---             ---             ---             ---

    RITE AID        RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID        RITE AID
------------------------------------------------------------------------------------------------------------------------------
   WEST VALLEY       ROANOKE        STAUNTON     VIRGINIA BEACH      ESSEX        MIDDLEBURY      ELLENSBURG        PULLMAN
       UT              VA              VA              VA             VT              VT              WA              WA
------------------------------------------------------------------------------------------------------------------------------
  3,377,603.64    2,582,872.52    2,384,190.46   2,880,897.05    1,907,352.37    1,639,131.30    3,377,603.64    2,582,872.52
------------------------------------------------------------------------------------------------------------------------------
     6.739%          6.739%          6.739%          6.739%         6.739%          6.739%          6.739%          6.739%
------------------------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH            10TH           10TH            10TH            10TH            10TH
------------------------------------------------------------------------------------------------------------------------------
   11,686.98        8,937.10        8,249.63       9,968.31        6,599.71        5,671.62       11,686.98        8,937.10
   11,752.61        8,987.29        8,295.96      10,024.29        6,636.77        5,703.47       11,752.61        8,987.29
   11,818.61        9,037.76        8,342.55      10,080.58        6,674.04        5,735.50       11,818.61        9,037.76
   11,884.98        9,088.51        8,389.40      10,137.19        6,711.52        5,767.71       11,884.98        9,088.51
   11,951.73        9,139.55        8,436.51      10,194.12        6,749.21        5,800.10       11,951.73        9,139.55
   12,018.85        9,190.88        8,483.89      10,251.37        6,787.11        5,832.68       12,018.85        9,190.88
   12,086.34        9,242.49        8,531.54      10,308.94        6,825.23        5,865.43       12,086.34        9,242.49
   12,154.22        9,294.40        8,579.45      10,366.83        6,863.56        5,898.37       12,154.22        9,294.40
   12,222.47        9,346.59        8,627.63      10,425.05        6,902.10        5,931.50       12,222.47        9,346.59
   12,291.11        9,399.08        8,676.08      10,483.60        6,940.86        5,964.81       12,291.11        9,399.08
   12,360.14        9,451.87        8,724.80      10,542.47        6,979.84        5,998.30       12,360.14        9,451.87
   12,429.55        9,504.95        8,773.80      10,601.68        7,019.04        6,031.99       12,429.55        9,504.95
   12,499.35        9,558.33        8,823.07      10,661.21        7,058.46        6,065.86       12,499.35        9,558.33
   12,569.55        9,612.00        8,872.62      10,721.08        7,098.10        6,099.93       12,569.55        9,612.00
   12,640.14        9,665.98        8,922.45      10,781.29        7,137.96        6,134.18       12,640.14        9,665.98
   12,711.12        9,720.27        8,972.55      10,841.84        7,178.04        6,168.63       12,711.12        9,720.27
   12,782.50        9,774.85        9,022.94      10,902.72        7,218.35        6,203.27       12,782.50        9,774.85
   12,854.29        9,829.75        9,073.61      10,963.95        7,258.89        6,238.11       12,854.29        9,829.75
   12,926.48        9,884.95        9,124.57      11,025.52        7,299.66        6,273.14       12,926.48        9,884.95
   12,999.07        9,940.46        9,175.81      11,087.44        7,340.65        6,308.37       12,999.07        9,940.46
   13,072.07        9,996.29        9,227.34      11,149.71        7,381.87        6,343.80       13,072.07        9,996.29
   13,145.48       10,052.42        9,279.16      11,212.32        7,423.33        6,379.42       13,145.48       10,052.42
   13,219.30       10,108.88        9,331.27      11,275.29        7,465.02        6,415.25       13,219.30       10,108.88
   13,293.54       10,165.65        9,383.67      11,338.61        7,506.94        6,451.28       13,293.54       10,165.65
   13,368.19       10,222.73        9,436.37      11,402.28        7,549.10        6,487.51       13,368.19       10,222.73
   13,443.27       10,280.14        9,489.36      11,466.32        7,591.49        6,523.94       13,443.27       10,280.14
   13,518.76       10,337.87        9,542.66      11,530.71        7,634.12        6,560.58       13,518.76       10,337.87
   13,594.68       10,395.93        9,596.25      11,595.46        7,677.00        6,597.42       13,594.68       10,395.93
   13,671.03       10,454.31        9,650.14      11,660.58        7,720.11        6,634.47       13,671.03       10,454.31
   13,747.80       10,513.02        9,704.33      11,726.07        7,763.46        6,671.73       13,747.80       10,513.02
   13,825.01       10,572.06        9,758.83      11,791.92        7,807.06        6,709.20       13,825.01       10,572.06
   13,902.65       10,631.43        9,813.63      11,858.14        7,850.91        6,746.87       13,902.65       10,631.43
   13,980.72       10,691.14        9,868.74      11,924.73        7,894.99        6,784.76       13,980.72       10,691.14
   14,059.24       10,751.18        9,924.16      11,991.70        7,939.33        6,822.86       14,059.24       10,751.18
   14,138.19       10,811.55        9,979.90      12,059.04        7,983.92        6,861.18       14,138.19       10,811.55
   14,217.59       10,872.27       10,035.94      12,126.76        8,028.75        6,899.71       14,217.59       10,872.27
   14,297.43       10,933.33       10,092.30      12,194.87        8,073.84        6,938.46       14,297.43       10,933.33
   14,377.72       10,994.73       10,148.98      12,263.35        8,119.18        6,977.42       14,377.72       10,994.73
   14,458.47       11,056.47       10,205.97      12,332.22        8,164.78        7,016.61       14,458.47       11,056.47
   14,539.66       11,118.56       10,263.29      12,401.48        8,210.63        7,056.01       14,539.66       11,118.56
   14,621.31       11,181.00       10,320.93      12,471.12        8,256.74        7,095.64       14,621.31       11,181.00
   14,703.43       11,243.79       10,378.89      12,541.16        8,303.11        7,135.49       14,703.43       11,243.79
   14,786.00       11,306.94       10,437.17      12,611.59        8,349.74        7,175.56       14,786.00       11,306.94
   14,869.03       11,370.43       10,495.79      12,682.41        8,396.63        7,215.85       14,869.03       11,370.43
   14,952.53       11,434.29       10,554.73      12,753.63        8,443.78        7,256.38       14,952.53       11,434.29
   15,036.51       11,498.50       10,614.00      12,825.25        8,491.20        7,297.13       15,036.51       11,498.50
   15,120.95       11,563.07       10,673.61      12,897.28        8,538.89        7,338.11       15,120.95       11,563.07
   15,205.87       11,628.01       10,733.55      12,969.71        8,586.84        7,379.32       15,205.87       11,628.01
   15,291.26       11,693.31       10,793.83      13,042.54        8,635.06        7,420.76       15,291.26       11,693.31
   15,377.13       11,758.98       10,854.44      13,115.79        8,683.56        7,462.43       15,377.13       11,758.98
   15,463.49       11,825.02       10,915.40      13,189.44        8,732.32        7,504.34       15,463.49       11,825.02
   15,550.33       11,891.42       10,976.70      13,263.51        8,781.36        7,546.48       15,550.33       11,891.42
   15,637.66       11,958.20       11,038.34      13,338.00        8,830.67        7,588.86       15,637.66       11,958.20
   15,725.47       12,025.36       11,100.33      13,412.90        8,880.27        7,631.48       15,725.47       12,025.36
   15,813.79       12,092.89       11,162.67      13,488.23        8,930.14        7,674.34       15,813.79       12,092.89
   15,902.59       12,160.80       11,225.36      13,563.98        8,980.29        7,717.44       15,902.59       12,160.80
   15,991.90       12,229.10       11,288.40      13,640.15        9,030.72        7,760.78       15,991.90       12,229.10
   16,081.71       12,297.77       11,351.79      13,716.75        9,081.43        7,804.36       16,081.71       12,297.77
   16,172.02       12,366.83       11,415.54      13,793.78        9,132.43        7,848.19       16,172.02       12,366.83
   16,262.84       12,436.28       11,479.65      13,871.24        9,183.72        7,892.26       16,262.84       12,436.28
   16,354.17       12,506.12       11,544.12      13,949.14        9,235.29        7,936.58       16,354.17       12,506.12
   16,446.01       12,576.36       11,608.95      14,027.48        9,287.16        7,981.15       16,446.01       12,576.36
   16,538.37       12,646.98       11,674.14      14,106.25        9,339.31        8,025.97       16,538.37       12,646.98


       106
       ---

     RITE AID
-----------------
      YAKIMA
        WA
-----------------
  4,172,333.31
-----------------
      6.739%
-----------------
       10TH
-----------------
   14,436.86
   14,517.93
   14,599.46
   14,681.45
   14,763.90
   14,846.81
   14,930.19
   15,014.03
   15,098.35
   15,183.14
   15,268.40
   15,354.15
   15,440.38
   15,527.09
   15,614.28
   15,701.97
   15,790.15
   15,878.83
   15,968.00
   16,057.67
   16,147.85
   16,238.53
   16,329.73
   16,421.43
   16,513.65
   16,606.39
   16,699.65
   16,793.43
   16,887.74
   16,982.58
   17,077.95
   17,173.86
   17,270.30
   17,367.29
   17,464.82
   17,562.90
   17,661.53
   17,760.71
   17,860.46
   17,960.76
   18,061.62
   18,163.05
   18,265.05
   18,367.63
   18,470.78
   18,574.50
   18,678.82
   18,783.71
   18,889.20
   18,995.28
   19,101.95
   19,209.23
   19,317.10
   19,425.58
   19,534.67
   19,644.38
   19,754.70
   19,865.64
   19,977.20
   20,089.39
   20,202.21
   20,315.66
   20,429.75

                                                             PRINCIPAL

       90              91              92             93              94              95              96              97
       --              --              --             --              --              --              --              --

    RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID        RITE AID        RITE AID
------------------------------------------------------------------------------------------------------------------------------
     DAYTON       N. RIDGEVILLE     WOODMERE      LAKE OSWEGO        SALEM        BETHEL PARK    PHILADELPHIA    ELIZBETHTON
       OH              OH              OH             OR              OR              PA              PA              TN
------------------------------------------------------------------------------------------------------------------------------
  2,731,885.51    2,607,708.50    3,029,908.59   2,384,190.46    6,059,817.18    2,627,576.99    2,548,103.02   1,927,220.86
------------------------------------------------------------------------------------------------------------------------------
     6.739%          6.739%          6.739%         6.739%          6.739%          6.739%          6.739%          6.739%
------------------------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH           10TH            10TH            10TH            10TH            10TH
------------------------------------------------------------------------------------------------------------------------------
   13,451.74       12,840.30      14,919.20       11,739.70       29,838.41       12,938.13       12,546.80       9,489.59
   13,527.29       12,912.41      15,002.99       11,805.63       30,005.97       13,010.79       12,617.26       9,542.88
   13,603.25       12,984.92      15,087.24       11,871.93       30,174.48       13,083.86       12,688.12       9,596.48
   13,679.65       13,057.84      15,171.97       11,938.60       30,343.94       13,157.33       12,759.37       9,650.37
   13,756.47       13,131.17      15,257.17       12,005.64       30,514.34       13,231.22       12,831.03       9,704.56
   13,833.72       13,204.92      15,342.85       12,073.07       30,685.71       13,305.53       12,903.09       9,759.06
   13,911.41       13,279.07      15,429.02       12,140.87       30,858.03       13,380.25       12,975.55       9,813.87
   13,989.54       13,353.65      15,515.66       12,209.05       31,031.33       13,455.39       13,048.42       9,868.98
   14,068.10       13,428.64      15,602.80       12,277.61       31,205.59       13,530.95       13,121.69       9,924.40
   14,147.10       13,504.05      15,690.42       12,346.56       31,380.84       13,606.94       13,195.38       9,980.14
   14,226.55       13,579.89      15,778.53       12,415.90       31,557.07       13,683.35       13,269.49      10,036.18
   14,306.44       13,656.15      15,867.14       12,485.62       31,734.29       13,760.20       13,344.01      10,092.55
   14,386.79       13,732.84      15,956.25       12,555.74       31,912.50       13,837.47       13,418.94      10,149.22
   14,467.58       13,809.96      16,045.86       12,626.25       32,091.72       13,915.18       13,494.30      10,206.22
   14,548.83       13,887.52      16,135.97       12,697.16       32,271.94       13,993.33       13,570.08      10,263.54
   14,630.53       13,965.51      16,226.59       12,768.46       32,453.17       14,071.91       13,646.29      10,321.17
   14,712.69       14,043.93      16,317.71       12,840.17       32,635.42       14,150.94       13,722.93      10,379.14
   14,795.32       14,122.80      16,409.35       12,912.28       32,818.70       14,230.41       13,799.99      10,437.42
   14,878.41       14,202.11      16,501.50       12,984.79       33,003.00       14,310.32       13,877.49      10,496.04
   14,961.96       14,281.87      16,594.17       13,057.71       33,188.34       14,390.69       13,955.42      10,554.98
   15,045.99       14,362.07      16,687.36       13,131.04       33,374.72       14,471.50       14,033.79      10,614.26
   15,130.48       14,442.73      16,781.07       13,204.78       33,562.15       14,552.77       14,112.61      10,673.87
   15,215.45       14,523.84      16,875.31       13,278.94       33,750.63       14,634.50       14,191.86      10,733.81
   15,300.90       14,605.40      16,970.08       13,353.51       33,940.17       14,716.68       14,271.56      10,794.09
  630,818.90      602,145.22     699,635.30      550,532.72    1,399,270.60      606,733.03      588,381.75     445,013.99
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00


       98              99              100            101             102             103             104             105
       --              --              ---            ---             ---             ---             ---             ---

    RITE AID        RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID        RITE AID
------------------------------------------------------------------------------------------------------------------------------
   WEST VALLEY       ROANOKE        STAUNTON     VIRGINIA BEACH      ESSEX        MIDDLEBURY      ELLENSBURG        PULLMAN
       UT              VA              VA              VA             VT              VT              WA              WA
------------------------------------------------------------------------------------------------------------------------------
  3,377,603.64    2,582,872.52    2,384,190.46   2,880,897.05    1,907,352.37    1,639,131.30    3,377,603.64    2,582,872.52
------------------------------------------------------------------------------------------------------------------------------
     6.739%          6.739%          6.739%          6.739%         6.739%          6.739%          6.739%          6.739%
------------------------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH            10TH           10TH            10TH            10TH            10TH
------------------------------------------------------------------------------------------------------------------------------
   16,631.25       12,718.01       11,739.70      14,185.47        9,391.76        8,071.05       16,631.25       12,718.01
   16,724.64       12,789.43       11,805.63      14,265.14        9,444.50        8,116.37       16,724.64       12,789.43
   16,818.57       12,861.25       11,871.93      14,345.25        9,497.54        8,161.95       16,818.57       12,861.25
   16,913.02       12,933.48       11,938.60      14,425.81        9,550.88        8,207.79       16,913.02       12,933.48
   17,008.00       13,006.11       12,005.64      14,506.82        9,604.51        8,253.88       17,008.00       13,006.11
   17,103.51       13,079.15       12,073.07      14,588.29        9,658.45        8,300.23       17,103.51       13,079.15
   17,199.56       13,152.60       12,140.87      14,670.21        9,712.69        8,346.85       17,199.56       13,152.60
   17,296.15       13,226.46       12,209.05      14,752.60        9,767.24        8,393.72       17,296.15       13,226.46
   17,393.28       13,300.74       12,277.61      14,835.45        9,822.09        8,440.86       17,393.28       13,300.74
   17,490.96       13,375.44       12,346.56      14,918.76        9,877.25        8,488.26       17,490.96       13,375.44
   17,589.19       13,450.55       12,415.90      15,002.54        9,932.72        8,535.93       17,589.19       13,450.55
   17,687.97       13,526.09       12,485.62      15,086.79        9,988.50        8,583.87       17,687.97       13,526.09
   17,787.30       13,602.05       12,555.74      15,171.52       10,044.59        8,632.07       17,787.30       13,602.05
   17,887.19       13,678.43       12,626.25      15,256.72       10,101.00        8,680.55       17,887.19       13,678.43
   17,987.64       13,755.25       12,697.16      15,342.40       10,157.73        8,729.30       17,987.64       13,755.25
   18,088.66       13,832.50       12,768.46      15,428.56       10,214.77        8,778.32       18,088.66       13,832.50
   18,190.24       13,910.18       12,840.17      15,515.20       10,272.13        8,827.62       18,190.24       13,910.18
   18,292.39       13,988.30       12,912.28      15,602.33       10,329.82        8,877.19       18,292.39       13,988.30
   18,395.12       14,066.85       12,984.79      15,689.95       10,387.83        8,927.04       18,395.12       14,066.85
   18,498.42       14,145.85       13,057.71      15,778.07       10,446.17        8,977.18       18,498.42       14,145.85
   18,602.31       14,225.29       13,131.04      15,866.67       10,504.83        9,027.59       18,602.31       14,225.29
   18,706.78       14,305.18       13,204.78      15,955.78       10,563.82        9,078.29       18,706.78       14,305.18
   18,811.83       14,385.51       13,278.94      16,045.38       10,623.15        9,129.27       18,811.83       14,385.51
   18,917.47       14,466.30       13,353.51      16,135.49       10,682.81        9,180.54       18,917.47       14,466.30
  779,921.49      596,410.34      550,532.72     665,227.10      440,426.18      378,491.32      779,921.49      596,410.34
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00


       106
       ---

     RITE AID
-----------------
      YAKIMA
        WA
-----------------
  4,172,333.31
-----------------
      6.739%
-----------------
       10TH
-----------------
   20,544.48
   20,659.85
   20,775.87
   20,892.55
   21,009.88
   21,127.86
   21,246.51
   21,365.83
   21,485.82
   21,606.48
   21,727.82
   21,849.84
   21,972.54
   22,095.94
   22,220.02
   22,344.81
   22,470.29
   22,596.48
   22,723.38
   22,850.99
   22,979.32
   23,108.37
   23,238.14
   23,368.64
  963,432.28
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00
        0.00

                                                             PRINCIPAL

       90              91              92             93              94              95              96              97
       --              --              --             --              --              --              --              --

    RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID        RITE AID        RITE AID
------------------------------------------------------------------------------------------------------------------------------
     DAYTON       N. RIDGEVILLE     WOODMERE      LAKE OSWEGO        SALEM        BETHEL PARK    PHILADELPHIA    ELIZBETHTON
       OH              OH              OH             OR              OR              PA              PA              TN
------------------------------------------------------------------------------------------------------------------------------
  2,731,885.51    2,607,708.50    3,029,908.59   2,384,190.46    6,059,817.18    2,627,576.99    2,548,103.02   1,927,220.86
------------------------------------------------------------------------------------------------------------------------------
     6.739%          6.739%          6.739%         6.739%          6.739%          6.739%          6.739%          6.739%
------------------------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH           10TH            10TH            10TH            10TH            10TH
------------------------------------------------------------------------------------------------------------------------------
        0.00            0.00           0.00            0.00            0.00            0.00            0.00           0.00


       98              99              100            101             102             103             104             105
       --              --              ---            ---             ---             ---             ---             ---

    RITE AID        RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID        RITE AID
------------------------------------------------------------------------------------------------------------------------------
   WEST VALLEY       ROANOKE        STAUNTON     VIRGINIA BEACH      ESSEX        MIDDLEBURY      ELLENSBURG        PULLMAN
       UT              VA              VA              VA             VT              VT              WA              WA
------------------------------------------------------------------------------------------------------------------------------
  3,377,603.64    2,582,872.52    2,384,190.46   2,880,897.05    1,907,352.37    1,639,131.30    3,377,603.64    2,582,872.52
------------------------------------------------------------------------------------------------------------------------------
     6.739%          6.739%          6.739%          6.739%         6.739%          6.739%          6.739%          6.739%
------------------------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH            10TH           10TH            10TH            10TH            10TH
------------------------------------------------------------------------------------------------------------------------------
        0.00            0.00            0.00           0.00            0.00            0.00            0.00            0.00


       106
       ---

     RITE AID
-----------------
      YAKIMA
        WA
-----------------
  4,172,333.31
-----------------
      6.739%
-----------------
       10TH
-----------------
        0.00

                                   PRINCIPAL

      107              108            109             110             111             112             113
      ---              ---            ---             ---             ---             ---             ---

                                                                                                     TIME
    RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID         WARNER
----------------------------------------------------------------------------------------------------------------
     BELLE         VERMILLION    TRAVERSE CITY  OLD ORCHARD BEACH  LANSDALE       SCHENECTADY        TAMPA
       WV              OH              MI             ME              PA              NY              FL
----------------------------------------------------------------------------------------------------------------
   1,241,765.75    1,689,673.43   1,575,114.51    1,826,132.74    2,688,537.94    1,681,245.78    3,055,623.03
----------------------------------------------------------------------------------------------------------------
     6.739%          7.050%          7.253%         7.620%          7.670%          7.740%          7.360%
----------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH            1ST             1ST            10TH            10TH              TOTAL
----------------------------------------------------------------------------------------------------------------       -----
       1,630.72        2,852.63       3,359.83        3,675.81        2,619.31        2,632.42            0.00        755,337.59
       1,639.88        2,869.39       3,380.13        3,699.15        2,636.05        2,649.40        9,428.43        711,704.44
       1,649.09        2,886.25       3,400.56        3,722.64        2,652.90        2,666.49        9,486.25        716,236.33
       1,658.35        2,903.20       3,421.12        3,746.28        2,669.86        2,683.69        9,544.44        786,881.63
       1,667.66        2,920.26       3,441.79        3,770.07        2,686.92        2,701.00        9,602.97        725,387.86
       1,677.03        2,937.41       3,462.60        3,794.01        2,704.10        2,718.42        9,661.87        730,007.79
       1,686.44        2,954.67       3,483.53        3,818.10        2,721.38        2,735.96        9,721.13        864,653.47
       1,695.92        2,972.03       3,504.58        3,842.34        2,738.78        2,753.60        9,780.76        802,429.03
       1,705.44        2,989.49       3,525.76        3,866.74        2,756.28        2,771.36        9,840.74        809,659.91
       1,715.02        3,007.05       3,547.07        3,891.30        2,773.90        2,789.24        9,901.10        883,233.49
       1,724.65        3,024.72       3,568.51        3,916.00        2,791.63        2,807.23        9,961.83        819,919.81
       1,734.33        3,042.49       3,590.08        3,940.87        2,809.47        2,825.34       10,022.93        824,945.64
       1,744.07        3,060.37       3,611.78        3,965.90        2,827.43        2,843.56       10,084.40        899,782.95
       1,753.87        3,078.35       3,633.61        3,991.08        2,845.50        2,861.90       10,146.25        835,347.34
       1,763.72        3,096.43       3,655.57        4,016.42        2,863.69        2,880.36       10,208.48        840,624.81
       1,773.62        3,114.62       3,677.67        4,041.93        2,881.99        2,898.94       10,271.09        941,791.86
       1,783.58        3,132.92       3,699.90        4,067.59        2,900.41        2,917.64       10,334.09        876,364.23
       1,793.60        3,151.33       3,722.26        4,093.42        2,918.95        2,936.46       10,397.47      2,123,655.13
       1,803.67        3,169.84       3,744.76        4,119.42        2,937.61        2,955.40       10,461.24        959,606.30
       1,813.80        3,188.46       3,767.39        4,145.57        2,956.38        2,974.46       10,525.41        893,020.55
       1,823.99        3,207.20       3,790.16        4,171.90        2,975.28        2,993.64       10,589.96      1,004,802.21
       1,834.23        3,226.04       3,813.07        4,198.39        2,994.30        3,012.95       10,654.91        977,796.41
       1,844.53        3,244.99       3,836.12        4,225.05        3,013.44        3,032.39       10,720.26        910,032.23
       1,854.89        3,264.06       3,859.30        4,251.88        3,032.70        3,051.94       10,786.01      1,023,589.94
       1,865.31        3,283.23       3,882.63        4,278.88        3,052.08        3,071.63       10,852.17        996,116.80
       1,875.78        3,302.52       3,906.10        4,306.05        3,071.59        3,091.44       10,918.73        927,151.86
       1,886.31        3,321.92       3,929.70        4,333.39        3,091.22        3,111.38       10,985.70      1,042,839.20
       1,896.91        3,341.44       3,953.46        4,360.91        3,110.98        3,131.45       11,053.08      1,015,005.67
       1,907.56        3,361.07       3,977.35        4,388.60        3,130.86        3,151.65       11,120.87        944,820.14
       1,918.27        3,380.82       4,001.39        4,416.47        3,150.87        3,171.98       11,189.08      1,062,512.20
       1,929.05        3,400.68       4,025.58        4,444.51        3,171.01        3,192.44       11,257.70      1,034,219.94
       1,939.88        3,420.66       4,049.91        4,472.74        3,191.28        3,213.03       11,326.75        962,792.17
       1,950.77        3,440.75       4,074.39        4,501.14        3,211.68        3,233.75       11,396.22      1,082,523.31
       1,961.73        3,460.97       4,099.01        4,529.72        3,232.21        3,254.61       11,466.12      1,053,838.87
       1,972.75        3,481.30       4,123.79        4,558.48        3,252.87        3,275.60       11,536.44        981,146.92
       1,983.82        3,501.75       4,148.71        4,587.43        3,273.66        3,296.73       11,607.20      1,102,783.79
       1,994.96        3,522.33       4,173.79        4,616.56        3,294.58        3,317.99       11,678.39      1,073,604.69
       2,006.17        3,543.02       4,199.02        4,645.88        3,315.64        3,339.39       11,750.02        999,624.69
       2,017.43        3,563.84       4,224.39        4,675.38        3,336.83        3,360.93       11,822.08      1,125,867.36
       2,028.76        3,584.77       4,249.93        4,705.07        3,358.16        3,382.61       11,894.59      1,096,318.34
       2,040.16        3,605.83       4,275.62        4,734.94        3,379.62        3,404.43       11,967.55      1,021,472.93
       2,051.61        3,627.02       4,301.46        4,765.01        3,401.23        3,426.39       12,040.95      1,147,550.87
       2,063.14        3,648.33       4,327.46        4,795.27        3,422.97        3,448.49       12,114.80      1,119,482.54
       2,074.72        3,669.76       4,353.61        4,825.72        3,444.84        3,470.73       12,189.10      1,042,888.77
       2,086.37        3,691.32       4,379.93        4,856.36        3,466.86        3,493.12       12,263.86      1,171,163.91
       2,098.09        3,713.01       4,406.40        4,887.20        3,489.02        3,515.65       12,339.08      1,269,027.80
       2,109.87        3,734.82       4,433.03        4,918.23        3,511.32        3,538.32       12,414.76      1,062,779.39

                                   PRINCIPAL

      107              108            109             110             111             112             113
      ---              ---            ---             ---             ---             ---             ---

                                                                                                     TIME
    RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID         WARNER
----------------------------------------------------------------------------------------------------------------
     BELLE         VERMILLION    TRAVERSE CITY  OLD ORCHARD BEACH  LANSDALE       SCHENECTADY        TAMPA
       WV              OH              MI             ME              PA              NY              FL
----------------------------------------------------------------------------------------------------------------
   1,241,765.75    1,689,673.43   1,575,114.51    1,826,132.74    2,688,537.94    1,681,245.78    3,055,623.03
----------------------------------------------------------------------------------------------------------------
     6.739%          7.050%          7.253%         7.620%          7.670%          7.740%          7.360%
----------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH            1ST             1ST            10TH            10TH              TOTAL
----------------------------------------------------------------------------------------------------------------       -----
       2,121.72        3,756.76       4,459.83        4,949.46        3,533.77        3,561.14       12,490.90      1,193,100.06
       2,133.64        3,778.83       4,486.78        4,980.89        3,556.35        3,584.11       12,567.52      1,292,693.71
       2,145.62        3,801.04       4,513.90        5,012.52        3,579.08        3,607.23       12,644.60      1,088,208.17
       2,157.67        3,823.37       4,541.18        5,044.35        3,601.96        3,630.50       12,722.15      1,221,005.83
       2,169.79        3,845.83       4,568.63        5,076.38        3,624.98        3,653.91       12,800.18      1,322,530.31
       2,181.97        3,868.42       4,596.24        5,108.62        3,648.15        3,677.48       12,878.69      1,137,720.05
       2,194.22        3,891.15       4,624.03        5,141.06        3,671.47        3,701.20       12,957.68      1,272,992.24
       2,206.55        3,914.01       4,651.97        5,173.70        3,694.94        3,725.07       13,037.15      1,376,512.48
       2,218.94        3,937.01       4,680.09        5,206.56        3,718.55        3,749.10       13,117.11      1,161,623.53
       2,231.40        3,960.14       4,708.38        5,239.62        3,742.32        3,773.28       13,197.56      1,299,255.12
       2,243.93        3,983.40       4,736.84        5,272.89        3,766.24        3,797.62       13,278.51      1,440,563.47
       2,256.53        4,006.80       4,765.47        5,306.37        5,770.65        3,822.12       13,359.95      1,185,768.41
       2,269.20        4,030.34       4,794.27        5,340.07        5,807.54        3,846.77       13,441.89      1,325,612.22
       2,281.95        4,054.02       4,823.25        5,373.98        5,844.66        3,871.58       13,524.33      1,469,506.60
       2,294.76        4,077.84       4,852.40        5,408.10        5,882.01        3,896.55       13,607.28      1,208,144.33
       2,307.65        4,101.80       4,881.73        5,442.44        5,919.61        3,921.68       13,690.74      1,350,600.04
       2,320.61        4,125.89       4,911.23        5,477.00        5,957.45        3,946.98       13,774.71      1,497,248.02
       2,333.64        4,150.13       4,940.92        5,511.78        5,995.52        3,972.44       13,859.20      1,231,205.48
       2,346.75        4,174.52       4,970.78        5,546.78        6,033.85        3,998.06       13,944.20      1,376,130.68
       2,359.93        4,199.04       5,000.83        5,582.00        6,072.41        4,023.85       14,029.72      1,525,476.05
       2,373.18        4,223.71       5,031.05        5,617.45        6,111.22        4,049.80       14,115.77      1,254,669.15
       2,386.51        4,248.53       5,061.46        5,653.12        6,150.29        4,075.92       14,202.35      1,404,613.01
       2,399.91        4,273.49       5,092.05        5,689.02        6,189.60        4,102.21       14,289.46      1,556,804.68
       2,413.39        4,298.59       5,122.83        5,725.14        6,229.16        4,128.67       14,377.10      1,281,162.22
       2,426.94        4,323.85       5,153.79        5,761.50        6,268.97        4,155.30       14,465.28      1,430,974.09
       2,440.57        4,349.25       5,184.94        5,798.08        6,309.04        4,182.10       14,554.00      1,585,939.29
       2,454.27        4,374.80       5,216.28        5,834.90        6,349.37        4,209.08       14,643.26      1,305,358.60
       2,468.06        4,400.50       5,247.81        5,871.95        6,389.95        4,236.23       14,733.08      1,457,964.92
       2,481.92        4,426.36       5,279.53        5,909.24        6,430.79        4,263.55       14,823.44      1,615,893.95
       2,495.85        4,452.36       5,311.44        5,946.76        6,471.90        4,291.05       14,914.36      1,330,288.36
       2,509.87        4,478.52       5,343.54        5,984.52        6,513.26        4,318.73       15,005.83      1,721,475.24
       2,523.97        4,504.83       5,375.84        6,022.53        6,554.89        4,346.58       15,097.87      1,646,375.67
       2,538.14        4,531.30       5,408.33        6,060.77        6,596.79        4,374.62       15,190.47      1,355,654.83
       2,552.39        4,557.92       5,441.02        6,099.25        6,638.95        4,402.83       15,283.63      1,753,597.20
       2,566.73        4,584.69       5,473.91        6,137.99        6,681.39        4,431.23       15,377.37      1,677,483.15
       2,581.14        4,611.63       5,506.99        6,176.96        6,724.09        4,459.81       15,471.69      1,381,555.48
       2,595.64        4,638.72       5,540.28        6,216.19        6,767.07        4,488.58       15,566.58      1,786,164.91
       2,610.21        4,665.98       5,573.77        6,255.66        6,810.32        4,517.53       15,662.06      1,708,905.85
       2,624.87        4,693.39       5,607.45        6,295.38        6,853.85        4,546.67       15,758.12      1,407,676.04
       2,639.61        4,720.96       5,641.35        6,335.36        6,897.66        4,575.99       15,854.77      1,819,479.99
       2,654.44        4,748.70       5,675.44        6,375.59        6,941.75        4,605.51       15,952.01      1,741,205.80
       2,669.34        4,776.60       5,709.75        6,416.07        6,986.12        4,635.22       16,049.85      1,434,580.76
       2,684.33        4,804.66       5,744.26        6,456.81        7,030.77        4,665.11       16,148.29      1,853,496.64
       2,699.41        4,832.89       5,778.98        6,497.81        7,075.71        4,695.20       16,247.33      1,774,075.83
       2,714.57        4,861.28       5,813.91        6,539.08        7,120.93        4,725.49       16,346.98      1,461,958.43
       2,729.81        4,889.84       5,849.05        6,580.60        7,166.45        4,755.97       16,447.24      1,888,108.95
       2,745.14        4,918.57       5,884.40        6,622.39        7,212.25        4,786.64       16,548.12      1,807,619.81
       2,760.56        4,947.46       5,919.97        6,664.44        7,258.35        4,817.52       16,649.61      1,489,911.86
       2,776.06        4,976.53       5,955.75        6,706.76        7,304.75        4,848.59       16,751.73      1,923,206.59
       2,791.65        5,005.77       5,991.74        6,749.34        7,351.44        4,879.86       16,854.48      1,841,512.18
       2,807.33        5,035.18       6,027.96        6,792.20        7,398.42        4,911.34       16,957.85      1,518,111.16
       2,823.10        5,064.76       6,064.39        6,835.33        7,445.71        4,943.02       17,061.86      1,961,805.56
       2,838.95        5,094.51       6,101.05        6,878.74        7,493.30        4,974.90       17,166.50      1,879,057.12
       2,854.89        5,124.44       6,137.92        6,922.42        7,541.20        5,006.99       17,271.79      1,550,309.00
       2,870.93        5,154.55       6,175.02        6,966.38        7,589.40        5,039.28       17,377.72      1,998,938.42
       2,887.05        5,184.83       6,212.34        7,010.61        7,637.91        5,071.78       17,484.31      1,917,047.74
       2,903.26        5,215.29       6,249.89        7,055.13        7,686.73        5,104.50       17,591.55      1,581,987.46
       2,919.57        5,245.93       6,287.67        7,099.93        7,735.86        5,137.42       17,699.44      2,038,378.01
       2,935.96        5,276.75       6,325.67        7,145.01        7,785.30        5,170.56       17,808.00      2,105,990.53
       2,952.45        5,307.75       6,363.91        7,190.38        7,835.06        5,203.91       17,917.22      1,612,251.97
       2,969.03        5,338.94       6,402.37        7,236.04        7,885.14        5,237.47       18,027.11      2,076,298.59
       2,985.70        5,370.30       6,441.07        7,281.99        7,935.54        5,271.25       18,137.68      2,145,326.56
       3,002.47        5,401.85       6,480.00        7,328.23        7,986.26        5,305.25       18,248.92      1,648,964.83

                                   PRINCIPAL

      107              108            109             110             111             112             113
      ---              ---            ---             ---             ---             ---             ---

                                                                                                     TIME
    RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID         WARNER
----------------------------------------------------------------------------------------------------------------
     BELLE         VERMILLION    TRAVERSE CITY  OLD ORCHARD BEACH  LANSDALE       SCHENECTADY        TAMPA
       WV              OH              MI             ME              PA              NY              FL
----------------------------------------------------------------------------------------------------------------
   1,241,765.75    1,689,673.43   1,575,114.51    1,826,132.74    2,688,537.94    1,681,245.78    3,055,623.03
----------------------------------------------------------------------------------------------------------------
     6.739%          7.050%          7.253%         7.620%          7.670%          7.740%          7.360%
----------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH            1ST             1ST            10TH            10TH              TOTAL
----------------------------------------------------------------------------------------------------------------       -----
       3,019.33        5,433.59       6,519.16        7,374.77        8,037.31        5,339.47       18,360.85      2,121,299.71
       3,036.29        5,465.51       6,558.57        7,421.60        8,088.68        5,373.91       18,473.46     13,406,060.26
       3,053.34        5,497.62       6,598.21        7,468.72        8,140.38        5,408.57       18,586.77      1,650,057.85
       3,070.49        5,529.92       6,638.09        7,516.15        8,192.41        5,443.46       18,700.76      2,130,355.88
       3,087.73        5,562.41       6,678.21        7,563.88        8,244.77        5,478.57       18,815.46      4,955,678.77
       3,105.07        5,595.09       6,718.57        7,611.91        8,297.47        5,513.91       18,930.86      1,669,591.38
       3,122.51        5,627.96       6,759.18        7,660.24        8,350.51        5,549.47       19,046.97      2,158,111.51
       3,140.04        5,661.02       6,800.04        7,708.89        8,403.88        5,585.27       19,163.80      2,274,316.22
       3,157.68        5,694.28       6,841.14        7,757.84       10,635.94        5,621.29       19,281.33      1,703,759.20
       3,175.41        5,727.74       6,882.49        7,807.10       10,703.93        5,657.55       19,399.59      2,200,493.07
       3,193.24        5,761.39       6,924.08        7,856.68       10,772.34        5,694.04       19,518.58      2,319,090.04
       3,211.17        5,795.23       6,965.94        7,906.57       10,841.19        5,730.77       19,638.29      1,736,086.10
       3,229.21        5,829.28       7,008.04        7,956.77       10,910.49        5,767.73       19,758.74      2,241,638.94
       3,247.34        5,863.53       7,050.40        8,007.30       10,980.22        5,804.93       19,879.93      2,362,832.32
       3,265.58        5,897.98       7,093.01        8,058.14       11,050.41        5,842.37       20,001.86      1,769,363.16
       3,283.92        5,932.63       7,135.88        8,109.31       11,121.04        5,880.06       20,124.53      2,283,647.95
       3,302.36        5,967.48       7,179.01        8,160.81       11,192.12        5,917.98       20,247.96      2,407,353.99
       3,320.91        6,002.54       7,222.40        8,212.63       11,263.66        5,956.15       20,372.15      1,803,231.29
       3,339.56        6,037.80       7,266.06        8,264.78       11,335.65        5,994.57       20,497.10      2,329,304.87
       3,358.31        6,073.28       7,309.97        8,317.26       11,408.10        6,033.24       20,622.82      2,455,700.04
       3,377.17        6,108.96       7,354.16        8,370.07       11,481.02        6,072.15       20,749.30      1,840,748.59
       3,396.14        6,144.85       7,398.61        8,423.22       11,554.40        6,111.32       20,876.56      2,372,718.83
       3,415.21        6,180.95       7,443.32        8,476.71       11,628.25        6,150.73       21,004.61      2,501,699.59
       3,434.39        6,217.26       7,488.31        8,530.54       11,702.58        6,190.41       21,133.44      1,875,706.08
       3,453.67        6,253.79       7,533.57        8,584.71       11,777.38        6,230.33       21,263.05     12,203,393.91
       3,473.07        6,290.53       7,579.11        8,639.22       11,852.65        6,270.52       21,393.47      2,498,100.14
       3,492.57        6,327.49       7,624.92        8,694.08       11,928.41        6,310.96       21,524.68      1,860,566.01
       3,512.19        6,364.66       7,671.00        8,749.29       12,004.65        6,351.67       21,656.70      2,691,786.29
       3,531.91        6,402.05       7,717.37        8,804.85       12,081.38        6,392.64       21,789.53      2,545,244.80
       3,551.75        6,439.66       7,764.01        8,860.76       12,158.60        6,433.87       21,923.17      1,896,264.67
       3,571.69        6,477.50       7,810.94        8,917.02       12,236.32        6,475.37       22,057.63      2,741,828.54
       3,591.75        6,515.55       7,858.15        8,973.65       12,314.53        6,517.14       22,192.92      2,593,345.77
       3,611.92        6,553.83       7,905.65        9,030.63       12,393.24        6,559.17       22,329.03      1,932,713.92
       3,632.20        6,592.34       7,953.43        9,087.97       12,472.45        6,601.48       22,465.99      2,792,607.26
       3,652.60        6,631.07       8,001.50        9,145.68       12,552.17        6,644.06       22,603.78      2,642,009.64
       3,673.11        6,670.02       8,049.86        9,203.76       12,632.40        6,686.91       22,742.41      1,969,514.04
       3,693.74        6,709.21       8,098.52        9,262.20       12,713.14        6,730.04       22,881.90      2,844,510.45
       3,714.49        6,748.63       8,147.47        9,321.01       12,794.40        6,773.45       23,022.24      2,691,956.95
       3,735.35        6,788.27       8,196.71        9,380.20       12,876.18        6,817.14       23,163.45      2,007,386.81
       3,756.32        6,828.15       8,246.25        9,439.77       12,958.48        6,861.11       23,305.52      2,897,482.85
       3,777.42        6,868.27       8,296.10        9,499.71       13,041.31        6,905.36       23,448.46      2,742,798.93
       3,798.63        6,908.62       8,346.24        9,560.03       13,124.66        6,949.90       23,592.27      2,045,936.58
       3,819.96        6,949.21       8,396.69        9,620.74       13,208.55        6,994.73       23,736.97      2,951,392.63
       3,841.42        6,990.04       8,447.44        9,681.83       13,292.97        7,039.85       23,882.56      2,794,671.17
       3,862.99        7,031.10       8,498.49        9,743.31       13,377.94        7,085.25       24,029.04      2,085,295.86
       3,884.68        7,072.41       8,549.86        9,805.18       13,463.45        7,130.95       24,176.42      3,006,102.33
       3,906.50        7,113.96       8,601.54        9,867.44       13,549.50        7,176.95       24,324.70      2,847,161.39
       3,928.44        7,155.76       8,653.53        9,930.10       13,636.10        7,223.24       24,473.89      2,123,687.46
       3,950.50        7,197.80       8,705.83        9,993.16       13,723.26        7,269.83       24,624.00      3,021,266.21
       3,972.68        7,240.08       8,758.45       10,056.61       13,810.98        7,316.72       24,775.02      2,860,047.85
       3,994.99        7,282.62       8,811.39       10,120.47       13,899.25        7,363.91       24,926.98      2,125,169.16
       4,017.43        7,325.40       8,864.64       10,184.74       13,988.09        7,411.41       25,079.86      3,078,088.10
       4,039.99        7,368.44       8,918.22       10,249.41       14,077.50        7,459.21       25,233.69      2,916,798.15
       4,062.68        7,411.73       8,972.13       10,314.50       14,167.48        7,507.33       25,388.45      2,168,300.26
       4,085.49        7,455.27       9,026.36       10,379.99       14,258.03        7,555.75       25,544.17      3,137,677.71
       4,108.44        7,499.07       9,080.91       10,445.91       14,349.16        7,604.48       25,700.84      3,153,780.25
       4,131.51        7,543.13       9,135.80       10,512.24       14,440.88        7,653.53       25,858.47      2,210,156.29
       4,154.71        7,587.45       9,191.02       10,578.99       14,533.18        7,702.90       26,017.07      3,195,974.06
       4,178.04        7,632.02       9,246.57       10,646.17       14,626.07        7,752.58       26,176.64      3,212,938.11
       4,201.50        7,676.86       9,302.46       10,713.77       14,719.56        7,802.58       26,337.19      2,259,554.26
       4,225.10        7,721.96       9,358.68       10,781.80       14,813.64        7,852.91       26,498.73      3,262,728.72
       4,248.83        7,767.33       9,415.25       10,850.27       14,908.32        7,903.56       26,661.25      3,177,176.76
       4,272.69        7,812.96       9,472.16       10,919.17       15,003.61        7,954.54       26,824.77      2,118,752.63

                                   PRINCIPAL

      107              108            109             110             111             112             113
      ---              ---            ---             ---             ---             ---             ---

                                                                                                     TIME
    RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID         WARNER
----------------------------------------------------------------------------------------------------------------
     BELLE         VERMILLION    TRAVERSE CITY  OLD ORCHARD BEACH  LANSDALE       SCHENECTADY        TAMPA
       WV              OH              MI             ME              PA              NY              FL
----------------------------------------------------------------------------------------------------------------
   1,241,765.75    1,689,673.43   1,575,114.51    1,826,132.74    2,688,537.94    1,681,245.78    3,055,623.03
----------------------------------------------------------------------------------------------------------------
     6.739%          7.050%          7.253%         7.620%          7.670%          7.740%          7.360%
----------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH            1ST             1ST            10TH            10TH              TOTAL
----------------------------------------------------------------------------------------------------------------       -----
       4,296.68        7,858.86       9,529.41       10,988.50       15,099.51        8,005.85       26,989.30      3,138,188.04
       4,320.81        7,905.03       9,587.00       11,058.28       15,196.02        8,057.48       27,154.83      3,156,199.85
       4,345.08        7,951.48       9,644.95       11,128.50       15,293.15        8,109.46       27,321.38      2,162,262.94
       4,369.48        7,998.19       9,703.25       11,199.17       15,390.90        8,161.76       27,488.95      3,199,306.71
       4,394.02        8,045.18       9,761.89       11,270.28       15,489.27        8,214.40       27,657.55      3,269,181.14
       4,418.69        8,092.45       9,820.90       11,341.85       17,984.48        8,267.39       27,827.19      2,206,852.21
       4,443.51        8,139.99       9,880.26       11,413.87       18,099.43        8,320.71       27,997.80      3,261,505.93
       4,468.46        8,187.81       9,939.97       11,486.35       18,215.12        8,374.38            0.00      3,305,186.84
       4,493.56        8,235.91      10,000.05       11,559.28       18,331.54        8,428.40            0.00      2,221,167.49
       4,518.79        8,284.30      10,060.49       11,632.69       18,448.71        8,482.76            0.00      3,294,155.25
       4,544.17        8,332.97      10,121.30       11,706.55       18,566.63        8,537.47            0.00      3,368,056.41
       4,569.69        8,381.93      10,182.48       11,780.89       18,685.30        8,592.54            0.00      2,264,555.58
       4,595.35        8,431.17      10,244.02       11,855.70       18,804.73        8,647.96            0.00      3,356,061.80
       4,621.16        8,480.70      10,305.94       11,930.98       18,924.93        8,703.74            0.00      3,432,065.26
       4,647.11        8,530.53      10,368.23       12,006.74       19,045.89        8,759.88            0.00      2,308,731.68
       4,673.21        8,580.64      10,430.90       12,082.99       19,167.62        8,816.38            0.00      3,419,075.74
       4,699.45        8,631.06      10,493.94       12,159.71       19,290.14        8,873.25            0.00      3,497,372.47
       4,725.84        8,681.76      10,557.37       12,236.93       19,413.43        8,930.48            0.00      2,353,849.50
       4,752.38        8,732.77      10,621.18       12,314.63       19,537.52        8,988.08            0.00      3,483,038.45
       4,779.07        8,784.07      10,685.38       12,392.83       19,662.39        9,046.05            0.00      3,563,503.09
       4,805.91        8,835.68      10,749.96       12,471.52       19,788.07        9,104.40            0.00      2,399,424.01
       4,832.90        8,887.59      10,814.93       12,550.72       19,914.55        9,163.12            0.00      3,548,422.87
       4,860.04        8,939.80      10,880.30       12,630.42       20,041.83        9,222.23            0.00      3,631,335.55
       4,887.33        8,992.33      10,946.06       12,710.62       20,169.94        9,281.71            0.00      2,446,333.21
       4,914.78        9,045.16      11,012.22       12,791.33       20,298.85        9,341.58            0.00      3,949,270.48
       4,942.38        9,098.30      11,078.78       12,872.56       20,428.60        9,401.83            0.00      3,700,400.16
       4,970.13        9,151.75      11,145.75       12,954.30       20,559.17        9,462.47            0.00      2,494,097.42
       4,998.04        9,205.52      11,213.11       13,036.56       20,690.58        9,523.50            0.00      4,022,962.71
       5,026.11        9,259.60      11,280.89       13,119.34       20,822.83        9,584.93            0.00      3,770,864.77
       5,054.34        9,314.00      11,349.07       13,202.65       20,955.92        9,646.75            0.00      2,542,878.43
       5,082.72        9,368.72      11,417.66       13,286.48       21,089.86        9,708.98            0.00      4,097,785.07
       5,111.27        9,423.76      11,486.68       13,370.85       21,224.66        9,771.60            0.00      3,842,231.26
       5,139.97        9,479.12      11,556.10       13,455.76       21,360.32        9,834.63            0.00      2,592,167.65
       5,168.84        9,534.81      11,625.95       13,541.20       21,496.85        9,898.06            0.00      4,174,238.30
       5,197.86        9,590.83      11,696.22       13,627.19       21,634.25        9,961.90            0.00      3,849,580.86
       5,227.05        9,647.18      11,766.91       13,713.72       21,772.53       10,026.16            0.00      2,576,622.39
       5,256.41        9,703.85      11,838.03       13,800.80       21,911.69       10,090.82            0.00      4,185,559.86
       5,285.93        9,760.86      11,909.58       13,888.44       22,051.74       10,155.91            0.00      3,922,827.77
       5,315.61        9,818.21      11,981.57       13,976.63       22,192.69       10,221.42            0.00      2,626,984.33
       5,345.46        9,875.89      12,053.99       14,065.38       22,334.54       10,287.34            0.00      4,263,678.10
       5,375.48        9,933.91      12,126.84       14,154.70       22,477.30       10,353.70            0.00      3,997,559.70
       5,405.67        9,992.27      12,200.14       14,244.58       22,620.96       10,420.48            0.00      2,678,419.31
       5,436.03       10,050.98      12,273.88       14,335.03       22,765.55       10,487.69            0.00      4,342,997.81
       5,466.55       10,110.03      12,348.07       14,426.06       22,911.06       10,555.34            0.00      4,073,253.87
       5,497.25       10,169.42      12,422.70       14,517.66       23,057.50       10,623.42            0.00      2,730,393.59
       5,528.13       10,229.17      12,497.78       14,609.85       23,204.87       10,691.94            0.00      4,424,043.11
       5,559.17       10,289.27      12,573.32       14,702.62       23,353.19       10,760.90            0.00      4,149,808.59
       5,590.39       10,349.71      12,649.32       14,795.99       23,502.46       10,830.31            0.00      2,767,740.35
       5,621.78       10,410.52      12,725.77       14,889.94       23,652.68       10,900.17            0.00      4,490,512.08
       5,653.36       10,471.68      12,804.26       14,984.49       23,803.86       10,970.47            0.00      4,215,865.85
       5,685.10       10,533.20           0.00       15,079.64       23,956.00       11,041.23            0.00      2,811,317.78
       5,717.03       10,595.08           0.00       15,173.37       24,109.12       11,112.45            0.00      4,563,745.01
       5,749.14       10,657.33           0.00            0.00       24,263.22       11,184.12            0.00      3,126,672.59
       5,781.42       10,719.94           0.00            0.00       24,418.30       11,256.26            0.00      2,851,081.55
       5,813.89       10,782.92           0.00            0.00       24,574.38       11,328.86            0.00      4,633,275.58
       5,846.54       10,846.27           0.00            0.00       24,731.45       11,401.93            0.00      2,766,772.54
       5,879.37       10,909.99           0.00            0.00       24,889.52       11,475.48            0.00      2,430,825.79
       5,912.39       10,974.09           0.00            0.00       25,048.61       11,549.49            0.00      4,240,580.41
       5,945.59       11,038.56           0.00            0.00       25,208.71       11,623.99            0.00      2,767,249.62
       5,978.98       11,103.41           0.00            0.00       25,369.84       11,698.96            0.00      2,484,430.14
       6,012.56       11,168.65           0.00            0.00       25,531.99       11,774.42            0.00      4,325,439.13
       6,046.33       11,234.26           0.00            0.00       25,695.18       11,850.37            0.00     12,592,477.55
       6,080.28       11,300.26           0.00            0.00       25,859.42       11,926.80            0.00      2,444,893.12

                                   PRINCIPAL

      107              108            109             110             111             112             113
      ---              ---            ---             ---             ---             ---             ---

                                                                                                     TIME
    RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID         WARNER
----------------------------------------------------------------------------------------------------------------
     BELLE         VERMILLION    TRAVERSE CITY  OLD ORCHARD BEACH  LANSDALE       SCHENECTADY        TAMPA
       WV              OH              MI             ME              PA              NY              FL
----------------------------------------------------------------------------------------------------------------
   1,241,765.75    1,689,673.43   1,575,114.51    1,826,132.74    2,688,537.94    1,681,245.78    3,055,623.03
----------------------------------------------------------------------------------------------------------------
     6.739%          7.050%          7.253%         7.620%          7.670%          7.740%          7.360%
----------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH            1ST             1ST            10TH            10TH              TOTAL
----------------------------------------------------------------------------------------------------------------       -----
       6,114.43       11,366.65           0.00            0.00       26,024.70       12,003.73            0.00      4,317,142.77
       6,148.76       11,433.43           0.00            0.00       26,191.20       12,081.15            0.00      2,475,932.94
       6,183.29       11,500.60           0.00            0.00            0.00       12,159.08            0.00      2,465,242.94
       6,218.02       11,568.17           0.00            0.00            0.00       12,237.50            0.00      4,369,218.00
       6,252.94       11,636.13           0.00            0.00            0.00       12,316.43            0.00      2,496,152.72
       6,288.05       11,704.50           0.00            0.00            0.00       12,395.87            0.00      2,511,949.93
       6,323.37       11,773.26           0.00            0.00            0.00       12,475.83            0.00      4,449,144.07
       6,358.88       11,842.43           0.00            0.00            0.00       12,556.30            0.00      2,543,847.48
       6,394.59       11,912.00           0.00            0.00            0.00       12,637.29            0.00      2,559,949.11
       6,430.50       11,981.98           0.00            0.00            0.00       12,718.80            0.00      4,530,544.01
       6,466.61       12,052.38           0.00            0.00            0.00       12,800.83            0.00      2,473,441.21
       6,502.93       12,123.19           0.00            0.00            0.00       12,883.40            0.00      2,489,194.67
       6,539.45       12,194.41           0.00            0.00            0.00       12,966.50            0.00      4,493,104.10
       6,576.17       12,266.05           0.00            0.00            0.00       13,050.13            0.00      2,521,005.78
       6,613.10       12,338.12           0.00            0.00            0.00       13,134.30            0.00      2,156,356.67
       6,650.24       12,410.60           0.00            0.00            0.00       13,219.02            0.00      4,191,629.91
       6,687.59       12,483.51           0.00            0.00            0.00       13,304.28            0.00      1,771,763.99
       6,725.14       12,556.85           0.00            0.00            0.00       13,390.09            0.00      1,782,694.70
       6,762.91       12,630.63           0.00            0.00            0.00            0.00            0.00      3,837,349.66
       6,800.89       12,702.83           0.00            0.00            0.00            0.00            0.00      1,791,194.82
       6,839.08            0.00           0.00            0.00            0.00            0.00            0.00      1,789,465.42
       6,877.49            0.00           0.00            0.00            0.00            0.00            0.00      1,544,979.23
       6,916.11            0.00           0.00            0.00            0.00            0.00            0.00      1,554,496.69
       6,954.95            0.00           0.00            0.00            0.00            0.00            0.00      1,414,013.26
     286,735.79            0.00           0.00            0.00            0.00            0.00            0.00     25,927,953.84
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        815,068.08
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        820,269.90
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        800,298.10
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        805,430.19
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        810,595.25
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        815,793.52
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        821,025.17
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        473,601.75
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        476,634.28
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        479,686.28
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        482,757.92
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        485,849.28
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        488,958.33
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        345,267.15
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        347,107.67
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        349,408.51
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        351,724.67
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        354,053.29
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        303,444.41
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        305,463.17
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        307,495.43
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        261,957.14
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        263,716.32
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        265,490.13
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        243,755.85
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        245,397.91
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        246,580.35
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        248,241.36
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        249,913.59
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        251,595.62
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        217,676.50
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        226,874.02
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        228,417.91
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        229,972.35
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        178,614.00
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        179,839.03
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        181,072.48
           0.00            0.00           0.00            0.00            0.00            0.00            0.00        182,314.89

                                   PRINCIPAL

      107              108            109             110             111             112             113
      ---              ---            ---             ---             ---             ---             ---

                                                                                                     TIME
    RITE AID        RITE AID        RITE AID       RITE AID        RITE AID        RITE AID         WARNER
----------------------------------------------------------------------------------------------------------------
     BELLE         VERMILLION    TRAVERSE CITY  OLD ORCHARD BEACH  LANSDALE       SCHENECTADY        TAMPA
       WV              OH              MI             ME              PA              NY              FL
----------------------------------------------------------------------------------------------------------------
   1,241,765.75    1,689,673.43   1,575,114.51    1,826,132.74    2,688,537.94    1,681,245.78    3,055,623.03
----------------------------------------------------------------------------------------------------------------
     6.739%          7.050%          7.253%         7.620%          7.670%          7.740%          7.360%
----------------------------------------------------------------------------------------------------------------
      10TH            10TH            10TH            1ST             1ST            10TH            10TH              TOTAL
----------------------------------------------------------------------------------------------------------------       -----
           0.00            0.00           0.00            0.00            0.00            0.00            0.00         40,630.60

                                 GROSS INTEREST


MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
INTEREST SCHEDULES

        POOL ID        1                   2                  3                   4                  5                  6
                       -                   -                  -                   -                  -                  -
         TENANT     ALLEGHENY          ALLEGHENY          ALLEGHENY
                    CENTENNIAL          GENERAL            GENERAL             BAPTIST            BAPTIST            CIRCUIT
                      GROUP             HOSPITAL           HOSPITAL            HOSPITAL           HOSPITAL            CITY
                --------------------------------------------------------------------------------------------------------------------
                      WAYNE            PITTSBURGH          PITTSBURGH          NASHVILLE          NASHVILLE           DENVER
                       PA              PA (NORTH)         PA (FEDERAL)          TN (#1)            TN (#2)              CO
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE     9,201,195.07        35,340,415.71      67,170,088.09       19,791,520.71      3,449,962.45       6,888,745.84
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON       7.870%             7.030%              6.890%              7.050%             6.570%            8.610%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY        10TH                1ST                10TH                10TH               10TH               5TH
                --------------------------------------------------------------------------------------------------------------------
         Apr-98        60,344.50           207,035.94         385,668.26          116,275.18         18,888.54          49,426.75
         May-98        60,344.50           206,699.04         385,668.26          116,275.18         18,856.27          49,360.72
         Jun-98        60,344.50           206,699.04         385,668.26          116,275.18         18,823.81          49,294.21
         Jul-98        60,344.50           206,699.04         385,668.26          116,275.18         18,791.18          49,227.23
         Aug-98        60,294.88           206,356.22         385,668.26          116,275.18         18,758.37          49,159.76
         Sep-98        60,294.88           206,356.22         385,668.26          116,275.18         18,725.38          49,091.81
         Oct-98        60,294.88           206,356.22         385,668.26          116,275.18         18,692.20          49,023.38
         Nov-98        60,244.28           206,007.38         385,668.26          116,095.71         18,658.85          48,954.45
         Dec-98        60,244.28           206,007.38         385,668.26          115,915.17         18,625.31          48,885.03
         Jan-99        60,244.28           206,007.38         385,668.26          115,733.58         18,591.59          48,815.11
         Feb-99        60,192.69           205,652.41         385,668.26          115,550.92         18,557.69          48,744.68
         Mar-99        60,192.69           205,652.41         385,668.26          115,367.19         18,523.60          48,673.76
         Apr-99        60,192.69           205,652.41         385,668.26          115,182.38         18,489.32          48,602.32
         May-99        60,140.07           205,291.20         385,668.26          114,996.48         18,454.86          48,530.37
         Jun-99        60,140.07           205,291.20         385,668.26          114,809.49         18,420.21          48,457.91
         Jul-99        60,140.07           205,291.20         385,668.26          114,621.40         18,385.36          48,384.92
         Aug-99        60,086.43           204,923.64         385,668.26          114,432.20         18,350.33          48,311.41
         Sep-99        60,086.43           204,923.64         385,668.26          114,241.90         18,315.11          48,237.38
         Oct-99        60,086.43           204,923.64         378,538.47          114,050.48         18,279.69          48,162.81
         Nov-99        60,031.73           204,549.62         378,538.47          113,857.93         18,244.08          48,087.71
         Dec-99        60,031.73           204,549.62         378,538.47          113,664.25         18,208.27          48,012.07
         Jan-00        60,031.73           204,549.62         377,929.01          113,469.43         18,172.27          47,935.89
         Feb-00        59,975.95           204,169.03         377,929.01          113,273.47         18,136.07          47,859.16
         Mar-00        59,975.95           204,169.03         377,929.01          113,076.36         18,099.67          47,781.87
         Apr-00        59,975.95           204,169.03         377,309.05          112,878.09         18,063.07          47,704.04
         May-00        59,919.08           203,781.75         377,309.05          112,678.65         18,026.27          47,625.65
         Jun-00        59,919.08           203,781.75         377,309.05          112,478.04         17,989.27          47,546.69
         Jul-00        59,919.08           203,781.75         376,678.41          112,276.26         17,952.07          47,467.17
         Aug-00        59,861.08           203,387.66         376,678.41          112,073.29         17,914.67          47,387.07
         Sep-00        59,861.08           203,387.66         376,678.41          111,869.12         17,877.05          47,306.40
         Oct-00        59,861.08           203,387.66         376,036.91          111,663.76         17,839.24          47,225.16
         Nov-00        59,801.95           202,986.64         376,036.91          111,457.19         17,801.21          47,143.33
         Dec-00        59,801.95           202,986.64         376,036.91          111,249.40         17,762.98          47,060.91
         Jan-01        59,801.95           202,986.64         375,384.36          111,040.40         17,724.54          46,977.90
         Feb-01        59,741.65           202,578.58         375,384.36          110,830.17         17,685.89          46,894.30
         Mar-01        59,741.65           202,578.58         375,384.36          110,618.70         17,647.03          46,810.10
         Apr-01        59,741.65           202,578.58         374,720.57          110,405.99         17,607.95          46,725.29
         May-01        59,680.16           202,163.35         374,720.57          110,192.03         17,568.66          46,639.87
         Jun-01        59,680.16           202,163.35         374,720.57          109,976.81         17,529.16          46,553.84
         Jul-01        59,680.16           202,163.35         374,045.34          109,760.33         17,489.44          46,467.20
         Aug-01        59,617.47           201,740.82         374,045.34          109,542.58         17,449.50          46,379.93
         Sep-01        59,617.47           201,740.82         374,045.34          109,323.55         17,409.34          46,292.03
         Oct-01        59,617.47           201,740.82         373,358.49          109,103.23         17,368.96          46,203.51
         Nov-01        59,553.54           201,310.86         373,358.49          108,881.62         17,328.37          46,114.35
         Dec-01        59,553.54           201,310.86         373,358.49          108,658.70         17,287.55          46,024.55
         Jan-02        59,553.54           201,310.86         372,659.80          108,434.48         17,246.50          45,934.10
         Feb-02        59,488.36           200,121.73         372,659.80          108,208.94         17,205.23          45,843.01


        POOL ID        7                   8                  9                  10                 11                 12
                       -                   -                  -                  --                 --                 --
         TENANT
                    CIRCUIT             CIRCUIT            CIRCUIT             CIRCUIT            CIRCUIT            CIRCUIT
                     CITY                CITY               CITY                CITY                CITY              CITY
                --------------------------------------------------------------------------------------------------------------------
                     ORLANDO         WEST PALM BEACH     CRYSTAL LAKE          WITCHITA            WESTLAND          KENTWOOD
                      FL                  FL                 IL                  KS                  MI                MI
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE    12,121,850.51        7,091,819.77       5,009,996.9 7       5,732,592.69       8,275,356.41       5,661,718.21
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON      7.640%              7.640%             8.610%              8.610%              7.640%            7.640%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY        5TH                 5TH                5TH                 5TH                5TH                5TH
                --------------------------------------------------------------------------------------------------------------------
         Apr-98        77,175.78           45,151.25          35,946.73           41,131.35          52,686.44          36,046.27
         May-98        77,051.38           45,078.47          35,898.70           41,076.40          52,601.51          35,988.17
         Jun-98        76,926.18           45,005.22          35,850.34           41,021.06          52,516.04          35,929.69
         Jul-98        76,800.19           44,931.51          35,801.62           40,965.31          52,430.02          35,870.84
         Aug-98        76,673.39           44,857.33          35,752.55           40,909.17          52,343.46          35,811.62
         Sep-98        76,545.79           44,782.68          35,703.14           40,852.63          52,256.35          35,752.02
         Oct-98        76,417.37           44,707.55          35,653.36           40,795.68          52,168.68          35,692.04
         Nov-98        76,288.14           44,631.94          35,603.24           40,738.32          52,080.46          35,631.68
         Dec-98        76,158.08           44,555.85          35,552.75           40,680.55          51,991.67          35,570.94
         Jan-99        76,027.20           44,479.28          35,501.90           40,622.36          51,902.32          35,509.81
         Feb-99        75,895.48           44,402.22          35,450.68           40,563.76          51,812.40          35,448.29
         Mar-99        75,762.93           44,324.67          35,399.10           40,504.74          51,721.91          35,386.37
         Apr-99        75,629.53           44,246.63          35,347.14           40,445.29          51,630.84          35,324.07
         May-99        75,495.28           44,168.08          35,294.82           40,385.42          51,539.19          35,261.36
         Jun-99        75,360.18           44,089.04          35,242.11           40,325.11          51,446.96          35,198.26
         Jul-99        75,224.21           44,009.50          35,189.04           40,264.38          51,354.14          35,134.76
         Aug-99        75,087.38           43,929.45          35,135.57           40,203.21          51,260.73          35,070.85
         Sep-99        74,949.68           43,848.89          35,081.73           40,141.60          51,166.72          35,006.53
         Oct-99        74,811.10           43,767.81          35,027.50           40,079.54          51,072.12          34,941.81
         Nov-99        74,671.64           43,686.22          34,972.88           40,017.05          50,976.91          34,876.67
         Dec-99        74,531.30           43,604.11          34,917.87           39,954.10          50,881.10          34,811.12
         Jan-00        74,390.06           43,521.48          34,862.46           39,890.70          50,784.67          34,745.15
         Feb-00        74,247.92           43,438.32          34,806.66           39,826.85          50,687.64          34,678.76
         Mar-00        74,104.87           43,354.63          34,750.45           39,762.54          50,589.98          34,611.95
         Apr-00        73,960.91           43,270.41          34,693.85           39,697.77          50,491.71          34,544.71
         May-00        73,816.04           43,185.66          34,636.83           39,632.53          50,392.81          34,477.05
         Jun-00        73,670.25           43,100.36          34,579.41           39,566.83          50,293.27          34,408.95
         Jul-00        73,523.52           43,014.52          34,521.58           39,500.65          50,193.11          34,340.42
         Aug-00        73,375.87           42,928.13          34,463.33           39,434.00          50,092.31          34,271.46
         Sep-00        73,227.27           42,841.20          34,404.66           39,366.87          49,990.86          34,202.05
         Oct-00        73,077.73           42,753.71          34,345.57           39,299.26          49,888.77          34,132.21
         Nov-00        72,927.23           42,665.66          34,286.06           39,231.16          49,786.03          34,061.91
         Dec-00        72,775.78           42,577.06          34,226.12           39,162.58          49,682.64          33,991.18
         Jan-01        72,623.36           42,487.88          34,165.75           39,093.50          49,578.58          33,919.99
         Feb-01        72,469.97           42,398.15          34,104.95           39,023.93          49,473.87          33,848.34
         Mar-01        72,315.61           42,307.83          34,043.71           38,953.86          49,368.49          33,776.24
         Apr-01        72,160.26           42,216.95          33,982.03           38,883.28          49,262.43          33,703.69
         May-01        72,003.92           42,125.49          33,919.91           38,812.20          49,155.71          33,630.67
         Jun-01        71,846.59           42,033.44          33,857.34           38,740.61          49,048.30          33,557.18
         Jul-01        71,688.26           41,940.81          33,794.32           38,668.51          48,940.21          33,483.23
         Aug-01        71,528.92           41,847.59          33,730.86           38,595.88          48,831.43          33,408.81
         Sep-01        71,368.56           41,753.77          33,666.93           38,522.74          48,721.96          33,333.91
         Oct-01        71,207.18           41,659.36          33,602.55           38,449.07          48,611.79          33,258.54
         Nov-01        71,044.78           41,564.34          33,537.71           38,374.88          48,500.92          33,182.68
         Dec-01        70,881.34           41,468.72          33,472.40           38,300.15          48,389.34          33,106.35
         Jan-02        70,716.86           41,372.50          33,406.62           38,224.88          48,277.05          33,029.52
         Feb-02        70,551.33           41,275.66          33,340.37           38,149.08          48,164.05          32,952.21



        POOL ID       13                  14                 15                  16                 17
                      --                  --                 --                  --                 --
         TENANT
                     CIRCUIT             CIRCUIT            CIRCUIT              ECKERD            FEDERAL
                      CITY                CITY               CITY             CORPORATION         INSURANCE
                -----------------------------------------------------------------------------------------------
                     BOARDMAN          MONROEVILLE         ANDERSEN          NEPTUNE BEACH       FLORHAM PARK
                        OH                 PA                 SC                   FL                 NJ
                -----------------------------------------------------------------------------------------------
MAR -98 BALANCE     5,464,462.52        9,557,521.11       3,343,954.14        1,876,468.15        17,912,874.88
                -----------------------------------------------------------------------------------------------
   GROSS COUPON       7.640%             7.640%             7.640%               7.190%             6.900%
                -----------------------------------------------------------------------------------------------
    PAYMENT DAY        5TH                 5TH                5TH                 1ST                1ST
                -----------------------------------------------------------------------------------------------
         Apr-98        34,790.41           60,849.55          21,289.84           11,243.17          102,999.03
         May-98        34,734.33           60,751.46          21,255.52           11,221.64          102,752.20
         Jun-98        34,677.89           60,652.75          21,220.99           11,199.98          102,503.96
         Jul-98        34,621.10           60,553.41          21,186.23           11,178.20          102,254.28
         Aug-98        34,563.94           60,453.44          21,151.25           11,156.28          102,003.17
         Sep-98        34,506.41           60,352.83          21,116.05           11,134.23          101,750.62
         Oct-98        34,448.52           60,251.58          21,080.63           11,112.04          101,496.61
         Nov-98        34,390.27           60,149.69          21,044.98           11,089.73          101,241.15
         Dec-98        34,331.64           60,047.14          21,009.10           11,067.28          100,984.21
         Jan-99        34,272.64           59,943.95          20,972.99           11,044.70          100,725.80
         Feb-99        34,213.26           59,840.09          20,936.66           11,021.98          100,465.90
         Mar-99        34,153.50           59,735.58          20,900.09           10,999.12          100,204.51
         Apr-99        34,093.37           59,630.40          20,863.29           10,976.13           99,941.61
         May-99        34,032.85           59,524.55          20,826.26           10,953.00           99,677.20
         Jun-99        33,971.95           59,418.03          20,788.99           10,929.73           99,411.27
         Jul-99        33,910.65           59,310.83          20,751.48           10,906.33           99,143.82
         Aug-99        33,848.97           59,202.94          20,713.73           10,882.78           98,874.82
         Sep-99        33,786.90           59,094.37          20,675.75           10,859.09           98,604.28
         Oct-99        33,724.43           58,985.11          20,637.52           10,835.26           98,332.18
         Nov-99        33,661.56           58,875.15          20,599.05           10,811.29           98,058.52
         Dec-99        33,598.29           58,764.50          20,560.33           10,787.17           97,783.28
         Jan-00        33,534.62           58,653.13          20,521.37           10,762.91           97,506.47
         Feb-00        33,470.55           58,541.06          20,482.16           10,738.50           97,228.06
         Mar-00        33,406.06           58,428.28          20,442.69           10,713.95           96,948.05
         Apr-00        33,341.17           58,314.78          20,402.98           10,689.25           96,666.43
         May-00        33,275.86           58,200.55          20,363.02           10,664.40           96,383.18
         Jun-00        33,210.14           58,085.60          20,322.80           10,639.40           96,098.32
         Jul-00        33,143.99           57,969.91          20,282.32           10,614.25           95,811.81
         Aug-00        33,077.43           57,853.49          20,241.59           10,588.96           95,523.66
         Sep-00        33,010.44           57,736.33          20,200.60           10,563.51           95,233.84
         Oct-00        32,943.03           57,618.42          20,159.34           10,537.91           94,942.37
         Nov-00        32,875.19           57,499.76          20,117.83           10,512.15           94,649.21
         Dec-00        32,806.91           57,380.35          20,076.05           10,486.24           94,354.37
         Jan-01        32,738.21           57,260.18          20,034.00           10,460.18           94,057.84
         Feb-01        32,669.06           57,139.24          19,991.69           10,433.96           93,759.60
         Mar-01        32,599.47           57,017.53          19,949.11           10,407.58           93,459.65
         Apr-01        32,529.44           56,895.04          19,906.25           10,381.04           93,157.97
         May-01        32,458.97           56,771.78          19,863.12           10,354.35           92,854.55
         Jun-01        32,388.04           56,647.73          19,819.72           10,327.49           92,549.40
         Jul-01        32,316.67           56,522.89          19,776.04           10,300.48           92,242.48
         Aug-01        32,244.84           56,397.26          19,732.09           10,273.30           91,933.80
         Sep-01        32,172.55           56,270.82          19,687.85           10,243.38           91,623.35
         Oct-01        32,099.80           56,143.58          19,643.33           10,213.27           91,311.11
         Nov-01        32,026.59           56,015.54          19,598.53           10,182.99           90,997.08
         Dec-01        31,952.91           55,886.67          19,553.45           10,152.53           90,681.24
         Jan-02        31,878.77           55,756.99          19,508.07           10,121.88           90,363.59
         Feb-02        31,804.15           55,626.48          19,462.41           10,091.05           90,044.11

                                 GROSS INTEREST

        POOL ID        1                   2                  3                   4                  5                  6
                       -                   -                  -                   -                  -                  -
         TENANT     ALLEGHENY          ALLEGHENY          ALLEGHENY
                    CENTENNIAL          GENERAL            GENERAL             BAPTIST            BAPTIST            CIRCUIT
                      GROUP             HOSPITAL           HOSPITAL            HOSPITAL           HOSPITAL            CITY
                --------------------------------------------------------------------------------------------------------------------
                      WAYNE            PITTSBURGH          PITTSBURGH          NASHVILLE          NASHVILLE           DENVER
                       PA              PA (NORTH)         PA (FEDERAL)          TN (#1)            TN (#2)              CO
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE     9,201,195.07       35,340,415.71      67,170,088.09       19,791,520.71       3,449,962.45       6,888,745.84
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON       7.870%             7.030%              6.890%              7.050%             6.570%            8.610%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY        10TH                1ST                10TH                10TH               10TH               5TH
                --------------------------------------------------------------------------------------------------------------------
         Mar-02        59,488.36           200,121.73         372,659.80          107,982.07         17,163.74          45,751.27
         Apr-02        59,488.36           200,121.73         371,949.08          107,753.87         17,122.02          45,658.86
         May-02        59,421.89           198,911.70         371,949.08          107,524.33         17,080.07          45,565.79
         Jun-02        59,421.89           198,911.70         371,949.08          107,293.44         17,037.89          45,472.06
         Jul-02        59,421.89           198,911.70         371,226.12          107,061.19         16,995.48          45,377.65
         Aug-02        59,354.11           197,680.40         371,226.12          106,827.58         16,952.83          45,282.56
         Sep-02        59,354.11           197,680.40         371,226.12          106,592.60         16,909.96          45,186.79
         Oct-02        59,354.11           197,680.40         370,490.70          106,356.24         16,866.85          45,090.34
         Nov-02        59,285.00           196,427.46         370,490.70          106,118.49         16,823.50          44,993.19
         Dec-02        59,285.00           196,427.46         370,490.70          105,879.34         16,779.91          44,895.35
         Jan-03        59,285.00           196,427.46         369,742.62          105,638.78         16,736.09          44,796.80
         Feb-03        58,979.52           195,152.50         369,742.62          105,396.82         16,692.03          44,697.55
         Mar-03        58,979.52           195,152.50         369,742.62          105,153.43         16,647.72          44,597.58
         Apr-03        58,979.52           195,152.50         368,981.65          104,908.61         16,603.18          44,496.90
         May-03        58,668.03           193,855.13         368,981.65          104,662.35         16,558.38          44,395.50
         Jun-03        58,668.03           193,855.13         368,981.65          104,414.65         16,513.35          44,293.36
         Jul-03        58,668.03           193,855.13         368,207.57          104,165.49         16,468.07          44,190.50
         Aug-03        58,350.41           192,534.97         368,207.57          103,914.87         16,422.54          44,086.90
         Sep-03        58,350.41           192,534.97         368,207.57          103,662.78         16,376.76          43,982.55
         Oct-03        58,350.41           192,534.97         367,420.16          103,409.20         16,330.73          43,877.45
         Nov-03        58,026.54           191,191.60         367,420.16          103,154.13         16,284.44          43,771.60
         Dec-03        58,026.54           191,191.60         367,420.16          102,897.57         16,237.91          43,664.99
         Jan-04        58,026.54           191,191.60         366,619.19          102,639.50         16,191.12          43,557.62
         Feb-04        57,696.30           189,824.62         366,619.19          102,379.91         16,144.07          43,449.48
         Mar-04        57,696.30           189,824.62         366,619.19          102,118.80         16,096.76          43,340.56
         Apr-04        57,696.30           189,824.62         365,804.41          101,856.15         16,049.20          43,230.85
         May-04        57,359.56           188,433.61         365,804.41          101,591.96         16,001.38          43,120.37
         Jun-04        57,359.56           188,433.61         365,804.41          101,326.22         15,953.29          43,009.08
         Jul-04        57,359.56           188,433.61         364,975.61          101,058.92         15,904.94          42,897.00
         Aug-04        57,016.20           187,018.16         364,975.61          100,790.04         15,856.33          42,784.12
         Sep-04        57,016.20           187,018.16         364,975.61          100,519.59         15,807.45          42,670.43
         Oct-04        57,016.20           187,018.16         362,777.87          100,247.55         15,758.30          42,555.92
         Nov-04        56,666.08           185,577.84         362,777.87           99,973.91         15,708.89          42,440.58
         Dec-04        56,666.08           185,577.84         362,777.87           99,698.66         15,659.20          42,324.42
         Jan-05        56,666.08           185,577.84         360,542.27           99,421.80         15,609.24          42,207.43
         Feb-05        56,309.07           184,112.19         360,542.27           99,143.30         15,559.01          42,089.60
         Mar-05        56,309.07           184,112.19         360,542.27           98,863.18         15,508.50          41,970.92
         Apr-05        56,309.07           184,112.19         358,268.17           98,581.40         15,457.71          41,851.39
         May-05        55,945.04           182,620.80         358,268.17           98,297.97         15,406.65          41,731.01
         Jun-05        55,945.04           182,620.80         358,268.17           98,012.88         15,355.31          41,609.76
         Jul-05        55,945.04           182,620.80         355,954.89           97,726.11         15,303.69          41,487.64
         Aug-05        55,573.85           181,103.18         355,954.89           97,437.66         15,251.78          41,364.64
         Sep-05        55,573.85           181,103.18         355,954.89           97,147.51         15,199.59          41,240.76
         Oct-05        55,573.85           181,103.18         353,601.77           96,855.66         15,147.12          41,115.99
         Nov-05        55,195.35           179,558.90         353,601.77           96,562.09         15,094.35          40,990.33
         Dec-05        55,195.35           179,558.90         353,601.77           96,266.80         15,041.30          40,863.77
         Jan-06        55,195.35           179,558.90         351,208.11           95,969.77         14,987.96          40,736.29
         Feb-06        54,809.40           177,987.48         351,208.11           95,671.00         14,934.33          40,607.91
         Mar-06        54,809.40           177,987.48         351,208.11           95,370.47         14,880.40          40,478.60
         Apr-06        54,809.40           177,987.48         348,773.22           95,068.18         14,826.18          40,348.36
         May-06        54,415.87           176,388.44         348,773.22           94,764.11         14,771.66          40,217.19
         Jun-06        54,415.87           176,388.44         348,773.22           94,458.25         14,716.84          40,085.08
         Jul-06        54,415.87           176,388.44         346,296.40           94,150.60         14,661.72          39,952.02
         Aug-06        54,014.59           174,761.29         346,296.40           93,841.14         14,606.30          39,818.00
         Sep-06        54,014.59           174,761.29         346,296.40           93,529.86         14,550.57          39,683.03
         Oct-06        54,014.59           174,761.29         343,776.91           93,216.76         14,494.55          39,547.08
         Nov-06        53,605.41           173,105.55         343,776.91           92,901.81         14,438.21          39,410.16
         Dec-06        53,605.41           173,105.55         343,776.91           92,585.01         14,381.57          39,272.26
         Jan-07        53,605.41           173,105.55         341,214.02           92,266.35         14,324.61          39,133.37
         Feb-07        53,188.18           170,526.28         341,214.02           91,945.83         14,267.35          38,993.48
         Mar-07        53,188.18           170,526.28         341,214.02           91,623.41         14,209.77          38,852.59
         Apr-07        53,188.18           170,526.28         338,606.98           91,299.11         14,151.87          38,710.69
         May-07        52,762.75           167,901.68         338,606.98           90,972.89         14,093.66          38,567.77


        POOL ID        7                   8                  9                  10                 11                 12
                       -                   -                  -                  --                 --                 --
         TENANT
                    CIRCUIT             CIRCUIT            CIRCUIT             CIRCUIT            CIRCUIT            CIRCUIT
                     CITY                CITY               CITY                CITY                CITY              CITY
                --------------------------------------------------------------------------------------------------------------------
                     ORLANDO         WEST PALM BEACH     CRYSTAL LAKE          WITCHITA            WESTLAND          KENTWOOD
                       FL                  FL                IL                   KS                  MI                MI
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE    12,121,850.51        7,091,819.77       5,009,996.9 7       5,732,592.69       8,275,356.41       5,661,718.21
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON      7.640%              7.640%             8.610%              8.610%              7.640%            7.640%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY        5TH                 5TH                5TH                 5TH                5TH                5TH
                --------------------------------------------------------------------------------------------------------------------
         Mar-02        70,384.75           41,178.20          33,273.65           38,072.73          48,050.33          32,874.41
         Apr-02        70,217.11           41,080.12          33,206.44           37,995.83          47,935.89          32,796.11
         May-02        70,048.40           40,981.42          33,138.76           37,918.39          47,820.71          32,717.31
         Jun-02        69,878.62           40,882.09          33,070.59           37,840.38          47,704.80          32,638.01
         Jul-02        69,707.76           40,782.13          33,001.93           37,761.82          47,588.16          32,558.20
         Aug-02        69,535.81           40,681.53          32,932.77           37,682.69          47,470.77          32,477.89
         Sep-02        69,362.76           40,580.29          32,863.12           37,603.00          47,352.64          32,397.07
         Oct-02        69,188.62           40,478.41          32,792.97           37,522.73          47,233.75          32,315.73
         Nov-02        69,013.36           40,375.87          32,722.32           37,441.89          47,114.11          32,233.87
         Dec-02        68,836.99           40,272.69          32,651.16           37,360.46          46,993.70          32,151.50
         Jan-03        68,659.49           40,168.85          32,579.49           37,278.46          46,872.53          32,068.59
         Feb-03        68,480.87           40,064.34          32,507.31           37,195.86          46,750.58          31,985.16
         Mar-03        68,301.11           39,959.17          32,434.61           37,112.67          46,627.86          31,901.20
         Apr-03        68,120.20           39,853.34          32,361.38           37,028.89          46,504.36          31,816.71
         May-03        67,938.14           39,746.82          32,287.63           36,944.50          46,380.07          31,731.67
         Jun-03        67,754.92           39,639.63          32,213.36           36,859.51          46,255.00          31,646.10
         Jul-03        67,570.54           39,531.76          32,138.54           36,773.91          46,129.12          31,559.98
         Aug-03        67,384.98           39,423.20          32,063.20           36,687.70          46,002.44          31,473.31
         Sep-03        67,198.24           39,313.95          31,987.31           36,600.86          45,874.96          31,386.09
         Oct-03        67,010.31           39,204.00          31,910.87           36,513.40          45,746.67          31,298.32
         Nov-03        66,821.19           39,093.36          31,833.89           36,425.32          45,617.55          31,209.98
         Dec-03        66,630.86           38,982.01          31,756.36           36,336.60          45,487.62          31,121.09
         Jan-04        66,439.32           38,869.95          31,678.27           36,247.25          45,356.86          31,031.62
         Feb-04        66,246.56           38,757.17          31,599.62           36,157.26          45,225.26          30,941.59
         Mar-04        66,052.57           38,643.68          31,520.40           36,066.62          45,092.83          30,850.99
         Apr-04        65,857.35           38,529.47          31,440.62           35,975.33          44,959.56          30,759.81
         May-04        65,660.89           38,414.53          31,360.27           35,883.38          44,825.44          30,668.04
         Jun-04        65,463.17           38,298.86          31,279.33           35,790.78          44,690.46          30,575.70
         Jul-04        65,264.20           38,182.45          31,197.82           35,697.51          44,554.62          30,482.76
         Aug-04        65,063.95           38,065.30          31,115.72           35,603.57          44,417.92          30,389.24
         Sep-04        64,862.44           37,947.40          31,033.04           35,508.96          44,280.35          30,295.11
         Oct-04        64,659.64           37,828.75          30,949.76           35,413.66          44,141.90          30,200.39
         Nov-04        64,455.55           37,709.35          30,865.88           35,317.69          44,002.57          30,105.07
         Dec-04        64,250.16           37,589.19          30,781.40           35,221.02          43,862.36          30,009.14
         Jan-05        64,043.46           37,468.26          30,696.31           35,123.67          43,721.25          29,912.60
         Feb-05        63,835.45           37,346.57          30,610.62           35,025.61          43,579.24          29,815.44
         Mar-05        63,626.11           37,224.09          30,524.31           34,926.85          43,436.33          29,717.67
         Apr-05        63,415.44           37,100.84          30,437.38           34,827.38          43,292.51          29,619.27
         May-05        63,203.43           36,976.81          30,349.82           34,727.20          43,147.77          29,520.24
         Jun-05        62,990.06           36,851.98          30,261.64           34,626.30          43,002.12          29,420.59
         Jul-05        62,775.34           36,726.36          30,172.83           34,524.68          42,855.53          29,320.30
         Aug-05        62,559.26           36,599.94          30,083.37           34,422.32          42,708.01          29,219.37
         Sep-05        62,341.79           36,472.71          29,993.28           34,319.24          42,559.55          29,117.80
         Oct-05        62,122.95           36,344.68          29,902.54           34,215.41          42,410.15          29,015.59
         Nov-05        61,902.71           36,215.83          29,811.15           34,110.83          42,259.80          28,912.72
         Dec-05        61,681.06           36,086.15          29,719.10           34,005.51          42,108.49          28,809.20
         Jan-06        61,458.01           35,955.66          29,626.40           33,899.43          41,956.21          28,705.02
         Feb-06        61,233.53           35,824.33          29,533.02           33,792.59          41,802.97          28,600.17
         Mar-06        61,007.63           35,692.17          29,438.98           33,684.99          41,648.75          28,494.66
         Apr-06        60,780.29           35,559.16          29,344.26           33,576.61          41,493.54          28,388.48
         May-06        60,551.50           35,425.31          29,248.87           33,467.45          41,337.36          28,281.62
         Jun-06        60,321.25           35,290.61          29,152.78           33,357.51          41,180.17          28,174.08
         Jul-06        60,089.54           35,155.05          29,056.01           33,246.78          41,021.99          28,065.85
         Aug-06        59,856.36           35,018.62          28,958.55           33,135.26          40,862.79          27,956.94
         Sep-06        59,621.68           34,881.33          28,860.38           33,022.94          40,702.59          27,847.33
         Oct-06        59,385.52           34,743.16          28,761.52           32,909.81          40,541.36          27,737.02
         Nov-06        59,147.85           34,604.11          28,661.94           32,795.87          40,379.11          27,626.02
         Dec-06        58,908.67           34,464.18          28,561.64           32,681.11          40,215.82          27,514.30
         Jan-07        58,667.96           34,323.36          28,460.63           32,565.53          40,051.50          27,401.88
         Feb-07        58,425.72           34,181.64          28,358.90           32,449.12          39,886.13          27,288.74
         Mar-07        58,181.94           34,039.02          28,256.43           32,331.87          39,719.70          27,174.88
         Apr-07        57,936.61           33,895.49          28,153.23           32,213.79          39,552.22          27,060.29
         May-07        57,689.72           33,751.04          28,049.28           32,094.85          39,383.67          26,944.97


        POOL ID       13                  14                 15                  16                 17
                      --                  --                 --                  --                 --
         TENANT
                     CIRCUIT             CIRCUIT            CIRCUIT              ECKERD            FEDERAL
                      CITY                CITY               CITY             CORPORATION         INSURANCE
                -----------------------------------------------------------------------------------------------
                     BOARDMAN          MONROEVILLE         ANDERSEN          NEPTUNE BEACH       FLORHAM PARK
                       OH                  PA                 SC                  FL                 NJ
                -----------------------------------------------------------------------------------------------
MAR -98 BALANCE     5,464,462.52        9,557,521.11       3,343,954.14        1,876,468.15        17,912,874.88
                -----------------------------------------------------------------------------------------------
   GROSS COUPON       7.640%             7.640%             7.640%               7.190%             6.900%
                -----------------------------------------------------------------------------------------------
    PAYMENT DAY        5TH                 5TH                5TH                 1ST                1ST
                -----------------------------------------------------------------------------------------------
         Mar-02        31,729.05           55,495.14          19,416.46           10,060.04          89,722.79
         Apr-02        31,653.48           55,362.96          19,370.21           10,028.84          89,399.62
         May-02        31,577.43           55,229.94          19,323.67            9,997.45          89,074.60
         Jun-02        31,500.89           55,096.08          19,276.83            9,965.88          88,747.70
         Jul-02        31,423.87           54,961.36          19,229.70            9,934.11          88,418.93
         Aug-02        31,346.35           54,825.78          19,182.27            9,902.16          88,088.27
         Sep-02        31,268.35           54,689.34          19,134.53            9,870.01          87,626.62
         Oct-02        31,189.84           54,552.04          19,086.49            9,837.68          87,162.31
         Nov-02        31,110.84           54,413.86          19,038.14            9,805.14          86,695.34
         Dec-02        31,031.33           54,274.79          18,989.49            9,772.42          86,225.68
         Jan-03        30,951.32           54,134.85          18,940.52            9,739.49          85,753.32
         Feb-03        30,870.79           53,994.01          18,891.25            9,706.37          85,278.24
         Mar-03        30,789.76           53,852.28          18,841.66            9,673.05          84,800.43
         Apr-03        30,708.21           53,709.64          18,791.75            9,639.54          84,319.87
         May-03        30,626.13           53,566.10          18,741.53            9,605.82          83,836.56
         Jun-03        30,543.54           53,421.64          18,690.99            9,571.89          83,350.46
         Jul-03        30,460.42           53,276.26          18,640.12            9,537.77          82,861.56
         Aug-03        30,376.77           53,129.95          18,588.93            9,503.44          82,369.86
         Sep-03        30,292.59           52,982.72          18,537.42            9,468.91          81,875.33
         Oct-03        30,207.88           52,834.55          18,485.58            9,434.16          81,377.95
         Nov-03        30,122.62           52,685.43          18,433.41            9,399.21          80,877.72
         Dec-03        30,036.82           52,535.36          18,380.90            9,364.05          80,374.61
         Jan-04        29,950.47           52,384.34          18,328.06            9,328.68          79,868.60
         Feb-04        29,863.58           52,232.36          18,274.89            9,293.10          79,359.69
         Mar-04        29,776.13           52,079.41          18,221.37            9,257.31          78,847.85
         Apr-04        29,688.13           51,925.49          18,167.52            9,221.30          78,333.06
         May-04        29,599.56           51,770.58          18,113.32            9,185.07          77,815.32
         Jun-04        29,510.43           51,614.69          18,058.78            9,148.63          77,294.60
         Jul-04        29,420.73           51,457.81          18,003.89            9,111.97          76,770.89
         Aug-04        29,330.47           51,299.93          17,948.65            9,075.09          76,244.16
         Sep-04        29,239.62           51,141.04          17,893.06            9,037.99          75,714.40
         Oct-04        29,148.20           50,981.15          17,837.12            9,000.66          75,181.60
         Nov-04        29,056.20           50,820.23          17,780.82            8,963.12          74,645.74
         Dec-04        28,963.61           50,658.29          17,724.16            8,925.34          74,106.79
         Jan-05        28,870.43           50,495.32          17,667.14            8,887.34          73,564.75
         Feb-05        28,776.66           50,331.31          17,609.75            8,849.12          73,019.59
         Mar-05        28,682.29           50,166.26          17,552.01            8,810.66          72,471.29
         Apr-05        28,587.33           50,000.15          17,493.89            8,771.98          71,919.84
         May-05        28,491.75           49,832.99          17,435.40            8,733.06          71,365.23
         Jun-05        28,395.57           49,664.76          17,376.55            8,693.91          70,807.42
         Jul-05        28,298.77           49,495.47          17,317.31            8,654.52          70,246.40
         Aug-05        28,201.36           49,325.09          17,257.70            8,614.90          69,682.16
         Sep-05        28,103.33           49,153.63          17,197.71            8,575.04          69,114.67
         Oct-05        28,004.68           48,981.08          17,137.34            8,534.95          68,543.92
         Nov-05        27,905.39           48,807.43          17,076.58            8,494.61          67,969.89
         Dec-05        27,805.48           48,632.68          17,015.44            8,454.03          67,392.56
         Jan-06        27,704.93           48,456.81          16,953.91            8,413.21          66,811.91
         Feb-06        27,603.74           48,279.82          16,891.99            8,372.14          66,227.92
         Mar-06        27,501.90           48,101.71          16,829.67            8,330.83          65,640.57
         Apr-06        27,399.41           47,922.46          16,766.95            8,289.26          65,049.85
         May-06        27,296.28           47,742.07          16,703.84            8,247.46          64,455.73
         Jun-06        27,192.48           47,560.53          16,640.32            8,205.39          63,858.19
         Jul-06        27,088.03           47,377.83          16,576.40            8,163.08          63,257.21
         Aug-06        26,982.91           47,193.98          16,512.08            8,120.52          62,652.79
         Sep-06        26,877.12           47,008.95          16,447.34            8,075.11          62,044.88
         Oct-06        26,770.66           46,822.74          16,382.19            8,029.44          61,433.48
         Nov-06        26,663.52           46,635.35          16,316.63            7,983.49          60,818.56
         Dec-06        26,555.70           46,446.77          16,250.64            7,937.27          60,200.11
         Jan-07        26,447.19           46,256.98          16,184.24            7,890.77          59,578.10
         Feb-07        26,337.99           46,065.99          16,117.42            7,843.99          58,952.52
         Mar-07        26,228.10           45,873.78          16,050.17            7,796.93          58,323.34
         Apr-07        26,117.50           45,680.35          15,982.49            7,749.59          57,690.54
         May-07        26,006.20           45,485.68          15,914.38            7,701.96          57,054.10

                                 GROSS INTEREST


        POOL ID        1                   2                  3                   4                  5                  6
                       -                   -                  -                   -                  -                  -
         TENANT     ALLEGHENY          ALLEGHENY          ALLEGHENY
                    CENTENNIAL          GENERAL            GENERAL             BAPTIST            BAPTIST            CIRCUIT
                      GROUP             HOSPITAL           HOSPITAL            HOSPITAL           HOSPITAL            CITY
                --------------------------------------------------------------------------------------------------------------------
                      WAYNE            PITTSBURGH          PITTSBURGH          NASHVILLE          NASHVILLE           DENVER
                       PA             PA (NORTH)         PA (FEDERAL)          TN (#1)            TN (#2)              CO
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE     9,201,195.07        35,340,415.71      67,170,088.09       19,791,520.71      3,449,962.45       6,888,745.84
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON       7.870%             7.030%              6.890%              7.050%             6.570%            8.610%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY        10TH                1ST                10TH                10TH               10TH               5TH
                --------------------------------------------------------------------------------------------------------------------
         Jun-07        52,762.75           167,901.68         338,606.98          90,644.76          14,035.13          38,423.82
         Jul-07        52,762.75           167,901.68         335,955.04          90,314.71          13,976.28          38,278.84
         Aug-07        52,328.94           165,230.96         335,955.04          89,982.71          13,917.11          38,132.82
         Sep-07        52,328.94           165,230.96         335,955.04          89,648.77          13,857.61          37,985.75
         Oct-07        52,328.94           165,230.96         333,257.42          89,312.86          13,797.79          37,837.63
         Nov-07        51,886.60           162,513.29         333,257.42          88,974.98          13,737.64          37,688.44
         Dec-07        51,886.60           162,513.29         333,257.42          88,635.11          13,677.16          37,538.19
         Jan-08        51,886.60           162,513.29         330,513.34          88,293.25          13,616.35          37,386.86
         Feb-08        51,155.89           159,747.87         330,513.34          87,949.37          13,555.20          37,234.44
         Mar-08        51,155.89           159,747.87         330,513.34          87,603.48          13,493.72          37,080.92
         Apr-08        51,155.89           159,747.87         327,721.98          87,255.56          13,431.91          36,926.31
         May-08        50,410.81           156,933.84         327,721.98          86,905.59          13,369.75          36,770.58
         Jun-08        50,410.81           156,933.84         327,721.98          86,553.57          13,307.26          36,613.74
         Jul-08        50,410.81           156,933.84         324,882.55          86,199.47          13,244.42          36,455.78
         Aug-08        49,651.06           154,070.35         324,882.55          85,843.30          13,181.24          36,296.68
         Sep-08        49,651.06           154,070.35         324,882.55          85,485.04          13,117.72          36,136.43
         Oct-08        49,651.06           154,070.35         321,994.21          85,124.67          13,053.85          35,975.04
         Nov-08        48,876.37           151,156.54         321,994.21          84,762.18          12,989.62          35,812.49
         Dec-08        48,876.37           151,156.54         321,994.21          84,397.56          12,925.05          35,648.78
         Jan-09        48,876.37           151,156.54         319,056.11          84,030.80          12,860.12          35,483.89
         Feb-09        48,086.44           148,191.52         319,056.11          83,661.89          12,794.83          35,317.81
         Mar-09        48,086.44           148,191.52         319,056.11          83,290.81          12,729.19          35,150.55
         Apr-09        48,086.44           148,191.52         316,067.41          82,917.55          12,663.19          34,982.08
         May-09        47,280.96           145,174.38         316,067.41          82,542.09          12,596.83          34,812.41
         Jun-09        47,280.96           145,174.38         316,067.41          82,164.43          12,530.10          34,641.52
         Jul-09        47,280.96           145,174.38         313,027.22          81,784.55          12,463.01          34,469.40
         Aug-09        46,459.64           142,104.23         313,027.22          81,402.44          12,395.55          34,296.05
         Sep-09        46,459.64           142,104.23         313,027.22          81,018.09          12,327.73          34,121.45
         Oct-09        46,459.64           142,104.23         308,322.62          80,631.48          12,259.53          33,945.60
         Nov-09        45,622.16           138,980.11         308,322.62          80,242.59          12,190.96          33,768.49
         Dec-09        45,622.16           138,980.11         308,322.62          79,851.42          12,122.01          33,590.11
         Jan-10        45,622.16           138,980.11         303,536.99          79,457.95          12,052.68          33,410.45
         Feb-10        44,768.20           135,801.09         303,536.99          79,062.18          11,982.98          33,229.50
         Mar-10        44,768.20           135,801.09         303,536.99          78,664.07          11,912.89          33,047.25
         Apr-10        44,768.20           135,801.09         298,668.93          78,263.63          11,842.42          32,863.70
         May-10        43,897.43           132,566.19         298,668.93          77,860.83          11,771.57          32,678.82
         Jun-10        43,897.43           132,566.19         298,668.93          77,455.67          11,700.32          32,492.62
         Jul-10        43,897.43           132,566.19         293,717.01          77,048.13          11,628.69          32,305.09
         Aug-10        43,009.54           129,274.45         293,717.01          76,638.19          11,556.66          32,116.21
         Sep-10        43,009.54           129,274.45         293,717.01          76,225.85          11,484.24          31,925.97
         Oct-10        43,009.54           129,274.45         288,679.79          75,811.08          11,411.42          31,734.37
         Nov-10        42,104.18           125,924.85         288,679.79          75,393.87          11,338.21          31,541.39
         Dec-10        42,104.18           125,924.85         288,679.79          74,974.22          11,264.59          31,347.03
         Jan-11        42,104.18           125,924.85         283,555.81          74,552.10          11,190.57          31,151.28
         Feb-11        41,181.00           122,516.38         283,555.81          74,127.50          11,116.15          30,954.12
         Mar-11        41,181.00           122,516.38         283,555.81          73,700.40          11,041.32          30,755.54
         Apr-11        41,181.00           122,516.38         278,343.57          73,270.80          10,966.07          30,555.54
         May-11        40,239.66           119,048.00         278,343.57          72,838.67          10,890.42          30,354.11
         Jun-11        40,239.66           119,048.00         278,343.57          72,404.00          10,814.35          30,151.23
         Jul-11        40,239.66           119,048.00         273,041.55          71,966.78          10,737.87          29,946.89
         Aug-11        39,279.80           115,518.67         273,041.55          71,526.99          10,660.96          29,741.09
         Sep-11        39,279.80           115,518.67         273,041.55          71,084.61          10,583.64          29,533.82
         Oct-11        39,279.80           115,518.67         267,648.20          70,639.64          10,505.89          29,325.05
         Nov-11        38,301.05           111,927.32         267,648.20          70,192.06          10,427.72          29,114.79
         Dec-11        38,301.05           111,927.32         267,648.20          69,741.84          10,349.12          28,903.02
         Jan-12        38,301.05           111,927.32         262,161.95          69,288.98          10,270.08          28,689.72
         Feb-12        37,303.05           107,208.47         262,161.95          68,833.46          10,190.62          28,474.90
         Mar-12        37,303.05           107,208.47         262,161.95          68,375.26          10,110.72          28,258.54
         Apr-12        37,303.05           107,208.47         256,581.20          67,914.37          10,030.38          28,040.62
         May-12        36,285.41           102,406.69         256,581.20          67,450.77           9,949.61          27,821.15
         Jun-12        36,285.41           102,406.69         256,581.20          66,984.45           9,868.39          27,600.09
         Jul-12        36,285.41           102,406.69         250,904.32          66,515.39           9,786.72          27,377.45
         Aug-12        35,247.75            97,520.52         250,904.32          66,043.57           9,704.61          27,153.22


        POOL ID        7                   8                  9                  10                 11                 12
                       -                   -                  -                  --                 --                 --
         TENANT
                    CIRCUIT             CIRCUIT            CIRCUIT             CIRCUIT            CIRCUIT            CIRCUIT
                     CITY                CITY               CITY                CITY                CITY              CITY
                --------------------------------------------------------------------------------------------------------------------
                     ORLANDO         WEST PALM BEACH     CRYSTAL LAKE          WITCHITA            WESTLAND          KENTWOOD
                      FL                  FL                 IL                  KS                  MI                MI
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE    12,121,850.51        7,091,819.77       5,009,996.97        5,732,592.69       8,275,356.41       5,661,718.21
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON      7.640%              7.640%             8.610%              8.610%              7.640%            7.640%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY        5TH                 5TH                5TH                 5TH                5TH                5TH
                --------------------------------------------------------------------------------------------------------------------
         Jun-07        57,441.25           33,605.68          27,944.60           31,975.07          39,214.05          26,828.92
         Jul-07        57,191.20           33,459.39          27,839.16           31,854.42          39,043.35          26,712.13
         Aug-07        56,939.57           33,312.17          27,732.96           31,732.91          38,871.56          26,594.60
         Sep-07        56,686.32           33,164.01          27,626.00           31,610.52          38,698.67          26,476.32
         Oct-07        56,431.47           33,014.91          27,518.28           31,487.26          38,524.69          26,357.29
         Nov-07        56,174.99           32,864.86          27,409.78           31,363.11          38,349.60          26,237.49
         Dec-07        55,916.88           32,713.86          27,300.50           31,238.07          38,173.39          26,116.94
         Jan-08        55,657.13           32,561.89          27,190.44           31,112.14          37,996.06          25,995.62
         Feb-08        55,395.72           32,408.95          27,079.59           30,985.30          37,817.61          25,873.52
         Mar-08        55,132.65           32,255.05          26,967.94           30,857.55          37,638.01          25,750.65
         Apr-08        54,867.91           32,100.16          26,855.50           30,728.89          37,457.28          25,627.00
         May-08        54,601.48           31,944.28          26,742.24           30,599.30          37,275.39          25,502.56
         Jun-08        54,333.35           31,787.42          26,628.18           30,468.78          37,092.34          25,377.32
         Jul-08        54,063.51           31,629.55          26,513.29           30,337.32          36,908.13          25,251.29
         Aug-08        53,791.96           31,470.68          26,397.58           30,204.93          36,722.75          25,124.46
         Sep-08        53,518.68           31,310.80          26,281.04           30,071.58          36,536.18          24,996.82
         Oct-08        53,243.66           31,149.90          26,163.67           29,937.27          36,348.43          24,868.36
         Nov-08        52,966.89           30,987.98          26,045.45           29,802.01          36,159.48          24,739.09
         Dec-08        52,688.35           30,825.02          25,926.38           29,665.77          35,969.33          24,609.00
         Jan-09        52,408.04           30,661.03          25,806.46           29,528.55          35,777.97          24,478.08
         Feb-09        52,125.95           30,495.99          25,685.68           29,390.35          35,585.39          24,346.32
         Mar-09        51,842.06           30,329.90          25,564.04           29,251.16          35,391.59          24,213.73
         Apr-09        51,556.37           30,162.76          25,441.52           29,110.97          35,196.55          24,080.29
         May-09        51,268.85           29,994.55          25,318.12           28,969.77          35,000.27          23,946.00
         Jun-09        50,979.51           29,825.27          25,193.83           28,827.56          34,802.74          23,810.85
         Jul-09        50,688.32           29,654.91          25,068.66           28,684.33          34,603.95          23,674.85
         Aug-09        50,395.28           29,483.47          24,942.58           28,540.07          34,403.90          23,537.98
         Sep-09        50,100.37           29,310.94          24,815.60           28,394.78          34,202.57          23,400.24
         Oct-09        49,803.59           29,137.31          24,687.71           28,248.44          33,999.96          23,261.62
         Nov-09        49,504.91           28,962.57          24,558.90           28,101.05          33,796.06          23,122.12
         Dec-09        49,204.34           28,786.72          24,429.17           27,952.61          33,590.86          22,981.73
         Jan-10        48,901.85           28,609.75          24,298.51           27,803.10          33,384.36          22,840.45
         Feb-10        48,597.43           28,431.65          24,166.91           27,652.52          33,176.54          22,698.26
         Mar-10        48,291.08           28,252.42          24,034.37           27,500.86          32,967.40          22,555.18
         Apr-10        47,982.78           28,072.05          23,900.87           27,348.11          32,756.93          22,411.18
         May-10        47,672.51           27,890.53          23,766.42           27,194.27          32,545.11          22,266.26
         Jun-10        47,360.27           27,707.86          23,631.00           27,039.32          32,331.95          22,120.43
         Jul-10        47,046.04           27,524.02          23,494.61           26,883.26          32,117.43          21,973.66
         Aug-10        46,729.81           27,339.01          23,357.24           26,726.07          31,901.55          21,825.96
         Sep-10        46,411.56           27,152.82          23,218.89           26,567.77          31,684.29          21,677.32
         Oct-10        46,091.29           26,965.45          23,079.54           26,408.32          31,465.65          21,527.73
         Nov-10        45,768.98           26,776.88          22,939.19           26,247.73          31,245.61          21,377.19
         Dec-10        45,444.62           26,587.12          22,797.84           26,085.99          31,024.18          21,225.69
         Jan-11        45,118.20           26,396.15          22,655.47           25,923.09          30,801.33          21,073.23
         Feb-11        44,789.69           26,203.96          22,512.09           25,759.02          30,577.07          20,919.79
         Mar-11        44,459.10           26,010.54          22,367.67           25,593.77          30,351.38          20,765.38
         Apr-11        44,126.40           25,815.90          22,222.21           25,427.34          30,124.25          20,609.99
         May-11        43,791.58           25,620.01          22,075.72           25,259.71          29,895.68          20,453.61
         Jun-11        43,454.63           25,422.88          21,928.17           25,090.88          29,665.65          20,296.23
         Jul-11        43,115.53           25,224.50          21,779.56           24,920.84          29,434.15          20,137.85
         Aug-11        42,774.28           25,024.85          21,629.89           24,749.58          29,201.18          19,978.46
         Sep-11        42,430.85           24,823.93          21,479.14           24,577.09          28,966.73          19,818.06
         Oct-11        42,085.23           24,621.73          21,327.31           24,403.36          28,730.79          19,656.63
         Nov-11        41,737.42           24,418.24          21,174.39           24,228.39          28,493.34          19,494.18
         Dec-11        41,387.39           24,213.46          21,020.37           24,052.16          28,254.38          19,330.69
         Jan-12        41,035.13           24,007.37          20,865.25           23,874.67          28,013.90          19,166.16
         Feb-12        40,680.63           23,799.97          20,709.02           23,695.90          27,771.89          19,000.59
         Mar-12        40,323.88           23,591.26          20,551.67           23,515.85          27,528.34          18,833.96
         Apr-12        39,964.85           23,381.21          20,393.18           23,334.51          27,283.24          18,666.27
         May-12        39,603.54           23,169.82          20,233.56           23,151.86          27,036.58          18,497.51
         Jun-12        39,239.92           22,957.09          20,072.79           22,967.91          26,788.35          18,327.68
         Jul-12        38,873.99           22,743.01          19,910.87           22,782.64          26,538.53          18,156.76
         Aug-12        38,505.73           22,527.56          19,747.79           22,596.03          26,287.13          17,984.76


        POOL ID       13                  14                 15                  16                 17
                      --                  --                 --                  --                 --
         TENANT
                    CIRCUIT             CIRCUIT            CIRCUIT              ECKERD            FEDERAL
                      CITY               CITY               CITY             CORPORATION         INSURANCE
                -----------------------------------------------------------------------------------------------
                     BOARDMAN          MONROEVILLE         ANDERSEN          NEPTUNE BEACH       FLORHAM PARK
                       OH                 PA                 SC                   FL                 NJ
                -----------------------------------------------------------------------------------------------
MAR -98 BALANCE     5,464,462.52        9,557,521.11       3,343,954.14       1,876,468.15        17,912,874.88
                -----------------------------------------------------------------------------------------------
   GROSS COUPON       7.640%             7.640%             7.640%               7.190%             6.900%
                -----------------------------------------------------------------------------------------------
    PAYMENT DAY        5TH                 5TH                5TH                 1ST                1ST
                -----------------------------------------------------------------------------------------------
         Jun-07        25,894.20           45,289.78          15,845.84           7,654.05           56,414.00
         Jul-07        25,781.48           45,092.63          15,776.86           7,605.85           55,770.23
         Aug-07        25,668.04           44,894.22          15,707.44           7,557.37           55,122.75
         Sep-07        25,553.88           44,694.55          15,637.58           7,508.59           54,342.46
         Oct-07        25,438.99           44,493.61          15,567.28           7,459.52           53,557.68
         Nov-07        25,323.37           44,291.39          15,496.53           7,410.16           52,768.39
         Dec-07        25,207.02           44,087.88          15,425.33           7,360.50           51,974.57
         Jan-08        25,089.92           43,883.08          15,353.67           7,310.54           51,176.18
         Feb-08        24,972.08           43,676.97          15,281.56           7,260.29           50,373.19
         Mar-08        24,853.49           43,469.56          15,208.99           7,209.73           49,565.60
         Apr-08        24,734.15           43,260.82          15,135.95           7,158.87           48,753.35
         May-08        24,614.04           43,050.75          15,062.46           7,107.71           47,936.44
         Jun-08        24,493.17           42,839.34          14,988.49           7,056.24           47,114.83
         Jul-08        24,371.53           42,626.59          14,914.05           7,004.46           46,288.49
         Aug-08        24,249.12           42,412.48          14,839.14           6,952.37           45,457.41
         Sep-08        24,125.92           42,197.01          14,763.75           6,899.97           44,621.54
         Oct-08        24,001.94           41,980.17          14,687.89           6,847.25           43,780.87
         Nov-08        23,877.18           41,761.95          14,611.53           6,794.22           42,935.37
         Dec-08        23,751.61           41,542.34          14,534.70           6,740.87           42,085.00
         Jan-09        23,625.25           41,321.33          14,457.37           6,687.20           41,229.75
         Feb-09        23,498.09           41,098.91          14,379.55           6,633.21           40,369.57
         Mar-09        23,370.11           40,875.08          14,301.24           6,578.90           39,504.45
         Apr-09        23,241.32           40,649.82          14,222.43           6,524.26           38,634.36
         May-09        23,111.71           40,423.13          14,143.11           6,469.29           37,759.26
         Jun-09        22,981.28           40,194.99          14,063.29           6,413.99           36,879.13
         Jul-09        22,850.01           39,965.40          13,982.97           6,358.37           35,993.94
         Aug-09        22,717.91           39,734.35          13,902.13           6,302.41           35,103.66
         Sep-09        22,584.97           39,501.83          13,820.77           6,246.11           34,208.26
         Oct-09        22,451.18           39,267.83          13,738.90           6,189.48           33,307.72
         Nov-09        22,316.54           39,032.34          13,656.51           6,132.50           32,401.99
         Dec-09        22,181.04           38,795.35          13,573.59           6,075.19           31,491.06
         Jan-10        22,044.68           38,556.85          13,490.15           6,017.53           30,574.89
         Feb-10        21,907.45           38,316.83          13,406.17           5,959.53           29,653.45
         Mar-10        21,769.35           38,075.29          13,321.66           5,901.18           28,726.71
         Apr-10        21,630.37           37,832.21          13,236.61           5,842.48           27,794.64
         May-10        21,490.50           37,587.57          13,151.02           5,783.43           26,857.22
         Jun-10        21,349.74           37,341.39          13,064.88           5,724.02           25,914.40
         Jul-10        21,208.09           37,093.63          12,978.20           5,664.26           24,966.16
         Aug-10        21,065.54           36,844.30          12,890.96           5,604.14           24,012.47
         Sep-10        20,922.07           36,593.38          12,803.17           5,543.66           23,053.30
         Oct-10        20,777.70           36,340.86          12,714.82           5,482.82           22,088.61
         Nov-10        20,632.40           36,086.73          12,625.91           5,421.61           21,118.38
         Dec-10        20,486.18           35,830.99          12,536.43           5,360.04           20,142.56
         Jan-11        20,339.03           35,573.62          12,446.38           5,298.10           19,161.14
         Feb-11        20,190.94           35,314.61          12,355.76           5,235.78           18,174.07
         Mar-11        20,041.91           35,053.95          12,264.56           5,173.10           17,181.33
         Apr-11        19,891.93           34,791.63          12,172.78           5,110.03           16,182.87
         May-11        19,741.00           34,527.64          12,080.42           5,046.59           15,178.68
         Jun-11        19,589.10           34,261.97          11,987.47           4,982.77           14,168.71
         Jul-11        19,436.24           33,994.61          11,893.92           4,918.57           13,152.94
         Aug-11        19,282.40           33,725.54          11,799.78           4,853.98           12,131.32
         Sep-11        19,127.59           33,454.77          11,705.05           4,786.43           11,103.83
         Oct-11        18,971.79           33,182.26          11,609.70           4,718.46           10,070.44
         Nov-11        18,815.00           32,908.03          11,513.76           4,650.10            9,031.10
         Dec-11        18,657.21           32,632.05          11,417.20           4,581.32            7,985.78
         Jan-12        18,498.41           32,354.31          11,320.02           4,512.13            6,934.45
         Feb-12        18,338.60           32,074.80          11,222.23           4,442.52            5,877.08
         Mar-12        18,177.78           31,793.52          11,123.81           4,372.50            4,813.63
         Apr-12        18,015.93           31,510.44          11,024.77           4,302.06            3,744.06
         May-12        17,853.05           31,225.56          10,925.10           4,231.20            2,668.35
         Jun-12        17,689.14           30,938.87          10,824.79           4,159.91            1,586.44
         Jul-12        17,524.18           30,650.35          10,723.85           4,088.20              498.32
         Aug-12        17,358.17           30,359.99          10,622.26           4,016.05                0.00

                                 GROSS INTEREST


        POOL ID        1                   2                  3                   4                  5                  6
                       -                   -                  -                   -                  -                  -
         TENANT     ALLEGHENY          ALLEGHENY          ALLEGHENY
                    CENTENNIAL          GENERAL            GENERAL             BAPTIST            BAPTIST            CIRCUIT
                      GROUP             HOSPITAL           HOSPITAL            HOSPITAL           HOSPITAL            CITY
                --------------------------------------------------------------------------------------------------------------------
                      WAYNE            PITTSBURGH          PITTSBURGH          NASHVILLE          NASHVILLE           DENVER
                       PA             PA (NORTH)         PA (FEDERAL)          TN (#1)            TN (#2)              CO
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE     9,201,195.07        35,340,415.71      67,170,088.09       19,791,520.71      3,449,962.45       6,888,745.84
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON       7.870%             7.030%              6.890%              7.050%             6.570%            8.610%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY        10TH                1ST                10TH                10TH               10TH               5TH
                --------------------------------------------------------------------------------------------------------------------
         Sep-12        35,247.75           97,520.52          250,904.32          65,568.98          9,622.05           26,927.37
         Oct-12        35,247.75           97,520.52          245,129.65          65,091.61          9,539.04           26,699.90
         Nov-12        34,189.67           92,548.48          245,129.65          64,611.42          9,455.57           26,470.81
         Dec-12        34,189.67           92,548.48          245,129.65          64,128.42          9,371.65           26,240.06
         Jan-13        34,189.67           92,548.48          239,255.52          63,642.58          9,287.26           26,007.67
         Feb-13        32,777.98           87,489.05          239,255.52          63,153.89          9,202.42           25,773.60
         Mar-13        32,777.98           87,489.05          239,255.52          62,662.32          9,117.11           25,537.86
         Apr-13        32,777.98           87,489.05          233,280.21          62,167.87          9,031.33           25,300.42
         May-13        31,338.51           82,340.71          233,280.21          61,670.51          8,945.09           25,061.28
         Jun-13        31,338.51           82,340.71          233,280.21          61,170.23          8,858.37           24,820.42
         Jul-13        31,338.51           82,340.71          227,201.97          60,667.01          8,771.17           24,577.84
         Aug-13        29,870.72           77,101.88          227,201.97          60,160.83          8,683.50           24,333.52
         Sep-13        29,870.72           77,101.88          227,201.97          59,651.69          8,595.35           24,087.44
         Oct-13        29,870.72           77,101.88          221,019.03          59,139.54          8,506.72           23,839.60
         Nov-13        28,374.05           71,770.98          221,019.03          58,624.39          8,417.60           23,589.97
         Dec-13        28,374.05           71,770.98          221,019.03          58,106.22          8,327.99           23,338.56
         Jan-14        28,374.05           71,770.98          214,729.59          57,585.00          8,237.89           23,085.35
         Feb-14        26,847.93           66,346.38          214,729.59          57,060.71          8,147.30           22,830.31
         Mar-14        26,847.93           66,346.38          214,729.59          56,533.35          8,056.22           22,573.45
         Apr-14        26,847.93           66,346.38          208,331.82          56,002.89          7,964.63           22,314.74
         May-14        25,291.79           60,826.45          208,331.82          55,469.31          7,872.54           22,054.18
         Jun-14        25,291.79           60,826.45          208,331.82          54,932.60          7,779.95           21,791.75
         Jul-14        25,291.79           60,826.45          201,823.84          54,392.74          7,686.86           21,527.44
         Aug-14        23,705.03           55,209.51          201,823.84          53,849.70          7,593.25           21,261.23
         Sep-14        23,705.03           55,209.51          201,823.84          53,303.47          7,499.13           20,993.11
         Oct-14        23,705.03           55,209.51          193,285.44          52,754.03          7,404.49           20,723.06
         Nov-14        22,087.05           49,493.85          193,285.44          52,201.37          7,309.34           20,451.08
         Dec-14        22,087.05           49,493.85          193,285.44          51,645.46          7,213.66           20,177.14
         Jan-15        22,087.05           49,493.85          184,599.96          51,086.28          7,117.47           19,901.25
         Feb-15        20,437.23           43,677.74          184,599.96          50,523.82          7,020.74           19,623.37
         Mar-15        20,437.23           43,677.74          184,599.96          49,958.05          6,923.49           19,343.49
         Apr-15        20,437.23           43,677.74          175,764.87          49,388.96          6,825.70           19,061.61
         May-15        18,754.96           37,759.41          175,764.87          48,816.52          6,727.38           18,777.71
         Jun-15        18,754.96           37,759.41          175,764.87          48,240.73          6,628.51           18,491.77
         Jul-15        18,754.96           37,759.41          166,777.59          47,661.55          6,529.11           18,203.78
         Aug-15        17,039.59           31,737.06          166,777.59          47,078.96          6,429.17           17,913.72
         Sep-15        17,039.59           31,737.06          166,777.59          46,492.96          6,328.67           17,621.58
         Oct-15        17,039.59           31,737.06          157,635.51          45,903.51          6,227.63           17,327.35
         Nov-15        15,290.47           25,608.88          157,635.51          45,310.60          6,126.03           17,031.00
         Dec-15        15,290.47           25,608.88          157,635.51          44,714.20          6,023.88           16,732.53
         Jan-16        15,290.47           25,608.88          148,335.96          44,114.30          5,921.17           16,431.91
         Feb-16        13,506.93           19,372.98          148,335.96          43,510.88          5,817.89           16,129.14
         Mar-16        13,506.93           19,372.98          148,335.96          42,903.91          5,714.05           15,824.20
         Apr-16        13,506.93           19,372.98          138,876.22          42,293.38          5,609.64           15,517.06
         May-16        11,688.30           13,027.50          138,876.22          41,679.26          5,504.66           15,207.73
         Jun-16        11,688.30           13,027.50          138,876.22          41,061.53          5,399.11           14,896.17
         Jul-16        11,688.30           13,027.50          129,253.54          40,440.17          5,292.97           14,582.38
         Aug-16         9,833.90            6,570.49          129,253.54          39,815.16          5,186.26           14,266.34
         Sep-16         9,833.90            6,570.49          129,253.54          39,186.48          5,078.96           13,948.03
         Oct-16         9,833.90            6,570.49          119,465.11          38,554.11          4,971.08           13,627.44
         Nov-16         7,943.00                0.00          119,465.11          37,918.02          4,862.60           13,304.55
         Dec-16         7,943.00                0.00          119,465.11          37,278.19          4,753.53           12,979.34
         Jan-17         7,943.00                0.00          109,508.07          36,634.61          4,643.86           12,651.79
         Feb-17         6,014.90                0.00          109,508.07          35,987.24          4,533.59           12,321.90
         Mar-17         6,014.90                0.00          109,508.07          35,336.07          4,422.72           11,989.64
         Apr-17         6,014.90                0.00           99,379.53          34,681.08          4,311.24           11,654.99
         May-17         4,048.87                0.00           99,379.53          34,022.23          4,199.15           11,317.95
         Jun-17         4,048.87                0.00           99,379.53          33,359.52          4,086.45           10,978.48
         Jul-17         4,048.87                0.00           89,076.52          32,692.91          3,973.13           10,636.59
         Aug-17         2,044.16                0.00           89,076.52          32,022.39          3,859.19           10,292.23
         Sep-17         2,044.16                0.00           89,076.52          31,347.93          3,744.63            9,945.41
         Oct-17         2,044.16                0.00           78,596.04          30,669.50          3,629.43            9,596.10
         Nov-17             0.00                0.00           78,596.04          29,987.09          3,513.61            9,244.28



        POOL ID        7                   8                  9                  10                 11                 12
                       -                   -                  -                  --                 --                 --
         TENANT
                    CIRCUIT             CIRCUIT            CIRCUIT             CIRCUIT            CIRCUIT            CIRCUIT
                     CITY                CITY               CITY                CITY                CITY              CITY
                --------------------------------------------------------------------------------------------------------------------
                     ORLANDO         WEST PALM BEACH     CRYSTAL LAKE          WITCHITA          WESTLAND           KENTWOOD
                      FL                  FL                 IL                  KS                 MI                 MI
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE    12,121,850.51        7,091,819.77       5,009,996.97        5,732,592.69       8,275,356.41       5,661,718.21
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON      7.640%              7.640%             8.610%              8.610%              7.640%            7.640%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY        5TH                 5TH                5TH                 5TH                5TH                5TH
                --------------------------------------------------------------------------------------------------------------------
         Sep-12        38,135.13           22,310.74          19,583.54           22,408.09          26,034.13          17,811.67
         Oct-12        37,762.17           22,092.54          19,418.11           22,218.80          25,779.51          17,637.47
         Nov-12        37,386.83           21,872.95          19,251.49           22,028.15          25,523.27          17,462.16
         Dec-12        37,009.10           21,651.96          19,083.68           21,836.14          25,265.41          17,285.74
         Jan-13        36,628.97           21,429.57          18,914.67           21,642.74          25,005.90          17,108.19
         Feb-13        36,246.42           21,205.76          18,744.44           21,447.96          24,744.74          16,929.51
         Mar-13        35,861.43           20,980.52          18,572.99           21,251.78          24,481.91          16,749.69
         Apr-13        35,473.99           20,753.86          18,400.30           21,054.19          24,217.42          16,568.73
         May-13        35,084.08           20,525.74          18,226.38           20,855.19          23,951.23          16,386.62
         Jun-13        34,691.69           20,296.18          18,051.22           20,654.76          23,683.36          16,203.35
         Jul-13        34,296.81           20,065.15          17,874.79           20,452.89          23,413.78          16,018.91
         Aug-13        33,899.41           19,832.66          17,697.10           20,249.57          23,142.48          15,833.30
         Sep-13        33,499.48           19,598.68          17,518.14           20,044.79          22,869.45          15,646.51
         Oct-13        33,097.00           19,363.21          17,337.89           19,838.54          22,594.69          15,458.52
         Nov-13        32,691.96           19,126.25          17,156.34           19,630.82          22,318.18          15,269.34
         Dec-13        32,284.34           18,887.77          16,973.50           19,421.60          22,039.90          15,078.96
         Jan-14        31,874.13           18,647.78          16,789.34           19,210.88          21,759.86          14,887.36
         Feb-14        31,461.30           18,406.26          16,603.86           18,998.65          21,478.03          14,694.54
         Mar-14        31,045.85           18,163.20          16,417.05           18,784.90          21,194.41          14,500.50
         Apr-14        30,627.75           17,918.59          16,228.91           18,569.61          20,908.98          14,305.22
         May-14        30,206.99           17,672.43          16,039.41           18,352.78          20,621.74          14,108.69
         Jun-14        29,783.55           17,424.70          15,848.55           18,134.39          20,332.66          13,910.92
         Jul-14        29,357.42           17,175.39          15,656.32           17,914.44          20,041.75          13,711.89
         Aug-14        28,928.57           16,924.50          15,462.71           17,692.91          19,748.98          13,511.58
         Sep-14        28,496.99           16,672.00          15,267.71           17,469.79          19,454.35          13,310.01
         Oct-14        28,062.66           16,417.90          15,071.32           17,245.06          19,157.85          13,107.15
         Nov-14        27,625.57           16,162.18          14,873.51           17,018.73          18,859.45          12,903.00
         Dec-14        27,185.70           15,904.84          14,674.29           16,790.77          18,559.16          12,697.55
         Jan-15        26,743.02           15,645.85          14,473.63           16,561.18          18,256.95          12,490.79
         Feb-15        26,297.53           15,385.22          14,271.54           16,329.93          17,952.82          12,282.71
         Mar-15        25,849.20           15,122.93          14,068.00           16,097.03          17,646.76          12,073.31
         Apr-15        25,398.02           14,858.97          13,862.99           15,862.46          17,338.74          11,862.58
         May-15        24,943.96           14,593.32          13,656.52           15,626.21          17,028.77          11,650.51
         Jun-15        24,487.02           14,325.99          13,448.56           15,388.26          16,716.82          11,437.08
         Jul-15        24,027.16           14,056.95          13,239.11           15,148.60          16,402.88          11,222.30
         Aug-15        23,564.38           13,786.20          13,028.16           14,907.22          16,086.95          11,006.15
         Sep-15        23,098.64           13,513.73          12,815.69           14,664.11          15,769.00          10,788.62
         Oct-15        22,629.95           13,239.52          12,601.71           14,419.26          15,449.04          10,569.71
         Nov-15        22,158.27           12,963.57          12,386.18           14,172.65          15,127.03          10,349.40
         Dec-15        21,683.59           12,685.86          12,169.11           13,924.27          14,802.97          10,127.69
         Jan-16        21,205.88           12,406.38          11,950.48           13,674.11          14,476.85           9,904.57
         Feb-16        20,725.14           12,125.12          11,730.28           13,422.15          14,148.66           9,680.03
         Mar-16        20,241.33           11,842.07          11,508.51           13,168.39          13,818.37           9,454.06
         Apr-16        19,754.44           11,557.22          11,285.14           12,912.80          13,485.98           9,226.65
         May-16        19,264.45           11,270.56          11,060.17           12,655.38          13,151.48           8,997.79
         Jun-16        18,771.35           10,982.07          10,833.58           12,396.12          12,814.84           8,767.48
         Jul-16        18,275.10           10,691.74          10,605.37           12,134.99          12,476.06           8,535.70
         Aug-16        17,775.70           10,399.57          10,375.52           11,871.99          12,135.13           8,302.44
         Sep-16        17,273.11           10,105.54          10,144.02           11,607.10          11,792.02           8,067.70
         Oct-16        16,767.33            9,809.63           9,910.87           11,340.32          11,446.73           7,831.47
         Nov-16        16,258.32            9,511.84           9,676.03           11,071.62          11,099.25           7,593.73
         Dec-16        15,746.08            9,212.15           9,439.52           10,800.99          10,749.55           7,354.48
         Jan-17        15,230.57            8,910.56           9,201.30           10,528.42          10,397.62           7,113.70
         Feb-17        14,711.78            8,607.04           8,961.38           10,253.89          10,043.45           6,871.39
         Mar-17        14,189.69            8,301.60           8,719.74            9,977.39           9,687.03           6,627.54
         Apr-17        13,664.27            7,994.21           8,476.36            9,698.91           9,328.34           6,382.13
         May-17        13,135.51            7,684.86           8,231.24            9,418.43           8,967.36           6,135.17
         Jun-17        12,603.38            7,373.54           7,984.35            9,135.94           8,604.09           5,886.63
         Jul-17        12,067.87            7,060.24           7,735.70            8,851.42           8,238.50           5,636.51
         Aug-17        11,528.94            6,744.94           7,485.26            8,564.86           7,870.59           5,384.79
         Sep-17        10,986.59            6,427.64           7,233.02            8,276.25           7,500.33           5,131.47
         Oct-17        10,440.78            6,108.32           6,978.98            7,985.56           7,127.72           4,876.54
         Nov-17         9,891.49            5,786.96           6,723.11            7,692.79           6,752.74           4,619.99


        POOL ID       13                  14                 15                  16                    17
                      --                  --                 --                  --                    --
         TENANT
                     CIRCUIT            CIRCUIT           CIRCUIT              ECKERD               FEDERAL
                      CITY               CITY              CITY             CORPORATION            INSURANCE
                -----------------------------------------------------------------------------------------------
                   BOARDMAN          MONROEVILLE          ANDERSEN          NEPTUNE BEACH          FLORHAM PARK
                      OH                  PA                 SC                  FL                    NJ
                -----------------------------------------------------------------------------------------------
MAR -98 BALANCE     5,464,462.52        9,557,521.11       3,343,954.14      1,876,468.15       17,912,874.88
                -----------------------------------------------------------------------------------------------
   GROSS COUPON       7.640%            7.640%            7.640%               7.190%                6.900%
                -----------------------------------------------------------------------------------------------
    PAYMENT DAY        5TH                 5TH                5TH                 1ST                   1ST
                -----------------------------------------------------------------------------------------------
         Sep-12        17,191.10           30,067.79          10,520.02           3,943.48              0.00
         Oct-12        17,022.97           29,773.72          10,417.13           3,870.46              0.00
         Nov-12        16,853.77           29,477.79          10,313.59           3,797.01              0.00
         Dec-12        16,683.50           29,179.96          10,209.39           3,723.13              0.00
         Jan-13        16,512.13           28,880.25          10,104.53           3,648.79              0.00
         Feb-13        16,339.68           28,578.62           9,999.00           3,574.02              0.00
         Mar-13        16,166.13           28,275.08           9,892.79           3,498.79              0.00
         Apr-13        15,991.48           27,969.60           9,785.91           3,423.12              0.00
         May-13        15,815.71           27,662.18           9,678.35           3,346.99              0.00
         Jun-13        15,638.82           27,352.80           9,570.11           3,270.40              0.00
         Jul-13        15,460.81           27,041.45           9,461.18           3,193.36              0.00
         Aug-13        15,281.66           26,728.11           9,351.55           3,115.85              0.00
         Sep-13        15,101.38           26,412.79           9,241.22           3,037.88              0.00
         Oct-13        14,919.94           26,095.45           9,130.19           2,959.44              0.00
         Nov-13        14,737.35           25,776.10           9,018.46           2,880.53              0.00
         Dec-13        14,553.60           25,454.71           8,906.01           2,801.15              0.00
         Jan-14        14,368.68           25,131.28           8,792.85           2,721.30              0.00
         Feb-14        14,182.58           24,805.78           8,678.97           2,640.96              0.00
         Mar-14        13,995.30           24,478.22           8,564.36           2,560.15              0.00
         Apr-14        13,806.82           24,148.56           8,449.02           2,478.85              0.00
         May-14        13,617.14           23,816.81           8,332.95           2,397.06              0.00
         Jun-14        13,426.26           23,482.95           8,216.14           2,314.78              0.00
         Jul-14        13,234.16           23,146.96           8,098.59           2,232.01              0.00
         Aug-14        13,040.84           22,808.84           7,980.28           2,148.75              0.00
         Sep-14        12,846.28           22,468.56           7,861.23           2,064.98              0.00
         Oct-14        12,650.49           22,126.11           7,741.41           1,980.71              0.00
         Nov-14        12,453.45           21,781.48           7,620.84           1,895.94              0.00
         Dec-14        12,255.16           21,434.66           7,499.49           1,810.66              0.00
         Jan-15        12,055.61           21,085.64           7,377.38           1,724.87              0.00
         Feb-15        11,854.78           20,734.38           7,254.48           1,638.57              0.00
         Mar-15        11,652.68           20,380.90           7,130.80           1,551.75              0.00
         Apr-15        11,449.29           20,025.16           7,006.34           1,464.40              0.00
         May-15        11,244.60           19,667.16           6,881.08           1,376.54              0.00
         Jun-15        11,038.61           19,306.88           6,755.03           1,288.15              0.00
         Jul-15        10,831.31           18,944.30           6,628.17           1,199.23              0.00
         Aug-15        10,622.69           18,579.42           6,500.51           1,109.77              0.00
         Sep-15        10,412.74           18,212.21           6,372.03           1,019.78              0.00
         Oct-15        10,201.45           17,842.66           6,242.74             929.25              0.00
         Nov-15         9,988.82           17,470.77           6,112.62             838.18              0.00
         Dec-15         9,774.84           17,096.50           5,981.67             746.56              0.00
         Jan-16         9,559.49           16,719.85           5,849.89             654.40              0.00
         Feb-16         9,342.78           16,340.81           5,717.27             561.68              0.00
         Mar-16         9,124.68           15,959.35           5,583.81             468.40              0.00
         Apr-16         8,905.19           15,575.46           5,449.49             374.57              0.00
         May-16         8,684.31           15,189.13           5,314.33             280.17              0.00
         Jun-16         8,462.02           14,800.33           5,178.30             185.21              0.00
         Jul-16         8,238.31           14,409.07           5,041.40              89.68              0.00
         Aug-16         8,013.18           14,015.31           4,903.63               0.00              0.00
         Sep-16         7,786.62           13,619.04           4,764.99               0.00              0.00
         Oct-16         7,558.62           13,220.26           4,625.46               0.00              0.00
         Nov-16         7,329.16           12,818.93           4,485.05               0.00              0.00
         Dec-16         7,098.24           12,415.05           4,343.74               0.00              0.00
         Jan-17         6,865.86           12,008.59           4,201.53               0.00              0.00
         Feb-17         6,631.99           11,599.55           4,058.42               0.00              0.00
         Mar-17         6,396.63           11,187.91           3,914.39               0.00              0.00
         Apr-17         6,159.78           10,773.64           3,769.45               0.00              0.00
         May-17         5,921.42           10,356.74           3,623.58               0.00              0.00
         Jun-17         5,681.54            9,937.18           3,476.79               0.00              0.00
         Jul-17         5,440.13            9,514.95           3,329.06               0.00              0.00
         Aug-17         5,197.18            9,090.03           3,180.39               0.00              0.00
         Sep-17         4,952.69            8,662.41           3,030.78               0.00              0.00
         Oct-17         4,706.64            8,232.06           2,880.21               0.00              0.00
         Nov-17         4,459.03            7,798.98           2,728.68               0.00              0.00

                                 GROSS INTEREST


        POOL ID        1                   2                  3                   4                  5                  6
                       -                   -                  -                   -                  -                  -
         TENANT     ALLEGHENY          ALLEGHENY           ALLEGHENY
                    CENTENNIAL          GENERAL             GENERAL             BAPTIST            BAPTIST            CIRCUIT
                      GROUP             HOSPITAL            HOSPITAL            HOSPITAL           HOSPITAL            CITY
                --------------------------------------------------------------------------------------------------------------------
                     WAYNE            PITTSBURGH           PITTSBURGH          NASHVILLE          NASHVILLE           DENVER
                      PA              PA (NORTH)          PA (FEDERAL)          TN (#1)            TN (#2)              CO
                --------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE 9,201,195.07     35,340,415.71            67,170,088.09      1 9,791,520.71      3,449,962.45       6,888,745.84
                --------------------------------------------------------------------------------------------------------------------
   GROSS COUPON       7.870%             7.030%               6.890%              7.050%             6.570%            8.610%
                --------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY        10TH                1ST                10TH                10TH               10TH               5TH
                --------------------------------------------------------------------------------------------------------------------
         Dec-17        0.00                0.00               78,596.04           29,300.67          3,397.16           8,889.94
         Jan-18        0.00                0.00               67,935.03           28,610.22          3,280.06           8,533.05
         Feb-18        0.00                0.00               67,935.03           27,915.71          3,162.33           8,173.61
         Mar-18        0.00                0.00               67,935.03           27,217.12          3,043.95           7,811.58
         Apr-18        0.00                0.00               57,090.39           26,514.42          2,924.92           7,446.96
         May-18        0.00                0.00               57,090.39           25,807.60          2,805.24           7,079.72
         Jun-18        0.00                0.00               57,090.39           25,096.62          2,684.91           6,709.85
         Jul-18        0.00                0.00               46,058.94           24,381.47          2,563.91           6,337.32
         Aug-18        0.00                0.00               46,058.94           23,662.12          2,442.26           5,962.12
         Sep-18        0.00                0.00               46,058.94           22,938.54          2,319.94           5,584.23
         Oct-18        0.00                0.00               34,837.49           22,210.71          2,196.94           5,203.62
         Nov-18        0.00                0.00               34,837.49           21,478.60          2,073.28           4,820.29
         Dec-18        0.00                0.00               34,837.49           20,742.19          1,948.94           4,434.21
         Jan-19        0.00                0.00               23,422.74           20,001.46          1,823.91           4,045.35
         Feb-19        0.00                0.00               23,422.74           19,256.37          1,698.21           3,653.71
         Mar-19        0.00                0.00               23,422.74           18,506.91          1,571.81           3,259.25
         Apr-19        0.00                0.00               11,811.37           17,753.04          1,444.72           2,861.97
         May-19        0.00                0.00               11,811.37           16,994.75          1,316.94           2,461.83
         Jun-19        0.00                0.00               11,811.37           16,232.00          1,188.46           2,058.82
         Jul-19        0.00                0.00                    0.00           15,464.77          1,059.27           1,652.93
         Aug-19        0.00                0.00                    0.00           14,693.03            929.38           1,244.12
         Sep-19        0.00                0.00                    0.00           13,916.75            798.77             832.37
         Oct-19        0.00                0.00                    0.00           13,135.92            667.45             417.67
         Nov-19        0.00                0.00                    0.00           12,350.50            535.41               0.00
         Dec-19        0.00                0.00                    0.00           11,560.46            402.65               0.00
         Jan-20        0.00                0.00                    0.00           10,765.79            269.16               0.00
         Feb-20        0.00                0.00                    0.00            9,966.44            134.94               0.00
         Mar-20        0.00                0.00                    0.00            9,162.40              0.00               0.00
         Apr-20        0.00                0.00                    0.00            8,353.63              0.00               0.00
         May-20        0.00                0.00                    0.00            7,540.12              0.00               0.00
         Jun-20        0.00                0.00                    0.00            6,721.82              0.00               0.00
         Jul-20        0.00                0.00                    0.00            5,898.72              0.00               0.00
         Aug-20        0.00                0.00                    0.00            5,070.78              0.00               0.00
         Sep-20        0.00                0.00                    0.00            4,237.97              0.00               0.00
         Oct-20        0.00                0.00                    0.00            3,400.28              0.00               0.00
         Nov-20        0.00                0.00                    0.00            2,557.66              0.00               0.00
         Dec-20        0.00                0.00                    0.00            1,710.09              0.00               0.00
         Jan-21        0.00                0.00                    0.00              857.54              0.00               0.00
         Feb-21        0.00                0.00                    0.00                0.00              0.00               0.00
         Mar-21        0.00                0.00                    0.00                0.00              0.00               0.00
         Apr-21        0.00                0.00                    0.00                0.00              0.00               0.00
         May-21        0.00                0.00                    0.00                0.00              0.00               0.00
         Jun-21        0.00                0.00                    0.00                0.00              0.00               0.00
         Jul-21        0.00                0.00                    0.00                0.00              0.00               0.00
         Aug-21        0.00                0.00                    0.00                0.00              0.00               0.00
         Sep-21        0.00                0.00                    0.00                0.00              0.00               0.00
         Oct-21        0.00                0.00                    0.00                0.00              0.00               0.00
         Nov-21        0.00                0.00                    0.00                0.00              0.00               0.00
         Dec-21        0.00                0.00                    0.00                0.00              0.00               0.00
         Jan-22        0.00                0.00                    0.00                0.00              0.00               0.00
         Feb-22        0.00                0.00                    0.00                0.00              0.00               0.00
         Mar-22        0.00                0.00                    0.00                0.00              0.00               0.00
         Apr-22        0.00                0.00                    0.00                0.00              0.00               0.00
         May-22        0.00                0.00                    0.00                0.00              0.00               0.00
         Jun-22        0.00                0.00                    0.00                0.00              0.00               0.00
         Jul-22        0.00                0.00                    0.00                0.00              0.00               0.00
         Aug-22        0.00                0.00                    0.00                0.00              0.00               0.00
         Sep-22        0.00                0.00                    0.00                0.00              0.00               0.00
         Oct-22        0.00                0.00                    0.00                0.00              0.00               0.00
         Nov-22        0.00                0.00                    0.00                0.00              0.00               0.00
         Dec-22        0.00                0.00                    0.00                0.00              0.00               0.00
         Jan-23        0.00                0.00                    0.00                0.00              0.00               0.00
         Feb-23        0.00                0.00                    0.00                0.00              0.00               0.00

        POOL ID        7                   8                  9                  10                 11                 12
                       -                   -                  -                  --                 --                 --
         TENANT
                    CIRCUIT             CIRCUIT            CIRCUIT             CIRCUIT            CIRCUIT            CIRCUIT
                     CITY                CITY               CITY                CITY                CITY              CITY
                ------------------------------------------------------------------------------------------------------------------
                     ORLANDO         WEST PALM BEACH     CRYSTAL LAKE          WITCHITA            WESTLAND          KENTWOOD
                      FL                  FL                 IL                  KS                  MI                MI
                ------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE    12,121,850.51        7,091,819.77      5,009,996.97        5,732,592.69       8,275,356.41       5,661,718.21
                ------------------------------------------------------------------------------------------------------------------
   GROSS COUPON      7.640%              7.640%             8.610%              8.610%              7.640%            7.640%
                ------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY        5TH                 5TH                5TH                 5TH                5TH                5TH
                ------------------------------------------------------------------------------------------------------------------
         Dec-17        9,338.71           5,463.56           6,465.41            7,397.92           6,375.36           4,361.81
         Jan-18        8,782.41           5,138.10           6,205.86            7,100.93           5,995.59           4,101.98
         Feb-18        8,222.57           4,810.57           5,944.44            6,801.81           5,613.39           3,840.49
         Mar-18        7,659.16           4,480.95           5,681.15            6,500.55           5,228.77           3,577.34
         Apr-18        7,092.17           4,149.23           5,415.97            6,197.12           4,841.69           3,312.52
         May-18        6,521.57           3,815.41           5,148.89            5,891.52           4,452.15           3,046.01
         Jun-18        5,947.33           3,479.45           4,879.89            5,583.72           4,060.13           2,777.80
         Jul-18        5,369.44           3,141.36           4,608.96            5,273.71           3,665.61           2,507.89
         Aug-18        4,787.87           2,801.11           4,336.09            4,961.48           3,268.59           2,236.26
         Sep-18        4,202.59           2,458.70           4,061.26            4,647.02           2,869.03           1,962.89
         Oct-18        3,613.59           2,114.11           3,784.45            4,330.29           2,466.93           1,687.79
         Nov-18        3,020.84           1,767.33           3,505.67            4,011.29           2,062.27           1,410.94
         Dec-18        2,424.32           1,418.33           3,224.88            3,690.00           1,655.04           1,132.32
         Jan-19        1,824.00           1,067.12           2,942.07            3,366.41           1,245.21             851.93
         Feb-19        1,219.85             713.67           2,657.24            3,040.50             832.77             569.75
         Mar-19          611.86             357.97           2,370.36            2,712.24             417.71             285.78
         Apr-19            0.00               0.00           2,081.43            2,381.64               0.00               0.00
         May-19            0.00               0.00           1,790.42            2,048.66               0.00               0.00
         Jun-19            0.00               0.00           1,497.33            1,713.29               0.00               0.00
         Jul-19            0.00               0.00           1,202.13            1,375.51               0.00               0.00
         Aug-19            0.00               0.00             904.81            1,035.31               0.00               0.00
         Sep-19            0.00               0.00             605.36              692.67               0.00               0.00
         Oct-19            0.00               0.00             303.76              347.57               0.00               0.00
         Nov-19            0.00               0.00               0.00                0.00               0.00               0.00
         Dec-19            0.00               0.00               0.00                0.00               0.00               0.00
         Jan-20            0.00               0.00               0.00                0.00               0.00               0.00
         Feb-20            0.00               0.00               0.00                0.00               0.00               0.00
         Mar-20            0.00               0.00               0.00                0.00               0.00               0.00
         Apr-20            0.00               0.00               0.00                0.00               0.00               0.00
         May-20            0.00               0.00               0.00                0.00               0.00               0.00
         Jun-20            0.00               0.00               0.00                0.00               0.00               0.00
         Jul-20            0.00               0.00               0.00                0.00               0.00               0.00
         Aug-20            0.00               0.00               0.00                0.00               0.00               0.00
         Sep-20            0.00               0.00               0.00                0.00               0.00               0.00
         Oct-20            0.00               0.00               0.00                0.00               0.00               0.00
         Nov-20            0.00               0.00               0.00                0.00               0.00               0.00
         Dec-20            0.00               0.00               0.00                0.00               0.00               0.00
         Jan-21            0.00               0.00               0.00                0.00               0.00               0.00
         Feb-21            0.00               0.00               0.00                0.00               0.00               0.00
         Mar-21            0.00               0.00               0.00                0.00               0.00               0.00
         Apr-21            0.00               0.00               0.00                0.00               0.00               0.00
         May-21            0.00               0.00               0.00                0.00               0.00               0.00
         Jun-21            0.00               0.00               0.00                0.00               0.00               0.00
         Jul-21            0.00               0.00               0.00                0.00               0.00               0.00
         Aug-21            0.00               0.00               0.00                0.00               0.00               0.00
         Sep-21            0.00               0.00               0.00                0.00               0.00               0.00
         Oct-21            0.00               0.00               0.00                0.00               0.00               0.00
         Nov-21            0.00               0.00               0.00                0.00               0.00               0.00
         Dec-21            0.00               0.00               0.00                0.00               0.00               0.00
         Jan-22            0.00               0.00               0.00                0.00               0.00               0.00
         Feb-22            0.00               0.00               0.00                0.00               0.00               0.00
         Mar-22            0.00               0.00               0.00                0.00               0.00               0.00
         Apr-22            0.00               0.00               0.00                0.00               0.00               0.00
         May-22            0.00               0.00               0.00                0.00               0.00               0.00
         Jun-22            0.00               0.00               0.00                0.00               0.00               0.00
         Jul-22            0.00               0.00               0.00                0.00               0.00               0.00
         Aug-22            0.00               0.00               0.00                0.00               0.00               0.00
         Sep-22            0.00               0.00               0.00                0.00               0.00               0.00
         Oct-22            0.00               0.00               0.00                0.00               0.00               0.00
         Nov-22            0.00               0.00               0.00                0.00               0.00               0.00
         Dec-22            0.00               0.00               0.00                0.00               0.00               0.00
         Jan-23            0.00               0.00               0.00                0.00               0.00               0.00
         Feb-23            0.00               0.00               0.00                0.00               0.00               0.00


        POOL ID       13                  14                 15                  16                 17
                      --                  --                 --                  --                 --
         TENANT
                    CIRCUIT             CIRCUIT            CIRCUIT              ECKERD            FEDERAL
                      CITY               CITY               CITY             CORPORATION         INSURANCE
                -----------------------------------------------------------------------------------------------
                     BOARDMAN          MONROEVILLE         ANDERSEN          NEPTUNE BEACH       FLORHAM PARK
                       OH                 PA                 SC                   FL                 NJ
                -----------------------------------------------------------------------------------------------
MAR -98 BALANCE    5,464,462.52        9,557,521.11       3,343,954.14    1,876,468.15       17,912,874.88
                -----------------------------------------------------------------------------------------------
   GROSS COUPON       7.640%             7.640%             7.640%               7.190%             6.900%
                -----------------------------------------------------------------------------------------------
    PAYMENT DAY        5TH                 5TH                5TH                 1ST                1ST
                -----------------------------------------------------------------------------------------------
         Dec-17        4,209.84            7,363.13           2,576.19            0.00               0.00
         Jan-18        3,959.06            6,924.52           2,422.73            0.00               0.00
         Feb-18        3,706.69            6,483.11           2,268.29            0.00               0.00
         Mar-18        3,452.71            6,038.89           2,112.87            0.00               0.00
         Apr-18        3,197.11            5,591.84           1,956.46            0.00               0.00
         May-18        2,939.89            5,141.94           1,799.05            0.00               0.00
         Jun-18        2,681.02            4,689.18           1,640.64            0.00               0.00
         Jul-18        2,420.51            4,233.54           1,481.22            0.00               0.00
         Aug-18        2,158.34            3,775.00           1,320.79            0.00               0.00
         Sep-18        1,894.51            3,313.54           1,159.33            0.00               0.00
         Oct-18        1,628.99            2,849.14             996.85            0.00               0.00
         Nov-18        1,361.78            2,381.78             833.33            0.00               0.00
         Dec-18        1,092.87            1,911.45             668.78            0.00               0.00
         Jan-19          822.25            1,438.12             503.17            0.00               0.00
         Feb-19          549.90              961.78             336.51            0.00               0.00
         Mar-19          275.82              482.41             168.79            0.00               0.00
         Apr-19            0.00                0.00               0.00            0.00               0.00
         May-19            0.00                0.00               0.00            0.00               0.00
         Jun-19            0.00                0.00               0.00            0.00               0.00
         Jul-19            0.00                0.00               0.00            0.00               0.00
         Aug-19            0.00                0.00               0.00            0.00               0.00
         Sep-19            0.00                0.00               0.00            0.00               0.00
         Oct-19            0.00                0.00               0.00            0.00               0.00
         Nov-19            0.00                0.00               0.00            0.00               0.00
         Dec-19            0.00                0.00               0.00            0.00               0.00
         Jan-20            0.00                0.00               0.00            0.00               0.00
         Feb-20            0.00                0.00               0.00            0.00               0.00
         Mar-20            0.00                0.00               0.00            0.00               0.00
         Apr-20            0.00                0.00               0.00            0.00               0.00
         May-20            0.00                0.00               0.00            0.00               0.00
         Jun-20            0.00                0.00               0.00            0.00               0.00
         Jul-20            0.00                0.00               0.00            0.00               0.00
         Aug-20            0.00                0.00               0.00            0.00               0.00
         Sep-20            0.00                0.00               0.00            0.00               0.00
         Oct-20            0.00                0.00               0.00            0.00               0.00
         Nov-20            0.00                0.00               0.00            0.00               0.00
         Dec-20            0.00                0.00               0.00            0.00               0.00
         Jan-21            0.00                0.00               0.00            0.00               0.00
         Feb-21            0.00                0.00               0.00            0.00               0.00
         Mar-21            0.00                0.00               0.00            0.00               0.00
         Apr-21            0.00                0.00               0.00            0.00               0.00
         May-21            0.00                0.00               0.00            0.00               0.00
         Jun-21            0.00                0.00               0.00            0.00               0.00
         Jul-21            0.00                0.00               0.00            0.00               0.00
         Aug-21            0.00                0.00               0.00            0.00               0.00
         Sep-21            0.00                0.00               0.00            0.00               0.00
         Oct-21            0.00                0.00               0.00            0.00               0.00
         Nov-21            0.00                0.00               0.00            0.00               0.00
         Dec-21            0.00                0.00               0.00            0.00               0.00
         Jan-22            0.00                0.00               0.00            0.00               0.00
         Feb-22            0.00                0.00               0.00            0.00               0.00
         Mar-22            0.00                0.00               0.00            0.00               0.00
         Apr-22            0.00                0.00               0.00            0.00               0.00
         May-22            0.00                0.00               0.00            0.00               0.00
         Jun-22            0.00                0.00               0.00            0.00               0.00
         Jul-22            0.00                0.00               0.00            0.00               0.00
         Aug-22            0.00                0.00               0.00            0.00               0.00
         Sep-22            0.00                0.00               0.00            0.00               0.00
         Oct-22            0.00                0.00               0.00            0.00               0.00
         Nov-22            0.00                0.00               0.00            0.00               0.00
         Dec-22            0.00                0.00               0.00            0.00               0.00
         Jan-23            0.00                0.00               0.00            0.00               0.00
         Feb-23            0.00                0.00               0.00            0.00               0.00

                                 GROSS INTEREST


        POOL ID        1                   2                  3                   4                  5                  6
                       -                   -                  -                   -                  -                  -
         TENANT     ALLEGHENY          ALLEGHENY          ALLEGHENY
                    CENTENNIAL          GENERAL            GENERAL             BAPTIST            BAPTIST            CIRCUIT
                      GROUP             HOSPITAL           HOSPITAL            HOSPITAL           HOSPITAL            CITY
                -------------------------------------------------------------------------------------------------------------------
                      WAYNE            PITTSBURGH          PITTSBURGH          NASHVILLE          NASHVILLE           DENVER
                       PA             PA (NORTH)         PA (FEDERAL)          TN (#1)            TN (#2)              CO
                -------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE  9,201,195.07     35,340,415.71      67,170,088.09       19,791,520.71       3,449,962.45      6,888,745.84
                -------------------------------------------------------------------------------------------------------------------
   GROSS COUPON       7.870%             7.030%              6.890%              7.050%             6.570%            8.610%
                -------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY        10TH                1ST                10TH                10TH               10TH               5TH
                -------------------------------------------------------------------------------------------------------------------
        Mar-23         0.00                0.00               0.00                0.00               0.00               0.00


        POOL ID        7                   8                  9                  10                 11                 12
                       -                   -                  -                  --                 --                 --
         TENANT
                    CIRCUIT             CIRCUIT            CIRCUIT             CIRCUIT            CIRCUIT             CIRCUIT
                     CITY                CITY               CITY                CITY                CITY               CITY
                -------------------------------------------------------------------------------------------------------------------
                     ORLANDO         WEST PALM BEACH     CRYSTAL LAKE          WITCHITA            WESTLAND           KENTWOOD
                      FL                  FL                 IL                  KS                  MI                 MI
                -------------------------------------------------------------------------------------------------------------------
MAR -98 BALANCE   12,121,850.51    7,091,819.77      5,009,996.97        5,732,592.69        8,275,356.41        5,661,718.21
                -------------------------------------------------------------------------------------------------------------------
   GROSS COUPON      7.640%              7.640%             8.610%              8.610%              7.640%             7.640%
                -------------------------------------------------------------------------------------------------------------------
    PAYMENT DAY        5TH                 5TH                5TH                 5TH                5TH                 5TH
                -------------------------------------------------------------------------------------------------------------------
        Mar-23         0.00                0.00               0.00                0.00               0.00               0.00



        POOL ID       13                  14                 15                  16                 17
                      --                  --                 --                  --                 --
         TENANT
                    CIRCUIT             CIRCUIT            CIRCUIT              ECKERD            FEDERAL
                      CITY               CITY               CITY             CORPORATION         INSURANCE
                -----------------------------------------------------------------------------------------------
                     BOARDMAN          MONROEVILLE         ANDERSEN          NEPTUNE BEACH       FLORHAM PARK
                       OH                 PA                 SC                   FL                 NJ
                -----------------------------------------------------------------------------------------------
MAR -98 BALANCE   5,464,462.52     9,557,521.11       3,343,954.14        1,876,468.15        17,912,874.88
                -----------------------------------------------------------------------------------------------
   GROSS COUPON       7.640%             7.640%             7.640%               7.190%             6.900%
                -----------------------------------------------------------------------------------------------
    PAYMENT DAY        5TH                 5TH                5TH                 1ST                1ST
                -----------------------------------------------------------------------------------------------
        Mar-23         0.00                0.00               0.00                0.00                0.00


                                                           GROSS INTEREST

     18                    19                   20                  21                 24                 25                 26
     --                    --                   --                  --                 --                 --                 --
                                                                                   HEALTH INS.
    FRED                  FRED                 FRED               GIANT              PLAN OF            HEILIG-            HEILIG-
    MEYER                 MEYER                MEYER               FOOD            GREATER NY           MEYERS             MEYERS
------------------------------------------------------------------------------------------------------------------------------------
JOHNSON CREEK        EAST VANCOUVER         BONNEY LAKE         ARLINGTON         FOREST HILLS          ANTIOCH           VALLEJO
     OR                    WA                   WA                  VA                 NY                 CA                 CA
------------------------------------------------------------------------------------------------------------------------------------
  18,109,169.54        13,524,712.95       13,386,705.68       4,719,750.33       15,309,448.71      2,403,348.19       1,229,460.85
------------------------------------------------------------------------------------------------------------------------------------
   7.730%                7.700%               7.700%              7.620%             8.350%             7.480%             7.480%
------------------------------------------------------------------------------------------------------------------------------------
     1ST                   1ST                  1ST                1ST                 1ST               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
     116,653.23            86,783.57           85,898.03          29,970.41          106,528.25         14,980.87           7,663.64
     116,489.49            86,661.24           85,776.95          29,934.57          106,470.41         14,957.16           7,651.51
     116,324.69            86,538.13           85,655.09          29,898.50          106,412.16         14,933.30           7,639.30
     116,158.84            86,414.22           85,532.44          29,862.19          106,353.51         14,909.29           7,627.02
     115,991.91            86,289.52           85,409.02          29,825.66          106,294.45         14,885.13           7,614.66
     115,823.91            86,164.02           85,284.79          29,788.89          106,234.98         14,860.82           7,602.23
     115,654.82            86,037.71           85,159.78          29,751.90          106,175.10         14,836.36           7,589.72
     115,484.65            85,910.60           85,033.96          29,714.66          106,114.80         14,811.75           7,577.12
     115,313.38            85,782.66           84,907.33          29,677.19          106,054.08         14,786.99           7,564.46
     115,141.00            85,653.91           84,779.89          29,639.49          105,992.94         14,762.07           7,551.71
     114,967.52            85,524.33           84,651.63          29,601.54          105,931.38         14,736.99           7,538.88
     114,792.92            85,393.92           84,522.55          29,563.35          105,869.38         14,711.76           7,525.97
     114,617.19            85,262.67           84,392.64          29,524.92          105,808.02         14,686.37           7,512.98
     114,440.33            85,130.58           84,261.90          29,486.24          105,746.23         14,660.82           7,499.91
     114,262.34            84,997.64           84,130.32          29,447.32          105,684.02         14,635.12           7,486.76
     114,083.19            84,863.85           83,997.89          29,408.16          105,621.37         14,609.25           7,473.53
     113,902.90            84,729.20           83,864.62          29,368.74          105,558.28         14,583.22           7,460.22
     113,721.44            84,593.69           83,730.49          29,329.07          105,494.76         14,557.03           7,446.82
     113,538.81            84,457.30           83,595.50          29,289.16          105,430.79         14,530.68           7,433.34
     113,355.00            84,320.05           83,459.64          29,248.98          105,366.38         14,504.16           7,419.77
     113,170.02            84,181.91           83,322.91          29,208.56          105,301.52         14,477.47           7,406.12
     112,983.84            84,042.88           83,185.30          29,167.87          105,236.20         14,450.63           7,392.39
     112,796.46            83,902.97           83,046.81          29,126.93          105,170.44         14,423.61           7,378.57
     112,607.87            83,762.15           82,907.44          29,085.73          105,104.21         14,396.42           7,364.66
     112,418.07            83,620.43           82,767.16          29,044.27          105,038.65         14,369.07           7,350.66
     112,227.04            83,477.80           82,625.99          29,002.54          104,972.63         14,341.54           7,336.58
     112,034.79            83,334.26           82,483.91          28,960.55          104,906.15         14,313.85           7,322.42
     111,841.30            83,189.80           82,340.92          28,918.29          104,839.20         14,285.98           7,308.16
     111,646.56            83,044.41           82,197.01          28,875.76          104,771.80         14,257.93           7,293.81
     111,450.56            82,898.08           82,052.18          28,832.97          104,703.92         14,229.72           7,279.38
     111,253.31            82,750.82           81,906.42          28,789.90          104,635.57         14,201.32           7,264.85
     111,054.78            82,602.61           81,759.73          28,746.56          104,566.74         14,172.75           7,250.24
     110,854.97            82,453.45           81,612.09          28,702.94          104,497.44         14,144.00           7,235.53
     110,653.88            82,303.33           81,463.51          28,659.04          104,427.65         14,115.07           7,220.73
     110,451.49            82,152.26           81,313.97          28,614.87          104,357.38         14,085.96           7,205.84
     110,247.80            82,000.21           81,163.47          28,570.42          104,286.62         14,056.67           7,190.86
     110,042.80            81,847.18           81,012.01          28,525.68          104,216.54         14,027.20           7,175.78
     109,836.47            81,693.18           80,859.57          28,480.66          104,145.97         13,997.55           7,160.61
     109,628.82            81,538.18           80,706.16          28,435.36          104,074.91         13,967.70           7,145.34
     109,419.83            81,382.19           80,551.76          28,389.76          104,003.36         13,937.68           7,129.98
     109,209.49            81,225.20           80,396.38          28,343.88          103,931.31         13,907.46           7,114.53
     108,997.80            81,067.20           80,239.99          28,297.71          103,858.76         13,877.06           7,098.97
     108,784.74            80,908.19           80,082.60          28,251.24          103,785.71         13,846.47           7,083.32
     108,570.31            80,748.16           79,924.20          28,204.48          103,712.14         13,815.69           7,067.58
     108,354.50            80,587.10           79,764.79          28,157.42          103,638.07         13,784.71           7,051.73
     108,137.30            80,425.01           79,604.35          28,110.06          103,563.48         13,753.54           7,035.79
     107,918.70            80,261.88           79,442.88          28,062.40          103,488.37         13,722.18           7,019.74

           27                28                  29                 30                31                 32                33
           --                --                  --                 --                --                 --                --

         HEILIG-           HEILIG-             HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-
         MEYERS            MEYERS              MEYERS             MEYERS            MEYERS             MEYERS            MEYERS
------------------------------------------------------------------------------------------------------------------------------------
         REDDING         BURLINGTON         CEDAR RAPIDS          DUBUQUE          WATERLOO          TWIN FALLS           BOISE
           CA                IA                  IA                 IA                IA                 ID                ID
------------------------------------------------------------------------------------------------------------------------------------
      1,292,169.61      3,175,950.15         1,667,288.59      1,498,986.70      1,566,990.92       1,268,563.31      2,012,010.19
------------------------------------------------------------------------------------------------------------------------------------
         7.480%            7.480%              7.480%             7.480%            7.480%             7.480%            7.480%
------------------------------------------------------------------------------------------------------------------------------------
          10TH              10TH                10TH               10TH              10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
          8,054.52         19,796.76            10,392.77          9,343.68          9,767.58           7,907.38         12,541.53
          8,041.78         19,765.42            10,376.32          9,328.89          9,752.12           7,894.86         12,521.68
          8,028.95         19,733.89            10,359.76          9,314.01          9,736.56           7,882.27         12,501.70
          8,016.04         19,702.17            10,343.11          9,299.04          9,720.91           7,869.60         12,481.61
          8,003.05         19,670.24            10,326.35          9,283.97          9,705.16           7,856.84         12,461.38
          7,989.98         19,638.12            10,309.49          9,268.81          9,689.31           7,844.01         12,441.03
          7,976.83         19,605.80            10,292.52          9,253.55          9,673.36           7,831.10         12,420.55
          7,963.60         19,573.27            10,275.44          9,238.20          9,657.31           7,818.11         12,399.95
          7,950.28         19,540.54            10,258.26          9,222.76          9,641.16           7,805.04         12,379.22
          7,936.88         19,507.61            10,240.97          9,207.21          9,624.92           7,791.89         12,358.35
          7,923.40         19,474.48            10,223.58          9,191.57          9,608.57           7,778.65         12,337.36
          7,909.83         19,441.13            10,206.07          9,175.84          9,592.11           7,765.33         12,316.24
          7,896.18         19,407.58            10,188.46          9,160.00          9,575.56           7,751.93         12,294.98
          7,882.45         19,373.82            10,170.74          9,144.07          9,558.90           7,738.45         12,273.60
          7,868.63         19,339.85            10,152.90          9,128.03          9,542.14           7,724.88         12,252.07
          7,854.72         19,305.67            10,134.96          9,111.90          9,525.28           7,711.22         12,230.42
          7,840.73         19,271.27            10,116.90          9,095.67          9,508.31           7,697.49         12,208.63
          7,826.64         19,236.66            10,098.73          9,079.33          9,491.23           7,683.66         12,186.70
          7,812.48         19,201.84            10,080.45          9,062.89          9,474.05           7,669.75         12,164.64
          7,798.22         19,166.80            10,062.05          9,046.35          9,456.76           7,655.75         12,142.44
          7,783.87         19,131.53            10,043.54          9,029.71          9,439.36           7,641.67         12,120.10
          7,769.44         19,096.05            10,024.92          9,012.97          9,421.86           7,627.50         12,097.62
          7,754.91         19,060.35            10,006.17          8,996.12          9,404.24           7,613.24         12,075.01
          7,740.29         19,024.43             9,987.31          8,979.16          9,386.52           7,598.89         12,052.25
          7,725.59         18,988.28             9,968.34          8,962.10          9,368.68           7,584.45         12,029.35
          7,710.79         18,951.90             9,949.24          8,944.93          9,350.73           7,569.92         12,006.30
          7,695.90         18,915.30             9,930.03          8,927.66          9,332.67           7,555.30         11,983.12
          7,680.91         18,878.48             9,910.69          8,910.27          9,314.50           7,540.59         11,959.79
          7,665.83         18,841.42             9,891.24          8,892.78          9,296.22           7,525.79         11,936.31
          7,650.66         18,804.13             9,871.66          8,875.18          9,277.82           7,510.89         11,912.69
          7,635.40         18,766.61             9,851.96          8,857.47          9,259.31           7,495.91         11,888.92
          7,620.03         18,728.85             9,832.14          8,839.65          9,240.68           7,480.83         11,865.00
          7,604.58         18,690.86             9,812.20          8,821.72          9,221.94           7,465.65         11,840.93
          7,589.02         18,652.63             9,792.13          8,803.68          9,203.07           7,450.38         11,816.71
          7,573.37         18,614.17             9,771.94          8,785.52          9,184.10           7,435.02         11,792.34
          7,557.63         18,575.46             9,751.62          8,767.26          9,165.00           7,419.56         11,767.82
          7,541.78         18,536.51             9,731.17          8,748.87          9,145.78           7,404.00         11,743.15
          7,525.84         18,497.32             9,710.60          8,730.38          9,126.45           7,388.35         11,718.32
          7,509.79         18,457.89             9,689.90          8,711.76          9,106.99           7,372.60         11,693.34
          7,493.65         18,418.21             9,669.07          8,693.04          9,087.41           7,356.75         11,668.20
          7,477.40         18,378.28             9,648.10          8,674.19          9,067.71           7,340.80         11,642.91
          7,461.06         18,338.11             9,627.01          8,655.23          9,047.89           7,324.75         11,617.45
          7,444.61         18,297.68             9,605.79          8,636.15          9,027.94           7,308.60         11,591.84
          7,428.06         18,257.00             9,584.44          8,616.95          9,007.87           7,292.36         11,566.07
          7,411.40         18,216.07             9,562.95          8,597.63          8,987.68           7,276.01         11,540.14
          7,394.65         18,174.88             9,541.32          8,578.19          8,967.36           7,259.56         11,514.05
          7,377.78         18,133.44             9,519.57          8,558.63          8,946.91           7,243.00         11,487.79

          34                35                 36               37                38
          --                --                 --               --                --

        HEILIG-           HEILIG-            HEILIG-           HEILIG-          HEILIG-
        MEYERS            MEYERS             MEYERS            MEYERS           MEYERS
-----------------------------------------------------------------------------------------
        MOLINE            QUINCY          BATON ROUGE        BILLINGS           TIGARD
          IL                IL                 LA               MT                OR
-----------------------------------------------------------------------------------------
     1,615,316.60      1,635,959.80         800,156.51        955,606.77    1,691,867.24
-----------------------------------------------------------------------------------------
        7.480%            7.480%             7.480%           7.480%            7.480%
-----------------------------------------------------------------------------------------
         10TH              10TH               10TH             10TH              10TH
-----------------------------------------------------------------------------------------
        10,068.81         10,197.48           4,987.64        5,956.62          10,545.97
        10,052.87         10,181.34           4,979.75        5,947.19          10,529.28
        10,036.83         10,165.10           4,971.80        5,937.70          10,512.48
        10,020.70         10,148.76           4,963.81        5,928.15          10,495.58
        10,004.46         10,132.31           4,955.77        5,918.55          10,478.58
         9,988.12         10,115.77           4,947.67        5,908.88          10,461.46
         9,971.68         10,099.12           4,939.53        5,899.16          10,444.25
         9,955.14         10,082.36           4,931.34        5,889.37          10,426.92
         9,938.50         10,065.51           4,923.09        5,879.52          10,409.49
         9,921.75         10,048.54           4,914.79        5,869.62          10,391.94
         9,904.89         10,031.47           4,906.45        5,859.65          10,374.29
         9,887.93         10,014.30           4,898.05        5,849.61          10,356.53
         9,870.87          9,997.02           4,889.59        5,839.52          10,338.65
         9,853.70          9,979.63           4,881.09        5,829.36          10,320.67
         9,836.42          9,962.13           4,872.53        5,819.14          10,302.57
         9,819.04          9,944.52           4,863.92        5,808.85          10,284.36
         9,801.54          9,926.80           4,855.25        5,798.50          10,266.04
         9,783.94          9,908.97           4,846.53        5,788.09          10,247.60
         9,766.23          9,891.04           4,837.76        5,777.61          10,229.05
         9,748.40          9,872.98           4,828.93        5,767.07          10,210.38
         9,730.47          9,854.82           4,820.04        5,756.46          10,191.60
         9,712.42          9,836.54           4,811.11        5,745.78          10,172.70
         9,694.26          9,818.15           4,802.11        5,735.04          10,153.68
         9,675.99          9,799.65           4,793.06        5,724.23          10,134.54
         9,657.61          9,781.03           4,783.95        5,713.35          10,115.29
         9,639.11          9,762.29           4,774.79        5,702.41          10,095.91
         9,620.49          9,743.44           4,765.57        5,691.40          10,076.41
         9,601.76          9,724.47           4,756.29        5,680.32          10,056.79
         9,582.91          9,705.38           4,746.95        5,669.17          10,037.05
         9,563.95          9,686.17           4,737.56        5,657.95          10,017.19
         9,544.86          9,666.84           4,728.10        5,646.66           9,997.20
         9,525.66          9,647.40           4,718.59        5,635.30           9,977.09
         9,506.34          9,627.83           4,709.02        5,623.86           9,956.85
         9,486.90          9,608.13           4,699.39        5,612.36           9,936.48
         9,467.33          9,588.32           4,689.70        5,600.79           9,915.99
         9,447.64          9,568.38           4,679.95        5,589.14           9,895.37
         9,427.84          9,548.32           4,670.13        5,577.42           9,874.63
         9,407.90          9,528.13           4,660.26        5,565.63           9,853.75
         9,387.85          9,507.82           4,650.32        5,553.77           9,832.74
         9,367.67          9,487.38           4,640.33        5,541.83           9,811.60
         9,347.36          9,466.81           4,630.27        5,529.81           9,790.33
         9,326.92          9,446.12           4,620.15        5,517.72           9,768.93
         9,306.36          9,425.30           4,609.96        5,505.56           9,747.40
         9,285.67          9,404.34           4,599.71        5,493.32           9,725.73
         9,264.86          9,383.26           4,589.40        5,481.00           9,703.92
         9,243.91          9,362.04           4,579.02        5,468.61           9,681.98
         9,222.83          9,340.69           4,568.58        5,456.14           9,659.90


                                                           GROSS INTEREST

     18                    19                   20                  21                 24                 25                 26
     --                    --                   --                  --                 --                 --                 --
                                                                                   HEALTH INS.
    FRED                  FRED                 FRED               GIANT              PLAN OF            HEILIG-            HEILIG-
    MEYER                 MEYER                MEYER               FOOD            GREATER NY           MEYERS             MEYERS
------------------------------------------------------------------------------------------------------------------------------------
JOHNSON CREEK        EAST VANCOUVER         BONNEY LAKE         ARLINGTON         FOREST HILLS          ANTIOCH           VALLEJO
     OR                    WA                   WA                  VA                 NY                 CA                 CA
------------------------------------------------------------------------------------------------------------------------------------
  18,109,169.54        13,524,712.95       13,386,705.68       4,719,750.33       15,309,448.71      2,403,348.19       1,229,460.85
------------------------------------------------------------------------------------------------------------------------------------
   7.730%                7.700%               7.700%              7.620%             8.350%             7.480%             7.480%
------------------------------------------------------------------------------------------------------------------------------------
     1ST                   1ST                  1ST                1ST                 1ST               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
     107,698.70            80,097.70           79,280.38          28,014.44          103,412.73         13,690.62           7,003.60
     107,477.27            79,932.47           79,116.83          27,966.17          103,337.81         13,658.87           6,987.35
     107,254.42            79,766.18           78,952.24          27,917.60          103,262.36         13,626.92           6,971.01
     107,030.13            79,598.82           78,786.59          27,868.72          103,186.39         13,594.77           6,954.56
     106,804.40            79,430.38           78,619.87          27,819.53          103,109.89         13,562.41           6,938.01
     106,577.22            79,260.87           78,452.09          27,770.02          103,032.86         13,529.86           6,921.36
     106,348.57            79,090.27           78,283.23          27,720.20          102,911.58         13,497.10           6,904.60
     106,118.45            78,918.57           78,113.28          27,670.07          102,789.45         13,464.14           6,887.74
     105,886.84            78,745.77           77,942.25          27,619.62          102,666.47         13,430.98           6,870.77
     105,653.75            78,571.87           77,770.12          27,568.84          102,542.64         13,397.61           6,853.70
     105,419.15            78,396.84           77,596.88          27,517.75          102,417.94         13,364.02           6,836.52
     105,183.04            78,220.70           77,422.53          27,466.33          102,292.38         13,330.23           6,819.24
     104,945.41            78,043.42           77,247.06          27,414.58          102,165.94         13,296.23           6,801.84
     104,706.25            77,865.01           77,070.47          27,362.50          102,039.92         13,262.02           6,784.34
     104,465.55            77,685.45           76,892.74          27,310.10          101,913.02         13,227.60           6,766.73
     104,223.30            77,504.74           76,713.88          27,257.36          101,785.24         13,192.95           6,749.01
     103,979.49            77,322.87           76,533.86          27,204.29          101,656.57         13,158.10           6,731.18
     103,734.10            77,139.83           76,352.69          27,150.87          101,527.01         13,123.02           6,713.24
     103,487.14            76,955.62           76,170.36          27,097.13          101,396.54         13,087.73           6,695.18
     103,238.59            76,770.22           75,986.86          27,043.03          101,265.17         13,052.22           6,677.02
     102,988.43            76,583.64           75,802.18          26,988.60          101,132.88         13,016.49           6,658.74
     102,736.67            76,395.86           75,616.31          26,933.82          100,999.67         12,980.53           6,640.34
     102,483.28            76,206.87           75,429.26          26,878.69          100,865.53         12,944.35           6,621.83
     102,228.26            76,016.68           75,241.00          26,823.21          100,730.46         12,907.94           6,603.21
     101,971.59            75,825.26           75,051.53          26,767.38          100,594.45         12,871.31           6,584.47
     101,713.28            75,632.61           74,860.85          26,711.20          100,458.86         12,834.45           6,565.61
     101,453.30            75,438.73           74,668.95          26,654.66          100,322.32         12,797.36           6,546.64
     101,191.64            75,243.60           74,475.81          26,597.75          100,184.83         12,760.04           6,527.55
     100,928.30            75,047.22           74,281.44          26,540.49          100,046.39         12,722.48           6,508.33
     100,663.26            74,849.58           74,085.81          26,482.87           99,906.98         12,684.69           6,489.00
     100,396.52            74,650.67           73,888.94          26,424.87           99,766.60         12,646.67           6,469.55
     100,128.05            74,450.49           73,690.79          26,366.51           99,625.25         12,608.41           6,449.98
      99,857.86            74,249.02           73,491.38          26,307.78           99,482.91         12,569.91           6,430.28
      99,585.93            74,046.26           73,290.69          26,248.68           99,339.58         12,531.17           6,410.46
      99,312.25            73,842.20           73,088.71          26,189.20           99,195.25         12,492.18           6,390.52
      99,036.80            73,636.83           72,885.43          26,129.35           99,049.92         12,452.96           6,370.46
      98,759.58            73,430.14           72,680.85          26,069.11           98,903.58         12,413.49           6,350.27
      98,480.57            73,222.12           72,474.96          26,008.49           98,757.65         12,373.78           6,329.95
      98,199.76            73,012.77           72,267.75          25,947.49           98,610.70         12,333.81           6,309.51
      97,917.15            72,802.08           72,059.20          25,886.09           98,462.73         12,293.60           6,288.94
      97,632.72            72,590.03           71,849.32          25,824.31           98,313.73         12,253.14           6,268.24
      97,346.45            72,376.62           71,638.09          25,762.14           98,163.70         12,212.42           6,247.41
      97,058.34            72,161.85           71,425.51          25,699.57           98,012.62         12,171.46           6,226.45
      96,768.37            71,945.69           71,211.56          25,636.61           97,860.49         12,130.23           6,205.36
      96,476.54            71,728.15           70,996.24          25,573.24           97,707.30         12,088.75           6,184.14
      96,182.83            71,509.22           70,779.54          25,509.47           97,553.04         12,047.01           6,162.79
      95,887.22            71,288.88           70,561.44          25,445.30           97,397.71         12,005.01           6,141.30
      95,589.71            71,067.12           70,341.95          25,380.72           97,241.30         11,962.75           6,119.69
      95,290.28            70,843.94           70,121.05          25,315.73           97,083.81         11,920.23           6,097.93
      94,988.93            70,619.33           69,898.73          25,250.33           96,926.71         11,877.44           6,076.04
      94,685.63            70,393.28           69,674.99          25,184.51           96,768.53         11,834.38           6,054.02
      94,380.38            70,165.78           69,449.81          25,118.27           96,609.24         11,791.06           6,031.85
      94,073.16            69,936.81           69,223.18          25,051.61           96,448.84         11,747.46           6,009.55
      93,763.97            69,706.38           68,995.10          24,984.53           96,287.33         11,703.59           5,987.11
      93,452.78            69,474.47           68,765.56          24,917.03           96,124.70         11,659.45           5,964.53
      93,139.59            69,241.08           68,534.54          24,849.09           95,960.93         11,615.04           5,941.81
      92,824.38            69,006.18           68,302.04          24,780.73           95,796.02         11,570.35           5,918.95
      92,507.14            68,769.78           68,068.05          24,711.93           95,629.97         11,525.38           5,895.94
      92,187.86            68,531.86           67,832.56          24,642.69           95,462.76         11,480.12           5,872.79
      91,866.52            68,292.41           67,595.56          24,573.01           95,294.39         11,434.59           5,849.50
      91,543.11            68,051.43           67,357.03          24,502.89           95,124.84         11,388.78           5,826.06
      91,217.61            67,808.90           67,116.98          24,432.33           94,955.69         11,342.67           5,802.48
      90,890.02            67,564.81           66,875.38          24,361.32           94,785.37         11,296.28           5,778.75

           27                28                  29                 30                31                 32                33
           --                --                  --                 --                --                 --                --

         HEILIG-           HEILIG-             HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-
         MEYERS            MEYERS              MEYERS             MEYERS            MEYERS             MEYERS            MEYERS
------------------------------------------------------------------------------------------------------------------------------------
         REDDING         BURLINGTON         CEDAR RAPIDS          DUBUQUE          WATERLOO          TWIN FALLS           BOISE
           CA                IA                  IA                 IA                IA                 ID                ID
------------------------------------------------------------------------------------------------------------------------------------
      1,292,169.61      3,175,950.15         1,667,288.59      1,498,986.70      1,566,990.92       1,268,563.31      2,012,010.19
------------------------------------------------------------------------------------------------------------------------------------
         7.480%            7.480%              7.480%             7.480%            7.480%             7.480%            7.480%
------------------------------------------------------------------------------------------------------------------------------------
          10TH              10TH                10TH               10TH              10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
          7,360.82         18,091.73             9,497.68          8,538.95          8,926.33           7,226.34         11,461.37
          7,343.74         18,049.77             9,475.65          8,519.14          8,905.63           7,209.58         11,434.79
          7,326.57         18,007.55             9,453.48          8,499.21          8,884.79           7,192.72         11,408.04
          7,309.28         17,965.06             9,431.18          8,479.16          8,863.83           7,175.75         11,381.13
          7,291.89         17,922.31             9,408.73          8,458.98          8,842.74           7,158.67         11,354.04
          7,274.38         17,879.29             9,386.15          8,438.68          8,821.51           7,141.49         11,326.79
          7,256.77         17,836.00             9,363.42          8,418.25          8,800.16           7,124.20         11,299.37
          7,239.05         17,792.45             9,340.56          8,397.69          8,778.67           7,106.80         11,271.77
          7,221.22         17,748.62             9,317.55          8,377.00          8,757.04           7,089.30         11,244.01
          7,203.28         17,704.52             9,294.40          8,356.19          8,735.28           7,071.68         11,216.07
          7,185.22         17,660.14             9,271.10          8,335.24          8,713.39           7,053.96         11,187.96
          7,167.05         17,615.49             9,247.66          8,314.17          8,691.36           7,036.12         11,159.67
          7,148.77         17,570.56             9,224.07          8,292.96          8,669.19           7,018.17         11,131.20
          7,130.38         17,525.35             9,200.34          8,271.62          8,646.88           7,000.11         11,102.56
          7,111.87         17,479.86             9,176.46          8,250.15          8,624.44           6,981.94         11,073.74
          7,093.24         17,434.08             9,152.42          8,228.55          8,601.85           6,963.66         11,044.74
          7,074.50         17,388.02             9,128.24          8,206.81          8,579.12           6,945.26         11,015.56
          7,055.65         17,341.67             9,103.91          8,184.93          8,556.26           6,926.75         10,986.20
          7,036.67         17,295.03             9,079.43          8,162.92          8,533.24           6,908.12         10,956.65
          7,017.58         17,248.10             9,054.79          8,140.77          8,510.09           6,889.38         10,926.92
          6,998.37         17,200.88             9,030.00          8,118.48          8,486.79           6,870.51         10,897.01
          6,979.03         17,153.37             9,005.06          8,096.06          8,463.35           6,851.53         10,866.91
          6,959.58         17,105.56             8,979.96          8,073.49          8,439.76           6,832.44         10,836.62
          6,940.01         17,057.45             8,954.70          8,050.78          8,416.02           6,813.22         10,806.14
          6,920.31         17,009.04             8,929.29          8,027.93          8,392.14           6,793.89         10,775.47
          6,900.49         16,960.33             8,903.72          8,004.94          8,368.10           6,774.43         10,744.61
          6,880.55         16,911.31             8,877.98          7,981.81          8,343.92           6,754.85         10,713.56
          6,860.48         16,861.99             8,852.09          7,958.53          8,319.59           6,735.15         10,682.31
          6,840.29         16,812.36             8,826.04          7,935.11          8,295.10           6,715.33         10,650.87
          6,819.97         16,762.43             8,799.82          7,911.54          8,270.46           6,695.38         10,619.24
          6,799.53         16,712.18             8,773.45          7,887.82          8,245.67           6,675.31         10,587.41
          6,778.96         16,661.62             8,746.90          7,863.96          8,220.72           6,655.12         10,555.37
          6,758.26         16,610.74             8,720.19          7,839.95          8,195.62           6,634.79         10,523.14
          6,737.43         16,559.55             8,693.32          7,815.78          8,170.36           6,614.35         10,490.71
          6,716.47         16,508.03             8,666.27          7,791.47          8,144.94           6,593.77         10,458.08
          6,695.38         16,456.20             8,639.06          7,767.01          8,119.37           6,573.07         10,425.24
          6,674.16         16,404.04             8,611.68          7,742.39          8,093.64           6,552.23         10,392.20
          6,652.81         16,351.56             8,584.13          7,717.62          8,067.74           6,531.27         10,358.95
          6,631.32         16,298.75             8,556.41          7,692.69          8,041.69           6,510.18         10,325.49
          6,609.70         16,245.61             8,528.51          7,667.61          8,015.47           6,488.95         10,291.83
          6,587.95         16,192.14             8,500.44          7,642.38          7,989.09           6,467.59         10,257.96
          6,566.06         16,138.34             8,472.20          7,616.98          7,962.54           6,446.10         10,223.87
          6,544.03         16,084.20             8,443.77          7,591.43          7,935.83           6,424.48         10,189.57
          6,521.87         16,029.73             8,415.18          7,565.72          7,908.95           6,402.72         10,155.06
          6,499.56         15,974.91             8,386.40          7,539.85          7,881.91           6,380.83         10,120.34
          6,477.12         15,919.75             8,357.44          7,513.81          7,854.69           6,358.79         10,085.39
          6,454.54         15,864.25             8,328.31          7,487.62          7,827.31           6,336.63         10,050.23
          6,431.82         15,808.40             8,298.99          7,461.26          7,799.75           6,314.32         10,014.85
          6,408.96         15,752.21             8,269.49          7,434.74          7,772.03           6,291.87          9,979.25
          6,385.95         15,695.66             8,239.80          7,408.05          7,744.13           6,269.29          9,943.43
          6,362.80         15,638.77             8,209.93          7,381.19          7,716.05           6,246.56          9,907.38
          6,339.51         15,581.51             8,179.88          7,354.17          7,687.81           6,223.69          9,871.11
          6,316.07         15,523.91             8,149.63          7,326.98          7,659.38           6,200.68          9,834.62
          6,292.48         15,465.94             8,119.20          7,299.62          7,630.78           6,177.53          9,797.89
          6,268.75         15,407.61             8,088.58          7,272.09          7,602.00           6,154.23          9,760.94
          6,244.87         15,348.91             8,057.77          7,244.39          7,573.04           6,130.79          9,723.76
          6,220.84         15,289.85             8,026.76          7,216.51          7,543.90           6,107.20          9,686.34
          6,196.66         15,230.43             7,995.57          7,188.47          7,514.58           6,083.46          9,648.70
          6,172.33         15,170.63             7,964.17          7,160.24          7,485.08           6,059.57          9,610.81
          6,147.85         15,110.46             7,932.59          7,131.84          7,455.39           6,035.54          9,572.69
          6,123.22         15,049.91             7,900.80          7,103.27          7,425.52           6,011.36          9,534.34
          6,098.43         14,988.99             7,868.82          7,074.51          7,395.46           5,987.02          9,495.74
          6,073.49         14,927.69             7,836.64          7,045.58          7,365.21           5,962.54          9,456.91

          34                35                 36               37                38
          --                --                 --               --                --

        HEILIG-           HEILIG-            HEILIG-           HEILIG-          HEILIG-
        MEYERS            MEYERS             MEYERS            MEYERS           MEYERS
-----------------------------------------------------------------------------------------
        MOLINE            QUINCY          BATON ROUGE        BILLINGS           TIGARD
          IL                IL                 LA               MT                OR
-----------------------------------------------------------------------------------------
     1,615,316.60      1,635,959.80         800,156.51        955,606.77    1,691,867.24
-----------------------------------------------------------------------------------------
        7.480%            7.480%             7.480%           7.480%            7.480%
-----------------------------------------------------------------------------------------
         10TH              10TH               10TH             10TH              10TH
-----------------------------------------------------------------------------------------
         9,201.62          9,319.21           4,558.08        5,443.59           9,637.69
         9,180.28          9,297.60           4,547.50        5,430.97           9,615.33
         9,158.80          9,275.85           4,536.87        5,418.26           9,592.84
         9,137.19          9,253.96           4,526.16        5,405.48           9,570.21
         9,115.45          9,231.94           4,515.39        5,392.62           9,547.43
         9,093.57          9,209.78           4,504.55        5,379.67           9,524.52
         9,071.55          9,187.48           4,493.65        5,366.65           9,501.46
         9,049.40          9,165.05           4,482.67        5,353.54           9,478.25
         9,027.11          9,142.47           4,471.63        5,340.36           9,454.91
         9,004.68          9,119.75           4,460.52        5,327.09           9,431.41
         8,982.11          9,096.90           4,449.34        5,313.73           9,407.77
         8,959.40          9,073.89           4,438.09        5,300.30           9,383.99
         8,936.54          9,050.75           4,426.77        5,286.78           9,360.05
         8,913.55          9,027.46           4,415.38        5,273.18           9,335.97
         8,890.41          9,004.03           4,403.92        5,259.49           9,311.73
         8,867.13          8,980.45           4,392.38        5,245.71           9,287.35
         8,843.70          8,956.72           4,380.78        5,231.85           9,262.81
         8,820.13          8,932.85           4,369.10        5,217.91           9,238.12
         8,796.41          8,908.82           4,357.35        5,203.88           9,213.27
         8,772.54          8,884.65           4,345.53        5,189.76           9,188.27
         8,748.52          8,860.33           4,333.63        5,175.55           9,163.12
         8,724.36          8,835.85           4,321.66        5,161.25           9,137.81
         8,700.04          8,811.22           4,309.62        5,146.86           9,112.34
         8,675.57          8,786.44           4,297.49        5,132.39           9,086.71
         8,650.95          8,761.50           4,285.30        5,117.82           9,060.92
         8,626.17          8,736.41           4,273.03        5,103.17           9,034.97
         8,601.24          8,711.17           4,260.68        5,088.42           9,008.86
         8,576.16          8,685.76           4,248.25        5,073.58           8,982.59
         8,550.92          8,660.20           4,235.75        5,058.65           8,956.15
         8,525.52          8,634.47           4,223.17        5,043.62           8,929.55
         8,499.96          8,608.59           4,210.51        5,028.50           8,902.78
         8,474.25          8,582.55           4,197.77        5,013.29           8,875.85
         8,448.37          8,556.34           4,184.95        4,997.98           8,848.74
         8,422.33          8,529.97           4,172.05        4,982.58           8,821.47
         8,396.13          8,503.43           4,159.07        4,967.08           8,794.03
         8,369.77          8,476.73           4,146.01        4,951.48           8,766.42
         8,343.24          8,449.87           4,132.87        4,935.79           8,738.63
         8,316.55          8,422.83           4,119.65        4,920.00           8,710.67
         8,289.69          8,395.63           4,106.35        4,904.11           8,682.54
         8,262.66          8,368.26           4,092.96        4,888.12           8,654.24
         8,235.47          8,340.71           4,079.49        4,872.03           8,625.75
         8,208.10          8,313.00           4,065.93        4,855.84           8,597.09
         8,180.57          8,285.11           4,052.29        4,839.55           8,568.25
         8,152.86          8,257.05           4,038.57        4,823.16           8,539.23
         8,124.98          8,228.82           4,024.76        4,806.67           8,510.03
         8,096.93          8,200.40           4,010.86        4,790.07           8,480.65
         8,068.70          8,171.82           3,996.88        4,773.37           8,451.08
         8,040.30          8,143.05           3,982.81        4,756.57           8,421.33
         8,011.71          8,114.10           3,968.65        4,739.66           8,391.39
         7,982.96          8,084.97           3,954.40        4,722.64           8,361.27
         7,954.02          8,055.67           3,940.07        4,705.52           8,330.96
         7,924.90          8,026.17           3,925.64        4,688.30           8,300.46
         7,895.60          7,996.50           3,911.13        4,670.96           8,269.77
         7,866.11          7,966.64           3,896.53        4,653.52           8,238.89
         7,836.45          7,936.59           3,881.83        4,635.97           8,207.82
         7,806.59          7,906.36           3,867.04        4,618.31           8,176.55
         7,776.56          7,875.94           3,852.16        4,600.54           8,145.09
         7,746.33          7,845.33           3,837.19        4,582.66           8,113.43
         7,715.92          7,814.52           3,822.12        4,564.67           8,081.58
         7,685.31          7,783.53           3,806.97        4,546.56           8,049.53
         7,654.52          7,752.34           3,791.71        4,528.35           8,017.27
         7,623.53          7,720.96           3,776.36        4,510.01           7,984.82
         7,592.36          7,689.38           3,760.92        4,491.57           7,952.16


                                                           GROSS INTEREST

     18                    19                   20                  21                 24                 25                 26
     --                    --                   --                  --                 --                 --                 --
                                                                                   HEALTH INS.
    FRED                  FRED                 FRED               GIANT              PLAN OF            HEILIG-            HEILIG-
    MEYER                 MEYER                MEYER               FOOD            GREATER NY           MEYERS             MEYERS
------------------------------------------------------------------------------------------------------------------------------------
JOHNSON CREEK        EAST VANCOUVER         BONNEY LAKE         ARLINGTON         FOREST HILLS          ANTIOCH           VALLEJO
     OR                    WA                   WA                  VA                 NY                 CA                 CA
------------------------------------------------------------------------------------------------------------------------------------
  18,109,169.54        13,524,712.95       13,386,705.68       4,719,750.33       15,309,448.71      2,403,348.19       1,229,460.85
------------------------------------------------------------------------------------------------------------------------------------
   7.730%                7.700%               7.700%              7.620%             8.350%             7.480%             7.480%
------------------------------------------------------------------------------------------------------------------------------------
     1ST                   1ST                  1ST                1ST                 1ST               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
      90,560.32            67,319.16           66,632.24          24,289.85           94,613.85         11,249.60           5,754.87
      90,228.50            67,071.94           66,387.53          24,217.94           94,441.15         11,202.63           5,730.84
      89,894.54            66,823.12           66,141.26          24,145.56           94,267.24         11,155.37           5,706.66
      89,558.42            66,572.71           65,893.40          24,072.73           94,046.09         11,107.81           5,682.33
      89,220.14            66,320.69           65,643.96          23,999.43           93,823.40         11,059.96           5,657.85
      88,879.69            66,067.06           65,392.91          23,925.67           93,599.16         11,011.81           5,633.22
      88,537.04            65,811.80           65,140.25          23,851.44           93,373.36         10,963.36           5,608.43
      88,192.18            65,554.90           64,885.98          23,776.74           93,145.98         10,914.60           5,583.49
      87,845.10            65,296.35           64,630.07          23,701.56           92,917.03         10,865.54           5,558.40
      87,495.78            65,036.14           64,372.51          23,625.91           92,686.48         10,816.18           5,533.14
      87,144.22            64,774.26           64,113.31          23,549.78           92,455.98         10,766.51           5,507.73
      86,790.39            64,510.71           63,852.44          23,473.16           92,223.88         10,716.53           5,482.16
      86,434.28            64,245.46           63,589.90          23,396.06           91,990.17         10,666.23           5,456.44
      86,075.88            63,978.51           63,325.67          23,318.46           91,754.82         10,615.63           5,430.55
      85,715.17            63,709.84           63,059.75          23,240.38           91,517.84         10,564.71           5,404.50
      85,352.13            63,439.45           62,792.12          23,161.80           91,279.21         10,513.47           5,378.29
      84,986.76            63,167.33           62,522.78          23,082.72           91,038.92         10,461.91           5,351.91
      84,619.03            62,893.46           62,251.70          23,003.13           90,796.96         10,410.03           5,325.37
      84,248.93            62,617.84           61,978.89          22,923.05           90,553.32         10,357.82           5,298.67
      83,876.45            62,340.44           61,704.32          22,842.45           90,307.97         10,305.30           5,271.79
      83,501.57            62,061.27           61,428.00          22,761.34           90,060.93         10,252.44           5,244.76
      83,124.28            61,780.30           61,149.90          22,679.72           89,812.16         10,199.25           5,217.55
      82,744.56            61,497.53           60,870.02          22,597.58           89,563.40         10,145.74           5,190.17
      82,362.38            61,212.95           60,588.34          22,514.91           89,312.91         10,091.89           5,162.62
      81,977.75            60,926.54           60,304.85          22,431.72           89,060.67         10,037.70           5,134.90
      81,590.64            60,638.29           60,019.54          22,348.01           88,806.68          9,983.18           5,107.01
      81,201.04            60,348.20           59,732.41          22,263.76           88,550.92          9,928.31           5,078.94
      80,808.92            60,056.24           59,443.43          22,178.98           88,293.39          9,873.11           5,050.70
      80,414.28            59,762.41           59,152.60          22,093.65           88,034.06          9,817.56           5,022.29
      80,017.10            59,466.69           58,859.90          22,007.79           87,772.92          9,761.66           4,993.69
      79,617.36            59,169.08           58,565.32          21,921.38           87,509.97          9,705.41           4,964.92
      79,215.05            58,869.55           58,268.85          21,834.43           87,245.19          9,648.82           4,935.97
      78,810.14            58,568.10           57,970.48          21,746.92           86,978.57          9,591.87           4,906.83
      78,402.63            58,264.72           57,670.20          21,658.85           86,710.09          9,534.57           4,877.52
      77,992.49            57,959.40           57,367.99          21,570.23           86,441.57          9,476.91           4,848.02
      77,579.70            57,652.11           57,063.83          21,481.04           86,171.18          9,418.89           4,818.34
      77,164.26            57,342.85           56,757.73          21,391.29           85,898.90          9,360.51           4,788.48
      76,746.15            57,031.61           56,449.67          21,300.96           85,624.74          9,301.76           4,758.42
      76,325.33            56,718.37           56,139.62          21,210.07           85,348.66          9,242.65           4,728.19
      75,901.81            56,403.12           55,827.59          21,118.59           85,070.66          9,183.17           4,697.76
      75,475.56            56,085.85           55,513.56          21,026.54           84,790.73          9,123.32           4,667.14
      75,046.57            55,766.54           55,197.51          20,933.90           84,508.86          9,063.10           4,636.33
      74,614.81            55,445.18           54,879.43          20,840.67           84,225.02          9,002.50           4,605.33
      74,180.27            55,121.76           54,559.31          20,746.85           83,939.20          8,941.52           4,574.14
      73,742.93            54,796.27           54,237.14          20,652.44           83,651.40          8,880.16           4,542.75
      73,302.77            54,468.69           53,912.90          20,557.42           83,361.59          8,818.42           4,511.17
      72,859.78            54,139.00           53,586.57          20,461.80           83,071.68          8,756.30           4,479.39
      72,413.94            53,807.20           53,258.16          20,365.58           82,779.76          8,693.79           4,447.41
      71,965.22            53,473.27           52,927.64          20,268.74           82,485.80          8,630.89           4,415.23
      71,513.61            53,137.20           52,595.00          20,171.29           82,189.80          8,567.59           4,382.85
      71,059.10            52,798.97           52,260.22          20,073.22           81,891.74          8,503.90           4,350.27
      70,601.65            52,458.57           51,923.29          19,974.53           81,591.60          8,439.82           4,317.49
      70,141.26            52,115.99           51,584.21          19,875.21           81,289.38          8,375.34           4,284.50
      69,677.90            51,771.21           51,242.94          19,775.26           80,985.05          8,310.45           4,251.31
      69,211.56            51,424.21           50,899.49          19,674.67           80,678.61          8,245.16           4,217.91
      68,742.22            51,074.99           50,553.83          19,573.45           80,370.03          8,179.46           4,184.30
      68,269.85            50,723.53           50,205.96          19,471.58           80,059.31          8,113.35           4,150.48
      67,794.43            50,369.82           49,855.85          19,369.07           79,746.42          8,046.83           4,116.45
      67,315.96            50,013.83           49,503.50          19,265.90           79,433.37          7,979.90           4,082.21
      66,834.40            49,655.56           49,148.88          19,162.08           79,118.14          7,912.55           4,047.76
      66,349.74            49,294.99           48,791.99          19,057.61           78,800.71          7,844.78           4,013.09
      65,861.96            48,932.11           48,432.81          18,952.46           78,481.08          7,776.59           3,978.20
      65,371.04            48,566.90           48,071.33          18,846.65           78,159.22          7,707.97           3,943.10

           27                28                  29                 30                31                 32                33
           --                --                  --                 --                --                 --                --

         HEILIG-           HEILIG-             HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-
         MEYERS            MEYERS              MEYERS             MEYERS            MEYERS             MEYERS            MEYERS
------------------------------------------------------------------------------------------------------------------------------------
         REDDING         BURLINGTON         CEDAR RAPIDS          DUBUQUE          WATERLOO          TWIN FALLS           BOISE
           CA                IA                  IA                 IA                IA                 ID                ID
------------------------------------------------------------------------------------------------------------------------------------
      1,292,169.61      3,175,950.15         1,667,288.59      1,498,986.70      1,566,990.92       1,268,563.31      2,012,010.19
------------------------------------------------------------------------------------------------------------------------------------
         7.480%            7.480%              7.480%             7.480%            7.480%             7.480%            7.480%
------------------------------------------------------------------------------------------------------------------------------------
          10TH              10TH                10TH               10TH              10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
          6,048.39         14,866.00             7,804.25          7,016.46          7,334.78           5,937.90          9,417.83
          6,023.14         14,803.93             7,771.67          6,987.17          7,304.15           5,913.11          9,378.51
          5,997.73         14,741.48             7,738.88          6,957.69          7,273.34           5,888.16          9,338.94
          5,972.16         14,678.63             7,705.89          6,928.03          7,242.33           5,863.06          9,299.12
          5,946.43         14,615.39             7,672.69          6,898.18          7,211.13           5,837.80          9,259.06
          5,920.54         14,551.76             7,639.28          6,868.15          7,179.74           5,812.38          9,218.75
          5,894.49         14,487.73             7,605.67          6,837.93          7,148.14           5,786.81          9,178.19
          5,868.28         14,423.31             7,571.85          6,807.52          7,116.36           5,761.07          9,137.37
          5,841.90         14,358.48             7,537.82          6,776.92          7,084.37           5,735.18          9,096.30
          5,815.36         14,293.25             7,503.57          6,746.13          7,052.18           5,709.12          9,054.98
          5,788.66         14,227.61             7,469.11          6,715.15          7,019.80           5,682.90          9,013.39
          5,761.78         14,161.56             7,434.44          6,683.98          6,987.21           5,656.52          8,971.55
          5,734.74         14,095.10             7,399.55          6,652.61          6,954.42           5,629.98          8,929.45
          5,707.53         14,028.22             7,364.44          6,621.05          6,921.42           5,603.26          8,887.08
          5,680.16         13,960.93             7,329.11          6,589.29          6,888.22           5,576.39          8,844.45
          5,652.61         13,893.22             7,293.57          6,557.33          6,854.81           5,549.34          8,801.56
          5,624.89         13,825.09             7,257.80          6,525.17          6,821.20           5,522.13          8,758.39
          5,596.99         13,756.53             7,221.81          6,492.81          6,787.37           5,494.74          8,714.96
          5,568.93         13,687.54             7,185.59          6,460.25          6,753.34           5,467.19          8,671.26
          5,540.68         13,618.13             7,149.15          6,427.49          6,719.09           5,439.46          8,627.28
          5,512.26         13,548.28             7,112.48          6,394.53          6,684.62           5,411.56          8,583.03
          5,483.67         13,478.00             7,075.59          6,361.35          6,649.95           5,383.49          8,538.51
          5,454.90         13,407.28             7,038.46          6,327.97          6,615.05           5,355.24          8,493.70
          5,425.94         13,336.12             7,001.10          6,294.39          6,579.94           5,326.82          8,448.62
          5,396.81         13,264.51             6,963.51          6,260.59          6,544.61           5,298.22          8,403.26
          5,367.49         13,192.46             6,925.69          6,226.58          6,509.06           5,269.44          8,357.61
          5,338.00         13,119.96             6,887.63          6,192.36          6,473.29           5,240.48          8,311.68
          5,308.31         13,047.00             6,849.33          6,157.93          6,437.30           5,211.34          8,265.46
          5,278.45         12,973.60             6,810.79          6,123.28          6,401.08           5,182.02          8,218.96
          5,248.39         12,899.73             6,772.01          6,088.42          6,364.63           5,152.51          8,172.17
          5,218.15         12,825.40             6,732.99          6,053.34          6,327.96           5,122.83          8,125.08
          5,187.73         12,750.62             6,693.73          6,018.04          6,291.06           5,092.95          8,077.70
          5,157.11         12,675.36             6,654.22          5,982.52          6,253.93           5,062.89          8,030.02
          5,126.30         12,599.64             6,614.47          5,946.78          6,216.57           5,032.65          7,982.05
          5,095.30         12,523.44             6,574.47          5,910.82          6,178.97           5,002.21          7,933.78
          5,064.10         12,446.77             6,534.22          5,874.63          6,141.15           4,971.59          7,885.21
          5,032.71         12,369.62             6,493.72          5,838.22          6,103.08           4,940.77          7,836.33
          5,001.13         12,291.99             6,452.96          5,801.58          6,064.78           4,909.76          7,787.15
          4,969.35         12,213.87             6,411.96          5,764.71          6,026.24           4,878.56          7,737.67
          4,937.37         12,135.27             6,370.69          5,727.61          5,987.46           4,847.17          7,687.87
          4,905.19         12,056.18             6,329.17          5,690.28          5,948.43           4,815.58          7,637.77
          4,872.81         11,976.60             6,287.39          5,652.72          5,909.17           4,783.79          7,587.35
          4,840.23         11,896.52             6,245.35          5,614.93          5,869.66           4,751.80          7,536.62
          4,807.44         11,815.94             6,203.05          5,576.89          5,829.90           4,719.62          7,485.57
          4,774.45         11,734.86             6,160.49          5,538.63          5,789.89           4,687.23          7,434.20
          4,741.26         11,653.27             6,117.66          5,500.12          5,749.64           4,654.64          7,382.52
          4,707.86         11,571.18             6,074.56          5,461.37          5,709.14           4,621.85          7,330.51
          4,674.25         11,488.57             6,031.19          5,422.38          5,668.38           4,588.86          7,278.17
          4,640.43         11,405.45             5,987.55          5,383.15          5,627.37           4,555.65          7,225.52
          4,606.40         11,321.81             5,943.65          5,343.67          5,586.10           4,522.25          7,172.53
          4,572.16         11,237.65             5,899.46          5,303.95          5,544.57           4,488.63          7,119.21
          4,537.70         11,152.96             5,855.00          5,263.98          5,502.79           4,454.80          7,065.56
          4,503.03         11,067.75             5,810.27          5,223.76          5,460.75           4,420.77          7,011.58
          4,468.15         10,982.00             5,765.26          5,183.29          5,418.44           4,386.52          6,957.26
          4,433.04         10,895.72             5,719.96          5,142.57          5,375.87           4,352.06          6,902.60
          4,397.72         10,808.90             5,674.38          5,101.59          5,333.04           4,317.38          6,847.60
          4,362.18         10,721.55             5,628.52          5,060.36          5,289.93           4,282.49          6,792.25
          4,326.41         10,633.64             5,582.38          5,018.87          5,246.56           4,247.37          6,736.57
          4,290.42         10,545.19             5,535.94          4,977.13          5,202.92           4,212.04          6,680.53
          4,254.21         10,456.19             5,489.22          4,935.12          5,159.01           4,176.49          6,624.15
          4,217.78         10,366.63             5,442.20          4,892.85          5,114.82           4,140.72          6,567.41
          4,181.11         10,276.52             5,394.90          4,850.32          5,070.36           4,104.73          6,510.32
          4,144.22         10,185.84             5,347.29          4,807.52          5,025.62           4,068.51          6,452.88


          34                35                 36               37                38
          --                --                 --               --                --

        HEILIG-           HEILIG-            HEILIG-           HEILIG-          HEILIG-
        MEYERS            MEYERS             MEYERS            MEYERS           MEYERS
-----------------------------------------------------------------------------------------
        MOLINE            QUINCY          BATON ROUGE        BILLINGS           TIGARD
          IL                IL                 LA               MT                OR
-----------------------------------------------------------------------------------------
     1,615,316.60      1,635,959.80         800,156.51        955,606.77    1,691,867.24
-----------------------------------------------------------------------------------------
        7.480%            7.480%             7.480%           7.480%            7.480%
-----------------------------------------------------------------------------------------
         10TH              10TH               10TH             10TH              10TH
-----------------------------------------------------------------------------------------
         7,560.98          7,657.61           3,745.38        4,473.01           7,919.30
         7,529.41          7,625.64           3,729.74        4,454.33           7,886.24
         7,497.65          7,593.46           3,714.00        4,435.54           7,852.96
         7,465.68          7,561.09           3,698.17        4,416.63           7,819.49
         7,433.52          7,528.52           3,682.24        4,397.60           7,785.80
         7,401.16          7,495.74           3,666.21        4,378.46           7,751.90
         7,368.59          7,462.76           3,650.07        4,359.19           7,717.79
         7,335.82          7,429.57           3,633.84        4,339.81           7,683.47
         7,302.85          7,396.18           3,617.51        4,320.30           7,648.94
         7,269.67          7,362.58           3,601.07        4,300.67           7,614.19
         7,236.29          7,328.76           3,584.54        4,280.92           7,579.22
         7,202.69          7,294.74           3,567.90        4,261.05           7,544.03
         7,168.89          7,260.51           3,551.15        4,241.05           7,508.63
         7,134.88          7,226.06           3,534.30        4,220.93           7,473.00
         7,100.65          7,191.40           3,517.35        4,200.68           7,437.16
         7,066.22          7,156.52           3,500.29        4,180.31           7,401.09
         7,031.56          7,121.42           3,483.13        4,159.81           7,364.79
         6,996.69          7,086.11           3,465.85        4,139.18           7,328.27
         6,961.61          7,050.57           3,448.47        4,118.42           7,291.52
         6,926.30          7,014.82           3,430.98        4,097.54           7,254.54
         6,890.78          6,978.84           3,413.39        4,076.52           7,217.33
         6,855.03          6,942.64           3,395.68        4,055.37           7,179.89
         6,819.06          6,906.21           3,377.86        4,034.10           7,142.22
         6,782.87          6,869.55           3,359.93        4,012.68           7,104.31
         6,746.45          6,832.67           3,341.89        3,991.14           7,066.17
         6,709.80          6,795.55           3,323.74        3,969.46           7,027.78
         6,672.93          6,758.20           3,305.47        3,947.64           6,989.16
         6,635.82          6,720.63           3,287.09        3,925.69           6,950.30
         6,598.49          6,682.81           3,268.60        3,903.61           6,911.19
         6,560.92          6,644.76           3,249.99        3,881.38           6,871.84
         6,523.12          6,606.48           3,231.26        3,859.02           6,832.25
         6,485.08          6,567.95           3,212.42        3,836.51           6,792.41
         6,446.80          6,529.19           3,193.46        3,813.87           6,752.32
         6,408.29          6,490.18           3,174.38        3,791.09           6,711.98
         6,369.53          6,450.93           3,155.19        3,768.16           6,671.39
         6,330.54          6,411.44           3,135.87        3,745.09           6,630.54
         6,291.30          6,371.70           3,116.43        3,721.88           6,589.45
         6,251.82          6,331.71           3,096.87        3,698.52           6,548.09
         6,212.09          6,291.47           3,077.19        3,675.01           6,506.48
         6,172.11          6,250.99           3,057.39        3,651.36           6,464.61
         6,131.88          6,210.25           3,037.46        3,627.57           6,422.48
         6,091.41          6,169.25           3,017.41        3,603.62           6,380.08
         6,050.68          6,128.00           2,997.24        3,579.53           6,337.42
         6,009.69          6,086.49           2,976.94        3,555.28           6,294.49
         5,968.45          6,044.73           2,956.51        3,530.88           6,251.30
         5,926.96          6,002.70           2,935.95        3,506.34           6,207.84
         5,885.20          5,960.41           2,915.27        3,481.63           6,164.11
         5,843.19          5,917.86           2,894.46        3,456.78           6,120.10
         5,800.91          5,875.05           2,873.52        3,431.77           6,075.82
         5,758.37          5,831.96           2,852.44        3,406.60           6,031.26
         5,715.57          5,788.61           2,831.24        3,381.28           5,986.43
         5,672.49          5,744.99           2,809.90        3,355.80           5,941.32
         5,629.15          5,701.09           2,788.43        3,330.16           5,895.92
         5,585.54          5,656.93           2,766.83        3,304.36           5,850.25
         5,541.66          5,612.48           2,745.09        3,278.40           5,804.28
         5,497.50          5,567.76           2,723.22        3,252.27           5,758.03
         5,453.07          5,522.76           2,701.21        3,225.99           5,711.50
         5,408.37          5,477.48           2,679.07        3,199.54           5,664.67
         5,363.38          5,431.92           2,656.78        3,172.93           5,617.55
         5,318.11          5,386.07           2,634.36        3,146.15           5,570.14
         5,272.56          5,339.94           2,611.79        3,119.20           5,522.43
         5,226.73          5,293.52           2,589.09        3,092.09           5,474.43
         5,180.61          5,246.82           2,566.24        3,064.80           5,426.12


                                                           GROSS INTEREST

     18                    19                   20                  21                 24                 25                 26
     --                    --                   --                  --                 --                 --                 --
                                                                                   HEALTH INS.
    FRED                  FRED                 FRED               GIANT              PLAN OF            HEILIG-            HEILIG-
    MEYER                 MEYER                MEYER               FOOD            GREATER NY           MEYERS             MEYERS
------------------------------------------------------------------------------------------------------------------------------------
JOHNSON CREEK        EAST VANCOUVER         BONNEY LAKE         ARLINGTON         FOREST HILLS          ANTIOCH           VALLEJO
     OR                    WA                   WA                  VA                 NY                 CA                 CA
------------------------------------------------------------------------------------------------------------------------------------
  18,109,169.54        13,524,712.95       13,386,705.68       4,719,750.33       15,309,448.71      2,403,348.19       1,229,460.85
------------------------------------------------------------------------------------------------------------------------------------
   7.730%                7.700%               7.700%              7.620%             8.350%             7.480%             7.480%
------------------------------------------------------------------------------------------------------------------------------------
     1ST                   1ST                  1ST                1ST                 1ST               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
      64,876.95            48,199.34           47,707.52          18,740.17           77,786.67          7,638.92           3,907.78
      64,379.69            47,829.43           47,341.39          18,633.01           77,411.53          7,569.44           3,872.24
      63,879.22            47,457.14           46,972.90          18,525.18           77,033.77          7,499.53           3,836.47
      63,375.52            47,082.46           46,602.05          18,416.65           76,653.39          7,429.19           3,800.49
      62,868.58            46,705.38           46,228.81          18,307.44           76,270.36          7,358.41           3,764.28
      62,358.38            46,325.89           45,853.19          18,197.53           75,884.66          7,287.18           3,727.84
      61,844.88            45,943.95           45,475.15          18,086.93           75,496.28          7,215.51           3,691.18
      61,328.08            45,559.57           45,094.69          17,975.63           75,107.31          7,143.40           3,654.29
      60,807.96            45,172.71           44,711.78          17,863.61           74,715.63          7,070.83           3,617.17
      60,284.48            44,783.38           44,326.42          17,750.89           74,321.23          6,997.81           3,579.81
      59,757.63            44,391.55           43,938.59          17,637.45           73,924.08          6,924.34           3,542.23
      59,227.38            43,997.20           43,548.26          17,523.29           73,524.17          6,850.41           3,504.41
      58,693.72            43,600.32           43,155.44          17,408.40           73,121.47          6,776.02           3,466.35
      58,156.62            43,200.90           42,760.09          17,292.79           72,715.98          6,701.16           3,428.06
      57,616.06            42,798.91           42,362.20          17,176.44           72,307.66          6,625.84           3,389.53
      57,072.02            42,394.35           41,961.77          17,059.35           71,896.50          6,550.05           3,350.75
      56,524.48            41,987.18           41,558.76          16,941.52           71,482.48          6,473.78           3,311.74
      55,973.41            41,577.41           41,153.17          16,822.94           71,065.58          6,397.05           3,272.48
      55,418.78            41,165.01           40,744.97          16,703.61           70,645.78          6,319.83           3,232.98
      54,860.59            40,749.96           40,334.16          16,583.52           70,225.27          6,242.13           3,193.23
      54,298.80            40,332.24           39,920.70          16,462.67           69,801.84          6,163.95           3,153.24
      53,733.39            39,911.85           39,504.60          16,341.05           69,375.46          6,085.28           3,112.99
      53,164.34            39,488.76           39,085.83          16,218.66           68,946.12          6,006.11           3,072.50
      52,591.62            39,062.95           38,664.37          16,095.49           68,513.79          5,926.46           3,031.75
      52,015.22            38,634.41           38,240.20          15,971.53           68,078.44          5,846.31           2,990.75
      51,435.10            38,203.12           37,813.31          15,846.80           67,640.07          5,765.66           2,949.49
      50,851.24            37,769.07           37,383.69          15,721.26           67,198.65          5,684.51           2,907.97
      50,263.63            37,332.23           36,951.30          15,594.94           66,754.16          5,602.85           2,866.20
      49,672.22            36,892.58           36,516.15          15,467.81           66,306.58          5,520.68           2,824.17
      49,077.01            36,450.12           36,078.20          15,339.87           65,855.88          5,438.00           2,781.87
      48,477.97            36,004.81           35,637.44          15,211.12           65,402.04          5,354.80           2,739.31
      47,875.06            35,556.65           35,193.85          15,081.55           64,947.38          5,271.09           2,696.49
      47,268.27            35,105.62           34,747.41          14,951.16           64,489.55          5,186.85           2,653.39
      46,657.58            34,651.68           34,298.11          14,819.94           64,028.53          5,102.09           2,610.03
      46,042.94            34,194.84           33,845.93          14,687.89           63,564.31          5,016.80           2,566.40
      45,424.35            33,735.06           33,390.85          14,555.00           63,096.85          4,930.98           2,522.50
      44,801.78            33,272.34           32,932.84          14,421.27           62,626.15          4,844.62           2,478.32
      44,175.19            32,806.64           32,471.90          14,286.69           62,152.17          4,757.73           2,433.87
      43,544.57            32,337.96           32,008.00          14,151.25           61,674.89          4,670.29           2,389.14
      42,909.89            31,866.27           31,541.12          14,014.95           61,194.29          4,582.31           2,344.14
      42,271.12            31,391.55           31,071.25          13,877.79           60,710.34          4,493.78           2,298.85
      41,628.23            30,913.79           30,598.36          13,739.76           60,223.03          4,404.70           2,253.28
      40,981.20            30,432.96           30,122.44          13,600.84           59,732.33          4,315.07           2,207.42
      40,330.00            29,949.05           29,643.46          13,461.05           59,240.65          4,224.87           2,161.28
      39,674.61            29,462.03           29,161.41          13,320.37           58,745.56          4,134.11           2,114.85
      39,015.00            28,971.88           28,676.27          13,178.80           58,247.02          4,042.79           2,068.14
      38,351.14            28,478.59           28,188.02          13,036.33           57,745.01          3,950.90           2,021.13
      37,683.00            27,982.14           27,696.63          12,892.95           57,239.51          3,858.43           1,973.83
      37,010.56            27,482.50           27,202.08          12,748.66           56,730.49          3,765.39           1,926.23
      36,333.78            26,979.65           26,704.37          12,603.46           56,217.93          3,671.77           1,878.34
      35,652.65            26,473.58           26,203.46          12,457.33           55,701.80          3,577.56           1,830.14
      34,967.13            25,964.26           25,699.34          12,310.28           55,182.08          3,482.77           1,781.65
      34,277.19            25,451.67           25,191.98          12,162.29           54,658.74          3,387.39           1,732.86
      33,582.81            24,935.79           24,681.37          12,013.36           54,131.77          3,291.41           1,683.76
      32,883.95            24,416.60           24,167.48          11,863.49           53,601.12          3,194.83           1,634.35
      32,180.60            23,894.08           23,650.29          11,712.66           53,069.35          3,097.66           1,584.64
      31,472.71            23,368.21           23,129.78          11,560.88           52,533.88          2,999.87           1,534.62
      30,760.26            22,838.97           22,605.94          11,408.14           51,994.68          2,901.48           1,484.29
      30,043.23            22,306.32           22,078.73          11,254.42           51,451.74          2,802.47           1,433.64
      29,321.57            21,770.26           21,548.14          11,099.73           50,905.01          2,702.85           1,382.67
      28,595.27            21,230.76           21,014.15          10,944.05           50,303.45          2,602.60           1,331.39
      27,864.29            20,687.80           20,476.73          10,787.39           49,697.71          2,501.74           1,279.79
      27,128.59            20,141.36           19,935.86          10,629.73           49,087.75          2,400.24           1,227.87

           27                28                  29                 30                31                 32                33
           --                --                  --                 --                --                 --                --

         HEILIG-           HEILIG-             HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-
         MEYERS            MEYERS              MEYERS             MEYERS            MEYERS             MEYERS            MEYERS
------------------------------------------------------------------------------------------------------------------------------------
         REDDING         BURLINGTON         CEDAR RAPIDS          DUBUQUE          WATERLOO          TWIN FALLS           BOISE
           CA                IA                  IA                 IA                IA                 ID                ID
------------------------------------------------------------------------------------------------------------------------------------
      1,292,169.61      3,175,950.15         1,667,288.59      1,498,986.70      1,566,990.92       1,268,563.31      2,012,010.19
------------------------------------------------------------------------------------------------------------------------------------
         7.480%            7.480%              7.480%             7.480%            7.480%             7.480%            7.480%
------------------------------------------------------------------------------------------------------------------------------------
          10TH              10TH                10TH               10TH              10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
          4,107.10         10,094.60             5,299.39          4,764.45          4,980.60           4,032.06          6,395.07
          4,069.74         10,002.79             5,251.19          4,721.12          4,935.30           3,995.39          6,336.91
          4,032.15          9,910.40             5,202.70          4,677.52          4,889.72           3,958.49          6,278.38
          3,994.33          9,817.44             5,153.89          4,633.64          4,843.86           3,921.36          6,219.49
          3,956.28          9,723.90             5,104.79          4,589.49          4,797.70           3,884.00          6,160.23
          3,917.98          9,629.78             5,055.38          4,545.07          4,751.27           3,846.40          6,100.61
          3,879.45          9,535.07             5,005.66          4,500.37          4,704.54           3,808.58          6,040.61
          3,840.67          9,439.78             4,955.63          4,455.39          4,657.52           3,770.51          5,980.23
          3,801.66          9,343.88             4,905.29          4,410.13          4,610.20           3,732.21          5,919.48
          3,762.40          9,247.39             4,854.63          4,364.59          4,562.60           3,693.67          5,858.36
          3,722.90          9,150.30             4,803.66          4,318.76          4,514.69           3,654.89          5,796.85
          3,683.15          9,052.60             4,752.37          4,272.65          4,466.49           3,615.86          5,734.95
          3,643.15          8,954.30             4,700.77          4,226.25          4,417.99           3,576.60          5,672.68
          3,602.91          8,855.38             4,648.84          4,179.57          4,369.18           3,537.09          5,610.01
          3,562.41          8,755.84             4,596.58          4,132.59          4,320.07           3,497.33          5,546.95
          3,521.66          8,655.69             4,544.00          4,085.32          4,270.65           3,457.32          5,483.50
          3,480.66          8,554.91             4,491.10          4,037.75          4,220.93           3,417.07          5,419.66
          3,439.40          8,453.50             4,437.86          3,989.89          4,170.89           3,376.56          5,355.41
          3,397.88          8,351.46             4,384.29          3,941.72          4,120.55           3,335.81          5,290.77
          3,356.11          8,248.78             4,330.39          3,893.26          4,069.89           3,294.79          5,225.72
          3,314.07          8,145.46             4,276.15          3,844.50          4,018.91           3,253.53          5,160.27
          3,271.77          8,041.50             4,221.57          3,795.43          3,967.62           3,212.00          5,094.41
          3,229.21          7,936.89             4,166.66          3,746.06          3,916.01           3,170.22          5,028.14
          3,186.38          7,831.63             4,111.40          3,696.38          3,864.07           3,128.17          4,961.45
          3,143.29          7,725.72             4,055.79          3,646.39          3,811.81           3,085.87          4,894.35
          3,099.93          7,619.14             3,999.84          3,596.09          3,759.23           3,043.30          4,826.83
          3,056.30          7,511.90             3,943.54          3,545.47          3,706.32           3,000.46          4,758.90
          3,012.39          7,403.99             3,886.89          3,494.54          3,653.07           2,957.36          4,690.53
          2,968.21          7,295.40             3,829.89          3,443.29          3,599.50           2,913.99          4,621.74
          2,923.76          7,186.15             3,772.53          3,391.72          3,545.59           2,870.35          4,552.53
          2,879.03          7,076.20             3,714.82          3,339.83          3,491.35           2,826.43          4,482.88
          2,834.02          6,965.58             3,656.74          3,287.62          3,436.77           2,782.25          4,412.79
          2,788.73          6,854.26             3,598.30          3,235.08          3,381.84           2,737.78          4,342.28
          2,743.16          6,742.25             3,539.50          3,182.21          3,326.58           2,693.05          4,271.32
          2,697.30          6,629.55             3,480.33          3,129.02          3,270.97           2,648.03          4,199.91
          2,651.16          6,516.14             3,420.80          3,075.49          3,215.02           2,602.73          4,128.07
          2,604.73          6,402.02             3,360.89          3,021.63          3,158.71           2,557.15          4,055.77
          2,558.01          6,287.19             3,300.61          2,967.43          3,102.06           2,511.28          3,983.03
          2,511.00          6,171.65             3,239.95          2,912.90          3,045.05           2,465.13          3,909.83
          2,463.70          6,055.38             3,178.91          2,858.02          2,987.68           2,418.69          3,836.17
          2,416.10          5,938.40             3,117.50          2,802.81          2,929.96           2,371.96          3,762.06
          2,368.21          5,820.68             3,055.70          2,747.25          2,871.88           2,324.94          3,687.48
          2,320.01          5,702.23             2,993.52          2,691.34          2,813.44           2,277.63          3,612.44
          2,271.52          5,583.04             2,930.94          2,635.08          2,754.63           2,230.02          3,536.93
          2,222.72          5,463.10             2,867.98          2,578.48          2,695.46           2,182.12          3,460.95
          2,173.62          5,342.42             2,804.63          2,521.52          2,635.91           2,133.91          3,384.50
          2,124.22          5,220.99             2,740.88          2,464.21          2,576.00           2,085.41          3,307.57
          2,074.50          5,098.80             2,676.73          2,406.53          2,515.71           2,036.60          3,230.16
          2,024.48          4,975.85             2,612.19          2,348.50          2,455.05           1,987.49          3,152.27
          1,974.14          4,852.13             2,547.24          2,290.11          2,394.01           1,938.08          3,073.89
          1,923.49          4,727.64             2,481.88          2,231.35          2,332.58           1,888.35          2,995.03
          1,872.53          4,602.37             2,416.12          2,172.23          2,270.78           1,838.32          2,915.67
          1,821.24          4,476.33             2,349.95          2,112.74          2,208.59           1,787.97          2,835.82
          1,769.64          4,349.50             2,283.37          2,052.88          2,146.01           1,737.31          2,755.47
          1,717.72          4,221.87             2,216.37          1,992.64          2,083.04           1,686.34          2,674.62
          1,665.47          4,093.46             2,148.96          1,932.03          2,019.68           1,635.04          2,593.26
          1,612.89          3,964.24             2,081.12          1,871.04          1,955.93           1,583.43          2,511.40
          1,559.99          3,834.22             2,012.86          1,809.68          1,891.77           1,531.49          2,429.03
          1,506.76          3,703.38             1,944.18          1,747.92          1,827.22           1,479.23          2,346.15
          1,453.20          3,571.73             1,875.06          1,685.79          1,762.27           1,426.65          2,262.74
          1,399.30          3,439.26             1,805.52          1,623.26          1,696.91           1,373.74          2,178.82
          1,345.07          3,305.97             1,735.54          1,560.35          1,631.14           1,320.50          2,094.38
          1,290.50          3,171.84             1,665.13          1,497.05          1,564.96           1,266.92          2,009.41


          34                35                 36               37                38
          --                --                 --               --                --

        HEILIG-           HEILIG-            HEILIG-           HEILIG-          HEILIG-
        MEYERS            MEYERS             MEYERS            MEYERS           MEYERS
-----------------------------------------------------------------------------------------
        MOLINE            QUINCY          BATON ROUGE        BILLINGS           TIGARD
          IL                IL                 LA               MT                OR
-----------------------------------------------------------------------------------------
     1,615,316.60      1,635,959.80         800,156.51        955,606.77    1,691,867.24
-----------------------------------------------------------------------------------------
        7.480%            7.480%             7.480%           7.480%            7.480%
-----------------------------------------------------------------------------------------
         10TH              10TH               10TH             10TH              10TH
-----------------------------------------------------------------------------------------
         5,134.20          5,199.82           2,543.26        3,037.35           5,377.51
         5,087.51          5,152.52           2,520.13        3,009.72           5,328.61
         5,040.52          5,104.94           2,496.85        2,981.93           5,279.39
         4,993.24          5,057.05           2,473.43        2,953.96           5,229.87
         4,945.66          5,008.87           2,449.86        2,925.81           5,180.04
         4,897.79          4,960.39           2,426.15        2,897.49           5,129.90
         4,849.62          4,911.60           2,402.29        2,868.99           5,079.45
         4,801.15          4,862.51           2,378.28        2,840.32           5,028.68
         4,752.38          4,813.12           2,354.12        2,811.47           4,977.60
         4,703.31          4,763.41           2,329.81        2,782.43           4,926.20
         4,653.92          4,713.40           2,305.35        2,753.22           4,874.48
         4,604.23          4,663.08           2,280.73        2,723.82           4,822.43
         4,554.24          4,612.44           2,255.97        2,694.24           4,770.06
         4,503.92          4,561.48           2,231.05        2,664.48           4,717.37
         4,453.30          4,510.21           2,205.97        2,634.53           4,664.34
         4,402.36          4,458.62           2,180.73        2,604.40           4,610.99
         4,351.10          4,406.71           2,155.34        2,574.07           4,557.30
         4,299.52          4,354.47           2,129.79        2,543.56           4,503.28
         4,247.63          4,301.91           2,104.09        2,512.86           4,448.92
         4,195.40          4,249.02           2,078.22        2,481.96           4,394.23
         4,142.86          4,195.80           2,052.19        2,450.88           4,339.19
         4,089.98          4,142.25           2,026.00        2,419.60           4,283.81
         4,036.77          4,088.36           1,999.64        2,388.12           4,228.08
         3,983.24          4,034.14           1,973.12        2,356.45           4,172.01
         3,929.37          3,979.58           1,946.44        2,324.58           4,115.58
         3,875.16          3,924.69           1,919.58        2,292.51           4,058.81
         3,820.62          3,869.44           1,892.57        2,260.24           4,001.68
         3,765.73          3,813.86           1,865.38        2,227.77           3,944.19
         3,710.51          3,757.93           1,838.02        2,195.10           3,886.35
         3,654.94          3,701.65           1,810.49        2,162.23           3,828.15
         3,599.02          3,645.02           1,782.80        2,129.15           3,769.58
         3,542.76          3,588.03           1,754.92        2,095.86           3,710.65
         3,486.14          3,530.69           1,726.88        2,062.37           3,651.35
         3,429.17          3,472.99           1,698.66        2,028.67           3,591.68
         3,371.85          3,414.94           1,670.26        1,994.75           3,531.64
         3,314.17          3,356.52           1,641.69        1,960.63           3,471.23
         3,256.12          3,297.74           1,612.94        1,926.29           3,410.43
         3,197.72          3,238.59           1,584.01        1,891.74           3,349.26
         3,138.96          3,179.07           1,554.90        1,856.98           3,287.71
         3,079.82          3,119.18           1,525.61        1,822.00           3,225.78
         3,020.32          3,058.92           1,496.13        1,786.79           3,163.46
         2,960.45          2,998.28           1,466.48        1,751.37           3,100.75
         2,900.20          2,937.27           1,436.63        1,715.73           3,037.64
         2,839.58          2,875.87           1,406.60        1,679.87           2,974.15
         2,778.58          2,814.09           1,376.39        1,643.78           2,910.26
         2,717.20          2,751.93           1,345.98        1,607.47           2,845.97
         2,655.44          2,689.38           1,315.39        1,570.94           2,781.28
         2,593.29          2,626.44           1,284.60        1,534.17           2,716.19
         2,530.76          2,563.10           1,253.63        1,497.17           2,650.69
         2,467.84          2,499.37           1,222.46        1,459.95           2,584.79
         2,404.52          2,435.25           1,191.09        1,422.49           2,518.47
         2,340.81          2,370.72           1,159.53        1,384.80           2,451.74
         2,276.70          2,305.80           1,127.78        1,346.88           2,384.59
         2,212.19          2,240.46           1,095.82        1,308.71           2,317.03
         2,147.28          2,174.72           1,063.67        1,270.31           2,249.04
         2,081.97          2,108.58           1,031.32        1,231.67           2,180.63
         2,016.25          2,042.01             998.76        1,192.79           2,111.80
         1,950.12          1,975.04             966.00        1,153.67           2,042.53
         1,883.57          1,907.64             933.04        1,114.30           1,972.84
         1,816.61          1,839.83             899.87        1,074.69           1,902.70
         1,749.24          1,771.59             866.50        1,034.83           1,832.14
         1,681.44          1,702.93             832.91          994.73           1,761.13
         1,613.23          1,633.84             799.12          954.37           1,689.68


                                                           GROSS INTEREST

     18                    19                   20                  21                 24                 25                 26
     --                    --                   --                  --                 --                 --                 --
                                                                                   HEALTH INS.
    FRED                  FRED                 FRED               GIANT              PLAN OF            HEILIG-            HEILIG-
    MEYER                 MEYER                MEYER               FOOD            GREATER NY           MEYERS             MEYERS
------------------------------------------------------------------------------------------------------------------------------------
JOHNSON CREEK        EAST VANCOUVER         BONNEY LAKE         ARLINGTON         FOREST HILLS          ANTIOCH           VALLEJO
     OR                    WA                   WA                  VA                 NY                 CA                 CA
------------------------------------------------------------------------------------------------------------------------------------
  18,109,169.54        13,524,712.95       13,386,705.68       4,719,750.33       15,309,448.71      2,403,348.19       1,229,460.85
------------------------------------------------------------------------------------------------------------------------------------
   7.730%                7.700%               7.700%              7.620%             8.350%             7.480%             7.480%
------------------------------------------------------------------------------------------------------------------------------------
     1ST                   1ST                  1ST                1ST                 1ST               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
      26,388.16            19,591.40           19,391.52          10,471.07           48,473.54          2,298.11           1,175.62
      25,642.96            19,037.92           18,843.68          10,311.41           47,855.07          2,195.34           1,123.05
      24,892.96            18,480.89           18,292.33          10,150.72           47,232.29          2,091.93           1,070.15
      24,138.13            17,920.28           17,737.45           9,989.02           46,605.17          1,987.88           1,016.92
      23,378.44            17,356.08           17,179.00           9,826.30           45,976.39          1,883.18             963.36
      22,613.85            16,788.26           16,616.97           9,662.54           45,343.23          1,777.82             909.47
      21,844.34            16,216.79           16,051.34           9,497.73           44,705.66          1,671.81             855.23
      21,069.87            15,641.65           15,482.07           9,331.89           44,063.66          1,565.14             800.67
      20,290.41            15,062.83           14,909.15           9,164.99           43,417.20          1,457.80             745.76
      19,505.93            14,480.29           14,332.56           8,997.03           42,766.23          1,349.80             690.50
      18,716.40            13,894.01           13,752.26           8,828.00           42,110.73          1,241.12             634.91
      17,921.78            13,303.97           13,168.24           8,657.90           41,450.68          1,131.76             578.97
      17,122.04            12,710.15           12,580.48           8,486.72           40,786.02          1,021.72             522.68
      16,317.15            12,112.51           11,988.94           8,314.45           40,116.75            911.00             466.03
      15,507.08            11,511.04           11,393.61           8,141.09           39,442.82            799.59             409.04
      14,691.79            10,905.71           10,794.46           7,966.63           38,764.20            687.48             351.69
      13,871.24            10,296.50           10,191.46           7,791.06           38,083.68            574.67             293.98
      13,045.41             9,683.37            9,584.59           7,614.37           37,398.43            461.16             235.91
      12,214.26             9,066.32            8,973.83           7,436.57           36,708.41            346.94             177.48
      11,377.76             8,445.30            8,359.15           7,257.63           36,013.59            232.01             118.69
      10,535.87             7,820.30            7,740.53           7,077.56           35,313.94            116.37              59.53
       9,688.55             7,191.29            7,117.93           6,896.34           34,609.42              0.00               0.00
       8,835.78             6,558.24            6,491.35           6,713.98           33,899.99              0.00               0.00
       7,977.51             5,921.13            5,860.74           6,530.45           33,185.63              0.00               0.00
       7,113.72             5,279.93            5,226.08           6,345.76           32,466.30              0.00               0.00
       6,244.36             4,634.62            4,587.35           6,159.90           31,741.96              0.00               0.00
       5,369.40             3,985.16            3,944.53           5,972.86           31,012.59              0.00               0.00
       4,488.80             3,331.54            3,297.58           5,784.63           30,278.13              0.00               0.00
       3,602.53             2,673.73            2,646.47           5,595.20           29,541.54              0.00               0.00
       2,710.56             2,011.69            1,991.19           5,404.58           28,799.82              0.00               0.00
       1,812.83             1,345.41            1,331.71           5,212.74           28,052.94              0.00               0.00
         909.33               674.85              667.99           5,019.68           27,300.87              0.00               0.00
           0.00                 0.00                0.00           4,825.40           26,543.56              0.00               0.00
           0.00                 0.00                0.00           4,629.88           25,780.98              0.00               0.00
           0.00                 0.00                0.00           4,433.12           25,013.09              0.00               0.00
           0.00                 0.00                0.00           4,235.11           24,239.87              0.00               0.00
           0.00                 0.00                0.00           4,035.85           23,461.26              0.00               0.00
           0.00                 0.00                0.00           3,835.32           22,677.23              0.00               0.00
           0.00                 0.00                0.00           3,633.52           21,887.75              0.00               0.00
           0.00                 0.00                0.00           3,430.43           21,092.77              0.00               0.00
           0.00                 0.00                0.00           3,226.06           20,295.39              0.00               0.00
           0.00                 0.00                0.00           3,020.38           19,492.45              0.00               0.00
           0.00                 0.00                0.00           2,813.41           18,683.93              0.00               0.00
           0.00                 0.00                0.00           2,605.11           17,869.78              0.00               0.00
           0.00                 0.00                0.00           2,395.50           17,049.96              0.00               0.00
           0.00                 0.00                0.00           2,184.55           16,224.44              0.00               0.00
           0.00                 0.00                0.00           1,972.26           15,393.18              0.00               0.00
           0.00                 0.00                0.00           1,758.63           14,556.13              0.00               0.00
           0.00                 0.00                0.00           1,543.64           13,713.26              0.00               0.00
           0.00                 0.00                0.00           1,327.28           12,864.52              0.00               0.00
           0.00                 0.00                0.00           1,109.55           12,009.88              0.00               0.00
           0.00                 0.00                0.00             890.44           11,149.29              0.00               0.00
           0.00                 0.00                0.00             669.94           10,285.99              0.00               0.00
           0.00                 0.00                0.00             448.03            9,416.68              0.00               0.00
           0.00                 0.00                0.00             224.72            8,541.32              0.00               0.00
           0.00                 0.00                0.00               0.00            7,659.87              0.00               0.00
           0.00                 0.00                0.00               0.00            6,772.28              0.00               0.00
           0.00                 0.00                0.00               0.00            5,824.83              0.00               0.00
           0.00                 0.00                0.00               0.00            4,870.77              0.00               0.00
           0.00                 0.00                0.00               0.00            3,910.08              0.00               0.00
           0.00                 0.00                0.00               0.00            2,942.71              0.00               0.00
           0.00                 0.00                0.00               0.00            1,968.60              0.00               0.00
           0.00                 0.00                0.00               0.00              987.71              0.00               0.00

           27                28                  29                 30                31                 32                33
           --                --                  --                 --                --                 --                --

         HEILIG-           HEILIG-             HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-
         MEYERS            MEYERS              MEYERS             MEYERS            MEYERS             MEYERS            MEYERS
------------------------------------------------------------------------------------------------------------------------------------
         REDDING         BURLINGTON         CEDAR RAPIDS          DUBUQUE          WATERLOO          TWIN FALLS           BOISE
           CA                IA                  IA                 IA                IA                 ID                ID
------------------------------------------------------------------------------------------------------------------------------------
      1,292,169.61      3,175,950.15         1,667,288.59      1,498,986.70      1,566,990.92       1,268,563.31      2,012,010.19
------------------------------------------------------------------------------------------------------------------------------------
         7.480%            7.480%              7.480%             7.480%            7.480%             7.480%            7.480%
------------------------------------------------------------------------------------------------------------------------------------
          10TH              10TH                10TH               10TH              10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
          1,235.59          3,036.88             1,594.28          1,433.35          1,498.37           1,213.01          1,923.90
          1,180.33          2,901.07             1,522.98          1,369.25          1,431.37           1,158.77          1,837.87
          1,124.73          2,764.42             1,451.25          1,304.75          1,363.95           1,104.19          1,751.30
          1,068.79          2,626.92             1,379.06          1,239.85          1,296.10           1,049.26          1,664.19
          1,012.50          2,488.56             1,306.43          1,174.55          1,227.84             994.00          1,576.54
            955.85          2,349.34             1,233.34          1,108.84          1,159.15             938.39          1,488.34
            898.86          2,209.25             1,159.80          1,042.72          1,090.03             882.43          1,399.59
            841.50          2,068.28             1,085.79            976.19          1,020.48             826.13          1,310.29
            783.79          1,926.44             1,011.33            909.24            950.49             769.47          1,220.43
            725.72          1,783.72               936.40            841.88            880.07             712.47          1,130.01
            667.29          1,640.10               861.01            774.10            809.21             655.10          1,039.03
            608.50          1,495.59               785.14            705.89            737.91             597.38            947.48
            549.33          1,350.18               708.81            637.26            666.17             539.30            855.36
            489.80          1,203.86               631.99            568.20            593.98             480.86            762.66
            429.90          1,056.63               554.70            498.71            521.33             422.05            669.39
            369.63            908.48               476.93            428.79            448.24             362.87            575.54
            308.97            759.41               398.67            358.43            374.69             303.33            481.10
            247.95            609.41               319.92            287.63            300.68             243.42            386.07
            186.54            458.47               240.69            216.39            226.21             183.13            290.45
            124.74            306.60               160.96            144.71            151.27             122.46            194.23
             62.57            153.78                80.73             72.58             75.87              61.42             97.42
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00


          34                35                 36               37                38
          --                --                 --               --                --

        HEILIG-           HEILIG-            HEILIG-           HEILIG-          HEILIG-
        MEYERS            MEYERS             MEYERS            MEYERS           MEYERS
-----------------------------------------------------------------------------------------
        MOLINE            QUINCY          BATON ROUGE        BILLINGS           TIGARD
          IL                IL                 LA               MT                OR
-----------------------------------------------------------------------------------------
     1,615,316.60      1,635,959.80         800,156.51        955,606.77    1,691,867.24
-----------------------------------------------------------------------------------------
        7.480%            7.480%             7.480%           7.480%            7.480%
-----------------------------------------------------------------------------------------
         10TH              10TH               10TH             10TH              10TH
-----------------------------------------------------------------------------------------
         1,544.58          1,564.32             765.12          913.76           1,617.78
         1,475.51          1,494.37             730.90          872.90           1,545.44
         1,406.01          1,423.98             696.47          831.78           1,472.64
         1,336.07          1,353.15             661.83          790.41           1,399.39
         1,265.70          1,281.88             626.97          748.78           1,325.69
         1,194.89          1,210.16             591.90          706.89           1,251.52
         1,123.64          1,138.00             556.60          664.74           1,176.89
         1,051.95          1,065.39             521.09          622.32           1,101.80
           979.81            992.33             485.35          579.64           1,026.24
           907.21            918.81             449.39          536.70             950.21
           834.17            844.83             413.21          493.49             873.70
           760.67            770.39             376.80          450.01             796.72
           686.71            695.49             340.17          406.25             719.26
           612.29            620.12             303.30          362.23             641.31
           537.41            544.28             266.21          317.93             562.88
           462.06            467.97             228.89          273.35             483.96
           386.24            391.18             191.33          228.50             404.55
           309.95            313.91             153.54          183.36             324.64
           233.18            236.16             115.51          137.95             244.24
           155.94            157.93              77.25           92.25             163.33
            78.21             79.21              38.74           46.27              81.92
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00
             0.00              0.00               0.00            0.00               0.00

                                     Page 11


                                                           GROSS INTEREST

     18                    19                   20                  21                 24                 25                 26
     --                    --                   --                  --                 --                 --                 --
                                                                                   HEALTH INS.
    FRED                  FRED                 FRED               GIANT              PLAN OF            HEILIG-            HEILIG-
    MEYER                 MEYER                MEYER               FOOD            GREATER NY           MEYERS             MEYERS
------------------------------------------------------------------------------------------------------------------------------------
JOHNSON CREEK        EAST VANCOUVER         BONNEY LAKE         ARLINGTON         FOREST HILLS          ANTIOCH           VALLEJO
     OR                    WA                   WA                  VA                 NY                 CA                 CA
------------------------------------------------------------------------------------------------------------------------------------
  18,109,169.54        13,524,712.95       13,386,705.68       4,719,750.33       15,309,448.71      2,403,348.19       1,229,460.85
------------------------------------------------------------------------------------------------------------------------------------
   7.730%                7.700%               7.700%              7.620%             8.350%             7.480%             7.480%
------------------------------------------------------------------------------------------------------------------------------------
     1ST                   1ST                  1ST                1ST                 1ST               10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
           0.00                 0.00                0.00               0.00                0.00              0.00               0.00


           27                28                  29                 30                31                 32                33
           --                --                  --                 --                --                 --                --

         HEILIG-           HEILIG-             HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-
         MEYERS            MEYERS              MEYERS             MEYERS            MEYERS             MEYERS            MEYERS
------------------------------------------------------------------------------------------------------------------------------------
         REDDING         BURLINGTON         CEDAR RAPIDS          DUBUQUE          WATERLOO          TWIN FALLS           BOISE
           CA                IA                  IA                 IA                IA                 ID                ID
------------------------------------------------------------------------------------------------------------------------------------
      1,292,169.61      3,175,950.15         1,667,288.59      1,498,986.70      1,566,990.92       1,268,563.31      2,012,010.19
------------------------------------------------------------------------------------------------------------------------------------
         7.480%            7.480%              7.480%             7.480%            7.480%             7.480%            7.480%
------------------------------------------------------------------------------------------------------------------------------------
          10TH              10TH                10TH               10TH              10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
              0.00              0.00                 0.00              0.00              0.00               0.00              0.00



          34                35                 36               37                38
          --                --                 --               --                --

        HEILIG-           HEILIG-            HEILIG-           HEILIG-          HEILIG-
        MEYERS            MEYERS             MEYERS            MEYERS           MEYERS
-----------------------------------------------------------------------------------------
        MOLINE            QUINCY          BATON ROUGE        BILLINGS           TIGARD
          IL                IL                 LA               MT                OR
-----------------------------------------------------------------------------------------
     1,615,316.60      1,635,959.80         800,156.51        955,606.77    1,691,867.24
-----------------------------------------------------------------------------------------
        7.480%            7.480%             7.480%           7.480%            7.480%
-----------------------------------------------------------------------------------------
         10TH              10TH               10TH             10TH              10TH
-----------------------------------------------------------------------------------------
             0.00              0.00               0.00            0.00               0.00

                                 GROSS INTEREST

        39                 40                41                 42                43                44                 45
        --                 --                --                 --                --                --                 --

      HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-           HEILIG-             HOME
      MEYERS             MEYERS            MEYERS             MEYERS            MEYERS            MEYERS              DEPOT
----------------------------------------------------------------------------------------------------------------------------------
      EUGENE           HILLSBORO            SALEM           VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO
        OR                 OR                OR                 WA                WA                WA                 IL
----------------------------------------------------------------------------------------------------------------------------------
    1,691,867.24       1,691,867.24      1,714,652.16       1,636,373.05      1,914,325.06      1,229,619.50       21,168,826.53
----------------------------------------------------------------------------------------------------------------------------------
      7.480%             7.480%            7.480%             7.480%            7.480%            7.480%             6.960%
----------------------------------------------------------------------------------------------------------------------------------
       10TH               10TH              10TH               10TH              10TH              10TH               10TH
----------------------------------------------------------------------------------------------------------------------------------
       10,545.97          10,545.97         10,688.00          10,200.06         11,932.63          7,664.63          122,779.19
       10,529.28          10,529.28         10,671.08          10,183.91         11,913.74          7,652.50          122,646.57
       10,512.48          10,512.48         10,654.06          10,167.67         11,894.73          7,640.29          122,513.17
       10,495.58          10,495.58         10,636.93          10,151.32         11,875.61          7,628.01          122,379.01
       10,478.58          10,478.58         10,619.70          10,134.87         11,856.37          7,615.65          122,244.06
       10,461.46          10,461.46         10,602.35          10,118.32         11,837.01          7,603.21          122,108.33
       10,444.25          10,444.25         10,584.90          10,101.67         11,817.52          7,590.70          121,971.81
       10,426.92          10,426.92         10,567.34          10,084.91         11,797.92          7,578.10          121,834.50
       10,409.49          10,409.49         10,549.67          10,068.05         11,778.19          7,565.43          121,696.40
       10,391.94          10,391.94         10,531.89          10,051.08         11,758.34          7,552.68          121,557.49
       10,374.29          10,374.29         10,514.00          10,034.01         11,738.37          7,539.85          121,417.78
       10,356.53          10,356.53         10,496.00          10,016.83         11,718.27          7,526.94          121,277.26
       10,338.65          10,338.65         10,477.89           9,999.54         11,698.05          7,513.95          121,135.93
       10,320.67          10,320.67         10,459.66           9,982.15         11,677.70          7,500.88          120,993.77
       10,302.57          10,302.57         10,441.32           9,964.64         11,657.22          7,487.73          120,850.79
       10,284.36          10,284.36         10,422.87           9,947.03         11,636.62          7,474.50          120,706.98
       10,266.04          10,266.04         10,404.30           9,929.31         11,615.89          7,461.18          120,562.33
       10,247.60          10,247.60         10,385.61           9,911.48         11,595.03          7,447.78          120,416.85
       10,229.05          10,229.05         10,366.81           9,893.53         11,574.04          7,434.30          120,270.52
       10,210.38          10,210.38         10,347.89           9,875.48         11,552.91          7,420.73          120,123.35
       10,191.60          10,191.60         10,328.85           9,857.31         11,531.66          7,407.08          119,975.32
       10,172.70          10,172.70         10,309.70           9,839.03         11,510.27          7,393.34          119,826.43
       10,153.68          10,153.68         10,290.42           9,820.63         11,488.75          7,379.52          119,676.68
       10,134.54          10,134.54         10,271.03           9,802.12         11,467.10          7,365.61          119,526.06
       10,115.29          10,115.29         10,251.51           9,783.50         11,445.31          7,351.61          119,374.56
       10,095.91          10,095.91         10,231.87           9,764.76         11,423.39          7,337.53          119,222.19
       10,076.41          10,076.41         10,212.11           9,745.90         11,401.33          7,323.36          119,068.94
       10,056.79          10,056.79         10,192.23           9,726.92         11,379.13          7,309.10          118,914.79
       10,037.05          10,037.05         10,172.22           9,707.83         11,356.79          7,294.75          118,759.75
       10,017.19          10,017.19         10,152.09           9,688.62         11,334.31          7,280.32          118,603.81
        9,997.20           9,997.20         10,131.83           9,669.29         11,311.70          7,265.79          118,446.97
        9,977.09           9,977.09         10,111.45           9,649.83         11,288.94          7,251.17          118,289.22
        9,956.85           9,956.85         10,090.94           9,630.26         11,266.04          7,236.46          118,130.55
        9,936.48           9,936.48         10,070.30           9,610.56         11,243.00          7,221.66          117,970.96
        9,915.99           9,915.99         10,049.53           9,590.74         11,219.81          7,206.77          117,810.45
        9,895.37           9,895.37         10,028.64           9,570.80         11,196.48          7,191.78          117,649.01
        9,874.63           9,874.63         10,007.61           9,550.73         11,173.01          7,176.71          117,486.63
        9,853.75           9,853.75          9,986.45           9,530.54         11,149.38          7,161.53          117,323.30
        9,832.74           9,832.74          9,965.16           9,510.22         11,125.62          7,146.26          117,159.03
        9,811.60           9,811.60          9,943.74           9,489.78         11,101.70          7,130.90          116,993.81
        9,790.33           9,790.33          9,922.18           9,469.21         11,077.63          7,115.44          116,827.63
        9,768.93           9,768.93          9,900.49           9,448.51         11,053.42          7,099.89          116,660.49
        9,747.40           9,747.40          9,878.67           9,427.68         11,029.05          7,084.24          116,492.37
        9,725.73           9,725.73          9,856.71           9,406.72         11,004.53          7,068.49          116,323.28
        9,703.92           9,703.92          9,834.61           9,385.63         10,979.86          7,052.64          116,153.21
        9,681.98           9,681.98          9,812.37           9,364.41         10,955.03          7,036.69          115,982.16
        9,659.90           9,659.90          9,790.00           9,343.05         10,930.05          7,020.65          115,810.11


         48                49                 50                   51                    52                  53
         --                --                 --                   --                    --                  --

                                                                                        TIMES              MONROE
       KMART              KMART             KMART                 KMART                MIRROR            COUNTY, NY
-----------------------------------------------------------------------------------------------------------------------
        TAFT              UKIAH           WOODCREST         STERLING HEIGHTS        LAGUNA HILLS          ROCHESTER
         CA                CA                 CA                   MI                    CA                  NY
-----------------------------------------------------------------------------------------------------------------------
     5,386,097.27      7,525,857.47       3,046,791.84         6,816,611.39         3,578,054.58       15,884,013.95
-----------------------------------------------------------------------------------------------------------------------
       7.810%            7.710%             7.800%               7.790%                6.630%              6.640%
-----------------------------------------------------------------------------------------------------------------------
        5TH                5TH               5TH                   5TH                   1ST                 1ST
-----------------------------------------------------------------------------------------------------------------------
        35,054.52         48,353.63          19,804.15            44,251.17            19,768.75           87,891.54
        35,016.50         48,241.27          19,780.03            44,194.64            19,722.47           87,891.54
        34,978.24         48,128.19          19,755.76            44,137.75            19,675.94           87,891.54
        34,939.73         48,014.37          19,731.33            44,080.49            19,629.15           87,891.54
        34,900.97         47,899.83          19,706.73            44,022.85            19,582.10           87,891.54
        34,861.96         47,784.55          19,681.98            43,964.84            19,534.79           87,891.54
        34,822.70         47,668.53          19,657.07            43,906.46            19,487.21           87,891.54
        34,783.18         47,551.77          19,632.00            43,847.69            19,439.38           87,713.45
        34,743.40         47,434.25          19,606.77            43,788.55            19,391.28           87,534.38
        34,703.36         47,315.98          19,581.37            43,729.02            19,330.97           87,354.31
        34,663.06         47,196.95          19,555.80            43,669.10            19,270.33           87,173.25
        34,622.50         47,077.16          19,530.07            43,608.80            19,209.36           86,991.18
        34,581.68         46,956.60          19,504.17            43,548.10            19,148.05           86,808.11
        34,540.59         46,835.26          19,478.10            43,487.01            19,086.39           86,624.02
        34,499.23         46,713.14          19,451.87            43,425.52            19,024.40           86,438.92
        34,457.60         46,590.24          19,425.46            43,363.63            18,962.07           86,252.79
        34,415.70         46,466.54          19,398.88            43,301.35            18,899.39           86,065.63
        34,373.53         46,342.06          19,372.13            43,238.65            18,836.36           85,877.44
        34,331.09         46,216.77          19,345.21            43,175.55            18,772.99           85,688.21
        34,288.37         46,090.68          19,318.11            43,112.05            18,709.27           85,498.11
        34,245.37         45,963.77          19,290.83            43,048.12            18,645.19           85,306.97
        34,202.09         45,836.06          19,263.38            42,983.79            18,580.76           85,114.77
        34,158.53         45,707.52          19,235.75            42,919.03            18,515.98           84,921.51
        34,114.68         45,578.15          19,207.93            42,853.86            18,450.83           84,727.17
        34,070.56         45,447.96          19,179.94            42,788.26            18,385.33           84,531.77
        34,026.14         45,316.93          19,151.77            42,722.24            18,319.47           84,335.28
        33,981.43         45,185.05          19,123.41            42,655.79            18,253.24           84,137.70
        33,936.44         45,052.33          19,094.87            42,588.90            18,186.64           83,939.03
        33,891.15         44,918.76          19,066.14            42,521.59            18,119.68           83,739.26
        33,845.56         44,784.32          19,037.23            42,453.83            18,052.35           83,538.38
        33,799.68         44,649.03          19,008.13            42,385.64            17,984.64           83,336.40
        33,753.50         44,512.86          18,978.84            42,317.00            17,916.56           83,133.49
        33,707.02         44,375.82          18,949.35            42,247.92            17,848.11           82,929.47
        33,660.24         44,237.90          18,919.68            42,178.39            17,779.27           82,724.31
        33,613.15         44,099.10          18,889.82            42,108.40            17,710.06           82,518.02
        33,565.76         43,959.40          18,859.76            42,037.97            17,640.46           82,310.59
        33,518.06         43,818.80          18,829.50            41,967.07            17,570.48           82,102.01
        33,470.04         43,677.30          18,799.05            41,895.72            17,500.12           81,892.28
        33,421.72         43,534.90          18,768.40            41,823.90            17,429.36           81,681.39
        33,373.08         43,391.57          18,737.55            41,751.62            17,345.35           81,469.32
        33,324.12         43,247.33          18,706.50            41,678.87            17,260.88           81,256.09
        33,274.85         43,102.16          18,675.25            41,605.64            17,175.94           81,041.68
        33,225.25         42,956.05          18,643.79            41,531.94            17,090.54           80,826.07
        33,175.33         42,809.01          18,612.13            41,457.76            17,004.66           80,609.49
        33,125.09         42,661.02          18,580.27            41,383.10            16,918.30           80,391.71
        33,074.52         42,512.09          18,548.20            41,307.96            16,831.47           80,172.72
        33,023.62         42,362.19          18,515.92            41,232.32            16,744.16           79,952.53


          54                   55                   56                     57                   58
          --                   --                   --                     --                   --

         NINE             NORTHWESTERN         NORTHWESTERN           NORTHWESTERN            OFFICE
         WEST             HUMAN SERV.          HUMAN SERV.            HUMAN SERV.              DEPOT
-----------------------------------------------------------------------------------------------------------
     WHITE PLAINS        (11 LOCATIONS)       (28 LOCATIONS)         NORTHUMBERLAND          BROOKLYN
          NY                   NJ                   PA                     PA                   OH
-----------------------------------------------------------------------------------------------------------
    45,888,588.25         3,925,103.61        16,008,202.83            14,135,554.35      4,488,420.74
-----------------------------------------------------------------------------------------------------------
        9.000%               7.400%               7.460%                 7.140%              8.817715%
-----------------------------------------------------------------------------------------------------------
          1ST                 5TH                  5TH                    5TH                   1ST
-----------------------------------------------------------------------------------------------------------
       344,164.41            24,204.81            99,517.66                84,106.55         32,981.34
       343,590.01            24,161.45            99,332.74                84,106.55         32,968.58
       343,011.31            24,117.84            99,146.67                84,106.55         32,955.73
       342,428.26            24,073.95            98,959.44                84,106.55         32,942.78
       341,840.84            24,029.79            98,771.05                84,106.55         32,929.73
       341,249.01            23,985.36            98,581.49                84,106.55         32,916.59
       340,652.75            23,940.65            98,390.75                84,106.55         32,903.36
       340,052.01            23,895.67            98,198.82                84,106.55         32,890.02
       339,446.77            23,850.42            98,005.70                84,106.55         32,876.59
       338,836.99            23,804.88            97,811.38                84,106.55         32,863.06
       338,222.63            23,759.06            97,615.85                84,106.55         32,849.43
       337,603.67            23,712.96            97,419.10                84,106.55         32,835.70
       336,980.06            23,666.58            97,221.14                84,106.55         32,821.87
       336,351.78            23,619.91            97,021.94                84,106.55         32,808.33
       335,718.79            23,572.95            96,821.50                84,106.55         32,794.69
       335,081.05            23,525.70            96,619.82                84,106.55         32,780.94
       334,438.52            23,478.16            96,416.88                83,958.19         32,767.10
       333,791.18            23,430.33            96,212.69                83,808.94         32,753.16
       333,138.98            23,382.20            96,007.22                83,658.81         32,739.11
       332,481.89            23,333.78            95,800.47                83,507.78         32,724.96
       331,819.87            23,285.05            95,592.44                83,355.85         32,710.71
       331,152.89            23,236.03            95,383.12                83,203.02         32,696.35
       330,480.90            23,186.70            95,172.50                83,049.28         32,681.89
       329,803.88            23,137.07            94,960.56                82,894.63         32,667.32
       329,121.77            23,087.14            94,747.31                82,739.06         32,652.64
       328,434.55            23,036.89            94,532.73                82,582.56         32,638.27
       327,742.18            22,986.34            94,316.82                82,425.13         32,623.79
       327,044.61            22,935.47            94,099.57                82,266.76         32,609.21
       326,341.82            22,884.30            93,880.97                82,107.45         32,594.51
       325,633.75            22,832.80            93,661.00                81,947.19         32,579.71
       324,920.37            22,780.99            93,439.67                81,785.98         32,564.80
       324,201.64            22,728.86            93,216.97                81,623.81         32,549.79
       323,477.52            22,676.40            92,992.88                81,460.67         32,534.66
       322,747.97            22,623.63            92,767.39                81,296.57         32,519.42
       322,012.94            22,570.53            92,540.51                81,131.48         32,504.06
       321,272.41            22,517.10            92,312.21                80,965.42         32,488.60
       320,526.32            22,463.34            92,082.49                80,798.37         32,473.02
       319,774.63            22,409.25            91,851.35                80,630.32         32,457.76
       319,017.31            22,354.82            91,618.77                80,461.27         32,442.39
       318,254.31            22,300.06            91,384.74                80,291.22         32,426.90
       317,485.58            22,244.96            91,149.26                80,120.16         32,411.30
       316,711.09            22,189.53            90,912.32                79,948.08         32,395.59
       315,930.79            22,133.75            90,673.90                79,774.97         32,379.76
       315,144.64            22,077.63            90,434.00                79,600.83         32,363.81
       314,352.59            22,021.16            90,192.61                79,425.66         32,347.75
       313,554.61            21,964.34            89,949.72                79,249.45         32,331.57
       312,750.63            21,907.17            89,705.31                79,072.18         32,315.27

                                 GROSS INTEREST

        39                 40                41                 42                43                44                 45
        --                 --                --                 --                --                --                 --

      HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-           HEILIG-             HOME
      MEYERS             MEYERS            MEYERS             MEYERS            MEYERS            MEYERS              DEPOT
----------------------------------------------------------------------------------------------------------------------------------
      EUGENE           HILLSBORO            SALEM           VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO
        OR                 OR                OR                 WA                WA                WA                 IL
----------------------------------------------------------------------------------------------------------------------------------
    1,691,867.24       1,691,867.24      1,714,652.16       1,636,373.05      1,914,325.06      1,229,619.50       21,168,826.53
----------------------------------------------------------------------------------------------------------------------------------
      7.480%             7.480%            7.480%             7.480%            7.480%            7.480%             6.960%
----------------------------------------------------------------------------------------------------------------------------------
       10TH               10TH              10TH               10TH              10TH              10TH               10TH
----------------------------------------------------------------------------------------------------------------------------------
        9,637.69           9,637.69          9,767.48           9,321.57         10,904.91          7,004.50          115,637.06
        9,615.33           9,615.33          9,744.83           9,299.94         10,879.62          6,988.26          115,463.01
        9,592.84           9,592.84          9,722.03           9,278.19         10,854.17          6,971.91          115,287.95
        9,570.21           9,570.21          9,699.09           9,256.30         10,828.56          6,955.46          115,111.88
        9,547.43           9,547.43          9,676.01           9,234.27         10,802.79          6,938.91          114,934.78
        9,524.52           9,524.52          9,652.79           9,212.11         10,776.86          6,922.25          114,756.66
        9,501.46           9,501.46          9,629.42           9,189.80         10,750.77          6,905.49          114,577.51
        9,478.25           9,478.25          9,605.90           9,167.36         10,724.52          6,888.63          114,397.31
        9,454.91           9,454.91          9,582.24           9,144.78         10,698.10          6,871.66          114,216.07
        9,431.41           9,431.41          9,558.43           9,122.06         10,671.52          6,854.59          114,033.78
        9,407.77           9,407.77          9,534.47           9,099.19         10,644.77          6,837.40          113,850.43
        9,383.99           9,383.99          9,510.36           9,076.19         10,617.85          6,820.12          113,666.02
        9,360.05           9,360.05          9,486.11           9,053.04         10,590.77          6,802.72          113,480.54
        9,335.97           9,335.97          9,461.70           9,029.74         10,563.52          6,785.22          113,293.98
        9,311.73           9,311.73          9,437.14           9,006.30         10,536.10          6,767.60          113,106.34
        9,287.35           9,287.35          9,412.42           8,982.72         10,508.51          6,749.88          112,917.61
        9,262.81           9,262.81          9,387.55           8,958.98         10,480.74          6,732.05          112,727.79
        9,238.12           9,238.12          9,362.53           8,935.10         10,452.81          6,714.10          112,536.86
        9,213.27           9,213.27          9,337.35           8,911.07         10,424.70          6,696.05          112,344.83
        9,188.27           9,188.27          9,312.02           8,886.89         10,396.41          6,677.88          112,151.69
        9,163.12           9,163.12          9,286.52           8,862.56         10,367.95          6,659.59          111,957.42
        9,137.81           9,137.81          9,260.87           8,838.08         10,339.31          6,641.20          111,762.03
        9,112.34           9,112.34          9,235.06           8,813.45         10,310.49          6,622.69          111,565.51
        9,086.71           9,086.71          9,209.08           8,788.66         10,281.49          6,604.06          111,367.84
        9,060.92           9,060.92          9,182.95           8,763.72         10,252.31          6,585.32          111,169.03
        9,034.97           9,034.97          9,156.65           8,738.62         10,222.95          6,566.46          110,969.07
        9,008.86           9,008.86          9,130.19           8,713.37         10,193.41          6,547.48          110,767.94
        8,982.59           8,982.59          9,103.56           8,687.95         10,163.68          6,528.39          110,565.65
        8,956.15           8,956.15          9,076.77           8,662.38         10,133.76          6,509.17          110,362.19
        8,929.55           8,929.55          9,049.81           8,636.65         10,103.66          6,489.84          110,157.54
        8,902.78           8,902.78          9,022.68           8,610.76         10,073.38          6,470.39          109,951.71
        8,875.85           8,875.85          8,995.38           8,584.71         10,042.90          6,450.81          109,744.69
        8,848.74           8,848.74          8,967.91           8,558.50         10,012.23          6,431.11          109,536.46
        8,821.47           8,821.47          8,940.27           8,532.12          9,981.38          6,411.29          109,327.03
        8,794.03           8,794.03          8,912.46           8,505.58          9,950.33          6,391.35          109,116.38
        8,766.42           8,766.42          8,884.48           8,478.87          9,919.08          6,371.28          108,904.51
        8,738.63           8,738.63          8,856.32           8,452.00          9,887.65          6,351.09          108,691.41
        8,710.67           8,710.67          8,827.98           8,424.96          9,856.01          6,330.77          108,477.08
        8,682.54           8,682.54          8,799.47           8,397.75          9,824.18          6,310.32          108,261.50
        8,654.24           8,654.24          8,770.78           8,370.37          9,792.15          6,289.75          108,044.67
        8,625.75           8,625.75          8,741.92           8,342.82          9,759.92          6,269.05          107,826.59
        8,597.09           8,597.09          8,712.87           8,315.10          9,727.49          6,248.21          107,607.23
        8,568.25           8,568.25          8,683.64           8,287.21          9,694.86          6,227.25          107,386.61
        8,539.23           8,539.23          8,654.23           8,259.14          9,662.02          6,206.16          107,164.71
        8,510.03           8,510.03          8,624.64           8,230.90          9,628.98          6,184.94          106,941.52
        8,480.65           8,480.65          8,594.86           8,202.48          9,595.74          6,163.58          106,717.04
        8,451.08           8,451.08          8,564.89           8,173.88          9,562.28          6,142.10          106,491.25
        8,421.33           8,421.33          8,534.74           8,145.11          9,528.62          6,120.47          106,264.15
        8,391.39           8,391.39          8,504.40           8,116.15          9,494.75          6,098.72          106,035.74
        8,361.27           8,361.27          8,473.88           8,087.02          9,460.67          6,076.83          105,806.00
        8,330.96           8,330.96          8,443.16           8,057.70          9,426.37          6,054.80          105,574.93
        8,300.46           8,300.46          8,412.25           8,028.20          9,391.86          6,032.63          105,342.52
        8,269.77           8,269.77          8,381.14           7,998.52          9,357.14          6,010.33          105,108.77
        8,238.89           8,238.89          8,349.85           7,968.65          9,322.20          5,987.88          104,873.65
        8,207.82           8,207.82          8,318.36           7,938.60          9,287.04          5,965.30          104,637.17
        8,176.55           8,176.55          8,286.67           7,908.36          9,251.66          5,942.58          104,399.33
        8,145.09           8,145.09          8,254.78           7,877.93          9,216.06          5,919.71          104,160.10
        8,113.43           8,113.43          8,222.70           7,847.31          9,180.24          5,896.70          103,919.48
        8,081.58           8,081.58          8,190.42           7,816.50          9,144.20          5,873.55          103,677.47
        8,049.53           8,049.53          8,157.93           7,785.50          9,107.93          5,850.25          103,434.05
        8,017.27           8,017.27          8,125.24           7,754.30          9,071.44          5,826.81          103,189.23
        7,984.82           7,984.82          8,092.35           7,722.91          9,034.71          5,803.23          102,942.98
        7,952.16           7,952.16          8,059.25           7,691.33          8,997.76          5,779.49          102,695.30


         48                49                 50                   51                    52                  53
         --                --                 --                   --                    --                  --

                                                                                        TIMES              MONROE
       KMART              KMART             KMART                 KMART                MIRROR            COUNTY, NY
-----------------------------------------------------------------------------------------------------------------------
        TAFT              UKIAH           WOODCREST         STERLING HEIGHTS        LAGUNA HILLS          ROCHESTER
         CA                CA                 CA                   MI                    CA                  NY
-----------------------------------------------------------------------------------------------------------------------
     5,386,097.27      7,525,857.47       3,046,791.84         6,816,611.39         3,578,054.58       15,884,013.95
-----------------------------------------------------------------------------------------------------------------------
       7.810%            7.710%             7.800%               7.790%                6.630%              6.640%
-----------------------------------------------------------------------------------------------------------------------
        5TH                5TH               5TH                   5TH                   1ST                 1ST
-----------------------------------------------------------------------------------------------------------------------
        32,972.39         42,211.33          18,483.43            41,156.20            16,656.37           79,731.11
        32,920.83         42,059.51          18,450.72            41,079.58            16,568.09           79,508.47
        32,868.93         41,906.70          18,417.81            41,002.47            16,479.32           79,284.60
        32,816.69         41,752.92          18,384.68            40,924.85            16,390.07           79,059.48
        32,764.11         41,598.15          18,351.34            40,846.73            16,300.32           78,833.13
        32,711.19         41,442.38          18,317.78            40,768.10            16,210.07           78,605.51
        32,657.93         41,285.61          18,284.00            40,688.96            16,119.33           78,376.65
        32,604.32         41,127.84          18,250.00            40,609.31            16,028.08           78,146.51
        32,550.36         40,969.05          18,215.78            40,529.15            15,936.34           77,915.32
        32,496.05         40,809.24          18,181.34            40,448.46            15,844.08           77,682.85
        32,441.39         40,648.40          18,146.68            40,367.24            15,751.31           77,449.10
        32,386.37         40,486.53          18,111.79            40,285.50            15,658.03           77,214.05
        32,330.99         40,323.62          18,076.67            40,203.23            15,564.24           76,977.70
        32,275.25         40,159.67          18,041.32            40,120.43            15,469.93           76,740.05
        32,219.15         39,994.66          18,005.75            40,037.09            15,375.10           76,501.08
        32,162.68         39,828.59          17,969.94            39,953.20            15,279.74           76,260.79
        32,105.85         39,661.45          17,933.90            39,868.78            15,183.85           76,019.16
        32,048.65         39,493.24          17,897.63            39,783.80            15,087.44           75,776.20
        31,991.07         39,323.95          17,861.12            39,698.27            14,990.49           75,531.90
        31,933.12         39,153.57          17,824.37            39,612.19            14,893.01           75,286.24
        31,874.79         38,982.10          17,787.39            39,525.55            14,794.99           75,039.46
        31,816.08         38,809.53          17,750.16            39,438.35            14,696.43           74,791.31
        31,756.99         38,635.84          17,712.70            39,350.58            14,583.47           74,541.79
        31,697.52         38,461.04          17,674.98            39,262.24            14,469.90           74,290.89
        31,637.66         38,285.12          17,637.03            39,173.32            14,355.69           74,038.60
        31,577.41         38,108.07          17,598.83            39,083.83            14,240.85           73,784.92
        31,516.77         37,929.88          17,560.37            38,993.76            14,125.38           73,529.83
        31,455.73         37,750.54          17,521.67            38,903.11            14,009.27           73,273.33
        31,394.29         37,570.05          17,482.72            38,811.86            13,892.52           73,015.41
        31,332.46         37,388.40          17,443.51            38,720.03            13,775.12           72,756.06
        31,270.22         37,205.59          17,404.05            38,627.59            13,657.08           72,495.28
        31,207.58         37,021.60          17,364.34            38,534.56            13,538.38           72,233.05
        31,144.53         36,836.43          17,324.36            38,440.92            13,419.03           71,969.62
        31,081.07         36,650.07          17,284.12            38,346.68            13,299.01           71,704.73
        31,017.20         36,462.51          17,243.63            38,251.82            13,178.34           71,438.37
        30,952.91         36,273.75          17,202.87            38,156.35            13,057.00           71,170.54
        30,888.20         36,083.77          17,161.84            38,060.26            12,934.98           70,901.23
        30,823.07         35,892.57          17,120.55            37,963.54            12,812.30           70,630.43
        30,757.52         35,700.15          17,078.99            37,866.20            12,688.93           70,358.13
        30,691.54         35,506.49          17,037.16            37,768.22            12,564.88           70,084.32
        30,625.13         35,311.58          16,995.06            37,669.61            12,440.15           69,809.00
        30,558.29         35,115.42          16,952.68            37,570.36            12,314.73           69,532.15
        30,491.01         34,918.00          16,910.03            37,470.46            12,188.62           69,253.78
        30,423.30         34,719.32          16,867.10            37,369.92            12,061.81           68,973.86
        30,355.15         34,519.35          16,823.89            37,268.72            11,934.30           68,692.65
        30,286.55         34,318.11          16,780.40            37,166.87            11,806.08           68,409.88
        30,217.50         34,115.56          16,736.63            37,064.35            11,677.16           68,125.55
        30,148.01         33,911.72          16,692.58            36,961.17            11,547.52           67,839.65
        30,078.07         33,706.57          16,648.24            36,857.32            11,417.17           67,552.16
        30,007.66         33,500.10          16,603.61            36,752.79            11,286.09           67,263.09
        29,936.80         33,292.30          16,558.69            36,647.59            11,154.30           66,972.41
        29,865.48         33,083.17          16,513.47            36,541.70            11,021.77           66,680.12
        29,793.70         32,872.70          16,467.97            36,435.13            10,873.60           66,386.22
        29,721.45         32,660.87          16,422.16            36,327.86            10,724.62           66,090.69
        29,648.73         32,447.68          16,376.07            36,219.90            10,574.80           65,793.53
        29,575.53         32,233.12          16,329.67            36,111.24            10,424.17           65,494.72
        29,501.86         32,017.18          16,282.96            36,001.87            10,272.69           65,194.53
        29,427.71         31,799.86          16,235.96            35,891.79            10,120.39           64,892.68
        29,353.07         31,581.14          16,188.65            35,781.00             9,967.24           64,589.15
        29,277.95         31,361.01          16,141.03            35,669.49             9,813.24           64,283.95
        29,202.34         31,139.47          16,093.11            35,557.25             9,658.39           63,977.06
        29,126.24         30,916.51          16,044.87            35,444.29             9,502.69           63,668.47
        29,049.65         30,692.11          15,996.31            35,330.59             9,346.13           63,358.17


          54                   55                   56                     57                   58
          --                   --                   --                     --                   --

         NINE             NORTHWESTERN         NORTHWESTERN           NORTHWESTERN            OFFICE
         WEST             HUMAN SERV.          HUMAN SERV.            HUMAN SERV.              DEPOT
-----------------------------------------------------------------------------------------------------------
     WHITE PLAINS        (11 LOCATIONS)       (28 LOCATIONS)         NORTHUMBERLAND          BROOKLYN
          NY                   NJ                   PA                     PA                   OH
-----------------------------------------------------------------------------------------------------------
    45,888,588.25         3,925,103.61        16,008,202.83            14,135,554.35      4,488,420.74
-----------------------------------------------------------------------------------------------------------
        9.000%               7.400%               7.460%                 7.140%              8.817715%
-----------------------------------------------------------------------------------------------------------
          1ST                 5TH                  5TH                    5TH                   1ST
-----------------------------------------------------------------------------------------------------------
       311,940.63            21,849.65            89,459.39                78,893.87         32,298.85
       311,124.55            21,791.78            89,211.94                78,714.49         32,282.31
       310,302.36            21,733.54            88,962.95                78,534.04         32,266.11
       309,473.99            21,674.95            88,712.42                78,352.52         32,210.13
       308,639.41            21,616.00            88,460.32                78,169.92         32,153.73
       307,798.58            21,556.69            88,206.66                77,986.24         32,096.92
       306,951.43            21,497.00            87,951.42                77,801.46         32,039.69
       306,097.94            21,436.95            87,694.60                77,615.58         31,982.04
       305,238.04            21,376.53            87,436.18                77,428.60         31,923.97
       304,371.69            21,315.74            87,176.15                77,240.50         31,865.47
       303,498.85            21,254.57            86,914.51                77,051.28         31,806.55
       302,619.46            21,193.03            86,651.24                76,860.94         31,747.18
       301,733.47            21,131.11            86,386.33                76,669.47         31,687.39
       300,840.84            21,068.80            86,119.77                76,476.85         31,627.15
       299,941.51            21,006.11            85,851.56                76,283.09         31,566.95
       299,035.44            20,943.03            85,581.68                76,088.18         31,506.30
       298,122.57            20,879.57            85,310.13                75,892.11         31,445.21
       297,202.86            20,815.71            85,036.88                75,694.87         31,383.67
       296,276.25            20,751.46            84,761.94                75,496.46         31,321.68
       295,342.69            20,686.81            84,485.28                75,296.86         31,259.23
       294,402.13            20,621.77            84,206.91                75,096.08         31,196.32
       293,454.51            20,556.32            83,926.81                74,894.11         31,132.95
       292,499.79            20,490.47            83,644.96                74,690.93         31,069.12
       291,537.90            20,424.21            83,361.37                74,486.54         31,004.81
       290,568.80            20,357.55            83,076.01                74,280.94         30,940.04
       289,592.44            20,290.47            82,788.87                74,074.12         30,874.78
       288,608.75            20,222.98            82,499.96                73,866.06         30,809.55
       287,617.68            20,155.07            82,209.24                73,656.77         30,743.84
       286,619.18            20,086.75            81,916.72                73,446.23         30,677.65
       285,613.19            20,018.00            81,622.38                73,234.43         30,610.97
       284,599.66            19,948.83            81,326.21                73,021.38         30,543.80
       283,578.53            19,879.24            81,028.20                72,807.06         30,476.13
       282,549.73            19,809.21            80,728.33                72,591.47         30,407.97
       281,513.22            19,738.75            80,426.60                72,374.59         30,339.31
       280,468.94            19,667.86            80,123.00                72,156.42         30,270.14
       279,416.82            19,596.53            79,817.51                71,936.96         30,200.47
       278,356.82            19,524.76            79,510.12                71,716.18         30,130.28
       277,288.86            19,452.55            79,200.81                71,494.10         30,059.58
       276,212.90            19,379.89            78,889.59                71,270.69         29,988.88
       275,128.86            19,306.79            78,576.43                71,045.95         29,917.67
       274,036.69            19,233.23            78,261.33                70,819.88         29,845.93
       272,936.34            19,159.22            77,944.26                70,592.46         29,773.66
       271,827.73            19,084.76            77,625.22                70,363.69         29,700.87
       270,710.80            19,009.83            77,304.20                70,133.56         29,627.53
       269,585.50            18,934.44            76,981.19                69,902.05         29,553.66
       268,451.76            18,858.59            76,656.17                69,669.17         29,479.25
       267,309.52            18,782.27            76,329.12                69,434.91         29,404.29
       266,158.70            18,705.48            76,000.05                69,199.25         29,328.77
       264,999.26            18,628.22            75,668.92                68,962.19         29,252.71
       263,831.12            18,550.48            75,335.74                68,723.72         29,176.08
       262,654.23            18,472.26            75,000.49                68,483.82         29,099.45
       261,468.50            18,393.56            74,663.15                68,242.51         29,022.25
       260,273.88            18,314.37            74,323.72                67,999.75         28,944.48
       259,070.30            18,234.69            73,982.18                67,755.55         28,866.14
       257,857.70            18,154.52            73,638.51                67,509.90         28,787.22
       256,636.00            18,073.86            73,292.71                67,262.79         28,707.73
       255,405.14            17,992.70            72,944.75                67,014.21         28,627.65
       254,165.04            17,911.04            72,594.64                66,764.14         28,546.98
       252,915.65            17,828.88            72,242.34                66,512.59         28,465.73
       251,656.88            17,746.21            71,887.86                66,259.55         28,383.87
       250,388.68            17,663.03            71,531.17                66,004.99         28,301.41
       249,110.96            17,579.34            71,172.27                65,748.93         28,218.35
       247,823.66            17,495.13            70,811.13                65,491.33         28,135.25

                                 GROSS INTEREST

        39                 40                41                 42                43                44                 45
        --                 --                --                 --                --                --                 --

      HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-           HEILIG-             HOME
      MEYERS             MEYERS            MEYERS             MEYERS            MEYERS            MEYERS              DEPOT
----------------------------------------------------------------------------------------------------------------------------------
      EUGENE           HILLSBORO            SALEM           VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO
        OR                 OR                OR                 WA                WA                WA                 IL
----------------------------------------------------------------------------------------------------------------------------------
    1,691,867.24       1,691,867.24      1,714,652.16       1,636,373.05      1,914,325.06      1,229,619.50       21,168,826.53
----------------------------------------------------------------------------------------------------------------------------------
      7.480%             7.480%            7.480%             7.480%            7.480%            7.480%             6.960%
----------------------------------------------------------------------------------------------------------------------------------
       10TH               10TH              10TH               10TH              10TH              10TH               10TH
----------------------------------------------------------------------------------------------------------------------------------
        7,919.30           7,919.30          8,025.95           7,659.54          8,960.58          5,755.61          102,446.19
        7,886.24           7,886.24          7,992.44           7,627.56          8,923.17          5,731.58          102,195.63
        7,852.96           7,852.96          7,958.72           7,595.38          8,885.52          5,707.40          101,943.62
        7,819.49           7,819.49          7,924.79           7,563.00          8,847.64          5,683.07          101,690.15
        7,785.80           7,785.80          7,890.65           7,530.42          8,809.53          5,658.58          101,435.21
        7,751.90           7,751.90          7,856.30           7,497.63          8,771.17          5,633.95          101,178.79
        7,717.79           7,717.79          7,821.73           7,464.64          8,732.58          5,609.16          100,920.88
        7,683.47           7,683.47          7,786.95           7,431.45          8,693.74          5,584.21          100,661.48
        7,648.94           7,648.94          7,751.95           7,398.05          8,654.67          5,559.11          100,400.57
        7,614.19           7,614.19          7,716.73           7,364.44          8,615.35          5,533.86          100,138.15
        7,579.22           7,579.22          7,681.29           7,330.62          8,575.78          5,508.44           99,874.21
        7,544.03           7,544.03          7,645.63           7,296.59          8,535.97          5,482.87           99,608.73
        7,508.63           7,508.63          7,609.75           7,262.34          8,495.91          5,457.14           99,341.72
        7,473.00           7,473.00          7,573.65           7,227.89          8,455.60          5,431.25           99,073.15
        7,437.16           7,437.16          7,537.32           7,193.21          8,415.04          5,405.20           98,803.03
        7,401.09           7,401.09          7,500.76           7,158.33          8,374.23          5,378.98           98,531.35
        7,364.79           7,364.79          7,463.98           7,123.22          8,333.16          5,352.60           98,258.08
        7,328.27           7,328.27          7,426.96           7,087.90          8,291.84          5,326.06           97,983.24
        7,291.52           7,291.52          7,389.72           7,052.36          8,250.26          5,299.35           97,706.79
        7,254.54           7,254.54          7,352.24           7,016.59          8,208.42          5,272.47           97,428.75
        7,217.33           7,217.33          7,314.53           6,980.60          8,166.32          5,245.43           97,149.09
        7,179.89           7,179.89          7,276.59           6,944.39          8,123.95          5,218.22           96,867.81
        7,142.22           7,142.22          7,238.41           6,907.95          8,081.33          5,190.84           96,584.90
        7,104.31           7,104.31          7,199.99           6,871.29          8,038.43          5,163.29           96,300.35
        7,066.17           7,066.17          7,161.33           6,834.39          7,995.27          5,135.57           96,014.14
        7,027.78           7,027.78          7,122.43           6,797.27          7,951.84          5,107.67           95,726.28
        6,989.16           6,989.16          7,083.29           6,759.91          7,908.14          5,079.60           95,436.75
        6,950.30           6,950.30          7,043.90           6,722.32          7,864.17          5,051.35           95,145.54
        6,911.19           6,911.19          7,004.27           6,684.50          7,819.92          5,022.93           94,852.64
        6,871.84           6,871.84          6,964.39           6,646.44          7,775.40          4,994.34           94,558.04
        6,832.25           6,832.25          6,924.26           6,608.15          7,730.60          4,965.56           94,261.73
        6,792.41           6,792.41          6,883.88           6,569.61          7,685.52          4,936.60           93,963.70
        6,752.32           6,752.32          6,843.25           6,530.84          7,640.16          4,907.47           93,663.95
        6,711.98           6,711.98          6,802.37           6,491.82          7,594.51          4,878.15           93,362.45
        6,671.39           6,671.39          6,761.23           6,452.56          7,548.59          4,848.65           93,059.21
        6,630.54           6,630.54          6,719.84           6,413.06          7,502.37          4,818.96           92,754.21
        6,589.45           6,589.45          6,678.19           6,373.31          7,455.87          4,789.09           92,447.44
        6,548.09           6,548.09          6,636.28           6,333.31          7,409.08          4,759.04           92,138.89
        6,506.48           6,506.48          6,594.10           6,293.06          7,361.99          4,728.80           91,828.55
        6,464.61           6,464.61          6,551.67           6,252.57          7,314.62          4,698.36           91,516.41
        6,422.48           6,422.48          6,508.97           6,211.81          7,266.94          4,667.74           91,202.46
        6,380.08           6,380.08          6,466.00           6,170.81          7,218.97          4,636.93           90,886.69
        6,337.42           6,337.42          6,422.77           6,129.55          7,170.71          4,605.93           90,569.09
        6,294.49           6,294.49          6,379.26           6,088.03          7,122.14          4,574.73           90,249.64
        6,251.30           6,251.30          6,335.49           6,046.26          7,073.26          4,543.34           89,928.35
        6,207.84           6,207.84          6,291.44           6,004.22          7,024.09          4,511.75           89,605.19
        6,164.11           6,164.11          6,247.12           5,961.92          6,974.60          4,479.96           89,280.15
        6,120.10           6,120.10          6,202.52           5,919.36          6,924.81          4,447.98           88,953.23
        6,075.82           6,075.82          6,157.65           5,876.53          6,874.71          4,415.80           88,624.42
        6,031.26           6,031.26          6,112.49           5,833.44          6,824.29          4,383.42           88,293.69
        5,986.43           5,986.43          6,067.05           5,790.07          6,773.57          4,350.83           87,961.05
        5,941.32           5,941.32          6,021.33           5,746.44          6,722.52          4,318.05           87,626.48
        5,895.92           5,895.92          5,975.33           5,702.53          6,671.16          4,285.05           87,289.97
        5,850.25           5,850.25          5,929.03           5,658.35          6,619.47          4,251.86           86,951.51
        5,804.28           5,804.28          5,882.45           5,613.90          6,567.47          4,218.45           86,611.08
        5,758.03           5,758.03          5,835.58           5,569.17          6,515.14          4,184.84           86,268.68
        5,711.50           5,711.50          5,788.42           5,524.16          6,462.48          4,151.02           85,924.29
        5,664.67           5,664.67          5,740.96           5,478.87          6,409.50          4,116.98           85,577.91
        5,617.55           5,617.55          5,693.20           5,433.29          6,356.18          4,082.74           85,229.52
        5,570.14           5,570.14          5,645.15           5,387.44          6,302.54          4,048.28           84,879.10
        5,522.43           5,522.43          5,596.80           5,341.29          6,248.56          4,013.61           84,526.66
        5,474.43           5,474.43          5,548.15           5,294.86          6,194.24          3,978.72           84,172.17
        5,426.12           5,426.12          5,499.20           5,248.14          6,139.58          3,943.61           83,815.62


         48                49                 50                   51                    52                  53
         --                --                 --                   --                    --                  --

                                                                                        TIMES              MONROE
       KMART              KMART             KMART                 KMART                MIRROR            COUNTY, NY
-----------------------------------------------------------------------------------------------------------------------
        TAFT              UKIAH           WOODCREST         STERLING HEIGHTS        LAGUNA HILLS          ROCHESTER
         CA                CA                 CA                   MI                    CA                  NY
-----------------------------------------------------------------------------------------------------------------------
     5,386,097.27      7,525,857.47       3,046,791.84         6,816,611.39         3,578,054.58       15,884,013.95
-----------------------------------------------------------------------------------------------------------------------
       7.810%            7.710%             7.800%               7.790%                6.630%              6.640%
-----------------------------------------------------------------------------------------------------------------------
        5TH                5TH               5TH                   5TH                   1ST                 1ST
-----------------------------------------------------------------------------------------------------------------------
        28,972.55         30,466.27          15,947.45            35,216.15             9,188.70           63,046.16
        28,894.96         30,238.98          15,898.26            35,100.97             9,030.41           62,732.42
        28,816.86         30,010.23          15,848.76            34,985.05             8,871.24           62,416.94
        28,738.25         29,780.01          15,798.93            34,868.37             8,711.18           62,099.72
        28,659.13         29,548.31          15,748.78            34,750.93             8,550.25           61,780.74
        28,579.49         29,315.13          15,698.30            34,632.73             8,388.42           61,460.28
        28,499.34         29,080.44          15,647.50            34,513.77             8,225.71           61,138.05
        28,418.66         28,844.25          15,596.36            34,394.03             8,062.09           60,814.03
        28,337.46         28,606.54          15,544.89            34,273.51             7,897.57           60,488.22
        28,255.73         28,367.30          15,493.09            34,152.21             7,732.14           60,160.61
        28,173.47         28,126.53          15,440.95            34,030.13             7,565.79           59,831.19
        28,090.67         27,884.20          15,388.48            33,907.25             7,398.53           59,499.94
        28,007.33         27,640.32          15,335.66            33,783.57             7,230.34           59,166.86
        27,923.46         27,394.88          15,282.50            33,659.10             7,061.22           58,831.93
        27,839.03         27,147.85          15,228.99            33,533.81             6,891.17           58,495.16
        27,754.06         26,899.24          15,175.13            33,407.71             6,720.18           58,156.52
        27,668.53         26,649.04          15,120.93            33,280.79             6,548.25           57,816.00
        27,582.45         26,397.22          15,066.37            33,153.05             6,375.36           57,473.90
        27,495.81         26,143.79          15,011.46            33,024.47             6,201.52           57,129.91
        27,408.60         25,888.73          14,956.19            32,895.07             6,010.66           56,784.01
        27,320.82         25,632.03          14,900.56            32,764.82             5,818.75           56,436.20
        27,232.48         25,373.68          14,844.57            32,633.73             5,625.77           56,086.46
        27,143.56         25,113.67          14,788.22            32,501.79             5,431.74           55,734.79
        27,054.06         24,851.99          14,731.49            32,368.99             5,236.62           55,381.17
        26,963.97         24,588.63          14,674.41            32,235.33             5,040.43           55,025.60
        26,873.31         24,323.58          14,616.95            32,100.80             4,843.16           54,668.06
        26,782.05         24,056.82          14,559.11            31,965.39             4,644.80           54,308.54
        26,690.19         23,788.35          14,500.90            31,829.11             4,445.34           53,947.03
        26,597.74         23,518.16          14,442.31            31,691.94             4,244.78           53,583.52
        26,504.69         23,246.22          14,383.35            31,553.89             4,043.11           53,218.31
        26,411.03         22,972.55          14,323.99            31,414.93             3,840.32           52,851.08
        26,316.77         22,697.11          14,264.26            31,275.08             3,636.42           52,481.82
        26,221.89         22,419.90          14,204.13            31,134.32             3,431.39           52,110.51
        26,126.39         22,140.92          14,143.61            30,992.64             3,225.22           51,737.15
        26,030.27         21,860.14          14,082.70            30,850.04             3,017.92           51,361.73
        25,933.52         21,577.55          14,021.40            30,706.52             2,809.47           50,984.22
        25,836.15         21,293.15          13,959.69            30,562.07             2,599.87           50,604.63
        25,738.14         21,006.93          13,897.59            30,416.68             2,389.12           50,222.94
        25,639.49         20,718.86          13,835.08            30,270.34             2,177.19           49,839.13
        25,540.20         20,428.95          13,772.16            30,123.05             1,964.10           49,453.21
        25,440.27         20,137.17          13,708.84            29,974.81             1,749.83           49,065.14
        25,339.68         19,843.51          13,645.10            29,825.61             1,534.38           48,675.26
        25,238.44         19,547.97          13,580.95            29,675.44             1,317.73           48,283.22
        25,136.54         19,250.53          13,516.38            29,524.29             1,099.89           47,889.01
        25,033.98         18,951.18          13,451.39            29,372.16               880.85           47,492.61
        24,930.75         18,649.91          13,385.98            29,219.04               660.59           47,094.03
        24,826.85         18,346.70          13,320.15            29,064.93               439.12           46,693.24
        24,722.27         18,041.54          13,253.89            28,909.82               216.42           46,290.23
        24,617.01         17,734.42          13,187.19            28,753.71                 0.00           45,884.99
        24,511.07         17,425.33          13,120.07            28,596.58                 0.00           45,477.51
        24,404.44         17,114.26          13,052.50            28,438.42                 0.00           45,067.78
        24,297.11         16,801.18          12,984.50            28,279.25                 0.00           44,655.77
        24,189.08         16,486.09          12,916.06            28,119.04                 0.00           44,241.49
        24,080.35         16,168.98          12,847.17            27,957.78                 0.00           43,825.26
        23,970.92         15,849.83          12,777.83            27,795.49                 0.00           43,406.73
        23,860.77         15,528.63          12,708.04            27,632.14                 0.00           42,985.88
        23,749.90         15,205.37          12,637.80            27,467.72                 0.00           42,562.70
        23,638.32         14,880.03          12,567.10            27,302.24                 0.00           42,137.18
        23,526.00         14,552.60          12,495.94            27,135.69                 0.00           41,709.30
        23,412.96         14,223.06          12,424.32            26,968.06                 0.00           41,279.06
        23,299.18         13,891.41          12,352.24            26,799.33                 0.00           40,846.44
        23,184.66         13,557.63          12,279.68            26,629.52                 0.00           40,411.42
        23,069.39         13,221.70          12,206.66            26,458.60                 0.00           39,974.00


          54                   55                   56                     57                   58
          --                   --                   --                     --                   --

         NINE             NORTHWESTERN         NORTHWESTERN           NORTHWESTERN            OFFICE
         WEST             HUMAN SERV.          HUMAN SERV.            HUMAN SERV.              DEPOT
-----------------------------------------------------------------------------------------------------------
     WHITE PLAINS        (11 LOCATIONS)       (28 LOCATIONS)         NORTHUMBERLAND          BROOKLYN
          NY                   NJ                   PA                     PA                   OH
-----------------------------------------------------------------------------------------------------------
    45,888,588.25         3,925,103.61        16,008,202.83            14,135,554.35      4,488,420.74
-----------------------------------------------------------------------------------------------------------
        9.000%               7.400%               7.460%                 7.140%              8.817715%
-----------------------------------------------------------------------------------------------------------
          1ST                 5TH                  5TH                    5TH                   1ST
-----------------------------------------------------------------------------------------------------------
       246,526.70            17,410.40            70,447.75                65,232.21         28,006.19
       245,220.02            17,325.15            70,082.12                64,971.55         27,876.18
       243,903.54            17,239.38                 0.00                64,709.33         27,745.22
       242,577.18            17,153.07                 0.00                64,445.55         27,613.30
       241,240.88            17,066.24                 0.00                64,180.21         27,480.40
       239,894.55                 0.00                 0.00                63,913.28         27,346.53
       238,538.13                 0.00                 0.00                63,644.77         27,211.68
       237,171.53                 0.00                 0.00                63,374.66         27,075.83
       235,794.69                 0.00                 0.00                63,102.94         26,938.99
       234,407.52                 0.00                 0.00                62,829.61         26,801.14
       233,009.94                 0.00                 0.00                62,554.65         26,662.28
       231,601.88                 0.00                 0.00                62,278.05         26,523.01
       230,183.26                 0.00                 0.00                61,999.81         26,382.71
       228,754.01                 0.00                 0.00                61,719.91         26,241.38
       227,314.03                 0.00                 0.00                61,438.34         26,099.01
       225,863.25                 0.00                 0.00                61,155.10         25,955.60
       224,401.59                 0.00                 0.00                60,870.18         25,811.13
       222,928.97                 0.00                 0.00                60,583.56         25,665.60
       221,445.31                 0.00                 0.00                60,295.24         25,519.01
       219,950.51                 0.00                 0.00                60,005.20         25,371.33
       218,444.51                 0.00                 0.00                59,713.43         25,222.57
       216,927.21                 0.00                 0.00                59,419.93         25,072.72
       215,398.53                 0.00                 0.00                59,124.68         24,921.76
       213,858.39                 0.00                 0.00                58,827.67         24,770.34
       212,306.70                 0.00                 0.00                58,528.90         24,617.80
       210,743.36                 0.00                 0.00                     0.00         24,464.14
       209,168.31                 0.00                 0.00                     0.00         24,309.35
       207,581.44                 0.00                 0.00                     0.00         24,153.43
       205,982.67                 0.00                 0.00                     0.00         23,996.36
       204,371.90                 0.00                 0.00                     0.00         23,838.13
       202,749.06                 0.00                 0.00                     0.00         23,678.75
       201,114.04                 0.00                 0.00                     0.00         23,518.19
       199,466.77                 0.00                 0.00                     0.00         23,356.45
       197,807.14                 0.00                 0.00                     0.00         23,193.52
       196,135.06                 0.00                 0.00                     0.00         23,029.40
       194,450.44                 0.00                 0.00                     0.00         22,864.74
       192,753.18                 0.00                 0.00                     0.00         22,698.87
       191,043.20                 0.00                 0.00                     0.00         22,531.78
       189,320.39                 0.00                 0.00                     0.00         22,363.46
       187,584.66                 0.00                 0.00                     0.00         22,193.91
       185,835.91                 0.00                 0.00                     0.00         22,023.11
       184,074.05                 0.00                 0.00                     0.00         21,851.05
       182,298.97                 0.00                 0.00                     0.00         21,677.74
       180,510.58                 0.00                 0.00                     0.00         21,503.14
       178,708.78                 0.00                 0.00                     0.00         21,327.27
       176,893.46                 0.00                 0.00                     0.00         21,150.10
       175,064.53                 0.00                 0.00                     0.00         20,971.63
       173,221.89                 0.00                 0.00                     0.00         20,792.55
       171,365.42                 0.00                 0.00                     0.00         20,612.16
       169,495.02                 0.00                 0.00                     0.00         20,430.44
       167,610.61                 0.00                 0.00                     0.00         20,247.39
       165,712.05                 0.00                 0.00                     0.00         20,062.99
       163,799.26                 0.00                 0.00                     0.00         19,877.24
       161,872.12                 0.00                 0.00                     0.00         19,690.12
       159,930.53                 0.00                 0.00                     0.00         19,501.63
       157,974.38                 0.00                 0.00                     0.00         19,311.75
       156,003.55                 0.00                 0.00                     0.00         19,120.47
       154,017.95                 0.00                 0.00                     0.00         18,927.80
       152,017.45                 0.00                 0.00                     0.00         18,733.70
       150,001.95                 0.00                 0.00                     0.00         18,538.92
       147,971.33                 0.00                 0.00                     0.00         18,290.39
       145,925.48                 0.00                 0.00                     0.00         18,040.04
       143,864.29                 0.00                 0.00                     0.00         17,787.84

                                 GROSS INTEREST

        39                 40                41                 42                43                44                 45
        --                 --                --                 --                --                --                 --

      HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-           HEILIG-             HOME
      MEYERS             MEYERS            MEYERS             MEYERS            MEYERS            MEYERS              DEPOT
----------------------------------------------------------------------------------------------------------------------------------
      EUGENE           HILLSBORO            SALEM           VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO
        OR                 OR                OR                 WA                WA                WA                 IL
----------------------------------------------------------------------------------------------------------------------------------
    1,691,867.24       1,691,867.24      1,714,652.16       1,636,373.05      1,914,325.06      1,229,619.50       21,168,826.53
----------------------------------------------------------------------------------------------------------------------------------
      7.480%             7.480%            7.480%             7.480%            7.480%            7.480%             6.960%
----------------------------------------------------------------------------------------------------------------------------------
       10TH               10TH              10TH               10TH              10TH              10TH               10TH
----------------------------------------------------------------------------------------------------------------------------------
        5,377.51           5,377.51          5,449.93           5,201.13          6,084.59          3,908.28           83,457.01
        5,328.61           5,328.61          5,400.37           5,153.82          6,029.25          3,872.74           83,096.31
        5,279.39           5,279.39          5,350.49           5,106.22          5,973.56          3,836.97           82,733.53
        5,229.87           5,229.87          5,300.30           5,058.33          5,917.53          3,800.98           82,368.64
        5,180.04           5,180.04          5,249.80           5,010.13          5,861.15          3,764.76           82,001.63
        5,129.90           5,129.90          5,198.99           4,961.64          5,804.42          3,728.32           81,632.50
        5,079.45           5,079.45          5,147.86           4,912.84          5,747.33          3,691.66           81,261.22
        5,028.68           5,028.68          5,096.41           4,863.74          5,689.89          3,654.76           80,887.79
        4,977.60           4,977.60          5,044.63           4,814.33          5,632.09          3,617.63           80,512.19
        4,926.20           4,926.20          4,992.54           4,764.62          5,573.93          3,580.27           80,134.42
        4,874.48           4,874.48          4,940.12           4,714.59          5,515.40          3,542.68           79,754.45
        4,822.43           4,822.43          4,887.38           4,664.25          5,456.52          3,504.86           79,372.29
        4,770.06           4,770.06          4,834.30           4,613.60          5,397.26          3,466.80           78,987.90
        4,717.37           4,717.37          4,780.90           4,562.63          5,337.64          3,428.50           78,601.29
        4,664.34           4,664.34          4,727.16           4,511.35          5,277.64          3,389.96           78,212.43
        4,610.99           4,610.99          4,673.09           4,459.75          5,217.27          3,351.19           77,821.32
        4,557.30           4,557.30          4,618.68           4,407.82          5,156.53          3,312.17           77,427.93
        4,503.28           4,503.28          4,563.93           4,355.57          5,095.40          3,272.91           77,032.27
        4,448.92           4,448.92          4,508.84           4,303.00          5,033.90          3,233.40           76,634.31
        4,394.23           4,394.23          4,453.40           4,250.09          4,972.01          3,193.65           76,234.05
        4,339.19           4,339.19          4,397.62           4,196.86          4,909.73          3,153.65           75,831.46
        4,283.81           4,283.81          4,341.50           4,143.29          4,847.07          3,113.40           75,426.54
        4,228.08           4,228.08          4,285.02           4,089.40          4,784.02          3,072.89           75,019.27
        4,172.01           4,172.01          4,228.19           4,035.16          4,720.57          3,032.14           74,609.63
        4,115.58           4,115.58          4,171.01           3,980.59          4,656.73          2,991.13           74,197.63
        4,058.81           4,058.81          4,113.47           3,925.68          4,592.49          2,949.87           73,783.23
        4,001.68           4,001.68          4,055.57           3,870.42          4,527.85          2,908.35           73,366.42
        3,944.19           3,944.19          3,997.31           3,814.82          4,462.80          2,866.57           72,947.21
        3,886.35           3,886.35          3,938.69           3,758.88          4,397.35          2,824.53           72,525.55
        3,828.15           3,828.15          3,879.70           3,702.58          4,331.50          2,782.23           72,101.46
        3,769.58           3,769.58          3,820.35           3,645.94          4,265.23          2,739.67           71,674.90
        3,710.65           3,710.65          3,760.62           3,588.94          4,198.55          2,696.83           71,245.87
        3,651.35           3,651.35          3,700.52           3,531.58          4,131.45          2,653.74           70,814.35
        3,591.68           3,591.68          3,640.05           3,473.87          4,063.94          2,610.37           70,380.33
        3,531.64           3,531.64          3,579.20           3,415.80          3,996.00          2,566.73           69,943.79
        3,471.23           3,471.23          3,517.97           3,357.37          3,927.65          2,522.83           69,504.72
        3,410.43           3,410.43          3,456.36           3,298.57          3,858.86          2,478.64           69,063.10
        3,349.26           3,349.26          3,394.37           3,239.41          3,789.65          2,434.19           68,618.93
        3,287.71           3,287.71          3,331.99           3,179.87          3,720.00          2,389.45           68,172.17
        3,225.78           3,225.78          3,269.22           3,119.97          3,649.92          2,344.44           67,722.82
        3,163.46           3,163.46          3,206.06           3,059.69          3,579.41          2,299.14           67,270.87
        3,100.75           3,100.75          3,142.50           2,999.04          3,508.45          2,253.57           66,816.30
        3,037.64           3,037.64          3,078.55           2,938.01          3,437.05          2,207.71           66,359.09
        2,974.15           2,974.15          3,014.20           2,876.60          3,365.21          2,161.56           65,899.23
        2,910.26           2,910.26          2,949.45           2,814.80          3,292.92          2,115.13           65,436.70
        2,845.97           2,845.97          2,884.30           2,752.62          3,220.18          2,068.40           64,971.48
        2,781.28           2,781.28          2,818.74           2,690.06          3,146.99          2,021.39           64,503.57
        2,716.19           2,716.19          2,752.77           2,627.10          3,073.33          1,974.08           64,032.95
        2,650.69           2,650.69          2,686.39           2,563.75          2,999.22          1,926.48           63,559.60
        2,584.79           2,584.79          2,619.60           2,500.01          2,924.65          1,878.58           63,083.50
        2,518.47           2,518.47          2,552.39           2,435.86          2,849.62          1,830.38           62,604.64
        2,451.74           2,451.74          2,484.76           2,371.32          2,774.11          1,781.88           62,123.00
        2,384.59           2,384.59          2,416.71           2,306.38          2,698.14          1,733.08           61,638.57
        2,317.03           2,317.03          2,348.23           2,241.03          2,621.69          1,683.98           61,151.33
        2,249.04           2,249.04          2,279.33           2,175.27          2,544.76          1,634.57           60,661.26
        2,180.63           2,180.63          2,210.00           2,109.11          2,467.36          1,584.85           60,168.35
        2,111.80           2,111.80          2,140.24           2,042.53          2,389.47          1,534.82           59,672.58
        2,042.53           2,042.53          2,070.04           1,975.54          2,311.10          1,484.48           59,173.94
        1,972.84           1,972.84          1,999.40           1,908.13          2,232.24          1,433.82           58,672.40
        1,902.70           1,902.70          1,928.33           1,840.30          2,152.88          1,382.85           58,167.96
        1,832.14           1,832.14          1,856.81           1,772.04          2,073.04          1,331.56           57,660.59
        1,761.13           1,761.13          1,784.85           1,703.36          1,992.69          1,279.96           57,150.27
        1,689.68           1,689.68          1,712.43           1,634.25          1,911.85          1,228.03                0.00


         48                49                 50                   51                    52                  53
         --                --                 --                   --                    --                  --

                                                                                        TIMES              MONROE
       KMART              KMART             KMART                 KMART                MIRROR            COUNTY, NY
-----------------------------------------------------------------------------------------------------------------------
        TAFT              UKIAH           WOODCREST         STERLING HEIGHTS        LAGUNA HILLS          ROCHESTER
         CA                CA                 CA                   MI                    CA                  NY
-----------------------------------------------------------------------------------------------------------------------
     5,386,097.27      7,525,857.47       3,046,791.84         6,816,611.39         3,578,054.58       15,884,013.95
-----------------------------------------------------------------------------------------------------------------------
       7.810%            7.710%             7.800%               7.790%                6.630%              6.640%
-----------------------------------------------------------------------------------------------------------------------
        5TH                5TH               5TH                   5TH                   1ST                 1ST
-----------------------------------------------------------------------------------------------------------------------
        22,953.38         12,883.61          12,133.16            26,286.57                 0.00           39,534.15
        22,836.61         12,543.36          12,059.18            26,113.42                 0.00           39,091.88
        22,719.08         12,200.91          11,984.72            25,939.15                 0.00           38,647.51
        22,600.78         11,856.27          11,909.78            25,763.75                 0.00           38,200.69
        22,481.71         11,509.41          11,834.35            25,587.20                 0.00           37,751.39
        22,361.87         11,160.32          11,758.43            25,409.52                 0.00           37,299.61
        22,241.25         10,808.99          11,682.01            25,230.68                 0.00           36,845.33
        22,119.85         10,455.40          11,605.10            25,050.68                 0.00           36,388.53
        21,997.65         10,099.55          11,527.69            24,869.51                 0.00           35,929.21
        21,874.66          9,741.40          11,449.78            24,687.16                 0.00           35,467.35
        21,750.87          9,380.95          11,371.36            24,503.63                 0.00           35,002.93
        21,626.27          9,018.19          11,292.43            24,318.91                 0.00           34,535.93
        21,500.86          8,653.10          11,212.98            24,132.99                 0.00           34,066.36
        21,374.64          8,285.66          11,133.02            23,945.86                 0.00           33,594.19
        21,247.59          7,915.86          11,052.54            23,757.52                 0.00           33,119.78
        21,119.72          7,543.68          10,971.54            23,567.96                 0.00           32,642.75
        20,991.02          7,169.12          10,890.01            23,377.16                 0.00           32,163.08
        20,861.47          6,792.14          10,807.95            23,185.13                 0.00           31,680.76
        20,731.09          6,412.75          10,725.36            22,991.85                 0.00           31,195.76
        20,599.85          6,030.91          10,642.23            22,797.31                 0.00           30,708.08
        20,467.76          5,646.63          10,558.56            22,601.51                 0.00           30,217.71
        20,334.82          5,259.87          10,474.35            22,404.45                 0.00           29,724.62
        20,201.00          4,870.63          10,389.59            22,206.10                 0.00           29,228.80
        20,066.32          4,478.89          10,304.28            22,006.46                 0.00           28,730.24
        19,930.76          4,084.63          10,218.41            21,805.53                 0.00           28,228.92
        19,794.31          3,687.84          10,131.99            21,603.29                 0.00           27,724.83
        19,656.98          3,288.50          10,045.00            21,399.74                 0.00           27,218.34
        19,518.76          2,886.59           9,957.45            21,194.87                 0.00           26,709.05
        19,379.63          2,482.11           9,869.33            20,988.67                 0.00           26,196.95
        19,239.60          2,075.02           9,780.64            20,781.13                 0.00           25,682.01
        19,098.66          1,665.32           9,691.37            20,572.25                 0.00           25,164.22
        18,956.80          1,252.98           9,601.52            20,362.01                 0.00           24,643.56
        18,814.02            838.00           9,511.09            20,150.40                 0.00           24,120.03
        18,670.31            420.34           9,420.06            19,937.42                 0.00           23,593.60
        18,525.66              0.00           9,328.45            19,723.05                 0.00           23,064.25
        18,380.07              0.00           9,236.24            19,507.30                 0.00           22,531.98
        18,233.54              0.00           9,143.43            19,290.14                 0.00           21,996.76
        18,086.05              0.00           9,050.02            19,071.58                 0.00           21,458.58
        17,937.60              0.00           8,956.00            18,851.60                 0.00           20,917.84
        17,788.19              0.00           8,861.37            18,630.18                 0.00           20,374.10
        17,637.80              0.00           8,766.13            18,407.33                 0.00           19,827.36
        17,486.43              0.00           8,670.26            18,183.04                 0.00           19,277.59
        17,334.08              0.00           8,573.78            17,957.29                 0.00           18,724.79
        17,180.74              0.00           8,476.66            17,730.07                 0.00           18,168.92
        17,026.39              0.00           8,378.92            17,501.37                 0.00           17,609.97
        16,871.05              0.00           8,280.54            17,271.20                 0.00           17,047.94
        16,714.69              0.00           8,181.52            17,039.53                 0.00           16,482.79
        16,557.32              0.00           8,081.85            16,806.35                 0.00           15,914.52
        16,398.92              0.00           7,981.54            16,571.66                 0.00           15,343.10
        16,239.49              0.00           7,880.58            16,335.45                 0.00           14,768.52
        16,079.02              0.00           7,778.96            16,097.70                 0.00           14,191.20
        15,917.51              0.00           7,676.68            15,858.41                 0.00           13,610.68
        15,754.95              0.00           7,573.73            15,617.57                 0.00           13,026.96
        15,591.33              0.00           7,470.12            15,375.16                 0.00           12,440.00
        15,426.64              0.00           7,365.83            15,131.18                 0.00           11,849.79
        15,260.88              0.00           7,260.86            14,885.62                 0.00           11,256.32
        15,094.05              0.00           7,155.21            14,638.46                 0.00           10,659.57
        14,926.13              0.00           7,048.88            14,389.70                 0.00           10,059.51
        14,757.11              0.00           6,941.85            14,139.32                 0.00            9,456.13
        14,587.00              0.00           6,834.13            13,887.32                 0.00            8,849.42
        14,415.77              0.00           6,725.71            13,633.68                 0.00            8,239.35
        14,243.44              0.00           6,616.58            13,378.40                 0.00            7,625.90
        14,069.98              0.00           6,506.75            13,121.45                 0.00            7,009.51


          54                   55                   56                     57                   58
          --                   --                   --                     --                   --

         NINE             NORTHWESTERN         NORTHWESTERN           NORTHWESTERN            OFFICE
         WEST             HUMAN SERV.          HUMAN SERV.            HUMAN SERV.              DEPOT
-----------------------------------------------------------------------------------------------------------
     WHITE PLAINS        (11 LOCATIONS)       (28 LOCATIONS)         NORTHUMBERLAND          BROOKLYN
          NY                   NJ                   PA                     PA                   OH
-----------------------------------------------------------------------------------------------------------
    45,888,588.25         3,925,103.61        16,008,202.83            14,135,554.35      4,488,420.74
-----------------------------------------------------------------------------------------------------------
        9.000%               7.400%               7.460%                 7.140%              8.817715%
-----------------------------------------------------------------------------------------------------------
          1ST                 5TH                  5TH                    5TH                   1ST
-----------------------------------------------------------------------------------------------------------
       141,787.64                 0.00                 0.00                     0.00         17,533.80
       139,695.42                 0.00                 0.00                     0.00         17,277.89
       137,587.50                 0.00                 0.00                     0.00         17,020.09
       135,463.77                 0.00                 0.00                     0.00         16,760.40
       133,324.12                 0.00                 0.00                     0.00         16,498.81
       131,168.42                 0.00                 0.00                     0.00         16,235.29
       128,996.55                 0.00                 0.00                     0.00         15,969.84
       126,808.39                 0.00                 0.00                     0.00         15,702.43
       124,603.82                 0.00                 0.00                     0.00         15,433.84
       122,382.72                 0.00                 0.00                     0.00         15,163.27
       120,144.95                 0.00                 0.00                     0.00         14,890.71
       117,890.41                 0.00                 0.00                     0.00         14,616.16
       115,618.95                 0.00                 0.00                     0.00         14,339.58
       113,330.46                 0.00                 0.00                     0.00         14,060.97
       111,024.81                 0.00                 0.00                     0.00         13,780.32
       108,701.86                 0.00                 0.00                     0.00         13,497.60
       106,361.50                 0.00                 0.00                     0.00         13,212.80
       104,003.57                 0.00                 0.00                     0.00         12,925.91
       101,627.97                 0.00                 0.00                     0.00         12,636.92
        99,234.55                 0.00                 0.00                     0.00         12,345.80
        96,823.17                 0.00                 0.00                     0.00         12,053.36
        94,393.71                 0.00                 0.00                     0.00         11,758.76
        91,946.03                 0.00                 0.00                     0.00         11,462.00
        89,480.00                 0.00                 0.00                     0.00         11,163.07
        86,995.46                 0.00                 0.00                     0.00         10,861.93
        84,492.30                 0.00                 0.00                     0.00         10,558.58
        81,970.36                 0.00                 0.00                     0.00         10,253.01
        79,429.50                 0.00                 0.00                     0.00          9,945.19
        76,869.59                 0.00                 0.00                     0.00          9,635.10
        74,290.48                 0.00                 0.00                     0.00          9,322.74
        71,692.03                 0.00                 0.00                     0.00          9,008.08
        69,074.09                 0.00                 0.00                     0.00          8,691.11
        66,436.51                 0.00                 0.00                     0.00          8,372.67
        63,779.15                 0.00                 0.00                     0.00          8,051.89
        61,101.86                 0.00                 0.00                     0.00          7,728.75
        58,404.49                 0.00                 0.00                     0.00          7,403.23
        55,686.89                 0.00                 0.00                     0.00          7,075.32
        52,948.91                 0.00                 0.00                     0.00          6,745.01
        50,190.40                 0.00                 0.00                     0.00          6,412.26
        47,411.19                 0.00                 0.00                     0.00          6,077.08
        44,611.15                 0.00                 0.00                     0.00          5,739.42
        41,790.10                 0.00                 0.00                     0.00          5,399.29
        38,947.89                 0.00                 0.00                     0.00          5,056.66
        36,084.37                 0.00                 0.00                     0.00          4,711.51
        33,199.37                 0.00                 0.00                     0.00          4,364.72
        30,292.73                 0.00                 0.00                     0.00          4,015.39
        27,364.29                 0.00                 0.00                     0.00          3,663.48
        24,413.89                 0.00                 0.00                     0.00          3,309.00
        21,441.36                 0.00                 0.00                     0.00          2,951.90
        18,446.54                 0.00                 0.00                     0.00          2,592.19
        15,429.26                 0.00                 0.00                     0.00          2,229.82
        12,389.35                 0.00                 0.00                     0.00          1,864.80
         9,326.63                 0.00                 0.00                     0.00          1,497.10
         6,240.95                 0.00                 0.00                     0.00          1,126.69
         3,132.13                 0.00                 0.00                     0.00            753.56
             0.00                 0.00                 0.00                     0.00            377.69
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00

                                 GROSS INTEREST

        39                 40                41                 42                43                44                 45
        --                 --                --                 --                --                --                 --

      HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-           HEILIG-             HOME
      MEYERS             MEYERS            MEYERS             MEYERS            MEYERS            MEYERS              DEPOT
----------------------------------------------------------------------------------------------------------------------------------
      EUGENE           HILLSBORO            SALEM           VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO
        OR                 OR                OR                 WA                WA                WA                 IL
----------------------------------------------------------------------------------------------------------------------------------
    1,691,867.24       1,691,867.24      1,714,652.16       1,636,373.05      1,914,325.06      1,229,619.50       21,168,826.53
----------------------------------------------------------------------------------------------------------------------------------
      7.480%             7.480%            7.480%             7.480%            7.480%            7.480%             6.960%
----------------------------------------------------------------------------------------------------------------------------------
       10TH               10TH              10TH               10TH              10TH              10TH               10TH
----------------------------------------------------------------------------------------------------------------------------------
        1,617.78           1,617.78          1,639.57           1,564.72          1,830.50          1,175.77                0.00
        1,545.44           1,545.44          1,566.25           1,494.74          1,748.64          1,123.20                0.00
        1,472.64           1,472.64          1,492.47           1,424.34          1,666.27          1,070.29                0.00
        1,399.39           1,399.39          1,418.24           1,353.49          1,583.39          1,017.05                0.00
        1,325.69           1,325.69          1,343.54           1,282.20          1,500.00            963.48                0.00
        1,251.52           1,251.52          1,268.37           1,210.47          1,416.08            909.58                0.00
        1,176.89           1,176.89          1,192.74           1,138.29          1,331.64            855.34                0.00
        1,101.80           1,101.80          1,116.64           1,065.66          1,246.67            800.77                0.00
        1,026.24           1,026.24          1,040.06             992.58          1,161.18            745.85                0.00
          950.21             950.21            963.00             919.04          1,075.15            690.59                0.00
          873.70             873.70            885.47             845.04            988.58            634.99                0.00
          796.72             796.72            807.45             770.59            901.48            579.04                0.00
          719.26             719.26            728.94             695.66            813.83            522.74                0.00
          641.31             641.31            649.95             620.28            725.63            466.09                0.00
          562.88             562.88            570.46             544.42            636.89            409.09                0.00
          483.96             483.96            490.48             468.09            547.59            351.73                0.00
          404.55             404.55            410.00             391.28            457.74            294.02                0.00
          324.64             324.64            329.01             313.99            367.33            235.94                0.00
          244.24             244.24            247.52             236.22            276.35            177.51                0.00
          163.33             163.33            165.53             157.97            184.80            118.70                0.00
           81.92              81.92             83.02              79.23             92.69             59.54                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00
            0.00               0.00              0.00               0.00              0.00              0.00                0.00


         48                49                 50                   51                    52                  53
         --                --                 --                   --                    --                  --

                                                                                        TIMES              MONROE
       KMART              KMART             KMART                 KMART                MIRROR            COUNTY, NY
-----------------------------------------------------------------------------------------------------------------------
        TAFT              UKIAH           WOODCREST         STERLING HEIGHTS        LAGUNA HILLS          ROCHESTER
         CA                CA                 CA                   MI                    CA                  NY
-----------------------------------------------------------------------------------------------------------------------
     5,386,097.27      7,525,857.47       3,046,791.84         6,816,611.39         3,578,054.58       15,884,013.95
-----------------------------------------------------------------------------------------------------------------------
       7.810%            7.710%             7.800%               7.790%                6.630%              6.640%
-----------------------------------------------------------------------------------------------------------------------
        5TH                5TH               5TH                   5TH                   1ST                 1ST
-----------------------------------------------------------------------------------------------------------------------
        13,895.39              0.00           6,396.20            12,862.84                 0.00            6,389.72
        13,719.67              0.00           6,284.93            12,602.55                 0.00            5,766.50
        13,542.80              0.00           6,172.94            12,340.58                 0.00            5,139.83
        13,364.78              0.00           6,060.22            12,076.90                 0.00            4,509.69
        13,185.61              0.00           5,946.76            11,811.50                 0.00            3,876.06
        13,005.26              0.00           5,832.57            11,544.39                 0.00            3,238.93
        12,823.75              0.00           5,717.64            11,275.54                 0.00            2,598.27
        12,641.05              0.00           5,601.96            11,004.95                 0.00            1,954.07
        12,457.16              0.00           5,485.53            10,732.60                 0.00            1,306.31
        12,272.08              0.00           5,368.34            10,458.48                 0.00              654.96
        12,085.79              0.00           5,250.40            10,182.58                 0.00                0.00
        11,898.29              0.00           5,131.68             9,904.89                 0.00                0.00
        11,709.57              0.00           5,012.19             9,625.40                 0.00                0.00
        11,519.62              0.00           4,891.93             9,344.10                 0.00                0.00
        11,328.43              0.00           4,770.88             9,060.97                 0.00                0.00
        11,136.00              0.00           4,649.05             8,776.00                 0.00                0.00
        10,942.32              0.00           4,526.42             8,489.18                 0.00                0.00
        10,747.38              0.00           4,403.00             8,200.50                 0.00                0.00
        10,551.17              0.00           4,278.78             7,909.94                 0.00                0.00
        10,353.68              0.00           4,153.74             7,617.50                 0.00                0.00
        10,154.90              0.00           4,027.90             7,323.16                 0.00                0.00
         9,954.84              0.00           3,901.24             7,026.91                 0.00                0.00
         9,753.47              0.00           3,773.75             6,728.73                 0.00                0.00
         9,550.79              0.00           3,645.44             6,428.62                 0.00                0.00
         9,346.79              0.00           3,516.29             6,126.57                 0.00                0.00
         9,141.46              0.00           3,386.30             5,822.55                 0.00                0.00
         8,934.80              0.00           3,255.47             5,516.55                 0.00                0.00
         8,726.79              0.00           3,123.78             5,208.58                 0.00                0.00
         8,517.42              0.00           2,991.25             4,898.60                 0.00                0.00
         8,306.70              0.00           2,857.84             4,586.61                 0.00                0.00
         8,094.60              0.00           2,723.58             4,272.59                 0.00                0.00
         7,881.13              0.00           2,588.44             3,956.54                 0.00                0.00
         7,666.26              0.00           2,452.42             3,638.43                 0.00                0.00
         7,450.00              0.00           2,315.51             3,318.26                 0.00                0.00
         7,232.32              0.00           2,177.72             2,996.01                 0.00                0.00
         7,013.23              0.00           2,039.03             2,671.67                 0.00                0.00
         6,792.72              0.00           1,899.44             2,345.22                 0.00                0.00
         6,570.77              0.00           1,758.95             2,016.66                 0.00                0.00
         6,347.37              0.00           1,617.53             1,685.96                 0.00                0.00
         6,122.53              0.00           1,475.20             1,353.11                 0.00                0.00
         5,896.21              0.00           1,331.95             1,018.11                 0.00                0.00
         5,668.43              0.00           1,187.76               680.92                 0.00                0.00
         5,439.16              0.00           1,042.64               341.55                 0.00                0.00
         5,208.40              0.00             896.57                 0.00                 0.00                0.00
         4,976.14              0.00             749.56                 0.00                 0.00                0.00
         4,742.37              0.00             601.59                 0.00                 0.00                0.00
         4,507.08              0.00             452.65                 0.00                 0.00                0.00
         4,270.25              0.00             302.75                 0.00                 0.00                0.00
         4,031.88              0.00             151.87                 0.00                 0.00                0.00
         3,791.96              0.00               0.00                 0.00                 0.00                0.00
         3,550.48              0.00               0.00                 0.00                 0.00                0.00
         3,307.43              0.00               0.00                 0.00                 0.00                0.00
         3,062.80              0.00               0.00                 0.00                 0.00                0.00
         2,816.57              0.00               0.00                 0.00                 0.00                0.00
         2,568.75              0.00               0.00                 0.00                 0.00                0.00
         2,319.31              0.00               0.00                 0.00                 0.00                0.00
         2,068.24              0.00               0.00                 0.00                 0.00                0.00
         1,815.54              0.00               0.00                 0.00                 0.00                0.00
         1,561.20              0.00               0.00                 0.00                 0.00                0.00
         1,305.20              0.00               0.00                 0.00                 0.00                0.00
         1,047.54              0.00               0.00                 0.00                 0.00                0.00
           788.20              0.00               0.00                 0.00                 0.00                0.00
           527.17              0.00               0.00                 0.00                 0.00                0.00


          54                   55                   56                     57                   58
          --                   --                   --                     --                   --

         NINE             NORTHWESTERN         NORTHWESTERN           NORTHWESTERN            OFFICE
         WEST             HUMAN SERV.          HUMAN SERV.            HUMAN SERV.              DEPOT
-----------------------------------------------------------------------------------------------------------
     WHITE PLAINS        (11 LOCATIONS)       (28 LOCATIONS)         NORTHUMBERLAND          BROOKLYN
          NY                   NJ                   PA                     PA                   OH
-----------------------------------------------------------------------------------------------------------
    45,888,588.25         3,925,103.61        16,008,202.83            14,135,554.35      4,488,420.74
-----------------------------------------------------------------------------------------------------------
        9.000%               7.400%               7.460%                 7.140%              8.817715%
-----------------------------------------------------------------------------------------------------------
          1ST                 5TH                  5TH                    5TH                   1ST
-----------------------------------------------------------------------------------------------------------
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00
             0.00                 0.00                 0.00                     0.00              0.00

                                 GROSS INTEREST

        39                 40                41                 42                43                44                 45
        --                 --                --                 --                --                --                 --

      HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-           HEILIG-             HOME
      MEYERS             MEYERS            MEYERS             MEYERS            MEYERS            MEYERS              DEPOT
----------------------------------------------------------------------------------------------------------------------------------
      EUGENE           HILLSBORO            SALEM           VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO
        OR                 OR                OR                 WA                WA                WA                 IL
----------------------------------------------------------------------------------------------------------------------------------
    1,691,867.24       1,691,867.24      1,714,652.16       1,636,373.05      1,914,325.06      1,229,619.50       21,168,826.53
----------------------------------------------------------------------------------------------------------------------------------
      7.480%             7.480%            7.480%             7.480%            7.480%            7.480%             6.960%
----------------------------------------------------------------------------------------------------------------------------------
       10TH               10TH              10TH               10TH              10TH              10TH               10TH
----------------------------------------------------------------------------------------------------------------------------------
            0.00               0.00              0.00               0.00              0.00              0.00                0.00


         48                49                 50                   51                    52                  53
         --                --                 --                   --                    --                  --

                                                                                        TIMES              MONROE
       KMART              KMART             KMART                 KMART                MIRROR            COUNTY, NY
-----------------------------------------------------------------------------------------------------------------------
        TAFT              UKIAH           WOODCREST         STERLING HEIGHTS        LAGUNA HILLS          ROCHESTER
         CA                CA                 CA                   MI                    CA                  NY
-----------------------------------------------------------------------------------------------------------------------
     5,386,097.27      7,525,857.47       3,046,791.84         6,816,611.39         3,578,054.58       15,884,013.95
-----------------------------------------------------------------------------------------------------------------------
       7.810%            7.710%             7.800%               7.790%                6.630%              6.640%
-----------------------------------------------------------------------------------------------------------------------
        5TH                5TH               5TH                   5TH                   1ST                 1ST
-----------------------------------------------------------------------------------------------------------------------
           264.44              0.00               0.00                 0.00                 0.00                0.00


          54                   55                   56                     57                   58
          --                   --                   --                     --                   --

         NINE             NORTHWESTERN         NORTHWESTERN           NORTHWESTERN            OFFICE
         WEST             HUMAN SERV.          HUMAN SERV.            HUMAN SERV.              DEPOT
-----------------------------------------------------------------------------------------------------------
     WHITE PLAINS        (11 LOCATIONS)       (28 LOCATIONS)         NORTHUMBERLAND          BROOKLYN
          NY                   NJ                   PA                     PA                   OH
-----------------------------------------------------------------------------------------------------------
    45,888,588.25         3,925,103.61        16,008,202.83            14,135,554.35      4,488,420.74
-----------------------------------------------------------------------------------------------------------
        9.000%               7.400%               7.460%                 7.140%              8.817715%
-----------------------------------------------------------------------------------------------------------
          1ST                 5TH                  5TH                    5TH                   1ST
-----------------------------------------------------------------------------------------------------------
             0.00                 0.00                 0.00                     0.00              0.00

                                 GROSS INTEREST

        59                 60                  61                 62                 64                65                66
        --                 --                  --                 --                 --                --                --

      PRICE              PRICE
     CHOPPER            CHOPPER              Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS
-----------------------------------------------------------------------------------------------------------------------------------
     WALLKILL         ST. ALBAN'S         CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO
        NY                 VT                  FL                 FL                 TX                TX                TX
-----------------------------------------------------------------------------------------------------------------------------------
   5,544,666.27       6,067,932.30         8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02      7,588,356.71
-----------------------------------------------------------------------------------------------------------------------------------
      7.571%             7.950%              8.760%             8.760%             8.760%            8.760%            8.760%
-----------------------------------------------------------------------------------------------------------------------------------
       1ST                1ST                 10TH               10TH               10TH              10TH              10TH
-----------------------------------------------------------------------------------------------------------------------------------
      34,982.22          40,200.05            61,877.05         59,987.54          47,792.63         51,224.93         55,395.00
      34,956.11          40,175.17            61,789.54         59,902.70          47,725.04         51,152.48         55,316.66
      34,929.84          40,150.12            61,701.39         59,817.25          47,656.95         51,079.51         55,237.75
      34,903.39          40,124.90            61,612.60         59,731.17          47,588.37         51,006.00         55,158.26
      34,876.78          40,099.52            61,523.16         59,644.46          47,519.29         50,931.96         55,078.19
      34,850.01          40,073.97            61,433.07         59,557.12          47,449.71         50,857.38         54,997.54
      34,823.06          40,048.25            61,342.32         59,469.14          47,379.61         50,782.25         54,916.29
      34,795.95          40,022.36            61,250.91         59,380.52          47,309.01         50,706.58         54,834.46
      34,768.66          39,996.30            61,158.83         59,291.25          47,237.89         50,630.35         54,752.02
      34,741.20          39,970.06            61,066.08         59,201.33          47,166.25         50,553.56         54,668.99
      34,713.57          39,943.65            60,972.65         59,110.76          47,094.09         50,476.22         54,585.35
      34,685.76          39,917.07            60,878.54         59,019.52          47,021.40         50,398.31         54,501.10
      34,657.78          39,890.31            60,783.74         58,927.62          46,948.18         50,319.83         54,416.23
      34,629.62          39,863.37            60,688.25         58,835.05          46,874.42         50,240.78         54,330.74
      34,601.28          39,836.26            60,592.06         58,741.80          46,800.13         50,161.15         54,244.63
      34,572.77          39,808.96            60,495.17         58,647.87          46,725.29         50,080.94         54,157.89
      34,544.07          39,781.49            60,397.58         58,553.25          46,649.91         50,000.15         54,070.52
      34,515.20          39,753.83            60,299.27         58,457.94          46,573.98         49,918.76         53,982.51
      34,486.14          39,725.99            60,200.24         58,361.94          46,497.50         49,836.78         53,893.86
      34,456.90          39,697.96            60,100.49         58,265.24          46,420.45         49,754.21         53,804.56
      34,427.47          39,669.75            60,000.02         58,167.83          46,342.84         49,671.03         53,714.61
      34,397.86          39,641.35            59,898.81         58,069.71          46,264.67         49,587.24         53,624.00
      34,368.06          39,612.77            59,796.86         57,970.87          46,185.93         49,502.84         53,532.73
      34,338.07          39,583.99            59,694.16         57,871.31          46,106.61         49,417.82         53,440.79
      34,307.90          39,555.02            59,590.72         57,771.03          46,026.71         49,332.19         53,348.19
      34,277.53          39,525.87            59,486.52         57,670.01          45,946.23         49,245.93         53,254.90
      34,246.97          39,496.52            59,381.56         57,568.26          45,865.16         49,159.04         53,160.94
      34,216.22          39,466.97            59,275.84         57,465.76          45,783.50         49,071.51         53,066.29
      34,185.28          39,437.23            59,169.34         57,362.52          45,701.24         48,983.35         52,970.95
      34,154.14          39,407.29            59,062.06         57,258.52          45,618.39         48,894.54         52,874.91
      34,122.80          39,377.15            58,954.01         57,153.76          45,534.93         48,805.09         52,778.17
      34,091.27          39,346.82            58,845.16         57,048.24          45,450.86         48,714.98         52,680.73
      34,059.54          39,316.28            58,735.52         56,941.94          45,366.17         48,624.21         52,582.57
      34,027.60          39,285.54            58,625.08         56,834.87          45,280.87         48,532.78         52,483.70
      33,995.47          39,254.60            58,513.83         56,727.02          45,194.94         48,440.68         52,384.11
      33,963.13          39,223.45            58,401.77         56,618.38          45,108.39         48,347.92         52,283.79
      33,930.59          39,192.09            58,288.89         56,508.95          45,021.20         48,254.47         52,182.73
      33,897.84          39,160.53            58,175.19         56,398.72          44,933.38         48,160.34         52,080.94
      33,864.89          39,128.76            58,060.66         56,287.69          44,844.92         48,065.53         51,978.41
      33,831.73          39,096.78            57,945.29         56,175.84          44,755.81         47,970.02         51,875.12
      33,798.36          39,064.58            57,829.08         56,063.18          44,666.05         47,873.81         51,771.09
      33,764.78          39,032.17            57,712.02         55,949.70          44,575.64         47,776.91         51,666.29
      33,730.98          38,999.55            57,594.11         55,835.39          44,484.57         47,679.29         51,560.73
      33,684.59          38,966.71            57,475.33         55,720.24          44,392.83         47,580.96         51,454.40
      33,637.90          38,933.66            57,355.69         55,604.25          44,300.42         47,481.92         51,347.29
      33,590.92          38,900.38            57,235.18         55,487.42          44,207.34         47,382.15         51,239.40
      33,543.64          38,866.89            57,113.78         55,369.73          44,113.57         47,281.66         51,130.72


          67                  68                69                 70                74                75                 76
          --                  --                --                 --                --                --                 --


        Q CLUBS             RITE AID         RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
-----------------------------------------------------------------------------------------------------------------------------------
      WILLOW BROOK         BRENTWOOD         ELK GROVE           NEWMAN            TRUCKEE          WATERTOWN          CALDWELL
           TX                  CA               CA                 CA                CA                CT                 ID
-----------------------------------------------------------------------------------------------------------------------------------
      5,841,894.12       4,669,039.90      4,072,992.28       3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25
-----------------------------------------------------------------------------------------------------------------------------------
        8.760%              6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
-----------------------------------------------------------------------------------------------------------------------------------
         10TH                10TH              10TH               10TH              10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
         42,645.83          26,220.55         22,873.25          18,410.18         18,968.06         16,178.64          22,315.36
         42,585.52          26,186.12         22,843.21          18,386.00         18,943.15         16,157.39          22,286.06
         42,524.76          26,151.49         22,813.00          18,361.69         18,918.10         16,136.03          22,256.59
         42,463.57          26,116.67         22,782.63          18,337.24         18,892.91         16,114.54          22,226.95
         42,401.93          26,081.65         22,752.08          18,312.65         18,867.58         16,092.93          22,197.15
         42,339.84          26,046.44         22,721.36          18,287.93         18,842.11         16,071.21          22,167.18
         42,277.29          26,011.03         22,690.47          18,263.06         18,816.49         16,049.36          22,137.05
         42,214.29          25,975.42         22,659.41          18,238.06         18,790.73         16,027.38          22,106.74
         42,150.83          25,939.61         22,628.17          18,212.92         18,764.82         16,005.29          22,076.26
         42,086.90          25,903.59         22,596.75          18,187.63         18,738.77         15,983.07          22,045.61
         42,022.51          25,867.38         22,565.16          18,162.21         18,712.58         15,960.73          22,014.79
         41,957.65          25,830.96         22,533.39          18,136.64         18,686.23         15,938.26          21,983.80
         41,892.32          25,794.34         22,501.45          18,110.92         18,659.74         15,915.66          21,952.63
         41,826.51          25,757.52         22,469.32          18,085.07         18,633.10         15,892.94          21,921.29
         41,760.21          25,720.48         22,437.02          18,059.06         18,606.31         15,870.09          21,889.77
         41,693.44          25,683.24         22,404.53          18,032.92         18,579.37         15,847.11          21,858.08
         41,626.17          25,645.79         22,371.86          18,006.62         18,552.27         15,824.00          21,826.21
         41,558.42          25,608.13         22,339.01          17,980.18         18,525.03         15,800.76          21,794.15
         41,490.17          25,570.26         22,305.97          17,953.59         18,497.63         15,777.39          21,761.92
         41,421.42          25,532.17         22,272.74          17,926.85         18,470.08         15,753.89          21,729.51
         41,352.17          25,493.87         22,239.33          17,899.95         18,442.38         15,730.26          21,696.91
         41,282.42          25,455.36         22,205.74          17,872.91         18,414.51         15,706.50          21,664.13
         41,212.15          25,416.62         22,171.95          17,845.72         18,386.50         15,682.60          21,631.17
         41,141.38          25,377.68         22,137.97          17,818.37         18,358.32         15,658.57          21,598.02
         41,070.08          25,338.51         22,103.81          17,790.87         18,329.99         15,634.40          21,564.69
         40,998.27          25,299.12         22,069.45          17,763.22         18,301.49         15,610.10          21,531.17
         40,925.93          25,259.51         22,034.90          17,735.41         18,272.84         15,585.66          21,497.46
         40,853.07          25,219.68         22,000.15          17,707.44         18,244.03         15,561.08          21,463.56
         40,779.67          25,179.63         21,965.21          17,679.32         18,215.05         15,536.37          21,429.47
         40,705.73          25,139.35         21,930.07          17,651.04         18,185.91         15,511.51          21,395.19
         40,631.26          25,098.85         21,894.74          17,622.60         18,156.61         15,486.52          21,360.72
         40,556.24          25,058.11         21,859.20          17,594.00         18,127.15         15,461.39          21,326.05
         40,480.68          25,017.15         21,823.47          17,565.24         18,097.52         15,436.11          21,291.19
         40,404.56          24,975.96         21,787.54          17,536.31         18,067.72         15,410.70          21,256.14
         40,327.89          24,934.54         21,751.40          17,507.23         18,037.75         15,385.14          21,220.88
         40,250.66          24,892.88         21,715.07          17,477.98         18,007.62         15,359.44          21,185.43
         40,172.86          24,850.99         21,678.52          17,448.57         17,977.31         15,333.59          21,149.78
         40,094.50          24,808.87         21,641.78          17,418.99         17,946.84         15,307.60          21,113.93
         40,015.56          24,766.51         21,604.82          17,389.25         17,916.20         15,281.46          21,077.88
         39,936.05          24,723.91         21,567.66          17,359.34         17,885.38         15,255.18          21,041.62
         39,855.96          24,681.07         21,530.29          17,329.26         17,854.39         15,228.74          21,005.17
         39,775.28          24,637.99         21,492.71          17,299.02         17,823.23         15,202.16          20,968.50
         39,694.01          24,594.67         21,454.92          17,268.60         17,791.89         15,175.43          20,931.63
         39,612.15          24,551.10         21,416.92          17,238.01         17,760.37         15,148.55          20,894.56
         39,529.70          24,507.29         21,378.70          17,207.25         17,728.68         15,121.52          20,857.27
         39,446.64          24,463.24         21,340.27          17,176.32         17,696.81         15,094.34          20,819.78
         39,362.97          24,418.94         21,301.63          17,145.21         17,664.76         15,067.00          20,782.08


         77                 78                  79                 80               81
         --                 --                  --                 --               --


      RITE AID           RITE AID             RITE AID          RITE AID          RITE AID
------------------------------------------------------------------------------------------------
      CARROLTON        SALYERSVILLE         MADISON HGTS.       MERRIMACK          MILFORD
         KY                 KY                   MI                NH                NH
------------------------------------------------------------------------------------------------
    2,284,849.43       2,066,298.88         2,831,226.53      2,036,495.42       2,334,519.95
------------------------------------------------------------------------------------------------
       6.739%             6.739%              6.739%             6.739%             6.739%
------------------------------------------------------------------------------------------------
        10TH               10TH                10TH               10TH               10TH
------------------------------------------------------------------------------------------------
       12,831.33          11,603.99            15,899.70         11,436.62          13,110.27
       12,814.48          11,588.75            15,878.82         11,421.60          13,093.06
       12,797.54          11,573.43            15,857.82         11,406.50          13,075.74
       12,780.50          11,558.02            15,836.70         11,391.31          13,058.33
       12,763.36          11,542.52            15,815.47         11,376.04          13,040.83
       12,746.13          11,526.94            15,794.12         11,360.68          13,023.22
       12,728.80          11,511.26            15,772.64         11,345.23          13,005.51
       12,711.37          11,495.51            15,751.05         11,329.70          12,987.71
       12,693.85          11,479.66            15,729.34         11,314.08          12,969.80
       12,676.23          11,463.72            15,707.50         11,298.37          12,951.80
       12,658.51          11,447.69            15,685.54         11,282.58          12,933.69
       12,640.69          11,431.58            15,663.46         11,266.69          12,915.48
       12,622.76          11,415.37            15,641.25         11,250.72          12,897.17
       12,604.74          11,399.07            15,618.92         11,234.66          12,878.76
       12,586.62          11,382.68            15,596.46         11,218.50          12,860.24
       12,568.39          11,366.20            15,573.88         11,202.26          12,841.62
       12,550.07          11,349.63            15,551.17         11,185.93          12,822.89
       12,531.64          11,332.96            15,528.33         11,169.50          12,804.06
       12,513.10          11,316.20            15,505.37         11,152.98          12,785.13
       12,494.47          11,299.35            15,482.27         11,136.37          12,766.08
       12,475.72          11,282.40            15,459.05         11,119.66          12,746.94
       12,456.88          11,265.35            15,435.70         11,102.86          12,727.68
       12,437.92          11,248.21            15,412.21         11,085.97          12,708.31
       12,418.86          11,230.97            15,388.59         11,068.98          12,688.84
       12,399.70          11,213.64            15,364.84         11,051.90          12,669.25
       12,380.42          11,196.21            15,340.96         11,034.72          12,649.56
       12,361.04          11,178.68            15,316.94         11,017.44          12,629.76
       12,341.55          11,161.05            15,292.79         11,000.07          12,609.84
       12,321.95          11,143.33            15,268.50         10,982.60          12,589.81
       12,302.24          11,125.50            15,244.08         10,965.03          12,569.68
       12,282.41          11,107.58            15,219.51         10,947.36          12,549.42
       12,262.48          11,089.55            15,194.81         10,929.60          12,529.06
       12,242.44          11,071.42            15,169.98         10,911.73          12,508.58
       12,222.28          11,053.19            15,145.00         10,893.77          12,487.98
       12,202.01          11,034.86            15,119.88         10,875.70          12,467.27
       12,181.62          11,016.43            15,094.62         10,857.53          12,446.44
       12,161.12          10,997.89            15,069.22         10,839.26          12,425.50
       12,140.51          10,979.25            15,043.68         10,820.88          12,404.43
       12,119.78          10,960.50            15,017.99         10,802.41          12,383.25
       12,098.93          10,941.65            14,992.16         10,783.83          12,361.95
       12,077.97          10,922.69            14,966.18         10,765.14          12,340.53
       12,056.89          10,903.62            14,940.06         10,746.35          12,318.99
       12,035.69          10,884.45            14,913.79         10,727.46          12,297.33
       12,014.37          10,865.17            14,887.37         10,708.46          12,275.55
       11,992.93          10,845.78            14,860.81         10,689.35          12,253.65
       11,971.37          10,826.29            14,834.09         10,670.13          12,231.62
       11,949.69          10,806.68            14,807.23         10,650.81          12,209.47

                                 GROSS INTEREST

        59                 60                  61                 62                 64                65                66
        --                 --                  --                 --                 --                --                --

      PRICE              PRICE
     CHOPPER            CHOPPER              Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS
-----------------------------------------------------------------------------------------------------------------------------------
     WALLKILL         ST. ALBAN'S         CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO
        NY                 VT                  FL                 FL                 TX                TX                TX
-----------------------------------------------------------------------------------------------------------------------------------
   5,544,666.27       6,067,932.30         8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02      7,588,356.71
-----------------------------------------------------------------------------------------------------------------------------------
      7.571%             7.950%              8.760%             8.760%             8.760%            8.760%            8.760%
-----------------------------------------------------------------------------------------------------------------------------------
       1ST                1ST                 10TH               10TH               10TH              10TH              10TH
-----------------------------------------------------------------------------------------------------------------------------------
      33,496.07          38,833.17            56,991.50         55,251.18          44,019.13         47,180.43         51,021.25
      33,448.19          38,799.23            56,868.33         55,131.77          43,923.99         47,078.46         50,910.98
      33,400.01          38,765.07            56,744.26         55,011.49          43,828.16         46,975.74         50,799.91
      33,351.53          38,730.67            56,619.28         54,890.33          43,731.63         46,872.28         50,688.02
      33,302.74          38,696.05            56,493.39         54,768.28          43,634.39         46,768.06         50,575.32
      33,253.65          38,661.21            56,366.58         54,645.34          43,536.45         46,663.08         50,461.80
      33,204.24          38,626.13            56,238.84         54,521.51          43,437.79         46,557.34         50,347.44
      33,154.52          38,590.81            56,110.18         54,396.77          43,338.41         46,450.82         50,232.25
      33,104.49          38,555.27            55,980.57         54,271.12          43,238.30         46,343.53         50,116.22
      33,054.14          38,504.64            55,850.02         54,144.56          43,137.47         46,235.45         49,999.35
      33,003.48          38,453.67            55,718.51         54,017.07          43,035.89         46,126.58         49,881.62
      32,952.49          38,402.36            55,586.05         53,888.65          42,933.58         46,016.92         49,763.03
      32,901.19          38,350.71            55,452.61         53,759.29          42,830.52         45,906.46         49,643.57
      32,849.56          38,298.73            55,318.21         53,628.98          42,726.71         45,795.19         49,523.25
      32,797.60          38,246.39            55,182.82         53,497.73          42,622.13         45,683.11         49,402.04
      32,745.32          38,193.71            55,046.44         53,365.52          42,516.80         45,570.21         49,279.95
      32,692.71          38,140.68            54,909.07         53,232.34          42,410.70         45,456.48         49,156.97
      32,639.76          38,087.30            54,770.70         53,098.19          42,303.82         45,341.93         49,033.09
      32,586.48          38,033.57            54,631.31         52,963.06          42,196.16         45,226.54         48,908.31
      32,532.87          37,979.48            54,490.91         52,826.95          42,087.72         45,110.31         48,782.61
      32,478.92          37,925.03            54,349.48         52,689.84          41,978.48         44,993.23         48,656.00
      32,424.62          37,870.23            54,207.02         52,551.73          41,868.45         44,875.29         48,528.47
      32,369.98          37,815.05            54,063.52         52,412.61          41,757.61         44,756.50         48,400.00
      32,315.00          37,759.52            53,918.97         52,272.48          41,645.97         44,636.83         48,270.59
      32,259.68          37,703.61            53,773.37         52,131.32          41,533.51         44,516.30         48,140.25
      32,204.00          37,647.34            53,626.71         51,989.14          41,420.22         44,394.88         48,008.94
      32,147.97          37,590.69            53,478.97         51,845.91          41,306.12         44,272.58         47,876.68
      32,091.59          37,533.66            53,330.16         51,701.64          41,191.17         44,149.38         47,743.46
      32,034.85          37,476.26            53,180.26         51,556.32          41,075.39         44,025.29         47,609.26
      31,977.76          37,418.48            53,029.26         51,409.93          40,958.77         43,900.28         47,474.08
      31,920.30          37,360.32            52,877.16         51,262.48          40,841.29         43,774.37         47,337.92
      31,862.48          37,301.77            52,723.96         51,113.95          40,722.96         43,647.54         47,200.76
      31,804.30          37,242.83            52,569.63         50,964.34          40,603.76         43,519.78         47,062.60
      31,745.75          37,183.50            52,414.18         50,813.63          40,483.69         43,391.09         46,923.43
      31,686.83          37,123.78            52,257.59         50,661.83          40,362.74         43,261.46         46,783.25
      31,627.54          37,063.66            52,099.86         50,508.91          40,240.92         43,130.88         46,642.04
      31,567.87          37,003.15            51,940.98         50,354.88          40,118.20         42,999.35         46,499.81
      31,507.83          36,942.23            51,780.93         50,199.73          39,994.59         42,866.86         46,356.53
      31,447.41          36,880.91            51,619.72         50,043.44          39,870.07         42,733.40         46,212.21
      31,386.61          36,819.19            51,457.34         49,886.01          39,744.65         42,598.97         46,066.83
      31,325.42          36,757.05            51,293.77         49,727.44          39,618.31         42,463.55         45,920.39
      31,263.85          36,694.51            51,129.00         49,567.70          39,491.04         42,327.15         45,772.89
      31,201.89          36,631.54            50,963.03         49,406.80          39,362.85         42,189.75         45,624.31
      31,139.54          36,568.17            50,795.85         49,244.72          39,233.73         42,051.35         45,474.64
      31,076.80          36,504.37            50,627.45         49,081.47          39,103.66         41,911.94         45,323.88
      31,013.66          36,440.15            50,457.82         48,917.01          38,972.64         41,771.51         45,172.02
      30,950.12          36,375.50            50,286.95         48,751.36          38,840.66         41,630.06         45,019.05
      30,886.18          36,310.43            50,114.83         48,584.50          38,707.72         41,487.57         44,864.96
      30,821.84          36,244.92            49,941.46         48,416.42          38,573.81         41,344.05         44,709.75
      30,757.09          36,178.98            49,766.82         48,247.12          38,438.92         41,199.47         44,553.41
      30,691.93          36,112.61            49,590.91         48,076.58          38,303.05         41,053.84         44,395.92
      30,626.36          36,045.79            49,413.71         47,904.79          38,166.19         40,907.15         44,237.29
      30,560.38          35,978.53            49,235.22         47,731.75          38,028.33         40,759.39         44,077.50
      30,493.98          35,910.83            49,055.43         47,557.45          37,889.46         40,610.54         43,916.54
      30,427.17          35,842.68            48,874.32         47,381.87          37,749.57         40,460.62         43,754.40
      30,359.93          35,774.07            48,691.89         47,205.01          37,608.67         40,309.59         43,591.08
      30,279.26          35,705.01            48,508.13         47,026.87          37,466.74         40,157.47         43,426.57
      30,198.08          35,635.50            48,323.03         46,847.42          37,323.77         40,004.23         43,260.86
      30,116.39          35,565.52            48,136.58         46,666.66          37,179.76         39,849.88         43,093.94
      30,034.18          35,495.08            47,948.76         46,484.58          37,034.69         39,694.39         42,925.80
      29,951.45          35,424.17            47,759.58         46,301.17          36,888.57         39,537.78         42,756.44
      29,868.20          35,352.80            47,569.01         46,116.42          36,741.38         39,380.02         42,585.83
      29,784.43          35,280.95            47,377.05         45,930.33          36,593.12         39,221.10         42,413.99


          67                  68                69                 70                74                75                 76
          --                  --                --                 --                --                --                 --


        Q CLUBS             RITE AID         RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
-----------------------------------------------------------------------------------------------------------------------------------
      WILLOW BROOK         BRENTWOOD         ELK GROVE           NEWMAN            TRUCKEE          WATERTOWN          CALDWELL
           TX                  CA               CA                 CA                CA                CT                 ID
-----------------------------------------------------------------------------------------------------------------------------------
      5,841,894.12       4,669,039.90      4,072,992.28       3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25
-----------------------------------------------------------------------------------------------------------------------------------
        8.760%              6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
-----------------------------------------------------------------------------------------------------------------------------------
         10TH                10TH              10TH               10TH              10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
         39,278.70          24,374.39         21,262.76          17,113.93         17,632.54         15,039.52          20,744.16
         39,193.81          24,329.58         21,223.68          17,082.48         17,600.13         15,011.87          20,706.03
         39,108.29          24,284.53         21,184.38          17,050.84         17,567.54         14,984.07          20,667.69
         39,022.16          24,239.23         21,144.86          17,019.03         17,534.76         14,956.12          20,629.13
         38,935.40          24,193.67         21,105.11          16,987.04         17,501.80         14,928.01          20,590.36
         38,848.00          24,147.85         21,065.15          16,954.88         17,468.66         14,899.74          20,551.36
         38,759.96          24,101.78         21,024.95          16,922.53         17,435.33         14,871.31          20,512.15
         38,671.29          24,055.44         20,984.54          16,890.00         17,401.81         14,842.72          20,472.72
         38,581.96          24,008.85         20,943.89          16,857.28         17,368.11         14,813.97          20,433.07
         38,491.98          23,962.00         20,903.02          16,824.38         17,334.21         14,785.06          20,393.19
         38,401.35          23,914.88         20,861.92          16,791.30         17,300.13         14,755.99          20,353.09
         38,310.05          23,867.50         20,820.58          16,758.03         17,265.85         14,726.75          20,312.77
         38,218.09          23,819.85         20,779.02          16,724.58         17,231.38         14,697.36          20,272.21
         38,125.46          23,771.94         20,737.22          16,690.94         17,196.72         14,667.79          20,231.44
         38,032.15          23,723.75         20,695.19          16,657.10         17,161.86         14,638.06          20,190.43
         37,938.16          23,675.30         20,652.92          16,623.08         17,126.81         14,608.16          20,149.19
         37,843.48          23,626.57         20,610.41          16,588.87         17,091.56         14,578.10          20,107.72
         37,748.11          23,577.57         20,567.67          16,554.46         17,056.11         14,547.86          20,066.02
         37,652.05          23,528.29         20,524.68          16,519.87         17,020.47         14,517.46          20,024.08
         37,555.28          23,478.74         20,481.45          16,485.07         16,984.62         14,486.88          19,981.91
         37,457.81          23,428.91         20,437.98          16,450.09         16,948.57         14,456.13          19,939.50
         37,359.63          23,378.80         20,394.27          16,414.90         16,912.32         14,425.22          19,896.85
         37,260.73          23,328.40         20,350.31          16,379.52         16,875.87         14,394.12          19,853.96
         37,161.10          23,277.73         20,306.10          16,343.94         16,839.21         14,362.85          19,810.83
         37,060.75          23,226.77         20,261.65          16,308.16         16,802.34         14,331.41          19,767.46
         36,959.67          23,175.52         20,216.95          16,272.18         16,765.27         14,299.79          19,723.85
         36,857.85          23,123.99         20,171.99          16,235.99         16,727.99         14,267.99          19,679.99
         36,755.29          23,072.17         20,126.78          16,199.61         16,690.50         14,236.02          19,635.89
         36,651.98          23,020.05         20,081.32          16,163.02         16,652.80         14,203.86          19,591.53
         36,547.91          22,967.64         20,035.60          16,126.22         16,614.89         14,171.53          19,546.93
         36,443.08          22,914.94         19,989.63          16,089.22         16,576.77         14,139.01          19,502.08
         36,337.49          22,861.95         19,943.40          16,052.01         16,538.43         14,106.31          19,456.98
         36,231.13          22,808.65         19,896.91          16,014.59         16,499.88         14,073.42          19,411.62
         36,123.99          22,755.06         19,850.16          15,976.96         16,461.11         14,040.35          19,366.01
         36,016.07          22,701.16         19,803.14          15,939.12         16,422.12         14,007.10          19,320.14
         35,907.36          22,646.96         19,755.86          15,901.06         16,382.91         13,973.66          19,274.01
         35,797.86          22,592.46         19,708.32          15,862.79         16,343.48         13,940.03          19,227.63
         35,687.56          22,537.65         19,660.51          15,824.31         16,303.84         13,906.21          19,180.98
         35,576.45          22,482.54         19,612.43          15,785.61         16,263.96         13,872.20          19,134.08
         35,464.54          22,427.11         19,564.08          15,746.70         16,223.87         13,838.01          19,086.90
         35,351.80          22,371.37         19,515.45          15,707.56         16,183.55         13,803.61          19,039.47
         35,238.24          22,315.32         19,466.56          15,668.21         16,143.00         13,769.03          18,991.77
         35,123.86          22,258.96         19,417.39          15,628.63         16,102.23         13,734.25          18,943.80
         35,008.64          22,202.28         19,367.95          15,588.84         16,061.22         13,699.28          18,895.56
         34,892.57          22,145.28         19,318.22          15,548.82         16,019.99         13,664.11          18,847.05
         34,775.66          22,087.96         19,268.22          15,508.57         15,978.53         13,628.74          18,798.26
         34,657.90          22,030.32         19,217.94          15,468.10         15,936.83         13,593.18          18,749.21
         34,539.28          21,972.35         19,167.37          15,427.40         15,894.90         13,557.41          18,699.88
         34,419.79          21,914.06         19,116.52          15,386.47         15,852.73         13,521.44          18,650.27
         34,299.43          21,855.44         19,065.39          15,345.31         15,810.32         13,485.27          18,600.38
         34,178.19          21,796.50         19,013.97          15,303.93         15,767.68         13,448.90          18,550.21
         34,056.06          21,737.22         18,962.25          15,262.31         15,724.80         13,412.33          18,499.76
         33,933.05          21,677.61         18,910.25          15,220.45         15,681.67         13,375.55          18,449.03
         33,809.13          21,617.66         18,857.96          15,178.36         15,638.31         13,338.56          18,398.01
         33,684.31          21,557.38         18,805.37          15,136.03         15,594.70         13,301.36          18,346.71
         33,558.58          21,496.76         18,752.49          15,093.47         15,550.85         13,263.96          18,295.11
         33,431.94          21,435.80         18,699.31          15,050.67         15,506.75         13,226.34          18,243.23
         33,304.36          21,374.49         18,645.83          15,007.62         15,462.40         13,188.52          18,191.06
         33,175.86          21,312.84         18,592.06          14,964.34         15,417.80         13,150.48          18,138.59
         33,046.42          21,250.85         18,537.98          14,920.81         15,372.96         13,112.23          18,085.83
         32,916.03          21,188.51         18,483.59          14,877.04         15,327.86         13,073.76          18,032.77
         32,784.69          21,125.81         18,428.90          14,833.02         15,282.51         13,035.08          17,979.42
         32,652.39          21,062.77         18,373.91          14,788.76         15,236.90         12,996.18          17,925.76


         77                 78                  79                 80               81
         --                 --                  --                 --               --


      RITE AID           RITE AID             RITE AID          RITE AID          RITE AID
------------------------------------------------------------------------------------------------
      CARROLTON        SALYERSVILLE         MADISON HGTS.       MERRIMACK          MILFORD
         KY                 KY                   MI                NH                NH
------------------------------------------------------------------------------------------------
    2,284,849.43       2,066,298.88         2,831,226.53      2,036,495.42       2,334,519.95
------------------------------------------------------------------------------------------------
       6.739%             6.739%              6.739%             6.739%             6.739%
------------------------------------------------------------------------------------------------
        10TH               10TH                10TH               10TH               10TH
------------------------------------------------------------------------------------------------
       11,927.89          10,786.96            14,780.21         10,631.38          12,187.19
       11,905.97          10,767.14            14,753.05         10,611.84          12,164.79
       11,883.92          10,747.20            14,725.73         10,592.19          12,142.27
       11,861.75          10,727.15            14,698.26         10,572.42          12,119.61
       11,839.45          10,706.99            14,670.63         10,552.55          12,096.83
       11,817.03          10,686.71            14,642.85         10,532.57          12,073.92
       11,794.49          10,666.32            14,614.91         10,512.47          12,050.89
       11,771.81          10,645.82            14,586.81         10,492.26          12,027.72
       11,749.01          10,625.20            14,558.56         10,471.94          12,004.43
       11,726.08          10,604.46            14,530.15         10,451.51          11,981.00
       11,703.03          10,583.61            14,501.58         10,430.95          11,957.44
       11,679.84          10,562.64            14,472.85         10,410.29          11,933.75
       11,656.52          10,541.55            14,443.95         10,389.51          11,909.93
       11,633.08          10,520.35            14,414.90         10,368.61          11,885.97
       11,609.50          10,499.02            14,385.68         10,347.59          11,861.88
       11,585.78          10,477.58            14,356.30         10,326.46          11,837.65
       11,561.94          10,456.02            14,326.75         10,305.20          11,813.28
       11,537.96          10,434.33            14,297.04         10,283.83          11,788.78
       11,513.85          10,412.52            14,267.16         10,262.34          11,764.15
       11,489.60          10,390.59            14,237.11         10,240.72          11,739.37
       11,465.21          10,368.54            14,206.89         10,218.99          11,714.45
       11,440.69          10,346.36            14,176.51         10,197.13          11,689.40
       11,416.03          10,324.06            14,145.95         10,175.15          11,664.20
       11,391.23          10,301.63            14,115.22         10,153.05          11,638.86
       11,366.29          10,279.08            14,084.32         10,130.82          11,613.38
       11,341.21          10,256.40            14,053.24         10,108.47          11,587.76
       11,316.00          10,233.60            14,021.99         10,085.99          11,561.99
       11,290.63          10,210.66            13,990.57         10,063.39          11,536.08
       11,265.13          10,187.60            13,958.97         10,040.66          11,510.03
       11,239.49          10,164.41            13,927.19         10,017.80          11,483.82
       11,213.70          10,141.08            13,895.23          9,994.81          11,457.47
       11,187.76          10,117.63            13,863.10          9,971.70          11,430.97
       11,161.68          10,094.04            13,830.78          9,948.45          11,404.33
       11,135.45          10,070.32            13,798.28          9,925.07          11,377.53
       11,109.08          10,046.47            13,765.60          9,901.57          11,350.58
       11,082.56          10,022.49            13,732.73          9,877.93          11,323.48
       11,055.89           9,998.37            13,699.68          9,854.16          11,296.23
       11,029.06           9,974.11            13,666.45          9,830.25          11,268.83
       11,002.09           9,949.72            13,633.03          9,806.21          11,241.27
       10,974.97           9,925.19            13,599.42          9,782.03          11,213.56
       10,947.69           9,900.52            13,565.62          9,757.72          11,185.69
       10,920.27           9,875.72            13,531.63          9,733.28          11,157.66
       10,892.68           9,850.78            13,497.46          9,708.69          11,129.48
       10,864.95           9,825.69            13,463.08          9,683.97          11,101.14
       10,837.05           9,800.47            13,428.52          9,659.11          11,072.64
       10,809.00           9,775.10            13,393.76          9,634.11          11,043.98
       10,780.79           9,749.59            13,358.81          9,608.97          11,015.16
       10,752.43           9,723.94            13,323.66          9,583.68          10,986.18
       10,723.90           9,698.14            13,288.32          9,558.26          10,957.03
       10,695.22           9,672.20            13,252.77          9,532.69          10,927.72
       10,666.37           9,646.11            13,217.03          9,506.98          10,898.25
       10,637.36           9,619.88            13,181.08          9,481.12          10,868.61
       10,608.19           9,593.50            13,144.93          9,455.12          10,838.80
       10,578.86           9,566.97            13,108.58          9,428.98          10,808.83
       10,549.36           9,540.29            13,072.03          9,402.68          10,778.69
       10,519.69           9,513.46            13,035.27          9,376.24          10,748.38
       10,489.86           9,486.48            12,998.30          9,349.65          10,717.90
       10,459.86           9,459.35            12,961.13          9,322.91          10,687.25
       10,429.69           9,432.07            12,923.75          9,296.02          10,656.42
       10,399.35           9,404.63            12,886.15          9,268.98          10,625.42
       10,368.84           9,377.04            12,848.35          9,241.79          10,594.25
       10,338.17           9,349.30            12,810.34          9,214.45          10,562.91
       10,307.31           9,321.40            12,772.11          9,186.95          10,531.38

                                 GROSS INTEREST

        59                 60                  61                 62                 64                65                66
        --                 --                  --                 --                 --                --                --

      PRICE              PRICE
     CHOPPER            CHOPPER              Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS
-----------------------------------------------------------------------------------------------------------------------------------
     WALLKILL         ST. ALBAN'S         CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO
        NY                 VT                  FL                 FL                 TX                TX                TX
-----------------------------------------------------------------------------------------------------------------------------------
   5,544,666.27       6,067,932.30         8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02      7,588,356.71
-----------------------------------------------------------------------------------------------------------------------------------
      7.571%             7.950%              8.760%             8.760%             8.760%            8.760%            8.760%
-----------------------------------------------------------------------------------------------------------------------------------
       1ST                1ST                 10TH               10TH               10TH              10TH              10TH
-----------------------------------------------------------------------------------------------------------------------------------
      29,700.13          35,208.62            47,183.70         45,742.87          36,443.77         39,061.03         42,240.88
      29,615.30          35,135.82            46,988.93         45,554.05          36,293.33         38,899.79         42,066.52
      29,529.93          35,062.53            46,792.73         45,363.85          36,141.80         38,737.38         41,890.88
      29,444.02          34,988.76            46,595.11         45,172.26          35,989.16         38,573.77         41,713.96
      29,357.57          34,914.50            46,396.04         44,979.27          35,835.40         38,408.97         41,535.74
      29,270.58          34,839.74            46,195.52         44,784.88          35,680.52         38,242.97         41,356.23
      29,183.03          34,749.64            45,993.54         44,589.06          35,524.52         38,075.76         41,175.40
      29,094.94          34,658.94            45,790.08         44,391.82          35,367.37         37,907.33         40,993.26
      29,006.29          34,567.65            45,585.14         44,193.13          35,209.07         37,737.67         40,809.79
      28,917.08          34,475.74            45,378.70         43,993.00          35,049.62         37,566.77         40,624.97
      28,827.30          34,383.23            45,170.75         43,791.40          34,889.01         37,394.62         40,438.81
      28,736.96          34,290.11            44,961.29         43,588.33          34,727.22         37,221.21         40,251.29
      28,646.05          34,196.37            44,750.30         43,383.78          34,564.26         37,046.54         40,062.40
      28,554.57          34,102.00            44,537.76         43,177.74          34,400.10         36,870.60         39,872.13
      28,462.51          34,007.02            44,323.68         42,970.19          34,234.75         36,693.36         39,680.47
      28,369.86          33,911.40            44,108.03         42,761.13          34,068.18         36,514.84         39,487.41
      28,276.64          33,815.15            43,890.81         42,550.54          33,900.40         36,335.01         39,292.95
      28,182.82          33,718.26            43,672.00         42,338.41          33,731.40         36,153.87         39,097.06
      28,088.42          33,620.73            43,451.59         42,124.74          33,561.16         35,971.41         38,899.74
      27,993.42          33,522.55            43,229.58         41,909.50          33,389.69         35,787.62         38,700.99
      27,897.81          33,423.73            43,005.94         41,692.69          33,216.95         35,602.48         38,500.78
      27,801.61          33,324.24            42,780.68         41,474.31          33,042.96         35,415.99         38,299.11
      27,704.80          33,224.10            42,553.76         41,254.32          32,867.70         35,228.14         38,095.97
      27,607.38          33,123.30            42,325.20         41,032.73          32,691.16         35,038.92         37,891.34
      27,509.34          33,021.83            42,094.96         40,809.53          32,513.33         34,848.32         37,685.23
      27,410.68          32,919.68            41,863.04         40,584.69          32,334.20         34,656.33         37,477.60
      27,311.41          32,816.86            41,629.43         40,358.22          32,153.76         34,462.93         37,268.46
      27,211.50          32,713.36            41,394.11         40,130.08          31,972.01         34,268.13         37,057.80
      27,110.97          32,609.17            41,157.08         39,900.29          31,788.93         34,071.90         36,845.60
      27,009.80          32,504.30            40,918.32         39,668.82          31,604.51         33,874.24         36,631.84
      26,907.99          32,398.72            40,677.81         39,435.65          31,418.75         33,675.13         36,416.53
      26,805.54          32,292.45            40,435.55         39,200.79          31,231.63         33,474.58         36,199.65
      26,702.45          32,185.48            40,191.51         38,964.21          31,043.14         33,272.55         35,981.18
      26,598.70          32,077.79            39,945.70         38,725.90          30,853.28         33,069.06         35,761.12
      26,494.30          31,969.39            39,698.09         38,485.86          30,662.04         32,864.08         35,539.45
      26,389.24          31,860.28            39,448.68         38,244.06          30,469.39         32,657.60         35,316.16
      26,283.52          31,750.44            39,197.44         38,000.49          30,275.34         32,449.61         35,091.24
      26,177.13          31,639.87            38,944.37         37,755.15          30,079.88         32,240.11         34,864.69
      26,070.07          31,528.57            38,689.46         37,508.02          29,882.98         32,029.08         34,636.47
      25,962.33          31,416.53            38,432.68         37,259.08          29,684.65         31,816.50         34,406.59
      25,853.92          31,303.75            38,174.03         37,008.33          29,484.88         31,602.38         34,175.04
      25,744.82          31,190.23            37,913.49         36,755.74          29,283.64         31,386.69         33,941.79
      25,635.03          31,075.95            37,651.04         36,501.31          29,080.93         31,169.42         33,706.84
      25,524.55          30,960.91            37,386.69         36,245.03          28,876.75         30,950.58         33,470.18
      25,413.37          30,845.12            37,120.40         35,986.87          28,671.07         30,730.13         33,231.78
      25,301.49          30,728.55            36,852.17         35,726.83          28,463.90         30,508.07         32,991.65
      25,188.90          30,611.22            36,581.98         35,464.89          28,255.21         30,284.40         32,749.76
      25,075.61          30,493.10            36,309.81         35,201.04          28,044.99         30,059.09         32,506.11
      24,961.60          30,374.20            36,035.66         34,935.26          27,833.25         29,832.13         32,260.68
      24,846.87          30,254.52            35,759.51         34,667.54          27,619.95         29,603.52         32,013.46
      24,731.42          30,134.04            35,481.35         34,397.87          27,405.10         29,373.24         31,764.43
      24,615.23          30,012.77            35,201.15         34,126.23          27,188.68         29,141.28         31,513.59
      24,498.32          29,890.69            34,918.91         33,852.61          26,970.68         28,907.62         31,260.91
      24,367.01          29,767.80            34,634.60         33,576.99          26,751.09         28,672.26         31,006.39
      24,234.87          29,644.10            34,348.23         33,299.35          26,529.90         28,435.19         30,750.02
      24,101.90          29,519.58            34,059.76         33,019.69          26,307.09         28,196.38         30,491.77
      23,968.09          29,394.23            33,769.18         32,737.99          26,082.66         27,955.82         30,231.63
      23,833.43          29,268.05            33,476.49         32,454.23          25,856.59         27,713.52         29,969.60
      23,697.92          29,141.04            33,181.65         32,168.40          25,628.86         27,469.44         29,705.65
      23,561.56          29,013.19            32,884.67         31,880.49          25,399.48         27,223.58         29,439.78
      23,424.34          28,884.49            32,585.52         31,590.47          25,168.42         26,975.93         29,171.96
      23,286.26          28,754.93            32,284.18         31,298.33          24,935.67         26,726.46         28,902.19
      23,147.30          28,624.52            31,980.64         31,004.07          24,701.23         26,475.18         28,630.45


          67                  68                69                 70                74                75                 76
          --                  --                --                 --                --                --                 --


        Q CLUBS             RITE AID         RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
-----------------------------------------------------------------------------------------------------------------------------------
      WILLOW BROOK         BRENTWOOD         ELK GROVE           NEWMAN            TRUCKEE          WATERTOWN          CALDWELL
           TX                  CA               CA                 CA                CA                CT                 ID
-----------------------------------------------------------------------------------------------------------------------------------
      5,841,894.12       4,669,039.90      4,072,992.28       3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25
-----------------------------------------------------------------------------------------------------------------------------------
        8.760%              6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
-----------------------------------------------------------------------------------------------------------------------------------
         10TH                10TH              10TH               10TH              10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
         32,519.13          20,999.37         18,318.60          14,744.24         15,191.04         12,957.06          17,871.81
         32,384.90          20,935.62         18,262.98          14,699.48         15,144.92         12,917.72          17,817.55
         32,249.68          20,871.50         18,207.06          14,654.46         15,098.54         12,878.16          17,762.98
         32,113.48          20,807.03         18,150.81          14,609.19         15,051.90         12,838.38          17,708.11
         31,976.28          20,742.20         18,094.26          14,563.67         15,004.99         12,798.38          17,652.93
         31,838.08          20,677.00         18,037.38          14,517.89         14,957.83         12,758.15          17,597.44
         31,698.87          20,611.43         17,980.18          14,471.86         14,910.40         12,717.69          17,541.64
         31,558.65          20,545.50         17,922.67          14,425.56         14,862.70         12,677.01          17,485.53
         31,417.40          20,479.19         17,864.83          14,379.01         14,814.74         12,636.10          17,429.10
         31,275.12          20,412.52         17,806.66          14,332.20         14,766.50         12,594.96          17,372.36
         31,131.81          20,345.47         17,748.17          14,285.12         14,718.00         12,553.59          17,315.29
         30,987.44          20,278.04         17,689.35          14,237.78         14,669.22         12,511.98          17,257.91
         30,842.02          20,210.23         17,630.21          14,190.17         14,620.17         12,470.15          17,200.20
         30,695.55          20,142.05         17,570.72          14,142.29         14,570.84         12,428.07          17,142.17
         30,548.00          20,073.48         17,510.91          14,094.15         14,521.24         12,385.76          17,083.81
         30,399.37          20,004.52         17,450.76          14,045.73         14,471.36         12,343.22          17,025.13
         30,249.66          19,935.18         17,390.27          13,997.05         14,421.20         12,300.43          16,966.11
         30,098.86          19,865.45         17,329.44          13,948.09         14,370.75         12,257.41          16,906.77
         29,946.96          19,795.33         17,268.27          13,898.85         14,320.03         12,214.14          16,847.09
         29,793.94          19,724.81         17,206.75          13,849.34         14,269.01         12,170.63          16,787.08
         29,639.81          19,653.90         17,144.89          13,799.55         14,217.72         12,126.87          16,726.72
         29,484.56          19,582.59         17,082.68          13,749.48         14,166.13         12,082.87          16,666.03
         29,328.17          19,510.88         17,020.13          13,699.13         14,114.25         12,038.63          16,605.00
         29,170.64          19,438.76         16,957.22          13,648.50         14,062.09         11,994.13          16,543.63
         29,011.96          19,366.25         16,893.96          13,597.58         14,009.63         11,949.39          16,481.91
         28,852.12          19,293.32         16,830.34          13,546.38         13,956.87         11,904.39          16,419.85
         28,691.12          19,219.98         16,766.37          13,494.88         13,903.82         11,859.14          16,357.43
         28,528.94          19,146.24         16,702.04          13,443.10         13,850.47         11,813.64          16,294.67
         28,365.57          19,072.07         16,637.34          13,391.03         13,796.82         11,767.88          16,231.55
         28,201.01          18,997.50         16,572.28          13,338.67         13,742.87         11,721.86          16,168.08
         28,035.26          18,922.50         16,506.86          13,286.01         13,688.62         11,675.58          16,104.26
         27,868.29          18,847.08         16,441.07          13,233.06         13,634.06         11,629.05          16,040.07
         27,700.10          18,771.24         16,374.91          13,179.81         13,579.20         11,582.25          15,975.52
         27,530.69          18,694.97         16,308.38          13,126.26         13,524.02         11,535.20          15,910.61
         27,360.03          18,618.28         16,241.47          13,072.41         13,468.54         11,487.87          15,845.34
         27,188.14          18,541.15         16,174.19          13,018.26         13,412.75         11,440.28          15,779.70
         27,014.98          18,463.59         16,106.54          12,963.80         13,356.64         11,392.43          15,713.69
         26,840.57          18,385.59         16,038.50          12,909.04         13,300.22         11,344.30          15,647.31
         26,664.88          18,307.16         15,970.08          12,853.97         13,243.48         11,295.91          15,580.56
         26,487.91          18,228.29         15,901.27          12,798.59         13,186.42         11,247.24          15,513.44
         26,309.64          18,148.97         15,832.08          12,742.90         13,129.04         11,198.30          15,445.93
         26,130.08          18,069.21         15,762.50          12,686.89         13,071.34         11,149.09          15,378.05
         25,949.20          17,989.00         15,692.53          12,630.57         13,013.32         11,099.59          15,309.79
         25,767.00          17,908.34         15,622.17          12,573.94         12,954.97         11,049.83          15,241.14
         25,583.48          17,827.22         15,551.41          12,516.99         12,896.29         10,999.78          15,172.11
         25,398.61          17,745.65         15,480.25          12,459.72         12,837.28         10,949.45          15,102.69
         25,212.40          17,663.63         15,408.70          12,402.12         12,777.94         10,898.83          15,032.88
         25,024.82          17,581.14         15,336.74          12,344.21         12,718.27         10,847.94          14,962.67
         24,835.88          17,498.19         15,264.38          12,285.96         12,658.27         10,796.75          14,892.08
         24,645.55          17,414.77         15,191.61          12,227.39         12,597.92         10,745.28          14,821.08
         24,453.84          17,330.89         15,118.43          12,168.50         12,537.24         10,693.53          14,749.69
         24,260.73          17,246.53         15,044.85          12,109.27         12,476.21         10,641.48          14,677.90
         24,066.21          17,161.70         14,970.84          12,049.71         12,414.85         10,589.13          14,605.70
         23,870.26          17,076.39         14,896.43          11,989.81         12,353.14         10,536.50          14,533.10
         23,672.89          16,990.61         14,821.59          11,929.58         12,291.08         10,483.57          14,460.09
         23,474.08          16,904.34         14,746.34          11,869.01         12,228.67         10,430.34          14,386.67
         23,273.81          16,817.59         14,670.66          11,808.10         12,165.92         10,376.81          14,312.84
         23,072.08          16,730.35         14,594.56          11,746.84         12,102.81         10,322.98          14,238.60
         22,868.89          16,642.62         14,518.03          11,685.25         12,039.34         10,268.85          14,163.93
         22,664.20          16,554.40         14,441.07          11,623.30         11,975.52         10,214.42          14,088.85
         22,458.03          16,465.68         14,363.68          11,561.01         11,911.35         10,159.68          14,013.35
         22,250.34          16,376.47         14,285.85          11,498.37         11,846.81         10,104.63          13,937.42
         22,041.15          16,286.75         14,207.59          11,435.38         11,781.91         10,049.27          13,861.06


         77                 78                  79                 80               81
         --                 --                  --                 --               --


      RITE AID           RITE AID             RITE AID          RITE AID          RITE AID
-------------------------------------------------------------------------------------------------
      CARROLTON        SALYERSVILLE         MADISON HGTS.       MERRIMACK          MILFORD
         KY                 KY                   MI                NH                NH
-------------------------------------------------------------------------------------------------
    2,284,849.43       2,066,298.88         2,831,226.53      2,036,495.42       2,334,519.95
-------------------------------------------------------------------------------------------------
       6.739%             6.739%              6.739%             6.739%             6.739%
-------------------------------------------------------------------------------------------------
        10TH               10TH                10TH               10TH               10TH
-------------------------------------------------------------------------------------------------
       10,276.29           9,293.34            12,733.66          9,159.30          10,499.69
       10,245.09           9,265.13            12,695.00          9,131.49          10,467.81
       10,213.71           9,236.75            12,656.13          9,103.52          10,435.75
       10,182.16           9,208.22            12,617.03          9,075.40          10,403.52
       10,150.44           9,179.53            12,577.72          9,047.12          10,371.10
       10,118.53           9,150.67            12,538.18          9,018.69          10,338.50
       10,086.45           9,121.66            12,498.42          8,990.09          10,305.72
       10,054.18           9,092.48            12,458.44          8,961.33          10,272.75
       10,021.73           9,063.13            12,418.24          8,932.41          10,239.60
        9,989.11           9,033.63            12,377.80          8,903.33          10,206.26
        9,956.29           9,003.95            12,337.15          8,874.08          10,172.73
        9,923.30           8,974.11            12,296.26          8,844.67          10,139.02
        9,890.12           8,944.11            12,255.14          8,815.10          10,105.12
        9,856.75           8,913.93            12,213.80          8,785.36          10,071.02
        9,823.19           8,883.58            12,172.22          8,755.45          10,036.74
        9,789.45           8,853.07            12,130.40          8,725.37          10,002.26
        9,755.52           8,822.38            12,088.36          8,695.13           9,967.59
        9,721.39           8,791.52            12,046.07          8,664.72           9,932.73
        9,687.08           8,760.49            12,003.55          8,634.13           9,897.66
        9,652.57           8,729.28            11,960.79          8,603.37           9,862.41
        9,617.87           8,697.90            11,917.79          8,572.44           9,826.95
        9,582.97           8,666.34            11,874.55          8,541.34           9,791.29
        9,547.88           8,634.60            11,831.07          8,510.06           9,755.44
        9,512.59           8,602.69            11,787.34          8,478.61           9,719.38
        9,477.10           8,570.60            11,743.36          8,446.98           9,683.12
        9,441.41           8,538.32            11,699.14          8,415.17           9,646.66
        9,405.52           8,505.87            11,654.67          8,383.18           9,609.99
        9,369.43           8,473.23            11,609.95          8,351.01           9,573.12
        9,333.14           8,440.41            11,564.98          8,318.67           9,536.04
        9,296.65           8,407.40            11,519.76          8,286.14           9,498.75
        9,259.95           8,374.21            11,474.28          8,253.43           9,461.25
        9,223.04           8,340.84            11,428.55          8,220.53           9,423.54
        9,185.93           8,307.27            11,382.56          8,187.45           9,385.62
        9,148.60           8,273.52            11,336.31          8,154.19           9,347.49
        9,111.07           8,239.58            11,289.81          8,120.73           9,309.14
        9,073.33           8,205.45            11,243.04          8,087.09           9,270.57
        9,035.37           8,171.12            11,196.01          8,053.26           9,231.79
        8,997.21           8,136.60            11,148.71          8,019.25           9,192.80
        8,958.82           8,101.89            11,101.15          7,985.04           9,153.58
        8,920.23           8,066.99            11,053.32          7,950.63           9,114.14
        8,881.41           8,031.89            11,005.23          7,916.04           9,074.48
        8,842.38           7,996.59            10,956.86          7,881.25           9,034.60
        8,803.13           7,961.09            10,908.22          7,846.26           8,994.50
        8,763.65           7,925.39            10,859.31          7,811.08           8,954.17
        8,723.96           7,889.50            10,810.13          7,775.70           8,913.61
        8,684.04           7,853.40            10,760.66          7,740.12           8,872.83
        8,643.90           7,817.10            10,710.92          7,704.35           8,831.81
        8,603.54           7,780.59            10,660.90          7,668.37           8,790.57
        8,562.94           7,743.88            10,610.60          7,632.19           8,749.09
        8,522.12           7,706.96            10,560.02          7,595.80           8,707.39
        8,481.07           7,669.84            10,509.16          7,559.21           8,665.44
        8,439.79           7,632.51            10,458.00          7,522.42           8,623.26
        8,398.28           7,594.97            10,406.56          7,485.42           8,580.85
        8,356.53           7,557.21            10,354.83          7,448.21           8,538.20
        8,314.55           7,519.25            10,302.82          7,410.79           8,495.30
        8,272.34           7,481.07            10,250.50          7,373.17           8,452.17
        8,229.88           7,442.68            10,197.90          7,335.33           8,408.79
        8,187.19           7,404.07            10,145.00          7,297.28           8,365.17
        8,144.26           7,365.25            10,091.80          7,259.01           8,321.31
        8,101.09           7,326.20            10,038.31          7,220.53           8,277.20
        8,057.67           7,286.94             9,984.51          7,181.84           8,232.84
        8,014.02           7,247.46             9,930.41          7,142.92           8,188.23
        7,970.11           7,207.75             9,876.01          7,103.79           8,143.38

                                 GROSS INTEREST

        59                 60                  61                 62                 64                65                66
        --                 --                  --                 --                 --                --                --

      PRICE              PRICE
     CHOPPER            CHOPPER              Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS
-----------------------------------------------------------------------------------------------------------------------------------
     WALLKILL         ST. ALBAN'S         CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO
        NY                 VT                  FL                 FL                 TX                TX                TX
-----------------------------------------------------------------------------------------------------------------------------------
   5,544,666.27       6,067,932.30         8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02      7,588,356.71
-----------------------------------------------------------------------------------------------------------------------------------
      7.571%             7.950%              8.760%             8.760%             8.760%            8.760%            8.760%
-----------------------------------------------------------------------------------------------------------------------------------
       1ST                1ST                 10TH               10TH               10TH              10TH              10TH
-----------------------------------------------------------------------------------------------------------------------------------
      23,007.46          28,493.24            31,674.89         30,707.65          24,465.07         26,222.06         28,356.73
      22,866.75          28,361.10            31,366.91         30,409.07          24,227.19         25,967.10         28,081.01
      22,725.14          28,228.08            31,056.67         30,108.31          23,987.57         25,710.27         27,803.28
      22,582.64          28,079.32            30,744.18         29,805.36          23,746.20         25,451.57         27,523.52
      22,439.25          27,929.58            30,429.40         29,500.19          23,503.08         25,190.98         27,241.71
      22,294.95          27,778.85            30,112.32         29,192.80          23,258.17         24,928.49         26,957.85
      22,149.73          27,627.12            29,792.93         28,883.16          23,011.48         24,664.08         26,671.92
      22,003.61          27,474.38            29,471.21         28,571.26          22,762.99         24,397.75         26,383.90
      21,856.56          27,320.64            29,147.14         28,257.09          22,512.68         24,129.46         26,093.78
      21,708.58          27,165.87            28,820.70         27,940.62          22,260.55         23,859.22         25,801.54
      21,559.67          27,010.08            28,491.88         27,621.84          22,006.57         23,587.01         25,507.16
      21,409.82          26,853.25            28,160.66         27,300.73          21,750.75         23,312.81         25,210.64
      21,259.02          26,695.39            27,827.02         26,977.28          21,493.05         23,036.61         24,911.95
      21,107.27          26,536.48            27,490.95         26,651.47          21,233.47         22,758.39         24,611.08
      20,954.57          26,376.52            27,152.42         26,323.28          20,972.00         22,478.14         24,308.02
      20,800.90          26,215.50            26,811.42         25,992.70          20,708.62         22,195.84         24,002.74
      20,646.26          26,053.41            26,467.94         25,659.70          20,443.32         21,911.49         23,695.24
      20,490.64          25,890.25            26,121.94         25,324.27          20,176.08         21,625.05         23,385.49
      20,334.05          25,726.01            25,773.42         24,986.39          19,906.89         21,336.53         23,073.48
      20,176.47          25,560.68            25,422.36         24,646.05          19,635.73         21,045.90         22,759.19
      20,017.89          25,394.25            25,068.73         24,303.22          19,362.60         20,753.15         22,442.61
      19,858.31          25,226.73            24,712.52         23,957.89          19,087.47         20,458.26         22,123.71
      19,697.72          25,058.09            24,353.71         23,610.03          18,810.33         20,161.22         21,802.49
      19,536.13          24,888.33            23,992.28         23,259.64          18,531.17         19,862.01         21,478.93
      19,373.51          24,717.45            23,628.21         22,906.69          18,249.97         19,560.62         21,153.00
      19,209.86          24,545.44            23,261.49         22,551.16          17,966.72         19,257.03         20,824.69
      19,045.19          24,372.29            22,892.09         22,193.04          17,681.40         18,951.22         20,493.98
      18,879.47          24,197.99            22,519.99         21,832.31          17,394.00         18,643.18         20,160.87
      18,712.71          24,022.54            22,145.17         21,468.94          17,104.50         18,332.89         19,825.31
      18,544.90          23,845.92            21,767.62         21,102.91          16,812.89         18,020.33         19,487.31
      18,376.03          23,668.13            21,387.31         20,734.22          16,519.14         17,705.49         19,146.85
      18,206.09          23,489.17            21,004.23         20,362.84          16,223.26         17,388.36         18,803.89
      18,035.08          23,309.02            20,618.35         19,988.74          15,925.21         17,068.91         18,458.44
      17,862.99          23,127.68            20,229.65         19,611.91          15,624.99         16,747.12         18,110.46
      17,689.82          22,945.13            19,838.12         19,232.33          15,322.58         16,422.99         17,759.94
      17,515.55          22,761.38            19,443.73         18,849.98          15,017.96         16,096.49         17,406.86
      17,340.19          22,576.41            19,046.45         18,464.84          14,711.11         15,767.61         17,051.21
      17,163.71          22,390.21            18,646.28         18,076.89          14,402.03         15,436.33         16,692.96
      16,986.13          22,202.78            18,243.19         17,686.11          14,090.68         15,102.63         16,332.09
      16,807.42          22,014.11            17,837.15         17,292.47          13,777.07         14,766.49         15,968.59
      16,627.59          21,824.19            17,428.15         16,895.96          13,461.17         14,427.90         15,602.44
      16,446.62          21,633.01            17,016.17         16,496.56          13,142.96         14,086.84         15,233.61
      16,264.51          21,440.56            16,601.18         16,094.23          12,822.42         13,743.29         14,862.09
      16,081.25          21,246.84            16,183.15         15,688.98          12,499.55         13,397.23         14,487.86
      15,896.83          21,051.83            15,762.08         15,280.76          12,174.32         13,048.64         14,110.89
      15,711.25          20,855.54            15,337.93         14,869.57          11,846.72         12,697.51         13,731.18
      15,524.51          20,657.94            14,910.69         14,455.37          11,516.72         12,343.82         13,348.69
      15,336.58          20,459.03            14,480.32         14,038.15          11,184.32         11,987.54         12,963.41
      15,147.46          20,258.81            14,046.82         13,617.88          10,849.49         11,628.66         12,575.32
      14,957.16          20,057.26            13,610.15         13,194.55          10,512.22         11,267.17         12,184.40
      14,751.31          19,854.37            13,170.29         12,768.12          10,172.48         10,903.03         11,790.62
      14,544.16          19,650.14            12,727.23         12,338.58           9,830.26         10,536.24         11,393.96
      14,335.71          19,444.56            12,280.92         11,905.91           9,485.55         10,166.77         10,994.41
      14,125.94          19,237.61            11,831.36         11,470.08           9,138.32          9,794.60         10,591.95
      13,914.85          19,029.30            11,378.52         11,031.06           8,788.55          9,419.71         10,186.54
      13,702.42          18,819.60            10,922.37         10,588.84           8,436.23          9,042.09          9,778.18
      13,488.66          18,608.51            10,462.90         10,143.40           8,081.34          8,661.71          9,366.84
      13,273.54          18,396.03            10,000.07          9,694.70           7,723.86          8,278.56          8,952.49
      13,057.07          18,182.14             9,533.85          9,242.72           7,363.76          7,892.60          8,535.12
      12,839.24          17,966.83             9,064.24          8,787.45           7,001.04          7,503.83          8,114.70
      12,620.02          17,750.10             8,591.20          8,328.85           6,635.67          7,112.23          7,691.21
      12,399.43          17,531.92             8,114.70          7,866.91           6,267.64          6,717.76          7,264.63
      12,177.45          17,312.31             7,634.73          7,401.59           5,896.92          6,320.41          6,834.94


          67                  68                69                 70                74                75                 76
          --                  --                --                 --                --                --                 --


        Q CLUBS             RITE AID         RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
-----------------------------------------------------------------------------------------------------------------------------------
      WILLOW BROOK         BRENTWOOD         ELK GROVE           NEWMAN            TRUCKEE          WATERTOWN          CALDWELL
           TX                  CA               CA                 CA                CA                CT                 ID
-----------------------------------------------------------------------------------------------------------------------------------
      5,841,894.12       4,669,039.90      4,072,992.28       3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25
-----------------------------------------------------------------------------------------------------------------------------------
        8.760%              6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
-----------------------------------------------------------------------------------------------------------------------------------
         10TH                10TH              10TH               10TH              10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
         21,830.42          16,196.53         14,128.89          11,372.03         11,716.64          9,993.60          13,784.28
         21,618.16          16,105.80         14,049.74          11,308.33         11,651.01          9,937.62          13,707.07
         21,404.34          16,014.57         13,970.15          11,244.27         11,585.01          9,881.33          13,629.42
         21,188.97          15,922.82         13,890.12          11,179.85         11,518.64          9,824.72          13,551.34
         20,972.02          15,830.55         13,809.63          11,115.07         11,451.89          9,767.79          13,472.81
         20,753.49          15,737.77         13,728.70          11,049.93         11,384.77          9,710.54          13,393.85
         20,533.37          15,644.47         13,647.30          10,984.42         11,317.28          9,652.97          13,314.44
         20,311.64          15,550.64         13,565.45          10,918.54         11,249.40          9,595.08          13,234.59
         20,088.29          15,456.29         13,483.15          10,852.29         11,181.15          9,536.86          13,154.29
         19,863.30          15,361.40         13,400.37          10,785.67         11,112.51          9,478.31          13,073.54
         19,636.68          15,265.99         13,317.14          10,718.67         11,043.48          9,419.44          12,992.33
         19,408.40          15,170.04         13,233.44          10,651.30         10,974.07          9,360.23          12,910.67
         19,178.46          15,073.54         13,149.26          10,583.55         10,904.27          9,300.70          12,828.55
         18,946.84          14,976.51         13,064.62          10,515.42         10,834.07          9,240.83          12,745.97
         18,713.52          14,878.93         12,979.49          10,446.91         10,763.48          9,180.62          12,662.92
         18,478.51          14,780.81         12,893.89          10,378.01         10,692.50          9,120.07          12,579.41
         18,241.77          14,682.13         12,807.81          10,308.73         10,621.12          9,059.19          12,495.43
         18,003.31          14,582.90         12,721.25          10,239.06         10,549.33          8,997.96          12,410.98
         17,763.11          14,483.11         12,634.20          10,168.99         10,477.14          8,936.39          12,326.05
         17,521.16          14,382.76         12,546.66          10,098.54         10,404.55          8,874.47          12,240.65
         17,277.43          14,281.85         12,458.63          10,027.68         10,331.55          8,812.20          12,154.76
         17,031.93          14,180.37         12,370.11           9,956.43         10,258.14          8,749.59          12,068.40
         16,784.64          14,078.32         12,281.09           9,884.78         10,184.32          8,686.62          11,981.55
         16,535.54          13,975.70         12,191.57           9,812.72         10,110.08          8,623.30          11,894.21
         16,284.63          13,872.50         12,101.54           9,740.27         10,035.43          8,559.63          11,806.38
         16,031.88          13,768.72         12,011.01           9,667.40          9,960.35          8,495.59          11,718.06
         15,777.29          13,664.36         11,919.97           9,594.13          9,884.86          8,431.20          11,629.24
         15,520.84          13,559.41         11,828.42           9,520.44          9,808.94          8,366.45          11,539.93
         15,262.51          13,453.88         11,736.36           9,446.34          9,732.59          8,301.33          11,450.11
         15,002.30          13,347.75         11,643.78           9,371.82          9,655.82          8,235.84          11,359.78
         14,740.19          13,241.02         11,550.68           9,296.89          9,578.61          8,169.99          11,268.96
         14,476.17          13,133.70         11,457.05           9,221.53          9,500.97          8,103.77          11,177.62
         14,210.22          13,025.77         11,362.91           9,145.75          9,422.90          8,037.18          11,085.76
         13,942.33          12,917.24         11,268.23           9,069.55          9,344.38          7,970.21          10,993.39
         13,672.48          12,808.09         11,173.02           8,992.92          9,265.43          7,902.87          10,900.51
         13,400.67          12,698.34         11,077.27           8,915.86          9,186.03          7,835.15          10,807.10
         13,126.87          12,587.97         10,980.99           8,838.36          9,106.19          7,767.04          10,713.16
         12,851.07          12,476.97         10,884.17           8,760.43          9,025.90          7,698.56          10,618.70
         12,573.26          12,365.36         10,786.80           8,682.06          8,945.15          7,629.69          10,523.71
         12,293.41          12,253.12         10,688.89           8,603.25          8,863.96          7,560.43          10,428.19
         12,011.53          12,140.25         10,590.43           8,524.00          8,782.31          7,490.79          10,332.12
         11,727.59          12,026.74         10,491.41           8,444.31          8,700.19          7,420.75          10,235.52
         11,441.58          11,912.60         10,391.84           8,364.16          8,617.62          7,350.32          10,138.38
         11,153.47          11,797.81         10,291.71           8,283.57          8,534.59          7,279.50          10,040.69
         10,863.27          11,682.38         10,191.01           8,202.52          8,451.09          7,208.28           9,942.45
         10,570.94          11,566.30         10,089.75           8,121.02          8,367.11          7,136.66           9,843.66
         10,276.49          11,449.57          9,987.93           8,039.06          8,282.67          7,064.63           9,744.32
          9,979.88          11,332.19          9,885.53           7,956.65          8,197.75          6,992.20           9,644.42
          9,681.11          11,214.15          9,782.55           7,873.76          8,112.36          6,919.37           9,543.95
          9,380.15          11,095.44          9,679.00           7,790.42          8,026.49          6,846.12           9,442.93
          9,077.00          10,976.06          9,574.87           7,706.60          7,940.13          6,772.47           9,341.33
          8,771.64          10,856.02          9,470.15           7,622.31          7,853.29          6,698.40           9,239.17
          8,464.05          10,735.30          9,364.84           7,537.55          7,765.96          6,623.91           9,136.43
          8,154.21          10,613.91          9,258.94           7,452.32          7,678.15          6,549.01           9,033.11
          7,842.11          10,491.83          9,152.45           7,366.60          7,589.83          6,473.68           8,929.22
          7,527.73          10,369.07          9,045.35           7,280.41          7,501.03          6,397.93           8,824.74
          7,211.06          10,245.61          8,937.66           7,193.73          7,411.72          6,321.76           8,719.67
          6,892.07          10,121.47          8,829.36           7,106.56          7,321.91          6,245.16           8,614.01
          6,570.76           9,996.62          8,720.46           7,018.91          7,231.60          6,168.13           8,507.76
          6,247.10           9,871.08          8,610.94           6,930.76          7,140.78          6,090.67           8,400.92
          5,921.08           9,744.83          8,500.81           6,842.12          7,049.45          6,012.77           8,293.47
          5,592.68           9,617.87          8,390.06           6,752.97          6,957.61          5,934.43           8,185.42
          5,261.88           9,490.20          8,278.68           6,663.33          6,865.25          5,855.66           8,076.77


         77                 78                  79                 80               81
         --                 --                  --                 --               --


      RITE AID           RITE AID             RITE AID          RITE AID          RITE AID
-------------------------------------------------------------------------------------------------
      CARROLTON        SALYERSVILLE         MADISON HGTS.       MERRIMACK          MILFORD
         KY                 KY                   MI                NH                NH
-------------------------------------------------------------------------------------------------
    2,284,849.43       2,066,298.88         2,831,226.53      2,036,495.42       2,334,519.95
-------------------------------------------------------------------------------------------------
       6.739%             6.739%              6.739%             6.739%             6.739%
-------------------------------------------------------------------------------------------------
        10TH               10TH                10TH               10TH               10TH
-------------------------------------------------------------------------------------------------
        7,925.96           7,167.83             9,821.30          7,064.44           8,098.27
        7,881.56           7,127.68             9,766.29          7,024.87           8,052.90
        7,836.92           7,087.30             9,710.96          6,985.07           8,007.28
        7,792.02           7,046.70             9,655.33          6,945.06           7,961.41
        7,746.87           7,005.86             9,599.38          6,904.81           7,915.28
        7,701.46           6,964.80             9,543.12          6,864.35           7,868.89
        7,655.80           6,923.51             9,486.54          6,823.65           7,822.23
        7,609.89           6,881.99             9,429.65          6,782.72           7,775.32
        7,563.72           6,840.23             9,372.43          6,741.57           7,728.14
        7,517.28           6,798.24             9,314.89          6,700.18           7,680.70
        7,470.59           6,756.01             9,257.04          6,658.57           7,632.99
        7,423.63           6,713.55             9,198.85          6,616.72           7,585.02
        7,376.42           6,670.85             9,140.34          6,574.63           7,536.77
        7,328.93           6,627.90             9,081.50          6,532.31           7,488.26
        7,281.18           6,584.72             9,022.33          6,489.74           7,439.47
        7,233.16           6,541.29             8,962.83          6,446.95           7,390.40
        7,184.87           6,497.62             8,902.99          6,403.91           7,341.06
        7,136.31           6,453.71             8,842.82          6,360.62           7,291.45
        7,087.48           6,409.55             8,782.31          6,317.10           7,241.55
        7,038.37           6,365.14             8,721.46          6,273.33           7,191.38
        6,988.99           6,320.48             8,660.27          6,229.31           7,140.92
        6,939.33           6,275.57             8,598.73          6,185.05           7,090.18
        6,889.39           6,230.41             8,536.85          6,140.54           7,039.16
        6,839.17           6,184.99             8,474.63          6,095.78           6,987.85
        6,788.67           6,139.32             8,412.05          6,050.77           6,936.25
        6,737.88           6,093.39             8,349.12          6,005.50           6,884.36
        6,686.81           6,047.21             8,285.84          5,959.98           6,832.18
        6,635.46           6,000.76             8,222.20          5,914.21           6,779.71
        6,583.81           5,954.06             8,158.20          5,868.18           6,726.94
        6,531.88           5,907.09             8,093.85          5,821.89           6,673.87
        6,479.65           5,859.86             8,029.13          5,775.34           6,620.51
        6,427.13           5,812.36             7,964.05          5,728.53           6,566.85
        6,374.31           5,764.60             7,898.61          5,681.45           6,512.88
        6,321.20           5,716.57             7,832.79          5,634.11           6,458.62
        6,267.79           5,668.26             7,766.61          5,586.51           6,404.05
        6,214.08           5,619.69             7,700.06          5,538.64           6,349.17
        6,160.07           5,570.85             7,633.13          5,490.49           6,293.98
        6,105.75           5,521.73             7,565.83          5,442.08           6,238.49
        6,051.13           5,472.33             7,498.14          5,393.40           6,182.68
        5,996.21           5,422.66             7,430.08          5,344.44           6,126.56
        5,940.97           5,372.71             7,361.64          5,295.21           6,070.12
        5,885.43           5,322.47             7,292.81          5,245.70           6,013.37
        5,829.57           5,271.96             7,223.60          5,195.92           5,956.30
        5,773.40           5,221.16             7,153.99          5,145.85           5,898.91
        5,716.91           5,170.08             7,084.00          5,095.50           5,841.19
        5,660.11           5,118.71             7,013.61          5,044.88           5,783.15
        5,602.98           5,067.05             6,942.83          4,993.96           5,724.79
        5,545.54           5,015.10             6,871.65          4,942.76           5,666.09
        5,487.77           4,962.86             6,800.07          4,891.27           5,607.07
        5,429.68           4,910.32             6,728.09          4,839.50           5,547.72
        5,371.27           4,857.49             6,655.70          4,787.43           5,488.03
        5,312.52           4,804.37             6,582.91          4,735.07           5,428.01
        5,253.45           4,750.94             6,509.71          4,682.42           5,367.65
        5,194.04           4,697.22             6,436.09          4,629.47           5,306.95
        5,134.30           4,643.19             6,362.07          4,576.22           5,245.91
        5,074.22           4,588.86             6,287.63          4,522.68           5,184.53
        5,013.81           4,534.23             6,212.77          4,468.83           5,122.81
        4,953.06           4,479.29             6,137.49          4,414.68           5,060.73
        4,891.96           4,424.04             6,061.78          4,360.23           4,998.31
        4,830.53           4,368.48             5,985.65          4,305.47           4,935.54
        4,768.75           4,312.61             5,909.10          4,250.40           4,872.41
        4,706.62           4,256.42             5,832.11          4,195.03           4,808.94
        4,644.14           4,199.92             5,754.70          4,139.34           4,745.10

                                 GROSS INTEREST

        59                 60                  61                 62                 64                65                66
        --                 --                  --                 --                 --                --                --

      PRICE              PRICE
     CHOPPER            CHOPPER              Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS
-----------------------------------------------------------------------------------------------------------------------------------
     WALLKILL         ST. ALBAN'S         CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO
        NY                 VT                  FL                 FL                 TX                TX                TX
-----------------------------------------------------------------------------------------------------------------------------------
   5,544,666.27       6,067,932.30         8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02      7,588,356.71
-----------------------------------------------------------------------------------------------------------------------------------
      7.571%             7.950%              8.760%             8.760%             8.760%            8.760%            8.760%
-----------------------------------------------------------------------------------------------------------------------------------
       1ST                1ST                 10TH               10TH               10TH              10TH              10TH
-----------------------------------------------------------------------------------------------------------------------------------
      11,954.06          17,076.39             7,151.25          6,932.88           5,523.49          5,920.17          6,402.11
      11,729.26          16,838.90             6,664.25          6,460.74           5,147.33          5,517.00          5,966.12
      11,503.05          16,599.84             6,173.68          5,985.16           4,768.43          5,110.89          5,526.95
      11,275.41          16,359.20             5,679.54          5,506.11           4,386.77          4,701.81          5,084.57
      11,046.33          16,116.96             5,181.79          5,023.56           4,002.31          4,289.75          4,638.96
      10,815.81          15,873.12             4,680.41          4,537.48           3,615.06          3,874.68          4,190.10
      10,583.83          15,627.66             4,175.36          4,047.86           3,224.97          3,456.58          3,737.97
      10,350.39          15,380.58             3,666.63          3,554.67           2,832.04          3,035.42          3,282.53
      10,115.48          15,131.85             3,154.19          3,057.87           2,436.23          2,611.19          2,823.76
       9,879.08          14,881.49             2,638.00          2,557.45           2,037.54          2,183.87          2,361.65
       9,641.20          14,629.46             2,118.05          2,053.37           1,635.94          1,753.43          1,896.17
       9,401.81          14,375.76             1,594.30          1,545.62           1,231.41          1,319.84          1,427.29
       9,160.91          14,120.38             1,066.73          1,034.15             823.92            883.09            954.98
       8,918.49          13,863.32               535.30            518.96             413.46            443.15            479.23
       8,674.55          13,604.54                 0.00              0.00               0.00              0.00              0.00
       8,429.06          13,344.06                 0.00              0.00               0.00              0.00              0.00
       8,182.02          13,081.84                 0.00              0.00               0.00              0.00              0.00
       7,933.43          12,817.89                 0.00              0.00               0.00              0.00              0.00
       7,683.27          12,552.19                 0.00              0.00               0.00              0.00              0.00
       7,431.53          12,284.74                 0.00              0.00               0.00              0.00              0.00
       7,178.20          12,015.50                 0.00              0.00               0.00              0.00              0.00
       6,923.27          11,744.49                 0.00              0.00               0.00              0.00              0.00
       6,666.74          11,471.68                 0.00              0.00               0.00              0.00              0.00
       6,408.58          11,197.06                 0.00              0.00               0.00              0.00              0.00
       6,148.80          10,920.63                 0.00              0.00               0.00              0.00              0.00
       5,887.38          10,642.36                 0.00              0.00               0.00              0.00              0.00
       5,624.31          10,362.25                 0.00              0.00               0.00              0.00              0.00
       5,359.57          10,080.28                 0.00              0.00               0.00              0.00              0.00
       5,093.17           9,796.45                 0.00              0.00               0.00              0.00              0.00
       4,825.09           9,510.73                 0.00              0.00               0.00              0.00              0.00
       4,555.32           9,223.12                 0.00              0.00               0.00              0.00              0.00
       4,283.84           8,933.61                 0.00              0.00               0.00              0.00              0.00
       4,010.65           8,642.18                 0.00              0.00               0.00              0.00              0.00
       3,735.74           8,348.81                 0.00              0.00               0.00              0.00              0.00
       3,459.10           8,053.51                 0.00              0.00               0.00              0.00              0.00
       3,180.70           7,756.24                 0.00              0.00               0.00              0.00              0.00
       2,900.56           7,457.01                 0.00              0.00               0.00              0.00              0.00
       2,618.64           7,155.80                 0.00              0.00               0.00              0.00              0.00
       2,334.95           6,852.59                 0.00              0.00               0.00              0.00              0.00
       2,049.46           6,547.37                 0.00              0.00               0.00              0.00              0.00
       1,762.18           6,240.13                 0.00              0.00               0.00              0.00              0.00
       1,473.08           5,930.85                 0.00              0.00               0.00              0.00              0.00
       1,182.16           5,619.53                 0.00              0.00               0.00              0.00              0.00
         889.40           5,306.14                 0.00              0.00               0.00              0.00              0.00
         594.80           4,990.68                 0.00              0.00               0.00              0.00              0.00
         298.33           4,673.12                 0.00              0.00               0.00              0.00              0.00
           0.00           4,353.46                 0.00              0.00               0.00              0.00              0.00
           0.00           4,031.69                 0.00              0.00               0.00              0.00              0.00
           0.00           3,707.78                 0.00              0.00               0.00              0.00              0.00
           0.00           3,381.73                 0.00              0.00               0.00              0.00              0.00
           0.00           3,053.52                 0.00              0.00               0.00              0.00              0.00
           0.00           2,723.13                 0.00              0.00               0.00              0.00              0.00
           0.00           2,390.55                 0.00              0.00               0.00              0.00              0.00
           0.00           2,055.77                 0.00              0.00               0.00              0.00              0.00
           0.00           1,718.77                 0.00              0.00               0.00              0.00              0.00
           0.00           1,379.54                 0.00              0.00               0.00              0.00              0.00
           0.00           1,038.07                 0.00              0.00               0.00              0.00              0.00
           0.00             694.33                 0.00              0.00               0.00              0.00              0.00
           0.00             348.31                 0.00              0.00               0.00              0.00              0.00
           0.00               0.00                 0.00              0.00               0.00              0.00              0.00
           0.00               0.00                 0.00              0.00               0.00              0.00              0.00
           0.00               0.00                 0.00              0.00               0.00              0.00              0.00
           0.00               0.00                 0.00              0.00               0.00              0.00              0.00


          67                  68                69                 70                74                75                 76
          --                  --                --                 --                --                --                 --


        Q CLUBS             RITE AID         RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
-----------------------------------------------------------------------------------------------------------------------------------
      WILLOW BROOK         BRENTWOOD         ELK GROVE           NEWMAN            TRUCKEE          WATERTOWN          CALDWELL
           TX                  CA               CA                 CA                CA                CT                 ID
-----------------------------------------------------------------------------------------------------------------------------------
      5,841,894.12       4,669,039.90      4,072,992.28       3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25
-----------------------------------------------------------------------------------------------------------------------------------
        8.760%              6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
-----------------------------------------------------------------------------------------------------------------------------------
         10TH                10TH              10TH               10TH              10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
          4,928.66           9,361.81          8,166.69           6,573.19          6,772.37          5,776.44           7,967.50
          4,593.02           9,232.70          8,054.06           6,482.54          6,678.98          5,696.77           7,857.62
          4,254.92           9,102.87          7,940.80           6,391.38          6,585.05          5,616.66           7,747.12
          3,914.36           8,972.30          7,826.90           6,299.70          6,490.60          5,536.10           7,636.00
          3,571.30           8,841.01          7,712.37           6,207.52          6,395.62          5,455.09           7,524.26
          3,225.75           8,708.97          7,597.19           6,114.81          6,300.11          5,373.62           7,411.89
          2,877.67           8,576.20          7,481.36           6,021.59          6,204.06          5,291.70           7,298.89
          2,527.05           8,442.68          7,364.89           5,927.84          6,107.47          5,209.31           7,185.26
          2,173.87           8,308.40          7,247.76           5,833.56          6,010.34          5,126.46           7,070.98
          1,818.12           8,173.38          7,129.97           5,738.76          5,912.66          5,043.15           6,956.07
          1,459.76           8,037.60          7,011.52           5,643.42          5,814.43          4,959.37           6,840.51
          1,098.80           7,901.05          6,892.41           5,547.55          5,715.65          4,875.12           6,724.30
            735.19           7,763.74          6,772.62           5,451.14          5,616.32          4,790.39           6,607.44
            368.93           7,625.65          6,652.17           5,354.18          5,516.43          4,705.19           6,489.92
              0.00           7,486.79          6,531.03           5,256.69          5,415.98          4,619.51           6,371.74
              0.00           7,347.15          6,409.22           5,158.64          5,314.96          4,533.35           6,252.90
              0.00           7,206.73          6,286.72           5,060.05          5,213.38          4,446.71           6,133.39
              0.00           7,065.52          6,163.54           4,960.90          5,111.23          4,359.58           6,013.21
              0.00           6,923.51          6,039.66           4,861.19          5,008.50          4,271.96           5,892.35
              0.00           6,780.71          5,915.09           4,760.93          4,905.20          4,183.84           5,770.82
              0.00           6,637.11          5,789.82           4,660.10          4,801.31          4,095.24           5,648.60
              0.00           6,492.70          5,663.84           4,558.70          4,696.84          4,006.13           5,525.70
              0.00           6,347.47          5,537.16           4,456.74          4,591.79          3,916.53           5,402.11
              0.00           6,201.44          5,409.76           4,354.20          4,486.15          3,826.42           5,277.82
              0.00           6,054.58          5,281.65           4,251.09          4,379.91          3,735.80           5,152.83
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00
              0.00               0.00              0.00               0.00              0.00              0.00               0.00


         77                 78                  79                 80               81
         --                 --                  --                 --               --


      RITE AID           RITE AID             RITE AID          RITE AID          RITE AID
-----------------------------------------------------------------------------------------------
      CARROLTON        SALYERSVILLE         MADISON HGTS.       MERRIMACK          MILFORD
         KY                 KY                   MI                NH                NH
-----------------------------------------------------------------------------------------------
    2,284,849.43       2,066,298.88         2,831,226.53      2,036,495.42       2,334,519.95
-----------------------------------------------------------------------------------------------
       6.739%             6.739%              6.739%             6.739%             6.739%
-----------------------------------------------------------------------------------------------
        10TH               10TH                10TH               10TH               10TH
-----------------------------------------------------------------------------------------------
        4,581.31           4,143.10             5,676.84          4,083.34           4,680.91
        4,518.13           4,085.96             5,598.55          4,027.03           4,616.35
        4,454.59           4,028.50             5,519.82          3,970.40           4,551.43
        4,390.70           3,970.72             5,440.65          3,913.45           4,486.15
        4,326.45           3,912.62             5,361.04          3,856.18           4,420.50
        4,261.84           3,854.18             5,280.97          3,798.59           4,354.49
        4,196.86           3,795.42             5,200.46          3,740.68           4,288.10
        4,131.52           3,736.33             5,119.50          3,682.44           4,221.34
        4,065.82           3,676.91             5,038.08          3,623.88           4,154.20
        3,999.74           3,617.16             4,956.20          3,564.98           4,086.69
        3,933.29           3,557.06             4,873.86          3,505.76           4,018.80
        3,866.47           3,496.64             4,791.06          3,446.20           3,950.52
        3,799.28           3,435.87             4,707.80          3,386.31           3,881.87
        3,731.70           3,374.76             4,624.07          3,326.08           3,812.83
        3,663.75           3,313.31             4,539.86          3,265.52           3,743.40
        3,595.42           3,251.51             4,455.19          3,204.61           3,673.58
        3,526.70           3,189.36             4,370.04          3,143.36           3,603.37
        3,457.59           3,126.87             4,284.41          3,081.77           3,532.76
        3,388.10           3,064.02             4,198.30          3,019.83           3,461.76
        3,318.22           3,000.83             4,111.71          2,957.54           3,390.36
        3,247.95           2,937.27             4,024.63          2,894.91           3,318.55
        3,177.28           2,873.36             3,937.06          2,831.92           3,246.35
        3,106.21           2,809.10             3,849.00          2,768.58           3,173.74
        3,034.75           2,744.47             3,760.45          2,704.88           3,100.72
        2,962.88           2,679.47             3,671.39          2,640.83           3,027.29
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00
            0.00               0.00                 0.00              0.00               0.00

                                 GROSS INTEREST

        59                 60                  61                 62                 64                65                66
        --                 --                  --                 --                 --                --                --

      PRICE              PRICE
     CHOPPER            CHOPPER              Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS
-----------------------------------------------------------------------------------------------------------------------------------
     WALLKILL         ST. ALBAN'S         CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO
        NY                 VT                  FL                 FL                 TX                TX                TX
-----------------------------------------------------------------------------------------------------------------------------------
   5,544,666.27       6,067,932.30         8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02      7,588,356.71
-----------------------------------------------------------------------------------------------------------------------------------
      7.571%             7.950%              8.760%             8.760%             8.760%            8.760%            8.760%
-----------------------------------------------------------------------------------------------------------------------------------
       1ST                1ST                 10TH               10TH               10TH              10TH              10TH
-----------------------------------------------------------------------------------------------------------------------------------
           0.00               0.00                 0.00              0.00               0.00              0.00              0.00


          67                  68                69                 70                74                75                 76
          --                  --                --                 --                --                --                 --


        Q CLUBS             RITE AID         RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
-----------------------------------------------------------------------------------------------------------------------------------
      WILLOW BROOK         BRENTWOOD         ELK GROVE           NEWMAN            TRUCKEE          WATERTOWN          CALDWELL
           TX                  CA               CA                 CA                CA                CT                 ID
-----------------------------------------------------------------------------------------------------------------------------------
      5,841,894.12       4,669,039.90      4,072,992.28       3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25
-----------------------------------------------------------------------------------------------------------------------------------
        8.760%              6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
-----------------------------------------------------------------------------------------------------------------------------------
         10TH                10TH              10TH               10TH              10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
              0.00               0.00              0.00               0.00              0.00              0.00               0.00


         77                 78                  79                 80               81
         --                 --                  --                 --               --


      RITE AID           RITE AID             RITE AID          RITE AID          RITE AID
-------------------------------------------------------------------------------------------------
      CARROLTON        SALYERSVILLE         MADISON HGTS.       MERRIMACK          MILFORD
         KY                 KY                   MI                NH                NH
-------------------------------------------------------------------------------------------------
    2,284,849.43       2,066,298.88         2,831,226.53      2,036,495.42       2,334,519.95
-------------------------------------------------------------------------------------------------
       6.739%             6.739%              6.739%             6.739%             6.739%
-------------------------------------------------------------------------------------------------
        10TH               10TH                10TH               10TH               10TH
-------------------------------------------------------------------------------------------------
            0.00               0.00                 0.00              0.00               0.00


                                                           GROSS INTEREST

            82                 83                84                 85                86                87                 88
            --                 --                --                 --                --                --                 --

         RITE AID           RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
         CARTERET          LAS VEGAS          BRENTWOOD          BROOKLYN          CATSKILL          CHAMPLAIN           RAVENA
            NJ                 NV                NY                 NY                NY                NY                 NY
------------------------------------------------------------------------------------------------------------------------------------
         4,271,674.34       4,967,062.98      3,576,285.69       3,079,579.11      2,433,860.98      1,887,483.88       2,086,167.38
------------------------------------------------------------------------------------------------------------------------------------
         6.739%             6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
           10TH               10TH              10TH               10TH              10TH              10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
            23,989.01          27,894.20         20,083.82          17,294.40         13,668.16         10,599.79          11,715.57
            23,957.51          27,857.57         20,057.45          17,271.69         13,650.21         10,585.87          11,700.18
            23,925.83          27,820.73         20,030.93          17,248.85         13,632.16         10,571.88          11,684.71
            23,893.97          27,783.69         20,004.26          17,225.89         13,614.01         10,557.80          11,669.15
            23,861.93          27,746.43         19,977.43          17,202.79         13,595.75         10,543.64          11,653.51
            23,829.72          27,708.97         19,950.46          17,179.56         13,577.40         10,529.41          11,637.77
            23,797.32          27,671.30         19,923.34          17,156.21         13,558.94         10,515.09          11,621.95
            23,764.74          27,633.42         19,896.06          17,132.72         13,540.38         10,500.70          11,606.04
            23,731.98          27,595.32         19,868.63          17,109.10         13,521.71         10,486.22          11,590.04
            23,699.03          27,557.01         19,841.05          17,085.35         13,502.94         10,471.66          11,573.95
            23,665.90          27,518.49         19,813.31          17,061.46         13,484.06         10,457.02          11,557.77
            23,632.58          27,479.75         19,785.42          17,037.44         13,465.08         10,442.30          11,541.50
            23,599.08          27,440.79         19,757.37          17,013.29         13,445.99         10,427.50          11,525.14
            23,565.38          27,401.61         19,729.16          16,989.00         13,426.79         10,412.61          11,508.68
            23,531.50          27,362.21         19,700.79          16,964.57         13,407.48         10,397.64          11,492.13
            23,497.43          27,322.59         19,672.27          16,940.01         13,388.07         10,382.58          11,475.49
            23,463.17          27,282.75         19,643.58          16,915.31         13,368.55         10,367.44          11,458.76
            23,428.71          27,242.69         19,614.74          16,890.47         13,348.92         10,352.22          11,441.93
            23,394.06          27,202.39         19,585.73          16,865.49         13,329.17         10,336.91          11,425.01
            23,359.22          27,161.88         19,556.55          16,840.36         13,309.32         10,321.51          11,407.99
            23,324.18          27,121.13         19,527.22          16,815.10         13,289.36         10,306.03          11,390.88
            23,288.94          27,080.16         19,497.72          16,789.70         13,269.28         10,290.46          11,373.67
            23,253.51          27,038.96         19,468.05          16,764.15         13,249.09         10,274.80          11,356.37
            23,217.87          26,997.52         19,438.22          16,738.47         13,228.79         10,259.06          11,338.97
            23,182.04          26,955.86         19,408.22          16,712.63         13,208.37         10,243.23          11,321.47
            23,146.00          26,913.96         19,378.05          16,686.65         13,187.84         10,227.30          11,303.87
            23,109.77          26,871.82         19,347.71          16,660.53         13,167.19         10,211.29          11,286.17
            23,073.33          26,829.45         19,317.20          16,634.26         13,146.43         10,195.19          11,268.37
            23,036.68          26,786.84         19,286.52          16,607.84         13,125.55         10,179.00          11,250.48
            22,999.83          26,743.99         19,255.67          16,581.27         13,104.55         10,162.71          11,232.48
            22,962.77          26,700.90         19,224.65          16,554.56         13,083.44         10,146.34          11,214.38
            22,925.50          26,657.56         19,193.45          16,527.69         13,062.21         10,129.87          11,196.18
            22,888.03          26,613.99         19,162.07          16,500.67         13,040.85         10,113.31          11,177.88
            22,850.34          26,570.17         19,130.52          16,473.50         13,019.38         10,096.66          11,159.47
            22,812.45          26,526.10         19,098.79          16,446.18         12,997.79         10,079.92          11,140.97
            22,774.34          26,481.78         19,066.89          16,418.71         12,976.07         10,063.08          11,122.35
            22,736.01          26,437.22         19,034.80          16,391.08         12,954.24         10,046.14          11,103.64
            22,697.47          26,392.41         19,002.54          16,363.29         12,932.28         10,029.11          11,084.82
            22,658.72          26,347.34         18,970.09          16,335.35         12,910.20         10,011.99          11,065.89
            22,619.74          26,302.02         18,937.46          16,307.26         12,887.99          9,994.77          11,046.85
            22,580.55          26,256.45         18,904.65          16,279.00         12,865.66          9,977.45          11,027.71
            22,541.14          26,210.62         18,871.65          16,250.59         12,843.21          9,960.04          11,008.47
            22,501.50          26,164.54         18,838.47          16,222.01         12,820.62          9,942.52          10,989.11
            22,461.65          26,118.19         18,805.10          16,193.28         12,797.91          9,924.91          10,969.65
            22,421.56          26,071.59         18,771.54          16,164.38         12,775.08          9,907.20          10,950.07
            22,381.26          26,024.72         18,737.80          16,135.33         12,752.11          9,889.39          10,930.39
            22,340.73          25,977.59         18,703.87          16,106.11         12,729.02          9,871.48          10,910.59

         89                 90                 91                92                  93                 94                95
         --                 --                 --                --                  --                 --                --

      RITE AID           RITE AID           RITE AID          RITE AID            RITE AID           RITE AID          RITE AID
------------------------------------------------------------------------------------------------------------------------------------
      CLEVELAND           DAYTON         N. RIDGEVILLE        WOODMERE          LAKE OSWEGO            SALEM          BETHEL PARK
         OH                 OH                 OH                OH                  OR                 OR                PA
------------------------------------------------------------------------------------------------------------------------------------
      2,607,708.50       2,731,885.51       2,607,708.50      3,029,908.59         2,384,190.46      6,059,817.18      2,627,576.99
------------------------------------------------------------------------------------------------------------------------------------
      6.739%             6.739%             6.739%            6.739%              6.739%             6.739%            6.739%
------------------------------------------------------------------------------------------------------------------------------------
        10TH               10TH               10TH              10TH                10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
         14,644.46          15,341.81          14,644.46         17,015.46            13,389.22         34,030.92         14,756.03
         14,625.22          15,321.67          14,625.22         16,993.12            13,371.63         33,986.23         14,736.66
         14,605.89          15,301.41          14,605.89         16,970.65            13,353.95         33,941.29         14,717.17
         14,586.44          15,281.03          14,586.44         16,948.05            13,336.17         33,896.10         14,697.57
         14,566.88          15,260.54          14,566.88         16,925.33            13,318.29         33,850.65         14,677.87
         14,547.21          15,239.94          14,547.21         16,902.47            13,300.31         33,804.95         14,658.05
         14,527.44          15,219.22          14,527.44         16,879.49            13,282.23         33,758.99         14,638.12
         14,507.55          15,198.38          14,507.55         16,856.39            13,264.04         33,712.77         14,618.08
         14,487.55          15,177.43          14,487.55         16,833.15            13,245.76         33,666.29         14,597.93
         14,467.43          15,156.36          14,467.43         16,809.78            13,227.37         33,619.56         14,577.66
         14,447.21          15,135.17          14,447.21         16,786.28            13,208.87         33,572.56         14,557.28
         14,426.87          15,113.86          14,426.87         16,762.65            13,190.28         33,525.29         14,536.79
         14,406.42          15,092.44          14,406.42         16,738.88            13,171.58         33,477.76         14,516.18
         14,385.85          15,070.89          14,385.85         16,714.98            13,152.77         33,429.96         14,495.45
         14,365.16          15,049.22          14,365.16         16,690.95            13,133.86         33,381.90         14,474.61
         14,344.36          15,027.43          14,344.36         16,666.78            13,114.85         33,333.56         14,453.65
         14,323.45          15,005.52          14,323.45         16,642.48            13,095.72         33,284.96         14,432.58
         14,302.41          14,983.48          14,302.41         16,618.04            13,076.49         33,236.08         14,411.38
         14,281.26          14,961.32          14,281.26         16,593.46            13,057.15         33,186.92         14,390.07
         14,259.99          14,939.04          14,259.99         16,568.75            13,037.70         33,137.49         14,368.64
         14,238.60          14,916.63          14,238.60         16,543.89            13,018.15         33,087.79         14,347.08
         14,217.09          14,894.09          14,217.09         16,518.90            12,998.48         33,037.80         14,325.41
         14,195.46          14,871.43          14,195.46         16,493.77            12,978.70         32,987.53         14,303.61
         14,173.70          14,848.64          14,173.70         16,468.49            12,958.81         32,936.98         14,281.69
         14,151.83          14,825.73          14,151.83         16,443.07            12,938.81         32,886.15         14,259.65
         14,129.83          14,802.68          14,129.83         16,417.51            12,918.70         32,835.03         14,237.49
         14,107.71          14,779.51          14,107.71         16,391.81            12,898.47         32,783.62         14,215.20
         14,085.46          14,756.20          14,085.46         16,365.96            12,878.14         32,731.93         14,192.78
         14,063.09          14,732.76          14,063.09         16,339.97            12,857.68         32,679.94         14,170.24
         14,040.60          14,709.20          14,040.60         16,313.83            12,837.11         32,627.66         14,147.57
         14,017.97          14,685.50          14,017.97         16,287.55            12,816.43         32,575.09         14,124.78
         13,995.22          14,661.66          13,995.22         16,261.11            12,795.63         32,522.23         14,101.85
         13,972.35          14,637.70          13,972.35         16,234.53            12,774.71         32,469.07         14,078.80
         13,949.34          14,613.60          13,949.34         16,207.80            12,753.68         32,415.60         14,055.62
         13,926.20          14,589.36          13,926.20         16,180.92            12,732.53         32,361.84         14,032.31
         13,902.94          14,564.99          13,902.94         16,153.89            12,711.26         32,307.78         14,008.87
         13,879.54          14,540.48          13,879.54         16,126.71            12,689.87         32,253.41         13,985.29
         13,856.02          14,515.83          13,856.02         16,099.37            12,668.36         32,198.74         13,961.59
         13,832.36          14,491.04          13,832.36         16,071.88            12,646.73         32,143.76         13,937.75
         13,808.56          14,466.12          13,808.56         16,044.24            12,624.97         32,088.47         13,913.77
         13,784.64          14,441.05          13,784.64         16,016.44            12,603.10         32,032.87         13,889.67
         13,760.58          14,415.85          13,760.58         15,988.48            12,581.10         31,976.96         13,865.42
         13,736.38          14,390.50          13,736.38         15,960.37            12,558.98         31,920.74         13,841.04
         13,712.05          14,365.01          13,712.05         15,932.10            12,536.73         31,864.20         13,816.53
         13,687.58          14,339.38          13,687.58         15,903.67            12,514.36         31,807.34         13,791.87
         13,662.98          14,313.60          13,662.98         15,875.08            12,491.87         31,750.16         13,767.08
         13,638.24          14,287.68          13,638.24         15,846.33            12,469.24         31,692.66         13,742.15

         96                 97                 98                99                100
         --                 --                 --                --                ---

      RITE AID           RITE AID           RITE AID          RITE AID           RITE AID
---------------------------------------------------------------------------------------------
    PHILADELPHIA        ELIZBETHTON       WEST VALLEY          ROANOKE           STAUNTON
         PA                 TN                 UT                VA                 VA
---------------------------------------------------------------------------------------------
       2,548,103.02      1,927,220.86       3,377,603.64      2,582,872.52       2,384,190.46
---------------------------------------------------------------------------------------------
      6.739%             6.739%             6.739%            6.739%             6.739%
---------------------------------------------------------------------------------------------
        10TH               10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------
          14,309.72         10,822.95          18,968.06         14,504.98          13,389.22
          14,290.93         10,808.74          18,943.15         14,485.93          13,371.63
          14,272.03         10,794.45          18,918.10         14,466.78          13,353.95
          14,253.03         10,780.07          18,892.91         14,447.52          13,336.17
          14,233.92         10,765.62          18,867.58         14,428.14          13,318.29
          14,214.70         10,751.08          18,842.11         14,408.66          13,300.31
          14,195.38         10,736.47          18,816.49         14,389.07          13,282.23
          14,175.94         10,721.77          18,790.73         14,369.38          13,264.04
          14,156.40         10,706.99          18,764.82         14,349.57          13,245.76
          14,136.75         10,692.12          18,738.77         14,329.64          13,227.37
          14,116.98         10,677.18          18,712.58         14,309.61          13,208.87
          14,097.11         10,662.14          18,686.23         14,289.47          13,190.28
          14,077.12         10,647.03          18,659.74         14,269.21          13,171.58
          14,057.02         10,631.83          18,633.10         14,248.84          13,152.77
          14,036.81         10,616.54          18,606.31         14,228.35          13,133.86
          14,016.49         10,601.17          18,579.37         14,207.75          13,114.85
          13,996.05         10,585.71          18,552.27         14,187.03          13,095.72
          13,975.50         10,570.16          18,525.03         14,166.19          13,076.49
          13,954.83         10,554.53          18,497.63         14,145.24          13,057.15
          13,934.04         10,538.81          18,470.08         14,124.18          13,037.70
          13,913.14         10,523.00          18,442.38         14,102.99          13,018.15
          13,892.12         10,507.11          18,414.51         14,081.68          12,998.48
          13,870.98         10,491.12          18,386.50         14,060.26          12,978.70
          13,849.73         10,475.04          18,358.32         14,038.71          12,958.81
          13,828.35         10,458.87          18,329.99         14,017.04          12,938.81
          13,806.86         10,442.62          18,301.49         13,995.26          12,918.70
          13,785.24         10,426.27          18,272.84         13,973.35          12,898.47
          13,763.50         10,409.83          18,244.03         13,951.31          12,878.14
          13,741.65         10,393.29          18,215.05         13,929.15          12,857.68
          13,719.66         10,376.67          18,185.91         13,906.87          12,837.11
          13,697.56         10,359.95          18,156.61         13,884.46          12,816.43
          13,675.33         10,343.14          18,127.15         13,861.93          12,795.63
          13,652.97         10,326.23          18,097.52         13,839.27          12,774.71
          13,630.49         10,309.23          18,067.72         13,816.48          12,753.68
          13,607.89         10,292.13          18,037.75         13,793.57          12,732.53
          13,585.15         10,274.93          18,007.62         13,770.53          12,711.26
          13,562.29         10,257.64          17,977.31         13,747.35          12,689.87
          13,539.30         10,240.26          17,946.84         13,724.05          12,668.36
          13,516.18         10,222.77          17,916.20         13,700.62          12,646.73
          13,492.94         10,205.19          17,885.38         13,677.05          12,624.97
          13,469.56         10,187.51          17,854.39         13,653.35          12,603.10
          13,446.05         10,169.72          17,823.23         13,629.52          12,581.10
          13,422.41         10,151.84          17,791.89         13,605.56          12,558.98
          13,398.63         10,133.86          17,760.37         13,581.46          12,536.73
          13,374.72         10,115.78          17,728.68         13,557.22          12,514.36
          13,350.68         10,097.59          17,696.81         13,532.85          12,491.87
          13,326.50         10,079.31          17,664.76         13,508.35          12,469.24


                                                           GROSS INTEREST

            82                 83                84                 85                86                87                 88
            --                 --                --                 --                --                --                 --

         RITE AID           RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
         CARTERET          LAS VEGAS          BRENTWOOD          BROOKLYN          CATSKILL          CHAMPLAIN           RAVENA
            NJ                 NV                NY                 NY                NY                NY                 NY
------------------------------------------------------------------------------------------------------------------------------------
         4,271,674.34       4,967,062.98      3,576,285.69       3,079,579.11      2,433,860.98      1,887,483.88       2,086,167.38
------------------------------------------------------------------------------------------------------------------------------------
         6.739%             6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
           10TH               10TH              10TH               10TH              10TH              10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
            22,299.97          25,930.19         18,669.74          16,076.72         12,705.80          9,853.47          10,890.69
            22,258.98          25,882.53         18,635.43          16,047.17         12,682.44          9,835.36          10,870.67
            22,217.76          25,834.60         18,600.92          16,017.46         12,658.96          9,817.15          10,850.54
            22,176.31          25,786.41         18,566.21          15,987.57         12,635.34          9,798.83          10,830.30
            22,134.63          25,737.94         18,531.32          15,957.52         12,611.59          9,780.42          10,809.94
            22,092.71          25,689.20         18,496.22          15,927.30         12,587.71          9,761.89          10,789.47
            22,050.56          25,640.18         18,460.93          15,896.91         12,563.69          9,743.27          10,768.88
            22,008.17          25,590.89         18,425.45          15,866.35         12,539.54          9,724.54          10,748.18
            21,965.54          25,541.33         18,389.76          15,835.62         12,515.25          9,705.70          10,727.36
            21,922.68          25,491.48         18,353.87          15,804.72         12,490.83          9,686.76          10,706.43
            21,879.57          25,441.36         18,317.78          15,773.64         12,466.27          9,667.72          10,685.38
            21,836.22          25,390.95         18,281.49          15,742.39         12,441.57          9,648.56          10,664.20
            21,792.63          25,340.26         18,244.99          15,710.96         12,416.73          9,629.30          10,642.92
            21,748.79          25,289.29         18,208.29          15,679.36         12,391.75          9,609.93          10,621.51
            21,704.71          25,238.03         18,171.38          15,647.58         12,366.63          9,590.45          10,599.98
            21,660.37          25,186.48         18,134.27          15,615.62         12,341.38          9,570.86          10,578.33
            21,615.79          25,134.64         18,096.94          15,583.48         12,315.98          9,551.16          10,556.55
            21,570.96          25,082.51         18,059.41          15,551.16         12,290.43          9,531.36          10,534.66
            21,525.88          25,030.09         18,021.67          15,518.66         12,264.75          9,511.44          10,512.64
            21,480.55          24,977.38         17,983.71          15,485.97         12,238.92          9,491.40          10,490.50
            21,434.96          24,924.37         17,945.55          15,453.11         12,212.94          9,471.26          10,468.24
            21,389.11          24,871.06         17,907.16          15,420.06         12,186.82          9,451.00          10,445.85
            21,343.01          24,817.45         17,868.56          15,386.82         12,160.55          9,430.63          10,423.33
            21,296.64          24,763.54         17,829.75          15,353.39         12,134.13          9,410.14          10,400.69
            21,250.02          24,709.32         17,790.72          15,319.78         12,107.57          9,389.54          10,377.92
            21,203.14          24,654.81         17,751.46          15,285.98         12,080.86          9,368.83          10,355.02
            21,155.99          24,599.98         17,711.99          15,251.99         12,053.99          9,347.99          10,332.00
            21,108.57          24,544.85         17,672.30          15,217.81         12,026.98          9,327.04          10,308.84
            21,060.90          24,489.41         17,632.38          15,183.44         11,999.81          9,305.98          10,285.56
            21,012.95          24,433.66         17,592.24          15,148.87         11,972.49          9,284.79          10,262.14
            20,964.73          24,377.59         17,551.87          15,114.11         11,945.02          9,263.49          10,238.59
            20,916.25          24,321.21         17,511.28          15,079.15         11,917.40          9,242.06          10,214.91
            20,867.49          24,264.52         17,470.45          15,044.00         11,889.61          9,220.52          10,191.10
            20,818.45          24,207.50         17,429.40          15,008.65         11,861.68          9,198.85          10,167.16
            20,769.15          24,150.17         17,388.12          14,973.10         11,833.58          9,177.06          10,143.08
            20,719.56          24,092.51         17,346.61          14,937.36         11,805.33          9,155.15          10,118.86
            20,669.70          24,034.53         17,304.86          14,901.41         11,776.92          9,133.12          10,094.51
            20,619.55          23,976.22         17,262.88          14,865.26         11,748.35          9,110.96          10,070.02
            20,569.13          23,917.59         17,220.67          14,828.91         11,719.62          9,088.68          10,045.39
            20,518.42          23,858.63         17,178.21          14,792.35         11,690.73          9,066.28          10,020.63
            20,467.43          23,799.33         17,135.52          14,755.59         11,661.67          9,043.75           9,995.72
            20,416.15          23,739.70         17,092.59          14,718.62         11,632.46          9,021.09           9,970.68
            20,364.58          23,679.74         17,049.42          14,681.44         11,603.07          8,998.30           9,945.50
            20,312.72          23,619.44         17,006.00          14,644.05         11,573.53          8,975.39           9,920.17
            20,260.57          23,558.80         16,962.34          14,606.46         11,543.81          8,952.35           9,894.70
            20,208.13          23,497.83         16,918.44          14,568.65         11,513.94          8,929.17           9,869.09
            20,155.40          23,436.51         16,874.29          14,530.63         11,483.89          8,905.87           9,843.34
            20,102.36          23,374.84         16,829.89          14,492.40         11,453.67          8,882.44           9,817.44
            20,049.03          23,312.83         16,785.24          14,453.95         11,423.29          8,858.87           9,791.39
            19,995.40          23,250.47         16,740.34          14,415.29         11,392.73          8,835.18           9,765.20
            19,941.47          23,187.76         16,695.19          14,376.41         11,362.00          8,811.35           9,738.86
            19,887.24          23,124.70         16,649.78          14,337.31         11,331.10          8,787.38           9,712.38
            19,832.70          23,061.28         16,604.12          14,297.99         11,300.03          8,763.29           9,685.74
            19,777.86          22,997.51         16,558.21          14,258.46         11,268.78          8,739.05           9,658.96
            19,722.71          22,933.38         16,512.03          14,218.69         11,237.36          8,714.68           9,632.02
            19,667.24          22,868.89         16,465.60          14,178.71         11,205.76          8,690.18           9,604.94
            19,611.47          22,804.04         16,418.91          14,138.50         11,173.98          8,665.53           9,577.70
            19,555.38          22,738.82         16,371.95          14,098.07         11,142.02          8,640.75           9,550.31
            19,498.98          22,673.23         16,324.73          14,057.41         11,109.89          8,615.83           9,522.76
            19,442.26          22,607.28         16,277.25          14,016.52         11,077.57          8,590.77           9,495.06
            19,385.23          22,540.96         16,229.49          13,975.40         11,045.07          8,565.57           9,467.21
            19,327.87          22,474.27         16,181.47          13,934.05         11,012.39          8,540.22           9,439.20
            19,270.19          22,407.20         16,133.18          13,892.46         10,979.53          8,514.74           9,411.03

         89                 90                 91                92                  93                 94                95
         --                 --                 --                --                  --                 --                --

      RITE AID           RITE AID           RITE AID          RITE AID            RITE AID           RITE AID          RITE AID
------------------------------------------------------------------------------------------------------------------------------------
      CLEVELAND           DAYTON         N. RIDGEVILLE        WOODMERE          LAKE OSWEGO            SALEM          BETHEL PARK
         OH                 OH                 OH                OH                  OR                 OR                PA
------------------------------------------------------------------------------------------------------------------------------------
      2,607,708.50       2,731,885.51       2,607,708.50      3,029,908.59         2,384,190.46      6,059,817.18      2,627,576.99
------------------------------------------------------------------------------------------------------------------------------------
      6.739%             6.739%             6.739%            6.739%              6.739%             6.739%            6.739%
------------------------------------------------------------------------------------------------------------------------------------
        10TH               10TH               10TH              10TH                10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
         13,613.35          14,261.61          13,613.35         15,817.42            12,446.49         31,634.84         13,717.08
         13,588.33          14,235.40          13,588.33         15,788.35            12,423.62         31,576.69         13,691.86
         13,563.17          14,209.04          13,563.17         15,759.11            12,400.61         31,518.22         13,666.51
         13,537.87          14,182.53          13,537.87         15,729.71            12,377.48         31,459.42         13,641.01
         13,512.42          14,155.87          13,512.42         15,700.14            12,354.21         31,400.29         13,615.37
         13,486.83          14,129.06          13,486.83         15,670.41            12,330.82         31,340.82         13,589.59
         13,461.10          14,102.11          13,461.10         15,640.51            12,307.29         31,281.03         13,563.66
         13,435.22          14,075.00          13,435.22         15,610.45            12,283.63         31,220.89         13,537.59
         13,409.20          14,047.73          13,409.20         15,580.21            12,259.84         31,160.42         13,511.37
         13,383.03          14,020.32          13,383.03         15,549.81            12,235.91         31,099.61         13,485.00
         13,356.72          13,992.75          13,356.72         15,519.23            12,211.85         31,038.46         13,458.48
         13,330.25          13,965.03          13,330.25         15,488.48            12,187.66         30,976.96         13,431.82
         13,303.64          13,937.15          13,303.64         15,457.56            12,163.33         30,915.12         13,405.00
         13,276.88          13,909.11          13,276.88         15,426.47            12,138.86         30,852.93         13,378.04
         13,249.97          13,880.92          13,249.97         15,395.20            12,114.25         30,790.40         13,350.92
         13,222.90          13,852.57          13,222.90         15,363.75            12,089.51         30,727.51         13,323.65
         13,195.69          13,824.06          13,195.69         15,332.13            12,064.63         30,664.27         13,296.23
         13,168.32          13,795.39          13,168.32         15,300.33            12,039.61         30,600.67         13,268.65
         13,140.80          13,766.56          13,140.80         15,268.36            12,014.45         30,536.72         13,240.92
         13,113.13          13,737.56          13,113.13         15,236.20            11,989.14         30,472.40         13,213.04
         13,085.29          13,708.41          13,085.29         15,203.86            11,963.70         30,407.73         13,184.99
         13,057.31          13,679.09          13,057.31         15,171.35            11,938.11         30,342.69         13,156.79
         13,029.16          13,649.60          13,029.16         15,138.64            11,912.38         30,277.29         13,128.43
         13,000.86          13,619.95          13,000.86         15,105.76            11,886.50         30,211.52         13,099.91
         12,972.40          13,590.13          12,972.40         15,072.69            11,860.48         30,145.38         13,071.24
         12,943.78          13,560.15          12,943.78         15,039.43            11,834.31         30,078.87         13,042.40
         12,914.99          13,530.00          12,914.99         15,005.99            11,807.99         30,011.98         13,013.40
         12,886.05          13,499.67          12,886.05         14,972.36            11,781.53         29,944.72         12,984.23
         12,856.94          13,469.18          12,856.94         14,938.54            11,754.92         29,877.08         12,954.90
         12,827.67          13,438.52          12,827.67         14,904.53            11,728.16         29,809.07         12,925.41
         12,798.24          13,407.68          12,798.24         14,870.33            11,701.25         29,740.67         12,895.75
         12,768.64          13,376.67          12,768.64         14,835.94            11,674.18         29,671.88         12,865.93
         12,738.87          13,345.49          12,738.87         14,801.36            11,646.97         29,602.71         12,835.93
         12,708.94          13,314.13          12,708.94         14,766.58            11,619.60         29,533.16         12,805.77
         12,678.84          13,282.60          12,678.84         14,731.60            11,592.08         29,463.21         12,775.44
         12,648.57          13,250.89          12,648.57         14,696.43            11,564.41         29,392.86         12,744.94
         12,618.13          13,219.00          12,618.13         14,661.06            11,536.58         29,322.13         12,714.27
         12,587.52          13,186.93          12,587.52         14,625.50            11,508.59         29,250.99         12,683.43
         12,556.74          13,154.68          12,556.74         14,589.73            11,480.44         29,179.46         12,652.41
         12,525.78          13,122.25          12,525.78         14,553.76            11,452.14         29,107.52         12,621.22
         12,494.65          13,089.64          12,494.65         14,517.59            11,423.68         29,035.19         12,589.85
         12,463.35          13,056.84          12,463.35         14,481.22            11,395.06         28,962.44         12,558.31
         12,431.87          13,023.86          12,431.87         14,444.64            11,366.28         28,889.29         12,526.59
         12,400.21          12,990.70          12,400.21         14,407.86            11,337.33         28,815.72         12,494.69
         12,368.37          12,957.35          12,368.37         14,370.87            11,308.23         28,741.74         12,462.61
         12,336.36          12,923.81          12,336.36         14,333.67            11,278.96         28,667.35         12,430.35
         12,304.17          12,890.08          12,304.17         14,296.27            11,249.52         28,592.54         12,397.91
         12,271.79          12,856.17          12,271.79         14,258.65            11,219.92         28,517.31         12,365.29
         12,239.24          12,822.06          12,239.24         14,220.83            11,190.16         28,441.65         12,332.49
         12,206.50          12,787.76          12,206.50         14,182.79            11,160.23         28,365.57         12,299.50
         12,173.58          12,753.27          12,173.58         14,144.53            11,130.13         28,289.07         12,266.33
         12,140.47          12,718.59          12,140.47         14,106.07            11,099.86         28,212.13         12,232.97
         12,107.17          12,683.71          12,107.17         14,067.38            11,069.42         28,134.76         12,199.42
         12,073.69          12,648.63          12,073.69         14,028.48            11,038.81         28,056.96         12,165.69
         12,040.03          12,613.36          12,040.03         13,989.36            11,008.02         27,978.72         12,131.76
         12,006.17          12,577.89          12,006.17         13,950.02            10,977.07         27,900.04         12,097.64
         11,972.12          12,542.22          11,972.12         13,910.46            10,945.94         27,820.92         12,063.34
         11,937.88          12,506.35          11,937.88         13,870.68            10,914.63         27,741.36         12,028.84
         11,903.45          12,470.28          11,903.45         13,830.67            10,883.15         27,661.35         11,994.14
         11,868.83          12,434.01          11,868.83         13,790.44            10,851.50         27,580.89         11,959.26
         11,834.01          12,397.53          11,834.01         13,749.99            10,819.66         27,499.97         11,924.17
         11,798.99          12,360.85          11,798.99         13,709.30            10,787.65         27,418.61         11,888.89
         11,763.78          12,323.96          11,763.78         13,668.39            10,755.46         27,336.78         11,853.41

         96                 97                 98                99                100
         --                 --                 --                --                ---

      RITE AID           RITE AID           RITE AID          RITE AID           RITE AID
---------------------------------------------------------------------------------------------
    PHILADELPHIA        ELIZBETHTON       WEST VALLEY          ROANOKE           STAUNTON
         PA                 TN                 UT                VA                 VA
---------------------------------------------------------------------------------------------
       2,548,103.02      1,927,220.86       3,377,603.64      2,582,872.52       2,384,190.46
---------------------------------------------------------------------------------------------
      6.739%             6.739%             6.739%            6.739%             6.739%
---------------------------------------------------------------------------------------------
        10TH               10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------
          13,302.19         10,060.92          17,632.54         13,483.70          12,446.49
          13,277.74         10,042.43          17,600.13         13,458.92          12,423.62
          13,253.15         10,023.83          17,567.54         13,433.99          12,400.61
          13,228.43         10,005.13          17,534.76         13,408.93          12,377.48
          13,203.56          9,986.32          17,501.80         13,383.73          12,354.21
          13,178.56          9,967.41          17,468.66         13,358.38          12,330.82
          13,153.41          9,948.39          17,435.33         13,332.89          12,307.29
          13,128.13          9,929.27          17,401.81         13,307.26          12,283.63
          13,102.70          9,910.04          17,368.11         13,281.49          12,259.84
          13,077.13          9,890.70          17,334.21         13,255.57          12,235.91
          13,051.42          9,871.25          17,300.13         13,229.51          12,211.85
          13,025.56          9,851.69          17,265.85         13,203.29          12,187.66
          12,999.55          9,832.02          17,231.38         13,176.94          12,163.33
          12,973.40          9,812.25          17,196.72         13,150.43          12,138.86
          12,947.11          9,792.36          17,161.86         13,123.77          12,114.25
          12,920.66          9,772.36          17,126.81         13,096.97          12,089.51
          12,894.07          9,752.24          17,091.56         13,070.01          12,064.63
          12,867.33          9,732.02          17,056.11         13,042.91          12,039.61
          12,840.44          9,711.68          17,020.47         13,015.65          12,014.45
          12,813.39          9,691.22          16,984.62         12,988.24          11,989.14
          12,786.20          9,670.66          16,948.57         12,960.67          11,963.70
          12,758.85          9,649.97          16,912.32         12,932.95          11,938.11
          12,731.35          9,629.17          16,875.87         12,905.07          11,912.38
          12,703.69          9,608.25          16,839.21         12,877.04          11,886.50
          12,675.88          9,587.22          16,802.34         12,848.85          11,860.48
          12,647.91          9,566.07          16,765.27         12,820.50          11,834.31
          12,619.79          9,544.80          16,727.99         12,791.99          11,807.99
          12,591.51          9,523.41          16,690.50         12,763.32          11,781.53
          12,563.07          9,501.89          16,652.80         12,734.49          11,754.92
          12,534.47          9,480.26          16,614.89         12,705.50          11,728.16
          12,505.70          9,458.51          16,576.77         12,676.35          11,701.25
          12,476.78          9,436.63          16,538.43         12,647.03          11,674.18
          12,447.70          9,414.64          16,499.88         12,617.55          11,646.97
          12,418.45          9,392.51          16,461.11         12,587.90          11,619.60
          12,389.03          9,370.27          16,422.12         12,558.09          11,592.08
          12,359.46          9,347.90          16,382.91         12,528.10          11,564.41
          12,329.71          9,325.40          16,343.48         12,497.95          11,536.58
          12,299.80          9,302.78          16,303.84         12,467.63          11,508.59
          12,269.72          9,280.03          16,263.96         12,437.15          11,480.44
          12,239.47          9,257.15          16,223.87         12,406.48          11,452.14
          12,209.06          9,234.14          16,183.55         12,375.65          11,423.68
          12,178.47          9,211.01          16,143.00         12,344.64          11,395.06
          12,147.71          9,187.74          16,102.23         12,313.46          11,366.28
          12,116.77          9,164.35          16,061.22         12,282.11          11,337.33
          12,085.67          9,140.82          16,019.99         12,250.58          11,308.23
          12,054.38          9,117.16          15,978.53         12,218.87          11,278.96
          12,022.93          9,093.37          15,936.83         12,186.98          11,249.52
          11,991.29          9,069.44          15,894.90         12,154.92          11,219.92
          11,959.48          9,045.38          15,852.73         12,122.67          11,190.16
          11,927.49          9,021.18          15,810.32         12,090.24          11,160.23
          11,895.32          8,996.85          15,767.68         12,057.63          11,130.13
          11,862.97          8,972.38          15,724.80         12,024.84          11,099.86
          11,830.44          8,947.78          15,681.67         11,991.87          11,069.42
          11,797.72          8,923.04          15,638.31         11,958.70          11,038.81
          11,764.82          8,898.15          15,594.70         11,925.36          11,008.02
          11,731.74          8,873.13          15,550.85         11,891.82          10,977.07
          11,698.47          8,847.97          15,506.75         11,858.10          10,945.94
          11,665.01          8,822.66          15,462.40         11,824.18          10,914.63
          11,631.37          8,797.22          15,417.80         11,790.08          10,883.15
          11,597.54          8,771.63          15,372.96         11,755.79          10,851.50
          11,563.51          8,745.90          15,327.86         11,721.30          10,819.66
          11,529.30          8,720.02          15,282.51         11,686.62          10,787.65
          11,494.89          8,693.99          15,236.90         11,651.74          10,755.46


                                                           GROSS INTEREST

            82                 83                84                 85                86                87                 88
            --                 --                --                 --                --                --                 --

         RITE AID           RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
         CARTERET          LAS VEGAS          BRENTWOOD          BROOKLYN          CATSKILL          CHAMPLAIN           RAVENA
            NJ                 NV                NY                 NY                NY                NY                 NY
------------------------------------------------------------------------------------------------------------------------------------
         4,271,674.34       4,967,062.98      3,576,285.69       3,079,579.11      2,433,860.98      1,887,483.88       2,086,167.38
------------------------------------------------------------------------------------------------------------------------------------
         6.739%             6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
           10TH               10TH              10TH               10TH              10TH              10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
            19,212.19          22,339.75         16,084.62          13,850.65         10,946.48          8,489.11           9,382.70
            19,153.86          22,271.93         16,035.79          13,808.60         10,913.25          8,463.33           9,354.21
            19,095.20          22,203.72         15,986.68          13,766.31         10,879.83          8,437.41           9,325.57
            19,036.22          22,135.14         15,937.30          13,723.78         10,846.22          8,411.35           9,296.76
            18,976.90          22,066.16         15,887.64          13,681.02         10,812.42          8,385.14           9,267.79
            18,917.25          21,996.80         15,837.70          13,638.02         10,778.43          8,358.78           9,238.66
            18,857.26          21,927.05         15,787.48          13,594.77         10,744.26          8,332.28           9,209.37
            18,796.94          21,856.91         15,736.98          13,551.28         10,709.89          8,305.63           9,179.91
            18,736.28          21,786.37         15,686.19          13,507.55         10,675.32          8,278.82           9,150.28
            18,675.28          21,715.44         15,635.12          13,463.57         10,640.57          8,251.87           9,120.49
            18,613.94          21,644.11         15,583.76          13,419.35         10,605.62          8,224.76           9,090.53
            18,552.25          21,572.38         15,532.12          13,374.88         10,570.47          8,197.50           9,060.40
            18,490.21          21,500.25         15,480.18          13,330.15         10,535.12          8,170.09           9,030.11
            18,427.83          21,427.71         15,427.95          13,285.18         10,499.58          8,142.53           8,999.64
            18,365.10          21,354.76         15,375.43          13,239.95         10,463.83          8,114.81           8,969.00
            18,302.01          21,281.41         15,322.61          13,194.47         10,427.89          8,086.93           8,938.19
            18,238.57          21,207.64         15,269.50          13,148.74         10,391.74          8,058.90           8,907.21
            18,174.77          21,133.46         15,216.09          13,102.74         10,355.39          8,030.71           8,876.06
            18,110.62          21,058.86         15,162.38          13,056.49         10,318.84          8,002.37           8,844.72
            18,046.10          20,983.84         15,108.37          13,009.98         10,282.08          7,973.86           8,813.22
            17,981.23          20,908.40         15,054.05          12,963.21         10,245.12          7,945.19           8,781.53
            17,915.98          20,832.54         14,999.43          12,916.17         10,207.94          7,916.36           8,749.67
            17,850.38          20,756.25         14,944.50          12,868.88         10,170.56          7,887.37           8,717.63
            17,784.40          20,679.53         14,889.27          12,821.31         10,132.97          7,858.22           8,685.41
            17,718.05          20,602.39         14,833.72          12,773.48         10,095.17          7,828.91           8,653.01
            17,651.33          20,524.80         14,777.86          12,725.38         10,057.15          7,799.43           8,620.42
            17,584.24          20,446.79         14,721.69          12,677.01         10,018.93          7,769.78           8,587.65
            17,516.77          20,368.33         14,665.20          12,628.37          9,980.48          7,739.97           8,554.70
            17,448.92          20,289.44         14,608.40          12,579.45          9,941.82          7,709.99           8,521.57
            17,380.69          20,210.10         14,551.27          12,530.26          9,902.95          7,679.84           8,488.25
            17,312.07          20,130.31         14,493.83          12,480.80          9,863.85          7,649.52           8,454.74
            17,243.07          20,050.08         14,436.06          12,431.05          9,824.54          7,619.03           8,421.04
            17,173.68          19,969.40         14,377.97          12,381.03          9,785.01          7,588.37           8,387.15
            17,103.91          19,888.26         14,319.55          12,330.72          9,745.25          7,557.54           8,353.07
            17,033.74          19,806.67         14,260.81          12,280.14          9,705.27          7,526.54           8,318.81
            16,963.18          19,724.62         14,201.73          12,229.27          9,665.07          7,495.36           8,284.35
            16,892.22          19,642.11         14,142.32          12,178.11          9,624.64          7,464.00           8,249.69
            16,820.86          19,559.14         14,082.58          12,126.67          9,583.98          7,432.47           8,214.84
            16,749.10          19,475.70         14,022.50          12,074.93          9,543.09          7,400.77           8,179.80
            16,676.94          19,391.79         13,962.09          12,022.91          9,501.98          7,368.88           8,144.56
            16,604.37          19,307.41         13,901.34          11,970.60          9,460.63          7,336.82           8,109.12
            16,531.40          19,222.56         13,840.24          11,917.99          9,419.05          7,304.57           8,073.48
            16,458.02          19,137.23         13,778.81          11,865.08          9,377.24          7,272.15           8,037.64
            16,384.22          19,051.42         13,717.02          11,811.88          9,335.20          7,239.54           8,001.60
            16,310.01          18,965.13         13,654.89          11,758.38          9,292.91          7,206.75           7,965.36
            16,235.38          18,878.35         13,592.42          11,704.58          9,250.39          7,173.77           7,928.91
            16,160.34          18,791.09         13,529.59          11,650.48          9,207.63          7,140.61           7,892.26
            16,084.87          18,703.34         13,466.40          11,596.07          9,164.64          7,107.27           7,855.41
            16,008.98          18,615.09         13,402.87          11,541.36          9,121.40          7,073.73           7,818.34
            15,932.66          18,526.35         13,338.97          11,486.34          9,077.91          7,040.01           7,781.07
            15,855.92          18,437.11         13,274.72          11,431.01          9,034.18          7,006.10           7,743.59
            15,778.74          18,347.37         13,210.11          11,375.37          8,990.21          6,972.00           7,705.90
            15,701.13          18,257.12         13,145.13          11,319.42          8,945.99          6,937.71           7,668.00
            15,623.08          18,166.37         13,079.79          11,263.15          8,901.52          6,903.22           7,629.88
            15,544.60          18,075.11         13,014.08          11,206.57          8,856.81          6,868.54           7,591.55
            15,465.67          17,983.34         12,948.00          11,149.67          8,811.84          6,833.67           7,553.01
            15,386.30          17,891.05         12,881.56          11,092.45          8,766.61          6,798.60           7,514.24
            15,306.49          17,798.24         12,814.73          11,034.91          8,721.14          6,763.33           7,475.26
            15,226.23          17,704.91         12,747.54          10,977.05          8,675.41          6,727.87           7,436.07
            15,145.51          17,611.06         12,679.96          10,918.86          8,629.42          6,692.20           7,396.65
            15,064.35          17,516.68         12,612.01          10,860.34          8,583.17          6,656.34           7,357.01
            14,982.72          17,421.77         12,543.68          10,801.50          8,536.67          6,620.27           7,317.15
            14,900.64          17,326.33         12,474.96          10,742.32          8,489.90          6,584.00           7,277.06

         89                 90                 91                92                  93                 94                95
         --                 --                 --                --                  --                 --                --

      RITE AID           RITE AID           RITE AID          RITE AID            RITE AID           RITE AID          RITE AID
------------------------------------------------------------------------------------------------------------------------------------
      CLEVELAND           DAYTON         N. RIDGEVILLE        WOODMERE          LAKE OSWEGO            SALEM          BETHEL PARK
         OH                 OH                 OH                OH                  OR                 OR                PA
------------------------------------------------------------------------------------------------------------------------------------
      2,607,708.50       2,731,885.51       2,607,708.50      3,029,908.59         2,384,190.46      6,059,817.18      2,627,576.99
------------------------------------------------------------------------------------------------------------------------------------
      6.739%             6.739%             6.739%            6.739%              6.739%             6.739%            6.739%
------------------------------------------------------------------------------------------------------------------------------------
        10TH               10TH               10TH              10TH                10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
         11,728.37          12,286.87          11,728.37         13,627.25            10,723.08         27,254.50         11,817.73
         11,692.76          12,249.56          11,692.76         13,585.88            10,690.53         27,171.75         11,781.85
         11,656.96          12,212.05          11,656.96         13,544.27            10,657.79         27,088.54         11,745.77
         11,620.95          12,174.33          11,620.95         13,502.43            10,624.87         27,004.87         11,709.49
         11,584.74          12,136.39          11,584.74         13,460.36            10,591.76         26,920.72         11,673.00
         11,548.32          12,098.24          11,548.32         13,418.05            10,558.47         26,836.10         11,636.31
         11,511.70          12,059.88          11,511.70         13,375.50            10,524.99         26,751.00         11,599.41
         11,474.88          12,021.30          11,474.88         13,332.72            10,491.32         26,665.43         11,562.31
         11,437.85          11,982.51          11,437.85         13,289.69            10,457.46         26,579.38         11,524.99
         11,400.61          11,943.50          11,400.61         13,246.42            10,423.41         26,492.84         11,487.47
         11,363.16          11,904.26          11,363.16         13,202.91            10,389.17         26,405.82         11,449.74
         11,325.50          11,864.81          11,325.50         13,159.15            10,354.74         26,318.31         11,411.79
         11,287.63          11,825.14          11,287.63         13,115.15            10,320.12         26,230.30         11,373.63
         11,249.55          11,785.24          11,249.55         13,070.90            10,285.30         26,141.81         11,335.26
         11,211.25          11,745.12          11,211.25         13,026.41            10,250.29         26,052.81         11,296.67
         11,172.74          11,704.78          11,172.74         12,981.66            10,215.08         25,963.32         11,257.87
         11,134.01          11,664.20          11,134.01         12,936.66            10,179.67         25,873.32         11,218.84
         11,095.07          11,623.40          11,095.07         12,891.41            10,144.06         25,782.82         11,179.60
         11,055.90          11,582.38          11,055.90         12,845.90            10,108.25         25,691.81         11,140.14
         11,016.52          11,541.12          11,016.52         12,800.14            10,072.24         25,600.29         11,100.45
         10,976.91          11,499.62          10,976.91         12,754.13            10,036.03         25,508.25         11,060.55
         10,937.08          11,457.90          10,937.08         12,707.85             9,999.62         25,415.70         11,020.42
         10,897.03          11,415.94          10,897.03         12,661.31             9,963.00         25,322.63         10,980.06
         10,856.76          11,373.75          10,856.76         12,614.52             9,926.18         25,229.03         10,939.48
         10,816.25          11,331.32          10,816.25         12,567.46             9,889.15         25,134.91         10,898.66
         10,775.52          11,288.65          10,775.52         12,520.13             9,851.91         25,040.26         10,857.62
         10,734.57          11,245.74          10,734.57         12,472.54             9,814.46         24,945.08         10,816.35
         10,693.38          11,202.59          10,693.38         12,424.68             9,776.80         24,849.37         10,774.85
         10,651.96          11,159.19          10,651.96         12,376.56             9,738.93         24,753.12         10,733.12
         10,610.30          11,115.56          10,610.30         12,328.16             9,700.85         24,656.32         10,691.15
         10,568.42          11,071.68          10,568.42         12,279.49             9,662.55         24,558.99         10,648.94
         10,526.30          11,027.55          10,526.30         12,230.55             9,624.04         24,461.10         10,606.50
         10,483.94          10,983.17          10,483.94         12,181.33             9,585.31         24,362.67         10,563.82
         10,441.34          10,938.55          10,441.34         12,131.84             9,546.37         24,263.68         10,520.89
         10,398.51          10,893.67          10,398.51         12,082.07             9,507.20         24,164.14         10,477.73
         10,355.43          10,848.55          10,355.43         12,032.02             9,467.82         24,064.04         10,434.33
         10,312.11          10,803.17          10,312.11         11,981.69             9,428.22         23,963.38         10,390.68
         10,268.55          10,757.53          10,268.55         11,931.08             9,388.39         23,862.15         10,346.79
         10,224.74          10,711.64          10,224.74         11,880.18             9,348.34         23,760.35         10,302.65
         10,180.69          10,665.49          10,180.69         11,828.99             9,308.06         23,657.99         10,258.26
         10,136.39          10,619.08          10,136.39         11,777.52             9,267.56         23,555.04         10,213.62
         10,091.84          10,572.41          10,091.84         11,725.76             9,226.83         23,451.52         10,168.74
         10,047.05          10,525.48          10,047.05         11,673.71             9,185.87         23,347.42         10,123.60
         10,002.00          10,478.28          10,002.00         11,621.37             9,144.68         23,242.73         10,078.20
          9,956.69          10,430.82           9,956.69         11,568.73             9,103.26         23,137.46         10,032.56
          9,911.14          10,383.10           9,911.14         11,515.80             9,061.61         23,031.59          9,986.65
          9,865.32          10,335.10           9,865.32         11,462.57             9,019.72         22,925.13          9,940.49
          9,819.25          10,286.84           9,819.25         11,409.04             8,977.60         22,818.07          9,894.07
          9,772.92          10,238.30           9,772.92         11,355.21             8,935.24         22,710.41          9,847.39
          9,726.34          10,189.50           9,726.34         11,301.07             8,892.65         22,602.15          9,800.44
          9,679.48          10,140.41           9,679.48         11,246.64             8,849.81         22,493.28          9,753.23
          9,632.37          10,091.06           9,632.37         11,191.90             8,806.74         22,383.79          9,705.76
          9,584.99          10,041.42           9,584.99         11,136.85             8,763.42         22,273.69          9,658.02
          9,537.35           9,991.51           9,537.35         11,081.49             8,719.86         22,162.98          9,610.01
          9,489.44           9,941.31           9,489.44         11,025.82             8,676.05         22,051.64          9,561.74
          9,441.25           9,890.84           9,441.25         10,969.84             8,632.00         21,939.67          9,513.19
          9,392.80           9,840.08           9,392.80         10,913.54             8,587.70         21,827.08          9,464.37
          9,344.08           9,789.04           9,344.08         10,856.93             8,543.16         21,713.86          9,415.27
          9,295.08           9,737.71           9,295.08         10,800.00             8,498.36         21,599.99          9,365.90
          9,245.81           9,686.09           9,245.81         10,742.75             8,453.31         21,485.49          9,316.25
          9,196.26           9,634.18           9,196.26         10,685.18             8,408.01         21,370.35          9,266.33
          9,146.43           9,581.98           9,146.43         10,627.28             8,362.45         21,254.56          9,216.12
          9,096.32           9,529.48           9,096.32         10,569.06             8,316.64         21,138.12          9,165.63

         96                 97                 98                99                100
         --                 --                 --                --                ---

      RITE AID           RITE AID           RITE AID          RITE AID           RITE AID
---------------------------------------------------------------------------------------------
    PHILADELPHIA        ELIZBETHTON       WEST VALLEY          ROANOKE           STAUNTON
         PA                 TN                 UT                VA                 VA
---------------------------------------------------------------------------------------------
       2,548,103.02      1,927,220.86       3,377,603.64      2,582,872.52       2,384,190.46
---------------------------------------------------------------------------------------------
      6.739%             6.739%             6.739%            6.739%             6.739%
---------------------------------------------------------------------------------------------
        10TH               10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------
          11,460.29          8,667.83          15,191.04         11,616.67          10,723.08
          11,425.50          8,641.51          15,144.92         11,581.40          10,690.53
          11,390.51          8,615.05          15,098.54         11,545.94          10,657.79
          11,355.32          8,588.43          15,051.90         11,510.27          10,624.87
          11,319.94          8,561.67          15,004.99         11,474.40          10,591.76
          11,284.36          8,534.76          14,957.83         11,438.34          10,558.47
          11,248.58          8,507.70          14,910.40         11,402.07          10,524.99
          11,212.59          8,480.48          14,862.70         11,365.59          10,491.32
          11,176.41          8,453.11          14,814.74         11,328.91          10,457.46
          11,140.02          8,425.59          14,766.50         11,292.03          10,423.41
          11,103.43          8,397.92          14,718.00         11,254.94          10,389.17
          11,066.63          8,370.09          14,669.22         11,217.64          10,354.74
          11,029.63          8,342.10          14,620.17         11,180.13          10,320.12
          10,992.41          8,313.95          14,570.84         11,142.41          10,285.30
          10,954.99          8,285.65          14,521.24         11,104.48          10,250.29
          10,917.36          8,257.19          14,471.36         11,066.33          10,215.08
          10,879.52          8,228.57          14,421.20         11,027.97          10,179.67
          10,841.46          8,199.78          14,370.75         10,989.40          10,144.06
          10,803.19          8,170.84          14,320.03         10,950.60          10,108.25
          10,764.71          8,141.73          14,269.01         10,911.60          10,072.24
          10,726.01          8,112.46          14,217.72         10,872.37          10,036.03
          10,687.09          8,083.03          14,166.13         10,832.92           9,999.62
          10,647.96          8,053.43          14,114.25         10,793.25           9,963.00
          10,608.60          8,023.66          14,062.09         10,753.36           9,926.18
          10,569.02          7,993.73          14,009.63         10,713.24           9,889.15
          10,529.22          7,963.63          13,956.87         10,672.90           9,851.91
          10,489.20          7,933.36          13,903.82         10,632.33           9,814.46
          10,448.95          7,902.91          13,850.47         10,591.53           9,776.80
          10,408.48          7,872.30          13,796.82         10,550.51           9,738.93
          10,367.78          7,841.52          13,742.87         10,509.25           9,700.85
          10,326.85          7,810.56          13,688.62         10,467.76           9,662.55
          10,285.69          7,779.43          13,634.06         10,426.04           9,624.04
          10,244.30          7,748.13          13,579.20         10,384.09           9,585.31
          10,202.68          7,716.65          13,524.02         10,341.90           9,546.37
          10,160.82          7,684.99          13,468.54         10,299.47           9,507.20
          10,118.73          7,653.16          13,412.75         10,256.80           9,467.82
          10,076.40          7,621.14          13,356.64         10,213.90           9,428.22
          10,033.84          7,588.95          13,300.22         10,170.75           9,388.39
           9,991.03          7,556.57          13,243.48         10,127.36           9,348.34
           9,947.99          7,524.02          13,186.42         10,083.73           9,308.06
           9,904.70          7,491.28          13,129.04         10,039.85           9,267.56
           9,861.17          7,458.35          13,071.34          9,995.73           9,226.83
           9,817.40          7,425.25          13,013.32          9,951.36           9,185.87
           9,773.38          7,391.95          12,954.97          9,906.74           9,144.68
           9,729.11          7,358.47          12,896.29          9,861.87           9,103.26
           9,684.59          7,324.80          12,837.28          9,816.74           9,061.61
           9,639.83          7,290.94          12,777.94          9,771.37           9,019.72
           9,594.81          7,256.90          12,718.27          9,725.73           8,977.60
           9,549.54          7,222.66          12,658.27          9,679.85           8,935.24
           9,504.02          7,188.23          12,597.92          9,633.70           8,892.65
           9,458.24          7,153.60          12,537.24          9,587.30           8,849.81
           9,412.20          7,118.78          12,476.21          9,540.63           8,806.74
           9,365.90          7,083.77          12,414.85          9,493.70           8,763.42
           9,319.35          7,048.55          12,353.14          9,446.51           8,719.86
           9,272.53          7,013.14          12,291.08          9,399.06           8,676.05
           9,225.45          6,977.54          12,228.67          9,351.33           8,632.00
           9,178.11          6,941.73          12,165.92          9,303.34           8,587.70
           9,130.50          6,905.72          12,102.81          9,255.08           8,543.16
           9,082.62          6,869.51          12,039.34          9,206.55           8,498.36
           9,034.47          6,833.09          11,975.52          9,157.75           8,453.31
           8,986.06          6,796.47          11,911.35          9,108.67           8,408.01
           8,937.37          6,759.65          11,846.81          9,059.32           8,362.45
           8,888.40          6,722.62          11,781.91          9,009.69           8,316.64


                                                           GROSS INTEREST

            82                 83                84                 85                86                87                 88
            --                 --                --                 --                --                --                 --

         RITE AID           RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
         CARTERET          LAS VEGAS          BRENTWOOD          BROOKLYN          CATSKILL          CHAMPLAIN           RAVENA
            NJ                 NV                NY                 NY                NY                NY                 NY
------------------------------------------------------------------------------------------------------------------------------------
         4,271,674.34       4,967,062.98      3,576,285.69       3,079,579.11      2,433,860.98      1,887,483.88       2,086,167.38
------------------------------------------------------------------------------------------------------------------------------------
         6.739%             6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
           10TH               10TH              10TH               10TH              10TH              10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
            14,818.10          17,230.35         12,405.85          10,682.82          8,442.87          6,547.53           7,236.75
            14,735.10          17,133.83         12,336.36          10,622.98          8,395.58          6,510.86           7,196.21
            14,651.62          17,036.77         12,266.48          10,562.80          8,348.02          6,473.97           7,155.45
            14,567.68          16,939.17         12,196.20          10,502.28          8,300.19          6,436.88           7,114.45
            14,483.27          16,841.01         12,125.53          10,441.43          8,252.10          6,399.58           7,073.23
            14,398.39          16,742.31         12,054.46          10,380.23          8,203.73          6,362.08           7,031.77
            14,313.02          16,643.05         11,983.00          10,318.69          8,155.09          6,324.36           6,990.08
            14,227.18          16,543.23         11,911.13          10,256.81          8,106.19          6,286.43           6,948.16
            14,140.86          16,442.86         11,838.86          10,194.57          8,057.00          6,248.29           6,906.00
            14,054.05          16,341.92         11,766.18          10,131.99          8,007.54          6,209.93           6,863.61
            13,966.75          16,240.41         11,693.10          10,069.05          7,957.80          6,171.36           6,820.98
            13,878.97          16,138.33         11,619.60          10,005.77          7,907.78          6,132.57           6,778.10
            13,790.69          16,035.68         11,545.69           9,942.12          7,857.48          6,093.56           6,734.99
            13,701.91          15,932.46         11,471.37           9,878.12          7,806.90          6,054.33           6,691.63
            13,612.64          15,828.65         11,396.63           9,813.76          7,756.04          6,014.89           6,648.04
            13,522.86          15,724.26         11,321.47           9,749.04          7,704.89          5,975.22           6,604.19
            13,432.58          15,619.28         11,245.89           9,683.96          7,653.45          5,935.33           6,560.10
            13,341.80          15,513.72         11,169.88           9,618.51          7,601.72          5,895.21           6,515.76
            13,250.50          15,407.56         11,093.44           9,552.69          7,549.71          5,854.87           6,471.18
            13,158.69          15,300.81         11,016.58           9,486.50          7,497.40          5,814.31           6,426.34
            13,066.37          15,193.45         10,939.29           9,419.94          7,444.79          5,773.51           6,381.25
            12,973.53          15,085.50         10,861.56           9,353.01          7,391.89          5,732.49           6,335.91
            12,880.16          14,976.93         10,783.39           9,285.70          7,338.70          5,691.23           6,290.31
            12,786.27          14,867.76         10,704.79           9,218.01          7,285.20          5,649.75           6,244.46
            12,691.86          14,757.97         10,625.74           9,149.94          7,231.41          5,608.03           6,198.35
            12,596.91          14,647.57         10,546.25           9,081.49          7,177.31          5,566.08           6,151.98
            12,501.43          14,536.55         10,466.32           9,012.66          7,122.91          5,523.89           6,105.35
            12,405.42          14,424.90         10,385.93           8,943.44          7,068.20          5,481.46           6,058.46
            12,308.86          14,312.63         10,305.10           8,873.83          7,013.19          5,438.80           6,011.31
            12,211.77          14,199.73         10,223.81           8,803.83          6,957.87          5,395.90           5,963.89
            12,114.12          14,086.19         10,142.06           8,733.44          6,902.23          5,352.75           5,916.20
            12,015.93          13,972.02         10,059.85           8,662.65          6,846.29          5,309.37           5,868.25
            11,917.19          13,857.20          9,977.18           8,591.46          6,790.03          5,265.74           5,820.03
            11,817.90          13,741.74          9,894.05           8,519.88          6,733.45          5,221.86           5,771.53
            11,718.04          13,625.63          9,810.45           8,447.89          6,676.56          5,177.74           5,722.77
            11,617.63          13,508.87          9,726.39           8,375.50          6,619.35          5,133.37           5,673.73
            11,516.65          13,391.45          9,641.85           8,302.70          6,561.81          5,088.75           5,624.41
            11,415.10          13,273.38          9,556.83           8,229.49          6,503.95          5,043.88           5,574.82
            11,312.99          13,154.64          9,471.34           8,155.87          6,445.77          4,998.76           5,524.95
            11,210.30          13,035.23          9,385.37           8,081.84          6,387.26          4,953.39           5,474.80
            11,107.03          12,915.15          9,298.91           8,007.39          6,328.42          4,907.76           5,424.37
            11,003.19          12,794.40          9,211.97           7,932.53          6,269.26          4,861.87           5,373.65
            10,898.76          12,672.97          9,124.54           7,857.24          6,209.76          4,815.73           5,322.65
            10,793.74          12,550.86          9,036.62           7,781.53          6,149.92          4,769.33           5,271.36
            10,688.13          12,428.06          8,948.21           7,705.40          6,089.75          4,722.66           5,219.79
            10,581.94          12,304.58          8,859.30           7,628.84          6,029.24          4,675.74           5,167.92
            10,475.14          12,180.40          8,769.89           7,551.85          5,968.39          4,628.55           5,115.77
            10,367.75          12,055.52          8,679.97           7,474.42          5,907.20          4,581.10           5,063.32
            10,259.75          11,929.94          8,589.56           7,396.56          5,845.67          4,533.38           5,010.58
            10,151.14          11,803.66          8,498.63           7,318.27          5,783.79          4,485.39           4,957.54
            10,041.93          11,676.66          8,407.20           7,239.53          5,721.57          4,437.13           4,904.20
             9,932.10          11,548.96          8,315.25           7,160.35          5,658.99          4,388.60           4,850.56
             9,821.66          11,420.53          8,222.78           7,080.73          5,596.06          4,339.80           4,796.63
             9,710.59          11,291.39          8,129.80           7,000.66          5,532.78          4,290.73           4,742.39
             9,598.91          11,161.52          8,036.29           6,920.14          5,469.14          4,241.38           4,687.84
             9,486.59          11,030.92          7,942.26           6,839.17          5,405.15          4,191.75           4,632.99
             9,373.64          10,899.59          7,847.70           6,757.74          5,340.80          4,141.84           4,577.83
             9,260.06          10,767.52          7,752.61           6,675.86          5,276.08          4,091.66           4,522.36
             9,145.85          10,634.70          7,656.99           6,593.52          5,211.01          4,041.19           4,466.58
             9,030.99          10,501.15          7,560.83           6,510.71          5,145.56          3,990.44           4,410.48
             8,915.48          10,366.84          7,464.12           6,427.44          5,079.75          3,939.40           4,354.07
             8,799.33          10,231.78          7,366.88           6,343.70          5,013.57          3,888.07           4,297.35
             8,682.52          10,095.96          7,269.09           6,259.49          4,947.02          3,836.46           4,240.30

         89                 90                 91                92                  93                 94                95
         --                 --                 --                --                  --                 --                --

      RITE AID           RITE AID           RITE AID          RITE AID            RITE AID           RITE AID          RITE AID
------------------------------------------------------------------------------------------------------------------------------------
      CLEVELAND           DAYTON         N. RIDGEVILLE        WOODMERE          LAKE OSWEGO            SALEM          BETHEL PARK
         OH                 OH                 OH                OH                  OR                 OR                PA
------------------------------------------------------------------------------------------------------------------------------------
      2,607,708.50       2,731,885.51       2,607,708.50      3,029,908.59         2,384,190.46      6,059,817.18      2,627,576.99
------------------------------------------------------------------------------------------------------------------------------------
      6.739%             6.739%             6.739%            6.739%              6.739%             6.739%            6.739%
------------------------------------------------------------------------------------------------------------------------------------
        10TH               10TH               10TH              10TH                10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
          9,045.93           9,476.69           9,045.93         10,510.51             8,270.57         21,021.03          9,114.86
          8,995.26           9,423.61           8,995.26         10,451.64             8,224.24         20,903.27          9,063.80
          8,944.31           9,370.23           8,944.31         10,392.43             8,177.65         20,784.86          9,012.45
          8,893.06           9,316.54           8,893.06         10,332.89             8,130.80         20,665.78          8,960.82
          8,841.53           9,262.56           8,841.53         10,273.02             8,083.69         20,546.04          8,908.90
          8,789.71           9,208.27           8,789.71         10,212.81             8,036.31         20,425.62          8,856.68
          8,737.60           9,153.68           8,737.60         10,152.26             7,988.66         20,304.52          8,804.18
          8,685.20           9,098.78           8,685.20         10,091.37             7,940.75         20,182.75          8,751.37
          8,632.50           9,043.57           8,632.50         10,030.14             7,892.57         20,060.29          8,698.27
          8,579.51           8,988.06           8,579.51          9,968.57             7,844.12         19,937.14          8,644.88
          8,526.22           8,932.23           8,526.22          9,906.65             7,795.40         19,813.30          8,591.18
          8,472.63           8,876.09           8,472.63          9,844.38             7,746.40         19,688.77          8,537.18
          8,418.73           8,819.63           8,418.73          9,781.77             7,697.13         19,563.53          8,482.88
          8,364.54           8,762.85           8,364.54          9,718.80             7,647.58         19,437.60          8,428.27
          8,310.04           8,705.76           8,310.04          9,655.48             7,597.75         19,310.95          8,373.36
          8,255.24           8,648.35           8,255.24          9,591.80             7,547.65         19,183.60          8,318.14
          8,200.13           8,590.61           8,200.13          9,527.76             7,497.26         19,055.53          8,262.60
          8,144.70           8,532.55           8,144.70          9,463.37             7,446.59         18,926.74          8,206.76
          8,088.97           8,474.16           8,088.97          9,398.61             7,395.63         18,797.22          8,150.60
          8,032.92           8,415.45           8,032.92          9,333.49             7,344.39         18,666.98          8,094.13
          7,976.56           8,356.40           7,976.56          9,268.01             7,292.86         18,536.01          8,037.34
          7,919.89           8,297.03           7,919.89          9,202.15             7,241.04         18,404.31          7,980.23
          7,862.89           8,237.32           7,862.89          9,135.93             7,188.93         18,271.86          7,922.80
          7,805.58           8,177.27           7,805.58          9,069.33             7,136.53         18,138.67          7,865.05
          7,747.94           8,116.89           7,747.94          9,002.36             7,083.83         18,004.73          7,806.97
          7,689.98           8,056.17           7,689.98          8,935.02             7,030.84         17,870.04          7,748.57
          7,631.69           7,995.11           7,631.69          8,867.30             6,977.54         17,734.59          7,689.84
          7,573.08           7,933.70           7,573.08          8,799.19             6,923.95         17,598.38          7,630.78
          7,514.13           7,871.95           7,514.13          8,730.71             6,870.06         17,461.41          7,571.38
          7,454.86           7,809.85           7,454.86          8,661.83             6,815.87         17,323.67          7,511.66
          7,395.25           7,747.41           7,395.25          8,592.58             6,761.37         17,185.15          7,451.60
          7,335.31           7,684.61           7,335.31          8,522.93             6,706.57         17,045.86          7,391.20
          7,275.03           7,621.46           7,275.03          8,452.89             6,651.46         16,905.78          7,330.46
          7,214.41           7,557.96           7,214.41          8,382.46             6,596.04         16,764.92          7,269.38
          7,153.46           7,494.10           7,153.46          8,311.63             6,540.30         16,623.27          7,207.96
          7,092.16           7,429.88           7,092.16          8,240.41             6,484.26         16,480.82          7,146.19
          7,030.51           7,365.30           7,030.51          8,168.79             6,427.90         16,337.57          7,084.08
          6,968.52           7,300.36           6,968.52          8,096.76             6,371.22         16,193.52          7,021.62
          6,906.18           7,235.05           6,906.18          8,024.33             6,314.23         16,048.66          6,958.80
          6,843.50           7,169.38           6,843.50          7,951.49             6,256.91         15,902.98          6,895.64
          6,780.46           7,103.34           6,780.46          7,878.24             6,199.27         15,756.49          6,832.12
          6,717.06           7,036.92           6,717.06          7,804.59             6,141.31         15,609.17          6,768.24
          6,653.31           6,970.14           6,653.31          7,730.51             6,083.03         15,461.03          6,704.00
          6,589.20           6,902.98           6,589.20          7,656.03             6,024.41         15,312.05          6,639.41
          6,524.73           6,835.44           6,524.73          7,581.12             5,965.47         15,162.24          6,574.45
          6,459.90           6,767.52           6,459.90          7,505.79             5,906.20         15,011.58          6,509.12
          6,394.71           6,699.22           6,394.71          7,430.04             5,846.59         14,860.08          6,443.43
          6,329.15           6,630.54           6,329.15          7,353.87             5,786.65         14,707.73          6,377.37
          6,263.22           6,561.47           6,263.22          7,277.26             5,726.37         14,554.53          6,310.94
          6,196.92           6,492.01           6,196.92          7,200.23             5,665.76         14,400.46          6,244.14
          6,130.25           6,422.17           6,130.25          7,122.76             5,604.80         14,245.53          6,176.96
          6,063.20           6,351.93           6,063.20          7,044.86             5,543.50         14,089.73          6,109.40
          5,995.78           6,281.30           5,995.78          6,966.53             5,481.86         13,933.05          6,041.46
          5,927.98           6,210.27           5,927.98          6,887.75             5,419.87         13,775.49          5,973.15
          5,859.80           6,138.84           5,859.80          6,808.53             5,357.53         13,617.05          5,904.44
          5,791.23           6,067.01           5,791.23          6,728.86             5,294.84         13,457.72          5,835.36
          5,722.28           5,994.77           5,722.28          6,648.75             5,231.80         13,297.50          5,765.88
          5,652.95           5,922.14           5,652.95          6,568.18             5,168.41         13,136.37          5,696.02
          5,583.22           5,849.09           5,583.22          6,487.17             5,104.66         12,974.34          5,625.76
          5,513.10           5,775.63           5,513.10          6,405.70             5,040.55         12,811.40          5,555.11
          5,442.59           5,701.76           5,442.59          6,323.77             4,976.08         12,647.54          5,484.06
          5,371.68           5,627.48           5,371.68          6,241.38             4,911.25         12,482.77          5,412.61
          5,300.38           5,552.78           5,300.38          6,158.53             4,846.06         12,317.07          5,340.76

         96                 97                 98                99                100
         --                 --                 --                --                ---

      RITE AID           RITE AID           RITE AID          RITE AID           RITE AID
---------------------------------------------------------------------------------------------
    PHILADELPHIA        ELIZBETHTON       WEST VALLEY          ROANOKE           STAUNTON
         PA                 TN                 UT                VA                 VA
---------------------------------------------------------------------------------------------
       2,548,103.02      1,927,220.86       3,377,603.64      2,582,872.52       2,384,190.46
---------------------------------------------------------------------------------------------
      6.739%             6.739%             6.739%            6.739%             6.739%
---------------------------------------------------------------------------------------------
        10TH               10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------
           8,839.17          6,685.38          11,716.64          8,959.78           8,270.57
           8,789.65          6,647.93          11,651.01          8,909.59           8,224.24
           8,739.86          6,610.27          11,585.01          8,859.12           8,177.65
           8,689.79          6,572.40          11,518.64          8,808.37           8,130.80
           8,639.44          6,534.31          11,451.89          8,757.33           8,083.69
           8,588.80          6,496.02          11,384.77          8,706.00           8,036.31
           8,537.88          6,457.50          11,317.28          8,654.39           7,988.66
           8,486.68          6,418.78          11,249.40          8,602.48           7,940.75
           8,435.19          6,379.83          11,181.15          8,550.29           7,892.57
           8,383.40          6,340.67          11,112.51          8,497.80           7,844.12
           8,331.33          6,301.28          11,043.48          8,445.01           7,795.40
           8,278.96          6,261.67          10,974.07          8,391.93           7,746.40
           8,226.30          6,221.85          10,904.27          8,338.55           7,697.13
           8,173.35          6,181.79          10,834.07          8,284.88           7,647.58
           8,120.10          6,141.52          10,763.48          8,230.90           7,597.75
           8,066.54          6,101.01          10,692.50          8,176.61           7,547.65
           8,012.69          6,060.28          10,621.12          8,122.03           7,497.26
           7,958.54          6,019.32          10,549.33          8,067.13           7,446.59
           7,904.08          5,978.13          10,477.14          8,011.93           7,395.63
           7,849.31          5,936.71          10,404.55          7,956.42           7,344.39
           7,794.24          5,895.06          10,331.55          7,900.59           7,292.86
           7,738.86          5,853.17          10,258.14          7,844.46           7,241.04
           7,683.17          5,811.05          10,184.32          7,788.00           7,188.93
           7,627.16          5,768.69          10,110.08          7,731.23           7,136.53
           7,570.84          5,726.10          10,035.43          7,674.15           7,083.83
           7,514.20          5,683.26           9,960.35          7,616.74           7,030.84
           7,457.25          5,640.18           9,884.86          7,559.01           6,977.54
           7,399.98          5,596.86           9,808.94          7,500.95           6,923.95
           7,342.38          5,553.30           9,732.59          7,442.57           6,870.06
           7,284.46          5,509.50           9,655.82          7,383.86           6,815.87
           7,226.22          5,465.44           9,578.61          7,324.82           6,761.37
           7,167.64          5,421.14           9,500.97          7,265.45           6,706.57
           7,108.74          5,376.59           9,422.90          7,205.74           6,651.46
           7,049.51          5,331.80           9,344.38          7,145.70           6,596.04
           6,989.95          5,286.75           9,265.43          7,085.33           6,540.30
           6,930.05          5,241.44           9,186.03          7,024.61           6,484.26
           6,869.81          5,195.88           9,106.19          6,963.55           6,427.90
           6,809.24          5,150.07           9,025.90          6,902.15           6,371.22
           6,748.33          5,104.00           8,945.15          6,840.41           6,314.23
           6,687.07          5,057.67           8,863.96          6,778.32           6,256.91
           6,625.47          5,011.08           8,782.31          6,715.88           6,199.27
           6,563.53          4,964.23           8,700.19          6,653.09           6,141.31
           6,501.23          4,917.11           8,617.62          6,589.94           6,083.03
           6,438.59          4,869.73           8,534.59          6,526.45           6,024.41
           6,375.60          4,822.09           8,451.09          6,462.59           5,965.47
           6,312.25          4,774.18           8,367.11          6,398.38           5,906.20
           6,248.54          4,725.99           8,282.67          6,333.81           5,846.59
           6,184.48          4,677.54           8,197.75          6,268.87           5,786.65
           6,120.06          4,628.82           8,112.36          6,203.57           5,726.37
           6,055.28          4,579.82           8,026.49          6,137.90           5,665.76
           5,990.13          4,530.55           7,940.13          6,071.86           5,604.80
           5,924.61          4,481.00           7,853.29          6,005.46           5,543.50
           5,858.73          4,431.17           7,765.96          5,938.68           5,481.86
           5,792.48          4,381.06           7,678.15          5,871.52           5,419.87
           5,725.86          4,330.67           7,589.83          5,803.99           5,357.53
           5,658.86          4,280.00           7,501.03          5,736.08           5,294.84
           5,591.49          4,229.04           7,411.72          5,667.78           5,231.80
           5,523.74          4,177.80           7,321.91          5,599.11           5,168.41
           5,455.60          4,126.27           7,231.60          5,530.05           5,104.66
           5,387.09          4,074.45           7,140.78          5,460.60           5,040.55
           5,318.19          4,022.33           7,049.45          5,390.76           4,976.08
           5,248.90          3,969.93           6,957.61          5,320.52           4,911.25
           5,179.22          3,917.23           6,865.25          5,249.90           4,846.06


                                                           GROSS INTEREST

            82                 83                84                 85                86                87                 88
            --                 --                --                 --                --                --                 --

         RITE AID           RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
         CARTERET          LAS VEGAS          BRENTWOOD          BROOKLYN          CATSKILL          CHAMPLAIN           RAVENA
            NJ                 NV                NY                 NY                NY                NY                 NY
------------------------------------------------------------------------------------------------------------------------------------
         4,271,674.34       4,967,062.98      3,576,285.69       3,079,579.11      2,433,860.98      1,887,483.88       2,086,167.38
------------------------------------------------------------------------------------------------------------------------------------
         6.739%             6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
           10TH               10TH              10TH               10TH              10TH              10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
             8,565.06           9,959.37          7,170.75           6,174.81          4,880.09          3,784.56           4,182.94
             8,446.94           9,822.02          7,071.86           6,089.65          4,812.79          3,732.37           4,125.25
             8,328.15           9,683.90          6,972.41           6,004.02          4,745.11          3,679.88           4,067.24
             8,208.70           9,545.00          6,872.40           5,917.90          4,677.05          3,627.10           4,008.90
             8,088.58           9,405.32          6,771.83           5,831.30          4,608.61          3,574.02           3,950.24
             7,967.78           9,264.86          6,670.70           5,744.22          4,539.78          3,520.65           3,891.24
             7,846.31           9,123.61          6,569.00           5,656.64          4,470.57          3,466.97           3,831.92
             7,724.15           8,981.57          6,466.73           5,568.57          4,400.97          3,413.00           3,772.26
             7,601.31           8,838.73          6,363.88           5,480.01          4,330.98          3,358.72           3,712.27
             7,477.77           8,695.08          6,260.46           5,390.95          4,260.59          3,304.13           3,651.94
             7,353.54           8,550.63          6,156.46           5,301.39          4,189.81          3,249.24           3,591.27
             7,228.62           8,405.37          6,051.87           5,211.33          4,118.63          3,194.04           3,530.26
             7,102.99           8,259.29          5,946.69           5,120.76          4,047.05          3,138.53           3,468.90
             6,976.66           8,112.40          5,840.93           5,029.69          3,975.07          3,082.71           3,407.21
             6,849.62           7,964.67          5,734.57           4,938.10          3,902.69          3,026.58           3,345.16
             6,721.86           7,816.12          5,627.61           4,845.99          3,829.90          2,970.13           3,282.77
             6,593.39           7,666.73          5,520.05           4,753.38          3,756.70          2,913.36           3,220.03
             6,464.20           7,516.51          5,411.89           4,660.24          3,683.09          2,856.27           3,156.94
             6,334.28           7,365.44          5,303.12           4,566.57          3,609.07          2,798.87           3,093.49
             6,203.63           7,213.52          5,193.74           4,472.38          3,534.63          2,741.14           3,029.68
             6,072.25           7,060.75          5,083.74           4,377.67          3,459.77          2,683.09           2,965.52
             5,940.13           6,907.12          4,973.13           4,282.42          3,384.49          2,624.71           2,900.99
             5,807.26           6,752.63          4,861.90           4,186.63          3,308.79          2,566.00           2,836.11
             5,673.65           6,597.27          4,750.04           4,090.31          3,232.66          2,506.96           2,770.86
             5,539.30           6,441.04          4,637.55           3,993.45          3,156.11          2,447.60           2,705.24
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00

         89                 90                 91                92                  93                 94                95
         --                 --                 --                --                  --                 --                --

      RITE AID           RITE AID           RITE AID          RITE AID            RITE AID           RITE AID          RITE AID
------------------------------------------------------------------------------------------------------------------------------------
      CLEVELAND           DAYTON         N. RIDGEVILLE        WOODMERE          LAKE OSWEGO            SALEM          BETHEL PARK
         OH                 OH                 OH                OH                  OR                 OR                PA
------------------------------------------------------------------------------------------------------------------------------------
      2,607,708.50       2,731,885.51       2,607,708.50      3,029,908.59         2,384,190.46      6,059,817.18      2,627,576.99
------------------------------------------------------------------------------------------------------------------------------------
      6.739%             6.739%             6.739%            6.739%              6.739%             6.739%            6.739%
------------------------------------------------------------------------------------------------------------------------------------
        10TH               10TH               10TH              10TH                10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
          5,228.67           5,477.66           5,228.67          6,075.22             4,780.50         12,150.43          5,268.51
          5,156.56           5,402.11           5,156.56          5,991.43             4,714.57         11,982.87          5,195.85
          5,084.05           5,326.15           5,084.05          5,907.18             4,648.27         11,814.36          5,122.78
          5,011.13           5,249.75           5,011.13          5,822.45             4,581.60         11,644.90          5,049.31
          4,937.80           5,172.93           4,937.80          5,737.25             4,514.56         11,474.50          4,975.42
          4,864.05           5,095.68           4,864.05          5,651.57             4,447.13         11,303.13          4,901.11
          4,789.90           5,017.99           4,789.90          5,565.40             4,379.33         11,130.81          4,826.39
          4,715.32           4,939.86           4,715.32          5,478.76             4,311.15         10,957.51          4,751.25
          4,640.33           4,861.30           4,640.33          5,391.62             4,242.59         10,783.25          4,675.69
          4,564.92           4,782.30           4,564.92          5,304.00             4,173.64         10,608.00          4,599.70
          4,489.08           4,702.85           4,489.08          5,215.89             4,104.30         10,431.77          4,523.29
          4,412.82           4,622.96           4,412.82          5,127.28             4,034.58         10,254.55          4,446.44
          4,336.13           4,542.61           4,336.13          5,038.17             3,964.46         10,076.34          4,369.17
          4,259.01           4,461.82           4,259.01          4,948.56             3,893.95          9,897.12          4,291.46
          4,181.45           4,380.57           4,181.45          4,858.45             3,823.04          9,716.90          4,213.31
          4,103.46           4,298.87           4,103.46          4,767.83             3,751.74          9,535.67          4,134.73
          4,025.04           4,216.71           4,025.04          4,676.71             3,680.03          9,353.42          4,055.70
          3,946.17           4,134.08           3,946.17          4,585.07             3,607.92          9,170.14          3,976.23
          3,866.86           4,050.99           3,866.86          4,492.92             3,535.41          8,985.84          3,896.32
          3,787.10           3,967.44           3,787.10          4,400.25             3,462.49          8,800.50          3,815.95
          3,706.90           3,883.41           3,706.90          4,307.06             3,389.16          8,614.12          3,735.14
          3,626.24           3,798.92           3,626.24          4,213.35             3,315.42          8,426.69          3,653.87
          3,545.13           3,713.95           3,545.13          4,119.11             3,241.26          8,238.21          3,572.14
          3,463.57           3,628.50           3,463.57          4,024.34             3,166.69          8,048.67          3,489.96
          3,381.55           3,542.57           3,381.55          3,929.04             3,091.70          7,858.07          3,407.31
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00

         96                 97                 98                99                100
         --                 --                 --                --                ---

      RITE AID           RITE AID           RITE AID          RITE AID           RITE AID
---------------------------------------------------------------------------------------------
    PHILADELPHIA        ELIZBETHTON       WEST VALLEY          ROANOKE           STAUNTON
         PA                 TN                 UT                VA                 VA
---------------------------------------------------------------------------------------------
       2,548,103.02      1,927,220.86       3,377,603.64      2,582,872.52       2,384,190.46
---------------------------------------------------------------------------------------------
      6.739%             6.739%             6.739%            6.739%             6.739%
---------------------------------------------------------------------------------------------
        10TH               10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------
           5,109.16          3,864.24           6,772.37          5,178.87           4,780.50
           5,038.70          3,810.95           6,678.98          5,107.45           4,714.57
           4,967.84          3,757.35           6,585.05          5,035.63           4,648.27
           4,896.59          3,703.46           6,490.60          4,963.40           4,581.60
           4,824.93          3,649.27           6,395.62          4,890.77           4,514.56
           4,752.87          3,594.77           6,300.11          4,817.73           4,447.13
           4,680.41          3,539.96           6,204.06          4,744.28           4,379.33
           4,607.54          3,484.85           6,107.47          4,670.42           4,311.15
           4,534.27          3,429.43           6,010.34          4,596.14           4,242.59
           4,460.58          3,373.69           5,912.66          4,521.44           4,173.64
           4,386.47          3,317.65           5,814.43          4,446.33           4,104.30
           4,311.95          3,261.28           5,715.65          4,370.79           4,034.58
           4,237.02          3,204.61           5,616.32          4,294.83           3,964.46
           4,161.66          3,147.61           5,516.43          4,218.45           3,893.95
           4,085.88          3,090.29           5,415.98          4,141.63           3,823.04
           4,009.67          3,032.66           5,314.96          4,064.38           3,751.74
           3,933.03          2,974.69           5,213.38          3,986.70           3,680.03
           3,855.97          2,916.41           5,111.23          3,908.58           3,607.92
           3,778.47          2,857.79           5,008.50          3,830.03           3,535.41
           3,700.54          2,798.85           4,905.20          3,751.03           3,462.49
           3,622.17          2,739.57           4,801.31          3,671.59           3,389.16
           3,543.35          2,679.96           4,696.84          3,591.70           3,315.42
           3,464.10          2,620.02           4,591.79          3,511.37           3,241.26
           3,384.40          2,559.74           4,486.15          3,430.58           3,166.69
           3,304.25          2,499.12           4,379.91          3,349.34           3,091.70
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00
               0.00              0.00               0.00              0.00               0.00


                                                           GROSS INTEREST

            82                 83                84                 85                86                87                 88
            --                 --                --                 --                --                --                 --

         RITE AID           RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
         CARTERET          LAS VEGAS          BRENTWOOD          BROOKLYN          CATSKILL          CHAMPLAIN           RAVENA
            NJ                 NV                NY                 NY                NY                NY                 NY
------------------------------------------------------------------------------------------------------------------------------------
         4,271,674.34       4,967,062.98      3,576,285.69       3,079,579.11      2,433,860.98      1,887,483.88       2,086,167.38
------------------------------------------------------------------------------------------------------------------------------------
         6.739%             6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
           10TH               10TH              10TH               10TH              10TH              10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
                 0.00               0.00              0.00               0.00              0.00              0.00               0.00


         89                 90                 91                92                  93                 94                95
         --                 --                 --                --                  --                 --                --

      RITE AID           RITE AID           RITE AID          RITE AID            RITE AID           RITE AID          RITE AID
------------------------------------------------------------------------------------------------------------------------------------
      CLEVELAND           DAYTON         N. RIDGEVILLE        WOODMERE          LAKE OSWEGO            SALEM          BETHEL PARK
         OH                 OH                 OH                OH                  OR                 OR                PA
------------------------------------------------------------------------------------------------------------------------------------
      2,607,708.50       2,731,885.51       2,607,708.50      3,029,908.59         2,384,190.46      6,059,817.18      2,627,576.99
------------------------------------------------------------------------------------------------------------------------------------
      6.739%             6.739%             6.739%            6.739%              6.739%             6.739%            6.739%
------------------------------------------------------------------------------------------------------------------------------------
        10TH               10TH               10TH              10TH                10TH               10TH              10TH
------------------------------------------------------------------------------------------------------------------------------------
              0.00               0.00               0.00              0.00                 0.00              0.00              0.00


         96                 97                 98                99                100
         --                 --                 --                --                ---

      RITE AID           RITE AID           RITE AID          RITE AID           RITE AID
---------------------------------------------------------------------------------------------
    PHILADELPHIA        ELIZBETHTON       WEST VALLEY          ROANOKE           STAUNTON
         PA                 TN                 UT                VA                 VA
---------------------------------------------------------------------------------------------
       2,548,103.02      1,927,220.86       3,377,603.64      2,582,872.52       2,384,190.46
---------------------------------------------------------------------------------------------
      6.739%             6.739%             6.739%            6.739%             6.739%
---------------------------------------------------------------------------------------------
        10TH               10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------
               0.00              0.00               0.00              0.00               0.00

                                 GROSS INTEREST

          101                  102               103               104                105               106
          ---                  ---               ---               ---                ---               ---

         RITE AID           RITE AID          RITE AID           RITE AID          RITE AID          RITE AID
-------------------------------------------------------------------------------------------------------------------
      VIRGINIA BEACH         ESSEX           MIDDLEBURY         ELLENSBURG         PULLMAN            YAKIMA
            VA                 VT                VT                 WA                WA                WA
-------------------------------------------------------------------------------------------------------------------
       2,880,897.05       1,907,352.37      1,639,131.30       3,377,603.64      2,582,872.52      4,172,333.31
-------------------------------------------------------------------------------------------------------------------
        6.739%                6.739%            6.739%             6.739%            6.739%            6.739%
-------------------------------------------------------------------------------------------------------------------
         10TH                  10TH              10TH               10TH              10TH              10TH
-------------------------------------------------------------------------------------------------------------------
          16,178.64          10,711.37          9,205.09          18,968.06         14,504.98         23,431.13
          16,157.39          10,697.31          9,193.00          18,943.15         14,485.93         23,400.36
          16,136.03          10,683.16          9,180.84          18,918.10         14,466.78         23,369.41
          16,114.54          10,668.94          9,168.62          18,892.91         14,447.52         23,338.30
          16,092.93          10,654.63          9,156.33          18,867.58         14,428.14         23,307.01
          16,071.21          10,640.25          9,143.96          18,842.11         14,408.66         23,275.54
          16,049.36          10,625.78          9,131.53          18,816.49         14,389.07         23,243.89
          16,027.38          10,611.23          9,119.03          18,790.73         14,369.38         23,212.07
          16,005.29          10,596.60          9,106.46          18,764.82         14,349.57         23,180.07
          15,983.07          10,581.89          9,093.82          18,738.77         14,329.64         23,147.89
          15,960.73          10,567.10          9,081.10          18,712.58         14,309.61         23,115.53
          15,938.26          10,552.22          9,068.32          18,686.23         14,289.47         23,082.99
          15,915.66          10,537.26          9,055.46          18,659.74         14,269.21         23,050.26
          15,892.94          10,522.22          9,042.53          18,633.10         14,248.84         23,017.35
          15,870.09          10,507.09          9,029.53          18,606.31         14,228.35         22,984.26
          15,847.11          10,491.88          9,016.46          18,579.37         14,207.75         22,950.98
          15,824.00          10,476.58          9,003.31          18,552.27         14,187.03         22,917.51
          15,800.76          10,461.19          8,990.09          18,525.03         14,166.19         22,883.86
          15,777.39          10,445.72          8,976.79          18,497.63         14,145.24         22,850.01
          15,753.89          10,430.16          8,963.42          18,470.08         14,124.18         22,815.98
          15,730.26          10,414.52          8,949.98          18,442.38         14,102.99         22,781.76
          15,706.50          10,398.78          8,936.46          18,414.51         14,081.68         22,747.34
          15,682.60          10,382.96          8,922.86          18,386.50         14,060.26         22,712.73
          15,658.57          10,367.05          8,909.19          18,358.32         14,038.71         22,677.92
          15,634.40          10,351.05          8,895.44          18,329.99         14,017.04         22,642.92
          15,610.10          10,334.96          8,881.61          18,301.49         13,995.26         22,607.73
          15,585.66          10,318.78          8,867.70          18,272.84         13,973.35         22,572.33
          15,561.08          10,302.51          8,853.72          18,244.03         13,951.31         22,536.74
          15,536.37          10,286.15          8,839.66          18,215.05         13,929.15         22,500.94
          15,511.51          10,269.69          8,825.52          18,185.91         13,906.87         22,464.95
          15,486.52          10,253.14          8,811.30          18,156.61         13,884.46         22,428.75
          15,461.39          10,236.51          8,797.00          18,127.15         13,861.93         22,392.35
          15,436.11          10,219.77          8,782.62          18,097.52         13,839.27         22,355.75
          15,410.70          10,202.94          8,768.16          18,067.72         13,816.48         22,318.94
          15,385.14          10,186.02          8,753.62          18,037.75         13,793.57         22,281.92
          15,359.44          10,169.01          8,738.99          18,007.62         13,770.53         22,244.70
          15,333.59          10,151.89          8,724.29          17,977.31         13,747.35         22,207.27
          15,307.60          10,134.69          8,709.50          17,946.84         13,724.05         22,169.62
          15,281.46          10,117.38          8,694.63          17,916.20         13,700.62         22,131.77
          15,255.18          10,099.98          8,679.67          17,885.38         13,677.05         22,093.70
          15,228.74          10,082.48          8,664.63          17,854.39         13,653.35         22,055.42
          15,202.16          10,064.88          8,649.51          17,823.23         13,629.52         22,016.92
          15,175.43          10,047.18          8,634.30          17,791.89         13,605.56         21,978.21
          15,148.55          10,029.39          8,619.01          17,760.37         13,581.46         21,939.28
          15,121.52          10,011.49          8,603.63          17,728.68         13,557.22         21,900.13
          15,094.34           9,993.49          8,588.16          17,696.81         13,532.85         21,860.77
          15,067.00           9,975.40          8,572.61          17,664.76         13,508.35         21,821.18


        107               108                109                     110                     111
        ---               ---                ---                     ---                     ---

     RITE AID          RITE AID           RITE AID                 RITE AID               RITE AID
-------------------------------------------------------------------------------------------------------
      BELLE           VERMILLION        TRAVERSE CITY         OLD ORCHARD BEACH           LANSDALE
        WV                OH                 MI                       ME                     PA
-------------------------------------------------------------------------------------------------------
   1,241,765.75      1,689,673.43        1,575,114.51            1,826,132.74           2,688,537.94
-------------------------------------------------------------------------------------------------------
       6.739%            7.050%             7.253%                   7.620%                 7.670%
-------------------------------------------------------------------------------------------------------
        10TH              10TH               10TH                     1ST                     1ST
-------------------------------------------------------------------------------------------------------
       6,973.55          9,926.83            9,520.25               11,595.94              17,184.24
       6,964.39          9,910.07            9,499.95               11,572.60              17,167.50
       6,955.18          9,893.21            9,479.52               11,549.11              17,150.65
       6,945.92          9,876.26            9,458.96               11,525.47              17,133.69
       6,936.61          9,859.20            9,438.29               11,501.68              17,116.63
       6,927.24          9,842.05            9,417.48               11,477.74              17,099.45
       6,917.83          9,824.79            9,396.55               11,453.65              17,082.17
       6,908.35          9,807.43            9,375.50               11,429.41              17,064.77
       6,898.83          9,789.97            9,354.32               11,405.01              17,047.27
       6,889.25          9,772.41            9,333.01               11,380.45              17,029.65
       6,879.62          9,754.74            9,311.57               11,355.75              17,011.92
       6,869.94          9,736.97            9,290.00               11,330.88              16,994.08
       6,860.20          9,719.09            9,268.30               11,305.85              16,976.12
       6,850.40          9,701.11            9,246.47               11,280.67              16,958.05
       6,840.55          9,683.03            9,224.51               11,255.33              16,939.86
       6,830.65          9,664.84            9,202.41               11,229.82              16,921.56
       6,820.69          9,646.54            9,180.18               11,204.16              16,903.14
       6,810.67          9,628.13            9,157.82               11,178.33              16,884.60
       6,800.60          9,609.62            9,135.32               11,152.33              16,865.94
       6,790.47          9,591.00            9,112.69               11,126.18              16,847.17
       6,780.28          9,572.26            9,089.92               11,099.85              16,828.27
       6,770.04          9,553.42            9,067.01               11,073.36              16,809.25
       6,759.74          9,534.47            9,043.96               11,046.70              16,790.11
       6,749.38          9,515.40            9,020.78               11,019.87              16,770.85
       6,738.96          9,496.23            8,997.45               10,992.87              16,751.47
       6,728.49          9,476.94            8,973.98               10,965.70              16,731.96
       6,717.96          9,457.54            8,950.38               10,938.36              16,712.33
       6,707.36          9,438.02            8,926.62               10,910.84              16,692.57
       6,696.71          9,418.39            8,902.73               10,883.15              16,672.69
       6,686.00          9,398.64            8,878.69               10,855.28              16,652.68
       6,675.22          9,378.78            8,854.50               10,827.24              16,632.54
       6,664.39          9,358.80            8,830.17               10,799.01              16,612.27
       6,653.50          9,338.71            8,805.69               10,770.61              16,591.87
       6,642.54          9,318.49            8,781.07               10,742.03              16,571.34
       6,631.52          9,298.16            8,756.29               10,713.27              16,550.68
       6,620.45          9,277.71            8,731.37               10,684.32              16,529.89
       6,609.31          9,257.13            8,706.29               10,655.19              16,508.97
       6,598.10          9,236.44            8,681.06               10,625.87              16,487.91
       6,586.84          9,215.62            8,655.69               10,596.37              16,466.72
       6,575.51          9,194.69            8,630.15               10,566.68              16,445.39
       6,564.11          9,173.63            8,604.46               10,536.81              16,423.93
       6,552.66          9,152.44            8,578.62               10,506.74              16,402.32
       6,541.13          9,131.13            8,552.62               10,476.48              16,380.58
       6,529.55          9,109.70            8,526.47               10,446.03              16,358.71
       6,517.90          9,088.14            8,500.15               10,415.39              16,336.69
       6,506.18          9,066.45            8,473.68               10,384.55              16,314.53
       6,494.40          9,044.64            8,447.05               10,353.52              16,292.23


         112                113
         ---                ---
                           TIME
      RITE AID            WARNER
-------------------------------------
    SCHENECTADY           TAMPA
         NY                 FL
-------------------------------------
    1,681,245.78       3,055,623.03
-------------------------------------
        7.740%             7.360%
-------------------------------------
         10TH               10TH               TOTAL
-------------------------------------          -----
       10,844.04          18,741.15         4,032,243.42
       10,827.06          18,741.15         4,027,461.05
       10,809.97          18,683.33         4,022,929.16
       10,792.77          18,625.14         4,018,368.09
       10,775.46          18,566.61         4,013,385.19
       10,758.04          18,507.71         4,008,765.26
       10,740.50          18,448.45         4,004,115.58
       10,722.86          18,388.82         3,998,679.03
       10,705.10          18,328.84         3,993,609.76
       10,687.22          18,268.48         3,988,496.05
       10,669.23          18,207.75         3,982,943.30
       10,651.12          18,146.65         3,977,764.23
       10,632.90          18,085.18         3,972,553.15
       10,614.56          18,023.33         3,966,895.36
       10,596.10          17,961.10         3,961,617.89
       10,577.52          17,898.49         3,956,306.85
       10,558.82          17,835.49         3,950,392.24
       10,540.00          17,772.11         3,944,863.84
       10,521.06          17,708.34         3,932,170.44
       10,502.00          17,644.17         3,926,142.82
       10,482.82          17,579.62         3,920,508.25
       10,463.51          17,514.67         3,914,228.32
       10,444.07          17,449.32         3,908,085.31
       10,424.52          17,383.57         3,902,342.17
       10,404.83          17,317.41         3,895,943.79
       10,385.02          17,250.85         3,889,684.65
       10,365.08          17,183.88         3,883,832.66
       10,345.01          17,116.50         3,877,312.59
       10,324.81          17,048.71         3,870,933.64
       10,304.48          16,980.50         3,864,968.85
       10,284.02          16,911.88         3,858,324.66
       10,263.43          16,842.83         3,851,823.65
       10,242.71          16,773.36         3,845,744.28
       10,221.85          16,703.46         3,838,973.49
       10,200.86          16,633.14         3,832,347.99
       10,179.73          16,562.38         3,826,151.58
       10,158.47          16,491.19         3,819,252.82
       10,137.07          16,419.56         3,812,501.94
       10,115.53          16,347.50         3,806,187.73
       10,093.85          16,274.99         3,799,145.05
       10,072.03          16,202.03         3,792,251.78
       10,050.07          16,128.63         3,785,800.31
       10,027.97          16,054.78         3,778,620.73
       10,005.73          15,980.48         3,771,580.61
        9,983.34          15,905.72         3,764,992.50
        9,960.81          15,830.50         3,757,663.74
        9,938.14          15,754.82         3,749,736.99

                                 GROSS INTEREST

          101                  102                103               104                105               106
          ---                  ---                ---               ---                ---               ---

         RITE AID           RITE AID          RITE AID           RITE AID          RITE AID          RITE AID
-------------------------------------------------------------------------------------------------------------------
      VIRGINIA BEACH         ESSEX           MIDDLEBURY         ELLENSBURG         PULLMAN            YAKIMA
            VA                 VT                VT                 WA                WA                WA
-------------------------------------------------------------------------------------------------------------------
       2,880,897.05       1,907,352.37      1,639,131.30       3,377,603.64      2,582,872.52      4,172,333.31
-------------------------------------------------------------------------------------------------------------------
        6.739%                6.739%            6.739%             6.739%            6.739%            6.739%
-------------------------------------------------------------------------------------------------------------------
         10TH                  10TH              10TH               10TH              10TH              10TH
-------------------------------------------------------------------------------------------------------------------
          15,039.52           9,957.20          8,556.97          17,632.54         13,483.70         21,781.37
          15,011.87           9,938.89          8,541.24          17,600.13         13,458.92         21,741.33
          14,984.07           9,920.49          8,525.42          17,567.54         13,433.99         21,701.07
          14,956.12           9,901.98          8,509.52          17,534.76         13,408.93         21,660.58
          14,928.01           9,883.37          8,493.52          17,501.80         13,383.73         21,619.87
          14,899.74           9,864.65          8,477.44          17,468.66         13,358.38         21,578.93
          14,871.31           9,845.83          8,461.26          17,435.33         13,332.89         21,537.76
          14,842.72           9,826.90          8,445.00          17,401.81         13,307.26         21,496.35
          14,813.97           9,807.87          8,428.64          17,368.11         13,281.49         21,454.72
          14,785.06           9,788.73          8,412.19          17,334.21         13,255.57         21,412.85
          14,755.99           9,769.48          8,395.65          17,300.13         13,229.51         21,370.74
          14,726.75           9,750.13          8,379.02          17,265.85         13,203.29         21,328.40
          14,697.36           9,730.66          8,362.29          17,231.38         13,176.94         21,285.82
          14,667.79           9,711.09          8,345.47          17,196.72         13,150.43         21,243.00
          14,638.06           9,691.40          8,328.55          17,161.86         13,123.77         21,199.95
          14,608.16           9,671.61          8,311.54          17,126.81         13,096.97         21,156.65
          14,578.10           9,651.70          8,294.43          17,091.56         13,070.01         21,113.10
          14,547.86           9,631.69          8,277.23          17,056.11         13,042.91         21,069.31
          14,517.46           9,611.56          8,259.93          17,020.47         13,015.65         21,025.28
          14,486.88           9,591.31          8,242.54          16,984.62         12,988.24         20,981.00
          14,456.13           9,570.96          8,225.04          16,948.57         12,960.67         20,936.47
          14,425.22           9,550.49          8,207.45          16,912.32         12,932.95         20,891.69
          14,394.12           9,529.90          8,189.76          16,875.87         12,905.07         20,846.66
          14,362.85           9,509.20          8,171.97          16,839.21         12,877.04         20,801.37
          14,331.41           9,488.38          8,154.08          16,802.34         12,848.85         20,755.83
          14,299.79           9,467.45          8,136.09          16,765.27         12,820.50         20,710.04
          14,267.99           9,446.39          8,118.00          16,727.99         12,791.99         20,663.99
          14,236.02           9,425.22          8,099.80          16,690.50         12,763.32         20,617.68
          14,203.86           9,403.94          8,081.51          16,652.80         12,734.49         20,571.11
          14,171.53           9,382.53          8,063.11          16,614.89         12,705.50         20,524.28
          14,139.01           9,361.00          8,044.61          16,576.77         12,676.35         20,477.18
          14,106.31           9,339.35          8,026.00          16,538.43         12,647.03         20,429.82
          14,073.42           9,317.58          8,007.29          16,499.88         12,617.55         20,382.20
          14,040.35           9,295.68          7,988.48          16,461.11         12,587.90         20,334.30
          14,007.10           9,273.67          7,969.56          16,422.12         12,558.09         20,286.14
          13,973.66           9,251.52          7,950.53          16,382.91         12,528.10         20,237.71
          13,940.03           9,229.26          7,931.40          16,343.48         12,497.95         20,189.01
          13,906.21           9,206.87          7,912.16          16,303.84         12,467.63         20,140.03
          13,872.20           9,184.35          7,892.81          16,263.96         12,437.15         20,090.78
          13,838.01           9,161.71          7,873.35          16,223.87         12,406.48         20,041.25
          13,803.61           9,138.94          7,853.78          16,183.55         12,375.65         19,991.44
          13,769.03           9,116.05          7,834.10          16,143.00         12,344.64         19,941.35
          13,734.25           9,093.02          7,814.32          16,102.23         12,313.46         19,890.98
          13,699.28           9,069.87          7,794.42          16,061.22         12,282.11         19,840.33
          13,664.11           9,046.58          7,774.41          16,019.99         12,250.58         19,789.40
          13,628.74           9,023.17          7,754.28          15,978.53         12,218.87         19,738.18
          13,593.18           8,999.62          7,734.05          15,936.83         12,186.98         19,686.67
          13,557.41           8,975.94          7,713.70          15,894.90         12,154.92         19,634.87
          13,521.44           8,952.13          7,693.24          15,852.73         12,122.67         19,582.78
          13,485.27           8,928.18          7,672.66          15,810.32         12,090.24         19,530.40
          13,448.90           8,904.10          7,651.96          15,767.68         12,057.63         19,477.72
          13,412.33           8,879.88          7,631.15          15,724.80         12,024.84         19,424.75
          13,375.55           8,855.53          7,610.23          15,681.67         11,991.87         19,371.48
          13,338.56           8,831.04          7,589.18          15,638.31         11,958.70         19,317.91
          13,301.36           8,806.42          7,568.02          15,594.70         11,925.36         19,264.04
          13,263.96           8,781.65          7,546.74          15,550.85         11,891.82         19,209.87
          13,226.34           8,756.75          7,525.33          15,506.75         11,858.10         19,155.39
          13,188.52           8,731.71          7,503.81          15,462.40         11,824.18         19,100.61
          13,150.48           8,706.52          7,482.17          15,417.80         11,790.08         19,045.52
          13,112.23           8,681.20          7,460.41          15,372.96         11,755.79         18,990.12
          13,073.76           8,655.73          7,438.52          15,327.86         11,721.30         18,934.41
          13,035.08           8,630.12          7,416.51          15,282.51         11,686.62         18,878.39
          12,996.18           8,604.37          7,394.38          15,236.90         11,651.74         18,822.05


        107                108                109                     110                     111
        ---                ---                ---                     ---                     ---

     RITE AID          RITE AID           RITE AID                 RITE AID               RITE AID
-------------------------------------------------------------------------------------------------------
      BELLE           VERMILLION        TRAVERSE CITY         OLD ORCHARD BEACH           LANSDALE
        WV                OH                 MI                       ME                     PA
-------------------------------------------------------------------------------------------------------
   1,241,765.75      1,689,673.43        1,575,114.51            1,826,132.74           2,688,537.94
-------------------------------------------------------------------------------------------------------
       6.739%            7.050%             7.253%                   7.620%                 7.670%
-------------------------------------------------------------------------------------------------------
        10TH              10TH               10TH                     1ST                     1ST
-------------------------------------------------------------------------------------------------------
       6,482.55          9,022.70            8,420.25               10,322.29              16,269.78
       6,470.63          9,000.63            8,393.30               10,290.86              16,247.20
       6,458.65          8,978.42            8,366.18               10,259.23              16,224.47
       6,446.60          8,956.09            8,338.90               10,227.40              16,201.59
       6,434.48          8,933.63            8,311.45               10,195.37              16,178.57
       6,422.30          8,911.04            8,283.84               10,163.13              16,155.40
       6,410.05          8,888.31            8,256.05               10,130.69              16,132.08
       6,397.72          8,865.45            8,228.11               10,098.05              16,108.61
       6,385.33          8,842.45            8,199.99               10,065.19              16,085.00
       6,372.87          8,819.32            8,171.70               10,032.13              16,061.23
       6,360.34          8,796.06            8,143.24                9,998.86              16,037.31
       6,347.74          8,772.66            8,114.61                9,965.38              16,013.24
       6,335.07          8,749.12            8,085.81                9,931.68              15,976.35
       6,322.32          8,725.44            8,056.83                9,897.77              15,939.23
       6,309.51          8,701.62            8,027.68                9,863.65              15,901.88
       6,296.62          8,677.66            7,998.35                9,829.31              15,864.28
       6,283.66          8,653.57            7,968.85                9,794.75              15,826.44
       6,270.63          8,629.33            7,939.16                9,759.97              15,788.37
       6,257.52          8,604.94            7,909.30                9,724.97              15,750.04
       6,244.34          8,580.42            7,879.25                9,689.75              15,711.48
       6,231.09          8,555.75            7,849.03                9,654.30              15,672.67
       6,217.76          8,530.93            7,818.62                9,618.63              15,633.60
       6,204.36          8,505.97            7,788.03                9,582.73              15,594.29
       6,190.88          8,480.87            7,757.25                9,546.61              15,554.73
       6,177.33          8,455.61            7,726.29                9,510.25              15,514.92
       6,163.70          8,430.21            7,695.14                9,473.67              15,474.85
       6,150.00          8,404.66            7,663.80                9,436.85              15,434.52
       6,136.21          8,378.96            7,632.27                9,399.80              15,393.94
       6,122.35          8,353.10            7,600.55                9,362.51              15,353.10
       6,108.42          8,327.10            7,568.64                9,324.99              15,311.99
       6,094.40          8,300.94            7,536.54                9,287.23              15,270.63
       6,080.30          8,274.63            7,504.24                9,249.22              15,229.00
       6,066.13          8,248.16            7,471.75                9,210.98              15,187.10
       6,051.88          8,221.54            7,439.06                9,172.50              15,144.94
       6,037.54          8,194.77            7,406.17                9,133.76              15,102.50
       6,023.13          8,167.83            7,373.09                9,094.79              15,059.80
       6,008.63          8,140.74            7,339.80                9,055.56              15,016.82
       5,994.06          8,113.48            7,306.31                9,016.09              14,973.57
       5,979.40          8,086.07            7,272.63                8,976.37              14,930.04
       5,964.66          8,058.50            7,238.73                8,936.39              14,886.23
       5,949.83          8,030.76            7,204.64                8,896.16              14,842.14
       5,934.93          8,002.86            7,170.33                8,855.68              14,797.77
       5,919.94          7,974.80            7,135.82                8,814.94              14,753.12
       5,904.86          7,946.57            7,101.10                8,773.94              14,708.18
       5,889.70          7,918.18            7,066.17                8,732.67              14,662.96
       5,874.46          7,889.62            7,031.03                8,691.15              14,617.44
       5,859.13          7,860.89            6,995.68                8,649.36              14,571.64
       5,843.71          7,832.00            6,960.11                8,607.31              14,525.54
       5,828.21          7,802.93            6,924.33                8,564.99              14,479.14
       5,812.62          7,773.69            6,888.34                8,522.41              14,432.45
       5,796.94          7,744.28            6,852.12                8,479.55              14,385.47
       5,781.17          7,714.70            6,815.69                8,436.42              14,338.18
       5,765.32          7,684.95            6,779.03                8,393.01              14,290.59
       5,749.38          7,655.02            6,742.16                8,349.33              14,242.69
       5,733.34          7,624.91            6,705.06                8,305.37              14,194.49
       5,717.22          7,594.63            6,667.74                8,261.14              14,145.98
       5,701.01          7,564.17            6,630.19                8,216.62              14,097.16
       5,684.70          7,533.53            6,592.41                8,171.82              14,048.03
       5,668.31          7,502.71            6,554.41                8,126.74              13,998.59
       5,651.82          7,471.71            6,516.17                8,081.37              13,948.83
       5,635.24          7,440.52            6,477.71                8,035.71              13,898.75
       5,618.57          7,409.16            6,439.01                7,989.76              13,848.35
       5,601.80          7,377.61            6,400.08                7,943.52              13,797.63


         112                113
         ---                ---
                           TIME
      RITE AID            WARNER
-------------------------------------
    SCHENECTADY           TAMPA
         NY                 FL
-------------------------------------
    1,681,245.78       3,055,623.03
-------------------------------------
        7.740%             7.360%
-------------------------------------
         10TH               10TH               TOTAL
-------------------------------------          -----
        9,915.32          15,678.68         3,743,022.01
        9,892.35          15,602.06         3,735,554.60
        9,869.23          15,524.98         3,727,478.78
        9,845.96          15,447.43         3,720,596.38
        9,822.55          15,369.40         3,712,946.98
        9,798.98          15,290.89         3,704,677.28
        9,775.26          15,211.90         3,697,489.24
        9,751.39          15,132.43         3,689,519.92
        9,727.36          15,052.47         3,680,918.06
        9,703.18          14,972.02         3,673,576.87
        9,678.84          14,891.07         3,665,440.70
        9,654.34          14,809.63         3,656,425.00
        9,629.69          14,727.69         3,648,929.57
        9,604.88          14,645.25         3,640,626.72
        9,579.91          14,562.30         3,631,428.14
        9,554.78          14,478.84         3,623,789.99
        9,529.48          14,394.87         3,615,328.93
        9,504.02          14,310.38         3,605,955.13
        9,478.40          14,225.38         3,598,169.72
        9,452.61          14,139.86         3,589,547.03
        9,426.66          14,053.81         3,579,994.77
        9,400.54          13,967.23         3,572,059.39
        9,374.25          13,880.12         3,563,258.36
        9,347.79          13,792.48         3,553,509.97
        9,321.16          13,704.30         3,545,407.45
        9,294.36          13,615.58         3,536,439.75
        9,267.38          13,526.32         3,526,507.39
        9,240.23          13,436.50         3,518,250.33
        9,212.91          13,346.14         3,509,111.76
        9,185.41          13,255.22         3,498,990.02
        9,157.73          13,163.75         3,490,573.69
        9,129.88          13,071.71         3,479,905.79
        9,101.84          12,979.11         3,469,591.23
        9,073.63          12,885.95         3,461,012.64
        9,045.23          12,792.21         3,450,143.61
        9,016.65          12,697.89         3,439,632.32
        8,987.88          12,603.00         3,430,888.10
        8,958.93          12,507.52         3,419,815.26
        8,929.79          12,411.46         3,409,105.40
        8,900.47          12,314.81         3,400,194.33
        8,870.95          12,217.57         3,388,912.90
        8,841.24          12,119.73         3,377,998.59
        8,811.35          12,021.29         3,368,915.42
        8,781.26          11,922.25         3,357,421.01
        8,750.97          11,822.60         3,346,298.67
        8,720.49          11,722.34         3,337,040.23
        8,689.82          11,621.46         3,325,328.93
        8,658.94          11,519.97         3,313,994.21
        8,627.87          11,417.85         3,304,556.90
        8,596.60          11,315.10         3,292,625.72
        8,565.12          11,211.73         3,281,076.76
        8,533.44          11,107.72         3,271,459.04
        8,501.56          11,003.08         3,259,288.10
        8,469.47          10,897.79         3,247,503.52
        8,437.18          10,791.86         3,237,682.29
        8,404.68          10,685.27         3,225,278.76
        8,371.96          10,578.03         3,213,253.70
        8,339.04          10,470.14         3,203,229.81
        8,305.90          10,361.58         3,190,578.87
        8,272.55          10,252.36         3,177,429.80
        8,238.99          10,142.47         3,167,212.08
        8,205.21          10,031.90         3,154,323.56
        8,171.21           9,920.66         3,140,926.66

                                 GROSS INTEREST

          101                  102                103               104                105               106
          ---                  ---                ---               ---                ---               ---

         RITE AID           RITE AID          RITE AID           RITE AID          RITE AID          RITE AID
-------------------------------------------------------------------------------------------------------------------
      VIRGINIA BEACH         ESSEX           MIDDLEBURY         ELLENSBURG         PULLMAN            YAKIMA
            VA                 VT                VT                 WA                WA                WA
-------------------------------------------------------------------------------------------------------------------
       2,880,897.05       1,907,352.37      1,639,131.30       3,377,603.64      2,582,872.52      4,172,333.31
-------------------------------------------------------------------------------------------------------------------
        6.739%                6.739%            6.739%             6.739%            6.739%            6.739%
-------------------------------------------------------------------------------------------------------------------
         10TH                  10TH              10TH               10TH              10TH              10TH
-------------------------------------------------------------------------------------------------------------------
          12,957.06           8,578.47          7,372.12          15,191.04         11,616.67         18,765.39
          12,917.72           8,552.42          7,349.74          15,144.92         11,581.40         18,708.42
          12,878.16           8,526.23          7,327.23          15,098.54         11,545.94         18,651.13
          12,838.38           8,499.89          7,304.60          15,051.90         11,510.27         18,593.52
          12,798.38           8,473.41          7,281.84          15,004.99         11,474.40         18,535.58
          12,758.15           8,446.77          7,258.95          14,957.83         11,438.34         18,477.31
          12,717.69           8,419.99          7,235.93          14,910.40         11,402.07         18,418.72
          12,677.01           8,393.05          7,212.78          14,862.70         11,365.59         18,359.81
          12,636.10           8,365.97          7,189.51          14,814.74         11,328.91         18,300.56
          12,594.96           8,338.73          7,166.10          14,766.50         11,292.03         18,240.97
          12,553.59           8,311.34          7,142.56          14,718.00         11,254.94         18,181.06
          12,511.98           8,283.79          7,118.89          14,669.22         11,217.64         18,120.80
          12,470.15           8,256.10          7,095.08          14,620.17         11,180.13         18,060.21
          12,428.07           8,228.24          7,071.15          14,570.84         11,142.41         17,999.28
          12,385.76           8,200.23          7,047.07          14,521.24         11,104.48         17,938.00
          12,343.22           8,172.06          7,022.87          14,471.36         11,066.33         17,876.38
          12,300.43           8,143.73          6,998.52          14,421.20         11,027.97         17,814.42
          12,257.41           8,115.25          6,974.04          14,370.75         10,989.40         17,752.10
          12,214.14           8,086.60          6,949.43          14,320.03         10,950.60         17,689.44
          12,170.63           8,057.80          6,924.67          14,269.01         10,911.60         17,626.43
          12,126.87           8,028.83          6,899.77          14,217.72         10,872.37         17,563.06
          12,082.87           7,999.70          6,874.74          14,166.13         10,832.92         17,499.33
          12,038.63           7,970.40          6,849.56          14,114.25         10,793.25         17,435.25
          11,994.13           7,940.94          6,824.25          14,062.09         10,753.36         17,370.81
          11,949.39           7,911.32          6,798.79          14,009.63         10,713.24         17,306.01
          11,904.39           7,881.53          6,773.19          13,956.87         10,672.90         17,240.84
          11,859.14           7,851.57          6,747.44          13,903.82         10,632.33         17,175.30
          11,813.64           7,821.44          6,721.55          13,850.47         10,591.53         17,109.40
          11,767.88           7,791.14          6,695.52          13,796.82         10,550.51         17,043.13
          11,721.86           7,760.68          6,669.33          13,742.87         10,509.25         16,976.48
          11,675.58           7,730.04          6,643.01          13,688.62         10,467.76         16,909.47
          11,629.05           7,699.23          6,616.53          13,634.06         10,426.04         16,842.07
          11,582.25           7,668.25          6,589.90          13,579.20         10,384.09         16,774.30
          11,535.20           7,637.09          6,563.13          13,524.02         10,341.90         16,706.14
          11,487.87           7,605.76          6,536.20          13,468.54         10,299.47         16,637.61
          11,440.28           7,574.26          6,509.13          13,412.75         10,256.80         16,568.69
          11,392.43           7,542.57          6,481.90          13,356.64         10,213.90         16,499.38
          11,344.30           7,510.71          6,454.52          13,300.22         10,170.75         16,429.68
          11,295.91           7,478.67          6,426.98          13,243.48         10,127.36         16,359.59
          11,247.24           7,446.45          6,399.29          13,186.42         10,083.73         16,289.11
          11,198.30           7,414.05          6,371.45          13,129.04         10,039.85         16,218.23
          11,149.09           7,381.46          6,343.45          13,071.34          9,995.73         16,146.95
          11,099.59           7,348.70          6,315.29          13,013.32          9,951.36         16,075.27
          11,049.83           7,315.75          6,286.97          12,954.97          9,906.74         16,003.19
          10,999.78           7,282.61          6,258.49          12,896.29          9,861.87         15,930.71
          10,949.45           7,249.29          6,229.86          12,837.28          9,816.74         15,857.82
          10,898.83           7,215.78          6,201.06          12,777.94          9,771.37         15,784.52
          10,847.94           7,182.08          6,172.10          12,718.27          9,725.73         15,710.80
          10,796.75           7,148.20          6,142.98          12,658.27          9,679.85         15,636.68
          10,745.28           7,114.12          6,113.70          12,597.92          9,633.70         15,562.14
          10,693.53           7,079.85          6,084.25          12,537.24          9,587.30         15,487.17
          10,641.48           7,045.39          6,054.63          12,476.21          9,540.63         15,411.79
          10,589.13           7,010.74          6,024.85          12,414.85          9,493.70         15,335.99
          10,536.50           6,975.89          5,994.90          12,353.14          9,446.51         15,259.75
          10,483.57           6,940.84          5,964.79          12,291.08          9,399.06         15,183.10
          10,430.34           6,905.60          5,934.50          12,228.67          9,351.33         15,106.01
          10,376.81           6,870.16          5,904.05          12,165.92          9,303.34         15,028.48
          10,322.98           6,834.53          5,873.42          12,102.81          9,255.08         14,950.52
          10,268.85           6,798.69          5,842.62          12,039.34          9,206.55         14,872.13
          10,214.42           6,762.65          5,811.65          11,975.52          9,157.75         14,793.29
          10,159.68           6,726.41          5,780.51          11,911.35          9,108.67         14,714.01
          10,104.63           6,689.96          5,749.19          11,846.81          9,059.32         14,634.29
          10,049.27           6,653.31          5,717.69          11,781.91          9,009.69         14,554.12


        107                108                109                     110                     111
        ---                ---                ---                     ---                     ---

     RITE AID          RITE AID           RITE AID                 RITE AID               RITE AID
-------------------------------------------------------------------------------------------------------
      BELLE           VERMILLION        TRAVERSE CITY         OLD ORCHARD BEACH           LANSDALE
        WV                OH                 MI                       ME                     PA
-------------------------------------------------------------------------------------------------------
   1,241,765.75      1,689,673.43        1,575,114.51            1,826,132.74           2,688,537.94
-------------------------------------------------------------------------------------------------------
       6.739%            7.050%             7.253%                   7.620%                 7.670%
-------------------------------------------------------------------------------------------------------
        10TH              10TH               10TH                     1ST                     1ST
-------------------------------------------------------------------------------------------------------
       5,584.94          7,345.87            6,360.92                7,896.98              13,746.58
       5,567.98          7,313.95            6,321.51                7,850.15              13,695.21
       5,550.93          7,281.84            6,281.87                7,803.03              13,643.51
       5,533.78          7,249.54            6,241.99                7,755.60              13,591.48
       5,516.54          7,217.05            6,201.87                7,707.87              13,539.12
       5,499.20          7,184.37            6,161.51                7,659.84              13,486.42
       5,481.76          7,151.50            6,120.90                7,611.51              13,433.38
       5,464.23          7,118.44            6,080.04                7,562.86              13,380.01
       5,446.59          7,085.18            6,038.94                7,513.91              13,326.30
       5,428.86          7,051.72            5,997.59                7,464.65              13,258.31
       5,411.03          7,018.07            5,956.00                7,415.07              13,189.90
       5,393.10          6,984.23            5,914.14                7,365.18              13,121.05
       5,375.06          6,950.18            5,872.04                7,314.98              13,051.75
       5,356.93          6,915.93            5,829.68                7,264.45              12,982.02
       5,338.69          6,881.48            5,787.07                7,213.61              12,911.83
       5,320.35          6,846.83            5,744.20                7,162.44              12,841.20
       5,301.91          6,811.98            5,701.07                7,110.94              12,770.12
       5,283.36          6,776.92            5,657.68                7,059.12              12,698.58
       5,264.71          6,741.66            5,614.02                7,006.97              12,626.59
       5,245.96          6,706.18            5,570.11                6,954.49              12,554.14
       5,227.10          6,670.50            5,525.92                6,901.68              12,481.22
       5,208.13          6,634.61            5,481.47                6,848.53              12,407.84
       5,189.06          6,598.51            5,436.76                6,795.04              12,333.99
       5,169.88          6,562.20            5,391.77                6,741.21              12,259.66
       5,150.60          6,525.67            5,346.51                6,687.04              12,184.86
       5,131.20          6,488.93            5,300.97                6,632.53              12,109.59
       5,111.70          6,451.97            5,255.16                6,577.67              12,033.83
       5,092.08          6,414.80            5,209.08                6,522.46              11,957.59
       5,072.36          6,377.41            5,162.71                6,466.90              11,880.86
       5,052.52          6,339.80            5,116.07                6,410.99              11,803.64
       5,032.58          6,301.96            5,069.14                6,354.73              11,725.92
       5,012.52          6,263.91            5,021.93                6,298.10              11,647.71
       4,992.35          6,225.63            4,974.43                6,241.12              11,569.00
       4,972.07          6,187.12            4,926.65                6,183.78              11,489.79
       4,951.67          6,148.39            4,878.58                6,126.07              11,410.07
       4,931.16          6,109.44            4,830.22                6,067.99              11,329.84
       4,910.53          6,070.25            4,781.56                6,009.55              11,249.10
       4,889.78          6,030.83            4,732.61                5,950.74              11,167.84
       4,868.92          5,991.19            4,683.37                5,891.55              11,086.06
       4,847.95          5,951.31            4,633.83                5,831.98              11,003.76
       4,826.85          5,911.19            4,583.98                5,772.04              10,920.93
       4,805.64          5,870.84            4,533.84                5,711.72              10,837.58
       4,784.31          5,830.25            4,483.39                5,651.01              10,753.69
       4,762.85          5,789.42            4,432.64                5,589.92              10,669.27
       4,741.28          5,748.36            4,381.59                5,528.44              10,584.30
       4,719.59          5,707.05            4,330.22                5,466.57              10,498.79
       4,697.77          5,665.50            4,278.54                5,404.31              10,412.74
       4,675.83          5,623.70            4,226.55                5,341.65              10,326.14
       4,653.77          5,581.66            4,174.25                5,278.59              10,238.98
       4,631.59          5,539.38            4,121.63                5,215.14              10,151.26
       4,609.28          5,496.84            4,068.69                5,151.28              10,062.99
       4,586.84          5,454.06            4,015.44                5,087.01               9,974.15
       4,564.28          5,411.02            3,961.86                5,022.34               9,884.74
       4,541.59          5,367.73            3,907.95                4,957.25               9,794.76
       4,518.78          5,324.19            3,853.72                4,891.76               9,704.21
       4,495.83          5,280.39            3,799.17                4,825.84               9,613.08
       4,472.76          5,236.33            3,744.28                4,759.51               9,521.36
       4,449.56          5,192.01            3,689.06                4,692.76               9,429.06
       4,426.23          5,147.44            3,633.51                4,625.58               9,336.17
       4,402.77          5,102.60            3,577.62                4,557.98               9,242.68
       4,379.17          5,057.50            3,521.40                4,489.95               9,148.60
       4,355.44          5,012.13            3,464.83                4,421.48               9,053.92
       4,331.58          4,966.50            3,407.92                4,352.58               8,958.63


         112                113
         ---                ---
                           TIME
      RITE AID            WARNER
-------------------------------------
    SCHENECTADY           TAMPA
         NY                 FL
-------------------------------------
    1,681,245.78       3,055,623.03
-------------------------------------
        7.740%             7.360%
-------------------------------------
         10TH               10TH               TOTAL
-------------------------------------          -----
        8,136.99           9,808.73         3,130,468.21
        8,102.55           9,696.12         3,117,290.89
        8,067.89           9,582.81         3,033,879.20
        8,033.00           9,468.82         3,023,413.42
        7,997.89           9,354.12         3,010,182.94
        7,962.55           9,238.72         2,979,443.93
        7,926.99           9,122.61         2,968,848.91
        7,891.19           9,005.78         2,955,441.80
        7,855.17           8,888.25         2,941,214.25
        7,818.91           8,769.99         2,930,400.01
        7,782.42           8,651.00         2,916,726.75
        7,745.69           8,531.29         2,902,216.39
        7,708.73           8,410.84         2,891,194.98
        7,671.53           8,289.65         2,877,263.27
        7,634.09           8,167.72         2,862,476.66
        7,596.40           8,045.05         2,851,241.60
        7,558.48           7,921.62         2,837,046.07
        7,520.31           7,797.43         2,821,978.04
        7,481.89           7,672.48         2,810,525.53
        7,443.22           7,546.76         2,796,045.24
        7,404.31           7,420.28         2,780,674.00
        7,365.14           7,293.02         2,768,983.19
        7,325.73           7,164.97         2,754,230.39
        7,286.05           7,036.14         2,738,568.68
        7,246.13           6,906.53         2,726,653.61
        7,205.94           6,776.11         2,653,393.34
        7,165.50           6,644.90         2,637,735.57
        7,124.79           6,512.88         2,625,893.51
        7,083.82           6,380.05         2,609,270.71
        7,042.59           6,246.41         2,593,314.37
        7,001.09           6,111.95         2,581,242.51
        6,959.32           5,976.66         2,564,307.31
        6,917.29           5,840.55         2,548,046.51
        6,874.98           5,703.59         2,535,739.98
        6,832.40           5,565.80         2,518,488.02
        6,789.55           5,427.17         2,501,919.33
        6,746.42           5,287.68         2,489,376.02
        6,703.01           5,147.34         2,471,800.09
        6,659.32           5,006.13         2,454,915.01
        6,615.35           4,864.06         2,442,127.83
        6,571.10           4,721.12         2,424,221.03
        6,526.56           4,577.31         2,407,013.91
        6,481.73           4,432.61         2,393,978.36
        6,436.61           4,287.02         2,375,734.74
        6,391.21           4,140.54         2,358,199.00
        6,345.51           3,993.16         2,344,909.77
        6,299.51           3,844.88         2,326,324.56
        6,253.22           3,695.69         2,308,456.45
        6,206.63           3,545.58         2,294,918.80
        6,159.74           3,394.56         2,276,209.45
        6,112.55           3,242.60         2,258,226.34
        6,065.05           3,089.72         2,244,642.64
        6,017.25           2,935.89         2,225,577.76
        5,969.13           2,781.13         2,207,234.49
        5,920.71           2,625.41         2,193,372.33
        5,871.98           2,468.74         2,173,934.21
        5,822.93           2,311.11         2,154,175.36
        5,773.56           2,152.51         2,140,042.66
        5,723.88           1,992.94         2,120,239.73
        5,673.88           1,832.39         2,100,107.02
        5,623.55           1,670.85         2,085,648.85
        5,572.90           1,508.33         2,065,420.23
        5,521.92           1,344.81         2,045,446.52

                                 GROSS INTEREST

          101                  102                103               104                105              106
          ---                  ---                ---               ---                ---              ---

         RITE AID           RITE AID          RITE AID           RITE AID          RITE AID          RITE AID
-------------------------------------------------------------------------------------------------------------------
      VIRGINIA BEACH         ESSEX           MIDDLEBURY         ELLENSBURG         PULLMAN            YAKIMA
            VA                 VT                VT                 WA                WA                WA
-------------------------------------------------------------------------------------------------------------------
       2,880,897.05       1,907,352.37      1,639,131.30       3,377,603.64      2,582,872.52      4,172,333.31
-------------------------------------------------------------------------------------------------------------------
        6.739%                6.739%            6.739%             6.739%            6.739%            6.739%
-------------------------------------------------------------------------------------------------------------------
         10TH                  10TH              10TH               10TH              10TH              10TH
-------------------------------------------------------------------------------------------------------------------
           9,993.60           6,616.45          5,686.02          11,716.64          8,959.78         14,473.49
           9,937.62           6,579.39          5,654.17          11,651.01          8,909.59         14,392.42
           9,881.33           6,542.12          5,622.14          11,585.01          8,859.12         14,310.89
           9,824.72           6,504.64          5,589.93          11,518.64          8,808.37         14,228.90
           9,767.79           6,466.95          5,557.54          11,451.89          8,757.33         14,146.45
           9,710.54           6,429.05          5,524.96          11,384.77          8,706.00         14,063.54
           9,652.97           6,390.93          5,492.21          11,317.28          8,654.39         13,980.16
           9,595.08           6,352.60          5,459.27          11,249.40          8,602.48         13,896.32
           9,536.86           6,314.06          5,426.14          11,181.15          8,550.29         13,812.00
           9,478.31           6,275.30          5,392.83          11,112.51          8,497.80         13,727.21
           9,419.44           6,236.32          5,359.34          11,043.48          8,445.01         13,641.95
           9,360.23           6,197.12          5,325.65          10,974.07          8,391.93         13,556.20
           9,300.70           6,157.70          5,291.78          10,904.27          8,338.55         13,469.97
           9,240.83           6,118.06          5,257.71          10,834.07          8,284.88         13,383.26
           9,180.62           6,078.20          5,223.46          10,763.48          8,230.90         13,296.07
           9,120.07           6,038.12          5,189.01          10,692.50          8,176.61         13,208.38
           9,059.19           5,997.81          5,154.37          10,621.12          8,122.03         13,120.20
           8,997.96           5,957.27          5,119.53          10,549.33          8,067.13         13,031.52
           8,936.39           5,916.50          5,084.50          10,477.14          8,011.93         12,942.35
           8,874.47           5,875.51          5,049.27          10,404.55          7,956.42         12,852.68
           8,812.20           5,834.29          5,013.84          10,331.55          7,900.59         12,762.50
           8,749.59           5,792.83          4,978.22          10,258.14          7,844.46         12,671.82
           8,686.62           5,751.14          4,942.39          10,184.32          7,788.00         12,580.62
           8,623.30           5,709.22          4,906.36          10,110.08          7,731.23         12,488.92
           8,559.63           5,667.06          4,870.13          10,035.43          7,674.15         12,396.70
           8,495.59           5,624.67          4,833.70           9,960.35          7,616.74         12,303.96
           8,431.20           5,582.04          4,797.06           9,884.86          7,559.01         12,210.70
           8,366.45           5,539.16          4,760.22           9,808.94          7,500.95         12,116.92
           8,301.33           5,496.05          4,723.17           9,732.59          7,442.57         12,022.61
           8,235.84           5,452.70          4,685.91           9,655.82          7,383.86         11,927.77
           8,169.99           5,409.10          4,648.44           9,578.61          7,324.82         11,832.40
           8,103.77           5,365.25          4,610.77           9,500.97          7,265.45         11,736.49
           8,037.18           5,321.17          4,572.88           9,422.90          7,205.74         11,640.05
           7,970.21           5,276.83          4,534.78           9,344.38          7,145.70         11,543.06
           7,902.87           5,232.24          4,496.46           9,265.43          7,085.33         11,445.53
           7,835.15           5,187.41          4,457.93           9,186.03          7,024.61         11,347.45
           7,767.04           5,142.32          4,419.18           9,106.19          6,963.55         11,248.82
           7,698.56           5,096.98          4,380.22           9,025.90          6,902.15         11,149.64
           7,629.69           5,051.38          4,341.03           8,945.15          6,840.41         11,049.89
           7,560.43           5,005.53          4,301.63           8,863.96          6,778.32         10,949.59
           7,490.79           4,959.42          4,262.00           8,782.31          6,715.88         10,848.73
           7,420.75           4,913.05          4,222.15           8,700.19          6,653.09         10,747.30
           7,350.32           4,866.42          4,182.08           8,617.62          6,589.94         10,645.30
           7,279.50           4,819.53          4,141.79           8,534.59          6,526.45         10,542.72
           7,208.28           4,772.38          4,101.26           8,451.09          6,462.59         10,439.57
           7,136.66           4,724.96          4,060.51           8,367.11          6,398.38         10,335.85
           7,064.63           4,677.27          4,019.53           8,282.67          6,333.81         10,231.53
           6,992.20           4,629.32          3,978.32           8,197.75          6,268.87         10,126.64
           6,919.37           4,581.10          3,936.88           8,112.36          6,203.57         10,021.15
           6,846.12           4,532.60          3,895.21           8,026.49          6,137.90          9,915.07
           6,772.47           4,483.84          3,853.30           7,940.13          6,071.86          9,808.40
           6,698.40           4,434.80          3,811.16           7,853.29          6,005.46          9,701.12
           6,623.91           4,385.49          3,768.78           7,765.96          5,938.68          9,593.25
           6,549.01           4,335.89          3,726.16           7,678.15          5,871.52          9,484.77
           6,473.68           4,286.02          3,683.30           7,589.83          5,803.99          9,375.68
           6,397.93           4,235.87          3,640.20           7,501.03          5,736.08          9,265.97
           6,321.76           4,185.44          3,596.86           7,411.72          5,667.78          9,155.65
           6,245.16           4,134.73          3,553.28           7,321.91          5,599.11          9,044.71
           6,168.13           4,083.73          3,509.45           7,231.60          5,530.05          8,933.15
           6,090.67           4,032.44          3,465.38           7,140.78          5,460.60          8,820.96
           6,012.77           3,980.87          3,421.06           7,049.45          5,390.76          8,708.14
           5,934.43           3,929.00          3,376.49           6,957.61          5,320.52          8,594.69
           5,855.66           3,876.85          3,331.67           6,865.25          5,249.90          8,480.60


        107                108                109                     110                     111
        ---                ---                ---                     ---                     ---

     RITE AID          RITE AID           RITE AID                 RITE AID               RITE AID
-------------------------------------------------------------------------------------------------------
      BELLE           VERMILLION        TRAVERSE CITY         OLD ORCHARD BEACH           LANSDALE
        WV                OH                 MI                       ME                     PA
-------------------------------------------------------------------------------------------------------
   1,241,765.75      1,689,673.43        1,575,114.51            1,826,132.74           2,688,537.94
-------------------------------------------------------------------------------------------------------
       6.739%            7.050%             7.253%                   7.620%                 7.670%
-------------------------------------------------------------------------------------------------------
        10TH              10TH               10TH                     1ST                     1ST
-------------------------------------------------------------------------------------------------------
       4,307.59          4,920.60            3,350.67                4,283.25               8,862.73
       4,283.46          4,874.43            3,293.08                4,213.47               8,766.22
       4,259.19          4,827.98            3,235.13                4,143.25               8,669.09
       4,234.79          4,781.27            3,176.83                4,072.58               8,571.34
       4,210.25          4,734.28            3,118.19                4,001.47               8,472.97
       4,185.58          4,687.01            3,059.18                3,929.90               8,373.97
       4,160.76          4,639.47            2,999.82                3,857.88               8,259.02
       4,135.81          4,591.65            2,940.11                3,785.40               8,143.33
       4,110.71          4,543.55            2,880.03                3,712.47               8,026.91
       4,085.48          4,495.16            2,819.59                3,639.06               7,909.74
       4,060.10          4,446.49            2,758.78                3,565.20               7,791.82
       4,034.58          4,397.53            2,697.60                3,490.86               7,673.15
       4,008.92          4,348.29            2,636.06                3,416.05               7,553.72
       3,983.11          4,298.76            2,574.14                3,340.77               7,433.52
       3,957.16          4,248.93            2,511.85                3,265.01               7,312.56
       3,931.06          4,198.82            2,449.18                3,188.76               7,190.83
       3,904.82          4,148.40            2,386.14                3,112.04               7,068.31
       3,878.43          4,097.70            2,322.71                3,034.82               6,945.02
       3,851.89          4,046.69            2,258.90                2,957.12               6,820.93
       3,825.20          3,995.39            2,194.70                2,878.92               6,696.06
       3,798.36          3,943.78            2,130.12                2,800.23               6,570.38
       3,771.37          3,891.87            2,065.15                2,721.03               6,443.90
       3,744.23          3,839.66            1,999.78                2,641.33               6,316.62
       3,716.94          3,787.13            1,934.02                2,561.13               6,188.51
       3,689.49          3,734.30            1,867.86                2,480.42               6,059.60
       3,661.89          3,681.16            1,801.30                2,399.19               5,929.85
       3,634.14          3,627.71            1,734.33                2,317.45               5,799.28
       3,606.23          3,573.94            1,666.97                2,235.19               5,667.87
       3,578.16          3,519.86            1,599.19                2,152.41               5,535.62
       3,549.93          3,465.46            1,531.01                2,069.10               5,402.53
       3,521.55          3,410.74            1,462.42                1,985.27               5,268.59
       3,493.00          3,355.70            1,393.40                1,900.90               5,133.79
       3,464.30          3,300.34            1,323.98                1,815.99               4,998.13
       3,435.43          3,244.65            1,254.13                1,730.55               4,861.60
       3,406.41          3,188.63            1,183.86                1,644.56               4,724.20
       3,377.22          3,132.28            1,113.17                1,558.03               4,585.92
       3,347.86          3,075.61            1,042.05                1,470.95               4,446.76
       3,318.34          3,018.60              970.50                1,383.31               4,306.71
       3,288.66          2,961.25              898.51                1,295.12               4,165.76
       3,258.81          2,903.57              826.09                1,206.37               4,023.91
       3,228.79          2,845.55              753.24                1,117.05               3,881.15
       3,198.60          2,787.19              679.94                1,027.17               3,737.49
       3,168.24          2,728.48              606.20                  936.72               3,592.90
       3,137.72          2,669.43              532.01                  845.69               3,447.39
       3,107.02          2,610.04              457.38                  754.09               3,300.95
       3,076.14          2,550.29              382.30                  661.90               3,153.58
       3,045.10          2,490.19              306.76                  569.13               3,005.26
       3,013.88          2,429.75              230.76                  475.76               2,855.99
       2,982.49          2,368.94              154.31                  381.81               2,705.77
       2,950.91          2,307.78               77.39                  287.26               2,554.59
       2,919.17          2,246.26                0.00                  192.11               2,402.45
       2,887.24          2,184.38                0.00                   96.35               2,249.33
       2,855.13          2,122.13                0.00                    0.00               2,095.23
       2,822.85          2,059.52                0.00                    0.00               1,940.15
       2,790.38          1,996.54                0.00                    0.00               1,784.07
       2,757.73          1,933.19                0.00                    0.00               1,627.00
       2,724.90          1,869.47                0.00                    0.00               1,468.93
       2,691.88          1,805.37                0.00                    0.00               1,309.84
       2,658.68          1,740.90                0.00                    0.00               1,149.74
       2,625.29          1,676.05                0.00                    0.00                 988.61
       2,591.71          1,610.81                0.00                    0.00                 826.46
       2,557.94          1,545.20                0.00                    0.00                 663.27
       2,523.99          1,479.20                0.00                    0.00                 499.03


         112                113
         ---                ---
                           TIME
      RITE AID            WARNER
-------------------------------------
    SCHENECTADY           TAMPA
         NY                 FL
-------------------------------------
    1,681,245.78       3,055,623.03
-------------------------------------
        7.740%             7.360%
-------------------------------------
         10TH               10TH               TOTAL
-------------------------------------          -----

        5,470.61           1,180.28         2,031,758.04
        5,418.98           1,014.75         2,012,205.65
        5,367.00             848.20         1,992,307.97
        5,314.70             680.63         1,978,335.12
        5,262.06             512.03         1,958,396.78
        5,209.07             342.39         1,937,769.66
        5,155.75             171.72         1,923,505.78
        5,102.08               0.00         1,903,175.61
        5,048.06               0.00         1,882,312.65
        4,993.70               0.00         1,867,944.15
        4,938.99               0.00         1,847,403.44
        4,883.92               0.00         1,826,139.70
        4,828.50               0.00         1,811,487.46
        4,772.72               0.00         1,790,556.41
        4,716.58               0.00         1,768,884.61
        4,660.08               0.00         1,753,943.34
        4,603.21               0.00         1,732,614.90
        4,545.98               0.00         1,710,526.63
        4,488.38               0.00         1,695,290.19
        4,430.41               0.00         1,673,558.44
        4,372.06               0.00         1,651,048.80
        4,313.34               0.00         1,635,514.36
        4,254.23               0.00         1,613,370.15
        4,194.75               0.00         1,590,427.92
        4,134.88               0.00         1,574,586.36
        4,074.63               0.00         1,550,102.64
        4,013.99               0.00         1,526,719.77
        3,952.96               0.00         1,510,565.42
        3,891.53               0.00         1,485,619.83
        3,829.71               0.00         1,461,787.35
        3,767.48               0.00         1,445,313.57
        3,704.86               0.00         1,419,899.14
        3,641.83               0.00         1,395,611.48
        3,578.40               0.00         1,378,815.10
        3,514.56               0.00         1,352,921.44
        3,450.30               0.00         1,328,589.71
        3,385.64               0.00         1,311,886.71
        3,320.55               0.00         1,285,932.38
        3,255.04               0.00         1,261,132.89
        3,189.12               0.00         1,244,099.83
        3,122.76               0.00         1,217,655.53
        3,055.98               0.00         1,192,378.92
        2,988.77               0.00         1,175,008.55
        2,921.12               0.00         1,148,066.97
        2,853.04               0.00         1,122,307.29
        2,784.52               0.00         1,104,596.35
        2,715.56               0.00         1,077,146.55
        2,646.15               0.00         1,050,897.44
        2,576.29               0.00         1,032,932.33
        2,505.99               0.00         1,005,061.01
        2,435.23               0.00           978,383.89
        2,364.01               0.00           960,126.54
        2,292.34               0.00           931,792.28
        2,220.20               0.00           911,463.23
        2,147.60               0.00           892,941.28
        2,074.53               0.00           864,171.81
        2,000.98               0.00           846,598.92
        1,926.97               0.00           831,272.97
        1,852.47               0.00           805,546.46
        1,777.50               0.00           788,020.18
        1,702.04               0.00           772,348.89
        1,626.09               0.00           746,097.42
        1,549.66               0.00           671,545.44

                                 GROSS INTEREST

          101                  102                103               104                105               106
          ---                  ---                ---               ---                ---               ---

         RITE AID           RITE AID          RITE AID           RITE AID          RITE AID          RITE AID
-------------------------------------------------------------------------------------------------------------------
      VIRGINIA BEACH         ESSEX           MIDDLEBURY         ELLENSBURG         PULLMAN            YAKIMA
            VA                 VT                VT                 WA                WA                WA
-------------------------------------------------------------------------------------------------------------------
       2,880,897.05       1,907,352.37      1,639,131.30       3,377,603.64      2,582,872.52      4,172,333.31
-------------------------------------------------------------------------------------------------------------------
        6.739%                6.739%            6.739%             6.739%            6.739%            6.739%
-------------------------------------------------------------------------------------------------------------------
         10TH                  10TH              10TH               10TH              10TH              10TH
-------------------------------------------------------------------------------------------------------------------
           5,776.44           3,824.40          3,286.59           6,772.37          5,178.87          8,365.87
           5,696.77           3,771.66          3,241.27           6,678.98          5,107.45          8,250.50
           5,616.66           3,718.62          3,195.69           6,585.05          5,035.63          8,134.48
           5,536.10           3,665.28          3,149.85           6,490.60          4,963.40          8,017.80
           5,455.09           3,611.65          3,103.76           6,395.62          4,890.77          7,900.47
           5,373.62           3,557.71          3,057.41           6,300.11          4,817.73          7,782.49
           5,291.70           3,503.47          3,010.79           6,204.06          4,744.28          7,663.84
           5,209.31           3,448.92          2,963.92           6,107.47          4,670.42          7,544.52
           5,126.46           3,394.07          2,916.78           6,010.34          4,596.14          7,424.53
           5,043.15           3,338.91          2,869.38           5,912.66          4,521.44          7,303.87
           4,959.37           3,283.44          2,821.71           5,814.43          4,446.33          7,182.53
           4,875.12           3,227.66          2,773.77           5,715.65          4,370.79          7,060.51
           4,790.39           3,171.57          2,725.57           5,616.32          4,294.83          6,937.81
           4,705.19           3,115.16          2,677.09           5,516.43          4,218.45          6,814.41
           4,619.51           3,058.43          2,628.34           5,415.98          4,141.63          6,690.33
           4,533.35           3,001.39          2,579.32           5,314.96          4,064.38          6,565.54
           4,446.71           2,944.03          2,530.02           5,213.38          3,986.70          6,440.06
           4,359.58           2,886.34          2,480.45           5,111.23          3,908.58          6,313.87
           4,271.96           2,828.33          2,430.60           5,008.50          3,830.03          6,186.97
           4,183.84           2,769.99          2,380.46           4,905.20          3,751.03          6,059.36
           4,095.24           2,711.33          2,330.05           4,801.31          3,671.59          5,931.03
           4,006.13           2,652.34          2,279.35           4,696.84          3,591.70          5,801.98
           3,916.53           2,593.01          2,228.37           4,591.79          3,511.37          5,672.21
           3,826.42           2,533.35          2,177.10           4,486.15          3,430.58          5,541.71
           3,735.80           2,473.36          2,125.54           4,379.91          3,349.34          5,410.48
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00
               0.00               0.00              0.00               0.00              0.00              0.00


        107                108                109                     110                     111
        ---                ---                ---                     ---                     ---

     RITE AID          RITE AID           RITE AID                 RITE AID               RITE AID
-------------------------------------------------------------------------------------------------------
      BELLE           VERMILLION        TRAVERSE CITY         OLD ORCHARD BEACH           LANSDALE
        WV                OH                 MI                       ME                     PA
-------------------------------------------------------------------------------------------------------
   1,241,765.75      1,689,673.43        1,575,114.51            1,826,132.74           2,688,537.94
-------------------------------------------------------------------------------------------------------
       6.739%            7.050%             7.253%                   7.620%                 7.670%
-------------------------------------------------------------------------------------------------------
        10TH              10TH               10TH                     1ST                     1ST
-------------------------------------------------------------------------------------------------------
       2,489.84          1,412.81                0.00                    0.00                 333.75
       2,455.51          1,346.03                0.00                    0.00                 167.41
       2,420.98          1,278.86                0.00                    0.00                   0.00
       2,386.25          1,211.29                0.00                    0.00                   0.00
       2,351.33          1,143.33                0.00                    0.00                   0.00
       2,316.22          1,074.96                0.00                    0.00                   0.00
       2,280.90          1,006.20                0.00                    0.00                   0.00
       2,245.39            937.03                0.00                    0.00                   0.00
       2,209.68            867.46                0.00                    0.00                   0.00
       2,173.77            797.48                0.00                    0.00                   0.00
       2,137.66            727.08                0.00                    0.00                   0.00
       2,101.34            656.27                0.00                    0.00                   0.00
       2,064.82            585.05                0.00                    0.00                   0.00
       2,028.10            513.41                0.00                    0.00                   0.00
       1,991.17            441.34                0.00                    0.00                   0.00
       1,954.03            368.86                0.00                    0.00                   0.00
       1,916.68            295.95                0.00                    0.00                   0.00
       1,879.13            222.61                0.00                    0.00                   0.00
       1,841.36            148.83                0.00                    0.00                   0.00
       1,803.38             74.63                0.00                    0.00                   0.00
       1,765.19              0.00                0.00                    0.00                   0.00
       1,726.78              0.00                0.00                    0.00                   0.00
       1,688.16              0.00                0.00                    0.00                   0.00
       1,649.32              0.00                0.00                    0.00                   0.00
       1,610.26              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00
           0.00              0.00                0.00                    0.00                   0.00


         112                113
         ---                ---
                            TIME
      RITE AID            WARNER
-------------------------------------
    SCHENECTADY           TAMPA
         NY                 FL
-------------------------------------
    1,681,245.78       3,055,623.03
-------------------------------------
        7.740%             7.360%
-------------------------------------
         10TH               10TH               TOTAL
-------------------------------------          -----
        1,472.73               0.00           656,074.93
        1,395.31               0.00           629,844.77
        1,317.38               0.00           614,176.16
        1,238.96               0.00           598,576.02
        1,160.03               0.00           572,034.50
        1,080.59               0.00           556,237.29
        1,000.63               0.00           540,339.24
          920.16               0.00           513,308.29
          839.17               0.00           497,206.66
          757.66               0.00           481,002.20
          675.63               0.00           453,472.78
          593.06               0.00           437,719.32
          509.96               0.00           421,864.68
          426.33               0.00           394,493.48
          342.16               0.00           378,434.53
          257.44               0.00           365,051.65
          172.18               0.00           339,976.72
           86.37               0.00           329,046.01
            0.00               0.00           318,047.43
            0.00               0.00           295,256.06
            0.00               0.00           284,207.96
            0.00               0.00           273,166.19
            0.00               0.00           263,648.74
            0.00               0.00           254,072.16
            0.00               0.00           245,512.79
            0.00               0.00            99,283.19
            0.00               0.00            94,079.30
            0.00               0.00            88,842.08
            0.00               0.00            83,709.99
            0.00               0.00            78,544.93
            0.00               0.00            73,346.66
            0.00               0.00            68,115.00
            0.00               0.00            62,849.68
            0.00               0.00            59,817.15
            0.00               0.00            56,765.15
            0.00               0.00            53,693.51
            0.00               0.00            50,602.15
            0.00               0.00            47,490.91
            0.00               0.00            44,359.67
            0.00               0.00            42,070.87
            0.00               0.00            39,770.03
            0.00               0.00            37,453.87
            0.00               0.00            35,122.38
            0.00               0.00            32,775.40
            0.00               0.00            30,756.64
            0.00               0.00            28,724.40
            0.00               0.00            26,678.63
            0.00               0.00            24,919.45
            0.00               0.00            23,148.43
            0.00               0.00            21,365.49
            0.00               0.00            19,723.43
            0.00               0.00            18,070.29
            0.00               0.00            16,409.28
            0.00               0.00            14,737.05
            0.00               0.00            13,053.56
            0.00               0.00            11,358.72
            0.00               0.00             9,878.59
            0.00               0.00             8,334.70
            0.00               0.00             6,780.28
            0.00               0.00             5,215.28
            0.00               0.00             3,990.25
            0.00               0.00             2,756.80
            0.00               0.00             1,514.88

                                 GROSS INTEREST

          101                  102                103               104                105               106
          ---                  ---                ---               ---                ---               ---

         RITE AID           RITE AID          RITE AID           RITE AID          RITE AID          RITE AID
-------------------------------------------------------------------------------------------------------------------
      VIRGINIA BEACH         ESSEX           MIDDLEBURY         ELLENSBURG         PULLMAN            YAKIMA
            VA                 VT                VT                 WA                WA                WA
-------------------------------------------------------------------------------------------------------------------
       2,880,897.05       1,907,352.37      1,639,131.30       3,377,603.64      2,582,872.52      4,172,333.31
-------------------------------------------------------------------------------------------------------------------
        6.739%                6.739%            6.739%             6.739%            6.739%            6.739%
-------------------------------------------------------------------------------------------------------------------
         10TH                  10TH              10TH               10TH              10TH              10TH
-------------------------------------------------------------------------------------------------------------------
               0.00               0.00              0.00               0.00              0.00              0.00


        107                108                109                     110                     111
        ---                ---                ---                     ---                     ---

     RITE AID          RITE AID           RITE AID                 RITE AID               RITE AID
-------------------------------------------------------------------------------------------------------
      BELLE           VERMILLION        TRAVERSE CITY         OLD ORCHARD BEACH           LANSDALE
        WV                OH                 MI                       ME                     PA
-------------------------------------------------------------------------------------------------------
   1,241,765.75      1,689,673.43        1,575,114.51            1,826,132.74           2,688,537.94
-------------------------------------------------------------------------------------------------------
       6.739%            7.050%             7.253%                   7.620%                 7.670%
-------------------------------------------------------------------------------------------------------
        10TH              10TH               10TH                     1ST                     1ST
-------------------------------------------------------------------------------------------------------
           0.00              0.00                0.00                    0.00                   0.00


         112                113
         ---                ---
                            TIME
      RITE AID            WARNER
-------------------------------------
    SCHENECTADY           TAMPA
         NY                 FL
-------------------------------------
    1,681,245.78       3,055,623.03
-------------------------------------
        7.740%             7.360%
-------------------------------------
         10TH               10TH               TOTAL
-------------------------------------          -----
            0.00               0.00               264.44

                                           GROSS CASHFLOW
MLMI 1998-C1-CTL
MORTGAGE LOAN CASH FLOWS
CASHFLOW SCHEDULES

        POOL ID       1             2             3              4             5              6
                      -             -             -              -             -              -
         TENANT   ALLEGHENY     ALLEGHENY     ALLEGHENY
                  CENTENNIAL     GENERAL        GENERAL       BAPTIST       BAPTIST        CIRCUIT
                    GROUP       HOSPITAL       HOSPITAL       HOSPITAL      HOSPITAL        CITY
               --------------------------------------------------------------------------------------
                    WAYNE      PITTSBURGH     PITTSBURGH      NASHVILLE     NASHVILLE       DENVER
                      PA       PA (NORTH)    PA (FEDERAL)      TN (#1)       TN (#2)          CO
               --------------------------------------------------------------------------------------
MAR -98 BALANCE  9,201,195.07 35,340,415.71  67,170,088.09  19,791,520.71  3,449,962.45  6,888,745.84
               --------------------------------------------------------------------------------------
   GROSS COUPON     7.870%        7.030%         6.890%         7.050%        6.570%        8.610%
               --------------------------------------------------------------------------------------
    PAYMENT DAY      10TH           1ST           10TH           10TH          10TH           5TH
               --------------------------------------------------------------------------------------
         Apr-98     60,344.50    264,542.99     385,668.26     116,275.18     24,784.15     58,630.00
         May-98     60,344.50    206,699.04     385,668.26     116,275.18     24,784.15     58,630.00
         Jun-98     60,344.50    206,699.04     385,668.26     116,275.18     24,784.15     58,630.00
         Jul-98     67,910.99    265,216.78     385,668.26     116,275.18     24,784.15     58,630.00
         Aug-98     60,294.88    206,356.22     385,668.26     116,275.18     24,784.15     58,630.00
         Sep-98     60,294.88    206,356.22     385,668.26     116,275.18     24,784.15     58,630.00
         Oct-98     68,010.24    265,902.41     385,668.26     146,824.61     24,784.15     58,630.00
         Nov-98     60,244.28    206,007.38     385,668.26     146,824.61     24,784.15     58,630.00
         Dec-98     60,244.28    206,007.38     385,668.26     146,824.61     24,784.15     58,630.00
         Jan-99     68,111.44    266,600.09     385,668.26     146,824.61     24,784.15     58,630.00
         Feb-99     60,192.69    205,652.41     385,668.26     146,824.61     24,784.15     58,630.00
         Mar-99     60,192.69    205,652.41     385,668.26     146,824.61     24,784.15     58,630.00
         Apr-99     68,214.63    267,310.04     385,668.26     146,824.61     24,784.15     58,630.00
         May-99     60,140.07    205,291.20     385,668.26     146,824.61     24,784.15     58,630.00
         Jun-99     60,140.07    205,291.20     385,668.26     146,824.61     24,784.15     58,630.00
         Jul-99     68,319.85    268,032.46     385,668.26     146,824.61     24,784.15     58,630.00
         Aug-99     60,086.43    204,923.64     385,668.26     146,824.61     24,784.15     58,630.00
         Sep-99     60,086.43    204,923.64   1,627,430.76     146,824.61     24,784.15     58,630.00
         Oct-99     68,427.14    268,767.58     378,538.47     146,824.61     24,784.15     58,630.00
         Nov-99     60,031.73    204,549.62     378,538.47     146,824.61     24,784.15     58,630.00
         Dec-99     60,031.73    204,549.62     484,685.56     146,824.61     24,784.15     58,630.00
         Jan-00     68,536.55    269,515.62     377,929.01     146,824.61     24,784.15     58,630.00
         Feb-00     59,975.95    204,169.03     377,929.01     146,824.61     24,784.15     58,630.00
         Mar-00     59,975.95    204,169.03     485,904.49     146,824.61     24,784.15     58,630.00
         Apr-00     68,648.10    270,276.81     377,309.05     146,824.61     24,784.15     58,630.00
         May-00     59,919.08    203,781.75     377,309.05     146,824.61     24,784.15     58,630.00
         Jun-00     59,919.08    203,781.75     487,144.40     146,824.61     24,784.15     58,630.00
         Jul-00     68,761.85    271,051.37     376,678.41     146,824.61     24,784.15     58,630.00
         Aug-00     59,861.08    203,387.66     376,678.41     146,824.61     24,784.15     58,630.00
         Sep-00     59,861.08    203,387.66     488,405.68     146,824.61     24,784.15     58,630.00
         Oct-00     68,877.83    271,839.54     376,036.91     146,824.61     24,784.15     58,630.00
         Nov-00     59,801.95    202,986.64     376,036.91     146,824.61     24,784.15     58,630.00
         Dec-00     59,801.95    202,986.64     489,688.68     146,824.61     24,784.15     58,630.00
         Jan-01     68,996.11    272,641.57     375,384.36     146,824.61     24,784.15     58,630.00
         Feb-01     59,741.65    202,578.58     375,384.36     146,824.61     24,784.15     58,630.00
         Mar-01     59,741.65    202,578.58     490,993.78     146,824.61     24,784.15     58,630.00
         Apr-01     69,116.70    273,457.69     374,720.57     146,824.61     24,784.15     58,630.00
         May-01     59,680.16    202,163.35     374,720.57     146,824.61     24,784.15     58,630.00
         Jun-01     59,680.16    202,163.35     492,321.36     146,824.61     24,784.15     58,630.00
         Jul-01     69,239.67    274,288.16     374,045.34     146,824.61     24,784.15     58,630.00
         Aug-01     59,617.47    201,740.82     374,045.34     146,824.61     24,784.15     58,630.00
         Sep-01     59,617.47    201,740.82     493,671.81     146,824.61     24,784.15     58,630.00
         Oct-01     69,365.06    275,133.23     373,358.49     146,824.61     24,784.15     58,630.00
         Nov-01     59,553.54    201,310.86     373,358.49     146,824.61     24,784.15     58,630.00
         Dec-01     59,553.54    201,310.86     495,045.52     146,824.61     24,784.15     58,630.00
         Jan-02     69,492.92    404,292.33     372,659.80     146,824.61     24,784.15     58,630.00
         Feb-02     59,488.36    200,121.73     372,659.80     146,824.61     24,784.15     58,630.00

        POOL ID        7              8              9            10            11            12
                       -              -              -            --            --            --

         TENANT     CIRCUIT        CIRCUIT        CIRCUIT       CIRCUIT       CIRCUIT       CIRCUIT
                     CITY           CITY            CITY          CITY          CITY          CITY
                --------------------------------------------------------------------------------------
                     ORLANDO   WEST PALM BEACH  CRYSTAL LAKE    WITCHITA      WESTLAND      KENTWOOD
                       FL            FL              IL            KS            MI            MI
                --------------------------------------------------------------------------------------
MAR -98 BALANCE   12,121,850.51   7,091,819.77  5,009,996.97  5,732,592.69  8,275,356.41  5,661,718.21
                --------------------------------------------------------------------------------------
   GROSS COUPON       7.640%         7.640%        8.610%        8.610%        7.640%        7.640%
                --------------------------------------------------------------------------------------
    PAYMENT DAY         5TH            5TH           5TH           5TH           5TH           5TH
                --------------------------------------------------------------------------------------
         Apr-98       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-98       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-98       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-98       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-98       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-98       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-98       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-98       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-98       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-99       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-99       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-99       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-99       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-99       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-99       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-99       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-99       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-99       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-99       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-99       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-99       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-00       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-00       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-00       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-00       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-00       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-00       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-00       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-00       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-00       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-00       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-00       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-00       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-01       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-01       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-01       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-01       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-01       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-01       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-01       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-01       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-01       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-01       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-01       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-01       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-02       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-02       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75

        POOL ID       13            14            15              16             17
                      --            --            --              --             --

         TENANT     CIRCUIT        CIRCUIT       CIRCUIT        ECKERD        FEDERAL
                      CITY          CITY          CITY       CORPORATION     INSURANCE
                ------------------------------------------------------------------------
                    BOARDMAN     MONROEVILLE    ANDERSEN    NEPTUNE BEACH   FLORHAM PARK
                       OH            PA            SC             FL             NJ
                ------------------------------------------------------------------------
MAR -98 BALANCE   5,464,462.52  9,557,521.11  3,343,954.14   1,876,468.15  17,912,874.88
                ------------------------------------------------------------------------
   GROSS COUPON      7.640%        7.640%        7.640%         7.190%         6.900%
                ------------------------------------------------------------------------
    PAYMENT DAY        5TH           5TH           5TH            1ST            1ST
                ------------------------------------------------------------------------
         Apr-98      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         May-98      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Jun-98      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Jul-98      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Aug-98      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Sep-98      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Oct-98      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Nov-98      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Dec-98      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Jan-99      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Feb-99      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Mar-99      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Apr-99      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         May-99      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Jun-99      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Jul-99      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Aug-99      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Sep-99      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Oct-99      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Nov-99      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Dec-99      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Jan-00      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Feb-00      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Mar-00      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Apr-00      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         May-00      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Jun-00      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Jul-00      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Aug-00      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Sep-00      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Oct-00      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Nov-00      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Dec-00      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Jan-01      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Feb-01      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Mar-01      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Apr-01      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         May-01      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Jun-01      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Jul-01      43,598.92     76,255.92     26,680.17      14,836.40     145,925.57
         Aug-01      43,598.92     76,255.92     26,680.17      15,267.26     145,925.57
         Sep-01      43,598.92     76,255.92     26,680.17      15,267.26     145,925.57
         Oct-01      43,598.92     76,255.92     26,680.17      15,267.26     145,925.57
         Nov-01      43,598.92     76,255.92     26,680.17      15,267.26     145,925.57
         Dec-01      43,598.92     76,255.92     26,680.17      15,267.26     145,925.57
         Jan-02      43,598.92     76,255.92     26,680.17      15,267.26     145,925.57
         Feb-02      43,598.92     76,255.92     26,680.17      15,267.26     145,925.57

                                           GROSS CASHFLOW

        POOL ID       1             2             3              4             5              6
                      -             -             -              -             -              -
         TENANT   ALLEGHENY     ALLEGHENY     ALLEGHENY
                  CENTENNIAL     GENERAL        GENERAL       BAPTIST       BAPTIST        CIRCUIT
                    GROUP       HOSPITAL       HOSPITAL       HOSPITAL      HOSPITAL        CITY
               --------------------------------------------------------------------------------------
                    WAYNE      PITTSBURGH     PITTSBURGH      NASHVILLE     NASHVILLE       DENVER
                      PA       PA (NORTH)    PA (FEDERAL)      TN (#1)       TN (#2)          CO
               --------------------------------------------------------------------------------------
MAR -98 BALANCE  9,201,195.07 35,340,415.71  67,170,088.09  19,791,520.71  3,449,962.45  6,888,745.84
               --------------------------------------------------------------------------------------
   GROSS COUPON     7.870%        7.030%         6.890%         7.050%        6.570%        8.610%
               --------------------------------------------------------------------------------------
    PAYMENT DAY      10TH           1ST           10TH           10TH          10TH           5TH
               --------------------------------------------------------------------------------------
         Mar-02     59,488.36    200,121.73     496,442.89     146,824.61     24,784.15     58,630.00
         Apr-02     69,623.29    406,670.60     371,949.08     146,824.61     24,784.15     58,630.00
         May-02     59,421.89    198,911.70     371,949.08     146,824.61     24,784.15     58,630.00
         Jun-02     59,421.89    198,911.70     497,864.34     146,824.61     24,784.15     58,630.00
         Jul-02     69,756.23    409,090.66     371,226.12     146,824.61     24,784.15     58,630.00
         Aug-02     59,354.11    197,680.40     371,226.12     146,824.61     24,784.15     58,630.00
         Sep-02     59,354.11    197,680.40     499,310.27     146,824.61     24,784.15     58,630.00
         Oct-02     69,891.78    411,553.26     370,490.70     146,824.61     24,784.15     58,630.00
         Nov-02     59,285.00    196,427.46     370,490.70     146,824.61     24,784.15     58,630.00
         Dec-02     59,285.00    196,427.46     500,781.10     146,824.61     24,784.15     58,630.00
         Jan-03    105,863.99    414,059.13     369,742.62     146,824.61     24,784.15     58,630.00
         Feb-03     58,979.52    195,152.50     369,742.62     146,824.61     24,784.15     58,630.00
         Mar-03     58,979.52    195,152.50     502,277.27     146,824.61     24,784.15     58,630.00
         Apr-03    106,474.96    416,609.05     368,981.65     146,824.61     24,784.15     58,630.00
         May-03     58,668.03    193,855.13     368,981.65     146,824.61     24,784.15     58,630.00
         Jun-03     58,668.03    193,855.13     503,799.21     146,824.61     24,784.15     58,630.00
         Jul-03    107,097.94    419,203.78     368,207.57     146,824.61     24,784.15     58,630.00
         Aug-03     58,350.41    192,534.97     368,207.57     146,824.61     24,784.15     58,630.00
         Sep-03     58,350.41    192,534.97     505,347.36     146,824.61     24,784.15     58,630.00
         Oct-03    107,733.18    421,844.12     367,420.16     146,824.61     24,784.15     58,630.00
         Nov-03     58,026.54    191,191.60     367,420.16     146,824.61     24,784.15     58,630.00
         Dec-03     58,026.54    191,191.60     506,922.18     146,824.61     24,784.15     58,630.00
         Jan-04    108,380.91    424,530.86     366,619.19     146,824.61     24,784.15     58,630.00
         Feb-04     57,696.30    189,824.62     366,619.19     146,824.61     24,784.15     58,630.00
         Mar-04     57,696.30    189,824.62     508,524.13     146,824.61     24,784.15     58,630.00
         Apr-04    109,041.40    427,264.82     365,804.41     146,824.61     24,784.15     58,630.00
         May-04     57,359.56    188,433.61     365,804.41     146,824.61     24,784.15     58,630.00
         Jun-04     57,359.56    188,433.61     510,153.67     146,824.61     24,784.15     58,630.00
         Jul-04    109,714.87    430,046.82     364,975.61     146,824.61     24,784.15     58,630.00
         Aug-04     57,016.20    187,018.16     364,975.61     146,824.61     24,784.15     58,630.00
         Sep-04     57,016.20    187,018.16     747,746.16     146,824.61     24,784.15     58,630.00
         Oct-04    110,401.60    432,877.72     362,777.87     146,824.61     24,784.15     58,630.00
         Nov-04     56,666.08    185,577.84     362,777.87     146,824.61     24,784.15     58,630.00
         Dec-04     56,666.08    185,577.84     752,141.65     146,824.61     24,784.15     58,630.00
         Jan-05    111,101.84    435,758.38     360,542.27     146,824.61     24,784.15     58,630.00
         Feb-05     56,309.07    184,112.19     360,542.27     146,824.61     24,784.15     58,630.00
         Mar-05     56,309.07    184,112.19     756,612.84     146,824.61     24,784.15     58,630.00
         Apr-05    111,815.85    438,689.66     358,268.17     146,824.61     24,784.15     58,630.00
         May-05     55,945.04    182,620.80     358,268.17     146,824.61     24,784.15     58,630.00
         Jun-05     55,945.04    182,620.80     761,161.05     146,824.61     24,784.15     58,630.00
         Jul-05    112,543.92    441,672.46     355,954.89     146,824.61     24,784.15     58,630.00
         Aug-05     55,573.85    181,103.18     355,954.89     146,824.61     24,784.15     58,630.00
         Sep-05     55,573.85    181,103.18     765,787.60     146,824.61     24,784.15     58,630.00
         Oct-05    113,286.31    444,707.68     353,601.77     146,824.61     24,784.15     58,630.00
         Nov-05     55,195.35    179,558.90     353,601.77     146,824.61     24,784.15     58,630.00
         Dec-05     55,195.35    179,558.90     770,493.85     146,824.61     24,784.15     58,630.00
         Jan-06    114,043.30    447,796.25     351,208.11     146,824.61     24,784.15     58,630.00
         Feb-06     54,809.40    177,987.48     351,208.11     146,824.61     24,784.15     58,630.00
         Mar-06     54,809.40    177,987.48     775,281.16     146,824.61     24,784.15     58,630.00
         Apr-06    114,815.19    450,939.10     348,773.22     146,824.61     24,784.15     58,630.00
         May-06     54,415.87    176,388.44     348,773.22     146,824.61     24,784.15     58,630.00
         Jun-06     54,415.87    176,388.44     780,150.92     146,824.61     24,784.15     58,630.00
         Jul-06    115,602.27    454,137.18     346,296.40     146,824.61     24,784.15     58,630.00
         Aug-06     54,014.59    174,761.29     346,296.40     146,824.61     24,784.15     58,630.00
         Sep-06     54,014.59    174,761.29     785,104.59     146,824.61     24,784.15     58,630.00
         Oct-06    116,404.83    457,391.47     343,776.91     146,824.61     24,784.15     58,630.00
         Nov-06     53,605.41    173,105.55     343,776.91     146,824.61     24,784.15     58,630.00
         Dec-06     53,605.41    173,105.55     790,143.57     146,824.61     24,784.15     58,630.00
         Jan-07    117,223.18    613,378.91     341,214.02     146,824.61     24,784.15     58,630.00
         Feb-07     53,188.18    170,526.28     341,214.02     146,824.61     24,784.15     58,630.00
         Mar-07     53,188.18    170,526.28     795,269.34     146,824.61     24,784.15     58,630.00
         Apr-07    118,057.63    618,537.45     338,606.98     146,824.61     24,784.15     58,630.00
         May-07     52,762.75    167,901.68     338,606.98     146,824.61     24,784.15     58,630.00

        POOL ID        7              8              9            10            11            12
                       -              -              -            --            --            --

         TENANT     CIRCUIT        CIRCUIT        CIRCUIT       CIRCUIT       CIRCUIT       CIRCUIT
                     CITY           CITY            CITY          CITY          CITY          CITY
                --------------------------------------------------------------------------------------
                     ORLANDO   WEST PALM BEACH  CRYSTAL LAKE    WITCHITA      WESTLAND      KENTWOOD
                       FL            FL              IL            KS            MI            MI
                --------------------------------------------------------------------------------------
 MAR-98 BALANCE   12,121,850.51   7,091,819.77  5,009,996.97  5,732,592.69  8,275,356.41  5,661,718.21
                --------------------------------------------------------------------------------------
   GROSS COUPON       7.640%         7.640%        8.610%        8.610%        7.640%        7.640%
                --------------------------------------------------------------------------------------
    PAYMENT DAY         5TH            5TH           5TH           5TH           5TH           5TH
                --------------------------------------------------------------------------------------
         Mar-02       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-02       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-02       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-02       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-02       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-02       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-02       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-02       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-02       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-02       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-03       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-03       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-03       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-03       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-03       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-03       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-03       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-03       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-03       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-03       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-03       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-03       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-04       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-04       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-04       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-04       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-04       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-04       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-04       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-04       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-04       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-04       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-04       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-04       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-05       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-05       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-05       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-05       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-05       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-05       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-05       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-05       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-05       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-05       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-05       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-05       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-06       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-06       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-06       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-06       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-06       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-06       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-06       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-06       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-06       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-06       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-06       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-06       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-07       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-07       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-07       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-07       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-07       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75

        POOL ID       13            14            15              16             17
                      --            --            --              --             --

         TENANT     CIRCUIT        CIRCUIT       CIRCUIT        ECKERD        FEDERAL
                      CITY          CITY          CITY       CORPORATION     INSURANCE
                ------------------------------------------------------------------------
                    BOARDMAN     MONROEVILLE    ANDERSEN    NEPTUNE BEACH   FLORHAM PARK
                       OH            PA            SC             FL             NJ
                ------------------------------------------------------------------------
 MAR-98 BALANCE   5,464,462.52  9,557,521.11  3,343,954.14   1,876,468.15  17,912,874.88
                ------------------------------------------------------------------------
   GROSS COUPON      7.640%        7.640%        7.640%         7.190%         6.900%
                ------------------------------------------------------------------------
    PAYMENT DAY        5TH           5TH           5TH            1ST            1ST
                ------------------------------------------------------------------------
         Mar-02      43,598.92     76,255.92     26,680.17      15,267.26     145,925.57
         Apr-02      43,598.92     76,255.92     26,680.17      15,267.26     145,925.57
         May-02      43,598.92     76,255.92     26,680.17      15,267.26     145,925.57
         Jun-02      43,598.92     76,255.92     26,680.17      15,267.26     145,925.57
         Jul-02      43,598.92     76,255.92     26,680.17      15,267.26     145,925.57
         Aug-02      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Sep-02      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Oct-02      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Nov-02      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Dec-02      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Jan-03      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Feb-03      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Mar-03      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Apr-03      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         May-03      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Jun-03      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Jul-03      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Aug-03      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Sep-03      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Oct-03      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Nov-03      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Dec-03      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Jan-04      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Feb-04      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Mar-04      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Apr-04      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         May-04      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Jun-04      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Jul-04      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Aug-04      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Sep-04      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Oct-04      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Nov-04      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Dec-04      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Jan-05      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Feb-05      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Mar-05      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Apr-05      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         May-05      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Jun-05      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Jul-05      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Aug-05      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Sep-05      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Oct-05      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Nov-05      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Dec-05      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Jan-06      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Feb-06      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Mar-06      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Apr-06      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         May-06      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Jun-06      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Jul-06      43,598.92     76,255.92     26,680.17      15,267.26     168,375.38
         Aug-06      43,598.92     76,255.92     26,680.17      15,698.13     168,375.38
         Sep-06      43,598.92     76,255.92     26,680.17      15,698.13     168,375.38
         Oct-06      43,598.92     76,255.92     26,680.17      15,698.13     168,375.38
         Nov-06      43,598.92     76,255.92     26,680.17      15,698.13     168,375.38
         Dec-06      43,598.92     76,255.92     26,680.17      15,698.13     168,375.38
         Jan-07      43,598.92     76,255.92     26,680.17      15,698.13     168,375.38
         Feb-07      43,598.92     76,255.92     26,680.17      15,698.13     168,375.38
         Mar-07      43,598.92     76,255.92     26,680.17      15,698.13     168,375.38
         Apr-07      43,598.92     76,255.92     26,680.17      15,698.13     168,375.38
         May-07      43,598.92     76,255.92     26,680.17      15,698.13     168,375.38

                                           GROSS CASHFLOW

        POOL ID       1             2             3              4             5              6
                      -             -             -              -             -              -
         TENANT   ALLEGHENY     ALLEGHENY     ALLEGHENY
                  CENTENNIAL     GENERAL        GENERAL       BAPTIST       BAPTIST        CIRCUIT
                    GROUP       HOSPITAL       HOSPITAL       HOSPITAL      HOSPITAL        CITY
               --------------------------------------------------------------------------------------
                    WAYNE      PITTSBURGH     PITTSBURGH      NASHVILLE     NASHVILLE       DENVER
                      PA       PA (NORTH)    PA (FEDERAL)      TN (#1)       TN (#2)          CO
               --------------------------------------------------------------------------------------
MAR -98 BALANCE  9,201,195.07 35,340,415.71  67,170,088.09  19,791,520.71  3,449,962.45  6,888,745.84
               --------------------------------------------------------------------------------------
   GROSS COUPON     7.870%        7.030%         6.890%         7.050%        6.570%        8.610%
               --------------------------------------------------------------------------------------
    PAYMENT DAY      10TH           1ST           10TH           10TH          10TH           5TH
               --------------------------------------------------------------------------------------
         Jun-07     52,762.75    167,901.68     800,483.41     146,824.61     24,784.15     58,630.00
         Jul-07    118,908.51    623,786.64     335,955.04     146,824.61     24,784.15     58,630.00
         Aug-07     52,328.94    165,230.96     335,955.04     146,824.61     24,784.15     58,630.00
         Sep-07     52,328.94    165,230.96     805,787.29     146,824.61     24,784.15     58,630.00
         Oct-07    119,776.12    629,128.10     333,257.42     146,824.61     24,784.15     58,630.00
         Nov-07     51,886.60    162,513.29     333,257.42     146,824.61     24,784.15     58,630.00
         Dec-07     51,886.60    162,513.29     811,182.53     146,824.61     24,784.15     58,630.00
         Jan-08    163,303.26    634,563.42     330,513.34     146,824.61     24,784.15     58,630.00
         Feb-08     51,155.89    159,747.87     330,513.34     146,824.61     24,784.15     58,630.00
         Mar-08     51,155.89    159,747.87     816,670.71     146,824.61     24,784.15     58,630.00
         Apr-08    164,764.67    640,094.28     327,721.98     146,824.61     24,784.15     58,630.00
         May-08     50,410.81    156,933.84     327,721.98     146,824.61     24,784.15     58,630.00
         Jun-08     50,410.81    156,933.84     822,253.41     146,824.61     24,784.15     58,630.00
         Jul-08    166,254.84    645,722.34     324,882.55     146,824.61     24,784.15     58,630.00
         Aug-08     49,651.06    154,070.35     324,882.55     146,824.61     24,784.15     58,630.00
         Sep-08     49,651.06    154,070.35     827,932.28     146,824.61     24,784.15     58,630.00
         Oct-08    167,774.33    651,449.31     321,994.21     146,824.61     24,784.15     58,630.00
         Nov-08     48,876.37    151,156.54     321,994.21     146,824.61     24,784.15     58,630.00
         Dec-08     48,876.37    151,156.54     833,708.97     146,824.61     24,784.15     58,630.00
         Jan-09    169,323.71    657,276.94     319,056.11     146,824.61     24,784.15     58,630.00
         Feb-09     48,086.44    148,191.52     319,056.11     146,824.61     24,784.15     58,630.00
         Mar-09     48,086.44    148,191.52     839,585.16     146,824.61     24,784.15     58,630.00
         Apr-09    170,903.58    663,206.98     316,067.41     146,824.61     24,784.15     58,630.00
         May-09     47,280.96    145,174.38     316,067.41     146,824.61     24,784.15     58,630.00
         Jun-09     47,280.96    145,174.38     845,562.57     146,824.61     24,784.15     58,630.00
         Jul-09    172,514.53    669,241.24     313,027.22     146,824.61     24,784.15     58,630.00
         Aug-09     46,459.64    142,104.23     313,027.22     146,824.61     24,784.15     58,630.00
         Sep-09     46,459.64    142,104.23   1,132,405.44     146,824.61     24,784.15     58,630.00
         Oct-09    174,157.18    675,381.56     308,322.62     146,824.61     24,784.15     58,630.00
         Nov-09     45,622.16    138,980.11     308,322.62     146,824.61     24,784.15     58,630.00
         Dec-09     45,622.16    138,980.11   1,141,814.63     146,824.61     24,784.15     58,630.00
         Jan-10    175,832.15    681,629.79     303,536.99     146,824.61     24,784.15     58,630.00
         Feb-10     44,768.20    135,801.09     303,536.99     146,824.61     24,784.15     58,630.00
         Mar-10     44,768.20    135,801.09   1,151,385.90     146,824.61     24,784.15     58,630.00
         Apr-10    177,540.07    687,987.84     298,668.93     146,824.61     24,784.15     58,630.00
         May-10     43,897.43    132,566.19     298,668.93     146,824.61     24,784.15     58,630.00
         Jun-10     43,897.43    132,566.19   1,161,122.03     146,824.61     24,784.15     58,630.00
         Jul-10    179,281.59    694,457.62     293,717.01     146,824.61     24,784.15     58,630.00
         Aug-10     43,009.54    129,274.45     293,717.01     146,824.61     24,784.15     58,630.00
         Sep-10     43,009.54    129,274.45   1,171,025.87     146,824.61     24,784.15     58,630.00
         Oct-10    181,057.38    701,041.12     288,679.79     146,824.61     24,784.15     58,630.00
         Nov-10     42,104.18    125,924.85     288,679.79     146,824.61     24,784.15     58,630.00
         Dec-10     42,104.18    125,924.85   1,181,100.29     146,824.61     24,784.15     58,630.00
         Jan-11    182,868.11    707,740.32     283,555.81     146,824.61     24,784.15     58,630.00
         Feb-11     41,181.00    122,516.38     283,555.81     146,824.61     24,784.15     58,630.00
         Mar-11     41,181.00    122,516.38   1,191,348.26     146,824.61     24,784.15     58,630.00
         Apr-11    184,714.46    714,557.26     278,343.57     146,824.61     24,784.15     58,630.00
         May-11     40,239.66    119,048.00     278,343.57     146,824.61     24,784.15     58,630.00
         Jun-11     40,239.66    119,048.00   1,201,772.74     146,824.61     24,784.15     58,630.00
         Jul-11    186,597.14    721,494.00     273,041.55     146,824.61     24,784.15     58,630.00
         Aug-11     39,279.80    115,518.67     273,041.55     146,824.61     24,784.15     58,630.00
         Sep-11     39,279.80    115,518.67   1,212,376.79     146,824.61     24,784.15     58,630.00
         Oct-11    188,516.87    728,552.66     267,648.20     146,824.61     24,784.15     58,630.00
         Nov-11     38,301.05    111,927.32     267,648.20     146,824.61     24,784.15     58,630.00
         Dec-11     38,301.05    111,927.32   1,223,163.49     146,824.61     24,784.15     58,630.00
         Jan-12    190,474.36    917,419.97     262,161.95     146,824.61     24,784.15     58,630.00
         Feb-12     37,303.05    107,208.47     262,161.95     146,824.61     24,784.15     58,630.00
         Mar-12     37,303.05    107,208.47   1,234,135.99     146,824.61     24,784.15     58,630.00
         Apr-12    192,470.36    926,857.65     256,581.20     146,824.61     24,784.15     58,630.00
         May-12     36,285.41    102,406.69     256,581.20     146,824.61     24,784.15     58,630.00
         Jun-12     36,285.41    102,406.69   1,245,297.49     146,824.61     24,784.15     58,630.00
         Jul-12    194,505.64    936,461.21     250,904.32     146,824.61     24,784.15     58,630.00
         Aug-12     35,247.75     97,520.52     250,904.32     146,824.61     24,784.15     58,630.00

        POOL ID        7              8              9            10            11            12
                       -              -              -            --            --            --

         TENANT     CIRCUIT        CIRCUIT        CIRCUIT       CIRCUIT       CIRCUIT       CIRCUIT
                     CITY           CITY            CITY          CITY          CITY          CITY
                --------------------------------------------------------------------------------------
                     ORLANDO   WEST PALM BEACH  CRYSTAL LAKE    WITCHITA      WESTLAND      KENTWOOD
                       FL            FL              IL            KS            MI            MI
                --------------------------------------------------------------------------------------
 MAR-98 BALANCE   12,121,850.51   7,091,819.77  5,009,996.97  5,732,592.69  8,275,356.41  5,661,718.21
                --------------------------------------------------------------------------------------
   GROSS COUPON       7.640%         7.640%        8.610%        8.610%        7.640%        7.640%
                --------------------------------------------------------------------------------------
    PAYMENT DAY         5TH            5TH           5TH           5TH           5TH           5TH
                --------------------------------------------------------------------------------------
         Jun-07       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-07       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-07       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-07       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-07       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-07       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-07       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-08       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-08       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-08       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-08       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-08       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-08       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-08       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-08       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-08       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-08       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-08       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-08       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-09       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-09       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-09       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-09       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-09       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-09       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-09       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-09       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-09       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-09       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-09       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-09       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-10       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-10       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-10       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-10       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-10       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-10       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-10       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-10       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-10       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-10       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-10       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-10       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-11       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-11       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-11       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-11       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-11       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-11       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-11       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-11       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-11       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-11       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-11       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-11       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-12       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-12       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-12       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-12       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-12       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-12       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-12       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-12       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75

        POOL ID       13            14            15              16             17
                      --            --            --              --             --

         TENANT     CIRCUIT        CIRCUIT       CIRCUIT        ECKERD        FEDERAL
                      CITY          CITY          CITY       CORPORATION     INSURANCE
                ------------------------------------------------------------------------
                    BOARDMAN     MONROEVILLE    ANDERSEN    NEPTUNE BEACH   FLORHAM PARK
                       OH            PA            SC             FL             NJ
                ------------------------------------------------------------------------
 MAR-98 BALANCE   5,464,462.52  9,557,521.11  3,343,954.14   1,876,468.15  17,912,874.88
                ------------------------------------------------------------------------
   GROSS COUPON      7.640%        7.640%        7.640%         7.190%         6.900%
                ------------------------------------------------------------------------
    PAYMENT DAY        5TH           5TH           5TH            1ST            1ST
                ------------------------------------------------------------------------
         Jun-07      43,598.92     76,255.92     26,680.17      15,698.13     168,375.38
         Jul-07      43,598.92     76,255.92     26,680.17      15,698.13     168,375.38
         Aug-07      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Sep-07      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Oct-07      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Nov-07      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Dec-07      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Jan-08      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Feb-08      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Mar-08      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Apr-08      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         May-08      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Jun-08      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Jul-08      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Aug-08      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Sep-08      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Oct-08      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Nov-08      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Dec-08      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Jan-09      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Feb-09      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Mar-09      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Apr-09      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         May-09      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Jun-09      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Jul-09      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Aug-09      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Sep-09      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Oct-09      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Nov-09      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Dec-09      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Jan-10      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Feb-10      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Mar-10      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Apr-10      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         May-10      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Jun-10      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Jul-10      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Aug-10      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Sep-10      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Oct-10      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Nov-10      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Dec-10      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Jan-11      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Feb-11      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Mar-11      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Apr-11      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         May-11      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Jun-11      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Jul-11      43,598.92     76,255.92     26,680.17      15,698.13     190,825.19
         Aug-11      43,598.92     76,255.92     26,680.17      16,129.00     190,825.19
         Sep-11      43,598.92     76,255.92     26,680.17      16,129.00     190,825.19
         Oct-11      43,598.92     76,255.92     26,680.17      16,129.00     190,825.19
         Nov-11      43,598.92     76,255.92     26,680.17      16,129.00     190,825.19
         Dec-11      43,598.92     76,255.92     26,680.17      16,129.00     190,825.19
         Jan-12      43,598.92     76,255.92     26,680.17      16,129.00     190,825.19
         Feb-12      43,598.92     76,255.92     26,680.17      16,129.00     190,825.19
         Mar-12      43,598.92     76,255.92     26,680.17      16,129.00     190,825.19
         Apr-12      43,598.92     76,255.92     26,680.17      16,129.00     190,825.19
         May-12      43,598.92     76,255.92     26,680.17      16,129.00     190,825.19
         Jun-12      43,598.92     76,255.92     26,680.17      16,129.00     190,825.19
         Jul-12      43,598.92     76,255.92     26,680.17      16,129.00      87,163.03
         Aug-12      43,598.92     76,255.92     26,680.17      16,129.00           0.00

                                           GROSS CASHFLOW

        POOL ID       1             2             3              4             5              6
                      -             -             -              -             -              -
         TENANT   ALLEGHENY     ALLEGHENY     ALLEGHENY
                  CENTENNIAL     GENERAL        GENERAL       BAPTIST       BAPTIST        CIRCUIT
                    GROUP       HOSPITAL       HOSPITAL       HOSPITAL      HOSPITAL        CITY
               --------------------------------------------------------------------------------------
                    WAYNE      PITTSBURGH     PITTSBURGH      NASHVILLE     NASHVILLE       DENVER
                      PA       PA (NORTH)    PA (FEDERAL)      TN (#1)       TN (#2)          CO
               --------------------------------------------------------------------------------------
MAR -98 BALANCE  9,201,195.07 35,340,415.71  67,170,088.09  19,791,520.71  3,449,962.45  6,888,745.84
               --------------------------------------------------------------------------------------
   GROSS COUPON     7.870%        7.030%         6.890%         7.050%        6.570%        8.610%
               --------------------------------------------------------------------------------------
    PAYMENT DAY      10TH           1ST           10TH           10TH          10TH           5TH
               --------------------------------------------------------------------------------------
         Sep-12     35,247.75     97,520.52   1,256,651.25     146,824.61     24,784.15     58,630.00
         Oct-12    196,580.96    946,233.55     245,129.65     146,824.61     24,784.15     58,630.00
         Nov-12     34,189.67     92,548.48     245,129.65     146,824.61     24,784.15     58,630.00
         Dec-12     34,189.67     92,548.48   1,268,200.57     146,824.61     24,784.15     58,630.00
         Jan-13    249,441.65    956,177.64     239,255.52     146,824.61     24,784.15     58,630.00
         Feb-13     32,777.98     87,489.05     239,255.52     146,824.61     24,784.15     58,630.00
         Mar-13     32,777.98     87,489.05   1,279,948.84     146,824.61     24,784.15     58,630.00
         Apr-13    252,265.04    966,296.49     233,280.21     146,824.61     24,784.15     58,630.00
         May-13     31,338.51     82,340.71     233,280.21     146,824.61     24,784.15     58,630.00
         Jun-13     31,338.51     82,340.71   1,291,899.47     146,824.61     24,784.15     58,630.00
         Jul-13    255,143.98    976,593.19     227,201.97     146,824.61     24,784.15     58,630.00
         Aug-13     29,870.72     77,101.88     227,201.97     146,824.61     24,784.15     58,630.00
         Sep-13     29,870.72     77,101.88   1,304,055.95     146,824.61     24,784.15     58,630.00
         Oct-13    258,079.56    987,070.85     221,019.03     146,824.61     24,784.15     58,630.00
         Nov-13     28,374.05     71,770.98     221,019.03     146,824.61     24,784.15     58,630.00
         Dec-13     28,374.05     71,770.98   1,316,421.82     146,824.61     24,784.15     58,630.00
         Jan-14    261,072.90    997,732.65     214,729.59     146,824.61     24,784.15     58,630.00
         Feb-14     26,847.93     66,346.38     214,729.59     146,824.61     24,784.15     58,630.00
         Mar-14     26,847.93     66,346.38   1,329,000.69     146,824.61     24,784.15     58,630.00
         Apr-14    264,125.13  1,008,581.83     208,331.82     146,824.61     24,784.15     58,630.00
         May-14     25,291.79     60,826.45     208,331.82     146,824.61     24,784.15     58,630.00
         Jun-14     25,291.79     60,826.45   1,341,796.24     146,824.61     24,784.15     58,630.00
         Jul-14    267,237.42  1,019,621.69     201,823.84     146,824.61     24,784.15     58,630.00
         Aug-14     23,705.03     55,209.51     201,823.84     146,824.61     24,784.15     58,630.00
         Sep-14     23,705.03     55,209.51   1,688,919.55     146,824.61     24,784.15     58,630.00
         Oct-14    270,410.94  1,030,855.57     193,285.44     146,824.61     24,784.15     58,630.00
         Nov-14     22,087.05     49,493.85     193,285.44     146,824.61     24,784.15     58,630.00
         Dec-14     22,087.05     49,493.85   1,705,996.38     146,824.61     24,784.15     58,630.00
         Jan-15    273,646.90  1,042,286.89     184,599.96     146,824.61     24,784.15     58,630.00
         Feb-15     20,437.23     43,677.74     184,599.96     146,824.61     24,784.15     58,630.00
         Mar-15     20,437.23     43,677.74   1,723,367.34     146,824.61     24,784.15     58,630.00
         Apr-15    276,946.52  1,053,919.12     175,764.87     146,824.61     24,784.15     58,630.00
         May-15     18,754.96     37,759.41     175,764.87     146,824.61     24,784.15     58,630.00
         Jun-15     18,754.96     37,759.41   1,741,037.52     146,824.61     24,784.15     58,630.00
         Jul-15    280,311.07  1,065,755.78     166,777.59     146,824.61     24,784.15     58,630.00
         Aug-15     17,039.59     31,737.06     166,777.59     146,824.61     24,784.15     58,630.00
         Sep-15     17,039.59     31,737.06   1,759,012.06     146,824.61     24,784.15     58,630.00
         Oct-15    283,741.81  1,077,800.47     157,635.51     146,824.61     24,784.15     58,630.00
         Nov-15     15,290.47     25,608.88     157,635.51     146,824.61     24,784.15     58,630.00
         Dec-15     15,290.47     25,608.88   1,777,296.22     146,824.61     24,784.15     58,630.00
         Jan-16    287,240.06  1,090,056.85     148,335.96     146,824.61     24,784.15     58,630.00
         Feb-16     13,506.93     19,372.98     148,335.96     146,824.61     24,784.15     58,630.00
         Mar-16     13,506.93     19,372.98   1,795,895.33     146,824.61     24,784.15     58,630.00
         Apr-16    290,807.13  1,102,528.63     138,876.22     146,824.61     24,784.15     58,630.00
         May-16     11,688.30     13,027.50     138,876.22     146,824.61     24,784.15     58,630.00
         Jun-16     11,688.30     13,027.50   1,814,814.80     146,824.61     24,784.15     58,630.00
         Jul-16    294,444.38  1,115,219.61     129,253.54     146,824.61     24,784.15     58,630.00
         Aug-16      9,833.90      6,570.49     129,253.54     146,824.61     24,784.15     58,630.00
         Sep-16      9,833.90      6,570.49   1,834,060.16     146,824.61     24,784.15     58,630.00
         Oct-16    298,153.20  1,128,133.34     119,465.11     146,824.61     24,784.15     58,630.00
         Nov-16      7,943.00          0.00     119,465.11     146,824.61     24,784.15     58,630.00
         Dec-16      7,943.00          0.00   1,853,637.02     146,824.61     24,784.15     58,630.00
         Jan-17    301,934.99          0.00     109,508.07     146,824.61     24,784.15     58,630.00
         Feb-17      6,014.90          0.00     109,508.07     146,824.61     24,784.15     58,630.00
         Mar-17      6,014.90          0.00   1,873,551.10     146,824.61     24,784.15     58,630.00
         Apr-17    305,791.18          0.00      99,379.53     146,824.61     24,784.15     58,630.00
         May-17      4,048.87          0.00      99,379.53     146,824.61     24,784.15     58,630.00
         Jun-17      4,048.87          0.00   1,893,808.20     146,824.61     24,784.15     58,630.00
         Jul-17    309,723.25          0.00      89,076.52     146,824.61     24,784.15     58,630.00
         Aug-17      2,044.16          0.00      89,076.52     146,824.61     24,784.15     58,630.00
         Sep-17      2,044.16          0.00   1,914,414.22     146,824.61     24,784.15     58,630.00
         Oct-17    313,732.54          0.00      78,596.04     146,824.61     24,784.15     58,630.00
         Nov-17          0.00          0.00      78,596.04     146,824.61     24,784.15     58,630.00

        POOL ID        7              8              9            10            11            12
                       -              -              -            --            --            --

         TENANT     CIRCUIT        CIRCUIT        CIRCUIT       CIRCUIT       CIRCUIT       CIRCUIT
                     CITY           CITY            CITY          CITY          CITY          CITY
                --------------------------------------------------------------------------------------
                     ORLANDO   WEST PALM BEACH  CRYSTAL LAKE    WITCHITA      WESTLAND      KENTWOOD
                       FL            FL              IL            KS            MI            MI
                --------------------------------------------------------------------------------------
 MAR-98 BALANCE   12,121,850.51   7,091,819.77  5,009,996.97  5,732,592.69  8,275,356.41  5,661,718.21
                --------------------------------------------------------------------------------------
   GROSS COUPON       7.640%         7.640%        8.610%        8.610%        7.640%        7.640%
                --------------------------------------------------------------------------------------
    PAYMENT DAY         5TH            5TH           5TH           5TH           5TH           5TH
                --------------------------------------------------------------------------------------
         Sep-12       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-12       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-12       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-12       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-13       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-13       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-13       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-13       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-13       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-13       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-13       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-13       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-13       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-13       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-13       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-13       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-14       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-14       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-14       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-14       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-14       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-14       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-14       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-14       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-14       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-14       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-14       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-14       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-15       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-15       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-15       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-15       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-15       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-15       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-15       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-15       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-15       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-15       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-15       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-15       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-16       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-16       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-16       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-16       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-16       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-16       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-16       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-16       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-16       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-16       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-16       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-16       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-17       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-17       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-17       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-17       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-17       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-17       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-17       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-17       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-17       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-17       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-17       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75

        POOL ID       13            14            15              16             17
                      --            --            --              --             --

         TENANT     CIRCUIT        CIRCUIT       CIRCUIT        ECKERD        FEDERAL
                      CITY          CITY          CITY       CORPORATION     INSURANCE
                ------------------------------------------------------------------------
                    BOARDMAN     MONROEVILLE    ANDERSEN    NEPTUNE BEACH   FLORHAM PARK
                       OH            PA            SC             FL             NJ
                ------------------------------------------------------------------------
 MAR-98 BALANCE   5,464,462.52  9,557,521.11  3,343,954.14   1,876,468.15  17,912,874.88
                ------------------------------------------------------------------------
   GROSS COUPON      7.640%        7.640%        7.640%         7.190%         6.900%
                ------------------------------------------------------------------------
    PAYMENT DAY        5TH           5TH           5TH            1ST            1ST
                ------------------------------------------------------------------------
         Sep-12      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Oct-12      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Nov-12      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Dec-12      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Jan-13      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Feb-13      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Mar-13      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Apr-13      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         May-13      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Jun-13      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Jul-13      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Aug-13      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Sep-13      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Oct-13      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Nov-13      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Dec-13      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Jan-14      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Feb-14      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Mar-14      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Apr-14      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         May-14      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Jun-14      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Jul-14      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Aug-14      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Sep-14      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Oct-14      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Nov-14      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Dec-14      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Jan-15      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Feb-15      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Mar-15      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Apr-15      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         May-15      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Jun-15      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Jul-15      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Aug-15      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Sep-15      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Oct-15      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Nov-15      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Dec-15      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Jan-16      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Feb-16      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Mar-16      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Apr-16      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         May-16      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Jun-16      43,598.92     76,255.92     26,680.17      16,129.00           0.00
         Jul-16      43,598.92     76,255.92     26,680.17      15,057.76           0.00
         Aug-16      43,598.92     76,255.92     26,680.17           0.00           0.00
         Sep-16      43,598.92     76,255.92     26,680.17           0.00           0.00
         Oct-16      43,598.92     76,255.92     26,680.17           0.00           0.00
         Nov-16      43,598.92     76,255.92     26,680.17           0.00           0.00
         Dec-16      43,598.92     76,255.92     26,680.17           0.00           0.00
         Jan-17      43,598.92     76,255.92     26,680.17           0.00           0.00
         Feb-17      43,598.92     76,255.92     26,680.17           0.00           0.00
         Mar-17      43,598.92     76,255.92     26,680.17           0.00           0.00
         Apr-17      43,598.92     76,255.92     26,680.17           0.00           0.00
         May-17      43,598.92     76,255.92     26,680.17           0.00           0.00
         Jun-17      43,598.92     76,255.92     26,680.17           0.00           0.00
         Jul-17      43,598.92     76,255.92     26,680.17           0.00           0.00
         Aug-17      43,598.92     76,255.92     26,680.17           0.00           0.00
         Sep-17      43,598.92     76,255.92     26,680.17           0.00           0.00
         Oct-17      43,598.92     76,255.92     26,680.17           0.00           0.00
         Nov-17      43,598.92     76,255.92     26,680.17           0.00           0.00

                                           GROSS CASHFLOW

        POOL ID       1             2             3              4             5              6
                      -             -             -              -             -              -
         TENANT   ALLEGHENY     ALLEGHENY     ALLEGHENY
                  CENTENNIAL     GENERAL        GENERAL       BAPTIST       BAPTIST        CIRCUIT
                    GROUP       HOSPITAL       HOSPITAL       HOSPITAL      HOSPITAL        CITY
               --------------------------------------------------------------------------------------
                    WAYNE      PITTSBURGH     PITTSBURGH      NASHVILLE     NASHVILLE       DENVER
                      PA       PA (NORTH)    PA (FEDERAL)      TN (#1)       TN (#2)          CO
               --------------------------------------------------------------------------------------
MAR -98 BALANCE  9,201,195.07 35,340,415.71  67,170,088.09  19,791,520.71  3,449,962.45  6,888,745.84
               --------------------------------------------------------------------------------------
   GROSS COUPON     7.870%        7.030%         6.890%         7.050%        6.570%        8.610%
               --------------------------------------------------------------------------------------
    PAYMENT DAY      10TH           1ST           10TH           10TH          10TH           5TH
               --------------------------------------------------------------------------------------
         Dec-17          0.00          0.00   1,935,375.18     146,824.61     24,784.15     58,630.00
         Jan-18          0.00          0.00      67,935.03     146,824.61     24,784.15     58,630.00
         Feb-18          0.00          0.00      67,935.03     146,824.61     24,784.15     58,630.00
         Mar-18          0.00          0.00   1,956,697.19     146,824.61     24,784.15     58,630.00
         Apr-18          0.00          0.00      57,090.39     146,824.61     24,784.15     58,630.00
         May-18          0.00          0.00      57,090.39     146,824.61     24,784.15     58,630.00
         Jun-18          0.00          0.00   1,978,386.48     146,824.61     24,784.15     58,630.00
         Jul-18          0.00          0.00      46,058.94     146,824.61     24,784.15     58,630.00
         Aug-18          0.00          0.00      46,058.94     146,824.61     24,784.15     58,630.00
         Sep-18          0.00          0.00   2,000,449.36     146,824.61     24,784.15     58,630.00
         Oct-18          0.00          0.00      34,837.49     146,824.61     24,784.15     58,630.00
         Nov-18          0.00          0.00      34,837.49     146,824.61     24,784.15     58,630.00
         Dec-18          0.00          0.00   2,022,892.28     146,824.61     24,784.15     58,630.00
         Jan-19          0.00          0.00      23,422.74     146,824.61     24,784.15     58,630.00
         Feb-19          0.00          0.00      23,422.74     146,824.61     24,784.15     58,630.00
         Mar-19          0.00          0.00   2,045,721.78     146,824.61     24,784.15     58,630.00
         Apr-19          0.00          0.00      11,811.37     146,824.61     24,784.15     58,630.00
         May-19          0.00          0.00      11,811.37     146,824.61     24,784.15     58,630.00
         Jun-19          0.00          0.00   2,068,944.21     146,824.61     24,784.15     58,630.00
         Jul-19          0.00          0.00           0.00     146,824.61     24,784.15     58,630.00
         Aug-19          0.00          0.00           0.00     146,824.61     24,784.15     58,630.00
         Sep-19          0.00          0.00           0.00     146,824.61     24,784.15     58,630.00
         Oct-19          0.00          0.00           0.00     146,824.61     24,784.15     58,630.03
         Nov-19          0.00          0.00           0.00     146,824.61     24,784.15          0.00
         Dec-19          0.00          0.00           0.00     146,824.61     24,784.15          0.00
         Jan-20          0.00          0.00           0.00     146,824.61     24,784.15          0.00
         Feb-20          0.00          0.00           0.00     146,824.61     24,782.09          0.00
         Mar-20          0.00          0.00           0.00     146,824.61          0.00          0.00
         Apr-20          0.00          0.00           0.00     146,824.61          0.00          0.00
         May-20          0.00          0.00           0.00     146,824.61          0.00          0.00
         Jun-20          0.00          0.00           0.00     146,824.61          0.00          0.00
         Jul-20          0.00          0.00           0.00     146,824.61          0.00          0.00
         Aug-20          0.00          0.00           0.00     146,824.61          0.00          0.00
         Sep-20          0.00          0.00           0.00     146,824.61          0.00          0.00
         Oct-20          0.00          0.00           0.00     146,824.61          0.00          0.00
         Nov-20          0.00          0.00           0.00     146,824.61          0.00          0.00
         Dec-20          0.00          0.00           0.00     146,824.61          0.00          0.00
         Jan-21          0.00          0.00           0.00     146,822.42          0.00          0.00
         Feb-21          0.00          0.00           0.00           0.00          0.00          0.00
         Mar-21          0.00          0.00           0.00           0.00          0.00          0.00
         Apr-21          0.00          0.00           0.00           0.00          0.00          0.00
         May-21          0.00          0.00           0.00           0.00          0.00          0.00
         Jun-21          0.00          0.00           0.00           0.00          0.00          0.00
         Jul-21          0.00          0.00           0.00           0.00          0.00          0.00
         Aug-21          0.00          0.00           0.00           0.00          0.00          0.00
         Sep-21          0.00          0.00           0.00           0.00          0.00          0.00
         Oct-21          0.00          0.00           0.00           0.00          0.00          0.00
         Nov-21          0.00          0.00           0.00           0.00          0.00          0.00
         Dec-21          0.00          0.00           0.00           0.00          0.00          0.00
         Jan-22          0.00          0.00           0.00           0.00          0.00          0.00
         Feb-22          0.00          0.00           0.00           0.00          0.00          0.00
         Mar-22          0.00          0.00           0.00           0.00          0.00          0.00
         Apr-22          0.00          0.00           0.00           0.00          0.00          0.00
         May-22          0.00          0.00           0.00           0.00          0.00          0.00
         Jun-22          0.00          0.00           0.00           0.00          0.00          0.00
         Jul-22          0.00          0.00           0.00           0.00          0.00          0.00
         Aug-22          0.00          0.00           0.00           0.00          0.00          0.00
         Sep-22          0.00          0.00           0.00           0.00          0.00          0.00
         Oct-22          0.00          0.00           0.00           0.00          0.00          0.00
         Nov-22          0.00          0.00           0.00           0.00          0.00          0.00
         Dec-22          0.00          0.00           0.00           0.00          0.00          0.00
         Jan-23          0.00          0.00           0.00           0.00          0.00          0.00
         Feb-23          0.00          0.00           0.00           0.00          0.00          0.00

        POOL ID        7              8              9            10            11            12
                       -              -              -            --            --            --

         TENANT     CIRCUIT        CIRCUIT        CIRCUIT       CIRCUIT       CIRCUIT       CIRCUIT
                     CITY           CITY            CITY          CITY          CITY          CITY
                --------------------------------------------------------------------------------------
                     ORLANDO   WEST PALM BEACH  CRYSTAL LAKE    WITCHITA      WESTLAND      KENTWOOD
                       FL            FL              IL            KS            MI            MI
                --------------------------------------------------------------------------------------
 MAR-98 BALANCE   12,121,850.51   7,091,819.77  5,009,996.97  5,732,592.69  8,275,356.41  5,661,718.21
                --------------------------------------------------------------------------------------
   GROSS COUPON       7.640%         7.640%        8.610%        8.610%        7.640%        7.640%
                --------------------------------------------------------------------------------------
    PAYMENT DAY         5TH            5TH           5TH           5TH           5TH           5TH
                --------------------------------------------------------------------------------------
         Dec-17       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-18       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-18       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-18       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Apr-18       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         May-18       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jun-18       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jul-18       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Aug-18       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Sep-18       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Oct-18       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Nov-18       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Dec-18       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Jan-19       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Feb-19       96,715.75      56,583.00     42,640.00     48,790.00     66,026.00     45,172.75
         Mar-19       96,715.73      56,583.02     42,640.00     48,790.00     66,025.98     45,172.76
         Apr-19            0.00           0.00     42,640.00     48,790.00          0.00          0.00
         May-19            0.00           0.00     42,640.00     48,790.00          0.00          0.00
         Jun-19            0.00           0.00     42,640.00     48,790.00          0.00          0.00
         Jul-19            0.00           0.00     42,640.00     48,790.00          0.00          0.00
         Aug-19            0.00           0.00     42,640.00     48,790.00          0.00          0.00
         Sep-19            0.00           0.00     42,640.00     48,790.00          0.00          0.00
         Oct-19            0.00           0.00     42,639.99     48,790.01          0.00          0.00
         Nov-19            0.00           0.00          0.00          0.00          0.00          0.00
         Dec-19            0.00           0.00          0.00          0.00          0.00          0.00
         Jan-20            0.00           0.00          0.00          0.00          0.00          0.00
         Feb-20            0.00           0.00          0.00          0.00          0.00          0.00
         Mar-20            0.00           0.00          0.00          0.00          0.00          0.00
         Apr-20            0.00           0.00          0.00          0.00          0.00          0.00
         May-20            0.00           0.00          0.00          0.00          0.00          0.00
         Jun-20            0.00           0.00          0.00          0.00          0.00          0.00
         Jul-20            0.00           0.00          0.00          0.00          0.00          0.00
         Aug-20            0.00           0.00          0.00          0.00          0.00          0.00
         Sep-20            0.00           0.00          0.00          0.00          0.00          0.00
         Oct-20            0.00           0.00          0.00          0.00          0.00          0.00
         Nov-20            0.00           0.00          0.00          0.00          0.00          0.00
         Dec-20            0.00           0.00          0.00          0.00          0.00          0.00
         Jan-21            0.00           0.00          0.00          0.00          0.00          0.00
         Feb-21            0.00           0.00          0.00          0.00          0.00          0.00
         Mar-21            0.00           0.00          0.00          0.00          0.00          0.00
         Apr-21            0.00           0.00          0.00          0.00          0.00          0.00
         May-21            0.00           0.00          0.00          0.00          0.00          0.00
         Jun-21            0.00           0.00          0.00          0.00          0.00          0.00
         Jul-21            0.00           0.00          0.00          0.00          0.00          0.00
         Aug-21            0.00           0.00          0.00          0.00          0.00          0.00
         Sep-21            0.00           0.00          0.00          0.00          0.00          0.00
         Oct-21            0.00           0.00          0.00          0.00          0.00          0.00
         Nov-21            0.00           0.00          0.00          0.00          0.00          0.00
         Dec-21            0.00           0.00          0.00          0.00          0.00          0.00
         Jan-22            0.00           0.00          0.00          0.00          0.00          0.00
         Feb-22            0.00           0.00          0.00          0.00          0.00          0.00
         Mar-22            0.00           0.00          0.00          0.00          0.00          0.00
         Apr-22            0.00           0.00          0.00          0.00          0.00          0.00
         May-22            0.00           0.00          0.00          0.00          0.00          0.00
         Jun-22            0.00           0.00          0.00          0.00          0.00          0.00
         Jul-22            0.00           0.00          0.00          0.00          0.00          0.00
         Aug-22            0.00           0.00          0.00          0.00          0.00          0.00
         Sep-22            0.00           0.00          0.00          0.00          0.00          0.00
         Oct-22            0.00           0.00          0.00          0.00          0.00          0.00
         Nov-22            0.00           0.00          0.00          0.00          0.00          0.00
         Dec-22            0.00           0.00          0.00          0.00          0.00          0.00
         Jan-23            0.00           0.00          0.00          0.00          0.00          0.00
         Feb-23            0.00           0.00          0.00          0.00          0.00          0.00

        POOL ID       13            14            15              16             17
                      --            --            --              --             --

         TENANT     CIRCUIT        CIRCUIT       CIRCUIT        ECKERD        FEDERAL
                      CITY          CITY          CITY       CORPORATION     INSURANCE
                ------------------------------------------------------------------------
                    BOARDMAN     MONROEVILLE    ANDERSEN    NEPTUNE BEACH   FLORHAM PARK
                       OH            PA            SC             FL             NJ
                ------------------------------------------------------------------------
 MAR-98 BALANCE   5,464,462.52  9,557,521.11  3,343,954.14   1,876,468.15  17,912,874.88
                ------------------------------------------------------------------------
   GROSS COUPON      7.640%        7.640%        7.640%         7.190%         6.900%
                ------------------------------------------------------------------------
    PAYMENT DAY        5TH           5TH           5TH            1ST            1ST
                ------------------------------------------------------------------------
         Dec-17      43,598.92     76,255.92     26,680.17           0.00           0.00
         Jan-18      43,598.92     76,255.92     26,680.17           0.00           0.00
         Feb-18      43,598.92     76,255.92     26,680.17           0.00           0.00
         Mar-18      43,598.92     76,255.92     26,680.17           0.00           0.00
         Apr-18      43,598.92     76,255.92     26,680.17           0.00           0.00
         May-18      43,598.92     76,255.92     26,680.17           0.00           0.00
         Jun-18      43,598.92     76,255.92     26,680.17           0.00           0.00
         Jul-18      43,598.92     76,255.92     26,680.17           0.00           0.00
         Aug-18      43,598.92     76,255.92     26,680.17           0.00           0.00
         Sep-18      43,598.92     76,255.92     26,680.17           0.00           0.00
         Oct-18      43,598.92     76,255.92     26,680.17           0.00           0.00
         Nov-18      43,598.92     76,255.92     26,680.17           0.00           0.00
         Dec-18      43,598.92     76,255.92     26,680.17           0.00           0.00
         Jan-19      43,598.92     76,255.92     26,680.17           0.00           0.00
         Feb-19      43,598.92     76,255.92     26,680.17           0.00           0.00
         Mar-19      43,598.93     76,253.84     26,680.18           0.00           0.00
         Apr-19           0.00          0.00          0.00           0.00           0.00
         May-19           0.00          0.00          0.00           0.00           0.00
         Jun-19           0.00          0.00          0.00           0.00           0.00
         Jul-19           0.00          0.00          0.00           0.00           0.00
         Aug-19           0.00          0.00          0.00           0.00           0.00
         Sep-19           0.00          0.00          0.00           0.00           0.00
         Oct-19           0.00          0.00          0.00           0.00           0.00
         Nov-19           0.00          0.00          0.00           0.00           0.00
         Dec-19           0.00          0.00          0.00           0.00           0.00
         Jan-20           0.00          0.00          0.00           0.00           0.00
         Feb-20           0.00          0.00          0.00           0.00           0.00
         Mar-20           0.00          0.00          0.00           0.00           0.00
         Apr-20           0.00          0.00          0.00           0.00           0.00
         May-20           0.00          0.00          0.00           0.00           0.00
         Jun-20           0.00          0.00          0.00           0.00           0.00
         Jul-20           0.00          0.00          0.00           0.00           0.00
         Aug-20           0.00          0.00          0.00           0.00           0.00
         Sep-20           0.00          0.00          0.00           0.00           0.00
         Oct-20           0.00          0.00          0.00           0.00           0.00
         Nov-20           0.00          0.00          0.00           0.00           0.00
         Dec-20           0.00          0.00          0.00           0.00           0.00
         Jan-21           0.00          0.00          0.00           0.00           0.00
         Feb-21           0.00          0.00          0.00           0.00           0.00
         Mar-21           0.00          0.00          0.00           0.00           0.00
         Apr-21           0.00          0.00          0.00           0.00           0.00
         May-21           0.00          0.00          0.00           0.00           0.00
         Jun-21           0.00          0.00          0.00           0.00           0.00
         Jul-21           0.00          0.00          0.00           0.00           0.00
         Aug-21           0.00          0.00          0.00           0.00           0.00
         Sep-21           0.00          0.00          0.00           0.00           0.00
         Oct-21           0.00          0.00          0.00           0.00           0.00
         Nov-21           0.00          0.00          0.00           0.00           0.00
         Dec-21           0.00          0.00          0.00           0.00           0.00
         Jan-22           0.00          0.00          0.00           0.00           0.00
         Feb-22           0.00          0.00          0.00           0.00           0.00
         Mar-22           0.00          0.00          0.00           0.00           0.00
         Apr-22           0.00          0.00          0.00           0.00           0.00
         May-22           0.00          0.00          0.00           0.00           0.00
         Jun-22           0.00          0.00          0.00           0.00           0.00
         Jul-22           0.00          0.00          0.00           0.00           0.00
         Aug-22           0.00          0.00          0.00           0.00           0.00
         Sep-22           0.00          0.00          0.00           0.00           0.00
         Oct-22           0.00          0.00          0.00           0.00           0.00
         Nov-22           0.00          0.00          0.00           0.00           0.00
         Dec-22           0.00          0.00          0.00           0.00           0.00
         Jan-23           0.00          0.00          0.00           0.00           0.00
         Feb-23           0.00          0.00          0.00           0.00           0.00

                                           GROSS CASHFLOW

        POOL ID       1             2             3              4             5              6
                      -             -             -              -             -              -
         TENANT   ALLEGHENY     ALLEGHENY     ALLEGHENY
                  CENTENNIAL     GENERAL        GENERAL       BAPTIST       BAPTIST        CIRCUIT
                    GROUP       HOSPITAL       HOSPITAL       HOSPITAL      HOSPITAL        CITY
               --------------------------------------------------------------------------------------
                    WAYNE      PITTSBURGH     PITTSBURGH      NASHVILLE     NASHVILLE       DENVER
                      PA       PA (NORTH)    PA (FEDERAL)      TN (#1)       TN (#2)          CO
               --------------------------------------------------------------------------------------
MAR -98 BALANCE  9,201,195.07 35,340,415.71  67,170,088.09  19,791,520.71  3,449,962.45  6,888,745.84
               --------------------------------------------------------------------------------------
   GROSS COUPON     7.870%        7.030%         6.890%         7.050%        6.570%        8.610%
               --------------------------------------------------------------------------------------
    PAYMENT DAY      10TH           1ST           10TH           10TH          10TH           5TH
               --------------------------------------------------------------------------------------
         Mar-23          0.00          0.00           0.00           0.00          0.00          0.00


        POOL ID        7              8              9            10            11            12
                       -              -              -            --            --            --

         TENANT     CIRCUIT        CIRCUIT        CIRCUIT       CIRCUIT       CIRCUIT       CIRCUIT
                     CITY           CITY            CITY          CITY          CITY          CITY
                --------------------------------------------------------------------------------------
                     ORLANDO   WEST PALM BEACH  CRYSTAL LAKE    WITCHITA      WESTLAND      KENTWOOD
                       FL            FL              IL            KS            MI            MI
                --------------------------------------------------------------------------------------
 MAR-98 BALANCE   12,121,850.51   7,091,819.77  5,009,996.97  5,732,592.69  8,275,356.41  5,661,718.21
                --------------------------------------------------------------------------------------
   GROSS COUPON       7.640%         7.640%        8.610%        8.610%        7.640%        7.640%
                --------------------------------------------------------------------------------------
    PAYMENT DAY         5TH            5TH           5TH           5TH           5TH           5TH
                --------------------------------------------------------------------------------------
         Mar-23            0.00           0.00          0.00          0.00          0.00          0.00


        POOL ID       13            14            15              16             17
                      --            --            --              --             --

         TENANT     CIRCUIT        CIRCUIT       CIRCUIT        ECKERD        FEDERAL
                      CITY          CITY          CITY       CORPORATION     INSURANCE
                ------------------------------------------------------------------------
                    BOARDMAN     MONROEVILLE    ANDERSEN    NEPTUNE BEACH   FLORHAM PARK
                       OH            PA            SC             FL             NJ
                ------------------------------------------------------------------------
 MAR-98 BALANCE   5,464,462.52  9,557,521.11  3,343,954.14   1,876,468.15  17,912,874.88
                ------------------------------------------------------------------------
   GROSS COUPON      7.640%        7.640%        7.640%         7.190%         6.900%
                ------------------------------------------------------------------------
    PAYMENT DAY        5TH           5TH           5TH            1ST            1ST
                ------------------------------------------------------------------------
         Mar-23           0.00          0.00          0.00           0.00           0.00


                                 GROSS CASHFLOW

          18                     19                   20                  21                 24               25
          --                     --                   --                  --                 --               --
                                                                                         HEALTH INS.
          FRED                  FRED                 FRED               GIANT              PLAN OF          HEILIG-
          MEYER                 MEYER                MEYER               FOOD            GREATER NY         MEYERS
--------------------------------------------------------------------------------------------------------------------------
      JOHNSON CREEK        EAST VANCOUVER         BONNEY LAKE         ARLINGTON         FOREST HILLS        ANTIOCH
           OR                    WA                   WA                  VA                 NY               CA
--------------------------------------------------------------------------------------------------------------------------
      18,109,169.54         13,524,712.95       13,386,705.68       4,719,750.33       15,309,448.71      2,403,348.19
--------------------------------------------------------------------------------------------------------------------------
        7.730%                 7.700%               7.700%              7.620%             8.350%             7.480%
--------------------------------------------------------------------------------------------------------------------------
          1ST                    1ST                  1ST                1ST                 1ST               10TH
--------------------------------------------------------------------------------------------------------------------------

         142,072.50            105,848.17          104,768.08          35,615.42          114,840.86         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,840.86         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,840.86         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,840.86         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,840.86         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,840.86         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,840.86         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,840.86         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,840.86         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,840.86         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,840.86         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,687.62         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,687.62         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,687.62         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,687.62         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,687.62         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,687.62         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,687.62         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,687.62         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,687.62         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,687.62         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,687.62         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,687.62         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,526.71         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,526.71         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,526.71         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,526.71         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,526.71         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,526.71         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,526.71         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,526.71         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,526.71         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,526.71         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,526.71         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,526.71         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,357.75         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,357.75         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,357.75         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,357.75         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,357.75         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,357.75         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,357.75         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,357.75         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,357.75         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,357.75         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,357.75         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,357.75         18,784.89


         26                27                28                  29                30                31                 32
         --                --                --                  --                --                --                 --

       HEILIG-           HEILIG-           HEILIG-             HEILIG-           HEILIG-           HEILIG-            HEILIG-
       MEYERS            MEYERS            MEYERS              MEYERS            MEYERS            MEYERS             MEYERS
---------------------------------------------------------------------------------------------------------------------------------
      VALLEJO            REDDING         BURLINGTON         CEDAR RAPIDS         DUBUQUE          WATERLOO          TWIN FALLS
         CA                CA                IA                  IA                IA                IA                 ID
---------------------------------------------------------------------------------------------------------------------------------
   1,229,460.85      1,292,169.61      3,175,950.15         1,667,288.59      1,498,986.70      1,566,990.92       1,268,563.31
---------------------------------------------------------------------------------------------------------------------------------
       7.480%            7.480%            7.480%              7.480%             7.480%            7.480%             7.480%
---------------------------------------------------------------------------------------------------------------------------------
        10TH              10TH              10TH                10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------------------------------------------

       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26


         33                 34                35                 36              37                38
         --                 --                --                 --              --                --

       HEILIG-            HEILIG-           HEILIG-             HEILIG-         HEILIG-           HEILIG-
       MEYERS             MEYERS            MEYERS              MEYERS          MEYERS            MEYERS
----------------------------------------------------------------------------------------------------------------
        BOISE             MOLINE            QUINCY           BATON ROUGE       BILLINGS           TIGARD
         ID                 IL                IL                 LA               MT                OR
----------------------------------------------------------------------------------------------------------------
    2,012,010.19       1,615,316.60      1,635,959.80         800,156.51      955,606.77       1,691,867.24
----------------------------------------------------------------------------------------------------------------
        7.480%             7.480%            7.480%             7.480%           7.480%            7.480%
----------------------------------------------------------------------------------------------------------------
         10TH               10TH              10TH               10TH             10TH              10TH
----------------------------------------------------------------------------------------------------------------

       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86

                                 GROSS CASHFLOW

          18                     19                   20                  21                 24               25
          --                     --                   --                  --                 --               --
                                                                                         HEALTH INS.
          FRED                  FRED                 FRED               GIANT              PLAN OF          HEILIG-
          MEYER                 MEYER                MEYER               FOOD            GREATER NY         MEYERS
--------------------------------------------------------------------------------------------------------------------------
      JOHNSON CREEK        EAST VANCOUVER         BONNEY LAKE         ARLINGTON         FOREST HILLS        ANTIOCH
           OR                    WA                   WA                  VA                 NY               CA
--------------------------------------------------------------------------------------------------------------------------
      18,109,169.54         13,524,712.95       13,386,705.68       4,719,750.33       15,309,448.71      2,403,348.19
--------------------------------------------------------------------------------------------------------------------------
        7.730%                 7.700%               7.700%              7.620%             8.350%             7.480%
--------------------------------------------------------------------------------------------------------------------------
          1ST                    1ST                  1ST                1ST                 1ST               10TH
--------------------------------------------------------------------------------------------------------------------------

         142,072.50            105,848.17          104,768.08          35,615.42          114,180.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,180.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,180.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,180.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          114,180.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,462.96         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,462.96         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,462.96         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,462.96         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,462.96         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,462.96         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,462.96         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,276.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,276.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,276.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,276.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,276.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,276.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,276.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,276.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,276.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,276.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,276.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,276.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,081.10         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,081.10         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,081.10         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,081.10         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,081.10         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,081.10         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,081.10         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,081.10         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,081.10         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,081.10         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,081.10         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          120,081.10         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,875.74         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,875.74         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,875.74         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,875.74         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,875.74         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,875.74         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,875.74         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,875.74         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,875.74         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,875.74         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,875.74         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,875.74         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,660.11         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,660.11         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,660.11         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,660.11         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,660.11         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,660.11         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,660.11         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,660.11         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,660.11         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,660.11         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,660.11         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,660.11         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,433.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,433.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,433.69         18,784.89


         26                27                28                  29                30                31                 32
         --                --                --                  --                --                --                 --

       HEILIG-           HEILIG-           HEILIG-             HEILIG-           HEILIG-           HEILIG-            HEILIG-
       MEYERS            MEYERS            MEYERS              MEYERS            MEYERS            MEYERS             MEYERS
---------------------------------------------------------------------------------------------------------------------------------
      VALLEJO            REDDING         BURLINGTON         CEDAR RAPIDS         DUBUQUE          WATERLOO          TWIN FALLS
         CA                CA                IA                  IA                IA                IA                 ID
---------------------------------------------------------------------------------------------------------------------------------
   1,229,460.85      1,292,169.61      3,175,950.15         1,667,288.59      1,498,986.70      1,566,990.92       1,268,563.31
---------------------------------------------------------------------------------------------------------------------------------
       7.480%            7.480%            7.480%              7.480%             7.480%            7.480%             7.480%
---------------------------------------------------------------------------------------------------------------------------------
        10TH              10TH              10TH                10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------------------------------------------

       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26


         33                 34                35                 36              37                38
         --                 --                --                 --              --                --

       HEILIG-            HEILIG-           HEILIG-             HEILIG-         HEILIG-           HEILIG-
       MEYERS             MEYERS            MEYERS              MEYERS          MEYERS            MEYERS
----------------------------------------------------------------------------------------------------------------
        BOISE             MOLINE            QUINCY           BATON ROUGE       BILLINGS           TIGARD
         ID                 IL                IL                 LA               MT                OR
----------------------------------------------------------------------------------------------------------------
    2,012,010.19       1,615,316.60      1,635,959.80         800,156.51      955,606.77       1,691,867.24
----------------------------------------------------------------------------------------------------------------
        7.480%             7.480%            7.480%             7.480%           7.480%            7.480%
----------------------------------------------------------------------------------------------------------------
         10TH               10TH              10TH               10TH             10TH              10TH
----------------------------------------------------------------------------------------------------------------

       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86

                                 GROSS CASHFLOW

          18                     19                   20                  21                 24               25
          --                     --                   --                  --                 --               --
                                                                                         HEALTH INS.
          FRED                  FRED                 FRED               GIANT              PLAN OF          HEILIG-
          MEYER                 MEYER                MEYER               FOOD            GREATER NY         MEYERS
--------------------------------------------------------------------------------------------------------------------------
      JOHNSON CREEK        EAST VANCOUVER         BONNEY LAKE         ARLINGTON         FOREST HILLS        ANTIOCH
           OR                    WA                   WA                  VA                 NY               CA
--------------------------------------------------------------------------------------------------------------------------
      18,109,169.54         13,524,712.95       13,386,705.68       4,719,750.33       15,309,448.71      2,403,348.19
--------------------------------------------------------------------------------------------------------------------------
        7.730%                 7.700%               7.700%              7.620%             8.350%             7.480%
--------------------------------------------------------------------------------------------------------------------------
          1ST                    1ST                  1ST                1ST                 1ST               10TH
--------------------------------------------------------------------------------------------------------------------------

         142,072.50            105,848.17          104,768.08          35,615.42          119,433.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          119,433.69         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          126,049.64         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          126,049.64         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          126,049.64         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          126,049.64         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          126,049.64         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          126,049.64         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          126,049.64         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,811.90         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,811.90         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,811.90         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,811.90         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,811.90         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,811.90         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,811.90         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,811.90         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,811.90         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,811.90         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,811.90         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,811.90         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,562.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,562.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,562.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,562.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,562.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,562.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,562.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,562.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,562.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,562.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,562.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,562.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,300.18         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,300.18         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,300.18         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,300.18         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,300.18         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,300.18         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,300.18         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,300.18         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,300.18         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,300.18         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,300.18         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,300.18         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,024.97         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,024.97         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,024.97         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,024.97         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,024.97         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,024.97         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,024.97         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,024.97         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,024.97         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,024.97         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,024.97         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          125,024.97         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          124,736.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          124,736.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          124,736.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          124,736.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          124,736.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,699.77         18,784.89


         26                27                28                  29                30                31                 32
         --                --                --                  --                --                --                 --

       HEILIG-           HEILIG-           HEILIG-             HEILIG-           HEILIG-           HEILIG-            HEILIG-
       MEYERS            MEYERS            MEYERS              MEYERS            MEYERS            MEYERS             MEYERS
---------------------------------------------------------------------------------------------------------------------------------
      VALLEJO            REDDING         BURLINGTON         CEDAR RAPIDS         DUBUQUE          WATERLOO          TWIN FALLS
         CA                CA                IA                  IA                IA                IA                 ID
---------------------------------------------------------------------------------------------------------------------------------
   1,229,460.85      1,292,169.61      3,175,950.15         1,667,288.59      1,498,986.70      1,566,990.92       1,268,563.31
---------------------------------------------------------------------------------------------------------------------------------
       7.480%            7.480%            7.480%              7.480%             7.480%            7.480%             7.480%
---------------------------------------------------------------------------------------------------------------------------------
        10TH              10TH              10TH                10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------------------------------------------

       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26


         33                 34                35                 36              37                38
         --                 --                --                 --              --                --

       HEILIG-            HEILIG-           HEILIG-             HEILIG-         HEILIG-           HEILIG-
       MEYERS             MEYERS            MEYERS              MEYERS          MEYERS            MEYERS
----------------------------------------------------------------------------------------------------------------
        BOISE             MOLINE            QUINCY           BATON ROUGE       BILLINGS           TIGARD
         ID                 IL                IL                 LA               MT                OR
----------------------------------------------------------------------------------------------------------------
    2,012,010.19       1,615,316.60      1,635,959.80         800,156.51      955,606.77       1,691,867.24
----------------------------------------------------------------------------------------------------------------
        7.480%             7.480%            7.480%             7.480%           7.480%            7.480%
----------------------------------------------------------------------------------------------------------------
         10TH               10TH              10TH               10TH             10TH              10TH
----------------------------------------------------------------------------------------------------------------

       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86

                                 GROSS CASHFLOW

          18                     19                   20                  21                 24               25
          --                     --                   --                  --                 --               --
                                                                                         HEALTH INS.
          FRED                  FRED                 FRED               GIANT              PLAN OF          HEILIG-
          MEYER                 MEYER                MEYER               FOOD            GREATER NY         MEYERS
--------------------------------------------------------------------------------------------------------------------------
      JOHNSON CREEK        EAST VANCOUVER         BONNEY LAKE         ARLINGTON         FOREST HILLS        ANTIOCH
           OR                    WA                   WA                  VA                 NY               CA
--------------------------------------------------------------------------------------------------------------------------
      18,109,169.54         13,524,712.95       13,386,705.68       4,719,750.33       15,309,448.71      2,403,348.19
--------------------------------------------------------------------------------------------------------------------------
        7.730%                 7.700%               7.700%              7.620%             8.350%             7.480%
--------------------------------------------------------------------------------------------------------------------------
          1ST                    1ST                  1ST                1ST                 1ST               10TH
--------------------------------------------------------------------------------------------------------------------------

         142,072.50            105,848.17          104,768.08          35,615.42          131,699.77         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,699.77         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,699.77         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,699.77         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,699.77         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,699.77         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,396.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,396.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,396.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,396.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,396.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,396.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,396.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,396.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,396.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,396.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,396.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,396.35         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,077.76         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,077.76         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,077.76         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,077.76         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,077.76         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,077.76         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,077.76         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,077.76         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,077.76         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,077.76         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,077.76         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          131,077.76         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,743.24         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,743.24         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,743.24         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,743.24         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,743.24         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,743.24         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,743.24         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,743.24         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,743.24         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,743.24         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,743.24         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,743.24         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,392.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,392.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,392.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,392.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,392.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,392.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,392.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,392.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,392.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,392.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,392.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,392.00         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,023.19         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,023.19         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,023.19         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,023.19         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          130,023.19         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          137,356.52         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          137,356.52         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          137,356.52         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          137,356.52         18,784.89


         26                27                28                  29                30                31                 32
         --                --                --                  --                --                --                 --

       HEILIG-           HEILIG-           HEILIG-             HEILIG-           HEILIG-           HEILIG-            HEILIG-
       MEYERS            MEYERS            MEYERS              MEYERS            MEYERS            MEYERS             MEYERS
---------------------------------------------------------------------------------------------------------------------------------
      VALLEJO            REDDING         BURLINGTON         CEDAR RAPIDS         DUBUQUE          WATERLOO          TWIN FALLS
         CA                CA                IA                  IA                IA                IA                 ID
---------------------------------------------------------------------------------------------------------------------------------
   1,229,460.85      1,292,169.61      3,175,950.15         1,667,288.59      1,498,986.70      1,566,990.92       1,268,563.31
---------------------------------------------------------------------------------------------------------------------------------
       7.480%            7.480%            7.480%              7.480%             7.480%            7.480%             7.480%
---------------------------------------------------------------------------------------------------------------------------------
        10TH              10TH              10TH                10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------------------------------------------

       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26


         33                 34                35                 36              37                38
         --                 --                --                 --              --                --

       HEILIG-            HEILIG-           HEILIG-             HEILIG-         HEILIG-           HEILIG-
       MEYERS             MEYERS            MEYERS              MEYERS          MEYERS            MEYERS
----------------------------------------------------------------------------------------------------------------
        BOISE             MOLINE            QUINCY           BATON ROUGE       BILLINGS           TIGARD
         ID                 IL                IL                 LA               MT                OR
----------------------------------------------------------------------------------------------------------------
    2,012,010.19       1,615,316.60      1,635,959.80         800,156.51      955,606.77       1,691,867.24
----------------------------------------------------------------------------------------------------------------
        7.480%             7.480%            7.480%             7.480%           7.480%            7.480%
----------------------------------------------------------------------------------------------------------------
         10TH               10TH              10TH               10TH             10TH              10TH
----------------------------------------------------------------------------------------------------------------

       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86

                                 GROSS CASHFLOW

          18                     19                   20                  21                 24               25
          --                     --                   --                  --                 --               --
                                                                                         HEALTH INS.
          FRED                  FRED                 FRED               GIANT              PLAN OF          HEILIG-
          MEYER                 MEYER                MEYER               FOOD            GREATER NY         MEYERS
--------------------------------------------------------------------------------------------------------------------------
      JOHNSON CREEK        EAST VANCOUVER         BONNEY LAKE         ARLINGTON         FOREST HILLS        ANTIOCH
           OR                    WA                   WA                  VA                 NY               CA
--------------------------------------------------------------------------------------------------------------------------
      18,109,169.54         13,524,712.95       13,386,705.68       4,719,750.33       15,309,448.71      2,403,348.19
--------------------------------------------------------------------------------------------------------------------------
        7.730%                 7.700%               7.700%              7.620%             8.350%             7.480%
--------------------------------------------------------------------------------------------------------------------------
          1ST                    1ST                  1ST                1ST                 1ST               10TH
--------------------------------------------------------------------------------------------------------------------------

         142,072.50            105,848.17          104,768.08          35,615.42          137,356.52         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          137,356.52         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          137,356.52         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,969.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,969.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,969.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,969.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,969.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,969.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,969.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,969.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,969.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,969.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,969.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,969.28         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,562.67         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,562.67         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,562.67         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,562.67         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,562.67         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,562.67         18,784.89
         142,072.50            105,848.17          104,768.08          35,615.42          136,562.67              0.00
         142,072.50            105,848.17          104,768.08          35,615.42          136,562.67              0.00
         142,072.50            105,848.17          104,768.08          35,615.42          136,562.67              0.00
         142,072.50            105,848.17          104,768.08          35,615.42          136,562.67              0.00
         142,072.50            105,848.17          104,768.08          35,615.42          136,562.67              0.00
         142,072.50            105,848.17          104,768.08          35,615.42          136,562.67              0.00
         142,072.50            105,848.17          104,768.08          35,615.42          136,135.73              0.00
         142,072.50            105,848.17          104,768.08          35,615.42          136,135.73              0.00
         142,072.50            105,848.17          104,768.08          35,615.42          136,135.73              0.00
         142,072.50            105,848.17          104,768.08          35,615.42          136,135.73              0.00
         142,072.52            105,845.78          104,770.45          35,615.42          136,135.73              0.00
               0.00                  0.00                0.00          35,615.42          136,135.73              0.00
               0.00                  0.00                0.00          35,615.42          136,135.73              0.00
               0.00                  0.00                0.00          35,615.42          136,135.73              0.00
               0.00                  0.00                0.00          35,615.42          136,135.73              0.00
               0.00                  0.00                0.00          35,615.42          136,135.73              0.00
               0.00                  0.00                0.00          35,615.42          136,135.73              0.00
               0.00                  0.00                0.00          35,615.42          136,135.73              0.00
               0.00                  0.00                0.00          35,615.42          135,687.45              0.00
               0.00                  0.00                0.00          35,615.42          135,687.45              0.00
               0.00                  0.00                0.00          35,615.42          135,687.45              0.00
               0.00                  0.00                0.00          35,615.42          135,687.45              0.00
               0.00                  0.00                0.00          35,615.42          135,687.45              0.00
               0.00                  0.00                0.00          35,615.42          135,687.45              0.00
               0.00                  0.00                0.00          35,615.42          135,687.45              0.00
               0.00                  0.00                0.00          35,615.42          135,687.45              0.00
               0.00                  0.00                0.00          35,615.42          135,687.45              0.00
               0.00                  0.00                0.00          35,615.42          135,687.45              0.00
               0.00                  0.00                0.00          35,615.42          135,687.45              0.00
               0.00                  0.00                0.00          35,615.42          135,687.45              0.00
               0.00                  0.00                0.00          35,615.42          135,216.75              0.00
               0.00                  0.00                0.00          35,615.42          135,216.75              0.00
               0.00                  0.00                0.00          35,615.42          135,216.75              0.00
               0.00                  0.00                0.00          35,613.96          135,216.75              0.00
               0.00                  0.00                0.00               0.00          135,216.75              0.00
               0.00                  0.00                0.00               0.00          142,934.14              0.00
               0.00                  0.00                0.00               0.00          142,934.14              0.00
               0.00                  0.00                0.00               0.00          142,934.14              0.00
               0.00                  0.00                0.00               0.00          142,934.14              0.00
               0.00                  0.00                0.00               0.00          142,934.14              0.00
               0.00                  0.00                0.00               0.00          142,934.14              0.00
               0.00                  0.00                0.00               0.00          142,934.63              0.00


         26                27                28                  29                30                31                 32
         --                --                --                  --                --                --                 --

       HEILIG-           HEILIG-           HEILIG-             HEILIG-           HEILIG-           HEILIG-            HEILIG-
       MEYERS            MEYERS            MEYERS              MEYERS            MEYERS            MEYERS             MEYERS
---------------------------------------------------------------------------------------------------------------------------------
      VALLEJO            REDDING         BURLINGTON         CEDAR RAPIDS         DUBUQUE          WATERLOO          TWIN FALLS
         CA                CA                IA                  IA                IA                IA                 ID
---------------------------------------------------------------------------------------------------------------------------------
   1,229,460.85      1,292,169.61      3,175,950.15         1,667,288.59      1,498,986.70      1,566,990.92       1,268,563.31
---------------------------------------------------------------------------------------------------------------------------------
       7.480%            7.480%            7.480%              7.480%             7.480%            7.480%             7.480%
---------------------------------------------------------------------------------------------------------------------------------
        10TH              10TH              10TH                10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------------------------------------------

       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.63         10,099.77         24,823.65            13,031.75         11,716.28         12,247.81           9,915.26
       9,609.62         10,099.78         24,823.63            13,031.75         11,716.26         12,247.83           9,915.28
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00
           0.00              0.00              0.00                 0.00              0.00              0.00               0.00


         33                 34                35                 36              37                38
         --                 --                --                 --              --                --

       HEILIG-            HEILIG-           HEILIG-             HEILIG-         HEILIG-           HEILIG-
       MEYERS             MEYERS            MEYERS              MEYERS          MEYERS            MEYERS
----------------------------------------------------------------------------------------------------------------
        BOISE             MOLINE            QUINCY           BATON ROUGE       BILLINGS           TIGARD
         ID                 IL                IL                 LA               MT                OR
----------------------------------------------------------------------------------------------------------------
    2,012,010.19       1,615,316.60      1,635,959.80         800,156.51      955,606.77       1,691,867.24
----------------------------------------------------------------------------------------------------------------
        7.480%             7.480%            7.480%             7.480%           7.480%            7.480%
----------------------------------------------------------------------------------------------------------------
         10TH               10TH              10TH               10TH             10TH              10TH
----------------------------------------------------------------------------------------------------------------

       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.53         12,786.88           6,254.13        7,469.15          13,223.86
       15,726.14          12,625.52         12,786.88           6,254.13        7,469.13          13,223.86
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00
            0.00               0.00              0.00               0.00            0.00               0.00

                                 GROSS CASHFLOW

          18                     19                   20                  21                 24               25
          --                     --                   --                  --                 --               --
                                                                                         HEALTH INS.
          FRED                  FRED                 FRED               GIANT              PLAN OF          HEILIG-
          MEYER                 MEYER                MEYER               FOOD            GREATER NY         MEYERS
--------------------------------------------------------------------------------------------------------------------------
      JOHNSON CREEK        EAST VANCOUVER         BONNEY LAKE         ARLINGTON         FOREST HILLS        ANTIOCH
           OR                    WA                   WA                  VA                 NY               CA
--------------------------------------------------------------------------------------------------------------------------
      18,109,169.54         13,524,712.95       13,386,705.68       4,719,750.33       15,309,448.71      2,403,348.19
--------------------------------------------------------------------------------------------------------------------------
        7.730%                 7.700%               7.700%              7.620%             8.350%             7.480%
--------------------------------------------------------------------------------------------------------------------------
          1ST                    1ST                  1ST                1ST                 1ST               10TH
--------------------------------------------------------------------------------------------------------------------------

               0.00                  0.00                0.00               0.00                0.00              0.00


         26                27                28                  29                30                31                 32
         --                --                --                  --                --                --                 --

       HEILIG-           HEILIG-           HEILIG-             HEILIG-           HEILIG-           HEILIG-            HEILIG-
       MEYERS            MEYERS            MEYERS              MEYERS            MEYERS            MEYERS             MEYERS
---------------------------------------------------------------------------------------------------------------------------------
      VALLEJO            REDDING         BURLINGTON         CEDAR RAPIDS         DUBUQUE          WATERLOO          TWIN FALLS
         CA                CA                IA                  IA                IA                IA                 ID
---------------------------------------------------------------------------------------------------------------------------------
   1,229,460.85      1,292,169.61      3,175,950.15         1,667,288.59      1,498,986.70      1,566,990.92       1,268,563.31
---------------------------------------------------------------------------------------------------------------------------------
       7.480%            7.480%            7.480%              7.480%             7.480%            7.480%             7.480%
---------------------------------------------------------------------------------------------------------------------------------
        10TH              10TH              10TH                10TH               10TH              10TH               10TH
---------------------------------------------------------------------------------------------------------------------------------

           0.00              0.00              0.00                 0.00              0.00              0.00               0.00


         33                 34                35                 36              37                38
         --                 --                --                 --              --                --

       HEILIG-            HEILIG-           HEILIG-             HEILIG-         HEILIG-           HEILIG-
       MEYERS             MEYERS            MEYERS              MEYERS          MEYERS            MEYERS
----------------------------------------------------------------------------------------------------------------
        BOISE             MOLINE            QUINCY           BATON ROUGE       BILLINGS           TIGARD
         ID                 IL                IL                 LA               MT                OR
----------------------------------------------------------------------------------------------------------------
    2,012,010.19       1,615,316.60      1,635,959.80         800,156.51      955,606.77       1,691,867.24
----------------------------------------------------------------------------------------------------------------
        7.480%             7.480%            7.480%             7.480%           7.480%            7.480%
----------------------------------------------------------------------------------------------------------------
         10TH               10TH              10TH               10TH             10TH              10TH
----------------------------------------------------------------------------------------------------------------

            0.00               0.00              0.00               0.00            0.00               0.00


                                                           GROSS CASHFLOW

           39                 40                41                 42                43                44                 45
           --                 --                --                 --                --                --                 --

         HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-           HEILIG-             HOME
         MEYERS             MEYERS            MEYERS             MEYERS            MEYERS            MEYERS              DEPOT
------------------------------------------------------------------------------------------------------------------------------------
         EUGENE           HILLSBORO            SALEM           VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO
           OR                 OR                OR                 WA                WA                WA                 IL
------------------------------------------------------------------------------------------------------------------------------------
       1,691,867.24       1,691,867.24      1,714,652.16       1,636,373.05      1,914,325.06      1,229,619.50       21,168,826.53
------------------------------------------------------------------------------------------------------------------------------------
        7.480%             7.480%            7.480%             7.480%            7.480%            7.480%             6.960%
------------------------------------------------------------------------------------------------------------------------------------
          10TH               10TH              10TH               10TH              10TH              10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65

          48                49                 50                   51                    52                  53
          --                --                 --                   --                    --                  --

                                                                                         TIMES              MONROE
        KMART              KMART             KMART                 KMART                MIRROR            COUNTY, NY
------------------------------------------------------------------------------------------------------------------------
         TAFT              UKIAH           WOODCREST         STERLING HEIGHTS        LAGUNA HILLS          ROCHESTER
          CA                CA                 CA                   MI                    CA                  NY
------------------------------------------------------------------------------------------------------------------------
      5,386,097.27      7,525,857.47       3,046,791.84            6,816,611.39        3,578,054.58       15,884,013.95
------------------------------------------------------------------------------------------------------------------------
       7.810%            7.710%             7.800%               7.790%                6.630%              6.640%
------------------------------------------------------------------------------------------------------------------------
         5TH                5TH               5TH                   5TH                   1ST                 1ST
------------------------------------------------------------------------------------------------------------------------
         40,895.14         65,842.03          23,514.43               52,958.73           28,145.02           87,891.54
         40,895.14         65,842.03          23,514.43               52,958.73           28,145.02           87,891.54
         40,895.14         65,842.03          23,514.43               52,958.73           28,145.02           87,891.54
         40,895.14         65,842.03          23,514.43               52,958.73           28,145.02           87,891.54
         40,895.14         65,842.03          23,514.43               52,958.73           28,145.02           87,891.54
         40,895.14         65,842.03          23,514.43               52,958.73           28,145.02           87,891.54
         40,895.14         65,842.03          23,514.43               52,958.73           28,145.02          120,076.56
         40,895.14         65,842.03          23,514.43               52,958.73           28,145.02          120,076.56
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,076.56
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,076.56
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,076.56
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,076.56
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,076.56
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,076.56
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,076.56
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,076.56
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,076.56
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,076.56
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,041.97
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,041.97
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,041.97
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,041.97
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,041.97
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,041.97
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,041.97
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,041.97
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,041.97
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,041.97
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,041.97
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,041.97
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,005.66
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,005.66
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,005.66
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,005.66
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,005.66
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,005.66
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,005.66
         40,895.14         65,842.03          23,514.43               52,958.73           30,306.63          120,005.66
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          120,005.66
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          120,005.66
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          120,005.66
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          120,005.66
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,967.53
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,967.53
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,967.53
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,967.53
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,967.53

          54                   55                   56                     57                   58
          --                   --                   --                     --                   --

         NINE             NORTHWESTERN         NORTHWESTERN           NORTHWESTERN            OFFICE
         WEST             HUMAN SERV.          HUMAN SERV.            HUMAN SERV.              DEPOT
--------------------------------------------------------------------------------------------------------
     WHITE PLAINS        (11 LOCATIONS)       (28 LOCATIONS)         NORTHUMBERLAND          BROOKLYN
          NY                   NJ                   PA                     PA                   OH
--------------------------------------------------------------------------------------------------------
      45,888,588.25         3,925,103.61        16,008,202.83            14,135,554.35      4,488,420.74
--------------------------------------------------------------------------------------------------------
       9.000%               7.400%               7.460%                 7.140%              8.817715%
--------------------------------------------------------------------------------------------------------
          1ST                 5TH                  5TH                    5TH                   1ST
--------------------------------------------------------------------------------------------------------
         420,750.99            31,234.78           129,263.73                84,106.55         34,718.02
         420,750.99            31,234.78           129,263.73                84,106.55         34,718.02
         420,750.99            31,234.78           129,263.73                84,106.55         34,718.02
         420,750.99            31,234.78           129,263.73                84,106.55         34,718.02
         420,750.99            31,234.78           129,263.73                84,106.55         34,718.02
         420,750.99            31,234.78           129,263.73                84,106.55         34,718.02
         420,750.99            31,234.78           129,263.73                84,106.55         34,718.02
         420,750.99            31,234.78           129,263.73                84,106.55         34,718.02
         420,750.99            31,234.78           129,263.73                84,106.55         34,718.02
         420,750.99            31,234.78           129,263.73                84,106.55         34,718.02
         420,750.99            31,234.78           129,263.73                84,106.55         34,718.02
         420,750.99            31,234.78           129,263.73                84,106.55         34,718.02
         420,750.99            31,234.78           129,263.73                84,106.55         34,664.68
         420,750.99            31,234.78           129,263.73                84,106.55         34,664.68
         420,750.99            31,234.78           129,263.73                84,106.55         34,664.68
         420,750.99            31,234.78           129,263.73               109,041.52         34,664.68
         420,750.99            31,234.78           129,263.73               109,041.52         34,664.68
         420,750.99            31,234.78           129,263.73               109,041.52         34,664.68
         420,750.99            31,234.78           129,263.73               109,041.52         34,664.68
         420,750.99            31,234.78           129,263.73               109,041.52         34,664.68
         420,750.99            31,234.78           129,263.73               109,041.52         34,664.68
         420,750.99            31,234.78           129,263.73               109,041.52         34,664.68
         420,750.99            31,234.78           129,263.73               109,041.52         34,664.68
         420,750.99            31,234.78           129,263.73               109,041.52         34,664.68
         420,750.99            31,234.78           129,263.73               109,041.52         34,608.67
         420,750.99            31,234.78           129,263.73               109,041.52         34,608.67
         420,750.99            31,234.78           129,263.73               109,041.52         34,608.67
         420,750.99            31,234.78           129,263.73               109,041.52         34,608.67
         420,750.99            31,234.78           129,263.73               109,041.52         34,608.67
         420,750.99            31,234.78           129,263.73               109,041.52         34,608.67
         420,750.99            31,234.78           129,263.73               109,041.52         34,608.67
         420,750.99            31,234.78           129,263.73               109,041.52         34,608.67
         420,750.99            31,234.78           129,263.73               109,041.52         34,608.67
         420,750.99            31,234.78           129,263.73               109,041.52         34,608.67
         420,750.99            31,234.78           129,263.73               109,041.52         34,608.67
         420,750.99            31,234.78           129,263.73               109,041.52         34,608.67
         420,750.99            31,234.78           129,263.73               109,041.52         34,549.86
         420,750.99            31,234.78           129,263.73               109,041.52         34,549.86
         420,750.99            31,234.78           129,263.73               109,041.52         34,549.86
         420,750.99            31,234.78           129,263.73               109,041.52         34,549.86
         420,750.99            31,234.78           129,263.73               109,041.52         34,549.86
         420,750.99            31,234.78           129,263.73               109,041.52         34,549.86
         420,750.99            31,234.78           129,263.73               109,041.52         34,549.86
         420,750.99            31,234.78           129,263.73               109,041.52         34,549.86
         420,750.99            31,234.78           129,263.73               109,041.52         34,549.86
         420,750.99            31,234.78           129,263.73               109,041.52         34,549.86
         420,750.99            31,234.78           129,263.73               109,041.52         34,549.86


                                                           GROSS CASHFLOW

           39                 40                41                 42                43                44                 45
           --                 --                --                 --                --                --                 --

         HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-           HEILIG-             HOME
         MEYERS             MEYERS            MEYERS             MEYERS            MEYERS            MEYERS              DEPOT
------------------------------------------------------------------------------------------------------------------------------------
         EUGENE           HILLSBORO            SALEM           VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO
           OR                 OR                OR                 WA                WA                WA                 IL
------------------------------------------------------------------------------------------------------------------------------------
       1,691,867.24       1,691,867.24      1,714,652.16       1,636,373.05      1,914,325.06      1,229,619.50       21,168,826.53
------------------------------------------------------------------------------------------------------------------------------------
        7.480%             7.480%            7.480%             7.480%            7.480%            7.480%             6.960%
------------------------------------------------------------------------------------------------------------------------------------
          10TH               10TH              10TH               10TH              10TH              10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65

          48                49                 50                   51                    52                  53
          --                --                 --                   --                    --                  --

                                                                                         TIMES              MONROE
        KMART              KMART             KMART                 KMART                MIRROR            COUNTY, NY
------------------------------------------------------------------------------------------------------------------------
         TAFT              UKIAH           WOODCREST         STERLING HEIGHTS        LAGUNA HILLS          ROCHESTER
          CA                CA                 CA                   MI                    CA                  NY
------------------------------------------------------------------------------------------------------------------------
      5,386,097.27      7,525,857.47       3,046,791.84            6,816,611.39        3,578,054.58       15,884,013.95
------------------------------------------------------------------------------------------------------------------------
       7.810%            7.710%             7.800%               7.790%                6.630%              6.640%
------------------------------------------------------------------------------------------------------------------------
         5TH                5TH               5TH                   5TH                   1ST                 1ST
------------------------------------------------------------------------------------------------------------------------
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,967.53
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,967.53
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,967.53
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,967.53
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,967.53
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,967.53
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,967.53
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,927.49
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,927.49
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,927.49
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,927.49
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,927.49
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,927.49
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,927.49
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,927.49
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,927.49
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,927.49
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,927.49
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,927.49
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,885.45
         40,895.14         65,842.03          23,514.43               52,958.73           32,634.30          119,885.45
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,885.45
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,885.45
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,885.45
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,885.45
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,885.45
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,885.45
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,885.45
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,885.45
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,885.45
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,885.45
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,841.31
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,841.31
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,841.31
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,841.31
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,841.31
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,841.31
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,841.31
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,841.31
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,841.31
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,841.31
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,841.31
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,841.31
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,794.96
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,794.96
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,794.96
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,794.96
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,794.96
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,794.96
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,794.96
         40,895.14         65,842.03          23,514.43               52,958.73           35,140.76          119,794.96
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,794.96
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,794.96
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,794.96
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,794.96
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,746.29
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,746.29
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,746.29
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,746.29
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,746.29
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,746.29
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,746.29
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,746.29

          54                   55                   56                     57                   58
          --                   --                   --                     --                   --

         NINE             NORTHWESTERN         NORTHWESTERN           NORTHWESTERN            OFFICE
         WEST             HUMAN SERV.          HUMAN SERV.            HUMAN SERV.              DEPOT
--------------------------------------------------------------------------------------------------------
     WHITE PLAINS        (11 LOCATIONS)       (28 LOCATIONS)         NORTHUMBERLAND          BROOKLYN
          NY                   NJ                   PA                     PA                   OH
--------------------------------------------------------------------------------------------------------
      45,888,588.25         3,925,103.61        16,008,202.83            14,135,554.35      4,488,420.74
--------------------------------------------------------------------------------------------------------
       9.000%               7.400%               7.460%                 7.140%              8.817715%
--------------------------------------------------------------------------------------------------------
          1ST                 5TH                  5TH                    5TH                   1ST
--------------------------------------------------------------------------------------------------------
         420,750.99            31,234.78           129,263.73               109,041.52         34,549.86
         420,750.99            31,234.78           129,263.73               109,041.52         34,486.11
         420,750.99            31,234.78           129,263.73               109,041.52         39,885.05
         420,750.99            31,234.78           129,263.73               109,041.52         39,885.05
         420,750.99            31,234.78           129,263.73               109,041.52         39,885.05
         420,750.99            31,234.78           129,263.73               109,041.52         39,885.05
         420,750.99            31,234.78           129,263.73               109,041.52         39,885.05
         420,750.99            31,234.78           129,263.73               109,041.52         39,885.05
         420,750.99            31,234.78           129,263.73               109,041.52         39,885.05
         420,750.99            31,234.78           129,263.73               109,041.52         39,885.05
         420,750.99            31,234.78           129,263.73               109,041.52         39,885.05
         420,750.99            31,234.78           129,263.73               109,041.52         39,885.05
         420,750.99            31,234.78           129,263.73               109,041.52         39,885.05
         420,750.99            31,234.78           129,263.73               109,041.52         39,820.21
         420,750.99            31,234.78           129,263.73               109,041.52         39,820.21
         420,750.99            31,234.78           129,263.73               109,041.52         39,820.21
         420,750.99            31,234.78           129,263.73               109,041.52         39,820.21
         420,750.99            31,234.78           129,263.73               109,041.52         39,820.21
         420,750.99            31,234.78           129,263.73               109,041.52         39,820.21
         420,750.99            31,234.78           129,263.73               109,041.52         39,820.21
         420,750.99            31,234.78           129,263.73               109,041.52         39,820.21
         420,750.99            31,234.78           129,263.73               109,041.52         39,820.21
         420,750.99            31,234.78           129,263.73               109,041.52         39,820.21
         420,750.99            31,234.78           129,263.73               109,041.52         39,820.21
         420,750.99            31,234.78           129,263.73               109,041.52         39,820.21
         420,750.99            31,234.78           129,263.73               109,041.52         39,752.13
         420,750.99            31,234.78           129,263.73               109,041.52         39,752.13
         420,750.99            31,234.78           129,263.73               109,041.52         39,752.13
         420,750.99            31,234.78           129,263.73               109,041.52         39,752.13
         420,750.99            31,234.78           129,263.73               109,041.52         39,752.13
         420,750.99            31,234.78           129,263.73               109,041.52         39,752.13
         420,750.99            31,234.78           129,263.73               109,041.52         39,752.13
         420,750.99            31,234.78           129,263.73               109,041.52         39,752.13
         420,750.99            31,234.78           129,263.73               109,041.52         39,752.13
         420,750.99            31,234.78           129,263.73               109,041.52         39,752.13
         420,750.99            31,234.78           129,263.73               109,041.52         39,752.13
         420,750.99            31,234.78           129,263.73               109,041.52         39,752.13
         420,750.99            31,234.78           129,263.73               109,041.52         39,680.65
         420,750.99            31,234.78           129,263.73               109,041.52         39,680.65
         420,750.99            31,234.78           129,263.73               109,041.52         39,680.65
         420,750.99            31,234.78           129,263.73               109,041.52         39,680.65
         420,750.99            31,234.78           129,263.73               109,041.52         39,680.65
         420,750.99            31,234.78           129,263.73               109,041.52         39,680.65
         420,750.99            31,234.78           129,263.73               109,041.52         39,680.65
         420,750.99            31,234.78           129,263.73               109,041.52         39,680.65
         420,750.99            31,234.78           129,263.73               109,041.52         39,680.65
         420,750.99            31,234.78           129,263.73               109,041.52         39,680.65
         420,750.99            31,234.78           129,263.73               109,041.52         39,680.65
         420,750.99            31,234.78           129,263.73               109,041.52         39,680.65
         420,750.99            31,234.78           129,263.73               109,041.52         39,605.59
         420,750.99            31,234.78           129,263.73               109,041.52         39,605.59
         420,750.99            31,234.78           129,263.73               109,041.52         39,605.59
         420,750.99            31,234.78           129,263.73               109,041.52         39,605.59
         420,750.99            31,234.78           129,263.73               109,041.52         39,605.59
         420,750.99            31,234.78           129,263.73               109,041.52         39,605.59
         420,750.99            31,234.78           129,263.73               109,041.52         39,605.59
         420,750.99            31,234.78           129,263.73               109,041.52         39,605.59
         420,750.99            31,234.78           129,263.73               109,041.52         39,605.59
         420,750.99            31,234.78           129,263.73               109,041.52         39,605.59
         420,750.99            31,234.78           129,263.73               109,041.52         39,605.59
         420,750.99            31,234.78           129,263.73               109,041.52         39,605.59
         420,750.99            31,234.78           129,263.73               109,041.52         39,526.78
         420,750.99            31,234.78           129,263.73               109,041.52         45,698.80


                                                           GROSS CASHFLOW

           39                 40                41                 42                43                44                 45
           --                 --                --                 --                --                --                 --

         HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-           HEILIG-             HOME
         MEYERS             MEYERS            MEYERS             MEYERS            MEYERS            MEYERS              DEPOT
------------------------------------------------------------------------------------------------------------------------------------
         EUGENE           HILLSBORO            SALEM           VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO
           OR                 OR                OR                 WA                WA                WA                 IL
------------------------------------------------------------------------------------------------------------------------------------
       1,691,867.24       1,691,867.24      1,714,652.16       1,636,373.05      1,914,325.06      1,229,619.50       21,168,826.53
------------------------------------------------------------------------------------------------------------------------------------
        7.480%             7.480%            7.480%             7.480%            7.480%            7.480%             6.960%
------------------------------------------------------------------------------------------------------------------------------------
          10TH               10TH              10TH               10TH              10TH              10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65

          48                49                 50                   51                    52                  53
          --                --                 --                   --                    --                  --

                                                                                         TIMES              MONROE
        KMART              KMART             KMART                 KMART                MIRROR            COUNTY, NY
------------------------------------------------------------------------------------------------------------------------
         TAFT              UKIAH           WOODCREST         STERLING HEIGHTS        LAGUNA HILLS          ROCHESTER
          CA                CA                 CA                   MI                    CA                  NY
------------------------------------------------------------------------------------------------------------------------
      5,386,097.27      7,525,857.47       3,046,791.84            6,816,611.39        3,578,054.58       15,884,013.95
------------------------------------------------------------------------------------------------------------------------
       7.810%            7.710%             7.800%               7.790%                6.630%              6.640%
------------------------------------------------------------------------------------------------------------------------
         5TH                5TH               5TH                   5TH                   1ST                 1ST
------------------------------------------------------------------------------------------------------------------------
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,746.29
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,746.29
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,746.29
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,746.29
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,695.19
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,695.19
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,695.19
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,695.19
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,695.19
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,695.19
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,695.19
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,695.19
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,695.19
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,695.19
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,695.19
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,695.19
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,641.54
         40,895.14         65,842.03          23,514.43               52,958.73           37,839.74          119,641.54
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,641.54
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,641.54
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,641.54
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,641.54
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,641.54
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,641.54
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,641.54
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,641.54
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,641.54
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,641.54
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,585.20
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,585.20
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,585.20
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,585.20
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,585.20
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,585.20
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,585.20
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,585.20
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,585.20
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,585.20
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,585.20
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,585.20
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,526.05
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,526.05
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,526.05
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,526.05
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,526.05
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,526.05
         40,895.14         65,842.03          23,514.43               52,958.73           40,746.05          119,526.05
         40,895.14         65,842.03          23,514.43               52,958.73           39,388.08          119,526.05
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,526.05
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,526.05
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,526.05
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,526.05
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,463.94
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,463.94
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,463.94
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,463.94
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,463.94
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,463.94
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,463.94
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,463.94
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,463.94
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,463.94
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,463.94


          54                   55                   56                     57                   58
          --                   --                   --                     --                   --

         NINE             NORTHWESTERN         NORTHWESTERN           NORTHWESTERN            OFFICE
         WEST             HUMAN SERV.          HUMAN SERV.            HUMAN SERV.              DEPOT
--------------------------------------------------------------------------------------------------------
     WHITE PLAINS        (11 LOCATIONS)       (28 LOCATIONS)         NORTHUMBERLAND          BROOKLYN
          NY                   NJ                   PA                     PA                   OH
--------------------------------------------------------------------------------------------------------
      45,888,588.25         3,925,103.61        16,008,202.83            14,135,554.35      4,488,420.74
--------------------------------------------------------------------------------------------------------
       9.000%               7.400%               7.460%                 7.140%              8.817715%
--------------------------------------------------------------------------------------------------------
          1ST                 5TH                  5TH                    5TH                   1ST
--------------------------------------------------------------------------------------------------------
         420,750.99            31,234.78           129,263.73               109,041.52         45,698.80
         420,750.99            31,234.78        11,343,344.60               109,041.52         45,698.80
         420,750.99            31,234.78                 0.00               109,041.52         45,698.80
         420,750.99            31,234.78                 0.00               109,041.52         45,698.80
         420,750.99         2,784,563.84                 0.00               109,041.52         45,698.80
         420,750.99                 0.00                 0.00               109,041.52         45,698.80
         420,750.99                 0.00                 0.00               109,041.52         45,698.80
         420,750.99                 0.00                 0.00               109,041.52         45,698.80
         420,750.99                 0.00                 0.00               109,041.52         45,698.80
         420,750.99                 0.00                 0.00               109,041.52         45,698.80
         420,750.99                 0.00                 0.00               109,041.52         45,616.05
         420,750.99                 0.00                 0.00               109,041.52         45,616.05
         420,750.99                 0.00                 0.00               109,041.52         45,616.05
         420,750.99                 0.00                 0.00               109,041.52         45,616.05
         420,750.99                 0.00                 0.00               109,041.52         45,616.05
         420,750.99                 0.00                 0.00               109,041.52         45,616.05
         420,750.99                 0.00                 0.00               109,041.52         45,616.05
         420,750.99                 0.00                 0.00               109,041.52         45,616.05
         420,750.99                 0.00                 0.00               109,041.52         45,616.05
         420,750.99                 0.00                 0.00               109,041.52         45,616.05
         420,750.99                 0.00                 0.00               109,041.52         45,616.05
         420,750.99                 0.00                 0.00               109,041.52         45,616.05
         420,750.99                 0.00                 0.00               109,041.52         45,529.16
         420,750.99                 0.00                 0.00               109,041.52         45,529.16
         420,750.99                 0.00                 0.00             9,895,319.12         45,529.16
         420,750.99                 0.00                 0.00                     0.00         45,529.16
         420,750.99                 0.00                 0.00                     0.00         45,529.16
         420,750.99                 0.00                 0.00                     0.00         45,529.16
         420,750.99                 0.00                 0.00                     0.00         45,529.16
         420,750.99                 0.00                 0.00                     0.00         45,529.16
         420,750.99                 0.00                 0.00                     0.00         45,529.16
         420,750.99                 0.00                 0.00                     0.00         45,529.16
         420,750.99                 0.00                 0.00                     0.00         45,529.16
         420,750.99                 0.00                 0.00                     0.00         45,529.16
         420,750.99                 0.00                 0.00                     0.00         45,437.93
         420,750.99                 0.00                 0.00                     0.00         45,437.93
         420,750.99                 0.00                 0.00                     0.00         45,437.93
         420,750.99                 0.00                 0.00                     0.00         45,437.93
         420,750.99                 0.00                 0.00                     0.00         45,437.93
         420,750.99                 0.00                 0.00                     0.00         45,437.93
         420,750.99                 0.00                 0.00                     0.00         45,437.93
         420,750.99                 0.00                 0.00                     0.00         45,437.93
         420,750.99                 0.00                 0.00                     0.00         45,437.93
         420,750.99                 0.00                 0.00                     0.00         45,437.93
         420,750.99                 0.00                 0.00                     0.00         45,437.93
         420,750.99                 0.00                 0.00                     0.00         45,437.93
         420,750.99                 0.00                 0.00                     0.00         45,342.13
         420,750.99                 0.00                 0.00                     0.00         45,342.13
         420,750.99                 0.00                 0.00                     0.00         45,342.13
         420,750.99                 0.00                 0.00                     0.00         45,342.13
         420,750.99                 0.00                 0.00                     0.00         45,342.13
         420,750.99                 0.00                 0.00                     0.00         45,342.13
         420,750.99                 0.00                 0.00                     0.00         45,342.13
         420,750.99                 0.00                 0.00                     0.00         45,342.13
         420,750.99                 0.00                 0.00                     0.00         45,342.13
         420,750.99                 0.00                 0.00                     0.00         45,342.13
         420,750.99                 0.00                 0.00                     0.00         45,342.13
         420,750.99                 0.00                 0.00                     0.00         45,342.13
         420,750.99                 0.00                 0.00                     0.00         45,241.55
         420,750.99                 0.00                 0.00                     0.00         52,360.90
         420,750.99                 0.00                 0.00                     0.00         52,360.90
         420,750.99                 0.00                 0.00                     0.00         52,360.90
         420,750.99                 0.00                 0.00                     0.00         52,360.90


                                                           GROSS CASHFLOW

           39                 40                41                 42                43                44                 45
           --                 --                --                 --                --                --                 --

         HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-           HEILIG-             HOME
         MEYERS             MEYERS            MEYERS             MEYERS            MEYERS            MEYERS              DEPOT
------------------------------------------------------------------------------------------------------------------------------------
         EUGENE           HILLSBORO            SALEM           VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO
           OR                 OR                OR                 WA                WA                WA                 IL
------------------------------------------------------------------------------------------------------------------------------------
       1,691,867.24       1,691,867.24      1,714,652.16       1,636,373.05      1,914,325.06      1,229,619.50       21,168,826.53
------------------------------------------------------------------------------------------------------------------------------------
        7.480%             7.480%            7.480%             7.480%            7.480%            7.480%             6.960%
------------------------------------------------------------------------------------------------------------------------------------
          10TH               10TH              10TH               10TH              10TH              10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87          145,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87        9,910,645.65
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00

          48                49                 50                   51                    52                  53
          --                --                 --                   --                    --                  --

                                                                                         TIMES              MONROE
        KMART              KMART             KMART                 KMART                MIRROR            COUNTY, NY
------------------------------------------------------------------------------------------------------------------------
         TAFT              UKIAH           WOODCREST         STERLING HEIGHTS        LAGUNA HILLS          ROCHESTER
          CA                CA                 CA                   MI                    CA                  NY
------------------------------------------------------------------------------------------------------------------------
      5,386,097.27      7,525,857.47       3,046,791.84            6,816,611.39        3,578,054.58       15,884,013.95
------------------------------------------------------------------------------------------------------------------------
       7.810%            7.710%             7.800%               7.790%                6.630%              6.640%
------------------------------------------------------------------------------------------------------------------------
         5TH                5TH               5TH                   5TH                   1ST                 1ST
------------------------------------------------------------------------------------------------------------------------
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,463.94
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,398.72
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,398.72
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,398.72
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,398.72
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,398.72
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,398.72
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,398.72
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,398.72
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,398.72
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,398.72
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,398.72
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,398.72
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,330.24
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,330.24
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,330.24
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,330.24
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,330.24
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,330.24
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,330.24
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,330.24
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,330.24
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,330.24
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,330.24
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,330.24
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,258.34
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,258.34
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,258.34
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,258.34
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,258.34
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,258.34
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,258.34
         40,895.14         65,842.03          23,514.43               52,958.73                0.00          119,258.34
         40,895.14         65,843.66          23,514.43               52,958.73                0.00          119,258.34
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,258.34
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,258.34
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,258.34
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,182.84
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,182.84
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,182.84
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,182.84
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,182.84
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,182.84
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,182.84
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,182.84
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,182.84
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,182.84
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,182.84
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,182.84
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,103.57
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,103.57
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,103.57
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,103.57
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,103.57
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,103.57
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,103.57
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,103.57
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,103.57
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,103.57
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,103.57
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,103.57
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,020.33
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,020.33


          54                   55                   56                     57                   58
          --                   --                   --                     --                   --

         NINE             NORTHWESTERN         NORTHWESTERN           NORTHWESTERN            OFFICE
         WEST             HUMAN SERV.          HUMAN SERV.            HUMAN SERV.              DEPOT
--------------------------------------------------------------------------------------------------------
     WHITE PLAINS        (11 LOCATIONS)       (28 LOCATIONS)         NORTHUMBERLAND          BROOKLYN
          NY                   NJ                   PA                     PA                   OH
--------------------------------------------------------------------------------------------------------
      45,888,588.25         3,925,103.61        16,008,202.83            14,135,554.35      4,488,420.74
--------------------------------------------------------------------------------------------------------
       9.000%               7.400%               7.460%                 7.140%              8.817715%
--------------------------------------------------------------------------------------------------------
          1ST                 5TH                  5TH                    5TH                   1ST
--------------------------------------------------------------------------------------------------------
        420,750.99                 0.00                 0.00                     0.00         52,360.90
        420,750.99                 0.00                 0.00                     0.00         52,360.90
        420,750.99                 0.00                 0.00                     0.00         52,360.90
        420,750.99                 0.00                 0.00                     0.00         52,360.90
        420,750.99                 0.00                 0.00                     0.00         52,360.90
        420,750.99                 0.00                 0.00                     0.00         52,360.90
        420,750.99                 0.00                 0.00                     0.00         52,360.90
        420,750.99                 0.00                 0.00                     0.00         52,255.29
        420,750.99                 0.00                 0.00                     0.00         52,255.29
        420,750.99                 0.00                 0.00                     0.00         52,255.29
        420,750.99                 0.00                 0.00                     0.00         52,255.29
        420,750.99                 0.00                 0.00                     0.00         52,255.29
        420,750.99                 0.00                 0.00                     0.00         52,255.29
        420,750.99                 0.00                 0.00                     0.00         52,255.29
        420,750.99                 0.00                 0.00                     0.00         52,255.29
        420,750.99                 0.00                 0.00                     0.00         52,255.29
        420,750.99                 0.00                 0.00                     0.00         52,255.29
        420,750.99                 0.00                 0.00                     0.00         52,255.29
        420,750.99                 0.00                 0.00                     0.00         52,255.29
        420,750.99                 0.00                 0.00                     0.00         52,144.40
        420,750.99                 0.00                 0.00                     0.00         52,144.40
        420,750.99                 0.00                 0.00                     0.00         52,144.40
        420,750.99                 0.00                 0.00                     0.00         52,144.40
        420,750.99                 0.00                 0.00                     0.00         52,144.40
        420,750.99                 0.00                 0.00                     0.00         52,144.40
        420,750.99                 0.00                 0.00                     0.00         52,144.40
        420,750.99                 0.00                 0.00                     0.00         52,144.40
        420,750.99                 0.00                 0.00                     0.00         52,144.40
        420,750.99                 0.00                 0.00                     0.00         52,144.40
        420,750.99                 0.00                 0.00                     0.00         52,144.40
        420,750.99                 0.00                 0.00                     0.00         52,144.40
        420,750.99                 0.00                 0.00                     0.00         52,027.96
        420,750.99                 0.00                 0.00                     0.00         52,027.96
        420,750.99                 0.00                 0.00                     0.00         52,027.96
        420,750.99                 0.00                 0.00                     0.00         52,027.96
        420,750.99                 0.00                 0.00                     0.00         52,027.96
        420,750.99                 0.00                 0.00                     0.00         52,027.96
        420,750.99                 0.00                 0.00                     0.00         52,027.96
        420,750.99                 0.00                 0.00                     0.00         52,027.96
        420,750.99                 0.00                 0.00                     0.00         52,027.96
        420,750.99                 0.00                 0.00                     0.00         52,027.96
        420,750.99                 0.00                 0.00                     0.00         52,027.96
        420,750.99                 0.00                 0.00                     0.00         52,027.96
        420,750.99                 0.00                 0.00                     0.00         51,905.70
        420,750.99                 0.00                 0.00                     0.00         51,905.70
        420,750.99                 0.00                 0.00                     0.00         51,905.70
        420,750.99                 0.00                 0.00                     0.00         51,905.70
        420,750.99                 0.00                 0.00                     0.00         51,905.70
        420,750.99                 0.00                 0.00                     0.00         51,905.70
        420,750.99                 0.00                 0.00                     0.00         51,905.70
        420,750.99                 0.00                 0.00                     0.00         51,905.70
        420,750.99                 0.00                 0.00                     0.00         51,905.70
        420,750.99                 0.00                 0.00                     0.00         51,905.70
        420,750.99                 0.00                 0.00                     0.00         51,905.70
        420,748.84                 0.00                 0.00                     0.00         51,905.70
              0.00                 0.00                 0.00                     0.00         51,777.33
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00


                                                           GROSS CASHFLOW

           39                 40                41                 42                43                44                 45
           --                 --                --                 --                --                --                 --

         HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-           HEILIG-             HOME
         MEYERS             MEYERS            MEYERS             MEYERS            MEYERS            MEYERS              DEPOT
------------------------------------------------------------------------------------------------------------------------------------
         EUGENE           HILLSBORO            SALEM           VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO
           OR                 OR                OR                 WA                WA                WA                 IL
------------------------------------------------------------------------------------------------------------------------------------
       1,691,867.24       1,691,867.24      1,714,652.16       1,636,373.05      1,914,325.06      1,229,619.50       21,168,826.53
------------------------------------------------------------------------------------------------------------------------------------
        7.480%             7.480%            7.480%             7.480%            7.480%            7.480%             6.960%
------------------------------------------------------------------------------------------------------------------------------------
          10TH               10TH              10TH               10TH              10TH              10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.95          12,790.11         14,962.62          9,610.87                0.00
          13,223.86          13,223.86         13,401.93          12,790.12         14,962.62          9,610.88                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00
               0.00               0.00              0.00               0.00              0.00              0.00                0.00

          48                49                 50                   51                    52                  53
          --                --                 --                   --                    --                  --

                                                                                         TIMES              MONROE
        KMART              KMART             KMART                 KMART                MIRROR            COUNTY, NY
------------------------------------------------------------------------------------------------------------------------
         TAFT              UKIAH           WOODCREST         STERLING HEIGHTS        LAGUNA HILLS          ROCHESTER
          CA                CA                 CA                   MI                    CA                  NY
------------------------------------------------------------------------------------------------------------------------
      5,386,097.27      7,525,857.47       3,046,791.84            6,816,611.39        3,578,054.58       15,884,013.95
------------------------------------------------------------------------------------------------------------------------
       7.810%            7.710%             7.800%               7.790%                6.630%              6.640%
------------------------------------------------------------------------------------------------------------------------
         5TH                5TH               5TH                   5TH                   1ST                 1ST
------------------------------------------------------------------------------------------------------------------------
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,020.33
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,020.33
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,020.33
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,020.33
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,020.33
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,020.33
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,020.33
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,020.33
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,020.33
         40,895.14              0.00          23,514.43               52,958.73                0.00          119,020.34
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,958.73                0.00                0.00
         40,895.14              0.00          23,514.43               52,955.86                0.00                0.00
         40,895.14              0.00          23,514.43                    0.00                0.00                0.00
         40,895.14              0.00          23,514.43                    0.00                0.00                0.00
         40,895.14              0.00          23,514.43                    0.00                0.00                0.00
         40,895.14              0.00          23,514.43                    0.00                0.00                0.00
         40,895.14              0.00          23,514.43                    0.00                0.00                0.00
         40,895.14              0.00          23,517.22                    0.00                0.00                0.00
         40,895.14              0.00               0.00                    0.00                0.00                0.00
         40,895.14              0.00               0.00                    0.00                0.00                0.00
         40,895.14              0.00               0.00                    0.00                0.00                0.00
         40,895.14              0.00               0.00                    0.00                0.00                0.00
         40,895.14              0.00               0.00                    0.00                0.00                0.00
         40,895.14              0.00               0.00                    0.00                0.00                0.00
         40,895.14              0.00               0.00                    0.00                0.00                0.00
         40,895.14              0.00               0.00                    0.00                0.00                0.00
         40,895.14              0.00               0.00                    0.00                0.00                0.00
         40,895.14              0.00               0.00                    0.00                0.00                0.00
         40,895.14              0.00               0.00                    0.00                0.00                0.00
         40,895.14              0.00               0.00                    0.00                0.00                0.00
         40,895.14              0.00               0.00                    0.00                0.00                0.00
         40,895.14              0.00               0.00                    0.00                0.00                0.00


          54                   55                   56                     57                   58
          --                   --                   --                     --                   --

         NINE             NORTHWESTERN         NORTHWESTERN           NORTHWESTERN            OFFICE
         WEST             HUMAN SERV.          HUMAN SERV.            HUMAN SERV.              DEPOT
--------------------------------------------------------------------------------------------------------
     WHITE PLAINS        (11 LOCATIONS)       (28 LOCATIONS)         NORTHUMBERLAND          BROOKLYN
          NY                   NJ                   PA                     PA                   OH
--------------------------------------------------------------------------------------------------------
      45,888,588.25         3,925,103.61        16,008,202.83            14,135,554.35      4,488,420.74
--------------------------------------------------------------------------------------------------------
       9.000%               7.400%               7.460%                 7.140%              8.817715%
--------------------------------------------------------------------------------------------------------
          1ST                 5TH                  5TH                    5TH                   1ST
--------------------------------------------------------------------------------------------------------
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00
              0.00                 0.00                 0.00                     0.00              0.00


                                                           GROSS CASHFLOW

           39                 40                41                 42                43                44                 45
           --                 --                --                 --                --                --                 --

         HEILIG-            HEILIG-           HEILIG-            HEILIG-           HEILIG-           HEILIG-             HOME
         MEYERS             MEYERS            MEYERS             MEYERS            MEYERS            MEYERS              DEPOT
------------------------------------------------------------------------------------------------------------------------------------
         EUGENE           HILLSBORO            SALEM           VANCOUVER         N. SPOKANE          YAKIMA             CHICAGO
           OR                 OR                OR                 WA                WA                WA                 IL
------------------------------------------------------------------------------------------------------------------------------------
       1,691,867.24       1,691,867.24      1,714,652.16       1,636,373.05      1,914,325.06      1,229,619.50       21,168,826.53
------------------------------------------------------------------------------------------------------------------------------------
        7.480%             7.480%            7.480%             7.480%            7.480%            7.480%             6.960%
------------------------------------------------------------------------------------------------------------------------------------
          10TH               10TH              10TH               10TH              10TH              10TH               10TH
------------------------------------------------------------------------------------------------------------------------------------
               0.00               0.00              0.00               0.00              0.00              0.00                0.00


          48                49                 50                   51                    52                  53
          --                --                 --                   --                    --                  --

                                                                                         TIMES              MONROE
        KMART              KMART             KMART                 KMART                MIRROR            COUNTY, NY
------------------------------------------------------------------------------------------------------------------------
         TAFT              UKIAH           WOODCREST         STERLING HEIGHTS        LAGUNA HILLS          ROCHESTER
          CA                CA                 CA                   MI                    CA                  NY
------------------------------------------------------------------------------------------------------------------------
      5,386,097.27      7,525,857.47       3,046,791.84            6,816,611.39        3,578,054.58       15,884,013.95
------------------------------------------------------------------------------------------------------------------------
       7.810%            7.710%             7.800%               7.790%                6.630%              6.640%
------------------------------------------------------------------------------------------------------------------------
         5TH                5TH               5TH                   5TH                   1ST                 1ST
------------------------------------------------------------------------------------------------------------------------
         40,895.04              0.00               0.00                    0.00                0.00                0.00



          54                   55                   56                     57                   58
          --                   --                   --                     --                   --

         NINE             NORTHWESTERN         NORTHWESTERN           NORTHWESTERN            OFFICE
         WEST             HUMAN SERV.          HUMAN SERV.            HUMAN SERV.              DEPOT
--------------------------------------------------------------------------------------------------------
     WHITE PLAINS        (11 LOCATIONS)       (28 LOCATIONS)         NORTHUMBERLAND          BROOKLYN
          NY                   NJ                   PA                     PA                   OH
--------------------------------------------------------------------------------------------------------
      45,888,588.25         3,925,103.61        16,008,202.83            14,135,554.35      4,488,420.74
--------------------------------------------------------------------------------------------------------
       9.000%               7.400%               7.460%                 7.140%              8.817715%
--------------------------------------------------------------------------------------------------------
          1ST                 5TH                  5TH                    5TH                   1ST
--------------------------------------------------------------------------------------------------------
                0.00                 0.00                 0.00                     0.00              0.00

                                 GROSS CASHFLOW

        59                 60                  61                 62                 64                65                66
        --                 --                  --                 --                 --                --                --

      PRICE              PRICE
     CHOPPER            CHOPPER              Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS
----------------------------------------------------------------------------------------------------------------------------------
     WALLKILL         ST. ALBAN'S         CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO
        NY                 VT                   FL                FL                 TX                TX                TX
----------------------------------------------------------------------------------------------------------------------------------
   5,544,666.27       6,067,932.30         8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02      7,588,356.71
----------------------------------------------------------------------------------------------------------------------------------
      7.571%             7.950%              8.760%             8.760%             8.760%            8.760%            8.760%
----------------------------------------------------------------------------------------------------------------------------------
       1ST                1ST                 10TH               10TH               10TH              10TH              10TH
----------------------------------------------------------------------------------------------------------------------------------
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      39,120.92          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70


           67                  68                69                 70                74                75                 76
           --                  --                --                 --                --                --                 --


         Q CLUBS            RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
-----------------------------------------------------------------------------------------------------------------------------------
       WILLOW BROOK        BRENTWOOD          ELK GROVE           NEWMAN            TRUCKEE          WATERTOWN          CALDWELL
           TX                  CA                CA                 CA                CA                CT                 ID
-----------------------------------------------------------------------------------------------------------------------------------
       5,841,894.12       4,669,039.90      4,072,992.28       3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25
-----------------------------------------------------------------------------------------------------------------------------------
         8.760%              6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
-----------------------------------------------------------------------------------------------------------------------------------
          10TH                10TH              10TH               10TH              10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67


          77                 78                    79               80                  81
          --                 --                    --               --                  --


       RITE AID           RITE AID              RITE AID         RITE AID            RITE AID
--------------------------------------------------------------------------------------------------
       CARROLTON        SALYERSVILLE         MADISON HGTS.      MERRIMACK            MILFORD
          KY                 KY                   MI               NH                  NH
--------------------------------------------------------------------------------------------------
     2,284,849.43       2,066,298.88         2,831,226.53      2,036,495.42       2,334,519.95
--------------------------------------------------------------------------------------------------
        6.739%             6.739%              6.739%             6.739%             6.739%
--------------------------------------------------------------------------------------------------
         10TH               10TH                10TH               10TH               10TH
--------------------------------------------------------------------------------------------------
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03

                                 GROSS CASHFLOW

        59                 60                  61                 62                 64                65                66
        --                 --                  --                 --                 --                --                --

      PRICE              PRICE
     CHOPPER            CHOPPER              Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS
----------------------------------------------------------------------------------------------------------------------------------
     WALLKILL         ST. ALBAN'S         CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO
        NY                 VT                   FL                FL                 TX                TX                TX
----------------------------------------------------------------------------------------------------------------------------------
   5,544,666.27       6,067,932.30         8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02      7,588,356.71
----------------------------------------------------------------------------------------------------------------------------------
      7.571%             7.950%              8.760%             8.760%             8.760%            8.760%            8.760%
----------------------------------------------------------------------------------------------------------------------------------
       1ST                1ST                 10TH               10TH               10TH              10TH              10TH
----------------------------------------------------------------------------------------------------------------------------------
      41,084.46          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          43,956.25            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      41,084.46          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70


           67                  68                69                 70                74                75                 76
           --                  --                --                 --                --                --                 --


         Q CLUBS            RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
-----------------------------------------------------------------------------------------------------------------------------------
       WILLOW BROOK        BRENTWOOD          ELK GROVE           NEWMAN            TRUCKEE          WATERTOWN          CALDWELL
           TX                  CA                CA                 CA                CA                CT                 ID
-----------------------------------------------------------------------------------------------------------------------------------
       5,841,894.12       4,669,039.90      4,072,992.28       3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25
-----------------------------------------------------------------------------------------------------------------------------------
         8.760%              6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
-----------------------------------------------------------------------------------------------------------------------------------
          10TH                10TH              10TH               10TH              10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67


          77                 78                    79               80                  81
          --                 --                    --               --                  --


       RITE AID           RITE AID              RITE AID         RITE AID            RITE AID
--------------------------------------------------------------------------------------------------
       CARROLTON        SALYERSVILLE         MADISON HGTS.      MERRIMACK            MILFORD
          KY                 KY                   MI               NH                  NH
--------------------------------------------------------------------------------------------------
     2,284,849.43       2,066,298.88         2,831,226.53      2,036,495.42       2,334,519.95
--------------------------------------------------------------------------------------------------
        6.739%             6.739%              6.739%             6.739%             6.739%
--------------------------------------------------------------------------------------------------
         10TH               10TH                10TH               10TH               10TH
--------------------------------------------------------------------------------------------------
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03

                                 GROSS CASHFLOW

        59                 60                  61                 62                 64                65                66
        --                 --                  --                 --                 --                --                --

      PRICE              PRICE
     CHOPPER            CHOPPER              Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS
----------------------------------------------------------------------------------------------------------------------------------
     WALLKILL         ST. ALBAN'S         CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO
        NY                 VT                   FL                FL                 TX                TX                TX
----------------------------------------------------------------------------------------------------------------------------------
   5,544,666.27       6,067,932.30         8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02      7,588,356.71
----------------------------------------------------------------------------------------------------------------------------------
      7.571%             7.950%              8.760%             8.760%             8.760%            8.760%            8.760%
----------------------------------------------------------------------------------------------------------------------------------
       1ST                1ST                 10TH               10TH               10TH              10TH              10TH
----------------------------------------------------------------------------------------------------------------------------------
      43,146.18          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          46,198.02            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      43,146.18          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70


           67                  68                69                 70                74                75                 76
           --                  --                --                 --                --                --                 --


         Q CLUBS            RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
-----------------------------------------------------------------------------------------------------------------------------------
       WILLOW BROOK        BRENTWOOD          ELK GROVE           NEWMAN            TRUCKEE          WATERTOWN          CALDWELL
           TX                  CA                CA                 CA                CA                CT                 ID
-----------------------------------------------------------------------------------------------------------------------------------
       5,841,894.12       4,669,039.90      4,072,992.28       3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25
-----------------------------------------------------------------------------------------------------------------------------------
         8.760%              6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
-----------------------------------------------------------------------------------------------------------------------------------
          10TH                10TH              10TH               10TH              10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67


          77                 78                    79               80                  81
          --                 --                    --               --                  --


       RITE AID           RITE AID              RITE AID         RITE AID            RITE AID
--------------------------------------------------------------------------------------------------
       CARROLTON        SALYERSVILLE         MADISON HGTS.      MERRIMACK            MILFORD
          KY                 KY                   MI               NH                  NH
--------------------------------------------------------------------------------------------------
     2,284,849.43       2,066,298.88         2,831,226.53      2,036,495.42       2,334,519.95
--------------------------------------------------------------------------------------------------
        6.739%             6.739%              6.739%             6.739%             6.739%
--------------------------------------------------------------------------------------------------
         10TH               10TH                10TH               10TH               10TH
--------------------------------------------------------------------------------------------------
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03

                                 GROSS CASHFLOW

        59                 60                  61                 62                 64                65                66
        --                 --                  --                 --                 --                --                --

      PRICE              PRICE
     CHOPPER            CHOPPER              Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS
----------------------------------------------------------------------------------------------------------------------------------
     WALLKILL         ST. ALBAN'S         CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO
        NY                 VT                   FL                FL                 TX                TX                TX
----------------------------------------------------------------------------------------------------------------------------------
   5,544,666.27       6,067,932.30         8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02      7,588,356.71
----------------------------------------------------------------------------------------------------------------------------------
      7.571%             7.950%              8.760%             8.760%             8.760%            8.760%            8.760%
----------------------------------------------------------------------------------------------------------------------------------
       1ST                1ST                 10TH               10TH               10TH              10TH              10TH
----------------------------------------------------------------------------------------------------------------------------------
      45,310.99          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          48,439.79            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      45,310.99          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          50,681.56            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          52,923.33            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70


           67                  68                69                 70                74                75                 76
           --                  --                --                 --                --                --                 --


         Q CLUBS            RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
-----------------------------------------------------------------------------------------------------------------------------------
       WILLOW BROOK        BRENTWOOD          ELK GROVE           NEWMAN            TRUCKEE          WATERTOWN          CALDWELL
           TX                  CA                CA                 CA                CA                CT                 ID
-----------------------------------------------------------------------------------------------------------------------------------
       5,841,894.12       4,669,039.90      4,072,992.28       3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25
-----------------------------------------------------------------------------------------------------------------------------------
         8.760%              6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
-----------------------------------------------------------------------------------------------------------------------------------
          10TH                10TH              10TH               10TH              10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67


          77                 78                    79               80                  81
          --                 --                    --               --                  --


       RITE AID           RITE AID              RITE AID         RITE AID            RITE AID
--------------------------------------------------------------------------------------------------
       CARROLTON        SALYERSVILLE         MADISON HGTS.      MERRIMACK            MILFORD
          KY                 KY                   MI               NH                  NH
--------------------------------------------------------------------------------------------------
     2,284,849.43       2,066,298.88         2,831,226.53      2,036,495.42       2,334,519.95
--------------------------------------------------------------------------------------------------
        6.739%             6.739%              6.739%             6.739%             6.739%
--------------------------------------------------------------------------------------------------
         10TH               10TH                10TH               10TH               10TH
--------------------------------------------------------------------------------------------------
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03

                                 GROSS CASHFLOW

        59                 60                  61                 62                 64                65                66
        --                 --                  --                 --                 --                --                --

      PRICE              PRICE
     CHOPPER            CHOPPER              Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS
----------------------------------------------------------------------------------------------------------------------------------
     WALLKILL         ST. ALBAN'S         CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO
        NY                 VT                   FL                FL                 TX                TX                TX
----------------------------------------------------------------------------------------------------------------------------------
   5,544,666.27       6,067,932.30         8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02      7,588,356.71
----------------------------------------------------------------------------------------------------------------------------------
      7.571%             7.950%              8.760%             8.760%             8.760%            8.760%            8.760%
----------------------------------------------------------------------------------------------------------------------------------
       1ST                1ST                 10TH               10TH               10TH              10TH              10TH
----------------------------------------------------------------------------------------------------------------------------------
      47,584.04          52,923.33            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          52,923.33            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          52,923.33            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          52,923.33            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          52,923.33            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          52,923.33            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          52,923.33            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          52,923.33            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          52,923.33            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          52,923.33            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          52,923.33            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          52,923.33            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          52,923.33            73,864.51         71,608.95          57,051.51         61,148.75         66,126.70
      47,584.04          52,923.33            73,864.54         71,608.94          57,051.50         61,148.76         66,126.70
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.04          52,923.33                 0.00              0.00               0.00              0.00              0.00
      47,584.06          52,923.33                 0.00              0.00               0.00              0.00              0.00
           0.00          52,923.33                 0.00              0.00               0.00              0.00              0.00
           0.00          52,923.33                 0.00              0.00               0.00              0.00              0.00
           0.00          52,923.33                 0.00              0.00               0.00              0.00              0.00
           0.00          52,923.33                 0.00              0.00               0.00              0.00              0.00
           0.00          52,923.33                 0.00              0.00               0.00              0.00              0.00
           0.00          52,923.33                 0.00              0.00               0.00              0.00              0.00
           0.00          52,923.33                 0.00              0.00               0.00              0.00              0.00
           0.00          52,923.33                 0.00              0.00               0.00              0.00              0.00
           0.00          52,923.33                 0.00              0.00               0.00              0.00              0.00
           0.00          52,923.33                 0.00              0.00               0.00              0.00              0.00
           0.00          52,923.33                 0.00              0.00               0.00              0.00              0.00
           0.00          52,923.33                 0.00              0.00               0.00              0.00              0.00
           0.00          52,923.35                 0.00              0.00               0.00              0.00              0.00
           0.00               0.00                 0.00              0.00               0.00              0.00              0.00
           0.00               0.00                 0.00              0.00               0.00              0.00              0.00
           0.00               0.00                 0.00              0.00               0.00              0.00              0.00
           0.00               0.00                 0.00              0.00               0.00              0.00              0.00


           67                  68                69                 70                74                75                 76
           --                  --                --                 --                --                --                 --


         Q CLUBS            RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
-----------------------------------------------------------------------------------------------------------------------------------
       WILLOW BROOK        BRENTWOOD          ELK GROVE           NEWMAN            TRUCKEE          WATERTOWN          CALDWELL
           TX                  CA                CA                 CA                CA                CT                 ID
-----------------------------------------------------------------------------------------------------------------------------------
       5,841,894.12       4,669,039.90      4,072,992.28       3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25
-----------------------------------------------------------------------------------------------------------------------------------
         8.760%              6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
-----------------------------------------------------------------------------------------------------------------------------------
          10TH                10TH              10TH               10TH              10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.62          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
          50,907.63          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
               0.00          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
               0.00          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
               0.00          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
               0.00          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
               0.00          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
               0.00          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
               0.00          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
               0.00          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
               0.00          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
               0.00          32,352.06         28,222.01          22,715.28         23,403.62         19,961.91          27,533.67
               0.00       1,084,181.24        945,775.12         761,233.77        784,301.40        668,962.91         922,707.48
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00
               0.00               0.00              0.00               0.00              0.00              0.00               0.00


          77                 78                    79               80                  81
          --                 --                    --               --                  --


       RITE AID           RITE AID              RITE AID         RITE AID            RITE AID
--------------------------------------------------------------------------------------------------
       CARROLTON        SALYERSVILLE         MADISON HGTS.      MERRIMACK            MILFORD
          KY                 KY                   MI               NH                  NH
--------------------------------------------------------------------------------------------------
     2,284,849.43       2,066,298.88         2,831,226.53      2,036,495.42       2,334,519.95
--------------------------------------------------------------------------------------------------
        6.739%             6.739%              6.739%             6.739%             6.739%
--------------------------------------------------------------------------------------------------
         10TH               10TH                10TH               10TH               10TH
--------------------------------------------------------------------------------------------------
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
        15,831.86          14,317.51            19,617.74         14,111.00          16,176.03
       530,556.78         479,807.94           657,429.07        472,887.40         542,090.62
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00
             0.00               0.00                 0.00              0.00               0.00

                                 GROSS CASHFLOW

        59                 60                  61                 62                 64                65                66
        --                 --                  --                 --                 --                --                --

      PRICE              PRICE
     CHOPPER            CHOPPER              Q CLUBS            Q CLUBS           Q CLUBS            Q CLUBS           Q CLUBS
----------------------------------------------------------------------------------------------------------------------------------
     WALLKILL         ST. ALBAN'S         CORAL SPRINGS       PLANTATION          MESQUITE         RICHARDSON           PLANO
        NY                 VT                   FL                FL                 TX                TX                TX
----------------------------------------------------------------------------------------------------------------------------------
   5,544,666.27       6,067,932.30         8,476,307.61      8,217,471.25       6,546,935.03      7,017,113.02      7,588,356.71
----------------------------------------------------------------------------------------------------------------------------------
      7.571%             7.950%              8.760%             8.760%             8.760%            8.760%            8.760%
----------------------------------------------------------------------------------------------------------------------------------
       1ST                1ST                 10TH               10TH               10TH              10TH              10TH
----------------------------------------------------------------------------------------------------------------------------------
           0.00               0.00                 0.00              0.00               0.00              0.00              0.00


           67                  68                69                 70                74                75                 76
           --                  --                --                 --                --                --                 --


         Q CLUBS            RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
-----------------------------------------------------------------------------------------------------------------------------------
       WILLOW BROOK        BRENTWOOD          ELK GROVE           NEWMAN            TRUCKEE          WATERTOWN          CALDWELL
           TX                  CA                CA                 CA                CA                CT                 ID
-----------------------------------------------------------------------------------------------------------------------------------
       5,841,894.12       4,669,039.90      4,072,992.28       3,278,262.61      3,377,603.64      2,880,897.05       3,973,651.25
-----------------------------------------------------------------------------------------------------------------------------------
         8.760%              6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
-----------------------------------------------------------------------------------------------------------------------------------
          10TH                10TH              10TH               10TH              10TH              10TH               10TH
-----------------------------------------------------------------------------------------------------------------------------------
               0.00               0.00              0.00               0.00              0.00              0.00               0.00


          77                 78                    79               80                  81
          --                 --                    --               --                  --


       RITE AID           RITE AID              RITE AID         RITE AID            RITE AID
--------------------------------------------------------------------------------------------------
       CARROLTON        SALYERSVILLE         MADISON HGTS.      MERRIMACK            MILFORD
          KY                 KY                   MI               NH                  NH
--------------------------------------------------------------------------------------------------
     2,284,849.43       2,066,298.88         2,831,226.53      2,036,495.42       2,334,519.95
--------------------------------------------------------------------------------------------------
        6.739%             6.739%              6.739%             6.739%             6.739%
--------------------------------------------------------------------------------------------------
         10TH               10TH                10TH               10TH               10TH
--------------------------------------------------------------------------------------------------
             0.00               0.00                 0.00              0.00               0.00


                                 GROSS CASHFLOW



      82            83            84            85            86            87             88
      --            --            --            --            --            --             --

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID
------------------------------------------------------------------------------------------------
   CARTERET     LAS VEGAS      BRENTWOOD     BROOKLYN      CATSKILL      CHAMPLAIN      RAVENA
      NJ            NV            NY            NY            NY            NY            NY
------------------------------------------------------------------------------------------------
4,271,674.34  4,967,062.98  3,576,285.69  3,079,579.11  2,433,860.98  1,887,483.88  2,086,167.38
------------------------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%        6.739%         6.739%
------------------------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH          10TH           10TH
------------------------------------------------------------------------------------------------
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18


      89            90            91            92            93            94
      --            --            --            --            --            --

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID
-----------------------------------------------------------------------------------
   CLEVELAND      DAYTON    N. RIDGEVILLE   WOODMERE     LAKE OSWEGO      SALEM
      OH            OH           OH            OH             OR            OR
-----------------------------------------------------------------------------------
2,607,708.50  2,731,885.51  2,607,708.50  3,029,908.59  2,384,190.46  6,059,817.18
-----------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%        6.739%
-----------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH          10TH
-----------------------------------------------------------------------------------
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84


      95            96            97            98            99          100
      --            --            --            --            --          ---

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID     RITE AID
---------------------------------------------------------------------------------
 BETHEL PARK   PHILADELPHIA  ELIZBETHTON    WEST VALLEY    ROANOKE     STAUNTON
      PA            PA            TN            UT            VA           VA
---------------------------------------------------------------------------------
2,627,576.99  2,548,103.02  1,927,220.86  3,377,603.64  2,582,872.52 2,384,190.46
---------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%       6.739%
---------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH         10TH
---------------------------------------------------------------------------------
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20

                                GROSS CASHFLOW



      82            83            84            85            86            87             88
      --            --            --            --            --            --             --

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID
------------------------------------------------------------------------------------------------
   CARTERET     LAS VEGAS      BRENTWOOD     BROOKLYN      CATSKILL      CHAMPLAIN      RAVENA
      NJ            NV            NY            NY            NY            NY            NY
------------------------------------------------------------------------------------------------
4,271,674.34  4,967,062.98  3,576,285.69  3,079,579.11  2,433,860.98  1,887,483.88  2,086,167.38
------------------------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%        6.739%         6.739%
------------------------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH          10TH           10TH
------------------------------------------------------------------------------------------------
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18


      89            90            91            92            93            94
      --            --            --            --            --            --

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID
------------------------------------------------------------------------------------
   CLEVELAND      DAYTON   N. RIDGEVILLE    WOODMERE     LAKE OSWEGO      SALEM
      OH            OH           OH            OH             OR            OR
------------------------------------------------------------------------------------
2,607,708.50  2,731,885.51  2,607,708.50  3,029,908.59  2,384,190.46  6,059,817.18
------------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%        6.739%
------------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH          10TH
------------------------------------------------------------------------------------
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84


      95            96            97            98            99          100
      --            --            --            --            --          ---

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID     RITE AID
---------------------------------------------------------------------------------
 BETHEL PARK   PHILADELPHIA  ELIZBETHTON    WEST VALLEY    ROANOKE     STAUNTON
      PA            PA            TN            UT            VA           VA
---------------------------------------------------------------------------------
2,627,576.99  2,548,103.02  1,927,220.86  3,377,603.64  2,582,872.52 2,384,190.46
---------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%       6.739%
---------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH         10TH
---------------------------------------------------------------------------------
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20

                                GROSS CASHFLOW



      82            83            84            85            86            87             88
      --            --            --            --            --            --             --

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID
------------------------------------------------------------------------------------------------
   CARTERET     LAS VEGAS      BRENTWOOD     BROOKLYN      CATSKILL      CHAMPLAIN      RAVENA
      NJ            NV            NY            NY            NY            NY            NY
------------------------------------------------------------------------------------------------
4,271,674.34  4,967,062.98  3,576,285.69  3,079,579.11  2,433,860.98  1,887,483.88  2,086,167.38
------------------------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%        6.739%         6.739%
------------------------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH          10TH           10TH
------------------------------------------------------------------------------------------------
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18


      89            90            91            92            93            94
      --            --            --            --            --            --


   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID
------------------------------------------------------------------------------------
   CLEVELAND      DAYTON   N. RIDGEVILLE    WOODMERE     LAKE OSWEGO      SALEM
      OH            OH           OH            OH             OR            OR
------------------------------------------------------------------------------------
2,607,708.50  2,731,885.51  2,607,708.50  3,029,908.59  2,384,190.46  6,059,817.18
------------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%        6.739%
------------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH          10TH
------------------------------------------------------------------------------------
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84


      95            96            97            98            99          100
      --            --            --            --            --          ---

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID     RITE AID
---------------------------------------------------------------------------------
 BETHEL PARK   PHILADELPHIA  ELIZBETHTON    WEST VALLEY    ROANOKE     STAUNTON
      PA            PA            TN            UT            VA           VA
---------------------------------------------------------------------------------
2,627,576.99  2,548,103.02  1,927,220.86  3,377,603.64  2,582,872.52 2,384,190.46
---------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%       6.739%
---------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH         10TH
---------------------------------------------------------------------------------
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20

                                GROSS CASHFLOW



      82            83            84            85            86            87             88
      --            --            --            --            --            --             --

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID
------------------------------------------------------------------------------------------------
   CARTERET     LAS VEGAS      BRENTWOOD     BROOKLYN      CATSKILL      CHAMPLAIN      RAVENA
      NJ            NV            NY            NY            NY            NY            NY
------------------------------------------------------------------------------------------------
4,271,674.34  4,967,062.98  3,576,285.69  3,079,579.11  2,433,860.98  1,887,483.88  2,086,167.38
------------------------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%        6.739%         6.739%
------------------------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH          10TH           10TH
------------------------------------------------------------------------------------------------
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18


      89            90            91            92            93            94
      --            --            --            --            --            --

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID
----------------------------------------------------------------------------------
   CLEVELAND      DAYTON   N. RIDGEVILLE    WOODMERE     LAKE OSWEGO      SALEM
      OH            OH           OH            OH             OR            OR
----------------------------------------------------------------------------------
2,607,708.50  2,731,885.51  2,607,708.50  3,029,908.59  2,384,190.46  6,059,817.18
----------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%        6.739%
----------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH          10TH
----------------------------------------------------------------------------------
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84


      95            96            97            98            99          100
      --            --            --            --            --          ---

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID     RITE AID
---------------------------------------------------------------------------------
 BETHEL PARK   PHILADELPHIA  ELIZBETHTON    WEST VALLEY    ROANOKE     STAUNTON
      PA            PA            TN            UT            VA           VA
---------------------------------------------------------------------------------
2,627,576.99  2,548,103.02  1,927,220.86  3,377,603.64  2,582,872.52 2,384,190.46
---------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%       6.739%
---------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH         10TH
---------------------------------------------------------------------------------
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20

                                GROSS CASHFLOW



      82            83            84            85            86            87             88
      --            --            --            --            --            --             --

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID
------------------------------------------------------------------------------------------------
   CARTERET     LAS VEGAS      BRENTWOOD     BROOKLYN      CATSKILL      CHAMPLAIN      RAVENA
      NJ            NV            NY            NY            NY            NY            NY
------------------------------------------------------------------------------------------------
4,271,674.34  4,967,062.98  3,576,285.69  3,079,579.11  2,433,860.98  1,887,483.88  2,086,167.38
------------------------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%        6.739%         6.739%
------------------------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH          10TH           10TH
------------------------------------------------------------------------------------------------
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
   29,598.69     34,417.08     24,780.30     21,338.59     16,864.37     13,078.49     14,455.18
  991,910.38  1,153,384.10    830,436.62    715,098.18    565,158.25    438,285.97    484,421.56
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00          0.00


      89            90            91            92            93            94
      --            --            --            --            --            --

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID
------------------------------------------------------------------------------------
   CLEVELAND      DAYTON   N. RIDGEVILLE    WOODMERE     LAKE OSWEGO      SALEM
      OH            OH           OH            OH             OR            OR
------------------------------------------------------------------------------------
2,607,708.50  2,731,885.51  2,607,708.50  3,029,908.59  2,384,190.46  6,059,817.18
------------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%        6.739%
------------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH          10TH
------------------------------------------------------------------------------------
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
   18,068.97     18,929.40     18,068.97     20,994.42     16,520.20     41,988.84
  605,526.76    634,361.48    605,526.76    703,564.34    553,624.42  1,407,128.68
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00
        0.00          0.00          0.00          0.00          0.00          0.00


      95            96            97            98            99          100
      --            --            --            --            --          ---

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID     RITE AID
---------------------------------------------------------------------------------
 BETHEL PARK   PHILADELPHIA  ELIZBETHTON    WEST VALLEY    ROANOKE     STAUNTON
      PA            PA            TN            UT            VA           VA
---------------------------------------------------------------------------------
2,627,576.99  2,548,103.02  1,927,220.86  3,377,603.64  2,582,872.52 2,384,190.46
---------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%       6.739%
---------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH         10TH
---------------------------------------------------------------------------------
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
   18,206.64     17,655.96     13,353.83     23,403.62     17,896.88    16,520.20
  610,140.34    591,686.00    447,513.12    784,301.40    599,759.68   553,624.42
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00
        0.00          0.00          0.00          0.00          0.00         0.00

                                GROSS CASHFLOW



      82            83            84            85            86            87             88
      --            --            --            --            --            --             --

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID
------------------------------------------------------------------------------------------------
   CARTERET     LAS VEGAS      BRENTWOOD     BROOKLYN      CATSKILL      CHAMPLAIN      RAVENA
      NJ            NV            NY            NY            NY            NY            NY
------------------------------------------------------------------------------------------------
4,271,674.34  4,967,062.98  3,576,285.69  3,079,579.11  2,433,860.98  1,887,483.88  2,086,167.38
------------------------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%        6.739%         6.739%
------------------------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH          10TH           10TH
------------------------------------------------------------------------------------------------
   0.00          0.00          0.00          0.00          0.00          0.00          0.00


      89            90            91            92            93            94
      --            --            --            --            --            --

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID      RITE AID
----------------------------------------------------------------------------------
   CLEVELAND      DAYTON   N. RIDGEVILLE    WOODMERE     LAKE OSWEGO      SALEM
      OH            OH           OH            OH             OR            OR
----------------------------------------------------------------------------------
2,607,708.50  2,731,885.51  2,607,708.50  3,029,908.59  2,384,190.46  6,059,817.18
----------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%        6.739%
----------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH          10TH
----------------------------------------------------------------------------------
   0.00          0.00          0.00          0.00          0.00          0.00


      95            96            97            98            99          100
      --            --            --            --            --          ---

   RITE AID      RITE AID      RITE AID      RITE AID      RITE AID     RITE AID
---------------------------------------------------------------------------------
 BETHEL PARK   PHILADELPHIA  ELIZBETHTON    WEST VALLEY    ROANOKE     STAUNTON
      PA            PA            TN            UT            VA           VA
---------------------------------------------------------------------------------
2,627,576.99  2,548,103.02  1,927,220.86  3,377,603.64  2,582,872.52 2,384,190.46
---------------------------------------------------------------------------------
    6.739%        6.739%        6.739%        6.739%        6.739%       6.739%
---------------------------------------------------------------------------------
     10TH          10TH          10TH          10TH          10TH         10TH
---------------------------------------------------------------------------------
   0.00          0.00          0.00          0.00          0.00         0.00

                                                           GROSS CASHFLOW

          101                  102                103               104                105               106               107
          ---                  ---                ---               ---                ---               ---               ---


       RITE AID              RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
    VIRGINIA BEACH            ESSEX           MIDDLEBURY         ELLENSBURG          PULLMAN           YAKIMA             BELLE
          VA                    VT                VT                 WA                WA                WA                 WV
------------------------------------------------------------------------------------------------------------------------------------
     2,880,897.05          1,907,352.37      1,639,131.30       3,377,603.64      2,582,872.52      4,172,333.31       1,241,765.75
------------------------------------------------------------------------------------------------------------------------------------
        6.739%                6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
         10TH                  10TH              10TH               10TH              10TH              10TH               10TH

------------------------------------------------------------------------------------------------------------------------------------
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27


     108                109                 110                  111               112                113
     ---                ---                 ---                  ---               ---                ---

                                                                                                      TIME
  RITE AID           RITE AID             RITE AID            RITE AID           RITE AID            WARNER
------------------------------------------------------------------------------------------------------------------
 VERMILLION        TRAVERSE CITY     OLD ORCHARD BEACH        LANSDALE         SCHENECTADY           TAMPA
     OH                 MI                   ME                  PA                 NY                 FL
------------------------------------------------------------------------------------------------------------------
1,689,673.43        1,575,114.51       1,826,132.74         2,688,537.94       1,681,245.78        3,055,623.03
------------------------------------------------------------------------------------------------------------------
   7.050%             7.253%               7.620%              7.670%             7.740%             7.360%
------------------------------------------------------------------------------------------------------------------
    10TH               10TH                 1ST                  1ST               10TH               10TH                 TOTAL
                                                                                                                           -----
------------------------------------------------------------------------------------------------------------------
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           18,741.15           4,787,581.01
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,739,165.49
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,739,165.49
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,805,249.72
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,738,773.05
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,738,773.05
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,868,769.05
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,801,108.06
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,803,269.67
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,871,729.54
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,802,863.11
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,802,709.87
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,872,336.10
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,802,242.70
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,802,242.70
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,898,098.71
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,826,756.47
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           6,068,518.97
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,891,776.74
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,819,163.37
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,925,310.46
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,892,024.73
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,818,117.54
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,925,932.11
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,892,060.59
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,816,836.51
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,926,671.86
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,892,318.26
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,815,753.78
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,927,481.05
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,892,544.60
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,814,615.82
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,928,267.59
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,892,812.36
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,813,494.91
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,928,935.37
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,892,857.51
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,812,126.63
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,932,055.09
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,895,463.39
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,813,724.71
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,933,351.18
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,898,103.27
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,814,469.38
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,936,156.41
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           5,026,691.54
 12,779.46           12,880.08          15,271.75            19,803.55          13,476.46           28,169.58           4,812,516.38

                                                           GROSS CASHFLOW

          101                  102                103               104                105               106               107
          ---                  ---                ---               ---                ---               ---               ---


       RITE AID              RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
    VIRGINIA BEACH            ESSEX           MIDDLEBURY         ELLENSBURG          PULLMAN           YAKIMA             BELLE
          VA                    VT                VT                 WA                WA                WA                 WV
------------------------------------------------------------------------------------------------------------------------------------
     2,880,897.05          1,907,352.37      1,639,131.30       3,377,603.64      2,582,872.52      4,172,333.31       1,241,765.75
------------------------------------------------------------------------------------------------------------------------------------
        6.739%                6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
         10TH                  10TH              10TH               10TH              10TH              10TH               10TH

------------------------------------------------------------------------------------------------------------------------------------
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27


     108                109                  110                  111               112                113
     ---                ---                  ---                  ---               ---                ---

                                                                                                       TIME
  RITE AID           RITE AID              RITE AID            RITE AID           RITE AID            WARNER
-------------------------------------------------------------------------------------------------------------------
 VERMILLION        TRAVERSE CITY      OLD ORCHARD BEACH        LANSDALE         SCHENECTADY           TAMPA
     OH                 MI                    ME                  PA                 NY                 FL
-------------------------------------------------------------------------------------------------------------------
1,689,673.43        1,575,114.51        1,826,132.74         2,688,537.94       1,681,245.78        3,055,623.03
-------------------------------------------------------------------------------------------------------------------
   7.050%             7.253%                7.620%              7.670%             7.740%             7.360%
-------------------------------------------------------------------------------------------------------------------
    10TH               10TH                  1ST                  1ST               10TH               10TH                TOTAL
                                                                                                                           -----
-------------------------------------------------------------------------------------------------------------------
 12,779.46           12,880.08           15,271.75            19,803.55          13,476.46           28,169.58          4,936,122.07
 12,779.46           12,880.08           15,271.75            19,803.55          13,476.46           28,169.58          5,028,248.31
 12,779.46           12,880.08           15,271.75            19,803.55          13,476.46           28,169.58          4,815,686.95
 12,779.46           12,880.08           15,271.75            19,803.55          13,476.46           28,169.58          4,941,602.21
 12,779.46           12,880.08           15,271.75            19,803.55          13,476.46           28,169.58          5,035,477.29
 12,779.46           12,880.08           15,271.75            19,803.55          13,476.46           28,169.58          4,842,397.33
 12,779.46           12,880.08           15,271.75            19,803.55          13,476.46           28,169.58          4,970,481.48
 12,779.46           12,880.08           15,271.75            19,803.55          13,476.46           28,169.58          5,066,032.40
 12,779.46           12,880.08           15,271.75            19,803.55          13,476.46           28,169.58          4,842,541.59
 12,779.46           12,880.08           15,271.75            19,803.55          13,476.46           28,169.58          4,972,831.99
 12,779.46           12,880.08           15,271.75            19,803.55          13,476.46           28,169.58          5,106,004.17
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,842,193.41
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,974,541.79
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,110,133.32
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,839,572.47
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,974,390.03
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,112,576.95
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,837,160.61
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,974,300.40
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,115,023.08
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,834,663.92
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,976,672.40
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,120,063.04
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,834,672.19
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,976,381.54
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,122,379.04
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,831,865.99
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,976,215.25
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,125,005.71
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,829,278.38
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,212,048.93
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,126,281.46
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,825,246.06
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,214,609.84
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,127,626.76
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,821,187.80
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,217,053.01
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,128,721.11
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,816,781.44
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,219,674.32
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,130,118.70
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,812,579.35
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,222,412.06
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,131,496.84
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,808,257.10
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,225,149.18
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,132,948.74
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,803,906.07
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,227,763.49
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,134,137.90
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,799,187.92
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,233,264.60
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,138,345.22
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,797,812.52
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,236,620.71
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,142,326.50
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,795,241.16
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,241,607.82
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,296,569.40
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,789,681.77
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,243,510.67
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,299,650.12
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,789,891.49

                                                           GROSS CASHFLOW

          101                  102                103               104                105               106               107
          ---                  ---                ---               ---                ---               ---               ---


       RITE AID              RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
    VIRGINIA BEACH            ESSEX           MIDDLEBURY         ELLENSBURG          PULLMAN           YAKIMA             BELLE
          VA                    VT                VT                 WA                WA                WA                 WV
------------------------------------------------------------------------------------------------------------------------------------
     2,880,897.05          1,907,352.37      1,639,131.30       3,377,603.64      2,582,872.52      4,172,333.31       1,241,765.75
------------------------------------------------------------------------------------------------------------------------------------
        6.739%                6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
         10TH                  10TH              10TH               10TH              10TH              10TH               10TH

------------------------------------------------------------------------------------------------------------------------------------
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27


     108                109                  110                  111               112                113
     ---                ---                  ---                  ---               ---                ---

                                                                                                       TIME
  RITE AID           RITE AID              RITE AID            RITE AID           RITE AID            WARNER
-------------------------------------------------------------------------------------------------------------------
 VERMILLION        TRAVERSE CITY      OLD ORCHARD BEACH        LANSDALE         SCHENECTADY           TAMPA
     OH                 MI                    ME                  PA                 NY                 FL
-------------------------------------------------------------------------------------------------------------------
1,689,673.43        1,575,114.51        1,826,132.74         2,688,537.94       1,681,245.78        3,055,623.03
-------------------------------------------------------------------------------------------------------------------
   7.050%             7.253%                7.620%              7.670%             7.740%             7.360%
-------------------------------------------------------------------------------------------------------------------
    10TH               10TH                  1ST                  1ST               10TH               10TH                TOTAL
                                                                                                                           -----
-------------------------------------------------------------------------------------------------------------------
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,251,767.92
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58         16,523,351.14
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,683,937.05
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,153,769.30
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          7,965,861.71
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          4,649,035.31
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,126,960.42
 12,779.46           12,880.08           15,271.75            21,783.89          13,476.46           28,169.58          5,229,758.02
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,644,973.45
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,130,893.08
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,235,816.79
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,638,302.49
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,132,833.92
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,240,095.59
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,631,839.82
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,134,889.55
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,244,400.06
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,625,209.33
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,139,830.40
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,251,745.28
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,621,422.59
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,141,702.02
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,255,929.98
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,614,274.76
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58         14,930,047.52
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,151,493.48
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,498,301.58
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,317,679.80
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,154,515.51
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,489,579.04
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,323,071.05
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,157,653.08
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,480,760.43
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,328,347.24
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,160,497.66
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,471,433.37
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,333,886.47
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,163,757.04
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,462,301.82
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,339,610.68
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,167,019.96
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,452,950.49
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,345,370.99
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,170,405.91
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,443,494.86
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,351,012.10
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,173,485.95
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,432,143.92
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,316,185.01
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,136,257.30
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,383,395.50
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,322,730.74
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,142,375.91
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,375,534.75
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,331,050.04
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,327,714.46
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,364,331.65
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,336,016.72
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,333,177.84
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,359,661.28
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,348,377.57
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,242,596.99
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,164,199.15

                                                           GROSS CASHFLOW

          101                  102                103               104                105               106               107
          ---                  ---                ---               ---                ---               ---               ---


       RITE AID              RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
    VIRGINIA BEACH            ESSEX           MIDDLEBURY         ELLENSBURG          PULLMAN           YAKIMA             BELLE
          VA                    VT                VT                 WA                WA                WA                 WV
------------------------------------------------------------------------------------------------------------------------------------
     2,880,897.05          1,907,352.37      1,639,131.30       3,377,603.64      2,582,872.52      4,172,333.31       1,241,765.75
------------------------------------------------------------------------------------------------------------------------------------
        6.739%                6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
         10TH                  10TH              10TH               10TH              10TH              10TH               10TH

------------------------------------------------------------------------------------------------------------------------------------
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27


     108                109                  110                  111               112                113
     ---                ---                  ---                  ---               ---                ---

                                                                                                       TIME
  RITE AID           RITE AID              RITE AID            RITE AID           RITE AID            WARNER
-------------------------------------------------------------------------------------------------------------------
 VERMILLION        TRAVERSE CITY      OLD ORCHARD BEACH        LANSDALE         SCHENECTADY           TAMPA
     OH                 MI                    ME                  PA                 NY                 FL
-------------------------------------------------------------------------------------------------------------------
1,689,673.43        1,575,114.51        1,826,132.74         2,688,537.94       1,681,245.78        3,055,623.03
-------------------------------------------------------------------------------------------------------------------
   7.050%             7.253%                7.620%              7.670%             7.740%             7.360%
-------------------------------------------------------------------------------------------------------------------
    10TH               10TH                  1ST                  1ST               10TH               10TH                TOTAL
                                                                                                                           -----
-------------------------------------------------------------------------------------------------------------------
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,169,946.08
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,168,405.50
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          4,154,570.91
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,177,641.83
 12,779.46           12,880.08           15,271.75            23,962.24          13,476.46           28,169.58          5,227,577.92
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46           28,169.58          4,144,621.87
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46           28,169.52          5,185,011.71
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,208,362.45
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          4,103,480.14
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,162,099.40
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,215,459.85
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          4,090,695.28
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,167,549.26
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,222,621.67
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          4,077,616.29
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,173,019.08
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,229,987.37
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          4,064,376.13
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,178,328.64
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,237,061.53
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          4,050,472.81
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,183,937.23
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,244,705.70
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          4,036,761.13
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,523,856.84
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,250,502.80
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          4,020,817.19
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,533,528.13
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,256,484.60
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          4,004,665.78
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,543,098.64
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,262,130.40
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          3,987,779.13
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,553,053.41
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,202,502.30
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          3,905,212.10
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,497,446.57
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,208,760.15
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          3,888,117.22
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,507,777.93
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,215,215.23
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          3,870,798.23
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,518,006.36
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,221,320.84
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          3,852,700.88
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,528,639.46
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,226,955.15
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          3,818,637.79
 12,779.46           12,880.08           15,271.75            26,358.45          13,476.46                0.00          5,523,444.41
 12,779.46           12,881.65           15,271.75            26,358.45          13,476.46                0.00          5,220,926.86
 12,779.46                0.00           15,271.75            26,358.45          13,476.46                0.00          3,789,701.67
 12,779.46                0.00           15,269.72            26,358.45          13,476.46                0.00          5,523,871.55
 12,779.46                0.00                0.00            26,358.45          13,476.46                0.00          4,058,464.87
 12,779.46                0.00                0.00            26,358.45          13,476.46                0.00          3,762,544.78
 12,779.46                0.00                0.00            26,358.45          13,476.46                0.00          5,526,216.85
 12,779.46                0.00                0.00            26,358.45          13,476.46                0.00          3,630,944.35
 12,779.46                0.00                0.00            26,358.45          13,476.46                0.00          3,277,424.71
 12,779.46                0.00                0.00            26,358.45          13,476.46                0.00          5,071,853.38
 12,779.46                0.00                0.00            26,358.45          13,476.46                0.00          3,572,796.08
 12,779.46                0.00                0.00            26,358.45          13,476.46                0.00          3,272,450.32
 12,779.46                0.00                0.00            26,358.45          13,476.46                0.00          5,097,788.02
 12,779.46                0.00                0.00            26,358.45          13,476.46                0.00         13,338,574.98
 12,779.46                0.00                0.00            26,358.45          13,476.46                0.00          3,116,438.56

                                                           GROSS CASHFLOW

          101                  102                103               104                105               106               107
          ---                  ---                ---               ---                ---               ---               ---


       RITE AID              RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
    VIRGINIA BEACH            ESSEX           MIDDLEBURY         ELLENSBURG          PULLMAN           YAKIMA             BELLE
          VA                    VT                VT                 WA                WA                WA                 WV
------------------------------------------------------------------------------------------------------------------------------------
     2,880,897.05          1,907,352.37      1,639,131.30       3,377,603.64      2,582,872.52      4,172,333.31       1,241,765.75
------------------------------------------------------------------------------------------------------------------------------------
        6.739%                6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
         10TH                  10TH              10TH               10TH              10TH              10TH               10TH

------------------------------------------------------------------------------------------------------------------------------------
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
      19,961.91             13,216.16         11,357.64          23,403.62         17,896.88         28,910.35           8,604.27
     668,962.91            442,899.54        380,616.86         784,301.40        599,759.68        968,842.75         288,346.05
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00


      108               109                  110                 111               112                113
      ---               ---                  ---                 ---               ---                ---

                                                                                                      TIME
   RITE AID          RITE AID              RITE AID           RITE AID           RITE AID            WARNER
------------------------------------------------------------------------------------------------------------------
  VERMILLION       TRAVERSE CITY      OLD ORCHARD BEACH       LANSDALE         SCHENECTADY           TAMPA
      OH                MI                    ME                 PA                 NY                 FL
------------------------------------------------------------------------------------------------------------------
 1,689,673.43       1,575,114.51        1,826,132.74        2,688,537.94       1,681,245.78        3,055,623.03
------------------------------------------------------------------------------------------------------------------
    7.050%            7.253%                7.620%             7.670%             7.740%             7.360%
------------------------------------------------------------------------------------------------------------------
     10TH              10TH                  1ST                 1ST               10TH               10TH                 TOTAL
                                                                                                                           -----
------------------------------------------------------------------------------------------------------------------
  12,779.46               0.00                0.00           26,358.45          13,476.46                0.00           4,973,217.70
  12,779.46               0.00                0.00           26,358.60          13,476.46                0.00           3,105,777.70
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           3,079,419.10
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           4,967,794.02
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           3,068,187.22
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           3,068,187.22
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           4,989,483.31
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           3,057,155.77
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           3,057,155.77
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           5,011,546.20
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           2,926,913.99
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           2,926,913.99
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           4,914,968.78
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           2,915,499.27
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           2,534,791.20
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           4,556,681.56
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           2,111,740.71
  12,779.46               0.00                0.00                0.00          13,476.46                0.00           2,111,740.71
  12,779.46               0.00                0.00                0.00               0.00                0.00           4,155,397.09
  12,777.46               0.00                0.00                0.00               0.00                0.00           2,086,450.88
       0.00               0.00                0.00                0.00               0.00                0.00           2,073,673.39
       0.00               0.00                0.00                0.00               0.00                0.00           1,818,145.42
       0.00               0.00                0.00                0.00               0.00                0.00           1,818,145.45
       0.00               0.00                0.00                0.00               0.00                0.00           1,668,085.42
       0.00               0.00                0.00                0.00               0.00                0.00          26,173,466.65
       0.00               0.00                0.00                0.00               0.00                0.00             914,351.27
       0.00               0.00                0.00                0.00               0.00                0.00             914,349.21
       0.00               0.00                0.00                0.00               0.00                0.00             889,140.18
       0.00               0.00                0.00                0.00               0.00                0.00             889,140.18
       0.00               0.00                0.00                0.00               0.00                0.00             889,140.18
       0.00               0.00                0.00                0.00               0.00                0.00             889,140.18
       0.00               0.00                0.00                0.00               0.00                0.00             889,140.18
       0.00               0.00                0.00                0.00               0.00                0.00             536,451.43
       0.00               0.00                0.00                0.00               0.00                0.00             536,451.43
       0.00               0.00                0.00                0.00               0.00                0.00             536,451.43
       0.00               0.00                0.00                0.00               0.00                0.00             536,451.43
       0.00               0.00                0.00                0.00               0.00                0.00             536,451.43
       0.00               0.00                0.00                0.00               0.00                0.00             536,449.24
       0.00               0.00                0.00                0.00               0.00                0.00             389,626.82
       0.00               0.00                0.00                0.00               0.00                0.00             389,178.54
       0.00               0.00                0.00                0.00               0.00                0.00             389,178.54
       0.00               0.00                0.00                0.00               0.00                0.00             389,178.54
       0.00               0.00                0.00                0.00               0.00                0.00             389,175.67
       0.00               0.00                0.00                0.00               0.00                0.00             336,219.81
       0.00               0.00                0.00                0.00               0.00                0.00             336,219.81
       0.00               0.00                0.00                0.00               0.00                0.00             336,219.83
       0.00               0.00                0.00                0.00               0.00                0.00             288,635.77
       0.00               0.00                0.00                0.00               0.00                0.00             288,635.77
       0.00               0.00                0.00                0.00               0.00                0.00             288,638.56
       0.00               0.00                0.00                0.00               0.00                0.00             265,121.34
       0.00               0.00                0.00                0.00               0.00                0.00             265,121.34
       0.00               0.00                0.00                0.00               0.00                0.00             264,650.64
       0.00               0.00                0.00                0.00               0.00                0.00             264,650.64
       0.00               0.00                0.00                0.00               0.00                0.00             264,650.64
       0.00               0.00                0.00                0.00               0.00                0.00             264,649.18
       0.00               0.00                0.00                0.00               0.00                0.00             229,035.22
       0.00               0.00                0.00                0.00               0.00                0.00             236,752.61
       0.00               0.00                0.00                0.00               0.00                0.00             236,752.61
       0.00               0.00                0.00                0.00               0.00                0.00             236,752.63
       0.00               0.00                0.00                0.00               0.00                0.00             183,829.28
       0.00               0.00                0.00                0.00               0.00                0.00             183,829.28
       0.00               0.00                0.00                0.00               0.00                0.00             183,829.28
       0.00               0.00                0.00                0.00               0.00                0.00             183,829.77

                                                           GROSS CASHFLOW

          101                  102                103               104                105               106               107
          ---                  ---                ---               ---                ---               ---               ---


       RITE AID              RITE AID          RITE AID           RITE AID          RITE AID          RITE AID           RITE AID
------------------------------------------------------------------------------------------------------------------------------------
    VIRGINIA BEACH            ESSEX           MIDDLEBURY         ELLENSBURG          PULLMAN           YAKIMA             BELLE
          VA                    VT                VT                 WA                WA                WA                 WV
------------------------------------------------------------------------------------------------------------------------------------
     2,880,897.05          1,907,352.37      1,639,131.30       3,377,603.64      2,582,872.52      4,172,333.31       1,241,765.75
------------------------------------------------------------------------------------------------------------------------------------
        6.739%                6.739%            6.739%             6.739%            6.739%            6.739%             6.739%
------------------------------------------------------------------------------------------------------------------------------------
         10TH                  10TH              10TH               10TH              10TH              10TH               10TH

------------------------------------------------------------------------------------------------------------------------------------
           0.00                  0.00              0.00               0.00              0.00              0.00               0.00



     108                109                 110                   111               112                113
     ---                ---                 ---                   ---               ---                ---

                                                                                                       TIME
  RITE AID           RITE AID             RITE AID             RITE AID           RITE AID            WARNER
-------------------------------------------------------------------------------------------------------------------
 VERMILLION        TRAVERSE CITY     OLD ORCHARD BEACH         LANSDALE         SCHENECTADY           TAMPA
     OH                 MI                   ME                   PA                 NY                 FL
-------------------------------------------------------------------------------------------------------------------
1,689,673.43        1,575,114.51       1,826,132.74          2,688,537.94       1,681,245.78        3,055,623.03
-------------------------------------------------------------------------------------------------------------------
   7.050%             7.253%               7.620%               7.670%             7.740%             7.360%
-------------------------------------------------------------------------------------------------------------------
    10TH               10TH                 1ST                   1ST               10TH               10TH               TOTAL
                                                                                                                          -----
-------------------------------------------------------------------------------------------------------------------
      0.00                0.00               0.00                  0.00               0.00                0.00            40,895.04

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                                   ----------

     The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates."

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans") secured by interests in the following property types: retail stores, office buildings, health-care related facilities, warehouse facilities, or other types of income producing properties, mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). See "Description of the Trust Funds." Mortgage Loans (or mortgage loans underlying an MBS) may be delinquent as of the date Certificates of a series are issued, if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificate may include amounts on deposit in a separate account (the "Pre-Funding Account") which may be used by the Trust Fund to acquire additional assets as more fully described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets," "Description of the Certificates" and "Description of Credit Support."

     Each series of Certificates will consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates."

     Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual or other periodic basis as specified in the related Prospectus Supplement. Such distributions will be made only from the assets of the related Trust Fund.

     This Prospectus and related Prospectus Supplements may be used by the Depositor, Merrill Lynch, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities law in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Merrill Lynch or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing marketing prices at the time of sale or otherwise.

     No Certificates of any series will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations." A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates."

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.

                                   ----------

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER " RISK
   FACTORS" ON PAGE 16 OF THIS PROSPECTUS AND SUCH INFORMATION AS MAY BE SET
        FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS
              SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors." This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

                                FEBRUARY 25, 1998

                              PROSPECTUS SUPPLEMENT

     As more particularly described herein, each Prospectus Supplement will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of Offered Certificates of the related series, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest will accrue from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made to Certificateholders; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets");
(v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") engaged to administer the related Mortgage Assets; (xi) information as to the nature and extent of any subordination in entitlement to distributions of any class of Certificates of such series; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each series contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Publicly filed information, including information regarding the Registrant, is available at the Commission's web site at www.sec.gov.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered
Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. The means by which notices and other communications are conveyed by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates," and "Description of the Pooling Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor, upon request, will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 250Vesey Street, Fifteenth Floor, New York, New York 10281-1315, Attention:
Secretary, or by telephone at (212)449-0336. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS

                                                                                                                              PAGE
                                                                                                                              ----
PROSPECTUS SUPPLEMENT ......................................................................................................    2
AVAILABLE INFORMATION ......................................................................................................    2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ..........................................................................    3
SUMMARY OF PROSPECTUS ......................................................................................................    8
RISK FACTORS ...............................................................................................................   16
  Limited Liquidity for Offered Certificates ...............................................................................   16
  Limited Assets to Support Payment on Certificates ........................................................................   16
  Prepayments on Mortgage Loans; Effects on Average Life of Certificates; Effects on Yields
   on Certificates .........................................................................................................   16
  Optional Early Termination ...............................................................................................   18
  Limited Nature of Ratings on Certificates ................................................................................   18
  Effects of Pre-Funding and Acquisition of Additional Mortgage Assets .....................................................   18
  Risks to Lenders Associated With Certain Income Producing Loans and Mortgaged Properties .................................   18
    Risks Associated with Mortgage Loans Secured by Retail Properties ......................................................   19
    Risks Associated with Mortgage Loans Secured by Office Buildings .......................................................   19
    Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities ......................................   20
    Risks Associated with Mortgage Loans Secured by Health Care-Related Properites .........................................   20
    Risks Associated with Mortgage Loans Secured by Warehouse and Storage Facilities .......................................   22
    Risks Associated with Mortgage Loans Secured by Industrial & Mixed-Use Facilities ......................................   22
  Management Risks .........................................................................................................   22
  Balloon Payments on Mortgage Loans; Heightened Risk of Borrower Default ..................................................   22
  Leases and Rents Serving as Security for Mortgage Loans Pose Special Risks ...............................................   23
  Delinquent Mortgage Loans ................................................................................................   23
  Environmental Liability May Affect Lien on Mortgaged Property and Expose Lender to Costs .................................   23
  Credit Support Limitations--May Not Cover All Risks or Full Payment on Certificates ......................................   24
  Certain Federal Tax Considerations Regarding REMIC Residual Certificates .................................................   24
  ERISA Considerations--Covered Investors May Experience Liability .........................................................   24
  Book-Entry Registration of Certificates Affects Ownership of Certificates and Receipt of Payment .........................   25
DESCRIPTION OF THE TRUST FUNDS .............................................................................................   25
  General ..................................................................................................................   25
  Mortgage Loans ...........................................................................................................   25
    General ................................................................................................................   25
    Default and Loss Considerations with Respect to the Mortgage Loans .....................................................   26
    Payment Provisions of the Mortgage Loans ...............................................................................   27
    Mortgage Loan Information in Prospectus Supplements ....................................................................   27
  MBS ......................................................................................................................   28
  Certificate Accounts .....................................................................................................   28
  Credit Support ...........................................................................................................   28
  Cash Flow Agreements .....................................................................................................   29
  Pre-Funding ..............................................................................................................   29
YIELD AND MATURITY CONSIDERATIONS ..........................................................................................   29
  General ..................................................................................................................   29
  Pass-Through Rate ........................................................................................................   29
  Payment Delays ...........................................................................................................   30
  Certain Shortfalls in Collections of Interest ............................................................................   30
  Yield and Prepayment Considerations ......................................................................................   30
  Weighted Average Life and Maturity .......................................................................................   31
  Controlled Amortization Classes and Companion Classes ....................................................................   32
  Other Factors Affecting Yield, Weighted Average Life and Maturity ........................................................   32
    Balloon Payments; Extensions of Maturity ...............................................................................   32
    Negative Amortization ..................................................................................................   33
    Foreclosures and Payment Plans .........................................................................................   33
    Losses and Shortfalls on the Mortgage Assets ...........................................................................   33
    Additional Certificate Amortization ....................................................................................   34

                                                                                                                              PAGE
                                                                                                                              ----
THE DEPOSITOR ..............................................................................................................   35
USE OF PROCEEDS ............................................................................................................   35
DESCRIPTION OF THE CERTIFICATES ............................................................................................   35
  General ..................................................................................................................   35
  Distributions ............................................................................................................   35
  Distributions of Interest on the Certificates ............................................................................   36
  Distributions of Certificate Principal ...................................................................................   37
  Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
   Equity Participations ...................................................................................................   37
  Allocation of Losses and Shortfalls ......................................................................................   37
  Advances in Respect of Delinquencies .....................................................................................   38
  Reports to Certificateholders ............................................................................................   38
  Voting Rights ............................................................................................................   40
  Termination ..............................................................................................................   40
  Book-entry Registration and Definitive Certificates ......................................................................   41
DESCRIPTION OF THE POOLING AGREEMENTS ......................................................................................   42
  General ..................................................................................................................   42
  Assignment of Mortgage Loans; Repurchases ................................................................................   42
  Representations and Warranties; Repurchases ..............................................................................   43
  Certificate Account ......................................................................................................   44
    General ................................................................................................................   44
    Deposits ...............................................................................................................   44
    Withdrawals ............................................................................................................   45
  Collection and Other Servicing Procedures ................................................................................   46
  Modifications, Waivers and Amendments of Mortgage Loans ..................................................................   46
  Sub-Servicers ............................................................................................................   46
  Special Servicers ........................................................................................................   47
  Realization Upon Defaulted Mortgage Loans ................................................................................   47
  Hazard Insurance Policies ................................................................................................   48
  Due-on-Sale and Due-on-Encumbrance Provisions ............................................................................   49
  Servicing Compensation and Payment of Expenses ...........................................................................   49
  Evidence as to Compliance ................................................................................................   50
  Certain Matters Regarding the Master Servicer and the Depositor ..........................................................   50
  Events of Default ........................................................................................................   51
  Rights Upon Event of Default .............................................................................................   51
  Amendment ................................................................................................................   52
  List of Certificateholders ...............................................................................................   52
  The Trustee ..............................................................................................................   52
  Duties of the Trustee ....................................................................................................   52
  Certain Matters Regarding the Trustee ....................................................................................   53
  Resignation and Removal of the Trustee ...................................................................................   53
DESCRIPTION OF CREDIT SUPPORT ..............................................................................................   53
  General ..................................................................................................................   53
  Subordinate Certificates .................................................................................................   54
  Cross-support Provisions .................................................................................................   54

                                                                                                                              PAGE
                                                                                                                              ----
  Insurance or Guarantees with Respect to Mortgage Loans ...................................................................   54
  Letter of Credit .........................................................................................................   54
  Certificate Insurance and Surety Bonds ...................................................................................   54
  Reserve Funds ............................................................................................................   55
  Credit Support with Respect to MBS .......................................................................................   55
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ....................................................................................   55
  General ..................................................................................................................   55
  Types of Mortgage Instruments ............................................................................................   56
  Leases and Rents .........................................................................................................   56
  Personalty ...............................................................................................................   56
  Junior Mortgages; Rights of Senior Lenders ...............................................................................   56
  Foreclosure ..............................................................................................................   57
    General ................................................................................................................   57
    Foreclosure Procedures Vary From State to State ........................................................................   57
    Judicial Foreclosure ...................................................................................................   57
    Non-Judicial Foreclosure/Power of Sale .................................................................................   58
    Limitations on the Rights of Mortgage Lenders ..........................................................................   58
    Rights of Redemption ...................................................................................................   59
    Anti-Deficiency Legislation ............................................................................................   59
    Leasehold Considerations ...............................................................................................   59
  Bankruptcy Laws ..........................................................................................................   60
  Environmental Considerations .............................................................................................   61
    General ................................................................................................................   61
    Superlien Laws .........................................................................................................   61
    CERCLA .................................................................................................................   61
    Certain State and Other Federal Laws ...................................................................................   61
    Additional Considerations ..............................................................................................   62
  Due-on-Sale and Due-on-Encumbrance .......................................................................................   62
  Subordinate Financing ....................................................................................................   62
  Default Interest and Limitations on Prepayments ..........................................................................   63
  Applicability of Usury Laws ..............................................................................................   63
  Soldiers' and Sailors' Civil Relief Act of 1940 ..........................................................................   63
  Americans with Disabilities Act ..........................................................................................   63
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ...................................................................................   64
  General ..................................................................................................................   64
  REMICs ...................................................................................................................   64
    Classification of REMICs ...............................................................................................   64
    Characterization of Investments in REMIC Certificates ..................................................................   65
    Tiered REMIC Structures ................................................................................................   65
  Taxation of Owners of REMIC Regular Certificates .........................................................................   66
    General ................................................................................................................   66
    Original Issue Discount ................................................................................................   66
    Market Discount ........................................................................................................   67
    Premium ................................................................................................................   69
    Realized Losses ........................................................................................................   69

                                                                                                                              PAGE
                                                                                                                              ----
Taxation of Owners of REMIC Residual Certificates ..........................................................................   70
  General ..................................................................................................................   70
  Taxable Income of the REMIC ..............................................................................................   70
  Basis Rules, Net Losses and Distributions ................................................................................   71
  Excess Inclusions ........................................................................................................   72
  Noneconomic REMIC Residual Certificates ..................................................................................   73
  Mark-to-Market Rules .....................................................................................................   73
  Possible Pass-Through of Miscellaneous Itemized Deductions ...............................................................   74
  Sales of REMIC Certificates ..............................................................................................   74
  Prohibited Transactions Tax and Other Taxes ..............................................................................   75
  Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations ................................   76
  Termination ..............................................................................................................   76
  Reporting and Other Administrative Matters ...............................................................................   77
  Backup Withholding with Respect to REMIC Certificates ....................................................................   77
  Foreign Investors in REMIC Certificates ..................................................................................   77
Grantor Trust Funds ........................................................................................................   78
  Classification of Grantor Trust Funds ....................................................................................   78
Characterization of Investments in Grantor Trust Certificates ..............................................................   78
  Grantor Trust Fractional Interest Certificates ...........................................................................   78
  Grantor Trust Strip Certificates .........................................................................................   79
Taxation of Owners of Grantor Trust Fractional Interest Certificates .......................................................   79
  General ..................................................................................................................   79
  If Stripped Bond Rules Apply .............................................................................................   80
  If Stripped Bond Rules Do Not Apply ......................................................................................   81
  Market Discount ..........................................................................................................   82
  Premium ..................................................................................................................   83
  Taxation of Owners of Grantor Trust Strip Certificates ...................................................................   84
  Possible Application of Proposed Contingent Payment Rules ................................................................   85
  Sales of Grantor Trust Certificates ......................................................................................   85
  Grantor Trust Reporting ..................................................................................................   85
  Backup Withholding .......................................................................................................   86
  Foreign Investors ........................................................................................................   86
STATE AND OTHER TAX CONSEQUENCES ...........................................................................................   86
ERISA CONSIDERATIONS .......................................................................................................   86
  General ..................................................................................................................   86
  Plan Asset Regulations ...................................................................................................   86
  Prohibited Transaction Exemptions ........................................................................................   87
LEGAL INVESTMENT ...........................................................................................................   88
METHOD OF DISTRIBUTION .....................................................................................................   90
LEGAL MATTERS ..............................................................................................................   91
FINANCIAL INFORMATION ......................................................................................................   91
RATING .....................................................................................................................   91
INDEX OF DEFINITIONS .......................................................................................................   92

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                              SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Definitions is included at the end of this Prospectus.



Title of Certificates ..............   Mortgage    Pass-Through    Certificates,
                                        issuable in series (the "Certificates").

Depositor ..........................   Merrill Lynch Mortgage Investors, Inc., a
                                        wholly-owned limited purpose subsidiary of Merrill Lynch Mortgage Capital Inc. (the "Depositor"). See "The Depositor."

Issuer .............................   The  Trust  Fund   established   under  a
                                        Pooling  and  Servicing  Agreement,   as
                                        described   below  in  this  Summary  of
                                        Prospectus    under    "Description   of
                                        Certificates."

Master Servicer ....................   The   master    servicer   (the   "Master
                                        Servicer"),  if  any,  for a  series  of
                                        Certificates   will  be   named  in  the
                                        related Prospectus Supplement and may be
                                        an  affiliate  of  the  Depositor.   See
                                        "Description      of     the     Pooling
                                        Agreements--Collection     and     Other
                                        Servicing Procedures."

Special Servicer ...................   The  special   servicer   (the   "Special
                                        Servicer"),  if  any,  for a  series  of
                                        Certificates   will  be  named,  or  the
                                        circumstances   under  which  a  Special
                                        Servicer  will  be  appointed   will  be
                                        described,  in  the  related  Prospectus
                                        Supplement.   See  "Description  of  the
                                        Pooling Agreements--Special Servicers."

Trustee ............................   The  trustee  (the  "Trustee")  for  each
                                        series of Certificates  will be named in
                                        the related Prospectus  Supplement.  See
                                        "Description      of     the     Pooling
                                        Agreements--The Trustee."

The Trust Assets ...................   Each   series   of   Certificates    will
                                        represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

     A. Mortgage Assets ............   The Mortgage  Assets with respect to each
                                        series of Certificates  willconsist of a
                                        pool of  mortgage  loans  (collectively,
                                        the "Mortgage  Loans")  secured by liens
                                        on, or  security  interests  in,  retail
                                        stores,  office  buildings,  health-care
                                        related      facilities,       warehouse
                                        facilities,    or    other    types   of
                                        income-producing     properties     (the
                                        "Commercial    Properties").    If    so
                                        specified  in  the  related   Prospectus
                                        Supplement,  a Trust  Fund  may  include
                                        Mortgage  Loans secured by liens on real
                                        estate projects under  construction.  If
                                        so specified  in the related  Prospectus
                                        Supplement,  some Mortgage  Loans may be
                                        delinquent  as  of  the  date  of  their
                                        deposit  into the related  Trust Fund. A
                                        Mortgage   Loan   will   be   considered
                                        "delinquent"  if it is thirty  (30) days
                                        or   more   past   its   most   recently
                                        contractual  scheduled  payment  date in
                                        payment of all amounts due  according to
                                        its terms.  In any event, at the time of
                                        its  creation  the  Trust  Fund will not
                                        include   delinquent   loans   which  by
                                        principal  amount  are more  than 20% of
                                        the  aggregate  principal  amount of all
                                        Mortgage  Loans in the Trust  Fund.  The
                                        Mortgage Loans will not be guaranteed or
                                        insured  by  the  Depositor,  any of its
                                        affiliates    or,    unless    otherwise
                                        specified in the Prospectus  Supplement,
                                        by   any    governmental    agency    or
                                        instrumentality or other person.

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                                       As and to  the  extent  described  in the
                                        related   Prospectus    Supplement,    a
                                        Mortgage   Loan  (i)  may   provide  for
                                        accrual  of   interest   thereon  at  an
                                        interest  rate (a "Mortgage  Rate") that
                                        is fixed  over its term or that  adjusts
                                        from  time  to  time,  or  that  may  be
                                        converted  at  the  borrower's  election
                                        from an adjustable  to a fixed  Mortgage
                                        Rate,  or from a fixed to an  adjustable
                                        Mortgage  Rate,  (ii)  may  provide  for
                                        level   payments   to  maturity  or  for
                                        payments  that  adjust from time to time
                                        to  accommodate  changes in the Mortgage
                                        Rate or to  reflect  the  occurrence  of
                                        certain events,  and may permit negative
                                        amortization,   (iii)   may   be   fully
                                        amortizing over its term to maturity, or
                                        may    provide    for   little   or   no
                                        amortization  over  its  term  and  thus
                                        require a balloon  payment on its stated
                                        maturity   date,   (iv)  may  contain  a
                                        prohibition  on  prepayment  or  require
                                        payment   of  a   premium   or  a  yield
                                        maintenance penalty in connection with a
                                        prepayment   and  (v)  may  provide  for
                                        payments of principal, interest or both,
                                        on  due  dates   that   occur   monthly,
                                        quarterly,   semi-annually  or  at  such
                                        other  interval as is  specified  in the
                                        related  Prospectus  Supplement.  Unless
                                        otherwise   provided   in  the   related
                                        Prospectus  Supplement,   each  Mortgage
                                        Loan will have had an  original  term to
                                        maturity of not more than 40 years,  and
                                        will  have been  originated  by a person
                                        other    than   the    Depositor.    See
                                        "Description      of      the      Trust
                                        Funds--Mortgage Loans."

                                       If and to  the  extent  specified  in the
                                        related   Prospectus   Supplement,   the
                                        Mortgage   Assets  that   constitute   a
                                        particular  Trust Fund may also  include
                                        or   consist   solely  of  (i)   private
                                        mortgage    participations,     mortgage
                                        pass-through   certificates   or   other
                                        mortgage-backed   securities,   such  as
                                        mortgage-backed   securities   that  are
                                        similar to a series of  Certificates  or
                                        (ii) certificates  insured or guaranteed
                                        by  the  Federal   Home  Loan   Mortgage
                                        Corporation   ("FHLMC"),   the   Federal
                                        National Mortgage  Association  ("FNMA")
                                        or the  Governmental  National  Mortgage
                                        Association   ("GNMA")  or  the  Federal
                                        Agricultural     Mortgage    Corporation
                                        ("FAMC")       (collectively,        the
                                        mortgage-backed  securities  referred to
                                        in   clauses   (i)  and  (ii),   "MBS"),
                                        provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS."

                                       Each  Mortgage  Asset will be selected by
                                        the  Depositor  for inclusion in a Trust
                                        Fund from among those purchased,  either
                                        directly  or  indirectly,  from a  prior
                                        holder   thereof  (a   "Mortgage   Asset
                                        Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor.

     B. Certificate Account ........   Each Trust Fund will  include one or more
                                        accounts (collectively, the "Certificate
                                        Account")  established and maintained on
                                        behalf  of the  Certificateholders  into
                                        which the person or  persons  designated
                                        in  the  related  Prospectus  Supplement
                                        will, to the extent described herein and
                                        in such Prospectus  Supplement,  deposit
                                        all payments and collections received or
                                        advanced  with  respect to the  Mortgage
                                        Assets  and  other  assets  in the Trust
                                        Fund.  A  Certificate   Account  may  be
                                        maintained  as an interest  bearing or a
                                        non-interest  bearing account, and funds
                                        held  therein  may be  held  as  cash or
                                        invested    in    certain    short-term,
                                        investment  grade  obligations,  in each
                                        case  as   described   in  the   related
                                        Prospectus Supplement.  See "Description
                                        of    the    Trust    Funds--Certificate

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                                        Accounts"   and   "Description   of  the
                                        Pooling          Agreements--Certificate
                                        Account."

     C. Credit Support .............   If so provided in the related  Prospectus
                                        Supplement,  partial or full  protection
                                        against  certain  defaults and losses on
                                        the Mortgage Assets in the related Trust
                                        Fund  may be  provided  to  one or  more
                                        classes of  Certificates  of the related
                                        series in the form of  subordination  of
                                        one   or   more    other    classes   of
                                        Certificates of such series, which other
                                        classes may include one or more  classes
                                        of  Offered  Certificates,  or by one or
                                        more other types of credit support, such
                                        as a letter of credit, insurance policy,
                                        guarantee   or   reserve   fund,   or  a
                                        combination  thereof (any such  coverage
                                        with respect to the  Certificates of any
                                        series,  "Credit  Support").  The amount
                                        and  types of any  Credit  Support,  the
                                        identification  of the entity  providing
                                        it   (if    applicable)    and   related
                                        information  will  be set  forth  in the
                                        related Prospectus Supplement. See "Risk
                                        Factors--Credit   Support  Limitations,"
                                        "Description of the Trust  Funds--Credit
                                        Support"  and   "Description  of  Credit
                                        Support."

     D. Cash Flow Agreements .......   If so provided in the related  Prospectus
                                        Supplement,  a Trust  Fund  may  include
                                        guaranteed investment contracts pursuant
                                        to which  moneys  held in the  funds and
                                        accounts  established  for  the  related
                                        series  will be  invested at a specified
                                        rate.  The Trust  Fund may also  include
                                        interest   rate   exchange   agreements,
                                        interest  rate cap or floor  agreements,
                                        currency exchange  agreements or similar
                                        agreements   designed   to  reduce   the
                                        effects  of  interest  rate or  currency
                                        exchange   rate   fluctuations   on  the
                                        Mortgage   Assets  or  on  one  or  more
                                        classes of  Certificates.  The principal
                                        terms of any such guaranteed  investment
                                        contract  or other  agreement  (any such
                                        agreement,  a  "Cash  Flow  Agreement"),
                                        including,      without      limitation,
                                        provisions   relating   to  the  timing,
                                        manner and amount of payments thereunder
                                        and    provisions    relating   to   the
                                        termination  thereof,  will be described
                                        in the  Prospectus  Supplement  for  the
                                        related series. In addition, the related
                                        Prospectus   Supplement   will   contain
                                        certain information that pertains to the
                                        obligor   under   any  such   Cash  Flow
                                        Agreement. See "Description of the Trust
                                        Funds--Cash Flow Agreements."

     E. Pre-Funding ................   If so provided in the related  Prospectus
                                        Supplement,  a Trust  Fund  may  include
                                        amounts on deposit in a separate account
                                        (the   "Pre-Funding    Account")   which
                                        amounts  will not exceed 25% of the pool
                                        balance  of  the  Trust  Fund  as of the
                                        Cut-off Date.  Amounts on deposit in the
                                        Pre-Funding  Account  may be used by the
                                        Trust   Fund   to   acquire   additional
                                        Mortgage   Assets,    which   additional
                                        Mortgage  Assets will be selected  using
                                        criteria that is  substantially  similar
                                        to  the  criteria  used  to  select  the
                                        Mortgage  Assets  included  in the Trust
                                        Fund on the Closing Date. The Trust Fund
                                        may  acquire  such  additional  Mortgage
                                        Assets  for a period of time of not more
                                        than 120 days  after  the  Closing  Date
                                        (the "Pre-Funding  Period") as specified
                                        in the  related  Prospectus  Supplement.
                                        Amounts on  deposit  in the  Pre-Funding
                                        Account after the end of the Pre-Funding
                                        Period,    will   be    distributed   to
                                        Certificateholders  or such other person
                                        as set forth in the  related  Prospectus
                                        Supplement.   If  so   provided  in  the
                                        related Prospectus Supplement, the Trust
                                        Fund may include amounts on deposit in a
                                        separate   account   (the   "Capitalized
                                        Interest  Account").  Amounts on deposit
                                        in the Capitalized  Interest Account may
                                        be   used   to   supplement   investment
                                        earnings,  if any, of amounts on deposit
                                        in the Pre-Funding  Account,  supplement
                                        interest  collections of the Trust Fund,
                                        or such other  purpose as  specified  in
                                        the related  Prospectus  Supplement.  As
                                        set  forth  in  a   related   Prospectus

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                                        Supplement,  amounts  on  deposit in the
                                        Capitalized    Interest    Account   and
                                        Pre-Funding Account will be held in cash
                                        or  invested  in  short-term  investment
                                        grade   obligations.   Any   amounts  on
                                        deposit  in  the  Capitalized   Interest
                                        Account  will be released  after the end
                                        of the  Pre-Funding  Period as specified
                                        in the  related  Prospectus  Supplement.
                                        See    "Risk     Factors--Effects     of
                                        Pre-Funding     and    Acquisition    of
                                        Additional Mortgage Assets."

Description of Certificates ........   Each  series  of  Certificates   will  be
                                        issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                       Each series of Certificates  will consist
                                        of one or more classes of  Certificates,
                                        and  such  class or  classes  (including
                                        classes of Offered Certificates) may (i)
                                        be   senior    (collectively,    "Senior
                                        Certificates")       or      subordinate
                                        (collectively,              "Subordinate
                                        Certificates")  to  one  or  more  other
                                        classes of  Certificates  in entitlement
                                        to   certain    distributions   on   the
                                        Certificates;   (ii)  be   entitled   to
                                        distributions    of   principal,    with
                                        disproportionately  small, nominal or no
                                        distributions of interest (collectively,
                                        "Stripped   Principal    Certificates");
                                        (iii) be  entitled to  distributions  of
                                        interest, with disproportionately small,
                                        nominal or no distributions of principal
                                        (collectively,     "Stripped    Interest
                                        Certificates");    (iv)    provide   for
                                        distributions    of   principal   and/or
                                        interest  that  commence  only after the
                                        occurrence  of certain  events,  such as
                                        the  retirement  of  one or  more  other
                                        classes of  Certificates of such series;
                                        (v)   provide   for   distributions   of
                                        principal to be made,  from time to time
                                        or  for  designated  periods,  at a rate
                                        that is  faster  (and,  in  some  cases,
                                        substantially faster) or slower (and, in
                                        some cases,  substantially  slower) than
                                        the  rate at  which  payments  or  other
                                        collections of principal are received on
                                        the Mortgage Assets in the related Trust
                                        Fund; or (vi) provide for  distributions
                                        of  principal  to be  made,  subject  to
                                        available  funds,  based on a  specified
                                        principal   payment  schedule  or  other
                                        methodology.

                                       Each class of  Certificates,  other  than
                                        certain  classes  of  Stripped  Interest
                                        Certificates  and certain REMIC Residual
                                        Certificates  (as defined  below),  will
                                        have  a  stated   principal   amount  (a
                                        "Certificate  Balance");  and each class
                                        of  Certificates,   other  than  certain
                                        classes    of     Stripped     Principal
                                        Certificates  and certain REMIC Residual
                                        Certificates,  will  accrue  interest on
                                        its Certificate  Balance or, in the case
                                        of certain classes of Stripped  Interest
                                        Certificates,   on  a  notional   amount
                                        ("Notional  Amount"),  based on a fixed,
                                        variable or adjustable  interest rate (a
                                        "Pass-Through    Rate").   The   related
                                        Prospectus  Supplement  will specify the
                                        Certificate Balance, Notional Amount and
                                        Pass-Through  Rate  for  each  class  of
                                        Offered Certificates, as applicable, or,
                                        in the case of a variable or  adjustable
                                        Pass-Through   Rate,   the   method  for
                                        determining the Pass-Through Rate.

                                       The  Certificates  will not be guaranteed
                                        or  insured by the  Depositor  or any of
                                        its  affiliates,   by  any  governmental
                                        agency  or  instrumentality  or  by  any
                                        other person,  unless otherwise provided
                                        in the  related  Prospectus  Supplement.
                                        See "Risk  Factors--Limited  Assets" and
                                        "Description   of   the   Certificates."

Distributions of Interest on the
  Certificates .....................   Interest   on  each   class  of   Offered
                                        Certificates (other than certain classes
                                        of Stripped  Principal  Certificates and
                                        Stripped   Interest   Certificates   and

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                                        certain REMIC Residual  Certificates) of
                                        each   series   will   accrue   at   the
                                        applicable   Pass-Through  Rate  on  the
                                        Certificate  Balance  or, in the case of
                                        certain  classes  of  Stripped  Interest
                                        Certificates,    the   Notional   Amount
                                        thereof  outstanding  from  time to time
                                        and    will    be     distributed     to
                                        Certificateholders  as  provided  in the
                                        related  Prospectus  Supplement (each of
                                        the    specified    dates    on    which
                                        distributions   are   to  be   made,   a
                                        "Distribution  Date").  Distributions of
                                        interest  with  respect  to one or  more
                                        classes of  Certificates  (collectively,
                                        "Accrual Certificates") may not commence
                                        until the occurrence of certain  events,
                                        such  as the  retirement  of one or more
                                        other  classes  of   Certificates,   and
                                        interest accrued with respect to a class
                                        of  Accrual  Certificates  prior  to the
                                        occurrence  of such an event will either
                                        be  added  to  the  Certificate  Balance
                                        thereof    or    otherwise     deferred.
                                        Distributions  of interest  with respect
                                        to one or more  classes of  Certificates
                                        may be  reduced to the extent of certain
                                        delinquencies,    losses    and    other
                                        contingencies  described  herein  and in
                                        the related Prospectus  Supplement.  See
                                        "Risk Factors--Prepayments; Average Life
                                        of  Certificates;  Yields,"  "Yield  and
                                        Maturity       Considerations,"      and
                                        "Description            of           the
                                        Certificates--Distributions of Interest on the Certificates."

Distributions of Certificate
  Principal ........................   Each  class of the  Certificates  of each
                                        series  (other than  certain  classes of
                                        Stripped  Interest  Certificates  and/or
                                        REMIC Residual Certificates) will have a
                                        Certificate  Balance  which,  as of  any
                                        date,  will represent the maximum amount
                                        that  the   holders   thereof  are  then
                                        entitled   to   receive  in  respect  of
                                        principal  from  future cash flow on the
                                        Mortgage  Assets  in the  related  Trust
                                        Fund. Unless otherwise  specified in the
                                        related   Prospectus   Supplement,   the
                                        initial aggregate Certificate Balance of
                                        all classes of a series of  Certificates
                                        will   not   exceed   the    outstanding
                                        principal   balance   of   the   related
                                        Mortgage  Assets as of a specified  date
                                        (the "Cut-off Date"),  after application
                                        of  scheduled  payments due on or before
                                        such date,  whether or not received.  As
                                        and  to  the  extent  described  in  the
                                        related      Prospectus      Supplement,
                                        distributions  of principal with respect
                                        to each series of  Certificates  will be
                                        made  on each  Distribution  Date to the
                                        holders  of  the  class  or  classes  of
                                        Certificates  of  such  series  entitled
                                        thereto until the  Certificate  Balances
                                        of such  Certificates  have been reduced
                                        to zero. Distributions of principal with
                                        respect  to  one  or  more   classes  of
                                        Certificates  (i)  may be made at a rate
                                        that is  faster  (and,  in  some  cases,
                                        substantially  faster)  than the rate at
                                        which  payments or other  collections of
                                        principal  are  received on the Mortgage
                                        Assets in the related  Trust Fund;  (ii)
                                        may not commence until the occurrence of
                                        certain  events,  such as the retirement
                                        of  one  or  more   other   classes   of
                                        Certificates of the same series,  or may
                                        be made at a rate that is  slower  (and,
                                        in  some  cases,  substantially  slower)
                                        than the rate at which payments or other
                                        collections of principal are received on
                                        the Mortgage Assets in the related Trust
                                        Fund;  (iii)  may be  made,  subject  to
                                        available  funds,  based on a  specified
                                        principal  payment  schedule  (any  such
                                        class,   a   "Controlled    Amortization
                                        Class");  and (iv) may be  contingent on
                                        the specified principal payment schedule
                                        for a Controlled  Amortization  Class of
                                        the  same  series  and the rate at which
                                        payments   and  other   collections   of
                                        principal on the Mortgage  Assets in the
                                        related  Trust  Fund are  received  (any
                                        such class, a "Companion Class"). Unless
                                        otherwise   specified   in  the  related
                                        Prospectus Supplement, dis-

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                                        tributions of  principal of any class of
                                        Certificates  will be made on a pro rata
                                        basis among all of the  Certificates  of
                                        such  class.  See  "Description  of  the
                                        Certificates--Distributions           of
                                        Certificate Principal."

Advances ...........................   If and  to  the  extent  provided  in the
                                        related   Prospectus   Supplement,   the
                                        Master  Servicer  and/or other specified
                                        person  will be  obligated  to make,  or
                                        have  the  option  of  making,   certain
                                        advances   with  respect  to  delinquent
                                        scheduled  payments of principal  and/or
                                        interest  on the  Mortgage  Loans in the
                                        related  Trust Fund.  Any such  advances
                                        made  with   respect  to  a   particular
                                        Mortgage Loan will be reimbursable  from
                                        subsequent recoveries in respect of such
                                        Mortgage   Loan  and  otherwise  to  the
                                        extent   described  herein  and  in  the
                                        related Prospectus Supplement. If and to
                                        the extent  provided  in the  Prospectus
                                        Supplement for a series of Certificates,
                                        the Master  Servicer or other  specified
                                        person   will  be  entitled  to  receive
                                        interest on its  advances for the period
                                        that they are outstanding,  payable from
                                        amounts in the related  Trust Fund.  See
                                        "Description            of           the
                                        Certificates--Advances   in  Respect  of
                                        Delinquencies." If a Trust Fund includes
                                        MBS, any comparable advancing obligation
                                        of  a  party  to  the  related   Pooling
                                        Agreement,  or of a party to the related
                                        MBS Agreement,  will be described in the
                                        related      Prospectus      Supplement.

Termination ........................   If so specified in the related Prospectus
                                        Supplement, a series of Certificates may
                                        be subject to optional early termination
                                        by  means  of  the   repurchase  of  the
                                        Mortgage  Assets  in the  related  Trust
                                        Fund by the party or  parties  specified
                                        therein,  under the circumstances and in
                                        the  manner  set  forth  therein.  If so
                                        provided  in  the   related   Prospectus
                                        Supplement,  upon the  reduction  of the
                                        Certificate Balance of a specified class
                                        or   classes   of   Certificates   by  a
                                        specified  percentage or amount, a party
                                        specified  therein may be  authorized or
                                        required   to   solicit   bids  for  the
                                        purchase of all of the  Mortgage  Assets
                                        of the Trust  Fund,  or of a  sufficient
                                        portion  of  such  Mortgage   Assets  to
                                        retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination."

Registration of Book-Entry
   Certificates ....................   If so provided in the related  Prospectus
                                        Supplement,  one or more  classes of the
                                        Offered  Certificates of any series will
                                        be   offered   in   book-entry    format
                                        (collectively,               "Book-Entry
                                        Certificates") through the facilities of
                                        The  Depository  Trust Company  ("DTC").
                                        Each  class of  Book-Entry  Certificates
                                        will be initially  represented by one or
                                        more Certificates registered in the name
                                        of a nominee of DTC. No person acquiring
                                        an  interest  in a class  of  Book-Entry
                                        Certificates  (a  "Certificate   Owner")
                                        will   be    entitled   to   receive   a
                                        Certificate   of  such  class  in  fully
                                        registered,     definitive    form    (a
                                        "Definitive Certificate"),  except under
                                        the  limited   circumstances   described
                                        herein.  See  "Risk  Factors--Book-Entry
                                        Registration"  and  "Description  of the
                                        Certificates--Book-Entry    Registration
                                        and   Definitive   Certificates."

Risk Factors .......................   There are material risks  associated with
                                        an investment in Certificates. See "Risk
                                        Factors"   herein.    Additional   risks
                                        pertaining to a particular series of Certificates may be disclosed in the applicable Prospectus Supplement.

Tax Status of the Certificates .....   The  Certificates  of  each  series  will
                                        constitute either (i)"regular interests"
                                        ("REMIC   Regular   Certificates")   and
                                        "residual  interests"  ("REMIC  Residual
                                        Certificates") in a Trust Fund, or a designated portion

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                                        thereof,  treated   as  a  REMIC   under
                                        Sections   860A   through  860G  of  the
                                        Internal   Revenue  Code  of  1986  (the
                                        "Code"),  or  (ii)  interests  ("Grantor
                                        Trust  Certificates")  in a  Trust  Fund
                                        treated   as  a  grantor   trust   under
                                        applicable provisions of the Code. If so
                                        indicated  in  the  related   Prospectus
                                        Supplement,  an  election  alternatively
                                        may be made to treat the Trust Fund as a
                                        financial      asset      securitization
                                        investment trust ("FASIT").

     A. REMIC ......................   REMIC Regular Certificates generally will
                                        be  treated as debt  obligations  of the
                                        applicable  REMIC for federal income tax
                                        purposes.  In general, to the extent the
                                        assets  and  income  of  the  REMIC  are
                                        treated as qualifying  assets and income
                                        under  the  following  sections  of  the
                                        Code, REMIC Regular  Certificates  owned
                                        by a real estate  investment  trust will
                                        be treated as "real  estate  assets" for
                                        purposes of Section  856(c)(5)(A) of the
                                        Code and interest income  therefrom will
                                        be treated as "interest  on  obligations
                                        secured by mortgages  on real  property"
                                        for purposes of Section  856(c)(3)(B) of
                                        the Code.  In  addition,  REMIC  Regular
                                        Certificates    will    be    "qualified
                                        mortgages" within the meaning of Section
                                        860G(a)(3) of the Code. Moreover, if 95%
                                        or more of the  assets and the income of
                                        the  REMIC   qualify   for  any  of  the
                                        foregoing treatments,  the REMIC Regular
                                        Certificates   will   qualify   for  the
                                        foregoing  treatments in their entirety.
                                        However,   REMIC  Regular   Certificates
                                        owned  by  a  thrift   institution  will
                                        constitute  assets  described in Section
                                        7701(a)(19)(C)  of the  Code  only if so
                                        specified  in  the  related   Prospectus
                                        Supplement.  Holders  of  REMIC  Regular
                                        Certificates  must  report  income  with
                                        respect  thereto on the accrual  method,
                                        regardless   of  their   method  of  tax
                                        accounting  generally.  Holders  of  any
                                        class  of  REMIC  Regular   Certificates
                                        issued  with  original   issue  discount
                                        generally  will be  required  to include
                                        the original issue discount in income as
                                        it  accrues,  which  will be  determined
                                        using an initial  prepayment  assumption
                                        and taking  into  account,  from time to
                                        time, actual prepayments  occurring at a
                                        rate   different   than  the  prepayment
                                        assumption. See "Material Federal Income
                                        Tax   Consequences--REMICs--Taxation  of
                                        Owners of REMIC Regular Certificates."

                                       REMIC  Residual  Certificates   generally
                                        will  be  treated  as   representing  an
                                        interest in qualifying assets and income
                                        to the same extent  described  above for
                                        institutions    subject   to    Sections
                                        856(c)(5)(A)  and  856(c)(3)(B)  of  the
                                        Code,  but not for  purposes  of Section
                                        7701(a)(19)(C)   of  the   Code   unless
                                        otherwise    stated   in   the   related
                                        Prospectus Supplement. A portion (or, in
                                        certain  cases,  all) of the income from
                                        REMIC Residual  Certificates (i) may not
                                        be  offset  by  any  losses  from  other
                                        activities  of the  holder of such REMIC
                                        Residual   Certificates,   (ii)  may  be
                                        treated as  unrelated  business  taxable
                                        income  for  holders  of REMIC  Residual
                                        Certificates  that are subject to tax on
                                        unrelated  business  taxable  income (as
                                        defined in Section 511 of the Code), and
                                        (iii)   may  be   subject   to   foreign
                                        withholding rules. See "Material Federal
                                        Income                               Tax
                                        Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

     B. Grantor Trust ..............   If so provided in the related  Prospectus
                                        Supplement,  Grantor Trust  Certificates
                                        may be either  Certificates  that have a
                                        Certificate  Balance and a  Pass-Through
                                        Rate  or  that  are  Stripped  Principal
                                        Certificates   (collectively,   "Grantor
                                        Trust        Fractional         Interest
                                        Certificates"),   or  may  be   Stripped
                                        Interest Certificates.

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                                       Owners  of   Grantor   Trust   Fractional
                                        Interest  Certificates  will be  treated
                                        for  federal   income  tax  purposes  as
                                        owners of an undivided pro rata interest
                                        in the assets of the related Trust Fund,
                                        and generally will be required to report
                                        their pro rata share of the entire gross
                                        income  (including  amounts  incurred as
                                        servicing  or other  fees and  expenses)
                                        from  the  Mortgage  Assets  and will be
                                        entitled,     subject     to     certain
                                        limitations,  to  deduct  their pro rata
                                        shares of any  servicing  or other  fees
                                        and expenses  incurred  during the year.
                                        Holders  of  Grantor  Trust   Fractional
                                        Interest Certificates  generally will be
                                        treated   as  owning  an   interest   in
                                        qualifying   assets  and  income   under
                                        Sections 856(c)(5)(A),  856(c)(3)(B) and
                                        860G(a)(3) of the Code,  but will not be
                                        so  treated  for   purposes  of  Section
                                        7701(a)(19)(C)   of  the   Code   unless
                                        otherwise    stated   in   the   related
                                        Prospectus Supplement.

                                       It is unclear whether  Stripped  Interest
                                        Certificates    will   be   treated   as
                                        representing  an  ownership  interest in
                                        qualifying   assets  and  income   under
                                        Sections  856(c)(5)(A)  and 856(c)(3)(B)
                                        of  the  Code,   although   the   policy
                                        considerations underlying those Sections
                                        suggest  that such  treatment  should be
                                        available.  However,  such  Certificates
                                        will not be treated as  representing  an
                                        ownership  interest in assets  described
                                        in  Section  7701(a)(19)(C)  of the Code
                                        unless  otherwise  stated in the related
                                        Prospectus  Supplement.  The taxation of
                                        holders     of     Stripped     Interest
                                        Certificates  is  uncertain  in  various
                                        respects,  including in  particular  the
                                        method  such   holders   should  use  to
                                        recover  their  purchase  price  and  to
                                        report their income with respect to such
                                        Stripped  Interest   Certificates.   See
                                        "Material     Federal     Income     Tax
                                        Consequences--Grantor TrustFunds."

                                       Investors  are  advised to consult  their
                                        tax  advisors  and to  review  "Material
                                        Federal Income Tax Consequences"  herein
                                        and    in   the    related    Prospectus
                                        Supplement.

ERISA Considerations ...............   Fiduciaries of employee benefit plans and
                                        certain  other   retirement   plans  and
                                        arrangements,    including    individual
                                        retirement  accounts,  annuities,  Keogh
                                        plans,  and collective  investment funds
                                        and  separate  accounts  in  which  such
                                        plans,     accounts,     annuities    or
                                        arrangements  are  invested,   that  are
                                        subject  to  the   Employee   Retirement
                                        Income  Security Act of 1974, as amended
                                        ("ERISA"),  or Section 4975 of the Code,
                                        should carefully review with their legal
                                        advisors whether the purchase or holding
                                        of Offered  Certificates could give rise
                                        to a  transaction  that is prohibited or
                                        is  not  otherwise   permissible  either
                                        under ERISA or Section 4975 of the Code.
                                        See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment ...................   The  Offered  Certificates  of any series
                                        will   constitute    "mortgage   related
                                        securities"    for   purposes   of   the
                                        Secondary  Mortgage  Market  Enhancement
                                        Act of 1984 only if so  specified in the
                                        related Prospectus Supplement. Investors
                                        whose investment authority is subject to
                                        legal restrictions  should consult their
                                        own legal advisors to determine  whether
                                        and   to   what   extent   the   Offered
                                        Certificates       constitute      legal
                                        investments   for   them.   See   "Legal
                                        Investment"  herein  and in the  related
                                        Prospectus Supplement.

Rating .............................   At their  respective  dates of  issuance,
                                        each class of Offered  Certificates will
                                        be rated not lower than investment grade
                                        by one  or  more  nationally  recognized
                                        statistical  rating  agencies  (each,  a
                                        "Rating  Agency").  See "Rating"  herein
                                        and    in   the    related    Prospectus
                                        Supplement.

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                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. Additional risk factors are set forth elsewhere in the Prospectus under separate headings, and will be set forth in the related Prospectus Supplement under separate headings, in connection with discussions regarding particular aspects of Trust Fund Assets or the Certificates. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY FOR OFFERED CERTIFICATES

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, itself or through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates of each series, but has no obligation to do so. However, there can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. Furthermore, because, among other things, the timing of receipt of payments with respect to a pool of multifamily or commercial mortgage loans may be substantially more difficult to predict than that of a pool of single family mortgage loans, any such secondary market that does develop may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The primary source of continuing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders." There can be no assurance that any additional continuing information regarding the Offered Certificates of any series will be available through any other source, and the limited nature of such information may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

LIMITED ASSETS TO SUPPORT PAYMENT ON CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on such Certificates, no other assets will be available for payment of the deficiency. See "Description of the Trust Funds." Additionally, certain amounts on deposit from time to time remaining in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions that will be described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS ON MORTGAGE LOANS; EFFECTS ON AVERAGE LIFE OF CERTIFICATES; EFFECTS ON YIELDS ON CERTIFICATES

     For a number of reasons, including the difficulty of predicting the rate of prepayments on the Mortgage Loans in a particular Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such

Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the rate of prepayments on the Mortgage Loans in any Trust Fund or that such rate will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later thanexpected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to (i) a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, (ii) a disproportionately large share (which, in some cases, may be all) of such prepayments, or (iii) a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of prepayments enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is faster than anticipated. A class of Certificates that entitles the holders thereof to a disproportionately small share of prepayments enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is slower than anticipated. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes that will be entitled to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, it can be reduced substantially in the case of a Controlled Amortization Class so long as the actual rate of prepayments on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. However, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast and to a disproportionately small share of those prepayments when the rate of prepayment is relatively slow. A Companion Class thus absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise affect the related Controlled Amortization Class if all payments of principal of the Mortgage Loans were allocated on a pro rata basis.

     A series of Certificates may also include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the riskthat a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lowerthan the anticipated yield. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

OPTIONAL EARLY TERMINATION

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the event of a partial or complete termination of a Trust Fund, there can be no assurance that the proceeds from a sale of the Mortgage Assets will be sufficient to distribute the outstanding Certificate Balance plus accrued interest and any undistributed shortfalls in interest accrued on the Certificates subject to the termination. Accordingly the holders of such Certificates may incur a loss. See "Description of the Certificates --Termination." In the event that partial or complete early termination of a series of Certificates is authorized and does occur in this manner, the holders of the series of Certificates or one or more classes of a series of Certificates that are terminated early may experience repayment of their investment outside their control at an unpredictable and inopportune time. Moreover, such early termination could have an adverse impact on the overall yield received by such holder, depending upon the amount of the series of Certificates or class or classes of such series that is outstanding at the time of early termination, among other factors.

LIMITED NATURE OF RATINGS ON CERTIFICATES

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Neither will such rating address the possibility that prepayments on the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating."

EFFECTS OF PRE-FUNDING AND ACQUISITION OF ADDITIONAL MORTGAGE ASSETS

     Any amounts on deposit in a Pre-Funding Account as described in the Prospectus Supplement for a series of Certificates that is not used to acquire additional Mortgage Assets by the end of the Pre-Funding Period, may be distributed to holders of Certificates as a prepayment of principal as set forth in the related Prospectus Supplement. Such a prepayment of principal to the holders of Certificates may materially and adversely effect the yield on the Certificates. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

     Any additional Mortgage Assets acquired by a Trust Fund during the Pre-Funding Period, as described in the related Prospectus Supplement, may possess substantially different characteristics than the Mortgage Assets in the Trust Fund on the Closing Date. Therefore the aggregate characteristics of a Trust Fund following the Pre-Funding Period may be substantially different than the characteristics of a Trust Fund on the Closing Date.

RISKS TO LENDERS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND INCOME PRODUCING PROPERTIES

     Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans." The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any
Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of a Master Servicer.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Risks Associated with Mortgage Loans Secured by Retail Properties. Mortgage Loans secured by retail properties may constitute a material consentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

     Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding such tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

     Unlike other  income  producing  properties,  retail  properties  also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure Mortgage Loans in a Trust Fund.

     Risks Associated with Mortgage Loans Secured by Office Buildings. Mortgage Loans secured by office buildings may constitute a material consentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

     Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities. Mortgage Loans secured by residential healthcare facilities may constitute a material consentration of the Mortgage Loans in a Trust Fund. Mortgage Loans secured by liens on residential health care facilities pose additional risks not associated with loans secured by liens on other types of income-producing properties. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgaged Property would be adaptable to other uses. To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     Risks Associated with Mortgage Loans Secured by Health Care-Related Properties. The Mortgaged Properties may include Senior Housing, Assisted Living Facilities, Skilled Nursing Facilities and Acute Care Facilities (any of the foregoing, "Health Care-Related Facilities"). "Senior Housing" generally consist of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style. "Assisted Living Facilities" are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines. "Skilled Nursing Facilities" provide services to post trauma and frail residents with limited mobility who require extensive medical treatment. "Acute Care Facilities" generally consist of hospital and other facilities providing short-term, acute medical care services.

     Certain types of Health Care-Related Properties, particularly Acute Care Facilities, Skilled Nursing Facilities and some Assisted Living Facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If such payments are insufficient, net operating income of those Health Care-Related Facilities that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any Mortgage Loans secured thereby, could be adversely affected.

     Moreover, Health Care-Related Facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Health Care-Related Facility or, if applicable, bar it from participation in government reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of any Health Care-Related Facility securing a defaulted Mortgage Loan (a "Health Care-Related Mortgaged Property") would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to such foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their Mortgage Loan obligations.

     Government regulation applying specifically to Acute Care Facilities, Skilled Nursing Facilities and certain types of Assisted Living Facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a Certificate of Need ("CON"), before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a CON is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, if a Mortgage Loan secured by a lien on such a Health Care-Related Mortgaged Property were foreclosed upon, the purchaser at foreclosure might be required to obtain a new CON or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but there can be no assurance that any will do so or that any necessary licenses or approvals will be issued.

     Further government regulation applicable to Health Care-Related Facilities is found in the form of federal and state "fraud and abuse" laws that generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services.
Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, there can be no assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the Health Care-Related Mortgaged Properties that are subject to such laws.

     The operators of Health Care-Related Facilities are likely to compete on a loca1 and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Health Care-Related Facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care. The inability of a Health Care-Related Mortgaged Property to flourish in a competitive market may increase the likelihood of foreclosure on the related Mortgage Loan, possibly affecting the yield on one or more classes of the related series of Offered Certificates.

     Risks Associated with Mortgage Loans Secured by Warehouse and Storage Facilities. Mortgage Loans secured by warehouse and self storage facilities may constitute a material consentration of the Mortgage Loans in a Trust Fund. Self storage facilities are part of a market that contains low barriers to entry. Increased competition among self storage facilities may reduce income available to repay Mortgage Loans secured by self storage facility. Furthermore, due to the privacy considerations applicable to self storage facilities, may increase environmental risks. See "Risk Factors--Environmental Law Considerations" herein.

     Risks Associated with Mortgage Loans Secured by Industrial & Mixed-Use Facilities. Mortgage Loans secured by industrial and mixed-use facilities may constitute a material consentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.]

MANAGEMENT RISKS

     Each Mortgaged Property is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators, leasing agents and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof.

BALLOON PAYMENTS ON MORTGAGE LOANS; HEIGHTENED RISK OF BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and therelated Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaidand Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

     If and to the extent specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans. See "Yield and Maturity Considerations--Other Factors Affecting Yield, Weighted Average Life and Maturity --Balloon Payments; Extensions of Maturity."

LEASES AND RENTS SERVING AS SECURITY FOR MORTGAGE LOANS POSE SPECIAL RISKS

     The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents."

DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date they are deposited in the Trust Fund. A Mortgage Loan will be considered "delinquent" if it is thirty (30) days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the Trust Fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all Mortgage Loans in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in theTrust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-General."

ENVIRONMENTAL LIABILITY MAY AFFECT LIEN ON MORTGAGED PROPERTY AND EXPOSE LENDER TO COSTS

     Under certain laws, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property.In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations." If a Trust Fund includes Mortgage Loans and the related Prospectus Supplement does not otherwise specify, the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans." These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of of hazardous substances, but there can be no assurance in a given case that those risks can be eliminated entirely.

CREDIT SUPPORT LIMITATIONS--MAY NOT COVER ALL RISKS OR FULL PAYMENT ON CERTIFICATES

     The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can be, however, no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.
Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

ERISA CONSIDERATIONS--COVERED INVESTORS MAY EXPERIENCE LIABILITY

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to

ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations."

BOOK-ENTRY REGISTRATION OF CERTIFICATES AFFECTS OWNERSHIP OF CERTIFICATES AND RECEIPT OF PAYMENT

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry
Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. The means by which notices and other communications are conveyed by DTC to its
Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may experience delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                     DESCRIPTION OF THE TRUST FUNDS GENERAL

     The primary assets of each Trust Fund will consist of (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on properties (the "Mortgaged Properties") consisting of retail stores, office buildings, health care-related facilities, warehouse facilities, or other types of income-producing properties ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a Mortgaged Property. A Mortgage may create a lien on a borrower's leasehold estate in a property; however, if so specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. As more fully set forth in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. As more fully set forth in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to (ii) the Value of such Mortgaged Property. The "Value" of a Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Income Producing Properties" and "--Balloon Payments; Borrower Default."

     Payment Provisions of the Mortgage Loans. If so specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly or semi-annually. A Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate(a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate,(ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (iv) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans,
(v) the original Loan-to-Value Ratios of the Mortgage Loans,(vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographic distribution of the Mortgaged Properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

     MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer (the "MBS Issuer") of the MBS and/or the servicer (the "MBS Servicer") of the underlying mortgage loans will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the MBS.

     To the extent required under the securities laws, MBS included among the assets of a Trust Fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) thereunder and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificates of each series. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the related Prospectus Supplement.

PRE-FUNDING

     If so provided in the related Prospectus Supplement, a Trust Fund may include amounts on deposit in a separate account (the "Pre-Funding Account") which amounts will not exceed 25% of the pool balance of the Trust Fund as of the Cut-off Date. Amounts on deposit in the Pre-Funding Account may be used by the Trust Fund to acquire additional Mortgage Assets, which additional Mortgage Assets will be selected using criteria that is substantially similar to the criteria used to select the Mortgage Assets included in the Trust Fund on the Closing Date. The Trust Fund may acquire such additional Mortgage Assets for a period of time of not more than 120 days after the Closing Date (the "Pre-Funding Period") as specified in the related Prospectus Supplement. Amounts on deposit in the Pre-Funding Account after the end of the Pre-Funding Period, will be distributed to Certificateholders or such other person as set forth in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Trust Fund may include amounts on deposit in a separate account (the "Capitalized Interest Account"). Amounts on deposit in the Capitalized Interest Account may be used to supplement investment earnings, if any, of amounts on deposit in the Pre-Funding Account, supplement interest collections of the Trust Fund, or such other purpose as specified in the related Prospectus Supplement. As set forth in a related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account and Pre-Funding Account will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the Capitalized Interest Account will be released after the end of the Pre-Funding Period as specified in the related Prospectus Supplement. See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets."

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields." The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

PASS-THROUGH RATE

The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any series will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any

Mortgage  Loan  on the  Pass-Through  Rate  of one or more  classes  of  Offered
Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the Due Date of the preceding scheduled payment up to the Due Date for the next scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to their Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on an Offered Certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the Notional Amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments (to the extent distributable in reduction of the principal balance or Notional Amount of such investor's Offered Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of such Mortgage Assets or such classes of Certificates, as the case may be. Thus, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of Certificates may include one or more Controlled Amortization Classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more Companion Classes. If so specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, distributions of principal on a PAC are made in accordance with a specified amortization schedule so long as prepayments on the underlying Mortgage Loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more Companion Classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments may retire the Companion Classes much earlier than expected, thus leaving the PAC without further prepayment protection. A TAC is similar to a PAC, but a TAC structure generally does not draw on Companion Classes to make up cash flow shortfalls, and will generally not provide protection to the TAC against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series (any of which may also be a class of Offered Certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the related Prospectus Supplement, the holders of a Companion Class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the Controlled Amortization Class, and (in the case of a Companion Class that supports a PAC) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk" that would otherwise be allocated to the related Controlled Amortization Class. Accordingly, Companion Classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization. In general, such Mortgage Loans by their terms limit the amount by which scheduled payments may adjust in response to changes in Mortgage Rates and/or provide that scheduled payment amounts will adjust less frequently than the Mortgage Rates. Accordingly, during a period of rising interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the Mortgage Loan balance would amortize more slowly than necessary to repay it over such schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable Mortgage Rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the Mortgage Loan balance over such schedule.

     A slower or negative rate of Mortgage Loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature. A faster rate of Mortgage Loan amortization will shorten the weighted average life of such Mortgage Loans and, correspondingly, the weighted average lives of those classes of Certificates then entitled to a portion of the principal payments on such Mortgage Loans. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates. The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. As specifically set forth in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.


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                                  THE DEPOSITOR

     Merrill Lynch Mortgage Investors, Inc., the Depositor, is a Delaware corporation organized on June 13, 1986 as a wholly-owned limited purpose finance subsidiary of Merrill Lynch Mortgage Capital Inc. (a wholly-owned indirect subsidiary of Merrill Lynch & Co.). The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor maintains its principal office at World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Its telephone number is (212) 449-0336. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series will consist of one or more classes and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. Each series of Certificates may consist of one or more classes of Certificates (including classes of Offered Certificates) that (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) are entitled to distributions of
interest,  with  disproportionately   small,  nominal  or  no  distributions  of
principal (collectively, "Stripped Interest Certificates"); (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity," "--Limited Assets" and "--Book-Entry Registration."

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. If so provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency  of the portion of the Available  Distribution  Amount  allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the period between Distribution Dates) on the outstanding Certificate Balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest," exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related

Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations."

DISTRIBUTIONS OF CERTIFICATE PRINCIPAL

     Each class of  Certificates  of each series (other than certain  classes of
Stripped Interest Certificates of REMIC Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets that is allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Assets. In addition, distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates (each such class, a "Companion Class"), may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or in the
Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, the related Master Servicer and/or other specified person (including a provider of Credit Support) may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the advancing person's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer or by any other person if, in the good faith judgment of the Master Servicer or such other person, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer or another person, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made from excess funds in a Certificate Account, the Master Servicer or other person that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

          (i) the amount of such distribution to holders of Certificates of such class that was applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of Certificates of such class that is allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of Certificates of such class that is allocable to (A) Prepayment Premiums and
     (B) payments on account of Equity Participations;

          (iv) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as such Master Servicer or the related Trustee, as the case may be, deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the related Mortgage Loans on, or as of a specified date shortly prior to, such Distribution Date;

          (vii) the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (viii) with respect to each Mortgage Loan that is delinquent in respect of three or more scheduled payments, (A) the loan number thereof,
     (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

          (ix) with respect to any Mortgage Loan liquidated during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date) in connection with a default thereon or by reason of being purchased out of the related Trust Fund, (A) the loan number thereof,
     (B) the manner in which it was liquidated, (C) the aggregate amount of Liquidation Proceeds received, (D) the portion of such Liquidation Proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such Mortgage Loan and (E) the amount of any loss to Certificateholders;

          (x) with respect to each Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise (an "REO Property") and included in the related Trust Fund as of the end of the related Due
     Period or Prepayment Period, as applicable, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the principal balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related Pooling Agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances;

          (xi) with respect to any REO Property sold during the related Prepayment Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (D) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

          (xii) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any losses in respect of the related Mortgage Loans and any increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (xiii) the aggregate amount of principal prepayments made on the Mortgage Loans during the related Prepayment Period;

          (xiv) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

          (xv) the amount of any Accrued Certificate Interest due but not paid on such class of Offered Certificates at the close of business on such Distribution Date;

          (xvi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date; and

          (xvii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of Certificates of a particular series will have the collective right to remove the related Trustee and also to cause the removal of the related Master Servicer in the case of an Event of Default on the part of the Master Servicer. See "Description of the Pooling Agreements--Events of Default," "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate upon the payment (or provision for payment) to Certificateholders of that series of all amounts held in the related Certificate Account, or otherwise by the related Master Servicer or Trustee or by a Special Servicer, and required to be paid to such Certificateholders pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the related Prospectus Supplement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a party that will be specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party identified therein will be authorized or required to solicit bids for the purchase of all the assets of the related Trust Fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth therein. In any event, unless otherwise disclosed in the applicable Prospectus Supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all Mortgage Loans (other than Mortgage Loans secured by REO Properties) then included in a Trust Fund and the fair market value of all REO Properties then included in the Trust Fund, which may or may not result in full payment of the aggregate Certificate Balance plus accrued interest and any undistributed shortfall in interest for the then outstanding Certificates. Any sale of Trust Fund assets will be without recourse to the Trust and/or Certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants," which maintain accounts with DTC, include securities brokers and dealers (including Merrill Lynch, Pierce, Fenner & Smith Incorporated), banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") will in turn be recorded on the records of Direct and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC will not know the identity of actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit "Direct Participants" accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     As may be provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of a Book-Entry Certificate will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form (as so issued, "Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for reregistration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

     A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Attention: Secretary.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     As set forth in the related Prospectus Supplement, generally at the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. The related Pooling Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The related Trustee (or the custodian appointed by the Trustee) will be required to review the Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, in either case such that interests of the Certificateholders are materially and adversely affected, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and the Master Servicer will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to replace the related Mortgage Loan or repurchase it from the Trustee at a price that will be specified in the related Prospectus Supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     TheDepositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign certain representations and warranties, (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. Each Warranting Party will be identified in the related Prospectus Supplement.

     Each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of Certificates of any series for a breach of representation and warranty by a Warranting Party. Moreover, neither the Depositor (unless it is the Warranting Party) nor the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a Warranting Party will be specified in the related Prospectus Supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. As described in the related Prospectus Supplement, a Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ("Permitted Investments"). Any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

          (i)  all  payments  on  account  of  principal,   including  principal
     prepayments,  on the  Mortgage  Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee;

          (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

          (v)  any  advances  made  as  described  under   "Description  of  the
     Certificates--Advances in Respect of Delinquencies";

          (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also, "Liquidation Proceeds");

          (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

          (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

          (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

          (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

          (i)  to  make   distributions  to  the   Certificateholders   on  each
     Distribution Date;

          (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

          (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

          (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and
     (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the related Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for  costs and  expenses  incurred  by the Trust  Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

          (vii) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

          (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

          (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

          (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

          (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

          (xiv) to pay for the cost of  various  opinions  of  counsel  obtained
     pursuant   to  the   related   Pooling   Agreement   for  the   benefit  of
     Certificateholders;

          (xv) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

          (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer for any mortgage pool, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled Mortgage Loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in the related Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the Pooling Agreement and in the related Prospectus Supplement (the "Servicing Standard").

     The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing Mortgaged Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans. Generally, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support." MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the Servicing Standard; provided that, the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. A Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Sub-Servicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Generally, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     If and to the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted Mortgage Loans) in respect of the servicing of the related Mortgage Loans. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

     A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Generally, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed with respect to such defaulted Mortgage Loan as described below.

     If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

          (i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations."

     If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation
Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the Master Servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     Each Pooling Agreement may require the related Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the Mortgaged Property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in the related Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged
Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payments on each Mortgage Loan in the related Trust Fund. Since that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of the Trustee and any Special Servicer, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest."

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement may require that, on or before a specified date in each year, the Master Servicer cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related Pooling Agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for FHLMC or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be made available to Certificateholders without charge upon written request to the Master Servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. The related Pooling Agreement may permit the Master Servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the Pooling Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. The Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each Pooling Agreement may further provide that none of the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Subject, in certain cases, to the satisfaction of certain conditions that may be required in the Pooling Agreement, any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

     The "Events of Default for a series of Certificates" under the related Pooling Agreement generally will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series); (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for sixty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under a Pooling Agreement remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances in respect of Mortgage Loan delinquencies, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required
to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each Rating Agency that assigned ratings to the Offered Certificates of such series to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of the related Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or
(v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder. Each Pooling Agreement may also be amended for any purpose by the parties, with the consent of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series allocated to the affected classes; provided, however, that, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Pooling Agreement, the Trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any Certificateholder of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholder access, during normal business hours, to the most recent list of Certificateholders of that series then maintained by such person.

THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for a series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The Trustee for a series of Certificates may be entitled to indemnification, from amounts held in the related Certificate Account, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee for a series of Certificates will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Master Servicer (or such other person as may be specified in the related Prospectus Supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the related Prospectus Supplement, if at any time the Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. Unless otherwise provided in the related Prospectus Supplement, in addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

     The Credit Support generally will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the Credit Support or that are not covered by the Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, generally including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders "equity or policyholders" surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS)
     is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans." For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgage instruments." A mortgage instrument creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage instrument and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage instrument as to the existence of prior liens and, generally, the order of recordation of the mortgage instrument in the appropriate public recording office. However, the lien of a recorded mortgage instrument will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgage instruments that encumber income-producing property often contain or are accompanied by an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the Mortgage Loans included in a Trust Fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property to be sold upon borrower's default and thereby extinguish the Trust Fund's junior lien unless the Master Servicer or Special Servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument or in a subordination or intercreditor agreement, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtednesss secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of certain new leases and the termination or modification of certain existing leases, the performance of certain alterations to buildings forming a part of the mortgaged property and the execution of managment and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover the borrower's mortgage debt by enforcing its rights and available legal remedies under the mortgage instrument. If the borrower defaults in payment or performance of its obligations under the note or mortgage instrument, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument (in particular, a deed to secure debt) if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Limitations on the Rights of Mortgage Lenders. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage instrument providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett
v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code")) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May, 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgage loans, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from the exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. In general, it is expected that some or all of the Mortgage Loans in a particular Trust Fund may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage loans may be secured by a lien on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved under the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under certain laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility, holds indicia of ownership primarily to protect his security interest in the facility. This so-called secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. The secured creditor exemption, however, does not necessarily protect a lender from liability for cleanup of hazardous substances in every situation. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases or petroleum or hazardous substances from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

     Importantly, the Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA; (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws.

     Certain State and Other Federal Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination in order to sell or otherwise transfer the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not take possession of a Mortgaged Property or take over its operation unless the Master Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered
Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. If no REMIC election is made and the Trust Fund does not elect to be treated as a Grantor Trust Fund, the Trust Fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The Prospectus Supplement relating to such an election will describe the requirements for the classification of the Trust Fund as a FASIT and the consequences to a holder of owning certificates in a FASIT. The Prospectus Supplement for each series of Certificates also will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus
Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling

Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed  purposes,  the  REMIC  Certificates  will not be  treated  as assets qualifying under Section 7701(a)(19)(C)(v). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section  856(c)(3)(B)  of the Code,  the  Tiered  REMICs  will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market  Discount.  A  Certificateholder  that  purchases  a  REMIC  Regular
Certificate  at a  market  discount,  that is,  in the  case of a REMIC  Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. Under those regulations, if a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. The proposed regulations generally would be effective for REMIC Regular Certificates acquired on or after the date 60 days after the date final regulations are published in the Federal Register. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Residential Loans or the underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price, at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly-owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers.

This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 20%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special

Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of Section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, either the Trustee or the Master Servicer, generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer, unless otherwise stated in the related Prospectus Supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert the foregoing withholding tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by (i) a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or (ii) to the extent of the amount of interest paid by the related Mortgagor on a particular Mortgage Loan, (A) a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such Mortgagor or (B) a REMIC Regular Certificateholder that is a controlled foreign corporation as to the United States of which such Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.


CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) assets described in Section 7701(a)(19)(C) of the Code; (ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month
(see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     The Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount

(including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a
Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply."

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a

Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial
Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated in 1994 regarding contingent payment debt instruments, but have not been made final and are likely to be substantially revised before being made final. Moreover, like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     Certificateholders   should  consult  their  tax  advisors  concerning  the
possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 20%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor

Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL issued an individual administrative exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), to Merrill Lynch, Pierce, Fenner & Smith Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" includes (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated and (iii) any member of the underwriting syndicate or selling group of which Merrill Lynch, Pierce, Fenner & Smith Incorporated or a person described in (ii) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the
Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps, Inc. ("Duff & Phelps") or Fitch Investors Service, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer, the provider of any Credit Support and any obligor with respect to Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates acquired by a Plan upon issuance from the Depositor or Underwriter when the Depositor, Master Servicer, Special Servicer, Sub-Servicer, Trustee, provider of Credit Support, Underwriter or obligor with respect to Mortgage Assets is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of fuel Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) in the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Assets.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (a) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (i) that the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan.

     Any fiduciary of a Plan that proposes to cause the Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

     The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities," Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of Offered Certificates), except under limited circumstances.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations those regulations may impose, a modification of the definition of "mortgage related securities" will become effective to include among the types of loans to which such securities may relate loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     All depository institutions considering an investment in the Offered Certificates of any series should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Prospectus Supplements hereto will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Prospectus Supplement for the Offered Certificates of each series will, as to each class of such Certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the Certificates of such class will be sold to the public can be determined, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the Depositor.

     If so specified in the related Prospectus Supplement, the Offered Certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Merrill Lynch acting as agent. If Merrill Lynch acts as agent in the sale of Offered Certificates, Merrill Lynch will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or Notional Amount of such Offered Certificates as of the date of issuance. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch elects to purchase Offered Certificates as principal, Merrill Lynch may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     This Prospectus and related Prospectus Supplements may be used by the Depositor, Merrill Lynch, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Merrill Lynch or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor will agree to indemnify Merrill Lynch and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Merrill Lynch and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered
Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any class of Certificates not offered hereby may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor and for Merrill Lynch, Pierce, Fenner & Smith Incorporated by Willkie Farr & Gallagher, New York, New York.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                              INDEX OF DEFINITIONS

                                                                            PAGE
                                                                            ----

Accrual Certificates ...........................................          12, 36
Accrued Certificate Interest ...................................              36
Act ............................................................              61
ADA ............................................................              63
ARM Loans ......................................................              27
Available Distribution Amount ..................................              35
Bankruptcy Code ................................................              58
Book-Entry Certificates ........................................          13, 35
call risk ......................................................              17
Capitalized Interest Account ...................................          10, 29
Cash Flow Agreement ............................................          10, 29
CERCLA .........................................................          23, 61
Certificate Account ............................................       9, 28, 44
Certificate Balance ............................................       2, 11, 37
Certificate Owner ..............................................          13, 41
Certificateholders .............................................              64
Certificates ...................................................            1, 8
Class ..........................................................               1
Closing Date ...................................................              66
Code ...........................................................          14, 64
Commercial Properties ..........................................           8, 25
Commission .....................................................               2
Committee Report ...............................................              66
Companion Class ................................................          12, 37
Contributions Tax ..............................................              75
Controlled Amortization Class ..................................          12, 37
Cooperatives ...................................................              25
CON ............................................................              21
CPR ............................................................              32
Credit Support .................................................          10, 29
Cut-off Date ...................................................              12
Debt Service Coverage Ratio ....................................              25
Definitive Certificates ........................................      13, 35, 42
Depositor ......................................................        1, 8, 25
Determination Date .............................................              36
Direct Participants ............................................              41
Distribution Date ..............................................              12
Distribution Date Statement ....................................              38
DOL ............................................................              86
DTC ............................................................   2, 13, 35, 41
Due Dates ......................................................              27
Due Period .....................................................              38
Duff & Phelps ..................................................              87
Equity Participation ...........................................              27
ERISA ..........................................................          15, 86
Event of Default ...............................................              51
Excess Funds ...................................................              34
Exchange Act ...................................................               2
Exemption ......................................................              87
extension risk .................................................              17
FAMC ...........................................................               9
FASIT ..........................................................          13, 64
FHLMC ..........................................................               9
Fitch ..........................................................              87
FNMA ...........................................................               9
Garn Act .......................................................              62
GNMA ...........................................................               9

                                                                            PAGE
                                                                            ----

Grantor Trust Certificates .....................................          13, 64
Grantor Trust Fractional Interest Certificates .................          14, 78
Grantor Trust Fund .............................................              64
Grantor Trust Strip Certificate ................................              78
Health-Care Related Facilities .................................              20
Health-Care Related Mortgaged Property .........................              21
holder .........................................................              64
Indirect Participants ..........................................              41
Initial Pool Balance ...........................................               1
Insurance Proceeds .............................................              44
IRS ............................................................              66
Issue Premium ..................................................              71
L/C Bank .......................................................              54
Liquidation Proceeds ...........................................              44
Loan-to-Value Ratio ............................................              26
Lock-out Expiration Date .......................................              27
Lock-out Period ................................................              27
Mark-to-Market Regulations .....................................              73
Master Servicer ................................................            2, 8
MBS ............................................................           9, 25
MBS Agreement ..................................................              28
MBS Issuer .....................................................              28
MBS Servicer ...................................................              28
MBS Trustee ....................................................              28
Merrill Lynch ..................................................              90
Moody's ........................................................              87
Mortgage Asset Seller ..........................................           9, 25
Mortgage Assets ................................................              25
mortgage instruments ...........................................              55
Mortgage Loans .................................................        1, 8, 25
Mortgage Notes .................................................              25
Mortgage Pool ..................................................               1
Mortgage Rate ..................................................           9, 27
Mortgaged Properties ...........................................           1, 25
Mortgages ......................................................              25
Multifamily Properties .........................................              25
Net Leases .....................................................              26
Net Operating Income ...........................................              26
Nonrecoverable Advance .........................................              38
Notional Amount ................................................          11, 36
OCC ............................................................              89
Offered Certificates ...........................................               1
OID Regulations ................................................              64
Originator .....................................................              25
PAC ............................................................              32
Participants ...................................................          25, 41
Parties in Interest ............................................              86
pass-through entity ............................................              76
Pass-Through Rate ..............................................           2, 11
Permitted Investments ..........................................              44
Plans ..........................................................              86
Pooling Agreement ..............................................          15, 42
Pre-Funding Account ............................................          10, 29
Pre-Funding Period .............................................          10, 29
prepayment .....................................................              31
Prepayment Assumption ..........................................          66, 81
Prepayment Interest Shortfall ..................................              30

                                                                            PAGE
                                                                            ----
Prepayment Premium .............................................              27
Prohibited Transactions Tax ....................................              75
Prospectus Supplement ..........................................               1
Rating Agency ..................................................              15
RCRA ...........................................................              61
Record Date ....................................................              36
Related Proceeds ...............................................              38
Relief Act .....................................................              63
REMIC ..........................................................              64
REMIC Certificates .............................................              64
REMIC Provisions ...............................................              64
REMIC Regular Certificates .....................................          13, 65
REMIC Regulations ..............................................              64
REMIC Residual Certificates ....................................          13, 65
REO Property ...................................................          39, 46
Restricted Group ...............................................              87
Senior Certificates ............................................          11, 35
Servicing Standard .............................................              46
SMMEA ..........................................................              88
SPA ............................................................              32
Special Servicer ...............................................        2, 8, 47
Standard & Poor's ..............................................              87
Stripped Interest Certificates .................................          11, 35
Stripped Principal Certificates ................................          11, 35
Sub-Servicer ...................................................              46
Sub-Servicing Agreement ........................................              47
Subordinate Certificates .......................................          11, 35
TAC ............................................................              32
Tiered REMICs ..................................................              65
Title V ........................................................              63
Trust Assets ...................................................               2
Trust Fund .....................................................               1
Trustee ........................................................            2, 8
UCC ............................................................              56
Underwriter ....................................................           1, 87
United States person ...........................................              78
Value ..........................................................              26
Voting Rights ..................................................              40
Warranting Party ...............................................              43

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                           [POUCH AND DISKETTE HERE]




     This diskette contains two files: The file "Annex A" which provides, in electronic format, the information shown in Annex A of the Prospectus Supplement and the file "Annex D" which provides an electronic version of the tables entitled "Mortgage Loan Cash Flows". The files are Microsoft Excel, Version 5.0 spreadsheets. The information contained in this diskette in the file entitled "Annex D" does not appear elsewhere in paper form in the Prospectus or Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in the Prospectus Supplement and the Prospectus. The information contained in this file will be filed by the Depositor with the Securities and Exchange Commission as part of the Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this diskette but not otherwise defined herein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this diskette is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the Prospectus Supplement and the Prospectus in its entirety prior to accessing this diskette. If this diskette was not received in a sealed package, there can be no assurance that it remains in its original format and should not relied upon for any purpose. Prospective investors may contact Merrill Lynch & Co. at (212) 449-3860, Legg Mason Wood Walker, Incorporated at (410) 454-4920 or Daiwa Securities America Inc. at (212) 612-6920 to receive a paper copy of the tables included on the diskette or another diskette if the enclosed diskette is unreadable. Upon opening either file contained on this diskette, a legend will be displayed, which should be read carefully.

     Microsoft Excel is a registered trademark of Microsoft Corporation.

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     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                              PROSPECTUS SUPPLEMENT

Summary .........................................................            S-5
Risk Factors ....................................................           S-27
Description of the Mortgage Pool ................................           S-34
Servicing of the Mortgage Loans .................................           S-55
Description of the Certificates .................................           S-61
Yield and Maturity Considerations ...............................           S-75
Use of Proceeds .................................................           S-85
Material Federal Income Tax Consequences ........................           S-85
ERISA Considerations ............................................           S-86
Legal Investment ................................................           S-88
Method of Distribution ..........................................           S-88
Legal Matters ...................................................           S-89
Ratings .........................................................           S-89
Index of Principal Definitions ..................................           S-90
Annex A .........................................................            A-1
Annex B .........................................................            B-1
Annex C .........................................................            C-1

                                   PROSPECTUS

Prospectus Supplement .....................................................    2
Available Information .....................................................    2
Incorporation of Certain Information by
 Reference ................................................................    3
Summary of Prospectus .....................................................    8
Risk Factors ..............................................................   16
Description of the Trust Funds ............................................   25
Yield and Maturity Considerations .........................................   29
The Depositor .............................................................   35
Use of Proceeds ...........................................................   35
Description of the Certificates ...........................................   35
Description of the Pooling Agreements .....................................   42
Description of Credit Support .............................................   53
Certain Legal Aspects of Mortgage Loans ...................................   55
Material Federal Income Tax Consequences ..................................   64
State and Other Tax Considerations ........................................   86
ERISA Considerations ......................................................   86
Legal Investment ..........................................................   88
Method of Distribution ....................................................   90
Legal Matters .............................................................   91
Financial Information .....................................................   91
Rating ....................................................................   91
Index of Principal Definitions ............................................   92

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                             MERRILL LYNCH MORTGAGE
                                 INVESTORS, INC.
                                   (DEPOSITOR)

                                  $571,781,000
                                  (APPROXIMATE)
                              MORTGAGE PASS-THROUGH
                                  CERTIFICATES
                               SERIES 1998-C1-CTL



                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------



                               MERRILL LYNCH & CO.
                       LEGG MASON WOOD WALKER INCORPORATED
                          DAIWA SECURITIES AMERICA INC.


                                 MARCH __, 1998


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